Free Writing Prospectus
Filed Pursuant to Rule 433
Registration Statement No. 333-130390-04

The information in this Free Writing Prospectus is not complete and may be amended prior to the time of sale. This Free Writing Prospectus is not an offer to sell or the solicitation of an offer to purchase these securities, nor will there be any sale of these securities, in any jurisdiction where that offer, solicitation or sale is not permitted.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS, DATED JULY 23, 2007

MAY BE AMENDED OR COMPLETED PRIOR TO SALE

$2,555,252,000 (Approximate)

COMM 2007-C9

Commercial Mortgage Pass-Through Certificates

German American Capital Corporation

Capmark Finance Inc.

KeyBank National Association

Sponsors and Mortgage Loan Sellers

Deutsche Mortgage & Asset Receiving Corporation

Depositor

COMM 2007-C9 Mortgage Trust

Issuing Entity

        The COMM 2007-C9 Commercial Mortgage Pass-Through Certificates will represent beneficial ownership interests in, and represent obligations of, the issuing entity only. The trust’s assets will primarily be 110 fixed-rate mortgage loans secured by first liens on 272 commercial, multifamily and manufactured housing community properties. The COMM 2007-C9 Commercial Mortgage Pass-Through Certificates are not obligations of Deutsche Bank AG, Deutsche Mortgage & Asset Receiving Corporation, the sponsors or any of their respective affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency.

        Each class of certificates will receive distributions of interest, principal or both, on the 10th day of each month or, if such 10th day is not a business day, the business day immediately following the 10th day, commencing September 10, 2007. Credit enhancement will be provided by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described in this free writing prospectus under “Description of the Certificates—Subordination.”

        Certain characteristics of the certificates offered in this free writing prospectus include:

Class	Initial Certificate or Notional Balance(2)	Approximate Initial Pass- Through Rate	Assumed Final Distribution Date(4)	Rated Final Distribution Date(4)	Anticipated Ratings Moody’s/S&P(1)
Class A-1(6)	$26,500,000	(8)	February 10, 2012	December 10, 2049	Aaa/AAA
Class A-2(6)	$172,300,000	(8)	July 10, 2012	December 10, 2049	Aaa/AAA
Class A-3(6)	$55,700,000	(8)	June 10, 2014	December 10, 2049	Aaa/AAA
Class A-AB(6)	$63,549,000	(8)	January 10, 2017	December 10, 2049	Aaa/AAA
Class A-4(6)	$1,433,365,000	(8)	July 10, 2017	December 10, 2049	Aaa/AAA
Class A-1A(6)	$277,153,000	(8)	July 10, 2017	December 10, 2049	Aaa/AAA
Class AM-FX	$189,796,000	(8)	July 10, 2017	December 10, 2049	Aaa/AAA
Class A-J	$195,613,000	(8)	July 10, 2017	December 10, 2049	Aaa/AAA
Class B	$32,602,000	(8)	July 10, 2017	December 10, 2049	Aa1/AA+
Class C	$28,980,000	(8)	July 10, 2017	December 10, 2049	Aa2/AA
Class D	$32,602,000	(8)	July 10, 2017	December 10, 2049	Aa3/AA-
Class E	$25,357,000	(8)	July 10, 2017	December 10, 2049	A1/A+
Class F	$21,735,000	(8)	July 10, 2017	December 10, 2049	A2/A

(Footnotes to table to begin on page S-3)

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined that this free writing prospectus or the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense. Investing in the certificates offered in this free writing prospectus involves risks. See “Risk Factors” beginning on page S-41 of this free writing prospectus and page 12 of the prospectus.

        Deutsche Bank Securities Inc. is acting as the sole bookrunning manager and lead manager of the offering. Capmark Securities Inc., KeyBanc Capital Markets Inc., Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated are acting as co-managers of the offering. The underwriters will offer the certificates offered in this free writing prospectus in the amounts to be set forth in the prospectus supplement to the public in negotiated transactions at varying prices to be determined at the time of sale.

        Deutsche Bank Securities Inc., Capmark Securities Inc., KeyBanc Capital Markets Inc., Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated are required to purchase the certificates offered in this free writing prospectus (in the amounts to be set forth in the free writing prospectus) from Deutsche Mortgage & Asset Receiving Corporation, subject to certain conditions. Deutsche Mortgage & Asset Receiving Corporation expects to receive from the sale of the certificates offered in this free writing prospectus approximately             % of the initial aggregate certificate balance of the certificates offered in this free writing prospectus, plus accrued interest, before deducting expenses payable by it. The underwriters expect to deliver the certificates offered in the prospectus supplement to purchasers on or about August 14, 2007.

        The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com.

Deutsche Bank Securities Sole Bookrunning Manager and Lead Manager
Capmark Securities Co-Manager	KeyBanc Capital Markets Co-Manager
Citigroup Co-Manager	Morgan Stanley Co-Manager

COMM 2007-C9 Commercial Mortgage Pass-Through Certificates, Series 2007-C9 Geographic Overview of Mortgage Pool

Washington
15 properties
$45,112,508
1.56% of total
Utah
1 property
$4,969,829
0.17% of total
Idaho
1 property
$12,055,734
0.42% of total
Kansas
2 properties
$20,691,925
0.71% of total
Missouri
1 property
$2,994,883
0.10% of total
North Dakota
2 properties
$1,556,812
0.05% of total
Minnesota
3 properties
$7,358,407
0.25% of total
Wisconsin
6 properties
$26,135,707
0.90% of total
Illinois
5 properties
$23,752,770
0.82% of total
Indiana
5 properties
$27,063,274
0.93% of total
New York
16 properties
$603,744,870
20.83% of total
Vermont
1 property
$8,000,000
0.28% of total
Maine
1 property
$3,200,000
0.11% of total
Oregon
4 properties
$64,180,000
2.21% of total
Michigan
4 properties
$20,054,980
0.69% of total
Pennsylvania
4 properties
$38,864,550
1.34% of total
Massachusetts
6 properties
$61,557,500
2.12% of total
Nevada
5 properties
$156,167,500
5.39% of total
Ohio
6 properties
$30,499,650
1.05% of total
Connecticut
1 property
$2,137,500
0.07% of total
New Jersey
2 properties
$5,114,500
0.18% of total
Delaware
2 properties
$22,000,000
0.76% of total
Maryland
9 properties
$199,728,000
6.89% of total
California
20 properties
$119,950,380
4.14% of total
Virginia
12 properties
$309,807,901
10.69% of total
West Virginia
1 property
$513,000
0.02% of total
Arizona
5 properties
$26,845,850
0.93% of total
South Carolina
4 properties
$57,964,500
2.00% of total
North Carolina
19 properties
$90,035,686
3.11% of total
Colorado
3 properties
$44,961,826
1.55% of total
New Mexico
2 properties
$31,400,000
1.08% of total
Nebraska
1 property
$612,750
0.02% of total
Georgia
14 properties
$47,925,107
1.65% of total
Oklahoma
2 properties
$7,319,250
0.25% of total
Louisiana
4 properties
$28,694,656
0.99% of total
Kentucky
1 property
$1,058,062
0.04% of total
Tennessee
2 properties
$15,623,000
0.54% of total
Florida
53 properties
$409,516,843
14.13% of total
Texas
17 properties
$279,303,047
9.64% of total
Arkansas
2 properties
$4,679,000
0.16% of total
Alabama
8 properties
$34,804,160
1.20% of total
< 1.0% of Cut-off Date Balance
1.0% - 5.0% of Cut-off Date Balance
5.1% - 10.0% of Cut-off Date Balance
> 10.0% of Cut-off Date Balance

Mortgaged Properties by Property Type

Golf Course 0.60%
Mixed Use 0.64%
Self Storage 0.20%
Land 0.81%
Manufactured Housing 0.15%
Industrial 5.95%
Multifamily 9.26%
Office 39.17%
Hotel 14.71%
Retail 28.51%

60 Wall Street – New York, NY

Kroger
FOOD & PHARMACY

DDR Portfolio – Various

Waterview – Rosslyn, VA

135 East 57th Street – New York, NY

Market Street at The Woodlands – The Woodlands, TX

Ritz-Carlton Key Biscayne – Key Biscayne, FL

85 Tenth Avenue – New York, NY

USFS Industrial Distribution Portfolio – Various

NikeFactoryStore

Fashion Outlet of Las Vegas – Primm, NV

MEMORIAL
PLAZA

HCPI Medical Office Building Portfolio – Various

IMPORTANT NOTICE ABOUT INFORMATION

PRESENTED IN THIS FREE WRITING PROSPECTUS

We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered in this free writing prospectus. However, this free writing prospectus does not contain all of the information contained in our registration statement. For further information regarding the documents referred to in this free writing prospectus, you should refer to our registration statement and the exhibits to it. Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its public reference room, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Copies of these materials can also be obtained electronically through the SEC’s internet website (http://www.sec.gov). This free writing prospectus does not contain all information that is required to be included in a prospectus required to be filed as part of a registration statement. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

Because the asset-backed securities are being offered on a “when, as and if issued” basis, any such contract will terminate, by its terms, without any further obligation or liability between us, if the securities themselves, or the particular class to which the contract relates, are not issued. Because the asset-backed securities are subject to modification or revision, any such contract also is conditioned upon the understanding that no material change will occur with respect to the relevant class of securities prior to the closing date. If a material change does occur with respect to such class, our contract will terminate, by its terms, without any further obligation or liability between us (the “Automatic Termination”). If an Automatic Termination occurs, we will provide you with revised offering materials reflecting the material change and give you an opportunity to purchase such class. To indicate your interest in purchasing the class, you must communicate to us your desire to do so within such timeframe as may be designated in connection with your receipt of the revised offering materials.

The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the certificates, supersedes any conflicting information contained in any prior similar materials relating to the certificates. The information in this free writing prospectus may be amended or supplemented. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the certificates referred to in this free writing prospectus and to solicit an offer to purchase the certificates, when, as and if issued. Any such offer to purchase made by you will not constitute a contractual commitment by you to purchase or give rise to an obligation by the underwriters to sell any of the certificates, until the underwriters have accepted your offer to purchase certificates; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

You are advised that the terms of the certificates, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to the time sales to purchasers of the certificates will first be made. You are advised that certificates may not be issued that have the characteristics described in these materials. The underwriter’s obligation to sell such certificates to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials. If for any reason the issuer does not deliver the certificates, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the certificates which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

This free writing prospectus is also referred to herein as this “prospectus supplement.” Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the certificates offered in this prospectus supplement and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption “Index of Defined Terms” beginning on page S-249 in this prospectus supplement. The capitalized terms used in the prospectus are defined on the pages indicated under the caption “Index of Defined Terms” beginning on page 127 in the prospectus.

In this prospectus supplement, the terms “Depositor,” “we,” “us” and “our” refer to Deutsche Mortgage & Asset Receiving Corporation.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

The trust fund described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000 (“FSMA”) of the United Kingdom. It has not been authorized, or otherwise recognized or approved, by the United Kingdom’s Financial Services Authority and, as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public.

The distribution of this prospectus supplement (A) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at, persons who (i) are outside the United Kingdom, or (ii) have professional experience in matters relating to investments, or (iii) are persons falling within Article 49(2)(a) through (d) (“high net worth companies, unincorporated associations, etc.”) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001 (all such persons together being referred to as “FPO Persons”); and (B) if made by a person who is an authorized person under the FSMA, is being made only to, or directed only at, persons who (i) are outside the United Kingdom, or (ii) have professional experience in participating in unregulated collective investment schemes, or (iii) are persons falling within Article 22(2)(a) through (d) (“high net worth companies, unincorporated associations, etc.”) of the Financial Services and Markets Act 2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 (all such persons together being referred to as “PCIS Persons” and, together with the FPO Persons, the “Relevant Persons”). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

EUROPEAN ECONOMIC AREA

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)	in any other circumstances which do not require the publication by the issuing entity of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of certificates to the public” in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

EXECUTIVE SUMMARY

This Executive Summary does not include all of the information you need to consider in making your investment decision. You are advised to carefully read, and should rely solely on, the detailed information appearing elsewhere in this prospectus supplement relating to the certificates offered in this prospectus supplement and the underlying mortgage loans. This executive summary also describes the certificates that are not offered by this prospectus supplement (other than the Class T, Class R and Class LR Certificates) which have not been registered under the Securities Act of 1933, as amended, and which will be sold to investors in private transactions.

OFFERED CERTIFICATES

Class	Anticipated Ratings Moody’s/ S&P(1)	Initial Certificate Balance or Notional Balance(2)	Approximate Credit Support(3)		Description of Pass- Through Rate	Assumed Final Distribution Date(4)	Approximate Initial Pass- Through Rate	Weighted Average Life (Yrs.)(5)	Principal Window(5)
A-1(6)	Aaa/AAA	$26,500,000	30.000	%(7)	(8)	February 10, 2012%		2.93	1 – 54
A-2(6)	Aaa/AAA	$172,300,000	30.000	%(7)	(8)	July 10, 2012%		4.60	54 – 59
A-3(6)	Aaa/AAA	$55,700,000	30.000	%(7)	(8)	June 10, 2014%		6.69	79 – 82
A-AB(6)	Aaa/AAA	$63,549,000	30.000	%(7)	(8)	January 10, 2017%		7.24	59 – 113
A-4(6)	Aaa/AAA	$1,433,365,000	30.000	%(7)	(8)	July 10, 2017%		9.77	113 –119
A-1A(6)	Aaa/AAA	$277,153,000	30.000	%(7)	(8)	July 10, 2017%		7.30	1 – 119
AM-FX	Aaa/AAA	$189,796,000	20.000	%(14)	(8)	July 10, 2017%		9.91	119 –119
A-J	Aaa/AAA	$195,613,000	13.250%		(8)	July 10, 2017%		9.91	119 –119
B	Aa1/AA+	$32,602,000	12.125%		(8)	July 10, 2017%		9.91	119 –119
C	Aa2/AA	$28,980,000	11.125%		(8)	July 10, 2017%		9.91	119 –119
D	Aa3/AA-	$32,602,000	10.000%		(8)	July 10, 2017%		9.91	119 –119
E	A1/A+	$25,357,000	9.125%		(8)	July 10, 2017%		9.91	119 –119
F	A2/A	$21,735,000	8.375%		(8)	July 10, 2017%		9.91	119 –119

PRIVATE CERTIFICATES(11)

Class	Anticipated Ratings Moody’s/ S&P(1)	Initial Certificate Balance or Notional Balance(2)		Approximate Credit Support(3)	Description of Pass- Through Rate	Assumed Final Distribution Date(4)	Approximate Initial Pass- Through Rate	Weighted Average Life (Yrs.)(5)	Principal Window(5)
X(9)	Aaa/AAA	$2,897,955,917		N/A	Variable(9)	N/A	%	N/A	N/A
AM-FL	Aaa/AAA	$100,000,000	(12)	20.000%(14)	(13)	July 10, 2017%		9.91	119 –119
G	A3/A-	$25,357,000		7.500%	(8)	July 10, 2017%		9.91	119 –119
H	Baa1/BBB+	$36,224,000		6.250%	(8)	July 10, 2017%		9.91	119 –119
J	Baa2/BBB	$36,225,000		5.000%	(8)	July 10, 2017%		9.91	119 –119
K	Baa3/BBB-	$32,602,000		3.875%	(8)	August 10, 2017%		9.95	119 –120
L	Ba1/BB+	$21,734,000		3.125%	(8)	August 10, 2017%		9.99	120 –120
M	Ba2/BB	$14,490,000		2.625%	(8)	August 10, 2017%		9.99	120 –120
N	Ba3/BB-	$10,867,000		2.250%	(8)	August 10, 2017%		9.99	120 –120
O	B1/B+	$7,245,000		2.000%	(8)	August 10, 2017%		9.99	120 –120
P	B2/B	$10,868,000		1.625%	(8)	August 10, 2017%		9.99	120 –120
Q	B3/B-	$7,245,000		1.375%	(8)	August 10, 2017%		9.99	120 –120
S	NR/NR	$39,846,917		0.000%	(8)	August 10, 2017%		9.99	120 –120
E57-1(10)	NR/A-	$4,767,000		N/A	Loan Specific(15)	April 10, 2017%		9.49	57 – 116
E57-2(10)	NR/BBB	$2,374,000		N/A	Loan Specific(15)	April 10, 2017%		9.49	57 – 116
E57-3(10)	NR/BB+	$8,359,000		N/A	Loan Specific(15)	April 10, 2017%		9.49	57 – 116

(1)	It is a condition to issuance of the certificates that the certificates receive the ratings set forth above.
(2)	Approximate; subject to a variance of plus or minus 5.0%.
(3)

Except with respect to the Class E57-1, Class E57-2 and Class E57-3 Certificates, the credit support for each class of certificates does not include the non-pooled trust component of the 135 East 57th Street loan.

(4)	The assumed final distribution date with respect to any class of certificates offered in this prospectus supplement is the distribution date on which the final distribution would occur for that class of certificates based upon the assumption that no mortgage loan is prepaid prior to its stated maturity date or anticipated repayment date, as applicable, and otherwise based on modeling assumptions described in this prospectus supplement. The actual performance and experience of the mortgage loans will likely differ from such assumptions. The rated final distribution date for each class of certificates offered in this prospectus supplement is the distribution date in December 2049. See “Yield and Maturity Considerations” and “Ratings” in this prospectus supplement.

(5)	The weighted average life and principal window during which distributions of principal would be received as set forth in the table with respect to each class of certificates is based on (i) modeling assumptions and prepayment assumptions described in this prospectus supplement, (ii) assumptions that there are no prepayments or losses on the mortgage loans, and (iii) assumptions that there are no extensions of maturity dates and that the mortgage loans with anticipated repayment dates are paid off on their respective anticipated repayment dates.
(6)	For purposes of making distributions to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates, the pool of mortgage loans will be deemed to consist of two distinct Loan Groups, Loan Group 1 and Loan Group 2. Loan Group 1 will consist of 86 mortgage loans, representing approximately 90.44% of the outstanding pool balance. Loan Group 2 will consist of 24 mortgage loans, representing approximately 9.56% of the outstanding pool balance. Loan Group 2 will include approximately 100.00% of all the mortgage loans secured by multifamily properties and 100.00% of all mortgage loans secured by manufactured housing properties.

So long as funds are sufficient on any distribution date to make distributions of all interest on such distribution date to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A and Class X Certificates, interest distributions on the Class A-1, Class A-2, Class A-3, Class A-AB, and Class A-4 Certificates will be based upon amounts available relating to mortgage loans in Loan Group 1 and interest distributions on the Class A-1A Certificates will be based upon amounts available relating to mortgage loans in Loan Group 2. In addition, generally, (i) the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates will be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in Loan Group 1, and after the certificate principal balance of the Class A-1A Certificates has been reduced to zero, Loan Group 2 and (ii) the Class A-1A Certificates will be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in Loan Group 2 and after the certificate balance of the Class A-4 certificates has been reduced to zero, from Loan Group 1. However, on and after any distribution date on which the certificate principal balances of the Class AM-FX, Class A-J and Class B through Class S Certificates and the Class AM-FL Regular Interest have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates, pro rata.

(7)	Represents the approximate credit support for the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates in the aggregate.
(8)

The pass-through rates applicable to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class AM-FX, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates and the Class AM-FL Regular Interest will equal one of the following rates: (i) a fixed rate, (ii) a rate equal to the lesser of the initial pass-through rate for that class (as described in “Executive Summary—The Certificates”) and the weighted average net mortgage pass-through rate (in the case of the 135 East 57th Street loan, taking into account the interest rate and principal balance of the pooled trust component only), (iii) a rate equal to the weighted average net mortgage pass-through rate (in the case of the 135 East 57th Street loan, taking into account the interest rate and principal balance of the pooled trust component only) less a specified percentage or (iv) a rate equal to the weighted average net mortgage pass-through rate (in the case of the 135 East 57th Street loan, taking into account the interest rate and principal balance of the pooled trust component only).

(9)

The Class X Certificates will not have a principal balance. The interest accrual amounts on the Class X Certificates will be calculated by reference to a notional balance equal to the aggregate of the class principal balances of all of the classes of certificates (other than the Class X, Class AM-FL, Class E57, Class T, Class R and Class LR Certificates) and the Class AM-FL Regular Interest. The pass-through rate applicable to the Class X Certificates for each distribution date subsequent to the initial distribution date generally will be equal in the aggregate to the difference between the weighted average net mortgage pass-through rate (in the case of the 135 East 57th Street loan, taking into account the interest rate and principal balance of the pooled trust component only) and the weighted average pass-through rate of the certificates (based on their certificate balances), other than the Class X, Class AM-FL, Class E57, Class T, Class R and Class LR Certificates, and the Class AM-FL Regular Interest (based on certificate balances). The Class X Certificates were structured assuming that the related subordinate companion loans or the non-pooled trust component of the 135 East 57th Street loan absorb any loss prior to the related mortgage loan.

(10)

The Class E57-1, Class E57-2 and Class E57-3 Certificates are collectively referred to herein as the “Class E57 Certificates.” The Class E57 Certificates will only receive distributions from and will only incur losses with respect to the non-pooled trust component of the 135 East 57th Street loan.

(11)	Not offered hereby.
(12)	The certificate balance of the Class AM-FL Certificates will be equal to the certificate balance of the Class AM-FL Regular Interest.
(13)	The Class AM-FL Certificates will represent an undivided interest in, among other things, the rights and obligations under a Swap Agreement related to such Class of Certificates. The Swap Agreement will provide, among other things, that fixed amounts payable by the Trust Fund as interest with respect to the Class AM-FL Regular Interest will be exchanged for floating amounts at the applicable LIBOR-based rate. Under certain circumstances relating to an event of default under, or termination of, the related Swap Agreement, the Pass-Through Rate applicable to the Class AM-FL Certificates may convert to the fixed Pass-Through Rate applicable to the Class AM-FL Regular Interest. Holders of Offered Certificates will not own any interest in, or have any rights under, the Swap Agreement.
(14)	Represents the aggregate credit support for the Class AM-FX Certificates and the Class AM-FL Regular Interest.
(15)

The pass-through rate for the Class E57 Certificates will be the net mortgage rate of the non-pooled trust component of the 135 East 57th Street loan, which will be converted to the annualized rate of interest at which interest would have to accrue on the principal balance of such Certificates (on the basis of a 360-day year consisting of twelve 30-day months) to produce the aggregate amount of interest that actually accrues on the Class E57 Certificates.

The Class T, Class R and Class LR Certificates are not represented in this table.

The following table shows information regarding the mortgage loans and the mortgaged properties as of the cut-off date. All weighted averages set forth below are based on the principal balances of the mortgage loans as of such date.

The Mortgage Pool(1)

Outstanding Pool Balance as of the Cut-off Date(2)	$2,897,955,917
Number of Mortgage Loans	110
Number of Mortgaged Properties	272
Average Mortgage Loan Balance	$26,345,054
Weighted Average Mortgage Rate	5.851%
Weighted Average Remaining Term to Maturity (in months)(3)	111
Weighted Average Debt Service Coverage Ratio(4)	1.40 x
Weighted Average Loan-to-Value Ratio(4)	67.1%

(1)	Statistical information in this table does not include the non-pooled trust component of the 135 East 57th Street loan.
(2)	Subject to a permitted variance of plus or minus 5.0%.
(3)	Calculated with respect to the anticipated repayment date (instead of maturity date) for 5 mortgage loans, representing 0.97% of the outstanding pool balance and 1.07% of the outstanding Loan Group 1 balance as of the cut-off date.
(4)	In the case of 5 mortgage loans, representing 28.05% of the outstanding pool balance as of the cut-off date, each with one or more pari passu companion loans that are not included in the trust, the DSCR and LTV ratios for each mortgage loan have been calculated based on the mortgage loan included in the trust and any related pari passu companion loans, without regard to any related subordinate companion loan. In addition, in the case of certain mortgage loans, the related DSCR ratio and/or LTV ratio was calculated taking into account a holdback amount, letter of credit and/or sponsor guaranty or such ratio was calculated by taking into account various assumptions regarding the financial performance of the related mortgaged property on a stabilized basis. For a description of such adjustments, see “Description of the Mortgage Pool—Additional Loan Information—Definitions—Cut-off Date Loan-to-Value Ratio,” “—LTV Ratio at Maturity” and “—Debt Service Coverage Ratio.” See also the footnotes to Annex A-1 to this prospectus supplement.

SUMMARY OF THE PROSPECTUS SUPPLEMENT

This summary highlights selected information from this prospectus supplement and does not include all of the relevant information you need to consider in making your investment decision. You are advised to carefully read, and should rely solely on, the detailed information appearing elsewhere in this prospectus supplement.

Title of Certificates	COMM 2007-C9 Commercial Mortgage Pass-Through Certificates.

RELEVANT PARTIES AND DATES

Issuing Entity	The issuing entity is COMM 2007-C9 Mortgage Trust, a common law trust fund to be formed on the closing date under the laws of the State of New York pursuant to a pooling and servicing agreement by and among the depositor, the trustee, the certificate administrator, the master servicers and the special servicer. See “The Issuing Entity” in this prospectus supplement.

Depositor	Deutsche Mortgage & Asset Receiving Corporation, a Delaware corporation. Our principal offices are located at 60 Wall Street, New York, New York 10005. Our telephone number is (212) 250-2500. See “Transaction Parties—The Depositor” in this prospectus supplement and the prospectus.

Sponsors	German American Capital Corporation, Capmark Finance Inc. and KeyBank National Association each have acted as sponsor with respect to the issuance of the certificates. The sponsors are the entities that will organize and initiate the issuance of the certificates by transferring or causing the transfer of the mortgage loans to the depositor. The depositor in turn will transfer the mortgage loans to the trust fund and the trust fund will issue the certificates. See “Transaction Parties—The Sponsors” in this prospectus supplement and “The Sponsor” in the prospectus.

Mortgage Loan Sellers	German American Capital Corporation, a sponsor and an affiliate of Deutsche Bank Securities Inc., an underwriter, of Deutsche Bank Trust Company Americas, the certificate administrator and a sub-servicer, and of Deutsche Mortgage & Asset Receiving Corporation, the depositor. Capmark Finance Inc., a sponsor and a master servicer and an affiliate of Capmark Securities Inc., an underwriter. KeyBank National Association, a sponsor and an affiliate of KeyBanc Capital Markets Inc., an underwriter and of KeyCorp Real Estate Capital Markets, Inc., a master servicer. See “Description of the Mortgage Pool—The Mortgage Loan Sellers” in this prospectus supplement.

The mortgage loans were originated or purchased by the mortgage loan sellers (or an affiliate of such mortgage loan seller) as follows:

Mortgage Loan Seller	Number of Mortgage Loans	Initial Outstanding Pool Balance(1)	% of Cut- off Date Principal Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
German American Capital Corporation(2)	65	$2,145,946,158	74.05%	73.97%	74.84%
Capmark Finance Inc.	19	$426,729,461	14.73%	14.20%	19.73%
KeyBank National Association	26	$325,280,298	11.22%	11.84%	5.43%

(1)	Does not include the non-pooled trust component of the 135 East 57th Street loan.
(2)	Includes 24 mortgage loans that were originated by Capmark and purchased by GACC in March 2007.

Originators	Except as indicated in the next sentences, each mortgage loan seller or its affiliate originated the loans as to which it is acting as mortgage loan seller. 24 of the mortgage loans being sold to the depositor by German American Capital Corporation were originated by Capmark Finance Inc. (or an affiliate thereof) and were purchased by German American Capital Corporation in March 2007. In addition, the mortgage loan identified as the DDR Portfolio Loan, as to which German American Capital Corporation is acting as mortgage loan seller, was co-originated by German American Capital Corporation, LaSalle Bank, N.A. and Wachovia Bank, N.A. In addition, the mortgage loan identified as the USFS Industrial Distribution Portfolio, as to which German American Capital Corporation is acting as mortgage loan seller, was co-originated by German American Capital Corporation, Citigroup Global Markets Realty Corp., Morgan Stanley Mortgage Capital Holdings LLC, Goldman Sachs Mortgage Company, Greenwich Capital Financial Products, Inc. and JP Morgan Chase Bank, N.A. No party other than German American Capital Corporation, Capmark Finance Inc., KeyBank National Association or their respective affiliates, originated more than 10% of the mortgage loans in the trust fund. See “Transaction Parties—The Sponsors” in this prospectus supplement.

Master Servicers	(a) KeyCorp Real Estate Capital Markets, Inc., an Ohio corporation, will act as master servicer with respect to all of the mortgage loans sold to the depositor by (i) German American Capital Corporation (other than (x) those certain mortgage loans originated by Capmark Finance Inc. and subsequently transferred to German American Capital Corporation, which will sell such mortgage loans to the depositor and (y) the mortgage loan identified as the DDR Portfolio loan, which is anticipated to be serviced by Wachovia Bank, National Association pursuant to a separate pooling and servicing agreement described under “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loan—DDR Portfolio Loan”) and (ii) KeyBank National Association and (b) Capmark Finance Inc., a California corporation, will act as master servicer with respect to (i) all of the mortgage loans sold to the depositor by Capmark Finance Inc. and (ii) those certain mortgage loans originated by Capmark Finance Inc. and subsequently transferred to German American

Capital Corporation, which will sell such mortgage loans to the depositor. See “Transaction Parties—The Master Servicers” in this prospectus supplement. The master servicers will be primarily responsible for servicing and administering, directly or through sub-servicers, the applicable mortgage loans: (a) as to which there is no default or reasonably foreseeable default that would give rise to a transfer of servicing to the special servicer; and (b) as to which any such default or reasonably foreseeable default has been corrected, including as part of a workout. In addition, the master servicers will be the primary parties responsible for making principal and interest advances and property advances under the pooling and servicing agreement with respect to the mortgage loans that they are servicing, subject in each case to a nonrecoverability determination. The fee of each master servicer will be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each mortgage loan serviced by that master servicer (prior to application of such interest payments to make payments on the certificates), and will equal a rate per annum equal to the administrative fee rate set forth on Annex A-1 of this prospectus supplement (net of the trustee and certificate administrator fee rates) multiplied by the stated principal balance of the related mortgage loan. Each master servicer will also be entitled to receive income from investment of funds in certain accounts and certain fees paid by the borrowers. See “Transaction Parties—The Master Servicers” and “The Pooling and Servicing Agreement—Servicing Compensation and Payment of Expenses” in this prospectus supplement. The party acting as master servicer with respect to the DDR Portfolio loan will also be entitled to receive a primary servicing fee under the related pooling and servicing agreement, which fee is payable monthly from the DDR Portfolio loan, prior to application of such interest to make payments on the certificates, at a rate of 0.01%. See “The Pooling and Servicing Agreement—Servicing Compensation and Payment of Expenses” in this prospectus supplement.

KeyCorp Real Estate Capital Markets, Inc. maintains servicing offices at 911 Main Street, Suite 1500, Kansas City, Missouri 64105 and 1717 Main Street, Suite 1000, Dallas, Texas 75201.

Capmark Finance Inc.’s principal servicing offices are located at 116 Welsh Road, Horsham, Pennsylvania 19044, and its telephone number is (215) 328-1258.

Sub-Servicer	Deutsche Bank Trust Company Americas, a New York banking corporation, will serve as a sub-servicer with respect to the mortgage loan identified as Waterview on Annex A-1 to this prospectus supplement. The principal servicing offices of Deutsche Bank Trust Company Americas are located at 60 Wall Street, New York, New York 10005. See “Transaction Parties—Other Servicers—Deutsche Bank Trust Company Americas, as Sub-Servicer with respect to the Waterview Loan” in this prospectus supplement.

Special Servicer	LNR Partners, Inc., a Florida corporation, will be responsible for the servicing and administration of the specially serviced mortgage loans and REO properties (except with respect to the mortgage loan identified as the DDR Portfolio loan, which is anticipated to be initially specially serviced by CWCapital Asset Management LLC, pursuant to a separate pooling and servicing agreement described under “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loan—The DDR Portfolio Loan”). See “Transaction Parties—The Special Servicer” and “The Pooling and Servicing Agreement—Special Servicing” in this prospectus supplement. The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee. LNR Partners, Inc.’s address is 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139.

The special servicing fee will equal 0.25% per annum of the stated principal balance of the related specially serviced mortgage loan, and will be payable monthly.

The workout fee will generally be payable with respect to each specially serviced mortgage loan which has become a “corrected mortgage loan” (which will occur (i) with respect to a specially serviced mortgage loan as to which there has been a payment default, when the borrower has brought the mortgage loan current and thereafter made three consecutive full and timely monthly payments, including pursuant to any workout and (ii) with respect to any other specially serviced mortgage loan, when the related default is cured or the other circumstances pursuant to which it became a specially serviced mortgage loan cease to exist in the good faith judgment of the special servicer). The workout fee will be calculated by application of a workout fee rate of 1.00% to each collection of interest and principal (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the related mortgage loan for so long as it remains a corrected mortgage loan.

A liquidation fee will be payable with respect to each specially serviced mortgage loan as to which the special servicer obtains a full or discounted payoff with respect thereto from the related borrower or which is repurchased by the related mortgage loan seller outside the applicable cure period and, except as otherwise described herein, with respect to any specially serviced mortgage loan or REO property as to which the special servicer receives any liquidation proceeds. The liquidation fee for each specially serviced mortgage loan will be payable from, and will be calculated by application of a liquidation fee rate of 1.00% to the related payment or proceeds. The special servicer will also be entitled to receive income from investment of funds in certain accounts and certain fees paid by the borrowers.

The foregoing compensation to the special servicer will be paid from the applicable distributions on the mortgage loans prior to application of such distributions to make payments on the certificates, and may result in shortfalls in payments to certificateholders. See “Transaction Parties—The Special Servicer” and “The Pooling and Servicing Agreement—Special Servicing—Special Servicing Compensation” in this prospectus supplement. The party acting as special servicer with respect to the DDR Portfolio loan will also be entitled to receive similar, though not identical, special servicing compensation under the related pooling and servicing agreement. See “The Pooling and Servicing Agreement—Special Servicing—Special Servicing Compensation” in this prospectus supplement.

Trustee	Wells Fargo Bank, N.A., a national banking association. The Trustee’s address is 9062 Old Annapolis Road, Columbia, Maryland 21045-1951. Following the transfer of the underlying mortgage loans into the trust, the trustee, on behalf of the trust, will become the holder of each mortgage loan transferred to the trust (except with respect to the DDR Portfolio loan, for which Wells Fargo Bank, N.A., as trustee under the Citigroup Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-C6 securitization, is anticipated to be the holder of the related loan combination pursuant to the pooling and servicing agreement related to such securitization). In addition (subject to the terms of the pooling and servicing agreement), the trustee will be primarily responsible for back-up advancing. See “Transaction Parties—The Trustee” in this prospectus supplement.

Certificate Administrator	Deutsche Bank Trust Company Americas, a New York banking corporation. The certificate administrator is an affiliate of German American Capital Corporation, one of the sponsors, and of the depositor, and will also serve as sub-servicer with respect to the mortgage loan identified as Waterview on Annex A-1 to this prospectus supplement. The certificate administrator’s address is (i) for purposes of exchange and transfer, Deutsche Bank National Trust Company, c/o DB Services, Tennessee, 648 Grassmere Park Road, Nashville, Tennessee 37211, Attention: Transfer Unit and (ii) for all other purposes, 1761 East Saint Andrew Place, Santa Ana, California 92705, Attention: Trust Administration – DB07C9. The certificate administrator will be responsible for: (a) distributing payments to certificateholders and (b) delivering or otherwise making available certain reports to certificateholders. In addition, the certificate administrator will have additional duties with respect to tax administration. See “Transaction Parties—The Certificate Administrator” in this prospectus supplement.

The fees of the trustee, custodian and certificate administrator will be payable monthly from amounts received in respect of interest on each mortgage loan (prior to application of such interest payments to make payments on the certificates), and will be equal to, in the aggregate, 0.00061% per annum of the stated principal balance of the related mortgage loan. The certificate administrator will also be entitled to receive income from investment of funds in certain accounts maintained on behalf of the trust.

Affiliates	All the shares of capital stock of Deutsche Mortgage & Asset Receiving Corporation, which is the depositor, are held by DB U.S. Financial Markets Holding Corporation. German American Capital Corporation, a sponsor and mortgage loan seller, is an affiliate of Deutsche Bank Securities, Inc., an underwriter, of Deutsche Bank Trust Company Americas, the certificate administrator and a sub-servicer, and of the depositor.

Capmark Finance Inc., a sponsor, mortgage loan seller and a master servicer, is an affiliate of Capmark Securities Inc., an underwriter.

KeyBank National Association, a sponsor and mortgage loan seller, is an affiliate of KeyCorp Real Estate Capital Markets, Inc., one of the master servicers, and of KeyBanc Capital Markets Inc., one of the underwriters.

The Directing Holder	With respect to each mortgage loan, other than a mortgage loan that is part of a split loan structure, the directing holder will be the controlling class representative. With respect to each mortgage loan that is part of a split loan structure, the directing holder will be as specified in the definition of “Directing Holder” as set forth in “The Pooling and Servicing Agreement—Special Servicing—The Directing Holder” in this prospectus supplement.

The Controlling Class
Representative	Generally, the controlling class certificateholder selected by more than 50% of the controlling class certificateholders, by certificate balance.

Underwriters	Deutsche Bank Securities Inc., Capmark Securities Inc., KeyBanc Capital Markets Inc., Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated are the underwriters. Deutsche Bank Securities Inc. is an affiliate of German American Capital Corporation, one of the sponsors, Deutsche Bank Trust Company Americas, the certificate administrator and a sub-servicer, and of the depositor. Capmark Securities Inc. is an affiliate of Capmark Finance Inc., one of the sponsors and one of the master servicers. KeyBanc Capital Markets Inc. is an affiliate of KeyBank National Association, one of the sponsors and mortgage loan sellers, and of KeyCorp Real Estate Capital Markets, Inc., one of the master servicers. The underwriters are required to purchase the certificates offered in this prospectus supplement from the Depositor (in the amounts set forth under the heading “Method of Distribution” in the final prospectus supplement), subject to certain conditions.

Cut-off Date	With respect to each mortgage loan, the related due date of such mortgage loan in August 2007.

Closing Date	On or about August 14, 2007.

Distribution Date	The 10th day of each month or, if such 10th day is not a business day, the business day immediately following such 10th day, beginning in September 2007.

Record Date	With respect to any distribution date, the close of business on the last business day of the preceding month.

Determination Date	The earlier of:

• the sixth day of the month in which the related distribution date occurs, or if such sixth day is not a business day, then the immediately preceding business day, and

• the fourth business day prior to the related distribution date.

Collection Period	With respect to any distribution date, the period that begins immediately following the determination date in the calendar month preceding the month in which that distribution date occurs (or, in the case of the initial distribution date, immediately following the cut-off date) and ends on the determination date in the calendar month in which that distribution date occurs.

Interest Accrual Period	With respect to any distribution date and each class of interest-bearing certificates (other than the Class AM-FL certificates) and the Class AM-FL regular interest, the calendar month immediately preceding the month in which the distribution date occurs. Calculations of interest due in respect of the each class of interest-bearing certificates (other than the Class AM-FL certificates) and the Class AM-FL regular interest will be made on the basis of a 360-day year consisting of twelve 30-day months.

CERTIFICATES OFFERED

General	The Depositor is offering hereby the following 13 classes of commercial mortgage pass-through certificates:

• Class A-1

• Class A-2

• Class A-3

• Class A-AB

• Class A-4

• Class A-1A

• Class AM-FX

• Class A-J

• Class B

• Class C

• Class D

• Class E

• Class F

The trust created by the depositor will consist of a total of 32 classes, the following 19 of which are not being offered through this prospectus supplement and the accompanying prospectus: Class X, Class AM-FL, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class S, Class E57-1, Class E57-2, Class E57-3, Class T, Class R and Class LR.

The certificates will represent beneficial ownership interests in the trust. The trust’s assets will primarily consist of 110 mortgage loans secured by first liens on 272 commercial, multifamily and manufactured housing community properties.

The 135 East 57th Street loan will be divided into a pooled trust component having a cut-off date balance of $69,500,000 and a non-pooled trust component having a cut-off date balance of $15,500,000. The pooled trust component of the 135 East 57th Street loan will be pooled together with the other mortgage loans and interest and principal received in respect of the pooled trust component of the 135 East 57th Street loan will be available to make distributions in respect of each class of certificates other than the Class E57 Certificates. Payments of interest and principal received in respect of the non-pooled trust component of the 135 East 57th Street loan will be available to make distributions in respect of the Class E57 Certificates. Losses with respect to the 135 East 57th Street loan will be allocated first to the non-pooled trust component and then to the pooled trust component. Losses with respect to the other mortgage loans will not be allocated to the non-pooled trust component of the 135 East 57th Street loan.

Although the non-pooled trust component of the 135 East 57th Street loan is an asset of the trust, unless otherwise indicated, for purposes of numerical and statistical information contained in this prospectus supplement, the non-pooled trust component of the 135 East 57th Street loan is not reflected in this prospectus supplement and the term “mortgage loan” in that context does not include the non-pooled trust component of the 135 East 57th Street loan.

Certificate Balances	Your certificates have the approximate aggregate initial certificate balance or notional balance set forth below, subject to a permitted variance of plus or minus 5.0%.

Class A-1	$26,500,000
Class A-2	$172,300,000
Class A-3	$55,700,000
Class A-AB	$63,549,000
Class A-4	$1,433,365,000
Class A-1A	$277,153,000
Class AM-FX	$189,796,000
Class A-J	$195,613,000
Class B	$32,602,000
Class C	$28,980,000
Class D	$32,602,000
Class E	$25,357,000
Class F	$21,735,000

The certificates that are not offered in this prospectus supplement (other than the Class T, Class R and Class LR Certificates) will have the initial aggregate certificate balances or notional balance, as applicable, as set forth under “Executive Summary—The Certificates” in this prospectus supplement.

The Class X Certificates will not have a principal balance or entitle their holders to distributions of principal. The Class X Certificates will, however, represent the right to receive distributions of interest accrued as described in this prospectus supplement on a notional balance. The notional balance of the Class X Certificates will equal the aggregate certificate balances of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class AM-FX, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates and the Class AM-FL Regular Interest outstanding from time to time. The total initial notional balance of the Class X Certificates will be approximately $2,897,955,917, although it may be as much as 5.0% larger or smaller.

See “Description of the Offered Certificates—General” in this prospectus supplement.

Pass-Through Rates	The certificates will accrue interest at an annual rate called a pass-through rate which (other than for the Class E57 Certificates) is set forth below:

•        The pass-through rates applicable to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class AM-FX, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates and the Class AM-FL Regular Interest will equal one of the following rates: (i) a fixed rate, (ii) a rate equal to the lesser of the initial pass-through rate for that class (as described in “Executive Summary—The Certificates”) and the weighted average net mortgage pass-through rate (in the case of the 135 East 57th Street loan, taking into account the interest rate and principal balance of the pooled trust component only), (iii) a rate equal to the weighted average net mortgage pass-through rate (in the case of the 135 East 57th Street loan, taking into account the interest rate and principal balance of the pooled trust component only) less a specified percentage or (iv) a rate equal to the weighted average net mortgage pass-through rate (in the case of the 135 East 57th Street loan, taking into account the interest rate and principal balance of the pooled trust component only).

•        The pass-through rate applicable to the Class AM-FL Certificates will be equal to a LIBOR-based floating rate. If there is a continuing payment default on the part of the swap counterparty under the swap agreement, or if the swap agreement is terminated and not replaced, then the pass-through rate applicable to the Class AM-FL Certificates will convert to the pass-through rate of Class AM-FL Regular Interest.

•        The Class T, Class R and Class LR Certificates will not have pass-through rates. See “Description of the Offered Certificates—Distributions—Method, Timing and Amount” and “—Payment Priorities” in this prospectus supplement.

•        The pass-through rate applicable to the Class X Certificates for the initial distribution date will equal approximately % per annum. The pass-through rate applicable to the Class X Certificates for each distribution date subsequent to the initial distribution date generally will be equal in the aggregate to the difference between the weighted average net mortgage pass-through rate (in the case of the 135 East 57th Street loan, taking into account the interest rate and principal balance of the pooled trust component only) and the weighted average pass-through rate of the certificates, other than the Class X, Class AM-FL, Class E57, Class T, Class R and Class LR certificates, and the Class AM-FL Regular Interest (based on their certificate balances).

Assumed Final Distribution Date;
Rated Final Distribution Date	The assumed final distribution dates of the offered certificates are set forth below. Such dates were calculated based on numerous assumptions as described herein under “Description of the Offered Certificates—Assumed Final Distribution Date; Rated Final Distribution Date.” Accordingly, in the event of defaults on the mortgage loans, the actual final distribution date for one or more classes of the offered certificates may be later, and could be substantially later, than the related assumed final distribution date(s).

Class Designation	Assumed Final Distribution Date
Class A-1	February 10, 2012
Class A-2	July 10, 2012
Class A-3	June 10, 2014
Class A-AB	January 10, 2017
Class A-4	July 10, 2017
Class A-1A	July 10, 2017
Class AM-FX	July 10, 2017
Class A-J	July 10, 2017
Class B	July 10, 2017
Class C	July 10, 2017
Class D	July 10, 2017
Class E	July 10, 2017
Class F	July 10, 2017

The “Rated Final Distribution Date” of the offered certificates will be December 10, 2049.

Distributions	On each distribution date, you will be entitled to receive interest and principal distributions from available funds in an amount equal to your certificate’s interest and principal entitlement, subject to:

(i)     payment of the respective interest entitlement for any class of certificates bearing an earlier alphabetical designation (except in respect of the distribution of interest among the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A and Class X Certificates, which will have the same senior priority and except that distributions to the Class AM-FX and Class A-J Certificates and the Class AM-FL Regular Interest will be paid after distributions to the foregoing classes, with the Class AM-FX Certificates and the Class AM-FL Regular Interest senior in right of payment to the Class A-J Certificates), and

(ii)    if applicable, payment of the respective principal entitlement for such distribution date to outstanding classes of certificates having an earlier alphanumeric designation; provided, however, that the Class A-AB Certificates have certain priority with respect to reducing the principal balance of those certificates to their planned principal balance, as described in this prospectus supplement; and provided that the Class AM-FX Certificates and the Class AM-FL Regular Interest, on a pro rata basis, and then Class A-J Certificates receive distributions in that order only after distributions are made to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates.

For purposes of making distributions to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates, the pool of mortgage loans (other than the non-pooled trust component of the 135 East 57th Street loan) will be deemed to consist of two distinct groups: Loan Group 1 and Loan Group 2.

Loan Group 1 will consist of 86 mortgage loans, representing approximately 90.44% of the outstanding pool balance, Loan Group 2 will consist of 24 mortgage loans, representing approximately 9.56% of the outstanding pool balance. Loan Group 2 will include approximately 100.00% of all the mortgage loans secured by multifamily properties and approximately 100.00% of all the mortgage loans secured by manufactured housing properties. Annex A-1 to this prospectus supplement will set forth the Loan Group designation with respect to each of these mortgage loans.

The Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates will have priority to payments received in respect of mortgage loans included in Loan Group 1. The Class A-1A Certificates will have priority to payments received in respect of mortgage loans included in Loan Group 2. A description of the principal and interest entitlement of each class of certificates offered in this prospectus supplement for each distribution date can be found in “Description of the Offered Certificates—Distributions—Method, Timing and Amount,” “—Payment Priorities” and “—Distribution of Available Funds” in this prospectus supplement. The Class X certificates will not be entitled to any distributions of principal.

Prepayment Premiums;
Yield Maintenance Charges	Prepayment premiums and yield maintenance charges will be allocated as described in “Description of the Offered Certificates—Prepayment Premiums and Yield Maintenance Charges” in this prospectus supplement.

Prepayment and Yield
Considerations	The yield to investors will be sensitive to the timing of prepayments, repurchases or purchases of mortgage loans, and the magnitude of losses on the mortgage loans due to liquidations. The yield to maturity on each class of certificates offered in this prospectus supplement will be sensitive to the rate and timing of principal payments (including both voluntary and involuntary prepayments, defaults and liquidations) on the mortgage loans and payments with respect to repurchases thereof that are applied in reduction of the certificate balance of that class. See “Risk Factors —Risks Related to the Offered Certificates—Risks Related to Prepayments and Repurchases” and “—Yield Considerations” and “Yield and Maturity Considerations” in this prospectus supplement and “Yield and Maturity Considerations” in the prospectus.

Subordination; Allocation of
Losses and Certain Expenses	The chart below describes the manner in which the rights of various classes will be senior to the rights of other classes. This subordination will be effected in two ways: entitlement to receive principal and interest on any distribution date is in descending order and loan losses are allocated in ascending order. (However, no principal payments or principal losses will be allocated to the Class X Certificates, although mortgage loan losses will reduce the notional balance of the Class X Certificates and, therefore, the amount of interest those classes accrue.)

Class A-1(2), Class A-2 (2), Class A-3(2),
Class A-AB(1)(2), Class A-4(2), Class A-1A(2)
and Class X(3)

Class AM-FX, Class AM-FL(4)
Class A-J
Class B
Class C
Class D
Class E
Class F
Class G
Class H
Class J
Class K
Class L
Class M
Class N
Class O
Class P
Class Q
Class S
Class E57(5)

(1)    The Class A-AB Certificates have certain priority with respect to reducing the principal balance of those certificates to their planned principal balance, as described in this prospectus supplement.

(2)    The Class A-1A Certificates have a priority entitlement to principal payments received in respect of mortgage loans included in Loan Group 2. The Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates have a priority entitlement to principal payments received in respect of mortgage loans included in Loan Group 1. See “Description of the Offered Certificates— Distributions—Method, Timing and Amount” in this prospectus supplement.

(3) The Class X Certificates are not offered by this prospectus supplement and are not entitled to distributions of principal.
(4) Represents the Class AM-FL Regular Interest.

(5)    Reflects the Class E57 Certificates. Losses with respect to the 135 East 57th Street loan will be allocated first to the non-pooled trust component and then to the pooled trust component. Losses with respect to the other mortgage loans will not be allocated to the non-pooled trust component of the 135 East 57th Street loan.

No other form of credit enhancement will be available for the benefit of the holders of the certificates offered in this prospectus supplement.

In certain circumstances, shortfalls in mortgage loan interest that are the result of the timing of prepayments and that are in excess of the sum of (x) all or a portion of the servicing fee payable to the master servicer and (y) the amount of mortgage loan interest that accrues and is collected with respect to any principal prepayment that is made after the date on which interest is due will be allocated to, and be deemed distributed to, each class of certificates (other than the Class T, Class R and Class LR Certificates), pro rata, based upon amounts distributable in respect of interest to each class. See “Description of the Offered Certificates—Prepayment Interest Shortfalls” in this prospectus supplement.

Shortfalls in Available Funds	The following types of shortfalls in available funds will be allocated in the same manner as mortgage loan losses:

• shortfalls resulting from additional servicing compensation which each master servicer or the special servicer is entitled to receive;

•        shortfalls resulting from interest on advances made by the master servicers, the special servicer or the trustee (to the extent not covered by default interest and late payment fees paid by the related borrower);

•        shortfalls resulting from unanticipated expenses of the trust (including, but not limited to, expenses relating to environmental assessments, appraisals, any administrative or judicial proceeding, management of REO properties, maintenance of insurance policies, and permissible indemnification); and

• shortfalls resulting from a reduction of a mortgage loan’s interest rate by a bankruptcy court or from other unanticipated or default-related expenses of the trust.

Swap Agreement	On the closing date, the certificate administrator, on behalf of the trust fund, will enter into an interest rate swap agreement related to the Class AM-FL Regular Interest with a swap counterparty to be determined. By virtue of the swap agreement, the Class AM-FL Certificates will be floating rate certificates. None of the offered certificates will represent ownership interests in the swap agreement, and none of the holders of offered certificates will have any rights under the swap agreement.

THE MORTGAGE POOL

Characteristics of the Mortgage Pool

A. General	For a more complete description of the mortgage loans, see the following sections in this prospectus supplement:

• Description of the Mortgage Pool;

• Annex A-1 (Certain Characteristics of the Mortgage Loans);

• Annex A-2 (Certain Pool Characteristics of the Mortgage Loans And Mortgaged Properties); and

• Annex A-3 (Certain Characteristics of the Multifamily and Manufactured Housing Mortgage Loans).

All numerical information provided in this prospectus supplement with respect to the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects weighting of the mortgage loans by their respective principal balances as of the cut-off date.

When information with respect to mortgaged properties is expressed as a percentage of the outstanding pool balance, the Loan Group 1 balance or the Loan Group 2 balance, the percentages are based upon the outstanding principal balance as of the cut-off date of the related mortgage loan or allocated loan amount attributed to such mortgaged property.

The trust’s assets also include the non-pooled trust component of the 135 East 57th Street loan. Although the non-pooled trust component of the 135 East 57th Street loan is an asset of the trust, unless otherwise indicated, for the purpose of numerical and statistical information contained in this prospectus supplement, the non-pooled trust component of the 135 East 57th Street loan is not reflected in this prospectus supplement and the term “mortgage loan” in that context does not include the non-pooled trust component of the 135 East 57th Street loan unless otherwise indicated. The non-pooled trust component of the 135 East 57th Street loan supports only the Class E57 Certificates. Information in the tables in this prospectus supplement excludes the non-pooled trust component of the 135 East 57th Street loan unless otherwise stated.

The information contained in the footnotes to the chart below is applicable throughout this prospectus supplement, unless otherwise indicated.

	All Mortgage Loans	Loan Group 1	Loan Group 2
Number of Mortgage Loans	110	86	24
Number of Mortgaged Properties	272	238	34
Number of Balloon Mortgage Loans(1)	21	14	7
Number of Hyper-Amortizing Loans(1)	1	1	0
Number of Fully Amortizing Mortgage Loans	0	0	0
Number of Interest-Only Mortgage Loans(2)	31	23	8
Number of Partial Interest-Only Mortgage Loans(3)	53	44	9
Number of Partial Interest-Only Hyper-Amortizing Loans(3)	4	4	0
Aggregate Pooled Principal Balance	$2,897,955,917	$2,620,802,222	$277,153,695
Range of Mortgage Loan Principal Balance
Minimum Mortgage Loan Balance	$2,500,000	$2,500,000	$2,774,788
Maximum Mortgage Loan Balance	$285,000,000	$285,000,000	$67,000,000
Average Mortgage Loan Principal Balance	$26,345,054	$30,474,444	$11,548,071
Range of Mortgage Rates
Minimum Mortgage Rate	5.430%	5.430%	5.516%
Maximum Mortgage Rate	6.760%	6.760%	6.590%
Weighted Average Mortgage Rate	5.851%	5.841%	5.948%
Range of Remaining Terms to Maturity
Minimum Remaining Terms(4)	54 months	54 months	55 months
Maximum Remaining Terms(4)	120 months	120 months	119 months
Weighted Average Remaining Terms to Maturity(4)	111 months	113 months	90 months
Range of Remaining Amortization Term
Minimum Remaining Amortization Terms(5)	240 months	240 months	358 months
Maximum Remaining Amortization Terms(5)	420 months	420 months	360 months
Weighted Average Remaining Amortization Term(5)	357 months	356 months	360 months
Range of Loan-to-Value Ratio
Minimum Loan-to-Value Ratio(6)(7)	24.0%	24.0%	49.3%
Maximum Loan-to-Value Ratio(6)(7)	82.4%	82.4%	80.0%
Weighted Average Loan-to-Value Ratio(6)(7)	67.1%	66.8%	69.7%
Range of Debt Service Coverage Ratio
Minimum Debt Service Coverage Ratio(6)(7)	1.02x	1.02x	1.10x
Maximum Debt Service Coverage Ratio(6)(7)	3.45x	3.45x	1.83x
Weighted Average Debt Service Coverage Ratio(6)(7)	1.40x	1.40x	1.40x

(1)	Does not include interest-only mortgage loans or partial interest-only mortgage loans.
(2)	31 mortgage loans, representing 59.60% of the outstanding pool balance, 60.66% of the Loan Group 1 balance and 49.55% of the Loan Group 2 balance, in each case, as of the cut-off date, pay interest-only until the maturity date. Annual debt service, monthly debt service and the debt service coverage ratios are calculated using the average of the interest payments for the first twelve payment periods of the mortgage loan (but without regard to any leap-year adjustments).
(3)	The interest-only period for all of these mortgage loans ranges from 6 to 59 months following the cut-off date.
(4)	Calculated with respect to the anticipated repayment date for 5 mortgage loans, representing 0.97% of the outstanding pool balance and 1.07% of the outstanding Loan Group 1 balance as of the cut-off date.
(5)	Excludes 31 mortgage loans, each of which pays interest-only until its maturity date.
(6)

In the case of five mortgage loans representing 28.05% of the outstanding pool balance as of the cut-off date, each with one or more pari passu companion loans that are not included in the trust, the DSCR and LTV ratio for each mortgage loan has been calculated based on the mortgage loan included in the trust and any related pari passu companion loans, without regard to any related subordinate companion loan or additional subordinate indebtedness that may have been incurred by the related borrower. In the case of the 135 East 57th Street loan, unless otherwise specified, the DSCR and LTV ratio have been calculated based on the pooled component only.

(7)	In the case of certain mortgage loans, the related DSCR and/or LTV ratio was calculated taking into account a holdback amount, letter of credit and/or sponsor guaranty or such ratio was calculated by taking into account various assumptions regarding the financial performance of the related mortgaged property on a stabilized basis. For a description of such adjustments, see “Description of the Mortgage Pool—Additional Loan Information—Definitions—Cut-off Date Loan-to-Value Ratio,” “—LTV Ratio at Maturity” and “—Debt Service Coverage Ratio.” See also the footnotes to Annex A-1 to this prospectus supplement.

B. Split Loan Structures	The mortgaged properties securing the mortgage loans identified as 60 Wall Street, DDR Portfolio, Ritz-Carlton Key Biscayne, 85 Tenth Avenue, USFS Industrial Distribution Portfolio, Georgian Towers, Mission Mayfield Downs and Western Plaza on Annex A-1 to this prospectus supplement also secure companion loans that are not included in the mortgage pool.

The mortgage loan identified as the 60 Wall Street loan, representing 9.83% of the outstanding pool balance and 10.87% of the Loan Group 1 balance as of the cut-off date and with an outstanding principal balance as of the cut-off date of $285,000,000, is secured by a mortgaged property that also secures three other pari passu companion loans that are not included in the trust. The 60 Wall Street companion loans are pari passu in right of payment with the 60 Wall Street loan. The 60 Wall Street companion loans, each having a cut-off date principal balance of $300,000,000, $290,000,000 and $50,000,000, respectively are currently held by German American Capital Corporation, one of the mortgage loan sellers and may be sold or further divided at any time (subject to compliance with the terms of the related co-lender agreement). The pooling and servicing agreement will govern the servicing of the 60 Wall Street loan and its corresponding pari passu companion loans. For additional information regarding the 60 Wall Street loan, see “Description of the Mortgage Pool—Split Loan Structures—60 Wall Street Loan Combination” in this prospectus supplement and “60 Wall Street” in Annex B to this prospectus supplement.

The mortgage loan identified as the DDR Portfolio loan, representing 7.63% of the outstanding pool balance and 8.44% of the Loan Group 1 balance as of the cut-off date and with an outstanding principal balance as of the cut-off date of $221,250,000, is secured by mortgaged properties that also secure two other pari passu companion loans that are not included in the trust. The DDR Portfolio companion loans are pari passu in right of payment with the DDR Portfolio loan. One of the DDR Portfolio companion loans, having a cut-off date principal balance of $442,500,000 is anticipated to be deposited into the trust created in connection with the issuance of the Citigroup Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-C6. The other DDR Portfolio companion loan, having a cut-off date principal balance of $221,250,000 was deposited into the trust created in connection with the issuance of the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-C32. The DDR Portfolio loan and the DDR Portfolio companion loans will be serviced and administered by Wachovia Bank, N.A., as master servicer, and by CWCapital Asset Management, as special servicer, pursuant to a separate pooling and servicing agreement entered into in connection with the issuance of the Citigroup Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-C6. For additional information regarding the DDR Portfolio loan, see “Description of the Mortgage Pool—Split Loan Structures—The DDR Portfolio Loan Combination” in this prospectus supplement and “The DDR Portfolio Loan” in Annex B to this prospectus supplement.

The mortgage loan identified as the Ritz-Carlton Key Biscayne loan, representing, approximately 5.52% of the outstanding pool balance and 6.11% of the Loan Group 1 balance as of the cut-off date and with an outstanding principal balance as of the cut-off date of $160,000,000, is secured by a mortgaged property that also secures a subordinate loan that is not included in the trust, which subordinate companion loan has an outstanding principal balance of $38,000,000. The subordinate companion loan will be subordinate in right of payment to the Ritz-Carlton Key Biscayne loan. The Ritz-Carlton Key Biscayne subordinate companion loan is currently held by German American Capital Corporation. The holder of the Ritz-Carlton Key Biscayne subordinate companion loan has certain rights with respect to the senior loan included in the trust as described under “Description of the Mortgage Pool—Split Loan Structures—The Ritz-Carlton Key Biscayne Loan Combination.” The pooling and servicing agreement will govern the servicing of the Ritz-Carlton Key Biscayne loan and its corresponding subordinate companion loan. For additional information regarding the Ritz-Carlton Key Biscayne loan, see “Description of the Mortgage Pool—Split Loan Structures—The Ritz-Carlton Key Biscayne Loan Combination” in this prospectus supplement and “Ritz-Carlton Key Biscayne” in Annex B to this prospectus supplement.

The mortgage loan identified as the 85 Tenth Avenue loan, representing 5.18% of the outstanding pool balance and 5.72% of the Loan Group 1 balance as of the cut-off date and with an outstanding principal balance as of the cut-off date of $150,000,000, is secured by a mortgaged property that also secures one other pari passu companion loan that is not included in the trust. The 85 Tenth Avenue companion loan is pari passu in right of payment with the 85 Tenth Avenue loan. The 85 Tenth Avenue companion loan, having a cut-off date principal balance of $120,000,000, is currently held by German American Capital Corporation, one of the mortgage loan sellers and may be sold or further divided at any time (subject to compliance with the terms of the related co-lender agreement). The pooling and servicing agreement will govern the servicing of the 85 Tenth Avenue loan and its corresponding pari passu companion loan. For additional information regarding the 85 Tenth Avenue loan, see “Description of the Mortgage Pool—Split Loan Structures—85 Tenth Avenue Loan Combination” in this prospectus supplement and “85 Tenth Avenue” in Annex B to this prospectus supplement.

The mortgage loan identified as the USFS Industrial Distribution Portfolio loan, representing 3.10% of the outstanding pool balance and 3.42% of the Loan Group 1 balance as of the cut-off date and with an outstanding principal balance as of the cut-off date of $89,754,335, is secured by a mortgaged property that also secures five other pari passu companion loans that are not included in the trust. The USFS Industrial Distribution Portfolio companion loans are pari passu in right of payment with the

USFS Industrial Distribution Portfolio loan. The USFS Industrial Distribution Portfolio companion loans, having cut-off date principal balances of $89,754,338, $67,709,413, $67,709,413, $89,754,338 and $67,709,413 are currently held by Citigroup Global Markets Realty Corp., Goldman Sachs Mortgage Company, J.P. Morgan Chase Bank, N.A., Morgan Stanley Mortgage Capital Holdings LLC and German American Capital Corporation, respectively, and they may be sold or further divided at any time (subject to compliance with the terms of the related co-lender agreement). The pooling and servicing agreement will govern the servicing of the USFS Industrial Distribution Portfolio loan and its corresponding pari passu companion loans. For additional information regarding the USFS Industrial Distribution Portfolio loan, see “Description of the Mortgage Pool—Split Loan Structures—USFS Industrial Distribution Portfolio Loan Combination” in this prospectus supplement and “USFS Industrial Distribution Portfolio” in Annex B to this prospectus supplement.

The mortgage loan identified as the Georgian Towers loan, representing 2.31% of the outstanding pool balance and 24.17% of the Loan Group 2 balance as of the cut-off date and with an outstanding principal balance as of the cut-off date of $67,000,000, is secured by a mortgaged property that also secures a pari passu companion loan and a subordinate companion loan each of which are not included in the trust. The Georgian Towers pari passu companion loan is pari passu in right of payment with the Georgian Towers loan and the Georgian Towers subordinate companion loan is subordinate in right of payment to the Georgian Towers loan and the Georgian Towers pari passu companion loan. The Georgian Towers pari passu companion loan and the Georgian Towers subordinate companion loan, having cut-off date principal balances of $58,000,000 and $60,000,000, respectively, are currently held by German American Capital Corporation, one of the mortgage loan sellers and may be sold or further divided at any time (subject to compliance with the terms of the related co-lender agreement). The pooling and servicing agreement will govern the servicing of the Georgian Towers loan and its corresponding companion loans. For additional information regarding the Georgian Towers loan, see “Description of the Mortgage Pool—Split Loan Structures—Georgian Towers Loan Combination” in this prospectus supplement and “Georgian Towers” in Annex B to this prospectus supplement.

The mortgage loan identified as the Mission Mayfield Downs loan, representing, approximately 0.53% of the outstanding pool balance and 5.50% of the Loan Group 2 balance as of the cut-off date, is secured by a mortgaged property that also secures a subordinate companion loan that is not included in the trust. The outstanding principal balance of the Mission Mayfield Downs loan as of the cut-off date is $15,250,000 and the outstanding principal balance of the related subordinate companion loan as of the cut-off date is $985,000. The Mission Mayfield Downs companion loan is currently held by Mezz Cap Finance, LLC. The holder of the Mission Mayfield Downs subordinate companion loan has certain rights with respect to the senior loan included in the trust as described under “Description of the Mortgage Pool—Split Loan Structures—The Mezz Cap Loan Combinations.” The pooling and servicing agreement will govern the servicing of the Mission Mayfield Downs loan and its corresponding subordinate companion loan.

The mortgage loan identified as the Western Plaza loan, representing, approximately 0.27% of the outstanding pool balance and 0.30% of the Loan Group 1 balance as of the cut-off date, is secured by a mortgaged property that also secures a subordinate companion loan that is not included in the trust. The outstanding principal balance of the Western Plaza loan as of the cut-off date is $7,750,000 and the outstanding principal balance of the related subordinate companion loan as of the cut-off date is $305,000. The Western Plaza companion loan is currently held by Mezz Cap Finance, LLC. The holder of the Western Plaza subordinate companion loan has certain rights with respect to the senior loan included in the trust as described under “Description of the Mortgage Pool—Split Loan Structures—The Mezz Cap Loan Combinations.” The pooling and servicing agreement will govern the servicing of the Western Plaza loan and its corresponding subordinate companion loan.

For additional information regarding the Mission Mayfield Downs loan and the Western Plaza loan, see “Description of the Mortgage Pool—Split Loan Structures—The Mezz Cap Loan Combinations” in this prospectus supplement.

In addition to the rights of the holders of the companion loans that are not included in the mortgage pool with respect to the mortgage loans described above, the holders of the Class E57 Certificates have certain rights with respect to the 135 East 57th Street loan as described under “Description of the Mortgage Pool—Split Loan Structures—The 135 East 57th Street Loan” in this prospectus supplement. The pooling and servicing agreement will govern the servicing of the 135 East 57th Street loan (including the non-pooled trust component). For additional information regarding the 135 East 57th Street loan, see “Description of the Mortgage Pool—Split Loan Structures—The 135 East 57th Street Loan” in this prospectus supplement and “135 East 57th Street” in Annex B to this prospectus supplement.

C. Nonrecourse	Substantially all of the mortgage loans are or should be considered nonrecourse obligations. No mortgage loan will be insured or guaranteed by any governmental entity or private insurer, or by any other person.

D. Fee Simple/Leasehold Estate	Each mortgage loan is secured by, among other things, a first mortgage lien on the fee simple estate in an income-producing real property (or in the case of certain mortgaged properties, either (a) a leasehold estate in a portion of the mortgaged property and a fee estate in a portion of the mortgaged property or (b) a leasehold (or subleasehold) estate in the mortgaged property and no mortgage on the related fee estate), as set forth below:

Interest of Borrower Encumbered	No. of Mortgaged Properties	% of Initial Pool Balance(1)	% of Initial Loan Group 1 Balance(1)	% of Initial Loan Group 2 Balance(1)
Fee Simple Estate(2)	258	85.80%	84.30%	100.00%
Leasehold Estate	11	10.84	11.98	—
Partial Fee/Partial Leasehold Estate	3	3.36	3.72	—

Total	272	100.00%	100.00%	100.00%

(1)    Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (which amounts, if not specified in the related mortgage loan documents, are based on the appraised values or square footage of each mortgaged property and/or each mortgaged property’s underwritten net cash flow).

(2) Includes mortgage loans secured by the borrower’s leasehold interest in the mortgaged property along with the corresponding fee interest of the ground lessor in such mortgaged property.

E. Property Purpose	The number of mortgaged properties, and the approximate percentage of the outstanding pool balance (as well as the approximate percentage of the applicable Loan Group balance) as of the cut-off date of the mortgage loans secured thereby, for each indicated purpose are:

Property Type	No. of Mortgaged Properties	Aggregate Principal Balance of the Mortgage Loans(1)	% of Initial Pool Balance(1)	% of Initial Loan Group 1 Balance(1)	% of Initial Loan Group 2 Balance(1)
Office	68	$1,135,108,998	39.17%	43.31%	0.00%
Retail	101	826,291,802	28.51	31.36	1.62
Hotel	16	426,261,533	14.71	16.26	0.00
Multifamily	32	268,256,869	9.26	0.00	96.79
Industrial	47	172,470,978	5.95	6.58	0.00
Land	1	23,500,000	0.81	0.90	0.00
Mixed Use	4	18,575,737	0.64	0.71	0.00
Golf Course	1	17,250,000	0.60	0.66	0.00
Self Storage	1	5,840,000	0.20	0.22	0.00
Manufactured Housing	1	4,400,000	0.15	0.00	1.59

Total	272	$2,897,955,917	100.00%	100.00%	100.00%

(1)    Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (which amounts, if not specified in the related mortgage loan documents, are based on the appraised value or square footage of each mortgaged property and/or each mortgaged property’s underwritten net cash flow).

F. Property Locations	The tables below show the number of mortgaged properties, the aggregate principal balance of the related mortgage loans, and the percentage of initial pool balance, Loan Group 1 balance and Loan Group 2 balance, as applicable, secured by mortgaged properties that are located in the top five jurisdictions of (i) the outstanding pool balance, (ii) Loan Group 1 balance and (iii) Loan Group 2 balance, respectively, in each case, as of the cut-off date:

All Mortgaged Properties(1)

State	No. of Mortgaged Properties	Aggregate Principal Balance of the Mortgage Loans	% of Initial Pool Balance
New York	16	$603,744,870	20.83%
Florida	53	409,516,843	14.13
Virginia	12	309,807,901	10.69
Texas	17	279,303,047	9.64
Maryland	9	199,728,000	6.89
Other(2)	165	1,095,855,255	37.81

Total	272	$2,897,955,917	100.00%

(1)    Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (which amounts, if not specified in the related mortgage loan documents, are based on the appraised value or square footage of each mortgaged property and/or each mortgaged property’s underwritten net cash flow).

(2) This reference consists of 36 states

Loan Group 1(1)

State	No. of Mortgaged Properties	Aggregate Principal Balance of the Mortgage Loans	% of Initial Loan Group 1 Balance
New York	14	$585,144,870	22.33%
Florida	53	409,516,843	15.63
Virginia	12	309,807,901	11.82
Texas	15	260,553,047	9.94
Nevada	5	156,167,500	5.96
Other(2)	139	899,612,060	34.33

Total	238	$2,620,802,222	100.00%

(1)    Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (which amounts, if not specified in the related mortgage loan documents, are based on the appraised value or square footage of each mortgaged property and/or each mortgaged property’s underwritten net cash flow).

(2) This reference consists of 35 states.

Loan Group 2(1)

State	No. of Mortgaged Properties	Aggregate Principal Balance of the Mortgage Loans	% of Initial Loan Group 2 Balance
Maryland	2	$95,000,000	34.28%
California	5	30,716,826	11.08
North Carolina	2	28,500,000	10.28
Alabama	5	25,561,986	9.22
Ohio	2	19,300,000	6.96
Other(2)	18	78,074,883	28.17

Total	34	$277,153,695	100.00%

(1)    Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (which amounts, if not specified in the related mortgage loan documents, are based on the appraised value or square footage of each mortgaged property and/or each mortgaged property’s underwritten net cash flow).

(2) This reference consists of 6 states.

See “Description of the Mortgage Pool—Additional Loan Information” in this prospectus supplement.

G. Amortization Types	The mortgage loans have the amortization characteristics set forth in the following table:

Type of Amortization	No. of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Interest Only	31	$1,727,145,785	59.60%	60.66%	49.55%
Partial Interest Only Balloon(1)	53	925,558,443	31.94	31.24	38.53
Balloon(2)	21	217,207,128	7.50	7.03	11.93
Partial Interest Only Hyper-Amortization(1)	4	23,955,000	0.83	0.91	0.00
Hyper-Amortization(2)	1	4,089,561	0.14	0.16	0.00

Total	110	$2,897,955,917	100.00%	100.00%	100.00%

(1)    Includes mortgage loans that pay interest-only for the first 6 to 59 scheduled payments from the cut-off date and thereafter provide for regularly scheduled payments of interest and principal based on an amortization period longer than the remaining term of the mortgage loan. Such mortgage loans therefore have an expected balloon balance at the maturity date.

(2) Does not include mortgage loans that are interest-only for the loan term or partial interest-only mortgage loans.

H. Voluntary Prepayment Provisions; Defeasance Loans
The mortgage loans have the following prepayment or defeasance characteristics:

Defeasance and Prepayment

	# of Mortgage Loans	Aggregate Principal Balance	% of Initial Pool Balance
Defeasance(1)	91	$2,093,517,289	72.24%
Yield Maintenance(2)	14	636,167,844	21.95
Other(3)	5	168,270,785	5.81

Total	110	$2,897,955,917	100.00%

(1)    All of the mortgage loans that permit defeasance prohibit defeasance until at least two years after the closing date. Excluded from this category on the chart above are any mortgage loans included in “other” on this chart.

(2)    This category includes any mortgage loan that permits the related borrower to prepay all or a portion of the related mortgage loan with a yield maintenance charge or prepayment premium (which amount is at least 1% of the prepaid amount). Excluded from this category on the chart are any mortgage loans included in “other” on this chart. With respect to one mortgage loan identified as DDR Portfolio, representing 7.63% of the outstanding pool balance and 8.44% of the initial Loan Group 1 balance, the borrower is permitted to prepay the first $88,500,000 of the original principal balance of the whole loan without any accompanying prepayment premium charge, accompanying prepayment premium or yield maintenance charge.

(3) This category includes the following mortgage loans that permit some combination of defeasance and/or prepayment with a yield maintenance charge or prepayment premium, as follows:

•        One mortgage loan identified as USFS Industrial Distribution Portfolio, representing 3.10% of the outstanding pool balance and 3.42% of the initial Loan Group 1 balance, permits prepayment with a yield maintenance charge or prepayment premium (which amount is at least 3% of the prepaid amount) from the date that is the earlier of (i) August 2, 2008 and (ii) the date on which the last pari passu note to be securitized has been deposited into a securitization, then from the date that is two years after the closing date of the last pari passu note securitization, only defeasance is permitted.

•        Four mortgage loans, representing 2.71% of the Initial Outstanding Pool Balance and 3.00% of the Initial Loan Group 1 Balance, permits, at the borrower’s option, either defeasance or prepayment with a yield maintenance charge or prepayment premium (which amount is at least 1% of the prepaid amount) after a lock-out of at least two years after the securitization closing date.

Lock-Out Period for Yield Maintenance Loans(1)

Each of the mortgage loans listed in the table below permit prepayment with a yield maintenance charge or prepayment premium (which amount is at least 1% of the prepaid amount), following a lock-out period as indicated:

Mortgage Loan	Cut-off Date Principal Balance	% of Initial Pool Balance	Lock-Out Period (months from Cut-off Date)
DDR Portfolio	$221,250,000	7.63%	22	(2)
HCPI Medical Office Building Portfolio	$122,000,000	4.21%	0
Fashion Outlet of Las Vegas	$103,000,000	3.55%	0
Georgian Towers	$67,000,000	2.31%	18
Silverado & Grand Canyon	$31,500,000	1.09%	9
Strictly Pediatrics MOB	$27,942,960	0.96%	0
Silver Lake Office	$18,000,000	0.62%	19
Highland Park Office Building	$11,500,000	0.40%	0
Charles Passage	$7,500,000	0.26%	0
Venture Plaza	$6,700,000	0.23%	23
Oakland Shopping Center	$6,500,000	0.22%	0
First Pacific Corporation	$6,280,000	0.22%	0
100 Enterprise Place	$4,000,000	0.14%	19
Carl Junction Apartments	$2,994,883	0.10%	0

(1)    Certain mortgage loans not included in the chart above permit some combination of defeasance and/or prepayment with a yield maintenance charge or prepayment premium or yield maintenance then defeasance. See footnote (3) under the “Defeasance and Prepayment” chart above.

(2)    With respect to one mortgage loan identified as DDR Portfolio, representing 7.63% of the outstanding pool balance and 8.44% of the initial Loan Group 1 balance, the first $88,500,000 of the original principal balance of the whole loan is not subject to a lockout period and the borrower is permitted to voluntarily prepay this portion of the related whole mortgage loan without any accompanying prepayment premium or yield maintenance charge. The remaining whole loan balance may be prepaid, from July 5, 2009 through January 4, 2017, with a yield maintenance charge or prepayment premium (which amount is at least 1% of the prepaid amount).

The mortgage loans generally provide for a period prior to maturity (generally 1 to 6 months, but longer in certain cases) during which prepayments may be made without penalty or yield maintenance charge.

Except as described in the next sentence, all of the mortgage loans that permit voluntary prepayment or defeasance require that the prepayment or defeasance be made on the due date or, if on a different date, that any prepayment or defeasance be accompanied by the interest that would be due on the next due date. The mortgage loan identified as Highland Park Office Building on Annex A-1 to this prospectus supplement, representing 0.40% of the outstanding pool balance and 0.44% of the initial Loan Group 1 balance, permits voluntary prepayment within five days of the related due date without the payment of additional interest that would have occurred after the prepayment until the next due date.
I. Mortgage Loans with
Related Borrowers	Several mortgage loans have related borrowers that are affiliated with one another through partial or complete direct or indirect common ownership, with the three largest of these groups representing 17.08%, 2.35% and 2.11%, respectively, of the outstanding pool balance. The three largest of these groups represent 18.89%, 2.59% and 2.34% of the Loan Group 1 Balance. See Annex A-1 for additional information.

J. Significant Loans

Ten Largest Mortgage Loans(1)

Property Name	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Mortgage Rate	Stated Remaining Term (mos)	DSCR(2)(3)	LTV(2)(3)	LTV at Maturity(2)(3)
60 Wall Street	$285,000,000	9.83%	5.771%	119	1.31x	74.0%	74.0%
DDR Portfolio	221,250,000	7.63	5.600%	119	1.49x	63.4%	63.4%
Waterview	210,000,000	7.25	5.760%	118	1.60x	47.6%	47.6%
Ritz-Carlton Key Biscayne	160,000,000	5.52	6.093%	118	1.59x	63.3%	63.3%
85 Tenth Avenue	150,000,000	5.18	5.616%	118	1.28x	60.7%	60.7%
HCPI Medical Office Building Portfolio	122,000,000	4.21	5.530%	117	1.58x	70.3%	70.3%
Market Street at The Woodlands	113,000,000	3.90	5.553%	119	1.29x	69.2%	62.0%
Fashion Outlet of Las Vegas	103,000,000	3.55	5.840%	54	1.37x	76.3%	76.3%
USFS Industrial Distribution Portfolio	89,754,335	3.10	6.383%	120	1.60x	75.0%	75.0%
135 East 57th Street	69,500,000	2.40	5.430%	116	1.56x	24.0%	22.2%

Total/Wtd. Avg.	$1,523,504,335	52.57%			1.46x	63.7%	63.1%

(1)	For additional information regarding the ten largest mortgage loans, including specific information regarding calculations of DSCR and LTV, see “Annex B—Description of Top Ten Mortgage Loans.”
(2)	For information regarding the calculations of DSCR, LTV and LTV at Maturity, see “Description of the Mortgage Pool—Additional Loan Information—Definitions” in this prospectus supplement.
(3)

In the case of five mortgage loans representing 28.05% of the outstanding pool balance as of the cut-off date, each with one or more pari passu companion loans that are not included in the trust, DSCR and LTV ratio have been calculated based on the mortgage loans included in the trust and the mortgage loans that are not included in the trust but are pari passu in right of payment with the mortgage loans included in the trust without regard to any related subordinated companion loans or additional subordinate indebtedness that may be incurred by the related borrower. In the case of the 135 East 57th Street loan, unless otherwise specified, the DSCR and LTV ratio have been calculated based on the pooled component only.

With respect to each of the above mortgage loans, additional information is set forth on Annex B hereto.

Advances

A. General	The applicable master servicer is required to advance delinquent monthly mortgage loan payments (including payments with respect to the non-pooled trust component of the 135 East 57th

Street loan) if that master servicer determines that the advance will be recoverable from proceeds of the related mortgage loan. A principal and interest advance will generally equal the delinquent portion of the monthly mortgage loan payment. The master servicers will not be required to advance interest in excess of a mortgage loan’s regular interest rate (i.e., not including any default rate or any excess interest accruing on an anticipated repayment date loan). The master servicers are also not required to advance, among other things, prepayment premiums or yield maintenance charges, or balloon payments. If an advance is made, the applicable master servicer will defer (rather than advance) its servicing fees, but will advance the trustee’s and the certificate administrator’s fees. Neither the master servicers nor the trustee will be required to make a principal and interest advance on any companion loan. In addition, neither the master servicers nor the trustee will make an advance if the special servicer determines that such advance is not recoverable from proceeds of the related mortgage loan.

If a borrower fails to pay amounts due on the maturity date of the related mortgage loan, the applicable master servicer will be required on and after such date and until final liquidation thereof, to advance only an amount equal to the interest (at the mortgage loan’s regular interest rate, as described above) and principal portion of the constant mortgage loan payment due immediately prior to the maturity date, subject to a recoverability determination.

In addition to principal and interest advances, the applicable master servicer will also be obligated (subject to the limitations described in this prospectus supplement and except with respect to the DDR Portfolio loan) to make advances to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of the related mortgage, enforce the terms of any mortgage loan or to protect, manage and maintain each related mortgaged property. In addition, the special servicer may under certain circumstances make property advances on an emergency basis with respect to the mortgage loans that have been transferred to special servicing. The applicable master servicer will also be required to make property advances with respect to the mortgaged properties securing the 60 Wall Street loan combination, the Ritz-Carlton Key Biscayne loan combination, the 85 Tenth Avenue loan combination, the USFS Industrial Distribution Portfolio loan combination, the Georgian Towers loan combination, the Mission Mayfield Downs loan combination and the Western Plaza loan combination (each of which includes a loan that is included in the trust and one or more related pari passu or subordinate companion loans that are not included in the trust). The applicable master servicer will also be required to make property advances with respect to the pooled trust component and the non-pooled trust component of the 135 East 57th Street loan.

The servicer under the Citigroup Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-C6 commercial mortgage securitization will be obligated to make property advances with respect to the DDR Portfolio loan combination (which includes the DDR Portfolio loan that is included in the trust and the DDR Portfolio pari passu companion loans which are not included in the trust) in accordance with the terms of the related pooling and servicing agreement.

If the applicable master servicer fails to make any required advance, the trustee will be required to make the advance. The obligation of the master servicers and the trustee to make an advance will also be subject to a determination of non-recoverability. The trustee will be entitled to conclusively rely on the determination of non-recoverability made by the applicable master servicer or the special servicer. The applicable master servicer will be entitled to conclusively rely on the determination of non-recoverability made by a servicer of a pari passu companion loan if such companion loan has been securitized in a securitization rated by one or more rating agencies and such servicer is an “approved servicer” by the rating agency rating the offered certificates.

Principal and interest advances are intended to maintain a regular flow of scheduled interest and principal payments to the certificateholders and are not intended to guarantee or insure against losses. Advances which cannot be reimbursed out of collections on, or in respect of, the related mortgage loans will be reimbursed directly from any other collections on the mortgage loans as provided in this prospectus supplement and thus will cause losses to be borne by certificateholders in the priority specified in this prospectus supplement. The master servicers, the special servicer and the trustee will be entitled to interest on any advances made.

This interest will accrue at the rate and is payable under the circumstances described in this prospectus supplement. Interest accrued on outstanding advances may result in reductions in amounts otherwise available for payment on the certificates.

See “The Pooling and Servicing Agreement— Advances” in this prospectus supplement.

B. Appraisal Reduction Event	Certain adverse events affecting a mortgage loan (including the non-pooled trust component of the 135 East 57th Street loan), called appraisal reduction events, will require the special servicer to obtain a new appraisal (or, with respect to mortgage loans having a principal balance under $2,000,000, at the special servicer’s option, an estimate of value prepared by the special servicer or with the consent of the directing holder (which is generally (except with respect to any loan that is part of a split loan structure) the holder of the majority interest of the most subordinate class then outstanding), an appraisal on the related mortgaged property (except with respect to the mortgaged property securing the DDR Portfolio loan)). Based on the estimate of value or appraised value in such appraisal, as applicable, it may be necessary to calculate an appraisal reduction amount. The amount required to be advanced in respect of a mortgage loan (including the non-pooled trust component of the 135 East 57th Street loan) that has been subject to an appraisal reduction event will be reduced so that the applicable master servicer will not be required to advance interest in the same proportion that the appraisal reduction amount bears to the principal balance of the mortgage loan, net of related advances of principal. Due to the payment priorities described above, this will reduce the funds available to pay interest on the most subordinate class or classes of certificates then outstanding.

The DDR Portfolio loan is subject to provisions in the pooling and servicing agreement under which it is serviced relating to appraisal reductions that are substantially similar but not identical to the provisions set forth above. The existence of an appraisal reduction in respect of the DDR Portfolio loan will proportionately reduce the applicable master servicer’s or the trustee’s, as the case may be, obligation to make principal and interest advances on such mortgage loan.

ADDITIONAL CONSIDERATIONS

See “Description of the Offered Certificates— Appraisal Reductions” in this prospectus supplement.

Optional Termination	On any distribution date on which the remaining aggregate principal balance of the mortgage loans is less than 1% of the outstanding pool balance as of the cut-off date, each of (i) the special servicer, (ii) the holder of the majority interest of the most subordinate class then outstanding (other than the Class E57 Certificates), (iii) the KeyCorp Real Estate Capital Markets, Inc. master servicer or (iv) the Capmark Finance Inc. master servicer, in that order, may exercise an option to purchase all of the mortgage loans (and all property acquired through the exercise of remedies in respect of any mortgage loan). Exercise of this option will effect the termination of the trust and retirement of the then outstanding certificates. The trust could also be terminated in connection with an exchange by a sole remaining certificateholder of all the then outstanding certificates (including the Class X and Class E57 Certificates), excluding the Class T, Class R and Class LR Certificates (provided, however, that the Class A-1 through Class F Certificates are no longer outstanding for the mortgage loans remaining in the trust).

See “The Pooling and Servicing Agreement— Optional Termination” in this prospectus supplement and “Description of the Offered Certificates—Termination” in the prospectus.

Repurchase Obligation	Except with respect to the 24 mortgage loans purchased by German American Capital Corporation from Capmark Finance Inc. in March 2007, each mortgage loan seller will make certain representations and warranties with respect to the mortgage loans sold by such mortgage loan seller, as described herein under “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution.” With respect to the

24 mortgage loans described above, Capmark Finance Inc. will make certain representations and warranties with respect to these mortgage loans and will have the rights and obligations of a mortgage loan seller as described in the sentences below. If a mortgage loan seller has been notified of a material breach of any of its representations and warranties or a material default in the documentation of any mortgage loan, then that mortgage loan seller or an affiliate will be required to either cure the breach, repurchase the affected mortgage loan from the trust fund or substitute the affected mortgage loan with another mortgage loan. If the related mortgage loan seller opts to repurchase the affected mortgage loan, the repurchase would have the same effect on the offered certificates as a prepayment in full of the affected mortgage loan, except that the repurchase will not be accompanied by any prepayment premium or yield maintenance charge.

Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, each of the controlling class representative and the special servicer has the option to purchase from the trust any defaulted mortgage loan (including with respect to the 135 East 57th Street loan, the non-pooled trust component) that is at least 60 days delinquent as to any monthly debt service payment or is at least 30 days delinquent in respect of its balloon payment. In addition, certain of the mortgage loans are subject to a purchase option upon certain events of default in favor of a subordinate lender or a mezzanine lender or in the case of the 135 East 57th Street loan, the Class E57 Certificateholders. For more information relating to the sale of defaulted mortgage loans, see “The Pooling and Servicing Agreement—Sale of Defaulted Mortgage Loans” in this prospectus supplement.

Certain Federal Income
Tax Consequences	Elections will be made to treat portions of the trust as three separate REMICs, known as the 135 East 57th Street Loan REMIC, the Lower-Tier REMIC and the Upper-Tier REMIC for federal income tax purposes. In the opinion of counsel, such portions of the trust will qualify for this treatment pursuant to their elections.

Federal income tax consequences of an investment in the certificates offered in this prospectus supplement include:

• Each class of offered certificates will constitute a class of “regular interests” in the Upper-Tier REMIC.

• The regular interests will be treated as newly originated debt instruments for federal income tax purposes.

• Beneficial owners of the offered certificates will be required to report income on those certificates in accordance with the accrual method of accounting.

In addition, the portion of the trust consisting of the Class AM-FL Regular Interest, the swap agreement, the floating rate account and the right to excess interest (above the amount of interest that would have accrued on an anticipated repayment date loan if the interest rate did not increase as a result of the anticipated repayment date loan not paying off on its anticipated repayment date) and the related proceeds in the grantor trust distribution account will be treated as one or more grantor trusts for federal income tax purposes.

See “Certain Federal Income Tax Consequences” in this prospectus supplement and “Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates” in the prospectus.

ERISA Considerations	A fiduciary of an employee benefit plan should review with its legal advisors whether the purchase or holding of the certificates offered in this prospectus supplement could give rise to a transaction that is prohibited or is not otherwise permitted under either ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended, or whether there exists any statutory, regulatory or administrative exemption applicable thereto. The United States Department of Labor has granted to Deutsche Bank Securities Inc. an administrative exemption, Department Final Authorization Number 97-03E, as amended by Prohibited Transaction Exemption (“PTE”) 2007-5, which generally exempts from the application of certain of the prohibited transaction provisions of Section 406 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Internal Revenue Code of 1986, as amended, transactions relating to the purchase, sale and holding of pass-through certificates underwritten by the underwriters and the servicing and operation of the related asset pool, provided that certain conditions are satisfied.

The depositor expects that the exemption granted to Deutsche Bank Securities Inc. will generally apply to the certificates offered in this prospectus supplement, provided, that certain conditions are satisfied. See “ERISA Considerations” in this prospectus supplement and “Certain ERISA Considerations” in the prospectus.

Ratings	It is a condition to their issuance that the certificates offered in this prospectus supplement receive from Moody’s Investors Service, Inc. and Standard and Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., the credit ratings indicated below.

		Moody’s	S&P
	Class A-1	Aaa	AAA
	Class A-2	Aaa	AAA
	Class A-3	Aaa	AAA
	Class A-AB	Aaa	AAA
	Class A-4	Aaa	AAA
	Class A-1A	Aaa	AAA
	Class AM-FX	Aaa	AAA
	Class A-J	Aaa	AAA
	Class B	Aa1	AA+
	Class C	Aa2	AA
	Class D	Aa3	AA-
	Class E	A1	A+
	Class F	A2	A

See “Ratings” in this prospectus supplement and “Rating” in the prospectus for a discussion of the basis upon which ratings are given, the limitations of and restrictions on the ratings, and the conclusions that should not be drawn from a rating. Each of the rating agencies identified above has agreed to perform rating surveillance with respect to its ratings for so long as the offered certificates remain outstanding. Fees for such ratings surveillance have been prepaid by the depositor.

Legal Investment	The certificates will not constitute “mortgage related securities” within the meaning of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. Investors should consult their own legal advisors for assistance in determining the suitability and consequences of the purchase, ownership, and sale of the certificates. See “Legal Investment” in this prospectus supplement and in the prospectus.

Denominations; Clearance and Settlement	The certificates offered in this prospectus supplement will be issuable in registered form, in minimum denominations of certificate balance of (i) $10,000 with respect to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class AM-FX and Class A-J Certificates and (ii) $25,000 with respect to the Class B, Class C, Class D, Class E and Class F Certificates.

Investments in excess of the minimum denominations may be made in multiples of $1.

You may hold your certificates through (i) The Depository Trust Company (“DTC”) (in the United States) or (ii) Clearstream Banking Luxembourg, a division of Clearstream International,

société anonyme (“Clearstream”) or The Euroclear System (“Euroclear”) (in Europe). Transfers within DTC, Clearstream or Euroclear will be in accordance with the usual rules and operating procedures of the relevant system. See “Description of the Offered Certificates—Delivery, Form and Denomination,” “—Book-Entry Registration” and “—Definitive Certificates” in this prospectus supplement and “Description of the Certificates— Book-Entry Registration and Definitive Certificates” in the prospectus.

RISK FACTORS

You should carefully consider the risks before making an investment decision. In particular, the timing and amount of distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

If any of the following risks actually occur, your investment could be materially and adversely affected.

This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.

Risks Related to the Mortgage Loans

Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed

Payments under the mortgage loans are not insured or guaranteed by any person or entity.

Substantially all of the mortgage loans are or should be considered to be nonrecourse loans. If a default occurs, the lender’s remedies generally are limited to foreclosing against the borrower and/or the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan, subject to customary nonrecourse carveouts either to the borrower or its sponsor. Even if a mortgage loan is recourse to the borrower (or if a nonrecourse carveout to the borrower applies), in most cases, the borrower’s assets are limited primarily to its interest in the related mortgaged property. Payment of amounts due under the mortgage loan prior to the maturity date is consequently dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment of the mortgage loan at the maturity date or the anticipated repayment date, as applicable, is primarily dependent upon the market value of the mortgaged property and the borrower’s ability to sell or refinance the mortgaged property for an amount sufficient to repay the mortgage loan.

All of the mortgage loans were originated within 10 months prior to the cut-off date. Consequently, the mortgage loans generally do not have a long-standing payment history.

Commercial Lending Is Dependent Upon Net Operating Income

The mortgage loans are secured by various types of income-producing commercial properties. Commercial mortgage loans are generally thought to expose a lender to greater risk than one-to-four family residential loans.

The repayment of a commercial loan is typically dependent upon the ability of the applicable property to produce cash flow. Even the liquidation value of a commercial property is determined, in substantial part, by the amount of the mortgaged property’s cash flow (or its potential to generate cash flow). However, net operating income and cash flow is often based on assumptions regarding tenant behavior and market conditions. Net operating income and cash flow can be volatile over time and it may be insufficient to cover debt service on the loan at any given time. Lenders typically look to the debt service coverage ratio (that is, the ratio of net cash flow to debt service) of a mortgage loan secured by income-producing property as an important measure of the risk of default of that mortgage loan.

The net operating income, cash flow and property value of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the property itself, such as:

•	the age, design and construction quality of the mortgaged property;

•	perceptions regarding the safety, convenience and attractiveness of the mortgaged property;

•	the proximity and attractiveness of competing properties;

•	the adequacy of the mortgaged property’s management and maintenance;

•	increases in operating expenses at the mortgaged property and in relation to competing properties;

•	an increase in the capital expenditures needed to maintain the mortgaged property or make improvements;

•	the dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

•	a decline in the financial condition of a major tenant;

•	an increase in vacancy rates; and

•	a decline in rental rates as leases are renewed or entered into with new tenants.

Others factors are more general in nature, such as:

•	national, regional or local economic conditions (including plant closings, military base closings, industry slowdowns and unemployment rates);

•	local real estate conditions (such as an oversupply of competing properties, space, multifamily housing or hotel rooms);

•	demographic factors;

•	decreases in consumer confidence;

•	changes in consumer tastes and preferences;

•	retroactive changes in building codes;

•	changes or continued weakness in specific industry segments; and

•	the public’s perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

•	the length of tenant leases and other lease terms, including co-tenancy provisions and early termination rights;

•	the creditworthiness of tenants;

•	tenant defaults;

•	in the case of rental properties, the rate at which new rentals occur; and

•

the mortgaged property’s “operating leverage” (i.e., the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants).

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of mortgaged properties with short-term revenue sources and may lead to higher rates of delinquency or defaults under the related mortgage loans.

The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in the Trust Fund Should Be Evaluated Separately from the Performance of the Mortgage Loans in any of our Other Trusts

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan. Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor’s trusts requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of offered certificates.

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus supplement does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsor of assets of the type to be securitized (known as “static pool data”). Because of the highly heterogeneous nature of the assets in commercial mortgage backed securities transactions, static pool data for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the loans may be materially different. In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors. Therefore, investors should evaluate this offering on the basis of the information set forth in this prospectus supplement with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Some of the mortgaged properties may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. Converting commercial properties to alternate uses generally requires substantial capital expenditures. In addition, zoning restrictions, condominium documents for mortgage loans secured by condominium units, covenants or agreements to which the related mortgaged properties or the owners thereof are subject or other restrictions also may prevent alternative uses. The liquidation value of any such mortgaged property consequently may be substantially less than would be the case if the property were readily adaptable to other uses.

Some of the mortgaged properties have been designated as historic or landmark buildings or are located in areas designated as historic or landmark. Such properties may have restrictions related to renovations, construction or other restrictions and may not be permitted to be converted to alternative uses because of such restrictions.

Property Value May Be Adversely Affected Even When Current Operating Income Is Not

Various factors may adversely affect the value of the mortgaged properties without affecting the properties’ current net operating income. These factors include, among others:

•	changes in governmental regulations, fiscal policy, zoning or tax laws;

•	potential environmental legislation or liabilities or other legal liabilities;

•	the availability of refinancing; and

•	changes in interest rate levels.

Tenant Concentration Entails Risk

A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single tenant, or if a few tenants make up a significant portion of the rental income. In the event of a default by a significant tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or the tenant exercises an early termination right, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. This is so because: (i) the financial effect of the absence of rental income from such tenant is typically severe; (ii) more time may be required to re-lease the space; and (iii) substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the case of 13 mortgage loans, collectively representing 18.82% of the outstanding pool balance (and 20.81% of the Loan Group 1 balance), as of the cut-off date, each related mortgaged property is 100% leased to a single tenant. In the case of 25 mortgage loans, collectively representing 29.35% of the initial outstanding pool balance (and 32.45% of the Loan Group 1 balance), as of the cut-off date, each related mortgaged property is leased to one or more significant tenants, each occupying a net rentable area of 50% or more of the related mortgaged property. Certain single tenants or significant tenants have lease expiration dates that are prior to the related loan maturity date. For a list of each mortgaged property leased to a single tenant or a significant tenant, along with the related loan maturity date and lease expiration dates, see Annex A-1.

The underwriting of single-tenant mortgage loans is based primarily upon the monthly rental payments due from the tenant under the lease at the related mortgaged property. In addition, the loan underwriting for certain single-tenant mortgage loans took into account the creditworthiness of the tenants or lease guarantors under the applicable leases. Similar analysis may impact the underwriting of mortgage loans with significant tenants. Accordingly, such single-tenant or significant-tenant mortgage loans may have higher loan-to-value ratios and lower debt service coverage ratios than other types of mortgage loans. However, there can be no assurance that the assumptions made when underwriting such loans will be correct, that the related tenant will re-let the premises or that such tenant will maintain its creditworthiness. See Annex A-1 for lease expiration dates and loan maturity dates. In addition, certain single tenants, or significant tenants, may have specific termination rights under their leases that may be exercised prior to the related loan maturity date under certain circumstances, such as the failure to timely complete tenant buildouts or early termination upon notice. There can be no assurance that if a tenant exercises an early termination option prior to the loan maturity date that the related borrower will have adequate cash flow available to satisfy debt service payments. Also, certain single tenants may be affiliated with the related borrower. See “—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” below.

Mortgaged properties also may be adversely affected if there is a concentration of a particular tenant or type of tenant among the mortgaged properties or of tenants in a particular business or industry. In these cases, a problem with a particular tenant could have a disproportionately large impact on the pool of mortgage loans and adversely affect distributions to certificateholders. Similarly, an issue with respect to a particular industry could also have a disproportionately large impact on the pool of mortgage loans. For additional information regarding significant tenants, see Annex A-1 in this prospectus supplement.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower’s ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. Certain mortgaged properties or portions thereof are master leased to affiliates of the borrower under arrangements whereby the affiliate tenant operates and/or leases the mortgaged property or the master leased premises. Such master lease arrangements present additional risks, such as the potential limitations on the ability of a lender upon default to obtain a receiver to obtain control of, and collect the underlying revenues from, the mortgaged property unless and until the master lease is terminated and the affiliate tenant evicted from the mortgaged property or master leased premises (which may not be possible if the master lease is not in default or may be limited by an affiliate tenant bankruptcy or by requirements of local laws pertaining to the dispossession of defaulted tenants under the leases) and the risk that a master lease termination may result in a termination or interruption of rent payments under the underlying subleases between the subtenants and the affiliated master tenant. In addition, in certain cases, the related mortgage loan seller included in the loan underwriting, master leases to an affiliate of the borrower to “stabilize” occupancy at the related mortgaged property. These master leases do not provide any economic support for the mortgage loan and there can be no assurance that the space “leased” by the affiliate will eventually be occupied by third party tenants. These risks may be mitigated when mortgaged properties are leased to unrelated third parties.

Risks Related to Loan Concentration

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of the pool were more evenly distributed. The ten largest mortgage loans or groups of cross collateralized mortgage loans represent approximately 52.57% of the outstanding pool balance and approximately 58.13% of the Loan Group 1 balance as of the cut-off date. Losses on any of these loans may have a particularly adverse effect on the certificates offered in this prospectus supplement.

The ten largest loans or groupings of cross-collateralized loans are described in Annex B to this prospectus supplement.

Each of the other mortgage loans or crossed groups of mortgage loans represents no more than 2.35% of the outstanding pool balance as of the cut-off date.

Risks Related to Borrower Concentration

Several groups of mortgage loans are made to the same borrower or have related borrowers that are affiliated with one another through partial or complete direct or indirect common ownership, with the three largest of these groups representing 17.08%, 2.35% and 2.11%, respectively, of the outstanding pool balance, the three largest of the related loan groups representing approximately 18.89%, 2.59% and 2.34% of the Loan Group 1 balance. A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks. For instance, if a borrower that owns several mortgaged properties experiences financial difficulty at one mortgaged property, or another income-producing property that it owns, it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all of the related mortgage loans. See Annex A-1 for Mortgage Loans with related borrowers.

Geographic Concentration Entails Risks

As of the cut-off date, the mortgaged properties are located in 41 states. 16 mortgaged properties, securing mortgage loans representing 20.83% of the outstanding pool balance as of the cut-off date are located in New York. 53 mortgaged properties, securing mortgage loans representing 14.13% of the outstanding pool balance as of the cut-off date, are located in Florida. 12 mortgaged properties, securing mortgage loans representing 10.69% of the outstanding pool balance as of the cut-off date, are located in Virginia. 17 mortgaged properties, securing mortgage loans representing 9.64% of the outstanding pool balance as of the cut-off date, are located in Texas. Nine of the mortgaged properties, securing mortgage loans representing 6.89% of the outstanding pool balance as of the cut-off date, is located in Maryland. See the table entitled “Geographic Concentration of Mortgage Loans” under “Description of the Mortgage Pool” in this prospectus supplement. Except as set forth in this paragraph, no state contains more than 20.83% of the mortgaged properties (based on the principal balance as of the cut-off date of the related mortgage loans or, in the case of mortgage loans secured by multiple mortgaged properties, on the portion of principal amount of the related mortgage loan allocated to such mortgaged property).

The economy of any state or region in which a mortgaged property is located may be adversely affected more than that of other areas of the country by:

•	certain developments particularly affecting industries concentrated in such state or region;

•	conditions in the real estate markets where the mortgaged properties are located;

•	changes in governmental rules and fiscal policies;

•

acts of nature, including earthquakes, floods and hurricanes (which may result in uninsured losses); see “Risk Factors—Risks Related to the Mortgage Loans—Property Insurance” in this prospectus supplement; and

•	other factors which are beyond the control of the borrowers.

For example, improvements on mortgaged properties located in California may be more susceptible to certain types of special hazards not fully covered by insurance (such as earthquakes) than properties located in other parts of the country. To the extent that general economic or other relevant conditions in states or regions in which concentrations of mortgaged properties securing significant portions of the aggregate principal balance of the mortgage loans are located decline and result in a decrease in commercial property, housing or consumer demand in the region, the income from and market value of the mortgaged properties and repayment by borrowers may be adversely affected.

Risks Relating to Property Type Concentration

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. In particular, the mortgage loans in Loan Group 1 are secured primarily by properties other than multifamily properties and the mortgage loans in Loan Group 2 are secured primarily by multifamily properties. Because principal distributions on the Class A-1A Certificates are generally received from collections on the mortgage loans in Loan Group 2, an adverse event with respect to multifamily properties would have a substantially greater impact on the Class A-1A Certificates than if that class received principal distributions from loans secured by other property types as well. However, on and after any distribution date on which the certificate principal balances of the Class AM-FX, Class A-J and Class B through Class S Certificates and the Class AM-FL Regular Interest

have been reduced to zero, the Class A-1A Certificates will receive principal distributions from the collections on the pool of mortgage loans, pro rata, with the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates. Furthermore, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates will generally be based upon the particular loan group that the related mortgage loan is deemed to be in, the yield on the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 1 and the yield on the Class A-1A Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 2.

Office Properties Have Special Risks

There are 68 office properties securing approximately 39.17% of the outstanding pool balance and 43.31% of the Loan Group 1 balance as of the cut-off date.

Various factors may adversely affect the value of office properties, including:

•	the quality of an office building’s tenants;

•	provisions in tenant leases that may include early termination provisions;

•	an economic decline in the business operated by the tenants;

•	the diversity of an office building’s tenants (or reliance on a single or dominant tenant);

•

the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, location, access to transportation and ability to offer certain amenities, including, without limitation, current business wiring requirements);

•	the desirability of the area as a business location;

•	the strength and nature of the local economy (including labor costs and quality, tax environment and quality of life for employees); and

•	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space).

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property.

Medical office properties may be included in the general office properties described above. The performance of a medical office property may depend on the proximity of such property to a hospital or other health care establishment and on reimbursements for patient fees from private or government-sponsored insurance companies. The sudden closure of a nearby hospital may adversely affect the value of a medical office property. In addition, the performance of a medical office property may depend on reimbursements for patient fees from private or government-sponsored insurers and issues related to reimbursement (ranging from non-payment delays in payment) from such insurers could adversely impact cash flow at such mortgaged properties. Moreover, medical office properties appeal to a narrow market of tenants and the value of medical office property may be adversely affected by the availability of competing medical office properties.

Retail Properties Have Special Risks

There are 101 retail properties, securing approximately 28.51% of the outstanding pool balance and 31.36% of the Loan Group 1 balance and 1.62% of Loan Group 2 balance as of the cut-off date. Of these, 92 mortgaged properties, representing security for 26.54% of the outstanding pool balance and 29.35% of the Loan Group 1 balance as of the cut-off date, are considered by the applicable mortgage loan seller to be anchored or shadow anchored properties. Nine mortgaged properties, representing security for 1.97% of the outstanding pool balance and 2.01% of the Loan Group 1 balance and 1.62% of the Loan Group 2 balance as of the cut-off date, are considered by the applicable mortgage loan seller to be unanchored mortgaged properties. The quality and success of a retail property’s tenants significantly affect the property’s value. For example, if the sales of retail tenants were to decline, rents tied to a percentage of gross sales may decline and those tenants may be unable to pay their rent or other occupancy costs. Certain tenants at various mortgaged properties may have rents tied to a percentage of gross sales.

The presence or absence of an “anchor tenant” or a “shadow anchor” in or near a shopping center also can be important, because anchors play a key role in generating customer traffic and making a center desirable for other tenants. An “anchor tenant” is usually proportionately larger in size than most other tenants in the mortgaged property, is vital in attracting customers to a retail property and is located on the related mortgaged property. A “shadow anchor” is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property, but not on the mortgaged property, so as to influence and attract potential customers. The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

•	an anchor tenant’s or shadow anchor tenant’s failure to renew its lease;

•	termination of an anchor tenant’s or shadow anchor tenant’s lease, or if the anchor tenant or shadow anchor owns its own site, a decision to vacate;

•	the bankruptcy or economic decline of an anchor tenant, shadow anchor or self-owned anchor; or

•	the cessation of the business of an anchor tenant, a shadow anchor tenant or of a self-owned anchor (notwithstanding its continued payment of rent).

If an anchor store in a mortgaged property or a shadow anchor near a mortgaged property were to close, the related borrower may be unable to replace that anchor (or, in the case of a shadow anchor, the related borrower may have no control over whether the shadow anchor may be replaced) or may have no right or ability to replace such anchor (note in this respect that many anchor leases do not require the tenant to open or remain open for business and it may not be possible to replace an anchor that has ceased opening if such anchor’s lease remains in effect) in a timely manner or may suffer adverse economic consequences. Furthermore, certain of the anchor stores at the retail properties have co-tenancy clauses in their leases or operating agreements which permit those anchors to cease operating, terminate their leases or reduce rent if certain other stores are not operated at or near the retail properties. The breach of various other covenants in anchor store leases or operating agreements also may permit those stores to cease operating, terminate their leases or reduce rent. Certain non-anchor tenants at retail properties also may be permitted to cease operating, terminate their leases or reduce rent if certain other stores are not operated or if those tenants fail to meet certain business objectives. Certain tenants at various mortgaged properties are closed for business or otherwise not in occupancy and/or have co-tenancy clauses or other termination provisions in their leases. These and other similar situations could adversely affect the performance of the related mortgage loan and adversely affect distributions to certificateholders.

Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer business:

•	factory outlet centers;

•	discount shopping centers and clubs;

•	catalogue retailers;

•	home shopping networks;

•	internet web sites; and

•	telemarketers.

Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the mortgage pool, as well as the income from, and market value of, the mortgaged properties. Moreover, additional competing retail properties have been and may in the future be built in the areas where the retail properties are located. Such competition could adversely affect the performance of the related mortgage loan and adversely affect distributions to certificateholders.

In addition, although renovations and expansion at a mortgaged property will generally enhance the value of the mortgaged property over time, in the short term, construction and renovation work at a mortgaged property may negatively impact net operating income as customers may be deterred from shopping at or near a construction site.

In addition, certain of the mortgaged properties have significant restaurant tenants. Other mortgaged properties may also include restaurants as tenants. Restaurants are subject to certain unique risks including that restaurant space is not easily convertible to other types of retail space and that restaurant receipts are not only affected by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of a restaurant, food safety concerns related to personal health or the handling of food items at the restaurant or by food suppliers and the actions/behaviors of staff and management and their treatment of the customers.

Hotel Properties Have Special Risks

There are 16 hotel properties securing approximately 14.71% of the outstanding pool balance as of the cut-off date (or approximately 16.26% of the Loan Group 1 balance as of the cut-off date). Nine of such hotel properties are considered full service, securing approximately 11.74% of the outstanding pool balance as of the cut-off date (or approximately 12.98% of the Loan Group 1 balance as of the cut-off date), four of such hotel properties, securing approximately 1.77% of the outstanding pool balance as of the cut-off date (or approximately 1.96% of the Loan Group 1 balance as of the cut-off date), are considered limited service; and three of such hotel properties, securing approximately 1.19% of the outstanding pool balance as of the cut-off date (or approximately 1.32% of the Loan Group 1 balance as of the cut-off date), are considered extended stay properties.

Various factors may adversely affect the economic performance of a hotel, including:

•	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged per room and reduce occupancy levels);

•	the construction of competing hotels or resorts;

•	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

•	conversion to alternative uses which may not be readily made;

•	a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel;

•

changes in travel patterns (including, for example, the decline in air travel following the terrorist attacks on September 11, 2001) caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

•	management ability of property managers and/or whether management contracts or franchise agreements are renewed or extended upon expiration;

•	desirability of particular locations;

•	location, quality and hotel management company’s affiliation, each of which affects the economic performance of a hotel; and

•	relative illiquidity of hotel investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than other commercial properties.

Moreover, the hotel and lodging industry is generally seasonal in nature and different seasons affect different hotels depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property’s room and restaurant revenues, occupancy levels, room rates and operating expenses.

The liquor licenses for most of the applicable mortgaged properties are commonly held by affiliates of the mortgagors, unaffiliated managers and operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person. In the event of a foreclosure of a hotel property that holds a liquor license, a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay which could be significant. There can be no assurance that a new license could be obtained promptly or at all. The lack of a liquor license in a full-service hotel could have an adverse impact on the revenue from the related mortgaged property or on the hotel’s occupancy rate.

The hotel properties (other than the hotel properties securing the mortgage loans identified as The Springs Resort on Annex A-1 to this prospectus supplement) are affiliated with a hotel management company through management agreements or with a hotel chain through a franchise agreement. Some of the hotel properties may have franchise agreements or management agreements that expire before the related loan maturity date. A hotel property subject to a management or franchise agreement is typically required by the hotel chain to satisfy certain criteria or risk termination of its affiliation. With respect to the hotel property identified as Fishkill Holiday Inn, which mortgaged property secures approximately 0.43% of the outstanding pool balance (or approximately 0.47% of the Loan Group 1 balance), issues raised in the recent 12-month customer satisfaction survey caused the hotel to be in default under its franchise agreement, which is a default under the related mortgage loan documents. The borrower has entered into an interim agreement with the chain to make certain changes by September 28, 2007. In the event the borrower fails to comply with the terms of the interim agreement, the franchise arrangement will terminate. Pending compliance with the terms of the interim agreement, the hotel has been removed from the chain’s reservation system.

The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

•	the continued existence, reputation, and financial strength of the franchisor or hotel management company;

•	the public perception of the franchise or management company or hotel chain service mark; and

•	the duration of the franchise licensing agreement or management agreement.

Any provision in a franchise agreement providing for termination because of the bankruptcy of a franchisor generally will not be enforceable. Replacement franchises may require significantly higher fees.

Transferability of franchise license agreements is generally restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent.

No assurance can be given that a franchise or management agreement will not be terminated during the term of the related mortgage loan or that the trust fund could renew a franchise or management agreement or obtain a new franchise or management agreement following termination of the agreement in place at the time of foreclosure.

Multifamily Properties Have Special Risks

There are 32 multifamily properties securing approximately 9.26% of the outstanding pool balance and 96.79% of the Loan Group 2 balance as of the cut-off date.

A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

•	the physical attributes of the apartment building (e.g., its age, appearance and construction quality);

•	the location of the property (e.g., a change in the neighborhood over time);

•	the ability of management to provide adequate maintenance and insurance;

•	the types of services the property provides;

•	the property’s reputation;

•	the level of mortgage interest rates (which may encourage tenants to purchase rather than rent housing);

•

in the case of student housing facilities, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

•	restrictions on the age of tenants who may reside at the property;

•	the presence of competing properties in the local market;

•	the tenant mix, particularly if the tenants are predominantly students, personnel from or workers related to a military base or workers from a particular business or industry;

•	adverse local or national economic conditions, which may limit the amount of rent that can be charged and may result in a reduction in timely rent payments or a reduction in occupancy;

•	state and local regulations;

•	government assistance/rent subsidy programs; and

•	national, state or local politics.

Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities, including those in which certain of the mortgaged properties are located, impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws do not permit vacancy decontrol. Local authorities may not be able to impose rent control because it is pre-empted by state law in certain states, and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Certain of the mortgage loans may be secured by mortgaged properties that are currently eligible (or may become eligible in the future) for and have received low-income housing tax credits pursuant to Section 42 of the Internal Revenue Code in respect of various units within the mortgaged property or have tenants that rely on rent subsidies under various government-funded programs, including the Section 8 Tenant-Based Assistance Rental Certificate Program of the United States Department of Housing and Urban Development. In addition, certain of the mortgage loans may be secured now or in the future by mortgaged properties that are subject to certain affordable housing covenants, in respect of various or all of the units within the mortgaged properties. There is no assurance that such programs will be continued in their present form or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loan.

Industrial Properties Have Special Risks

There are 47 industrial properties securing approximately 5.95% of the outstanding pool balance and 6.58% of the Loan Group 1 balance as of the cut-off date. Significant factors determining the value of industrial properties are:

•	the quality of tenants;

•	building design and adaptability; and

•	the location of the property.

Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial property that suited the needs of its original tenant may be difficult to re-let to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics which are generally desirable to an industrial property include high, clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, minimum large truck turning radii and overall functionality and accessibility. Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels. Because of the construction utilized in connection with certain industrial facilities, it might be difficult or costly to convert such a facility to an alternative use.

In the case of the mortgage loan identified as USFS Industrial Distribution Portfolio on Annex A-1 to this prospectus supplement, representing 3.10% of the outstanding pool balance and 3.42% of the Loan Group 1 balance as of the cut-off date, the mortgaged properties consist of industrial properties utilized as food storage and distribution centers, each leased to a single tenant, U.S. Foodservice, Inc. Significant factors determining the value of such food storage and distribution centers are the quality of the tenant, building design and location of the property. Since transportation costs are generally greater than warehousing costs, location is a major factor. A food storage and distribution center requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Food storage and distribution centers may be adversely affected by reduced demand for food storage space occasioned by a decline in a particular industry segment, and a particular facility that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Warehousing sales can be seasonal, depending on the timing and availability of crops grown for frozen food production and the seasonal build-up of certain products for holiday consumption, and this seasonality can be expected to cause periodic fluctuations in a cold storage facility’s revenues and operating expenses.

Risks Related to Construction, Redevelopment, Renovation and Repairs at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing, or are expected to undergo in the future, construction, redevelopment, renovation or repairs. Examples from the ten largest mortgage loans are as follows:

•

in the case of the mortgage loan identified as Waterview on Annex A-1 to this prospectus supplement, representing 7.25% of the outstanding pool balance and 8.01% of the Loan Group 1 balance as of the cut-off date, the mortgaged property is a recently constructed office building and portions of the construction and tenant build-out are not yet completed. For additional information regarding the mortgaged property, see “Annex B—Description of Top Ten Mortgage Loans—Waterview” to this prospectus supplement.

•

in the case of the mortgage loan identified as Ritz-Carlton Key Biscayne on Annex A-1 to this prospectus supplement, representing 5.52% of the outstanding pool balance and 6.11% of the Loan Group 1 balance as of the cut-off date, the property is undergoing an approximately $11.95 million room renovation program that is expected to be completed by May 9, 2009. For additional information regarding this renovation, see also “Annex B—Description of Top Ten Mortgage Loans—Ritz-Carlton Key Biscayne” to this prospectus supplement.

•

in the case of the mortgage loan identified as Market Street at The Woodlands on Annex A-1 to this prospectus supplement, representing 3.90% of the outstanding pool balance and 4.31% of the Loan Group 1 balance as of the cut-off date, certain parcels of the mortgaged property are currently under construction. For additional information regarding the mortgaged property, see “Annex B—Description of Top Ten Mortgage Loans—Market Street at The Woodlands” to this prospectus supplement.

•

in the case of the mortgage loan identified as Fashion Outlet of Las Vegas on Annex A-1 to this prospectus supplement, representing 3.55% of the outstanding pool balance and 3.93% of the Loan Group 1 balance as of the cut-off date, in connection with an adjacent leasehold parcel which may be added to the mortgaged real property, the borrower may construct certain improvements on such parcel. For additional information regarding this construction, see also “Annex B—Description of Top Ten Mortgage Loans—Fashion Outlet of Las Vegas” to this prospectus supplement.

We cannot assure you that any current or planned construction, redevelopment, renovation or repairs will be completed, that such construction, redevelopment, renovation or repairs will be completed in the time frame contemplated, or that, when and if redevelopment or renovation is completed, such redevelopment or renovation will improve the operations at, or increase the value of, the subject property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgage loan and/or the value of the related mortgaged property, which could affect the ability of the borrower to repay the related mortgage loan.

In the event that the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing construction, redevelopment, renovation or repairs, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan. The existence of construction or renovation at a mortgaged property may make such mortgaged property less attractive to tenants or their customers, and accordingly could have a negative impact on net operating income.

Furthermore, in the event of a foreclosure on any mortgaged property following a default on a related mortgage loan, the special servicer will generally retain an independent contractor to operate the mortgaged property. Among other things, the independent contractor generally will not be able to perform construction work, other than repair, maintenance or certain types of tenant build-outs, unless the construction was at least 10% completed when default on the mortgage loan becomes imminent. The inability to complete such construction work may result in less liquidation proceeds to the trust than if such construction were able to be completed.

Properties with Condominium Ownership Have Special Risks

The following mortgage loans, collectively representing 1.87% of the outstanding pool balance, are secured, in whole or in part, by the related borrower’s fee simple ownership interest in one or more condominium units:

•	Spring Hill Suites;

•	380 Lafayette Street;

•	199 Lafayette Street;

•	Crown Office Village; and

•	Scottsdale Place.

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In some cases, the related borrower’s condominium interests may not constitute a majority and thus the borrower may not be able to control decisions of the board. The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds. In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit. With respect to the 599 Third Street loan, representing 0.25% of the outstanding pool balance and 2.65% of the Loan Group 2 balance, the borrower is permitted, in the future, to file one or more declarations of condominium with respect to the mortgaged property, subject to conditions in the related mortgage loan documents.

Due to the nature of condominiums and a borrower’s ownership interest therein, a default on a mortgage loan secured by the borrower’s interest in one or more condominium units may not allow the related lender the same flexibility in realizing upon the underlying real property as is generally available with respect to non-condominium properties. The rights of any other unit owners, the governing documents of the owners’ association and state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon such collateral could subject the trust to greater expense and risk than servicing and realizing upon collateral for other loans that are not condominiums.

Certain Additional Risks Related to Tenants

The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

•	space in the mortgaged properties could not be leased or re-leased;

•	the mortgaged property is re-leased at a rental rate significantly below the rental rate paid by the tenant at the space when the loan was originated;

•	tenants were unable to meet their lease obligations;

•	a significant tenant were to become a debtor in a bankruptcy case; or

•	rental payments could not be collected for any other reason.

Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration or early termination of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms. In this regard, the three largest tenants and their respective lease expiration dates for retail, office and industrial properties are set forth on Annex A-1 to this prospectus supplement; however, Annex A-1 does not identify early termination options that tenants may have under their leases. Certain of the tenants (which may include significant tenants) have lease expiration dates or early termination options that occur prior to the maturity date of the related mortgage loan. Certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who may have the right to cancel their leases at any time or for lack of appropriations. Additionally, mortgage loans may have concentrations of leases expiring or providing for early termination options at varying rates in varying percentages prior to the related maturity date and in some situations, all of the leases at a mortgaged property may expire or be terminated prior to the related maturity date.

Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults on its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the mortgaged property.

Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions (provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), the leases may terminate at the tenant’s option upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.

Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, that mortgaged property could experience a further decline in value if the tenants’ leases were terminated.

The borrower under certain of the mortgage loans has given to one or more tenants at the related mortgaged real property a right of first offer, a right of first refusal or another option to purchase all or a portion of the related mortgaged properties, which must in any event be greater than the outstanding balance of the mortgage loan. These rights, which may not be subordinated to the related mortgage, may impede the lender’s ability to sell the related mortgaged real property at foreclosure or after acquiring the mortgaged real property pursuant to foreclosure, or adversely affect the value and/or marketability of the related mortgaged real property. Additionally, the exercise of a purchase option may result in the related mortgage loan being prepaid during a period when voluntary prepayments are otherwise prohibited.

Certain of the mortgaged properties may have tenants that are related to or affiliated with a borrower. In such cases, a default by the borrower may coincide with a default by the affiliated tenants. Additionally, even if the property becomes an REO property, it is possible that an affiliate of the borrower may remain as a tenant.

Tenant Bankruptcy Entails Risks

The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office and industrial properties may adversely affect the income produced by a mortgaged property. One or more tenants at a particular mortgaged property may have been or may currently be the subject of bankruptcy or insolvency proceedings. Under the federal bankruptcy code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises), plus the rent under the lease for the greater of one year, or 15% (not to exceed three years), of the remaining term of that lease.

The Sellers of the Mortgage Loans Are Subject to Bankruptcy or Insolvency Laws That May Affect the Trust’s Ownership of the Mortgage Loans

In the event of the insolvency of any mortgage loan seller, it is possible the trust’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays or reductions in payments on your certificates could occur.

Based upon opinions of counsel that the conveyance of the mortgage loans would generally be respected in the event of insolvency of the mortgage loan sellers, which opinions are subject to various assumptions and qualifications, the depositor believes that such a challenge will be unsuccessful, but there can be no assurance that a bankruptcy trustee, if applicable, or other interested party will not attempt to assert such a position. Even if actions seeking such results were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

Environmental Laws Entail Risks

Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal, remediation or containment of hazardous or toxic substances on, under, in, or emanating from that property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos-containing materials into the air or require the removal or containment of the asbestos-containing materials; polychlorinated biphenyls in hydraulic or electrical equipment are regulated as hazardous or toxic substances; and the United States Environmental Protection Agency has identified health risks associated with elevated radon gas levels in buildings. In some states, contamination of a property may give rise to a lien on the property for payment of the costs of addressing the condition. This lien may have priority over the lien of a pre-existing mortgage.

Additionally, third parties may seek recovery from owners or operators of real properties for personal injury or property damages associated with exposure to hazardous or toxic substances related to the properties.

Federal law requires owners of certain residential housing constructed prior to 1978 to disclose to potential residents or purchasers any condition on the property that causes exposure to lead-based paint. Contracts for the purchase and sale of an interest in residential housing constructed prior to 1978 must contain a “Lead Warning Statement” that informs the purchaser of the potential hazards to pregnant women and young children associated with exposure to lead-based paint. The ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure. Property owners may be held liable for injuries to their tenants resulting from exposure to lead-based paint under common law and various state and local laws and regulations that impose affirmative obligations on property owners of residential housing containing lead-based paint.

The owner’s liability for any required remediation generally is not limited by law and could accordingly exceed the value of the property and/or the aggregate assets of the owner. The presence of hazardous or toxic substances also may adversely affect the owner’s ability to refinance the property or to sell the property to a third party. The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the value of the mortgaged property and a borrower’s ability to repay its mortgage loan.

In addition, under certain circumstances, a lender (such as the trust) could be liable for the costs of responding to an environmental hazard. See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations” in the prospectus.

For information regarding environmental site assessments at the mortgaged properties, see “Description of the Mortgage Pool—Certain Underwriting Matters—Environmental Site Assessments” below.

Potential Trust Liability Related to a Materially Adverse Environmental Condition

The mortgage loan sellers have represented to the Depositor that all of the mortgaged properties, within the 18 months preceding the cut-off date, have had (i) an environmental site assessment or (ii) an update of a previously conducted assessment based upon information in an established database or study. See “Description of the Mortgage Pool—Certain Underwriting Matters—Environmental Site Assessments” in this prospectus supplement. There can be no assurance that any such assessment, study or review revealed all possible environmental hazards. Each mortgage loan seller has informed the Depositor that to its actual knowledge, without inquiry beyond the environmental assessment (or update of a previously conducted assessment) or questionnaire completed by the borrower and submitted to the mortgage loan seller in connection with obtaining an environmental insurance policy in lieu of an environmental assessment, there are no significant or material circumstances or conditions with respect to the mortgaged property not revealed in the environmental assessment (or update of a previously conducted assessment) or the borrower’s environmental questionnaire. The environmental assessments relating to certain of the mortgage loans revealed the existence of friable or non-friable asbestos-containing materials, lead-based paint, radon gas, leaking underground storage tanks, polychlorinated biphenyl contamination, ground water contamination or other material environmental conditions.

For more information regarding environmental considerations, see “Certain Legal Aspects of Mortgage Loans—Environmental Considerations” in the prospectus.

The pooling and servicing agreement requires that the special servicer obtain an environmental site assessment of a mortgaged property prior to acquiring title thereto on behalf of the trust or assuming its operation. Such requirement may effectively preclude realization of the security for the related note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the trust will become liable under any environmental law. However, there can be no assurance that the requirements of the pooling and servicing agreement will effectively insulate the trust from potential liability under environmental laws. See “The Pooling and Servicing Agreement—Realization Upon Defaulted Mortgage Loans” in this prospectus supplement and “Certain Legal Aspects of Mortgage Loans—Environmental Considerations” in the prospectus.

Borrower May Be Unable To Repay the Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date

All of the mortgage loans are balloon loans or anticipated repayment date loans that provide for substantial payments of principal due at their stated maturities or anticipated repayment dates, as applicable. 14 of the mortgage loans, representing 10.16% of the outstanding pool balance, or 6.43% of the Loan Group 1 balance and 45.41% of the Loan Group 2 balance as of the cut-off date, has a balloon payment or anticipated repayment date in the year 2012. 5 of the mortgage loans, representing 1.98% of the outstanding pool balance, or 2.19% of the Loan Group 1 balance as of the cut-off date, has a balloon payment or anticipated repayment date in the year 2014. One of the mortgage loans, representing 0.12% of the outstanding pool balance, or 1.26% of the Loan Group 2 balance as of the cut-off date, has a balloon payment or anticipated repayment date in the year 2016. 90 of the mortgage loans, collectively representing 87.74% of the outstanding pool balance, or 91.38% of the Loan Group 1 balance and 53.33% of the Loan Group 2 balance as of the cut-off date, have a balloon payment or an anticipated repayment date in the year 2017.

Balloon loans and anticipated repayment date loans involve a greater risk to the lender than fully amortizing loans because a borrower’s ability to repay a balloon loan on its maturity date or anticipated repayment date, as applicable, typically will depend upon its ability either to refinance such mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

•	the availability of, and competition for, credit for commercial real estate projects;

•	prevailing interest rates;

•	the fair market value of the related properties;

•	the borrower’s equity in the related properties;

•	the borrower’s financial condition;

•	the operating history and occupancy level of the property;

•	tax laws;

•	prevailing general and regional economic conditions; and

•	the availability of funds in the credit markets which fluctuates over time.

There can be no assurance that a borrower will have the ability to repay the remaining principal balance of the related mortgage loan on the pertinent date.

Risks Related to Modification of Mortgage Loans with Balloon Payments

In order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement enables the special servicer to extend and modify the terms of mortgage loans (other than the DDR Portfolio loan, which is being serviced pursuant to a separate pooling and servicing agreement) that are in material default or as to which a payment default (including the failure to make a balloon payment) is reasonably foreseeable, subject, however, to the limitations described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans; Collection of Payments” in this prospectus supplement. The applicable master servicer and the special servicer may extend the maturity date of a mortgage loan under limited circumstances. See “The Pooling and Servicing Agreement—Modifications” in this prospectus supplement. There can be no assurance, however, that any extension or modification will increase the present value of recoveries in a given case. Neither of the master servicers nor the special servicer will have the ability to extend or modify the DDR Portfolio loan, because such mortgage loan is being serviced by another servicer and special servicer pursuant to a separate pooling and servicing agreement. Any delay in collection of a balloon payment that would otherwise be distributable in respect of a class of certificates offered in this prospectus supplement, whether such delay is due to borrower default or to modification of the related mortgage loan by the special servicer or the applicable special servicer servicing the DDR Portfolio loan, will likely extend the weighted average life of such class of certificates. See “Yield and Maturity Considerations” in this prospectus supplement and in the prospectus.

Options and Other Purchase Rights May Affect Value or Hinder Recovery With Respect to the Mortgaged Properties

The borrowers under certain of the mortgage loans have given to one or more tenants or another person a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the related mortgaged real property. These rights, which may not be subordinated to the related mortgage, may impede the lender’s ability to sell the related mortgaged real property at foreclosure or after acquiring the mortgaged real property pursuant to foreclosure, or adversely affect the value and/or marketability of the related mortgaged real property. Additionally, the exercise of a purchase option may result in the related mortgage loan being prepaid during a period when voluntary prepayments are otherwise prohibited.

Risks Relating to Borrowers’ Organization or Structure

With respect to most of the mortgage loans, the borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and, subject to exceptions, generally limit the borrowers’ ability to incur additional indebtedness other than trade payables and equipment financing relating to the mortgaged properties in the ordinary course of business. These provisions are designed to mitigate the possibility that the borrowers’ financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan. However, we cannot assure you that the related borrowers will comply with these requirements. Also, although a borrower may currently be structured as a single-purpose entity, such borrower may have previously owned property other than the related mortgaged property and/or may not have observed all covenants and conditions which typically are required to view a borrower as a “single purpose entity” under standard rating agency criteria. There can be no assurance that circumstances that arose or may arise when the borrower did not or does not observe the required covenants will not impact the borrower or the related mortgaged property. In addition, most of the borrowers and their owners do not have an independent director whose consent would be required to file a voluntary bankruptcy petition on behalf of such borrower. One of the purposes of an independent director of the borrower (or of a special-purpose entity having an interest in the borrower) is to avoid a bankruptcy petition filing which is intended solely to benefit an affiliate and is not justified by the borrower’s own economic circumstances. Borrowers (and any special purpose entity having an interest in any such borrowers) that do not have an independent director may be more likely to file a voluntary bankruptcy petition and therefore less likely to repay the related mortgage loan. The bankruptcy of a borrower, or the general partner or the managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. In certain jurisdictions, mortgage loans may be structured with a borrower (obligated under the related note) that is different from the owner of the mortgaged property. In such cases, the related property owner, although not obligated under the note, will guaranty all amounts payable by the borrower under the related note which guaranty is secured by an indemnity deed of trust in favor of the lender executed by the property owner. With respect to certain references to the borrower in this prospectus supplement, such references may apply to such property owner instead.

With respect to the mortgage loan identified as Mission Mayfield Downs on Annex A-1 to this prospectus supplement, representing 0.53% of the outstanding pool balance and 5.50% of the Loan Group 2 Balance as of the cut-off date, the borrower is a Delaware statutory trust. Such borrower is prohibited, pursuant to IRS revenue rulings, from actively managing the mortgaged property. To mitigate these constraints, the borrower (i) has master leased the entire property to an affiliate, which affiliate will operate the mortgaged property and (ii) has an independent trustee with the power to convert the Delaware statutory trust into a limited liability company upon a default or imminent default, so the limited liability company borrower may take necessary remedial action.

With respect to the following mortgage loans, collectively representing 4.88% of the outstanding pool balance, 4.28% of the Loan Group 1 Balance and 10.50% of the Loan Group 2 Balance as of the cut-off date, two or more borrowers own the related mortgaged property as tenants-in-common:

•	Grants Pass Shopping Center

•	Walgreens Pool V

•	Best Western Ocean View Resort

•	Crossroads Festival Shopping Center

•	Pullman Portfolio

•	Davis Commons Apartments

•	Rolando Plaza

•	West Carmel Marketplace—Inline

•	Boardwalk Shopping Center

Under certain circumstances, a tenant-in-common can be forced to sell its property, including by a bankruptcy trustee, one or more other tenants-in-common seeking to partition the property and/or by a governmental lienholder in the event of unpaid taxes. Such forced sale or action for partition of a mortgaged property may occur during a market downturn and could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers and/or a substantial decrease in the amount recoverable. These factors could cause losses to certificateholders. In most cases, the related tenant-in-common borrower waived its right to partition or the attempted exercise of such right of partition is an event of default, or a tenant-in-common borrower or its constituent owners will be personally liable for losses suffered by the lender as a result of the exercise of such right of partition, thereby reducing the risk of partition. However, there can be no assurance that, if challenged, this waiver would be enforceable. In addition, because the tenant-in-common structure may cause delays in the enforcement of remedies (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), in most cases, the related tenant-in-common borrower is a special purpose entity (in some cases bankruptcy-remote), reducing the risk of bankruptcy. In addition, in some cases, the related mortgage loan documents provide for full or partial recourse to the related tenant-in-common borrower and the related guarantor if a tenant-in-common borrower files for bankruptcy. However, there can be no assurance that a bankruptcy proceeding by a single tenant-in-common borrower will not delay enforcement of this mortgage loan. Additionally, in some cases, subject to the terms of the related mortgage loan documents, the tenant-in-common borrowers may assign their interests to one or more tenant-in-common borrowers. Such increase in the number of tenant-in-common borrowers increases the risks related to this ownership structure.

Risks Related to Additional Debt

The mortgage loans generally prohibit the borrower from incurring any additional debt secured by the mortgaged property without the consent of the lender. Generally, none of the Depositor, the mortgage loan sellers, the underwriters, the master servicers, the special servicer, the certificate administrator or the trustee have made any investigations, searches or inquiries to determine the existence or status of any subordinate secured financing with respect to any of the mortgaged properties at any time following origination of the related mortgage loan. However, the mortgage loan sellers have informed us that they are aware of the actual or potential additional debt secured by a mortgaged property with respect to the mortgage loans described under “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Financing.”

Except to the extent set forth in this paragraph, all of the mortgage loans either prohibit future unsecured subordinated debt that is not incurred in the ordinary course of business, or require lender’s consent to incur such debt. Moreover, in general, any borrower that does not meet the single-purpose entity criteria may not be prohibited from incurring additional debt. This additional debt may be secured by other property owned by such borrower. Certain of these borrowers may have already incurred additional debt. Also, in certain cases, co-mortgagors have executed the mortgage in order to encumber adjoining property or related property interests. Such co-mortgagors may not be special purpose entities, and in such cases could have obligations, debt and activities unrelated to the mortgaged property. The mortgage loan sellers have informed us that they are aware of actual or potential unsecured debt with respect to the mortgage loans described under “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Financing.”

Although the mortgage loans generally restrict the transfer or pledging of controlling general partnership and managing member equity interests in a borrower subject to certain exceptions and except to the extent set forth in this paragraph, the terms of the mortgage loans generally permit, subject to certain limitations, the transfer or pledge of less than a certain specified portion of the general partnership, managing membership, limited partnership or non-managing membership equity interests in a borrower. In addition, in general, the parent entity of any borrower that does not meet single purpose entity criteria may not be restricted in any way from incurring mezzanine debt secured by pledges of their equity interests in such borrower. With respect to mezzanine financing, while a mezzanine lender has no security interest in or rights to the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the mortgage loan borrower and mortgaged property are subordinate to the rights of the mortgage loan lender and that the mezzanine lender may not take any enforcement action against the mortgage loan borrower and mortgaged property. The mortgage loan sellers have informed us that they are aware of existing or potential mezzanine debt with respect to the mortgage loans described under “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Financing.”

Although the terms of the mortgage loans generally prohibit additional debt of the borrowers and debt secured by ownership interests in the borrowers, except as provided above, it has not been confirmed whether or not any of the borrowers have incurred additional secured or unsecured debt, or have permitted encumbrances on the ownership interests in such borrowers. There can be no assurance that the borrowers have complied with the restrictions on indebtedness contained in the related mortgage loan documents.

When a borrower (or its constituent members) also has one or more other outstanding loans (even if subordinated or mezzanine loans), the trust is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan generally makes it more difficult for the borrower to obtain refinancing of the mortgage loan and may thereby jeopardize repayment of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property. In addition, with respect to the mezzanine financing, in most of these cases a mezzanine lender will have a right to purchase a mortgage loan in certain default situations. This may cause an early prepayment of the related mortgage loan.

Additionally, if the borrower (or its constituent members) defaults on the mortgage loan and/or any other loan, actions taken by other lenders could impair the security available to the trust. If a junior lender files an involuntary petition for bankruptcy against the borrower (or the borrower files a voluntary petition to stay enforcement by a junior lender), the trust’s ability to foreclose on the property would be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the trust.

Further, if another loan secured by the mortgaged property is in default, the other lender may foreclose on the mortgaged property or, in the case of a mezzanine loan, the related mezzanine lender may exercise its purchase rights, in each case, absent an agreement to the contrary, thereby causing a delay in payments and/or an involuntary repayment of the mortgage loan prior to its maturity date or its anticipated repayment date, as applicable. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.

Bankruptcy Proceedings Entail Certain Risks

Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the real property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property. This action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may:

•	grant a debtor a reasonable time to cure a payment default on a mortgage loan;

•	reduce monthly payments due under a mortgage loan;

•	change the rate of interest due on a mortgage loan; or

•	otherwise alter the mortgage loan’s repayment schedule.

Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower’s trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower’s assignment of rents and leases. The federal bankruptcy code also may interfere with the trustee’s ability to enforce any lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the lender’s receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

As a result of the foregoing, the trustee’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

Certain of the mortgage loans may have a sponsor that has filed for bankruptcy protection more than ten years ago. In all cases of which we are aware, the entity that was in bankruptcy has emerged from bankruptcy, although such entity may have emerged from bankruptcy within the last ten years. Certain of the mortgage loans may have had a sponsor that filed (or a sponsor that caused an entity under its control to file) for bankruptcy protection within the last ten years. However, we cannot assure you that, with respect to a sponsor that has filed for bankruptcy in the past, such sponsor will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the lender to enforce its rights under the related loan documents. Nor can we assure you that the bankruptcies of sponsors have in all cases been disclosed to us.

Lack of Skillful Property Management Entails Risks

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is generally responsible for:

•	responding to changes in the local market;

•	planning and implementing the rental structure;

•	operating the property and providing building services;

•	managing operating expenses; and

•	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short-term sources, such as hotels and self storage facilities, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

A good property manager, by controlling costs, providing appropriate service to tenants and seeing to the maintenance of improvements, can improve cash flow, reduce vacancy, leasing and repair costs and preserve the building’s value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income-producing property.

No representation or warranty can be made as to the skills or experience of any present or future managers. Many of the property managers are affiliated with the borrower and, in some cases, such property managers may not manage any other properties. Additionally, there can be no assurance that the related property manager will be in a financial condition to fulfill its management responsibilities throughout the terms of its respective management agreement.

Risks of Inspections Relating to Property

Licensed engineers or consultants inspected the mortgaged properties in connection with the origination of the mortgage loans to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, there is no assurance that all conditions requiring repair or replacement were identified, or that any required repairs or replacements were effected.

Risks to the Mortgaged Properties Relating to Terrorist Attacks

On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City, the Washington, D.C. area and Pennsylvania. Terrorist attacks may adversely affect the revenues or costs of operation of the mortgaged properties. It is possible that any further terrorist attacks could (i) lead to damage to one or more of the mortgaged properties, (ii) result in higher costs for insurance premiums or diminished availability of insurance coverage for losses related to terrorist attacks, particularly for a large mortgaged property, which could adversely affect the cash flow at such mortgaged property, or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue, retail traffic and percentage rent. In particular, the decrease in air travel may have a negative effect on certain of the mortgaged properties, including hotel properties and those mortgaged properties in tourist areas, which could reduce the ability of those mortgaged properties to generate cash flow. These disruptions and uncertainties could materially and adversely affect the value of, and an investor’s ability to resell, the certificates. See “—Property Insurance” below.

Recent Developments May Increase the Risk of Loss on the Mortgage Loans

The government of the United States has implemented full scale military operations against Iraq and continues to maintain a military presence in Afghanistan. In addition, the government of the United States has stated that it is likely that future acts of terrorism may take place. It is impossible to predict the extent to which any such military operations or any future terrorist activities, either domestically or internationally, may affect the domestic and world economy, financial markets, real estate markets, insurance costs and investment trends within the United States and abroad. These disruptions and uncertainties could materially and adversely affect the borrowers’ abilities to make payments under the mortgage loans, the ability of each transaction party to perform their respective obligations under the transaction documents to which they are a party, the value of the certificates and the ability of an investor to resell the certificates.

Property Insurance

Subject to certain exceptions including where the mortgage loan documents permit the borrower to rely on self-insurance provided by a tenant, the related mortgage loan documents require the related borrower to maintain, or cause to be maintained, property and casualty insurance. However, the mortgaged properties may suffer losses due to risks that were not covered by insurance or for which the insurance coverage is inadequate. Specifically, certain of the insurance policies may expressly exclude coverage for losses due to mold, environmental hazards, certain acts of nature, terrorist activities or other insurable conditions or events.

In addition certain of the mortgaged properties are located in California, Washington, Texas, Oregon, Nevada and along the Southeastern coastal areas of the United States. These areas have historically been at greater risk regarding acts of nature (such as earthquakes, floods, landslides and hurricanes) than other states. The loans do not generally require the borrowers to maintain earthquake or windstorm insurance and the related borrowers may not have adequate coverage should such an act of nature occur.

There is no assurance that borrowers will maintain the insurance required under the mortgage loan documents or that such insurance will be adequate. Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower’s ability to effect any reconstruction or major repairs or may materially increase the costs of the reconstruction or repairs.

In addition, following the September 11, 2001 terrorist attacks in New York City, the Washington, D.C. area and Pennsylvania, the comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans, which are generally subject to periodic renewals during the term of the related mortgage loans, have been affected. To give time for private markets to develop a pricing mechanism and to build capacity to absorb future losses that may occur due to terrorism, on November 26, 2002, the Terrorism Risk Insurance Act of 2002 was enacted, which established the Terrorism Insurance Program. The Terrorism Insurance Program was originally scheduled to expire on December 31, 2005. However, on December 22, 2005, the Terrorism Risk Insurance Extension Act of 2005 (collectively with the Terrorism Risk Insurance Act of 2002, “TRIA”) was enacted, which extended the duration of the Terrorism Insurance Program until December 31, 2007.

The Terrorism Insurance Program is administered by the Secretary of the Treasury and, through December 31, 2007, will provide some financial assistance from the United States Government to insurers in the event of another terrorist attack that results in an insurance claim. The program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest as an effort to influence or coerce United States civilians or the United States Government.

In addition, no compensation will be paid under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed $100 million. As a result, unless the borrowers obtain separate coverage for events that do not meet that threshold (which coverage may not be required by the respective loan documents and may not otherwise be obtainable), such events would not be covered.

The Treasury Department has established procedures for the program under which the federal share of compensation will be equal to 85% of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will not be liable for any amount that exceeds this cap). An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

Through December 2007, insurance carriers are required under the program to provide terrorism coverage in their basic “all risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses. Any state approval of such types of exclusions in force on November 26, 2002 are also voided.

Because it is a temporary program, there is no assurance that it will create any long term changes in the availability and cost of such insurance.

The various forms of insurance maintained with respect to any of the mortgaged properties, including property and casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy, covering other real properties, some of which may not secure mortgage loans in the trust. As a result of total limits under blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage available with respect to a mortgaged property securing one of the mortgage loans in the trust and the amounts available could be insufficient to cover insured risks at such mortgaged property.

With respect to certain of the mortgage loans that we intend to include in the trust, the related mortgage loan documents generally provide that the borrowers are required to maintain comprehensive standard extended coverage casualty insurance but may not specify the nature of the specific risks required to be covered by these insurance policies.

With respect to certain of the mortgage loans, the standard extended coverage policy specifically excludes terrorism insurance from its coverage. In certain of those cases, the related borrower obtained supplemental terrorism insurance. In other cases, the lender did not require that terrorism insurance be maintained.

In addition, in many cases where terrorism insurance is required, such insurance may be required only to the extent it can be obtained for premiums less than or equal to the “cap” amount specified in the related mortgage loan documents, only if it can be purchased at commercially reasonable rates and/or only with a deductible at a certain threshold. For example, with respect to the following mortgage loans in the pool:

•

In the case of the mortgage loan identified as 60 Wall Street on Annex A-1 to this prospectus supplement, representing 9.83% of the outstanding pool balance and 10.87% of the Loan Group 1 balance as of the cut-off date, terrorism insurance is only required up to such amount that can be purchased for an annual premium not in excess of $4,000,000.

•

In the case of the mortgage loan identified as DDR Portfolio on Annex A-1 to this prospectus supplement, representing 7.63% of the outstanding pool balance and 8.44% of the Loan Group 1 balance as of the cut-off date, terrorism insurance is only required up to such amount that can be purchased for an annual premium not in excess of $375,000. If the TRIA is not in effect at any time, then the related terrorism insurance cap is 150% of the portion of the annual insurance premium allocated to terrorism coverage in such prior year’s “special causes of loss” policy, as adjusted by the Consumer Price Index on an annual basis.

•

In the case of the mortgage loans identified as Waterview on Annex A-1 to this prospectus supplement, representing 7.25% of the outstanding pool balance and 8.01% of the Loan Group 1 balance as of the cut-off date, in the event that the TRIA is not in effect, terrorism insurance is only required up to such amount that can be purchased for an annual premium not in excess of $420,000.

•

In the case of the mortgage loan identified as Ritz-Carlton Key Biscayne on Annex A-1 to this prospectus supplement, representing 5.52% of the outstanding pool balance and 6.11% of the Loan Group 1 balance as of the cut-off date, terrorism insurance is only required up to such amount that can be purchased for annual premium not in excess of $300,000.

•

In the case of the mortgage loan identified as 85 Tenth Avenue on Annex A-1 to this prospectus supplement, representing 5.18% of the outstanding pool balance and 5.72% of the Loan Group 1 balance as of the cut-off date, in the event that the TRIA is not in effect, terrorism insurance is only required up to such amount that can be purchased for an annual premium not in excess of $1,200,000.

•

In the case of the mortgage loan identified as HCPI Medical Office Building Portfolio on Annex A-1 to this prospectus supplement, representing 4.21% of the outstanding pool balance and 4.66% of the Loan Group 1 balance as of the cut-off date, in no event will the borrower be required to obtain terrorism insurance in an amount greater than $50,000,000.

•

In the case of the mortgage loan identified as Fashion Outlet of Las Vegas on Annex A-1 to this prospectus supplement, representing 3.55% of the outstanding pool balance and 3.93% of the Loan Group 1 balance as of the cut-off date, terrorism insurance is only required up to such amount that can be purchased for an annual premium not in excess of $150,000.

•

In the case of the mortgage loan identified as USFS Industrial Distribution Portfolio on Annex A-1 to this prospectus supplement, representing 3.10% of the outstanding pool balance and 3.42% of the Loan Group 1 balance as of the cut-off date, terrorism insurance is only required up to such amount that can be purchased for an annual premium not in excess of $200,000.

•

In the case of the mortgage loan identified as 135 East 57th Street on Annex A-1 to this prospectus supplement, representing 2.40% of the outstanding pool balance and 2.65% of the Loan Group 1 balance as of the cut-off date, terrorism insurance is only required up to such amount that can be purchased for an annual premium not in excess of $600,000.

Even if the mortgage loan documents specify that the related borrower must maintain standard extended coverage casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the applicable master servicer or the special servicer may not enforce such default or cause the borrower to obtain such insurance if the special servicer has determined, in accordance with the servicing standards, that either (a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonable rates (which determination, with respect to terrorism insurance, will be subject to consent of the directing holder (which is generally (except with respect to the mortgage loans that are part of a split loan structure) the holder of the majority interest of the most subordinate class then outstanding and with respect to the mortgage loans that are part of a split loan structure, as described under “The Pooling and Servicing Agreement—Special Servicing—The Directing Holder” in this prospectus supplement)) and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the geographic region in which such mortgaged property is located. Additionally, if the related borrower fails to maintain such insurance, neither the applicable master servicer nor the special servicer will be required to maintain such terrorism insurance coverage if the special servicer determines, in accordance with the servicing standards, that such insurance is not available for the reasons set forth in (a) or (b) of the preceding sentence. Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis. If this coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates.

As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Appraisals and Market Studies Have Certain Limitations

An appraisal or other market analysis was conducted with respect to the mortgaged properties in connection with the origination or acquisition of the related mortgage loans. The resulting estimates of value are the bases of the cut-off date loan-to-value ratios referred to in this prospectus supplement. Those estimates represent the analysis and opinion of the person performing the appraisal or market analysis and are not guarantees of present or future values. There can be no assurance that another appraiser would not have arrived at a different evaluation, even if such appraiser used the same general approach to, and the same method of, appraising the mortgaged property. Moreover, the values of the mortgaged properties may have fluctuated significantly since the appraisal or market study was performed. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. In certain cases, appraisals may reflect “as stabilized” values, reflecting certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. Information regarding the appraised values of mortgaged properties available to the Depositor as of the cut-off date is presented in Annex A-1 to this prospectus supplement for illustrative purposes only. See “Description of the Mortgage Pool—Additional Loan Information” in this prospectus supplement.

Tax Considerations Related to Foreclosure

If the trust acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer will generally retain an independent contractor to operate the mortgaged property. Among other things, the independent contractor generally will not be able to perform construction work, other than repair, maintenance or certain types of tenant build-outs, unless the construction was at least 10% completed when default on the mortgage loan becomes imminent. Furthermore, any net income from such operation (other than qualifying “rents from real property”), or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the 135 East 57th Street Loan REMIC or the Lower-Tier REMIC, as applicable, to federal tax on such income at the highest marginal corporate tax rate (currently 35%) and possibly state or local tax. “Rents from real property” does not include any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved. In such event, the net proceeds available for distribution to certificateholders will be reduced. The special servicer may permit the 135 East 57th Street Loan REMIC or the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or leasing the mortgaged property. See “The Pooling and Servicing Agreement—Realization Upon Defaulted Mortgage Loans” in this prospectus supplement.

In addition, if the trust were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of the properties. These state or local taxes may reduce net proceeds available for distribution with respect to the certificates.

Increases in Real Estate Taxes Due to Termination of a PILOT Program or Other Tax Abatement Arrangements May Reduce Payments to Certificateholders

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes under a local government program of payment in lieu of taxes (often known as a PILOT program) or other tax abatement arrangements. Some of these programs or arrangements are scheduled to terminate or have significant tax increases prior to the maturity of the related mortgage loan, resulting in higher, and in some cases substantially higher, real estate tax obligations for the related borrower. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loans. There are no assurances that any such program will continue for the duration of the related mortgage loan or would survive a mortgage loan foreclosure or deed in lieu of foreclosure.

Risks Related to Enforceability

All of the mortgages permit the lender to accelerate the debt upon default by the borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default, subject in some cases to a right of the court to revoke such acceleration and reinstate the mortgage loan if a payment default is cured. Courts, however, may refuse to permit foreclosure or acceleration if a default is deemed immaterial or the exercise of those remedies would be unjust or unconscionable or if a material default is cured.

If a mortgaged property has tenants, the borrower typically assigns its income as landlord to the lender as further security, while retaining a license to collect rents as long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. In certain jurisdictions, such assignments may not be perfected as security interests until the lender takes actual possession of the property’s cash flow. In some jurisdictions, the lender may not be entitled to collect rents until the lender takes possession of the property and secures the appointment of a receiver. In which event, the receiver, rather than the lender, would be entitled to collect the rents. A receiver generally may not be appointed as a matter of right, and appointment of a receiver may be delayed or subject to a court’s approval. In addition, as discussed above, if bankruptcy or similar proceedings are commenced by or for the borrower, the lender’s ability to collect the rents may be adversely affected.

Risks Related to Cross-Collateralization and Multi-Borrower Arrangements

There is one group of cross-collateralized and cross-defaulted mortgage loans representing 2.35% of the outstanding pool balance and 2.59% of the Loan Group 1 balance as of the cut-off date. Cross-collateralization arrangements seek to reduce the risk that one mortgaged property may not generate net operating income sufficient to pay debt service. Cross-collateralization arrangements involving more than one borrower or mortgage loans to co-borrowers secured by multiple properties or multiple parcels within a single mortgaged property could be challenged as a fraudulent conveyance by creditors of a borrower or by the representative of the bankruptcy estate of a borrower if a borrower were to become a debtor in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and:

•	was insolvent or was rendered insolvent by such obligation or transfer,

•	was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person was unreasonably small capital or

•	intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured.

Accordingly, a lien granted by a borrower to secure repayment of another borrower’s mortgage loan could be avoided if a court were to determine that:

•

such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, or was left with unreasonably small capital, or was not able to pay its debts as they matured and

•

the borrower did not, when it allowed its mortgaged property to be encumbered by a lien securing the entire indebtedness represented by the other mortgage loan, receive fair consideration or reasonably equivalent value for pledging such mortgaged property for the equal benefit of the other borrower.

If the lien is avoided, the lender would lose the benefits afforded by such lien. In addition, the lender would experience delay in exercising remedies with respect to cross-collateralized loan groups involving properties located in more than one state or jurisdiction.

State Law Limitations Entail Certain Risks

14 mortgage loans, representing 22.95% of the outstanding pool balance, 24.80% of the Loan Group 1 balance and 5.45% of the Loan Group 2 balance as of the cut-off date, are secured by more than one mortgaged property.

Some states (including California) have laws prohibiting more than one “judicial action” to enforce a mortgage obligation. Some courts have construed the term “judicial action” broadly. In the case of a mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on mortgaged properties located in states where such “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. As a result, the ability to realize upon the mortgage loans may be limited by the application of state laws. Foreclosure actions may also, in certain circumstances, subject the trust to liability as a “lender-in-possession” or result in the equitable subordination of the claims of the trustee to the claims of other creditors of the borrower. The special servicer may take these state laws into consideration in deciding which remedy to choose following a default by a borrower.

Leasehold Interests Entail Certain Risks

14 mortgaged properties, which represent security for 14.20% of the outstanding pool balance and 15.70% of the Loan Group 1 balance as of the cut-off date, are secured by a mortgage on (i) the borrower’s leasehold (or subleasehold) interest in the related mortgaged property and not the related fee simple interest or (ii) the borrower’s leasehold interest in portion of the related mortgaged property and the borrower’s fee simple interest in the remainder of the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold interest were to be terminated upon a lease default or in connection with a lessor or lessee bankruptcy, the leasehold mortgagee would lose its security in such leasehold interest. Generally, the related ground lease requires the lessor to give the leasehold mortgagee notice of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to the leasehold mortgagee or the purchaser at a foreclosure sale, and may contain certain other provisions beneficial to a mortgagee. Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee generally has the right to remain in possession of its leased premises paying the rent required under the lease for the term of the lease (including renewals), although in certain cases a bankrupt lessor may obtain court approval to dispose of the related property free and clear of the lessee’s interest. If a debtor lessee/borrower rejects any or all of its leases, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lessor specifically grants the lender such right. If both the lessor and the lessee/borrowers are involved in bankruptcy proceedings, the trust may be unable to enforce the bankrupt lessee/borrower’s obligation to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

The ground leases securing the mortgaged properties may provide that the ground rent payable thereunder increases during the term of the lease. These increases may adversely affect the cash flow and net income of the borrower from the mortgaged property.

Potential Absence of Attornment Provisions Entails Risks

In some jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain attornment provisions (i.e., provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

If a lease is not subordinate to a mortgage, the trust will not have the right to dispossess the tenant upon foreclosure of the mortgaged property (unless it has otherwise agreed with the tenant). If the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

Risks Related to Zoning Laws

Due to changes in applicable building and zoning ordinances and codes that have come into effect after the construction of improvements on certain of the mortgaged properties, some improvements or current uses of the mortgaged properties may not comply fully with current zoning laws (including density, use, parking and set-back requirements) but qualify as permitted non-conforming improvements or uses. These changes may limit the ability of the related borrower to rebuild the premises “as is” or continue current uses in the event of a substantial casualty loss and may adversely affect the ability of a borrower to meet its mortgage loan obligations from cash flow. Insurance proceeds may not be sufficient to pay off such mortgage loan in full, particularly where the insurable value of the improvements on the related mortgaged property (and the related recovery) is substantially less than the outstanding balance of the mortgage loan. In addition, if the mortgaged property was to be repaired, restored or permitted to be used only in conformity with then-current law, its value could be less than the remaining principal balance on the mortgage loan and it may produce less revenue than before the repair or restoration.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures.” The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities.

Risks Related to Litigation

There may be pending or threatened legal proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, managers and affiliates, which litigation could have a material adverse effect on your investment.

Risks Related to Compliance with Americans with Disabilities Act

Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. To the extent that a mortgaged property securing a mortgage loan does not comply with the Americans with Disabilities Act of

1990, the related borrowers may incur costs complying with the Americans with Disabilities Act of 1990. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

Mortgage Electronic Registration Systems (MERS)

The mortgages or assignments of mortgages for some of the mortgage loans have been or may be recorded in the name of Mortgage Electronic Registration Systems, Inc. (“MERS”), solely as nominee for the related Mortgage Loan Seller and its successor and assigns. Subsequent assignments of those mortgages are registered electronically through the MERS system. The recording of mortgages in the name of MERS is a new practice in the commercial mortgage lending industry. Public recording officers and others have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and the additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the loans.

Conflicts of Interest

Directing Holder May Direct Special Servicer Actions

The special servicer is generally given considerable latitude in determining whether and in what manner to liquidate or modify defaulted mortgage loans. The directing holder has certain rights to advise and direct the special servicer to take or refrain from taking certain actions with respect to the mortgage loans. The directing holder, with respect to the mortgage loans that are not part of a split loan structure, is generally the holder of the majority in interest of the controlling class. The directing holder, with respect to the mortgage loans that are part of a split loan structure, is as described in “The Pooling and Servicing Agreement—Special Servicing—The Directing Holder” in this prospectus supplement. The directing holder is also generally entitled to remove (at its own expense if such removal is not for cause) the special servicer with or without cause. See “The Pooling and Servicing Agreement—Special Servicing—The Directing Holder” in this prospectus supplement. The controlling class is the most subordinated (or, under certain circumstances, the next most subordinated) class of certificates outstanding from time to time, and such holders may have interests in conflict with those of the holders of the other certificates. For instance, the holders of certificates of the controlling class might desire to mitigate the potential for loss to that class from a troubled mortgage loan by deferring enforcement in the hope of maximizing future proceeds. However, the interests of the trust may be better served by prompt action, since delay followed by a market downturn could result in fewer proceeds to the trust than would have been realized if earlier action had been taken. The controlling class representative has no duty to act in the interests of any class other than the controlling class. The directing holder has no duty to act in the interests of any class of certificates (other than the controlling class if the controlling class representative is the directing holder). However, the pooling and servicing agreement provides that neither the master servicers nor the special servicer may follow a direction of the directing holder if such direction could, among other things, cause it to violate the servicing standards. See also “Conflicts Between Certificateholders and Holders of Companion Loans” in this prospectus supplement. It is expected that Hyperion Brookfield Asset Management Inc. will be the initial controlling class representative.

Related Parties May Acquire Certificates or Experience Other Conflicts

Affiliates of the depositor, the mortgage loan sellers, the master servicers or the special servicer may purchase a portion of the certificates. The purchase of certificates could cause a conflict between the master servicers’ or the special servicer’s duties to the trust under the pooling and servicing agreement and its interests as a holder of a certificate. In addition, the directing holder generally has the right to remove the special servicer (but see the discussion with respect to the removal of the special servicer with respect to certain mortgage loans that are part of a split loan structure under “Description of the Mortgage Pool—Split Loan Structures” in this prospectus supplement) and appoint a successor, which may be an affiliate of such holder. However, the pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicers, the special servicer or any of their affiliates. See “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans; Collection of Payments” in this prospectus supplement.

Additionally, any of those parties may, especially if it or an affiliate holds a subordinate certificate, or has financial interests in or other financial dealings with a borrower or sponsor under any of the mortgage loans, have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates offered in this prospectus supplement. For instance, if the special servicer or an affiliate holds a subordinate certificate, the special servicer could seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in hope of maximizing future proceeds. The special servicer might also seek to reduce the potential for such losses by accelerating a mortgage loan earlier than necessary in order to avoid advance interest or additional trust fund expenses. Either action could result in fewer proceeds to the trust than would be realized if alternate action had been taken. In general, the servicers are not required to act in a manner more favorable to the certificates offered in this prospectus supplement or any particular class of certificates that are subordinate to the certificates offered in this prospectus supplement.

German American Capital Corporation, one of the mortgage loan sellers and a sponsor, is an affiliate of Deutsche Bank Trust Company Americas, the certificate administrator and a sub-servicer for the mortgage loan identified as Waterview on Annex A-1 to this prospectus supplement, and an affiliate of Deutsche Bank AG, New York Branch, the sole tenant at the mortgaged property securing the mortgage loan identified as 60 Wall Street on Annex A-1 to this prospectus supplement. Capmark Finance Inc., one of the mortgage loan sellers and a sponsor, is a master servicer with respect to certain mortgage loans. KeyBank National Association, one of the mortgage loan sellers and a sponsor, is an affiliate of KeyCorp Real Estate Capital Markets, Inc., a master servicer with respect to certain of the mortgage loans. These affiliations could cause conflicts with the duties of a servicer or certificate administrator, as applicable, to the trust fund under the pooling and servicing agreement or the related sub-servicing agreement. However, with respect to the duties of the master servicers and sub-servicer, the pooling and servicing agreement and the related sub-servicing agreement provide that the mortgage loans shall be administered in accordance with the servicing standards described in this prospectus supplement without regard to an affiliation with a mortgage loan seller, any other party to the pooling and servicing agreement or any of their affiliates. See “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans; Collection of Payments” in this prospectus supplement. With respect to the duties of the certificate administrator, the pooling and servicing agreement provides that the certificate administrator will be liable for any damages caused by its own negligent action, its own negligent failure to act or its own willful misconduct or its own bad faith.

Additionally, the master servicers and special servicer service and will, in the future, service, in the ordinary course of their respective businesses, existing and new loans for third parties, including portfolios of loans similar to the mortgage loans that will be included in the trust. The real properties securing these other loans may be in the same markets as, and compete with, certain of the real properties securing the mortgage loans that will be included in the trust. Consequently, personnel of the master servicers and the special servicer may perform services, on behalf of the trust, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts for the master servicers or the special servicer.

The activities of the mortgage loan sellers or their affiliates may involve properties that are in the same markets as the mortgaged properties underlying the certificates. In such cases, the interests of such mortgage loan sellers or such affiliates may differ from, and compete with, the interests of the trust, and decisions made with respect to those assets may adversely affect the amount and timing of distributions with respect to the certificates. Conflicts of interest may arise between the trust and a particular mortgage loan seller or its affiliates that engage in the acquisition, development, operation, financing and disposition of real estate if such mortgage loan seller acquires any certificates. In particular, if certificates held by a mortgage loan seller or an affiliate are part of a class that is or becomes the controlling class, the mortgage loan seller or its affiliate as a controlling class certificateholder would have the ability to influence certain actions of the special servicer under circumstances where the interests of the trust conflict with the interests of the mortgage loan seller or its affiliates as acquirers, developers, operators, financers or sellers of real estate related assets.

Additionally, certain of the mortgage loans included in the trust may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller and the mortgage loan sellers or their affiliates may have or have had equity investments in the borrowers (or in the owners of the borrowers) or properties under certain of the mortgage loans included in the trust. Each of the mortgage loan sellers and their affiliates have made and/or may make or have preferential rights to make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans.

Conflicts Between Property Managers and the Mortgage Loan Borrowers

A substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers. In addition, substantially all of the property managers for the mortgaged properties (or their affiliates) manage or may in the future manage additional properties, including properties that may compete with the mortgaged properties. Affiliates of the managers, and certain of the managers themselves, also may own other properties, including competing properties. The managers of the mortgaged properties may accordingly experience conflicts of interest in the management of such mortgaged properties.

Conflicts may also arise where the borrower or an affiliate of the borrower is a tenant at the mortgaged property. For instance, it may be more likely that a landlord would waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. There can be no assurance that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan. In some cases, this affiliated tenant is physically occupying space related to its business; in other cases, the affiliated tenant is a tenant under a master lease with the borrower, under which the borrower-affiliated tenant has rent obligations under a lease but does not occupy any space at the mortgaged property. These master leases are typically used to bring occupancy to a “stabilized” level but may not provide additional economic support for the mortgage loan. There can be no assurance the space “leased” by this borrower-affiliate pursuant to a master lease will eventually be occupied by third party tenants and consequently, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower’s ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. These risks may be mitigated when mortgaged properties are leased to third parties unaffiliated with the borrower.

Conflicts Between Certificateholders and Holders of Companion Loans

The 60 Wall Street Loan

With respect to the 60 Wall Street loan, representing 9.83% of the outstanding pool balance and 10.87% of the Loan Group 1 balance, in each case, as of the cut-off date, the related mortgaged property also secures three other pari passu companion loans. The 60 Wall Street loan and the three pari passu companion loans will be serviced under the pooling and servicing agreement. Any decision to be made with respect to the 60 Wall Street loan that requires approval under the pooling and servicing agreement or under the related co-lender agreement will require the approval of the Directing Holder. The holders of the other pari passu companion loans will have non-binding consultation rights.

No certificateholder may take any action against any holder of the companion loan (or its designee) for having acted solely in its respective interest. The interests of the holders of the other pari passu companion loans may conflict with the interests of, and their decisions may adversely affect, the holders of one or more classes of certificates offered in this prospectus supplement.

The DDR Portfolio Loan

With respect to the DDR Portfolio loan, representing 7.63% of the outstanding pool balance and 8.44% of the Loan Group 1 balance, in each case, as of the cut-off date, the related mortgaged properties also secure two other pari passu companion loans. The DDR Portfolio loan and the pari passu companion loans will be serviced under the pooling and servicing agreement related to the Citigroup Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-C6 securitization. However, any decision to be made with respect to the DDR Portfolio loan that requires approval under the pooling and servicing agreement related to the Citigroup Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-C6 securitization or otherwise requires approval under the related co-lender agreement will require the approval of the controlling class representative of the Citigroup Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-C6 securitization.

No certificateholder may take any action against any holder of the DDR Portfolio companion loans (or its designee) for having acted solely in its respective interest. The interests of the holders of the two other pari passu companion loans may conflict with the interests of, and their decisions may adversely affect, the holders of one or more classes of certificates offered in this prospectus supplement.

The DDR Portfolio loan is secured by mortgaged properties that also secure two other mortgage loans that are not assets of the trust. The DDR Portfolio loan is anticipated to be serviced and administered by Wachovia Bank, National Association, the master servicer under a separate pooling and servicing agreement, and, if applicable, will be specially serviced by CWCapital Asset Management, the special servicer under such pooling and servicing agreement. This other pooling and servicing agreement provides for a servicing arrangement that is similar but not identical to that under the pooling and servicing agreement. As a result, you will have less control over the servicing of the DDR Portfolio loan than you would have if such mortgage loan was being serviced by the related master servicer and the special servicer pursuant to the terms of the pooling and servicing agreement. See “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loan” in this prospectus supplement.

The Ritz-Carlton Key Biscayne Loan

With respect to the Ritz-Carlton Key Biscayne loan, representing in the aggregate approximately 5.52% of the outstanding pool balance and 6.11% of the Loan Group 1 balance as of the cut-off date, the related mortgaged property also secures a subordinate companion loan. The Ritz-Carlton Key Biscayne loan combination (which includes the Ritz-Carlton Key Biscayne loan identified in the immediately preceding sentence and its related subordinate companion loan) will be serviced under the pooling and servicing agreement

Pursuant to the terms of the related co-lender agreement and prior to a control appraisal event, the holder of the Ritz-Carlton Key Biscayne subordinate companion loan has certain consent rights with respect to certain actions relating to the related mortgage loan as described under “Description of the Mortgage Pool—Split Loan Structures—The Ritz-Carlton Key Biscayne Loan Combination.”

The current holder of the Ritz-Carlton Key Biscayne subordinate companion loan is German American Capital Corporation. The holder of the Ritz-Carlton Key Biscayne subordinate companion loan (or its transferee) may have interests in conflict with those of the certificateholders of the classes of offered certificates. As a result, approvals to proposed actions of the related master servicer or the special servicer, as applicable, under the pooling and servicing agreement may not be granted in all instances, thereby potentially adversely affecting some or all of the classes of offered certificates. Additionally, the holder of the Ritz-Carlton Key Biscayne subordinate companion loan will have the right to terminate the special servicer and appoint a replacement special servicer for the Ritz-Carlton Key Biscayne loan combination. No certificateholder may take any action against the holder of the Ritz-Carlton Key Biscayne subordinate companion loan for having acted solely in its own interest.

The 85 Tenth Avenue Loan

With respect to the 85 Tenth Avenue loan, representing in the aggregate approximately 5.18% of the outstanding pool balance and 5.72% of the Loan Group 1 balance as of the cut-off date, the related mortgaged property also secures one other pari passu companion loan. The 85 Tenth Avenue loan and the pari passu companion loan will be serviced under the pooling and servicing agreement. Any decision to be made with respect to the 85 Tenth Avenue loan that requires approval under the pooling and servicing agreement or under the related co-lender agreement will require the approval of the Directing Holder. The holder of the other pari passu companion loan will have non-binding consultation rights.

No certificateholder may take any action against any holder of the companion loan (or its designee) for having acted solely in its respective interest. The interests of the holders of the other pari passu companion loan may conflict with the interests of, and their decisions may adversely affect, the holders of one or more classes of certificates offered in this prospectus supplement.

The USFS Industrial Distribution Portfolio Loan

With respect to the USFS Industrial Distribution Portfolio loan, representing in the aggregate approximately 3.10% of the outstanding pool balance and 3.42% of the Loan Group 1 balance as of the cut-off date, the related mortgaged property also secures five other pari passu companion loans. The USFS Industrial Distribution Portfolio loan and the pari passu companion loans will be serviced under the pooling and servicing agreement. Any decision to be made with respect to the USFS Industrial Distribution Portfolio loan that requires approval under the pooling and servicing agreement or under the related co-lender agreement will require the approval of the Directing Holder. The holder of the other pari passu companion loans will have non-binding consultation rights.

No certificateholder may take any action against any holder of the companion loans (or its designee) for having acted solely in its respective interest. The interests of the holders of the other pari passu companion loans may conflict with the interests of, and their decisions may adversely affect, the holders of one or more classes of certificates offered in this prospectus supplement.

The 135 East 57th Street Loan

With respect to the pooled trust component of the 135 East 57th Street loan, representing in the aggregate approximately 2.40% of the outstanding pool balance and 2.65% of the Loan Group 1 balance as of the cut-off date, the related mortgaged property also secures the non-pooled trust component of the 135 East 57th Street loan. The 135 East 57th Street Loan (which includes the pooled trust component of the 135 East 57th Street loan and the non-pooled trust component of the 135 East 57th Street loan) will be serviced under the pooling and servicing agreement.

Prior to the occurrence of a control appraisal event described under “Description of the Mortgage Pool—Split Loan Structures—The 135 East 57th Street Loan” in this prospectus supplement, the holders of the Class E57 certificates will have the right under certain circumstances to advise and direct the related master servicer or the special servicer, as applicable, with respect to various servicing matters affecting the 135 East 57th Street Loan and to approve various decisions affecting the 135 East 57th Street Loan. The holders of the Class E57 Certificates also generally have the right to terminate the special servicer and to appoint a successor special servicer but only with respect to the 135 East 57th Street Loan. These holders may have interests in conflict with those of the holders of the certificates offered in this prospectus supplement.

Following the occurrence of a control appraisal event with respect to the Class E57 Certificates, any decision with respect to the 135 East 57th Street Loan that requires the approval of the directing holder or otherwise requires approval under the pooling and servicing agreement, as applicable (including terminating the special servicer and appointing a successor special servicer) will require the approval of the controlling class representative. As a result, any determinations made by the controlling class representative will not necessarily be implemented and approvals to proposed actions of the related master servicer or the special servicer, as applicable, under the pooling and servicing agreement may not be granted in all instances, thereby potentially adversely affecting some or all of the classes of certificates offered in this prospectus supplement.

No holder of certificates offered in this prospectus supplement may take any action against any holder of a Class E57 Certificate (or its designee) for having acted solely in its respective interest. The holders of the Class E57 Certificates may have interests in conflict with, and their decisions may adversely affect, holders of the classes of certificates offered in this prospectus supplement.

The Georgian Towers Loan

With respect to the Georgian Towers loan, representing 2.31% of the outstanding pool balance and 24.17% of the Loan Group 2 balance, in each case, as of the cut-off date, the related mortgaged property also secures one other pari passu companion loan and one other subordinate companion loan. The Georgian Towers loan and the companion loans will be serviced under the pooling and servicing agreement. Pursuant to the terms of the related co-lender agreement and prior to a control appraisal event, the holder of the Georgian Towers subordinate companion loan has certain consent rights with respect to certain actions relating to the related mortgage loan as described under “Description of the Mortgage Pool—Split Loan Structures—The Georgian Towers Loan Combination.”

The current holder of the Georgian Towers subordinate companion loan is German American Capital Corporation. The holder of the Georgian Towers subordinate companion loan (or its transferee) may have interests in conflict with those of the certificateholders of the classes of offered certificates. As a result, approvals to proposed actions of the related master servicer or the special servicer, as applicable, under the pooling and servicing agreement may not be granted in all instances, thereby potentially adversely affecting some or all of the classes of offered certificates. Additionally, the holder of the Georgian Towers subordinate companion loan will have the right to terminate the special servicer and appoint a replacement special servicer for the Georgian Towers loan combination. No certificateholder may take any action against the holder of the Georgian Towers subordinate companion loan for having acted solely in its own interest.

No certificateholder may take any action against any holder of the companion loan (or its designee) for having acted solely in its respective interest. The interests of the holders of the Georgian Towers subordinate companion loan or the other pari passu companion loan may conflict with the interests of, and their decisions may adversely affect, the holders of one or more classes of certificates offered in this prospectus supplement.

The Mission Mayfield Downs Loan

With respect to the Mission Mayfield Downs loan, representing in the aggregate approximately 0.53% of the outstanding pool balance and 5.50% of the Loan Group 2 balance as of the cut-off date, the related mortgaged property also secures a subordinate companion loan. The Mission Mayfield Downs loan and its related subordinate companion loan will be serviced under the pooling and servicing agreement, except that prior to or after the curing of a material default, payments with respect to the Mission Mayfield Downs subordinate companion loan may be collected by a separate servicer for such loan.

The holder of the Mission Mayfield Downs subordinate companion loan will have the right under certain circumstances to approve various modifications or waivers affecting the Mission Mayfield Downs loan combination. This holder may have interests in conflict with those of the holders of the certificates offered in this prospectus supplement.

No certificateholder may take any action against any holder of the Mission Mayfield Downs subordinate companion loan (or its designee) for having acted solely in its respective interests. The holder of the Mission Mayfield Downs subordinate companion loan may have interests in conflict with, and its decisions may adversely affect, the holders of the classes of certificates offered in this prospectus supplement. See “Description of the Mortgage Pool—Split Loan Structures—The Mezz Cap Loan Combinations” in this prospectus supplement.

The Western Plaza Loan

With respect to the Western Plaza loan, representing in the aggregate approximately 0.27% of the outstanding pool balance and 0.30% of the Loan Group 1 balance as of the cut-off date, the related mortgaged property also secures a subordinate companion loan. The Western Plaza loan and its related subordinate companion loan will be serviced under the pooling and servicing agreement, except that prior to or after the curing of a material default, payments with respect to the Western Plaza subordinate companion loan may be collected by a separate servicer for such loan.

The holder of the Western Plaza subordinate companion loan will have the right under certain circumstances to approve various modifications or waivers affecting the Western Plaza loan combination. This holder may have interests in conflict with those of the holders of the certificates offered in this prospectus supplement.

No certificateholder may take any action against any holder of the Western Plaza subordinate companion loan (or its designee) for having acted solely in its respective interests. The holder of the Western Plaza subordinate companion loan may have interests in conflict with, and its decisions may adversely affect, the holders of the classes of certificates offered in this prospectus supplement. See “Description of the Mortgage Pool—Split Loan Structures—The Mezz Cap Loan Combinations” in this prospectus supplement.

Risks Related to the Offered Certificates

Risks Related to Prepayments and Repurchases

The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation of mortgaged properties, defaults and liquidations by borrowers, application of escrow amounts to the reduction of a mortgage loan’s principal balance, or repurchases upon a mortgage loan seller’s breach of representations or warranties, the exercise of a purchase option by a mezzanine lender, a subordinate companion loan noteholder, the holders of the Class E57 Certificates or other party with such option. See “—Risks Related to the Mortgage Loans—Risks Related to Additional Debt,” “Description of the Mortgage Pool —Split Loan Structures,” “—Additional Loan Information—Definitions” “—Certain Terms and Conditions of the Mortgage Loans—Performance Escrows and Letters of Credit,” “—Other Financing,” and “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this prospectus supplement.

In addition, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates will generally be based upon the particular Loan Group in which the related mortgage loan is deemed to be a part, the yield on the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 1 and the yield on the Class A-1A Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 2.

In addition, although the borrowers of the anticipated repayment date loans may have certain incentives to prepay such mortgage loans on their anticipated repayment dates, we cannot assure you that the borrowers will be able to prepay the anticipated repayment date loans on their anticipated repayment dates. The failure of a borrower to prepay an anticipated repayment date loan on its anticipated repayment date will not be an event of default under the terms of such mortgage loans, and, pursuant to the terms of the pooling and servicing agreement, neither the related master servicer nor the special servicer will be permitted to take any enforcement action with respect to a borrower’s failure to pay interest at an increased rate, other than requests for collection, until the scheduled maturity of the respective anticipated repayment date loan; provided that the related master servicer or the special servicer, as the case may be, may take action to enforce the trust’s right to apply excess cash flow to principal in accordance with the terms of the documents of the anticipated repayment date loans. See “—Risks Related to the Mortgage Loans—Borrower May Be Unable to Repay the Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date” above.

The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment is higher or lower than you anticipate.

Certain of the mortgage loans permit voluntary prepayment without the payment of any yield maintenance charge or prepayment premium. For example, with respect to the mortgage loan identified as DDR Portfolio on Annex A-1 to this prospectus supplement, representing 7.63% of the outstanding pool balance and 8.44% of the initial loan group 1 balance, the borrower is permitted to make partial prepayments, which in the aggregate may not exceed ten percent of the original principal balance of such mortgage loan, without any requirement to pay a prepayment premium or yield maintenance charge. Voluntary prepayments under certain mortgage loans require payment of a yield maintenance charge or prepayment premium unless the prepayment is made within a specified number of days of the stated maturity date or the anticipated repayment date, as applicable. See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions” and “—Property Releases” in this prospectus supplement. Nevertheless, there is no assurance that the related borrowers will be deterred from prepaying their mortgage loans due to the existence of a yield maintenance charge or a prepayment premium. There is no assurance that involuntary prepayments will not occur. The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

•	the terms of the mortgage loans;

•	the length of any prepayment lock-out period;

•	the level of prevailing interest rates;

•	the availability of mortgage credit;

•	the applicable yield maintenance charges or prepayment premiums;

•	the related master servicer’s or special servicer’s ability to enforce those charges or premiums;

•	the occurrence of casualties or natural disasters; and

•	economic, demographic, tax, legal or other factors.

Generally, no yield maintenance charge or prepayment premium will be required for partial or full prepayments in connection with a casualty or condemnation (regardless of whether the source of such prepayment includes funds of the borrower in addition to the casualty or condemnation proceeds) unless, in the case of certain of the mortgage loans, an event of default has occurred and is continuing. In addition, if a mortgage loan seller repurchases any mortgage loan from the trust due to a breach of a representation or warranty or as a result of a document defect in the related mortgage file or a mezzanine lender, subordinate noteholder or subordinate companion loan holder exercises an option to purchase a mortgage loan under the circumstances set forth in the related mezzanine loan documents or intercreditor agreement, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, except that no prepayment premium or yield maintenance charge would be payable. Such a repurchase may therefore adversely affect the yield to maturity on your certificates.

Furthermore, with regard to the pooled trust component of the 135 East 57th Street loan, which is secured by a mortgaged property that also secures the non-pooled trust component of the 135 East 57th Street loan, yield maintenance charges may not be payable if a holder of the Class E57 Certificates exercises a purchase option that is triggered due to certain default circumstances under such mortgage loan and purchases the 135 East 57th Street loan. This circumstance generally would have the same effect on the certificates offered in this prospectus supplement as a prepayment in full of such mortgage loan.

Risks Related to Enforceability of Prepayment Premiums, Yield Maintenance Charges and Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums and lock-out periods may not be enforceable in some states and under federal bankruptcy law. Those provisions for charges and premiums also may constitute interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium or to prohibit prepayments will be enforceable. There is no assurance that the foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium. Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, there is no assurance that a court would not interpret those provisions as requiring a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable under applicable law, or usurious.

Yield Considerations

The yield on any certificate offered in this prospectus supplement will depend on (i) the price at which such certificate is purchased by an investor and (ii) the rate, timing and amount of distributions on such certificate. The rate, timing and amount of distributions on any certificate will, in turn, depend on, among other things:

•	the interest rate for such certificate;

•

the rate and timing of principal payments (including principal prepayments) and other principal collections on or in respect of the mortgage loans and the extent to which such amounts are to be applied or otherwise result in a reduction of the certificate balance of such certificate;

•	the rate, timing and severity of losses on or in respect of the mortgage loans or unanticipated expenses of the trust;

•	the timing and severity of any interest shortfalls resulting from prepayments;

•	the timing and severity of any appraisal reductions; and

•	the extent to which prepayment premiums are collected and, in turn, distributed on such certificate.

The investment performance of the certificates offered in this prospectus supplement may be materially different from what you expected if the assumptions you made with respect to the factors listed above are incorrect.

The yield on any class of certificates whose pass-through rate is affected by the weighted average net mortgage interest rate could also be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates, since those classes bear interest at a rate limited by the weighted average net mortgage interest rate of the mortgage loans. The pass-through rates on such certificates may be limited by the weighted average of the net mortgage interest rates on the mortgage loans even if principal prepayments do not occur.

Risks Related to Borrower Default

The rate and timing of delinquencies or defaults on the mortgage loans will affect:

•	the aggregate amount of distributions on the certificates offered in this prospectus supplement;

•	their yield to maturity;

•	the rate of principal payments; and

•	their weighted average life.

As described in this prospectus supplement unless your certificates are Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 or Class A-1A Certificates, your right to receive certain payments of principal and interest otherwise payable on your certificates will be subordinated to such rights of the holders of the more senior certificates and to such rights of the holders of the Class X Certificates. See “Description of the Offered Certificates—Distributions” in this prospectus supplement. Losses on the mortgage loans will be allocated to Class S, Class Q, Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C, Class B and Class A-J Certificates, in that order, and then pro rata to the Class AM-FX Certificates and the Class AM-FL Regular Interest, reducing amounts otherwise payable to each class. Any remaining losses will then be allocated to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates, pro rata, and with respect to interest losses only, the Class X Certificates.

Each class of certificates (other than the Class S, Class E57, Class T, Class R and Class LR Certificates) is senior to certain other classes of certificates in respect of the right to receive distributions and the allocation of losses. If losses on the mortgage loans exceed the aggregate principal amount of the classes of certificates subordinated to such class, that class will suffer a loss equal to the full amount of such excess (up to the outstanding certificate balance of such class).

If you calculate your anticipated yield based on assumed rates of default and losses that are lower than the default rate and losses actually experienced and such losses are allocable to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, such yield could be negative. In general, the earlier a loss borne by your certificates occurs, the greater the effect on your yield to maturity.

Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so because those losses cause your certificates to have a higher percentage ownership interest in the trust (and therefore related distributions of principal payments on the mortgage loans) than would otherwise have been the case. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

Additionally, delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless principal and interest advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any such delinquency or default.

Risks Related to Certain Payments

To the extent described in this prospectus supplement, the master servicers, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and interest, a mortgage loan will be specially serviced, and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions and may lead to shortfalls in amounts otherwise distributable on your certificates.

Subject to certain conditions, the master servicers are entitled, under the pooling and servicing agreement, to receive, or to assign a portion of their master servicing fee referred to as the excess servicing strip. If a master servicer resigns or is terminated as master servicer, it (or its assignee) will continue to be entitled to receive the excess servicing strip and will be paid that excess servicing strip

(except to the extent that any portion of that excess servicing strip is needed to compensate any successor master servicer for assuming the duties of the resigning or terminated master servicer for the mortgage loans that it is servicing under the pooling and servicing agreement). There can be no assurance that following any resignation or termination of a master servicer, (a) any holder of the excess servicing strip would dispute the trustee’s determination that any portion of the excess servicing strip was necessary to compensate a successor master servicer or (b) the ability of the trustee to successfully recapture the excess servicing strip or any portion of that strip from any holder of the excess servicing strip, in particular if that holder were the subject of a bankruptcy or insolvency proceeding.

Risks of Limited Liquidity and Market Value

There is currently no secondary market for the certificates offered in this prospectus supplement. While the underwriters have advised that they currently intend to make a secondary market in the certificates offered in this prospectus supplement, they are under no obligation to do so. There is no assurance that a secondary market for the certificates offered in this prospectus supplement will develop. Moreover, if a secondary market does develop, we cannot assure you that it will provide you with liquidity of investment or that it will continue for the life of the certificates offered in this prospectus supplement. The certificates offered in this prospectus supplement will not be listed on any securities exchange. Lack of liquidity could result in a precipitous drop in the market value of the certificates offered in this prospectus supplement. In addition, the market value of the certificates offered in this prospectus supplement at any time may be affected by many factors, including then prevailing interest rates, and no representation is made by any person or entity as to the market value of any certificates offered in this prospectus supplement at any time.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the reports distributed by the certificate administrator discussed in this prospectus supplement under “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information.” Except as described in this prospectus supplement under “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information,” there can be no assurance that any additional information regarding the offered certificates will be available through any other source. In addition, the depositor is not aware of any source through which price information about the offered certificates will be generally available on an ongoing basis. The limited nature of such information regarding the offered certificates may adversely affect the liquidity of the offered certificates, even if a secondary market for the offered certificates becomes available.

Subordination of Subordinate Offered Certificates

As described in this prospectus supplement, unless your certificates are the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 or Class A-1A Certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the certificates with an earlier alphabetical designation (or in the case of the Class AM-FX, Class AM-FL (in respect of the Class AM-FL Regular Interest) and Class A-J Certificates, to the rights of the holders of the foregoing specified classes with the Class AM-FX and Class AM-FL (in respect of the Class AM-FL Regular Interest) Certificates senior in right of payment to the Class A-J Certificates) and the Class X Certificates. See “Description of the Offered Certificates—Distributions” and “—Subordination” in this prospectus supplement.

Risk of Limited Assets

The certificates will represent interests solely in the assets of the trust and will not represent an interest in or an obligation of any other entity or person. Distributions on any of the certificates will depend solely on the amount and timing of payments on the mortgage loans.

Risks Relating to Lack of Certificateholder Control Over Trust

You generally do not have a right to vote, except with respect to certain amendments to the pooling and servicing agreement. Furthermore, you will generally not have the right to make decisions concerning trust administration. The pooling and servicing agreement gives the master servicers, the special servicer, the certificate administrator or the REMIC administrator, as applicable, certain decision-making authority concerning trust administration. These parties may make decisions different from those that holders of any particular class of the certificates offered in this prospectus supplement would have made, and these decisions may negatively affect those holders’ interests.

Different Timing of Mortgage Loan Amortization Poses Certain Risks

As principal payments or prepayments are made on a mortgage loan that is part of a pool of loans, the pool may be subject to more risk with respect to the decreased diversity of mortgaged properties, types of mortgaged properties, geographic location and number of borrowers and affiliated borrowers, as described above under the heading “—Risks Related to the Mortgage Loans.” Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or higher priority. This is so because principal on the certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the principal amount of the preceding class or classes entitled to receive principal have been reduced to zero.

Other Risks

The “Risk Factors” section in the prospectus describes other risks and special considerations that may apply to your investment in the certificates.

TRANSACTION PARTIES

The Sponsors

German American Capital Corporation

German American Capital Corporation (“GACC”) is a sponsor of this securitization transaction. Except with respect to 24 of the GACC Loans, GACC or an affiliate of GACC originated or co-originated all of the GACC Loans and underwrote all of the GACC Loans in this transaction. With respect to the 24 GACC Loans referred to above, such loans were originated by Capmark Finance Inc. and purchased from Capmark by GACC in March 2007. In addition, GACC co-originated (i) the mortgage loan identified as DDR Portfolio with LaSalle Bank, N.A. and Wachovia Bank, N.A. and (ii) the mortgage loan identified as USFS Industrial Distribution Portfolio with Citigroup Global Markets Realty Corp., Morgan Stanley Mortgage Capital Holdings LLC, Goldman Sachs Mortgage Company, Greenwich Capital Financial Products, Inc. and JP Morgan Chase Bank, N.A. GACC is a wholly-owned subsidiary of Deutsche Bank Americas Holding Corp., which in turn is a wholly-owned subsidiary of Deutsche Bank AG, a German corporation. GACC is an affiliate of Deutsche Bank Securities Inc., one of the underwriters, an affiliate of Deutsche Bank Trust Company Americas, the Certificate Administrator and a sub-servicer and an affiliate of the Depositor. GACC is also an affiliate of Deutsche Bank AG, New York Branch, the sole tenant at the Mortgaged Property securing the Mortgage Loan identified as 60 Wall Street on Annex A-1 to this prospectus supplement. The principal offices of GACC are located at 60 Wall Street, New York, New York 10005. For more information regarding GACC and its securitization program, see “The Sponsor” in the prospectus.

A description of the underwriting standards of GACC is set forth in the prospectus under “The Sponsor—Underwriting Standards.”

Capmark Finance Inc.

Capmark Finance Inc. (“Capmark”) is a sponsor of this securitization transaction. Capmark is the seller of 19 of the underlying mortgage loans or 14.73% of the initial mortgage pool balance, all of which loans were underwritten and originated by Capmark. Capmark is also the originator of 24 of the underlying mortgage loans or 11.84% of the initial mortgage pool balance, which were purchased from Capmark by GACC in March 2007 and will be sold to the Depositor by GACC.

Capmark performs a number of commercial mortgage banking activities, including originating, financing, servicing and selling commercial mortgage loans, as well as, through its affiliates, issuing, purchasing and selling commercial mortgage-backed securities. The majority of Capmark’s securitization activities relate to its commercial mortgage loan origination business. Capmark has been engaged in the origination and securitization of multifamily and commercial mortgage loans since 1996. Capmark originates or purchases commercial and multifamily mortgage loans with the primary intent to sell the loans in the secondary market or to an affiliate for final sale or securitization. Capmark originates mortgage loans through its own mortgage banking network and, on occasion, buys mortgage loans from originators or sellers nationwide. The majority of commercial mortgage loans are generally sold to private and public investors directly or through a variety of structured facilities, including through securitizations. In its capacity as sponsor, Capmark participates in a securitization transaction consistent with its financing requirements and assessment of market conditions once it is determined that a sufficient volume of mortgage loans has accumulated with similar characteristics. Capmark participates with the underwriters and other originators in structuring a particular transaction for the issuance of commercial mortgage-backed securities and in selecting the mortgage loans to be included in a particular transaction. As such, Capmark relies upon securitization, transactions with government sponsored entities such as Fannie Mae and Freddie Mac, sales of participations and other structured facilities and whole loan sales as material funding sources. Other than the securitization of commercial mortgage loans, Capmark or one of its affiliates has securitized commercial mortgage loan servicing advances and participated in various collateralized debt obligation transactions, including resecuritizations of securities issued in commercial mortgage loan securitizations. The following table shows the total volume of United States domestic commercial mortgage loan securitizations for the first two calendar quarters of 2007 as well as for the prior three calendar years (including mortgage loans sold to an affiliate of Capmark, as depositor, from unaffiliated originators for inclusion in commercial mortgage loan securitizations where an affiliate of Capmark was acting as depositor) and the volume of fixed rate and floating rate mortgage loans originated by Capmark contributed to those securitizations:

	Year (amts in $ billions)
	2004	2005	2006	1st and 2nd Quarters 2007
Originated by Capmark	1.5	2.8	3.6	1.0
Originated by Unaffiliated Originators	1.6	1.0	1.1	0.0
Total Commercial Mortgage Loans Securitized	3.1	3.8	4.7	1.0

Capmark does not outsource to third parties credit underwriting decisions or originating duties generally, other than those services performed by providers of environmental, engineering, appraisal and other third party reports as well as certain due diligence functions.

GMAC Commercial Mortgage Corporation legally changed its name to Capmark Finance Inc. in May 2006. Capmark Finance Inc. is a wholly owned subsidiary of Capmark Financial Group Inc. (“Capmark Financial Group”), which is majority owned by an entity controlled by affiliates of Kohlberg Kravis Roberts & Co. L.P., Five Mile Capital Partners LLC and Goldman Sachs Capital Partners. The minority owners of Capmark Financial Group consist of GMAC Mortgage Group, Inc. and certain directors and officers of Capmark Financial Group and its subsidiaries.

Capmark’s Underwriting Standards

General.    All of the mortgage loans sold to the Depositor by Capmark, whether originated or purchased by Capmark or an affiliate of Capmark, were generally originated in accordance with the underwriting criteria described below. The underwriting criteria below are general, and in many cases exceptions may be approved to one or more of these guidelines. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

Loan Analysis.    In connection with the origination of mortgage loans, Capmark conducts a review of the related mortgaged property, which may include an analysis of the appraisal, environmental report, property operating statements, financial data, leases, rent rolls and related information provided by the borrower. The credit of the borrower and certain of its key principals is examined for financial strength and character prior to approval of the mortgage loan which may include a review of historical tax returns, third party credit reports, judgment, lien, bankruptcy and outstanding litigation searches. Generally, borrowers are required to be single-purpose entities.

Unless otherwise specified herein, all financial occupancy and other information contained herein is based on such information and there can be no assurance that such financial, occupancy and other information remains accurate.

Loan Approval.    Prior to commitment, all mortgage loans must be approved by Capmark’s credit committee (the make-up of which varies by loan size) in accordance with its credit policies. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio.    Capmark evaluates DSCRs and LTV ratios when underwriting a mortgage loan. DSCRs are calculated based on Underwritten Net Cash Flow. See also Annex A-1 to this prospectus supplement.

Escrow Requirements.    Capmark may require a borrower to fund various escrows. Such escrows may include taxes and insurance (to cover amounts due prior to their respective due dates), replacement reserves (to cover amounts recommended pursuant to a building condition report prepared for Capmark), re-tenanting expenses (to mitigate risks which arise in connection with tenant lease expirations) or capital expenses (to cover deferred maintenance costs), or in some cases such reserves may only be required upon the occurrence of certain events. In some cases, the borrower is permitted to post a letter of credit or guaranty in lieu of funding a given reserve or escrow.

Mortgage loans originated by Capmark generally conform to the above described underwriting guidelines. Each lending situation is unique and the facts and circumstances surrounding the mortgage loan, such as the quality and location of the collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines above are applied to a specific mortgage loan. There can be no assurance that each mortgage loan originated or purchased by Capmark conforms in its entirety to the guidelines described above.

KeyBank National Association

KeyBank National Association (“KeyBank”) is a sponsor of this securitization and is one of the mortgage loan sellers. KeyBank is the seller of 26 of the underlying mortgage loans or 11.22% of the initial mortgage pool balance, all of which loans were underwritten and originated by KeyBank.

KeyBank is a national banking association that is a wholly-owned subsidiary of KeyCorp (NYSE: KEY). KeyBank is the parent of KeyCorp Real Estate Capital Markets, Inc., one of the master servicers and is an affiliate of KeyBanc Capital Markets Inc., one of the underwriters. KeyBank maintains its primary offices at Key Tower, 127 Public Square, Cleveland, Ohio 44114, and its telephone number is (216) 689-6300. KeyBank has approximately 950 banking centers located in 13 states. As of March 31, 2007, KeyBank had total assets of approximately $89.408 billion, total liabilities (including minority interest in consolidated subsidiaries) of approximately $82.512 billion and approximately $6.896 billion in stockholder’s equity.

KeyBank provides financial services, including commercial real estate financing, throughout the United States. In 2006, KeyBank’s Real Estate Capital Group originated a total of $16.0 billion in construction, development, permanent and private equity loans from 32 offices nationwide. Of this total, $3.3 billion was originated for sale through commercial mortgage-backed securities (CMBS) transactions, acquisition by Fannie Mae or Freddie Mac, or sale to life insurance companies and pension funds.

KeyBank began selling commercial mortgage loans into CMBS transactions in 2000. KeyBank’s commercial mortgage loans that are originated for sale into a CMBS transaction (or through a sale of whole loan interests to third party investors) are generally fixed rate and are secured primarily by retail, office, multifamily, industrial, self-storage and hospitality properties. As of December 31, 2006, KeyBank had originated approximately $8.2 billion of commercial mortgage loans that have been securitized in 33 securitization transactions. The following table sets forth information for the past three years regarding the amount of commercial mortgage loans that KeyBank (i) originated for the purposes of securitization in CMBS transactions and (ii) actually securitized in CMBS transactions (which amounts include mortgage loans that were originated or purchased by KeyBank).

Year	Loans Originated	Loans Securitized
2006 (in billions)	$2.221	$1.905
2005 (in billions)	$1.385	$1.323
2004 (in billions)	$1.213	$1.099

Generally, KeyBank originates the commercial mortgage loans that it contributes to CMBS transactions. However, if KeyBank purchases mortgage loans from third-party originators (which mortgage loans may have been originated using underwriting guidelines not established by KeyBank), KeyBank re-underwrites those mortgage loans and performs other procedures to ascertain the quality of those mortgage loans, which procedures are subject to approval by a credit officer of KeyBank.

KeyBank originates commercial mortgage loans and, together with other sponsors or loan sellers, participates in a securitization by transferring the mortgage loans to an unaffiliated securitization depositor, which then transfers the mortgage loans to the issuing entity for the related securitization. KeyBank initially selects the mortgage loans that it will contribute to the securitization, but it has no input on the mortgage loans contributed by other sponsors or loan sellers. KeyBank generally participates in securitizations with multiple mortgage loan sellers and an unaffiliated depositor.

KeyBank’s wholly-owned subsidiary, KeyCorp Real Estate Capital Markets, Inc., acts as the primary servicer of KeyBank’s commercial mortgage loans that are securitized and in most cases, including this transaction, acts as a master servicer for securitizations in which KeyBank participates. Other than the securitization of commercial mortgage loans, KeyBank securitizes federal and private student loans that it originates or purchases from third parties.

KeyBank’s Underwriting Standards

General. Set forth below is a general discussion of certain of KeyBank’s underwriting guidelines for originating commercial mortgage loans. KeyBank also generally applies these underwriting guidelines when it re-underwrites commercial mortgage loans acquired from third-party originators. KeyBank generally does not outsource to third parties any credit underwriting decisions or originating duties other than those services performed by providers of environmental, engineering and appraisal reports and other related consulting services.

The underwriting and origination procedures and credit analysis described below may vary from one commercial mortgage loan to another based on the unique circumstances of the related commercial property (including its type, current use, size, location, market conditions, tenants and leases, performance history and/or other factors), and KeyBank may, on a case-by-case basis, permit exceptions to its underwriting guidelines based upon other compensating factors. Consequently, there can be no assurance that the underwriting of any particular underlying mortgage loan sold into this transaction by KeyBank strictly conformed to the general guidelines described in this “—KeyBank’s Underwriting Standards” section.

Loan Analysis. KeyBank generally performs both a credit analysis and a collateral analysis for each commercial mortgage loan as well as a site inspection of the related real property collateral. The credit analysis of the borrower generally includes a review of third-party credit reports and/or judgment, lien, bankruptcy and pending litigation searches as well as searches to determine OFAC and PATRIOT Act compliance. Generally, borrowers of loans greater than $4.0 million are required to be special-purpose entities, although exceptions are made on a case-by-case basis. The collateral analysis generally includes an analysis, in each case to the extent available and applicable, of the historical property operating statements, rent rolls and a review of certain significant tenant leases. KeyBank’s credit underwriting also generally includes a review of third-party appraisals, as well as environmental reports, property condition reports and seismic reports, if applicable.

Loan Approval. Prior to commitment, all commercial mortgage loans to be originated or purchased by KeyBank must be approved by a dedicated credit officer of KeyBank. The credit officer may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. KeyBank’s underwriting includes a calculation of the debt service coverage ratio (“DSCR”) in connection with the origination of a commercial mortgage loan. The DSCR will generally be calculated based on the underwritten net cash flow from the subject property as determined by KeyBank and payments on the mortgage loan based on actual principal and/or interest due on the mortgage loan. However, underwritten net cash flow is a subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral, and there is no assurance that those assumptions or adjustments will, in fact, be consistent with actual property performance. KeyBank’s underwriting also generally includes a calculation of the loan-to-value ratio of a prospective commercial mortgage loan in connection with its origination. In general, the loan-to-value ratio of a commercial mortgage loan at any given time is the ratio, expressed as a percentage, of (i) the then outstanding principal balance of the mortgage loan, to (ii) the estimated value of the related real property collateral based on an appraisal.

See also the discussion of “UW NCF” in the “Index of Principal Definitions” to this prospectus supplement and “Annex A-1 Certain Characteristics of the Mortgage Loans” and “Annex A-3 Certain Characteristics of the Multifamily and Manufactured Housing Mortgage Loans” in this prospectus supplement.

Property Assessments. As part of its underwriting process, KeyBank will obtain the following property assessments.

Appraisals. KeyBank will require independent appraisals in connection with the origination of each commercial mortgage loan that meet the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation and the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989.

Environmental Assessment. KeyBank will require a Phase I environmental assessment with respect to the real property collateral for a prospective commercial mortgage loan. However, when circumstances warrant, KeyBank may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Depending on the findings of the initial environmental assessment, KeyBank may require additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral, an environmental insurance policy, an escrow of funds or a guaranty or indemnity with respect to environmental matters.

Property Condition Assessment. KeyBank will require that an engineering firm inspect the real property collateral for any prospective commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, KeyBank will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. If the subject real property collateral includes any material improvements and is located in California or in seismic zones 3 or 4, KeyBank may require a report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is in excess of 20% of the estimated replacement cost for the improvements at the property, KeyBank may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price.

Zoning and Building Code Compliance. KeyBank will generally examine whether the use and occupancy of the subject real property collateral securing a commercial mortgage loan is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering, appraisal or consulting reports; and/or representations by the related borrower.

Escrow Requirements. Based on its analysis of the real property collateral, the borrower and the principals of the borrower, KeyBank may require a borrower under a commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves, potential re-tenanting expenses and/or environmental remediation. KeyBank conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by KeyBank. Furthermore, KeyBank may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

Notwithstanding the foregoing discussion under this “—KeyBank’s Underwriting Standards” section, the depositor may purchase underlying mortgage loans for inclusion in the issuing entity that vary from, or do not comply with, KeyBank’s underwriting guidelines.

The Depositor

The Depositor is Deutsche Mortgage & Asset Receiving Corporation. The Depositor is a special purpose corporation incorporated in the State of Delaware on March 22, 1996, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage assets in trust in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates. The principal executive offices of the Depositor are located at 60 Wall Street, New York, New York 10005. The telephone number is (212) 250-2500. The Depositor’s capitalization is nominal. All of the shares of capital stock of the Depositor are held by DB U.S. Financial Markets Holding Corporation.

The Depositor does not have, nor is it expected in the future to have, any significant assets and is not engaged in activities unrelated to the securitization of mortgage loans.

During the six years ending December 31, 2006, the Depositor has acted as depositor with respect to securitization transactions in an aggregate amount of approximately $38 billion. GACC has acted as sponsor of such transactions and contributed a substantial portion of the mortgage loans in such transactions, with the remainder having been contributed by other third party loan sellers. While the Depositor was depositor with respect to public securitizations in 1998 through 2000, in 2001 through 2003 it acted as depositor primarily in private securitizations of floating rate loans. In 2004, 2005 and 2006, the Depositor’s securitizations included approximately $3.0 billion, $4.3 billion and $9.7 billion, respectively, of publicly offered conduit or combined conduit/large loan securitizations, as well as several private transactions.

The Depositor will not have any business operations other than securitizing mortgage assets and related activities.

The Depositor has minimal ongoing duties with respect to the certificates and the mortgage loans. The Depositor’s duties pursuant to the Pooling and Servicing Agreement include, without limitation, (i) the duty to appoint a successor Trustee in the event of the resignation or removal of the Trustee, (ii) to provide information in its possession to the Certificate Administrator to the extent necessary to perform REMIC tax administration and to prepare disclosure required under the Securities Exchange Act of 1934, (iii) to indemnify the Trustee and the Certificate Administrator against certain expenses and liabilities resulting from the Depositor’s willful misconduct, bad faith, fraud or negligence, and (iv) to sign any distribution report on Form 10-D and current report on Form 8-K and annual report on Form 10-K, including the required certification therein under the Sarbanes-Oxley Act, required to be filed by the Trust and review filings pursuant to the Securities Exchange Act of 1934 prepared by the Certificate Administrator on behalf of the Trust. The Depositor is required under the underwriting agreement to indemnify the underwriters for certain securities law liabilities.

The Issuing Entity

The issuing entity for the certificates will be COMM 2007-C9 Mortgage Trust (the “Trust”). The Trust is a New York common law trust that will be formed on the closing date pursuant to the Pooling and Servicing Agreement. The only activities that the Trust may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the mortgage loans and any REO property, disposing of defaulted mortgage loans and REO property, issuing the certificates, making distributions, providing reports to certificateholders and the other activities described in this prospectus supplement. Accordingly, the Trust may not issue securities other than the certificates, or invest in securities, other than investing funds in the collection account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term high-quality investments. The Trust may not lend or borrow money, except that a Master Servicer and/or the Trustee, if applicable, may make advances to the Trust only to the extent that such party deems such advances to be recoverable from the related mortgage loan. These advances are intended to provide liquidity, rather than credit support. The Pooling and Servicing Agreement may be amended as set forth herein under “The Pooling and Servicing Agreement—Amendments.” The Trust administers the mortgage loans through the Trustee, the Certificate Administrator, the Master Servicers and the Special Servicer. A discussion of the duties of the Trustee, the Certificate Administrator, the Master Servicers and the Special Servicer, including any discretionary activities performed by each of them, is set forth in this prospectus supplement under “Transaction Parties—The Master Servicers,” “Transaction Parties—The Special Servicer,” “Transaction Parties—The Trustee” and “The Pooling and Servicing Agreement.”

The only assets of the Trust other than the Mortgage Loans and any REO Properties are the Collection Account and other accounts maintained pursuant to the Pooling and Servicing Agreement and the short-term investments in which funds in the collection account and other accounts are invested. The Trust has no present liabilities, but has potential liability relating to the three REMIC elections, its ownership of the Mortgage Loans and any REO Properties, and the indemnity obligations to the Trustee, the Certificate Administrator, the Master Servicers and the Special Servicer. The fiscal year of the Trust is the calendar year. The Trust has no executive officers or a Board of Directors. It acts through the Trustee, the Certificate Administrator, the Master Servicers and the Special Servicer.

The Depositor is contributing the Mortgage Loans to the Trust. The Depositor is purchasing the Mortgage Loans from the Mortgage Loan Sellers, as described herein under “Description of the Mortgage Pool—Sale of the Mortgage Loans.”

Since the Trust is a common law trust, it may not be eligible for relief under the United States Bankruptcy Code (the “Bankruptcy Code”), unless it can be characterized as a “business trust” for purposes of the Bankruptcy Code. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the Trust would be characterized as a “business trust.” The Depositor has been formed to be a special purpose bankruptcy remote entity. In connection with the sale of the Mortgage Loans from a Mortgage Loan Seller to the Depositor and from the Depositor to the Trust, legal opinions are required to be rendered to the effect that:

(1) (A) If such mortgage loan seller were to become a debtor in a case under the Bankruptcy Code, a federal bankruptcy court, which acted reasonably and correctly applied the law to the facts as set forth in such legal opinion after full consideration of all relevant factors, would hold that (i) the mortgage loans and payments thereunder and proceeds thereof are not property of the estate of such mortgage loan seller under Bankruptcy Code section 541 and (ii) the automatic stay arising pursuant to Bankruptcy Code section 362 upon the commencement of a bankruptcy case involving such mortgage loan seller is not applicable to payments on the Certificates or (B) if the Federal Deposit Insurance Corporation (the “FDIC”) were to be appointed receiver or conservator for such mortgage loan seller pursuant to the Federal Deposit Insurance Act, as amended, a court after full consideration of all relevant factors would hold that the mortgage loans and payments thereunder and proceeds thereof are not subject to repudiation, reclamation, recovery, or recharacterization by the FDIC.

(2) If the Depositor were to become a debtor in a case under the Bankruptcy Code, a federal bankruptcy court, which acted reasonably and correctly applied the law to the facts as set forth in such legal opinion after full consideration of all relevant factors, would hold (i) the mortgage loans, and payments thereunder and proceeds thereof are not property of the estate of the Depositor under Bankruptcy Code section 541 and (ii) the automatic stay arising pursuant to Bankruptcy Code section 362 upon the commencement of a bankruptcy case of the Depositor is not applicable to payments on the Certificates.

Such legal opinions are based on numerous assumptions, and there can be no assurance that all of such assumed facts are true, or will continue to be true. Moreover, there can be no assurance that a court would rule as anticipated in the foregoing legal opinions. Accordingly, although the Depositor has been structured as a bankruptcy remote entity, and the transfer of the mortgage loans from each mortgage loan seller to the Depositor and from the Depositor to the Trust has been structured as a sale, there can be no assurance that the Depositor will not be subject to a bankruptcy proceeding or that the sale of the mortgage loans will not be recharacterized as a pledge, with the result that the Depositor or Trust is deemed to be a creditor of the related mortgage loan seller rather than an owner of the mortgage loans. See “Risk Factors—The Sellers of The Mortgage Loans Are Subject To Bankruptcy Or Insolvency Laws That May Affect the Trust’s Ownership Of Mortgage Loans.”

The Master Servicers

KeyCorp Real Estate Capital Markets, Inc.

KeyCorp Real Estate Capital Markets, Inc. (“KRECM”), also referred to herein as the “KRECM Master Servicer,” will be one of the master servicers and in that capacity will be responsible for the master servicing and administration of certain of the mortgage loans pursuant to the Pooling and Servicing Agreement.

KRECM is an Ohio corporation that is a wholly-owned subsidiary of KeyBank National Association, one of the mortgage loan sellers and a sponsor, and an affiliate of KeyBanc Capital Markets Inc., one of the underwriters. KeyBank National Association and KeyBanc Capital Markets Inc. are both wholly-owned subsidiaries of KeyCorp. KRECM maintains servicing offices at 911 Main Street, Suite 1500, Kansas City, Missouri 64105 and 1717 Main Street, Suite 1000, Dallas, Texas 75201.

KRECM has been engaged in the servicing of commercial mortgage loans since 1995 and commercial mortgage loans originated for securitization since 1998. The following table sets forth information about KRECM’s portfolio of master or primary serviced commercial mortgage loans as of the dates indicated.

Loans	12/31/2004	12/31/2005	12/31/2006
By Approximate Number	5,345	11,218	11,322
By Approximate Aggregate Principal Balance (in billions)	$34.094	$73.692	$94.726

Within this servicing portfolio are, as of December 31, 2006, approximately 9,384 loans with a total principal balance of approximately $70 billion that are included in approximately 116 commercial mortgage-backed securitization transactions. KRECM’s servicing portfolio includes mortgage loans secured by multifamily, office, retail, hospitality and other types of income-producing properties that are located throughout the United States. KRECM also services newly-originated commercial mortgage loans and mortgage loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and a variety of investors and other third-parties. Based on the aggregate outstanding principal balance of loans being serviced as of December 31, 2006, the Mortgage Bankers Association of America ranked KRECM the fifth largest commercial mortgage loan servicer in terms of total master and primary servicing volume.

KRECM is approved as a master servicer, primary servicer and special servicer for commercial mortgage-backed securities rated by Moody’s, S&P and Fitch. Moody’s does not assign specific ratings to servicers. KRECM is on S&P’s Select Servicer list as a U.S. Commercial Mortgage Master Servicer, and S&P has assigned to KRECM the rating of “STRONG” as a master servicer, primary servicer and special servicer. Fitch has assigned to KRECM the ratings of “CMS1-” as a master servicer, “CPS1-” as a primary servicer and “CSS2+” as a special servicer. S&P’s and Fitch’s ratings of a servicer are based on an examination of many factors, including the servicer’s financial condition, management team, organizational structure and operating history.

No securitization transaction involving commercial mortgage loans in which KRECM is or has been acting as master servicer has experienced a master servicer event of default as a result of any action or inaction of KRECM as master servicer, including as a result of KRECM’s failure to comply with the applicable servicing criteria in connection with any securitization transaction.

KRECM’s servicing system utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows KRECM to process mortgage servicing activities including: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports. KRECM generally uses the CMSA format to report to trustees or certificate administrators of commercial mortgage-backed securities (CMBS) transactions and maintains a website (www.Key.com/Key2CRE) that provides access to reports and other information to investors in CMBS transactions for which KRECM is a master servicer.

Certain duties and obligations of the master servicer and the provisions of the Pooling and Servicing Agreement are described under “The Pooling Servicing Agreement—Servicing of the Mortgage Loans; Collection of Payments” in this prospectus supplement. KRECM’s ability to waive or modify any terms, fees, penalties or payments on the underlying mortgage loans and the effect of that ability on the potential cash flows from the underlying mortgage loans are described under “The Pooling Servicing Agreement— Servicing of the Mortgage Loans; Collection of Payments,” “—Enforcement of ‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Clauses,” “—Modifications” and “—Special Servicing—Certain Rights of the Controlling Class Representative” in this prospectus supplement.

The master servicer’s obligations to make debt service advances and/or servicing advances, and the interest or other fees charged for those advances and the terms of the master servicer’s recovery of those advances, are described in this prospectus supplement under “Summary of the Prospectus Supplement—The Mortgage Pool—Advances,” “Description of the Offered Certificates—Distributions—Fees and Expenses,” “—Appraisal Reductions,” “The Pooling Servicing Agreement—Advances” and “—Servicing Compensation and Payment of Expenses.” KRECM will not have primary responsibility for the custody of original documents evidencing the underlying mortgage loans. Rather, the trustee or another custodian acts as custodian of the original documents evidencing the underlying mortgage loans. But on occasion, KRECM may have custody of certain original documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent KRECM performs custodial functions as the master servicer, original documents will be maintained in a manner consistent with the KRECM/Special Servicer Servicing Standard.

Certain terms of the Pooling and Servicing Agreement regarding the master servicer’s removal, replacement, resignation or transfer are described in under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicers and the Special Servicer,” “—Events of Default” and “—Rights Upon Event of Default” this prospectus supplement. Certain limitations on the master servicer’s liability under the Pooling and Servicing Agreement are described in this prospectus supplement under “The Pooling Servicing Agreement—Servicing of the Mortgage Loans; Collection of Payments” and “—Certain Matters Regarding the Depositor, the Master Servicers and the Special Servicer.”

The manner in which collections on the underlying mortgage loans are to be maintained is described under “The Pooling Servicing Agreement—Accounts” in this prospectus supplement. Generally, all amounts received by KRECM on the underlying mortgage loans are initially deposited into a common clearing account with collections on other commercial mortgage loans serviced by KRECM and are then allocated and transferred to the appropriate account described under “The Pooling Servicing Agreement—Accounts” in this prospectus supplement within the time required by the Pooling and Servicing Agreement. Similarly, KRECM generally transfers any amount that is to be disbursed to a common disbursement account on the day of the disbursement.

KRECM maintains the accounts it uses in connection with servicing commercial mortgage loans with its parent company, KeyBank National Association. The following table sets forth the ratings assigned to KeyBank National Association’s long-term deposits and short-term deposits.

	S&P	Fitch	Moody’s
Long-Term Deposits:	A	A	A1
Short-Term Deposits:	A-1	F1	P-1

KRECM believes that its financial condition will not have any material adverse effect on the performance of its duties under the Pooling and Servicing Agreement and, accordingly, will not have any material adverse impact on the mortgage pool performance or the performance of the COMM 2007-C9 certificates. There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against KRECM or of which any of its property is the subject, that is material to the COMM 2007-C9 certificateholders.

KRECM has developed policies, procedures and controls for the performance of its master servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB. These policies, procedures and controls include, among other things, procedures to (i) notify borrowers of payment delinquencies and other loan defaults, (ii) work with borrowers to facilitate collections and performance prior to the occurrence of a servicing transfer event, and (iii) if a servicing transfer event occurs as a result of a delinquency, loss, bankruptcy or other loan default, transfer the subject loan to the special servicer. KRECM’s servicing policies and procedures for the servicing functions it will perform under the Pooling and Servicing Agreement for assets of the same type included in this securitization transaction are updated periodically to keep pace with the changes in the CMBS industry. For example, KRECM has, in response to changes in federal or state law or investor requirements, (i) made changes in its insurance monitoring and risk-management functions as a result of the Terrorism Risk Insurance Act of 2002 and (ii) established a website where investors and mortgage loan borrowers can access information regarding their investments and mortgage loans. Otherwise, KRECM’s servicing policies and procedures have been generally consistent for the last three years in all material respects.

KRECM is, as the master servicer, generally responsible for both master servicing functions and primary servicing functions with respect to the mortgage loans it is obligated to service under the Pooling and Servicing Agreement. However, KRECM will be permitted to appoint one or more subservicers to perform all or any portion of its primary servicing functions under the Pooling and Servicing Agreement, as further described in this prospectus supplement under “Transaction Parties—The Master Servicers—General” and under “The Pooling Servicing Agreement—Servicing of the Mortgage Loans; Collection of Payments” and “—Events of Default.” At the request of the Mortgage Loan Sellers, KRECM intends to appoint one or more subservicers to perform primary servicing functions for certain mortgage loans or groups of mortgage loans pursuant to subservicing agreements that will require and entitle the respective subservicers to handle collections, hold escrow and reserve accounts and respond to and make recommendations regarding assignments and assumptions and other borrower requests. KRECM also intends to enter into agreements with one or more firms to provide limited, non-cashiering servicing functions (such as annual inspections) on certain mortgage loans. In addition, KRECM may from time to time perform some of its servicing obligations under the Pooling and Servicing Agreement through one or more third-party vendors that provide servicing functions such as tracking and reporting of flood zone changes, performing UCC searches or filing UCC financing statements and amendments.

KRECM will, in accordance with its internal procedures and applicable law, monitor and review the performance of the subservicers that it appoints and any third-party vendors retained by it to perform servicing functions.

KRECM is not an affiliate of the depositor, the sponsors (other than KeyBank National Association), the issuing entity, the special servicer, the trustee, or any originator of any of the underlying mortgage loans identified in this prospectus supplement (other than KeyBank National Association).

For further information regarding the rights and obligations of KRECM as a master servicer under the Pooling and Servicing Agreement, see also “The Pooling and Servicing Agreement—Inspections,” “—Insurance Policies,” “—Evidence of Compliance,” “—Servicing Compensation and Payment of Expenses,” “—Reports to Certificateholders; Available Information,” and “—Other Information.”

The information set forth in this prospectus supplement concerning KRECM has been provided by it. KRECM will make no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the COMM 2007-C9 certificates, the underlying mortgage loans or this prospectus supplement.

Capmark Finance, Inc.

Capmark Finance, Inc., will be one of the master servicers, in this capacity referred to as the “Capmark Master Servicer,” and, together with the KRECM Master Servicer, each a “Master Servicer,” and will be responsible for the master servicing and administration of certain of the mortgage loans pursuant to the Pooling and Servicing Agreement. Capmark is also a sponsor, a mortgage loan seller and an affiliate of Capmark Securities Inc., one of the underwriters. The Capmark Master Servicer’s principal servicing offices are located at 116 Welsh Road, Horsham, Pennsylvania 19044, and its telephone number is (215) 328-1258.

Capmark is a California corporation and has been servicing commercial and multifamily mortgage loans in private label commercial mortgage-backed securities transactions since 1995. As of June 30, 2006, Capmark was the master servicer and/or primary servicer of a portfolio of multifamily and commercial loans in commercial mortgage-backed securities transactions in the United States totaling approximately $131.3 billion in aggregate outstanding principal balance. The table below contains information on the size and growth of the portfolio of commercial and multifamily loans in commercial mortgage-backed securities transactions in the United States from 2004 to 2006 in respect of which Capmark has acted as master servicer and/or primary servicer:

	Year (amts in $ billions)
	2004	2005	2006
CMBS (US)	100.2	122.4	135.3
Other	97.0	102.8	131.5
Total	197.2	225.2	266.8

Capmark has developed policies and procedures for the performance of its master servicing obligations in compliance with applicable servicing agreements, and the applicable servicing criteria set forth in Item 1122 of Regulation AB. These policies and procedures include, among other things, sending delinquency notices for loans prior to servicing transfer.

No master servicer event of default has occurred in a securitization transaction involving commercial mortgage loans in which Capmark was acting as master servicer as a result of any action or inaction of Capmark as master servicer, including as a result of Capmark’s failure to comply with the applicable servicing criteria in connection with any securitization transaction.

GMAC Commercial Mortgage Corporation legally changed its name to Capmark Finance Inc. in May 2006. Capmark Finance Inc. is a wholly-owned subsidiary of Capmark Financial Group Inc. (“Capmark Financial Group”), which is majority owned by an entity controlled by affiliates of Kohlberg Kravis Roberts & Co. L.P., Five Mile Capital Partners LLC and Goldman Sachs Capital Partners. The minority owners of Capmark Financial Group consist of GMAC Mortgage Group, Inc. and certain directors and officers of Capmark Financial Group and its subsidiaries.

Capmark Servicer Ireland Limited (formerly known as GMAC Commercial Mortgage Servicing (Ireland) Limited) opened in January 2000 and is headquartered in Mullingar, Ireland. The Irish unit is engaged in servicing all European loans and deals and, as a general matter, provides certain back office functions for Capmark’s portfolio in the United States.

CapMark Overseas Processing India Private Limited opened in September 2002 and was acquired by Capmark in July 2003. CapMark Overseas Processing India Private Limited is located in Hyderabad (Andra Pradesh), India and provides certain back office functions for Capmark’s portfolio in the United States.

Each of Capmark Servicer Ireland Limited and CapMark Overseas Processing India Private Limited report to the same managing director of Capmark.

From time-to-time Capmark and its affiliates are parties to lawsuits and other legal proceedings arising in the ordinary course of business. Capmark does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service as master servicer.

General

Each Master Servicer may elect to sub-service some or all of its servicing duties with respect to each of the applicable mortgage loans and any such sub-servicer will receive a fee for the services specified in such sub-servicing agreement; provided that the Master Servicers may not appoint a sub-servicer after the Closing Date if such sub-servicer is listed on a “do not hire” list to be provided by the Depositor, which “do not hire” list will reflect any parties who have failed to comply with Exchange Act reporting requirements in connection with this or any other securitization conducted by the Depositor. Additionally, any subservicing is subject to various other conditions set forth in the Pooling and Servicing Agreement including the requirement that the related Master Servicer will remain liable for its servicing obligations under the Pooling and Servicing Agreement.

Certain of the duties of the Master Servicers and the provisions of the Pooling and Servicing Agreement are set forth herein under “The Pooling and Servicing Agreement.” The manner in which collections on the Mortgage Loans are to be maintained is described herein under “The Pooling and Servicing Agreement—Accounts.” The advance obligations of the Master Servicers are described herein under “The Pooling and Servicing Agreement—Advances” and “Description of the Offered Certificates—Appraisal Reductions.” Certain limitations on the Master Servicers’ liability under the Pooling and Servicing Agreement are described herein under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicers and the Special Servicer.” Certain terms of the Pooling and Servicing Agreement regarding the Master Servicers’ removal, replacement, resignation or transfer are described herein under “The Pooling and Servicing Agreement—Events of Default,” “—Rights Upon Event of Default” and “—Certain Matters Regarding the Depositor, the Master Servicers and the Special Servicer.” For a description of the Master Servicers’ compensation see “The Pooling and Servicing Agreement—Servicing Compensation and Payment of Expenses.”

Wachovia Bank, National Association, as DDR Portfolio Loan Master Servicer

Wachovia Bank, National Association (“Wachovia”) will act as the master servicer under the CGCMT 2007-C6 Pooling and Servicing Agreement with respect to the DDR Portfolio mortgage loan. Wachovia is a national banking association organized under the laws of the United States of America and is a wholly-owned subsidiary of Wachovia Corporation. Wachovia’s principal servicing offices are located at NC 1075, 8739 Research Drive URP4, Charlotte, North Carolina 28262.

Wachovia has been servicing commercial and multifamily mortgage loans in excess of ten years. Wachovia’s primary servicing system runs on McCracken Financial Solutions software. Wachovia reports to trustees in the CMSA format. The table below sets forth information about Wachovia’s portfolio of master or primary serviced commercial and multifamily mortgage loans as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of 12/31/2004	As of 12/31/2005	As of 12/31/2006	As of 6/30/2007
By Approximate Number	15,531	17,641	20,725	22,736
By Approximate Aggregate Unpaid Principal Balance (in billions)	$141.3	$182.5	$262.1	$309.4

Within this portfolio, as of June 30, 2007, are approximately 19,060 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $242.7 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities. In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wachovia also services whole loans for itself and a variety of investors. The properties securing loans in Wachovia’s servicing portfolio, as of June 30, 2007, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties.

Wachovia utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wachovia to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The table below sets forth information regarding the aggregate amount of principal and interest advances and servicing advances (i) made by Wachovia, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations master serviced by Wachovia and (ii) outstanding as of the dates indicated:

Date	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
December 31, 2004	$113,159,013,933	$129,858,178	0.1%
December 31, 2005	$142,222,662,628	$164,516,780	0.1%
December 31, 2006	$201,283,960,215	$162,396,491	0.1%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

Wachovia is rated by Fitch and S&P as a primary servicer and master servicer. Wachovia’s ratings by each of these agencies is outlined below:

	Fitch	S&P
Primary Servicer	CPS2+	Strong
Master Servicer	CMS2	Strong

The short-term debt ratings of Wachovia are “A-1+” by S&P, “P-1” by Moody’s and “F1+” by Fitch.

Wachovia has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event. Wachovia’s servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wachovia’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation.

Wachovia may perform any of its obligations under the CGCMT 2007-C6 Pooling and Servicing Agreement through one or more third-party vendors, affiliates or subsidiaries. Wachovia may engage third-party vendors to provide technology or process efficiencies. Wachovia monitors its third-party vendors in compliance with its internal procedures and applicable law. Wachovia has entered into contracts with third-party vendors for the following functions:

•	monitoring and applying interest rate changes with respect to adjustable rate mortgage loans in accordance with loan documents;

•	provision of Strategy and Strategy CS software;

•	identification, classification, imaging and storage of documents;

•	analysis and determination of amounts to be escrowed for payment of taxes and insurance;

•	entry of rent roll information and property performance data from operating statements;

•	tracking and reporting of flood zone changes;

•	tracking, maintenance and payment of rents due under ground leases;

•	abstracting of insurance requirements contained in loan documents;

•	comparison of insurance certificates to insurance requirements contained in loan documents and reporting of expiration dates and deficiencies, if any;

•	abstracting of leasing consent requirements contained in loan documents;

•	legal representation;

•	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wachovia;

•	maintenance and storage of letters of credit;

•	tracking of anticipated repayment dates for loans with such terms;

•	reconciliation of deal pricing, tapes and annexes prior to securitization;

•	entry of new loan data and document collection;

•	initiation of loan payoff process and provision of payoff quotes;

•	printing, imaging and mailing of statements to borrowers;

•	performance of property inspections;

•	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes;

•	review of financial spreads performed by sub-servicers;

•	review of borrower requests for disbursements from reserves for compliance with loan documents, which requests are subsequently submitted to Wachovia for approval; and

•	performance of UCC searches and filing of UCCs.

Wachovia may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on certain loans. Generally, all amounts received by Wachovia on the mortgage loans are initially deposited into a common clearing account with collections on other mortgage loans serviced by Wachovia and are then allocated and transferred to the appropriate account pursuant to the CGCMT 2007-C6 Pooling and Servicing Agreement and the applicable co-lender agreement within the time required by the CGCMT 2007-C6 Pooling and Servicing Agreement and the applicable co-lender agreement. On the day any amount is to be disbursed by Wachovia, that amount is transferred to a common disbursement account prior to disbursement.

Wachovia will not have primary responsibility for custody services of original documents evidencing the DDR Portfolio mortgage loan. On occasion, Wachovia may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent Wachovia performs custodial functions as the CGCMT 2007-C6 master servicer, documents will be maintained in a manner consistent with the servicing standard set forth in the CGCMT 2007-C6 Pooling and Servicing Agreement.

There are no legal proceedings pending against Wachovia, or to which any property of Wachovia is subject, that are material to the Certificateholders, nor does Wachovia have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The information set forth in this prospectus supplement concerning Wachovia has been provided by Wachovia.

The Special Servicers

LNR Partners, Inc., as Special Servicer

LNR Partners, Inc. (“LNR Partners”), a Florida corporation and a subsidiary of LNR Property Holdings Ltd. (“LNR”), will initially be appointed as special servicer (the “Special Servicer”) for the mortgage pool (other than with respect to the DDR Portfolio loan). The principal executive offices of LNR Partners are located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139 and its telephone number is (305)-695-5600. LNR through its subsidiaries, affiliates and joint ventures, is involved in the real estate investment, finance and management business and engages principally in:

•	acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,

•	investing in high-yielding real estate loans, and

•	investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgaged backed securities (“CMBS”).

LNR Partners and its affiliates have substantial experience in working out loans and in performing the other obligations of the special servicer as more particularly described in the Pooling and Servicing Agreement, including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases and expansion and/or redevelopment of the mortgaged properties. LNR Partners and its affiliates have been engaged in the special servicing of commercial real estate assets for over 14 years. The number of CMBS pools specially serviced by LNR Partners and its affiliates has increased from 46 in December 1998 to 193 as of March 31, 2007. More specifically, LNR Partners (and its predecessors in interest) acted as special servicer with respect to: (a) 84 domestic CMBS pools as of December 31, 2001, with a then current face value in excess of $53 billion; (b) 101 domestic CMBS pools as of December 31, 2002, with a then current face value in excess of $67 billion; (c) 113 domestic CMBS pools as of December 31, 2003, with a then current face value in excess of $79 billion; (d) 134 domestic CMBS pools as of December 31, 2004, with a then current face value in excess of $111 billion; (e) 142 domestic CMBS pools as of December 31, 2005, with a then current face value in excess of $148 billion; (f) 143 domestic CMBS pools as of December 31, 2006, with a then current face value in excess of $201 billion and (g) 144 domestic CMBS pools as of March 31, 2007 with a then current face value in excess of $217 billion. Additionally, LNR Partners has resolved over $17.6 billion of U.S. commercial and multifamily loans over the past 14 years, including approximately $1.1 billion of U.S. commercial and multifamily mortgage loans during 2001, $1.9 billion of U.S. commercial and multifamily mortgage loans during 2002, $1.5 billion of U.S. commercial and multifamily mortgage loans during 2003, $2.1 billion of U.S. commercial and multifamily mortgage loans during 2004, $2.4 billion of U.S. commercial and multifamily mortgage loans during 2005, $0.9 billion of U.S. commercial and multifamily mortgage loans during 2006 and $0.2 billion for the three months ended March 31, 2007.

LNR or one of its affiliates generally seeks investments where it has the right to appoint LNR Partners as the special servicer. LNR Partners and its affiliates have regional offices located across the country in Florida, Georgia, Texas, Massachusetts, North Carolina, California and Colorado, and in Europe, in England and Germany. As of March 31, 2007, LNR Partners had approximately 200 employees responsible for the special servicing of commercial real estate assets. As of March 31, 2007, LNR Partners and its affiliates specially service a portfolio, which included over 24,000 assets in the 50 states, the District of Columbia, Europe, the Caribbean, Guam and Mexico with a then current face value in excess of $277 billion, all of which are commercial real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the mortgage loans backing the Certificates. Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. LNR Partners does not service any assets other than commercial real estate assets.

LNR Partners maintains internal and external watch lists, corresponds with master servicers on a monthly basis and conducts overall deal surveillance and shadow servicing. LNR Partners has developed distinct strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the loan documents) designed to maximize value from the assets for the benefit of the certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the KRECM/Special Servicer Servicing Standard. Generally, four basic factors are considered by LNR Partners as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans. They are (i) the condition and type of mortgaged property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged property is located, and (iv) the actual terms, conditions and provisions of the underlying loan documents. After each of these items is evaluated and considered, LNR Partners’ strategy is guided by the KRECM/Special Servicer Servicing Standard and all relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

LNR Partners has the highest ratings afforded to special servicers by S&P and Fitch, respectively.

There have not been, during the past three years, any material changes to the policies or procedures of LNR Partners in the servicing function it will perform under the Pooling and Servicing Agreement for assets of the same type included in this securitization transaction. LNR Partners has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to this securitization transaction. LNR Partners does not believe that its financial condition will have any adverse effect on the performance of its duties under the Pooling and Servicing Agreement and, accordingly, will not have any material impact on the mortgage pool performance or the performance of the Certificates. Generally, LNR Partners’ servicing functions under pooling and servicing agreements do not include collection on the pool assets, however, LNR Partners does maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the KRECM/Special Servicer Servicing Standard set forth in each of such pooling and servicing agreements. LNR Partners does not have any material primary advancing obligations with respect to the CMBS pools as to which it acts as special servicer, except with respect to the obligation to make servicing advances only on specially serviced mortgage loans in five commercial mortgage securitization transactions, and the obligation to make advances of delinquent debt service payments on specially serviced mortgage loans in one commercial mortgage securitization transaction. Under certain circumstances, LNR Partners also has the obligation to make servicing advances and advances of delinquent debt service payments with respect to one collateralized debt obligation transaction.

LNR Partners will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, LNR Partners may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that LNR Partners has custody of any such documents, such documents will be maintained in a manner consistent with the KRECM/Special Servicer Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer has experienced an event of default as a result of any action or inaction by LNR Partners as special servicer. LNR Partners has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by LNR Partners with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer.

There are, to the actual current knowledge of LNR Partners, no special or unique factors of a material nature involved in special servicing the particular types of assets included in the subject securitization, as compared to the types of assets specially serviced by LNR Partners in other commercial mortgage backed securitization pools generally, for which LNR Partners has developed processes and procedures which materially differ from the processes and procedures employed by LNR Partners in connection with its specially servicing of commercial mortgaged backed securitization pools generally.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against LNR Partners or of which any of its property is the subject, that is material to the series 2007-C9 certificateholders.

LNR Partners is not an affiliate of the depositor, the sponsors, the trust, the master servicers, the certificate administrator, the trustee or any originator of any of the underlying mortgage loans identified in this prospectus supplement.

There are no specific relationships that are material involving or relating to this securitization transaction or the securitized mortgage loans between LNR Partners or any of its affiliates, on the one hand, and the depositor, sponsors or the trust, on the other hand, that currently exist or that existed during the past two years. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party – apart from the subject securitization transaction – between LNR Partners or any of its affiliates, on the one hand, and the depositor, the sponsors or the trust, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the Offered Certificates.

Other Servicers

Deutsche Bank Trust Company Americas, as Sub-Servicer with respect to the Waterview Loan

Deutsche Bank Trust Company Americas (“DBTCA”), a New York banking corporation, will act as sub-servicer of the Waterview loan until the sole tenant occupies 100% of the related mortgaged property, which is expected to occur during 2008. DBTCA’s responsibilities as sub-servicer will be limited to monitoring construction loan draws, and the release of debt service, construction, and tenant improvement reserves. All of the required reserve accounts were funded at closing and are maintained at approved financial institutions including DBTCA. DBTCA will monitor and authorize disbursements from the reserve accounts in accordance with the underlying loan documents. DBTCA is a subsidiary of Deutsche Bank AG and is a rated servicer, special servicer, and master servicer by S&P. DBTCA has been servicing commercial mortgage loans, construction loans and commercial real estate loans for over 20 years, including 14 years of CMBS transactions. DBTCA’s principal servicing office is located at 60 Wall Street, New York, NY 10005.

In addition to servicing loans related to CMBS and CDO’s, DBTCA also services and acts as agent with respect to mortgage loans for itself and other investors. The underlying properties serviced are located throughout the United States, the Caribbean, and Guam and include multifamily, retail, office, lodging, industrial and health care facilities.

DBTCA utilizes mortgage servicing technology platforms with a variety of tracking, and investor reporting capabilities. Activities include billing, customer service, generating reports, tracking rates, administering escrows for taxes, insurance and other reserves, managing financial statements and rent rolls, payment posting, collection and workout activities.

DBTCA has and tests annually a business continuity plan, which has successfully been implemented on several occasions including 9/11. This plan includes backup technology systems and alternate sites.

DBTCA maintains servicing policies and procedures manuals which are updated periodically to keep pace with changes in servicing practices, internal policies, and the CMBS industry.

DBTCA maintains in-house servicing related bank accounts. DBTCA has been assigned the following ratings for short term deposits:

Rating
S&P	A-1
Fitch	F-1
Moody’s	P-1

DTBCA will not have responsibility for custody services of original documents evidencing the Waterview loan, as these have been delegated to another party as described in this prospectus supplement.

There are no legal proceedings pending against DBTCA that are material to the Certificateholders, nor does DBTCA have actual knowledge of any proceeding contemplated by governmental authorities. There have not been, during the past three years, any material changes to the policies or procedures of DBTCA in the servicing function it will perform for the Waterview loan for assets of the same type as the Waterview loan.

DBTCA has entered into contracts with third party vendors for the following activities:

•	Monitoring insurance and insurance renewals.

•	Tracking and reporting of flood zones.

•	Provision of FICS software.

DBTCA is currently servicing fifteen construction loans totaling over $4.5 billion. DBTCA services loans relating to various types of construction projects including hotels, resorts, office buildings, condominium developments, malls, retail, and multifamily.

The following table lists DBTCA’s commercial real estate loan servicing portfolio as of the dates indicated:

Loans	12/31/2004	12/31/2005	12/31/2006
Number	240	208	273
Aggregate Principal Balance (in billions)	$13.929	$13.151	$20.304

No securitization transaction involving commercial mortgage loans in which DBTCA is or has acted as sub-servicer has experienced a default as a result of any action or inaction of DBTCA as sub-servicer, including as a result of DBTCA’s failure to comply with the applicable servicing criteria.

The Sub-Servicing Agreement

Under a sub-servicing agreement (the “DBTCA Sub-Servicing Agreement”), DBTCA, as sub-servicer with respect to the Waterview loan, will perform servicing duties with respect to certain construction matters at the related Mortgaged Property, including the administration and disbursement of construction reserves (including the determination of whether the requirements for disbursement have been met) and the monitoring of the borrower’s obligations to maintain insurance. In connection with its sub-servicing duties, DBTCA will have the exclusive right to communicate and correspond directly with the borrower with respect to the construction matters, to make all decisions and determinations to be made, including without limitation, with respect to waivers and consents in respect of the construction matters, and to perform all actions to be taken by lender with respect to the construction matters, in each case without the prior approval of the KRECM Master Servicer (but to the extent approval or consent is required under the Pooling and Servicing Agreement by parties other than the KRECM Master Servicer, subject to such party’s approval or consent rights).

In consideration of the performance of its servicing obligations, the DBTCA Sub-Servicer will be paid a servicing fee, which will be paid separately by the related borrower.

The DBTCA Sub-Servicing Agreement provides that DBTCA may resign from its obligations and duties thereunder at any time with ninety (90) days’ written notice to the KRECM Master Servicer. DBTCA may also resign upon the determination that such obligations and duties hereunder are no longer permissible under applicable law (as evidenced by an opinion of counsel) (and cannot be cured by DBTCA or are in material conflict by reason of applicable law with its servicing activities of the Waterview loan or upon the mutual written consent of the KRECM Master Servicer and DBTCA, no later than thirty (30) days prior to the proposed resignation date. In addition, unless an event of default under the sub-servicing agreement occurs or the Pooling and Servicing Agreement is terminated, the sub-servicing agreement will remain in full force and effect until the sole tenant at the related Mortgaged Property has taken 100% occupancy and all amounts on deposit in the construction reserves have been released to the borrower.

Events of default under the DBTCA Sub-Servicing Agreement will include, but are not limited to:

•

the occurrence of an event of default by the KRECM Master Servicer under the Pooling and Servicing Agreement which occurs as a direct result of the failure of DBTCA to perform its obligations under the DBTCA Sub-Servicing Agreement;

•	the failure of DBTCA to perform in any material respect its obligations under the DBTCA Sub-Servicing Agreement which is not cured within the period set forth in the DBTCA Sub-Servicing Agreement;

•

a breach by DBTCA of any representation or warranty contained in the DBTCA Sub-Servicing Agreement which materially and adversely affects the interests of any class of certificates which is not cured within the period set forth in the DBTCA Sub-Servicing Agreement;

•

the failure by DBTCA to deliver reports to the KRECM Master Servicer as required by the DBTCA Sub-Servicing Agreement, subject to any grace or cure periods set forth in the DBTCA Sub-Servicing Agreement; and

•	certain events of bankruptcy or insolvency involving DBTCA.

Upon the occurrence and continuance of an event of default by DBTCA under the DBTCA Sub-Servicing Agreement, the KRECM Master Servicer may terminate the rights and obligations of DBTCA under the DBTCA Sub-Servicing Agreement. The KRECM Master Servicer is also authorized under the DBTCA Sub-Servicing Agreement to waive any event of default under the DBTCA Sub-Servicing Agreement. If the KRECM Master Servicer terminates the DBTCA Sub-Servicer under the DBTCA Sub-Servicing Agreement or the parties otherwise agree to terminate the DBTCA Sub-Servicing Agreement, the KRECM Master Servicer will be required to itself perform its servicing responsibilities under the Pooling and Servicing Agreement until a new sub-servicer, if any, is appointed.

Under the DBTCA Sub-Servicing Agreement, DBTCA will indemnify the KRECM Master Servicer with respect to any liability or expense incurred as a result of any breach by DBTCA of a representation or warranty made thereunder or by any act or omission of DBTCA in the performance of its obligations and duties thereunder, but only to the extent (i) the KRECM Master Servicer is not otherwise indemnified for such loss pursuant to the terms of the Pooling and Servicing Agreement and (ii) such loss is not incurred by reason of the KRECM Master Servicer’s willful misfeasance, bad faith or negligence in the performance of the KRECM Master Servicer’s obligations and duties under the DBTCA Sub-Servicing Agreement or the Pooling and Servicing Agreement, or by reason of negligent disregard of such obligations or duties, or as a result of a breach of any representation, warranty or covenant of the KRECM Master Servicer under the DBTCA Sub-Servicing Agreement or the Pooling and Servicing Agreement.

The information set forth in the preceding paragraphs in this section “—Deutsche Bank Trust Company Americas, as Sub-Servicer with respect to the Waterview Loan” concerning DBTCA has been provided by it. DBTCA makes no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates, the Mortgage Loans, this prospectus supplement (other than as to the accuracy of the information regarding DBTCA set forth in this section “Transaction Parties—Other Servicers—Deutsche Bank Trust Company Americas, as Sub-Servicer with respect to the Waterview Loan”) or any related documents.

The Trustee

Wells Fargo Bank, National Association (the “Trustee”) will act as Trustee under the Pooling and Servicing Agreement. The Trustee is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, 23 million customers and 158,000 employees as of December 31, 2006, Wells Fargo & Company is among the leading U.S. bank holding companies, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States. The Trustee provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Mortgage Loan Sellers, the Certificate Administrator, the Master Servicers, the Primary Servicers and the Special Servicer may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. The Trustee’s principal corporate trust offices are located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations).

Wells Fargo Bank’s assessment of compliance with applicable servicing criteria for the twelve months ended December 31, 2006, furnished pursuant to Item 1122 of Regulation AB, discloses that it was not in compliance with the 1122(d)(3)(i) servicing criterion during that reporting period. The assessment of compliance indicates that certain monthly investor or remittance reports included errors in the calculation and/or the reporting of delinquencies for the related pool assets, which errors may or may not have been material, and that all such errors were the result of data processing errors and/or the mistaken interpretation of data provided by other parties participating in the servicing function. The assessment further states that all necessary adjustments to Wells Fargo Bank’s data processing systems and/or interpretive clarifications have been made to correct those errors and to remedy related procedures. Despite the fact that the platform of transactions to which such assessment of compliance relates included commercial mortgage-backed securities transactions, the errors described above did not occur with respect to any such commercial mortgage-backed securities transactions.

The Trustee shall at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the Pooling and Servicing Agreement, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority and shall not be an affiliate of the Master Servicers or the Special Servicer (except during any period when the Trustee is acting as, or has become successor to, the Master Servicers or the Special Servicer, as the case may be, as described herein under “The Pooling and Servicing Agreement—Rights Upon Event of Default”), and (iii) an institution whose long-term senior unsecured debt is rated at least “A+” by S&P and “Aa3” by Moody’s and whose short-term unsecured debt is rated at least “A-1” by S&P and “P-1” by Moody’s or such other ratings as are acceptable to the rating agencies or has a fiscal agent appointed with such minimum ratings.

Wells Fargo Bank has provided corporate trust services since 1934. Wells Fargo Bank acts as trustee with respect to a variety of transactions and asset types, including corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations. As of December 31, 2006, the Trustee was acting as trustee on more than 285 series of commercial mortgage-backed securities with an aggregate principal balance of approximately $290 billion.

In its capacity as trustee on commercial mortgage securitizations, the Trustee is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, the Trustee has not been required to make an advance on a commercial mortgage-backed securities transaction.

Certain information set forth in this prospectus supplement concerning the Trustee has been provided by it. The Trustee makes no representations as to the validity or sufficiency of the Pooling and Servicing

Agreement (other than as to it being a valid obligation of the Trustee), the certificates, the Mortgage Loans, this prospectus supplement (other than as to the accuracy of the information provided by the Trustee) or any related documents and will not be accountable for the use or application by or on behalf of the Master Servicers of any funds paid to the Master Servicers or any Special Servicer in respect of the certificates or the mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account by or on behalf of any Master Servicer or any Special Servicer. The Pooling and Servicing Agreement provides that no provision of such agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct or bad faith; provided, however, that if no event of default has occurred and is continuing, the Trustee will be required to perform, and will be liable for, only those duties specifically required under the Pooling and Servicing Agreement. Upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the Pooling and Servicing Agreement, the Trustee will be required to examine those documents and to determine whether they conform to the requirements of that agreement. After the occurrence of any event of default, the Trustee is required to promptly transmit by mail to the Depositor, each rating agency and all certificateholders notice of such occurrence, unless such default shall have been cured.

The Pooling and Servicing Agreement provides that the Trustee shall not be liable for an error of judgment made in good faith by a responsible officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts. In addition, the Trustee is not liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates entitled to at least 50% of the voting rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under the Pooling and Servicing Agreement (unless a higher percentage of voting rights is required for such action). If no event of default shall have occurred and be continuing, the Trustee will not be bound to make any investigation into the facts or matters stated in any document, unless requested in writing to do so by holders of Certificates entitled to at least 25% of the voting rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of the Pooling and Servicing Agreement, the Trustee may require reasonable indemnity from such requesting holders against such expense or liability as a condition to taking any such action.

The Trustee and any director, officer, employee or agent of the Trustee, will be entitled to indemnification by the Trust, to the extent of amounts held in the Collection Account from time to time, for any loss, liability damages, claims or unanticipated expenses (including reasonable attorneys’ fees) arising out of or incurred by the Trustee in connection with any act or omission of the Trustee relating to the exercise and performance of any of the powers and duties of the Trustee under the Pooling and Servicing Agreement. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the Trustee pursuant to the Pooling and Servicing Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties under the Pooling and Servicing Agreement, or by reason of its negligent disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made in the Pooling and Servicing Agreement.

The Trustee will be entitled to execute any of its trusts or powers under the Pooling and Servicing Agreement or perform any of its duties under the Pooling and Servicing Agreement either directly or by or through agents or attorneys, and the Trustee will not be relieved of any of its duties or obligations by virtue of the appointment of any agents or attorneys.

The Trustee will be permitted at any time to resign from its obligations and duties under the Pooling and Servicing Agreement by giving written notice to the Depositor, the Master Servicers, the Special Servicer, the Certificate Administrator and each rating agency. Upon receiving this notice of resignation, the Depositor will be required to promptly appoint a successor Trustee acceptable to the Master Servicers. If no successor Trustee shall have accepted an appointment within a specified period after the giving of notice of resignation, the resigning Trustee may petition any court of competent jurisdiction to appoint a successor Trustee.

If at any time a Trustee ceases to be eligible to continue as Trustee under the Pooling and Servicing Agreement, or if at any time the Trustee becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the Trustee, any public officer takes charge or control of the Trustee or its property, the Master Servicers or the Depositor will be authorized to remove the Trustee and appoint a successor Trustee. In addition, holders of the Certificates entitled to at least 51% of the voting rights may at any time, remove the Trustee under the Pooling and Servicing Agreement and appoint a successor Trustee.

At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or property securing the same is located, the Trustee will have the power to appoint one or more persons or entities approved by the Trustee to act (at the expense of the Trustee) as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such co-trustee or separate trustee such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. Except as required by applicable law, the appointment of a co-trustee or separate trustee will not relieve the Trustee of its responsibilities, obligations and liabilities under the Pooling and Servicing Agreement to the extent set forth therein.

Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee. Notwithstanding the foregoing, upon any termination of the Trustee under the Pooling and Servicing Agreement, the Trustee will continue to be entitled to receive from the Trust all accrued and unpaid compensation and expenses and indemnities through the date of termination plus, the reimbursement of all advances made by the Trustee and interest thereon as provided in the Pooling and Servicing Agreement. In addition, if the Trustee is terminated without cause, the terminating party is required to pay all of the expenses of the Trustee, necessary to effect the transfer of its responsibilities to the successor trustee. Any successor trustee must have a combined capital and surplus of at least $50,000,000 and have a debt rating that satisfies certain criteria set forth in the Pooling and Servicing Agreement.

The Certificate Administrator

Deutsche Bank Trust Company Americas (“DBTCA”) will serve as Certificate Administrator (the “Certificate Administrator”). DBTCA is a New York banking corporation which has an office in Santa Ana, California. DBTCA is also a sub-servicer of the mortgage loan identified as Waterview on Annex A-1 to this prospectus supplement. DBTCA has previously been appointed to the role of trustee or certificate administrator for over 110 mortgage-backed transactions totaling over 35 billion in initial principal amount of securities issued in which commercial mortgages comprised the asset pool and has significant experience in this area. As Certificate Administrator, DBTCA will be calculating certain items and reporting as set forth in the Pooling and Servicing Agreement. DBTCA has acted as calculation agent in numerous mortgage-backed transactions since 1991. DBTCA has no pending legal proceedings that would materially affect its ability to perform its duties as Certificate Administrator on behalf of the Holders. DBTCA may perform certain of its obligations through one or more third party vendors. However, DBTCA shall remain liable for the duties and obligations required of it under the Pooling and Servicing Agreement.

There have been no material changes to the Certificate Administrator’s policies on procedures with respect to its securities administration function other than changes required by applicable laws.

DBTCA is providing the information in the foregoing paragraphs at the depositor’s request in order to assist the depositor with the preparation of its disclosure documents to be filed with the SEC pursuant to Regulation AB. Otherwise, DBTCA has not participated in the preparation of such disclosure documents and assumes no responsibility or liability for their contents.

The Certificate Administrator shall at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, (ii) authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the Pooling and Servicing Agreement, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority and shall not be an affiliate of the Master Servicers or the Special Servicer and (iii) an institution whose long-term senior unsecured debt is rated at least “A+” by S&P and “Aa3” by Moody’s and whose short-term unsecured debt is rated at least “A-1” by S&P and “P-1” by Moody’s or such other ratings as are acceptable to the rating agencies or has a fiscal agent appointed with such minimum ratings.

The Certificate Administrator makes no representations as to the validity or sufficiency of the Pooling and Servicing Agreement (other than as to it being a valid obligation of the Certificate Administrator), the certificates, the mortgage loans, this prospectus supplement (other than as to the accuracy of the information provided by the Certificate Administrator) or any related documents and will not be accountable for the use or application by or on behalf of the Master Servicers of any funds paid to the Master Servicers or any Special Servicer in respect of the certificates or the mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account by or on behalf of any Master Servicer or any Special Servicer. The Pooling and Servicing Agreement provides that no provision of such agreement shall be construed to relieve the Certificate Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct or bad faith.

The Pooling and Servicing Agreement provides that the Certificate Administrator shall not be liable for an error of judgment made in good faith by a responsible officer of the Certificate Administrator, unless it shall be proved that the Certificate Administrator was negligent in ascertaining the pertinent facts. In addition, the Certificate Administrator is not liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates entitled to at least 50% of the voting rights relating to the time, method and place of conducting any proceeding for any remedy available to the Certificate Administrator, or exercising any trust or power conferred upon the Certificate Administrator, under the Pooling and Servicing Agreement (unless a higher percentage of voting rights is required for such action).

The Certificate Administrator and any director, officer, employee or agent of the Certificate Administrator, will be entitled to indemnification by the Trust, to the extent of amounts held in the Collection Account from time to time, for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees) arising out of or incurred by the Certificate Administrator in connection with any act or omission of the Certificate Administrator relating to the exercise and performance of any of the powers and duties of the Certificate Administrator under the Pooling and Servicing Agreement. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the Certificate Administrator pursuant to the Pooling and Servicing Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Certificate Administrator in the performance of its obligations and duties under the Pooling and Servicing Agreement, or by reason of its negligent disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Certificate Administrator made in the Pooling and Servicing Agreement.

The Certificate Administrator will be entitled to perform any of its duties under the Pooling and Servicing Agreement either directly or by or through agents or attorneys, and the Certificate Administrator will not be relieved of any of its duties or obligations by virtue of the appointment of any agents or attorneys.

The Certificate Administrator will be the REMIC Administrator, as described in the prospectus. See “Description of the Pooling Agreements—Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor” in the prospectus.

The Certificate Administrator will be permitted at any time to resign from its obligations and duties under the Pooling and Servicing Agreement by giving written notice to the Depositor, the Master Servicers, the Special Servicer, the Trustee and each rating agency. Upon receiving this notice of resignation, the Trustee will be required to promptly appoint a successor Certificate Administrator (which may be the Trustee). If no successor Certificate Administrator shall have accepted an appointment within a specified period after the giving of notice of resignation, the resigning Certificate Administrator may petition any court of competent jurisdiction to appoint a successor Certificate Administrator.

Trustee and Certificate Administrator Fee

As compensation for the performance of its routine duties, the Trustee and Certificate Administrator will each be paid a fee (collectively, the “Trustee/Certificate Administrator Fee”). The Trustee/Certificate Administrator Fee will be payable monthly from amounts received in respect of interest on each Mortgage Loan (prior to application of such interest payments to make payments on the certificates) and will accrue at a rate (the “Trustee/Certificate Administrator Fee Rate”), equal to, in the aggregate, 0.00061% per annum, and will be computed on the basis of the Stated Principal Balance of the related mortgage loan as of the preceding distribution date. In addition, the Trustee and Certificate Administrator will each be entitled to recover from the Trust Fund all reasonable unanticipated expenses and disbursements incurred or made by the Trustee in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as Trustee or Certificate Administrator, as applicable, under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its willful misfeasance, negligence or bad faith.

Paying Agent, Certificate Registrar, Custodian and Authenticating Agent

The Certificate Administrator will be the paying agent (in that capacity, the “Paying Agent”). In addition, the Certificate Administrator will initially serve as registrar (in that capacity, the “Certificate Registrar”) for purposes of recording and otherwise providing for the registration of the offered certificates and of transfers and exchanges of the definitive certificates, if issued, and as authenticating agent of the certificates (in that capacity, the “Authenticating Agent”). The Certificate Administrator will be responsible for paying the fees of each such agent.

Using information set forth in this prospectus supplement, the Certificate Administrator will develop the cash flow model for the Trust Fund. Based on the monthly loan information provided by the Master Servicers, the Certificate Administrator will calculate the amount of principal and interest to be paid to each class of Certificates on each Distribution Date. In accordance with the cash flow model and based on the monthly loan information provided by the Master Servicers, the Certificate Administrator will perform distribution calculations, remit distributions on the Distribution Date to certificateholders and prepare a monthly statement to certificateholders detailing the payments received and the activity on the Mortgage Loans during the collection period. In performing these obligations, the Certificate Administrator will be able to conclusively rely on the information provided to it by the Master Servicers, and the Certificate Administrator will not be required to recompute, recalculate or verify the information provided to it by the Master Servicers. As paying agent, the Certificate Administrator is responsible for the preparation of all REMIC and grantor trust tax returns on behalf of the Trust Fund, the preparation and filing of certain reports on Form 8-K, the preparation and filing of monthly reports on Form 10-D and the preparation and filing of annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing Trust Fund.

There have been no material changes to the Certificate Administrator’s policies on procedures with respect to the functions it will perform as Paying Agent and Authenticating Agent other than changes required by applicable laws.

The Trustee is acting as custodian of the Mortgage Loan files pursuant to the Pooling and Servicing Agreement (or, with respect to the DDR Portfolio Loan, the CGCMT 2007-C6 Pooling and Servicing Agreement) (in such capacity, the “Custodian”). The Custodian is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders. In its capacity as Custodian, the Trustee will hold the Mortgage Loan files exclusively for the use and benefit of the Trust Fund. The Custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the

Mortgage Loans delivered to it to determine that the same are valid. The disposition of the Mortgage Loan files will be governed by the Pooling and Servicing Agreement (or, with respect to the DDR Portfolio Loan, the CGCMT 2007-C6 Pooling and Servicing Agreement). Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction and/or issuer. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains its commercial document custody facilities in Minneapolis, Minnesota. As of December 31, 2006, Wells Fargo Bank was acting as custodian of more than 43,000 commercial mortgage loan files.

Certain Relationships and Related Transactions

German American Capital Corporation, a sponsor and mortgage loan seller, is an affiliate of Deutsche Bank Securities, Inc., an underwriter, Deutsche Bank Trust Company Americas, the Certificate Administrator and a sub-servicer, Deutsche Mortgage & Asset Receiving Corporation, the depositor and Deutsche Bank AG, New York Branch, the sole tenant at the mortgaged property securing the Mortgage Loan identified as 60 Wall Street on Annex A-1 to this prospectus supplement.

Deutsche Bank Trust Company Americas, the Certificate Administrator and a sub-servicer, is an affiliate of German American Capital Corporation, a sponsor and mortgage loan seller, Deutsche Bank Securities, Inc., an underwriter, Deutsche Mortgage & Asset Receiving Corporation, the depositor and Deutsche Bank AG, New York Branch, the sole tenant at the mortgaged property securing the Mortgage Loan identified as 60 Wall Street on Annex A-1 to this prospectus supplement.

Capmark Finance Inc., a sponsor, mortgage loan seller and one of the master servicers, is an affiliate of Capmark Securities Inc., an underwriter.

KeyBank National Association, a sponsor and mortgage loan seller, is an affiliate of KeyCorp Real Estate Capital Markets, Inc., one of the master servicers and KeyBanc Capital Markets Inc., one of the underwriters.

DESCRIPTION OF THE MORTGAGE POOL

General

The Trust (or the “Trust Fund”) to be created by the Depositor will consist of the non-pooled trust component of the 135 East 57th Street loan and a pool (the “Mortgage Pool”) of 110 fixed-rate mortgage loans (each, together with the non-pooled trust component of the 135 East 57th Street loan, a “Mortgage Loan,“ and collectively, the “Mortgage Loans”) secured by first liens on 272 commercial and multifamily and manufactured housing community properties (each, a “Mortgaged Property,“ and collectively, the “Mortgaged Properties”). The Mortgage Pool (which, for the avoidance of doubt, does not include the non-pooled trust component of the 135 East 57th Street loan) has an aggregate principal balance as of the Cut-off Date of approximately $2,897,955,917 (the “Initial Outstanding Pool Balance”). The principal balances of the Mortgage Loans (other than the non-pooled trust component of the 135 East 57th Street Loan) as of the related due date of such Mortgage Loan in August 2007 (the “Cut-off Date”) (each, a “Cut-off Date Balance”) will range from $2,500,000 to $285,000,000 and the average Cut-off Date Balance will be $26,345,054 subject to a variance of plus or minus 5.0%. The pool of Mortgage Loans (other than the non-pooled trust component of the 135 East 57th Street loan) will be deemed to consist of two Loan Groups (“Loan Group 1” and “Loan Group 2,” and collectively, the “Loan Groups”). Loan Group 1 will consist of 86 Mortgage Loans, representing 90.44% of the Initial Outstanding Pool Balance (the “Initial Loan Group 1 Balance”). Loan Group 2 will consist of 24 Mortgage Loans (or 100.00% of the aggregate principal balance of the mortgage loans secured by multifamily properties and manufactured housing community), representing 9.56% of the Initial Outstanding Pool Balance (the “Initial Loan Group 2 Balance”). Annex A-1 to this prospectus supplement sets forth the Loan Group designation with respect to each Mortgage Loan. All numerical information provided herein with respect to the Mortgage Loans is provided on an approximate basis. All percentages of the Mortgage Pool, or of any specified sub-group thereof, referred to herein without further description are approximate percentages of the Initial Outstanding Pool Balance. Descriptions of the terms and provisions of the Mortgage Loans are generalized descriptions of the terms and provisions of the Mortgage Loans in the aggregate. Many of the individual Mortgage Loans have specific terms and provisions that deviate from the general description.

The Trust’s assets will also include the non-pooled trust component of the 135 East 57th Street Loan (the “135 East 57th Street Non-Pooled Trust Component”) having a Cut-Off Date Balance of $15,500,000. The 135 East 57th Street Non-Pooled Trust Component supports only the Class E57-1, Class E57-2 and Class E57-3 Certificates (collectively, the “Class E57 Certificates”). Although the 135 East 57th Street Non-Pooled Trust Component is an asset of the Trust, unless otherwise indicated, for the purpose of numerical and statistical information contained in this prospectus supplement, the 135 East 57th Street Non-Pooled Trust Component is not reflected in this prospectus supplement and the term “Mortgage Loan” in that context does not include the 135 East 57th Street Non-Pooled Trust Component unless otherwise indicated.

Each of the 60 Wall Street loan, the DDR Portfolio loan, the Ritz-Carlton Key Biscayne loan, the 85 Tenth Avenue loan, the USFS Industrial Distribution Portfolio loan, the Georgian Towers loan, the Mission Mayfield Downs loan and the Western Plaza loan has one or more companion loans. Each companion loan is referred to in this prospectus supplement as a “Companion Loan.” Each Mortgage Loan together with its related Companion Loans, in addition to the 135 East 57th Street loan together with the 135 East 57th Street Non-Pooled Trust Component, is referred to in this prospectus supplement as a “Loan Combination.” None of the Companion Loans nor the 135 East 57th Street Non-Pooled Trust Component are included in the Mortgage Pool. Certain of the Companion Loans are pari passu in right of payment with the related Mortgage Loan. Each pari passu Companion Loan is referred to in this prospectus supplement as a “Pari Passu Companion Loan.” The DDR Portfolio loan is sometimes referred to as a “Non-Serviced Mortgage Loan.” Certain of the Companion Loans are subordinate in right of payment to the related Mortgage Loan. Each B Loan is referred to in this prospectus supplement as a “B Loan.” The Companion Loans related to the 60 Wall Street loan, the Ritz-Carlton Key Biscayne loan, the 85 Tenth Avenue loan, the USFS Industrial Distribution Portfolio loan, the Georgian Towers loan, the Mission

Mayfield Downs loan and the Western Plaza loan are being serviced under the Pooling and Servicing Agreement and each such Companion Loan is sometimes referred to in this prospectus supplement as a “Serviced Companion Loan” and together with the related Mortgage Loan, as a “Serviced Loan Combination.” The term “Serviced Loan Combination” will also include the 135 East 57th Street loan and the 135 East 57th Street Non-Pooled Trust Component.

Each Mortgage Loan is evidenced by one or more promissory notes (each, a “Note”) and secured by one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”). Each of the Mortgages creates a first lien on the interests of the related borrower in the related Mortgaged Property, as set forth on the following table:

Interest of Borrower Encumbered	No. of Mortgaged Properties	% of Initial Pool Balance(1)	% of Initial Loan Group 1 Balance(1)	% of Initial Loan Group 2 Balance(1)
Fee Simple Estate(2)	258	85.50%	84.30%	100.00%
Leasehold Estate	11	10.84	11.98	0.00
Partial Fee/Partial Leasehold Estate	3	3.36	3.72	0.00

Total	272	100.00%	100.00%	100.00%

(1)	Because this table presents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts (which amounts, if not specified in the related Mortgage Loan Documents, are based on the appraised values or square footage of each Mortgaged Property and/or each Mortgaged Property’s underwritten net cash flow).
(2)	Includes Mortgage Loans secured by the borrower’s leasehold interest in the Mortgaged Property along with the corresponding fee interest of the ground lessor in such Mortgaged Property.

Security for the Mortgage Loans

None of the Mortgage Loans is insured or guaranteed by the United States, any governmental agency or instrumentality, any private mortgage insurer or by the Depositor, any Sponsor, the Master Servicers, the Special Servicer, the Certificate Administrator or the Trustee or any of their respective affiliates. Each Mortgage Loan is or should be considered to be nonrecourse. In the event of a default under any Mortgage Loan, the lender’s remedies generally are limited to foreclosing against the specific Mortgaged Property or Mortgaged Properties securing such Mortgage Loan and such limited other assets as may have been pledged to secure such Mortgage Loan. Each Mortgage Loan is secured by one or more Mortgages and an assignment of the related borrower’s interest in the leases, rents, issues and profits of the related Mortgaged Properties. In certain instances, additional collateral exists in the nature of letters of credit, partial indemnities or guaranties, or in the establishment and pledge of one or more reserve or escrow accounts (such accounts, “Reserve Accounts”). In many cases, this additional collateral may be returned to the borrower prior to the related loan maturity date. Each Mortgage constitutes a first lien on a fee or leasehold interest in a Mortgaged Property, subject generally only to (i) liens for real estate and other taxes and special assessments not yet delinquent or accruing interest or penalties, (ii) covenants, conditions, restrictions, rights of way, easements and other encumbrances whether or not of public record as of the date of recording of the related Mortgage, such exceptions having been acceptable to the related Mortgage Loan Seller in connection with the purchase or origination of the related Mortgage Loan, and (iii) such other exceptions and encumbrances on Mortgaged Properties as are reflected in the related title insurance policies.

With respect to any Mortgage which has been recorded in the name of MERS or its designee, no mortgage assignment in favor of the Trustee will be required to be recorded or delivered. Instead, the related Mortgage Loan Seller will be required to take all actions as are necessary to cause the Trustee to be shown as the owner of the related mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. In accordance with the terms of the Pooling and Servicing Agreement (as defined in this prospectus supplement), the Custodian will review each mortgage file after the Closing Date (or after the Custodian’s receipt of any document permitted to be delivered after the Closing Date) to determine if any of the foregoing documents are missing.

Significant Mortgage Loans and Significant Obligors

No Mortgage Loan has an outstanding principal balance as of the Cut-off Date which exceeds 9.83% of the Initial Pool Balance.

The following table sets forth information regarding the ten largest Mortgage Loans and/or cross-collateralized groups in the pool, which represent, in the aggregate, approximately 52.57% of the Initial Pool Balance.

Ten Largest Mortgage Loans

Mortgage Loan or Cross- Collateralized Group	Loan No.	Loan Group	Number of Properties	Aggregate Cut-Off Date Balance	% of Initial Pool Balance	Mortgage Rate(1)	Stated Remaining Term (Mos.)	DSCR(2)(3)	LTV(2)(3)	LTV at Maturity(2)(3)
60 Wall Street	1	1	1	$285,000,000	9.83%	5.771%	119	1.31x	74.0%	74.0%
DDR Portfolio	2	1	52	$221,250,000	7.63%	5.600%	119	1.49x	63.4%	63.4%
Waterview	3	1	1	$210,000,000	7.25%	5.760%	118	1.60x	47.6%	47.6%
Ritz-Carlton Key Biscayne	5	1	1	$160,000,000	5.52%	6.093%	118	1.59x	63.3%	63.3%
85 Tenth Avenue	4	1	1	$150,000,000	5.18%	5.616%	118	1.28x	60.7%	60.7%
HCPI Medical Office Building Portfolio	6	1	14	$122,000,000	4.21%	5.530%	117	1.58x	70.3%	70.3%
Market Street at The Woodlands	7	1	1	$113,000,000	3.90%	5.553%	119	1.29x	69.2%	62.0%
Fashion Outlet of Las Vegas	9	1	1	$103,000,000	3.55%	5.840%	54	1.37x	76.3%	76.3%
USFS Industrial Distribution Portfolio	8	1	38	$89,754,335	3.10%	6.383%	120	1.60x	75.0%	75.0%
135 East 57th Street	10	1	1	$69,500,000	2.40%	5.430%	116	1.56x	24.0%	22.2%

Total/Wtd. Ave.			111	$1,523,504,335	52.57%	5.753%	114	1.46x	63.7%	63.1%

(1)	Represents the Mortgage Rate rounded to 3 decimal places.
(2)	For additional information regarding the ten largest mortgage loans, including specific information regarding calculations of DSCR, LTV and LTV at Maturity, see “Annex B—Description of the Top Ten Mortgage Loans.”
(3)	For information regarding the calculations of DSCR, LTV and LTV at Maturity, see “Description of the Mortgage Pool—Additional Loan Information—Definitions” in this prospectus supplement.

The Mortgage Loan Sellers

The Depositor will purchase the Mortgage Loans to be included in the Trust Fund on or before the Closing Date from GACC, Capmark and KeyBank pursuant to three separate mortgage loan purchase agreements (each, a “Mortgage Loan Purchase Agreement”), to be dated the Closing Date between the related Mortgage Loan Seller and the Depositor. See “Transaction Parties—The Sponsors” in this prospectus supplement.

The Mortgage Loans were originated or acquired by the Mortgage Loan Sellers (or an affiliate of such Mortgage Loan Seller) as follows:

Mortgage Loan Seller	Number of Mortgage Loans	Initial Outstanding Pool Balance(1)	% of Cut-off Date Principal Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
German American Capital Corporation(2)	65	$2,145,946,158	74.05%	73.97%	74.84%
Capmark Finance Inc.	19	$426,729,461	14.73%	14.20%	19.73%
KeyBank National Association	26	$325,280,298	11.22%	11.84%	5.43%

(1)	Does not include the 135 East 57th Street Non-Pooled Trust Component.
(2)	Includes the 24 Mortgage Loans that were originated by Capmark and purchased by GACC in March 2007.

Subject to the information contained in the following sentence, each of the Mortgage Loan Sellers will make certain representations and warranties with respect to the Mortgage Loans sold by it and, with respect to a breach of a representation or warranty that materially and adversely (i) affects the value of a Mortgage Loan sold by it, (ii) affects the value of the related Mortgaged Property or (iii) affects the interests of the Trustee or any holders of the Certificates therein, the related Mortgage Loan Seller generally will be required to cure such breach, repurchase the Mortgage Loan or substitute another loan for that Mortgage Loan. With respect to 24 Mortgage Loans that GACC purchased from Capmark and will be selling to the depositor, Capmark will make certain representations and warranties with respect to these Mortgage Loans and Capmark will have the obligations described in the prior sentence with respect to these Mortgage Loans. See “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this prospectus supplement.

The information set forth herein concerning the Mortgage Loan Sellers and the underwriting conducted by each of the Mortgage Loan Sellers with respect to the related Mortgage Loans has been provided by the respective Mortgage Loan Sellers.

A description of the underwriting standards of each Mortgage Loan Seller is set forth above under “Transaction Parties—The Sponsors” in this prospectus supplement.

The Mortgage Loans included in this transaction were selected for this transaction from mortgage loans specifically originated or acquired for securitizations of this type by the Sponsors taking into account rating agency criteria and feedback, subordinate investor feedback, property type and geographic location.

Certain Underwriting Matters

Environmental Site Assessments. Environmental site assessments or updates of a previously conducted assessment based on information in an established database or study were conducted on all of the Mortgaged Properties within the 18-month period prior to the Cut-off Date. In some cases these assessments or updates revealed the existence of material environmental conditions. The Mortgage Loan Sellers have informed the Depositor that where such conditions were identified:

•	the circumstance or condition has been remediated in all material respects,

•	the borrower has escrowed funds to effect the remediation,

•	a responsible party, not related to the borrower, has been identified by the applicable governmental authority,

•	an operations and maintenance plan has been or will be implemented,

•	environmental insurance with respect to such condition has been obtained,

•	an indemnity or guaranty with respect to such condition was obtained from a responsible third party or the sponsor,

•

a “no further action” letter or other evidence has been obtained stating that the applicable governmental authority has no current intention of requiring any action be taken by the borrower or any other person with respect to such condition, or

•	upon further investigation, an environmental consultant recommended no further investigation or remediation.

For more information regarding environmental considerations, see “Risk Factors—Risks Related to the Mortgage Loans—Potential Trust Liability Related to a Materially Adverse Environmental Condition” in this prospectus supplement.

With respect to certain mortgage loans, an insurance policy was obtained with respect to the related Mortgaged Property, either in lieu of obtaining indemnification from the sponsor or to address environmental conditions or concerns. Subject to certain conditions and exclusions, each environmental insurance policy generally insures the Trust against losses resulting from certain environmental conditions at the related Mortgaged Property during the applicable policy period. Subject to certain conditions and exclusions, the environmental insurance policies generally provide coverage against (i) losses resulting from default under the applicable Mortgage Loan, up to the then outstanding principal balance and certain unpaid interest of the Mortgage Loan, if on-site environmental conditions in violation of applicable environmental standards are discovered at the Mortgaged Property during the policy period and no foreclosure of the Mortgaged Property has taken place, provided, however, that with respect to certain Mortgage Loans for which an environmental insurance policy was obtained, the coverage may be limited to the lesser of the outstanding loan balance and the costs of clean up of environmental conditions, up to the applicable aggregate policy limit; (ii) losses from third-party claims against the lender during the policy period for bodily injury, property damage or clean-up costs resulting from environmental conditions at or emanating from the Mortgaged Property; and (iii) after foreclosure, costs of clean-up of environmental conditions discovered during the policy period to the extent required by applicable law, including any court order or other governmental directive.

The information contained herein regarding environmental conditions at the Mortgaged Properties is based on the environmental site assessments or the updates described in the first paragraph under this heading and has not been independently verified by the Depositor, the Mortgage Loan Sellers, the Underwriters, the Master Servicers, the Special Servicer, the Certificate Administrator, the Trustee or any of their respective affiliates. There can be no assurance that the environmental site assessments or such updates, as applicable, identified all environmental conditions and risks, or that any such environmental conditions will not have a material adverse effect on the value or cash flow of the related Mortgaged Property.

Property Condition Assessments. The Mortgage Loan Sellers have informed the Depositor that inspections of substantially all of the Mortgaged Properties (or updates of previously conducted inspections) were conducted by independent licensed engineers or other representatives or designees of the related Mortgage Loan Seller within the 18-month period prior to the Cut-off Date. Such inspections were commissioned to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems (in most cases) and the general condition of the site, buildings and other improvements located at a Mortgaged Property. With respect to certain of the Mortgage Loans, the resulting reports indicated a variety of deferred maintenance items and recommended capital expenditures. The estimated cost of the necessary repairs or replacements at a Mortgaged Property was included in the related property condition assessment. In some (but not all) instances, cash reserves were established with the lender to fund such deferred maintenance and/or replacement items.

Appraisals and Market Analysis. The Mortgage Loan Sellers have informed the Depositor that an appraisal or market analysis for all of the Mortgaged Properties was performed (or an existing appraisal was updated) on behalf of the related Mortgage Loan Seller within the 19-month period prior to the Cut-off Date. Each such appraisal was conducted by an independent appraiser that is state certified and/or designated as a Member of the Appraisal Institute (“MAI”), in order to provide an opinion as to the market value of the related Mortgaged Property. In general, such appraisals represent the analysis and opinion of the respective appraisers at or before the time made, and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another appraiser would not have arrived at a different valuation, even if such appraiser used the same general approach to and the same method of appraising the Mortgaged Property. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale. See “Risk Factors—Risks Related to the Mortgage Loans—Appraisals and Market Studies Have Certain Limitations” in this prospectus supplement.

Property, Liability and Other Insurance. The Mortgage Loan Documents generally require that: (i) the Mortgaged Property be insured by a property and casualty insurance policy in an amount (subject to a customary deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan (or Loan Combination), 100% of the full insurable replacement cost of the improvements located on the related Mortgaged Property or, with respect to certain Mortgage Loans, the full insurable actual cash value of the Mortgaged Property; or (ii) the Mortgaged Property be insured by property insurance in such other amounts as was required by the related originators with, if applicable, appropriate endorsements to avoid the application of a co-insurance clause and without reduction in insurance proceeds for depreciation. In addition, if any portion of the improvements to a Mortgaged Property securing any Mortgage Loan was, at the time of the origination of such Mortgage Loan, in an area identified in the “Federal Register” by the Federal Emergency Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting the requirements of the then-current guidelines of the Federal Insurance Administration is in effect (except where self-insurance is permitted) with a generally acceptable insurance carrier, in an amount representing coverage not less than the lesser of (1) the outstanding principal balance of such Mortgage Loan and with respect to any Mortgage Loan related to a Loan Combination, the outstanding principal balance of the Loan Combination, (2) the maximum amount of insurance available for the related Mortgaged Property under the National Flood Insurance Act of 1968, as amended, and (3) 100% of the replacement cost of the improvements. In general, the standard form of property and casualty insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

Each Mortgage generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property. Each Mortgage generally further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related Mortgaged Property for not less than six months. In general, the Mortgaged Properties are not insured for earthquake risk, floods and other water-related causes, landslides and mudflow, vermin, nuclear reaction or war. In addition, certain of the insurance policies may specifically exclude coverage for losses due to mold, certain acts of nature, terrorist activities or other insurable conditions or events. In some cases, the Mortgage Loan Documents permit the related borrower to rely on self-insurance provided by a tenant in lieu of an insurance policy. See “Risk Factors—Risks Related to the Mortgage Loans—Property Insurance” in this prospectus supplement.

Split Loan Structures

The 60 Wall Street Loan Combination

With respect to the Mortgage Loan identified as the 60 Wall Street on Annex A-1 to this prospectus supplement (the “60 Wall Street Loan”), representing approximately 9.83% of the Initial Outstanding Pool Balance and 10.87% of the Initial Loan Group 1 Balance and with a Cut-off Date Balance of $285,000,000, the related Mortgaged Property also secures three other mortgage loans (the “60 Wall

Street Pari Passu Loan A-2,” the “60 Wall Street Pari Passu Loan A-3” and the “60 Wall Street Pari Passu Loan A-4,” collectively, the “60 Wall Street Pari Passu Loans” and, together with the 60 Wall Street Loan, the “60 Wall Street Loan Combination”). The 60 Wall Street Pari Passu Loan A-2, the 60 Wall Street Pari Passu Loan A-3 and the 60 Wall Street Pari Passu Loan A-4 are pari passu in right of payment with the 60 Wall Street Loan and each have Cut-off Date Balances of $300,000,000, $290,000,000 and $50,000,000, respectively. The 60 Wall Street Loan and the 60 Wall Street Pari Passu Loans have the same interest rate, maturity date and amortization term. Only the 60 Wall Street Loan is included in the trust. The 60 Wall Street Pari Passu Loans are not assets of the trust.

The 60 Wall Street Pari Passu Loans are each owned by GACC, one of the Mortgage Loan Sellers. The related co-lender agreement also permits GACC or an affiliate thereof, so long as it is the holder of a 60 Wall Street Pari Passu Loan, to sell such loan at any time or to divide such retained mortgage loan into one or more “component” pari passu notes in the aggregate principal amount equal to the then outstanding mortgage loan being allocated, provided that the aggregate principal balance of the new pari passu mortgage loans following such amendments is no greater than the aggregate principal balance of the 60 Wall Street Pari Passu Loans prior to such amendments.

For the purpose of the information presented in this prospectus supplement with respect to the 60 Wall Street Loan, the loan per net rentable area ratio, the debt service coverage ratio and loan-to-value ratio reflect the aggregate indebtedness evidenced by the 60 Wall Street Loan Combination.

General. The 60 Wall Street Loan Combination will be serviced pursuant to the terms of the Pooling and Servicing Agreement (and all decisions, consents, waivers, approvals and other actions on the part of any holder of the 60 Wall Street Loan Combination will be effected in accordance with the Pooling and Servicing Agreement). The KRECM Master Servicer or the Trustee, as applicable, will be obligated to make (i) any required P&I Advances on the 60 Wall Street Loan unless the KRECM Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the 60 Wall Street Loan and (ii) Property Advances with respect to the 60 Wall Street Loan Combination unless the KRECM Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the 60 Wall Street Loan Combination.

Distributions. The holders of the 60 Wall Street Loan and the 60 Wall Street Pari Passu Loans have entered into a co-lender agreement that sets forth the respective rights of each of the holders of the 60 Wall Street Loan Combination and provides, in general, that:

•	the 60 Wall Street Loan and the 60 Wall Street Pari Passu Loans are of equal priority with each other and no portion of either of them will have priority or preference over the other; and

•

all payments, proceeds and other recoveries on or in respect of the 60 Wall Street Loan and the 60 Wall Street Pari Passu Loans will be applied to the 60 Wall Street Loan and the 60 Wall Street Pari Passu Loans on a pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the KRECM Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee) in accordance with the terms of the Pooling and Servicing Agreement.

Consultation and Consent. Any decision to be made with respect to the 60 Wall Street Loan Combination that requires the approval of the Directing Holder or otherwise requires approval under the related co-lender agreement (including the termination of the Special Servicer and the appointment of a successor special servicer) will require the approval of the Directing Holder. In the event a decision is to be made with respect to any of the actions listed below or any other decisions that require approval of the Directing Holder under the Pooling and Servicing Agreement or under the related co-lender agreement, the KRECM Master Servicer or the Special Servicer, as applicable, is required to provide the holders of the 60 Wall Street Pari Passu Loans prompt notice that such a determination is to be made. The holders of the 60 Wall Street Pari Passu Loans or their representatives have the non-binding right to consult with the KRECM Master Servicer or the Special Servicer, as applicable, with respect to any such action. Pursuant to the related co-lender agreement, each holder of the 60 Wall Street Loan and the 60 Wall

Street Pari Passu Loans may consult separately with the KRECM Master Servicer or the Special Servicer, as applicable, about a particular course of action. Approval from the Directing Holder is required with respect to the following:

•

any modification or amendment of, or waiver with respect to, the 60 Wall Street Loan Combination or the Mortgage Loan Documents that would result in the extension of the applicable maturity date, a reduction in the applicable mortgage rate borne thereby or the monthly payment, or any prepayment premium, exit fee or yield maintenance charge payable thereon or a deferral or forgiveness of interest on or principal of the 60 Wall Street Loan Combination, modification or waiver of any other monetary term of the 60 Wall Street Loan Combination relating to the timing or amount of any payment of principal and interest (other than default interest) or a modification or waiver of any provision of the 60 Wall Street Loan Combination which restricts the borrower from incurring additional indebtedness or from transferring the related Mortgaged Property or any transfer of direct or indirect equity interests in the borrower;

•	any modification or amendment of, or waiver with respect to the related Mortgage Loan Documents that would result in a discounted pay off;

•

any foreclosure upon or comparable conversion (which may include acquisitions of an REO property) of the ownership of the related Mortgaged Property securing such specially serviced mortgage loan or any acquisition of the related Mortgaged Property by deed in lieu of foreclosure;

•

any proposed or actual sale of the related Mortgaged Property, the related REO property or mortgage loan (other than in connection with the exercise of the fair value purchase option, the termination of the Trust or the purchase by a Mortgage Loan Seller of a Mortgage Loan in connection with a breach of a representation or a warranty or a document defect);

•	any release of the related borrower, any guarantor or other obligor from liability;

•

any determination not to enforce a “due on sale” or “due on encumbrance” clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the related borrower);

•

any action to bring the related Mortgaged Property or related REO property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the Mortgaged Property or REO property;

•

any substitution or release of collateral or acceptance of additional collateral for such mortgage loan including the release of additional collateral for such Loan Combination unless required by the underlying Mortgage Loan Documents (other than any release made in connection with the grant of a non material easement or right of way or other non material release such as a “curb cut”);

•	any adoption or approval of a plan in a bankruptcy of the related borrower;

•

consenting to any “new lease” or “lease modification” at any Mortgaged Property securing the 60 Wall Street Loan Combination, to the extent the lender’s approval is required under the related Mortgage Loan Documents;

•

any renewal or replacement of the then existing insurance policies (to the extent the lender’s approval is required under the related Mortgage Loan Documents) or any waiver, modification or amendment of any insurance requirements under the related Mortgage Loan Documents; and

•	any consent, waiver or approval with respect to any change in the property manager at the Mortgaged Properties securing the 60 Wall Street Loan Combination.

Notwithstanding any direction to, or approval or disapproval of, or right to give direction to or to approve or disapprove an action of, the Special Servicer or the KRECM Master Servicer by the Directing Holder or its designee, in no event will the Special Servicer or the KRECM Master Servicer be required to take any action or refrain from taking any action which would violate any law of any applicable jurisdiction, be inconsistent with the KRECM Servicing Standard, violate the REMIC provisions of the Code or violate any other provisions of the Pooling and Servicing Agreement or the related Mortgage Loan Documents.

Sale of Defaulted Mortgage Loan. Under the Pooling and Servicing Agreement, if the 60 Wall Street Loan is subject to a fair value purchase option, the Special Servicer will be required to determine the purchase price for each 60 Wall Street Pari Passu Loan. Each option holder specified in “—Sale of Defaulted Mortgage Loans” of this prospectus supplement will have an option to purchase the 60 Wall Street Loan and the holder of each 60 Wall Street Pari Passu Loan (or its designee) will have an option to purchase each 60 Wall Street Pari Passu Loan, at the purchase price determined by the Special Servicer under the Pooling and Servicing Agreement.

Termination of Special Servicer. The Directing Holder (or its designee) will be entitled to terminate the Special Servicer with respect to the special servicing of the 60 Wall Street Loan Combination at any time, with cause, and to appoint a replacement Special Servicer, subject to satisfaction of the conditions contained in the Pooling and Servicing Agreement, and will provide prompt notice to the holders of the 60 Wall Street Pari Passu Loans that it intends to remove the Special Servicer for the Mortgage Loan. Any successor special servicer will be required to have the rating specified in the related co-lender agreement and such appointment will be subject to receipt of a “no downgrade” letter from the Rating Agencies.

The DDR Portfolio Loan Combination

With respect to the Mortgage Loan identified as DDR Portfolio on Annex A-1 to this prospectus supplement (the “DDR Portfolio Loan”), representing approximately 7.63% of the Initial Outstanding Pool Balance and 8.44% of the Initial Loan Group 1 Balance and with a Cut-Off Date Balance of $221,250,000, the related Mortgaged Property also secures two other mortgage loans (the “DDR Portfolio Pari Passu Loan A-1” and the “DDR Portfolio Pari Passu Loan A-2,” collectively, the “DDR Portfolio Pari Passu Loans” and, together with the DDR Portfolio Loan, the “DDR Portfolio Loan Combination”). The DDR Portfolio Pari Passu Loans are pari passu in right of payment with the DDR Portfolio Loan. The DDR Portfolio Pari Passu Loans are not assets of the trust.

The DDR Portfolio Pari Passu Loan A-1 has a Cut-Off Date Balance of $442,500,000 and is anticipated to be an asset in Citigroup Commercial Mortgage Trust 2007-C6 (“CGCMT 2007-C6”). The DDR Portfolio Pari Passu Loan A-2 has a Cut-Off Date Balance of $221,250,000 and is an asset of Wachovia Bank Commercial Mortgage Trust 2007-C32 (“WBCMT 2007-C32”).

For the purpose of the information presented in this prospectus supplement with respect to the DDR Portfolio Loan, the loan per net rentable area ratio, the debt service coverage ratio and the loan-to-value ratio reflect the aggregate indebtedness evidenced by the DDR Portfolio Loan Combination.

General. The DDR Portfolio Loan Combination will be serviced pursuant to the terms of the pooling and servicing agreement that governs the CGCMT 2007-C6 transaction (the “CGCMT 2007-C6 Pooling and Servicing Agreement”), which contains servicing provisions substantially similar to, but not necessarily identical with, the provisions of the Pooling and Servicing Agreement. The KRECM Master Servicer or the Trustee, as applicable, will be obligated to make any required P&I advances on the DDR Portfolio Loan unless the KRECM Master Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the DDR Portfolio Loan. The master servicer under the CGCMT 2007-C6 Pooling and Servicing Agreement (the “CGCMT 2007-C6 Master Servicer”), the special servicer under the CGCMT 2007-C6 Pooling and Servicing Agreement (the “CGCMT 2007-C6 Special Servicer”), or the trustee under the CGCMT 2007-C6 Pooling and Servicing Agreement (the “CGCMT 2007-C6 Trustee”), as applicable, is obligated to make Property Advances with respect to the DDR Portfolio Loan Combination unless the CGCMT 2007-C6 Master Servicer, the CGCMT 2007-C6 Special Servicer, or the CGCMT 2007-C6 Trustee, as applicable, determines that such advances would not be recoverable from collections on the DDR Portfolio Loan Combination.

Distributions. The holders of the DDR Portfolio Loan and the DDR Portfolio Pari Passu Loans have entered into a co-lender agreement that sets forth the respective rights of each of the holders of the DDR Portfolio Loan Combination and provides, in general, that:

•	the DDR Portfolio Loan and the DDR Portfolio Pari Passu Loans are of equal priority with each other and no portion of either of them will have priority or preference over the other; and

•

all payments, proceeds and other recoveries on or in respect of the DDR Portfolio Loan and the DDR Portfolio Pari Passu Loans will be applied to the DDR Portfolio Loan and the DDR Portfolio Pari Passu Loans on a pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the CGCMT 2007-C6 Master Servicer, the CGCMT 2007-C6 Special Servicer and the CGCMT 2007-C6 Trustee in accordance with the terms of the CGCMT 2007-C6 Pooling and Servicing agreement.

Consultation and Consent. Any decision to be made with respect to the DDR Portfolio Loan Combination that requires the approval of the Directing Holder or otherwise requires approval under the related co-lender agreement (including the termination of the special servicer under the CGCMT 2007-C6 Pooling and Servicing Agreement and appointment of a successor special servicer) will require the approval of the controlling class representative under the CGCMT 2007-C6 Pooling and Servicing Agreement (the “CGCMT 2007-C6 Directing Holder”).

In the event a decision is to be made with respect to any of the actions listed below or any other decisions that require the approval of the CGCMT 2007-C6 Directing Holder under the CGCMT 2007-C6 Pooling and Servicing Agreement or under the related co-lender agreement, the CGCMT 2007-C6 Master Servicer or the CGCMT 2007-C6 Special Servicer, as applicable, is required to provide the holder of the DDR Portfolio Loan and the holder of the DDR Portfolio Pari Passu Loan A-2 prompt notice that such a determination is to be made. The holder of the DDR Portfolio Loan and the holder of the DDR Portfolio Pari Passu Loan A-2 or their representatives will have the non-binding right to consult with the CGCMT 2007-C6 Master Servicer or the CGCMT 2007-C6 Special Servicer, as applicable, with respect to any such action. Pursuant to the related co-lender agreement, each holder of the DDR Portfolio Loan and the DDR Portfolio Pari Passu Loan A-2 may consult separately with the CGCMT 2007-C6 Master Servicer or the CGCMT 2007-C6 Special Servicer, as applicable, about a particular course of action. Approval from the CGCMT 2007-C6 Directing Holder is required with respect to the following:

•	any waiver or modification of any restriction on transfer of direct or indirect ownership interests in the related borrower;

•	any restriction on the incurrence of indebtedness by the related borrower or any direct or indirect owner of the related borrower;

•	any waiver or modification of any intercreditor agreement with the lender under any debt obligation of the related borrower or any direct or indirect owner of the related borrower;

•	any release of the related borrower, any guarantor or other obligor from liability;

•	any waiver or modification of any insurance requirement or escrow or reserve requirement;

•

consenting to any “new lease” or “lease modification” at any Mortgaged Property securing the DDR Portfolio Loan Combination, to the extent the lender’s approval is required under the related Mortgage Loan documents; and

•	any release of any escrows, reserves or letters of credit, to the extent the lender’s approval is required under the related Mortgage Loan documents.

Notwithstanding any direction to, or approval or disapproval of, or right to give direction to or to approve or disapprove an action of, the CGCMT 2007-C6 Special Servicer or the CGCMT 2007-C6 Master Servicer by the CGCMT 2007-C6 Directing Holder or its designee, in no event will the CGCMT

2007-C6 Special Servicer or the CGCMT 2007-C6 Master Servicer be required to take any action or refrain from taking any action which would violate any law of any applicable jurisdiction, be inconsistent with the servicing standard under the CGCMT 2007-C6 Pooling and Servicing Agreement, violate the REMIC provisions of the Code or violate any other provisions of the CGCMT 2007-C6 Pooling and Servicing Agreement or the related Mortgage Loan documents.

Sale of Defaulted Mortgage Loan. Under the CGCMT 2007-C6 Pooling and Servicing Agreement, if the DDR Portfolio Pari Passu Loan A-1 is subject to a fair value purchase option, the CGCMT 2007-C6 Special Servicer will be required to determine the purchase price for the DDR Portfolio Loan and the DDR Portfolio Pari Passu Loan A-2 as well. Each option holder specified in “—Sale of Defaulted Mortgage Loans” of this prospectus supplement will have an option to purchase the DDR Portfolio Loan and the holder of each DDR Portfolio Pari Passu Loan will have an option to purchase the related DDR Portfolio Pari Passu Loan, at the purchase price determined under the CGCMT 2007-C6 Pooling and Servicing Agreement.

Termination of Special Servicer. The CGCMT 2007-C6 Directing Holder (or its designee) will be entitled to terminate the special servicer under the CGCMT 2007-C6 Pooling and Servicing Agreement with respect to the special servicing of the DDR Portfolio Loan Combination at any time, with or without cause, and to appoint a replacement special servicer, subject to satisfaction of conditions contained in the CGCMT 2007-C6 Pooling and Servicing Agreement, and will provide prompt notice to the holders of the DDR Portfolio Loan and the DDR Portfolio Pari Passu Loan A-2 that it intends to remove the special servicer for the Mortgage Loan. Any successor special servicer will be required to have the rating specified in the related co-lender agreement and such appointment will be subject to receipt of a “no downgrade” letter from the Rating Agencies.

The Ritz-Carlton Key Biscayne Loan Combination

With respect to the Mortgage Loan identified as Ritz-Carlton Key Biscayne on Annex A-1 to this prospectus supplement (the “Ritz-Carlton Key Biscayne Loan”), representing approximately 5.52% of the Initial Outstanding Pool Balance and 6.11% of the Initial Loan Group 1 Balance and with a Cut-off Date Balance of $160,000,000, the related Mortgaged Property also secures a subordinate mortgage loan (the “Ritz-Carlton Key Biscayne B Loan,” and together with the Ritz-Carlton Key Biscayne Loan, the “Ritz-Carlton Key Biscayne Loan Combination”). Only the Ritz-Carlton Key Biscayne Loan is included in the trust. The Ritz-Carlton Key Biscayne B Loan is not an asset of the trust.

The Ritz-Carlton Key Biscayne B Loan has a Cut-Off Date Balance of $38,000,000 and is currently owned by GACC, one of the Mortgage Loan Sellers.

For the purpose of the information presented in this prospectus supplement with respect to the Ritz-Carlton Key Biscayne Loan, the loan per net rentable area ratio, the debt service coverage ratio and loan-to-value ratio reflect the aggregate indebtedness evidenced by the Ritz-Carlton Key Biscayne Loan, but excludes the Ritz-Carlton Key Biscayne B Loan.

General. The Ritz-Carlton Key Biscayne Loan Combination will be serviced pursuant to the terms of the Pooling and Servicing Agreement (and all decisions, consents, waivers, approvals and other actions on the part of any holder of the Ritz-Carlton Key Biscayne Loan Combination will be effected in accordance with the Pooling and Servicing Agreement). The KRECM Master Servicer or the Trustee, as applicable, will be obligated to make (i) any required P&I Advances on the Ritz-Carlton Key Biscayne Loan unless the KRECM Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the Ritz-Carlton Key Biscayne Loan and (ii) Property Advances with respect to the Ritz-Carlton Key Biscayne Loan Combination unless the KRECM Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the Ritz-Carlton Key Biscayne Loan Combination.

Distributions. The holders of the Ritz-Carlton Key Biscayne Loan and the Ritz-Carlton Key Biscayne B Loan (the “Ritz-Carlton Key Biscayne Loan Holder” and the “Ritz-Carlton Key Biscayne B Loan Holder”) have entered into a co-lender agreement, which sets forth the respective rights of each of the holders of the Ritz-Carlton Key Biscayne Loan Combination. The rights of the Ritz-Carlton Key Biscayne B Loan Holder to receive payments of interest, principal and other amounts are subordinate to the rights of the Ritz-Carlton Key Biscayne Loan Holder to receive such amounts.

Pursuant to the terms of that co-lender agreement, prior to an event of default, collections on the Ritz-Carlton Key Biscayne Loan Combination (excluding any amounts as to which other provision for their application has been made in the related loan documents) will be allocated (after the application to unpaid servicing fees, unreimbursed costs and expenses and/or reimbursement of advances and interest thereon, incurred under the pooling and servicing agreement) generally in the following manner, to the extent of available funds:

•	first, to the applicable servicer, all unreimbursed costs and expenses paid by such entity;

•	second, to the Ritz-Carlton Key Biscayne Loan Holder an amount equal to all accrued and unpaid interest (excluding default interest) on its principal balance (net of related servicing fees);

•

third, to the Ritz-Carlton Key Biscayne Loan Holder an amount equal to its pro rata portion of any principal payments received (including any balloon payment) attributable to the Ritz-Carlton Key Biscayne Loan Combination in accordance with the related loan documents;

•

fourth, to the Ritz-Carlton Key Biscayne B Loan Holder, in an amount equal to (a) the aggregate amount of all payments made by the holder thereof in connection with the exercise of its cure rights, (b) all accrued and unpaid interest on its respective principal balance (net of related master servicing fees) and (c) its pro rata portion of any principal payments received (including any balloon payment) attributable to the Ritz-Carlton Key Biscayne Loan Combination in accordance with the related loan documents;

•

fifth, to the Ritz-Carlton Key Biscayne Loan Holder and to the Ritz-Carlton Key Biscayne B Loan Holder, in each case on a pro rata basis, any yield maintenance premiums due in respect of those mortgage loans under the related loan documents (to the extent actually paid by the borrower);

•

sixth, to the Ritz-Carlton Key Biscayne Loan Holder and to the Ritz-Carlton Key Biscayne B Loan Holder, in each case on a pro rata basis, any default interest and any late fees (to the extent actually paid by the borrower), to the extent not payable to any party pursuant to the Pooling and Servicing Agreement; and

•

seventh, to the Ritz-Carlton Key Biscayne Loan Holder and to the Ritz-Carlton Key Biscayne B Loan Holder, in each case on a pro rata basis (based on their respective initial principal balances), any excess amounts paid by, but not required to be returned to, the borrower.

Following the occurrence and during the continuance of a monetary or other material event of default, collections on the Ritz-Carlton Key Biscayne Loan Combination (excluding any amounts as to which other provision for their application has been made in the related loan documents and excluding (x) proceeds, awards or settlements to be applied to the restoration or repair of the related mortgaged property or released to the borrower in accordance with the Servicing Standard or the related loan documents and (y) all amounts for required reserves or escrows required by the related loan documents to be held as reserves or escrows) will be allocated (after application to unpaid servicing fees, unreimbursed costs and expenses and/or reimbursement of advances and/or interest thereon, incurred under the pooling and servicing agreement) generally in the following manner, to the extent of available funds:

•	first, to the applicable servicer, all unreimbursed costs and expenses paid by such entity;

•	second, to the Ritz-Carlton Key Biscayne Loan Holder an amount equal to all accrued and unpaid interest (excluding default interest) on its principal balance (net of related servicing fees);

•	third, to the Ritz-Carlton Key Biscayne Loan Holder an amount equal to its outstanding principal balance until its principal balance has been reduced to zero;

•

fourth, to the Ritz-Carlton Key Biscayne B Loan Holder, in an amount equal to (a) the aggregate amount of all payments made by the holder thereof in connection with the exercise of its cure rights, (b) all accrued and unpaid interest (excluding default interest) on its respective principal balance (net of related master servicing fees) and (c) an amount equal to its outstanding principal balance until its principal balance has been reduced to zero;

•

fifth, to the Ritz-Carlton Key Biscayne Loan Holder and to the Ritz-Carlton Key Biscayne B Loan Holder, in each case on a pro rata basis, any yield maintenance premiums due in respect of those mortgage loans under the related loan documents (to the extent actually paid by the borrower);

•

sixth, to the Ritz-Carlton Key Biscayne Loan Holder and to the Ritz-Carlton Key Biscayne B Loan Holder, in each case on a pro rata basis, any default interest and any late fees (to the extent actually paid by the borrower), to the extent not payable to any party pursuant to the Pooling and Servicing Agreement;

•

seventh, to the Ritz-Carlton Key Biscayne Loan Holder and to the Ritz-Carlton Key Biscayne B Loan Holder, in each case on a pro rata basis (based on their respective initial principal balances), any excess amounts paid by, but not required to be returned to, the borrower.

Consent Rights. Any decision to be made with respect to the Ritz-Carlton Key Biscayne Loan Combination which requires the approval of the Directing Holder or otherwise requires approval by the Ritz-Carlton Key Biscayne B Loan Holder under the related co-lender agreement will, so long as a Ritz-Carlton Key Biscayne Control Appraisal Event (as defined below) has not occurred, require the written consent of the Ritz-Carlton Key Biscayne B Loan Holder, including with respect to the following items; provided that if the Ritz-Carlton Key Biscayne B Loan Holder does not approve or disapprove any of the following actions within ten business days, consent shall be deemed to have been approved by the Ritz-Carlton Key Biscayne B Loan Holder:

•

any foreclosure upon or comparable conversion (which may include acquisition of REO Property) of the ownership of the related mortgaged property or any subsequent sale of the mortgaged property (including REO Property);

•

any modification of, or waiver with respect to any modification of a monetary term of the Ritz-Carlton Key Biscayne Loan Combination (other than late payment charge and default interest provisions) but excluding a modification consisting of extending the maturity date for one year or less;

•	any proposed sale of an REO Property for less than the related indebtedness attributed to such REO Property;

•

any determination to bring the mortgaged property or REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the mortgaged property or REO Property;

•

any release of any portion of the mortgaged property or any acceptance of additional or substitute collateral for the Ritz-Carlton Key Biscayne Loan Combination (other than in accordance with the terms of the related loan documents);

•	any waiver of a “due-on-sale” or “due-on-encumbrance” clause;

•

any acceptance of an assumption agreement releasing the borrower from liability under the Ritz-Carlton Key Biscayne Loan Combination (other than in connection with a defeasance permitted under the related loan documents);

•	any replacement of the property manager.

Notwithstanding the foregoing, (a) no advice, direction, objection or failure to consent given or made by the Ritz-Carlton Key Biscayne B Loan Holder, as contemplated by the preceding paragraph, shall require or cause the KRECM Master Servicer or the Special Servicer to violate any other provision of the Pooling and Servicing Agreement (including the KRECM Master Servicer’s and the Special Servicer’s obligation to act in accordance with the Servicing Standard) the related mortgage loan documents or the REMIC provisions of the Code or violate any other provisions of the Pooling and Servicing Agreement or the related mortgage loan documents and (b) if the KRECM Master Servicer or the Special Servicer determines that immediate action is necessary to protect the interests of Ritz-Carlton Key Biscayne Holder and the Ritz-Carlton Key Biscayne B Loan Holder (as a collective whole), it may take such action without waiting for a response from the Ritz-Carlton Key Biscayne Controlling Holder.

A “Ritz-Carlton Key Biscayne Control Appraisal Event” shall exist with respect to the Ritz-Carlton Key Biscayne Loan Combination, if and for so long as:

•

(1) the outstanding principal balance of the Ritz-Carlton Key Biscayne B Loan minus (2) the sum of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to and received on the Ritz-Carlton Key Biscayne B Loan, (y) any Appraisal Reductions allocated to the Ritz-Carlton Key Biscayne B Loan, and (z) any losses realized with respect to the Mortgaged Property or the Ritz-Carlton Key Biscayne Loan Combination that are allocated to the Ritz-Carlton Key Biscayne B Loan, is less than

•

25% of the (1) the initial principal balance of the Ritz-Carlton Key Biscayne B Loan, minus (2) any payments of principal (whether as principal prepayments or otherwise) allocated to and received by, the Ritz-Carlton Key Biscayne B Loan Holder.

The “Ritz-Carlton Key Biscayne Controlling Holder” as of any date of determination, means (i) the Ritz-Carlton Key Biscayne B Loan Holder; or (ii) if a Ritz-Carlton Key Biscayne Control Appraisal Event exists, or if the Ritz-Carlton Key Biscayne B Loan Holder is the borrower or an affiliate thereof, the Controlling Class Representative. The Ritz-Carlton Key Biscayne Controlling Holder is currently the Ritz-Carlton Key Biscayne B Loan Holder.

Purchase Option. In the event that the Ritz-Carlton Key Biscayne Loan becomes a Specially Serviced Mortgage Loan (as to which an event of default has occurred and is continuing), the Ritz-Carlton Key Biscayne B Loan Holder will have an option to purchase the Ritz-Carlton Key Biscayne Loan from the trust at a price generally equal to the unpaid principal balance of the Ritz-Carlton Key Biscayne Loan, plus accrued and unpaid interest on such balance (up to the end of the related loan interest accrual period), all related unreimbursed Advances together with accrued and unpaid interest on all Advances and fees and expenses payable or reimbursable to any servicer (but excluding any liquidation fees unless the purchase option is exercised more than 90 days after first being exercisable). The purchase option shall expire if the Ritz-Carlton Key Biscayne Loan becomes an REO Loan.

Cure Rights. In the event that a monetary event of default exists under the Ritz-Carlton Key Biscayne Loan Combination or if any non-monetary event of default with respect to the Ritz-Carlton Key Biscayne Loan Combination exists and is continuing, the Ritz-Carlton Key Biscayne B Loan Holder will generally have the right to cure such event of default. In the event that the borrower fails to make any payment of principal or interest on the Ritz-Carlton Key Biscayne Loan Combination, the holder of the Ritz-Carlton Key Biscayne B Loan will have five business days from the date of receipt of notice of the subject default to cure the default. In the event of a non-monetary default by the related borrower, the holder of the Ritz-Carlton Key Biscayne B Loan will have 30 days from the date of receipt of notice of the subject default to cure the default.

Without the prior consent of the holder of the Ritz-Carlton Key Biscayne Loan, the holder of the Ritz-Carlton Key Biscayne B Loan will not have the right to cure more than three cure events in any 12-month period or six cure events during the term of the Ritz-Carlton Key Biscayne Loan Combination and no single cure event may exceed three months.

Termination of Special Servicer. So long as a Ritz-Carlton Key Biscayne Control Appraisal Event has not occurred, the Ritz-Carlton Key Biscayne B Loan Holder will be entitled to terminate the Special Servicer with respect to the special servicing of the Ritz-Carlton Key Biscayne Loan Combination at any time, with or without cause, and to appoint a replacement Special Servicer, subject to satisfaction of the conditions contained in the Pooling and Servicing Agreement. Any successor special servicer will be required to have the rating specified in the related co-lender agreement and such appointment will be subject to receipt of a “no downgrade” letter from the Rating Agencies.

The 85 Tenth Avenue Loan Combination

With respect to the Mortgage Loan identified as 85 Tenth Avenue on Annex A-1 to this prospectus supplement (the “85 Tenth Avenue Loan”), representing approximately 5.18% of the Initial Outstanding Pool Balance and 5.72% of the Initial Loan Group 1 Balance and with a Cut-Off Date Balance of $150,000,000, the related Mortgaged Property also secures a mortgage loan that is pari passu in right of payment with the 85 Tenth Avenue Loan (the “85 Tenth Avenue Pari Passu Loan A-2,” and together with the 85 Tenth Avenue Loan, the “85 Tenth Avenue Loan Combination”). The 85 Tenth Avenue Pari Passu Loan A-2 has a Cut-Off Date Balance of $120,000,000. Only the 85 Tenth Avenue Loan is included in the trust. The 85 Tenth Avenue Pari Passu Loan A-2 is not an asset of the trust.

The 85 Tenth Avenue Pari Passu Loan A-2 is currently owned by GACC, one of the Mortgage Loan Sellers. The related co-lender agreement also permits GACC or an affiliate thereof, so long as it is the holder of the 85 Tenth Avenue Pari Passu Loan A-2, to sell such loan at any time or to divide such retained mortgage loan into one or more “component” pari passu notes in the aggregate principal amount equal to the then outstanding mortgage loan being allocated, provided that the aggregate principal balance of the new pari passu mortgage loans following such amendments is not greater than the aggregate principal balance of the 85 Tenth Avenue Pari Passu Loan A-2 prior to such amendments.

For the purpose of the information presented in this prospectus supplement with respect to the 85 Tenth Avenue Loan, the loan per net rentable area ratio, the debt service coverage ratio and the loan-to-value ratio reflect the aggregate indebtedness evidenced by the 85 Tenth Avenue Loan Combination.

General. The 85 Tenth Avenue Loan Combination will be serviced pursuant to the terms of the Pooling and Servicing Agreement (and all decisions, consents, waivers, approvals and other actions on the part of any holder of the 85 Tenth Avenue Loan Combination will be effected in accordance with the Pooling and Servicing Agreement). The KRECM Master Servicer or the Trustee, as applicable, will be obligated to make (i) any required P&I advances on the 85 Tenth Avenue Loan unless the KRECM Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the 85 Tenth Avenue Loan and (ii) Property Advances with respect to the 85 Tenth Avenue Loan Combination unless the KRECM Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the 85 Tenth Avenue Loan Combination.

Distributions. The holders of the 85 Tenth Avenue Loan and the 85 Tenth Avenue Pari Passu Loan A-2 have entered into a co-lender agreement that sets forth the respective rights of each of the holders of the 85 Tenth Avenue Loan Combination and provides, in general, that:

•	the 85 Tenth Avenue Loan and the 85 Tenth Avenue Pari Passu Loan A-2 are of equal priority with each other and no portion of either of them will have priority or preference over the other; and

•

all payments, proceeds and other recoveries on or in respect of the 85 Tenth Avenue Loan and the 85 Tenth Avenue Pari Passu Loan A-2 will be applied to the 85 Tenth Avenue Loan and the 85 Tenth Avenue Pari Passu Loan A-2 on a pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the KRECM Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee) in accordance with the terms of the Pooling and Servicing Agreement.

Consultation and Consent. Any decision to be made with respect to the 85 Tenth Avenue Loan Combination that requires the approval of the Directing Holder or otherwise requires approval under the related co-lender agreement (including the termination of the Special Servicer and the appointment of a successor special servicer) will require the approval of the Directing Holder. In the event a decision is to be made with respect to any of the actions listed below or any other decisions that require approval of the Directing Holder under the Pooling and Servicing Agreement or under the related co-lender agreement, the KRECM Master Servicer or the Special Servicer, as applicable, is required to provide the holders of the 85 Tenth Avenue Pari Passu Loan A-2 prompt notice that such a determination is to be made. The holder of the 85 Tenth Avenue Pari Passu Loan A-2 or its representatives have the non-binding right to consult with the KRECM Master Servicer or the Special Servicer, as applicable, with respect to any such action. Pursuant to the related co-lender agreement, each holder of the 85 Tenth Avenue Loan and the 85 Tenth Avenue Pari Passu Loan A-2 may consult separately with the KRECM Master Servicer or the Special Servicer, as applicable, about a particular course of action. Approval from the Directing Holder is required with respect to the following:

•

any modification or amendment of, or waiver with respect to, the 85 Tenth Avenue Loan Combination or the Mortgage Loan documents that would result in the extension of the applicable maturity date, a reduction in the applicable mortgage rate borne thereby or the monthly payment, or any prepayment premium, exit fee or yield maintenance charge payable thereon or a deferral or forgiveness of interest on or principal of the 85 Tenth Avenue Loan Combination, modification or waiver of any payment of principal and interest (other than default interest) or a modification or waiver of any provision of the 85 Tenth Avenue Loan Combination which restricts the borrower from incurring additional indebtedness or from transferring the related Mortgaged Property or any transfer of direct or indirect equity interests in the borrower;

•	any modification or amendment of, or waiver with respect to the related Mortgage Loan documents that would result in a discounted payoff;

•

any foreclosure upon or comparable conversion (which may include acquisitions of an REO property) of the ownership of the related Mortgaged Property securing such specially serviced mortgage loan or any acquisition of the related Mortgaged Property by deed in lieu of foreclosure;

•

any proposed or actual sale of the related Mortgaged Property, the related REO property or mortgage loan (other than in connection with the exercise of the fair value purchase option, the termination of the Trust or the purchase by a Mortgage Loan Seller of a Mortgage Loan in connection with a breach of a representation or a warranty or a document defect);

•	any release of the related borrower, any guarantor or other obligor from liability;

•

any determination not to enforce a “due on sale” or “due on encumbrance” clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful action by the related borrower);

•

any action to bring the related Mortgage Property or related REO property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the Mortgaged Property or REO property;

•

any substitution or release of collateral or acceptance of additional collateral for such mortgage loan including the release of additional collateral for such Loan Combination unless required by the underlying Mortgage Loan documents (other than any release made in connection with the grant of a non-material easement or right of way or other non-material release such as a “curb cut”);

•	any adoption or approval of a plan in bankruptcy of the related borrower;

•

consenting to any “new lease” or “lease modification” at the Mortgaged Property securing the 85 Tenth Avenue Loan Combination, to the extent the lender’s approval is required under the related Mortgage Loan documents;

•

any renewal or replacement of the then existing insurance policies (to the extent the lender’s approval is required under the related Mortgage Loan documents) or any waiver, modification or amendment of any insurance requirements under the related Mortgage Loan documents; and

•	any consent, waiver or approval with respect to any change in the property manager at the Mortgaged Property securing the 85 Tenth Avenue Loan Combination.

Notwithstanding any direction to, or approval or disapproval of, or right to give direction to or to approve or disapprove an action of, the Special Servicer or the KRECM Master Servicer by the Directing Holder or its designee, in no event will the Special Servicer or the KRECM Master Servicer be required to take any action or refrain from taking any action which would violate any law of any applicable jurisdiction, be inconsistent with the Servicing Standard, violate the REMIC provisions of the Code or violate any other provisions of the Pooling and Servicing Agreement or the related Mortgage Loan documents.

Sale of Defaulted Mortgage Loan. Under the Pooling and Servicing Agreement, if the 85 Tenth Avenue Loan is subject to a fair value purchase option, the Special Servicer will be required to determine the purchase price for the 85 Tenth Avenue Pari Passu Loan A-2. Each option holder specified in “—Sale of Defaulted Mortgage Loans” of this prospectus supplement will have an option to purchase the 85 Tenth Avenue Loan and the holder of the 85 Tenth Avenue Pari Passu Loan A-2 (or its designee) will have an option to purchase the 85 Tenth Avenue Pari Passu Loan A-2, at the purchase price determined by the Special Servicer under the Pooling and Servicing Agreement.

Termination of Special Servicer. The Directing Holder (or its designee) will be entitled to terminate the Special Servicer with respect to the special servicing of the 85 Tenth Avenue Loan Combination at any time, with cause, and to appoint a replacement Special Servicer, subject to satisfaction of conditions contained in the Pooling and Servicing Agreement, and will provide prompt notice to the holders of the 85 Tenth Avenue Pari Passu Loan A-2 that it intends to remove the Special Servicer for the Mortgage Loan. Any successor special servicer will be required to have the rating specified in the related co-lender agreement and such appointment will be subject to receipt of a “no downgrade” letter from the Rating Agencies.

The USFS Industrial Distribution Portfolio Loan Combination

With respect to the Mortgage Loan identified as USFS Industrial Distribution Portfolio on Annex A-1 to this prospectus supplement (the “USFS Industrial Distribution Portfolio Loan”), representing approximately 3.10% of the Initial Outstanding Pool Balance and 3.42% of the Initial Loan Group 1 Balance and with a Cut-Off Date Balance of $89,754,335, the related Mortgaged Property also secures five other mortgage loans that are pari passu in right of payment with the USFS Industrial Distribution Portfolio Loan (the “USFS Industrial Distribution Portfolio Pari Passu Loan A-2,” the “USFS Industrial Distribution Portfolio Pari Passu Loan A-3,” the “USFS Industrial Distribution Portfolio Pari Passu Loan A-4,” the “USFS Industrial Distribution Portfolio Pari Passu Loan A-5” and the “USFS Industrial Distribution Portfolio Pari Passu Loan A-6,” collectively, the “USFS Industrial Distribution Portfolio Pari Passu Loans” and together with the USFS Industrial Distribution Portfolio Loan, the “USFS Industrial Distribution Portfolio Loan Combination”). The USFS Industrial Distribution Portfolio Pari Passu Loan A-2 has a Cut-Off Date Balance of $89,754,338 and is currently held by Citigroup Global Markets Realty Corp. The USFS Industrial Distribution Portfolio Pari Passu Loan A-3 has a Cut-Off Date Balance of $67,709,413 and is currently held by Goldman Sachs Mortgage Company. The USFS Industrial Distribution Portfolio Pari Passu Loan A-4 has a Cut-Off Date Balance of $67,709,413 and is currently held by JP Morgan Chase Bank, N.A. The USFS Industrial Distribution Portfolio Pari Passu Loan A-5 has a Cut-Off Date Balance of $89,754,338 and is currently held by Morgan Stanley Mortgage Capital Holdings LLC. The USFS Industrial Distribution Portfolio Pari Passu Loan A-6 has a Cut-Off Date Balance of $67,709,413 and is currently held by GACC, one of the Mortgage Loan Sellers. Only the USFS Industrial Distribution Portfolio Loan is included in the trust. The USFS Industrial Distribution Portfolio Pari Passu Loans are not assets of the trust.

For the purpose of the information presented in this prospectus supplement with respect to the USFS Industrial Distribution Portfolio Loan, the loan per net rentable area ratio, the debt service coverage ratio and the loan-to-value ratio reflect the aggregate indebtedness evidenced by the USFS Industrial Distribution Portfolio Loan Combination.

General. The USFS Industrial Distribution Portfolio Loan Combination will be serviced pursuant to the terms of the Pooling and Servicing Agreement (and all decisions, consents, waivers, approvals and other actions on the part of any holder of the USFS Industrial Distribution Portfolio Loan Combination will be effected in accordance with the Pooling and Servicing Agreement). The KRECM Master Servicer or the Trustee, as applicable, will be obligated to make (i) any required P&I advances on the USFS Industrial Distribution Portfolio Loan unless the KRECM Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the USFS Industrial Distribution Portfolio Loan and (ii) Property Advances with respect to the USFS Industrial Distribution Portfolio Loan Combination unless the KRECM Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the USFS Industrial Distribution Portfolio Loan Combination.

Distributions. The holders of the USFS Industrial Distribution Portfolio Loan and the USFS Industrial Distribution Portfolio Pari Passu Loans have entered into a co-lender agreement that sets forth the respective rights of each of the holders of the USFS Industrial Distribution Portfolio Loan Combination and provides, in general, that:

•

the USFS Industrial Distribution Portfolio Loan and the USFS Industrial Distribution Portfolio Pari Passu Loans are of equal priority with each other and no portion of either of them will have priority or preference over the other; and

•

all payments, proceeds and other recoveries on or in respect of the USFS Industrial Distribution Portfolio Loan and the USFS Industrial Distribution Portfolio Pari Passu Loans will be applied to the USFS Industrial Distribution Portfolio Loan and the USFS Industrial Distribution Portfolio Pari Passu Loans on a pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the KRECM Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee) in accordance with the terms of the Pooling and Servicing Agreement.

Consultation and Consent. Any decision to be made with respect to the USFS Industrial Distribution Portfolio Loan Combination that requires the approval of the Directing Holder or otherwise requires approval under the related co-lender agreement (including the termination of the Special Servicer and the appointment of a successor special servicer) will require the approval of the Directing Holder. In the event a decision is to be made with respect to any of the actions listed below or any other decisions that require approval of the Directing Holder under the Pooling and Servicing Agreement or under the related co-lender agreement, the KRECM Master Servicer or the Special Servicer, as applicable, is required to provide the holders of the USFS Industrial Distribution Portfolio Pari Passu Loans prompt notice that such a determination is to be made. The holders of the USFS Industrial Distribution Portfolio Pari Passu Loans or their representatives have the non-binding right to consult with the KRECM Master Servicer or the Special Servicer, as applicable, with respect to any such action. Pursuant to the related co-lender agreement, each holder of the USFS Industrial Distribution Portfolio Loan and the USFS Industrial Distribution Portfolio Pari Passu Loans may consult separately with the KRECM Master Servicer or the Special Servicer, as applicable, about a particular course of action. Approval from the Directing Holder is required with respect to the following actions; provided that if the Directing Holder does not approve or disapprove any of the following actions within ten business days, consent shall be deemed to have been approved by the Directing Holder:

•	any modification or amendment of, or waiver with respect to, the USFS Industrial Distribution Portfolio Loan Combination or the Mortgage Loan documents that would result in the extension of the applicable maturity date, a reduction in the applicable mortgage rate borne thereby or the monthly payment, or any prepayment premium, exit fee or yield maintenance charge payable thereon or a deferral or forgiveness of interest on or principal of the USFS Industrial Distribution Portfolio Loan Combination, modification or waiver of any payment of principal and interest (other than default interest) or a modification or waiver of any provision of the USFS Industrial Distribution Portfolio Loan Combination which restricts the borrower from incurring additional indebtedness or from transferring the related Mortgaged Property or any transfer of direct or indirect equity interests in the borrower;

•	any modification or amendment of, or waiver with respect to the related Mortgage Loan documents that would result in a discounted payoff;

•

any foreclosure upon or comparable conversion (which may include acquisitions of an REO property) of the ownership of the related Mortgaged Property securing such specially serviced mortgage loan or any acquisition of the related Mortgaged Property by deed in lieu of foreclosure;

•

any proposed or actual sale of the related Mortgaged Property, the related REO property or mortgage loan (other than in connection with the exercise of the fair value purchase option, the termination of the Trust or the purchase by a Mortgage Loan Seller of a Mortgage Loan in connection with a breach of a representation or a warranty or a document defect);

•

any release of the related borrower, any guarantor or other obligor from liability, including, without limitation, by acceptance of an assumption of the Mortgage Loan by a successor borrower or replacement guarantor;

•

any determination not to enforce a “due on sale” or “due on encumbrance” clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful action by the related borrower);

•

any action to bring the related Mortgage Property or related REO property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the Mortgaged Property or REO property;

•	any substitution or release of collateral;

•

any transfer of all or any portion of the Mortgaged Property or any transfer of any direct or indirect ownership interest in the related borrower by a person entitled to exercise voting rights, directly or indirectly, in the related borrower, except as permitted by the Mortgage Loan documents;

•

any incurring of additional debt by the related borrower, including the terms of any document evidencing or securing any such additional debt and of any intercreditor or subordination agreement or the incurring of mezzanine financing by any beneficial owner of the related borrower including the terms of any document evidencing or securing such mezzanine debt and any intercreditor or subordination agreement;

•

any approval of a replacement Special Servicer for the Mortgage Loan (other than in connection with the Trustee’s becoming the successor special servicer upon the occurrence of an event of default under the Pooling and Servicing Agreement with respect to the Special Servicer);

•

any renewal or replacement of the then existing insurance policies (to the extent the lender’s approval is required under the related Mortgage Loan documents) or any waiver, modification or amendment of any insurance requirements under the related Mortgage Loan documents;

•	any execution, renewal or material modification of any Master Lease (as defined under the Mortgage Loan documents) to the extent lender approval is required under the Mortgage Loan documents;

•

any approval of the termination or replacement of the property manager of an Individual Property (as defined under the Mortgage Loan documents) or the execution, termination, renewal or material modification of any management agreement, to the extent lender approval is required under the Mortgage Loan documents;

•

any waiver of amounts required to be deposited in to escrow reserve accounts, or any amendment to any of the Mortgage Loan documents that would modify the amount required to be deposited into reserve accounts (other than changes in the ordinary course of business of the amounts required to be deposited into escrow accounts for real estate taxes, insurance premiums or ground rents, if any);

•

any settlement of any insurance claim or condemnation proceeding for a cash payment that will be applied to the principal amount of the Mortgage Loan if such settlement would result in a shortfall of amounts due and payable;

•	any approval or adoption of any annual budget for, or material alteration at, the Mortgaged Property (if lender approval is required by the Mortgage Loan documents);

•

any release to the related borrower of any escrow to which the related borrower is not entitled under the Mortgage Loan documents or under applicable law or any approval of significant repair or renovation projects that are intended to be funded through the disbursement of any funds from any reserve accounts; and

•	any waiver or modification of any documentation relating to the guarantor’s obligations under the guaranty.

Notwithstanding any direction to, or approval or disapproval of, or right to give direction to or to approve or disapprove an action of, the Special Servicer or the KRECM Master Servicer by the Directing Holder or its designee, in no event will the Special Servicer or the KRECM Master Servicer be required to take any action or refrain from taking any action which would violate any law of any applicable jurisdiction, be inconsistent with the Servicing Standard, violate the REMIC provisions of the Code or violate any other provisions of the Pooling and Servicing Agreement or the related Mortgage Loan documents.

Sale of Defaulted Mortgage Loan. Under the Pooling and Servicing Agreement, if the USFS Industrial Distribution Portfolio Loan is subject to a fair value purchase option, the Special Servicer will be required to determine the purchase price for the USFS Industrial Distribution Portfolio Pari Passu Loans. Each option holder specified in “—Sale of Defaulted Mortgage Loans” of this prospectus supplement will have an option to purchase the USFS Industrial Distribution Portfolio Loan and the holders of the USFS Industrial Distribution Portfolio Pari Passu Loans (or their designees) will have an option to purchase the USFS Industrial Distribution Portfolio Pari Passu Loans, at the purchase price determined by the Special Servicer under the Pooling and Servicing Agreement.

Termination of Special Servicer. The Directing Holder (or its designee) will be entitled to terminate the Special Servicer with respect to the special servicing of the USFS Industrial Distribution Portfolio Loan Combination at any time, with or without cause, and to appoint a replacement Special Servicer, subject to satisfaction of conditions contained in the Pooling and Servicing Agreement, and will provide prompt notice to the holders of the USFS Industrial Distribution Portfolio Pari Passu Loans that it intends to remove the Special Servicer for the Mortgage Loan. Any successor special servicer will be required to have the rating specified in the related co-lender agreement and such appointment will be subject to receipt of a “no downgrade” letter from the Rating Agencies.

The Georgian Towers Loan Combination

With respect to the Mortgage Loan identified as Georgian Towers on Annex A-1 to this prospectus supplement (the “Georgian Towers Loan”), representing approximately 2.31% of the Initial Outstanding Pool Balance and 24.17% of the Initial Loan Group 2 Balance and with a Cut-off Date Balance of $67,000,000, the related Mortgaged Property also secures a mortgage loan that is pari passu in right of payment with the Georgian Towers Loan (the “Georgian Towers Pari Passu Loan A-2,” and together with the Georgian Towers Loan, the “Georgian Towers Senior Loans”) and a subordinate mortgage loan (the “Georgian Towers B Loan,” and together with the Georgian Towers Senior Loans, the “Georgian Towers Loan Combination”). Only the Georgian Towers Loan is included in the trust. The Georgian Towers Pari Passu Loan A-2 and the Georgian Towers B Loan are not assets of the trust.

The Georgian Towers Pari Passu Loan A-2 has a Cut-off Date Balance of $58,000,000 and the Georgian Towers B Loan has a Cut-off Date Balance of $60,000,000. The Georgian Towers Pari Passu Loan A-2 and the Georgian Towers B Loan are each currently owned by GACC, one of the Mortgage Loan Sellers.

For the purpose of the information presented in this prospectus supplement with respect to the Georgian Towers Loan, the loan per net rentable area ratio, the debt service coverage ratio and loan-to-value ratio reflect the aggregate indebtedness evidenced by the Georgian Towers Senior Loans, but exclude the Georgian Towers B Loan.

General. The Georgian Towers Loan Combination will be serviced pursuant to the terms of the Pooling and Servicing Agreement (and all decisions, consents, waivers, approvals and other actions on the part of any holder of the Georgian Towers Loan Combination will be effected in accordance with the Pooling and Servicing Agreement). The KRECM Master Servicer or the Trustee, as applicable, will be obligated to make (i) any required P&I Advances on the Georgian Towers Loan unless the KRECM Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the Georgian Towers Loan and (ii) Property Advances with respect to the Georgian Towers Loan Combination unless the KRECM Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the Georgian Towers Loan Combination.

Distributions. The holders of the Georgian Towers Senior Loans and the Georgian Towers B Loan (the “Georgian Towers Senior Loan Holders” and the “Georgian Towers B Loan Holder”) have entered into a co-lender agreement, which sets forth the respective rights of each of the holders of the Georgian Towers Loan Combination. The rights of the Georgian Towers B Loan Holder to receive payments of interest, principal and other amounts are subordinate to the rights of the Georgian Towers Loan Holder to receive such amounts.

Pursuant to the terms of that co-lender agreement, prior to an event of default, collections on the Georgian Towers Loan Combination (excluding any amounts as to which other provision for their application has been made in the related loan documents) will be allocated (after the application to unpaid servicing fees, unreimbursed costs and expenses and/or reimbursement of advances and interest thereon, incurred under the pooling and servicing agreement) generally in the following manner, to the extent of available funds:

•	first, to the applicable servicer, all unreimbursed costs and expenses paid by such entity;

•

second, to the Georgian Towers Senior Loan Holders on a pro rata and pari passu basis, an amount equal to all accrued and unpaid interest (excluding default interest) on their principal balances (net of related servicing fees);

•

third, to the Georgian Towers Senior Loan Holders, on a pro rata and pari passu basis, in an amount equal to any principal payments received (including any balloon payment) attributable to the Georgian Towers Loan Combination in accordance with the related loan documents;

•

fourth, to the Georgian Towers B Loan Holder, in an amount equal to (a) the aggregate amount of all payments made by the holder thereof in connection with the exercise of its cure rights, (b) all accrued and unpaid interest on its respective principal balance (net of related master servicing fees) and (c) its pro rata portion of any principal payments received (including any balloon payment) attributable to the Georgian Towers Loan Combination in accordance with the related loan documents;

•

fifth, to the Georgian Towers Senior Loan Holders, on a pari passu basis, and to the Georgian Towers B Loan Holder, in each case on a pro rata basis, any yield maintenance premiums due in respect of those mortgage loans under the related loan documents (to the extent actually paid by the borrower);

•

sixth, to the Georgian Towers Senior Loan Holders on a pari passu basis, and to the Georgian Towers B Loan Holder, in each case on a pro rata basis, any default interest and any late fees, to the extent not payable to any party pursuant to the Pooling and Servicing Agreement; and

•

seventh, to the Georgian Towers Senior Loan Holders on a pari passu basis and to the Georgian Towers B Loan Holder, in each case on a pro rata basis (based on their respective initial principal balances), any excess amounts paid by, but not required to be returned to, the borrower.

Following the occurrence and during the continuance of a monetary or other material event of default, collections on the Georgian Towers Loan Combination (excluding any amounts as to which other provision for their application has been made in the related loan documents and excluding (x) proceeds, awards or settlements to be applied to the restoration or repair of the related mortgaged property or released to the borrower in accordance with the Servicing Standard or the related loan documents and (y) all amounts for required reserves or escrows required by the related loan documents to be held as reserves or escrows) will be allocated (after application to unpaid servicing fees, unreimbursed costs and expenses and/or reimbursement of advances and/or interest thereon, incurred under the Pooling and Servicing agreement) generally in the following manner, to the extent of available funds:

•	first, to the applicable servicer, all unreimbursed costs and expenses paid by such entity;

•

second, to the Georgian Towers Senior Loan Holders, on a pro rata and pari passu basis, an amount equal to all accrued and unpaid interest (excluding default interest) on their principal balances (net of related servicing fees);

•	third, to the Georgian Towers Senior Loan Holders, on a pro rata and pari passu basis, an amount equal to their outstanding principal balances until their principal balances have been reduced to zero;

•

fourth, to the Georgian Towers B Loan Holder, in an amount equal to (a) the aggregate amount of all payments made by the holder thereof in connection with the exercise of its cure rights, (b) all accrued and unpaid interest (excluding default interest) on its respective principal balance (net of related master servicing fees) and (c) an amount equal to its outstanding principal balance until its principal balance has been reduced to zero;

•

fifth, to the Georgian Towers Senior Loan Holder, on a pari passu basis, and to the Georgian Towers B Loan Holder, in each case on a pro rata basis, any yield maintenance premiums due in respect of those mortgage loans under the related loan documents (to the extent actually paid by the borrower);

•

sixth, to the Georgian Towers Senior Loan Holders, on a pari passu basis and to the Georgian Towers B Loan Holder, in each case on a pro rata basis, any default interest and any late fees, to the extent not payable to any party pursuant to the Pooling and Servicing Agreement; and

•

seventh, to the Georgian Towers Senior Loan Holders, on a pari passu basis, and to the Georgian Towers B Loan Holder, in each case on a pro rata basis (based on their respective initial principal balances), any excess amounts paid by, but not required to be returned to, the borrower.

Consent Rights. Any decision to be made with respect to the Georgian Towers Loan Combination which requires the approval of the Directing Holder or otherwise requires approval by the Georgian Towers B Loan Holder under the related co-lender agreement will, so long as a Georgian Towers Control Appraisal Event (as defined below) has not occurred, require the written consent of the Georgian Towers

B Loan Holder, including with respect to the following items; provided that if the Georgian Towers B Loan Holder does not approve or disapprove any of the following actions within ten business days, consent shall be deemed to have been approved by the Georgian Towers B Loan Holder:

•

any foreclosure upon or comparable conversion (which may include acquisition of REO Property) of the ownership of the related mortgaged property or any subsequent sale of the mortgaged property (including REO Property);

•	any modification of, or waiver with respect to any modification of a monetary term of the Georgian Towers Loan Combination (other than late payment charge and default interest provisions);

•

any renewal or replacement of the then-existing insurance policies to the extent that such renewal or replacement does not comply with the terms of the related loan documents or any proposed modification or waiver of any insurance requirements under the related loan documents;

•	any release of any material rights, escrows or reserves to the extent there are any escrows or reserves or issuance of any waivers thereunder;

•	any material change in the standards contained in the loan documents for budget approvals at the mortgaged property;

•	any proposed sale of an REO Property for less than the related indebtedness attributed to such REO Property;

•

any determination to bring the mortgaged property or REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the mortgaged property or REO Property;

•

any sale of the mortgaged property, any material zoning reclassification of the mortgaged property, any release of any portion of the mortgaged property or any acceptance of additional or substitute collateral for the Georgian Towers Loan Combination (other than in accordance with the terms of the related loan documents);

•	any waiver of a “due-on-sale” or “due-on-encumbrance” clause or insurance provision;

•

any acceptance of an assumption agreement releasing the borrower, or any guarantor, from liability under the Georgian Towers Loan Combination (other than in connection with a defeasance permitted under the related loan documents);

•	any adoption or approval of any plan or reorganization, restructuring or similar plan in the bankruptcy of the borrower;

•	any approval of the incurrence of any additional debt by the borrower;

•	any material modification, amendment or termination to either the operating lease or the tenant-in-common agreement; and

•	any change in the property manager.

Notwithstanding the foregoing, (a) no advice, direction, objection or failure to consent given or made by the Georgian Towers B Loan Holder, as contemplated by the preceding paragraph, shall require or cause the KRECM Master Servicer or the Special Servicer to violate any other provision of the Pooling and Servicing Agreement (including the KRECM Master Servicer’s and the Special Servicer’s obligation to act in accordance with the Servicing Standard) the related mortgage loan documents or the REMIC provisions of the Code or violate any other provisions of the Pooling and Servicing Agreement or the related mortgage loan documents and (b) if the KRECM Master Servicer or the Special Servicer determines that immediate action is necessary to protect the interests of the Georgian Towers Senior Loan Holders and the Georgian Towers B Loan Holder (as a collective whole), it may take such action without waiting for a response from the Georgian Towers Controlling Holder.

A “Georgian Towers Control Appraisal Event” shall exist with respect to the Georgian Towers Loan Combination, if and for so long as:

•

(1) the original principal balance of the Georgian Towers B Loan minus (2) the sum of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to and received on the Georgian Towers B Loan, (y) any Appraisal Reductions allocated to the Georgian Towers B Loan, and (z) any losses realized with respect to the Mortgaged Property or the Georgian Towers Loan Combination that are allocated to the Georgian Towers B Loan, is less than

•

25% of the (1) the initial principal balance of the Georgian Towers B Loan, minus (2) any payments of principal (whether as principal prepayments or otherwise) allocated to and received by, the Georgian Towers B Loan Holder.

The “Georgian Towers Controlling Holder” as of any date of determination, means (i) the Georgian Towers B Loan Holder; or (ii) if a Georgian Towers Control Appraisal Event exists, or if the Georgian Towers B Loan Holder is the borrower or an affiliate thereof, the Controlling Class Representative. The Georgian Towers Controlling Holder is currently the Georgian Towers B Loan Holder.

Purchase Option. In the event that the Georgian Towers Loan becomes a Specially Serviced Mortgage Loan (as to which an event of default has occurred and is continuing), the Georgian Towers B Loan Holder will have an option to purchase the Georgian Towers Loan from the trust at a price generally equal to the unpaid principal balance of the Georgian Towers Loan, plus accrued and unpaid interest on such balance (up to the end of the related loan interest accrual period), all related unreimbursed Advances together with accrued and unpaid interest on all Advances and fees and expenses payable or reimbursable to any servicer (but excluding any liquidation fees unless the purchase option is exercised more than 90 days after first being exercisable). The purchase option shall expire if the Georgian Towers Loan becomes an REO Loan.

Cure Rights. In the event that a monetary event of default exists under the Georgian Towers Loan Combination or if any non-monetary event of default with respect to the Georgian Towers Loan Combination exists and is continuing, the Georgian Towers B Loan Holder will generally have the right to cure such event of default. In the event that the borrower fails to make any payment of principal or interest on the Georgian Towers Loan Combination, the Georgian Towers B Loan Holder will have five business days from the date of receipt of notice of the subject default to cure the default. In the event of a non-monetary default by the related borrower, the Georgian Towers B Loan Holder will have 30 days from the date of receipt of notice of the subject default to cure the default.

Without the prior consent of the holder of the Georgian Towers Loan, the Georgian Towers B Loan Holder will not have the right to cure more than three cure events in any 12-month period or six cure events during the term of the Georgian Towers Loan Combination and no single cure event may exceed four months.

Termination of Special Servicer. So long as a Georgian Towers Control Appraisal Event has not occurred, the Georgian Towers B Loan Holder will be entitled to terminate the Special Servicer with respect to the special servicing of the Georgian Towers Loan Combination at any time, with or without cause, and to appoint a replacement Special Servicer, subject to satisfaction of the conditions contained in the Pooling and Servicing Agreement. Any successor special servicer will be required to have the rating specified in the related co-lender agreement and such appointment will be subject to receipt of a “no downgrade” letter from the Rating Agencies.

The Mezz Cap Loan Combinations

With respect to the Mortgage Loan identified as Mission Mayfield Downs on Annex A-1 to this prospectus supplement (the “Mission Mayfield Downs Loan”), the related Mortgaged Property also secures one other B Loan, which is owned by the Mezz Cap Finance, LLC (the “Mission Mayfield Downs B Loan,” and together with the Mission Mayfield Downs Loan, the “Mission Mayfield Downs Loan Combination”). The Cut-off Date Balance of the Mission Mayfield Downs Loan is $15,250,000 (A Note) and the original principal balance of the Mission Mayfield Downs B Loan is $985,000 (B Note).

With respect to the Mortgage Loan identified as Western Plaza on Annex A-1 to this prospectus supplement (the “Western Plaza Loan”), the related Mortgaged Property also secures one other B Loan, which is owned by the Mezz Cap Finance, LLC (the “Western Plaza B Loan,” and, together with the Mission Mayfield Downs B Loan, the “Mezz Cap B Loans”). The Western Plaza Loan and the Western Plaza B Loan are collectively referred to as the “Western Plaza Loan Combination” and, together with the Mission Mayfield Downs B Loan, the “Mezz Cap Loan Combinations.” The Cut-off Date Balance of the Western Plaza Loan is $7,750,000 (A Note) and the original principal balance of the Western Plaza B Loan is $305,000 (B Note).

For the purpose of the information presented in this prospectus supplement with respect to the Mission Mayfield Downs Loan or the Western Plaza Loan, unless otherwise indicated, the debt service coverage ratio and loan-to-value ratio reflect the indebtedness evidenced by the Mission Mayfield Downs Loan or Western Plaza Loan, respectively, but exclude the related Mezz Cap B Loan.

General. The Mezz Cap Loan Combinations will be serviced pursuant to the terms of the Pooling and Servicing Agreement and the related co-lender agreement (and all decisions, consents, waivers, approvals and other actions on the part of any holder of the Mezz Cap Loan Combinations will effected in accordance with the Pooling and Servicing Agreement and the related co-lender agreement). The KRECM Master Servicer or the Trustee, as applicable, will be obligated to make (i) any required P&I advances on the Mission Mayfield Downs Loan or the Western Plaza Loan unless the KRECM Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the related Mezz Cap Loan Combination, and (ii) Property Advances with respect to the Mezz Cap Loan Combinations unless the KRECM Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the related Mezz Cap Loan Combination.

Distributions. The holders of the Mission Mayfield Downs Loan or the Western Plaza Loan and the related Mezz Cap B Loan have each entered into a co-lender agreement, which sets forth the respective rights of the holders of the related Mezz Cap Loan Combination and provides, in general, that:

•

the rights of the holder of the Mission Mayfield Downs Loan or Western Plaza Loan, as applicable, to receive payments of interest, principal and other amounts is senior to the rights of the holder of the related Mezz Cap B Loan;

•

if no Material Default (as defined below) has occurred and is continuing (or if a Material Default has occurred but is not continuing) with respect to the related Mezz Cap Loan Combination, the borrower will make separate monthly payments of principal and interest to the holder of the Mission Mayfield Downs Loan or the Western Plaza Loan, as applicable, and the related Mezz Cap B Loan. A “Material Default” consists of any of the following events: (a) the acceleration of the Mission Mayfield Downs Loan or the Western Plaza Loan, as applicable, and the related Mezz Cap B Loan; (b) the existence of a continuing monetary event of default; or (c) an event of default caused by the filing of a bankruptcy or insolvency action by, or against, the related borrower or by the related borrower otherwise being subject of a bankruptcy or insolvency proceeding;

•

if a Material Default has occurred and is continuing, or if a partial or full prepayment of a Mezz Cap Loan Combination results from the payment of insurance proceeds or condemnation awards, the holder of the related Mezz Cap B Loan will not be entitled to receive payments of principal or interest until the holder of the Mission Mayfield Downs Loan or the Western Plaza Loan, as applicable, receives the unreimbursed costs and expenses of the KRECM Master Servicer, the Special Servicer or the Trustee to the extent payable under the Pooling and Servicing Agreement with respect to the related Mezz Cap Loan Combination, including unreimbursed advances

(including advance interest), accrued and unpaid servicing fees and other servicing compensation, accrued and unpaid interest (excluding default interest), the outstanding principal balance and its percentage interest of any prepayment or yield maintenance premium.

Consent to Modifications. Prior to agreeing to any of the following with respect to a Mezz Cap Loan Combination, the applicable Master Servicer and the Special Servicer will be required to obtain the prior written consent of the holder of the related Mezz Cap B Loan with respect to any amendment, deferral, extension, waiver or other modification of such Mezz Cap Loan Combination which:

•	adversely affects the lien priority of the Mortgage;

•	increases the interest rate or principal amount of the Mission Mayfield Downs Loan or Western Plaza Loan, as applicable;

•	increases in any other material respect any monetary obligations of the related borrower under the Mortgage Loan Documents;

•

decreases, forgives, waives, releases or defers the interest or the interest rate or principal amount of the related Mezz Cap B Loan or forgives, waives, decreases, defers or releases all or any portion of the related Mezz Cap B Loan;

•	shortens the scheduled maturity date of the Mission Mayfield Downs Loan or Western Plaza Loan, as applicable;

•	increases the term of the related Mezz Cap B Loan to a date occurring after the maturity date of the Mission Mayfield Downs Loan or Western Plaza Loan, as applicable;

•	accepts a grant of any lien on or security interest in any collateral not originally granted under the Mortgage Loan Documents unless such new collateral also secures the related Mezz Cap B Loan;

•	modifies or amends the terms and provisions of any cash management agreement with respect to the manner, timing and method of the application of payments under the Mortgage Loan Documents;

•	cross-defaults the Mission Mayfield Downs Loan or the Western Plaza Loan, as applicable, with any other indebtedness;

•	obtains any contingent interest, additional interest or other “kicker” measured on the basis of the cash flow or appreciation of the Mortgaged Property;

•

releases the lien of the Mortgage as security for the related Mezz Cap B Loan except in connection with a payment in full of the related Mezz Cap Loan Combination or the release of a de minimis portion of the related Mortgaged Property or as provided in the Mortgage Loan Documents in effect at the origination of the related Mezz Cap Loan Combination;

•	spread the lien of the Mortgage to encumber additional real property unless such real property shall also secure the related Mezz Cap B Loan; and

•

extend the period during which voluntary prepayments are prohibited or impose any prepayment fee or premium or yield maintenance charge in connection with a prepayment of the Mission Mayfield Downs Loan or Western Plaza Loan, as applicable, when none is required under the Mortgage Loan Documents in effect at the origination of the Mission Mayfield Downs Loan or Western Plaza Loan, as applicable, or after the current maturity date of the Mission Mayfield Downs Loan or Western Plaza Loan, as applicable, or increase the amount of such prepayment fee, premium or yield maintenance charge or otherwise modify any prepayment or defeasance provisions in a manner materially adverse to the holder of the related Mezz Cap B Loan.

The consent of the holder of a Mezz Cap B Loan will not be required in connection with any such modification of the related Mezz Cap Loan Combination after the expiration of such holder’s right to purchase the Mission Mayfield Downs Loan or the Western Plaza Loan, as applicable (as described under “—Purchase Option” below).

Notwithstanding any approval or disapproval of, or right to approve or disapprove, any such modification by the holder of a Mezz Cap B Loan, no such modification may adversely affect the REMIC status of any REMIC under the Pooling and Servicing Agreement or result in the imposition of a “prohibited transaction” or “prohibited contribution” tax under the REMIC provisions of the Internal Revenue Code. In addition, neither the applicable Master Servicer nor the Special Servicer shall agree to any modification of a Mezz Cap Loan Combination if such modification would constitute a “significant modification” of either the Mission Mayfield Downs Loan or the Western Plaza Loan, as applicable, under the Pooling and Servicing Agreement or the related Mezz Cap B Loan under any pooling and servicing agreement affecting such loan under the REMIC provisions of the Internal Revenue Code unless such modification is permitted by such REMIC provisions.

Notwithstanding anything herein to the contrary, the Controlling Class Representative will have the right to consult with the applicable Master Servicer and the Special Servicer, at any time, regarding each Mezz Cap Loan Combination.

If, during the period of time during which the holder of a Mezz Cap B Loan or its designee has the right to purchase the Mission Mayfield Downs Loan or the Western Plaza Loan, as applicable, as provided in the co-lender agreement, the related Master Servicer or Special Servicer, as applicable, determines that immediate action is necessary to protect the interests of the holders of a Mezz Cap Loan Combination (as a collective whole), the related Master Servicer or the Special Servicer, as applicable, may agree to any such modification without obtaining the prior written consent of (but after giving at least three business days’ prior written notice to) the holder of the related Mezz Cap B Loan provided that such modification would not violate the REMIC provisions.

Cure Rights. The holder of a Mezz Cap B Loan does not have any rights to cure any defaults with respect to the related Mezz Cap Loan Combination.

Purchase Option. Upon the occurrence of any one of certain defaults that are set forth in the co-lender agreement (which generally includes (i) any payment of principal or interest under the Mission Mayfield Downs Loan Combination or the Western Plaza Loan Combination, as applicable, is 90 or more days delinquent, (ii) the principal balance of either the Mission Mayfield Downs Loan or the Mission Mayfield Downs B Loan, or the Western Plaza Loan or the Western Plaza B Loan, as applicable, is not paid at maturity or (iii) a Material Default occurs), the holder of the Mission Mayfield Downs B Loan and the Western Plaza B Loan, as applicable, will have the right to purchase the Mission Mayfield Downs Loan or the Western Plaza Loan, as applicable, at a purchase price determined under the co-lender agreement and generally equal to the sum of (a) the outstanding principal balance of the Mission Mayfield Downs Loan and the Western Plaza B Loan, as applicable, (b) accrued and unpaid interest on such principal balance (excluding any default interest or other late payment charges) (up to the end of the related interest accrual period), (c) any unreimbursed Advances made by the Master Servicer, the Special Servicer or the Trustee with respect to the Mission Mayfield Downs Loan or the Western Plaza Loan, as applicable, together with any advance interest thereon, (d) reasonable out-of-pocket legal fees and costs incurred in connection with the enforcement of the Mission Mayfield Downs Loan or the Western Plaza Loan, as applicable, by the KRECM Master Servicer or Special Servicer, (e) any unreimbursed interest on any principal and interest advances made by the KRECM Master Servicer or the Trustee with respect to the Mission Mayfield Downs Loan or the Western Plaza Loan, as applicable, (f) Master Servicing Fees, Special Servicing Fees and Trustee/Certificate Administrator Fees payable under the Pooling and Servicing Agreement prior to the date of repurchase (excluding any “success fees” or similar fees or termination compensation) and (g) out of pocket expenses incurred by the KRECM Master Servicer, the Special Servicer or the Trustee with respect to the Mission Mayfield Downs Loan Combination or the Western Plaza Loan Combination, as applicable, together with advance interest thereon. The right of the holder of the Mission Mayfield Downs B Loan and the Western Plaza B Loan, as applicable, to purchase the Mission Mayfield Downs Loan is subject to the holder the Mission Mayfield Downs B Loan and the

Western Plaza B Loan, as applicable, giving irrevocable written notice of its intent to purchase within 30 days following receipt from the holder of the Mission Mayfield Downs Loan or the Western Plaza Loan, as applicable, of notice of such right.

The Pooled Trust Component and the Non-Pooled Trust Component of the 135 East 57th Street Loan

Under the Pooling and Servicing Agreement, the Mortgage Loan identified as 135 East 57th Street on Annex A-1 to this prospectus supplement will be split into two components, a pooled trust component and a non-pooled trust component. The pooled trust component (the “135 East 57th Street Pooled Trust Component”), representing approximately 2.40% of the Initial Outstanding Pool Balance and 2.65% of the Initial Loan Group 1 Balance, and with a Cut-off Date Balance of $69,500,000 (and together with the 135 East 57th Street Non-Pooled Trust Component, the “135 East 57th Street Loan”) will be pooled with the other Mortgage Loans to back the Certificates other than the Class E57 Certificates. The non-pooled trust component (the “135 East 57th Street Non-Pooled Trust Component”) with a Cut-Off Date Balance of $15,500,000 will support the Class E57 Certificates.

For the purpose of the information presented in this prospectus supplement with respect to the 135 East 57th Street Loan, unless otherwise indicated, the debt service coverage ratio and loan-to-value ratio reflect the indebtedness evidenced by the 135 East 57th Street Pooled Trust Component, but excludes the 135 East 57th Street Non-Pooled Trust Component.

General. The 135 East 57th Street Loan will be serviced pursuant to the terms of the Pooling and Servicing Agreement (and all decisions, consents, waivers, approvals and other actions on the part of any holder of the 135 East 57th Street Loan will be effected in accordance with the Pooling and Servicing Agreement). The KRECM Master Servicer or the Trustee, as applicable, will be obligated to make (i) any required P&I Advances on the 135 East 57th Street Pooled Trust Component and the 135 East 57th Street Non-Pooled Trust Component unless the KRECM Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the 135 East 57th Street Loan, and (ii) Property Advances with respect to the 135 East 57th Street Loan (including the 135 East 57th Street Non-Pooled Trust Component) unless the KRECM, the Special Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the 135 East 57th Street Loan.

The respective rights of each of the holders of the 135 East 57th Street Pooled Trust Component and the 135 East 57th Street Non-Pooled Trust Component are set forth in the Pooling and Servicing Agreement, which provides, in general, that:

•

if no monetary event of default or other material non-monetary event of default that results in a transfer of the 135 East 57th Street Loan to special servicing has occurred and is continuing (or if a monetary event of default or other material non-monetary event of default has occurred and is continuing, a holder of the Class E57 Certificates has cured such monetary event of default or, in the case of a material non-monetary event of default has either cured such event of default or is diligently pursuing the cure thereof, in accordance with the terms of the Pooling and Servicing Agreement), the Class E57 Certificates will generally be entitled to receive their scheduled interest payments after the Certificates backed by the 135 East 57th Street Pooled Trust Component receive their scheduled interest payments (other than default interest) and their pro rata share of any scheduled, unscheduled or involuntary payments of principal with respect to the 135 East 57th Street Loan and after any advances in respect of the 135 East 57th Street Loan are repaid as and when required under the Pooling and Servicing Agreement, and (after such interest and principal payments have been made to the Class E57 Certificates) the Certificates backed by the 135 East 57th Street Non-Pooled Trust Component will be entitled to receive their pro rata share of any scheduled, involuntary and voluntary payments of principal with respect to the 135 East 57th Street Loan; and

•	if a monetary event of default or other material non-monetary event of default has occurred and is continuing (and has not been cured by a holder of the Class E57 Certificates exercising its cure rights in accordance with the terms of the Pooling and Servicing Agreement), the Certificates backed by the 135 East 57th Street Non-Pooled Trust Component will not be entitled to receive payments of interest until the Class E57 Certificates receive all accrued interest and (to the extent actually collected, after allocating payments to interest on the 135 East 57th Street Loan) the Certificates backed by the 135 East 57th Street Pooled Trust Component will receive any scheduled, unscheduled or involuntary payment of principal on the 135 East 57th Street Loan up to the outstanding principal balance of the 135 East 57th Street Pooled Trust Component, and the holder of the 135 East 57th Street Non-Pooled Trust Component will not be entitled to receive payments of principal until the holder of the 135 East 57th Street Pooled Trust Component receives all its respective outstanding principal in full.

In accordance with the foregoing rights to receive amounts collected on the 135 East 57th Street Loan, (a) amounts received on the 135 East 57th Street Pooled Trust Component will be available to make distributions of principal and interest on each Class of Certificates other than the Class E57 Certificates and (b) amounts received on the 135 East 57th Street Non-Pooled Trust Component will be available to make distributions on the Class E57 Certificates.

Consultation and Consent. Unless a 135 East 57th Street Control Appraisal Event has occurred and is continuing: (i) the KRECM Master Servicer or the Special Servicer, as the case may be, will be required to consult with the most subordinate holder or holders of the Class E57 Certificates upon the occurrence of any event of default for the 135 East 57th Street Loan under the related Mortgage Loan Documents, to consider alternative actions recommended by such holder or holders, and to consult with such holder or holders with respect to certain determinations made by the KRECM Master Servicer or the Special Servicer, as the case may be, pursuant to the Pooling and Servicing Agreement, (ii) at any time (whether or not an event of default for the 135 East 57th Street Loan under the related Mortgage Loan Documents has occurred) the KRECM Master Servicer or the Special Servicer, as the case may be, will be required to consult with one or more of the most subordinate holder or holders of the Class E57 Certificates (1) with respect to proposals by the Special Servicer to take any significant action with respect to the 135 East 57th Street Loan and the related Mortgaged Property and to consider alternative actions recommended by such holder or holders, (2) to the extent that the related Mortgage Loan Documents grant the lender the right to approve budgets for the related Mortgaged Property, prior to approving any such budget and (3) prior to taking any of the following actions with respect to the 135 East 57th Street Loan, the KRECM Master Servicer or the Special Servicer, as the case may be, will be required to notify in writing such holder or holders of any proposal to take any of such actions (and to provide such holder or holders with such information reasonably requested as may be necessary in the reasonable judgment of such holder or holders of the Class E57 Certificates in order to make a judgment, the expense of providing such information to be an expense of such requesting party) and to receive the written approval of such holder or holders of the Class E57 Certificates (which approval may be withheld in its sole discretion and will be deemed given if notice of approval or disapproval is not delivered within ten business days of delivery to such holder or holders of the Class E57 Certificates of written notice of the applicable action, together with information reasonably requested by the applicable holder or holders of the Class E57 Certificates) with respect to:

•

Consenting to any modification, amendment, workout, or waiver with respect to, the 135 East 57th Street Loan that would result in the extension of the maturity date thereof, a reduction in the interest rate for the 135 East 57th Street Loan, forgiveness of interest on, principal of, or the amount or timing of any payment due under the 135 East 57th Street Loan, or consenting to any other modification or waiver of any other monetary term of the 135 East 57th Street Loan;

•	Consenting to any material amendment or modification of a non-monetary term or provision of the 135 East 57th Street Loan;

•	Consenting to any modification or amendment of, or waiver with respect to, the 135 East 57th Street Loan that would result in a discounted pay-off of the 135 East 57th Street Loan;

•

Consenting to any proposed or actual foreclosure upon, or comparable conversion of (which may include acquisition of an REO property), the ownership of any portion of the related Mortgaged Property and any other collateral securing the 135 East 57th Street Loan or any acquisition of the related Mortgaged Property and any other collateral securing the 135 East 57th Street Loan by deed-in-lieu of foreclosure, if the 135 East 57th Street Loan is in default and such default is continuing or becomes subject to any other enforcement action under the related Mortgage Loan Documents;

•

Consenting to any sale or other transfer of the related Mortgaged Property or the 135 East 57th Street Loan (except as otherwise permitted in the related co-lender agreement or as expressly permitted under the related Mortgage Loan Documents);

•

Making any decision to bring the related Mortgaged Property or REO property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the related Mortgaged Property or REO property;

•

Consenting to any substitution, release or addition of collateral for the 135 East 57th Street Loan or any release of the borrower or any guarantor under the 135 East 57th Street Loan (other than if required in accordance with the terms of the 135 East 57th Street Loan with no material discretion by the mortgagee or without the mortgagee’s consent or upon satisfaction in full of the 135 East 57th Street Loan); or any substitution of liens granted under the terms of the related Mortgage Loan documents in respect of such collateral;

•

Consenting to any release of the borrower, any guarantor or other obligor from any liability with respect to the 135 East 57th Street Loan or any modification to, waiver of any provision of, or release of any guaranty or indemnity agreement;

•

Making any determination to enforce or not to enforce a “due-on-sale” or “due-on-encumbrance” clause, including any transfer of direct or indirect interests in borrower that requires the consent of the mortgagee;

•

Any transfer of all or a portion of the related Mortgaged Property and any direct or indirect ownership interest in the borrower (except as expressly permitted the related mortgage loan documents without the mortgagee’s consent) or any consent to an assignment and assumption of the 135 East 57th Street Loan pursuant to the related mortgage loan documents;

•

Consenting to any incurrence of additional debt by the borrower or any additional mezzanine financing by any beneficial owner of the borrower (to the extent that the lender has consent rights pursuant to the mortgage loan documents with respect thereto), and (I) approving, consenting to or making any material waiver or decision under or with respect to (a) the related intercreditor agreement with respect to that certain existing mezzanine loan or (b) future advances of that contain existing mezzanine loan contemplated which require the mortgage lender’s consent pursuant to the related intercreditor agreement and/or the mortgage loan documents and (c) any approval of permitted mezzanine loan refinancing (as defined in the related Mortgage Loan Documents) and (II) consenting to any material modification of the related intercreditor agreement;

•	Voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of the borrower;

•

Consenting to any proposed modification or waiver of any material provision of the mortgage loan documents governing the types, nature or amount of insurance coverage required to be obtained and maintained by the mortgage loan borrower;

•	Approving any renewal or replacement of the then existing insurance policies (to the extent the mortgagee’s approval is required under the applicable Mortgage Loan Documents);

•

Approving the termination or replacement of a property manager or execution, termination, renewal or material modification of any property management agreement (or any other management related approvals), to the extent the mortgagee’s approval is required under the Mortgage Loan Documents;

•

Approving any material releases of reserve funds or related letters of credit or adjustment to the amounts of reserve funds required under the mortgage loan agreement with respect to the related Mortgaged Property not expressly required to be released or adjusted pursuant to the mortgagee’s Mortgage Loan Documents without the consent of the mortgagee;

•

Consenting to, following an event of default, any exercise of remedies, including the acceleration of the 135 East 57th Street Loan or initiation of any proceedings, judicial or otherwise, under the Mortgage Loan Documents;

•

Approving the settlement of any insurance claim for a cash payment that will be applied to the principal amount of the 135 East 57th Street Loan (instead of rebuilding the related Mortgaged Property) if such repayment would not result in the payment in full of all amounts due and payable to the most subordinate holder of the Class E57 Certificates;

•

Consenting to any waiver of amounts required to be deposited into escrow or reserve accounts under the mortgage loan documents, or any modification or amendment of any mortgage loan documents that would reduce the amount of funds required to be deposited into the reserve accounts established under the mortgage loan documents (other than changes in the ordinary course of business of the amounts required to be deposited into escrow accounts for real estate taxes, insurance premiums or ground rents, if any or as otherwise permitted in the mortgage loan documents);

•	Consenting to any amendment to the special purpose entity provisions in the mortgage loan agreement;

•

Consenting to the subordination of the 135 East 57th Street Loan to any other interest in the related Mortgaged Property, or subordination of any recorded document recorded in connection with the 135 East 57th Street Loan; and

•	Waiving any event of default.

Such rights will be exercised by the Controlling Class Representative at any time that a Class E57 Control Appraisal Event has occurred and is continuing with respect to each of the Class E57 Certificates.

Notwithstanding any direction to, or approval or disapproval of, or right to give direction to or to approve or disapprove an action of, the Special Servicer or the KRECM Master Servicer by the holders of the Class E57 Certificates or the Controlling Class Representative, as applicable, in no event will the Special Servicer or the KRECM Master Servicer be required to take any action or refrain from taking any action that would violate any law of any applicable jurisdiction, be inconsistent with the Servicing Standard, violate any REMIC provisions of the Code or violate any other provisions of the Pooling and Servicing Agreement or the related Mortgage Loan Documents.

In the event that the KRECM Master Servicer or Special Servicer determines that immediate action is necessary to protect the interests of the holders of the 135 East 57th Street Loan (as a collective whole), the KRECM Master Servicer or the Special Servicer may take any such action without waiting for the instruction of the holders of 135 East 57th Street Loan.

A “Class E57 Control Appraisal Event” will be deemed to have occurred and be continuing with respect to each Class of the Class E57 Certificates if (i) the initial principal balance of such Class of the Class E57 Certificates, as reduced by any payments of principal (whether as scheduled amortization, principal prepayments or otherwise) allocated to such Class of the Class E57 Certificates and any appraisal reduction amounts and realized losses allocated to such Class of the Class E57 Certificates, is less than 25% of the initial principal balance of the Class E57 Certificates, as reduced by any payments of principal (whether as scheduled amortization, principal prepayments or otherwise allocated to such Class of the Class E57 Certificates) provided that no Class E57 Control Appraisal Event will be deemed to exist if the a holder of the applicable Class E57 Certificates exercises its right to effectuate a Class E57 Control Appraisal Event cure by posting, within a certain specified amount of time, either cash collateral or an unconditional and irrevocable standby letter of credit in an amount which when added to the appraised value of the related Mortgaged Property would cause such Class E57 Control Appraisal Event not to occur, provided that such collateral shall in no event be less than 25% of the aggregate note principal balance of the applicable holder or (ii) if the holder of a Class E57 Certificate is an affiliate of the related borrower.

Cure Rights. In the event that the borrower fails to make any payment of principal or interest on the 135 East 57th Street Loan, resulting in a monetary event of default, or a material non-monetary event of default exists, the holders of the Class E57 Certificates (in accordance with the Pooling and Servicing Agreement) will have the right to cure such event of default (each such cure, a “135 East 57th Street Cure Event”) subject to certain limitations set forth in the Pooling and Servicing Agreement; provided that the right of the holders of the Class E57 Certificates to effect a 135 East 57th Street Cure Event is subject to the following limitations: (i) that there be no more than four monetary 135 East 57th Street Cure Events in any twelve calendar month period, (ii) that no monetary 135 East 57th Street Cure Event may continue for more than four consecutive months and, (iii) that there be a cap of nine monetary and/or non-monetary 135 East 57th Street Cure Events over the life of the 135 East 57th Street Loan. So long as a holder of the Class E57 Certificates is exercising its cure right, neither the KRECM Master Servicer nor the Special Servicer will be permitted to:

•	accelerate the 135 East 57th Street Loan,

•	treat such event of default as such for purposes of transferring the 135 East 57th Street Loan to special servicing, or

•	commence foreclosure proceedings.

No holder of the Class E57 Certificates will be permitted to exercise any cure rights if it is an affiliate of the related borrower.

Purchase Option. So long as no 135 East 57th Street Control Appraisal Event exists, the holders of the Class E57 Certificates have the option of purchasing the 135 East 57th Street Loan from the Trust at any time after the 135 East 57th Street Loan becomes a Specially Serviced Loan under the Pooling and Servicing Agreement as a result of an event that constitutes an event of default under the 135 East 57th Street Loan, provided that no foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to any related Mortgaged Property has occurred.

The purchase price required to be paid by a Class E57 Certificateholder will generally equal the aggregate outstanding principal balance of the 135 East 57th Street Loan, together with accrued and unpaid interest thereon (excluding default interest)(up to the end of the related loan interest accrual period), any unreimbursed advances, together with unreimbursed interest thereon, relating to the 135 East 57th Street Loan, and, if such purchase price is being paid more than 90 days after the event giving rise to the Class E57 Certificateholder’s purchase, a 1% liquidation fee (which will be paid to the Special Servicer).

Termination of Special Servicer. So long as no Class E57 Control Appraisal Event exists with respect to such Class E57 Certificate, the holder of the most subordinate Class of Class E57 Certificates is permitted to terminate, at its expense, the Special Servicer for the 135 East 57th Street Loan at any time with or without cause and to appoint a replacement special servicer for the 135 East 57th Street Loan, subject to satisfaction of certain conditions in the Pooling and Servicing Agreement. If a Class E57 Control Appraisal Event exists, or if the holder of the Class E57 Certificates is an affiliate of the related borrower, the Controlling Class Representative will be entitled to appoint a replacement special servicer. Any successor special servicer will be required to have the rating specified in the Pooling and Servicing Agreement and such appointment will be subject to receipt of a “no downgrade” letter from the Rating Agencies.

ARD Loans

Five mortgage loans (the “ARD Loans”), representing 0.97% of the outstanding pool balance and 1.07% of the Initial Loan Group 1 Balance, as of the Cut-off Date, provide that if, after a certain date (an “Anticipated Repayment Date”), the borrower has not prepaid such Mortgage Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the stated Mortgage Rate (the “Initial Rate”). With respect to each ARD Loan, the Anticipated Repayment Date is 120 months following the related first payment date. The Revised Rate for each ARD Loan is equal to the greater of (i) 2% plus the Initial Rate or (ii) 2% plus the Treasury Rate. After its Anticipated Repayment Date, the ARD Loans further requires that all cash flow available from the related Mortgaged Property, after payment of the constant periodic payment required under the terms of the related Mortgage Loan Documents and all escrows and property expenses required under the related Mortgage Loan Documents, be used to accelerate amortization of principal on the ARD Loans. While interest at the Initial Rate continues to accrue and be payable on a current basis on each ARD Loans after its Anticipated Repayment Date, the payment of interest at the excess of the Revised Rate over the Initial Rate for the ARD Loans will be deferred and will be required to be paid, with interest, only after the outstanding principal balance of the ARD Loans has been paid in full. The foregoing features, to the extent applicable, are designed to increase the likelihood that the ARD Loans will be prepaid by the respective borrower on or about its Anticipated Repayment Date. There can be no assurance that the borrower will prepay the related ARD Loans on its Anticipated Repayment Date.

Additional Loan Information

General. The tables presented in Annex A-2 to this prospectus supplement set forth certain information with respect to the Mortgage Loans and Mortgaged Properties. Such information is presented, where applicable, as of the Cut-off Date for each Mortgage Loan, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Information with respect to a Mortgaged Property that is part of a Mortgage Loan with multiple properties is based on the allocated loan amount for such Mortgaged Property. With regard to the Mortgaged Properties located in California, Northern California properties have a zip code greater than 93600 and Southern California properties have a zip code less than or equal to 93600. The statistics in such schedule and tables were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. Such information and operating statements were generally unaudited and have not been independently verified by the Depositor, the applicable Mortgage Loan Seller or the Underwriters or any of their respective affiliates or any other person. The sum of the amounts in Annex A-1 and Annex A-3 to this prospectus supplement or any column of any of the tables in Annex A-2 to this prospectus supplement may not equal the indicated total under such column due to rounding.

Net income for a Mortgaged Property as determined in accordance with generally accepted accounting principles (“GAAP”) is not the same as the stated Underwritten Net Cash Flow for such Mortgaged Property as set forth in the following schedule or tables. In addition, Underwritten Net Cash Flow is not a substitute for, or comparable to, operating income (as determined in accordance with GAAP) as a measure of the results of a property’s operations or a substitute for cash flows from operating activities (determined in accordance with GAAP) as a measure of liquidity. No representation is made as to the future net cash flow of the Mortgaged Properties, nor is the Underwritten Net Cash Flow set forth herein with respect to any Mortgaged Property intended to represent such future net cash flow.

Definitions. For purposes of this prospectus supplement, including the information presented in Annex A-1, Annex A-2 and Annex A-3 to this prospectus supplement, the indicated terms have the following meanings:

(1)	“Annual Debt Service” generally means, for any Mortgage Loan, 12 times the monthly payment in effect as of the Cut-off Date for such Mortgage Loan or, for certain Mortgage Loans that pay interest-only for a period of time, 12 times the monthly payment of principal and interest as of the date immediately following the expiration of such interest-only period.

(2)	“Appraised Value” means, for any Mortgaged Property, the appraiser’s adjusted value as stated in the most recent third party appraisal available to the Depositor. In certain cases, the appraiser’s adjusted value assumes the completion of construction, renovation or repairs. In most such cases, the applicable Mortgage Loan Seller has taken reserves sufficient to complete such construction, renovation or repairs. No representation is made that sufficient amounts have been reserved or that the appraised value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale.

The mortgage loans in which an “as stabilized” appraised value was used to calculate the related loan-to-value ratio are identified in Annex A-1 and in Footnote 10 to Annex A-1.

In the case of the Mortgage Loan identified as Market Street at The Woodlands on Annex A-1 to this prospectus supplement, the appraised value used for purposes of calculating loan-to-value ratios throughout this prospectus supplement was calculated based on an “as-is” appraised value of the mortgaged real property of $148,520,000 plus the appraised value of $14,700,000 with respect to certain public financial assistance revenue relating to the mortgaged real property, as further described below under “Annex B—Description of Top Ten Mortgage Loans—Market Street at The Woodlands.”

(3)	“Balloon Balance” means, with respect to any Balloon Loan, the principal amount that will be due at maturity for such Balloon Loan.

(4)	“Cut-off Date Loan-to-Value Ratio,“ “Loan-to-Value Ratio,“ “Cut-off Date LTV,“ “Cut-off Date LTV Ratio,“ “Current LTV,“ or “LTV” means, with respect to any Mortgage Loan, (a) the Cut-off Date Balance of such Mortgage Loan divided (b) by the Appraised Value of the related Mortgaged Property or Mortgaged Properties.

For purposes of calculating such ratios in this prospectus supplement, including in Annex A-1, the tables in Annex A-2, Annex A-3 and in the tables in Annex B to this prospectus supplement, the Cut-off Date Balance of certain Mortgage Loans listed in Footnote 6 to Annex A-1 have been reduced by the holdback reserve amount or amount available under a letter of credit, as described therein. For purposes of calculating such ratios in this prospectus supplement with respect to any cross-collateralized Mortgage Loans, such calculation will take into account the ratio of (i) the aggregate Stated Principal Balance of all of the underlying Mortgage Loans in the applicable cross-collateralized group to (ii) the total aggregate Appraised Value for all Mortgaged Properties contained in such group of cross-collateralized Mortgage Loans.

The mortgage loans for which an “as stabilized” appraised value was used to calculate the related loan-to-value ratio are identified in Annex A-1 and in Footnote 10 to Annex A-1.

In the case of a Mortgage Loan that is part of a split loan structure, unless otherwise indicated, loan-to-value ratios were calculated with respect to the Mortgage Loan and any related Pari Passu Companion Loans taken in the aggregate, and excluding any related B Loan and in the case of the 135 East 57th Street Loan, excluding the 135 East 57th Street Non-Pooled Trust Component. For a calculation of the loan-to-value ratio for each of these Mortgage Loans including any related B Loan and in the case of the 135 East 57th Street Loan, including the 135 East 57th Street Non-Pooled Trust Component, see Footnote 7 to Annex A-1.

(5)	“GLA” means gross leasable area.

(6)	“LTV Ratio at Maturity” means, with respect to any Balloon Loan, (a) the Balloon Balance for such Mortgage Loan or with respect to any ARD Loan, its outstanding principal balance as of the related Anticipated Repayment Date divided by (b) the Appraised Value of the related Mortgaged Property.

For purposes of calculating such amounts in this prospectus supplement, including in Annex A-1, the tables in Annex A-2, Annex A-3 and in the tables in Annex B to this prospectus supplement, the Cut-off Date Balance of certain of the Mortgage Loans listed in Footnote 6 to Annex A-1 have been reduced by holdback reserve amounts or amounts available under letters of credit, as described therein. For purposes of calculating such ratios in this prospectus supplement with respect to any cross-collateralized Mortgage Loans, such calculation will take into account the ratio of (i) the aggregate Stated Principal Balance of all of the underlying Mortgage Loans in the applicable cross-collateralized group to (ii) the total aggregate Appraised Value for all Mortgaged Properties contained in such group of cross-collateralized Mortgage Loans.

In the case of each Mortgage Loan that is part of a split loan structure, unless otherwise indicated, loan-to-value ratios were calculated with respect to the Mortgage Loan included in the Trust and any related Pari Passu Companion Loans taken in the aggregate, and excluding any related B Loan and in the case of the 135 East 57th Street Loan, excluding the 135 East 57th Street Non-Pooled Trust Component.

(7)

“Mortgage Rate” or “Interest Rate” means, with respect to any Mortgage Loan, the Mortgage Rate in effect as of the Cut-off Date for such Mortgage Loan. With respect to the 135 East 57th Street Pooled Trust Component, the rate used throughout is a blended rate of the pooled and non-pooled portions. The actual rate will be determined once the rate for the 135 East 57th Street Non-Pooled Trust Component is set.

(8)	“NRA” means net rentable area.

(9)	“Occupancy Rate” means the percentage of Square Feet, Units, Rooms or Pads as the case may be, of a Mortgaged Property that was occupied or leased or, in the case of certain properties, average units so occupied over a specified period, as of a specified date (identified on Annex A-1 to this prospectus supplement as the “Occupancy As-of Date”). The Occupancy Rate may have been obtained from the borrower, as derived from the Mortgaged Property’s rent rolls, operating statements or appraisals or as determined by a site inspection of such Mortgaged Property. The Occupancy Rate presented in this prospectus supplement may include unoccupied space leased to an affiliate of the borrower (including space master leased to an affiliate of the borrower to increase occupancy to a “stabilized level”) and space subject to build out or other construction or renovation. Information on Annex A-1 to this prospectus supplement concerning the “Largest Tenant” is presented as of the same date as of which the Occupancy Rate is specified. For a description of occupancy stabilization information, see Footnotes 11, 18 and 19 to Annex A-1.

(10)	“Servicing Fee Rate” for each Mortgage Loan is the percentage rate per annum set forth in Annex A-1 for such Mortgage Loan that is payable in respect of the administration of such Mortgage Loan (which includes the applicable Master Servicing Fee Rate, Trustee/Certificate Administrator Fee Rate and the primary fee rate (the servicing fee rate paid to the primary servicer), if any).

(11)	“Square Feet” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office, industrial/warehouse facility, combination retail office facility or other special purpose property, the square footage of the net rentable or leasable area.

(12)	“Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date or the Anticipated Repayment Date, as applicable. Annex A-1 indicates which Mortgage Loans have an Anticipated Repayment Date.

(13)

“Underwritten Net Cash Flow,“ “Underwritten NCF” or “UW NCF,“ with respect to any Mortgaged Property, means an estimate of cash flow available for debt service in a typical year of stable, normal operations as determined by the related Mortgage Loan Seller. In general, it is the estimated revenue derived from the use and operation of such Mortgaged Property less the sum of (a) estimated operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising), (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments), (c) estimated capital expenditures and reserves for capital expenditures, including tenant improvement costs and leasing commissions, as applicable, and (d) an allowance for vacancies and losses. Underwritten Net Cash Flow generally does not reflect interest expense and non-cash items such as depreciation and amortization. The Underwritten Net Cash Flow for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual net cash flow for such Mortgaged Property to differ materially from the Underwritten Net Cash Flow set forth herein. Certain of such assumptions and subjective judgments of each Mortgage Loan Seller relate to future events, conditions and circumstances, including future expense levels, the re-leasing of vacant space and the continued leasing of occupied space, which will be affected by a variety of complex factors over which none of the Depositor, the applicable Mortgage Loan Seller, the Master Servicers or the Special Servicer have control. In some cases, the Underwritten Net Cash Flow set forth herein for any Mortgaged Property is higher, and may be materially higher, than the annual net cash flow for such Mortgaged Property based on historical operating statements.

In determining Underwritten Net Cash Flow for a Mortgaged Property, the applicable Mortgage Loan Seller generally relied on rent rolls and/or other generally unaudited financial information provided by the respective borrowers; in some cases, the appraisal and/or local market information was the primary basis for the determination. From that information, the applicable Mortgage Loan Seller calculated stabilized estimates of cash flow that took into consideration historical financial statements (where available), material changes in the operating position of a Mortgaged Property of which the applicable Mortgage Loan Seller was aware (e.g., current rent roll information including newly signed leases, near term market rent steps, expirations of “free rent” periods, market rents, and market vacancy data), and estimated capital expenditures, leasing commission and tenant improvement reserves. In certain cases, the applicable Mortgage Loan Seller’s estimate of Underwritten Net Cash Flow reflected differences from the information contained in the operating statements obtained from the respective borrowers (resulting in either an increase or decrease in the estimate of Underwritten Net Cash Flow derived therefrom) based upon the applicable Mortgage Loan Seller’s own analysis of such operating statements and the assumptions applied by the respective borrowers in preparing such statements and information. In certain instances, for example, property management fees and other expenses may have been taken into account in the calculation of Underwritten Net Cash Flow even though such expenses may not have been reflected in actual historic operating statements. In most of those cases, the information was annualized, with some exceptions, before using it as a basis for the determination of Underwritten Net Cash Flow. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by any Mortgage Loan Seller in determining the presented operating information.

(14)	“Net Operating Income“ or “NOI,“ with respect to any Mortgaged Property, means historical net operating income for the annual or other period specified (or ending on the “NOI Date” specified). In general, it is the revenue derived from the use and operation of such Mortgaged Property less the sum of (a) estimated operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising) and (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments). Net operating income generally does not reflect (i.e., it does not deduct for) capital expenditures, including tenant improvement costs and leasing commissions, interest expenses and non-cash items such as depreciation and amortization.

(15)

“Units,” “Rooms”, “Pads” or “Holes” means: (a) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hotel property, the number of guest rooms, (c) in the case of a Mortgaged Property operated as a manufactured housing property, the number of manufactured home properties or (d) in the case of a Mortgaged Property operated as a golf course, the number of golf course holes at such Mortgaged Property, each consisting of an area that includes a tee, a fairway and a green with a hole.

(16)	“UW NCF DSCR,“ “Underwritten NCF DSCR,“ “Debt Service Coverage Ratio” or “DSCR” means, with respect to any Mortgage Loan, (a) the Underwritten Net Cash Flow for the related Mortgaged Property, divided by (b) the Annual Debt Service for such Mortgage Loan.

For purposes of showing DSCR in this prospectus supplement, including in Annex A-1, the tables in Annex A-2, Annex A-3 and in the tables in Annex B to this prospectus supplement, the DSCRs for the Mortgage Loans listed in Footnote 5 to Annex A-1 were adjusted in connection with the receipt of a sponsor guaranty, as described in Footnote 5 to Annex A-1.

For purposes of calculating DSCR in this prospectus supplement, including in Annex A-1, the tables in Annex A-2, Annex A-3 and in the tables in Annex B to this prospectus supplement, the Cut-off Date Balance of the Mortgage Loans listed in Footnote 6 to Annex A-1 have been reduced by holdback reserve amounts or amounts available under letters of credit, as described therein. For purposes of calculating such ratios in this prospectus supplement with respect to any cross-collateralized Mortgage Loans, such calculation will take into account the ratio of (i) the Underwritten Net Cash Flow, in the aggregate, for the related Mortgage Properties securing each of the underlying Mortgage Loans in the applicable cross-collateralized group and (ii) the aggregate Annual Debt Service for each of the underlying Mortgage Loans in the applicable cross-collateralized group.

In the case of a Mortgage Loan that is part of a split loan structure, unless otherwise indicated, debt service coverage ratios were calculated with respect to the Mortgage Loan, and any related Pari Passu Companion Loans taken in the aggregate, and excluding any related B Loan and in the case of the 135 East 57th Street Loan, excluding the 135 East 57th Street Non-Pooled Trust Component.

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. In addition, with respect to any Mortgage Loan secured by the borrower’s interest in a building that is comprised of residential cooperative apartments, the rental rates used in calculating debt service reflect the market rents as determined by the respective appraiser. The Underwritten NCF DSCRs are presented herein for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property to generate sufficient cash flow to repay the related Mortgage Loan. Accordingly, no assurance can be given, and no representation is made, that the Underwritten NCF DSCRs accurately reflects that ability.

(17)	“UW Revenue” means, with respect to any Mortgage Loan, the gross potential rent, less vacancies and collection loss.

Certain Terms and Conditions of the Mortgage Loans

Calculation of Interest. Each of the Mortgage Loans, accrues interest on the basis of the actual number of days elapsed and a 360-day year.

Except in the case of Mortgage Loans with anticipated repayment dates, none of the Mortgage Loans provide for negative amortization or for the deferral of interest.

Amortization of Principal. The Mortgage Loans provide for one or more of the following:

31 Mortgage Loans, representing 59.60% of the Initial Outstanding Pool Balance, 60.66% of the Initial Loan Group 1 Balance and 49.55% of the Initial Loan Group 2 Balance, are interest-only until the related maturity date or anticipated repayment date.

53 Mortgage Loans, representing 31.94% of the Initial Outstanding Pool Balance, 31.24% of the Initial Loan Group 1 Balance and 38.53% of the Initial Loan Group 2 Balance, provide for payments of interest-only for the first 6 to 59 months following the Cut-off Date and thereafter provide for regularly scheduled payments of interest and principal based on an amortization period longer than the remaining term of the related Mortgage Loan and therefore have an expected Balloon Balance at the related maturity date.

21 Mortgage Loans (excluding interest-only and partial interest-only Mortgage Loans), representing 7.50% of the Initial Outstanding Pool Balance, 7.03% of the Initial Loan Group 1 Balance and 11.93% of the Initial Loan Group 2 Balance, provide for payments of interest and principal and then have an expected Balloon Balance at the maturity date.

4 Mortgage Loans, representing 0.83% of the Initial Outstanding Pool Balance and 0.91% of the Initial Loan Group 1 Balance are interest only for the first 22 to 59 months following the Cut-off-Date and thereafter, provide for an increase in the related interest rate after the Anticipated Repayment Date. The Excess Interest will be deferred and will not be paid until the principal balance and all other amounts related thereto of the related Mortgage Loan have been paid. Any amount received in respect of that deferred interest will be distributed to holders of Class T Certificates. In addition, after the related Anticipated Repayment Date, all excess cash flow from the related Mortgaged Property will be applied to reduce the outstanding principal balance of the related Mortgage Loan until such balance is reduced to zero.

One Mortgage Loan, representing 0.14% of the Initial Outstanding Pool Balance and 0.16% of the Initial Loan Group 1 Balance, provide for an increase in the related interest rate after the Anticipated Repayment Date. The Excess Interest will be deferred and will not be paid until the principal balance and all other amounts related thereto of the related Mortgage Loan has been paid. Any amount received in respect of that deferred interest will be distributed to the holders of the Class T Certificates.

Prepayment Provisions. The Mortgage Loans generally permit voluntary prepayment without the payment of any penalty on the last 1 to 6 (but longer in certain cases) scheduled payment dates (through the maturity date or the Anticipated Repayment Date, as applicable). All of the Yield Maintenance Loans (except as noted in paragraph (3) below) prohibit voluntary prepayment for a specified period (the “Yield Maintenance Lock-Out Period”) and all of the Defeasance Loans prohibit Defeasance (as defined below) for at least two years from the Closing Date (the “Defeasance Lock-Out Period,” and collectively with the Yield Maintenance Lock-Out Period, the “Lock-Out Period”). The weighted average Lock-Out Period remaining from the Cut-off Date for the Mortgage Loans is approximately 23 months (excluding loans with no remaining lockout period). Each Mortgage Loan restricts voluntary prepayments in one of the following ways:

(1) 91 of the Mortgage Loans (the “Defeasance Loans”), representing approximately 72.24% of the Initial Outstanding Pool Balance, 72.26% of the Initial Loan Group 1 Balance and 72.04% of the Initial Loan Group 2 Balance, permit defeasance (not voluntary prepayment) after the expiration of a Defeasance Lock-Out Period and prior to the related open period (such period, the “Defeasance

Period”), which period is set forth on Annex A-1 under the heading “Prepayment Provisions (# of payments).” In the case of the Mortgage Loans that permit partial defeasance, the Mortgage Loan Documents require, among other things, that the defeasance collateral be an amount equal to a specified percentage, generally between 100% to 125% of the portion of the total loan amount allocated to the Mortgaged Property that is to be released (such amount, the “Allocated Loan Amount”).

(2) 14 of the Mortgage Loans (the “Yield Maintenance Loans”), representing approximately 21.95% of the Initial Outstanding Pool Balance, 21.32% of the Initial Loan Group 1 Balance and 27.96% of the Initial Loan Group 2 Balance, permit voluntary prepayment of the Mortgage Loan accompanied by a Yield Maintenance Charge or a Prepayment Premium following the expiration of a Lock-Out Period (except as noted in paragraph (3) below) until the commencement of the open period for such Mortgage Loan (such period, in respect of Mortgage Loans that have a Yield Maintenance Charge payable, the “Yield Maintenance Period”). Certain of the Yield Maintenance Loans permit partial prepayment accompanied by a Yield Maintenance Charge. With respect to the Yield Maintenance Loans, the expiration of the Yield Maintenance Lock-Out Period is identified on Annex A-1 under the heading “Prepayment Provisions (# of payments).”

(3) Eight of the Yield Maintenance Loans, representing approximately 9.93% of the Initial Outstanding Pool Balance, 10.58% of the Initial Loan Group 1 Balance and 3.79% of the Initial Loan Group 2 Balance do not have a Lock-out Period.

(4) One of the 14 Yield Maintenance Loans identified as DDR Portfolio on Annex A-1 to this prospectus supplement, representing 7.63% of the Initial Outstanding Pool Balance and 8.44% of the Initial Loan Group 1 Balance, provides that the first $88,500,000 of such Mortgage Loan is voluntarily prepayable without any requirement to pay a Prepayment Premium or Yield Maintenance Charge. The remaining whole loan balance may be prepaid from July 5, 2009 through January 4, 2017 with a Yield Maintenance Charge. In addition, this Mortgage Loan permits the partial release of individual Mortgaged Properties upon a partial prepayment of the Mortgage Loan with a Yield Maintenance Charge.

(5) In addition, one of the Yield Maintenance Loans, identified as USFS Industrial Distribution Portfolio on Annex A-1 to this prospectus supplement, representing 3.10% of the Initial Outstanding Pool Balance and 3.42% of the Initial Loan Group 1 Balance, permits, as of August 2, 2008, prepayment with a Yield Maintenance Charge and, commencing two years after the securitization closing date of the last pari passu note to be securitized, permits, at the borrower’s option, defeasance or prepayment with a Yield Maintenance Charge. For modeling assumptions and numerical classification purposes, such Mortgage Loan will be characterized as a Yield Maintenance Loan throughout this prospectus supplement.

(6) In addition, four of the Yield Maintenance Loans, representing 2.71% of the Initial Outstanding Pool Balance and 3.00% of the Initial Loan Group 1 Balance, permits, at the borrower’s option, either defeasance or prepayment with a Yield Maintenance Charge after a Lock-Out of at least two years after the securitization closing date. For modeling assumptions and numerical classification purposes, such Mortgage Loan will be characterized as a Yield Maintenance Loan throughout this prospectus supplement.

With respect to the Mortgage Loan identified as HCPI Medical Office Building Portfolio on Annex A-1 to this prospectus supplement, representing approximately 4.21% of the Initial Pool Balance, the borrower may partially prepay the Loan with the applicable prepayment premium in connection with the release of individual mortgage real properties from time to time upon satisfaction of certain conditions specified in the loan documents.

With respect to the Yield Maintenance Loans, the “Yield Maintenance Charge” will generally, subject to variations, be equal to the greater of, (i) a specified percentage of the amount being prepaid or (ii) the present value as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date determined by discounting such payments at the

“Discount Rate” defined below (or as stated in the related loan documents), less the amount of principal being prepaid. However, the Yield Maintenance Charge formula in a Yield Maintenance Loan may be significantly different than this formulation.

The term “Discount Rate” referred to in the preceding two paragraphs, generally means the yield on a U.S. Treasury security (in the case of certain mortgage loans, plus a specified percentage) that has the most closely corresponding maturity date to the maturity date, or, the remaining weighted average life of the mortgage loan, and in some cases, converted to a monthly equivalent yield (as described in the respective loan documents).

“Prepayment Premium” generally means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a Principal Prepayment on, or other early collection of principal of, that Mortgage Loan.

Prepayment Premiums and Yield Maintenance Charges are distributable as described in this prospectus supplement under “Description of the Offered Certificates—Prepayment Premiums and Yield Maintenance Charges.”

The Mortgage Loans generally permit voluntary prepayment without the payment of a Yield Maintenance Charge or any Prepayment Premium during an “open period” that occurs immediately prior to and including the stated maturity date set forth in Annex A-1.

All of the Mortgage Loans that permit voluntary prepayments require that the prepayment be made on the Due Date or, if on a different date, that any prepayment be accompanied by the interest that would accrue through but excluding the next Due Date (other than the Mortgage Loan identified as Highland Park on Annex A-1 to this prospectus supplement, which can be voluntarily prepaid within five days of the Due Date without the payment of additional interest that would have occurred after the prepayment until the next Due Date).

Unless a mortgage loan is relatively near its stated maturity date or unless the sale price or the amount of the refinancing of the related Mortgaged Property is considerably higher than the current outstanding principal balance of the mortgage loan (due to an increase in the value of the Mortgaged Property or otherwise) and depending on the interest rate environment at the time of prepayment, the Yield Maintenance Charge or Prepayment Premium may offset entirely or render insignificant any economic benefit to be received by a related borrower upon a refinancing or sale of its Mortgaged Property. The Yield Maintenance Charge or Prepayment Premium provision of a mortgage loan creates an economic disincentive for the borrower to prepay its mortgage loan voluntarily and, accordingly, the related borrower may elect not to prepay its mortgage loan. However, we cannot assure you that the imposition of a Yield Maintenance Charge or Prepayment Premium will provide a sufficient disincentive to prevent a voluntary principal prepayment or sufficient compensation to Certificateholders affected by a prepayment.

Certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a Mortgage Loan. The Mortgage Loans generally do not require the payment of Yield Maintenance Charges in connection with a prepayment of the related Mortgage Loan as a result of a casualty or condemnation. Certain of the Mortgage Loans may require the payment of Prepayment Premiums or Yield Maintenance Charges in connection with an acceleration of the related Mortgage Loan. There can be no assurance that the related borrowers will pay the Prepayment Premiums or Yield Maintenance Charges. See “Risk Factors—Risks Related to the Offered Certificates—Risks Related to Enforceability of Prepayment Premiums, Yield Maintenance Charges and Defeasance Provisions” in this prospectus supplement and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments” in the prospectus.

In the case of most of the Mortgage Loans, if an award or loss resulting from an event of condemnation or casualty is less than a specified percentage of the original principal balance of the Mortgage Loan, the proceeds or award may be applied by the borrower to the costs of repairing or replacing the Mortgaged Property. In all other circumstances, the Mortgage Loans provide generally that in the event of a condemnation or casualty, the lender may apply the condemnation award or insurance proceeds to the repayment of debt, without payment of a Prepayment Premium or a Yield Maintenance Charge.

Certain Mortgage Loans provide that if casualty or condemnation proceeds are above a specified threshold amount and applied to partially prepay the Mortgage Loan, the borrower will be permitted to supplement such proceeds with an amount sufficient to prepay the entire principal balance or an allocated portion of the Mortgage Loan. In such event, generally no Prepayment Premium or Yield Maintenance Charge would be required to be paid.

Some of the Mortgage Loans are sometimes additionally secured by cash reserves or irrevocable letters of credit that will be released upon satisfaction by the borrower of leasing-related or other conditions, including, in some cases, achieving specified debt service coverage ratios or loan-to-value ratios. In some cases, a Mortgage Loan’s amortization schedule will be recast upon the occurrence of certain events, including prepayments in connection with property releases or partial prepayment of a loan with a holdback amount via application of the related holdback reserves or letter of credit due to the failure to satisfy performance triggers. For additional information, see Annex A-1 to this prospectus supplement.

Neither the Depositor nor any of the Mortgage Loan Sellers makes any representation as to the enforceability of the provision of any Mortgage Loan requiring the payment of a Prepayment Premium or a Yield Maintenance Charge, or of the collectibility of any Prepayment Premium or Yield Maintenance Charge. See “Risk Factors—Risks Related to the Offered Certificates—Risk Related to Prepayments and Repurchases” and “—Yield Considerations” in this prospectus supplement and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments” in the prospectus.

Property Releases. Certain of the Mortgage Loans contain provisions that permit the related borrower to obtain a release of all or a portion of the Mortgaged Property or Mortgaged Properties from the lien of the Mortgage securing such Mortgage Loan.

All of the Defeasance Loans permit the applicable borrower, after the Defeasance Lock-Out Period, to obtain a release of the Mortgaged Property from the lien of the related Mortgage (“Defeasance” or, the option to cause a Defeasance, the “Defeasance Option”), provided that, among other conditions, (a) no event of default exists, (b) the borrower pays on a Due Date (the “Release Date”) (i) all interest accrued and unpaid on the principal balance of the Note (or, with respect to a partial Defeasance, a portion of the Note) to and including the Release Date and (ii) all other sums, excluding scheduled interest or principal payments, due under the Mortgage Loan and all related Mortgage Loan Documents, and (c) the borrower delivers “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended) or such other securities as permitted by the Code with respect to a Defeasance, that is acceptable to the Rating Agencies (the “Defeasance Collateral”) in an amount sufficient to make payments on or prior to, but as close as possible to, all successive scheduled payment dates from the Release Date to the related maturity date (or the Anticipated Repayment Date, if applicable), or in certain cases, through the date on which the Mortgage Loan is freely prepayable, in amounts equal to the scheduled payments due on such dates under the Mortgage Loan or the defeased amount thereof in the case of a partial Defeasance. In addition, in connection with a Defeasance, the related borrower is generally required to (i) pay any costs and expenses incurred in connection with the Defeasance and (ii) deliver a security agreement granting the Trust a first priority lien on the Defeasance Collateral and an opinion of counsel to such effect. Certain of the Defeasance Loans permit the partial defeasance of an individual Mortgaged Property or a portion of the Mortgaged Property, provided, among other things, (i) and (ii) (listed in the prior sentence) are satisfied and the borrower delivers Defeasance Collateral in an amount equal to a specified percentage (generally 100% to 125%) of the Allocated Loan Amount for such Mortgaged Property or portion of such Mortgaged Property to be partially defeased and released. With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period is at least two years from the Closing Date. In certain cases a borrower may post Defeasance Collateral sufficient to make payments through the related maturity date and thereafter prepay the Mortgage Loan after the date upon which the related Mortgage Loan is freely prepayable, in which case the remaining Defeasance Collateral will be returned to the borrower.

In some cases, a successor borrower will assume the obligations of the borrower exercising a Defeasance Option and the original borrower will be released from its obligations under the related Mortgage Loan Documents. If a Mortgage Loan is partially defeased and the successor borrower will be assuming the borrower’s obligations, the related Note will generally be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

In the case of the cross-collateralized and cross-defaulted Mortgage Loans identified on Annex A-1 as Congressional Rollup Loan, representing 2.35% of the Initial Outstanding Pool Balance and 2.59% of the Initial Loan Group 1 Balance, the related Mortgage Loan documents permit the borrowers to obtain a release of an individual Mortgaged Property from the cross-collateralization upon defeasance of one of the cross collateralized Mortgage Loans, subject to the satisfaction of debt service coverage ratio and loan-to-value ratio tests and the delivery of defeasance collateral in an amount greater than 100% of the allocated loan amount for the property to be defeased as security for the remaining Mortgage Loan.

The Depositor makes no representation as to the enforceability of the defeasance provisions of any Mortgage Loan. See “Risk Factors—Risks Related to the Offered Certificates —Risks Related to Prepayments and Repurchases” and “—Yield Considerations” in this prospectus supplement.

In addition to the release of a Mortgaged Property by substitution of such Mortgaged Property for Defeasance Collateral, certain of the Mortgage Loans permit the release or substitution of a Mortgaged Property or portion thereof as follows:

(1)	The release of a Mortgaged Property or a portion of a Mortgaged Property including, in certain cases, a release of development rights such as “air rights” where, in each such case, such release property is vacant, non-income producing or was given no material value in connection with loan origination and underwriting criteria.

(2)	The release of all or a portion of Mortgaged Property (or release of a single Mortgaged Property that secures a multi-property Mortgage Loan), subject to satisfaction of certain release conditions, including payment of the outstanding loan balance or allocated loan amount, as applicable, plus a Yield Maintenance Charge.

(3)	The release of one or more cross-collateralized Mortgaged Properties from the lien of the mortgage in connection with a sale of such individual Mortgaged Property.

(4)	With respect to the Mortgage Loan identified as DDR Portfolio on Annex A-1 to this prospectus supplement, representing 7.63% of the Initial Outstanding Pool Balance and 8.44% of the Loan Group 1 Balance, the borrower is permitted to obtain the release of one or more Mortgaged Properties, subject to the satisfaction of certain conditions, including, but not limited to (i) no event of default exists, (ii) payment of a release price of (a) for releases up to and including 35% of the initial principal loan balance, 100% of the allocated loan amount of the property, (b) for releases between 36% and 50% of the initial principal loan balance, 105% of the allocated loan amount of the property and (c) for releases greater than 50% of the initial principal loan balance, 110% of the allocated loan amount of the property, (iii) a minimum debt service coverage ratio of (a) for releases of up to and including 50% of the aggregate initial principal loan balance, 1.20x and (b) for releases greater than 50% of the aggregate initial principal loan balance, the greater of (x) the debt service coverage ratio of the Mortgaged Properties immediately prior to the release, up to 1.35x and (y) 1.20x, and (iv) a maximum loan-to-value ratio of (a) for releases of up to and including 50% of the aggregate initial principal loan balance, 64% and (b) for releases greater than 50% of the aggregate initial principal loan balance, the lesser of (x) the loan-to-value ratio of the Mortgaged Properties immediately prior to the release, but less than 60% and (y) 64%. However, if the tenant at the Mortgaged Property identified as Skyview Plaza on Annex A-1 to this prospectus supplement exercises its right of first refusal, the borrower may obtain a release of this property without satisfying (i), (iii) or (iv) above.

The related borrower is also permitted to substitute properties of like kind and quality subject to satisfaction of certain conditions, including, but not limited to (i) no event of default exists, (ii) the aggregate value of all properties released (through one or more substitutions) during the term of the mortgage loan shall not exceed 50% of the value of the entire pool of properties, (iii) the delivery of certain legal opinions from the related borrower’s counsel concluding that the substitution would not adversely affect or impair the ability of the lender to enforce its remedies under the mortgage loan documents, (iv) the lender receives and approves all necessary property level due diligence with respect to the substitute property (including, but not limited to, appraisals, building conditions reports, environmental site assessments, seismic reports and title insurance policies), (v) a minimum debt service coverage ratio of 1.20x for the remaining properties and (vi) the loan-to-value ratio of the substitute property (based on the allocated loan amount for such substitute property) is less than or equal to the loan-to-value ratio for the substituted property (based on the allocated loan amount for such substituted property). No more than 35 Mortgaged Properties may be substituted during the term of the Mortgage Loan.

For additional information regarding such Mortgage Loan see also “Annex B—Description of Top Ten Mortgage Loans—DDR Portfolio” to this prospectus supplement.

(5)	With respect to the Mortgage Loan identified as HCPI Medical Office Building Portfolio on Annex A-1 to this prospectus supplement, representing 4.21% of the Initial Outstanding Pool Balance and 4.66% of the Loan Group 1 Balance, the borrower has the right to obtain the release of one or more related parcels of the Mortgaged Property, subject to the satisfaction of certain conditions, including, but not limited to (i) no event of default exists, (ii) payment of the greater of 100% of the value allocated to such release parcel or the amount that, after giving effect to the partial release, would result in a minimum debt service coverage ratio of 1.30 to 1.00 plus the payment of required prepayment consideration; (iii) the debt service coverage ratio after giving effect to the release must be not less than 1.30 to 1.00.

Further, with respect to the Mortgage Loan identified as HCPI Medical Office Building Portfolio Loan on Annex A-1 to this prospectus supplement, representing 4.21% of the Initial Outstanding Pool Balance and 4.66% of the Loan Group 1 Balance, the borrower has the right to substitute any of the mortgaged properties from time to time with different real properties of like kind and quality upon satisfaction of certain conditions specified in the loan documents, including: (i) the then-current market value of any proposed substitute property shall equal or exceed the greater of (a) the initial appraised value of the mortgaged property to be replaced and (b) the then-current market value of the mortgaged property to be replaced (provided the ratio of the outstanding principal balance to such market value of the proposed substitute property shall be less than 100%); (ii) after giving effect to the proposed substitution, the debt service coverage ratio for the aggregate of all the mortgaged properties shall be no less than 1.30 to 1; (iii) no mortgaged property may be replaced with more than one substitute property; (iv) after giving effect to the proposed substitution, the aggregate amount of rent payable under the leases at all the mortgaged properties for traditional medical office use (as opposed to surgical) shall be not less than 50% of all rents payable under all leases at all mortgaged properties; and (v) lender shall have received confirmation from the rating agencies that the proposed substitution will not result in any qualification, withdrawal or downgrading of the applicable ratings.

For additional information regarding such Mortgage Loan see also “Annex B—Description of Top Ten Mortgage Loans—HCPI Medical Office Building Portfolio” to this prospectus supplement.

(6)

With respect to the Mortgage Loan identified as USFS Industrial Distribution Portfolio on Annex A-1 to this prospectus supplement, representing 3.10% of the Initial Outstanding Pool Balance and 3.42% of the Loan Group 1 Balance, the related borrower is permitted to obtain the release of individual properties in connection with a sale of such property to a third party for fair market value, provided that there is a partial defeasance or prepayment of the principal by an amount equal to the greater of (i) 90% of the net proceeds from such sale and (ii) 110% of the allocated loan balance, provided no event of default is continuing. After giving effect to such release, the debt service coverage ratio may not be less than the greater of (i) 80% of the debt service coverage ratio immediately prior to such release and (ii) the debt service coverage ratio at origination of the Mortgage Loan and the loan-to-value ratio may not be greater than the loan-to-value ratio at origination of the Mortgage Loan.

The related borrower is also permitted to substitute any similar fee or leasehold property for any of the Mortgaged Properties subject to satisfaction of certain conditions, including, but not limited to (i) such substitution satisfies REMIC eligibility, (ii) after giving effect to such substitution, the debt service coverage ratio is not less than the greater of (a) 80% of the debt service coverage ratio immediately prior to such substitution and (b) the debt service coverage ratio at origination of the mortgage loan, (iii) after giving effect to such substitution, the loan-to-value ratio is not greater than the lesser of (a) the loan-to-value ratio immediately prior to such substitution and (b) the loan-to-value ratio at origination of the mortgage loan, (iv) the lender has received written confirmation from each Rating Agency that such substitution will not result in a downgrade, withdrawal or qualification of the then-current ratings assigned by such rating agency to any Class of Certificates and (v) the borrower has submitted customary due diligence materials satisfying the criteria described in the Mortgage Loan documents. The substitute property will be subject to a geographic diversity test under which the Mortgaged Properties located in a single state do not cause the aggregate release amounts with respect to individual properties located in any single state to exceed 30% of the principal amount. Additionally, the borrower will not be permitted to substitute properties with an aggregate release amount equal to more than 30% of the principal amount, subject to REMIC eligibility tests. Any substitute property will be subject to the lease in place for the Mortgaged Property and may not have a value that is less than the property being replaced.

For additional information regarding such Mortgage Loan see also “Annex B—Description of Top Ten Mortgage Loans—USFS Industrial Distribution Portfolio” to this prospectus supplement.

(7)	With respect to the Mortgage Loan identified as Silverado & Grand Canyon on Annex A-1 to this prospectus supplement, no more than twice during the term of the Mortgage Loan, the related borrower is permitted to obtain the release of one or more related parcels of the Mortgaged Property subject to the satisfaction of certain conditions, including, but not limited to (i) the debt service coverage ratio after the release is not less than 1.20x, (ii) the loan-to-value ratio after the release is no more than 80% and (iii) the payment of a release price equal to (a) 115% of the allocated loan amount for the applicable release parcel and (b) a release premium equal to the yield maintenance amount for the applicable release parcel.

(8)	With respect to the Mortgage Loans identified as AFRT Bank Branch Portfolio (Pool D) and AFRT Bank Branch Portfolio (Pool B) on Annex A-1 to this prospectus supplement, the related borrowers are permitted to substitute another retail bank tenanted property of like kind and quality subject to the satisfaction of certain conditions, including, but not limited to (i) the aggregate allocated loan amounts of the substitute properties shall not exceed (a) during any 12 consecutive month period, 18% of the initial principal amount or (b) during the term of the Mortgage Loan, 35% of the initial principal amount, (ii) the substitute property is at least equal to the greatest of (1) 100% of value of the substituted property as of closing date, (2) 100% of the value of the substituted property as of the date immediately preceding the substitution, and (3) 125% of allocated loan amount of the substituted property, (iii) the debt service coverage ratio after the substitution is at least equal to the debt service coverage ratio immediately preceding the substitution, and (v) the substitute property shall be leased either (x) entirely to a single retail bank tenant pursuant to a single lease or (y) to two tenants, one of which shall be a retail bank tenant occupying not less than 85% of the rentable square feet at the substitute property.

Escrows. Certain of the Mortgage Loans provide for monthly escrows to cover property taxes, insurance premiums, ground lease payments and ongoing capital replacements. For information regarding certain escrows, see Annex A-1 to this prospectus supplement.

Other Financing. The applicable Mortgage Loan Sellers have informed the Depositor that they are aware of the following existing or future permitted indebtedness secured by a Mortgaged Property that also secures a Mortgage Loan:

•

With respect to the Mortgage Loans identified as 60 Wall Street, DDR Portfolio, 85 Tenth Avenue, USFS Industrial Distribution Portfolio and Georgian Towers on Annex A-1 to this prospectus supplement, collectively representing approximately 28.05% of the Initial Outstanding Pool Balance, the related mortgaged property also secures certain other Pari Passu Companion Loans. See “Description of the Mortgage Pool—Split Loan Structures—The 60 Wall Street Loan Combination,” “—The DDR Portfolio Loan Combination,” “—The 85 Tenth Avenue Loan Combination,” “—The USFS Industrial Distribution Portfolio Loan Combination” and “—The Georgian Towers Loan Combination” above.

•

With respect to the Mortgage Loans identified as Ritz-Carlton Key Biscayne, Georgian Towers, Mission Mayfield Downs and Western Plaza on Annex A-1 to this prospectus supplement, collectively representing approximately 8.63% of the Initial Outstanding Pool Balance, the related mortgaged property also secures one B Loan. See “Description of the Mortgage Pool—Split Loan Structures—The Ritz-Carlton Key Biscayne Loan Combination,” “—The Georgian Towers Loan Combination” and “—The Mezz Cap Loan Combinations” above.

•

With respect to the Mortgage Loan identified as 65 Sprague Street on Annex A-1 to this prospectus supplement, representing approximately 0.79% of the Initial Outstanding Pool Balance and 0.88% of the Initial Loan Group 1 balance, the related borrower is permitted to incur indebtedness secured by a junior mortgage on related mortgaged property subject to the satisfaction of certain conditions including (i) the combined loan-to-value ratio of the 65 Sprague Street loan and junior mortgage loan does not exceed 80%, (ii) the combined debt service coverage ratio of the 65 Sprague Street loan and junior mortgage loan is not less than 1.20x and (iii) the holder of the junior mortgage loan shall have entered into an intercreditor agreement with the holder of the 65 Sprague Street loan in form and substance satisfactory to the holder of the 65 Sprague Street loan.

•

With respect to the Mortgage Loan identified as Barnes Marketplace on Annex A-1 to this prospectus supplement, representing approximately 0.83% of the Initial Outstanding Pool Balance and 0.92% of the Initial Loan Group 1 balance, the borrower may incur additional debt secured by the Mortgaged Property in connection with a transfer of the underlying Mortgaged Property and assumption of the Mortgage Loan in accordance with the provisions of the Mortgage Loan Documents subject to the satisfaction of various conditions, including: (i) no default then exists under the Mortgage Loan Documents, (ii) the cash flow from the Mortgaged Property and the combined obligations of the Mortgage Loan and the subordinate mortgage loan would result in a DSCR for the Mortgaged Property of no less than 1.20x, (iii) the LTV of the Mortgaged Property taking into account the combined obligations of the Mortgage Loan and the subordinate mortgage loan is not higher than 80%, (iv) the subordinate lender has entered into an intercreditor agreement with the lender, which provides for subordination of the related subordinate loan to the related underlying Mortgage Loan, (v) the related borrower shall have entered into a lockbox agreement governing the collection of rent and the disbursement thereof; and (vi) the holder of the subordinate debt shall be the transferring borrower.

The Mortgage Loans generally prohibit the related borrower from incurring unsecured indebtedness other than in the ordinary course of business, except:

•

With respect to the Mortgage Loan identified as Waterview on Annex A-1 to this prospectus supplement, representing approximately 7.25% of the Initial Outstanding Pool Balance and 8.01% of the Initial Loan Group 1 balance, the borrower has the right to obtain unsecured subordinate loans from certain affiliates provided the aggregate principal amount of such loans does not exceed $20,000,000 and the borrower delivers an acceptable subordination and stand-still agreement. In addition to unsecured subordinate indebtedness, the Waterview loan permits mezzanine financing as described under “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Financing” in this prospectus supplement.

•

With respect to the Mortgage Loan identified as Crossroads Festival Shopping Center on Annex A-1 to this prospectus supplement, representing approximately 0.62% of the Initial Outstanding Pool Balance and 0.69% of the Initial Loan Group 1 balance, the borrower has the right to obtain unsecured subordinate membership loans, subject to certain conditions which include: (i) the aggregate principal amount of the membership loans does not exceed the amount of $250,000.00; (ii) each membership loan is unsecured; (iii) each membership loan is in accordance with the borrower’s operating agreement; (iv) the promissory note and other documents evidencing each membership loan are approved by the lender in its reasonable discretion; (v) the holder of each membership loan executes a subordination agreement acceptable to the lender upon the lender’s request; and (vi) the funds from the membership loans are used exclusively for (A) the construction or modification of improvements on, or installation of fixtures or equipment in, the underlying property or (B) reasonable and customary commissions paid to a real estate broker in connection with a new lease, which commissions shall be deemed earned upon the execution and delivery of such new lease and the acceptance (in writing) and occupancy of the demised premises by the new tenant.

•

With respect to the Mortgage Loan identified as Stonehedge Square on Annex A-1 to this prospectus supplement, representing approximately 0.30% of the Initial Pool Balance and 0.33% of the Initial Loan Group 1 balance, the borrower has the right to obtain unsecured subordinate affiliate loans, subject to certain conditions which include: (i) the aggregate amount of said loans shall not exceed 3% of the original principal amount of the Mortgage Loan, (ii) said loans are subordinate to the subject loan and (iii) the proceeds from said loans shall be used solely in connection with the operation of the Mortgaged Property.

•

With respect to the mortgage loan identified as West Volusia on Annex A-1 to this prospectus supplement, representing approximately 0.70% of the Initial Outstanding Pool Balance and 0.78% of the Initial Loan Group 1 balance, the borrower has the right to incur unsecured subordinate indebtedness, subject to certain conditions which include: (i) the combined loan-to-value ratio of the mortgage loan, the unsecured loan and any mezzanine loan does not exceed 85%, (ii) the combined debt service coverage ratio of the mortgage loan, the unsecured loan and any mezzanine loan is not less than 1.25x and (iii) the lender and the holder of the unsecured debt enter into a subordination and standstill agreement acceptable to lender. In addition to unsecured subordinate indebtedness, the West Volusia mortgage loan permits mezzanine financing as described under “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Financing” in this prospectus supplement.

•

With respect to the mortgage loan identified as Hilton Garden Inn – Tysons Corner on Annex A-1 to this prospectus supplement, representing approximately 0.81% of the Initial Outstanding Pool Balance and 0.90% of the Initial Loan Group 1 balance, the borrower has the right to incur unsecured subordinate indebtedness, subject to certain conditions which include: (i) the combined loan-to-value ratio of the mortgage loan and the unsecured loan does not exceed 80%, (ii) the combined debt service coverage ratio of the mortgage loan and the unsecured loan is not less than 1.50x and (iii) receipt of a no downgrade letter from the Rating Agencies. The Hilton Garden Inn—Tysons Corner loan permits either unsecured indebtedness or mezzanine financing. See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Financing” in this prospectus supplement.

The Mortgage Loan Documents generally prohibit the pledge or transfer of the related Mortgaged Property or the controlling ownership interests in the related borrower above certain percentage thresholds without lender consent, other than certain specified transfers, including but not limited to:

•	transfers related to family and estate planning,

•	transfers related to the death or physical or mental disability of a controlling holder,

•	transfers of less than a controlling interest in the borrower,

•	transfers to borrower affiliates or among existing members, partners or shares in the borrower or between holders of tenant-in-common interests in the Mortgaged Property,

•	transfers of publicly traded entities,

•	transfers among affiliated borrowers with respect to any cross-collateralized Mortgage Loans or multi-property Mortgage Loans,

•	transfers which consolidate tenant-in-common ownership into one or more surviving tenant-in-common borrowers,

•	transfers of tenant-in-common interests to third parties, subject in some cases to lender approval if such transfers are in excess of specified thresholds,

•

transfers to any person or entity so long as certain specified persons or entities, or persons or entities satisfying specified criteria, remain in control of the day-to-day operations of the borrower, or

•

other transfers customarily acceptable to prudent commercial and multifamily mortgage lending institutions with respect to comparable property and transfers of a similar nature to the foregoing meeting the requirements of the Mortgage Loan Documents.

In addition, certain of the Mortgage Loan Documents permit the transfer to certain qualifying entities, which entities generally are required to satisfy specified criteria, such as net worth and/or experience related tests and with respect to mortgage loans secured by cooperative apartment buildings, the loan documents permit and lender consent is not required in connection with transfers or termination of proprietary leases with tenant shareholders. Also, to the extent Mortgage Loan Documents permit mezzanine debt or to the extent a non-controlling equity holder in the borrower is entitled to a preferred return on its investment, under certain circumstances, a transfer of a controlling interest in the borrower to the holder of the mezzanine debt or the preferred equity holder may occur without lender consent and such transfer would not trigger the “due-on-sale” provision in the related Mortgage Loan Documents.

The Mortgage Loan Sellers have notified the Depositor that they are aware of the following existing mezzanine debt:

Mortgage Loan	Cut-off Date Balance	% of Initial Pool Balance	Initial Principal Amount of Mezzanine Debt		Interest Rate on Mezzanine Loan	Mezzanine Loan Maturity Date		Intercreditor Agreement Required(1)
85 Tenth Avenue(2)	$150,000,000	5.18%	$145,000,000		(2)	6/1/2017		Yes
Fashion Outlet of Las Vegas	$103,000,000	3.55%	$40,000,000	(3)	LIBOR plus 3 % and 11%(3)	2/1/2012	(3)	Yes
Georgian Towers	$67,000,000	2.31%	$30,000,000		6.14%	3/1/2012		Yes

(1)	Includes provisions stating that the mezzanine loan is subordinate to the Mortgage Loan and that no payments will be made on the mezzanine loan from funds derived from the related mortgaged property upon an event of default under the related Mortgage Loan.
(2)	The total mezzanine debt consists of a $75,000,000 senior mezzanine loan with an interest rate of 5.61%, a $35,000,000 junior 1 mezzanine loan with an interest rate of 9.00% and a $35,000,000 junior 2 mezzanine loan with an interest rate of 12.00%, as further described below under “Annex B—Description of Top Ten Mortgage Loans—85 Tenth Avenue.” All of the mezzanine loans mature on June 1, 2017.
(3)

The owners of the borrower have incurred a senior mezzanine loan (“Senior Mezzanine Loan”) in the original principal amount of $30,000,000 and a junior mezzanine loan (“Junior Mezzanine Loan”) in the original principal amount of $10,000,000. The related mezzanine borrower has not yet drawn the Senior Mezzanine Loan from the related senior mezzanine lender. The related mezzanine borrower has not yet drawn $2,000,000 of the Junior Mezzanine Loan from the related junior mezzanine lender. The interest rate on the Senior Mezzanine Loan is LIBOR plus 3% and the interest rate on the Junior Mezzanine Loan is 11% per annum. The Junior Mezzanine Loan provides for the deferral of a portion of the interest payments for a portion of its term. Both mezzanine loans mature on February 1, 2012.

In the case of the above described Mortgage Loans with existing mezzanine debt, the holder of the mezzanine loan generally has the right to cure certain defaults occurring on the related Mortgage Loan and the right to purchase the Mortgage Loan from the trust if certain Mortgage Loan defaults occur. The purchase price required to be paid in connection with such a purchase is generally equal to the outstanding principal balance of the Mortgage Loan, together with accrued and unpaid interest on, and all unpaid servicing expenses and advances relating to, the Mortgage Loan.

With respect to the mortgage loans listed in the chart below, the related Mortgage Loan Sellers have informed us that the direct and/or indirect equity owners of the borrower are permitted to pledge their interest in the related borrower as security for a mezzanine loan, subject to the satisfaction of conditions contained in the related loan documents, including, among other things, a combined maximum loan-to-value ratio and a combined minimum debt-service-coverage ratio, as listed below, and in some cases, receipt of a “no downgrade” letter from the rating agencies:

Mortgage Loan	Cut-off Date Balance	Combined Maximum LTV Ratio	Combined Minimum DSCR	Intercreditor Agreement Required(1)
60 Wall Street(2)	$285,000,000	—	—	Yes
DDR Portfolio	$221,250,000	75%	1.10x	Yes
Waterview	$210,000,000	65%	—	Yes
Market Street at The Woodlands	$113,000,000	80%	1.20x	Yes
135 East 57th Street(3)	$69,500,000	75%	1.10x	Yes
AFRT Bank Branch Portfolio (Pool D)	$31,275,000	85%	1.119x	Yes
AFRT Bank Branch Portfolio (Pool B)	$30,009,000	85%	1.102x	Yes
Hilton Garden Inn – Tysons Corner(4)	$23,500,000	80%	1.50x	Yes
West Volusia(5)	$20,400,000	85%	1.25x	Yes
Best Western Ocean View Resort(6)	$20,000,000	80%	1.35x	Yes
Southlake Medical II	$18,640,000	90%	1.10x	Yes
Sheraton Petaluma	$17,415,000	75%	1.40x	Yes
Scottsdale Place	$3,200,000	90%	1.05x	Yes

(1)	Reasonably acceptable to mortgagee.
(2)	Only certain limited partners of the borrower’s limited partner are permitted to incur mezzanine debt.
(3)	The mezzanine loan’s maturity date must exceed the maturity date for the mortgage loan by at least one year.
(4)	The borrower or its affiliates are permitted to incur either unsecured debt or mezzanine debt.
(5)	The borrower or its affiliates are permitted to incur both unsecured subordinate debt and mezzanine debt. The combined maximum LTV ratio and combined minimum DSCR shall be calculated based on the combined balances of the related mortgage loan, any mezzanine loan and any unsecured subordinate loan.
(6)	Future mezzanine debt is only permitted in connection with the borrower performing certain expansion work as described in the mortgage loan documents or in connection with a sale of the mortgaged property.

The specific rights of the related mezzanine lender with respect to any future mezzanine loan will be specified in the related intercreditor agreement and may include rights substantially similar to the cure and repurchase rights described above. Except as disclosed under this “—Other Financing” subsection, we are not aware of any other mezzanine debt affecting borrowers under the mortgage loans that we intend to include in the Trust Fund.

Certain risks relating to additional debt are described in “Risk Factors—Risks Related to the Mortgage Loans—Risks Related to Additional Debt” in this prospectus supplement.

Performance Escrows and Letters of Credit. In connection with the origination of certain mortgage loans, the related borrower was required to escrow funds or post a letter of credit related to obtaining certain performance objectives, including reaching targeted debt service coverage or occupancy-related levels. The related loan documents generally provide that such funds will be released to the related borrower upon the satisfaction of certain conditions and the Special Servicer will in some cases be entitled to review the determination by the applicable Master Servicer that such conditions have or have not been satisfied. Additionally, such Mortgage Loans may permit that such funds be applied to reduce the principal balance of the related Mortgage Loan if such conditions are not met. This will have the same effect on the Certificates as a partial prepayment of such Mortgage Loan. For additional information, see Annex A-1 to this prospectus supplement. See also “Risk Factors—Risks Related to the Offered Certificates—Risks Related to Prepayments and Repurchases” in this prospectus supplement. If such conditions are not satisfied and the mortgagee has the discretion to retain the cash or letter of credit as additional collateral, generally, the applicable Master Servicer will be directed in the Pooling and Servicing Agreement to hold the escrows, letters of credit or proceeds of such letters of credit as additional collateral and not use such funds to reduce the principal balance of the related mortgage loan, unless holding such funds would otherwise be inconsistent with the applicable Servicing Standard. If such funds are applied to reduce the principal balance of the Mortgage Loan, the Trust would experience an early prepayment that may adversely affect the yield to maturity on your Certificates. In some cases, the related loan documents do not require payment of a yield maintenance charge or prepayment premium in connection with such prepayment. In addition, certain other Mortgage Loans have performance escrows or letters of credit, however, these Mortgage Loans do not contain conditions allowing the lender to use such funds to reduce the principal balance of the related Mortgage Loan unless there is an event of default.

“Due-on-Sale” and “Due-on-Encumbrance” Provisions. The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses that, in each case, generally permit the holder of the Mortgage Loan to accelerate the maturity of the Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property (other than as permitted in the Mortgage Loan Documents) without the consent of the lender. The Pooling and Servicing Agreement requires the applicable Master Servicer or the Special Servicer (except with respect to the Non-Serviced Mortgage Loan and subject to the rights of the Directing Holder), as applicable, to determine, in a manner consistent with the applicable Servicing Standard, whether to exercise any right the lender may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property. Certain of the Mortgage Loans provide that the lender may condition an assumption of the loan on the receipt of an assumption fee, which in some cases may be up to one percent (or larger) of the then unpaid principal balance of the applicable Note, in addition to the payment of all costs and expenses incurred in connection with such assumption. Certain of the Mortgage Loans permit either: (i) a transfer of the related Mortgaged Property if certain specified conditions are satisfied or if the transfer is to a borrower reasonably acceptable to the lender; or (ii) transfers to parties related to the borrower or other transfers permitted under the Mortgage Loan Documents. See “—Other Financing,” in this prospectus supplement and “Description of the Pooling Agreements—Due-on-Sale and Due-on-Encumbrance Provisions” and “Certain Legal Aspects of Mortgage Loans—Due-on-Sale and Due-on-Encumbrance Provisions” in the prospectus. The Depositor makes no representation as to the enforceability of any due-on-sale or due-on-encumbrance provision in any Mortgage Loan.

Loans Subject to Government Assistance. Certain of the Mortgage Loans may be secured now or in the future by Mortgaged Properties that are eligible for and have received low income housing tax credits pursuant to Section 42 of the Internal Revenue Code in respect of various units within the Mortgaged Property or have tenants that rely on rent subsidies under various government-funded programs, including the Section 8 Tenant-Based Assistance Rental Certificate Program of the United States Department of Housing and Urban Development. The Depositor gives no assurance that such programs will be continued in their present form or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related Mortgage Loan.

Delinquency. As of the Cut-off Date, none of the Mortgage Loans were 30 days or more delinquent, or had been 30 days or more delinquent during the 12 calendar months preceding the Cut-off Date.

Borrower Concentrations. Several groups of Mortgage Loans have related borrowers that are affiliated with one another through partial or complete direct or indirect common ownership, with the three largest of these groups representing 17.08%, 2.35%, and 2.11%, respectively, of the Initial Outstanding Pool Balance, and the three largest of the related loan groups representing approximately 18.89%, 2.59% and 2.34% of the Initial Loan Group 1 Balance, respectively. For example, the borrowers with respect to the Mortgage Loans identified as 60 Wall Street and Waterview on Annex A-1 to this prospectus supplement, representing in the aggregate 17.47% of the Initial Outstanding Pool Balance (and 18.89% of the Initial Loan Group 1 Balance), are under common ownership. See Annex A-1 for Mortgage Loans with related borrowers.

Single-Tenant Mortgage Loans. In the case of 106 Mortgaged Properties, representing 23.76% of the Initial Outstanding Pool Balance and 26.27% of the Initial Loan Group 1 Balance, one or more of the related Mortgaged Properties are 100% leased to a single tenant (each such Mortgage Loan, a “Single-Tenant Mortgage Loan”). The Mortgaged Property securing each Single-Tenant Mortgage Loan is generally subject to a single space lease, which in some cases has a primary lease term that expires on or after the scheduled maturity date of the related Mortgage Loan, but in other cases does not. See Annex A-1 for loan maturity dates and the lease expiration dates for the three largest tenants. In addition, certain of these leases may have termination options that are prior to the Mortgage Loan Maturity Date. The amount of the monthly rental payments payable by the tenant under the lease is equal to or greater than the scheduled payment of all principal, interest and other amounts (other than any Balloon Payment) due each month on the related Mortgage Loan.

Geographic Location. The Mortgaged Properties are located throughout 41 states, with the largest concentrations by Initial Outstanding Pool Balance located in New York. Florida and Virginia. See “Summary of the Prospectus Supplement —The Mortgage Pool—Characteristics of the Mortgage Pool—Property Locations” in this prospectus supplement for a table setting forth information about the jurisdictions with the greatest concentrations of Mortgaged Properties.

Cross-Collateralization and Cross-Default. One group of the Mortgage Loans, collectively representing approximately 2.35% of the Initial Outstanding Pool Balance, are cross-defaulted and cross-collateralized, although in each case, the borrowers are different entities. The following Mortgage Loans are cross-collateralized and cross-defaulted:

•	The Congressional Village Loan and the Jefferson at Congressional Loan, collectively representing 2.35% of the Initial Outstanding Pool Balance and 2.59% of the Initial Loan Group 1 Balance.

There can be no assurance that the cross-collateralization and cross-default provisions in the related Mortgage Loan Documents will be enforceable. In addition, under certain circumstances, including upon the assumption or defeasance of the cross-collateralized and cross-defaulted Mortgage Loan(s), the related loan documents permit the Mortgage Loans to be uncrossed. See “—Property Releases” above.

Loan Purpose. 26 of the Mortgage Loans, representing 41.49% of the Initial Outstanding Pool Balance, 43.29% of the Initial Loan Group 1 Balance and 24.53% of the Initial Loan Group 2 Balance, were originated in connection with the borrower’s acquisition of the related Mortgaged Property. 84 of the Mortgage Loans, representing 58.51% of the Initial Outstanding Pool Balance, 56.71% of the Initial Loan Group 1 Balance and 75.47% of the Initial Loan Group 2 Balance, were originated in connection with the borrower’s refinancing of a previous mortgage loan.

Changes in Mortgage Pool Characteristics

The description in this prospectus supplement, including Annex A-1, Annex A-2 and Annex A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Trust Fund if the Depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described herein.

A Current Report on Form 8-K (the “Form 8-K”) will be available to purchasers of the Offered Certificates and will be filed by the Depositor, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within 15 days (except as described below) after the initial issuance of the Offered Certificates. In the event Mortgage Loans are removed from the Trust Fund as set forth in the preceding paragraph, such removal will be noted in the Form 8-K, and, if such removal or any other event results in any material pool characteristic of the actual Mortgage Pool differing by 5.0% or more (other than by reason of the mortgage loans converting into cash in accordance with their terms) from the description of the Mortgage Pool in the final prospectus supplement filed with the Securities and Exchange Commission, such Form 8-K will be filed no later than four business days after the initial issuance of the Offered Certificates. Such Form 8-K will be available to purchasers and potential purchasers of the Offered Certificates.

DESCRIPTION OF THE OFFERED CERTIFICATES

General

The Certificates will be issued pursuant to the Pooling and Servicing Agreement and will consist of 32 classes (each, a “Class”) to be designated as the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-1A Certificates, Class X Certificates, Class AM-FX Certificates, Class AM-FL Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates, Class O Certificates, Class P Certificates, Class Q Certificates, Class S Certificates, the Class E57-1 Certificates, the Class E57-2 Certificates and the Class E57-3 Certificates (collectively, the “Regular Certificates”), the Class T Certificates and the Class R Certificates and Class LR Certificates (collectively, the “Residual Certificates” and, together with the Regular Certificates and the Class T Certificates, the “Certificates”). Only the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class AM-FX, Class A-J, Class B, Class C, Class D, Class E and Class F Certificates (the “Offered Certificates”) are offered hereby. The Class X, Class AM-FL, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class S, Class E57-1, Class E57-2, Class E57-3, Class T, Class R and Class LR Certificates (the “Private Certificates”) are not offered hereby.

The Certificates represent in the aggregate the entire beneficial ownership interest in a Trust consisting of, among other things: (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans due after the Cut-off Date; (ii) any Mortgaged Property (other than the Mortgaged Property securing the Non-Serviced Mortgage Loan) acquired on behalf of the Trust through foreclosure, deed in lieu of foreclosure or otherwise (upon acquisition, an “REO Property”); (iii) such funds or assets as from time to time are deposited in the Collection Account, the Distribution Account, the Excess Liquidation Proceeds Account, the Interest Reserve Account and any account established in connection with REO Properties (an “REO Account”); (iv) the rights of the lender under all insurance policies with respect to the Mortgage Loans and the Mortgaged Properties, to the extent of the Trust’s interests therein; (v) the Depositor’s rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Mortgage Loans; and (vi) all of the lender’s right, title and interest in the Reserve Accounts and Lock Box Accounts, in each case, to the extent of the Trust’s interests therein.

On the Closing Date, the “Class AM-FL Regular Interest” will also be issued by the Trust Fund as an uncertificated regular interest in one of the REMICs. The Depositor will transfer the Class AM-FL Regular Interest to the Trust Fund in exchange for the Class AM-FL Certificates. The Class AM-FL Certificates will represent all of the beneficial ownership interest in the portion of the Trust Fund that consists of the Class AM-FL Regular Interest, the Swap Agreement and the floating rate account to be established by the Certificate Administrator. Neither the Class AM-FL Certificates nor the Class AM-FL Regular Interest are offered by this Prospectus Supplement.

Upon initial issuance, the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class AM-FX, Class AM-FL, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates (collectively, the “Sequential Pay Certificates,” and each, a “Sequential Pay Certificate”) will have the following aggregate principal balances (each, a “Certificate Balance”), in each case, subject to a variance of plus or minus 5.0%:

Class(1)	Initial Aggregate Certificate Balance or Notional Balance		Approximate Percent of Credit Support
Offered Certificates
A-1	$26,500,000		30.000	%(2)
A-2	$172,300,000		30.000	%(2)
A-3	$55,700,000		30.000	%(2)
A-AB	$63,549,000		30.000	%(2)
A-4	$1,433,365,000		30.000	%(2)
A-1A	$277,153,000		30.000	%(2)
AM-FX	$189,796,000		20.000%
A-J	$195,613,000		13.250%
B	$32,602,000		12.125%
C	$28,980,000		11.125%
D	$32,602,000		10.000%
E	$25,357,000		9.125%
F	$21,735,000		8.375%

Private Certificates
X	$2,897,955,917		N/A
AM-FL	$100,000,000	(3)	20.000%
G	$25,357,000		7.500%
H	$36,224,000		6.250%
J	$36,225,000		5.000%
K	$32,602,000		3.875%
L	$21,734,000		3.125%
M	$14,490,000		2.625%
N	$10,867,000		2.250%
O	$7,245,000		2.000%
P	$10,868,000		1.625%
Q	$7,245,000		1.375%
S	$39,846,917		0.000%

(1)	This table does not include the Class E57 Certificates, which have an aggregate certificate balance of $15,500,000.
(2)	Represents the approximate credit support for the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates in the aggregate.
(3)	The Certificate Balance of the Class AM-FL Certificates will be equal to the Certificate Balance of the Class AM-FL Regular Interest.

The Class X Certificates will have a notional balance (the “Notional Balance“), which is used solely for the purpose of determining the amount of interest to be distributed on such Certificates and does not represent the right to receive any distributions of principal.

The Notional Balance of the Class X Certificates will equal the aggregate Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class AM-FX, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates and the Class AM-FL Regular Interest outstanding from time to time. The total initial notional balance of the Class X Certificates will be approximately $2,897,955,917, although it may be as much as 5.0% larger or smaller.

The Notional Balance of the Class X Certificates will not include the Certificate Balance of the Class E57 Certificates.

The Class T, Class R and Class LR Certificates will not have Certificate Balances or Notional Balances.

The Certificate Balance of any Sequential Pay Certificates (other than the Class AM-FL Certificates) and the Class AM-FL Regular Interest outstanding at any time represents the maximum amount which the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans (other than the 135 East 57th Street Non-Pooled Trust Component) and the other assets in the Trust (other than the 135 East 57th Street Non-Pooled Trust Component); provided, however, that in the event that Realized Losses previously allocated to a Class of Sequential Pay Certificates (other than the Class AM-FL Certificates) and the Class AM-FL Regular Interest in reduction of the Certificate Balance thereof are recovered subsequent to the reduction of the Certificate Balance of such Class to zero, such Class may receive distributions in respect of such recoveries in accordance with the priorities set forth under “—Distributions—Payment Priorities” in this prospectus supplement.

The respective Certificate Balance of each Class of Sequential Pay Certificates (other than the Class AM-FL Certificates) and the Class AM-FL Regular Interest will in each case be reduced by amounts actually distributed thereon that are allocable to principal and by any Realized Losses allocated to such Class of Certificates. The Class X Certificates represent a right to receive interest accrued as described below on a Notional Balance. The Notional Balance of the Class X Certificates will be reduced to the extent of all reductions in the aggregate Certificate Balance of the Sequential Pay Certificates (other than the Class AM-FL Certificates) and the Class AM-FL Regular Interest.

Distributions

Method, Timing and Amount. Distributions on the Certificates will be made on the 10th day of each month or, if such 10th day is not a business day, the business day immediately following the 10th day, commencing in September 2007 (each, a “Distribution Date”). All distributions (other than the final distribution on any Certificate) will be made by the Certificate Administrator to the persons in whose names the Certificates are registered at the close of business on the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs or, if such day is not a business day, the preceding business day (the “Record Date”). Such distributions will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder provides the Certificate Administrator with wiring instructions no less than five business days prior to the related Record Date, or otherwise by check mailed to such Certificateholder. The final distribution on any Offered Certificates will be made in like manner, but only upon presentment or surrender (for notation that the Certificate Balance has been reduced to zero) of such Certificate at the location specified in the notice to the holder of that Certificate of such final distribution. All distributions made with respect to a Class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates of that Class based on their respective Percentage Interests. The “Percentage Interest” evidenced by any Offered Certificate is equal to the initial principal balance thereof as of the Closing Date divided by the initial Certificate Balance of the related Class.

The aggregate distribution to be made with respect to the Certificates (other than the Class AM-FL Certificates and the Class E57 Certificates) and the Class AM-FL Regular Interest on any Distribution Date will equal the Available Funds. The “Available Funds” for any Distribution Date will be the sum of the following amounts (not including any amount allocable to the 135 East 57th Street Non-Pooled Trust Component) (i) all previously undistributed Monthly Payments or other receipts on account of principal and interest on or in respect of the Mortgage Loans (including Unscheduled Payments and Net REO Proceeds, if any, but excluding Excess Liquidation Proceeds) received by or on behalf of the Master Servicers in the Collection Period relating to such Distribution Date, (ii) all P&I Advances made by the Master Servicers or the Trustee, as applicable, in respect of such Distribution Date, (iii) all other amounts received by the Master Servicers in such Collection Period and required to be deposited in the appropriate Collection Account by the Master Servicers pursuant to the Pooling and Servicing Agreement allocable to the Mortgage Loans for the applicable Collection Period, (iv) without duplication, any late Monthly Payments on or in respect of the Mortgage Loans received after the end of the Collection Period relating to such Distribution Date but prior to the close of business on the business day prior to the Master Servicer Remittance Date, (v) any amounts representing Prepayment Interest Shortfalls remitted by the Master Servicers to the appropriate Collection Account (as described under “—Prepayment Interest

Shortfalls” below) and (vi) for the Distribution Date occurring in each March of each calendar year, the Withheld Amounts then on deposit in the Interest Reserve Account as described under “The Pooling and Servicing Agreement—Accounts—Interest Reserve Account” below, but excluding the following:

(a) all amounts permitted to be used to reimburse the Master Servicers, the Special Servicer or the Trustee, as applicable, for previously unreimbursed Advances and Workout-Delayed Reimbursement Amounts with interest thereon as described in this prospectus supplement under “The Pooling and Servicing Agreement—Advances”;

(b) the aggregate amount of the Servicing Fee (which includes the fees for the Master Servicers, the Certificate Administrator, the Trustee and fees for primary servicing functions), and the other Servicing Compensation (e.g., Net Prepayment Interest Excess, Net Default Interest, late payment fees (to the extent not applied to the reimbursement of interest on Advances and certain expenses, as provided in the Pooling and Servicing Agreement), assumption fees, loan modification fees, extension fees, loan service transaction fees, demand fees, beneficiary statement charges and similar fees payable to the Master Servicers, the Certificate Administrator and the Trustee, and the Special Servicing Fee (and other amounts payable to the Special Servicer described in this prospectus supplement under “The Pooling and Servicing Agreement— Special Servicing—Special Servicing Compensation”), together with interest on Advances to the extent provided in the Pooling and Servicing Agreement, and reinvestment earnings on payments received with respect to the Mortgage Loans that the Master Servicers or the Special Servicer are entitled to receive as additional servicing compensation, in each case in respect of such Distribution Date;

(c) all amounts representing scheduled Monthly Payments due after the related Due Date;

(d) to the extent permitted by the Pooling and Servicing Agreement, that portion of net liquidation proceeds, net insurance proceeds and net condemnation proceeds with respect to a Mortgage Loan which represents any unpaid Servicing Fee and special servicing compensation as described in this prospectus supplement, to which the Master Servicers, the Special Servicer, any subservicer, the Certificate Administrator and the Trustee are entitled;

(e) all amounts representing certain fees and expenses, including indemnity amounts, reimbursable or payable to the Master Servicers, the Special Servicer, the Certificate Administrator or the Trustee and other amounts permitted to be retained by the Master Servicers or withdrawn pursuant to the Pooling and Servicing Agreement in respect of various items, including interest on Advances as provided in the Pooling and Servicing Agreement;

(f) Prepayment Premiums and Yield Maintenance Charges;

(g) any interest or investment income on funds on deposit in the Collection Account or any interest on Permitted Investments in which such funds may be invested;

(h) all amounts received with respect to each Mortgage Loan previously replaced, purchased or repurchased from the Trust Fund pursuant to the Pooling and Servicing Agreement or a Mortgage Loan Purchase Agreement during the related Collection Period and subsequent to the date as of which such Mortgage Loan was replaced, purchased or repurchased;

(i) the amount reasonably determined by the Certificate Administrator to be necessary to pay any applicable federal, state or local taxes imposed on the Upper-Tier REMIC, the Lower-Tier REMIC or the 135 East 57th Street Loan REMIC under the circumstances and to the extent described in the Pooling and Servicing Agreement; and

(j) with respect to any Distribution Date occurring in each February, and in any January occurring in a year that is not a leap year, in either case, unless such Distribution Date is the final Distribution Date, the Withheld Amounts to be deposited in the Interest Reserve Account in accordance with the Pooling and Servicing Agreement.

The “Monthly Payment” with respect to any Mortgage Loan (other than any REO Loan) and any Due Date, is the scheduled monthly payment of principal, if any, and interest at the Mortgage Rate, excluding any Balloon Payment (but not excluding any constant Monthly Payment due on a Balloon Loan), which is payable by the related borrower on such Due Date under the related Note. The Monthly Payment with respect to an REO Loan for any Distribution Date is the monthly payment that would otherwise have been payable on the related Due Date had the related Note not been discharged, determined as set forth in the Pooling and Servicing Agreement and on the assumption that all other amounts, if any, due thereunder are paid when due.

“Unscheduled Payments” are all net liquidation proceeds, net insurance proceeds and net condemnation proceeds payable under the Mortgage Loans, the repurchase price of any Mortgage Loan repurchased by a Mortgage Loan Seller due to a breach of a representation or warranty made by it or as a result of a document defect in the mortgage file or the purchase price paid by the parties described in this prospectus supplement under “The Pooling and Servicing Agreement—Optional Termination” and “—Realization Upon Defaulted Mortgage Loans,” and any other payments under or with respect to the Mortgage Loans not scheduled to be made, including Principal Prepayments received by the Master Servicers (but excluding Prepayment Premiums and Yield Maintenance Charges, if any) during such Collection Period. See “Yield and Maturity Considerations—Yield Considerations—Certain Relevant Factors” in this prospectus supplement.

“Net REO Proceeds” with respect to any REO Property and any related REO Loan are all revenues received by the Special Servicer with respect to such REO Property or REO Loan, net of any insurance premiums, taxes, assessments and other costs and expenses permitted to be paid therefrom pursuant to the Pooling and Servicing Agreement.

“Principal Prepayments” are payments of principal made by a borrower on a Mortgage Loan that are received in advance of the scheduled Due Date for such payments and that are not accompanied by an amount of interest representing the full amount of scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

The “Collection Period” with respect to any Distribution Date and each Mortgage Loan, is the period that begins immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, immediately following the Cut-off Date) and ends on the Determination Date in the calendar month in which such Distribution Date occurs.

If, in connection with any Distribution Date, the Certificate Administrator has reported the amount of an anticipated distribution to DTC based on the expected receipt of any monthly payment based on information set forth in a report of the Master Servicers or the Special Servicer, or any other monthly payment, Balloon Payment or prepayment expected to be or which is paid on the last two business days preceding such Distribution Date, and the related borrower fails to make such payments at such time or the applicable Master Servicer revises its final report and as a result the Certificate Administrator revises its report to DTC after the DTC deadline, the Certificate Administrator will use commercially reasonable efforts to cause DTC to make the revised distribution on a timely basis on such Distribution Date, but there can be no assurance that DTC can do so. The Trustee, the Certificate Administrator, the Master Servicers and the Special Servicer will not be liable or held responsible for any resulting delay (or claims by DTC resulting therefrom) in the making of such distribution to Certificateholders. In addition, if the Certificate Administrator incurs out-of-pocket expenses, despite reasonable efforts to avoid/mitigate such expenses, as a consequence of a borrower failing to make such payments, the Certificate Administrator will be entitled to reimbursement from the Trust Fund. Any such reimbursement will constitute an expense of the Trust Fund.

The “Determination Date” is the earlier of (i) the sixth day of the month in which the related distribution date occurs, or if the sixth day is not a business day, then the immediately preceding business day, and (ii) the fourth business day prior to the related distribution date, commencing in September 2007.

“Net Default Interest” with respect to any Mortgage Loan is any Default Interest accrued on such Mortgage Loan less amounts required to pay the applicable Master Servicer, the Special Servicer or the Trustee, as applicable, interest on the related Advances at the Advance Rate and to reimburse the Trust for certain additional trust fund expenses (including Special Servicing Fees, Workout Fees and Liquidation Fees).

“Default Interest” with respect to any Mortgage Loan is interest accrued on such Mortgage Loan at the excess of (i) the related Default Rate over (ii) the related Mortgage Rate.

The “Default Rate” with respect to any Mortgage Loan is the per annum rate at which interest accrues on such Mortgage Loan following any event of default on such Mortgage Loan, including a default in the payment of a Monthly Payment or a Balloon Payment.

Payment Priorities. As used below in describing the priorities of distribution of Available Funds for each Distribution Date, the terms set forth below will have the following meanings:

The “Interest Accrual Amount” with respect to any Distribution Date and any Class of Certificates (other than the Class AM-FL, Class E57, Class T, Class R and Class LR Certificates) and the Class AM-FL Regular Interest is an amount equal to interest for the related Interest Accrual Period at the Pass-Through Rate for such Class on the related Certificate Balance or Notional Balance, as applicable, outstanding immediately prior to such Distribution Date minus the amount of any Net Prepayment Interest Shortfall allocated to such Class with respect to such Distribution Date. Calculations of interest due in respect of the Offered Certificates will be made on the basis of a 360-day year consisting of twelve 30-day months.

“Appraisal Reduction Amount” is the amount described under “—Appraisal Reductions” below.

The “Interest Accrual Period” with respect to any Distribution Date is the calendar month immediately preceding the month in which such Distribution Date occurs.

An “Interest Shortfall” with respect to any Distribution Date for any Class of Offered Certificates is any shortfall in the amount of interest required to be distributed on such Class on such Distribution Date. No interest accrues on Interest Shortfalls.

The “Pass-Through Rate” for any Class of Certificates and the Class AM-FL Regular Interest is the per annum rate at which interest accrues on such Class during any Interest Accrual Period. The pass-through rates applicable to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class AM-FX, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates and the Class AM-FL Regular Interest will equal one of the following rates: (i) a fixed rate, (ii) a rate equal to the lesser of the initial pass-through rate for that Class (as described in “Executive Summary—The Certificates”) and the Weighted Average Net Mortgage Pass-Through Rate, (iii) a rate equal to the Weighted Average Net Mortgage Pass-Through Rate less a specified percentage or (iv) a rate equal to the Weighted Average Net Mortgage Pass-Through Rate.

The Pass-Through Rate applicable to the Class AM-FL Certificates will be equal to a LIBOR-based floating rate. If there is a continuing payment default on the part of the Swap Counterparty under the Swap Agreement, or if the Swap Agreement is terminated and not replaced, then the Pass-Through Rate applicable to the Class AM-FL Certificates will convert to the Pass-Through Rate of Class AM-FL Regular Interest.

The Pass-Through Rate applicable to the Class X Certificates for the initial Distribution Date is equal to approximately         % per annum. The Pass-Through Rate applicable to the Class X Certificates for each Distribution Date subsequent to the initial Distribution Date generally is equal in the aggregate to the difference between the Weighted Average Net Mortgage Pass-Through Rate and the Weighted Average Pass-Through Rate of the Sequential Pay Certificates (other than the Class AM-FL Certificates) and the Class AM-FL Regular Interest (based on their Certificate Balances).

Each of the Class T, Class R and Class LR Certificates will not have a Pass-Through Rate. The Class T Certificates will not be entitled to distributions in respect of interest other than Excess Interest.

The “Weighted Average Net Mortgage Pass-Through Rate” for any Distribution Date is a per annum rate equal to a fraction (expressed as a percentage) the numerator of which is the sum for all Mortgage Loans (other than the 135 East 57th Street Non-Pooled Trust Component) of the product of (i) the Net Mortgage Pass-Through Rate of each such Mortgage Loan as of the immediately preceding Distribution Date and (ii) the Stated Principal Balance of each such Mortgage Loan as of the immediately preceding Distribution Date, and the denominator of which is the sum of the Stated Principal Balances of all Mortgage Loans (other than the 135 East 57th Street Non-Pooled Trust Component) as of the immediately preceding Distribution Date.

The “Due Date” with respect to any Mortgage Loan and any month, is the first day of such month in the related collection period as specified in the related Note for that Mortgage Loan.

The “Net Mortgage Pass-Through Rate” with respect to any Mortgage Loan and any Distribution Date is the Mortgage Rate for such Mortgage Loan (in the case of the 135 East 57th Street Loan, the 135 East 57th Street Pooled Trust Component only) for the related Interest Accrual Period minus the Servicing Fee Rate and the Trustee/Certificate Administrator Fee Rate. For purposes of calculating the Pass-Through Rates on the Certificates (other than the Class E57, Class T, Class R and Class LR Certificates), the Net Mortgage Pass-Through Rate of each Mortgage Loan that accrues interest on an actual/360 basis for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month period at the related Net Mortgage Pass-Through Rate; provided, however, that with respect to such Mortgage Loans, the Net Mortgage Pass-Through Rate for the one month period (1) prior to the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (unless the related Distribution Date is the final Distribution Date) will be determined exclusive of the amounts withheld from that month, and (2) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of the amounts withheld from the immediately preceding February, and, if applicable, January.

The “Mortgage Rate” with respect to each Mortgage Loan (in the case of the 135 East 57th Street Loan, the 135 East 57th Street Pooled Trust Component only), Serviced Companion Loan and any Interest Accrual Period is the annual rate at which interest accrues on such Mortgage Loan or Serviced Companion Loan during such period (in the absence of a default and excluding any Excess Interest), as set forth in the related Note from time to time (the initial rate is set forth on Annex A-1 to this prospectus supplement); provided, however, that for purposes of calculating Pass-Through Rates, the Mortgage Rate for any Mortgage Loan or Serviced Companion Loan will be determined without regard to any modification, waiver or amendment of the terms of that Mortgage Loan or Serviced Companion Loan, whether agreed to by the applicable Master Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower and without regard to any excess interest.

The “Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following items without duplication (but excluding any amounts received or advanced with respect to the 135 East 57th Street Non-Pooled Trust Component):

(i) the principal component of all scheduled Monthly Payments (other than Balloon Payments) due on the Mortgage Loans on the related Due Date (if received during the related Collection Period or advanced);

(ii) the principal component of all Assumed Scheduled Payments due on the related Due Date (if received during the related Collection Period or advanced) with respect to any Mortgage Loan that is delinquent in respect of its Balloon Payment;

(iii) the Stated Principal Balance of each Mortgage Loan that was, during the related Collection Period, repurchased from the Trust Fund in connection with the breach of a representation or warranty or a document defect in the related mortgage file or purchased from the Trust as described in this prospectus supplement under “The Pooling and Servicing Agreement—Sale of Defaulted Mortgage Loans” and “—Optional Termination”;

(iv) the portion of Unscheduled Payments allocable to principal of any Mortgage Loan that was liquidated during the related Collection Period;

(v) the principal component of all Balloon Payments and any other principal payment on any Mortgage Loan received on or after the maturity date thereof, to the extent received during the related Collection Period;

(vi) all other Principal Prepayments received in the related Collection Period; and

(vii) any other full or partial recoveries in respect of principal of the Mortgage Loans, including net insurance proceeds, net liquidation proceeds and Net REO Proceeds received in the related Collection Period, net of any related outstanding P&I Advances allocable to principal;

as reduced by any (1) Nonrecoverable Advances plus interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the Mortgage Loans, in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date and (2) Workout-Delayed Reimbursement Amounts that were paid or reimbursed from principal collections on the Mortgage Loans, in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date (provided that, in the case of clauses (1) and (2) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans are subsequently recovered on the related Mortgage Loan or, with respect to Property Advances, the related Serviced Loan Combination, such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs).

The “Group 1 Principal Distribution Amount” is the sum of clauses (i) through (vii) above allocable to Mortgage Loans in Loan Group 1.

The “Group 2 Principal Distribution Amount” is the sum of clauses (i) through (vii) above allocable to Mortgage Loans in Loan Group 2.

The “Assumed Scheduled Payment” with respect to any Mortgage Loan that is delinquent in respect of its Balloon Payment (including any REO Loan as to which the Balloon Payment would have been past due) will be an amount equal to the sum of (a) the principal portion of the Monthly Payment that would have been due on such Mortgage Loan (including, in the case of the 135 East 57th Street Loan, the 135 East 57th Street Non-Pooled Trust Component) on the related Due Date (or the portion thereof not received) based on the constant Monthly Payment that would have been due on such Mortgage Loan on the related Due Date based on the constant payment required by the related Note and the amortization or payment schedule thereof (as calculated with interest at the related Mortgage Rate), if any, assuming such Balloon Payment has not become due after giving effect to any prior modification, and (b) interest at the applicable Net Mortgage Pass-Through Rate.

An “REO Loan” is any Mortgage Loan (other than the Non-Serviced Mortgage Loan) as to which the related Mortgaged Property has become an REO Property.

Fees and Expenses

The amounts available for distribution on the Certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient	Amount	Frequency	Source of Payment
Fees

Master Servicing Fee/ Master Servicers	The Stated Principal Balance of each Mortgage Loan multiplied by the Master Servicing Fee Rate calculated on the same basis as interest accrues on the mortgage loan.	monthly	Interest payment on the related mortgage loan.

Additional Master Servicing Compensation/Master Servicers	Prepayment interest excess (to the extent any excess exceeds the amount of any Prepayment Interest Shortfalls).	from time to time	Any actual prepayment interest excess.

Additional Master Servicing Compensation/Master Servicers

All late payment fees and Net Default Interest (other than that accrued on Specially Serviced Mortgage Loans) to the extent collected by the Trust and not used to pay interest on Advances and certain additional trust fund expenses.

100% of any loan modification and extension fees on non-Specially Serviced Mortgage Loans and Serviced Companion Loans (but only 50% of such fees where the approval of the Special Servicer is required). 100% of defeasance fees on non-Specially Serviced Mortgage Loans and Serviced Companion Loans. With respect to the KRECM Master Servicer, 100% of assumption application fees on non-Specially Serviced Mortgage Loans and Serviced Companion Loans that are master serviced by it. With respect to the Capmark Master Servicer, 50% of assumption application fees on non-Specially Serviced Mortgage Loans that are master serviced by it. 50% of any assumption fees on all non-Specially Serviced Mortgage Loans.

100% of loan service transaction fees, beneficiary statement charges and/or similar items (but excluding prepayment premiums and yield maintenance charges).

		from time to time	The related fees.

Additional Master Servicing Compensation/Master Servicers	All investment income earned on amounts on deposit in the Collection Account and certain Reserve Accounts.	monthly	The investment income.

Special Servicing Fee/Special Servicer	The Stated Principal Balance of each Specially Serviced Mortgage Loan and REO Loan multiplied by the Special Servicing Fee Rate calculated on the same basis as interest accrues on the mortgage loan, and will be payable monthly.	monthly	First out of collections on the related Mortgage Loan and then from general collections in the collection account.

Type/Recipient	Amount	Frequency	Source of Payment
Workout Fee/Special Servicer	1.00% of each collection of principal and interest on each Corrected Mortgage Loan.	monthly	The related collection of principal or interest.

Liquidation Fee/Special Servicer	1.00% of each recovery of Liquidation Proceeds, except as specified under “The Pooling and Servicing Agreement— Special Servicing—Special Servicing Compensation.”	upon receipt of Liquidation Proceeds	The related Liquidation Proceeds.

Additional Special Servicing Compensation/Special Servicer	All late payment fees and Net Default Interest (accrued on Specially Serviced Mortgage Loans) to the extent collected by the Trust and not used to pay interest on Advances and certain Trust expenses. 100% of any loan modification, extension, defeasance, assumption and assumption application fees on Specially Serviced Mortgage Loans. 50% of any loan modification and extension fees on non-Specially Serviced Mortgage Loans and Serviced Companion Loans when the consent of the Special Servicer is required. 50% of any assumption application fees on non-Specially Serviced Mortgage Loans that are master serviced by Capmark. 50% of assumption fees on non-Specially Serviced Mortgage Loans and 100% of such fees on Specially Serviced Mortgage Loans and serviced REO Loans.	from time to time	The related fees.

	All investment income received on funds in any REO Account.	monthly	The investment income.

Trustee/Certificate Administrator Fee/Trustee and Certificate Administrator	The Trustee/Certificate Administrator Fee Rate multiplied by the Stated Principal Balance of the Mortgage Loans calculated on the same basis as interest accrues on the mortgage loan.	monthly	Payment of interest on the related Mortgage Loan.

Expenses

Reimbursement of Property Advances/Master Servicers and Special Servicer/Trustee	To the extent of funds available, the amount of any Property Advances.	time to time	Recoveries on the related Mortgage Loan, or to the extent that the party making the advance determines it is nonrecoverable, from general collections in the Collection Account.

Interest on Property Advances/Master Servicers and Special Servicer/Trustee	At Prime Rate.	when Advance is reimbursed	First from late payment charges and default interest on the related Mortgage Loan in excess of the regular interest rate, and then from general collections in the Collection Account.

Type/Recipient	Amount	Frequency	Source of Payment
Reimbursement of P&I Advances/Master Servicers/Trustee	To the extent of funds available, the amount of any P&I Advances.	time to time	Recoveries on the related Mortgage Loan, or to the extent that the party making the advance determines it is nonrecoverable, from general collections in the Collection Account.

Interest on P&I Advances/Master Servicers/Trustee	At Prime Rate.	when Advance is reimbursed	First from late payment charges and default interest on the related Mortgage Loan in excess of the regular interest rate, and then from general collections in the Collection Account.

Indemnification Expenses/Trustee, Certificate Administrator, Master Servicers and Special Servicer	Amounts for which the Trustee, the Certificate Administrator, the Master Servicers and the Special Servicer are entitled to indemnification or reimbursement.	per occurrence or time of claim	General collections in the Collection Account.

Trust Fund Expenses not Advanced (may include environmental remediation, appraisals, expenses of operating REO Property and any independent contractor hired to operate REO Property)	Based on third party charges.	from time to time	First from income on the related REO Property, if applicable, and then from general collections in the Collection Account.

Pursuant to the Pooling and Servicing Agreement, any successor Master Servicer or Special Servicer assuming the obligations of either Master Servicer or the Special Servicer under the Pooling and Servicing Agreement generally will be entitled to the compensation to which the applicable Master Servicer or the Special Servicer would have been entitled. If no successor Master Servicer or Special Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer or Special Servicer will be treated as Realized Losses. The Pooling and Servicing Agreement does not provide for any successor Trustee to receive compensation in excess of that paid to its predecessor Trustee.

Distribution of Available Funds. On each Distribution Date, prior to the Crossover Date, the Available Funds for such Distribution Date will be distributed in the following amounts and order of priority:

First, to pay interest, pro rata,

•

on the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates from the Available Funds for such Distribution Date attributable to Mortgage Loans in Loan Group 1 up to an amount equal to the aggregate Interest Accrual Amount for those Classes, in each case in accordance with their respective interest entitlements,

•

on the Class A-1A Certificates from the portion of the Available Funds for such Distribution Date attributable to Mortgage Loans in Loan Group 2 up to an amount equal to the Interest Accrual Amount for such Class, and

•	on the Class X Certificates from the Available Funds for such Distribution Date up to an amount equal to the Interest Accrual Amount for each such Class;

provided, however, if on any Distribution Date, the Available Funds (or applicable portion thereof) are insufficient to pay in full the total amount of interest to be paid to any of the Classes described in this clause First, the Available Funds for such Distribution Date will be allocated among all those Classes pro rata, in accordance with their respective interest entitlements;

Second, pro rata, to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A and Class X Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Classes;

Third, in reduction of the Certificate Balances thereof concurrently,

(A) to the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates.

(i) first, to the Class A-AB Certificates, in an amount up to the Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, until the Certificate Balance of the Class A-AB Certificates has been reduced to the Planned Principal Balance as set forth on Annex A-4 for such Distribution Date,

(ii) then, to the Class A-1 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion thereof remaining after distributions on the Class A-AB Certificates pursuant to clause (i) above) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates, and payments to the Class A-AB Certificates pursuant to clause (i) above have been made on such Distribution Date, until the Class A-1 Certificates have been reduced to zero,

(iii) then, to the Class A-2 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion thereof remaining after distributions on the Class A-1 Certificates and distributions on the Class A-AB Certificates pursuant to clauses (i) and (ii) above) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A and Class A-1 Certificates and payments to the Class A-AB Certificates pursuant to clauses (i) and (ii) above have been made on such Distribution Date, until the Class A-2 Certificates have been reduced to zero,

(iv) then, to the Class A-3 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1 and Class A-2 Certificates and distributions on the Class A-AB Certificates pursuant to clauses (i), (ii) and (iii) above) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A, Class A-1 and Class A-2 Certificates and payments to the Class A-AB Certificates pursuant to clauses (i), (ii) and (iii) above have been made on such Distribution Date, until the Class A-3 Certificates have been reduced to zero,

(v) then, to the Class A-AB Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2 and Class A-3 Certificates and distributions on the Class A-AB Certificates pursuant to clauses (i), (ii), (iii) and (iv) above) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A, Class A-1, Class A-2 and Class A-3 Certificates and payments to the Class A-AB Certificates pursuant to clauses (i), (ii), (iii) and (iv) above have been made on such Distribution Date, until the Class A-AB Certificates have been reduced to zero,

(vi) then, to the Class A-4 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2,

Class A-3 and Class A-AB Certificates pursuant to clauses (i), (ii), (iii), (iv) and (v) above) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A, Class A-1, Class A-2, Class A-3 and Class A-AB Certificates pursuant to clauses (i), (ii), (iii), (iv) and (v) above have been made on such Distribution Date, until the Class A-4 Certificates have been reduced to zero,

(B) to the Class A-1A Certificates, in an amount equal to the Group 2 Principal Distribution Amount for such Distribution Date; and after the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates have been reduced to zero, the Group 1 Principal Distribution Amount remaining after payments to the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates have been made on such Distribution Date, until the Class A-1A Certificates have been reduced to zero;

Fourth, to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates, pro rata, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Fifth, to the Class AM-FX Certificates and the Class AM-FL Regular Interest, pro rata, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Sixth, to the Class AM-FX Certificates and the Class AM-FL Regular Interest, pro rata, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Seventh, to the Class AM-FX Certificates and the Class AM-FL Regular Interest, pro rata, in reduction of the Certificate Balances thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balances of such Classes are reduced to zero;

Eighth, to the Class AM-FX Certificates and the Class AM-FL Regular Interest, pro rata, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Ninth, to the Class A-J Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Tenth, to the Class A-J Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Eleventh, to the Class A-J Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Twelfth, to the Class A-J Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Thirteenth, to the Class B Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Fourteenth, to the Class B Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Fifteenth, to the Class B Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Sixteenth, to the Class B Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Seventeenth, to the Class C Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Eighteenth, to the Class C Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Nineteenth, to the Class C Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Twentieth, to the Class C Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Twenty-first, to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Twenty-second, to the Class D Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Twenty-third, to the Class D Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Twenty-fourth, to the Class D Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Twenty-fifth, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Twenty-sixth, to the Class E Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Twenty-seventh, to the Class E Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Twenty-eighth, to the Class E Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Twenty-ninth, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Thirtieth, to the Class F Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Thirty-first, to the Class F Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Thirty-second, to the Class F Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Thirty-third, to the Class G Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Thirty-fourth, to the Class G Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Thirty-fifth, to the Class G Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Thirty-sixth, to the Class G Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Thirty-seventh, to the Class H Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Thirty-eighth, to the Class H Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Thirty-ninth, to the Class H Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Fortieth, to the Class H Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Forty-first, to the Class J Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Forty-second, to the Class J Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Forty-third, to the Class J Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Forty-fourth, to the Class J Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Forty-fifth, to the Class K Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Forty-sixth, to the Class K Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Forty-seventh, to the Class K Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Forty-eighth, to the Class K Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Forty-ninth, to the Class L Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Fiftieth, to the Class L Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Fifty-first, to the Class L Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Fifty-second, to the Class L Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Fifty-third, to the Class M Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Fifty-fourth, to the Class M Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Fifty-fifth, to the Class M Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Fifty-sixth, to the Class M Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Fifty-seventh, to the Class N Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Fifty-eighth, to the Class N Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Fifty-ninth, to the Class N Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses until the Certificate Balance of such Class is reduced to zero;

Sixtieth, to the Class N Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Sixty-first, to the Class O Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Sixty-second, to the Class O Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Sixty-third, to the Class O Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Sixty-fourth, to the Class O Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Sixty-fifth, to the Class P Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Sixty-sixth, to the Class P Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Sixty-seventh, to the Class P Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses until the Certificate Balance of such Class is reduced to zero;

Sixty-eighth, to the Class P Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Sixty-ninth, to the Class Q Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Seventieth, to the Class Q Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Seventy-first, to the Class Q Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses until the Certificate Balance of such Class is reduced to zero;

Seventy-second, to the Class Q Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Seventy-third, to the Class S Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Seventy-fourth, to the Class S Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Seventy-fifth, to the Class S Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses until the Certificate Balance of such Class is reduced to zero;

Seventy-sixth, to the Class S Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class; and

Seventy-seventh, to the Class R and Class LR Certificates as specified in the Pooling and Servicing Agreement.

All references to “pro rata” in the preceding clauses unless otherwise specified mean pro rata based upon the amount distributable pursuant to such clause.

Notwithstanding the foregoing, on each Distribution Date occurring on or after the Crossover Date, the Principal Distribution Amount will be distributed to the Class A-1 and Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates, pro rata, based on their respective Certificate Balances, in reduction of their respective Certificate Balances, until the Certificate Balance of each such Class is reduced to zero. The “Crossover Date” is the Distribution Date on which the Certificate Balance of each Class of Sequential Pay Certificates, other than the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates, have been reduced to zero. The Class X Certificates will not be entitled to any distribution of principal.

All amounts distributable to the Class AM-FL Regular Interest will be deposited into an account (the “Floating Rate Account”) established and maintained by the Certificate Administrator for holding funds pending their distribution to the Class AM-FL Certificates or to the Swap Counterparty. The Class AM-FL Certificates will be entitled to distributions of principal, interest and other amounts from amounts on deposit in the Floating Rate Account received in respect of the Class AM-FL Regular Interest and from the Swap Counterparty, less amounts paid to the Swap Counterparty pursuant to the terms of the Swap Agreement.

Class A-AB Planned Principal Balance

On each Distribution Date, the Class A-AB Certificates have priority with respect to receiving distributions of principal to reduce the Class A-AB Certificate Balance to the Planned Principal Balance for such Distribution Date as described in “—Distributions—Distributions of Available Funds” above. The “Planned Principal Balance” for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex A-4 to the prospectus supplement. These balances were calculated using, among other things, the Modeling Assumptions. Based on the Modeling Assumptions, the Certificate Balance of the Class A-AB Certificates on each Distribution Date would be reduced to the balance indicated for the related Distribution Date on Annex A-4. We cannot assure you, however, that the Mortgage Loans will perform in conformity with the Modeling Assumptions or that the Certificate Balance of the Class A-AB Certificates on any Distribution Date will equal the balance that is specified for that Distribution Date on Annex A-4. In general, once the Certificate Balances of the Class A-1, Class A-2 and Class A-3 Certificates have been reduced to zero, any remaining portion on any Distribution Date of the Group 1 Principal Distribution Amount will be distributed to the Class A-AB Certificates until the Certificate Balance of the Class A-AB Certificates is reduced to zero.

The 135 East 57th Street Non-Pooled Trust Component will not be included in either Loan Group 1 or Loan Group 2.

Prepayment Premiums and Yield Maintenance Charges

On any Distribution Date, Prepayment Premiums and Yield Maintenance Charges collected in respect of Mortgage Loans included in Loan Group 1 during the related Collection Period will be required to be distributed by the Certificate Administrator to the holders of the Class A-1 through Class K Certificates (other than Class A-1A and Class AM-FL Certificates) and to the Floating Rate Account in respect of the Class AM-FL Regular Interest (for distribution to the Swap Counterparty) in the following manner: such holders will receive the product of (a) a fraction, not greater than one, the numerator of which is the amount of principal distributed to such Class on such Distribution Date and the denominator of which is the total amount of principal distributed to the holders of the Class A-1 through Class K Certificates (other than the Class A-1A and Class AM-FL Certificates) and the Class AM-FL Regular Interest, (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates and (c) Prepayment Premiums or the Yield Maintenance Charges, as applicable, collected on such principal prepayment during the related Collection Period.

Any Yield Maintenance Charges or Prepayment Premiums collected during the related Collection Period remaining after such distributions will be distributed to the holders of the Class X Certificates. No Yield Maintenance Charges or Prepayment Premiums in respect of the Mortgage Loans included in the Loan Group 1 will be distributed to holders of any other Class of Certificates.

On any Distribution Date, Prepayment Premiums and Yield Maintenance Charges collected in respect of Mortgage Loans included in Loan Group 2 during the related Collection Period will be required to be distributed by the Certificate Administrator to the holders of the Class A-1A Certificates in the following manner: the holders of the Class A-1A Certificates will receive the product of (a) a fraction, not greater than one, the numerator of which is the amount of principal distributed to such Class on such Distribution Date and the denominator of which is the total amount of principal distributed to the Class A-1A

Certificates on such Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates and (c) the Prepayment Premiums or Yield Maintenance Changes, as applicable, collected on such principal prepayment during the related Collection Period.

Any Yield Maintenance Charges or Prepayment Premiums collected during the related Collection Period remaining after such distributions will be distributed to the holders of the Class X Certificates. No Yield Maintenance Charges or Prepayment Premiums in respect of the Mortgage Loans included in Loan Group 2 will be distributed to holders of any other Class of Certificates.

The “Base Interest Fraction” for any principal prepayment on any Mortgage Loan and for any of the Class A-1 through Class K Certificates and the Class AM-FL Regular Interest, will be a fraction (not greater than one) (a) whose numerator is the greater of zero and the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates (or Class AM-FL Regular Interest) exceeds (ii) the yield rate (as provided by the applicable Master Servicer) used in calculating the Prepayment Premium or Yield Maintenance Charge, as applicable, with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which the (i) Mortgage Rate on such Mortgage Loan exceeds (ii) the yield rate (as provided by the applicable Master Servicer) used in calculating the Prepayment Premium or Yield Maintenance Charge, as applicable, with respect to such principal prepayment; provided, however, that if such yield rate is greater than or equal to the lesser of (x) the Mortgage Rate on such Mortgage Loan and (y) the Pass-Through Rate described in the clause (a)(i) above, then the Base Interest Fraction will be zero.

The yield rate with respect to any prepaid mortgage loan will be equal to the yield rate stated in the relevant loan documents, or if none is stated, will equal the yield, on the U.S. Treasury primary issue with a maturity date closest to the maturity date or anticipated repayment date, as applicable, for the prepaid mortgage loan. In the event that there are: (a) two or more U.S. Treasury issues with the same coupon, the issue with the lower yield will be selected and (b) two or more U.S. Treasury issues with maturity dates equally close to the maturity date for such prepaid mortgage loan, the issue with the earlier maturity date will be selected.

In the case of the Serviced Loan Combinations (other than with respect to the Mezz Cap Loan Combinations in this prospectus supplement), Prepayment Premiums or Yield Maintenance Charges actually collected in respect of such Loan Combination will be allocated ratably in proportion based on the amount prepaid to the Mortgage Loan and the related Companion Loans (and in the case of the 135 East 57th Street Loan, the 135 East 57th Street Non-Pooled Trust Component).

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any Class of Offered Certificates is the Distribution Date on which the aggregate Certificate Balance or Notional Balance, as the case may be, of that Class of Certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date will in each case be as follows:

Class Designation	Assumed Final Distribution Date
Class A-1	February 10, 2012
Class A-2	July 10, 2012
Class A-3	June 10, 2014
Class A-AB	January 10, 2017
Class A-4	July 10, 2017
Class A-1A	July 10, 2017
Class AM-FX	July 10, 2017
Class A-J	July 10, 2017
Class B	July 10, 2017
Class C	July 10, 2017
Class D	July 10, 2017
Class E	July 10, 2017
Class F	July 10, 2017

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of Balloon Payments and without regard to a reasonable liquidation time with respect to any Mortgage Loans that may become delinquent. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR and based on the Modeling Assumptions (as defined herein under “Yield and Maturity Considerations—Weighted Average Life”). Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed that scheduled rate by a substantial amount, the actual final Distribution Date for one or more Classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience. Finally, the Assumed Distribution Dates were calculated assuming that there would not be an early termination of the Trust Fund.

The “Rated Final Distribution Date” of the Offered Certificates will be December 10, 2049.

Realized Losses

The Certificate Balances of the Sequential Pay Certificates (other than the Class AM-FL Certificates) and the Class AM-FL Regular Interest will be reduced without distribution on any Distribution Date to the extent of any Realized Loss allocated to the applicable Class on such Distribution Date. As referred to herein, “Realized Loss” with respect to any Distribution Date means the amount, if any, by which the aggregate Certificate Balance of the Sequential Pay Certificates (other than the Class AM-FL Certificates) and the Class AM-FL Regular Interest after giving effect to distributions made on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans (other than the 135 East 57th Street Non-Pooled Trust Component) (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse each Servicer or the Trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) immediately following the Determination Date preceding such Distribution Date. Any such Realized Losses will be applied to the Classes of Sequential Pay Certificates (other than the Class AM-FL Certificates) and the Class AM-FL Regular Interest in the following order, until the Certificate Balance of each such Class is reduced to zero: first, to the Class S Certificates, second, to the Class Q Certificates, third, to the Class P Certificates, fourth, to the Class O Certificates, fifth, to the Class N Certificates, sixth, to the Class M Certificates, seventh, to the Class L Certificates, eighth, to the Class K Certificates, ninth, to the Class J Certificates, tenth, to the Class H Certificates, eleventh, to the Class G Certificates, twelfth, to the Class F Certificates, thirteenth, to the

Class E Certificates, fourteenth, to the Class D Certificates, fifteenth, to the Class C Certificates, sixteenth, to the Class B Certificates, seventeenth, to the Class A-J Certificates, eighteenth, pro rata, to the Class AM-FX Certificates and the Class AM-FL Regular Interest, and finally, pro rata, to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates, based on their respective Certificate Balances. Any amounts recovered in respect of any such amounts previously allocated as Realized Losses will be distributed to the Classes of Sequential Pay Certificates (other than the Class AM-FL Certificates) and the Class AM-FL Regular Interest in reverse order of allocation of such Realized Losses thereto. Shortfalls in Available Funds resulting from the following expenses will be allocated in the same manner as Realized Losses:

•	interest on Advances (to the extent not covered by Default Interest and late payment fees);

•	additional servicing compensation (including the special servicing fee);

•	extraordinary expenses of the Trust and other additional expenses of the Trust;

•	a reduction of the interest rate of a Mortgage Loan by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers; or

•	a reduction in interest rate or a forgiveness of principal of a Mortgage Loan as described under “The Pooling and Servicing Agreement—Modifications,” in this prospectus supplement or otherwise.

Losses with respect to the 135 East 57th Street Loan will first be allocated to the 135 East 57th Street Non-Pooled Trust Component, up to its Stated Principal Balance, and then to the 135 East 57th Street Pooled Trust Component.

Net Prepayment Interest Shortfalls, as described under “—Prepayment Interest Shortfalls” in this prospectus supplement, will be allocated to, and be deemed distributed to, each Class of Certificates (other than the Class E57, Class T, Class R and Class LR Certificates), pro rata, based upon amounts distributable in respect of interest to each such Class (without giving effect to any such allocation of Net Prepayment Interest Shortfall). The Notional Balance of the Class X Certificates will be reduced to reflect reductions in the Certificate Balances of the Classes of Sequential Pay Certificates (other than the Class AM-FL Certificates) and the Class AM-FL Regular Interest that are included in the calculation of such Notional Balance, as set forth above, as a result of write-offs in respect of final recovery determinations in respect of liquidation of defaulted Mortgage Loans.

The “Stated Principal Balance” of each Mortgage Loan will generally equal the Cut-off Date Balance thereof (or in the case of a Replacement Mortgage Loan, the outstanding principal balance as of the related date of substitution and after application of all scheduled payments of principal and interest due on or before the related Due Date in the month of substitution, whether or not received), reduced (to not less than zero) on each Distribution Date by (i) all payments or other collections (or P&I Advances in lieu thereof) of principal of such Mortgage Loan that have been distributed on the Certificates on such Distribution Date or applied to any other payments required under the Pooling and Servicing Agreement on or prior to such date of determination and (ii) any principal forgiven by the Special Servicer (or with respect to the Non-Serviced Mortgage Loan, by the applicable other special servicer) and other principal losses realized in respect of such Mortgage Loan during the related Collection Period (or with respect to the Non-Serviced Mortgage Loan, other principal losses realized in respect of the Non-Serviced Mortgage Loan during the related Collection Period as determined in accordance with the terms of the related other pooling and servicing agreement).

With respect to the Non-Serviced Mortgage Loan, any additional trust expenses under the pooling and servicing agreement governing the Non-Serviced Mortgage Loan that are similar to those expenses resulting in Realized Losses and that relate to the Non-Serviced Mortgage Loan are to be paid out of collections on, and other proceeds of, the Non-Serviced Mortgage Loan and the related Companion Loans, thereby potentially resulting in a loss to the Trust.

Prepayment Interest Shortfalls

For any Distribution Date, a “Prepayment Interest Shortfall” will arise with respect to any Mortgage Loan if (i) a borrower makes a full Principal Prepayment or a Balloon Payment during the related Collection Period or (ii) a prepayment due to receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds, as applicable, and the date such payment was made or amounts received (or, in the case of a Balloon Payment, the date through which interest thereon accrues) occurred prior to the Due Date for such Mortgage Loan in the related Collection Period. Such a shortfall arises because the amount of interest which accrues on the amount of such Principal Prepayment, the principal portion of a Balloon Payment or prepayment due to the receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds, as the case may be, will be less than the corresponding amount of interest accruing on the Certificates and fees payable to the Trustee, the Certificate Administrator and each Servicer. In such case, the Prepayment Interest Shortfall will generally equal the excess of (a) the aggregate amount of interest (excluding the Excess Interest) which would have accrued on the Stated Principal Balance of such Mortgage Loan for the one month period ending on such Due Date if such Principal Prepayment, Balloon Payment or prepayment due to receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds had not been made over (b) the aggregate interest (excluding the Excess Interest) that did so accrue through the date such payment was made.

In any case in which a Principal Prepayment in full or in part, a Balloon Payment or prepayment due to receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds is made during any Collection Period after the Due Date for a Mortgage Loan in the related Collection Period, a “Prepayment Interest Excess” will arise since the amount of interest (excluding the Excess Interest) which accrues on the amount of such Principal Prepayment, the principal portion of a Balloon Payment or prepayment due to receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds will exceed the corresponding amount of interest accruing on the Certificates (other than the Class T Certificates) and fees payable to the Trustee, the Certificate Administrator and the Master Servicers.

In the event that (a) with respect to any Mortgage Loan (other than the Non-Serviced Mortgage Loan and a Specially Serviced Mortgage Loan or a previously Specially Serviced Mortgage Loan with respect to which the Special Servicer has waived or amended the prepayment restrictions) the applicable Master Servicer accepts a voluntary Principal Prepayment (other than (i) in accordance with the terms of the related Mortgage Loan Documents, (ii) in connection with the payment of insurance proceeds or condemnation proceeds, (iii) subsequent to a default under the related Mortgage Loan Documents (provided that the applicable Master Servicer reasonably believes that acceptance of such prepayment is consistent with the applicable Servicing Standard), (iv) pursuant to applicable law or a court order, or (v) at the request of or with the consent of the Directing Holder) resulting in a Prepayment Interest Shortfall or (b) with respect to the Highland Park Office Building Loan, the applicable Master Servicer accepts a voluntary Principal Prepayment in accordance with the terms of the related Mortgage Loan Documents which nonetheless results in a Prepayment Interest Shortfall, then that Master Servicer will be required to deliver to the Certificate Administrator for deposit in the Distribution Account, without any right of reimbursement therefor, a cash payment (the “Master Servicer Prepayment Interest Shortfall”), in an amount equal to the lesser of (x) the aggregate amount of those Prepayment Interest Shortfalls incurred in connection with such voluntary Principal Prepayments received in respect of the Mortgage Loans serviced by it during the related Collection Period, and (y) the aggregate of (A) the portion of its Master Servicing Fee that is being paid in such Collection Period with respect to the Mortgage Loans serviced by it (other than a Specially Serviced Mortgage Loan and the Non-Serviced Mortgage Loan) and (B) all Prepayment Interest Excess received during the related Collection Period on the Mortgage Loans (other than a Specially Serviced Mortgage Loan and the Non-Serviced Mortgage Loan) serviced by the applicable Master Servicer. The Master Servicers’ obligation to pay any Master Servicer Prepayment Interest Shortfall, and the rights of the Certificateholders to offset of the aggregate Prepayment Interest Shortfalls against those amounts, will not be cumulative.

“Net Prepayment Interest Shortfall” means with respect to the Mortgage Loans serviced by the applicable Master Servicer, the aggregate Prepayment Interest Shortfalls in excess of the Master Servicer Prepayment Interest Shortfall. The Net Prepayment Interest Shortfall will generally be allocated to each

Class of Certificates (other than the Class E57, Class T, Class R and Class LR Certificates), pro rata, based on interest amounts distributable (without giving effect to any such allocation of Net Prepayment Interest Shortfall) to each such Class. Notwithstanding the foregoing, with respect to the 135 East 57th Street Loan, the excess of any Prepayment Interest Shortfall over the portion of the Servicing Fee for such Loan Combination being paid in the applicable period will be allocated first to the 135 East 57th Street Non-Pooled Trust Component up to its Stated Principal Balance and then to the 135 East 57th Street Pooled Trust Component; the portion of such excess allocated to the 135 East 57th Street Pooled Trust Component shall be included in the Net Prepayment Interest Shortfall allocated to the Certificates (other than the Class E57 Certificates) and the portion of such excess allocated to the 135 East 57th Street Non-Pooled Trust Component shall be allocated to the Class E57 Certificates.

To the extent that the Prepayment Interest Excess for all Mortgage Loans serviced by the applicable Master Servicer exceeds the Master Servicer Prepayment Interest Shortfalls for all Mortgage Loans serviced by the applicable Master Servicer as of any Distribution Date, such excess amount (the “Net Prepayment Interest Excess”) will be payable to such Master Servicer as additional compensation.

Subordination

As a means of providing a certain amount of protection to the holders of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A and Class X Certificates (except as set forth below) against losses associated with delinquent and defaulted Mortgage Loans, the rights of the holders of the Class AM-FX, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates and the Class AM-FL Regular Interest (collectively, the “Subordinate Certificates”) to receive distributions of interest and principal (if applicable) with respect to the Mortgage Loans, as applicable, will be subordinated to such rights of the holders of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A and Class X Certificates. The Class AM-FX Certificates and the class AM-FL Regular Interest will be likewise protected by the subordination of the Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates. The Class A-J Certificates will be likewise protected by the subordination of the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates. Each other Class of Sequential Pay Certificates will be likewise protected by the subordination of each Class of Certificates with a later alphabetical class designation. This subordination will be effected in two ways: (i) by the preferential right of the holders of a Class of Regular Certificates (other than the Class E57 and Class AM-FL Certificates) and the Class AM-FL Regular Interest, as applicable, to receive on any Distribution Date the amounts of interest and principal distributable in respect of such Regular Certificates or Class AM-FL Regular Interest on such date prior to any distribution being made on such Distribution Date in respect of any Classes of Regular Certificates or Class AM-FL Regular Interest subordinate thereto, and (ii) by the allocation of Realized Losses, first, to the Class S Certificates, second, to the Class Q Certificates, third, to the Class P Certificates, fourth, to the Class O Certificates, fifth, to the Class N Certificates, sixth, to the Class M Certificates, seventh, to the Class L Certificates, eighth, to the Class K Certificates, ninth, to the Class J Certificates, tenth, to the Class H Certificates, eleventh, to the Class G Certificates, twelfth, to the Class F Certificates, thirteenth, to the Class E Certificates, fourteenth, to the Class D Certificates, fifteenth, to the Class C Certificates, sixteenth, to the Class B Certificates, seventeenth, to the Class A-J Certificates, eighteenth, pro rata, to the Class AM-FX Certificates and the Class AM-FL Regular Interest, and finally, pro rata, to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates based on their respective Certificate Balances for Realized Losses. No other form of credit enhancement will be available for the benefit of the holders of the Offered Certificates.

Allocation of principal distributions to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates (collectively, the “Class A Certificates”) will have the effect of reducing the aggregate Certificate Balance of the Class A Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the Mortgage Pool will reduce. Thus, as principal is distributed to the holders of the Class A Certificates, the percentage interest in the Trust Fund evidenced by the Class A Certificates will be decreased (with a corresponding increase in the percentage interest in the Trust Fund evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A Certificates by the Subordinate Certificates (other than the Class AM-FL Certificates) and the Class AM-FL Regular Interest.

Appraisal Reductions

With respect to any Mortgage Loan (other than the Non-Serviced Mortgage Loan) or Serviced Loan Combination, on the first Distribution Date following the earliest of (i) the date on which such Mortgage Loan or Serviced Loan Combination becomes a Modified Mortgage Loan (as defined below), (ii) the 90th day following the occurrence of any uncured delinquency in Monthly Payments with respect to such Mortgage Loan or Serviced Loan Combination, (iii) receipt of notice that the related borrower has filed a bankruptcy petition or the date on which a receiver is appointed and continues in such capacity or the 60th day after the related borrower becomes the subject of involuntary bankruptcy proceedings and such proceedings are not dismissed in respect of the Mortgaged Property securing such Mortgage Loan or Serviced Loan Combination, (iv) the date on which the Mortgaged Property securing such Mortgage Loan or Serviced Loan Combination becomes an REO Property, (v) the 60th day after the third anniversary of any extension of a Mortgage Loan or Serviced Loan Combination and (vi) with respect to a Balloon Loan, a payment default shall have occurred with respect to the related Balloon Payment; provided, however, if (A) the related borrower is diligently seeking a refinancing commitment (and delivers a statement to that effect to the applicable Master Servicer, who shall promptly deliver a copy to the Special Servicer and the Controlling Class Representative, within 30 days after the default), (B) the related borrower continues to make its Assumed Scheduled Payment, (C) no other Servicing Transfer Event has occurred with respect to that Mortgage Loan or Serviced Loan Combination and (D) the Controlling Class Representative consents, an Appraisal Reduction Event will not occur until 60 days beyond the related maturity date; and provided, further, if the related borrower has delivered to the applicable Master Servicer, who shall have promptly delivered a copy to the Special Servicer and the Controlling Class Representative, on or before the 60th day after the related maturity date, a refinancing commitment reasonably acceptable to the Special Servicer and the Controlling Class Representative, and the borrower continues to make its Assumed Scheduled Payments (and no other Servicing Transfer Event has occurred with respect to that Mortgage Loan), an Appraisal Reduction Event will not occur until the earlier of (1) 120 days beyond the related maturity date and (2) the termination of the refinancing commitment; (any of clauses (i), (ii), (iii), (iv), (v) and (vi), an “Appraisal Reduction Event”), an Appraisal Reduction Amount will be calculated. The “Appraisal Reduction Amount” for any Distribution Date and for any Mortgage Loan (other than the Non-Serviced Mortgage Loan) or Serviced Loan Combination as to which any Appraisal Reduction Event has occurred will be calculated by the Special Servicer on a monthly basis and will be an amount equal to the excess, if any, of (a) the outstanding Stated Principal Balance of such Mortgage Loan or the applicable Serviced Loan Combination over (b) the excess of (i) 90% of the sum of the appraised values (net of any prior mortgage liens but including all escrows and reserves (other than escrows and reserves for taxes and insurance)) of the related Mortgaged Properties securing such Mortgage Loan or the applicable Serviced Loan Combination as determined by Updated Appraisals obtained by the Special Servicer (the costs of which shall be paid by the applicable Master Servicer as a Property Advance) minus any downward adjustments the Special Servicer deems appropriate in accordance with the applicable Servicing Standard (without implying any duty to do so) based upon its review of the Appraisal and any other information it may deem appropriate or, in the case of Mortgage Loans or Serviced Loan Combinations having a principal balance under $2,000,000, 90% of the sum of the estimated values of the related Mortgaged Properties, as described below over (ii) the sum of (A) to the extent not previously advanced by the applicable Master Servicer or the Trustee, all unpaid interest on such Mortgage Loan or the applicable Serviced Loan Combination at a per annum rate equal to the Mortgage Rate (or with respect to the applicable Serviced Loan Combination, the weighted average of its Mortgage Rates), (B) all unreimbursed Property Advances and the principal portion of all unreimbursed P&I Advances, and all unpaid interest on Advances at the Advance Rate in respect of such Mortgage Loan or the applicable Serviced Loan Combination, (C) any other unpaid additional Trust expenses in respect of such Mortgage Loan or the applicable Serviced Loan Combination and (D) all currently due and unpaid real estate taxes, ground rents and assessments and insurance premiums and all other amounts due and unpaid with respect to such Mortgage Loan or the applicable Serviced Loan Combination (which taxes, premiums (net of any escrows or reserves therefor) and other amounts have not been the subject of an Advance by the applicable Master Servicer, the Special Servicer or the Trustee, as applicable); provided, however, that in the event that the Special Servicer has not received an Updated Appraisal or Small Loan Appraisal Estimate within the time frame described below, the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan or the applicable Serviced Loan Combination until an Updated Appraisal or Small Loan Appraisal Estimate is received and the Appraisal Reduction Amount is calculated. Notwithstanding the foregoing, within 60 days after the Appraisal Reduction Event (or in the case of an Appraisal Reduction Event occurring by reason of clause (ii) of the definition thereof, 30 days) (i) with respect to Mortgage Loans (other than the Non-Serviced Mortgage Loan) or an applicable Serviced Loan Combination having a principal balance of $2,000,000 or higher, the Special Servicer will be required to obtain an Updated Appraisal, and (ii) for Mortgage Loans (other than the Non-Serviced Mortgage Loan) or an applicable Serviced Loan Combination having a principal balance under $2,000,000, the Special Servicer will be required, at its option, (A) to provide its good faith estimate (a “Small Loan Appraisal Estimate”) of the value of the Mortgaged Properties within the same time period as an appraisal would otherwise be required and such Small Loan Appraisal Estimate will be used in lieu of an Updated Appraisal to calculate an Appraisal Reduction Amount for such Mortgage Loans or applicable Serviced Loan Combination, or (B) to obtain, with the consent of the Controlling Class Representative, an Updated Appraisal. On the first Distribution Date occurring on or after the delivery of such an Updated Appraisal or completion of such Small Loan Appraisal Estimate, as applicable, the Special Servicer will be required to adjust the Appraisal Reduction Amount to take into account such appraisal (regardless of whether the Updated Appraisal is higher or lower than the Small Loan Appraisal Estimate). To the extent required in the Pooling and Servicing Agreement, Appraisal Reduction Amounts will be recalculated on each Distribution Date and an Updated Appraisal will be obtained annually.

At any time that an Appraisal Reduction Amount exists with respect to any Mortgage Loan (other than the Non-Serviced Mortgage Loan), the Controlling Class Representative may, at its own expense, obtain and deliver to the applicable Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee an appraisal satisfactory to the Special Servicer that satisfies the requirements of an Updated Appraisal (as defined below), and upon the written request of the Controlling Class Representative, the Special Servicer must recalculate the Appraisal Reduction Amount in respect of such Mortgage Loan or the applicable Serviced Loan Combination based on such appraisal (but subject to any downward adjustments by the Special Servicer as provided in the preceding paragraph) and will be required to notify the Certificate Administrator, the Trustee, the applicable Master Servicer and the Controlling Class Representative of such recalculated Appraisal Reduction Amount.

Contemporaneously with the earliest of (i) the effective date of any modification of the stated maturity, Mortgage Rate, principal balance or amortization terms of any Mortgage Loan or Serviced Loan Combination, any extension of the maturity date of a Mortgage Loan or Serviced Loan Combination or consent to the release of any Mortgaged Property or REO Property from the lien of the related Mortgage other than pursuant to the terms of the Mortgage Loan or Serviced Loan Combination, (ii) the occurrence of an Appraisal Reduction Event, (iii) a default in the payment of a Balloon Payment for which an extension has not been granted or (iv) the date on which the Special Servicer, consistent with the KRECM/Special Servicer Servicing Standard, requests an Updated Appraisal, the Special Servicer will be required to obtain an appraisal (or a letter update for an existing appraisal which is less than two years old) of the Mortgaged Property or REO Property, as the case may be, from an independent appraiser who is a member of the Appraisal Institute (an “Updated Appraisal”) or a Small Loan Appraisal Estimate, as applicable, provided, that, the Special Servicer will not be required to obtain an Updated Appraisal or Small Loan Appraisal Estimate of any Mortgaged Property with respect to which there exists an appraisal or Small Loan Appraisal Estimate which is less than 12 months old. The Special Servicer will be required to update, on an annual basis, each Small Loan Appraisal Estimate or Updated Appraisal for so long as the related Mortgage Loan or Serviced Loan Combination remains specially serviced.

Each Serviced Loan Combination will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the mortgage loans that comprise such Loan Combination. Any Appraisal Reduction on a Serviced Loan Combination with a related Pari Passu Companion Loan (and no related B Loan) will generally be allocated or deemed allocated to the related

Mortgage Loan and any Pari Passu Companion Loans pro rata, based on each loan’s outstanding principal balance. Any Appraisal Reduction on a Serviced Loan Combination with a related B Loan will generally be allocated or deemed allocated, first, to the holder of the related B Loan (up to the full principal balance thereof), and, then, to the holders of the related Mortgage Loan (or in the case of the Georgian Towers Loan, to the holder of the related Mortgage Loan and the holder of the related Pari Passu Companion Loan pro rata, based on each loan’s outstanding principal balance). Any Appraisal Reduction Amount allocable for the 135 East 57th Street Loan will be allocated first to the 135 East 57th Street Non-Pooled Trust Component (up to the full principal balance thereof) and then to the 135 East 57th Street Pooled Trust Component.

In the event that an Appraisal Reduction Event occurs with respect to a Mortgage Loan, the amount advanced by the applicable Master Servicer with respect to delinquent payments of interest for such Mortgage Loan will be reduced as described under “The Pooling and Servicing Agreement—Advances” in this prospectus supplement.

Each Non-Serviced Mortgage Loan is subject to provisions in the pooling and servicing agreement governing such loan relating to appraisal reductions that are substantially similar but not identical to the provisions set forth above. The existence of an appraisal reduction in respect of the Non-Serviced Mortgage Loan will proportionately reduce the Master Servicers’ or the Trustee’s, as the case may be, obligation to make P&I Advances on the Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for current distributions to the holders of the most subordinate Class or Classes of Certificates. Any such appraisal reduction on the Non-Serviced Mortgage Loan will generally be allocated to the holders of the related Mortgage Loan and related Pari Passu Companion Loan pro rata, based on each such loan’s outstanding principal balance.

A “Modified Mortgage Loan” is any Specially Serviced Mortgage Loan which has been modified by the Special Servicer in a manner that: (a) affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Monthly Payments with respect to such Mortgage Loan); (b) except as expressly contemplated by the related Mortgage, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount not less than the fair market value (as is) of the property to be released; or (c) in the reasonable good faith judgment of the Special Servicer, otherwise materially impairs the security for such Mortgage Loan or Serviced Loan Combination or reduces the likelihood of timely payment of amounts due thereon.

Delivery, Form and Denomination

The Offered Certificates will be issuable in registered form, in minimum denominations of Certificate Balance of (i) $10,000 with respect to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class AM-FX and Class A-J Certificates and multiples of $1 in excess thereof; and (ii) $25,000 with respect to Class B, Class C, Class D, Class E and Class F Certificates.

The Offered Certificates will initially be represented by one or more global Certificates for each such Class registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such Class, except under the limited circumstances described in the prospectus under “Description of the Certificates—Book-Entry Registration and Definitive Certificates.” Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking Luxembourg, a division of Clearstream International, société anonyme (“Clearstream”) and Euroclear participating organizations, the “Participants”), and all references herein to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party responsible for distributing any report, statement or other information has been provided with the name of the beneficial owner of a Certificate (or the prospective transferee of such beneficial owner), such report, statement or other information will be provided to such beneficial owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The Certificate Administrator will initially serve as certificate registrar (in such capacity, the “Certificate Registrar”) for purposes of recording and otherwise providing for the registration of the Offered Certificates.

A “Certificateholder” under the Pooling and Servicing Agreement will be the person in whose name a Certificate is registered in the certificate register maintained pursuant to the Pooling and Servicing Agreement, except that solely for the purpose of giving any consent or taking any action pursuant to the Pooling and Servicing Agreement, any Certificate registered in the name of the Depositor, the Master Servicers, the Special Servicer, the Trustee (in its individual capacity), the Certificate Administrator, a manager of a Mortgaged Property, a borrower or any person affiliated with the Depositor, the Master Servicers, the Special Servicer, the Trustee, the Certificate Administrator, such manager or a borrower will be deemed not to be outstanding and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent or take any such action has been obtained; provided, however, that for purposes of obtaining the consent of Certificateholders to an amendment to the Pooling and Servicing Agreement, any Certificates beneficially owned by the Master Servicers or Special Servicer or an affiliate will be deemed to be outstanding, provided that such amendment does not relate to compensation of the Master Servicers or Special Servicer or otherwise benefit the Master Servicers or the Special Servicer in any material respect; provided, further, that for purposes of obtaining the consent of Certificateholders to any action proposed to be taken by the Special Servicer with respect to a Specially Serviced Mortgage Loan, any Certificates beneficially owned by the Special Servicer or an affiliate will be deemed not to be outstanding, provided, further, however, that such restrictions will not apply to the exercise of the Special Servicer’s rights, if any, as a member of the Controlling Class. Notwithstanding the foregoing, solely for purposes of providing or distributing any reports, statements or other information pursuant to the Pooling and Servicing Agreement, a Certificateholder will include any beneficial owner (or, subject to a confidentiality agreement (in the form attached to the Pooling and Servicing Agreement), a prospective transferee of a beneficial owner) to the extent that the party required or permitted to provide or distribute such report, statement or other information has been provided with the name of such beneficial owner (or prospective transferee). See “Description of the Offered Certificates—Book-Entry Registration and Definitive Certificates” in the prospectus.

Book-Entry Registration

Holders of Offered Certificates may hold their Certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”) which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures. For additional information regarding clearance and settlement procedures for the Offered Certificates and for information with respect to tax documentation procedures relating to the Offered Certificates, see Annex C hereto.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates will receive all distributions of principal and interest from the Certificate Administrator through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of Offered Certificates may experience some delay in their receipt of payments, reports and notices, since such payments, reports and notices will be forwarded by the Certificate Administrator to Cede & Co., as nominee for DTC. DTC will forward such payments, reports and notices to its Participants, which thereafter will forward them to Indirect Participants, Clearstream, Euroclear or holders of Offered Certificates.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers of Offered Certificates among Participants on whose behalf it acts with respect to the Offered Certificates and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and Indirect Participants with which the holders of Offered Certificates have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective holders of Offered Certificates. Accordingly, although the holders of Offered Certificates will not possess the Offered Certificates, the Rules provide a mechanism by which Participants will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates to pledge such Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in Global Certificates among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the Depositor, the Trustee, the Certificate Administrator, the Master Servicers, the Special Servicer or the Underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

The information herein concerning DTC, Clearstream and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the Depositor takes no responsibility for the accuracy or completeness thereof.

Definitive Certificates

Definitive Certificates will be delivered to beneficial owners of the Offered Certificates (“Certificate Owners”) (or their nominees) only if (i) DTC is no longer willing or able properly to discharge its responsibilities as depository with respect to the book-entry certificates, and the Depositor is unable to locate a qualified successor, (ii) the Depositor, at its sole option, elects to terminate the book-entry system through DTC with respect to some or all of any Class or Classes of Certificates, or (iii) after the occurrence of an Event of Default under the Pooling and Servicing Agreement, Certificate Owners representing a majority in principal amount of the book-entry certificates then outstanding advise the Certificate Administrator and DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of Certificate Owners.

Upon the occurrence of any of the events described in clauses (i) through (iii) in the immediately preceding paragraph, the Certificate Administrator is required to notify all affected Certificateholders (through DTC and related DTC Participants) of the availability through DTC of Definitive Certificates. Upon delivery of Definitive Certificates, the Trustee, the Certificate Administrator, the Certificate Registrar and the Master Servicers will recognize the holders of such Definitive Certificates as holders under the Pooling and Servicing Agreement (“Holders”). Distributions of principal and interest on the Definitive Certificates will be made by the Certificate Administrator directly to Holders of Definitive Certificates in accordance with the procedures set forth in the Prospectus and the Pooling and Servicing Agreement.

Upon the occurrence of any of the events described in clauses (i) through (iii) of the second preceding paragraph, requests for transfer of Definitive Certificates will be required to be submitted directly to the Certificate Registrar in a form acceptable to the Certificate Registrar (such as the forms which will appear on the back of the certificate representing a Definitive Certificate), signed by the Holder or such Holder’s legal representative and accompanied by the Definitive Certificate or Certificates for which transfer is being requested. The Certificate Administrator will be appointed as the initial Certificate Registrar.

The Swap Agreement

On the closing date, the Certificate Administrator, on behalf of the Trust Fund, will enter into an interest rate swap agreement (the “Swap Agreement”) related to the Class AM-FL Regular Interests with a swap counterparty to be determined (the “Swap Counterparty”). By virtue of the Swap Agreement, the Class AM-FL Certificates will be floating rate certificates. The initial notional amount of the Swap Agreement will be equal to the Certificate Balance of the Class AM-FL Certificates. The notional amount of the Swap Agreement will decrease to the extent of any decrease in the Certificate Balance of the Class AM-FL Regular Interest (and, accordingly, the Class AM-FL Certificates). The maturity date of the Swap Agreement will be the earlier of the Rated Final Distribution Date and the date on which the notional amount of such Swap Agreement is zero (including as a result of the termination of the Trust Fund). None of the Offered Certificates will represent ownership interests in the Swap Agreement, and none of the holders of Offered Certificates will have any rights under the Swap Agreement.

YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

General. The yield on any Offered Certificate will depend on: (i) the Pass-Through Rate in effect from time to time for that Certificate; (ii) the price paid for that Certificate and the rate and timing of payments of principal on that Certificate; and (iii) the aggregate amount of distributions on that Certificate.

Pass-Through Rate. The Pass-Through Rate applicable to each Class of Offered Certificates for any Distribution Date will be the rate specified in the definition of the “Pass-Through Rate” in the “Description of the Offered Certificates—Distributions” in this prospectus supplement. The yield on the Offered Certificates will be sensitive to changes in the relative composition of the Mortgage Loans as a result of scheduled amortization, voluntary prepayments, liquidations of Mortgage Loans following default and repurchases of Mortgage Loans. Losses or payments of principal on the Mortgage Loans with higher Net Mortgage Pass-Through Rates could result in a reduction in the Weighted Average Net Mortgage Pass-Through Rate, thereby, to the extent that the rate applicable to a particular Class of Offered Certificates is not a fixed rate, reducing the Pass-Through Rate on such Class of Offered Certificates.

See “Yield and Maturity Considerations” in the prospectus, “Description of the Offered Certificates” and “Description of the Mortgage Pool” in this prospectus supplement and “—Rate and Timing of Principal Payments” below.

Rate and Timing of Principal Payments. The yield to holders of the Offered Certificates will be affected by the rate and timing of principal payments on the Mortgage Loans (including Principal Prepayments on the Mortgage Loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations). The rate and timing of principal payments on the Mortgage Loans will in turn be affected by, among other things, the amortization schedules thereof or the dates on which Balloon Payments and the rate and timing of Principal Prepayments (including payments on the Anticipated Repayment Date for ARD Loans) and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust). Prepayments and, assuming the respective stated maturity dates or Anticipated Repayment Dates thereof have not occurred, liquidations and purchases of the Mortgage Loans, will result in distributions on the Sequential Pay Certificates of amounts that otherwise would have been distributed over the remaining terms of the Mortgage Loans. Defaults on the Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Sequential Pay Certificates) while workouts are negotiated or foreclosures are completed. See “The Pooling and Servicing Agreement—Amendment” and “—Modifications” in this prospectus supplement and “Description of the Pooling Agreements—Realization upon Defaulted Mortgage Loans” and “Certain Legal Aspects of the Mortgage Loans—Foreclosure” in the prospectus. Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described below), no assurance can be given as to such rate or the rate of Principal

Prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans. See “Risk Factors—Risks Related to the Mortgage Loans—Borrower May Be Unable to Repay the Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date” in this prospectus supplement.

In addition, although the borrowers under the ARD Loans may have certain incentives to prepay the ARD Loans on their Anticipated Repayment Dates, the Depositor makes no assurance that the borrowers will be able to prepay the ARD Loans on their Anticipated Repayment Dates. The failure of a borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of the related ARD Loan, and, pursuant to the terms of the Pooling and Servicing Agreement, neither the Master Servicers nor the Special Servicer will be permitted to take any enforcement action with respect to a borrower’s failure to pay Excess Interest, other than requests for collection, until the scheduled maturity of the respective ARD Loan; provided that the applicable Master Servicer or the Special Servicer, as the case may be, may take action to enforce the Trust’s right to apply excess cash flow to principal in accordance with the terms of the related Mortgage Loan Documents. See “Risk Factors—Risks Related to the Mortgage Loan—Borrower May Be Unable to Repay the Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date” in this prospectus supplement.

The extent to which the yield to maturity of an Offered Certificate may vary from the anticipated yield will depend upon the degree to which such Certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on or otherwise result in the reduction of the Certificate Balance of such Certificate. An investor should consider, in the case of an Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on such Certificate could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of an Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on such Certificate could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal is made on an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments on such investor’s Offered Certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which the holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. Losses and other shortfalls on the Mortgage Loans will generally be borne: first, by the holders of the respective Classes of Subordinate Certificates, in reverse alphabetical order of Class designation, to the extent of amounts otherwise distributable in respect of their Certificates; and then, by the holders of the Offered Certificates. Further, any Net Prepayment Interest Shortfall for each Distribution Date will be allocated on such Distribution Date among each Class of Certificates, pro rata, in accordance with the respective Interest Accrual Amounts for each such Class of Certificates for such Distribution Date (without giving effect to any such allocation of Net Prepayment Interest Shortfall).

Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, Prepayment Premiums, prepayment lock-out periods, amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for comparable residential and/or commercial space in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool” in this prospectus supplement and “Risk Factors” and “Yield and Maturity Considerations— Yield and Prepayment Considerations” in the prospectus.

The rate of prepayment on a Mortgage Loan is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. If a Mortgage Loan is not in a Lock-Out Period, the Prepayment Premium or Yield Maintenance Charge, if any, in respect of such Mortgage Loan may not be sufficient economic disincentive to prevent the related borrower from voluntarily prepaying the loan as part of a refinancing thereof. See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans” in this prospectus supplement.

The yield on any Class of Certificates whose Pass-Through Rate is affected by the Weighted Average Net Mortgage Pass-Through Rate could also be adversely affected if Mortgage Loans with higher interest rates pay faster than the Mortgage Loans with lower interest rates, since those Classes bear interest at a rate limited by the weighted average of the net mortgage interest rates on the Mortgage Loans. The Pass-Through Rates on such Certificates may be limited by the weighted average of the net mortgage interest rates on the Mortgage Loans even if principal prepayments do not occur.

Delay in Payment of Distributions. Because monthly distributions will not be made to Certificateholders until a date that is scheduled to be at least 4 days following the end of the related Interest Accrual Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming such prices did not account for such delay).

Unpaid Interest. As described under “Description of the Offered Certificates—Distributions” in this prospectus supplement, if the portion of the Available Funds to be distributed in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the respective Interest Accrual Amount for such Class, the shortfall will be distributable to holders of such Class of Certificates on subsequent Distribution Dates, to the extent of available funds. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.

Weighted Average Life

The weighted average life of a Sequential Pay Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of such Certificate is distributed to the investor. For purposes of this prospectus supplement, the weighted average life of a Sequential Pay Certificate is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the Closing Date to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the Certificate Balance of such Certificate. Accordingly, the weighted average life of any such Certificate will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid or otherwise collected or advanced and the extent to which such payments, collections or advances of principal are in turn applied in reduction of the Certificate Balance of the Class of Certificates to which such Certificate belongs. If the Balloon Payment on a Balloon Loan having a Due Date after the Determination Date in any month is received on the stated maturity date thereof, the excess of such payment over the related Assumed Monthly Payment will not be included in the Available Funds until the Distribution Date in the following month. Therefore, the weighted average life of the Sequential Pay Certificates may be extended.

Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the Constant Prepayment Rate (“CPR”) model. The CPR Model assumes that a group of mortgage loans experiences prepayments each month at a specified constant annual rate. As used in each of the following sets of tables with respect to any particular Class, the column headed “0%” assumes that none of the Mortgage Loans is prepaid before maturity or, with respect to the ARD Loans, the respective related Anticipated Repayment Date. The columns headed “25%,” “50%,” “75%,” and “100%” assume that no prepayments are made on any Mortgage Loan during such Mortgage Loan’s Lock-Out Period, Defeasance Period, Yield Maintenance Period or Prepayment Premium Period, in each case if any, and are otherwise made on each of the Mortgage Loans at the indicated CPR percentages. There is no assurance, however, that prepayments of the Mortgage Loans (whether or not in a Lock-Out Period, Defeasance Period, Yield Maintenance Period or Prepayment Premium Period) will conform to any particular CPR percentages, and no representation is made that the

Mortgage Loans will prepay in accordance with the assumptions at any of the CPR percentages shown or at any other particular prepayment rate, that all the Mortgage Loans will prepay in accordance with the assumptions at the same rate or that Mortgage Loans that are in a Lock-Out Period, Defeasance Period, Yield Maintenance Period or Prepayment Premium Period will not prepay as a result of involuntary liquidations upon default or otherwise.

The following tables indicate the percentage of the initial Certificate Balance of each Class of Offered Certificates that would be outstanding after each of the dates shown at the indicated CPR percentages and the corresponding weighted average life of each such Class of Certificates. The tables have been prepared on the basis of the information set forth herein under “Description of the Mortgage Pool—Additional Loan Information” and on Annex A-1 to this prospectus supplement and the following assumptions (collectively, the “Modeling Assumptions”):

(i) the initial Certificate Balance and the Pass-Through Rate for each Class of Certificates are as set forth herein;

(ii) the scheduled Monthly Payments for each Mortgage Loan are based on such Mortgage Loan’s Cut-off Date Balance, stated monthly principal and interest payments, and the Mortgage Rate in effect as of the Cut-off Date for such Mortgage Loan;

(iii) all scheduled Monthly Payments (including Balloon Payments) are assumed to be timely received on the first day of each month commencing in September 2007;

(iv) there are no delinquencies or losses in respect of the Mortgage Loans, there are no extensions of maturity in respect of the Mortgage Loans, there are no Appraisal Reduction Amounts applied to the Mortgage Loans, there are no casualties or condemnations affecting the Mortgaged Properties and no holdback amounts are applied to reduce the principal balance of any Mortgage Loan;

(v) prepayments are made on each of the Mortgage Loans at the indicated CPR percentages set forth in the table (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayments) except to the extent modified below by the assumption numbered (xii);

(vi) all Mortgage Loans accrue interest under the method specified in Annex A-1. See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans” in this prospectus supplement;

(vii) no party exercises its right of optional termination described herein;

(viii) no Mortgage Loan will be repurchased by the related Mortgage Loan Seller for a breach of a representation or warranty or a document defect in the mortgage file and no purchase option holder (permitted to buy out a Mortgage Loan under the related Mortgage Loan Documents, any intercreditor agreement, the CGCMT 2007-C6 Pooling and Servicing Agreement or the Pooling and Servicing Agreement) will exercise its option to purchase such Mortgage Loan; no party that is entitled to under the Pooling and Servicing Agreement will exercise its option to purchase all of the Mortgage Loans and thereby cause an early termination of the Trust Fund;

(ix) no Prepayment Interest Shortfalls are incurred and no Prepayment Premiums or Yield Maintenance Charges are collected;

(x) there are no additional Trust expenses;

(xi) distributions on the Certificates are made on the tenth calendar day occurring in each month regardless of business day, commencing in September 2007;

(xii) no prepayments are received as to any Mortgage Loan during such Mortgage Loan’s Lock-Out Period, if any, Defeasance Period, if any, or Yield Maintenance Period, if any or Prepayment Premium Period, if any;

(xiii) the Closing Date is August 14, 2007;

(xiv) each ARD Loan in the Trust is paid in full on its Anticipated Repayment Date;

(xv) with respect to each Mortgage Loan, the primary servicing fee, the Master Servicing Fee and the Trustee/Certificate Administrator Fee accrue on the same basis as interest accrues on such Mortgage Loan and with respect to the Non-Serviced Mortgage Loan, separate servicing fees as set forth in the CGCMT 2007-C6 Pooling and Servicing Agreement are calculated on the same basis as interest accrues on the DDR Portfolio Loan Combination;

(xvi) the 135 East 57th Street Loan was modeled based on the principal balance of the related Loan Combination but only the portions of such cash flow due with respect to the Cut-off Date Balance of the related 135 East 57th Street Pooled Trust Component (and not the 135 East 57th Street Non-Pooled Trust Component) were included in the tables presented herein;

(xvii) with respect to the DDR Portfolio Loan, the first 10% of the original whole loan principal balance may be voluntarily prepaid without any Prepayment Premium or Yield Maintenance Charge beginning with the related Due Date in September 2007; and

(xviii) with respect to the USFS Industrial Distribution Portfolio Loan, all of the related Pari Passu Companion Loans are securitized by October 31, 2007, thereby resulting in the expiration of the lock-out period for prepayments at such time.

To the extent that the Mortgage Loans have characteristics or experience performance that differs from those assumed in preparing the tables set forth below, the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class AM-FX, Class A-J, Class B, Class C, Class D, Class E and Class F Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the Mortgage Loans will prepay or perform in accordance with the Modeling Assumptions at any constant rate until maturity or that all the Mortgage Loans will prepay in accordance with the Modeling Assumptions or at the same rate. In particular, certain of the Mortgage Loans may not permit voluntary partial Principal Prepayments or may permit the application of certain holdback amounts as a repayment of principal if certain conditions are not satisfied. In addition, variations in the actual prepayment experience and the balance of the specific Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. Such variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPR percentages. In addition, there can be no assurance that the actual pre-tax yields on, or any other payment characteristics of, any Class of Offered Certificates will correspond to any of the information shown in the yield tables herein, or that the aggregate purchase prices of the Offered Certificates will be as assumed. Accordingly, investors must make their own decisions as to the appropriate assumptions (including prepayment assumptions) to be used in deciding whether to purchase the Offered Certificates.

Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

Based on the Modeling Assumptions, the tables set forth in Annex E to this prospectus supplement indicate the resulting weighted average lives of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class AM-FX, Class A-J, Class B, Class C, Class D, Class E and Class F Certificates and set forth the percentage of the initial Certificate Balance of each such Class of Certificates that would be outstanding after the Closing Date and each of the Distribution Dates shown under the applicable assumptions at the indicated CPR percentages.

Certain Price/Yield Tables

The tables set forth on Annex F to this prospectus supplement show the corporate bond equivalent (“CBE”) yield, weighted average life in years, first principal payment date and last principal payment date with respect to each Class of Offered Certificates under the Modeling Assumptions.

The yields set forth on the tables set forth on Annex F to this prospectus supplement were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows as of August 14, 2007 to equal the assumed purchase prices, plus accrued interest at the applicable Pass-Through Rate as stated on the cover of this prospectus supplement from and including August 1, to but excluding the Closing Date, and converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as reductions of the Certificate Balances of such Classes of Offered Certificates and consequently does not purport to reflect the return on any investment in such Classes of Offered Certificates when such reinvestment rates are considered. Purchase prices are interpreted as a percentage of the initial Certificate Balance of the specified Class and are exclusive of accrued interest.

THE POOLING AND SERVICING AGREEMENT

General

The Certificates will be issued pursuant to a Pooling and Servicing Agreement, to be dated as of August 1, 2007 (the “Pooling and Servicing Agreement”), entered into by the Depositor, the Master Servicers, the Special Servicer, the Trustee and the Certificate Administrator.

Reference is made to the prospectus for important information in addition to that set forth in this prospectus supplement regarding the terms of the Pooling and Servicing Agreement and the terms and conditions of the Offered Certificates. The Certificate Administrator has informed the Depositor that it will provide to a prospective or actual holder of an Offered Certificate at the expense of the requesting party, upon written request, a copy (without exhibits) of the Pooling and Servicing Agreement. Requests should be addressed to Deutsche Bank Trust Company Americas, 1761 East St. Andrew Place, Santa Ana, California 92705, Attn: Trust Administration – DB07C9.

Servicing of the Mortgage Loans; Collection of Payments

The Pooling and Servicing Agreement requires the Master Servicers and the Special Servicer (directly or through one or more sub-servicers) to diligently service and administer their respective Mortgage Loans (other than the DDR Portfolio loan, which will be serviced pursuant to the CGCMT 2007-C6 Pooling and Servicing Agreement) and the Serviced Loan Combinations.

The Capmark Master Servicer is required to diligently service and administer the applicable Mortgage Loans on behalf of, and in the best interest of, and for the benefit of, the Certificateholders, the related Mortgage Loan documents, the Pooling and Servicing Agreement and applicable law, and, to the extent consistent with the foregoing, further as follows: (a) with the same care, skill and diligence as is normal and usual in the Master Servicer’s servicing activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to comparable mortgage loans, (b) with a view to the timely collection of all scheduled payments of principal and interest on the Mortgage Loans and (c) without regard to: (i) any relationship that the Master Servicer or any affiliate thereof may have with a related borrower; (ii) ownership of any Certificate or Serviced Companion Loan or related mezzanine loan by it or any of its affiliates; (iii) its obligations to make Advances or to incur servicing expenses; (iv) the adequacy of its compensation for its services, or its right to receive reimbursement of costs; or (v) the obligation of the Capmark Master Servicer or any affiliate thereof to repurchase or substitute for a Mortgage Loan as Mortgage Loan Seller (collectively, the “Capmark Servicing Standard”).

The KRECM Master Servicer and the Special Servicer are required to diligently service and administer the applicable Mortgage Loans and the Serviced Loan Combinations, in the best interests of and for the benefit of the Certificateholders and, with respect to each applicable Serviced Loan Combination, for the benefit of the holder of the related Serviced Companion Loan (as a collective whole, but giving due consideration to the subordinate nature of any related B Loan as determined by the KRECM Master Servicer or the Special Servicer, as applicable, in the exercise of its reasonable judgment) in accordance with applicable law, the terms of the Pooling and Servicing Agreement, and the terms of the applicable Mortgage Loans or applicable Serviced Loan Combinations, as applicable, the terms of the related co-lender agreement, if applicable, and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care:

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the same manner in which, and with the same care, skill, prudence and diligence with which such servicer services and administers similar mortgage loans for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial and multifamily mortgage loan servicers servicing mortgage loans for other third party portfolios or securitization trusts with a view to the timely recovery of all payments of principal and interest under the applicable Mortgage Loans or, in the case of defaulted Mortgage Loans, the maximization of timely recovery of principal and interest on a net present value basis on the Mortgage Loans, and the best interests of the Trust and the Certificateholders and, with respect to any applicable Serviced Loan Combination, the holder of the related Serviced Companion Loan (as a collective whole, but giving due consideration to the subordinate nature of any related B Loan as determined by such servicer in its reasonable judgment); and

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the same care, skill, prudence and diligence with which the such servicer services and administers commercial and multifamily mortgage loans owned, if any, by it with a view to the timely recovery of all payments of principal and interest under the applicable Mortgage Loans or, in the case of defaulted Mortgage Loans, the maximization of timely recovery of principal and interest on a net present value basis on the applicable Mortgage Loans, and the best interests of the Trust and the Certificateholders and, with respect to any applicable Serviced Loan Combination, the holder of the related Serviced Companion Loan (as a collective whole, but giving due consideration to the subordinate nature of any related B Loan as determined by such servicer in its reasonable judgment) but without regard to:

(A) any relationship that such servicer or any affiliate of it, may have with the related borrower, any Mortgage Loan Seller, any other party to the Pooling and Servicing Agreement or any affiliate of any of the foregoing;

(B) the ownership of any Certificate, any Non-Serviced Mortgage Loan or any Serviced Companion Loan by such servicer or any affiliate of it;

(C) the applicable Master Servicer’s obligation to make Advances;

(D) such servicer’s right to receive compensation for its services under the Pooling and Servicing Agreement or with respect to any particular transaction;

(E) the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by such servicer or any affiliate of such servicer, as applicable;

(F) any debt that such servicer or any affiliate of such servicer, as applicable, has extended to any borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing); and

(G) any obligation of the applicable Master Servicer, or an affiliate thereof, to repurchase or substitute for a Mortgage Loan as Mortgage Loan Seller (the foregoing, collectively referred to as the “KRECM/Special Servicer Servicing Standard” and, collectively with the Capmark Servicing Standard, the “Servicing Standard”).

For a description of the servicing of the DDR Portfolio Loan see “—Servicing of the Non-Serviced Mortgage Loan” below and “Description of the Mortgage Pool—Split Loan Structures—The DDR Portfolio Loan Combination” in this prospectus supplement.

The Master Servicers and the Special Servicer are permitted, at their own expense, to employ subservicers, agents or attorneys in performing any of their respective obligations under the Pooling and

Servicing Agreement, but will not thereby be relieved of any such obligation, and will be responsible for the acts and omissions of any such subservicers, agents or attorneys. The Pooling and Servicing Agreement provides, however, that neither the Master Servicers, the Special Servicer nor any of their respective affiliates, directors, officers, employees, members, managers or agents will have any liability to the Trust or the Certificateholders for taking any action or refraining from taking an action in good faith, or for errors in judgment. The foregoing provision would not protect either of the Master Servicers or the Special Servicer for the breach of its representations or warranties in the Pooling and Servicing Agreement or any liability by reason of willful misconduct, bad faith, fraud or negligence in the performance of its duties or by reason of its reckless disregard of obligations or duties under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement requires the applicable Master Servicer or the Special Servicer, as applicable, to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans (other than with respect to the Non-Serviced Mortgage Loan) and the Serviced Loan Combinations, to the extent such procedures are consistent with the applicable Servicing Standard. Consistent with the above, the applicable Master Servicer or the Special Servicer may, in its discretion, waive any late payment fee in connection with any delinquent Monthly Payment or Balloon Payment with respect to any Mortgage Loan.

Advances

Each Master Servicer will be obligated to advance, on the business day immediately preceding a Distribution Date (the “Master Servicer Remittance Date”) an amount (each such amount, a “P&I Advance”) equal to the amount not received in respect of the Monthly Payment or Assumed Monthly Payment (with interest at the Net Mortgage Pass-Through Rate plus the Trustee/Certificate Administrator Fee Rate) on a Mortgage Loan that was delinquent as of the close of business on the immediately preceding Due Date and which delinquent payment has not been received as of the business day immediately preceding the Master Servicer Remittance Date, or, in the event of a default in the payment of amounts due on the maturity date of a Mortgage Loan, the amount equal to the Monthly Payment or portion thereof or the Assumed Monthly Payment not received that was due prior to the maturity date; provided, however, that the applicable Master Servicer will not be required to make an Advance to the extent it determines that such Advance would not be ultimately recoverable from collections on the related Mortgage Loan as described below. In addition, the applicable Master Servicer will not make an Advance to the extent that it has received written notice that the Special Servicer determines that such Advance would not be ultimately recoverable from collections on the related Mortgage Loan. P&I Advances made in respect of Mortgage Loans which have a grace period that expires after the Determination Date will not begin to accrue interest until the day succeeding the expiration date of any applicable grace period; provided that if such P&I Advance is not reimbursed from collections received by the related borrower by the end of the applicable grace period, interest on such Advance will accrue from the date such Advance is made.

P&I Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the Certificates entitled thereto, rather than to guarantee or insure against losses. Neither the Master Servicers nor the Trustee will be required or permitted to make a P&I Advance for Default Interest or Balloon Payments. The Special Servicer will not be required or permitted to make any P&I Advance. The amount of interest required to be advanced in respect of delinquent Monthly Payments or Assumed Scheduled Payments on a Mortgage Loan that has been subject to an Appraisal Reduction Event will equal the product of (a) the amount that would be required to be advanced by the related Master Servicer without giving effect to such Appraisal Reduction Event and (b) a fraction, the numerator of which is the Stated Principal Balance of the Mortgage Loan (as of the last day of the related Collection Period) less any Appraisal Reduction Amounts allocable to such Mortgage Loan and the denominator of which is the Stated Principal Balance (as of the last day of the related Collection Period).

With respect to the DDR Portfolio loan, the Master Servicer will be permitted (subject to the second succeeding sentence below) to make its determination that it has made a nonrecoverable P&I Advance on such Mortgage Loan or that any proposed P&I Advance, if made, would constitute a nonrecoverable

P&I Advance with respect to such Mortgage Loan independently of any determination made by the servicer with respect to a commercial mortgage securitization holding one of the related Pari Passu Companion Loans. If the Master Servicer determines that a proposed P&I Advance with respect to a Mortgage Loan that is part of a Serviced Loan Combination, if made, or any outstanding P&I Advance with respect to such Mortgage Loan previously made, would be, or is, as applicable, a nonrecoverable advance, the Master Servicer will be required to promptly provide the servicer of each securitization that holds a related Pari Passu Companion Loan written notice of such determination. If the Master Servicer receives written notice from any such servicer that it has determined, with respect to the related Pari Passu Companion Loan, that any proposed advance of principal and/or interest would be, or any outstanding advance of principal and/or interest is, a nonrecoverable advance, then such determination will generally be binding on the Certificateholders and neither the applicable Master Servicer nor the Trustee will be permitted to make any additional P&I Advances with respect to the related Mortgage Loan unless the Master Servicer has consulted with the other servicers of the related securitizations and they agree that circumstances with respect to such Loan Combination have changed such that a proposed P&I Advance in respect of the related Mortgage Loan would be recoverable; provided, however, that such determination will not be so binding on the Certificateholders, the Master Servicer or the Trustee in the event that the servicer that made such determination is not approved as a master servicer by each of the Rating Agencies. Notwithstanding the foregoing, if the servicer of a Pari Passu Companion Loan related to a Mortgage Loan discussed in this paragraph determines that any advance of principal and/or interest with respect to such related Pari Passu Companion Loan would be recoverable, then the Master Servicer will continue to have the discretion to determine that any proposed P&I Advance or outstanding P&I Advance would be, or is, as applicable, a nonrecoverable P&I Advance. Once such a nonrecoverability determination is made by a Master Servicer or a Master Servicer receives written notice of such nonrecoverability determination by any of the other servicers, neither the applicable Master Servicer nor the Trustee will be permitted to make any additional P&I Advances with respect to the related Mortgage Loan except as set forth in this paragraph.

With respect to each Mortgage Loan that is part of a Serviced Loan Combination, the related Master Servicer will be entitled to reimbursement for a P&I Advance that becomes nonrecoverable first, from the proceeds of the related Mortgage Loan, and then, from general collections of the Trust either immediately or, if it elects, over time in accordance with the terms of the Pooling and Servicing Agreement; provided that in the case of a Mortgage Loan with a related B Loan, reimbursement for a P&I Advance on the Mortgage Loan will be made first from amounts collected on the related B Loan.

Neither the Master Servicers nor the Trustee will be required to make P&I Advances with respect to any Companion Loan.

In addition to P&I Advances, the Master Servicers will also be obligated (subject to the limitations described herein and except with respect to the Non-Serviced Mortgage Loan) to make advances (“Property Advances,“ and together with P&I Advances, “Advances”) to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of the related Mortgage, enforce the terms of any Mortgage Loan or to protect, manage and maintain each related Mortgaged Property other than with respect to the Mortgaged Property securing the Non-Serviced Mortgage Loan. In addition if the Special Servicer requests that the applicable Master Servicer make a Property Advance and such Master Servicer fails to make such advance within two business days, then the Special Servicer may make such Property Advance on an emergency basis with respect to the Specially Serviced Mortgage Loans or REO Loans. The related Master Servicer will also be obligated to make Property Advances with respect to the Serviced Loan Combinations.

The CGCMT 2007-C6 Servicer is obligated to make property advances with respect to the DDR Portfolio Loan.

With respect to a nonrecoverable property advance on the DDR Portfolio Loan Combination, the applicable servicer under the pooling and servicing agreement governing the Non-Serviced Mortgage Loan will be entitled to reimbursement first from collections on, and proceeds of, the Non-Serviced Mortgage Loan and any related Pari Passu Companion Loan, on a pro rata basis (based on each such loan’s outstanding principal balance), and then with respect to the Non-Serviced Mortgage Loan from general collections of the Trust and with respect to any related Pari Passu Companion Loan, from general collections of each trust into which such Pari Passu Companion Loan has been deposited, on a pro rata basis (based on each such loan’s outstanding principal balance).

With respect to a nonrecoverable Property Advance on each of the Serviced Loan Combinations with Pari Passu Companion Loans, the applicable Master Servicer will be entitled to reimbursement first from collections on, and proceeds of, and related B Loan and then from the related Mortgage Loan and any related Pari Passu Companion Loan, on a pro rata basis (based on each such loan’s outstanding principal balance), and then from general collections of the Trust and with respect to any related Pari Passu Companion Loan, from general collections of each trust into which such Pari Passu Companion Loan has been deposited, on a pro rata basis (based on each such loan’s outstanding principal balance), and if not fully reimbursed first from the other trusts, from general collections of the Trust.

With respect to a nonrecoverable Property Advance on each of the Serviced Loan Combinations with a related B Loan, the applicable Master Servicer will be entitled to reimbursement from collections on, and proceeds of, the related B Loan and second, from collections on, and proceeds of, the related Mortgage Loan (or in the case of the Georgian Towers Loan, from the holder of the related Mortgage Loan and the holder of the related Pari Passu Companion Loan pro rata, based on each such loan’s outstanding principal balance) and then from general collections of the Trust.

To the extent that a Master Servicer fails to make an Advance it is required to make under the Pooling and Servicing Agreement, the Trustee, subject to a recoverability determination, will make such required Advance pursuant to the terms of the Pooling and Servicing Agreement. The Trustee will be entitled to rely conclusively on any nonrecoverability determination of the Master Servicers and shall be bound by any nonrecoverability determination of the Special Servicer. The Trustee, as back-up advancer, will be required to have a combined capital and surplus of at least $50,000,000 and have debt ratings that satisfy certain criteria set forth in the Pooling and Servicing Agreement.

Each Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to reimbursement for any Advance made by it in an amount equal to the amount of such Advance, together with all accrued and unpaid interest on that Advance, (i) from late payments on the related Mortgage Loan by the borrower, (ii) from insurance proceeds, condemnation proceeds, liquidation proceeds from the sale of the related Specially Serviced Mortgage Loan or the related Mortgaged Property or other collections relating to the Mortgage Loan or (iii) upon determining in accordance with the applicable Servicing Standard (with respect to a Master Servicer) or in its reasonable judgment (with respect to the Trustee) that the Advance is not recoverable in the manner described in the preceding two clauses, from any other amounts from time to time on deposit in the Collection Account (except as provided in this section with respect to Loan Combinations).

Each Master Servicer, the Special Servicer and the Trustee will each be entitled to receive interest on Advances at a per annum rate equal to the Prime Rate (the “Advance Rate”) (i) from the amount of Default Interest on the related Mortgage Loan paid by the borrower, (ii) from late payment fees on the related Mortgage Loan paid by the borrower, and (iii) upon determining in good faith that the amounts described in the preceding two clauses are insufficient to pay such interest, then, from any other amounts from time to time on deposit in the Collection Account (except as provided in this section with respect to Loan Combinations). Each Master Servicer will be authorized to pay itself, the Special Servicer or the Trustee, as applicable, such interest monthly prior to any payment to holders of Certificates, provided that no interest shall accrue and be payable on any P&I Advances until the grace period for a late payment by the underlying borrower has expired. If the interest on such Advance is not recovered from Default Interest and late payment fees on such Mortgage Loan, a shortfall will result which will have the same effect as a Realized Loss. The “Prime Rate” is the rate, for any day, set forth as such in the “Money Rates” section of The Wall Street Journal, Eastern Edition.

The obligation of the Master Servicers or the Trustee, as applicable, to make Advances with respect to any Mortgage Loan pursuant to the Pooling and Servicing Agreement continues through the foreclosure of such Mortgage Loan and until the liquidation of the Mortgage Loan or disposition of the related REO Properties. The Advances are subject to the applicable Master Servicer’s or the Trustee’s, as applicable, determination that such Advances are recoverable.

With respect to the payment of insurance premiums and delinquent tax assessments, in the event that a Master Servicer determines that a Property Advance of such amounts would not be recoverable, that Master Servicer will be required to notify the Trustee and the Special Servicer of such determination. Upon receipt of such notice, the Special Servicer will be required to determine (with the reasonable assistance of that Master Servicer) whether or not payment of such amount (i) is necessary to preserve the related Mortgaged Property and (ii) would be in the best interests of the Certificateholders (and in the case of a Serviced Loan Combination, the holder of the related Serviced Companion Loan, as a collective whole). If the Special Servicer determines that such payment (i) is necessary to preserve the related Mortgaged Property and (ii) would be in the best interests of the Certificateholders (and in the case of a Serviced Loan Combination, the holder of the related Serviced Combination Loan, as a collective whole), the Special Servicer will be required to direct the applicable Master Servicer to make such payment, who will then be required to make such payment from the Collection Account (or, with respect to a Serviced Loan Combination, the related custodial account) to the extent of available funds.

Recovery of Advances. Subject to the conditions or limitations set forth in the Pooling and Servicing Agreement, the Master Servicers, the Trustee or the Special Servicer, as applicable, will be entitled to recover any Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, with respect to any Property Advance made with respect to a Serviced Loan Combination, from any amounts collected in respect of such Serviced Loan Combination) as to which that Advance was made, whether in the form of late payments, insurance proceeds, and condemnation proceeds, liquidation proceeds, REO proceeds or otherwise from the Mortgage Loan or REO Loan (or, with respect to any Property Advance made with respect to a Serviced Loan Combination, from any amounts collected in respect of such Serviced Loan Combination) (“Related Proceeds”) prior to distributions on the Certificates. Notwithstanding the foregoing, none of the Master Servicers, the Special Servicer or the Trustee will be obligated to make any Advance that it or the Special Servicer determines in its reasonable judgment would, if made, not be ultimately recoverable (including interest on the Advance at the Advance Rate) out of Related Proceeds (a “Nonrecoverable Advance”). Any such determination with respect to the recoverability of Advances by either of the Master Servicers or the Special Servicer must be evidenced by an officer’s certificate delivered to the other and to the Depositor, the Certificate Administrator and the Trustee and, in the case of the Trustee, delivered to the Depositor, the Certificate Administrator, the Master Servicers and the Special Servicer, setting forth such nonrecoverability determination and the considerations of the applicable Master Servicer, the Special Servicer or the Trustee, as the case may be, forming the basis of such determination (such certificate accompanied by, to the extent available, income and expense statements, rents rolls, occupancy status, property inspections and other information used by the applicable Master Servicer, the Trustee or the Special Servicer, as applicable, to make such determination, together with any existing Appraisal or Updated Appraisal); provided, however, that the Special Servicer may, at its option, make a determination in accordance with the applicable Servicing Standard, that any Advance previously made or proposed to be made is nonrecoverable and shall deliver to the Master Servicers and the Trustee notice of such determination, together with the officer’s certificate and supporting information referred to above. Any such determination shall be conclusive and binding on the Master Servicers, the Special Servicer and the Trustee.

Subject to the discussion in this section relating to Loan Combinations, each of the Master Servicers, the Special Servicer and the Trustee will be entitled to recover any Advance (including P&I Advances with respect to the 135 East 57th Street Non-Pooled Trust Component) made by it that it subsequently determines to be a Nonrecoverable Advance out of general funds on deposit in the Collection Account (or, with respect to any Property Advance made with respect to a Serviced Loan Combination, first, out of general funds on deposit in the custodial account related to such Serviced Loan Combination and then, out of general funds on deposit in the Collection Account) in each case, first, from principal collections and then, from interest and other collections. If the funds in the Collection Account (or, with respect to a Serviced Loan Combination, the related custodial account) allocable to principal and available for distribution on the next Distribution Date are insufficient to fully reimburse the party entitled to reimbursement, then such party may elect, on a monthly basis, in its sole discretion, to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the Advance at the Advance Rate) for such time as is required to reimburse such excess portion from principal for a period not to exceed 12 months (provided, however, that any deferment over six months will require the consent of the Controlling Class Representative). At any time after such determination, the applicable Master Servicer or the Trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement out of general collections on the Mortgage Pool immediately. The fact that a decision to recover a Nonrecoverable Advance over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes of Certificateholders will not constitute a violation of the applicable Servicing Standard or a breach of the terms of the Pooling and Servicing Agreement by any party thereto, or a violation of any fiduciary duty owed by any party thereto to the Certificateholders. In addition, the Master Servicers, the Special Servicer or the Trustee, as applicable, will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan, REO Loan or Serviced Loan Combination, as applicable, is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, a “Workout-Delayed Reimbursement Amount”), first, only out of principal collections in the Collection Account (or, with respect to a Serviced Loan Combination, first out of principal collections in the related custodial account), less any amounts applied to reimbursement of any nonrecoverable Advances or interest thereon and second, only upon a determination by the applicable Master Servicer, the Special Servicer or the Trustee, as applicable, that either (a) such amounts will not ultimately be recoverable from late collections of interest and principal or any other recovery on or in respect of the related Mortgage Loan or REO Loan or (b) such Workout-Delayed Reimbursement Amounts would not ultimately be recoverable, along with any other Workout-Delayed Reimbursement Amounts and Nonrecoverable Advances, out of the principal portion of future collections on all of the Mortgage Loans and the REO Properties, from general collections in the Collection Account, taking into account the factors listed below in making this determination. In making a nonrecoverability determination, such person will be entitled to (i) give due regard to the existence of any Nonrecoverable Advance or Workout-Delayed Reimbursement Amount with respect to other Mortgage Loans which, at the time of such consideration, the recovery of which are being deferred or delayed by the applicable Master Servicer, the Special Servicer or the Trustee, as applicable, in light of the fact that proceeds on the related Mortgage Loan are a source of recovery not only for the Property Advance or P&I Advance under consideration, but also as a potential source of recovery of such Nonrecoverable Advance or Workout-Delayed Reimbursement Amounts which are or may be being deferred or delayed and (ii) consider (among other things) the obligations of the borrower under the terms of the related Mortgage Loan (or the Serviced Loan Combination, as applicable) as it may have been modified, (iii) consider (among other things) the related Mortgaged Properties in their “as is” or then-current conditions and occupancies, as modified by such party’s assumptions (consistent with the applicable Servicing Standard in the case of the Master Servicers or the Special Servicer) regarding the possibility and effects of future adverse changes with respect to such Mortgaged Properties, (iv) estimate and consider (consistent with the applicable Servicing Standard in the case of the Master Servicers or the Special Servicer) (among other things) future expenses and (v) estimate and consider (among other things) the timing of recoveries. In addition, any such person may update or change its recoverability determinations at any time (but not reverse any other person’s determination that an Advance is non-recoverable) at any time and may obtain, at the expense of the Trust, any analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any such determination will be conclusive and binding on the Certificateholders and the holders of the Serviced Companion Loans. The Trustee will be entitled to rely conclusively on any nonrecoverability determination of the Master Servicers or the Special Servicer, as applicable, and the Master Servicers will be entitled to rely conclusively on any nonrecoverability determination of the Special Servicer. Subject to the discussion in this section regarding Mortgage Loans that are part of a Loan Combination, the Master Servicers will be entitled to conclusively rely on any nonrecoverability determination of a servicer of a Pari Passu Companion Loan. Nonrecoverable Advances allocated to the Mortgage Loans (with respect to any Mortgage Loan that is part of a Loan Combination, as described above) will represent a portion of the losses to be borne by the Certificateholders.

In addition, the Master Servicers, the Special Servicer and the Trustee, as applicable, shall consider Unliquidated Advances in respect of prior Advances for purposes of nonrecoverability determinations as if such Unliquidated Advances were unreimbursed Advances. None of the Master Servicers, the Special Servicer or Trustee will be required to make any principal or interest advances with respect to delinquent amounts due on any Companion Loan. Any requirement of the Master Servicers or Trustee to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans.

“Unliquidated Advance” means any Advance previously made by a party to the Pooling and Servicing Agreement that has been previously reimbursed, as between the person that made the Advance under the Pooling and Servicing Agreement, on the one hand, and the Trust Fund, on the other, as part of a Workout-Delayed Reimbursement Amount, as applicable, but that has not been recovered from the related borrower or otherwise from collections on or the proceeds of the Mortgage Loan, the applicable Serviced Loan Combination or REO Property in respect of which the Advance was made.

To the extent a P&I Advance in respect of the 135 East 57th Street Non-Pooled Trust Component is determined to be a Nonrecoverable Advance and is required to be reimbursed from the principal portion or interest portion of general collections on the Mortgage Loans as described above, such reimbursement will be made first from the applicable collections in Loan Group 1 and, if the applicable collections in Loan Group 1 are not sufficient to make such reimbursement in full, then from the applicable collections in Loan Group 2 (after giving effect to any reimbursements of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts that are related to Loan Group 1).

Accounts

Collection Account. Each Master Servicer will establish and maintain one or more segregated accounts (collectively, the “Collection Account”) pursuant to the Pooling and Servicing Agreement, and will be required to deposit into the Collection Account (or, with respect to each Serviced Loan Combination, a separate custodial account) all payments in respect of the Mortgage Loans, other than amounts permitted to be withheld by each Master Servicer or amounts to be deposited into any Reserve Account. Payments and collections received in respect of each Serviced Loan Combination will be deposited into a separate custodial account (which may be a sub-account of the Collection Account). Payments and collections on each related Mortgage Loan will be transferred from such custodial account to the Collection Account no later than the business day preceding the related Distribution Date.

Distribution Accounts. The Certificate Administrator will establish and maintain one or more segregated accounts (the “Distribution Account”) in its own name for the benefit of the holders of the Certificates. With respect to each Distribution Date, the Master Servicers will remit on or before each Master Servicer Remittance Date to the Certificate Administrator, and the Certificate Administrator will deposit into the Distribution Account, to the extent of funds on deposit in the Collection Account, on the Master Servicer Remittance Date an aggregate amount of immediately available funds equal to the sum of (i) the Available Funds (including all P&I Advances) and (ii) the Trustee/Certificate Administrator Fee. To the extent the Master Servicers fails to do so, the Trustee will deposit all P&I Advances into the Distribution Account as described herein. See “Description of the Offered Certificates— Distributions” in this prospectus supplement.

Interest Reserve Account. The Certificate Administrator will establish and maintain an “Interest Reserve Account” in its own name for the benefit of the holders of the Certificates (other than the Class E57 and Class T Certificates). With respect to each Distribution Date occurring in February and each Distribution Date occurring in any January, which occurs in a year that is not a leap year, unless such Distribution Date is the final Distribution Date, there shall be deposited, in respect of each Mortgage Loan (excluding the 135 East 57th Street Non-Pooled Trust Component) that does not accrue interest on the basis of a 360-day year consisting of 12 months of 30 days each, an amount equal to one day’s interest at the related Mortgage Rate (net of any Servicing Fee and Trustee/Certificate Administrator Fee payable therefrom) on the respective Stated Principal Balance as of the immediately preceding Due Date, to the extent a Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). With respect to each Distribution Date occurring in March (or February if the related Distribution Date is the final Distribution Date), an amount is required to be withdrawn from the Interest Reserve Account in respect of each such Mortgage Loan (excluding the 135 East 57th Street Non-Pooled Trust Component) equal to the related Withheld Amounts from the preceding January (if applicable) and February, if any, and deposited into the Distribution Account.

Excess Interest. The Certificate Administrator is required to establish and maintain the “Grantor Trust Distribution Account” in its own name for the benefit of the Class T Certificateholders. On each Distribution Date, the Certificate Administrator is required to distribute from the Grantor Trust Distribution Account any Excess Interest received with respect to the Mortgage Loans during the related Collection Period to the holders of the Class T Certificates.

“Excess Interest” with respect to the ARD Loans is the interest accrued at an increased interest rate in respect of each ARD Loan after the Anticipated Repayment Date in excess of the interest accrued at the initial interest rate, plus any related interest, to the extent permitted by applicable law.

The Certificate Administrator will also establish and maintain one or more segregated accounts or sub-accounts for the “135 East 57th Street Loan REMIC Distribution Account,” the “Lower-Tier Distribution Account,” the “Upper-Tier Distribution Account,” the “Floating Rate Account” and the “Excess Liquidation Proceeds Account,” each in its own name for the benefit of the holders of the Certificates.

The Collection Account, the separate custodial account for each Serviced Loan Combination, the 135 East 57th Street Loan REMIC Distribution Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Grantor Trust Distribution Account, the Floating Rate Account and the Excess Liquidation Proceeds Account will be held in the name of the Trustee (or the Master Servicers or Certificate Administrator on behalf of the Trustee) on behalf of the holders of Certificates and, in the case of the Serviced Loan Combinations, the holder of the related Serviced Companion Loan and with respect to the 135 East 57th Street Loan REMIC Distribution Account, the Lower-Tier Distribution Account and the Floating Rate Account, for the benefit of the Trustee as the holder of the related uncertificated regular interests. Each of the Collection Account, the separate custodial account for each Serviced Loan Combination, any REO Account, the 135 East 57th Street Loan REMIC Distribution Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Grantor Trust Distribution Account, Floating Rate Account and the Excess Liquidation Proceeds Account will be (or will be a sub-account of) either (i) (A) an account or accounts maintained with a depository institution or trust company the short-term unsecured debt obligations or commercial paper of which are rated at least “A-1” by S&P and “P-1” by Moody’s, with respect to any custodial account related to a Serviced Loan Combination as to which commercial mortgage pass-through certificates backed by a Serviced Companion Loan have been issued (“Companion Loan Securities“) rated by S&P or Moody’s, in the case of accounts in which deposits have a maturity of 30 days or less or, in the case of accounts in which deposits have a maturity of more than 30 days, the long-term unsecured debt obligations of which are rated at least “AA–” by S&P (or “A+” if the related short-term rating is at least “A-1”) and “Aa3” by Moody’s, with respect to any custodial account related to a Serviced Loan Combination that has Companion Loan Securities rated by S&P or Moody’s or (B) as to which the Certificate Administrator has received written confirmation from each rating agency then rating any Certificates or Companion Loan Securities that holding funds in such account would not cause any rating agency to qualify, withdraw or downgrade any of its then-current ratings on the Certificates or Companion Loan Securities or (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution, is subject to regulations substantially similar to 12 C.F.R. Section 9.10(b) and subject to supervision or examination by federal and state authority, (iii) any other account that, as evidenced by a written confirmation from each rating agency then rating any Certificates or Companion Loan Securities that such account would not, in and of itself, cause a downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates or Companion Loan Securities, which may be an account maintained with the Trustee, the Certificate Administrator or the Master Servicers, or (iv) with KeyBank National Association so long as KeyBank

National Association’s long-term unsecured debt rating is at least “A1” from Moody’s and “A-“ from S&P and its a short-term unsecured debt rating is at least “P-1” from Moody’s (if the deposits are to be held in the account for more than 30 days) or KeyBank National Association’s short-term deposit or short-term unsecured debt rating is at least “P-1” from Moody’s or “A-1” from S&P (if the deposits to be held in accounts for 30 days or less).

With respect to each of the accounts, the party that maintains such account (i.e., the applicable Master Servicer, with respect to the Collection Account, the Trustee with respect to the Distribution Accounts, Interest Reserve Account and Excess Liquidation Proceeds Account, and the Special Servicer with respect to any REO Account) shall be the party with the right and obligation to make disbursements from such account. The Certificate Administrator will have the right to invest the funds in the Distribution Accounts, the Grantor Trust Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account, each Master Servicer will have the right to invest the funds in the Collection Account maintained by it and each Master Servicer will have the right to invest the funds in the separate custodial account for each Serviced Loan Combination, and the Special Servicer will have the right to invest the funds in any REO Account, in each case, in certain short-term high quality investments maturing on the business day prior to the date such funds are required to be applied pursuant to the Pooling and Servicing Agreement. The Certificate Administrator, each Master Servicer or the Special Servicer (as applicable) will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds other than losses resulting from investments directed by or on behalf of a borrower or that result from the insolvency of any financial institution that was an eligible institution under the terms of the Pooling and Servicing Agreement in the month in which the loss occurred and at the time the investment was made. The transaction accounts and account activity conducted by the Master Servicers, Special Servicer or Certificate Administrator with respect to any account maintained by it will not be independently verified by any other person or entity. Cash in the Collection Account, any REO Account (except to the extent retained to pay certain expenses of maintaining REO Property) and Excess Liquidation Proceeds Account in any Collection Period will generally be disbursed on the next Distribution Date. Cash deposited in the Distribution Accounts and the Grantor Trust Distribution Account on any Master Servicer Remittance Date will generally be disbursed on the next Distribution Date. Cash in the Interest Reserve Account will be disbursed as described above under “—Interest Reserve Account.”

The Master Servicers may make withdrawals from the Collection Account (and the separate custodial account for each Serviced Loan Combination), to the extent permitted and in the priorities provided in the Pooling and Servicing Agreement.

The Certificate Administrator, on behalf of the Holders of the Class AM-FL Certificates, will be required to establish and maintain the Floating Rate Account, in which it will hold funds pending their distribution on the Floating Rate Certificates or to the Swap Counterparty and from which it will make those distributions. None of the Offered Certificates will represent ownership interests in such account.

Enforcement of “Due-On-Sale” and “Due-On-Encumbrance” Clauses

Due-On-Sale Clauses. In most cases, the Mortgage Loans and Serviced Loan Combinations contain provisions in the nature of “due-on-sale” clauses (including, without limitation, sales or transfers of Mortgaged Properties (in full or part) or the sale, transfer, pledge or hypothecation of direct or indirect interests in the borrower or its owners), which by their terms (a) provide that the Mortgage Loans or Serviced Loan Combinations will (or may at the lender’s option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property or the related borrower, (b) provide that the Mortgage Loans or Serviced Loan Combinations may not be assumed without the consent of the related lender in connection with any such sale or other transfer or (c) provide that such Mortgage Loans or Serviced Loan Combinations may be assumed or transferred without the consent of the lender provided certain conditions are satisfied. The KRECM Master Servicer, with respect to the Mortgage Loans master serviced by KRECM, or the Special Servicer, with respect to the Mortgage Loans master serviced by Capmark, will not be required to enforce any such due-on-sale clauses and in connection therewith will not be required to (i) accelerate payments thereon or (ii) withhold its consent to such an assumption if (x) such provision is not exercisable under applicable law or the enforcement of such provision is reasonably likely to result in meritorious legal action by the borrower or (y) the KRECM Master Servicer, with respect to the Mortgage Loans master serviced by KRECM, or the Special Servicer, with respect to the Mortgage Loans master serviced by Capmark, determines, in accordance with the applicable Servicing Standard, that granting such consent would be likely to result in a greater recovery, on a present value basis (discounting at the related Mortgage Rate), than would enforcement of such clause. If the KRECM Master Servicer, with respect to the Mortgage Loans master serviced by KRECM, or the Special Servicer, with respect to the Mortgage Loans master serviced by Capmark, determines that (i) granting such consent would be likely to result in a greater recovery, (ii) such provisions are not legally enforceable, or (iii) in the case of a Mortgage Loan described in clause (c) of this paragraph, that the conditions to sale or transfer have been satisfied, the KRECM Master Servicer, with respect to the Mortgage Loans master serviced by KRECM, or the Special Servicer, with respect to the Mortgage Loans master serviced by Capmark, is authorized to take or enter into an assumption agreement from or with the proposed transferee as obligor thereon, provided that (a) the credit status of the prospective transferee is in compliance with the KRECM Master Servicer’s, with respect to the Mortgage Loans master serviced by KRECM, or the Special Servicer’s, with respect to the Mortgage Loans master serviced by Capmark, regular commercial mortgage origination or servicing standards and criteria and the terms of the related Mortgage and (b) the KRECM Master Servicer, with respect to the Mortgage Loans master serviced by KRECM, or the Special Servicer, with respect to the Mortgage Loans master serviced by Capmark, has received written confirmation that such assumption or substitution would not, in and of itself, cause a downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates from (i) S&P with respect to any Mortgage Loan (other than the Non-Serviced Mortgage Loan) (together with any Mortgage Loans cross-collateralized with such Mortgage Loan) that (A) represents more than 5% of the then-current aggregate Stated Principal Balance of the Mortgage Loans (taking into account for the purposes of this calculation, in the case of any such Mortgage Loan with respect to which the related borrower or its affiliate is a borrower with respect to one or more other Mortgage Loans, such other Mortgage Loans), (B) has a Stated Principal Balance that is more than $35,000,000 or (C) is among the ten largest Mortgage Loans in the Trust (based on its Stated Principal Balance), or (ii) Moody’s with respect to any Mortgage Loan (together with any Mortgage Loans cross-collateralized with such Mortgage Loans) that represents one of the ten largest Mortgage Loans based on Stated Principal Balance, or the then current ratings assigned to the Companion Loan Securities by an applicable rating agency with respect to any Mortgage Loan that (together with any Mortgage Loans cross collateralized with such Mortgage Loan) represents one of the ten largest Mortgage Loans in the Trust (based on its Stated Principal Balance). To the extent not precluded by the Mortgage Loan Documents, the KRECM Master Servicer, with respect to the Mortgage Loans master serviced by KRECM, or the Special Servicer, with respect to the Mortgage Loans master serviced by Capmark, may not approve an assumption or substitution without requiring the related borrower to pay any fees owed to the rating agencies associated with the approval of such assumption or substitution. However, in the event that the related borrower is required but fails to pay such fees, such fees will be an expense of the Trust Fund and, (x) in the case of a Serviced Loan Combination with one or more related Pari Passu Companion Loans, such expense will be allocated to the holders of the Mortgage Loan and the related Pari Passu Companion Loans, based on each loan’s Stated Principal Balance and (y) in the case of a Serviced Loan Combination with a related B Loan, such expense will be allocated (i) first to the related B Loan (up to the full Stated Principal Balance thereof), and, then, (ii) to the holders of the Mortgage Loan (or in the case of the Georgian Towers Loan, from the holder of the related Mortgage Loan and the holder of the related Pari Passu Companion Loan pro rata, based on each such loan’s outstanding principal balance). No assumption agreement may contain any terms that are different from any term of any Mortgage or related Note, except pursuant to the provisions described under “—Realization Upon Defaulted Mortgage Loans” and “—Modifications” in this prospectus supplement.

Notwithstanding anything in the foregoing paragraph to the contrary, the Capmark Master Servicer, with respect to the Mortgage Loans for which it acts as master servicer, will promptly forward any request for an assumption of any such Mortgage Loan or Serviced Whole Loan to the Special Servicer and such request will be processed by the Special Servicer in the manner described in the preceding paragraph. With respect to the Mortgage Loans master serviced by KRECM, after processing the assumption requests as described above, the KRECM Master Servicer will forward such assumption applications to the Special Servicer for final approval, which will be deemed to be granted if not denied within 15 business days.

Due-On-Encumbrance Clauses. In most cases, the Mortgage Loans and Serviced Loan Combinations contain provisions in the nature of a “due-on-encumbrance” clause which by their terms (a) provide that the related Mortgage Loan or Serviced Loan Combination will (or may at the lender’s option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property or the ownership interest of the borrower (including, unless specifically permitted, any mezzanine financing of the borrower or the Mortgaged Property or any sale or transfer of preferred equity in the borrower or its owners), (b) require the consent of the related lender to the creation of any such lien or other encumbrance on the related Mortgaged Property (including, without limitation, any mezzanine financing of the borrower or the Mortgaged Property or any sale or transfer of preferred equity in the borrower or its owners) or (c) provide that such Mortgaged Property may be further encumbered without the consent of the lender (including, without limitation, any mezzanine financing of the borrower or the Mortgaged Property or any sale or transfer of preferred equity in the borrower or its owners), provided certain conditions are satisfied. The KRECM Master Servicer, with respect to the Mortgage Loans master serviced by KRECM, or the Special Servicer, with respect to the Mortgage Loans master serviced by Capmark, will not be required to enforce such due-on-encumbrance clauses and in connection therewith, will not be required to (i) accelerate payments thereon or (ii) withhold its consent to such lien or encumbrance if the KRECM Master Servicer, with respect to the Mortgage Loans master serviced by KRECM, or the Special Servicer, with respect to the Mortgage Loans master serviced by Capmark (A) determines, in accordance with the applicable Servicing Standard, that such enforcement would not be in the best interests of the Trust or that in the case of a Mortgage Loan or Serviced Loan Combination described in clause (c) of this paragraph, that the conditions to further encumbrance have been satisfied and (B) receives prior written confirmation from Moody’s and S&P that granting such consent would not, in and of itself, cause a downgrade, qualification or withdrawal of any of the then-current ratings assigned to the Certificates and receives prior written confirmation from each applicable rating agency that the granting of such consent would not cause a downgrade, qualification or withdrawal of any of the then-current ratings assigned to the Companion Loan Securities; provided, that in the case of S&P, such confirmation will only be required with respect to any Mortgage Loan (together with any Mortgage Loans cross collateralized with such Mortgage Loan) that (1) represents 2% or more of the Stated Principal Balance of all of the Mortgage Loans held by the Trust Fund (or 5% if the aggregate Stated Principal Balance of all of the Mortgage Loans held by the Trust Fund is less than $100 million), (2) has a Stated Principal Balance greater than $20,000,000, (3) is one of the ten largest mortgage loans based on Stated Principal Balance, (4) has a loan to value ratio (which includes additional debt of the related borrower and any related mezzanine debt or preferred equity, if any) that is greater than or equal to 85% or (5) has a Debt Service Coverage Ratio (which includes additional debt of the related borrower and any related mezzanine debt or preferred equity, if any) that is less than 1.20x or, in the case of Moody’s, such confirmation will only be required with respect to any Mortgage Loan which (together with any Mortgage Loans cross collateralized with such Mortgage Loans) represent one of the ten largest Mortgage Loans in the Trust (based on its then Stated Principal Balance). To the extent not precluded by the Mortgage Loan Documents, the KRECM Master Servicer, with respect to the Mortgage Loans master serviced by KRECM, or the Special Servicer, with respect to the Mortgage Loans master serviced by Capmark, may not approve the creation of any lien or other encumbrance without requiring the related borrower to pay any fees owed to the rating agencies associated with the approval of such lien or encumbrance. However, in the event that the related borrower is required but fails to pay such fees, such fees will be an expense of the Trust Fund and (x) in the case of a Serviced Loan Combination with one or more related Pari Passu Companion Loans, such expense will be allocated to the holders of to the holders of the Mortgage Loan and the related Pari Passu Companion Loans, pro rata based on each loan’s Stated Principal Balance and (y) in the case of a Serviced Loan Combination with a related B Loan, such expense will be allocated (i) first to the related B Loan (up to the full Stated Principal Balance thereof), and, then, (ii) to the holders of the Mortgage Loan (or in the case of the Georgian Towers Loan, from the holder of the related Mortgage Loan and the holder of the related Pari Passu Companion Loan pro rata, based on each such loan’s outstanding principal balance).

Notwithstanding anything in the foregoing paragraph to the contrary, the Capmark Master Servicer, with respect to the Mortgage Loans for which it acts as master servicer, will promptly forward any request for the further encumbrance of any Mortgage Loan or Serviced Whole Loan to the Special Servicer and such request will be processed by the Special Servicer in the manner described in the preceding paragraph. With respect to the Mortgage Loans master serviced by KRECM, after processing the requests for further encumbrance as described above, the KRECM Master Servicer will forward such requests for further encumbrance to the Special Servicer for final approval, which will be deemed to be granted if not denied within 15 business days.

Neither the Master Servicers nor the Special Servicer will be responsible for enforcing a “due-on-sale” or a “due-on-encumbrance” clause with respect to any Non-Serviced Mortgage Loan.

Inspections

Each Master Servicer (or with respect to any Specially Serviced Mortgage Loan and REO Property, the Special Servicer) is required to inspect or cause to be inspected each Mortgaged Property (other than the Mortgaged Property securing the Non-Serviced Mortgage Loan) serviced by it at such times and in such manner as is consistent with the applicable Servicing Standard, but in any event is required to inspect each Mortgaged Property securing a Note, with a Stated Principal Balance (or in the case of a Note secured by more than one Mortgaged Property, having an allocated loan amount) of (a) $2,000,000 or more at least once every 12 months and (b) less than $2,000,000 at least once every 24 months, in each case commencing in 2008; provided, however, that if any Mortgage Loan becomes a Specially Serviced Mortgage Loan, the Special Servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable but in no event more than 60 days after the Mortgage Loan becomes a Specially Serviced Mortgage Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Mortgage Loan; provided, further, that a Master Servicer will not be required to inspect a Mortgaged Property that has been inspected in the previous 12 months. The reasonable cost of each such inspection performed by the Special Servicer will be paid by the applicable Master Servicer as a Property Advance or if such Property Advance would not be recoverable, as an expense of the Trust Fund. The applicable Master Servicer or the Special Servicer, as applicable, will be required to prepare a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property and specifying the existence of any material vacancies in the Mortgaged Property, any sale, transfer or abandonment of the Mortgaged Property of which it has actual knowledge, any material adverse change in the condition of the Mortgaged Property, or any visible material waste committed on the Mortgaged Property. Inspection of the Mortgaged Properties securing the Non-Serviced Mortgage Loan will be conducted by the other servicers appointed under, and done in accordance with the terms of, the pooling and servicing agreement governing the Non-Serviced Mortgage Loan.

Insurance Policies

In the case of each Mortgage Loan (but excluding any Mortgage Loan as to which the related Mortgaged Property has become an REO Property and the Non-Serviced Mortgage Loan), the applicable Master Servicer will be required to use commercially reasonable efforts consistent with the applicable Servicing Standard to cause the related borrower to maintain insurance coverage (including identifying the extent to which such borrower is maintaining insurance coverage and, if such borrower does not so maintain, each Master Servicer will be required to itself cause to be maintained) for the related Mortgaged Property:

(i) except where the Mortgage Loan Documents permit a borrower to rely on self-insurance provided by a tenant, a fire and casualty extended coverage insurance policy that does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of the full replacement cost of the improvements securing the Mortgage Loan or the outstanding principal balance of the Mortgage Loan or the Serviced Loan Combination, as applicable, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, and

(ii) all other insurance coverage as is required (including, but not limited to, coverage for acts of terrorism), subject to applicable law, under the related Mortgage Loan Documents, provided, however, that:

(a) the Master Servicers will not be required to maintain any earthquake or environmental insurance policy on any Mortgaged Property unless such insurance policy was in effect at the time of the origination of such Mortgage Loan or Serviced Loan Combination, as applicable, or was required by the related Mortgage Loan Documents and is available at commercially reasonable rates (and if the applicable Master Servicer does not cause the borrower to maintain or itself maintains such earthquake or environmental insurance policy on any Mortgaged Property, the Special Servicer will have the right, but not the duty, to obtain (in accordance with the applicable Servicing Standard), at the Trust’s expense, earthquake or environmental insurance on any REO Property so long as such insurance is available at commercially reasonable rates);

(b) if and to the extent that any Mortgage Loan Document grants the lender thereunder any discretion (by way of consent, approval or otherwise) as to the insurance provider from whom the related borrower is to obtain the requisite insurance coverage, the Master Servicers must (to the extent consistent with the applicable Servicing Standard) require the related borrower to obtain the requisite insurance coverage from qualified insurers that meet the required ratings set forth in the Pooling and Servicing Agreement;

(c) the Master Servicers will have no obligation beyond using their reasonable efforts consistent with the applicable Servicing Standard to enforce those insurance requirements against any borrower; provided, however, that this will not limit the applicable Master Servicer’s obligation to obtain and maintain a force-placed insurance policy as set forth in the Pooling and Servicing Agreement;

(d) except as provided below, in no event will the applicable Master Servicer be required to cause the borrower to maintain, or itself obtain, insurance coverage that such Master Servicer has determined is either (A) not available at any rate or (B) not available at commercially reasonable rates and the related hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which the related Mortgaged Property is located (in each case, as determined by the applicable Master Servicer in accordance with the applicable Servicing Standard and taking into account the insurance coverage provided on the Mortgage Loan at closing, not less frequently than annually, and, to the extent consistent with the applicable Servicing Standard, such Master Servicer will be entitled to rely on insurance consultants, retained at its own expense, in making such determination);

(e) to the extent the applicable Master Servicer itself is required to maintain insurance that the borrower does not maintain, such Master Servicer will not be required to maintain insurance other than what is available on a force-placed basis at commercially reasonable rates, and only to the extent the Trustee as lender has an insurable interest thereon; and

(f) any explicit terrorism insurance requirements contained in the related Mortgage Loan Documents are required to be enforced by the applicable Master Servicer in accordance with the applicable Servicing Standard (unless the Special Servicer and the Directing Holder have consented to a waiver (including a waiver to permit the applicable Master Servicer to accept insurance that does not comply with specific requirements contained in the Mortgage Loan Documents) in writing of that provision in accordance with the applicable Servicing Standard).

provided, however, that any determination by the Master Servicers that a particular type of insurance is not available at commercially reasonable rates will be subject to the approval of the Special Servicer and the Directing Holder; provided, further, that the Master Servicers will not be permitted to obtain insurance on a force-placed basis with respect to terrorism insurance without the consent of the Special Servicer and the Directing Holder; and, provided, further, that while approval is pending, the Master Servicers will not be in default or liable for any loss.

In addition, you should assume that the Pooling and Servicing Agreement will prohibit each Master Servicer from making various determinations that it is otherwise authorized to make in connection with its efforts to maintain insurance or cause insurance to be maintained unless it obtains the consent of the Special Servicer and that the Special Servicer will not be permitted to consent to those determinations unless the Special Servicer has complied with any applicable provisions of the Pooling and Servicing Agreement described herein under “—Modifications” and “—Special Servicing.” The Pooling and Servicing Agreement may also provide for the Special Servicer to fulfill the duties otherwise imposed on the Master Servicers as described above with respect to a particular Mortgage Loan if the Special Servicer has a consent right described above and disapproves the proposed determination, or if certain other circumstances occur in connection with an insurance-related determination by the applicable Master Servicer, with respect to that Mortgage Loan.

With respect to each REO Property, the Special Servicer will generally be required to use reasonable efforts, consistent with the applicable Servicing Standard, to maintain with an insurer meeting certain criteria set forth in the Pooling and Servicing Agreement (subject to the right of the Special Servicer to direct the applicable Master Servicer to make a Property Advance for the costs associated with coverage that the Special Servicer determines to maintain, in which case such Master Servicer will be required to make that Property Advance (subject to the recoverability determination and Property Advance procedures described above under “—Advances” in this prospectus supplement) (a) a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of the full replacement value of the Mortgaged Property or the Stated Principal Balance of the Mortgage Loan or the Serviced Loan Combination, as applicable (or such greater amount of coverage required by the related Mortgage Loan Documents (unless such amount is not available or the Directing Holder has consented to a lower amount)), but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, (b) a comprehensive general liability insurance policy with coverage comparable to that which would be required under prudent lending requirements and in an amount not less than $1,000,000 per occurrence and (c) to the extent consistent with the applicable Servicing Standard, a business interruption or rental loss insurance covering revenues or rents for a period of at least 12 months. However, the Special Servicer will not be required in any event to maintain or obtain (or direct the Master Servicers to maintain or obtain) insurance coverage described in this paragraph beyond what is reasonably available at a cost customarily acceptable and consistent with the applicable Servicing Standard. With respect to each Specially Serviced Mortgage Loan, the Special Servicer will be required to use commercially reasonable efforts to cause the related borrower to maintain the insurance set forth in clauses (a), (b) and/or (c) of this paragraph, as applicable, provided that if such borrower fails to maintain such insurance, the Special Servicer will be required to direct the applicable Master Servicer to cause that coverage to be maintained under that Master Servicer’s force-placed insurance policy. In such case, the applicable Master Servicer will be required to so cause that coverage to be maintained to the extent that the identified coverage is available under that Master Servicer’s existing force-placed policy.

If either (x) the applicable Master Servicer or the Special Servicer obtains and maintains, or causes to be obtained and maintained, a blanket policy or master force-placed policy insuring against hazard losses on all of the Mortgage Loans (other than the Non-Serviced Mortgage Loan) and the Serviced Loan Combinations or REO Properties, as applicable, as to which it is the Master Servicer or the Special Servicer, as the case may be, then, to the extent such policy (i) is obtained from an insurer meeting certain criteria set forth in the Pooling and Servicing Agreement, and (ii) provides protection equivalent to the individual policies otherwise required or (y) such Master Servicer or Special Servicer has long-term unsecured debt obligations that are rated not lower than “A2” by Moody’s and “A-“ by S&P and “A-“ by Fitch if any Companion Loan Security is rated by Fitch and the applicable Master Servicer or the Special Servicer self-insures for its obligation to maintain the individual policies otherwise required, then such Master Servicer or Special Servicer, as the case may be, will conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties or REO Properties, as applicable. Such a blanket or master force-placed policy may contain a deductible clause

(not in excess of a customary amount), in which case the Master Servicer or the Special Servicer, as the case may be, that maintains such policy shall, if there shall not have been maintained on any Mortgaged Property or REO Property thereunder a hazard insurance policy complying with the requirements described above, and there shall have been one or more losses that would have been covered by such an individual policy, promptly deposit into the Collection Account (or, with respect to a Serviced Loan Combination, the related separate custodial account), from its own funds, the amount not otherwise payable under the blanket or master force-placed policy in connection with such loss or losses because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan or the related Serviced Loan Combination (or, in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the applicable Servicing Standard).

The costs of the insurance premiums incurred by the Master Servicers or the Special Servicer may be recovered by the Master Servicers or the Special Servicer, as applicable, from reimbursements received from the related borrower or, if the borrower does not pay those amounts, as a Property Advance (to the extent that such Property Advances are recoverable advances) as set forth in the Pooling and Servicing Agreement. However, even if such Property Advance would be a nonrecoverable advance, the Master Servicers or the Special Servicer, as applicable, may make such payments using funds held in the Collection Account (or, with respect to a Serviced Loan Combination, the related separate custodial account) or may be permitted or required to make such Property Advance, subject to certain conditions set forth in the Pooling and Servicing Agreement.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans or Serviced Loan Combinations, nor will any Mortgage Loan be subject to FHA insurance.

Assignment of the Mortgage Loans

The Depositor will purchase the Mortgage Loans to be included in the Trust Fund on or before the Closing Date from the Mortgage Loan Sellers pursuant to three separate mortgage loan purchase agreements (the “Mortgage Loan Purchase Agreements”). See “Description of the Mortgage Pool—The Mortgage Loan Sellers” in this prospectus supplement.

On the Closing Date, the Depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the Depositor’s rights and remedies against the Mortgage Loan Sellers in respect of breaches of representations and warranties regarding the Mortgage Loans, to the Trustee for the benefit of the holders of the Certificates. On or prior to the Closing Date, the Depositor will deliver to the Custodian, the Note and certain other documents and instruments (the “Mortgage Loan Documents”) with respect to each Mortgage Loan. The Custodian will hold such documents in trust for the benefit of the holders of the Certificates. The Custodian is obligated to review certain documents for each Mortgage Loan within 90 days after the later of the Closing Date or actual receipt and report any missing documents or certain types of defects therein to the Depositor, the Master Servicers, the Special Servicer, the Controlling Class Representative and the related Mortgage Loan Seller. Each of the Mortgage Loan Sellers will retain a third party vendor (which may be the Trustee or the Custodian) to complete the assignment and recording of the related Mortgage Loan Documents to the Custodian. Each Mortgage Loan Seller will be required to effect (at its expense) the assignment and recordation of the related Mortgage Loan Documents until the assignment and recordation of all Mortgage Loan Documents has been completed.

With respect to any Mortgage which has been recorded in the name of MERS or its designee, no mortgage assignment in favor of the Trustee will be required to be recorded or delivered. Instead, the related Mortgage Loan Seller will be required to take all actions as are necessary to cause the Trustee to be shown as the owner of the related mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. In accordance with the terms of the Pooling and Servicing Agreement (as defined in this prospectus supplement), the Custodian will review each mortgage file after the Closing Date (or after the Custodian’s receipt of any document permitted to be delivered after the Closing Date) to determine if any of the foregoing documents are missing.

Representations and Warranties; Repurchase; Substitution

In the Pooling and Servicing Agreement, the Depositor will assign to the Trustee for the benefit of Certificateholders the representations and warranties made by the Mortgage Loan Sellers to the Depositor in the Mortgage Loan Purchase Agreements.

Each of the Mortgage Loan Sellers will in its respective Mortgage Loan Purchase Agreement represent and warrant with respect to its respective Mortgage Loans, subject to certain exceptions set forth in its Mortgage Loan Purchase Agreement, as of the Closing Date, or as of such other date specifically provided in the representation and warranty, among other things, generally to the effect that:

(1) the information set forth in the mortgage loan schedule attached to the applicable mortgage loan purchase agreement (which contains certain of the information set forth in Annex A-1 to this prospectus supplement) is complete, true and correct in all material respects as of the date of the related mortgage loan purchase agreement and as of the applicable Cut-off Date;

(2) except with respect to any mortgage loan with a companion loan, each mortgage loan is a whole loan and not a participation interest in a mortgage loan. Immediately prior to the transfer to the depositor of the mortgage loans, the mortgage loan seller had good title to, and was the sole owner of, each mortgage loan. The mortgage loan seller has full right, power and authority to transfer and assign each of the mortgage loans to or at the direction of the depositor and has validly and effectively conveyed (or caused to be conveyed) to the Depositor or its designee all of the mortgage loan seller’s legal and beneficial interest in and to the mortgage loans free and clear of any and all pledges, liens, charges, security interests and/or other encumbrances. The sale of the mortgage loans to the Depositor or its designee does not require the seller to obtain any governmental or regulatory approval or consent that has not been obtained;

(3) no scheduled payment of principal and interest under any mortgage loan was 30 days or more past due as of the applicable Cut-off Date, and no mortgage loan was 30 days or more delinquent in the 12-month period immediately preceding the applicable Cut-off Date;

(4) the mortgage related to and delivered in connection with each mortgage loan constitutes a valid and, subject to certain exceptions described in paragraph 10 below, enforceable first priority lien upon the related mortgaged property, prior to all other liens and encumbrances, except for (a) the lien for current real estate taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender’s title insurance policy, (c) exceptions and exclusions specifically referred to in such lender’s title insurance policy, (d) other matters to which like properties are commonly subject, none of which matters referred to in clauses (b), (c) or (d), individually or in the aggregate, materially interferes with the security intended to be provided by such mortgage, the marketability or current use of the mortgaged property or the current ability of the mortgaged property to generate operating income sufficient to service the mortgage loan debt and (e) if such mortgage loan is cross-collateralized with any other mortgage loan, the lien of the mortgage for such other mortgage loan;

(5) with respect to the mortgaged properties securing the mortgage loans that were the subject of an engineering report within 18 months prior to the applicable Cut-off Date, each mortgaged property is, to the applicable mortgage loan seller’s knowledge, free and clear of any damage (or adequate reserves therefor have been established or indemnities received) that would materially and adversely affect its value as security for the related mortgage loan, and with respect to the mortgaged properties securing the mortgage loans that were not the subject of an engineering report within 18 months prior to the applicable Cut-off Date, each mortgaged property is in good repair and condition and all building systems contained therein are in good working order (or adequate reserves therefor have been established) and each mortgaged property is free of structural defects, in each case, that would materially and adversely affect its value as security for the related mortgage loan as of the date hereof. The applicable mortgage loan seller has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of any mortgaged property;

(6) each mortgaged property is covered by an American Land Title Association (or an equivalent form of) lender’s title insurance policy, a marked-up title insurance commitment or pro forma (on which the required premium has been paid) which evidences such title insurance policy in the original principal amount of the related mortgage loan after all advances of principal. Each title policy insures that the related mortgage is a valid first priority lien on such mortgaged property, subject only to permitted encumbrances;

(7) the proceeds of each mortgage loan have been fully disbursed and there is no obligation for future advances with respect thereto;

(8) the mortgage note or mortgage for each mortgage loan, together with applicable state law, contains customary and enforceable provisions (subject to certain exceptions described in paragraph 10 below) such as to render the rights and remedies of the holder thereof adequate for the practical realization against the related mortgaged property of the principal benefits of the security intended to be provided thereby;

(9) (a) with respect to the mortgaged properties securing the mortgage loans that were the subject of an environmental site assessment within 18 months prior to the applicable Cut-off Date, an environmental site assessment, or an update of a previous such report, was performed with respect to each mortgaged property in connection with the origination or the sale of the related mortgage loan, a report of each such assessment has been delivered to the depositor, and the applicable mortgage loan seller has no knowledge of any material and adverse environmental condition or circumstance affecting any mortgaged property that was not disclosed in such report; or (b) with respect to the mortgaged properties securing the mortgage loans that were not the subject of an environmental site assessment within 18 months prior to the applicable Cut-off Date, (i) no specified hazardous material is present on such mortgaged property such that (1) the value of such mortgaged property is materially and adversely affected or (2) under applicable federal, state or local law, (x) such hazardous material could be required to be eliminated at a cost materially and adversely affecting the value of the mortgaged property before such mortgaged property could be altered, renovated, demolished or transferred or (y) the presence of such hazardous material could (upon action by the appropriate governmental authorities) subject the owner of such mortgaged property, or the holders of a security interest therein, to liability for the cost of eliminating such hazardous material or the hazard created thereby at a cost materially and adversely affecting the value of the mortgaged property, and (ii) such mortgaged property is in material compliance with all applicable federal, state and local laws pertaining to such hazardous materials or environmental hazards, any noncompliance with such laws does not have a material adverse effect on the value of such mortgaged property and neither the applicable mortgage loan seller nor, to such mortgage loan seller’s knowledge, the related borrower or any current tenant thereon, has received any notice of violation or potential violation of any such law;

(10) each mortgage note, mortgage and other agreement that evidences or secures such mortgage loan and was executed by or on behalf of the related borrower is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and there is no valid defense, counterclaim or right of offset or rescission available to the related borrower with respect to such mortgage note, mortgage or other agreement;

(11) each mortgaged property is, and is required pursuant to the related mortgage to be, insured by a fire and extended perils insurance policy providing coverage against loss or damage sustained by reason of fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, aircraft, vehicles and smoke, and, to the extent required as of the date of origination by the originator of such mortgage loan consistent with its normal commercial mortgage lending practices, against other risks insured against by persons operating like properties in the locality of the mortgaged property in an amount not less than the lesser of the principal balance of the related mortgage loan and the replacement cost of the mortgaged property, and contains no provisions for a deduction for depreciation, and not less than the amount necessary to avoid the operation of any co-insurance provisions with respect to the mortgaged property;

(12) as of the closing date, there are no delinquent or unpaid taxes, assessments (including assessments payable in future installments) or other outstanding charges affecting any mortgaged property that are or may become a lien of priority equal to or higher than the lien of the related mortgage. For purposes of this representation and warranty, real property taxes and assessments shall not be considered unpaid until the date on which interest or penalties would be first payable thereon;

(13) all escrow deposits and payments relating to each mortgage loan that are, as of the closing date, required to be deposited or paid have been so deposited or paid;

(14) each mortgage loan complied with all applicable usury laws in effect at its date of origination;

(15) no mortgage loan is cross-collateralized or cross-defaulted with any loan other than one or more other mortgage loans included in the mortgage pool;

(16) there exists no material event of default, breach, violation or event of acceleration (and, to the seller’s actual knowledge, no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing) under the documents evidencing or securing the mortgage loan, in any such case to the extent the same materially and adversely affects the value of the mortgage loan and the related mortgaged property; provided, however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any other representation and warranty made by the applicable mortgage loan seller;

(17) based on due diligence considered reasonable by prudent commercial mortgage lenders in the lending area where the mortgaged property is located, the improvements located on or forming part of each mortgaged property comply with applicable zoning laws and ordinances, or is insured by a law and ordinance insurance policy, or constitute a legal nonconforming use or structure or, if any such improvement does not so comply, such non-compliance does not materially and adversely affect the value of the related mortgaged property, such value as determined by the appraisal performed at origination or in connection with the sale of the related mortgage loan by the applicable mortgage loan seller under the mortgage loan purchase agreement;

(18) to the applicable mortgage loan seller’s knowledge, based on due diligence that it customarily performs in the origination of comparable mortgage loans, as of the date of origination of each mortgage loan or as of the date of the sale of the related mortgage loan by such mortgage loan seller under the mortgage loan purchase agreement, the related borrower was in possession of all material licenses, permits and franchises required by applicable law for the ownership and operation of the related mortgaged property as it was then operated;

(19) each mortgage loan contains a “due-on-sale” clause, which provides for the acceleration of the payment of the unpaid principal balance of the mortgage loan if, without prior written consent of the holder of the mortgage, the property subject to the mortgage or any material portion thereof, or a controlling interest in the related borrower, is transferred, sold or encumbered; provided, however, that certain mortgage loans provide a mechanism for the assumption of the loan by a third party upon the borrower’s satisfaction of certain conditions precedent, and upon payment of a transfer fee, if any, or transfer of interests in the borrower or constituent entities of the borrower to a third party or parties related to the borrower upon the borrower’s satisfaction of certain conditions precedent; and

(20) the borrower on each mortgage loan with a Cut-off Date principal balance in excess of $10 million, was, as of the origination of the mortgage loan, an entity, other than an individual, whose organizational documents provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the mortgaged properties securing the mortgage loans and prohibit it from engaging in any business unrelated to such mortgaged property or properties, and whose organizational documents further provide, or which entity represented in the related mortgage loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such mortgaged property or properties, or any indebtedness other than as permitted by the related mortgage(s) or the other related mortgage loan documents, that it has its own books and records and accounts separate and apart from any other person (other than a borrower for a mortgage loan that is cross-collateralized and cross-defaulted with the related mortgage loan), and that it holds itself out as a legal entity, separate and apart from any other person.

The Pooling and Servicing Agreement requires that the Custodian, each Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee notify the Depositor, the Certificate Administrator, the affected Mortgage Loan Seller, the Controlling Class Representative, the Custodian, each Master Servicer, the Special Servicer and the Trustee, as applicable, upon its becoming aware of any failure to deliver Mortgage Loan Documents in a timely manner, any defect in the Mortgage Loan Documents (as described in the Pooling and Servicing Agreement) or any breach of any representation or warranty contained in the preceding paragraph that, in each case, materially and adversely affects the value of such Mortgage Loan, the value of the related Mortgaged Property or the interests of the Trustee or any holders of the Certificates. Each of the Mortgage Loan Purchase Agreements provides that, with respect to any such Mortgage Loan, within 90 days following its receipt of such notice from a Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Custodian or, in the case of a breach or defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, if earlier, its discovery of such breach or defect, the affected Mortgage Loan Seller must either (a) cure such breach or defect in all material respects, (b) repurchase such Mortgage Loan as well as, if such affected Mortgage Loan is a cross-collateralized Mortgage Loan and not otherwise un-crossed as set forth below, the other Mortgage Loan or Mortgage Loans in such cross-collateralized group (and such other Mortgage Loan or Mortgage Loans so repurchased will be deemed to be in breach of the representations and warranties by reason of its cross-collateralization with the affected Mortgage Loan) at an amount equal to the sum of (1) the outstanding principal balance of the Mortgage Loan or Mortgage Loans as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan or Mortgage Loans at the related Mortgage Rates in effect from time to time, to but not including the Due Date in the month of purchase, but excluding any yield maintenance or other prohibited prepayment penalty, (3) all related unreimbursed Property Advances plus accrued and unpaid interest on related Advances at the Advance Rate and unpaid Special Servicing Fees and Workout Fees allocable to the Mortgage Loan or Mortgage Loans, (4) any payable Liquidation Fee, as specified below in “—Special Servicing—Special Servicing Compensation” and (5) all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Master Servicers, the Special Servicer, the Depositor and the Trustee in respect of the defect or breach giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation (such price, the “Repurchase Price”) or (c) substitute, within two years of the Closing Date, a Qualified Substitute Mortgage Loan (a “Replacement Mortgage Loan”) for the affected Mortgage Loan (including any other Mortgage Loans which are cross-collateralized with such Mortgage Loan and are not otherwise un-crossed as described in clause (b) above and the immediately succeeding paragraph) (collectively, the “Removed Mortgage Loan”) and pay any shortfall amount equal to the excess of the Repurchase Price of the Removed Mortgage Loan calculated as of the date of substitution over the Stated Principal Balance of the Qualified Substitute Mortgage Loan as of the date of substitution; provided, that the applicable Mortgage Loan Seller generally has an additional 90-day period (as set forth in the Pooling and Servicing Agreement) to cure the material defect or material breach if such material defect or material breach is not capable of being cured within the initial 90-day period, the Mortgage Loan Seller is diligently proceeding with that cure, and such material defect or material breach is not related to the Mortgage Loan not being a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code. In addition, the applicable Mortgage Loan Seller will have an additional 90 days to cure the material breach or material defect if the Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such material breach or material defect and the failure to cure such material breach or material defect is solely the result of a delay in the return of documents from the local filing or recording authorities. See “The Pooling and Servicing Agreement—Servicing Compensation and Payment of Expenses” in this prospectus supplement.

If one or more (but not all) of a group of cross-collateralized Mortgage Loans is to be repurchased or substituted for by the related Mortgage Loan Seller as contemplated above, then, prior to such repurchase or substitution, the related Mortgage Loan Seller or its designee is required to use its reasonable efforts to prepare and have executed all documentation necessary to terminate the cross-collateralization between such Mortgage Loans; provided, that such Mortgage Loan Seller cannot effect such termination unless the Controlling Class Representative has consented in its sole discretion and the Trustee has received from the related Mortgage Loan Seller (i) an opinion of counsel to the effect that such termination would neither endanger the status of the 135 East 57th Street Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC nor result in the imposition of any tax on the 135 East 57th Street Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC or the Trust Fund and (ii) written confirmation from each rating agency that such termination would not cause the then-current ratings of the Certificates to be qualified, withdrawn or downgraded; and provided, further, that such Mortgage Loan Seller may, at its option and within the 90-day cure period described above (as the same may be extended), purchase or substitute for all such cross-collateralized Mortgage Loans in lieu of effecting a termination of the cross-collateralization. All costs and expenses incurred by the Trustee in connection with such termination are required to be included in the calculation of the Repurchase Price for the Mortgage Loan to be repurchased. If the cross-collateralization cannot be terminated as set forth above, then, for purposes of (i) determining the materiality of any breach or defect, as the case may be, and (ii) the application of remedies, the related cross-collateralized Mortgage Loans are required to be treated as a single Mortgage Loan.

Notwithstanding the foregoing, if there is a material breach or material defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan or cross-collateralized group of Mortgage Loans, the Mortgage Loan Seller will not be obligated to repurchase the Mortgage Loan or cross-collateralized group of Mortgage Loans if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan Documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan Documents and the Mortgage Loan Seller provides an opinion of counsel to the effect that such release would not cause an adverse REMIC event to occur and (iii) each rating agency then rating the Certificates shall have provided written confirmation that such release would not cause the then-current ratings of the Certificates rated by it to be qualified, withdrawn or downgraded.

A “Qualified Substitute Mortgage Loan” is a Mortgage Loan that, among other things: (i) has a Stated Principal Balance of not more than the Stated Principal Balance of the related Removed Mortgage Loan, (ii) accrues interest at a rate of interest at least equal to that of the related Removed Mortgage Loan, (iii) has a remaining term to stated maturity of not greater than, and not more than two years less than, the remaining term to stated maturity of the related Removed Mortgage Loan, (iv) is approved by the Controlling Class Representative and (v) the Trustee has received prior confirmation in writing by each rating agency that such substitution will not in and of itself result in the withdrawal, downgrade, or qualification of the rating assigned by the rating agency to any Class of Certificates then rated by the rating agency.

The obligations of the Mortgage Loan Sellers to repurchase, substitute or cure described in the second, third and fourth preceding paragraphs constitute the sole remedies available to holders of Certificates or the Trustee for a document defect in the related mortgage file or a breach of a representation or warranty by a Mortgage Loan Seller with respect to an affected Mortgage Loan. None of the Master Servicers, the Special Servicer, the Certificate Administrator or the Trustee will be obligated to purchase or substitute a Mortgage Loan if a Mortgage Loan Seller defaults on its obligation to repurchase, substitute or cure, and no assurance can be given that a Mortgage Loan Seller will fulfill such obligations. If such obligation is not met as to a Mortgage Loan that is not a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, the Upper-Tier REMIC, the Lower-Tier REMIC or the 135 East 57th Street Loan REMIC may fail to qualify to be treated as a REMIC for federal income tax purposes.

Certain Matters Regarding the Depositor, the Master Servicers and the Special Servicer

Each Master Servicer and the Special Servicer may assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement in connection with the sale or transfer of a substantial portion of its mortgage servicing or asset management portfolio, provided that certain conditions are satisfied, including obtaining written confirmation of each rating agency then rating any Certificates or Companion Loan Securities that such assignment or delegation in and of itself will not cause a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates or Companion Loan Securities. The Pooling and Servicing Agreement provides that neither of the Master Servicers nor the Special Servicer may otherwise resign from their obligations and duties as a Master Servicer or the Special Servicer thereunder, except upon either (a) the determination that performance of its duties is no longer permissible under applicable law and provided that such determination is evidenced by an opinion of counsel delivered to the Trustee and the Certificate Administrator or (b) the appointment of, and the acceptance of the appointment by, a successor and receipt by the Trustee of written confirmation from each rating agency then rating any Certificates or Companion Loan Securities that the resignation and appointment will not, in and of itself, cause a downgrade, withdrawal or qualification of the then-current rating assigned by such rating agency to any Class of Certificates or Companion Loan Securities. No such resignation may become effective until the Trustee or a successor Master Servicer or Special Servicer has assumed the obligations of the applicable Master Servicer or the Special Servicer under the Pooling and Servicing Agreement. The Trustee or any other successor Master Servicer or Special Servicer assuming the obligations of the applicable Master Servicer or the Special Servicer under the Pooling and Servicing Agreement generally will be entitled to the compensation to which such Master Servicer or Special Servicer would have been entitled. If no successor Master Servicer or Special Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer or Special Servicer will be treated as Realized Losses.

The Pooling and Servicing Agreement also provides that none of the Depositor, the Master Servicers or the Special Servicer, or any affiliate, director, officer, employee, member, manager or agent (including subservicers) of the Depositor, the Master Servicers or the Special Servicer will be under any liability to the Trust or the holders of Certificates for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement (including actions taken at the direction of the Directing Holder), or for errors in judgment; provided, however, that none of the Depositor, the Master Servicers or the Special Servicer or any director, officer, employee, member, manager or agent (including subservicers) of the Depositor, the Master Servicers and the Special Servicer will be protected against any breach of its respective representations and warranties made in the Pooling and Servicing Agreement or any liability that would otherwise be imposed by reason of willful misconduct, bad faith, fraud or negligence (or in the case of the Master Servicers or the Special Servicer, by reason of any specific liability imposed for a breach of the applicable Servicing Standard) in the performance of duties thereunder or by reason of negligent disregard of obligations and duties thereunder. The Pooling and Servicing Agreement further provides that the Depositor, the Master Servicers and the Special Servicer and any affiliate, director, officer, employee, member, manager or agent (including subservicers) of the Depositor, the Master Servicers and the Special Servicer will be entitled to indemnification by the Trust for any loss, liability or expense incurred in connection with any claim or legal action relating to the Pooling and Servicing Agreement or the Certificates, other than any loss, liability or expense (including legal fees and expenses) (i) incurred by reason of willful misconduct, bad faith, fraud or negligence in the performance of duties thereunder or by reason of negligent disregard of obligations and duties thereunder or (ii) in the case of the Depositor and any of its directors, officers, members, managers, employees and agents, incurred in connection with any violation by any of them of any state or federal securities law. With respect to a Serviced Loan Combination, the expenses, costs and liabilities described in the preceding sentence above that relate to the applicable Loan Combination will be paid out of amounts on deposit in the separate custodial account maintained with respect to such Loan Combination (with respect to a Serviced Loan Combination (x) with one or more related Pari Passu Companion Loans, such expenses will be allocated to the related Mortgage Loan and any related Pari Passu Companion Loans on a pro rata basis (based on each such loan’s outstanding principal balance) and (y) with a related B Loan, such expenses will first be allocated to the related B Loan and then will be allocated to the related Mortgage Loan (or in the case of the Georgian Towers Loan, from the holder of the related Mortgage Loan and the holder of the related Pari Passu Companion Loan pro rata, based on each such loan’s outstanding principal balance) (except that with respect to the Mezz Cap Loan Combinations, such allocation to the related B Loan will only apply during the occurrence and continuance of a Material Default). If funds in the applicable custodial account relating to a Serviced Loan Combination are insufficient, then any deficiency will be paid from amounts on deposit in the Collection Account.

The Pooling and Servicing Agreement will also provide that the servicer, special servicer and trustee of the Non-Serviced Mortgage Loan, and any director, officer, employee or agent of any of them will be entitled to indemnification by the Trust Fund and held harmless against the Trust’s pro rata share of any liability or expense incurred in connection with any legal action or claim that relates to the DDR Portfolio Loan Combination under the CGCMT 2007-C6 Pooling and Servicing Agreement or the Pooling and Servicing Agreement; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of such party in the performance of its obligations or duties or by reason of negligent disregard of its obligations or duties under the CGCMT 2007-C6 Pooling and Servicing Agreement.

In addition, the Pooling and Servicing Agreement provides that none of the Depositor, the Master Servicers or the Special Servicer will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under the Pooling and Servicing Agreement and which in its opinion does not expose it to any expense or liability. Each of the Depositor, the Master Servicers or the Special Servicer may, however, in its discretion undertake any such action that it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interests of the holders of Certificates and Companion Loan Securities, if applicable, thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust, and the Depositor, the Master Servicers and the Special Servicer will be entitled to be reimbursed therefor and to charge the Collection Account (or with respect to a Serviced Loan Combination, first from the related separate custodial account, as described in the second preceding paragraph, except that with respect to the Mezz Cap Loan Combinations, the Depositor will not be entitled to reimbursement).

The management, prosecution, defense and/or settlement of claims and litigation relating to any Mortgage Loan brought against the Trust or any party to the Pooling and Servicing Agreement will generally be handled by the Master Servicers and the Special Servicer; subject to certain rights of the Trustee to appear in any such action to which it is a named party and the rights of certain parties to the Pooling and Servicing Agreement to indemnification for certain costs or liabilities arising from such litigation, all as more specifically provided for in the Pooling and Servicing Agreement.

The Depositor is not obligated to monitor or supervise the performance of the Master Servicers, the Special Servicer, the Certificate Administrator or the Trustee under the Pooling and Servicing Agreement. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicers or the Special Servicer under the Pooling and Servicing Agreement and may, but is not obligated to, perform or cause a designee to perform any defaulted obligation of the Master Servicers or the Special Servicer or exercise any right of the Master Servicers or the Special Servicer under the Pooling and Servicing Agreement. In the event the Depositor undertakes any such action, it will be reimbursed by the Trust from the Collection Account (or with respect to a Serviced Loan Combination, to the extent such reimbursement is allocable to such Serviced Loan Combination, first from the related custodial account, except that with respect to the Mezz Cap Loan Combinations, the Depositor will not be entitled to reimbursement), to the extent not recoverable from the Master Servicers or Special Servicer, as applicable. Any such action by the Depositor will not relieve the applicable Master Servicer or the Special Servicer of its obligations under the Pooling and Servicing Agreement.

Any person into which the applicable Master Servicer, the Special Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which such Master

Servicer, the Special Servicer or the Depositor is a party, or any person succeeding to the business of the applicable Master Servicer, the Special Servicer or the Depositor, will be the successor of such Master Servicer, the Special Servicer or the Depositor under the Pooling and Servicing Agreement, and shall be deemed to have assumed all of the liabilities and obligations of the applicable Master Servicer, the Special Servicer or the Depositor under the Pooling and Servicing Agreement if each of the rating agencies then rating any Certificates or Companion Loan Securities has confirmed in writing that such merger or consolidation or transfer of assets or succession, in and of itself, will not cause a downgrade, qualification or withdrawal of the then-current ratings assigned by such rating agency for any Class of Certificates or Companion Loan Securities.

Events of Default

“Events of Default” under the Pooling and Servicing Agreement with respect to each Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

(a) (i) any failure by a Master Servicer to make a required deposit to the Collection Account on the day such deposit was first required to be made, which failure is not remedied within two business days, or (ii) any failure by a Master Servicer to deposit into, or remit to the Certificate Administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted (including any required P&I Advance, unless such Master Servicer determines that such P&I Advance would not be recoverable), which failure is not remedied by 11:00 a.m. (New York City time) on the relevant Distribution Date (provided, however, that to the extent a Master Servicer does not timely make such remittances to the Certificate Administrator, such Master Servicer shall pay the Certificate Administrator for the account of the Certificate Administrator interest on any amount not timely remitted at the Prime Rate from and including the applicable required remittance date to, but not including, the date such remittance is actually made) or any failure by a Master Servicer to remit to any holder of a Serviced Companion Loan, as and when required by the Pooling and Servicing Agreement or the related co-lender agreement, any amount required to be so remitted;

(b) any failure by the Special Servicer to deposit into the REO Account on the day such deposit is required to be made, or to remit to the Master Servicers for deposit in the Collection Account (or, in the case of a Serviced Loan Combination, the related custodial account) any such remittance required to be made, under the Pooling and Servicing Agreement; provided, however, that the failure of the Special Servicer to remit such remittance to the Master Servicers will not be an Event of Default if such failure is remedied within one business day and if the Special Servicer has compensated the Master Servicers for any loss of income on such amount suffered by the Master Servicers due to and caused by the late remittance of the Special Servicer and reimbursed the Trust for any resulting advance interest due to the Master Servicers;

(c) any failure by a Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for 30 days (15 days in the case of the Master Servicer’s failure to make a Property Advance or 45 days in the case of failure to pay the premium for any insurance policy required to be force placed by such Master Servicer pursuant to the Pooling and Servicing Agreement or in any event such shorter period of time as is necessary to avoid the commencement of foreclosure proceedings for any lien relating to unpaid real estate taxes or assessments or a lapse in any required insurance coverage) after written notice of the failure has been given to such Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Master Servicers or the Special Servicer, as the case may be, with a copy to each other party to the Pooling and Servicing Agreement, by the Certificateholders of any Class, evidencing, as to that Class, Percentage Interests aggregating not less than 25% or by a holder of a Serviced Companion Loan, if affected, provided, however, if that failure (other than the failure to provide reports and items specified under “Description of the Pooling Agreements—Evidence as to Compliance” in the prospectus on the first date on which such reports and items are required to be provided) is capable of being cured and the applicable Master Servicer or the Special Servicer, as applicable, is diligently pursuing that cure, that 30 or 45-day period, as applicable, will be extended an additional 30 days;

(d) any breach on the part of a Master Servicer or the Special Servicer of any representation or warranty in the Pooling and Servicing Agreement which materially and adversely affects the interests of any Class of Certificateholders or holders of a Serviced Companion Loan and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to such Master Servicer or the Special Servicer, as the case may be, by the Depositor or the Trustee, or to the Master Servicers, the Special Servicer, the Depositor and the Trustee by the holders of Certificates of any Class evidencing, as to that Class, Percentage Interests aggregating not less than 25% or by a holder of a Serviced Companion Loan, if affected; provided, however, if that breach is capable of being cured and the applicable Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings in respect of or relating to the applicable Master Servicer or the Special Servicer, and certain actions by or on behalf of such Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

(f) a servicing officer of the applicable Master Servicer or Special Servicer, as applicable, obtains actual knowledge that Moody’s or Fitch (if any Companion Loan Securities are rated by Fitch) has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates or Companion Loan Securities, or (ii) has placed one or more Classes of Certificates or Companion Loan Securities on “watch status” in contemplation of a ratings downgrade or withdrawal (and such qualification, downgrade, withdrawal or “watch status” placement shall not have been withdrawn by Moody’s or Fitch (if any Companion Loan Securities are rated by Fitch) within 60 days of the date such servicing officer obtained such actual knowledge) and, in the case of either of clauses (i) or (ii), cited servicing concerns with the applicable Master Servicer or Special Servicer, as applicable, as the sole or material factor in such rating action;

(g) the removal of a Master Servicer or Special Servicer from S&P’s Select Servicer List as a U.S. Commercial Mortgage Master Servicer or U.S. Commercial Mortgage Special Servicer, as the case may be; and

(h) any failure by a Master Servicer or Special Servicer to deliver (i) any Exchange Act reporting items required to be delivered by such servicer under the Pooling and Servicing Agreement by the time required under the Pooling and Servicing Agreement after any applicable grace period or (ii) any Exchange Act reporting items that a primary servicer, sub-servicer or servicing function participant (as more specifically defined in the Pooling and Servicing Agreement) (such entity, the “Sub-Servicing Entity”) retained by a Master Servicer or Special Servicer (but excluding any Sub-Servicing Entity which the Master Servicer or Special Servicer has been directed to retain by a Sponsor or Mortgage Loan Seller) is required, but fails, to deliver (after any applicable grace period) (any Sub-Servicing Entity will be terminated if it defaults in accordance with the provision of this clause (h)).

Rights Upon Event of Default

If an Event of Default with respect to a Master Servicer or the Special Servicer, as applicable, occurs, then the Trustee may, and (i) at the written direction of the holders of Certificates evidencing at least 51% of the aggregate Voting Rights of all Certificateholders or (ii) at the written direction of the Depositor with respect to an Event of Default under clause (h) above, the Trustee will be required to, terminate all of the rights (other than certain rights to indemnification, compensation and (in certain limited circumstances) the excess servicing strip as provided in the Pooling and Servicing Agreement) and obligations of such Master Servicer as master servicer or the Special Servicer as special servicer under the Pooling and Servicing Agreement and in and to the Trust. Notwithstanding the foregoing, upon any termination of a Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement, such Master Servicer or the Special Servicer, as applicable, will continue to be entitled to receive all accrued and unpaid servicing compensation through the date of termination plus reimbursement for all Advances and interest thereon as provided in the Pooling and Servicing Agreement. In the event that the applicable Master Servicer is also the Special Servicer and such Master Servicer is terminated, then such Master Servicer will also be terminated as Special Servicer. Except for the Directing Holder’s right to terminate the Special Servicer, as described in this prospectus supplement, a Certificateholder may not terminate the Master Servicers or Special Servicer if an Event of Default with respect to the Master Servicers or Special Servicer only affects a holder of a Serviced Companion Loan but does not affect a Certificateholder.

On and after the date of termination following an Event of Default by a Master Servicer or the Special Servicer, the Trustee will succeed to all authority and power of such Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement (and any sub-servicing agreements) and generally will be entitled to the compensation arrangements to which such Master Servicer or the Special Servicer, as applicable, would have been entitled. If the Trustee is unwilling or unable so to act, or if the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificateholders so request, or if the Trustee is not an “approved” servicer by any of the rating agencies for mortgage pools similar to the one held by the Trust, the Trustee must appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution the appointment of which will not result in the downgrading, qualification or withdrawal of the rating or ratings then assigned to any Class of Certificates or Companion Loan Securities, as evidenced in writing by each rating agency then rating such Certificates or Companion Loan Securities, to act as successor to the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid; provided, however, that no such compensation may be in excess of that permitted to the terminated Master Servicer or Special Servicer, provided, further, that if no successor can be obtained to perform the obligations of the terminated Master Servicer or Special Servicer after consultation with the Directing Holder, additional amounts may be paid to such successor and such amounts in excess of that permitted the terminated Master Servicer or Special Servicer shall be treated as Realized Losses. All reasonable costs and expenses of the Trustee or the successor Master Servicer or successor Special Servicer incurred in connection with transferring the mortgage files to the successor Master Servicer or Special Servicer and amending the Pooling and Servicing Agreement to reflect such succession are required to be paid by the predecessor Master Servicer or the Special Servicer, as applicable, upon presentation of reasonable documentation of such costs and expenses. If the predecessor Master Servicer or Special Servicer (as the case may be) has not reimbursed the Trustee or the successor Master Servicer or Special Servicer for such expenses within 90 days after the presentation of reasonable documentation, such expense is required to be reimbursed by the Trust Fund; provided that the terminated Master Servicer or Special Servicer shall not thereby be relieved of its liability for such expenses.

No Certificateholder or the holder of a Serviced Companion Loan, as applicable, will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Pooling and Servicing Agreement or the Mortgage Loans, unless, with respect to the Pooling and Servicing Agreement, such holder or the holder of such Serviced Companion Loan, as applicable, previously has given to the Trustee a written notice of a default under the Pooling and Servicing Agreement, and of the continuance thereof, and unless the holder of such Serviced Companion Loan or the holders of Certificates of any Class affected thereby evidencing Percentage Interests of at least 25% of such Class, as applicable, have made written request of the Trustee to institute such proceeding in its capacity as Trustee under the Pooling and Servicing Agreement and have offered to the Trustee such reasonable security or indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, failed or refused to institute such proceeding.

The Trustee will have no obligation to make any investigation of matters arising under the Pooling and Servicing Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates, unless such holders of Certificates shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Notwithstanding the foregoing discussion in this “—Rights upon Event of Default” section, if a Master Servicer is terminated under the circumstances described above because of the occurrence of any of the events of default described in clauses (f) and (g) under “—Events of Default” above, the applicable Master Servicer will have the right, at its expense, to sell its master servicing rights with respect to the Mortgage Loans to a master servicer whose appointment Moody’s and S&P have confirmed will not result in a qualification, downgrade or withdrawal of any of the then current ratings of the Certificates, in accordance with the terms set forth in the Pooling and Servicing Agreement, including that any successor master servicer fulfill the ratings requirements for successor master servicer set forth in the Pooling and Servicing Agreement.

Amendment

The Pooling and Servicing Agreement may be amended at any time by the Depositor, the Master Servicers, the Special Servicer, the Certificate Administrator and the Trustee without the consent of any of the holders of Certificates or holders of any Serviced Companion Loans (i) to cure any ambiguity or to correct any error; (ii) to cause the provisions therein to conform or be consistent with or in furtherance of the statements herein (or in the private placement memorandum relating to the non-offered Certificates) made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions therein which may be defective or inconsistent with any other provisions therein; (iii) to amend any provision thereof to the extent necessary or desirable to maintain the rating or ratings then assigned to each Class of Certificates or Companion Loan Securities (provided, that such amendment does not adversely affect in any material respect the interests of any Certificateholder or holder of a Serviced Companion Loan not consenting thereto) and (iv) to amend or supplement a provision, or to supplement any provisions therein to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement, or any other change which will not adversely affect in any material respect the interests of any Certificateholder or holder of a Serviced Companion Loan not consenting thereto, as evidenced in writing by an opinion of counsel or, if solely affecting any Certificateholder or holder of a Serviced Companion Loan, confirmation in writing from each rating agency then rating any Certificates or Companion Loan Securities that such amendment will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates or Companion Loan Securities, as applicable. The Pooling and Servicing Agreement requires that no such amendment shall cause the Upper-Tier REMIC, the Lower-Tier REMIC or the 135 East 57th Street Loan REMIC to fail to qualify as a REMIC.

The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicers, the Special Servicer, the Certificate Administrator and the Trustee with the consent of the holders of Certificates evidencing at least 66% of the Percentage Interests of each Class of Certificates affected thereby and the holders of the Serviced Companion Loans affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the holders of Certificates; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on any Certificate, without the consent of the holder of such Certificate, or which are required to be distributed to the holder of any Serviced Companion Loan, without the consent of the holder of such Serviced Companion Loan; (ii) alter the obligations of the Master Servicers or the Trustee to make a P&I Advance or a Property Advance or alter the applicable Servicing Standard set forth in the Pooling and Servicing Agreement; (iii) change the percentages of Voting Rights or Percentage Interests of holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement; or (iv) amend the section in the Pooling and Servicing Agreement relating to the amendment of the Pooling and Servicing Agreement, in each case, without the consent of the holders of all Certificates representing all the Percentage Interests of the Class or Classes affected thereby and consent of the holder of any affected Serviced Companion Loans.

Notwithstanding the foregoing, no amendment may be made that adversely affects the obligations of a mortgage loan seller without the consent of such mortgage loan seller and no amendment may be made that adversely affects the distributions to the Swap Counterparty or the rights of the Swap Counterparty without the consent of the Swap Counterparty.

Evidence of Compliance

See “Description of the Pooling Agreements—Evidence of Compliance” in the prospectus for a description of certain provisions of the Pooling and Servicing Agreement requiring the Trustee, the Certificate Administrator, the Master Servicers and Special Servicer to provide an annual certification regarding their compliance with the terms of the Pooling and Servicing Agreement, as well as an assessment of compliance with certain servicing criteria and an accountant’s attestation report with respect to such assessment. The Trustee, the Certificate Administrator, the Master Servicers and Special Servicer that will be required to provide an annual certification and an assessment of compliance and accountant’s attestation report regarding their compliance with the terms of the Pooling and Servicing Agreement in this transaction are KeyCorp Real Estate Capital Markets, Inc., Capmark Finance Inc., LNR Partners, Inc., Wells Fargo Bank, N.A. and Deutsche Bank Trust Company Americas.

Voting Rights

At all times during the term of the Pooling and Servicing Agreement, 98% of the voting rights for the Certificates (the “Voting Rights”) shall be allocated among the holders of the respective Classes of Regular Certificates (other than the Class X and Class E57 Certificates) in proportion to the Certificate Balances of their Certificates, and 2% of the Voting Rights shall be allocated to the holders of the Class X Certificates. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests in such Class evidenced by their respective Certificates. No Voting Rights will be allocated to the Class E57 Certificates.

Sale of Defaulted Mortgage Loans

The Pooling and Servicing Agreement contains provisions requiring, within 60 days after a Mortgage Loan (other than the Non-Serviced Mortgage Loan) becomes a Defaulted Mortgage Loan (or, in the case of a Balloon Loan, if a payment default has occurred with respect to the related Balloon Payment, then after a Servicing Transfer Event has occurred with respect to such Balloon Payment default), the Special Servicer to determine the fair value of such Mortgage Loan in accordance with the applicable Servicing Standard. A “Defaulted Mortgage Loan” is a Mortgage Loan (including the 135 East 57th Street Non-Pooled Trust Component, but excluding the Non-Serviced Mortgage Loan) which is delinquent at least 60 days in respect of its Monthly Payments or more than 30 days delinquent in respect of its Balloon Payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage Loan Documents and without regard to any acceleration of payments under the Mortgage Loan or the Serviced Loan Combination. The Special Servicer will be required to recalculate, if necessary, from time to time, but not less often than every 90 days, its determination of the fair value of a Defaulted Mortgage Loan based upon changed circumstances, new information or otherwise, in accordance with the applicable Servicing Standard. The Special Servicer will be permitted to retain, at the expense of the Trust Fund, an independent third party to assist the Special Servicer in determining such fair value and will be permitted to conclusively rely, to the extent it is reasonable to do so in accordance with the applicable Servicing Standard, on the opinion of such third party in making such determination.

In the event a Mortgage Loan (other than the Non-Serviced Mortgage Loan) or a Serviced Loan Combination (and, with respect to a Loan Combination with a related B Loan or the 135 East 57th Street Loan, subject to the purchase option of the holder of the related B Loan, if any, or the holders of the Class E57 Certificates, as applicable, and with respect to any Mortgage Loan whose borrower may have or may in the future incur mezzanine debt, subject to the purchase option of the holder of such mezzanine debt, if any) becomes a Defaulted Mortgage Loan, the Special Servicer and the Controlling Class Representative, in that order (only if the Controlling Class Representative or the Special Servicer,

as applicable, is not an affiliate of the related Mortgage Loan Seller), will each have an assignable option to purchase the Defaulted Mortgage Loan from the Trust Fund (a “Purchase Option”) at a price (the “Option Price”) equal to (i) the outstanding principal balance of the Defaulted Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest on such balance plus all related unreimbursed Property Advances and accrued and unpaid interest on such Advances, plus all related fees and expenses, if the Special Servicer has not yet determined the fair value of the Defaulted Mortgage Loan, or (ii) the fair value of the Defaulted Mortgage Loan as determined by the Special Servicer, if the Special Servicer has made such fair value determination.

The Controlling Class Representative will also have a purchase option with respect to the 60 Wall Street Loan, the DDR Portfolio Loan, the 85 Tenth Avenue Loan and the USFS Industrial Distribution Portfolio Loan. For a description of the purchase option relating to such Mortgage Loans, see “Description of the Mortgage Pool—Split Loan Structures—The 60 Wall Street Loan Combination—Sale of Defaulted Mortgage Loan,” “Description of the Mortgage Pool—Split Loan Structures—The DDR Portfolio Loan Combination—Sale of Defaulted Mortgage Loan,” “Description of the Mortgage Pool—Split Loan Structures—The 85 Tenth Avenue Loan Combination—Sale of Defaulted Mortgage Loan” and “Description of the Mortgage Pool—Split Loan Structures—The USFS Industrial Distribution Portfolio Loan Combination—Sale of Defaulted Mortgage Loan” in this prospectus supplement. With respect to the above Mortgage Loans, the party that exercises the foregoing Purchase Option will only be entitled to purchase the related Mortgage Loan and not any related Companion Loans.

With respect to the Ritz-Carlton Key Biscayne Loan, the 135 East 57th Street Loan, the Georgian Towers Loan and the Mezz Cap Loans (subject to the rights of the holder of the related B Loan or Class E57 Certificates, as described under “Description of the Mortgage Pool—Split Loan Structures —The Ritz-Carlton Key Biscayne Loan Combination—Purchase Option,” “Description of the Mortgage Pool—Split Loan Structures —The 135 East 57th Street Loan—Purchase Option,” “Description of the Mortgage Pool—Split Loan Structures —The Georgian Towers Loan Combination—Purchase Option” and “Description of the Mortgage Pool—Split Loan Structures —The Mezz Cap Loan Combinations—Purchase Option” in this prospectus supplement, as applicable), the party that exercises the foregoing Purchase Option will only be entitled to purchase the related Mortgage Loan (but not the related B Loan or 135 East 57th Street Non-Pooled Trust Component, as applicable).

There can be no assurance that the Special Servicer’s fair value determination for any Defaulted Mortgage Loan will equal the amount that could have actually been realized in an open bid or will be equal to or greater than the amount that could have been realized through foreclosure or a workout of such Defaulted Mortgage Loan.

Except with respect to the Non-Serviced Mortgage Loan, unless and until the Purchase Option with respect to a Defaulted Mortgage Loan is exercised (or, with respect to the Serviced Loan Combinations with a related B Loan, a purchase option is exercised by the holder of the related B Loan), the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, including workout and foreclosure, as are consistent with the applicable Servicing Standard, but the Special Servicer will not be permitted to sell the Defaulted Mortgage Loan other than pursuant to the exercise of the Purchase Option.

If not exercised sooner, the Purchase Option with respect to any Defaulted Mortgage Loan will automatically terminate upon (i) the related borrower’s cure of all defaults on the Defaulted Mortgage Loan, (ii) the acquisition by, or on behalf of, the Trust Fund of title to the related Mortgaged Property through foreclosure or deed in lieu of foreclosure, (iii) the modification or pay-off (full or discounted) of the Defaulted Mortgage Loan in connection with a workout, (iv) a repurchase of a Defaulted Mortgage Loan by the applicable Mortgage Loan Seller due to the Mortgage Loan Seller’s breach of a representation or warranty with respect to such Defaulted Mortgage Loan or a document defect in the related mortgage file and (v) with respect to a Mortgage Loan that has a related B Loan, a purchase option is exercised by the holder of the related B Loan, if any, or with respect to any Mortgage Loan whose borrower has incurred mezzanine debt, a purchase option is exercised by the holder of the related mezzanine loan, if any. With respect to clause (v) of the preceding sentence, see “Description of the Mortgage Pool—Split Loan Structures—The Ritz-Carlton Key Biscayne Loan Combination—Purchase Option,” “Description of the

Mortgage Pool—Split Loan Structures—The Georgian Towers Loan Combination—Purchase Option” and “Description of the Mortgage Pool—Split Loan Structures—The Mezz Cap Loan Combinations—Purchase Option,” in this prospectus supplement. The purchase option for the Non-Serviced Mortgage Loan will terminate under similar circumstances described in clause (i) through (iv) of the second preceding sentence applicable to the pooling and servicing agreement that governs the Non-Serviced Mortgage Loan. In addition, the Purchase Option with respect to a Defaulted Mortgage Loan held by any person will terminate upon the exercise of the Purchase Option by any other holder of a Purchase Option.

If (a) a Purchase Option is exercised with respect to a Defaulted Mortgage Loan and the person expected to acquire the Defaulted Mortgage Loan pursuant to such exercise is the Special Servicer or, if the Controlling Class Representative is affiliated with the Special Servicer, the Controlling Class Representative, or any affiliate of any of them (in other words, the Purchase Option has not been assigned to an unaffiliated person) and (b) the Option Price is based on the Special Servicer’s determination of the fair value of the Defaulted Mortgage Loan, the applicable Master Servicer will be required to determine, in accordance with the applicable Servicing Standard, whether the Option Price represents a fair price. The applicable Master Servicer will be required to retain, at the expense of the Trust Fund, an independent third party who is an MAI qualified appraiser or an independent third party that is of recognized standing having experience in evaluating the value of Defaulted Mortgage Loans in accordance with the Pooling and Servicing Agreement, to assist such Master Servicer to determine if the Option Price represents a fair price for the Defaulted Mortgage Loan. In making such determination and absent manifest error, such Master Servicer will be entitled to conclusively rely on the opinion of such person in accordance with the terms of the Pooling and Servicing Agreement.

In addition, certain of the mortgage loans are subject to a purchase option, upon certain events of default in favor of a mezzanine lender. Such option is exercisable at a par purchase price as set forth in the related intercreditor agreement; provided, that if such option is exercised within 90 days after the occurrence of the relevant default, such price shall not include payment of the Liquidation Fee.

Realization Upon Defaulted Mortgage Loans

If a payment default or material non-monetary default on a Mortgage Loan (other than the Non-Serviced Mortgage Loan) has occurred or, in the Special Servicer’s judgment with the consent of the Directing Holder, a payment default or material non-monetary default is reasonably foreseeable, then, pursuant to the Pooling and Servicing Agreement, the Special Servicer, on behalf of the Trustee, may, in accordance with the terms and provisions of the Pooling and Servicing Agreement, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. The Special Servicer is not permitted, however, to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the Trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Special Servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust) and either:

(i) such report indicates that (a) the Mortgaged Property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

(ii) the Special Servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the Mortgaged Property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (i) above, would be in the best economic interest of the Trust.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the Trust will become liable for a material adverse environmental condition at the Mortgaged Property. However, there can be no assurance that the requirements of the Pooling and Servicing Agreement will effectively insulate the Trust from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the Trust, the Special Servicer, on behalf of the Trust, will be required to sell the Mortgaged Property prior to the close of the third calendar year following the year in which the Trust acquires such Mortgaged Property, unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the Trustee and the Certificate Administrator receives an opinion of independent counsel to the effect that the holding of the property by the Trust beyond such period will not result in the imposition of a tax on the Trust or cause the Trust (or any designated portion thereof) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner. If title to any Mortgaged Property is acquired by the Special Servicer on behalf of the Trust, the Special Servicer will also be required to ensure that the Mortgaged Property is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times and that the sale of such property does not result in the receipt by the Trust of any income from non-permitted assets as described in Code Section 860F(a)(2)(B) with respect to such property. If the Trust acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Trust, generally will be required to retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage such Mortgaged Property as required under the Pooling and Servicing Agreement.

In general, the Special Servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its good faith and reasonable judgment and to the extent commercially feasible, maximize the Trust’s net after-tax proceeds from such property. After the Special Servicer reviews the operation of such property and consults with the Certificate Administrator to determine the Trust’s federal income tax reporting position with respect to income it is anticipated that the Trust would derive from such property, the Special Servicer could determine, pursuant to the Pooling and Servicing Agreement, that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on “net income from foreclosure property” within the meaning of the REMIC Regulations (such tax referred to herein as the “REO Tax”). To the extent that income the Trust receives from an REO Property is subject to a tax on “net income from foreclosure property,” such income would be subject to federal tax at the highest marginal corporate tax rate (currently 35%). The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Any REO Tax imposed on the Trust’s income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their own tax advisors regarding the possible imposition of the REO Tax in connection with the operation of commercial REO Properties by REMICs. The Special Servicer will be required to sell any REO Property acquired on behalf of the Trust within the time period and in the manner described above.

Under the Pooling and Servicing Agreement, the Special Servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the Trustee in trust for the benefit of the Certificateholders and with respect to a Serviced Loan Combination, the holder of the related Serviced Companion Loan, for the retention of revenues and insurance proceeds derived from each REO Property. The Special Servicer is required to use the funds in the REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the REO Account relate to such REO Property. To the extent that amounts in the REO Account in respect of any REO Property are insufficient to make such payments, the applicable Master Servicer is required to make a Property Advance, unless it determines such Property Advance would be nonrecoverable. Within one business day following the end of each Collection Period, the Special

Servicer is required to deposit all amounts received in respect of each REO Property during such Collection Period, net of any amounts withdrawn to make any permitted disbursements, to the Collection Account, provided that the Special Servicer may retain in the REO Account permitted reserves.

Under the Pooling and Servicing Agreement, the Certificate Administrator is required to establish and maintain an Excess Liquidation Proceeds Account, in its own name for the benefit of the Certificateholders. Upon the disposition of any REO Property as described above, to the extent that Liquidation Proceeds (net of related liquidation expenses of such Mortgage Loan or Serviced Loan Combination or related REO Property) exceed the amount that would have been received if a principal payment and all other amounts due with respect to such Mortgage Loan and any related Serviced Companion Loans have been paid in full on the Due Date immediately following the date on which proceeds were received (such excess being “Excess Liquidation Proceeds”), such amount will be deposited in the Excess Liquidation Proceeds Account for distribution as provided in the Pooling and Servicing Agreement.

Modifications

The Master Servicers or the Special Servicer, as applicable, may agree to any modification, waiver or amendment of any term of, forgive or defer interest on and principal of, capitalize interest on, permit the release, addition or substitution of collateral securing any Mortgage Loan (other than the Non-Serviced Mortgage Loan) or Serviced Loan Combination, and/or permit the release of the borrower on or any guarantor of any Mortgage Loan and/or permit any change in the management company or franchise with respect to any Mortgaged Property (each of the foregoing, a “Modification”) without the consent of the Trustee or any Certificateholder (other than, in some cases, the Directing Holder), subject, however, to each of the following limitations, conditions and restrictions:

(i) other than with respect to the waiver of late payment charges or waivers in connection with “due-on-sale” or “due-on-encumbrance” clauses in the Mortgage Loans or Serviced Loan Combinations, as described under the heading “—Enforcement of ‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Clauses” above, neither the Master Servicers nor the Special Servicer may agree to any modification, waiver or amendment of any term of, or take any of the other above referenced actions with respect to, any Mortgage Loan or Serviced Loan Combination that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or, as applicable, in the applicable Master Servicer’s or the Special Servicer’s, as applicable, reasonable judgment, would materially impair the security for such Mortgage Loan or Serviced Loan Combination or reduce the likelihood of timely payment of amounts due thereon or materially alter, substitute or increase the security for such Mortgage Loan (other than the alteration or construction of improvements on the related Mortgaged Property) or Serviced Loan Combination or any guarantee or other credit enhancement with respect thereto (other than the substitution of a similar commercially available credit enhancement contract), unless, with respect to a Specially Serviced Mortgage Loan, in the Special Servicer’s judgment, a material default on such Mortgage Loan or Serviced Loan Combination has occurred or a default in respect of payment on such Mortgage Loan or Serviced Loan Combination is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to Certificateholders and if a Serviced Companion Loan is involved, the holder of the related Serviced Companion Loan, as a collective whole, on a present value basis than would liquidation;

(ii) the Special Servicer may not extend the maturity of any Specially Serviced Mortgage Loan or Serviced Loan Combination to a date occurring later than the earlier of (A) two years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Mortgage Loan is secured by a ground lease, the date 20 years prior to the expiration of the term of such ground lease (or 10 years prior to the expiration of such ground lease with the consent of the Directing Holder if the Special Servicer gives due consideration to the remaining term of the ground lease and such extension is in the best interest of Certificateholders and if a Serviced Companion Loan is involved, the holder of the related Serviced Companion Loan (as a collective whole));

(iii) the related Master Servicer or the Special Servicer may agree to or permit any modification, waiver or amendment of any term of any Mortgage Loan or Serviced Loan Combination that is not in default or with respect to which default is not reasonably foreseeable subject to consultation with counsel, and, if the related Master Servicer or the Special Servicer deems it necessary, an opinion of counsel delivered to the Trustee (at the expense of the related borrower or such other person requesting such modification or, if such expense cannot be collected from the related borrower or such other person, to be paid by the Master Servicer as a Servicing Advance) to the effect that the contemplated waiver, modification or amendment (A) would not be a “significant modification” of such Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b) and (B) will not cause (x) any of the 135 East 57th Street Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC for purposes of the Code or (y) any of the 135 East 57th Street Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC to be subject to any tax under the REMIC provisions of the Code;

(iv) neither the Master Servicers nor the Special Servicer may permit any borrower to add or substitute any collateral for an outstanding Mortgage Loan or Serviced Loan Combination, which collateral constitutes real property, unless (i) the applicable Master Servicer or the Special Servicer, as applicable, has first determined in its good faith and reasonable judgment, based upon a Phase I environmental assessment (and such additional environmental testing as the applicable Master Servicer or the Special Servicer, as applicable, deems necessary and appropriate), that such additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws and/or regulations and (ii) such addition and/or substitution would not result in the downgrade, qualification or withdrawal of the rating then assigned by any rating agency to any Class of Certificates or Companion Loan Securities; and

(v) with limited exceptions, neither the Master Servicers nor the Special Servicer shall release any collateral securing an outstanding Mortgage Loan or Serviced Loan Combination;

provided that notwithstanding clauses (i) through (v) above, neither the Master Servicers nor the Special Servicer will be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if in its reasonable and good faith judgment such opposition would not ultimately prevent the confirmation of such plan or one substantially similar.

The Special Servicer will have the right to consent to any Modification with regard to any Mortgage Loan or Serviced Loan Combination that is not a Specially Serviced Mortgage Loan (other than certain non-material Modifications, to which the applicable Master Servicer may agree without consent of any other party), and the Special Servicer will also be required to obtain the consent of the Directing Holder to any such Modification, to the extent described in this prospectus supplement under “—Special Servicing.” The Special Servicer is also required to obtain the consent of the Directing Holder to any Modification with regard to any Specially Serviced Mortgage Loan to the extent described under “—Special Servicing—The Special Servicer” below.

The Special Servicer may, subject to the applicable Servicing Standard and with the consent of the Directing Holder, extend the maturity of any Mortgage Loan or Serviced Loan Combination that is not, at the time of such extension, a Specially Serviced Mortgage Loan, in each case for up to two years (subject to a limit of a total of four years of extensions); provided that a default on a Balloon Payment with respect to the subject Mortgage Loan or Serviced Loan Combination has occurred.

Any modification, extension, waiver or amendment of the payment terms of a Serviced Loan Combination will be required to be structured so as to be consistent with the allocation and payment priorities in the related Mortgage Loan Documents and co-lender agreement, if any, such that neither the Trust as holder of the Mortgage Loan nor a holder of any related Serviced Companion Loan gains a priority over the other such holder that is not reflected in the related Mortgage Loan Documents and co-lender agreement.

Furthermore, with respect to the Ritz-Carlton Key Biscayne Loan Combination, the Georgian Towers Loan Combination and the Mezz Cap Loan Combinations, the rights of the applicable Master Servicer and the Special Servicer to agree to certain Modifications are subject to the prior written consent of the holder of the related B Loan under the co-lender agreement as described under “Description of the Mortgage Pool—Split Loan Structures—The Ritz-Carlton Key Biscayne Loan Combination,” “Description of the Mortgage Pool—Split Loan Structures—the Georgian Towers Loan Combination” and “Description of the Mortgage Pool—Split Loan Structures—Mezz Cap Loan Combinations” provided, however, that notwithstanding anything herein to the contrary, the applicable Master Servicer and the Special Servicer will not be required to take any action or refrain from taking any action which violates applicable law, the applicable Servicing Standard, the Pooling and Servicing Agreement, the Mortgage Loan Documents or any related co-lender agreement.

For any performing Mortgage Loan and any performing Serviced Loan Combination, and subject to the rights of the Special Servicer, Directing Holder and holders of the Serviced Companion Loan described above, as applicable, the applicable Master Servicer, without the consent of the Special Servicer, will be responsible for any request by a borrower for the consent or other appropriate action on the part of the lender with respect to:

(a) approving routine leasing activity (subject to certain limitations with respect to subordination and non-disturbance agreements set forth in the Pooling and Servicing Agreement) with respect to any lease for less than the lesser of 30,000 square feet or 30% of the related Mortgaged Property;

(b) approving any waiver affecting the timing of receipt of financial statements from any Borrower; provided that such financial statements are delivered no less than quarterly and within 60 days after the end of the calendar quarter;

(c) approving annual budgets for the related Mortgaged Property; provided that no such budget (i) provides for the payment of operating expenses in an amount equal to more than 110% of the amounts budgeted therefor for the prior year or (ii) provides for the payment of any material expenses to any affiliate of the Borrower (other than the payment of a management fee to any property manager if such management fee is no more than the management fee in effect on the Cut-off Date);

(d) subject to other restrictions herein regarding Principal Prepayments, waiving any provision of a Mortgage Loan requiring a specified number of days notice prior to a Principal Prepayment;

(e) approving modifications, consents or waivers (other than those specifically prohibited under this “—Modifications” section) in connection with a defeasance permitted by the terms of the related Mortgage Loan or Loan Combination if the applicable Master Servicer receives an opinion of counsel (which opinion of counsel will be an expense of the Borrower) to the effect that such modification, waiver or consent would not cause any REMIC to fail to qualify as a REMIC under the Code or result in a “prohibited transaction” under the REMIC provisions of the Code;

(f) approving consents with respect to non-material right-of-ways and non-material easements and consent to subordination of the related Mortgage Loan or Serviced Loan Combination to such non-material rights-of-way or easements;

(g) granting waivers of minor covenant defaults (other than financial covenants);

(h) release of reserves up to $5,000 and termination or reduction of letters of credit and reserves up to $5,000;

(i) approving a change of the property manager at the request of the related borrower so long as (i) the successor property manager is not affiliated with the borrower and is a nationally or regionally recognized manager of similar properties, and (ii) the subject Mortgage Loan does not have an outstanding principal balance in excess of the lesser of $5,000,000 or 2% of the then aggregate principal balance of the Mortgage Loans;

(j) subject to the satisfaction of any conditions precedent set forth in the related Mortgage Loan Documents, approving disbursements of any earnout or holdback amounts in accordance with the related Mortgage Loan Documents with respect to certain Mortgage Loans other than those Mortgage Loans identified in the Pooling and Servicing Agreement; and

(k) any non-material modifications, waivers or amendments not provided for in clauses (a) through (j) above, which are necessary to cure any ambiguities or to correct scrivener’s errors in the terms of the related Mortgage Loan.

See also “—Special Servicing—The Special Servicer” below for a description of the Directing Holder’s rights with respect to reviewing and approving the Asset Status Report.

Optional Termination

The Special Servicer and, if the Special Servicer does not exercise its option, any holder of Certificates representing greater than 50% of the Percentage Interest of the then Controlling Class, and, if such holder does not exercise its option, the KRECM Master Servicer, and, if the KRECM Master Servicer does not exercise its option, the Capmark Master Servicer, will have the option to purchase all of the Mortgage Loans (including the 135 East 57th Street Non-Pooled Trust Component) and all property acquired in respect of any Mortgage Loan remaining in the Trust, and thereby effect termination of the Trust and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust is less than 1% of the aggregate principal balance of such Mortgage Loans as of the Cut-off Date. Any such party may be an affiliate of the Sponsors, Depositor, Issuing Entity or other related party at the time it exercises such right. The purchase price payable upon the exercise of such option on such a Distribution Date will be an amount equal to the greater of (i) the sum of (A) 100% of the outstanding principal balance of each Mortgage Loan included in the Trust as of the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of principal); (B) the fair market value of all other property included in the Trust as of the last day of the month preceding such Distribution Date, as determined by an independent appraiser as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date; (C) all unpaid interest accrued on the outstanding principal balance of each Mortgage Loan (including any Mortgage Loans as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of interest); (D) unreimbursed Advances (with interest thereon), unpaid Servicing Fees and Trustee/Certificate Administrator Fees and unpaid Trust expenses; and (E) any termination payments due under the Swap Agreement; and (ii) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan in the Trust, on the last day of the month preceding such Distribution Date, as determined by an independent appraiser acceptable to the Master Servicers, together with one month’s interest thereon at the Mortgage Rate. The Trust may also be terminated in connection with an exchange by a sole remaining Certificateholder of all the then outstanding Certificates (excluding the Class T, Class R and Class LR Certificates), including the Class E57 and Class X Certificates (provided, however, that the Class A-1 through Class F Certificates are no longer outstanding and that the sole remaining Certificateholder compensates the Certificate Administrator for the amount of investment income the Certificate Administrator would have earned if the outstanding Certificate Balance of the then outstanding Certificates were on deposit with the Certificate Administrator one business day prior to the date of the exchange), for the Mortgage Loans remaining in the Trust. Following such termination, no further amount shall be payable on the Certificates, regardless of whether any recoveries are received on the REO Properties.

Notice of any such termination is required to be given promptly by the Trustee by letter to the Certificateholders with a copy to the Master Servicers, the Certificate Administrator and each rating agency at their addresses shown in the Certificate Registrar as soon as practicable after the Trustee shall have received, given or been deemed to have received a Notice of Termination but in any event not more than 30 days, and not less than ten days, prior to the anticipated termination date. With respect to any book-entry Certificates, such notice will be mailed to DTC and beneficial owners of Certificates will be notified to the extent provided in the procedures of DTC and its participants.

Servicing Compensation and Payment of Expenses

Pursuant to the Pooling and Servicing Agreement, each Master Servicer will be entitled to withdraw the Master Servicing Fee for the Mortgage Loans that it is servicing from the Collection Account. The “Master Servicing Fee” will be payable monthly and will accrue at a rate per annum (the “Master Servicing Fee Rate”) that is a component of the Servicing Fee Rate. The “Servicing Fee” will be payable monthly on a loan-by-loan basis and will accrue at a percentage rate per annum (the “Servicing Fee Rate”) set forth on Annex A-1 to this prospectus supplement (under the heading “Administrative Fee Rate”) for each Mortgage Loan (including the 135 East 57th Street Non-Pooled Trust Component) and will include the Master Servicing Fee, the Trustee/Certificate Administrator Fee and any fee for primary servicing functions (which varies with each Mortgage Loan) including the amounts paid to the applicable Servicer. The Master Servicing Fee will be retained by each Master Servicer from payments and collections (including insurance proceeds, condemnation proceeds and liquidation proceeds) in respect of each Mortgage Loan. Such Master Servicer will also be entitled to retain as additional servicing compensation (together with the Master Servicing Fee, “Servicing Compensation”) (i) all investment income earned on amounts on deposit in the Collection Account with respect to the Mortgage Loans that it is servicing (and with respect to each Serviced Loan Combination, the related separate custodial account) and certain Reserve Accounts (to the extent consistent with the related Mortgage Loan Documents), (ii) to the extent permitted by applicable law and the related Mortgage Loans Documents, 100% of any loan modification and extension fees with respect to non-Specially Serviced Loans and Serviced Companion Loans (50% where the consent of the Special Servicer is required), 100% of any defeasance fees with respect to non-Specially Serviced Loans and Serviced Companion Loans, 50% of assumption fees with respect to non-Specially Serviced Mortgage Loans and Serviced Companion Loans, 100% of assumption application fees on non-Specially Serviced Mortgage Loans and Serviced Companion Loans (with respect to the KRECM Master Servicer), 50% of assumption application fees on non-Specially Serviced Mortgage Loans (with respect to the Capmark Master Servicer), 100% of loan service transaction fees, beneficiary statement charges, or similar items (but not including Prepayment Premiums or Yield Maintenance Charges), (iii) Net Prepayment Interest Excess, if any, and (iv) Net Default Interest and any late payment fees that accrued during a Collection Period on any non-Specially Serviced Mortgage Loan to the extent collected by the Trust and remaining after application thereof to reimburse interest on Advances with respect to such Mortgage Loan and to reimburse the Trust for certain expenses of the Trust relating to such Mortgage Loan; provided, however, that (x) with respect to the Ritz-Carlton Key Biscayne Loan Combination and the Georgian Towers Loan Combination, in the case of a monetary or material non-monetary event of default, and in the Mezz Cap Loan Combinations, generally following the occurrence of a Material Default, the related Net Default Interest shall be allocated sequentially to the Mortgage Loan (or, in the case of the Georgian Towers Loan Combination, to both Georgian Towers Senior Loan Holders and the related Companion Loan (or, in the case of the Georgian Towers Loan Combination, to the Georgian Towers B Loan Holder) (after netting out interest on Advances and certain other Trust expenses) in accordance with the related co-lender agreement and the Pooling and Servicing Agreement and (y) with respect to the Mezz Cap Loan Combinations, assumption and similar fees will be allocated pro rata between the Mortgage Loan and the related Companion Loan in accordance with the related co-lender agreement. In addition, provided that the Non-Serviced Mortgage Loan is not in special servicing, the applicable Master Servicer will be entitled to any net default interest and any late payment fees collected by the servicer servicing the Non-Serviced Mortgage Loan that are allocated to the Non-Serviced Mortgage Loan (in accordance with the related co-lender agreement and the related pooling and servicing agreement) during a collection period remaining after application thereof to reimburse interest on P&I Advances and to reimburse the Trust for certain expenses of the Trust, if applicable, as provided in the Pooling and Servicing Agreement. The Master Servicers will not be entitled to the amounts specified in clauses (ii) and (iii) of this paragraph with respect to the Non-Serviced Mortgage Loan. If a Mortgage Loan is a Specially Serviced Mortgage Loan, the Special Servicer will be entitled to the full amount of any modification, extension or assumption fees, as described below under “—Special Servicing.” The primary servicing fee, Master Servicing Fee and the Trustee/Certificate Administrator Fee will accrue on the same basis as interest accrues on the Mortgage Loans, and with respect to the DDR Portfolio Loan, the servicing fee of the CGCMT 2007-C6 Master Servicer will accrue on the same basis as interest accrues on the DDR Portfolio Loan Combination.

If KRECM or Capmark resigns or is terminated as a master servicer, then it will be entitled to retain the related excess servicing strip, except to the extent that any portion of such excess servicing strip is needed to compensate any replacement master servicer for assuming the duties of KRECM or Capmark, as a master servicer under the pooling and servicing agreement. In the event that a master servicer resigns or is terminated as a primary servicer, it will be entitled to retain its primary servicing fee with respect to those underlying mortgage loans for which it is primary servicer, except to the extent that any such portion of such primary servicing fee is needed to compensate any replacement primary servicer for assuming the duties of such master servicer as a primary servicer under the pooling and servicing agreement. Each initial master servicer will be entitled to transfer any such excess servicing strip and/or primary servicing fees that may be retained by it in connection with its resignation or termination.

In connection with any Master Servicer Prepayment Interest Shortfall, the applicable Master Servicer will be obligated to reduce its Servicing Compensation as provided in this prospectus supplement under “Description of the Offered Certificates—Prepayment Interest Shortfalls.”

Each Master Servicer will pay all of its overhead expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement to the extent and as described in the Pooling and Servicing Agreement). The Certificate Administrator will withdraw monthly from the Distribution Account the portion of the Servicing Fee payable to the Trustee and the Certificate Administrator.

Special Servicing

The Special Servicer. For a description of the Special Servicer, see “Transaction Parties —The Special Servicer” in this prospectus supplement.

The Directing Holder. The Directing Holder may at any time with or without cause terminate substantially all of the rights and duties of the Special Servicer and appoint a replacement to perform such duties under substantially the same terms and conditions as applicable to the Special Servicer; provided that in the event that the Directing Holder is not the Controlling Class Representative, such Directing Holder may only terminate and appoint a replacement Special Servicer with respect to the applicable Serviced Loan Combination. The Directing Holder will designate a replacement to so serve by the delivery to the Trustee and the Certificate Administrator of a written notice stating such designation. The Certificate Administrator will be required to, promptly after receiving any such notice, notify the rating agencies. The designated replacement will become the replacement Special Servicer as of the date the Certificate Administrator has received: (i) written confirmation from each rating agency stating that if the designated replacement were to serve as Special Servicer under the Pooling and Servicing Agreement, none of the then-current ratings of any of the outstanding Classes of the Certificates or Companies Loan Securities, as applicable, would be qualified, downgraded or withdrawn as a result thereof; (ii) a written acceptance of all obligations of such replacement Special Servicer, executed by the designated replacement; and (iii) an opinion of counsel to the effect that the designation of such replacement to serve as Special Servicer is in compliance with the Pooling and Servicing Agreement, that the designated replacement will be bound by the terms of the Pooling and Servicing Agreement and that the Pooling and Servicing Agreement will be enforceable against such designated replacement in accordance with its terms. The existing Special Servicer will be deemed to have resigned from its duties under the Pooling and Servicing Agreement in respect of Specially Serviced Mortgage Loans and REO Properties simultaneously with such designated replacement’s becoming the Special Servicer under the Pooling and Servicing Agreement. Any replacement Special Servicer may be similarly so replaced by the Directing Holder.

The Directing Holder will have no liability whatsoever to the Trust Fund or any Certificateholder (except that if the Directing Holder is the Controlling Class Representative, other than to a Controlling Class Certificateholder and will have no liability to any Controlling Class Certificateholder for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Pooling and Servicing

Agreement, or for errors in judgment; provided, however, that, with respect to Controlling Class Certificateholders, the Controlling Class Representative will not be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties). By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Directing Holder may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates or one or more Companion Loan or B Loan holders over Certificateholders or other holders of the related Loan Combination, and that the Directing Holder may have special relationships and interests that conflict with those of holders of some Classes of the Certificates or other holders of the related Loan Combination, that the Directing Holder may act solely in its own interest (and if the Directing Holder is the Controlling Class Representative, the interests of the holders of the Controlling Class), that the Directing Holder does not have any duties to the holders of any Class of Certificates or other holders of the related Loan Combination (and if the Directing Holder is the Controlling Class Representative, other than the Controlling Class), that the Directing Holder that is not the Controlling Class Representative may take actions that favor its own interest over the interests of Certificateholders or other holders of the related Loan Combination (and if the Directing Holder is the Controlling Class Representative, such Directing Holder may favor the interests of the holders of the Controlling Class over the interests of the holders of one or more other Classes of Certificates), that the Directing Holder that is not the Controlling Class Representative, absent willful misfeasance, bad faith or negligence, will not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misfeasance, by reason of its having acted solely in its own interests (and if the Directing Holder is the Controlling Class Representative, in the interests of the holders of the Controlling Class), and that the Directing Holder will have no liability whatsoever for having so acted, and no Certificateholder or Companion Loan Noteholder may take any action whatsoever against the Directing Holder or any director, officer, employee, agent or principal thereof for having so acted.

The “Controlling Class” will be, as of any date of determination, the Class of Sequential Pay Certificates with the latest alphabetical Class designation that has a then aggregate Certificate Balance at least equal to 25% of the initial aggregate Certificate Balance of such Class of Sequential Pay Certificates as of the Closing Date. As of the Closing Date, the Controlling Class will be the Class S Certificates. For purposes of determining the Controlling Class, the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates collectively will be treated as one Class.

The “Directing Holder” means:

•	with respect to any Mortgage Loan, other than any Serviced Loan Combination, the Controlling Class Representative (or its designee);

•

with respect to the 60 Wall Street Loan Combination, 85 Tenth Avenue Loan Combination and the USFS Industrial Distribution Portfolio Loan Combination, the Controlling Class Representative (or its designee);

•	with respect to the DDR Southeast Portfolio Loan Combination, the CGCMT 2007-C6 Directing Holder;

•

with respect to the Ritz-Carlton Key Biscayne Loan Combination, (a) prior to a Ritz-Carlton Key Biscayne Control Appraisal Event, the holder of the Ritz-Carlton Key Biscayne B Loan (provided the Ritz-Carlton Key Biscayne B Loan Holder is not the borrower or an affiliate thereof), and (b) so long as a Ritz-Carlton Key Biscayne Control Appraisal Event exists, or if the Ritz-Carlton Key Biscayne B Loan Holder is the borrower or an affiliate thereof, the Controlling Class Representative (or its designee);

•

with respect to the 135 East 57th Street Loan, (a) the holders of the most subordinate Class of Class E57 Certificates not subject to a Class E57 Control Appraisal Event and (c) so long as each Class of the Class E57 Certificates are subject to a Class E57 Control Appraisal Event, the Controlling Class Representative;

•

with respect to the Georgian Towers Loan Combination, (a) prior to a Georgian Towers Control Appraisal Event, the holder of the Georgian Towers B Loan (provided the Georgian Towers B Loan Holder is not the borrower or an affiliate thereof), and (b) so long as a Georgian Towers Control Appraisal Event exists, or if the Georgian Towers B Loan Holder is the borrower or an affiliate thereof, the Controlling Class Representative (or its designee);

•

with respect to the Mezz Cap Loan Combinations, the Controlling Class Representative (or its designee), except to the extent that the holder of the Mezz Cap B Loans has certain rights as described under the “Description of the Mortgage Pool—Split Loan Structures—The Mezz Cap Loan Combinations” in this prospectus supplement.

The “Controlling Class Representative” will be the representative selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as certified by the Certificate Administrator from time to time; provided, however, that (i) absent such selection, or (ii) until a Controlling Class Representative is so selected or (iii) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Controlling Class Representative is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Controlling Class Representative.

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified to the Certificate Administrator from time to time by such holder (or Certificate Owner).

Servicing Transfer Event. The duties of the Special Servicer relate to Specially Serviced Mortgage Loans and to any REO Property. The Pooling and Servicing Agreement will define a “Specially Serviced Mortgage Loan” to include any Mortgage Loan and any Serviced Loan Combination with respect to which: (i) either (x) with respect to any Mortgage Loan or Serviced Loan Combination other than a Balloon Loan, a payment default shall have occurred on such Mortgage Loan or Serviced Loan Combination at its maturity date or, if the maturity date of such Mortgage has been extended in accordance with the Pooling and Servicing Agreement, a payment default occurs on such Mortgage Loan or Serviced Loan Combination at its extended maturity date or (y) with respect to a Balloon Loan, a payment default shall have occurred with respect to the related Balloon Payment; provided, however, if (A) the related borrower is diligently seeking a refinancing commitment (and delivers a statement to that effect to the applicable Master Servicer, who shall promptly deliver a copy to the Special Servicer and the Controlling Class Representative within 30 days after the default), (B) the related borrower continues to make its Assumed Scheduled Payment, (C) no other Servicing Transfer Event has occurred with respect to that Mortgage Loan or Serviced Loan Combination and (D) the Controlling Class Representative consents, a Servicing Transfer Event will not occur until 60 days beyond the related maturity date; and provided, further, if the related borrower has delivered to the applicable Master Servicer, who shall have promptly delivered a copy to the Special Servicer and the Controlling Class Representative, on or before the 60th day after the related maturity date, a refinancing commitment reasonably acceptable to the Special Servicer and the Controlling Class Representative, and the borrower continues to make its Assumed Scheduled Payments (and no other Servicing Transfer Event has occurred with respect to that Mortgage Loan or Serviced Loan Combination), a Servicing Transfer Event will not occur until the earlier of (1) 120 days beyond the related maturity date and (2) the termination of the refinancing commitment; (ii) any Monthly Payment (other than a Balloon Payment) is 60 days or more delinquent; (iii) the date upon which the applicable Master Servicer or the Special Servicer (with the Controlling Class Representative’s consent, in the case of a determination by the Special Servicer) determines that a payment default or any other default under the applicable Mortgage Loan Documents that (with respect to such other default) would materially impair the value of the Mortgaged Property as security for the Mortgage Loan or, if applicable, Serviced Loan Combination or otherwise would materially adversely affect the interests of Certificateholders and would continue unremedied beyond the applicable grace period under the terms of the Mortgage Loan or Serviced Loan Combination (or, if no grace period is specified, for 60 days, and provided that a default that would give rise to an acceleration right without any grace period will be deemed to have a grace period equal to zero) is imminent and is not likely to be cured by the related borrower within 60 days or, except as provided in clause (i)(y) above, in the case of a Balloon Payment, for at least 30 days, (iv) the date upon which the related borrower has become the subject of a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law, or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, provided that if such decree or order has been dismissed, discharged or stayed within 60 days thereafter, the Mortgage Loan or Serviced Loan Combination will no longer be a Specially Serviced Mortgage Loan and no Special Servicing Fees will be payable with respect thereto; (v) the date on which the related borrower consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such borrower of or relating to all or substantially all of its property; (vi) the date on which the related borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; (vii) a default, of which the applicable Master Servicer or the Special Servicer has notice (other than a failure by such related borrower to pay principal or interest) and that in the opinion of such Master Servicer or the Special Servicer (in the case of the Special Servicer, with the consent of the Controlling Class Representative) materially and adversely affects the interests of the Certificateholders or any holder of a Serviced Companion Loan, if applicable, occurs and remains unremedied for the applicable grace period specified in the Mortgage Loan Documents for such Mortgage Loan or Serviced Loan Combination (or if no grace period is specified for those defaults which are capable of cure, 60 days); or (viii) the date on which the applicable Master Servicer or Special Servicer receives notice of the foreclosure or proposed foreclosure of any lien on the related Mortgaged Property (each, a “Servicing Transfer Event”); provided, however, that a Mortgage Loan or Serviced Loan Combination will cease to be a Specially Serviced Mortgage Loan (each, a “Corrected Mortgage Loan”) (A) with respect to the circumstances described in clauses (i) and (ii), above, when the borrower thereunder has brought the Mortgage Loan or Serviced Loan Combination current and thereafter made three consecutive full and timely Monthly Payments, including pursuant to any workout of the Mortgage Loan or the Serviced Loan Combination, (B) with respect to the circumstances described in clause (iii), (iv), (v), (vi) and (viii) above, when such circumstances cease to exist in the good faith judgment of the Special Servicer or (C) with respect to the circumstances described in clause (vii) above, when such default is cured; provided, in each case, that at that time no circumstance exists (as described above) that would cause the Mortgage Loan or Serviced Loan Combination to continue to be characterized as a Specially Serviced Mortgage Loan.

If a Servicing Transfer Event under the CGCMT 2007-C6 Pooling and Servicing Agreement exists with respect to a Companion Loan related to the DDR Portfolio loan, then it will also be deemed to exist with respect to the DDR Portfolio loan. The Loan Combinations are intended to always be serviced or specially serviced, as the case may be, together. If any Mortgage Loan in a group of cross-collateralized Mortgage Loans becomes a Specially Serviced Loan, subject to approval by the Controlling Class Representative, each other Mortgage Loan in such group of cross-collateralized Mortgage Loans shall also become a Specially Serviced Loan.

A Servicing Transfer Event with respect to the Ritz-Carlton Key Biscayne Loan Combination, the 135 East 57th Street Loan or the Georgian Towers Loan Combination will generally be delayed if a holder of the related B Loans or the Class E57 Certificates is making all cure payments required by the related co-lender agreement or Pooling and Servicing Agreement, as applicable. See “Description of the Mortgage Pool—Split Loan Structures—The Ritz-Carlton Key Biscayne Loan Combination—Cure Rights,” “Description of the Mortgage Pool—Split Loan Structures—The 135 East 57th Street Loan—Cure Rights” and “Description of the Mortgage Pool—Split Loan Structures—The Georgian Towers Loan Combination—Cure Rights” in this prospectus supplement.

If a Servicing Transfer Event exists with respect to the Mortgage Loan included in a Serviced Loan Combination, then it will also be deemed to exist with respect to the related Serviced Companion Loan. The Loan Combinations are intended to always be serviced or specially serviced, as the case may be, together (provided that prior to an event of default on the Mezz Cap Loan Combinations, the holders of the Mezz Cap B Loans may appoint a separate servicer to collect payments on the Mezz Cap B Loans).

If any Mortgage Loan in a group of cross-collateralized Mortgage Loans becomes a Specially Serviced Loan, subject to approval by the Controlling Class Representative, each other Mortgage Loan in such group of cross-collateralized Mortgage Loans shall also become a Specially Serviced Loan.

Asset Status Report. The Special Servicer will prepare a report (the “Asset Status Report”) for each Mortgage Loan and each Serviced Loan Combination that becomes a Specially Serviced Mortgage Loan not later than 30 days after the servicing of such Mortgage Loan or such Serviced Loan Combination is transferred to the Special Servicer. Each Asset Status Report will be delivered to the Master Servicers, the Controlling Class Representative and the rating agencies and in the case of each Serviced Loan Combination, the holder of the related Serviced Companion Loan. If the Controlling Class Representative does not disapprove an Asset Status Report within 10 business days, the Special Servicer will implement the recommended action as outlined in such Asset Status Report; provided, however, that the Special Servicer may not take any actions that are contrary to applicable law or the terms of the applicable Mortgage Loan Documents. The Controlling Class Representative may object to any Asset Status Report within 10 business days of receipt; provided, however, that the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report if it makes a determination in accordance with the applicable Servicing Standard that the objection is not in the best interests of the Certificateholders (and with respect to a Serviced Loan Combination, the holder of the related Serviced Companion Loan, as a collective whole). If the Controlling Class Representative disapproves such Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will revise such Asset Status Report as soon as practicable thereafter, but in no event later than 30 business days after such disapproval. In any event, if the Controlling Class Representative does not approve an Asset Status Report within 60 business days from the first submission of an Asset Status Report, the Special Servicer may act upon the most recently submitted form of Asset Status Report and in compliance with the applicable Servicing Standard. The Special Servicer will revise such Asset Status Report until the Controlling Class Representative fails to disapprove such revised Asset Status Report as described above or until the Special Servicer makes a determination, consistent with the applicable Servicing Standard, that such objection is not in the best interests of all the Certificateholders and the holder of the Serviced Companion Loan, if applicable. The Asset Status Report is not intended to replace or satisfy any specific consent or approval right which the Controlling Class Representative may have. Notwithstanding the foregoing, with respect to any Serviced Loan Combination, the Directing Holder shall be entitled to a comparable Asset Status Report, but the procedure and timing for approval by the Directing Holder of the related Asset Status Report will be governed by the terms of the related co-lender agreement and the Pooling and Servicing Agreement.

Certain Rights of the Controlling Class Representative. In addition to its rights and obligations with respect to Specially Serviced Mortgage Loans, the Special Servicer has the right to approve certain modifications, whether or not the applicable Mortgage Loan or Serviced Loan Combination is a Specially Serviced Mortgage Loan, to the extent described above under “—Modifications” and to approve any waivers of due-on-sale or due-on-encumbrance clauses as described above under “—Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Clauses, whether or not the applicable Mortgage Loan or the Serviced Loan Combination is a Specially Serviced Mortgage Loan. With respect to non-Specially Serviced Mortgage Loans, the applicable Master Servicer must notify the Special Servicer of any request for approval (a “Request for Approval”) received relating to the Special Servicer’s above-referenced approval rights and forward to the Special Servicer its written recommendation and analysis (other than with respect to requests for assumptions and waivers of due-on-sale and due-on-encumbrance clauses, such requests being processed directly by the Special Servicer) and any other information or documents reasonably requested by the Special Servicer (to the extent such information or documents are in such Master Servicer’s possession). The Special Servicer will have 10 business days (from the date that the Special Servicer receives the information it requested from the applicable Master Servicer) to analyze and make a recommendation with respect to a Request for Approval with respect to a non-Specially Serviced Mortgage Loan and, prior to the end of such 10 business day period, is required to notify the Controlling Class Representative of such Request for Approval and its recommendation with respect thereto. Following such notice, the Controlling Class Representative will have 5 business days from the date it receives the Special Servicer recommendation and any other information it may reasonably request to approve any recommendation of the Special Servicer relating to any Request for Approval. Generally, if the Controlling Class Representative does not respond to a Request for Approval by 5 p.m. on the 5th business day after such request, the Special Servicer or the related Master Servicer, as applicable, may deem its recommendation approved by the Controlling Class Representative. If there is no response from Special Servicer within 15 Business Days, then the Special Servicer will be deemed to approve the Request for Approval. With respect to a Specially Serviced Mortgage Loan, the Special Servicer must notify the Controlling Class Representative of any Request for Approval received relating to the Controlling Class Representative’s above-referenced approval rights and its recommendation with respect thereto. The Controlling Class Representative will have 10 business days to approve any recommendation of the Special Servicer relating to any such Request for Approval. Generally, if the Controlling Class Representative does not respond to any such Request for Approval by 5 p.m. on the 10th business day after such request, the Special Servicer may deem its recommendation approved by the Controlling Class Representative. Notwithstanding the foregoing, with respect to any Serviced Loan Combination, the Directing Holder shall be entitled to a comparable Request for Approval, but the procedure and timing for approval by the Directing Holder of the related Request for Approval will be governed by the terms of the related co-lender agreement and the Pooling and Servicing Agreement.

The Controlling Class may have conflicts of interest with other Classes of Certificates or with the Trust. The Controlling Class Representative has no duty to act in the interests of any Class other than the Controlling Class.

Neither the Master Servicers nor the Special Servicer will be required to take or refrain from taking any action pursuant to instructions from the Controlling Class Representative that would cause it to violate applicable law, the terms of any Mortgage Loan, the Pooling and Servicing Agreement, including the applicable Servicing Standard, or the REMIC provisions of the Code or that would (i) expose a Master Servicer, the Special Servicer, the Depositor, a Mortgage Loan Seller, the Trust Fund, the Trustee, the Certificate Administrator or their respective affiliates, officers, directors, employees or agents to any claim, suit or liability, (ii) materially expand the scope of a Master Servicer’s or the Special Servicer’s responsibilities, or (iii) cause a Master Servicer or the Special Servicer to act, or fail to act, in a manner that is not in the best interests of the Certificateholders. In addition, if a Master Servicer or the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders (and any holder of a related Companion Loan), as a collective whole, it may take such action without waiting for a response from the Controlling Class Representative or Directing Holder.

The Master Servicers and the Special Servicer, as applicable, will be required to discuss with the Controlling Class Representative, on a monthly basis, the performance of any Mortgage Loan or Serviced Loan Combination that (i) is a Specially Serviced Mortgage Loan, (ii) is delinquent, (iii) has been placed on a “Watch List” or (iv) has been identified by the Master Servicers or Special Servicer, as exhibiting deteriorating performance.

The Depositor anticipates that an affiliate of the Special Servicer will purchase the initial Controlling Class and will be the initial Controlling Class Representative.

With respect to the DDR Portfolio loan, any decision to be made with respect to the DDR Portfolio Loan Combination that requires the approval of the directing certificateholder under the CGCMT 2007-C6 Pooling and Servicing Agreement (other than removal of the CGCMT 2007-C6 Special Servicer) will require the approval of the CGCMT 2007-C6 Directing Holder.

Special Servicing Compensation. Pursuant to the Pooling and Servicing Agreement, the Special Servicer will be entitled to certain fees including a special servicing fee, payable with respect to each Collection Period, equal to 0.25% per annum of the Stated Principal Balance of each related Specially Serviced Mortgage Loan and REO Loan (the “Special Servicing Fee”). The CGCMT 2007-C6 Special Servicer will accrue a comparable special servicing fee with respect to the DDR Portfolio Loan Combination under the CGCMT 2007-C6 Pooling and Servicing Agreement.

The Special Servicer will not be entitled to retain any portion of the Excess Interest paid on the ARD Loans.

A “Workout Fee” will in general be payable to the Special Servicer with respect to each Mortgage Loan or Serviced Loan Combination (other than the Mezz Cap B Loans) that ceases to be a Specially Serviced Mortgage Loan pursuant to the definition thereof. As to each such Mortgage Loan or Serviced Loan Combination (other than the Mezz Cap B Loans), the Workout Fee will be payable out of, and will be calculated by application of, a “Workout Fee Rate” of 1.00% to each collection of interest and principal (including scheduled payments, prepayments, Balloon Payments and payments at maturity) received on such Mortgage Loan or Serviced Loan Combination (other than the Mezz Cap B Loans), for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any such Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee will become payable if and when such Mortgage Loan or Serviced Loan Combination (other than the Mezz Cap B Loans) again ceases to be a Specially Serviced Mortgage Loan. If the Special Servicer is terminated (other than for cause) or resigns with respect to any or all of its servicing duties, it will retain the right to receive any and all Workout Fees payable with respect to the Mortgage Loans or Serviced Loan Combinations that cease to be a Specially Serviced Mortgage Loan during the period that it had responsibility for servicing such Specially Serviced Mortgage Loan and that had ceased being a Specially Serviced Mortgage Loan (or for any Specially Serviced Mortgage Loan that had not yet become a Corrected Mortgage Loan because as of the time that the Special Servicer is terminated the borrower has not made three consecutive monthly debt service payments and subsequently the Specially Serviced Mortgage Loan becomes a Corrected Mortgage Loan) at the time of such termination or resignation (and the successor Special Servicer will not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the preceding sentence. The CGCMT 2007-C6 Special Servicer will accrue a comparable workout fee with respect to the DDR Portfolio Loan Combination under the CGCMT 2007-C6 Pooling and Servicing Agreement.

A “Liquidation Fee” will be payable to the Special Servicer with respect to each Specially Serviced Mortgage Loan or REO Loan or Mortgage Loan repurchased by a Mortgage Loan Seller outside of the applicable cure period, in each case, as to which the Special Servicer obtains a full, partial or discounted payoff from the related borrower or Mortgage Loan Seller, as applicable, and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer recovered any proceeds (“Liquidation Proceeds”). As to each such Specially Serviced Mortgage Loan and REO Property or Mortgage Loan repurchased by a Mortgage Loan Seller outside of the applicable cure period, the Liquidation Fee will be payable from, and will be calculated by application of, a “Liquidation Fee Rate” of 1.00% to the related payment or proceeds. The CGCMT 2007-C6 Special Servicer will accrue a comparable liquidation fee with respect to the DDR Portfolio Loan Combination, under the CGCMT 2007-C6 Pooling and Servicing Agreement. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with:

•	the purchase of any Specially Serviced Mortgage Loan or REO Property by the Special Servicer, the Controlling Class Representative,

•	the purchase of all of the Mortgage Loans and REO Properties by a Master Servicer, the Special Servicer or the Controlling Class Representative in connection with the termination of the Trust,

•

a repurchase of a Mortgage Loan by a Mortgage Loan Seller due to a breach of a representation or warranty or a document defect in the mortgage file prior to the expiration of certain time periods (including any applicable extension thereof) set forth in the Pooling and Servicing Agreement,

•

the purchase of any Mortgage Loan by the holder of the related Serviced B Loan pursuant to the related co-lender agreement prior to the expiration of certain time periods set forth in the related co-lender agreement or if such co-lender agreement does not specify a time period, within the time period set forth in the Pooling and Servicing Agreement, as described under “Description of the Mortgage Pool—Split Loan Structures—The Ritz-Carlton Key Biscayne Loan Combination—Purchase Option” and “Description of the Mortgage Pool—Split Loan Structures—The Georgian Towers Loan Combination—Purchase Option” in this prospectus supplement,

•

the purchase of the 135 East 57th Street Loan by the holder of the Class E57 Certificates, unless such Loan is purchased more than 90 days after the holder of the Class E57 Certificates received notice of the default giving rise to the right of such holder to purchase the Mortgage Loan; and

•

the purchase of a Mortgage Loan by the holder of any related mezzanine debt unless the related mezzanine intercreditor agreement requires the purchaser to pay such fees (provided that any future permitted mezzanine debt will generally require the payment of a Liquidation Fee, to the extent not prohibited by the loan documents, if the Mortgage Loan is not purchased within 90 days after the holder of the related mezzanine loan received notice of the default giving rise to the right of such holder to purchase the Mortgage Loan).

If, however, Liquidation Proceeds are received with respect to any Specially Serviced Mortgage Loan as to which the Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitute principal and/or interest. The Special Servicer, however, will only be entitled to receive a Liquidation Fee or a Workout Fee, but not both, with respect to Liquidation Proceeds received on any Mortgage Loan or Specially Serviced Mortgage Loan.

If the Special Servicer resigns or is terminated, and prior or subsequent to such resignation or termination, an action plan that was submitted by the Special Servicer regarding the liquidation of a Specially Serviced Mortgage Loan is approved or deemed to be approved by the Directing Holder, the Special Servicer will be entitled to receive the related Liquidation Fee notwithstanding any resignation or termination, and the successor special servicer will not be entitled to any portion of it.

In addition, the Special Servicer will be entitled to receive:

•

any loan modification and extension fees related to Specially Serviced Mortgage Loans (and 50% of such fees on non-Specially Serviced Loans and Serviced Companion Loans when consent of the Special Servicer is required),

•	any defeasance fees related to Specially Serviced Mortgage Loans.

•	50% of any assumption application fees on non-Specially Serviced Mortgage Loans that are master serviced by Capmark,

•	50% of any assumption fees on non-Specially Serviced Mortgage Loans and the Serviced Companion Loans,

•	any income earned on deposits in the REO Accounts, and

•

any late payment fees that accrued during a Collection Period on any Specially Serviced Mortgage Loan to the extent collected by the Trust and remaining after application thereof during such Collection Period to reimburse interest on Advances with respect to such Mortgage Loan and to reimburse the Trust for certain expenses of the Trust with respect to such Mortgage Loan; provided, however, that with respect to the Mortgage Loan that has a related Serviced Companion Loan, late payment fees will be allocated as provided in the related co-lender agreement and the Pooling and Servicing Agreement.

The CGCMT 2007-C6 Special Servicer will be entitled to comparable fees with respect to the DDR Portfolio Loan.

Servicing of the Non-Serviced Mortgage Loan

The DDR Portfolio Loan

Pursuant to the terms of the related co-lender agreement, all of the mortgage loans comprising the DDR Portfolio Loan Combination are being serviced under the provisions of the CGCMT 2007-C6 Pooling and Servicing Agreement, which are similar to, but not necessarily identical with, the provisions of the Pooling and Servicing Agreement. In that regard,

•

Wells Fargo Bank, N.A., which will be the trustee under the CGCMT 2007-C6 Pooling and Servicing Agreement (the “CGCMT 2007-C6 Trustee”) upon the closing of the CGCMT 2007-C6 securitization (which is anticipated to occur prior to the Closing Date), is anticipated to be, in that capacity, the lender of record with respect to the mortgaged properties securing the DDR Portfolio Loan Combination;

•

Wachovia Bank, National Association, which will be the master servicer under the CGCMT 2007-C6 Pooling and Servicing Agreement (the “CGCMT 2007-C6 Servicer”) upon the closing of the CGCMT 2007-C6 securitization (which is anticipated to occur prior to the Closing Date), is anticipated to be, in that capacity, the master servicer for the DDR Portfolio Loan Combination under the CGCMT 2007-C6 Pooling and Servicing Agreement. However, P&I Advances with respect to the DDR Portfolio loan will be made by the Master Servicer or the Trustee, as applicable, as described in “The Pooling and Servicing Agreement—Advances” in this prospectus supplement; and

•

CWCapital Asset Management LLC, which is the special servicer of the DDR Portfolio Loan Combination under the CGCMT 2007-C6 Pooling and Servicing Agreement (the “CGCMT 2007-C6 Special Servicer”) upon the closing of the CGCMT 2007-C6 securitization (which is anticipated to occur prior to the Closing Date), is anticipated to be, in that capacity, the special servicer with respect to the DDR Portfolio Loan Combination under the CGCMT 2007-C6 Pooling and Servicing Agreement.

The Controlling Class Representative will not have any rights with respect to the servicing and administration of the DDR Portfolio loan under the CGCMT 2007-C6 Pooling and Servicing Agreement except as set forth under “Description of the Mortgage Pool—Split Loan Structures—The DDR Portfolio Loan Combination” in this prospectus supplement.

Master Servicers and Special Servicer Permitted to Buy Certificates

The Master Servicers and the Special Servicer are permitted to purchase any Class of Certificates. Such a purchase by the Master Servicers or Special Servicer could cause a conflict relating to the Master Servicers’ or Special Servicer’s duties pursuant to the Pooling and Servicing Agreement and the Master Servicers’ or Special Servicer’s interest as a holder of Certificates, especially to the extent that certain actions or events have a disproportionate effect on one or more Classes of Certificates. The Pooling and Servicing Agreement provides that each Master Servicer or the Special Servicer will administer the Mortgage Loans or Serviced Loan Combinations in accordance with the applicable Servicing Standard, without regard to ownership of any Certificate by such Master Servicer or the Special Servicer or any affiliate thereof.

Reports to Certificateholders; Available Information

Certificate Administrator Reports

On each Distribution Date, the Certificate Administrator will be required to make available to the general public (including each Certificateholder, the Depositor, the Master Servicers, the Special Servicer, each Underwriter, each rating agency and any potential investors in the Certificates) a statement (a “Distribution Date Statement”) based upon information provided by the Master Servicers and Special Servicer (and in certain cases only to the extent received from a Master Servicer or Special Servicer, as applicable) and delivered to the Certificate Administrator, in accordance with Commercial Mortgage Securities Association (“CMSA”) guidelines as of the Closing Date setting forth, among other things:

(a) the Record Date, Interest Accrual Period, and Determination Date for such Distribution Date;

(b) the amount of the distribution on the Distribution Date to the holders of each Class of Regular Certificates (other than the Class AM-FL and Class X Certificates) and the Class AM-FL Regular Interest in reduction of the Certificate Balance of the Certificates;

(c) the amount of the distribution on the Distribution Date to the holders of each Class of Regular Certificates (other than the Class AM-FL Certificates) and the Class AM-FL Regular Interest allocable to Interest Accrual Amount and Interest Shortfalls;

(d) the aggregate amount of Advances made in respect of the Distribution Date and the amount on interest paid on Advances since the prior Distribution Date (including, to the extent material, the general use of funds advanced and general source of funds for reimbursements);

(e) the aggregate amount of compensation paid to the Trustee, the Certificate Administrator and servicing compensation paid to the Master Servicers and the Special Servicer for the related Determination Date and any other fees or expenses accrued and paid from the Trust Fund;

(f) the aggregate amount of any payments made to or by the Swap Counterparty with respect to the Class AM-FL Certificates;

(g) the aggregate Stated Principal Balance of the Mortgage Loans and any REO Loans outstanding immediately before and immediately after the Distribution Date;

(h) the number (as of the related and the next preceding Determination Date), and the aggregate principal balance, weighted average remaining term to maturity and weighted average mortgage rate (and interest rates by distributional groups or ranges) of the Mortgage Loans as of the related Determination Date;

(i) the number and aggregate Stated Principal Balance of the Mortgage Loans or Serviced Loan Combinations (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more, (D) that are specially serviced but that are not delinquent, or (E) current, but not specially serviced, as to which foreclosure proceedings have been commenced, but not REO Property;

(j) the Available Funds for the Distribution Date, and any other cash flows received on the mortgage loans and applied to pay fees and expenses (including the components of the Available Funds, or such other cash flows);

(k) the amount of the distribution on the Distribution Date to the holders of any Class of Regular Certificates (other than the Class AM-FL Certificates) and the Class AM-FL Regular Interest allocable to Prepayment Premiums Yield Maintenance Charges;

(l) the accrued Interest Accrual Amount in respect of each Class of Regular Certificates (other than the Class AM-FL Certificates) and the Class AM-FL Regular Interest for such Distribution Date;

(m) the Pass-Through Rate for each Class of Regular Certificates (other than the Class AM-FL Certificates) and the Class AM-FL Regular Interest for the Distribution Date and the next succeeding Distribution Date;

(n) the Principal Distribution Amount for the Distribution Date;

(o) the Certificate Balance or Notional Balance, as the case may be, of each Class of Regular Certificates (other than the Class AM-FL Certificates) and the Class AM-FL Regular Interest immediately before and immediately after the Distribution Date, separately identifying any reduction in these amounts as a result of the allocation of any Realized Loss on the Distribution Date;

(p) the fraction, expressed as a decimal carried to at least eight places, the numerator of which is the then related Certificate Balance, and the denominator of which is the related initial aggregate Certificate Balance, for each Class of Regular Certificates (other than the Class AM-FL Certificates) and the Class AM-FL Regular Interest immediately following the Distribution Date;

(q) the amount of any Appraisal Reduction Amounts allocated during the related Collection Period on a loan-by-loan basis; and the total Appraisal Reduction Amounts as of such Distribution Date on a loan-by-loan basis;

(r) the number and related principal balances of any Mortgage Loans modified, extended or waived on a loan-by-loan basis since the previous Determination Date (including a description of any material modifications, extensions or waivers to Mortgage Loan terms, fees, penalties or payments during the Collection Period or that have cumulatively become material over time);

(s) the amount of any remaining unpaid Interest Shortfalls for each Class of Regular Certificates and the Class AM-FL Regular Interest as of the Distribution Date;

(t) a loan-by-loan listing of each Mortgage Loan which was the subject of a principal prepayment (other than liquidation proceeds and insurance proceeds) during the related Collection Period and the amount of principal prepayment occurring, together with the aggregate amount of principal prepayments made during the related Collection Period;

(u) a loan-by-loan listing of any Mortgage Loan which was defeased since the previous Determination Date;

(v) the amount of the distribution to the holders of each Class of Certificates (other than the Class AM-FL Certificates) and the Class AM-FL Regular Interest on the Distribution Date attributable to reimbursement of Realized Losses;

(w) as to any Mortgage Loan repurchased by a Mortgage Loan Seller or otherwise liquidated or disposed of during the related Collection Period, (A) the Loan Number of the related Mortgage Loan and (B) the amount of proceeds of any repurchase of a Mortgage Loan, Liquidation Proceeds and/or other amounts, if any, received thereon during the related Collection Period and the portion thereof included in the Available Funds for such Distribution Date;

(x) the amount on deposit in certain accounts established and maintained by the Certificate Administrator, pursuant to the Pooling and Servicing Agreement after giving effect to the distribution made on such Distribution Date (and any material account activity since the prior Distribution Date);

(y) the current credit support levels for each Class of Sequential Pay Certificates (other than the Class AM-FL Certificates) and the Class AM-FL Regular Interest;

(z) the original and then-current ratings for each Class of Certificates;

(aa) with respect to any REO Loan as to which the related Mortgaged Property became an REO Property during the preceding calendar month, the city, state, property type, the current Stated Principal Balance;

(bb) the value of any REO Property included in the Trust Fund as of the related Determination Date, on a loan-by-loan basis, based on the most recent appraisal or valuation;

(cc) with respect to any REO Property sold or otherwise disposed of during the related Collection Period and for which a final recovery determination has been made, (A) the Realized Loss attributable to such Mortgage Loan, (B) the amount of sale proceeds and other amounts, if any, received in respect of such REO Property during the related Collection Period and the portion thereof included in the Available Funds for such Distribution Date, (C) the date of the final recovery determination and (D) the balance of the Excess Liquidations Proceeds Account for such Distribution Date;

(dd) the amount of the distribution on the Distribution Date to the holders of the Class T and Residual Certificates;

(ee) the amount of any (A) payment by the related Swap Counterparty as a termination payment, (B) payment in connection with the acquisition of a replacement interest rate swap agreement and (C) collateral posted in connection with any rating agency trigger event;

(ff) material breaches of any covenants under the Pooling and Servicing Agreement of which the Certificate Administrator, the Trustee, the Master Servicer or the Special Servicer has received written notice; and

(gg) such other information and in such form as will be specified in the Pooling and Servicing Agreement.

Certain information regarding the Mortgage Loans will be made accessible at the website maintained by the Certificate Administrator initially located at https://www.tss.db.com/invr, and assistance in using the website can be obtained by calling the Certificate Administrator’s investor relations desk at 1-800-735-7777. In addition, the Certificate Administrator will make available on such website any reports on Forms 10-D, 10-K and 8-K prepared by the Certificate Administrator that have been filed with respect to the Trust through the EDGAR system.

In addition, the Certificate Administrator may make certain other information and reports (including the collection of reports specified by the CMSA (or any successor organization reasonably acceptable to the Certificate Administrator and the Master Servicers) known as the “CMSA Investor Reporting Package”) related to the mortgage loans available, to the extent that the Certificate Administrator receives relevant information and loan-related reports from the applicable Master Servicer, and direction from the Depositor, or is otherwise directed to do so under the Pooling and Servicing Agreement. The Certificate Administrator will not make any representations or warranties as to the accuracy or completeness of any information provided by it and may disclaim responsibility for the Certificate Administrator’s website. The Certificate Administrator may require registration and acceptance of a disclaimer. Neither the Certificate Administrator nor the Master Servicers will be liable for the dissemination of information made in accordance with the Pooling and Servicing Agreement.

Master Servicers Reports

Each Master Servicer is required to deliver to the Certificate Administrator prior to each Distribution Date (commencing on the fourth Distribution Date), and the Certificate Administrator is to make available to each Certificateholder, each holder of a Serviced Companion Loan, the Depositor, each Underwriter, each rating agency, the Special Servicer, the Controlling Class Representative and, if requested, any potential investor in the Certificates, on each Distribution Date, certain reports and data files that are part of the CMSA Investor Reporting Package.

Subject to the receipt of necessary information from any subservicer, reports will be made available electronically in the form of the standard CMSA Reports; provided, however, the Certificate Administrator will provide Certificateholders (at the expense of such Certificateholders) with a written copy of such report upon request. The information that pertains to Specially Serviced Mortgage Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the applicable Master Servicer no later than four business days prior to the related Master Servicer Remittance Date. Absent manifest error, none of the Master Servicers, the Special Servicer, the Certificate Administrator or the Trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower or third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicers, the Special Servicer, the Certificate Administrator or the Trustee, as applicable.

The Trustee, the Certificate Administrator, the Master Servicers and the Special Servicer will be indemnified by the Trust against any loss, liability or expense incurred in connection with any claim or legal action relating to any statement or omission based upon information supplied by a borrower or third party under a Mortgage Loan or Serviced Loan Combination and reasonably relied upon by such party.

Each Master Servicer is also required to deliver periodically to the Certificate Administrator and the rating agencies the following materials, which the CMSA Operation Statement Analysis Report and CMSA NOI Adjustment Worksheet shall be delivered in electronic format and any items relating thereto may be delivered in electronic or paper format:

(a) Annually, on or before June 30 of each year, commencing in June 2008, with respect to each Mortgaged Property and REO Property, a “CMSA Operating Statement Analysis Report” together with copies of the related operating statements and rent rolls (but only if the related borrower is required by the Mortgage to deliver, or has otherwise agreed to provide such information) for such Mortgaged Property or REO Property for the preceding calendar year-end, if available. The Master Servicers (or the Special Servicer in the case of Specially Serviced Mortgage Loans and REO Properties) is required to use its reasonable efforts to obtain annual and other periodic operating statements and related rent rolls and promptly update the Operating Statement Analysis Report.

(b) Within 60 days of receipt by the applicable Master Servicer (or within 45 days of receipt by the Special Servicer with respect to any Specially Serviced Mortgage Loan or REO Property) of annual year-end operating statements, if any, with respect to any Mortgaged Property or REO Property, a “CMSA NOI Adjustment Worksheet” for such Mortgaged Property (with the annual operating statements attached thereto as an exhibit), presenting the computations made in accordance with the methodology described in the Pooling and Servicing Agreement to “normalize” the full year-end net operating income or net cash flow and debt service coverage numbers used by each Master Servicer or the Special Servicer in the other reports referenced above.

The Certificate Administrator is to make available a copy of each Operating Statement Analysis Report and NOI Adjustment Worksheet that it receives from the Master Servicers upon request to the Depositor, each Underwriter, the Controlling Class Representative, each rating agency, the Certificateholders and the Special Servicer promptly after its receipt thereof. Any potential investor in the Certificates may obtain a copy of any NOI Adjustment Worksheet for a Mortgaged Property or REO Property in the possession of the Certificate Administrator upon request.

In addition, within a reasonable period of time after the end of each calendar year, the Certificate Administrator is required to send to each person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) certain items provided to Certificateholders in the monthly Distribution Date Statements and such other information as may be reasonably required to enable such Certificateholders to prepare their federal income tax returns. The Certificate Administrator will also make available information regarding the amount of original issue discount accrued on each Class of Certificate held by persons other than holders exempted from the reporting requirements and information regarding the expenses of the Trust.

Other Information

The Pooling and Servicing Agreement will require that the Certificate Administrator make available at its offices, during normal business hours, for review by any Certificateholder, any holder of a Serviced Companion Loan (with respect to items (iv)-(vii) below, only to the extent such information relates to the Serviced Companion Loan), the Depositor, the Master Servicers, the Special Servicer, any rating agency or any potential investor in the Certificates, originals or copies of, among other things, the following items (to the extent such items are in its possession) (except to the extent not permitted by applicable law or under any of the related Mortgage Loan Documents): (i) the Pooling and Servicing Agreement and any amendments thereto, (ii) all Distribution Date Statements made available to holders of the relevant Class of Offered Certificates since the Closing Date, (iii) all annual officers’ certificates and assessment of compliance and attestation reports delivered by the Master Servicers and the Special Servicer to the Certificate Administrator since the Closing Date regarding compliance with the relevant agreements, (iv) the most recent property inspection report prepared by or on behalf of the Master Servicers or the Special Servicer with respect to each Mortgaged Property and delivered to the Certificate Administrator, (v) the most recent annual (or more frequent, if available) operating statements, rent rolls (to the extent such rent rolls have been made available by the related borrower) and/or lease summaries and retail “sales information,” if any, collected by or on behalf of the Master Servicers or the Special Servicer with respect to each Mortgaged Property and delivered to the Certificate Administrator, (vi) any and all modifications, waivers and amendments of the terms of a Mortgage Loan or Serviced Loan Combination entered into by the Master Servicers and/or the Special Servicer and delivered to the Certificate Administrator, and (vii) any and all officers’ certificates and other evidence delivered to or by the Certificate Administrator to support the Master Servicers’, or the Special Servicer’s or the Trustee’s, as the case may be, determination that any Advance, if made, would not be recoverable. Copies of any and all of the foregoing items will be available upon request at the expense of the requesting party from the Certificate Administrator to the extent such documents are in the Certificate Administrator’s possession.

Exchange Act Filings

The Trust will file Distribution Reports on Form 10-D, Annual Reports on Form 10-K and (if applicable) Current Reports on Form 8-K with the Securities and Exchange Commission (the “Commission”) regarding the Certificates, to the extent, and for such time, as it shall be required to do so under the Securities Exchange Act of 1934, as amended. Such reports will be filed under the name “Deutsche Mortgage & Asset Receiving Corp.” (Commission file no. 333-130390). Members of the public may read and copy any materials filed with the Commission at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Members of the public may obtain information regarding the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. The address of that internet site is http://www.sec.gov.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The following summary and the discussion in the prospectus under the heading “Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates” are a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates and constitute the opinion of Cadwalader, Wickersham & Taft LLP as to the accuracy of matters discussed herein and therein. The summary below and such discussion in the Prospectus do not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. In addition, such summary and such discussion do not address state, local or foreign tax issues with respect to the acquisition, ownership or disposition of the Offered Certificates. The authorities on which such summary and such discussion are based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. Such summary and such discussion are based on the applicable provisions of the Code, as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury as of the date hereof. Investors should consult their own tax advisors in determining the federal, state, local, foreign or any other tax consequences to them of the purchase, ownership and disposition of Offered Certificates.

Elections will be made to treat designated portions of the Trust and proceeds thereof (such non-excluded portion of the Trust, the “Trust REMICs”), as three separate REMICs within the meaning of Code Section 860D (the “135 East 57th Street Loan REMIC,” the “Lower-Tier REMIC” and the “Upper-Tier REMIC,“ respectively). The 135 East 57th Street Loan REMIC will hold the 135 East 57th Street Loan, proceeds thereof held in the Collection Account, the 135 East 57th Street Loan REMIC Distribution Account and any related REO Property, and will issue certain uncertificated Classes of regular interests (the “135 East 57th Street Loan REMIC Regular Interests”) to the Lower-Tier REMIC. The Lower-Tier REMIC will hold the Mortgage Loans (other than the 135 East 57th Street Loan and other than Excess Interest), proceeds thereof held in the Collection Account, the 135 East 57th Street Loan REMIC Regular Interests and the Interest Reserve Account, the Lower-Tier Distribution Account, the Excess Liquidation Proceeds Account and any related REO Property, and will issue several uncertificated Classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC. The Class LR Certificates will represent the sole Class of residual interests in the 135 East 57th Street Loan REMIC and the Lower-Tier REMIC. The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and the Upper-Tier Distribution Account in which distributions on the Lower-Tier Regular Interests will be deposited, and will issue the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class X, Class AM-FX, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class S and the Class E57 Certificates and the Class AM-FL Regular Interest as Classes of regular interests, and the Class R Certificates as the sole Class of residual interests in the Upper-Tier REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the Pooling and Servicing Agreement, (iii) compliance with the CGCMT 2007-C6 Pooling and Servicing Agreement and the continuing qualification of the REMICs governed thereby and (iv) compliance with any changes in the law, including any amendments to the Code or applicable temporary or final regulations of the United States Department of the Treasury (“Treasury Regulations”) thereunder, in the opinion of Cadwalader, Wickersham & Taft LLP, the 135 East 57th Street Loan REMIC, the Lower-Tier REMIC and the Upper-Tier REMIC will each qualify as a REMIC. References in this discussion to the “REMIC” will, unless the context dictates otherwise, refer to each of the Upper-Tier REMIC and the Lower-Tier REMIC and the 135 East 57th Street Loan REMIC. In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, the portion of the Trust Fund consisting of the Excess Interest and related amounts in the Grantor Trust Distribution Account, which are beneficially owned by the Class T Certificates, and the Class AM-FL Regular Interest, the Swap Agreement and the Floating Rate Account, which are beneficially owned by the Class AM-FL Certificates, will be treated as a grantor trust for federal income tax purposes under subpart E, Part I of subchapter J of the Code.

The Offered Certificates will be treated as “loans. . . secured by an interest in real property which is . . . residential real property” within the meaning of Section 7701(a)(19)(C) of the Code, for domestic building and loan associations to the extent of the allocable portion of the Mortgage Loans secured by multifamily properties and manufactured housing community properties. As of the Cut-off Date, Mortgage Loans secured by multifamily properties (excluding mixed-use properties and manufactured housing community properties) represented approximately 9.26% of the Mortgage Loans by Initial Outstanding Pool Balance.

The Offered Certificates will be treated as “real estate assets,” within the meaning of Section 856(c)(5)(B) of the Code, for real estate investment trusts and interest thereon will be treated as “interest on mortgages on real property,” within the meaning of Section 856(c)(3)(B) of the Code, to the extent described in the prospectus under the heading “Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Status of REMIC Certificates.” Mortgage Loans which have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments.

The Offered Certificates will be treated as “regular interests” in the Upper-Tier REMIC and therefore generally will be treated as newly originated debt instruments for federal income tax purposes. Beneficial owners of the Offered Certificates will be required to report income on such regular interests in accordance with the accrual method of accounting.

The IRS has issued Treasury Regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount (the “OID Regulations”). Purchasers of the Offered Certificates should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the Offered Certificates. The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that of the issuer. Accordingly, it is possible that holders of Certificates may be able to select a method for recognizing any original issue discount that differs from that used by the Certificate Administrator in preparing reports to Certificateholders and the IRS. Prospective purchasers of Certificates are advised to consult their tax advisors concerning the treatment of any original issue discount with respect to purchased Certificates. See “Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” in the prospectus.

Whether any holder of any Class of Offered Certificates will be treated as holding a Certificate with amortizable bond premium will depend on such Certificateholder’s purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. It is anticipated that the Offered Certificates (other than the Class [            ] Certificates) will be issued at a [premium] for federal income tax purposes and the Class [            ] Certificates will be issued with a [de minimis] amount of original issue discount. Holders of each such Class of Certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See “Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Premium” in the prospectus.

For purposes of accruing original issue discount, if any, determining whether such original issue discount is de minimis and amortizing any premium, the Prepayment Assumption will be 0% CPR, provided that it is assumed that each ARD Loan will prepay in full on its Anticipated Repayment Date. See “Yield and Maturity Considerations” in this prospectus supplement. No representation is made as to the rate, if any, at which the Mortgage Loans will prepay.

Prepayment Premiums and Yield Maintenance Charges actually collected on the Mortgage Loans will be distributed to the holders of each Class of Certificates entitled thereto as described herein. It is not entirely clear under the Code when the amount of a Prepayment Premium or a Yield Maintenance Charge should be taxed to the holder of a Class of Certificates entitled to a Prepayment Premium or a Yield Maintenance Charge. For federal income tax reporting purposes, Prepayment Premiums and Yield Maintenance Charges will be treated as income to the holders of a Class of Certificates entitled to Prepayment Premiums and Yield Maintenance Charges only after the Master Servicers’ actual receipt of a Prepayment Premium or a Yield Maintenance Charge as to which such Class of Certificates is entitled under the terms of the Pooling and Servicing Agreement. It appears that Prepayment Premiums and Yield Maintenance Charges are to be treated as ordinary income rather than capital gain.

For a discussion of the tax consequences of the acquisition ownership and disposition of Offered Certificates by any person who is not a citizen or resident of the United States, a corporation or partnership or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia or is a foreign estate or trust, see “Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Certain Foreign Investors—Regular Certificates” in the prospectus.

ERISA CONSIDERATIONS

The purchase by or transfer to an employee benefit plan or other retirement arrangement, including an individual retirement account or a Keogh plan, which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the Code, or a governmental plan (as defined in Section 3(32) of ERISA) that is subject to any federal, state or local law (“Similar Law”) which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a “Plan”), or a collective investment fund in which such Plans are invested, an insurance company using the assets of separate accounts or general accounts which include assets of Plans (or which are deemed pursuant to ERISA or any Similar Law to include assets of Plans) or other Persons acting on behalf of any such Plan or using the assets of any such Plan to acquire the Offered Certificates may constitute or give rise to a prohibited transaction under ERISA or the Code or Similar Law. There are certain exemptions issued by the United States Department of Labor (the “Department”) that may be applicable to an investment by a Plan in the Offered Certificates. The Department has granted an administrative exemption to Deutsche Bank Securities Inc. as Department Final Authorization Number 97-03E, as amended by Prohibited Transaction Exemption (“PTE”) 2007-5 (the “Exemption”), for certain mortgage-backed and asset-backed certificates underwritten in whole or in part by the Underwriters. The Exemption might be applicable to the initial purchase, the holding, and the subsequent resale by a Plan of certain certificates, such as the Offered Certificates, underwritten by the lead manager, representing interests in pass-through trusts that consist of certain receivables, loans and other obligations, provided that the conditions and requirements of the Exemption are satisfied. The loans described in the Exemption include mortgage loans such as the Mortgage Loans. However, it should be noted that in issuing the Exemption, the Department may not have considered interests in pools of the exact nature as some of the Offered Certificates.

Among the conditions that must be satisfied for the Exemption to apply to the acquisition, holding and resale of the Offered Certificates are the following:

(1) the acquisition of Offered Certificates by a Plan is on terms (including the price for the Certificates) that are at least as favorable to the Plan as they would be in an arm’s length transaction with an unrelated party;

(2) the Offered Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from any of Fitch, Inc. (“Fitch”), Moody’s, S&P, DBRS Limited or DBRS, Inc.;

(3) the Trustee must not be an affiliate of any other member of the Restricted Group (as defined below) other than an Underwriter;

(4) the sum of all payments made to and retained by the Underwriters in connection with the distribution of Offered Certificates represents not more than reasonable compensation for underwriting the Certificates. The sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust represents not more than the fair market value of such Mortgage Loans. The sum of all payments made to and retained by each Servicer and any other servicer represents not more than reasonable compensation for such person’s services under the Pooling and Servicing Agreement and reimbursement of such person’s reasonable expenses in connection therewith; and

(5) the Plan investing in the Certificates is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

The Trust must also meet the following requirements:

(i) the corpus of the Trust must consist solely of assets of the type that have been included in other investment pools;

(ii) certificates in such other investment pools must have been rated in one of the four highest rating categories of Fitch, Moody’s, S&P, DBRS Limited or DBRS, Inc. for at least one year prior to the Plan’s acquisition of the Offered Certificates pursuant to the Exemption; and

(iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of the Offered Certificates pursuant to the Exemption.

If all of the conditions of the Exemption are met, then whether or not a Plan’s assets would be deemed to include an ownership interest in the Mortgage Loans in the Trust Fund, the acquisition, holding and resale by Plans of the Offered Certificates with respect to which the conditions were met would be exempt from the prohibited transaction provisions of ERISA and the Code to the extent indicated in the Exemption.

Moreover, the Exemption can provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur if a Plan fiduciary causes a Plan to acquire certificates in a trust holding receivables, loans or obligations on which the fiduciary (or its affiliate) is an obligor, provided that, among other requirements, (a) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each Class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group (as defined below) and at least fifty percent of the aggregate interest in the Trust is acquired by persons independent of the Restricted Group (as defined below); (b) such fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the Trust; (c) the Plan’s investment in certificates of any Class does not exceed twenty-five percent of all of the certificates of that Class outstanding at the time of the acquisitions; and (d) immediately after the acquisition no more than twenty-five percent of the assets of the Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

The Exemption does not apply to the purchasing or holding of Offered Certificates by Plans sponsored by the Depositor, any Underwriter, the Trustee, either Master Servicer, the Special Servicer, the Swap Counterparty, any obligor with respect to Mortgage Loans included in the Trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust, any party considered a “sponsor” within the meaning of the Exemption, or any affiliate of such parties (the “Restricted Group”).

The lead manager believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than possibly those conditions which are dependent on facts unknown to the lead manager or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Certificates. However, before purchasing an Offered Certificate, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided by the Exemption or the availability of any other prohibited transaction exemptions or similar exemption under Similar Law, and whether the conditions of any such exemption will be applicable to such purchase. As noted above, the Department, in granting the Exemption, may not have considered interests in pools of the exact nature as the Offered Certificates. A fiduciary of a Plan that is a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any Similar Law.

Any fiduciary of a Plan considering whether to purchase an Offered Certificate should also carefully review with its own legal advisors the applicability of the fiduciary duty and prohibited transaction provisions of ERISA and the Code to such investment. See “Certain ERISA Considerations” in the prospectus.

Persons who have an ongoing relationship with the Ohio State Teachers Retirement System, which is a governmental plan, should note that this plan has an ownership interest in the borrower with respect to the Mortgage Loan identified as DDR Portfolio on Annex A-1 to this prospectus supplement. Such persons should consult with counsel regarding whether such a relationship would affect their ability to purchase and hold Offered Certificates.

The sale of Offered Certificates to a Plan is in no respect a representation by the Depositor or the Underwriters that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

LEGAL INVESTMENT

The Certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase certificates, is subject to significant interpretive uncertainties.

No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other restrictions.

See “Legal Investment” in the prospectus.

LEGAL MATTERS

The validity of the Offered Certificates and the material federal income tax consequences of investing in the Offered Certificates will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, New York, New York. Certain legal matters with respect to the Offered Certificates will be passed upon for the Underwriters by Cadwalader, Wickersham & Taft LLP, New York, New York.

RATINGS

It is a condition to issuance that the Offered Certificates be rated not lower than the following ratings by Moody’s Investors Service, Inc. (“Moody’s”) and Standard and Poor’s Rating Services, a division of The McGraw Hill Companies, Inc. (“S&P” and, together with Moody’s, the “Rating Agencies”):

	Moody’s	S&P
Class A-1	Aaa	AAA
Class A-2	Aaa	AAA
Class A-3	Aaa	AAA
Class A-AB	Aaa	AAA
Class A-4	Aaa	AAA
Class A-1A	Aaa	AAA
Class AM-FX	Aaa	AAA
Class A-J	Aaa	AAA
Class B	Aa1	AA+
Class C	Aa2	AA
Class D	Aa3	AA-
Class E	A1	A+
Class F	A2	A

Each of the rating agencies identified above will perform ratings surveillance with respect to its ratings for so long as the Offered Certificates remain outstanding. Fees for such ratings surveillance have been prepaid by the Depositor.

The “Rated Final Distribution Date” of each Class of Certificates is the Distribution Date in December 2049.

The Rating Agencies’ ratings on mortgage pass-through certificates address the likelihood of the timely payment of interest and the ultimate repayment of principal by the Rated Final Distribution Date. The Rating Agencies’ ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Certificates, and the extent to which the payment stream in the Mortgage Pool is adequate to make payments required under the Certificates. Ratings on mortgage pass-through certificates do not, however, represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by borrowers, the degree to which such prepayments might differ from those originally anticipated or the extent to which the Certificateholders might experience any Net Prepayment Interest Shortfalls. The security ratings do not address the possibility that Certificateholders might suffer a lower than anticipated yield. In addition, ratings on mortgage pass-through certificates do not address the likelihood of receipt of Prepayment Premiums, Default Interest or the timing or frequency of the receipt thereof. In general, the ratings address credit risk and not prepayment risk. The ratings do not address the fact that the Pass-Through Rates of any of the Offered Certificates, to the extent that they are based on the Weighted Average Net Mortgage Pass-Through Rate, may be affected by changes thereon.

There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating and, if so, what such rating would be. A rating assigned to the Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned by the Rating Agencies pursuant to the Depositor’s request.

The rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

LEGAL ASPECTS OF MORTGAGE LOANS

The following discussion summarizes certain legal aspects of mortgage loans secured by real property in New York (representing approximately 20.83% of the Initial Outstanding Pool Balance), Florida (representing approximately 14.13% of the Initial Outstanding Pool Balance) and Virginia (representing approximately 10.69% of the Initial Outstanding Pool Balance), which are general in nature. This summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

New York Law. New York and various other states have imposed statutory prohibitions or limitations that limit the remedies of a mortgagee under a mortgage or a beneficiary under a deed of trust. The mortgage loans are limited recourse loans and are, therefore, generally not recourse to the borrowers but limited to the mortgaged property. Even though recourse is available pursuant to the terms of the mortgage loan, certain states have adopted statutes which impose prohibitions against or limitations on such recourse. The limitations described below and similar or other restrictions in other jurisdictions where mortgaged properties are located may restrict the ability of either master servicer or either special servicer, as applicable, to realize on the mortgage loan and may adversely affect the amount and timing of receipts on the mortgage loan.

New York law requires a mortgagee to elect either a foreclosure action or a personal action against the borrower, and to exhaust the security under the mortgage, or exhaust its personal remedies against the borrower, before it may bring the other such action. The practical effect of the election requirement is that lenders will usually proceed first against the security rather than bringing personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale.

Florida Law. Mortgage Loans involving real property in Florida are secured by mortgages and foreclosures are accomplished by judicial foreclosure. There is no power of sale in Florida. After an action for foreclosure is commenced and the lender secures a judgment, the final judgment will provide that the property be sold at a public sale at the courthouse if the full amount of the judgment is not paid prior to the scheduled sale. Generally, the foreclosure sale must occur no earlier than 20 (but not more than 35) days after the judgment is entered. During this period, a notice of sale must be published once a week for two (2) consecutive weeks in the county in which the property is located. There is no right of redemption after the filing of the clerk’s certificate at the conclusion of the foreclosure sale. Florida does not have a “one action rule” or “anti-deficiency legislation.” Subsequent to a foreclosure sale, however, a lender may be required to prove the value of the property sold as of the date of foreclosure in order to recover a deficiency. Further, other statutory provisions in Florida limit any deficiency judgment (if otherwise permitted) against a borrower following a judicial sale to the excess of the outstanding debt over the value of the property at the time of the judicial sale. In certain circumstances, the lender may have a receiver appointed.

Virginia Law. Foreclosure of the lien of a deed of trust in Virginia typically and most efficiently is accomplished by a non-judicial trustee’s sale under a power of sale provision in the deed of trust. Judicial foreclosure also can be, but seldom is, used. In a non-judicial foreclosure, written notice to the borrower and other lienholders of record and newspaper advertisement of the trustee’s sale, containing certain information, must be given for the time period prescribed in the deed of trust, but subject to statutory minimums. After such notice, the trustee may sell the real estate at public auction. Although rarely used in Virginia, in a judicial foreclosure, after notice to all interested parties, a full hearing and judgment in favor of the lienholder, the court orders a foreclosure sale to be conducted by a court-appointed commissioner in chancery or other officer. In either type of foreclosure sale, upon consummation of the foreclosure, the borrower has no right to redeem the property. A deficiency judgment for a recourse loan may be obtained. Further, under Virginia law, under certain circumstances and for certain time periods, a lienholder may petition the court for the appointment of a receiver to collect, protect and disburse the real property’s rents and revenues, and otherwise to maintain and preserve the real property, pursuant to the court’s instructions. The decision to appoint a receiver is solely within the court’s discretion, regardless of what the deed of trust provides.

INDEX OF DEFINED TERMS

135 East 57th Street Loan	S-135
135 East 57th Street Loan REMIC	S-242
135 East 57th Street Loan REMIC Distribution Account	S-201
135 East 57th Street Loan REMIC Regular Interests	S-242
135 East 57th Street Non-Pooled Trust Component	S-108, S-135
135 East 57th Street Pooled Trust Component	S-135
60 Wall Street Loan	S-113
60 Wall Street Loan Combination	S-114
60 Wall Street Pari Passu Loan A-2	S-114
60 Wall Street Pari Passu Loan A-3	S-114
60 Wall Street Pari Passu Loan A-4	S-114
60 Wall Street Pari Passu Loans	S-114
85 Tenth Avenue Loan	S-122
85 Tenth Avenue Loan Combination	S-122
85 Tenth Avenue Pari Passu Loan A-2	S-122
Advance Rate	S-197
Advances	S-196
Allocated Loan Amount	S-146
Annual Debt Service	S-140
Anticipated Repayment Date	S-140
Appraisal Reduction Amount	S-164, S-182
Appraisal Reduction Event	S-182
Appraised Value	S-141
ARD Loans	S-140
Asset Status Report	S-233
Assumed Final Distribution Date	S-177
Assumed Scheduled Payment	S-166
Authenticating Agent	S-106
Automatic Termination	S-1
Available Funds	S-161
B Loan	S-108
Balloon Balance	S-141
Bankruptcy Code	S-89
Base Interest Fraction	S-177
Capmark	S-83
Capmark Financial Group	S-84, S-93
Capmark Master Servicer	S-92
Capmark Servicing Standard	S-193
Certificate Administrator	S-104
Certificate Balance	S-159
Certificate Owners	S-187
Certificate Registrar	S-106, S-185
Certificateholder	S-185
Certificates	S-159
CGCMT 2007-C6	S-116
CGCMT 2007-C6 Directing Holder	S-117
CGCMT 2007-C6 Master Servicer	S-116
CGCMT 2007-C6 Pooling and Servicing Agreement	S-116
CGCMT 2007-C6 Servicer	S-237
CGCMT 2007-C6 Special Servicer	S-116, S-237
CGCMT 2007-C6 Trustee	S-116, S-237
Class	S-159
Class A Certificates	S-181
Class E57 Certificates	S-4
Class E57 Certificates	S-108
Class E57 Control Appraisal Event	S-138
Clearstream	S-40, S-184
Clearstream Participants	S-186
CMBS	S-97
CMSA	S-238
CMSA Investor Reporting Package	S-240
CMSA NOI Adjustment Worksheet	S-241
CMSA Operating Statement Analysis Report	S-241
Collection Account	S-200
Collection Period	S-163
Commission	S-242
Companion Loan Securities	S-201
Companion Loan.	S-108
Controlling Class	S-230
Controlling Class Certificateholder	S-231
Controlling Class Representative	S-231
Corrected Mortgage Loan	S-232
CPR	S-190
Crossover Date	S-175
Current LTV	S-141
Custodian	S-106
Cut-off Date	S-108
Cut-off Date Balance	S-108
Cut-off Date Loan-to-Value Ratio	S-141
Cut-off Date LTV	S-141
Cut-off Date LTV Ratio	S-141
DBTCA	S-99, S-104
DBTCA Sub-Servicing Agreement	S-100
DDR Portfolio Loan	S-116
DDR Portfolio Loan Combination	S-116
DDR Portfolio Pari Passu Loan A-1	S-116
DDR Portfolio Pari Passu Loan A-2	S-116
DDR Portfolio Pari Passu Loans	S-116
Debt Service Coverage Ratio	S-144
Default Interest	S-164
Default Rate	S-164
Defaulted Mortgage Loan	S-220
Defeasance	S-148
Defeasance Collateral	S-148
Defeasance Loans	S-145
Defeasance Lock-Out Period	S-145
Defeasance Option	S-148

Defeasance Period	S-146
Definitive Certificate	S-184
Department	S-244
Depositaries	S-185
Determination Date	S-163
Directing Holder	S-230
Discount Rate	S-147
Distribution Account	S-200
Distribution Date	S-161
Distribution Date Statement	S-237
DSCR	S-86, S-144
DTC	S-39
Due Date	S-165
ERISA	S-244
Euroclear	S-40
Euroclear Participants	S-187
Events of Default	S-216
Excess Interest	S-201
Excess Liquidation Proceeds	S-224
Excess Liquidation Proceeds Account	S-201
Exemption	S-244
FDIC	S-89
Fitch	S-245
Floating Rate Account	S-176, S-201
Form 8-K	S-158
FPO Persons	S-2
FSMA	S-2
GAAP	S-140
GACC	S-83
Georgian Towers B Loan	S-128
Georgian Towers B Loan Holder	S-128
Georgian Towers Control Appraisal Event	S-131
Georgian Towers Controlling Holder	S-131
Georgian Towers Loan	S-127
Georgian Towers Loan Combination	S-128
Georgian Towers Pari Passu Loan A-2	S-128
Georgian Towers Senior Loan Holders	S-128
GLA	S-141
Grantor Trust Distribution Account	S-201
Group 1 Principal Distribution Amount	S-166
Group 2 Principal Distribution Amount	S-166
Holders	S-187
Holes	S-143
Indirect Participants	S-185
Initial Loan Group 1 Balance	S-108
Initial Loan Group 2 Balance	S-108
Initial Outstanding Pool Balance	S-108
Initial Rate	S-140
Interest Accrual Amount	S-164
Interest Accrual Period	S-164
Interest Rate	S-142
Interest Reserve Account	S-200
Interest Shortfall	S-164
Junior Mezzanine Loan	S-154
KeyBank	S-85
KRECM	S-90
KRECM Master Servicer	S-90
KRECM/Special Servicer Servicing Standard	S-194
Liquidation Fee	S-235
Liquidation Fee Rate	S-235
Liquidation Proceeds	S-235
LNR	S-97
LNR Partners	S-97
Loan Combination.	S-108
Loan Group 1	S-108
Loan Group 2	S-108
Loan Groups	S-108
Loan-to-Value Ratio	S-141
Lock-Out Period	S-145
Lower-Tier Distribution Account	S-201
Lower-Tier Regular Interests	S-242
Lower-Tier REMIC	S-242
LTV	S-141
LTV Ratio at Maturity	S-141
MAI	S-113
Master Servicer	S-92
Master Servicer Prepayment Interest Shortfall	S-180
Master Servicer Remittance Date	S-195
Master Servicing Fee	S-228
Master Servicing Fee Rate	S-228
Material Default	S-132
MERS	S-71
Mezz	S-132
Mission Mayfield Downs B Loan	S-132
Mission Mayfield Downs Loan	S-131
Mission Mayfield Downs Loan Combination	S-132
Modeling Assumptions	S-191
Modification	S-224
Modified Mortgage Loan	S-184
Monthly Payment	S-163
Moody’s	S-247
Mortgage	S-109
Mortgage Loan	S-108
Mortgage Loan Documents	S-208
Mortgage Loan Purchase Agreement	S-110
Mortgage Loan Purchase Agreements	S-208
Mortgage Loans	S-108
Mortgage Pool	S-108
Mortgage Rate	S-142, S-165
Mortgaged Properties	S-108
Mortgaged Property	S-108

Net Default Interest	S-164
Net Mortgage Pass-Through Rate	S-165
Net Operating Income	S-143
Net Prepayment Interest Excess	S-181
Net Prepayment Interest Shortfall	S-180
Net REO Proceeds	S-163
NOI	S-143
NOI Date	S-143
Nonrecoverable Advance	S-198
Non-Serviced Mortgage Loan.	S-108
Note	S-109
Notional Balance	S-160
NRA	S-142
Occupancy As-of Date	S-142
Occupancy Rate	S-142
Offered Certificates	S-159
OID Regulations	S-243
Option Price	S-221
P&I Advance	S-195
Pads	S-143
Pari Passu Companion Loan.	S-108
Participants	S-184
Pass-Through Rate	S-164
Paying Agent	S-106
PCIS Persons	S-2
Percentage Interest	S-161
Plan	S-244
Planned Principal Balance	S-176
Pooling and Servicing Agreement	S-193
Prepayment Interest Excess	S-180
Prepayment Interest Shortfall	S-180
Prepayment Premium	S-147
Prime Rate	S-197
Principal Distribution Amount	S-165
Principal Prepayments	S-163
Private Certificates	S-159
Property Advances	S-196
Prospectus Directive	S-2
PTE	S-38, S-244
Purchase Option	S-221
Qualified Substitute Mortgage Loan	S-213
Rated Final Distribution Date	S-18, S-178, S-247
Rating Agencies	S-247
Realized Loss	S-178
Record Date	S-161
Regular Certificates	S-159
Related Proceeds	S-198
Release Date	S-148
Relevant Implementation Date	S-2
Relevant Member State	S-2
Relevant Persons	S-2
REMIC	S-243
REMIC Regulations	S-242
Removed Mortgage Loan	S-212
REO Account	S-159
REO Loan	S-166
REO Property	S-159
REO Tax	S-223
Replacement Mortgage Loan	S-212
Repurchase Price	S-212
Request for Approval	S-233
Reserve Accounts	S-109
Residual Certificates	S-159
Restricted Group	S-246
Revised Rate	S-140
Ritz-Carlton Key Biscayne B Loan	S-118
Ritz-Carlton Key Biscayne B Loan Holder	S-118
Ritz-Carlton Key Biscayne Control Appraisal Event	S-121
Ritz-Carlton Key Biscayne Controlling Holder	S-121
Ritz-Carlton Key Biscayne Loan	S-118
Ritz-Carlton Key Biscayne Loan Combination	S-118
Ritz-Carlton Key Biscayne Loan Holder	S-118
Rooms	S-143
Rules	S-186
S&P	S-247
Senior Mezzanine Loan	S-154
Sequential Pay Certificate	S-159
Sequential Pay Certificates	S-159
Serviced Companion Loan	S-109
Serviced Loan Combination	S-109
Servicing Compensation	S-228
Servicing Fee	S-228
Servicing Fee Rate	S-142, S-228
Servicing Standard	S-194
Servicing Transfer Event	S-232
Similar Law	S-244
Single-Tenant Mortgage Loan	S-157
Small Loan Appraisal Estimate	S-183
Special Servicer	S-97
Special Servicing Fee	S-234
Specially Serviced Mortgage Loan	S-231
Sq. Ft.	S-142
Square Feet	S-142
Stated Principal Balance	S-179
Subordinate Certificates	S-181
Sub-Servicing Entity	S-217
Swap Agreement	S-188
Swap Counterparty	S-188
Term to Maturity	S-142
Terms and Conditions	S-187
Treasury Regulations	S-243
TRIA	S-64
Trust	S-88
Trust Fund	S-108
Trust REMICs	S-242
Trustee	S-102

Trustee/Certificate Administrator Fee	S-106
Trustee/Certificate Administrator Fee Rate	S-106
Underwritten NCF	S-142
Underwritten NCF DSCR	S-144
Underwritten Net Cash Flow	S-142
Units	S-143
Unliquidated Advance	S-200
Unscheduled Payments	S-163
Updated Appraisal	S-183
Upper-Tier Distribution Account	S-201
Upper-Tier REMIC	S-242
USFS Industrial Distribution Portfolio Loan	S-124
USFS Industrial Distribution Portfolio Loan Combination	S-124
USFS Industrial Distribution Portfolio Pari Passu Loan A-2	S-124
USFS Industrial Distribution Portfolio Pari Passu Loan A-3	S-124
USFS Industrial Distribution Portfolio Pari Passu Loan A-4	S-124
USFS Industrial Distribution Portfolio Pari Passu Loan A-5	S-124
USFS Industrial Distribution Portfolio Pari Passu Loan A-6	S-124
USFS Industrial Distribution Portfolio Pari Passu Loans	S-124
UW NCF	S-142
UW NCF DSCR	S-144
UW Revenue	S-144
Voting Rights	S-220
Wachovia	S-94
WBCMT 2007-C32	S-116
Weighted Average Net Mortgage Pass-Through Rate	S-165
Western Plaza B Loan	S-132
Western Plaza Loan	S-132
Western Plaza Loan Combination	S-132
Withheld Amounts	S-201
Workout Fee	S-235
Workout Fee Rate	S-235
Workout-Delayed Reimbursement Amount	S-199
Yield Maintenance Charge	S-146
Yield Maintenance Loans	S-146
Yield Maintenance Lock-Out Period	S-145
Yield Maintenance Period	S-146

                         $2,555,252,000 (APPROXIMATE)

Deutsche Mortgage & Asset Receiving Corporation (the "Depositor") has filed a registration statement (including a prospectus) (File no. 333-130390) with the
SEC for the new offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity, and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the Depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-503-4611 or by email to the following address:
brian.trotta@db.com.

This free writing prospectus does not contain all information that is required to be included in a prospectus required to be filed as part of a registration statement. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the Certificates, supersedes any conflicting information contained in any prior similar materials relating to the Certificates. The information in this free writing prospectus may be amended or supplemented. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the Certificates referred to in this free writing prospectus and to solicit an offer to purchase the Certificates, when, as and if issued. Any such offer to purchase made by you will not constitute a contractual commitment by you to purchase or give rise to an obligation by the underwriters to sell any of the Certificates, until the underwriters have accepted your offer to purchase Certificates; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

You are advised that the terms of the Certificates, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of Certificates may be split, combined or eliminated), at any time prior to the time sales to purchasers of the Certificates will first be made. You are advised that Certificates may not be issued that have the characteristics described in these materials. The underwriter's obligation to sell such
Certificates to you is conditioned on the mortgage loans and Certificates having the characteristics described in these materials. If for any reason the issuer does not deliver the Certificates, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the Certificates which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

This free writing prospectus was prepared on the basis of certain assumptions
(including, in certain cases, assumptions specified by the recipient hereof)
regarding the pool assets and structure, including payments, interest rates, weighted average lives and weighted average loan age, loss, spreads, market availability and other matters. The actual amount, rate or timing of payments on any of the underlying assets may be different, and sometimes materially different than anticipated, and therefore the pricing, payment or yield information regarding the Certificates may be different from the information provided herein. There can be no assurance that actual pricing will be completed at the indicated value(s). In addition, pricing of the Certificates may vary significantly from the information contained in this free writing prospectus as a result of various factors, including, without limitation, prevailing credit spreads, market positioning, financing costs, hedging costs and risk and use of capital and profit. The pricing estimates contained herein may vary during the course of any particular day and from day to day. You should consult with your own accounting or other advisors as to the adequacy of the information in this free writing prospectus for your purposes.

COMM 2007-C9

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                             % of
                                            % of          Applicable
                                           Initial  Loan     Loan                Mortgage
                                            Pool   Group    Group       # of       Loan
Loan No. Property Name                     Balance 1 or 2  Balance   Properties Seller (1)
-------- --------------------------------- ------- ------ ---------- ---------- ----------
  1      60 Wall Street                     9.83%    1      10.87%        1        GACC
  2      DDR Portfolio                      7.63%    1       8.44%       52        GACC
  2.01   Hilltop Plaza                      0.33%            0.36%        1        GACC
  2.02   Largo Town Center                  0.31%            0.35%        1        GACC
  2.03   Midway Plaza                       0.30%            0.33%        1        GACC
  2.04   Riverstone Plaza                   0.29%            0.32%        1        GACC
  2.05   Highland Grove                     0.29%            0.32%        1        GACC
  2.06   Riverdale Shops                    0.28%            0.31%        1        GACC
  2.07   Skyview Plaza                      0.25%            0.28%        1        GACC
  2.08   Apple Blossom Corners              0.25%            0.28%        1        GACC
  2.09   Fayetteville Pavilion              0.24%            0.27%        1        GACC
  2.10   Creekwood Crossing                 0.23%            0.25%        1        GACC
  2.11   Flamingo Falls                     0.22%            0.24%        1        GACC
  2.12   Harundale Plaza                    0.21%            0.24%        1        GACC
  2.13   Meadowmont Village Center          0.21%            0.23%        1        GACC
  2.14   Springfield Commons                0.21%            0.23%        1        GACC
  2.15   Northlake Commons                  0.18%            0.20%        1        GACC
  2.16   Village Square at Golf             0.17%            0.19%        1        GACC
  2.17   Oviedo Park Crossing               0.17%            0.19%        1        GACC
  2.18   Shoppes of Golden Acres            0.17%            0.18%        1        GACC
  2.19   Bardmoor Shopping Center           0.16%            0.18%        1        GACC
  2.20   Rosedale Shopping Center           0.15%            0.17%        1        GACC
  2.21   Casselberry Commons                0.15%            0.17%        1        GACC
  2.22   Shoppes at New Tampa               0.14%            0.16%        1        GACC
  2.23   Crossroads Plaza                   0.13%            0.14%        1        GACC
  2.24   Plaza Del Paraiso                  0.12%            0.13%        1        GACC
  2.25   North Pointe Plaza                 0.12%            0.13%        1        GACC
  2.26   Melbourne Shopping Center          0.12%            0.13%        1        GACC
  2.27   Market Square                      0.11%            0.12%        1        GACC
  2.28   Shoppes of Lithia                  0.11%            0.12%        1        GACC
  2.29   West Oaks Towne Center             0.11%            0.12%        1        GACC
  2.30   Sharon Greens                      0.10%            0.12%        1        GACC
  2.31   Lakewood Ranch                     0.10%            0.11%        1        GACC
  2.32   Cofer Crossing                     0.10%            0.11%        1        GACC
  2.33   Clayton Corners                    0.10%            0.11%        1        GACC
  2.34   Clearwater Crossing                0.10%            0.11%        1        GACC
  2.35   Shoppes at Paradise Pointe         0.10%            0.11%        1        GACC
  2.36   Killearn Shopping Center           0.10%            0.11%        1        GACC
  2.37   Conway Plaza                       0.09%            0.10%        1        GACC
  2.38   River Run Shopping Center          0.09%            0.10%        1        GACC
  2.39   Aberdeen Square                    0.09%            0.10%        1        GACC
  2.41   Derby Square                       0.09%            0.09%        1        GACC
  2.40   Chickasaw Trails Shopping Center   0.09%            0.09%        1        GACC
  2.42   Shoppes at Lake Dow                0.08%            0.09%        1        GACC
  2.43   Shoppes of Ellenwood               0.08%            0.09%        1        GACC
  2.44   Shops at Oliver's Crossing         0.07%            0.08%        1        GACC
  2.45   Southwood Village Shopping Center  0.07%            0.08%        1        GACC
  2.46   Paraiso Plaza                      0.07%            0.08%        1        GACC
  2.47   Sheridan Square                    0.07%            0.08%        1        GACC
  2.49   Shoppes of Citrus Hills            0.07%            0.07%        1        GACC

                                                                                    General  Detailed
                                             Original   Cut-off Date Maturity / ARD Property Property Interest
Loan No. Property Name                       Balance      Balance       Balance       Type     Type     Rate
-------- --------------------------------- ------------ ------------ -------------- -------- -------- --------
  1      60 Wall Street                    $285,000,000 $285,000,000  $285,000,000   Office       CBD  5.7710%
  2      DDR Portfolio                      221,250,000  221,250,000   221,250,000   Retail  Anchored  5.6000%
  2.01   Hilltop Plaza                        9,527,500    9,527,500                 Retail  Anchored
  2.02   Largo Town Center                    9,067,500    9,067,500                 Retail  Anchored
  2.03   Midway Plaza                         8,652,500    8,652,500                 Retail  Anchored
  2.04   Riverstone Plaza                     8,495,000    8,495,000                 Retail  Anchored
  2.05   Highland Grove                       8,382,500    8,382,500                 Retail  Anchored
  2.06   Riverdale Shops                      8,082,500    8,082,500                 Retail  Anchored
  2.07   Skyview Plaza                        7,382,500    7,382,500                 Retail  Anchored
  2.08   Apple Blossom Corners                7,305,000    7,305,000                 Retail  Anchored
  2.09   Fayetteville Pavilion                7,000,000    7,000,000                 Retail  Anchored
  2.10   Creekwood Crossing                   6,667,500    6,667,500                 Retail  Anchored
  2.11   Flamingo Falls                       6,272,500    6,272,500                 Retail  Anchored
  2.12   Harundale Plaza                      6,177,500    6,177,500                 Retail  Anchored
  2.13   Meadowmont Village Center            6,132,500    6,132,500                 Retail  Anchored
  2.14   Springfield Commons                  6,017,500    6,017,500                 Retail  Anchored
  2.15   Northlake Commons                    5,275,000    5,275,000                 Retail  Anchored
  2.16   Village Square at Golf               4,937,500    4,937,500                 Retail  Anchored
  2.17   Oviedo Park Crossing                 4,922,500    4,922,500                 Retail  Anchored
  2.18   Shoppes of Golden Acres              4,787,500    4,787,500                 Retail  Anchored
  2.19   Bardmoor Shopping Center             4,762,500    4,762,500                 Retail  Anchored
  2.20   Rosedale Shopping Center             4,382,500    4,382,500                 Retail  Anchored
  2.21   Casselberry Commons                  4,325,000    4,325,000                 Retail  Anchored
  2.22   Shoppes at New Tampa                 4,200,000    4,200,000                 Retail  Anchored
  2.23   Crossroads Plaza                     3,762,500    3,762,500                 Retail  Anchored
  2.24   Plaza Del Paraiso                    3,360,000    3,360,000                 Retail  Anchored
  2.25   North Pointe Plaza                   3,335,000    3,335,000                 Retail  Anchored
  2.26   Melbourne Shopping Center            3,335,000    3,335,000                 Retail  Anchored
  2.27   Market Square                        3,175,000    3,175,000                 Retail  Anchored
  2.28   Shoppes of Lithia                    3,150,000    3,150,000                 Retail  Anchored
  2.29   West Oaks Towne Center               3,095,000    3,095,000                 Retail  Anchored
  2.30   Sharon Greens                        3,017,500    3,017,500                 Retail  Anchored
  2.31   Lakewood Ranch                       3,000,000    3,000,000                 Retail  Anchored
  2.32   Cofer Crossing                       2,985,000    2,985,000                 Retail  Anchored
  2.33   Clayton Corners                      2,937,500    2,937,500                 Retail  Anchored
  2.34   Clearwater Crossing                  2,875,000    2,875,000                 Retail  Anchored
  2.35   Shoppes at Paradise Pointe           2,765,000    2,765,000                 Retail  Anchored
  2.36   Killearn Shopping Center             2,762,500    2,762,500                 Retail  Anchored
  2.37   Conway Plaza                         2,700,000    2,700,000                 Retail  Anchored
  2.38   River Run Shopping Center            2,652,500    2,652,500                 Retail  Anchored
  2.39   Aberdeen Square                      2,540,000    2,540,000                 Retail  Anchored
  2.41   Derby Square                         2,477,500    2,477,500                 Retail  Anchored
  2.40   Chickasaw Trails Shopping Center     2,477,500    2,477,500                 Retail  Anchored
  2.42   Shoppes at Lake Dow                  2,342,500    2,342,500                 Retail  Anchored
  2.43   Shoppes of Ellenwood                 2,230,000    2,230,000                 Retail  Anchored
  2.44   Shops at Oliver's Crossing           2,142,500    2,142,500                 Retail  Anchored
  2.45   Southwood Village Shopping Center    2,127,500    2,127,500                 Retail  Anchored
  2.46   Paraiso Plaza                        2,117,500    2,117,500                 Retail  Anchored
  2.47   Sheridan Square                      2,062,500    2,062,500                 Retail  Anchored
  2.49   Shoppes of Citrus Hills              1,905,000    1,905,000                 Retail  Anchored

                                                                               Stated
                                                                     Original Remaining
                                                                     Term to   Term to
                                                           Interest  Maturity Maturity    Original    Remaining
                                           Administrative  Accrual    or ARD   or ARD   Amortization Amortization
Loan No. Property Name                      Fee Rate (2)    Basis     (mos.)   (mos.)   Term (mos.)  Term (mos.)
-------- --------------------------------- -------------- ---------- -------- --------- ------------ ------------
  1      60 Wall Street                       0.03061%    Actual/360   120       119         0            0
  2      DDR Portfolio                        0.03061%    Actual/360   120       119         0            0
  2.01   Hilltop Plaza
  2.02   Largo Town Center
  2.03   Midway Plaza
  2.04   Riverstone Plaza
  2.05   Highland Grove
  2.06   Riverdale Shops
  2.07   Skyview Plaza
  2.08   Apple Blossom Corners
  2.09   Fayetteville Pavilion
  2.10   Creekwood Crossing
  2.11   Flamingo Falls
  2.12   Harundale Plaza
  2.13   Meadowmont Village Center
  2.14   Springfield Commons
  2.15   Northlake Commons
  2.16   Village Square at Golf
  2.17   Oviedo Park Crossing
  2.18   Shoppes of Golden Acres
  2.19   Bardmoor Shopping Center
  2.20   Rosedale Shopping Center
  2.21   Casselberry Commons
  2.22   Shoppes at New Tampa
  2.23   Crossroads Plaza
  2.24   Plaza Del Paraiso
  2.25   North Pointe Plaza
  2.26   Melbourne Shopping Center
  2.27   Market Square
  2.28   Shoppes of Lithia
  2.29   West Oaks Towne Center
  2.30   Sharon Greens
  2.31   Lakewood Ranch
  2.32   Cofer Crossing
  2.33   Clayton Corners
  2.34   Clearwater Crossing
  2.35   Shoppes at Paradise Pointe
  2.36   Killearn Shopping Center
  2.37   Conway Plaza
  2.38   River Run Shopping Center
  2.39   Aberdeen Square
  2.41   Derby Square
  2.40   Chickasaw Trails Shopping Center
  2.42   Shoppes at Lake Dow
  2.43   Shoppes of Ellenwood
  2.44   Shops at Oliver's Crossing
  2.45   Southwood Village Shopping Center
  2.46   Paraiso Plaza
  2.47   Sheridan Square
  2.49   Shoppes of Citrus Hills

                                                                                      Remaining
                                                                                      Interest
                                            First   Maturity               Monthly      Only
                                           Payment  Date or  Annual Debt Debt Service  Period   Lockbox
Loan No. Property Name                      Date      ARD    Service (3)     (3)       (mos.)     (4)
-------- --------------------------------- -------- -------- ----------- ------------ --------- -------
  1      60 Wall Street                    8/1/2007 7/1/2017 $16,675,785  $1,389,649     119     Hard
  2      DDR Portfolio                     8/5/2007 7/5/2017  12,562,083   1,046,840     119     None
  2.01   Hilltop Plaza
  2.02   Largo Town Center
  2.03   Midway Plaza
  2.04   Riverstone Plaza
  2.05   Highland Grove
  2.06   Riverdale Shops
  2.07   Skyview Plaza
  2.08   Apple Blossom Corners
  2.09   Fayetteville Pavilion
  2.10   Creekwood Crossing
  2.11   Flamingo Falls
  2.12   Harundale Plaza
  2.13   Meadowmont Village Center
  2.14   Springfield Commons
  2.15   Northlake Commons
  2.16   Village Square at Golf
  2.17   Oviedo Park Crossing
  2.18   Shoppes of Golden Acres
  2.19   Bardmoor Shopping Center
  2.20   Rosedale Shopping Center
  2.21   Casselberry Commons
  2.22   Shoppes at New Tampa
  2.23   Crossroads Plaza
  2.24   Plaza Del Paraiso
  2.25   North Pointe Plaza
  2.26   Melbourne Shopping Center
  2.27   Market Square
  2.28   Shoppes of Lithia
  2.29   West Oaks Towne Center
  2.30   Sharon Greens
  2.31   Lakewood Ranch
  2.32   Cofer Crossing
  2.33   Clayton Corners
  2.34   Clearwater Crossing
  2.35   Shoppes at Paradise Pointe
  2.36   Killearn Shopping Center
  2.37   Conway Plaza
  2.38   River Run Shopping Center
  2.39   Aberdeen Square
  2.41   Derby Square
  2.40   Chickasaw Trails Shopping Center
  2.42   Shoppes at Lake Dow
  2.43   Shoppes of Ellenwood
  2.44   Shops at Oliver's Crossing
  2.45   Southwood Village Shopping Center
  2.46   Paraiso Plaza
  2.47   Sheridan Square
  2.49   Shoppes of Citrus Hills

                                                 Crossed
                                            ARD   With
                                           (Yes/  Other  Related  DSCR(3)(5)(6) Grace  Payment   Appraised
Loan No. Property Name                      No)   Loans  Borrower    (7)(8)     Period  Date   Value(10)(25)
-------- --------------------------------- ----- ------- -------- ------------- ------ ------- --------------
  1      60 Wall Street                     No     No     Yes -A      1.31        5       1    $1,250,000,000
  2      DDR Portfolio                      No     No                 1.49        1       5     1,395,900,000
  2.01   Hilltop Plaza                                                                             60,800,000
  2.02   Largo Town Center                                                                         57,100,000
  2.03   Midway Plaza                                                                              52,900,000
  2.04   Riverstone Plaza                                                                          52,500,000
  2.05   Highland Grove                                                                            53,100,000
  2.06   Riverdale Shops                                                                           50,900,000
  2.07   Skyview Plaza                                                                             48,000,000
  2.08   Apple Blossom Corners                                                                     46,000,000
  2.09   Fayetteville Pavilion                                                                     41,000,000
  2.10   Creekwood Crossing                                                                        43,600,000
  2.11   Flamingo Falls                                                                            39,500,000
  2.12   Harundale Plaza                                                                           38,900,000
  2.13   Meadowmont Village Center                                                                 39,000,000
  2.14   Springfield Commons                                                                       37,900,000
  2.15   Northlake Commons                                                                         39,200,000
  2.16   Village Square at Golf                                                                    29,800,000
  2.17   Oviedo Park Crossing                                                                      30,000,000
  2.18   Shoppes of Golden Acres                                                                   32,100,000
  2.19   Bardmoor Shopping Center                                                                  29,300,000
  2.20   Rosedale Shopping Center                                                                  27,900,000
  2.21   Casselberry Commons                                                                       31,300,000
  2.22   Shoppes at New Tampa                                                                      26,900,000
  2.23   Crossroads Plaza                                                                          21,600,000
  2.24   Plaza Del Paraiso                                                                         19,200,000
  2.25   North Pointe Plaza                                                                        21,300,000
  2.26   Melbourne Shopping Center                                                                 21,000,000
  2.27   Market Square                                                                             19,900,000
  2.28   Shoppes of Lithia                                                                         19,000,000
  2.29   West Oaks Towne Center                                                                    20,500,000
  2.30   Sharon Greens                                                                             19,100,000
  2.31   Lakewood Ranch                                                                            20,800,000
  2.32   Cofer Crossing                                                                            18,600,000
  2.33   Clayton Corners                                                                           19,000,000
  2.34   Clearwater Crossing                                                                       18,050,000
  2.35   Shoppes at Paradise Pointe                                                                15,800,000
  2.36   Killearn Shopping Center                                                                  17,300,000
  2.37   Conway Plaza                                                                              17,500,000
  2.38   River Run Shopping Center                                                                 16,700,000
  2.39   Aberdeen Square                                                                           15,700,000
  2.41   Derby Square                                                                              15,600,000
  2.40   Chickasaw Trails Shopping Center                                                          15,700,000
  2.42   Shoppes at Lake Dow                                                                       14,100,000
  2.43   Shoppes of Ellenwood                                                                      14,050,000
  2.44   Shops at Oliver's Crossing                                                                13,100,000
  2.45   Southwood Village Shopping Center                                                         13,300,000
  2.46   Paraiso Plaza                                                                             12,100,000
  2.47   Sheridan Square                                                                           13,700,000
  2.49   Shoppes of Citrus Hills                                                                   11,500,000

                                                                       LTV
                                           Appraisal  Cut-Off Date  Ratio at
                                             As-of        LTV       Maturity/
Loan No. Property Name                     Date(10)  Ratio(6)(7)(8) ARD(6)(8) Address
-------- --------------------------------- --------- -------------- --------- --------------------------------------
  1      60 Wall Street                     6/1/2007      74.0%       74.0%   60 Wall Street
  2      DDR Portfolio                       Various      63.4%       63.4%   Various
  2.01   Hilltop Plaza                     3/11/2007                          3200-4200 Klose Way & 3401 Blume
                                                                              Drive
  2.02   Largo Town Center                  6/1/2007                          950 Largo Center Drive
  2.03   Midway Plaza                       6/1/2007                          5701-5881 North University Drive
  2.04   Riverstone Plaza                  3/27/2007                          1351-1455 Riverstone Parkway
  2.05   Highland Grove                     6/1/2007                          10143-10451 Indianapolis Boulevard
  2.06   Riverdale Shops                    6/1/2007                          935-1053 Riverdale Street
  2.07   Skyview Plaza                      6/1/2007                          7609-8001 South Orange Blossom Trail
  2.08   Apple Blossom Corners              6/1/2007                          1950-2198 South Pleasant Valley Road
  2.09   Fayetteville Pavilion              6/1/2007                          2047-2071 Skibo Road
  2.10   Creekwood Crossing                 6/1/2007                          7303-7385 52nd Place East
  2.11   Flamingo Falls                     6/1/2007                          2000-2300 North Flamingo Road
  2.12   Harundale Plaza                    6/1/2007                          7440 Ritchie Highway
  2.13   Meadowmont Village Center          6/1/2007                          603 Meadowmont Village Circle & West
                                                                              Barbee Chapel Road
  2.14   Springfield Commons                6/1/2007                          Airport Highway & South Holland
                                                                              Sylvania Road
  2.15   Northlake Commons                  6/1/2007                          3804-3890 Northlake Boulevard & I-95
  2.16   Village Square at Golf             6/1/2007                          11040-11098 Military Trail & 3411-3861
                                                                              Woolbright Road
  2.17   Oviedo Park Crossing               6/1/2007                          1115 Vidina Place
  2.18   Shoppes of Golden Acres            6/1/2007                          9760-9906 Little Road
  2.19   Bardmoor Shopping Center           6/1/2007                          10801 Starkey Road
  2.20   Rosedale Shopping Center           6/1/2007                          9943 Gilead Road
  2.21   Casselberry Commons                6/1/2007                          1455 South Semoran Boulevard
  2.22   Shoppes at New Tampa               6/1/2007                          1734-1950 Bruce B. Downs Boulevard
  2.23   Crossroads Plaza                   6/1/2007                          1520 Route 38
  2.24   Plaza Del Paraiso                  6/1/2007                          10260-12100 SW 127th Avenue & 12700
                                                                              SW 120th Street
  2.25   North Pointe Plaza                 6/1/2007                          15001-15241 North Dale Mabry
                                                                              Highway
  2.26   Melbourne Shopping Center          6/1/2007                          1301-1441 South Babcock Street
  2.27   Market Square                     3/28/2007                          9559 Highway 5
  2.28   Shoppes of Lithia                  6/1/2007                          3425-3461 Lithia-Pinecrest Road
  2.29   West Oaks Towne Center             6/1/2007                          9557 West Colonial Drive
  2.30   Sharon Greens                     3/27/2007                          1595 Peachtree Parkway
  2.31   Lakewood Ranch                     6/1/2007                          1715-1795 Lakewood Ranch Boulevard
  2.32   Cofer Crossing                     4/5/2007                          4349-4375 Lawrencville Highway
  2.33   Clayton Corners                    6/1/2007                          Shotwell Road & 11601-11841 US-70
  2.34   Clearwater Crossing               3/27/2007                          7380 Spout Springs Road
  2.35   Shoppes at Paradise Pointe         6/1/2007                          247-263 Miracle Strip Parkway
  2.36   Killearn Shopping Center           6/1/2007                          3475-3499 Thomasville Road
  2.37   Conway Plaza                       6/1/2007                          4400-4507 Curry Ford Road
  2.38   River Run Shopping Center          6/1/2007                          9909-9981 Miramar Parkway
  2.39   Aberdeen Square                    6/1/2007                          South Military Trail & 4966 Le Chalet
                                                                              Boulevard
  2.41   Derby Square                       4/1/2007                          2165-2233 Stringtown Road
  2.40   Chickasaw Trails Shopping Center   6/1/2007                          2160-2328 South Chickasaw Trail
  2.42   Shoppes at Lake Dow               3/19/2007                          920 & 938 Highway 81 East
  2.43   Shoppes of Ellenwood               4/5/2007                          2828-2844 East Atlanta Road
  2.44   Shops at Oliver's Crossing        3/19/2007                          5034 Peters Creek Parkway
  2.45   Southwood Village Shopping Center  6/1/2007                          3551 Blair Stone Road
  2.46   Paraiso Plaza                      6/1/2007                          3300-3350 West 80th Street
  2.47   Sheridan Square                    6/1/2007                          400-437 East Sheridan Street
  2.49   Shoppes of Citrus Hills            6/1/2007                          2601-2699 North Forest Ridge Boulevard

                                                                                                 Net Rentable Area
                                                                                                  SF/rooms/units/
                                                                       Zip     Year     Year           holes/
Loan No. Property Name                  City        County     State   Code    Built  Renovated pads(11)(16)(17)(20)
-------- -------------------------- ------------ ------------ ------- ------- ------- --------- --------------------
  1      60 Wall Street             New York     New York     NY        10005    1988                1,625,483
  2      DDR Portfolio              Various      Various      Various Various Various  Various       7,239,096
  2.01   Hilltop Plaza              Richmond     Contra Costa CA        94806   1997-                  245,774
                                                                                 2002
  2.02   Largo Town Center          Largo        Prince       MD        20774    1991                  260,797
                                                 George's
  2.03   Midway Plaza               Tamarac      Broward      FL        33321    1985     2006         227,209
  2.04   Riverstone Plaza           Canton       Cherokee     GA        30114    1998                  302,131
  2.05   Highland Grove             Highland     Lake         IN        46322    1996                  312,546
  2.06   Riverdale Shops            West         Hampden      MA        01089    1985     2003         273,307
                                    Springfield
  2.07   Skyview Plaza              Orlando      Orange       FL        32809    1994     1998         281,244
  2.08   Apple Blossom Corners      Winchester   Winchester   VA        22601    1990     2004         240,560
                                                 City
  2.09   Fayetteville Pavilion      Fayetteville Cumberland   NC        28314    1998                  272,385
  2.10   Creekwood Crossing         Bradenton    Manatee      FL        34203    2001                  180,746
  2.11   Flamingo Falls             Pembroke     Broward      FL        33028    2001                  108,565
                                    Pines
  2.12   Harundale Plaza            Glen Burnie  Anne         MD        21061   1958,                  217,619
                                                 Arundel                         1999
  2.13   Meadowmont Village Center  Chapel Hill  Durham       NC        27517    2002                  132,745
  2.14   Springfield Commons        Holland      Lucas        OH        43528    1999     2000         271,729
  2.15   Northlake Commons          Palm Beach   Palm Beach   FL        33403    1987     2003         149,658
                                    Gardens
  2.16   Village Square at Golf     Boynton      Palm Beach   FL        33436    1983     2005         126,486
                                    Beach
  2.17   Oviedo Park Crossing       Oviedo       Seminole     FL        32765   1999-     2004         186,212
                                                                                 2001
  2.18   Shoppes of Golden Acres    New Port     Pasco        FL        34654    2002     2006         130,609
                                    Richey
  2.19   Bardmoor Shopping Center   Largo        Pinellas     FL        33777    1981     1991         152,667
  2.20   Rosedale Shopping Center   Huntersville Mecklenburg  NC        28078    2000                  119,197
  2.21   Casselberry Commons        Casselberry  Seminole     FL        32707    1973     1998         243,176
  2.22   Shoppes at New Tampa       Wesley       Pasco        FL        33544    2002                  158,222
                                    Chapel
  2.23   Crossroads Plaza           Lumberton    Burlington   NJ        08048    2003                   89,627
  2.24   Plaza Del Paraiso          Miami        Miami-Dade   FL        33186    2003                   82,441
  2.25   North Pointe Plaza         Tampa        Hillsborough FL        33618    1990     2004         104,460
  2.26   Melbourne Shopping Center  Melbourne    Brevard      FL        32901    1959     2005         204,218
  2.27   Market Square              Douglasville Douglas      GA        30135    1974     2003         121,766
  2.28   Shoppes of Lithia          Valrico      Hillsborough FL        33596    2003                   71,430
  2.29   West Oaks Towne Center     Ocoee        Orange       FL        34761    2000     2004          66,539
  2.30   Sharon Greens              Cumming      Forsyth      GA        30041    2001                   98,317
  2.31   Lakewood Ranch             Bradenton    Manatee      FL        34211    2001                   69,471
  2.32   Cofer Crossing             Tucker       Dekalb       GA        30084    1999     2003         130,832
  2.33   Clayton Corners            Clayton      Johnston     NC        27520    1999                  125,653
  2.34   Clearwater Crossing        Flowery      Hall         GA        30542    2003                   90,566
                                    Branch
  2.35   Shoppes at Paradise Pointe Fort Walton  Okaloosa     FL        32548    1987     2000          83,929
                                    Beach
  2.36   Killearn Shopping Center   Tallahassee  Leon         FL        32309    1980                   95,229
  2.37   Conway Plaza               Orlando      Orange       FL        32812    1985     1999         117,723
  2.38   River Run Shopping Center  Miramar      Broward      FL        33025    1989                   93,643
  2.39   Aberdeen Square            Boynton      Palm Beach   FL        33436    1990                   70,555
                                    Beach
  2.41   Derby Square               Grove City   Franklin     OH        43123   1989,     2006         128,210
                                                                                 1991
  2.40   Chickasaw Trails Shopping  Orlando      Orange       FL        32825    1994                   75,492
         Center
  2.42   Shoppes at Lake Dow        McDonough    Henry        GA        30252    2002                   73,271
  2.43   Shoppes of Ellenwood       Ellenwood    Henry        GA        30294    2003                   67,721
  2.44   Shops at Oliver's Crossing Winston-     Forsyth      NC        27127    2003                   76,512
                                    Salem
  2.45   Southwood Village Shopping Tallahassee  Leon         FL        32301    2003                   62,840
         Center
  2.46   Paraiso Plaza              Hialeah      Miami-Dade   FL        33018    1997                   60,712
  2.47   Sheridan Square            Dania        Broward      FL        33004    1991                   67,475
  2.49   Shoppes of Citrus Hills    Hernando     Citrus       FL        34442    1994     2002          68,927

                                                     Loan per
                                                       Net
                                                     Rentable
                                                     Area SF/
                                                      Rooms/
                                                      Units/      Prepayment
                                           Units of   Holes/   Provisions (# of           Loan
Loan No. Property Name                     Measure  Pads(8)(9) payments)(12)(13)          No.  Property Name
-------- --------------------------------- -------- ---------- -----------------          ---- ---------------------------------
  1      60 Wall Street                    Sq. Ft.     569             L(25),D(91),O(4)      1 60 Wall Street
  2      DDR Portfolio                     Sq. Ft.     122             L(23),YM1(90),O(7)    2 DDR Portfolio
  2.01   Hilltop Plaza                     Sq. Ft.                                        2.01 Hilltop Plaza
  2.02   Largo Town Center                 Sq. Ft.                                        2.02 Largo Town Center
  2.03   Midway Plaza                      Sq. Ft.                                        2.03 Midway Plaza
  2.04   Riverstone Plaza                  Sq. Ft.                                        2.04 Riverstone Plaza
  2.05   Highland Grove                    Sq. Ft.                                        2.05 Highland Grove
  2.06   Riverdale Shops                   Sq. Ft.                                        2.06 Riverdale Shops
  2.07   Skyview Plaza                     Sq. Ft.                                        2.07 Skyview Plaza
  2.08   Apple Blossom Corners             Sq. Ft.                                        2.08 Apple Blossom Corners
  2.09   Fayetteville Pavilion             Sq. Ft.                                        2.09 Fayetteville Pavilion
  2.10   Creekwood Crossing                Sq. Ft.                                        2.10 Creekwood Crossing
  2.11   Flamingo Falls                    Sq. Ft.                                        2.11 Flamingo Falls
  2.12   Harundale Plaza                   Sq. Ft.                                        2.12 Harundale Plaza
  2.13   Meadowmont Village Center         Sq. Ft.                                        2.13 Meadowmont Village Center
  2.14   Springfield Commons               Sq. Ft.                                        2.14 Springfield Commons
  2.15   Northlake Commons                 Sq. Ft.                                        2.15 Northlake Commons
  2.16   Village Square at Golf            Sq. Ft.                                        2.16 Village Square at Golf
  2.17   Oviedo Park Crossing              Sq. Ft.                                        2.17 Oviedo Park Crossing
  2.18   Shoppes of Golden Acres           Sq. Ft.                                        2.18 Shoppes of Golden Acres
  2.19   Bardmoor Shopping Center          Sq. Ft.                                        2.19 Bardmoor Shopping Center
  2.20   Rosedale Shopping Center          Sq. Ft.                                        2.20 Rosedale Shopping Center
  2.21   Casselberry Commons               Sq. Ft.                                        2.21 Casselberry Commons
  2.22   Shoppes at New Tampa              Sq. Ft.                                        2.22 Shoppes at New Tampa
  2.23   Crossroads Plaza                  Sq. Ft.                                        2.23 Crossroads Plaza
  2.24   Plaza Del Paraiso                 Sq. Ft.                                        2.24 Plaza Del Paraiso
  2.25   North Pointe Plaza                Sq. Ft.                                        2.25 North Pointe Plaza
  2.26   Melbourne Shopping Center         Sq. Ft.                                        2.26 Melbourne Shopping Center
  2.27   Market Square                     Sq. Ft.                                        2.27 Market Square
  2.28   Shoppes of Lithia                 Sq. Ft.                                        2.28 Shoppes of Lithia
  2.29   West Oaks Towne Center            Sq. Ft.                                        2.29 West Oaks Towne Center
  2.30   Sharon Greens                     Sq. Ft.                                        2.30 Sharon Greens
  2.31   Lakewood Ranch                    Sq. Ft.                                        2.31 Lakewood Ranch
  2.32   Cofer Crossing                    Sq. Ft.                                        2.32 Cofer Crossing
  2.33   Clayton Corners                   Sq. Ft.                                        2.33 Clayton Corners
  2.34   Clearwater Crossing               Sq. Ft.                                        2.34 Clearwater Crossing
  2.35   Shoppes at Paradise Pointe        Sq. Ft.                                        2.35 Shoppes at Paradise Pointe
  2.36   Killearn Shopping Center          Sq. Ft.                                        2.36 Killearn Shopping Center
  2.37   Conway Plaza                      Sq. Ft.                                        2.37 Conway Plaza
  2.38   River Run Shopping Center         Sq. Ft.                                        2.38 River Run Shopping Center
  2.39   Aberdeen Square                   Sq. Ft.                                        2.39 Aberdeen Square
  2.41   Derby Square                      Sq. Ft.                                        2.41 Derby Square
  2.40   Chickasaw Trails Shopping Center  Sq. Ft.                                        2.40 Chickasaw Trails Shopping Center
  2.42   Shoppes at Lake Dow               Sq. Ft.                                        2.42 Shoppes at Lake Dow
  2.43   Shoppes of Ellenwood              Sq. Ft.                                        2.43 Shoppes of Ellenwood
  2.44   Shops at Oliver's Crossing        Sq. Ft.                                        2.44 Shops at Oliver's Crossing
  2.45   Southwood Village Shopping Center Sq. Ft.                                        2.45 Southwood Village Shopping Center
  2.46   Paraiso Plaza                     Sq. Ft.                                        2.46 Paraiso Plaza
  2.47   Sheridan Square                   Sq. Ft.                                        2.47 Sheridan Square
  2.49   Shoppes of Citrus Hills           Sq. Ft.                                        2.49 Shoppes of Citrus Hills

                                                  Fourth        Third
                                           Fourth  Most  Third   Most
                                            Most  Recent  Most  Recent             Second Most
                                           Recent  NOI   Recent  NOI   Second Most Recent NOI
Loan No. Property Name                      NOI    Date   NOI    Date  Recent NOI     Date
-------- --------------------------------- ------ ------ ------ ------ ----------- -----------
  1      60 Wall Street
  2      DDR Portfolio                                                 $74,463,711 12/31/2006
  2.01   Hilltop Plaza
  2.02   Largo Town Center
  2.03   Midway Plaza
  2.04   Riverstone Plaza
  2.05   Highland Grove
  2.06   Riverdale Shops
  2.07   Skyview Plaza
  2.08   Apple Blossom Corners
  2.09   Fayetteville Pavilion
  2.10   Creekwood Crossing
  2.11   Flamingo Falls
  2.12   Harundale Plaza
  2.13   Meadowmont Village Center
  2.14   Springfield Commons
  2.15   Northlake Commons
  2.16   Village Square at Golf
  2.17   Oviedo Park Crossing
  2.18   Shoppes of Golden Acres
  2.19   Bardmoor Shopping Center
  2.20   Rosedale Shopping Center
  2.21   Casselberry Commons
  2.22   Shoppes at New Tampa
  2.23   Crossroads Plaza
  2.24   Plaza Del Paraiso
  2.25   North Pointe Plaza
  2.26   Melbourne Shopping Center
  2.27   Market Square
  2.28   Shoppes of Lithia
  2.29   West Oaks Towne Center
  2.30   Sharon Greens
  2.31   Lakewood Ranch
  2.32   Cofer Crossing
  2.33   Clayton Corners
  2.34   Clearwater Crossing
  2.35   Shoppes at Paradise Pointe
  2.36   Killearn Shopping Center
  2.37   Conway Plaza
  2.38   River Run Shopping Center
  2.39   Aberdeen Square
  2.41   Derby Square
  2.40   Chickasaw Trails Shopping Center
  2.42   Shoppes at Lake Dow
  2.43   Shoppes of Ellenwood
  2.44   Shops at Oliver's Crossing
  2.45   Southwood Village Shopping Center
  2.46   Paraiso Plaza
  2.47   Sheridan Square
  2.49   Shoppes of Citrus Hills

                                                   Most
                                            Most  Recent
                                           Recent  NOI   Underwritten Underwritten Underwritten Underwritten
Loan No. Property Name                      NOI    Date      NOI        Revenue        EGI        Expenses
-------- --------------------------------- ------ ------ ------------ ------------ ------------ ------------
  1      60 Wall Street                                  $71,737,983  $71,737,983  $110,585,189 $38,847,206
  2      DDR Portfolio                                    80,378,581   87,003,155   115,480,736  35,102,155
  2.01   Hilltop Plaza                                     3,505,802    3,794,142     5,259,472   1,753,670
  2.02   Largo Town Center                                 3,211,517    3,579,584     4,203,672     992,155
  2.03   Midway Plaza                                      2,803,136    2,921,884     4,243,801   1,440,665
  2.04   Riverstone Plaza                                  3,103,466    3,348,575     4,024,441     920,975
  2.05   Highland Grove                                    3,383,288    3,612,954     4,493,237   1,109,949
  2.06   Riverdale Shops                                   2,752,491    3,103,120     5,084,183   2,331,692
  2.07   Skyview Plaza                                     2,581,599    2,680,158     3,690,615   1,109,016
  2.08   Apple Blossom Corners                             2,373,719    2,477,404     2,922,066     548,347
  2.09   Fayetteville Pavilion                             2,913,568    3,090,059     3,750,236     836,668
  2.10   Creekwood Crossing                                2,172,704    2,470,691     3,129,374     956,670
  2.11   Flamingo Falls                                    2,261,128    2,344,505     3,447,736   1,186,608
  2.12   Harundale Plaza                                   2,451,890    2,579,641     3,125,814     673,924
  2.13   Meadowmont Village Center                         2,469,727    2,542,573     3,428,847     959,120
  2.14   Springfield Commons                               2,611,985    2,814,610     3,283,634     671,649
  2.15   Northlake Commons                                 1,763,829    1,893,599     2,693,788     929,959
  2.16   Village Square at Golf                            1,604,198    1,780,268     2,507,729     903,531
  2.17   Oviedo Park Crossing                              1,796,334    2,022,392     2,756,150     959,816
  2.18   Shoppes of Golden Acres                           1,577,477    1,635,436     2,206,300     628,823
  2.19   Bardmoor Shopping Center                          1,770,906    1,910,628     2,639,528     868,622
  2.20   Rosedale Shopping Center                          1,816,697    1,910,523     2,218,298     401,601
  2.21   Casselberry Commons                               1,369,199    2,084,530     2,637,036   1,267,837
  2.22   Shoppes at New Tampa                              1,511,463    1,880,024     2,677,983   1,166,520
  2.23   Crossroads Plaza                                  1,497,013    1,563,911     2,150,218     653,205
  2.24   Plaza Del Paraiso                                 1,078,931    1,135,756     1,655,058     576,127
  2.25   North Pointe Plaza                                1,136,180    1,288,528     1,724,311     588,131
  2.26   Melbourne Shopping Center                         1,103,917    1,400,659     1,717,422     613,505
  2.27   Market Square                                     1,386,065    1,448,716     1,709,925     323,860
  2.28   Shoppes of Lithia                                 1,127,002    1,133,358     1,596,955     469,953
  2.29   West Oaks Towne Center                            1,085,999    1,153,008     1,490,635     404,636
  2.30   Sharon Greens                                     1,144,038    1,180,304     1,543,730     399,692
  2.31   Lakewood Ranch                                      950,161      982,802     1,391,661     441,500
  2.32   Cofer Crossing                                    1,125,761    1,185,276     1,663,379     537,618
  2.33   Clayton Corners                                   1,220,029    1,339,503     1,536,663     316,634
  2.34   Clearwater Crossing                               1,061,726    1,118,749     1,299,540     237,814
  2.35   Shoppes at Paradise Pointe                        1,001,492    1,066,200     1,417,362     415,870
  2.36   Killearn Shopping Center                            912,147    1,022,447     1,287,701     375,554
  2.37   Conway Plaza                                      1,001,632    1,157,000     1,483,786     482,154
  2.38   River Run Shopping Center                         1,041,982    1,154,481     1,802,815     760,833
  2.39   Aberdeen Square                                     813,996      712,478     1,231,131     417,135
  2.41   Derby Square                                        989,638    1,020,104     1,623,907     634,269
  2.40   Chickasaw Trails Shopping Center                    804,234      827,357     1,155,603     351,369
  2.42   Shoppes at Lake Dow                                 767,350      820,097     1,063,088     295,738
  2.43   Shoppes of Ellenwood                                840,600      861,357     1,090,978     250,378
  2.44   Shops at Oliver's Crossing                          879,292      930,992     1,164,261     284,969
  2.45   Southwood Village Shopping Center                   789,580      773,502     1,168,625     379,045
  2.46   Paraiso Plaza                                       797,323      863,412     1,270,645     473,322
  2.47   Sheridan Square                                     578,423      673,299     1,045,898     467,475
  2.49   Shoppes of Citrus Hills                             667,098      721,633       965,107     298,009

                                                              Underwritten
                                    Underwritten Underwritten   Net Cash
Loan No. Property Name                Reserves      TI/LC         Flow     Largest Tenant(19)           SF
-------- -------------------------- ------------ ------------ ------------ ------------------------- ---------
  1      60 Wall Street              $  568,919               $71,169,064  Deutsche Bank AG New York 1,625,483
                                                                           Branch
  2      DDR Portfolio                1,509,521   $3,904,271   74,964,789
  2.01   Hilltop Plaza                   86,021      165,721    3,254,060  Century Theater              51,840
  2.02   Largo Town Center               57,375      170,213    2,983,929  Regency Furniture            71,042
  2.03   Midway Plaza                    22,721      174,803    2,605,612  Publix                       56,085
  2.04   Riverstone Plaza               113,855      140,332    2,849,279  Belk's                       60,103
  2.05   Highland Grove                 103,140      200,111    3,080,037  Kohl's                       98,037
  2.06   Riverdale Shops                 40,996      107,959    2,603,536  Kohl's                       85,992
  2.07   Skyview Plaza                   28,124      192,953    2,360,522  K-Mart                       95,810
  2.08   Apple Blossom Corners           67,357       64,368    2,241,994  Kohl's                       84,000
  2.09   Fayetteville Pavilion           27,239      140,912    2,745,418  Creative Basket Express      45,000
  2.10   Creekwood Crossing              22,709      103,764    2,046,232  Beall's                      66,700
  2.11   Flamingo Falls                  10,857       87,513    2,162,759  Fresh Market                 18,400
  2.12   Harundale Plaza                 71,814       95,171    2,284,905  Value City                   81,713
  2.13   Meadowmont Village Center       13,275       67,619    2,388,834  Harris Teeter                44,926
  2.14   Springfield Commons             73,367      128,301    2,410,317  Kohl's                       86,584
  2.15   Northlake Commons               16,462       83,403    1,663,964  Ross Dress for Less          30,000
  2.16   Village Square at Golf          12,649      105,021    1,486,528  Publix                       39,795
  2.17   Oviedo Park Crossing            18,621      130,587    1,647,126  Linens 'N Things             30,700
  2.18   Shoppes of Golden Acres         13,061       60,631    1,503,785  Publix                       44,271
  2.19   Bardmoor Shopping Center        48,853      124,147    1,597,906  Publix                       65,537
  2.20   Rosedale Shopping Center        38,143       58,175    1,720,379  Harris Teeter                46,750
  2.21   Casselberry Commons             92,407      132,142    1,144,650  Ross Dress for Less          42,862
  2.22   Shoppes at New Tampa            15,822       62,502    1,433,139  Beall's                      55,400
  2.23   Crossroads Plaza                16,133       13,301    1,467,579  Shoprite                     60,795
  2.24   Plaza Del Paraiso               31,328       24,098    1,023,505  Publix                       61,166
  2.25   North Pointe Plaza              43,873       86,552    1,005,755  Publix                       48,890
  2.26   Melbourne Shopping Center       20,422      118,180      965,315  Big Lots                     37,500
  2.27   Market Square                   37,747       83,006    1,265,312  Office Depot                 24,920
  2.28   Shoppes of Lithia                7,143       19,259    1,100,600  Publix                       54,379
  2.29   West Oaks Towne Center           6,654       54,885    1,024,460  Michael's                    23,764
  2.30   Sharon Greens                    9,832       37,000    1,097,206  Kroger                       54,139
  2.31   Lakewood Ranch                   6,947       20,384      922,830  Publix                       44,271
  2.32   Cofer Crossing                  31,684       43,637    1,050,440  Kroger                       64,905
  2.33   Clayton Corners                 12,565       60,107    1,147,357  Lowe's Foods                 45,374
  2.34   Clearwater Crossing              9,057       33,634    1,019,035  Kroger                       54,166
  2.35   Shoppes at Paradise Pointe       8,393       38,102      954,997  Publix                       44,271
  2.36   Killearn Shopping Center        17,141       75,936      819,070  Publix                       53,096
  2.37   Conway Plaza                    24,722       61,294      915,616  Publix                       37,888
  2.38   River Run Shopping Center       13,110       74,256      954,616  Publix                       42,968
  2.39   Aberdeen Square                 16,228       58,767      739,001  Publix                       48,555
  2.41   Derby Square                    33,335       61,288      895,015  Giant Eagle                  70,000
  2.40   Chickasaw Trails Shopping       25,667       41,973      736,594  Publix                       47,813
         Center
  2.42   Shoppes at Lake Dow              7,327       17,797      742,226  Publix                       44,271
  2.43   Shoppes of Ellenwood             6,772       20,858      812,970  Publix                       44,271
  2.44   Shops at Oliver's Crossing       7,651       28,960      842,681  Lowe's Foods                 42,362
  2.45   Southwood Village Shopping       6,284       16,386      766,910  Publix                       44,840
         Center
  2.46   Paraiso Plaza                   19,428       36,263      741,632  Publix                       37,912
  2.47   Sheridan Square                 26,315       54,519      497,589  Publix                       42,112
  2.49   Shoppes of Citrus Hills         24,124       39,226      603,748  Publix                       47,814

                                      Lease                                     Lease
Loan No. Property Name              Expiration 2nd Largest Tenant        SF   Expiration 3rd Largest Tenant
-------- -------------------------- ---------- ----------------------- ------ ---------- -----------------------
  1      60 Wall Street               6/5/2022
  2      DDR Portfolio
  2.01   Hilltop Plaza               9/27/2016 Circuit City            38,983  1/31/2017 Ross Dress For Less
  2.02   Largo Town Center           5/31/2017 Shoppers Food Warehouse 49,840  9/30/2009 Marshall's
  2.03   Midway Plaza                11/3/2011 Ross Dress for Less     25,770  1/31/2013 Petco
  2.04   Riverstone Plaza            10/9/2018 Publix                  51,420  2/11/2018 Ross Dress for Less
  2.05   Highland Grove              1/31/2016 Marshall's              30,337  1/31/2011 Office Max
  2.06   Riverdale Shops             1/31/2024 Stop & Shop             54,755 10/31/2016 Go 1 Dollar
  2.07   Skyview Plaza               7/31/2009 Publix                  42,112   4/6/2008 Circuit City
  2.08   Apple Blossom Corners       1/31/2018 Martin's Food Store     67,656   5/1/2040 Office Max
  2.09   Fayetteville Pavilion       3/15/2020 Dick's Sporting Goods   45,000  1/31/2017 Linens 'N Things
  2.10   Creekwood Crossing          4/30/2016 Macy's Furniture &      46,339  3/31/2009 Beall's Outlet
                                               Matress (Ground Lease)
  2.11   Flamingo Falls              2/28/2022 CVS                     10,908  10/4/2021 Ortiz-Parra Enterprises
  2.12   Harundale Plaza             3/31/2015 A & P Company           56,860 12/31/2019 A.J. Wright
  2.13   Meadowmont Village          4/30/2022 Yankelovich, Inc.       13,794  7/31/2012 B. Christopher's
         Center
  2.14   Springfield Commons          2/2/2019 Bed Bath & Beyond       35,000  1/31/2010 Gander Mountain
  2.15   Northlake Commons           1/31/2014 True Treasures          11,900 12/31/2007 Yum Yum Japanese
                                                                                         Steakhouse
  2.16   Village Square at Golf     11/30/2008 Anthony's               10,340 12/31/2011 Boris International
  2.17   Oviedo Park Crossing        1/31/2011 TJ Maxx                 30,000 11/30/2010 Ross Dress For Less
  2.18   Shoppes of Golden Acres    10/31/2022 Remington Steakhouse     7,921  8/31/2015 Amscot Financial
  2.19   Bardmoor Shopping           7/27/2011 Home Shopping Network   16,619  4/30/2009 Beall's
         Center                                Outlet
  2.20   Rosedale Shopping Center    8/31/2020 CVS                     10,125  1/31/2021 The Mindbody Experience
  2.21   Casselberry Commons         1/31/2013 Publix                  35,930  5/31/2012 Stein Mart
  2.22   Shoppes at New Tampa        4/30/2017 Publix                  54,379 10/31/2022 Tropical Realty and
                                                                                         Investment
  2.23   Crossroads Plaza            6/30/2024 Wawa                     5,740  8/31/2018 Hallmark
  2.24   Plaza Del Paraiso           5/31/2023 Hollywood Video          5,400  7/31/2008 Rotelli's Pizza & Pasta
  2.25   North Pointe Plaza          8/21/2010 Fashion Bug              8,000  1/31/2011 S & K Famous Brands
  2.26   Melbourne Shopping          1/31/2009 Publix                  27,887 12/31/2019 Value Thrift
         Center
  2.27   Market Square              12/31/2013 Petco                   14,200  9/30/2010 Grand Harbour Import
                                                                                         Comp
  2.28   Shoppes of Lithia           7/31/2023 Natures Health Food      3,197  9/30/2007 Liquor Store
  2.29   West Oaks Towne Center      2/28/2010 PetsMart                19,136  1/31/2016 Family Christian Stores
  2.30   Sharon Greens              10/31/2021 Jumpsters                5,600  4/30/2013 Dollar Tree
  2.31   Lakewood Ranch              9/30/2021 Beef O'Brady's           2,625  2/28/2012 Manhattan Liquors
  2.32   Cofer Crossing              3/31/2019 Goody's Family Clothing 27,450  4/30/2014 Dollar & Party Store
  2.33   Clayton Corners             9/21/2019 Dollar General          10,250  4/30/2010 Sherwin-Williams
  2.34   Clearwater Crossing         9/30/2023 Green Tea Chinese        3,150 12/31/2008 BE Fitness, Inc.
                                               Restaurant
  2.35   Shoppes at Paradise Pointe  6/30/2021 Countrywide Home Loans   5,515  3/31/2008 Blockbuster
  2.36   Killearn Shopping Center   11/30/2011 CVS                      8,450 10/31/2010 Bonefish Restaurant
  2.37   Conway Plaza               10/31/2019 Beall's                 12,000  4/30/2010 Ross Dress for Less
  2.38   River Run Shopping          2/15/2009 Athlete's Foot           3,425  3/31/2012 RadioShack
         Center
  2.39   Aberdeen Square            10/17/2010 The REF Sports Bar &     3,575 10/31/2011 Androcles Veterinary
                                               Grill                                     Center
  2.41   Derby Square                6/30/2016 Once Upon A Child        6,400  5/31/2008 Play It Again Sports
  2.40   Chickasaw Trails             2/2/2014 Blockbuster              6,500 11/30/2008 Giovanni's Italian
         Shopping Center                                                                 Restaurant
  2.42   Shoppes at Lake Dow         3/31/2022 Blockbuster              4,800  6/30/2012 Los Portales Mexican
                                                                                         Cuisine
  2.43   Shoppes of Ellenwood        8/31/2023 Beauty & More            2,800  8/31/2008 Supreme Fish Delight
  2.44   Shops at Oliver's Crossing  4/15/2023 Dollar Tree              8,000  4/30/2008 Monte De Rey
  2.45   Southwood Village           9/30/2023 Starbucks                2,400  2/28/2017 Itza Pizza
         Shopping Center
  2.46   Paraiso Plaza               3/13/2017 Hollywood Video          6,000 10/24/2014 Washington Mutual Bank
  2.47   Sheridan Square             4/17/2011 Dollar Tree              4,673  2/28/2009 Pancho's Backyard
  2.49   Shoppes of Citrus Hills      4/3/2014 Blockbuster              4,000  1/31/2008 Quizno's Subs

                                                                                             Upfront        Monthly
                                                    Lease       Occupancy     Occupancy    Replacement    Replacement
Loan No. Property Name                       SF   Expiration Rate(11)(18)(19) As-of Date Reserves(14)(29) Reserves(14)
-------- --------------------------------- ------ ---------- ---------------- ---------- ---------------- ------------
  1      60 Wall Street                                           100.00%      8/1/2007
  2      DDR Portfolio                                             96.41%     5/31/2007
  2.01   Hilltop Plaza                     27,577  1/31/2008       97.68%     5/31/2007
  2.02   Largo Town Center                 26,975 12/31/2011       96.63%     5/31/2007
  2.03   Midway Plaza                      15,324  1/31/2014       97.74%     5/31/2007
  2.04   Riverstone Plaza                  30,186  1/31/2013       94.08%     5/31/2007
  2.05   Highland Grove                    24,239  1/31/2012       98.79%     5/31/2007
  2.06   Riverdale Shops                   11,379  9/30/2013       90.66%     5/31/2007
  2.07   Skyview Plaza                     33,000 10/31/2008       98.93%     5/31/2007
  2.08   Apple Blossom Corners             23,350  4/30/2012      100.00%     5/31/2007
  2.09   Fayetteville Pavilion             35,000  1/31/2011      100.00%     5/31/2007
  2.10   Creekwood Crossing                30,000  4/30/2014      100.00%     5/31/2007
  2.11   Flamingo Falls                    10,000 12/31/2011       98.58%     5/31/2007
  2.12   Harundale Plaza                   25,000 11/30/2009      100.00%     5/31/2007
  2.13   Meadowmont Village Center          5,879 10/31/2015       92.90%     5/31/2007
  2.14   Springfield Commons               31,145  8/31/2014       99.26%     5/31/2007
  2.15   Northlake Commons                  4,800  8/31/2011       72.69%     5/31/2007
  2.16   Village Square at Golf             5,522  6/30/2011       93.88%     5/31/2007
  2.17   Oviedo Park Crossing              29,997  1/31/2010      100.00%     5/31/2007
  2.18   Shoppes of Golden Acres            5,200  5/31/2014       85.31%     5/31/2007
  2.19   Bardmoor Shopping Center          13,845 10/31/2011       98.51%     5/31/2007
  2.20   Rosedale Shopping Center           4,843  1/31/2009       98.29%     5/31/2007
  2.21   Casselberry Commons               34,423  4/30/2015       92.93%     5/31/2007
  2.22   Shoppes at New Tampa               5,400  2/28/2008       96.86%     5/31/2007
  2.23   Crossroads Plaza                   4,988  2/28/2014      100.00%     5/31/2007
  2.24   Plaza Del Paraiso                  1,800  7/31/2013      100.00%     5/31/2007
  2.25   North Pointe Plaza                 5,040  1/31/2011       96.19%     5/31/2007
  2.26   Melbourne Shopping Center         20,000  1/31/2009       98.46%     5/31/2007
  2.27   Market Square                     11,910  4/30/2010       89.25%     5/31/2007
  2.28   Shoppes of Lithia                  1,750 11/30/2008      100.00%     5/31/2007
  2.29   West Oaks Towne Center             5,000 10/31/2010       95.19%     5/31/2007
  2.30   Sharon Greens                      5,400  9/30/2011       96.29%     5/31/2007
  2.31   Lakewood Ranch                     2,625  8/31/2012       96.73%     5/31/2007
  2.32   Cofer Crossing                     4,200 12/31/2008      100.00%     5/31/2007
  2.33   Clayton Corners                    5,000  3/31/2010       92.26%     5/31/2007
  2.34   Clearwater Crossing                2,800  5/31/2009       96.91%     5/31/2007
  2.35   Shoppes at Paradise Pointe         4,800  7/31/2011       96.80%     5/31/2007
  2.36   Killearn Shopping Center           5,320  4/30/2013       97.79%     5/31/2007
  2.37   Conway Plaza                      10,260 10/31/2015      100.00%     5/31/2007
  2.38   River Run Shopping Center          3,000 12/31/2010       97.92%     5/31/2007
  2.39   Aberdeen Square                    1,808  2/28/2010       97.27%     5/31/2007
  2.41   Derby Square                       4,050  7/31/2009       92.04%     5/31/2007
  2.40   Chickasaw Trails Shopping Center   3,608 11/30/2011       93.34%     5/31/2007
  2.42   Shoppes at Lake Dow                3,900  3/31/2011       88.81%     5/31/2007
  2.43   Shoppes of Ellenwood               1,400  8/31/2009       94.31%     5/31/2007
  2.44   Shops at Oliver's Crossing         4,200  4/30/2008      100.00%     5/31/2007
  2.45   Southwood Village Shopping Center  2,100 12/31/2008       98.09%     5/31/2007
  2.46   Paraiso Plaza                      3,600  8/31/2010      100.00%     5/31/2007
  2.47   Sheridan Square                    2,550  7/31/2011       96.22%     5/31/2007
  2.49   Shoppes of Citrus Hills            2,152  1/31/2009      100.00%     5/31/2007

                                           Upfront TI/  Monthly TI/                 Monthly      Upfront
                                                LC           LC      Upfront Tax      Tax       Insurance
Loan No. Property Name                     Reserves(14) Reserves(14) Reserves(14) Reserves(14) Reserves(14)
-------- --------------------------------- ------------ ------------ ------------ ------------ ------------
  1      60 Wall Street
  2      DDR Portfolio
  2.01   Hilltop Plaza
  2.02   Largo Town Center
  2.03   Midway Plaza
  2.04   Riverstone Plaza
  2.05   Highland Grove
  2.06   Riverdale Shops
  2.07   Skyview Plaza
  2.08   Apple Blossom Corners
  2.09   Fayetteville Pavilion
  2.10   Creekwood Crossing
  2.11   Flamingo Falls
  2.12   Harundale Plaza
  2.13   Meadowmont Village Center
  2.14   Springfield Commons
  2.15   Northlake Commons
  2.16   Village Square at Golf
  2.17   Oviedo Park Crossing
  2.18   Shoppes of Golden Acres
  2.19   Bardmoor Shopping Center
  2.20   Rosedale Shopping Center
  2.21   Casselberry Commons
  2.22   Shoppes at New Tampa
  2.23   Crossroads Plaza
  2.24   Plaza Del Paraiso
  2.25   North Pointe Plaza
  2.26   Melbourne Shopping Center
  2.27   Market Square
  2.28   Shoppes of Lithia
  2.29   West Oaks Towne Center
  2.30   Sharon Greens
  2.31   Lakewood Ranch
  2.32   Cofer Crossing
  2.33   Clayton Corners
  2.34   Clearwater Crossing
  2.35   Shoppes at Paradise Pointe
  2.36   Killearn Shopping Center
  2.37   Conway Plaza
  2.38   River Run Shopping Center
  2.39   Aberdeen Square
  2.41   Derby Square
  2.40   Chickasaw Trails Shopping Center
  2.42   Shoppes at Lake Dow
  2.43   Shoppes of Ellenwood
  2.44   Shops at Oliver's Crossing
  2.45   Southwood Village Shopping Center
  2.46   Paraiso Plaza
  2.47   Sheridan Square
  2.49   Shoppes of Citrus Hills

                                                           Upfront
                                              Monthly    Engineering      Other         Other Reserves
Loan No. Property Name                     Insurance(14) Reserve(14) Reserves(14)(15) Description(14)(15)
-------- --------------------------------- ------------- ----------- ---------------- -------------------
  1      60 Wall Street
  2      DDR Portfolio
  2.01   Hilltop Plaza
  2.02   Largo Town Center
  2.03   Midway Plaza
  2.04   Riverstone Plaza
  2.05   Highland Grove
  2.06   Riverdale Shops
  2.07   Skyview Plaza
  2.08   Apple Blossom Corners
  2.09   Fayetteville Pavilion
  2.10   Creekwood Crossing
  2.11   Flamingo Falls
  2.12   Harundale Plaza
  2.13   Meadowmont Village Center
  2.14   Springfield Commons
  2.15   Northlake Commons
  2.16   Village Square at Golf
  2.17   Oviedo Park Crossing
  2.18   Shoppes of Golden Acres
  2.19   Bardmoor Shopping Center
  2.20   Rosedale Shopping Center
  2.21   Casselberry Commons
  2.22   Shoppes at New Tampa
  2.23   Crossroads Plaza
  2.24   Plaza Del Paraiso
  2.25   North Pointe Plaza
  2.26   Melbourne Shopping Center
  2.27   Market Square
  2.28   Shoppes of Lithia
  2.29   West Oaks Towne Center
  2.30   Sharon Greens
  2.31   Lakewood Ranch
  2.32   Cofer Crossing
  2.33   Clayton Corners
  2.34   Clearwater Crossing
  2.35   Shoppes at Paradise Pointe
  2.36   Killearn Shopping Center
  2.37   Conway Plaza
  2.38   River Run Shopping Center
  2.39   Aberdeen Square
  2.41   Derby Square
  2.40   Chickasaw Trails Shopping Center
  2.42   Shoppes at Lake Dow
  2.43   Shoppes of Ellenwood
  2.44   Shops at Oliver's Crossing
  2.45   Southwood Village Shopping Center
  2.46   Paraiso Plaza
  2.47   Sheridan Square
  2.49   Shoppes of Citrus Hills

                                           Environmental Engineering
                                              Report       Report
Loan No. Property Name                       Date(31)       Date     Sponsor
-------- --------------------------------- ------------- ----------- ---------------------------------------------
  1      60 Wall Street                      5/14/2007    5/14/2007  Paramount Group, Inc. and Morgan Stanley
                                                                     Real Estate Special Situations Fund III, L.P.
  2      DDR Portfolio                         Various      Various  Developers Diversified Realty Corporation
  2.01   Hilltop Plaza                        6/5/2007    2/22/2007
  2.02   Largo Town Center                    6/5/2007    2/22/2007
  2.03   Midway Plaza                         6/5/2007    2/22/2007
  2.04   Riverstone Plaza                     6/5/2007    2/22/2007
  2.05   Highland Grove                       6/5/2007    2/22/2007
  2.06   Riverdale Shops                     4/26/2007    4/25/2007
  2.07   Skyview Plaza                        6/5/2007    2/22/2007
  2.08   Apple Blossom Corners                6/5/2007    2/22/2007
  2.09   Fayetteville Pavilion                6/5/2007    2/22/2007
  2.10   Creekwood Crossing                   6/5/2007    2/22/2007
  2.11   Flamingo Falls                       6/5/2007    2/22/2007
  2.12   Harundale Plaza                      6/5/2007    2/22/2007
  2.13   Meadowmont Village Center            6/5/2007    2/22/2007
  2.14   Springfield Commons                  6/5/2007    2/22/2007
  2.15   Northlake Commons                    6/5/2007    2/22/2007
  2.16   Village Square at Golf               6/5/2007    2/22/2007
  2.17   Oviedo Park Crossing                 6/5/2007    2/22/2007
  2.18   Shoppes of Golden Acres              6/5/2007    2/22/2007
  2.19   Bardmoor Shopping Center             6/5/2007    2/22/2007
  2.20   Rosedale Shopping Center             6/5/2007    2/22/2007
  2.21   Casselberry Commons                  6/5/2007    2/22/2007
  2.22   Shoppes at New Tampa                 6/5/2007    2/16/2007
  2.23   Crossroads Plaza                     6/7/2007     6/7/2007
  2.24   Plaza Del Paraiso                    6/5/2007    2/22/2007
  2.25   North Pointe Plaza                   6/5/2007    2/22/2007
  2.26   Melbourne Shopping Center            6/5/2007    2/22/2007
  2.27   Market Square                        6/5/2007    2/22/2007
  2.28   Shoppes of Lithia                    6/5/2007    2/22/2007
  2.29   West Oaks Towne Center               6/5/2007    2/22/2007
  2.30   Sharon Greens                        6/5/2007    2/22/2007
  2.31   Lakewood Ranch                       6/5/2007    2/22/2007
  2.32   Cofer Crossing                       6/5/2007    2/22/2007
  2.33   Clayton Corners                      6/5/2007    2/22/2007
  2.34   Clearwater Crossing                  6/5/2007    2/22/2007
  2.35   Shoppes at Paradise Pointe           6/5/2007    2/22/2007
  2.36   Killearn Shopping Center             6/5/2007    2/22/2007
  2.37   Conway Plaza                         6/5/2007    2/22/2007
  2.38   River Run Shopping Center            6/5/2007    2/22/2007
  2.39   Aberdeen Square                      6/5/2007    2/22/2007
  2.41   Derby Square                         6/5/2007    2/22/2007
  2.40   Chickasaw Trails Shopping Center     6/5/2007    2/22/2007
  2.42   Shoppes at Lake Dow                  6/5/2007    2/22/2007
  2.43   Shoppes of Ellenwood                 6/5/2007    2/22/2007
  2.44   Shops at Oliver's Crossing           6/5/2007    2/22/2007
  2.45   Southwood Village Shopping Center    6/5/2007    2/22/2007
  2.46   Paraiso Plaza                        6/5/2007    2/22/2007
  2.47   Sheridan Square                      6/5/2007    2/22/2007
  2.49   Shoppes of Citrus Hills              6/5/2007    2/22/2007

                                                                       % of
                                                      % of          Applicable
                                                     Initial  Loan     Loan                Mortgage
                                                      Pool   Group    Group       # of       Loan
Loan No. Property Name                               Balance 1 or 2  Balance   Properties Seller (1)
-------- ------------------------------------------- ------- ------ ---------- ---------- ----------
  2.48   Countryside Shopping Center                  0.07%            0.07%        1       GACC
  2.50   Crystal Springs Shopping Center              0.06%            0.07%        1       GACC
  2.51   Sexton Commons                               0.06%            0.07%        1       GACC
  2.52   Hairston Crossing                            0.06%            0.06%        1       GACC
  3      Waterview                                    7.25%    1       8.01%        1       GACC
  4      Ritz-Carlton Key Biscayne                    5.52%    1       6.11%        1       GACC
  5      85 Tenth Avenue                              5.18%    1       5.72%        1       GACC
  6      HCPI Medical Office Building Portfolio (28)  4.21%    1       4.66%       14      KeyBank
  6.01   The Diagnostic Clinic                        0.69%            0.76%        1      KeyBank
  6.02   Medical Place I                              0.55%            0.61%        1      KeyBank
  6.03   Southwest General Birth Place                0.51%            0.56%        1      KeyBank
  6.04   Plano Medical Pavilion                       0.43%            0.48%        1      KeyBank
  6.05   Mission Surgery Center                       0.33%            0.37%        1      KeyBank
  6.06   Oakbrook Terrace Medical Center I            0.29%            0.32%        1      KeyBank
  6.07   BayCare Health Headquarters                  0.27%            0.29%        1      KeyBank
  6.08   Chesapeake Medical Center                    0.23%            0.26%        1      KeyBank
  6.09   Oakbrook Terrace Medical Center II           0.23%            0.25%        1      KeyBank
  6.10   Randolph Medical Center                      0.21%            0.24%        1      KeyBank
  6.11   Memorial Plaza                               0.20%            0.23%        1      KeyBank
  6.12   St. Vincent Clinic - South University        0.13%            0.15%        1      KeyBank
  6.13   Northwest Regional Medical Center            0.10%            0.12%        1      KeyBank
  6.14   St. Vincent Clinic - Rodney Parham           0.03%            0.03%        1      KeyBank
  7      Market Street at The Woodlands               3.90%    1       4.31%        1      Capmark
  8      Fashion Outlet of Las Vegas (24)             3.55%    1       3.93%        1      Capmark
  9      USFS Industrial Distribution Portfolio       3.10%    1       3.42%       38       GACC
  9.01   15155 Northam Street                         0.30%            0.33%        1       GACC
  9.02   120 Longs Pond Road                          0.18%            0.20%        1       GACC
  9.03   7004 East Hanna Avenue                       0.16%            0.17%        1       GACC
  9.04   1685 West Cheyenne Avenue                    0.15%            0.17%        1       GACC
  9.05   7801 Statesville Road                        0.15%            0.16%        1       GACC
  9.06   300 Lawrence Drive                           0.14%            0.16%        1       GACC
  9.07   4550 West Buckeye Road                       0.14%            0.15%        1       GACC
  9.08   8024 Telegraph Road                          0.13%            0.14%        1       GACC
  9.09   10211 North IH 35                            0.13%            0.14%        1       GACC
  9.10   7598 NW 6th Avenue                           0.12%            0.14%        1       GACC
  9.11   11994 Livingston Road                        0.12%            0.13%        1       GACC
  9.12   1500 NC Hwy 39                               0.11%            0.12%        1       GACC
  9.13   28001 Napier Road                            0.09%            0.10%        1       GACC
  9.14   11955 East Peakview Avenue                   0.08%            0.09%        1       GACC
  9.15   12301 Cumberland Road                        0.08%            0.09%        1       GACC
  9.16   1899 N US Hwy 1                              0.08%            0.08%        1       GACC
  9.18   9605 54th Avenue North                       0.07%            0.08%        1       GACC
  9.17   222 Otrobando Avenue P.O. Box 103            0.07%            0.08%        1       GACC
  9.19   W137 N9245 Highway 45                        0.07%            0.08%        1       GACC
  9.20   950 South Shiloh Road & 1992 Forest Lane     0.07%            0.07%        1       GACC
  9.21   111 Alliant Drive                            0.06%            0.07%        1       GACC
  9.23   755 Pierce Road                              0.06%            0.06%        1       GACC
  9.22   40 Fort Lewis Boulevard                      0.06%            0.06%        1       GACC
  9.24   8000 Bavaria Road                            0.05%            0.06%        1       GACC
  9.25   10410 South 50th Place                       0.05%            0.06%        1       GACC

                                                                          General
                                     Original   Cut-off Date Maturity /   Property                         Interest
Loan No. Property Name               Balance      Balance    ARD Balance    Type    Detailed Property Type   Rate
-------- -------------------------- ----------- ------------ ----------- ---------- ---------------------- --------
  2.48   Countryside Shopping
         Center                       1,905,000   1,905,000              Retail     Anchored
  2.50   Crystal Springs Shopping
         Center                       1,872,500   1,872,500              Retail     Anchored
  2.51   Sexton Commons               1,785,000   1,785,000              Retail     Anchored
  2.52   Hairston Crossing            1,602,500   1,602,500              Retail     Anchored
  3      Waterview                  210,000,000 210,000,000  210,000,000 Office     CBD                     5.7600%
  4      Ritz-Carlton Key Biscayne  160,000,000 160,000,000  160,000,000 Hotel      Full Service           6.09315%
  5      85 Tenth Avenue            150,000,000 150,000,000  150,000,000 Office     CBD                     5.6155%
  6      HCPI Medical Office
         Building Portfolio (28)    122,000,000 122,000,000  122,000,000 Office     Medical                 5.5300%
  6.01   The Diagnostic Clinic       20,008,000  20,008,000              Office     Medical
  6.02   Medical Place I             15,978,000  15,978,000              Office     Medical
  6.03   Southwest General Birth
         Place                       14,635,000  14,635,000              Office     Medical
  6.04   Plano Medical Pavilion      12,513,000  12,513,000              Office     Medical
  6.05   Mission Surgery Center       9,685,000   9,685,000              Office     Medical
  6.06   Oakbrook Terrace Medical
         Center I                     8,342,000   8,342,000              Office     Medical
  6.07   BayCare Health
         Headquarters                 7,706,000   7,706,000              Office     Medical
  6.08   Chesapeake Medical
         Center                       6,716,000   6,716,000              Office     Medical
  6.09   Oakbrook Terrace Medical
         Center II                    6,539,000   6,539,000              Office     Medical
  6.10   Randolph Medical Center      6,221,000   6,221,000              Office     Medical
  6.11   Memorial Plaza               5,938,000   5,938,000              Office     Medical
  6.12   St. Vincent Clinic - South
         University                   3,888,000   3,888,000              Office     Medical
  6.13   Northwest Regional
         Medical Center               3,040,000   3,040,000              Office     Medical
  6.14   St. Vincent Clinic -
         Rodney Parham                  791,000     791,000              Office     Medical
  7      Market Street at The
         Woodlands                  113,000,000 113,000,000  101,220,741 Retail     Anchored                5.5530%
  8      Fashion Outlet of Las
         Vegas (24)                 103,000,000 103,000,000  103,000,000 Retail     Anchored                5.8400%
  9      USFS Industrial
         Distribution Portfolio      89,754,335  89,754,335   89,754,335 Various    Various                 6.3830%
  9.01   15155 Northam Street         8,621,250   8,621,250              Industrial Warehouse/Distribution
  9.02   120 Longs Pond Road          5,272,500   5,272,500              Industrial Warehouse/Distribution
  9.03   7004 East Hanna Avenue       4,503,000   4,503,000              Industrial Warehouse/Distribution
  9.04   1685 West Cheyenne
         Avenue                       4,417,500   4,417,500              Industrial Warehouse/Distribution
  9.05   7801 Statesville Road        4,307,775   4,307,775              Industrial Warehouse/Distribution
  9.06   300 Lawrence Drive           4,089,750   4,089,750              Industrial Warehouse/Distribution
  9.07   4550 West Buckeye Road       3,964,350   3,964,350              Industrial Warehouse/Distribution
  9.08   8024 Telegraph Road          3,762,000   3,762,000              Industrial Warehouse/Distribution
  9.09   10211 North IH 35            3,719,250   3,719,250              Industrial Warehouse/Distribution
  9.10   7598 NW 6th Avenue           3,562,500   3,562,500              Industrial Warehouse/Distribution
  9.11   11994 Livingston Road        3,405,750   3,405,750              Industrial Warehouse/Distribution
  9.12   1500 NC Hwy 39               3,184,875   3,184,875              Industrial Warehouse/Distribution
  9.13   28001 Napier Road            2,565,000   2,565,000              Industrial Warehouse/Distribution
  9.14   11955 East Peakview
         Avenue                       2,436,750   2,436,750              Industrial Warehouse/Distribution
  9.15   12301 Cumberland Road        2,351,250   2,351,250              Industrial Warehouse/Distribution
  9.16   1899 N US Hwy 1              2,208,750   2,208,750              Industrial Warehouse/Distribution
  9.18   9605 54th Avenue North       2,137,500   2,137,500              Industrial Warehouse/Distribution
  9.17   222 Otrobando Avenue
         P.O. Box 103                 2,137,500   2,137,500              Industrial Warehouse/Distribution
  9.19   W137 N9245 Highway 45        2,023,500   2,023,500              Industrial Warehouse/Distribution
  9.20   950 South Shiloh Road &
         1992 Forest Lane             1,923,750   1,923,750              Industrial Warehouse/Distribution
  9.21   111 Alliant Drive            1,881,000   1,881,000              Industrial Warehouse/Distribution
  9.23   755 Pierce Road              1,681,500   1,681,500              Industrial Warehouse/Distribution
  9.22   40 Fort Lewis Boulevard      1,681,500   1,681,500              Industrial Warehouse/Distribution
  9.24   8000 Bavaria Road            1,574,625   1,574,625              Industrial Warehouse/Distribution
  9.25   10410 South 50th Place       1,447,800   1,447,800              Office     Suburban

                                                                                         Stated
                                                                               Original Remaining
                                                                               Term to   Term to
                                                                     Interest  Maturity Maturity    Original    Remaining
                                                     Administrative  Accrual    or ARD   or ARD   Amortization Amortization
Loan No. Property Name                                Fee Rate (2)    Basis     (mos.)   (mos.)   Term (mos.)  Term (mos.)
-------- ------------------------------------------- -------------- ---------- -------- --------- ------------ ------------
  2.48   Countryside Shopping Center
  2.50   Crystal Springs Shopping Center
  2.51   Sexton Commons
  2.52   Hairston Crossing
  3      Waterview                                      0.03061%    Actual/360   120       118          0            0
  4      Ritz-Carlton Key Biscayne                      0.03061%    Actual/360   121       118          0            0
  5      85 Tenth Avenue                                0.03061%    Actual/360   120       118          0            0
  6      HCPI Medical Office Building Portfolio (28)    0.05061%    Actual/360   120       117          0            0
  6.01   The Diagnostic Clinic
  6.02   Medical Place I
  6.03   Southwest General Birth Place
  6.04   Plano Medical Pavilion
  6.05   Mission Surgery Center
  6.06   Oakbrook Terrace Medical Center I
  6.07   BayCare Health Headquarters
  6.08   Chesapeake Medical Center
  6.09   Oakbrook Terrace Medical Center II
  6.10   Randolph Medical Center
  6.11   Memorial Plaza
  6.12   St. Vincent Clinic - South University
  6.13   Northwest Regional Medical Center
  6.14   St. Vincent Clinic - Rodney Parham
  7      Market Street at The Woodlands                 0.02061%    Actual/360   120       119        360          360
  8      Fashion Outlet of Las Vegas (24)               0.02061%    Actual/360    60        54          0            0
  9      USFS Industrial Distribution Portfolio         0.03061%    Actual/360   120       120          0            0
  9.01   15155 Northam Street
  9.02   120 Longs Pond Road
  9.03   7004 East Hanna Avenue
  9.04   1685 West Cheyenne Avenue
  9.05   7801 Statesville Road
  9.06   300 Lawrence Drive
  9.07   4550 West Buckeye Road
  9.08   8024 Telegraph Road
  9.09   10211 North IH 35
  9.10   7598 NW 6th Avenue
  9.11   11994 Livingston Road
  9.12   1500 NC Hwy 39
  9.13   28001 Napier Road
  9.14   11955 East Peakview Avenue
  9.15   12301 Cumberland Road
  9.16   1899 N US Hwy 1
  9.18   9605 54th Avenue North
  9.17   222 Otrobando Avenue P.O. Box 103
  9.19   W137 N9245 Highway 45
  9.20   950 South Shiloh Road & 1992 Forest Lane
  9.21   111 Alliant Drive
  9.23   755 Pierce Road
  9.22   40 Fort Lewis Boulevard
  9.24   8000 Bavaria Road
  9.25   10410 South 50th Place

                                                                                               Remaining
                                                                                               Interest
                                                      First   Maturity               Monthly     Only
                                                     Payment  Date or  Annual Debt    Debt      Period    Lockbox
Loan No. Property Name                                Date      ARD    Service (3) Service (3)  (mos.)      (4)
-------- ------------------------------------------- -------- -------- ----------- ----------- --------- ---------
  2.48   Countryside Shopping Center
  2.50   Crystal Springs Shopping Center
  2.51   Sexton Commons
  2.52   Hairston Crossing
  3      Waterview                                   7/1/2007 6/1/2017 12,264,000   1,022,000     118      Hard
  4      Ritz-Carlton Key Biscayne                   6/1/2007 6/1/2017  9,884,443     823,704     118      Hard
  5      85 Tenth Avenue                             7/1/2007 6/1/2017  8,540,240     711,687     118      Hard
  6      HCPI Medical Office Building Portfolio (28) 6/1/2007 5/1/2017  6,840,303     570,025     117      None
  6.01   The Diagnostic Clinic
  6.02   Medical Place I
  6.03   Southwest General Birth Place
  6.04   Plano Medical Pavilion
  6.05   Mission Surgery Center
  6.06   Oakbrook Terrace Medical Center I
  6.07   BayCare Health Headquarters
  6.08   Chesapeake Medical Center
  6.09   Oakbrook Terrace Medical Center II
  6.10   Randolph Medical Center
  6.11   Memorial Plaza
  6.12   St. Vincent Clinic - South University
  6.13   Northwest Regional Medical Center
  6.14   St. Vincent Clinic - Rodney Parham
  7      Market Street at The Woodlands              8/1/2007 7/1/2017  7,744,370     645,364      35    Springing
  8      Fashion Outlet of Las Vegas (24)            3/1/2007 2/1/2012  6,098,744     508,229      54      Soft
  9      USFS Industrial Distribution Portfolio      9/1/2007 8/1/2017  5,808,589     484,049     120      Hard
  9.01   15155 Northam Street
  9.02   120 Longs Pond Road
  9.03   7004 East Hanna Avenue
  9.04   1685 West Cheyenne Avenue
  9.05   7801 Statesville Road
  9.06   300 Lawrence Drive
  9.07   4550 West Buckeye Road
  9.08   8024 Telegraph Road
  9.09   10211 North IH 35
  9.10   7598 NW 6th Avenue
  9.11   11994 Livingston Road
  9.12   1500 NC Hwy 39
  9.13   28001 Napier Road
  9.14   11955 East Peakview Avenue
  9.15   12301 Cumberland Road
  9.16   1899 N US Hwy 1
  9.18   9605 54th Avenue North
  9.17   222 Otrobando Avenue P.O. Box 103
  9.19   W137 N9245 Highway 45
  9.20   950 South Shiloh Road & 1992 Forest Lane
  9.21   111 Alliant Drive
  9.23   755 Pierce Road
  9.22   40 Fort Lewis Boulevard
  9.24   8000 Bavaria Road
  9.25   10410 South 50th Place

                                                           Crossed
                                                      ARD   With
                                                     (Yes/  Other  Related  DSCR(3)(5)(6) Grace  Payment   Appraised
Loan No. Property Name                                No)   Loans  Borrower    (7)(8)     Period  Date   Value(10)(25)
-------- ------------------------------------------- ----- ------- -------- ------------- ------ ------- -------------
  2.48   Countryside Shopping Center                                                                       12,000,000
  2.50   Crystal Springs Shopping Center                                                                   11,800,000
  2.51   Sexton Commons                                                                                    10,200,000
  2.52   Hairston Crossing                                                                                 10,000,000
  3      Waterview                                    No     No    Yes - A      1.60         5      1     441,000,000
  4      Ritz-Carlton Key Biscayne                    No     No                 1.59         0      1     252,600,000
  5      85 Tenth Avenue                              No     No                 1.28         5      1     445,000,000
  6      HCPI Medical Office Building Portfolio (28)  No     No                 1.58        10      1     173,470,000
  6.01   The Diagnostic Clinic                                                                             28,300,000
  6.02   Medical Place I                                                                                   22,600,000
  6.03   Southwest General Birth Place                                                                     21,600,000
  6.04   Plano Medical Pavilion                                                                            17,700,000
  6.05   Mission Surgery Center                                                                            13,700,000
  6.06   Oakbrook Terrace Medical Center I                                                                 11,800,000
  6.07   BayCare Health Headquarters                                                                       10,900,000
  6.08   Chesapeake Medical Center                                                                          9,500,000
  6.09   Oakbrook Terrace Medical Center II                                                                 9,250,000
  6.10   Randolph Medical Center                                                                            8,800,000
  6.11   Memorial Plaza                                                                                     8,400,000
  6.12   St. Vincent Clinic - South University                                                              5,500,000
  6.13   Northwest Regional Medical Center                                                                  4,300,000
  6.14   St. Vincent Clinic - Rodney Parham                                                                 1,120,000
  7      Market Street at The Woodlands               No     No                 1.29         5      1     163,220,000
  8      Fashion Outlet of Las Vegas (24)             No     No                 1.37         5      1     135,000,000
  9      USFS Industrial Distribution Portfolio       No     No                 1.60         0      1     629,855,000
  9.01   15155 Northam Street                                                                              60,500,000
  9.02   120 Longs Pond Road                                                                               37,000,000
  9.03   7004 East Hanna Avenue                                                                            31,600,000
  9.04   1685 West Cheyenne Avenue                                                                         31,000,000
  9.05   7801 Statesville Road                                                                             30,230,000
  9.06   300 Lawrence Drive                                                                                28,700,000
  9.07   4550 West Buckeye Road                                                                            27,820,000
  9.08   8024 Telegraph Road                                                                               26,400,000
  9.09   10211 North IH 35                                                                                 26,100,000
  9.10   7598 NW 6th Avenue                                                                                25,000,000
  9.11   11994 Livingston Road                                                                             23,900,000
  9.12   1500 NC Hwy 39                                                                                    22,350,000
  9.13   28001 Napier Road                                                                                 18,000,000
  9.14   11955 East Peakview Avenue                                                                        17,100,000
  9.15   12301 Cumberland Road                                                                             16,500,000
  9.16   1899 N US Hwy 1                                                                                   15,500,000
  9.18   9605 54th Avenue North                                                                            15,000,000
  9.17   222 Otrobando Avenue P.O. Box 103                                                                 15,000,000
  9.19   W137 N9245 Highway 45                                                                             14,200,000
  9.20   950 South Shiloh Road & 1992 Forest Lane                                                          13,500,000
  9.21   111 Alliant Drive                                                                                 13,200,000
  9.23   755 Pierce Road                                                                                   11,800,000
  9.22   40 Fort Lewis Boulevard                                                                           11,800,000
  9.24   8000 Bavaria Road                                                                                 11,050,000
  9.25   10410 South 50th Place                                                                            10,160,000

                                                                             LTV
                                                Appraisal   Cut-Off Date  Ratio at
                                                  As-of         LTV       Maturity/
Loan No. Property Name                          Date(10)   Ratio(6)(7)(8) ARD(6)(8)               Address
-------- -------------------------------------- ---------- -------------- --------- -----------------------------------
  2.48   Countryside Shopping Center             6/1/2007                           4026 Santa Barbara Boulevard
  2.50   Crystal Springs Shopping Center         6/1/2007                           6738-6784 West Gulf to Lake Highway
  2.51   Sexton Commons                         3/26/2007                           1436 North Main Street
  2.52   Hairston Crossing                       4/5/2007                           2071-2079 South Hairston Road
  3      Waterview                               2/1/2008       47.6%       47.6%   1919 North Lynn Street
  4      Ritz-Carlton Key Biscayne              5/21/2007       63.3%       63.3%   455 Grand Bay Drive
  5      85 Tenth Avenue                         4/1/2007       60.7%       60.7%   85 10th Avenue
  6      HCPI Medical Office Building Portfolio
         (28)                                    Various        70.3%       70.3%   Various
  6.01   The Diagnostic Clinic                   4/4/2007                           1551-1601 West Bay Drive
  6.02   Medical Place I                         4/1/2007                           1315 St. Joseph Parkway
  6.03   Southwest General Birth Place           7/1/2007                           7400 Barlite Boulevard
  6.04   Plano Medical Pavilion                  4/3/2007                           3801 West 15th Street
  6.05   Mission Surgery Center                  4/1/2007                           2515 DeSales Avenue
  6.06   Oakbrook Terrace Medical Center I      3/21/2007                           1S224 Summit Avenue
  6.07   BayCare Health Headquarters             4/3/2007                           16255 Bay Vista Drive
  6.08   Chesapeake Medical Center               4/1/2007                           300 Medical Parkway
  6.09   Oakbrook Terrace Medical Center II     3/21/2007                           1S260 Summit Avenue
  6.10   Randolph Medical Center                3/21/2007                           4701 Randolph Road
  6.11   Memorial Plaza                          4/1/2007                           605 Glenwood Avenue
  6.12   St. Vincent Clinic - South University   4/1/2007                           4202 South University Avenue
  6.13   Northwest Regional Medical Center       4/1/2007                           13725 Northwest Boulevard
  6.14   St. Vincent Clinic - Rodney Parham      4/1/2007                           10000 North Rodney Parham Road
  7      Market Street at The Woodlands         5/12/2007       69.2%       62.0%   9595 Six Pines Drive
  8      Fashion Outlet of Las Vegas (24)       11/29/2006      76.3%       76.3%   32100 Las Vegas Boulevard
  9      USFS Industrial Distribution Portfolio  Various        75.0%       75.0%   Various
  9.01   15155 Northam Street                   5/30/2007                           15155 Northam Street
  9.02   120 Longs Pond Road                    5/29/2007                           120 Longs Pond Road
  9.03   7004 East Hanna Avenue                 5/21/2007                           7004 East Hanna Avenue
  9.04   1685 West Cheyenne Avenue              5/29/2007                           1685 West Cheyenne Avenue
  9.05   7801 Statesville Road                  5/22/2007                           7801 Statesville Road
  9.06   300 Lawrence Drive                     5/24/2007                           300 Lawrence Drive
  9.07   4550 West Buckeye Road                 5/21/2007                           4550 West Buckeye Road
  9.08   8024 Telegraph Road                    5/25/2007                           8024 Telegraph Road
  9.09   10211 North IH 35                      5/21/2007                           10211 North IH 35
  9.10   7598 NW 6th Avenue                     5/28/2007                           7598 NW 6th Avenue
  9.11   11994 Livingston Road                  5/30/2007                           11994 Livingston Road
  9.12   1500 NC Hwy 39                         5/25/2007                           1500 NC Hwy 39
  9.13   28001 Napier Road                      5/21/2007                           28001 Napier Road
  9.14   11955 East Peakview Avenue             5/21/2007                           11955 East Peakview Avenue
  9.15   12301 Cumberland Road                  5/29/2007                           12301 Cumberland Road
  9.16   1899 N US Hwy 1                        5/25/2007                           1899 N US Hwy 1
  9.18   9605 54th Avenue North                 5/22/2007                           9605 54th Avenue North
  9.17   222 Otrobando Avenue P.O. Box 103      5/28/2007                           222 Otrobando Avenue P.O. Box 103
  9.19   W137 N9245 Highway 45                  5/23/2007                           W137 N9245 Highway 45
  9.20   950 South Shiloh Road & 1992 Forest                                        950 South Shiloh Road & 1992 Forest
         Lane                                   5/23/2007                           Lane
  9.21   111 Alliant Drive                      5/24/2007                           111 Alliant Drive
  9.23   755 Pierce Road                        5/21/2007                           755 Pierce Road
  9.22   40 Fort Lewis Boulevard                5/26/2007                           40 Fort Lewis Boulevard
  9.24   8000 Bavaria Road                      5/21/2007                           8000 Bavaria Road
  9.25   10410 South 50th Place                 5/21/2007                           10410 South 50th Place

                                                                                                           Net
                                                                                                         Rentable
                                                                                                         Area SF/
                                                                                                       rooms/units/
                                                                                                          holes/
                                                                             Zip     Year     Year     pads(11)(16)
Loan No. Property Name                    City          County      State    Code    Built  Renovated    (17)(20)
-------- --------------------------- -------------- --------------- ------- ------- ------- ---------- ------------
  2.48   Countryside Shopping
         Center                      Naples         Collier         FL        34104    1997                73,986
  2.50   Crystal Springs Shopping
         Center                      Crystal River  Citrus          FL        34429    1994       2002     66,986
  2.51   Sexton Commons              Fuquay Varina  Wake            NC        27526    2002                49,097
  2.52   Hairston Crossing           Decatur        Dekalb          GA        30035    2002                57,884
  3      Waterview                   Rosslyn        Arlington       VA        22209    2007               633,908
  4      Ritz-Carlton Key Biscayne   Key Biscayne   Miami-Dade      FL        33149    2001       2007        402
  5      85 Tenth Avenue             New York       New York        NY        10011    1913       2002    601,548
  6      HCPI Medical Office
         Building Portfolio (28)     Various        Various         Various Various Various    Various    836,844
  6.01   The Diagnostic Clinic       Largo          Pinellas        FL        33770    1970       1994    114,756
  6.02   Medical Place I             Houston        Harris          TX        77002    1984               149,465
  6.03   Southwest General Birth
         Place                       San Antonio    Bexar           TX        78224    1994       2007     42,177
  6.04   Plano Medical Pavilion      Plano          Colllin         TX        75075    1984       2001     86,878
  6.05   Mission Surgery Center      Chattanooga    Hamilton        TN        37404    2003                44,979
  6.06   Oakbrook Terrace Medical    Oakbrook
         Center I                    Terrace        DuPage          IL        60181    1986                49,507
  6.07   BayCare Health
         Headquarters                Clearwater     Pinellas        FL        33760    1988                75,000
  6.08   Chesapeake Medical Center   Chesapeake     Chesapeake City VA        23320    1988                56,947
  6.09   Oakbrook Terrace Medical    Oakbrook
         Center II                   Terrace        DuPage          IL        60181    1989                34,634
  6.10   Randolph Medical Center     Rockville      Montgomery      MD        20852    1972                40,859
  6.11   Memorial Plaza              Chattanooga    Hamilton        TN        37404    1995                64,778
  6.12   St. Vincent Clinic - South
         University                  Little Rock    Pulaski         AR        72204    1985       1994     35,501
  6.13   Northwest Regional
         Medical Center              Corpus Christi Nueces          TX        78410    2000                34,083
  6.14   St. Vincent Clinic - Rodney
         Parham                      Little Rock    Pulaski         AR        72227    1976                 7,280
  7      Market Street at The
         Woodlands                   The Woodlands  Montgomery      TX        77380    2004               469,121
  8      Fashion Outlet of Las
         Vegas (24)                  Primm          Clark           NV        89019    1998               371,358
  9      USFS Industrial
         Distribution Portfolio      Various        Various         Various Various Various    Various  9,042,097
  9.01   15155 Northam Street        La Mirada      Los Angeles     CA        90638    1995 2000, 2005    436,739
  9.02   120 Longs Pond Road         Lexington      Lexington       SC        29072    1988 1992, 2004    504,627
  9.03   7004 East Hanna Avenue      Tampa          Hillsborough    FL        33610    1989       2006    336,634
  9.04   1685 West Cheyenne          North Las
         Avenue                      Vegas          Clark           NV        89032    1997               307,790
  9.05   7801 Statesville Road       Charlotte      Mecklenburg     NC        28269    1992       1997    427,894
  9.06   300 Lawrence Drive          Livermore      Alameda         CA        94551    1992       2002    330,250
  9.07   4550 West Buckeye Road      Phoenix        Maricopa        AZ        85043    1989       1998    313,900
  9.08   8024 Telegraph Road         Severn         Anne Arundel    MD        21144    1989       1998    346,271
  9.09   10211 North IH 35           Oklahoma City  Oklahoma        OK        73131    1999       2007    321,769
  9.10   7598 NW 6th Avenue          Boca Raton     Palm Beach      FL        33487    1993               172,200
  9.11                                                                                           1995,
         11994 Livingston Road       Manassas       Prince William  VA        20109    1985 1998, 2007    287,080
  9.12   1500 NC Hwy 39              Zebulon        Wake            NC        27597    1996       2007    394,065
  9.13   28001 Napier Road           Wixom          Oakland         MI        48393    1999               286,800
  9.14   11955 East Peakview
         Avenue                      Centennial     Arapahoe        CO        80111    1987       1998    381,032
  9.15   12301 Cumberland Road       Fishers        Hamilton        IN        46038    1998               229,062
  9.16                                                                                1986-
         1899 N US Hwy 1             Ormond Beach   Volusia         FL        32174    1998               202,143
  9.18   9605 54th Avenue North      Plymouth       Hennepin        MN        55442    1986               219,530
  9.17   222 Otrobando Avenue P.O.                                                    1950,
         Box 103                     Yantic         New London      CT        06389    1995       1999    240,609
  9.19                               Menomonee
         W137 N9245 Highway 45       Falls          Waukesha        WI        53051    1982       1988    172,826
  9.20   950 South Shiloh Road &
         1992 Forest Lane            Garland        Dallas          TX        75042    1989       2007    357,370
  9.21   111 Alliant Drive           Houston        Harris          TX        77032    2001               167,939
  9.23   755 Pierce Road             Clifton Park   Saratoga        NY        12065    1986       1996    150,000
  9.22   40 Fort Lewis Boulevard     Salem          Salem           VA        24153    1972       2002    356,178
  9.24   8000 Bavaria Road           Twinsburg      Summit          OH        44087    1991       2005    167,575
  9.25   10410 South 50th Place      Phoenix        Maricopa        AZ        85044    1985                62,388

                                                      Loan per
                                                        Net
                                                      Rentable
                                                      Area SF/
                                                       Rooms/
                                                       Units/         Prepayment
                                            Units of   Holes/      Provisions (# of     Loan
Loan No. Property Name                      Measure  Pads(8)(9)    payments)(12)(13)    No.          Property Name
-------- ---------------------------------- -------- ---------- ----------------------- ---- -----------------------------
  2.48   Countryside Shopping Center        Sq. Ft.                                     2.48 Countryside Shopping Center
  2.50   Crystal Springs Shopping Center    Sq. Ft.                                     2.50 Crystal Springs Shopping
                                                                                             Center
  2.51   Sexton Commons                     Sq. Ft.                                     2.51 Sexton Commons
  2.52   Hairston Crossing                  Sq. Ft.                                     2.52 Hairston Crossing
  3      Waterview                          Sq. Ft.       331      L(26),D(90),O(4)        3 Waterview
  4      Ritz-Carlton Key Biscayne           Units    398,010      L(27),D(87),O(7)        4 Ritz-Carlton Key Biscayne
  5      85 Tenth Avenue                    Sq. Ft.    448.84      L(26),D(90),O(4)        5 85 Tenth Avenue
  6      HCPI Medical Office Building       Sq. Ft.       146        YM1(116),O(4)         6 HCPI Medical Office Building
         Portfolio (28)                                                                      Portfolio
  6.01   The Diagnostic Clinic              Sq. Ft.                                     6.01 The Diagnostic Clinic
  6.02   Medical Place I                    Sq. Ft.                                     6.02 Medical Place I
  6.03   Southwest General Birth Place      Sq. Ft.                                     6.03 Southwest General Birth Place
  6.04   Plano Medical Pavilion             Sq. Ft.                                     6.04 Plano Medical Pavilion
  6.05   Mission Surgery Center             Sq. Ft.                                     6.05 Mission Surgery Center
  6.06   Oakbrook Terrace Medical Center I  Sq. Ft.                                     6.06 Oakbrook Terrace Medical
                                                                                             Center I
  6.07   BayCare Health Headquarters        Sq. Ft.                                     6.07 BayCare Health Headquarters
  6.08   Chesapeake Medical Center          Sq. Ft.                                     6.08 Chesapeake Medical Center
  6.09   Oakbrook Terrace Medical Center II Sq. Ft.                                     6.09 Oakbrook Terrace Medical
                                                                                             Center II
  6.10   Randolph Medical Center            Sq. Ft.                                     6.10 Randolph Medical Center
  6.11   Memorial Plaza                     Sq. Ft.                                     6.11 Memorial Plaza
  6.12   St. Vincent Clinic - South         Sq. Ft.                                     6.12 St. Vincent Clinic - South
         University                                                                          University
  6.13   Northwest Regional Medical Center  Sq. Ft.                                     6.13 Northwest Regional Medical
                                                                                             Center
  6.14   St. Vincent Clinic - Rodney Parham Sq. Ft.                                     6.14 St. Vincent Clinic - Rodney
                                                                                             Parham
  7      Market Street at The Woodlands     Sq. Ft.       241      L(25),D(91),O(4)        7 Market Street at The
                                                                                             Woodlands
  8      Fashion Outlet of Las Vegas (24)   Sq. Ft.       277        YM1(53),O(7)          8 Fashion Outlet of Las Vegas
  9      USFS Industrial Distribution       Sq. Ft.        52   L(2),YM3(24),D(87),O(7)    9 USFS Industrial Distribution
         Portfolio                                                                           Portfolio
  9.01   15155 Northam Street               Sq. Ft.                                     9.01 15155 Northam Street
  9.02   120 Longs Pond Road                Sq. Ft.                                     9.02 120 Longs Pond Road
  9.03   7004 East Hanna Avenue             Sq. Ft.                                     9.03 7004 East Hanna Avenue
  9.04   1685 West Cheyenne Avenue          Sq. Ft.                                     9.04 1685 West Cheyenne Avenue
  9.05   7801 Statesville Road              Sq. Ft.                                     9.05 7801 Statesville Road
  9.06   300 Lawrence Drive                 Sq. Ft.                                     9.06 300 Lawrence Drive
  9.07   4550 West Buckeye Road             Sq. Ft.                                     9.07 4550 West Buckeye Road
  9.08   8024 Telegraph Road                Sq. Ft.                                     9.08 8024 Telegraph Road
  9.09   10211 North IH 35                  Sq. Ft.                                     9.09 10211 North IH 35
  9.10   7598 NW 6th Avenue                 Sq. Ft.                                     9.10 7598 NW 6th Avenue
  9.11   11994 Livingston Road              Sq. Ft.                                     9.11 11994 Livingston Road
  9.12   1500 NC Hwy 39                     Sq. Ft.                                     9.12 1500 NC Hwy 39
  9.13   28001 Napier Road                  Sq. Ft.                                     9.13 28001 Napier Road
  9.14   11955 East Peakview Avenue         Sq. Ft.                                     9.14 11955 East Peakview Avenue
  9.15   12301 Cumberland Road              Sq. Ft.                                     9.15 12301 Cumberland Road
  9.16   1899 N US Hwy 1                    Sq. Ft.                                     9.16 1899 N US Hwy 1
  9.18   9605 54th Avenue North             Sq. Ft.                                     9.18 9605 54th Avenue North
  9.17   222 Otrobando Avenue P.O. Box 103  Sq. Ft.                                     9.17 222 Otrobando Avenue P.O.
                                                                                             Box 103
  9.19   W137 N9245 Highway 45              Sq. Ft.                                     9.19 W137 N9245 Highway 45
  9.20   950 South Shiloh Road & 1992       Sq. Ft.                                     9.20 950 South Shiloh Road &
         Forest Lane                                                                         1992 Forest Lane
  9.21   111 Alliant Drive                  Sq. Ft.                                     9.21 111 Alliant Drive
  9.23   755 Pierce Road                    Sq. Ft.                                     9.23 755 Pierce Road
  9.22   40 Fort Lewis Boulevard            Sq. Ft.                                     9.22 40 Fort Lewis Boulevard
  9.24   8000 Bavaria Road                  Sq. Ft.                                     9.24 8000 Bavaria Road
  9.25   10410 South 50th Place             Sq. Ft.                                     9.25 10410 South 50th Place

                                                      Fourth Most                                         Second Most
                                          Fourth Most Recent NOI  Third Most    Third Most    Second Most Recent NOI
Loan No. Property Name                    Recent NOI     Date     Recent NOI  Recent NOI Date Recent NOI     Date
-------- -------------------------------- ----------- ----------- ----------- --------------- ----------- -----------
  2.48   Countryside Shopping Center
  2.50   Crystal Springs Shopping Center
  2.51   Sexton Commons
  2.52   Hairston Crossing
  3      Waterview
  4      Ritz-Carlton Key Biscayne        $11,373,566 12/31/2004  $12,846,608   12/31/2005     14,794,671 12/31/2006
  5      85 Tenth Avenue                                                                       16,220,086 12/31/2006
  6      HCPI Medical Office Building       8,531,370 12/31/2004   12,100,567     Various      12,863,230 12/31/2006
         Portfolio (28)
  6.01   The Diagnostic Clinic              2,384,765 12/31/2004    2,421,823   12/31/2005      2,560,027 12/31/2006
  6.02   Medical Place I                    1,326,220 12/31/2004    1,237,699   12/31/2005      1,619,185 12/31/2006
  6.03   Southwest General Birth Place      1,087,665 12/31/2004    1,124,012   12/31/2005      1,172,971 12/31/2006
  6.04   Plano Medical Pavilion             1,459,145 12/31/2004    1,374,391   12/31/2005      1,547,286 12/31/2006
  6.05   Mission Surgery Center                                       909,010  6 Months Ann.      861,148 12/31/2006
                                                                                12/31/2005
  6.06   Oakbrook Terrace Medical                                   1,017,516    11 Months      1,000,866 12/31/2006
         Center I                                                                  Ann.
                                                                                12/31/2005
  6.07   BayCare Health Headquarters          680,684 12/31/2004      742,736   12/31/2005        747,303 12/31/2006
  6.08   Chesapeake Medical Center            616,534 12/31/2004      631,625   12/31/2005        576,768 12/31/2006
  6.09   Oakbrook Terrace Medical                                     639,379    11 Months        735,960 12/31/2006
         Center II                                                                 Ann.
                                                                                12/31/2005
  6.10   Randolph Medical Center              437,916 12/31/2004      431,022   12/31/2005        486,961 12/31/2006
  6.11   Memorial Plaza                                               541,494  6 Months Ann.      612,365 12/31/2006
                                                                                12/31/2005
  6.12   St. Vincent Clinic - South                                   362,576  6 Months Ann.      364,900 12/31/2006
         University                                                             12/31/2005
  6.13   Northwest Regional Medical           538,441 12/31/2004      598,136   12/31/2005        507,965 12/31/2006
         Center
  6.14   St. Vincent Clinic - Rodney                                   69,148  6 Months Ann.       69,525 12/31/2006
         Parham                                                                 12/31/2005
  7      Market Street at The Woodlands                             5,061,459   12/31/2005      5,893,852 12/31/2006
  8      Fashion Outlet of Las Vegas (24)   5,408,925 12/31/2004    6,749,557   12/31/2005      6,914,329 12/31/2006
  9      USFS Industrial Distribution                                                         462,401,876 12/31/2006
         Portfolio
  9.01   15155 Northam Street                                                                  27,399,782 12/31/2006
  9.02   120 Longs Pond Road                                                                   52,753,105 12/31/2006
  9.03   7004 East Hanna Avenue                                                                17,052,180 12/31/2006
  9.04   1685 West Cheyenne Avenue                                                             20,478,694 12/31/2006
  9.05   7801 Statesville Road                                                                 15,257,432 12/31/2006
  9.06   300 Lawrence Drive                                                                    24,945,421 12/31/2006
  9.07   4550 West Buckeye Road                                                                22,060,311 12/31/2006
  9.08   8024 Telegraph Road                                                                   12,309,481 12/31/2006
  9.09   10211 North IH 35                                                                     13,956,517 12/31/2006
  9.10   7598 NW 6th Avenue                                                                     3,681,927 12/31/2006
  9.11   11994 Livingston Road                                                                 15,600,357 12/31/2006
  9.12   1500 NC Hwy 39                                                                        31,544,542 12/31/2006
  9.13   28001 Napier Road                                                                      9,040,568 12/31/2006
  9.14   11955 East Peakview Avenue                                                            10,725,733 12/31/2006
  9.15   12301 Cumberland Road                                                                 13,402,746 12/31/2006
  9.16   1899 N US Hwy 1                                                                       12,276,525 12/31/2006
  9.18   9605 54th Avenue North                                                                14,340,801 12/31/2006
  9.17   222 Otrobando Avenue P.O. Box                                                          4,061,809 12/31/2006
         103
  9.19   W137 N9245 Highway 45                                                                  1,762,943 12/31/2006
  9.20   950 South Shiloh Road & 1992                                                          15,047,149 12/31/2006
         Forest Lane
  9.21   111 Alliant Drive                                                                      4,297,076 12/31/2006
  9.23   755 Pierce Road                                                                       14,500,203 12/31/2006
  9.22   40 Fort Lewis Boulevard                                                               21,591,766 12/31/2006
  9.24   8000 Bavaria Road                                                                      5,723,884 12/31/2006
  9.25   10410 South 50th Place                                                               -19,978,185 12/31/2006

                                                              Most
                                                Most Recent  Recent   Underwritten Underwritten Underwritten Underwritten
Loan No. Property Name                              NOI     NOI Date      NOI        Revenue        EGI        Expenses
-------- -------------------------------------- ----------- --------- ------------ ------------ ------------ ------------
  2.48   Countryside Shopping Center                                      791,008      845,777    1,175,274      384,266
  2.50   Crystal Springs Shopping Center                                  678,704      742,895      950,139      271,435
  2.51   Sexton Commons                                                   733,280      766,568      881,878      148,598
  2.52   Hairston Crossing                                                567,857      635,686      799,101      231,244
  3      Waterview                                                     19,775,366   25,157,334   28,539,399    8,764,033
  4      Ritz-Carlton Key Biscayne              $18,579,919   T-12     18,855,436   42,720,418   79,072,276   60,216,839
                                                            6/30/2007
  5      85 Tenth Avenue                         17,269,916   T-12     19,627,738   22,664,958   27,771,253    8,143,515
                                                            3/1/2007
  6      HCPI Medical Office Building                                  12,259,805   16,456,915   19,268,139    7,008,334
         Portfolio (28)
  6.01   The Diagnostic Clinic                                          2,303,036    2,790,562    2,790,562      487,526
  6.02   Medical Place I                                                1,215,762    2,771,772    3,373,301    2,157,539
  6.03   Southwest General Birth Place                                  1,367,605    1,437,245    1,437,245       69,640
  6.04   Plano Medical Pavilion                                         1,453,362    1,734,278    2,479,049    1,025,687
  6.05   Mission Surgery Center                                           867,493      890,090    1,304,730      437,237
  6.06   Oakbrook Terrace Medical Center I                                968,643    1,272,897    1,419,113      450,471
  6.07   BayCare Health Headquarters                                      724,903      724,903      947,099      222,196
  6.08   Chesapeake Medical Center                                        723,374    1,145,903    1,161,727      438,353
  6.09   Oakbrook Terrace Medical Center II                               675,351      910,517    1,020,184      344,832
  6.10   Randolph Medical Center                                          512,998      821,389      912,223      399,225
  6.11   Memorial Plaza                                                   582,102    1,123,408    1,123,408      541,306
  6.12   St. Vincent Clinic - South University                            354,313      354,314      492,147      137,834
  6.13   Northwest Regional Medical Center                                438,758      407,534      695,949      257,191
  6.14   St. Vincent Clinic - Rodney Parham                                72,105       72,106      111,403       39,297
  7      Market Street at The Woodlands           7,034,251   T-12     10,378,090   10,746,611   15,880,622    5,502,532
                                                            4/30/2007
  8      Fashion Outlet of Las Vegas (24)                               8,754,008    8,582,967   15,353,530    6,599,522
  9      USFS Industrial Distribution Portfolio                        50,960,217   50,960,217   52,536,306    1,576,089
  9.01   15155 Northam Street                                           4,317,090    4,317,090    4,450,608      133,518
  9.02   120 Longs Pond Road                                            2,934,207    2,934,207    3,024,955       90,749
  9.03   7004 East Hanna Avenue                                         2,365,184    2,365,184    2,438,334       73,150
  9.04   1685 West Cheyenne Avenue                                      1,798,626    1,798,626    1,854,253       55,628
  9.05   7801 Statesville Road                                          2,488,035    2,488,035    2,564,984       76,950
  9.06   300 Lawrence Drive                                             1,974,681    1,974,681    2,035,754       61,073
  9.07   4550 West Buckeye Road                                         2,007,725    2,007,725    2,069,820       62,095
  9.08   8024 Telegraph Road                                            2,265,108    2,265,108    2,335,163       70,055
  9.09   10211 North IH 35                                              2,806,439    2,806,439    2,893,237       86,797
  9.10   7598 NW 6th Avenue                                             1,668,792    1,668,792    1,720,404       51,612
  9.11   11994 Livingston Road                                          1,947,466    1,947,466    2,007,697       60,231
  9.12   1500 NC Hwy 39                                                 2,100,388    2,100,388    2,165,348       64,960
  9.13   28001 Napier Road                                              1,598,144    1,598,144    1,647,571       49,427
  9.14   11955 East Peakview Avenue                                     1,477,034    1,477,034    1,522,715       45,681
  9.15   12301 Cumberland Road                                          1,453,996    1,453,996    1,498,965       44,969
  9.16   1899 N US Hwy 1                                                1,175,382    1,175,382    1,211,734       36,352
  9.18   9605 54th Avenue North                                         1,202,019    1,202,019    1,239,195       37,176
  9.17   222 Otrobando Avenue P.O. Box 103                              1,282,459    1,282,459    1,322,123       39,664
  9.19   W137 N9245 Highway 45                                          1,088,658    1,088,658    1,122,328       33,670
  9.20   950 South Shiloh Road & 1992 Forest                            1,589,644    1,589,644    1,638,808       49,164
         Lane
  9.21   111 Alliant Drive                                              1,057,874    1,057,874    1,090,592       32,718
  9.23   755 Pierce Road                                                1,090,238    1,090,238    1,123,957       33,719
  9.22   40 Fort Lewis Boulevard                                          949,224      949,224      978,582       29,357
  9.24   8000 Bavaria Road                                                893,184      893,184      920,808       27,624
  9.25   10410 South 50th Place                                           785,983      785,983      810,292       24,309

                                                                    Underwritten
                                          Underwritten Underwritten   Net Cash
Loan No. Property Name                      Reserves      TI/LC         Flow           Largest Tenant(19)           SF
-------- -------------------------------- ------------ ------------ ------------ ------------------------------- ---------
  2.48   Countryside Shopping Center          27,375       41,824       721,809  Winn-Dixie                         51,261
  2.50   Crystal Springs Shopping Center       6,699       20,907       651,098  Publix                             44,271
  2.51   Sexton Commons                        4,910       12,715       715,655  Harris Teeter                      36,000
  2.52   Hairston Crossing                     5,788       12,809       549,260  Publix                             44,271
  3      Waterview                           158,477                 19,616,889  Corporate Executive Board         625,062
  4      Ritz-Carlton Key Biscayne         3,162,891                 15,692,545
  5      85 Tenth Avenue                                             19,627,738  General Services Administration   224,000
  6      HCPI Medical Office Building        183,473    1,296,143    10,780,188
         Portfolio (28)
  6.01   The Diagnostic Clinic                22,951      152,727     2,127,358  Diagnostic Clinic Medical Group   114,756
  6.02   Medical Place I                      29,893      213,543       972,326  Orthopedic Associates               7,432
  6.03   Southwest General Birth Place         8,435       89,420     1,269,750  Southwest General Hospital, LP     34,080
  6.04   Plano Medical Pavilion               20,198      175,241     1,257,923  Timothy W. Freer, MD, PA           17,049
  6.05   Mission Surgery Center                8,996       37,627       820,870  Associates of the Memorial/        21,606
                                                                                 Mission
  6.06   Oakbrook Terrace Medical              9,901       85,248       873,494  HealthSouth Corporation             9,501
         Center I
  6.07   BayCare Health Headquarters          15,000       77,494       632,409  BayCare Health Systems, Inc.       75,000
  6.08   Chesapeake Medical Center            15,107      139,322       568,945  Pediatric Specialist                5,084
  6.09   Oakbrook Terrace Medical              8,021       90,751       576,580  Loyola University Medical          34,634
         Center II                                                               Center
  6.10   Randolph Medical Center               8,172       62,896       441,930  Stephen P. Ginsberg MD, P.A.        2,842
  6.11   Memorial Plaza                       17,871       90,437       473,794  Memorial Health Care System,       16,142
                                                                                 Inc.
  6.12   St. Vincent Clinic - South            7,810       27,511       318,992  St. Vincent Infirmary Medical      35,501
         University                                                              Center
  6.13   Northwest Regional Medical            8,520       52,046       378,192  Coastal Children's Clinic, P.A      4,367
         Center
  6.14   St. Vincent Clinic - Rodney           2,597        1,880        67,628  St. Vincent Infirmary Medical       7,280
         Parham
  7      Market Street at The Woodlands       70,368      286,020    10,021,702  HEB                                81,300
  8      Fashion Outlet of Las Vegas (24)     55,704      345,594     8,352,710  Neiman Marcus Last Call            25,007
  9      USFS Industrial Distribution                   1,929,913    49,030,304  US Food Service                 9,042,097
         Portfolio
  9.01   15155 Northam Street                              93,216     4,223,874  US Food Service                   436,739
  9.02   120 Longs Pond Road                              107,706     2,826,501  US Food Service                   504,627
  9.03   7004 East Hanna Avenue                            71,850     2,293,334  US Food Service                   336,634
  9.04   1685 West Cheyenne Avenue                         65,694     1,732,932  US Food Service                   307,790
  9.05   7801 Statesville Road                             91,328     2,396,706  US Food Service                   427,894
  9.06   300 Lawrence Drive                                70,487     1,904,194  US Food Service                   330,250
  9.07   4550 West Buckeye Road                            66,998     1,940,727  US Food Service                   313,900
  9.08   8024 Telegraph Road                               73,907     2,191,201  US Food Service                   346,271
  9.09   10211 North IH 35                                 68,677     2,737,762  US Food Service                   321,769
  9.10   7598 NW 6th Avenue                                36,754     1,632,038  US Food Service                   172,200
  9.11   11994 Livingston Road                             61,273     1,886,193  US Food Service                   287,080
  9.12   1500 NC Hwy 39                                    84,108     2,016,280  US Food Service                   394,065
  9.13   28001 Napier Road                                 61,214     1,536,931  US Food Service                   286,800
  9.14   11955 East Peakview Avenue                        81,326     1,395,708  US Food Service                   381,032
  9.15   12301 Cumberland Road                             48,890     1,405,106  US Food Service                   229,062
  9.16   1899 N US Hwy 1                                   43,145     1,132,237  US Food Service                   202,143
  9.18   9605 54th Avenue North                            46,856     1,155,163  US Food Service                   219,530
  9.17   222 Otrobando Avenue P.O. Box                     51,355     1,231,104  US Food Service                   240,609
         103
  9.19   W137 N9245 Highway 45                             36,887     1,051,770  US Food Service                   172,826
  9.20   950 South Shiloh Road & 1992                      76,276     1,513,368  US Food Service                   357,370
         Forest Lane
  9.21   111 Alliant Drive                                 35,844     1,022,030  US Food Service                   167,939
  9.23   755 Pierce Road                                   32,015     1,058,223  US Food Service                   150,000
  9.22   40 Fort Lewis Boulevard                           76,021       873,203  US Food Service                   356,178
  9.24   8000 Bavaria Road                                 35,767       857,417  US Food Service                   167,575
  9.25   10410 South 50th Place                            13,316       772,668  US Food Service                    62,388

                                      Lease                                         Lease
Loan No. Property Name              Expiration 2nd Largest Tenant           SF    Expiration    3rd Largest Tenant
-------- -------------------------- ---------- -------------------------- ------- ---------- ------------------------
  2.48   Countryside Shopping        4/30/2017 Advance Auto Parts           7,000 12/31/2008 Blockbuster
         Center
  2.50   Crystal Springs Shopping   10/31/2021 Blockbuster                  4,785 12/31/2011 Hallmark
         Center
  2.51   Sexton Commons              8/22/2021 Italian Pie                  3,054  2/22/2012 Fuquay Urgent Care
  2.52   Hairston Crossing          12/31/2022 Washington Mutual Bank       2,800  3/31/2012 Jackson Hewitt Tax
                                                                                             Service
  3      Waterview                   1/31/2028
  4      Ritz-Carlton Key
         Biscayne
  5      85 Tenth Avenue            11/30/2013 Level 3                    112,000 12/31/2017 State of New York
  6      HCPI Medical Office
         Building Portfolio (28)
  6.01   The Diagnostic Clinic       4/30/2010
  6.02   Medical Place I            12/31/2011 Charles Garcia, M.D.         5,984        MTM Cardiology Associates
  6.03   Southwest General Birth    12/31/2022 Southwest General            8,097 12/31/2022
         Place                                 Hospital, LP Expansion
                                               Space
  6.04   Plano Medical Pavilion     12/31/2010 American Inst. For Plastic  15,795 12/31/2010 David Samara, MD, PA
                                               Surgery
  6.05   Mission Surgery Center      1/31/2023 Memorial Health Care         5,901  6/30/2010 Stubblefield, M.D. &
                                               System, Inc (202)                             Austin, M.D.
  6.06   Oakbrook Terrace            8/31/2010 Loyola University            5,448  4/30/2011 M&M Orthopaedics, Ltd
         Medical Center I                      Medical Center
  6.07   BayCare Health             11/30/2013
         Headquarters
  6.08   Chesapeake Medical          7/31/2008 Neurlogical Consultants of   4,095 11/30/2013 AOR Management
         Center                                Ti                                            Company of Virginia
  6.09   Oakbrook Terrace            4/30/2011
         Medical Center II
  6.10   Randolph Medical Center     8/31/2011 Associates in Primary        2,208  5/31/2011 Dennis M. Weber, D.P.M.
                                               Care, P.C.
  6.11   Memorial Plaza              2/29/2016 Chattanooga Oncology &      10,747  4/30/2015 Memorial Health Partners
                                               Hematology                                    Foundation
  6.12   St. Vincent Clinic - South  6/30/2020
         University
  6.13   Northwest Regional          9/30/2008 Coastal Cardiology           3,915  1/31/2011 J.A. Villarreal, M.D.
         Medical Center                        Association
  6.14   St. Vincent Clinic -        6/30/2020
         Rodney Parham
  7      Market Street at The        7/31/2024 Borders                     25,853  1/31/2025 Regus
         Woodlands
  8      Fashion Outlet of Las       1/31/2009 Vanity Fair                 16,929  3/31/2008 Old Navy
         Vegas (24)
  9      USFS Industrial             6/30/2027
         Distribution Portfolio
  9.01   15155 Northam Street        6/30/2027
  9.02   120 Longs Pond Road         6/30/2027
  9.03   7004 East Hanna Avenue      6/30/2027
  9.04   1685 West Cheyenne          6/30/2027
         Avenue
  9.05   7801 Statesville Road       6/30/2027
  9.06   300 Lawrence Drive          6/30/2027
  9.07   4550 West Buckeye Road      6/30/2027
  9.08   8024 Telegraph Road         6/30/2027
  9.09   10211 North IH 35           6/30/2027
  9.10   7598 NW 6th Avenue          6/30/2027
  9.11   11994 Livingston Road       6/30/2027
  9.12   1500 NC Hwy 39              6/30/2027
  9.13   28001 Napier Road           6/30/2027
  9.14   11955 East Peakview         6/30/2027
         Avenue
  9.15   12301 Cumberland Road       6/30/2027
  9.16   1899 N US Hwy 1             6/30/2027
  9.18   9605 54th Avenue North      6/30/2027
  9.17   222 Otrobando Avenue        6/30/2027
         P.O. Box 103
  9.19   W137 N9245 Highway 45       6/30/2027
  9.20   950 South Shiloh Road &     6/30/2027
         1992 Forest Lane
  9.21   111 Alliant Drive           6/30/2027
  9.23   755 Pierce Road             6/30/2027
  9.22   40 Fort Lewis Boulevard     6/30/2027
  9.24   8000 Bavaria Road           6/30/2027
  9.25   10410 South 50th Place      6/30/2027

                                                                                                  Upfront        Monthly
                                                         Lease       Occupancy     Occupancy    Replacement    Replacement
Loan No. Property Name                            SF   Expiration Rate(11)(18)(19) As-of Date Reserves(14)(29) Reserves(14)
-------- -------------------------------------- ------ ---------- ---------------- ---------- ---------------- ------------
  2.48   Countryside Shopping Center             6,000  4/30/2012      100.00%     5/31/2007
  2.50   Crystal Springs Shopping Center         3,360  2/28/2012      100.00%     5/31/2007
  2.51   Sexton Commons                          2,800  9/30/2008      100.00%     5/31/2007
  2.52   Hairston Crossing                       1,432  3/31/2012       97.97%     5/31/2007
  3      Waterview                                                      98.60%      8/1/2007
  4      Ritz-Carlton Key Biscayne                                      74.00%     6/30/2007
  5      85 Tenth Avenue                        57,858  3/31/2014       98.97%     5/10/2007
  6      HCPI Medical Office Building Portfolio
         (28)                                                           90.86%     4/30/2007
  6.01   The Diagnostic Clinic                                         100.00%     4/30/2007
  6.02   Medical Place I                         5,017  6/30/2012       81.23%     4/30/2007
  6.03   Southwest General Birth Place                                 100.00%     4/30/2007
  6.04   Plano Medical Pavilion                 10,515 10/31/2011       92.96%     4/30/2007
  6.05   Mission Surgery Center                  4,939  6/30/2008       85.73%     4/30/2007
  6.06   Oakbrook Terrace Medical Center I       4,866 11/30/2010       84.27%     4/30/2007
  6.07   BayCare Health Headquarters                                   100.00%     4/30/2007
  6.08   Chesapeake Medical Center               3,652  7/31/2007       82.90%     4/30/2007
  6.09   Oakbrook Terrace Medical Center II                            100.00%     4/30/2007
  6.10   Randolph Medical Center                 1,939 12/31/2008       80.79%     4/30/2007
  6.11   Memorial Plaza                          8,639  1/31/2017       93.12%     4/30/2007
  6.12   St. Vincent Clinic - South University                         100.00%     4/30/2007
  6.13   Northwest Regional Medical Center       3,293  9/30/2010       82.11%     4/30/2007
  6.14   St. Vincent Clinic - Rodney Parham                            100.00%     4/30/2007
  7      Market Street at The Woodlands         23,495  2/28/2017       91.09%      6/6/2007
  8      Fashion Outlet of Las Vegas (24)       15,085  7/31/2012       99.08%     4/21/2007                      $4,641
  9      USFS Industrial Distribution Portfolio                        100.00%      8/1/2007
  9.01   15155 Northam Street                                          100.00%      8/1/2007
  9.02   120 Longs Pond Road                                           100.00%      8/1/2007
  9.03   7004 East Hanna Avenue                                        100.00%      8/1/2007
  9.04   1685 West Cheyenne Avenue                                     100.00%      8/1/2007
  9.05   7801 Statesville Road                                         100.00%      8/1/2007
  9.06   300 Lawrence Drive                                            100.00%      8/1/2007
  9.07   4550 West Buckeye Road                                        100.00%      8/1/2007
  9.08   8024 Telegraph Road                                           100.00%      8/1/2007
  9.09   10211 North IH 35                                             100.00%      8/1/2007
  9.10   7598 NW 6th Avenue                                            100.00%      8/1/2007
  9.11   11994 Livingston Road                                         100.00%      8/1/2007
  9.12   1500 NC Hwy 39                                                100.00%      8/1/2007
  9.13   28001 Napier Road                                             100.00%      8/1/2007
  9.14   11955 East Peakview Avenue                                    100.00%      8/1/2007
  9.15   12301 Cumberland Road                                         100.00%      8/1/2007
  9.16   1899 N US Hwy 1                                               100.00%      8/1/2007
  9.18   9605 54th Avenue North                                        100.00%      8/1/2007
  9.17   222 Otrobando Avenue P.O. Box 103                             100.00%      8/1/2007
  9.19   W137 N9245 Highway 45                                         100.00%      8/1/2007
  9.20   950 South Shiloh Road & 1992 Forest
         Lane                                                          100.00%      8/1/2007
  9.21   111 Alliant Drive                                             100.00%      8/1/2007
  9.23   755 Pierce Road                                               100.00%      8/1/2007
  9.22   40 Fort Lewis Boulevard                                       100.00%      8/1/2007
  9.24   8000 Bavaria Road                                             100.00%      8/1/2007
  9.25   10410 South 50th Place                                        100.00%      8/1/2007

                                                       Upfront      Monthly      Upfront      Monthly      Upfront
                                                        TI/LC        TI/LC         Tax          Tax       Insurance
Loan No. Property Name                               Reserves(14) Reserves(14) Reserves(14) Reserves(14) Reserves(14)
-------- ------------------------------------------- ------------ ------------ ------------ ------------ ------------
  2.48   Countryside Shopping Center
  2.50   Crystal Springs Shopping Center
  2.51   Sexton Commons
  2.52   Hairston Crossing
  3      Waterview                                   $34,835,288
  4      Ritz-Carlton Key Biscayne                                              $  451,133    $ 70,176
  5      85 Tenth Avenue                                 500,000                 1,529,430     254,905     $173,080
  6      HCPI Medical Office Building Portfolio (28)
  6.01   The Diagnostic Clinic
  6.02   Medical Place I
  6.03   Southwest General Birth Place
  6.04   Plano Medical Pavilion
  6.05   Mission Surgery Center
  6.06   Oakbrook Terrace Medical Center I
  6.07   BayCare Health Headquarters
  6.08   Chesapeake Medical Center
  6.09   Oakbrook Terrace Medical Center II
  6.10   Randolph Medical Center
  6.11   Memorial Plaza
  6.12   St. Vincent Clinic - South University
  6.13   Northwest Regional Medical Center
  6.14   St. Vincent Clinic - Rodney Parham
  7      Market Street at The Woodlands
  8      Fashion Outlet of Las Vegas (24)              3,488,212                   138,415      46,138      104,423
  9      USFS Industrial Distribution Portfolio
  9.01   15155 Northam Street
  9.02   120 Longs Pond Road
  9.03   7004 East Hanna Avenue
  9.04   1685 West Cheyenne Avenue
  9.05   7801 Statesville Road
  9.06   300 Lawrence Drive
  9.07   4550 West Buckeye Road
  9.08   8024 Telegraph Road
  9.09   10211 North IH 35
  9.10   7598 NW 6th Avenue
  9.11   11994 Livingston Road
  9.12   1500 NC Hwy 39
  9.13   28001 Napier Road
  9.14   11955 East Peakview Avenue
  9.15   12301 Cumberland Road
  9.16   1899 N US Hwy 1
  9.18   9605 54th Avenue North
  9.17   222 Otrobando Avenue P.O. Box 103
  9.19   W137 N9245 Highway 45
  9.20   950 South Shiloh Road & 1992 Forest Lane
  9.21   111 Alliant Drive
  9.23   755 Pierce Road
  9.22   40 Fort Lewis Boulevard
  9.24   8000 Bavaria Road
  9.25   10410 South 50th Place

                                                                Upfront
                                                   Monthly    Engineering      Other
Loan No. Property Name                          Insurance(14) Reserve(14) Reserves(14)(15) Other Reserves Description(14)(15)
-------- -------------------------------------- ------------- ----------- ---------------- ----------------------------------
  2.48   Countryside Shopping Center
  2.50   Crystal Springs Shopping Center
  2.51   Sexton Commons
  2.52   Hairston Crossing
  3      Waterview                                                          $46,239,132    Construction Reserve (22,026,954);
                                                                                           Debt Service & Operating Expense
                                                                                           Reserve (14,688,657); Rent Escrow
                                                                                           (7,732,896); Community Benefit
                                                                                           Escrow (1,790,625)
  4      Ritz-Carlton Key Biscayne
  5      85 Tenth Avenue                           $28,847                    6,500,000    Cash Flow Deficit Reserve
  6      HCPI Medical Office Building
         Portfolio (28)
  6.01   The Diagnostic Clinic
  6.02   Medical Place I
  6.03   Southwest General Birth Place
  6.04   Plano Medical Pavilion
  6.05   Mission Surgery Center
  6.06   Oakbrook Terrace Medical Center I
  6.07   BayCare Health Headquarters
  6.08   Chesapeake Medical Center
  6.09   Oakbrook Terrace Medical Center II
  6.10   Randolph Medical Center
  6.11   Memorial Plaza
  6.12   St. Vincent Clinic - South University
  6.13   Northwest Regional Medical Center
  6.14   St. Vincent Clinic - Rodney Parham
  7      Market Street at The Woodlands
  8      Fashion Outlet of Las Vegas (24)           11,603
  9      USFS Industrial Distribution Portfolio                               6,938,963    Base Rent Reserve (4,382,088);
                                                                                           Environmental Testing Holdback
                                                                                           (2,556,875)
  9.01   15155 Northam Street
  9.02   120 Longs Pond Road
  9.03   7004 East Hanna Avenue
  9.04   1685 West Cheyenne Avenue
  9.05   7801 Statesville Road
  9.06   300 Lawrence Drive
  9.07   4550 West Buckeye Road
  9.08   8024 Telegraph Road
  9.09   10211 North IH 35
  9.10   7598 NW 6th Avenue
  9.11   11994 Livingston Road
  9.12   1500 NC Hwy 39
  9.13   28001 Napier Road
  9.14   11955 East Peakview Avenue
  9.15   12301 Cumberland Road
  9.16   1899 N US Hwy 1
  9.18   9605 54th Avenue North
  9.17   222 Otrobando Avenue P.O. Box 103
  9.19   W137 N9245 Highway 45
  9.20   950 South Shiloh Road & 1992 Forest
         Lane
  9.21   111 Alliant Drive
  9.23   755 Pierce Road
  9.22   40 Fort Lewis Boulevard
  9.24   8000 Bavaria Road
  9.25   10410 South 50th Place

                                                     Environmental
                                                     Report        Engineering
Loan No. Property Name                               Date(31)      Report Date Sponsor
-------- ------------------------------------------- ------------- ----------- ----------------------------------------
  2.48   Countryside Shopping Center                   6/5/2007     2/22/2007
  2.50   Crystal Springs Shopping Center               6/5/2007     2/22/2007
  2.51   Sexton Commons                                6/5/2007     2/22/2007
  2.52   Hairston Crossing                             6/5/2007     2/22/2007
  3      Waterview                                     4/19/2007    5/16/2007  Paramount Group, Inc.
  4      Ritz-Carlton Key Biscayne                     5/22/2007    5/18/2007  The Gencom Group; TCC Companies
  5      85 Tenth Avenue                               3/21/2007    3/20/2007  The Related Companies, L.P.; The Related
                                                                               Group of Florida
  6      HCPI Medical Office Building Portfolio (28)   Various        Various  HCP Ventures IV, LLC
  6.01   The Diagnostic Clinic                         4/11/2007    3/30/2007
  6.02   Medical Place I                               4/17/2007     4/3/2007
  6.03   Southwest General Birth Place                 4/17/2007    3/30/2007
  6.04   Plano Medical Pavilion                        4/12/2007    3/30/2007
  6.05   Mission Surgery Center                        4/12/2007     4/6/2007
  6.06   Oakbrook Terrace Medical Center I             4/11/2007    3/30/2007
  6.07   BayCare Health Headquarters                   4/11/2007    3/30/2007
  6.08   Chesapeake Medical Center                     4/12/2007    3/28/2007
  6.09   Oakbrook Terrace Medical Center II            4/11/2007    3/30/2007
  6.10   Randolph Medical Center                       4/12/2007    3/30/2007
  6.11   Memorial Plaza                                4/12/2007     4/5/2007
  6.12   St. Vincent Clinic - South University         4/11/2007    3/30/2007
  6.13   Northwest Regional Medical Center             4/11/2007    3/30/2007
  6.14   St. Vincent Clinic - Rodney Parham            4/11/2007    3/30/2007
  7      Market Street at The Woodlands                5/18/2007    5/18/2007  Kimco Realty Corporation
  8      Fashion Outlet of Las Vegas (24)              1/5/2007    11/16/2006  Jakob Brodt; James Schlesinger; Ghini
                                                                               Zaidman
  9      USFS Industrial Distribution Portfolio        Various        Various  Clayton Dubilier & Rice; Kohlberg Kravis
                                                                               Roberts
  9.01   15155 Northam Street                          7/10/2007    6/15/2007
  9.02   120 Longs Pond Road                           7/13/2007    6/15/2007
  9.03   7004 East Hanna Avenue                        7/11/2007    6/15/2007
  9.04   1685 West Cheyenne Avenue                     7/11/2007    6/15/2007
  9.05   7801 Statesville Road                         7/13/2007    6/15/2007
  9.06   300 Lawrence Drive                            7/10/2007    6/15/2007
  9.07   4550 West Buckeye Road                        7/10/2007    6/18/2007
  9.08   8024 Telegraph Road                           7/9/2007     6/15/2007
  9.09   10211 North IH 35                             7/13/2007    6/15/2007
  9.10   7598 NW 6th Avenue                            6/22/2007    6/15/2007
  9.11   11994 Livingston Road                         7/9/2007     6/15/2007
  9.12   1500 NC Hwy 39                                7/11/2007    6/15/2007
  9.13   28001 Napier Road                             7/9/2007     6/15/2007
  9.14   11955 East Peakview Avenue                    7/10/2007    6/18/2007
  9.15   12301 Cumberland Road                         7/10/2007    6/15/2007
  9.16   1899 N US Hwy 1                               7/11/2007    6/15/2007
  9.18   9605 54th Avenue North                        7/13/2007    6/15/2007
  9.17   222 Otrobando Avenue P.O. Box 103             7/9/2007     6/15/2007
  9.19   W137 N9245 Highway 45                         7/9/2007     6/15/2007
  9.20   950 South Shiloh Road & 1992 Forest Lane      7/13/2007    6/15/2007
  9.21   111 Alliant Drive                             7/13/2007    6/15/2007
  9.23   755 Pierce Road                               7/9/2007     6/15/2007
  9.22   40 Fort Lewis Boulevard                       7/9/2007     6/15/2007
  9.24   8000 Bavaria Road                             7/9/2007     6/15/2007
  9.25   10410 South 50th Place                        7/10/2007    6/15/2007

                                                                   % of
                                                  % of          Applicable
                                                 Initial  Loan     Loan                Mortgage
                                                  Pool   Group    Group       # of       Loan
Loan No. Property Name                           Balance 1 or 2  Balance   Properties Seller (1)
-------- --------------------------------------- ------- ------ ---------- ---------- ----------
 9.26    1 Quality Lane                           0.05%            0.05%       1        GACC
 9.27    2850 Selma Highway                       0.05%            0.05%       1        GACC
 9.28    5445 Spellmire Drive                     0.04%            0.04%       1        GACC
 9.29    1350/1400 North 10th Street              0.04%            0.04%       1        GACC
 9.30    1044/1045 Garden Street                  0.04%            0.04%       1        GACC
 9.31    4601 32nd Avenue South                   0.03%            0.04%       1        GACC
 9.32    5353 Nathan Lane North                   0.03%            0.03%       1        GACC
 9.33    125 Gardenville Parkway West             0.03%            0.03%       1        GACC
 9.34    6315 John J Pershing Drive               0.02%            0.02%       1        GACC
 9.35    3500 Saratoga Avenue                     0.02%            0.02%       1        GACC
 9.36    333-340 North Claremont Avenue           0.02%            0.02%       1        GACC
 9.37    2575 Virginia Avenue                     0.02%            0.02%       1        GACC
 9.38    345 Kino Drive                           0.01%            0.01%       1        GACC
 10      135 East 57th Street                     2.40%    1       2.65%       1        GACC
         Congressional Rollup                     2.35%    1       2.59%       2        GACC
 11      Congressional Village                    1.54%    1       1.70%       1        GACC
 12      Jefferson at Congressional               0.81%    1       0.90%       1        GACC
 13      Georgian Towers                          2.31%    2      24.17%       1        GACC
 14      Doubletree - Charleston                  1.73%    1       1.91%       1        GACC
 15      Siemens Office Building                  1.39%    1       1.53%       1        GACC
 16      Walgreens Portfolio III                  1.17%    1       1.29%       8        GACC
 16.01   Walgreens (San Antonio)                  0.26%            0.29%       1        GACC
 16.02   Walgreens (Lubbock)                      0.14%            0.16%       1        GACC
 16.03   Walgreens (Houma)                        0.14%            0.15%       1        GACC
 16.04   Walgreens (Whiteville)                   0.14%            0.15%       1        GACC
 16.05   Walgreens (Salisbury)                    0.13%            0.14%       1        GACC
 16.06   Walgreens (Delavan)                      0.13%            0.14%       1        GACC
 16.07   Walgreens (Sulphur)                      0.12%            0.14%       1        GACC
 16.08   Walgreens (Kokomo)                       0.11%            0.12%       1        GACC
 17      WOW Portfolio                            1.12%    1       1.24%       5       Capmark
 17.01   WOW Logistics: Jerome                    0.42%            0.46%       1       Capmark
 17.02   WOW Logistics: Menasha                   0.33%            0.36%       1       Capmark
 17.03   WOW Logistics: Appleton                  0.18%            0.20%       1       Capmark
 17.04   WOW Logistics: Oshkosh-Badger            0.13%            0.14%       1       Capmark
 17.05   WOW Logistics: Oshkosh-Moser             0.07%            0.08%       1       Capmark
 18      Silverado & Grand Canyon                 1.09%    1       1.20%       2        GACC
 18.01   Silverado Ranch Place (Buildings A & D)  0.65%            0.72%       1        GACC
 18.02   Grand Canyon Parkway (Buildings A & D)   0.43%            0.48%       1        GACC
 19      AFRT Bank Branch Portfolio (Pool D)      1.08%    1       1.19%       16       GACC
 19.01   Sawgrass                                 0.20%            0.22%       1        GACC
 19.02   Deerfield Beach                          0.19%            0.21%       1        GACC
 19.03   Altamonte Crossing Office                0.10%            0.11%       1        GACC
 19.04   Stonehenge Office                        0.09%            0.09%       1        GACC
 19.05   El Dorado Hills Branch                   0.07%            0.08%       1        GACC
 19.06   Bradenton City                           0.07%            0.07%       1        GACC
 19.07   47th Terrace                             0.06%            0.07%       1        GACC
 19.08   Centerville                              0.05%            0.06%       1        GACC
 19.09   Vero-West                                0.04%            0.05%       1        GACC
 19.10   Brandon                                  0.04%            0.05%       1        GACC
 19.11   Lilburn Office                           0.04%            0.04%       1        GACC

                                                                                    General
                                               Original   Cut-off Date Maturity /   Property     Detailed    Interest
Loan No. Property Name                         Balance      Balance    ARD Balance    Type     Property Type   Rate
-------- ------------------------------------ ----------- ------------ ----------- ----------- ------------- --------
 9.26    1 Quality Lane                         1,382,250   1,382,250              Industrial   Warehouse/
                                                                                               Distribution
 9.27    2850 Selma Highway                     1,309,575   1,309,575              Industrial   Warehouse/
                                                                                               Distribution
 9.28    5445 Spellmire Drive                   1,130,025   1,130,025              Industrial   Warehouse/
                                                                                               Distribution
 9.29    1350/1400 North 10th Street            1,058,062   1,058,062              Industrial   Warehouse/
                                                                                               Distribution
 9.30    1044/1045 Garden Street                1,034,550   1,034,550              Industrial   Warehouse/
                                                                                               Distribution
 9.31    4601 32nd Avenue South                 1,008,187   1,008,187              Industrial   Warehouse/
                                                                                               Distribution
 9.32    5353 Nathan Lane North                   794,437     794,437              Industrial   Warehouse/
                                                                                               Distribution
 9.33    125 Gardenville Parkway West         $   755,250 $   755,250              Industrial   Warehouse/
                                                                                               Distribution
 9.34    6315 John J Pershing Drive               612,750     612,750              Industrial   Warehouse/
                                                                                               Distribution
 9.35    3500 Saratoga Avenue                     548,625     548,625              Industrial   Warehouse/
                                                                                               Distribution
 9.36    333-340 North Claremont Avenue           513,000     513,000              Industrial   Warehouse/
                                                                                               Distribution
 9.37    2575 Virginia Avenue                     513,000     513,000              Industrial   Warehouse/
                                                                                               Distribution
 9.38    345 Kino Drive                           233,700     233,700              Industrial   Warehouse/
                                                                                               Distribution
 10      135 East 57th Street                  69,500,000  69,500,000  $64,503,249   Office        CBD        5.4300%
         Congressional Rollup                  68,000,000  68,000,000   64,686,963   Various     Various      6.3600%
 11      Congressional Village                 44,500,000  44,500,000   41,186,963   Retail       Shadow      6.3600%
                                                                                                 Anchored
 12      Jefferson at Congressional            23,500,000  23,500,000   23,500,000    Land         Land       6.3600%
 13      Georgian Towers                       67,000,000  67,000,000   67,000,000 Multifamily Conventional   6.1400%
 14      Doubletree - Charleston               50,000,000  50,000,000   50,000,000    Hotel    Full Service   5.6500%
 15      Siemens Office Building               40,200,000  40,170,093   34,499,763   Office      Suburban     6.4000%
 16      Walgreens Portfolio III               33,850,000  33,850,000   33,850,000   Retail      Anchored     5.6600%
 16.01   Walgreens (San Antonio)                7,536,325   7,536,325                Retail      Anchored
 16.02   Walgreens (Lubbock)                    4,125,146   4,125,146                Retail      Anchored
 16.03   Walgreens (Houma)                      4,022,018   4,022,018                Retail      Anchored
 16.04   Walgreens (Whiteville)                 3,934,755   3,934,755                Retail      Anchored
 16.05   Walgreens (Salisbury)                  3,776,096   3,776,096                Retail      Anchored
 16.06   Walgreens (Delavan)                    3,728,498   3,728,498                Retail      Anchored
 16.07   Walgreens (Sulphur)                    3,553,972   3,553,972                Retail      Anchored
 16.08   Walgreens (Kokomo)                     3,173,190   3,173,190                Retail      Anchored
 17      WOW Portfolio                         32,439,443  32,439,443   29,197,855 Industrial   Warehouse     5.7900%
 17.01   WOW Logistics: Jerome                 12,055,734  12,055,734              Industrial   Warehouse
 17.02   WOW Logistics: Menasha                 9,517,685   9,517,685              Industrial   Warehouse
 17.03   WOW Logistics: Appleton                5,155,413   5,155,413              Industrial   Warehouse
 17.04   WOW Logistics: Oshkosh-Badger          3,727,760   3,727,760              Industrial   Warehouse
 17.05   WOW Logistics: Oshkosh-Moser           1,982,851   1,982,851              Industrial   Warehouse
 18      Silverado & Grand Canyon              31,500,000  31,500,000   30,745,737   Retail       Shadow      5.8900%
                                                                                                 Anchored
 18.01   Silverado Ranch Place (Buildings A &  18,936,416  18,936,416                Retail       Shadow
         D)                                                                                      Anchored
 18.02   Grand Canyon Parkway (Buildings A     12,563,584  12,563,584                Retail       Shadow
         & D)                                                                                    Anchored
 19      AFRT Bank Branch Portfolio (Pool D)   31,275,000  31,275,000   28,153,681   Office      Suburban     5.8000%
 19.01   Sawgrass                               5,723,000   5,723,000                Office      Suburban
 19.02   Deerfield Beach                        5,391,000   5,391,000                Office      Suburban
 19.03   Altamonte Crossing Office              2,796,000   2,796,000                Office      Suburban
 19.04   Stonehenge Office                      2,474,000   2,474,000                Office      Suburban
 19.05   El Dorado Hills Branch                 1,972,000   1,972,000                Office      Suburban
 19.06   Bradenton City                         1,915,000   1,915,000                Office      Suburban
 19.07   47th Terrace                           1,854,000   1,854,000                Office      Suburban
 19.08   Centerville                            1,525,000   1,525,000                Office      Suburban
 19.09   Vero-West                              1,240,000   1,240,000                Office      Suburban
 19.10   Brandon                                1,196,000   1,196,000                Office      Suburban
 19.11   Lilburn Office                         1,113,000   1,113,000                Office      Suburban

                                                                                     Stated
                                                                           Original Remaining
                                                                           Term to   Term to
                                                                 Interest  Maturity Maturity    Original    Remaining
                                                 Administrative  Accrual    or ARD   or ARD   Amortization Amortization
Loan No. Property Name                            Fee Rate (2)    Basis     (mos.)   (mos.)   Term (mos.)  Term (mos.)
-------- --------------------------------------- -------------- ---------- -------- --------- ------------ ------------
 9.26    1 Quality Lane
 9.27    2850 Selma Highway
 9.28    5445 Spellmire Drive
 9.29    1350/1400 North 10th Street
 9.30    1044/1045 Garden Street
 9.31    4601 32nd Avenue South
 9.32    5353 Nathan Lane North
 9.33    125 Gardenville Parkway West
 9.34    6315 John J Pershing Drive
 9.35    3500 Saratoga Avenue
 9.36    333-340 North Claremont Avenue
 9.37    2575 Virginia Avenue
 9.38    345 Kino Drive
 10      135 East 57th Street                       0.03061%    Actual/360   120       116        360          360
         Congressional Rollup                       0.03061%    Actual/360   120       119      Various      Various
 11      Congressional Village                      0.03061%    Actual/360   120       119        360          360
 12      Jefferson at Congressional                 0.03061%    Actual/360   120       119         0            0
 13      Georgian Towers                            0.03061%    Actual/360   60        55          0            0
 14      Doubletree - Charleston                    0.02061%    Actual/360   120       116         0            0
 15      Siemens Office Building                    0.03061%    Actual/360   120       119        360          359
 16      Walgreens Portfolio III                    0.02061%    Actual/360   120       116         0            0
 16.01   Walgreens (San Antonio)
 16.02   Walgreens (Lubbock)
 16.03   Walgreens (Houma)
 16.04   Walgreens (Whiteville)
 16.05   Walgreens (Salisbury)
 16.06   Walgreens (Delavan)
 16.07   Walgreens (Sulphur)
 16.08   Walgreens (Kokomo)
 17      WOW Portfolio                              0.10061%    Actual/360   120       117        360          360
 17.01   WOW Logistics: Jerome
 17.02   WOW Logistics: Menasha
 17.03   WOW Logistics: Appleton
 17.04   WOW Logistics: Oshkosh-Badger
 17.05   WOW Logistics: Oshkosh-Moser
 18      Silverado & Grand Canyon                   0.03061%    Actual/360   60        58         360          360
 18.01   Silverado Ranch Place (Buildings A & D)
 18.02   Grand Canyon Parkway (Buildings A & D)
 19      AFRT Bank Branch Portfolio (Pool D)        0.03061%    Actual/360   120       118        360          360
 19.01   Sawgrass
 19.02   Deerfield Beach
 19.03   Altamonte Crossing Office
 19.04   Stonehenge Office
 19.05   El Dorado Hills Branch
 19.06   Bradenton City
 19.07   47th Terrace
 19.08   Centerville
 19.09   Vero-West
 19.10   Brandon
 19.11   Lilburn Office

                                                                                       Remaining
                                                                               Monthly Interest
                                                  First   Maturity   Annual     Debt     Only
                                                 Payment  Date or     Debt     Service  Period   Lockbox
Loan No. Property Name                            Date      ARD    Service (3)   (3)    (mos.)     (4)
-------- --------------------------------------- -------- -------- ----------- ------- --------- -------
 9.26    1 Quality Lane
 9.27    2850 Selma Highway
 9.28    5445 Spellmire Drive
 9.29    1350/1400 North 10th Street
 9.30    1044/1045 Garden Street
 9.31    4601 32nd Avenue South
 9.32    5353 Nathan Lane North
 9.33    125 Gardenville Parkway West
 9.34    6315 John J Pershing Drive
 9.35    3500 Saratoga Avenue
 9.36    333-340 North Claremont Avenue
 9.37    2575 Virginia Avenue
 9.38    345 Kino Drive
 10      135 East 57th Street                    5/1/2007 4/1/2017  4,698,797  391,566    56      Hard
         Congressional Rollup                    8/1/2007 7/1/2017  4,841,586  403,466  Various   Hard
 11      Congressional Village                   8/1/2007 7/1/2017  3,326,228  277,186    47      Hard
 12      Jefferson at Congressional              8/1/2007 7/1/2017  1,515,358  126,280    119     Hard
 13      Georgian Towers                         4/1/2007 3/1/2012  4,170,936  347,578    55      Hard
 14      Doubletree - Charleston                 5/1/2007 4/1/2017  2,864,236  238,686    116     Soft
 15      Siemens Office Building                 8/1/2007 7/1/2017  3,017,441  251,453            Hard
 16      Walgreens Portfolio III                 5/1/2007 4/1/2017  1,942,520  161,877    116     None
 16.01   Walgreens (San Antonio)
 16.02   Walgreens (Lubbock)
 16.03   Walgreens (Houma)
 16.04   Walgreens (Whiteville)
 16.05   Walgreens (Salisbury)
 16.06   Walgreens (Delavan)
 16.07   Walgreens (Sulphur)
 16.08   Walgreens (Kokomo)
 17      WOW Portfolio                           6/1/2007 5/1/2017  2,281,595  190,133    33      None
 17.01   WOW Logistics: Jerome
 17.02   WOW Logistics: Menasha
 17.03   WOW Logistics: Appleton
 17.04   WOW Logistics: Oshkosh-Badger
 17.05   WOW Logistics: Oshkosh-Moser
 18      Silverado & Grand Canyon                7/1/2007 6/1/2012  2,239,638  186,636    34      None
 18.01   Silverado Ranch Place (Buildings A & D)
 18.02   Grand Canyon Parkway (Buildings A & D)
 19      AFRT Bank Branch Portfolio (Pool D)     7/5/2007 6/5/2017  2,202,084  183,507    34      Hard
 19.01   Sawgrass
 19.02   Deerfield Beach
 19.03   Altamonte Crossing Office
 19.04   Stonehenge Office
 19.05   El Dorado Hills Branch
 19.06   Bradenton City
 19.07   47th Terrace
 19.08   Centerville
 19.09   Vero-West
 19.10   Brandon
 19.11   Lilburn Office

                                       ARD
                                      (Yes/  Crossed With Other   Related  DSCR(3)(5)(6) Grace  Payment   Appraised
Loan No. Property Name                 No)         Loans          Borrower    (7)(8)     Period  Date   Value(10)(25)
-------- ---------------------------- ----- --------------------- -------- ------------- ------ ------- -------------
 9.26    1 Quality Lane                                                                                    9,700,000
 9.27    2850 Selma Highway                                                                                9,190,000
 9.28    5445 Spellmire Drive                                                                              7,930,000
 9.29    1350/1400 North 10th Street                                                                       7,425,000
 9.30    1044/1045 Garden Street                                                                           7,260,000
 9.31    4601 32nd Avenue South                                                                            7,075,000
 9.32    5353 Nathan Lane North                                                                            5,575,000
 9.33    125 Gardenville Parkway West                                                                   $  5,300,000
 9.34    6315 John J Pershing Drive                                                                        4,300,000
 9.35    3500 Saratoga Avenue                                                                              3,850,000
 9.36    333-340 North Claremont
         Avenue                                                                                            3,600,000
 9.37    2575 Virginia Avenue                                                                              3,600,000
 9.38    345 Kino Drive                                                                                    1,640,000
 10      135 East 57th Street          No            No                        1.56        5       1     290,000,000
         Congressional Rollup          No   Yes - Ronald J. Cohen Yes - B      1.06        5       1      88,050,000
 11      Congressional Village         No   Yes - Ronald J. Cohen Yes - B      1.04        5       1      60,500,000
 12      Jefferson at Congressional    No   Yes - Ronald J. Cohen Yes - B      1.10        5       1      27,550,000
 13      Georgian Towers               No            No                        1.83        0       1     226,700,000
 14      Doubletree - Charleston       No            No                        1.86        5       1      73,300,000
 15      Siemens Office Building       No            No                        1.10        5       1      52,500,000
 16      Walgreens Portfolio III       No            No           Yes - D      1.37        5       1      42,670,000
 16.01   Walgreens (San Antonio)                                  Yes - D                                  9,500,000
 16.02   Walgreens (Lubbock)                                      Yes - D                                  5,200,000
 16.03   Walgreens (Houma)                                        Yes - D                                  5,070,000
 16.04   Walgreens (Whiteville)                                   Yes - D                                  4,960,000
 16.05   Walgreens (Salisbury)                                    Yes - D                                  4,760,000
 16.06   Walgreens (Delavan)                                      Yes - D                                  4,700,000
 16.07   Walgreens (Sulphur)                                      Yes - D                                  4,480,000
 16.08   Walgreens (Kokomo)                                       Yes - D                                  4,000,000
 17      WOW Portfolio                 No            No                        1.26        0       1      40,900,000
 17.01   WOW Logistics: Jerome                                                                            15,200,000
 17.02   WOW Logistics: Menasha                                                                           12,000,000
 17.03   WOW Logistics: Appleton                                                                           6,500,000
 17.04   WOW Logistics: Oshkosh-
         Badger                                                                                            4,700,000
 17.05   WOW Logistics: Oshkosh-
         Moser                                                                                             2,500,000
 18      Silverado & Grand Canyon      No            No                        1.20        5       1      51,900,000
 18.01   Silverado Ranch Place
         (Buildings A & D)                                                                                31,200,000
 18.02   Grand Canyon Parkway
         (Buildings A & D)                                                                                20,700,000
 19      AFRT Bank Branch Portfolio
         (Pool D)                      No            No           Yes - C      1.16        1       5      43,680,000
 19.01   Sawgrass                                                 Yes - C                                  8,270,000
 19.02   Deerfield Beach                                          Yes - C                                  7,420,000
 19.03   Altamonte Crossing Office                                Yes - C                                  3,940,000
 19.04   Stonehenge Office                                        Yes - C                                  3,620,000
 19.05   El Dorado Hills Branch                                   Yes - C                                  2,550,000
 19.06   Bradenton City                                           Yes - C                                  2,860,000
 19.07   47th Terrace                                             Yes - C                                  2,680,000
 19.08   Centerville                                              Yes - C                                  2,200,000
 19.09   Vero-West                                                Yes - C                                  1,550,000
 19.10   Brandon                                                  Yes - C                                  1,690,000
 19.11   Lilburn Office                                           Yes - C                                  1,500,000

                                                                          LTV
                                              Appraisal  Cut-Off Date  Ratio at
                                                As-of        LTV       Maturity/
Loan No. Property Name                        Date(10)  Ratio(6)(7)(8) ARD(6)(8) Address
-------- ------------------------------------ --------- -------------- --------- -------------------------------------
 9.26    1 Quality Lane                       5/24/2007                          1 Quality Lane
 9.27    2850 Selma Highway                   5/30/2007                          2850 Selma Highway
 9.28    5445 Spellmire Drive                 5/21/2007                          5445 Spellmire Drive
 9.29    1350/1400 North 10th Street          5/21/2007                          1350/1400 North 10th Street
 9.30    1044/1045 Garden Street              5/25/2007                          1044/1045 Garden Street
 9.31    4601 32nd Avenue South               5/23/2007                          4601 32nd Avenue South
 9.32    5353 Nathan Lane North               5/22/2007                          5353 Nathan Lane North
 9.33    125 Gardenville Parkway West         5/22/2007                          125 Gardenville Parkway West
 9.34    6315 John J Pershing Drive           5/25/2007                          6315 John J Pershing Drive
 9.35    3500 Saratoga Avenue                 5/24/2007                          3500 Saratoga Avenue
 9.36    333-340 North Claremont Avenue       5/25/2007                          333-340 North Claremont Avenue
 9.37    2575 Virginia Avenue                 5/21/2007                          2575 Virginia Avenue
 9.38    345 Kino Drive                       5/21/2007                          345 Kino Drive
 10      135 East 57th Street                 3/1/2007       24.0%       22.2%   135 East 57th Street
         Congressional Rollup                 5/7/2007       77.2%       73.5%   Various
 11      Congressional Village                5/7/2007       73.6%       68.1%   1701 Rockville Pike
 12      Jefferson at Congressional           5/7/2007       85.3%       85.3%   198 Halpine Road
 13      Georgian Towers                      2/28/2007      55.1%       55.1%   8750 Georgia Avenue
 14      Doubletree - Charleston              2/1/2007       68.2%       68.2%   181 Church Street and 35 Hayne Street
 15      Siemens Office Building              4/4/2007       76.5%       65.7%   4400 Alafaya Trail
 16      Walgreens Portfolio III               Various       79.3%       79.3%   Various
 16.01   Walgreens (San Antonio)              1/19/2007                          7019 South Zarzamora Street
 16.02   Walgreens (Lubbock)                  1/18/2007                          6420 82nd Street
 16.03   Walgreens (Houma)                    1/10/2007                          5831 West Park Avenue
 16.04   Walgreens (Whiteville)               1/13/2007                          803 North JK Powell Boulevard
 16.05   Walgreens (Salisbury)                1/11/2007                          705 Jake Alexander Boulevard West
 16.06   Walgreens (Delavan)                  1/17/2007                          445 South Wright Street
 16.07   Walgreens (Sulphur)                  1/10/2007                          107 South Cities Service Highway
 16.08   Walgreens (Kokomo)                   1/12/2007                          2345 East Markland Avenue
 17      WOW Portfolio                         Various       79.3%       71.4%   Various
 17.01   WOW Logistics: Jerome                4/16/2007                          2002 Victory Lane
 17.02   WOW Logistics: Menasha               4/12/2007                          923 Valley Road
 17.03   WOW Logistics: Appleton              4/12/2007                          1840 West Spencer Street
 17.04   WOW Logistics: Oshkosh-Badger        4/12/2007                          2960 Badger Avenue
 17.05   WOW Logistics: Oshkosh-Moser         4/12/2007                          3600 Moser Street
 18      Silverado & Grand Canyon              Various       60.7%       59.2%   Various
 18.01   Silverado Ranch Place (Buildings A & 3/20/2007                          1263 East Silverado Ranch & 9890
         D)                                                                      Maryland Parkway
 18.02   Grand Canyon Parkway (Buildings A &  3/28/2007                          4115 & 4145 South Grand Canyon Drive
         D)
 19      AFRT Bank Branch Portfolio (Pool D)   Various       71.6%       64.5%   Various
 19.01   Sawgrass                             3/16/2007                          12396 West Sunrise Boulevard
 19.02   Deerfield Beach                      3/16/2007                          3325 West Hillsboro Boulevard
 19.03   Altamonte Crossing Office            3/15/2007                          151 North State Road 434
 19.04   Stonehenge Office                    3/18/2007                          7541 Creedmoor Road
 19.05   El Dorado Hills Branch               3/4/2007                           3880 El Dorado Hills Boulevard
 19.06   Bradenton City                       3/15/2007                          921 Manatee Avenue West
 19.07   47th Terrace                         3/15/2007                          1645 Southeast 47th Terrace
 19.08   Centerville                          3/10/2007                          27 Broad Street
 19.09   Vero-West                            3/16/2007                          4000 20th Street
 19.10   Brandon                              3/6/2007                           510 Oakfield Drive
 19.11   Lilburn Office                       3/17/2007                          4354 Lawrenceville Highway

                                                                                                 Net Rentable Area
                                                                                                  SF/rooms/units/
                                                                     Zip     Year      Year            holes/
Loan No. Property Name               City         County     State   Code    Built   Renovated  pads(11)(16)(17)(20)
-------- ----------------------- ------------- ------------ ------- ------- ------- ----------- --------------------
 9.26    1 Quality Lane            Streator     Livingston    IL     61364   1978      1995            155,100
 9.27    2850 Selma Highway       Montgomery    Montgomery    AL     36108   1965      1999            304,112
 9.28    5445 Spellmire Drive     Cincinnati      Butler      OH     45246   1988                      203,958
 9.29    1350/1400 North 10th       Paducah      McCraken     KY     42001   1976      1998            155,994
         Street
 9.30    1044/1045 Garden Street  Greensburg   Westmoreland   PA     15601   1956      2006            323,900
 9.31    4601 32nd Avenue South   Grand Forks  Grand Forks    ND     58201   1994      2004            119,220
 9.32    5353 Nathan Lane North    Plymouth      Hennepin     MN     55442   1990      2007             79,855
 9.33    125 Gardenville Parkway  Cheektowaga      Erie       NY     14224   1970   1988, 1998         150,104
         West
 9.34    6315 John J Pershing        Omaha       Douglas      NE     68110   1990      2003            107,000
         Drive
 9.35    3500 Saratoga Avenue      Bismarck      Burleigh     ND     58503   1996   2005, 2006          65,800
 9.36    333-340 North              Chicago        Cook       IL     60612   1960                       47,700
         Claremont Avenue
 9.37    2575 Virginia Avenue      Hurricane      Putnam      WV     25526   1969   1977, 1980,        137,337
                                                                                    1981, 1988,
                                                                                     1997-2001
 9.38    345 Kino Drive             Tucson         Pima       AZ     85719   1960      2001             19,346
 10      135 East 57th Street      New York      New York     NY     10022   1988                      427,483
         Congressional Rollup      Rockville    Montgomery    MD     20852  Various   Various          417,516
 11      Congressional Village     Rockville    Montgomery    MD     20852   1967,     2004            100,336
                                                                             1984
 12      Jefferson at              Rockville    Montgomery    MD     20852    NAP                      317,180
         Congressional
 13      Georgian Towers         Silver Spring  Montgomery    MD     20910   1968      2006                890
 14      Doubletree - Charleston  Charleston    Charleston    SC     29401   1991      1998                212
 15      Siemens Office Building    Orlando       Orange      FL     32826   1983                      278,000
 16      Walgreens Portfolio III    Various      Various    Various Various Various                    117,900
 16.01   Walgreens (San Antonio)  San Antonio     Bexar       TX     78224   2005                       14,490
 16.02   Walgreens (Lubbock)        Lubbock      Lubbock      TX     79424   2006                       14,820
 16.03   Walgreens (Houma)           Houma      Terrebonne    LA     70364   2007                       14,490
 16.04   Walgreens (Whiteville)   Whiteville     Columbus     NC     28472   2006                       14,820
 16.05   Walgreens (Salisbury)     Salisbury      Rowan       NC     28147   2005                       14,820
 16.06   Walgreens (Delavan)        Delavan      Walworth     WI     53115   2005                       14,820
 16.07   Walgreens (Sulphur)        Sulphur     Calcasieu     LA     70663   2007                       14,820
 16.08   Walgreens (Kokomo)         Kokomo        Howard      IN     46901   2006                       14,820
 17      WOW Portfolio              Various      Various    Various Various Various                  1,265,850
 17.01   WOW Logistics: Jerome      Jerome        Jerome      ID     83338   2002,                     307,650
                                                                             2004
 17.02   WOW Logistics:             Menasha     Winnebago     WI     54952   1995-                     442,500
         Menasha                                                             1997
 17.03   WOW Logistics:            Appleton     Outagamie     WI     54914   1985,                     248,200
         Appleton                                                            1996
 17.04   WOW Logistics:             Oshkosh     Winnebago     WI     54904   1996                      162,500
         Oshkosh-Badger
 17.05   WOW Logistics:             Oshkosh     Winnebago     WI     54901   1983,                     105,000
         Oshkosh-Moser                                                       1996
 18      Silverado & Grand         Las Vegas      Clark       NV    Various Various                    138,641
         Canyon
 18.01   Silverado Ranch Place     Las Vegas      Clark       NV     89183   2003                       99,909
         (Buildings A & D)
 18.02   Grand Canyon Parkway      Las Vegas      Clark       NV     89147   2004                       38,732
         (Buildings A & D)
 19      AFRT Bank Branch           Various      Various    Various Various Various                     58,858
         Portfolio (Pool D)
 19.01   Sawgrass                 Plantation     Broward      FL     33323   1995                        3,770
 19.02   Deerfield Beach           Deerfield     Broward      FL     33442   1986                        6,330
                                     Beach
 19.03   Altamonte Crossing        Altamonte     Seminole     FL     32714   1992                        3,213
         Office                     Springs
 19.04   Stonehenge Office          Raleigh        Wake       NC     27613   1994                        3,327
 19.05   El Dorado Hills Branch    El Dorado    El Dorado     CA     95762   2000                        6,250
                                     Hills
 19.06   Bradenton City            Bradenton     Manatee      FL     34205   1999                        3,872
 19.07   47th Terrace             Cape Coral       Lee        FL     33904   1986                        3,424
 19.08   Centerville               Manakin-     Goochland     VA     23103   1973                        1,756
                                     Sabot
 19.09   Vero-West                Vero Beach   Indian River   FL     32960   1984                        3,334
 19.10   Brandon                    Brandon    Hillsborough   FL     33511   1981                        3,227
 19.11   Lilburn Office             Lilburn      Gwinnett     GA     30047   1986                        3,760

                                                Loan per
                                                  Net
                                                Rentable
                                                Area SF/
                                                 Rooms/
                                                 Units/
                                      Units of   Holes/   Prepayment Provisions (# of
Loan No. Property Name                Measure  Pads(8)(9)      payments)(12)(13)      Loan No. Property Name
-------- ---------------------------- -------- ---------- --------------------------- -------- ----------------------------
 9.26    1 Quality Lane               Sq. Ft.                                          9.26    1 Quality Lane
 9.27    2850 Selma Highway           Sq. Ft.                                          9.27    2850 Selma Highway
 9.28    5445 Spellmire Drive         Sq. Ft.                                          9.28    5445 Spellmire Drive
 9.29    1350/1400 North 10th Street  Sq. Ft.                                          9.29    1350/1400 North 10th Street
 9.30    1044/1045 Garden Street      Sq. Ft.                                          9.30    1044/1045 Garden Street
 9.31    4601 32nd Avenue South       Sq. Ft.                                          9.31    4601 32nd Avenue South
 9.32    5353 Nathan Lane North       Sq. Ft.                                          9.32    5353 Nathan Lane North
 9.33    125 Gardenville Parkway West Sq. Ft.                                          9.33    125 Gardenville Parkway West
 9.34    6315 John J Pershing Drive   Sq. Ft.                                          9.34    6315 John J Pershing Drive
 9.35    3500 Saratoga Avenue         Sq. Ft.                                          9.35    3500 Saratoga Avenue
 9.36    333-340 North Claremont                                                               333-340 North Claremont
         Avenue                       Sq. Ft.                                          9.36    Avenue
 9.37    2575 Virginia Avenue         Sq. Ft.                                          9.37    2575 Virginia Avenue
 9.38    345 Kino Drive               Sq. Ft.                                          9.38    345 Kino Drive
 10      135 East 57th Street         Sq. Ft.     163          L(28),D(88),O(4)        10      135 East 57th Street
         Congressional Rollup         Sq. Ft.     163          L(25),D(91),O(4)                Congressional Rollup
 11      Congressional Village        Sq. Ft.     444          L(25),D(91),O(4)        11      Congressional Village
 12      Jefferson at Congressional   Sq. Ft.     74           L(25),D(91),O(4)        12      Jefferson at Congressional
 13      Georgian Towers               Units    140,449       L(23),YM1(33),O(4)       13      Georgian Towers
 14      Doubletree - Charleston       Rooms    235,849        L(28),D(88),O(4)        14      Doubletree - Charleston
 15      Siemens Office Building      Sq. Ft.     144          L(25),D(91),O(4)        15      Siemens Office Building
 16      Walgreens Portfolio III      Sq. Ft.     287        L(28),DorYM1(88),O(4)     16      Walgreens Portfolio III
 16.01   Walgreens (San Antonio)      Sq. Ft.                                          16.01   Walgreens (San Antonio)
 16.02   Walgreens (Lubbock)          Sq. Ft.                                          16.02   Walgreens (Lubbock)
 16.03   Walgreens (Houma)            Sq. Ft.                                          16.03   Walgreens (Houma)
 16.04   Walgreens (Whiteville)       Sq. Ft.                                          16.04   Walgreens (Whiteville)
 16.05   Walgreens (Salisbury)        Sq. Ft.                                          16.05   Walgreens (Salisbury)
 16.06   Walgreens (Delavan)          Sq. Ft.                                          16.06   Walgreens (Delavan)
 16.07   Walgreens (Sulphur)          Sq. Ft.                                          16.07   Walgreens (Sulphur)
 16.08   Walgreens (Kokomo)           Sq. Ft.                                          16.08   Walgreens (Kokomo)
 17      WOW Portfolio                Sq. Ft.     26           L(27),D(91),O(2)        17      WOW Portfolio
 17.01   WOW Logistics: Jerome        Sq. Ft.                                          17.01   WOW Logistics: Jerome
 17.02   WOW Logistics: Menasha       Sq. Ft.                                          17.02   WOW Logistics: Menasha
 17.03   WOW Logistics: Appleton      Sq. Ft.                                          17.03   WOW Logistics: Appleton
 17.04   WOW Logistics: Oshkosh-                                                               WOW Logistics: Oshkosh-
         Badger                       Sq. Ft.                                          17.04   Badger
 17.05   WOW Logistics: Oshkosh-                                                               WOW Logistics: Oshkosh-
         Moser                        Sq. Ft.                                          17.05   Moser
 18      Silverado & Grand Canyon     Sq. Ft.     227         L(11),YM1(45),O(4)       18      Silverado & Grand Canyon
 18.01   Silverado Ranch Place                                                                 Silverado Ranch Place
         (Buildings A & D)            Sq. Ft.                                          18.01   (Buildings A & D)
 18.02   Grand Canyon Parkway                                                                  Grand Canyon Parkway
         (Buildings A & D)            Sq. Ft.                                          18.02   (Buildings A & D)
 19      AFRT Bank Branch Portfolio                                                            AFRT Bank Branch Portfolio
         (Pool D)                     Sq. Ft.     531          L(26),D(90),O(4)        19      (Pool D)
 19.01   Sawgrass                     Sq. Ft.                                          19.01   Sawgrass
 19.02   Deerfield Beach              Sq. Ft.                                          19.02   Deerfield Beach
 19.03   Altamonte Crossing Office    Sq. Ft.                                          19.03   Altamonte Crossing Office
 19.04   Stonehenge Office            Sq. Ft.                                          19.04   Stonehenge Office
 19.05   El Dorado Hills Branch       Sq. Ft.                                          19.05   El Dorado Hills Branch
 19.06   Bradenton City               Sq. Ft.                                          19.06   Bradenton City
 19.07   47th Terrace                 Sq. Ft.                                          19.07   47th Terrace
 19.08   Centerville                  Sq. Ft.                                          19.08   Centerville
 19.09   Vero-West                    Sq. Ft.                                          19.09   Vero-West
 19.10   Brandon                      Sq. Ft.                                          19.10   Brandon
 19.11   Lilburn Office               Sq. Ft.                                          19.11   Lilburn Office

                                                          Fourth Most            Third Most             Second Most
                                              Fourth Most Recent NOI  Third Most Recent NOI Second Most Recent NOI
Loan No. Property Name                        Recent NOI     Date     Recent NOI    Date    Recent NOI     Date
-------- ------------------------------------ ----------- ----------- ---------- ---------- ----------- -----------
 9.26    1 Quality Lane                                                                       3,970,530 12/31/2006
 9.27    2850 Selma Highway                                                                  26,588,685 12/31/2006
 9.28    5445 Spellmire Drive                                                                12,984,276 12/31/2006
 9.29    1350/1400 North 10th Street                                                          6,484,074 12/31/2006
 9.30    1044/1045 Garden Street                                                             16,897,048 12/31/2006
 9.31    4601 32nd Avenue South                                                              10,068,716 12/31/2006
 9.32    5353 Nathan Lane North
 9.33    125 Gardenville Parkway West                                                       $ 4,376,137 12/31/2006
 9.34    6315 John J Pershing Drive                                                           3,529,823 12/31/2006
 9.35    3500 Saratoga Avenue
 9.36    333-340 North Claremont Avenue                                                       5,049,695 12/31/2006
 9.37    2575 Virginia Avenue                                                                 7,511,111 12/31/2006
 9.38    345 Kino Drive                                                                       1,109,013 12/31/2006
 10      135 East 57th Street                 $16,495,321 12/31/2004  $6,450,696 12/31/2005   8,627,289 12/31/2006
         Congressional Rollup
 11      Congressional Village                                         2,185,531 12/31/2005   2,371,292 12/31/2006
 12      Jefferson at Congressional
 13      Georgian Towers                        4,962,400 12/31/2004   5,254,153 12/31/2005   5,706,522 12/31/2006
 14      Doubletree - Charleston                3,912,144 12/31/2004   4,482,256 12/31/2005   4,729,233 12/31/2006
 15      Siemens Office Building                3,047,868 12/31/2004   3,166,558 12/31/2005   3,299,638 12/31/2006
 16      Walgreens Portfolio III
 16.01   Walgreens (San Antonio)
 16.02   Walgreens (Lubbock)
 16.03   Walgreens (Houma)
 16.04   Walgreens (Whiteville)
 16.05   Walgreens (Salisbury)
 16.06   Walgreens (Delavan)
 16.07   Walgreens (Sulphur)
 16.08   Walgreens (Kokomo)
 17      WOW Portfolio                          1,871,439 10/31/2004   2,287,208 10/31/2005   2,436,018 10/31/2006
 17.01   WOW Logistics: Jerome                    203,904 10/31/2004     429,721 10/31/2005     483,676 10/31/2006
 17.02   WOW Logistics: Menasha                   896,237 10/31/2004   1,093,650 10/31/2005   1,084,733 10/31/2006
 17.03   WOW Logistics: Appleton                  264,578 10/31/2004     268,708 10/31/2005     485,646 10/31/2006
 17.04   WOW Logistics: Oshkosh-Badger            300,976 10/31/2004     289,215 10/31/2005     286,974 10/31/2006
 17.05   WOW Logistics: Oshkosh-Moser             205,744 10/31/2004     205,914 10/31/2005      94,989 10/31/2006
 18      Silverado & Grand Canyon                                      1,116,613 7/31/2005    2,419,304 7/31/2006
 18.01   Silverado Ranch Place (Buildings A &
         D)                                                              778,411 7/31/2005    1,512,040 7/31/2006
 18.02   Grand Canyon Parkway (Buildings A
         & D)                                                            338,202 7/31/2005      907,264 7/31/2006
 19      AFRT Bank Branch Portfolio (Pool D)                                                  2,371,215 12/31/2006
 19.01   Sawgrass                                                                               449,087 12/31/2006
 19.02   Deerfield Beach                                                                        423,258 12/31/2006
 19.03   Altamonte Crossing Office                                                              224,864 12/31/2006
 19.04   Stonehenge Office                                                                      177,994 12/31/2006
 19.05   El Dorado Hills Branch                                                                 161,645 12/31/2006
 19.06   Bradenton City                                                                          58,491 12/31/2006
 19.07   47th Terrace                                                                           144,224 12/31/2006
 19.08   Centerville                                                                            120,061 12/31/2006
 19.09   Vero-West                                                                              100,113 12/31/2006
 19.10   Brandon                                                                                 94,289 12/31/2006
 19.11   Lilburn Office                                                                          88,580 12/31/2006

                                      Most Recent Most Recent NOI  Underwritten Underwritten Underwritten Underwritten
Loan No. Property Name                    NOI          Date            NOI        Revenue        EGI        Expenses
-------- ---------------------------- ----------- ---------------- ------------ ------------ ------------ ------------
 9.26    1 Quality Lane                                                901,845      901,845      929,737       27,892
 9.27    2850 Selma Highway                                            736,788      736,788      759,575       22,787
 9.28    5445 Spellmire Drive                                          642,382      642,382      662,249       19,867
 9.29    1350/1400 North 10th Street                                   604,696      604,696      623,398       18,702
 9.30    1044/1045 Garden Street                                       706,256      706,256      728,099       21,843
 9.31    4601 32nd Avenue South                                        622,740      622,740      642,000       19,260
 9.32    5353 Nathan Lane North                                        429,501      429,501      442,784       13,284
 9.33    125 Gardenville Parkway West                              $   509,131  $   509,131  $   524,877  $    15,746
 9.34    6315 John J Pershing Drive                                    430,329      430,329      443,638       13,309
 9.35    3500 Saratoga Avenue                                          336,051      336,051      346,445       10,393
 9.36    333-340 North Claremont
         Avenue                                                        300,470      300,470      309,763        9,293
 9.37    2575 Virginia Avenue                                          299,460      299,460      308,722        9,262
 9.38    345 Kino Drive                                                122,988      122,988      126,792        3,804
 10      135 East 57th Street                                        8,426,783    7,513,812   20,571,239   12,144,456
         Congressional Rollup                                        5,186,584    5,511,492    6,091,822      905,238
 11      Congressional Village        $4,296,537  T - 12 5/31/2007   3,522,892    3,845,397    4,425,727      902,835
 12      Jefferson at Congressional                                  1,663,692    1,666,095    1,666,095        2,403
 13      Georgian Towers                                            14,489,867   20,441,239   21,559,877    7,070,009
 14      Doubletree - Charleston                                     5,903,000   10,392,000   14,529,000    8,626,000
 15      Siemens Office Building                                     3,320,109    3,422,793    3,422,793      102,684
 16      Walgreens Portfolio III                                     2,669,131    2,669,131    2,669,131
 16.01   Walgreens (San Antonio)                                       589,000      589,000      589,000
 16.02   Walgreens (Lubbock)                                           324,731      324,731      324,731
 16.03   Walgreens (Houma)                                             319,400      319,400      319,400
 16.04   Walgreens (Whiteville)                                        312,500      312,500      312,500
 16.05   Walgreens (Salisbury)                                         300,000      300,000      300,000
 16.06   Walgreens (Delavan)                                           293,600      293,600      293,600
 16.07   Walgreens (Sulphur)                                           279,900      279,900      279,900
 16.08   Walgreens (Kokomo)                                            250,000      250,000      250,000
 17      WOW Portfolio                                               3,071,476    3,563,167    4,310,729    1,239,253
 17.01   WOW Logistics: Jerome                                       1,060,557    1,107,467    1,563,664      503,107
 17.02   WOW Logistics: Menasha                                      1,013,775    1,079,238    1,297,578      283,803
 17.03   WOW Logistics: Appleton                                       479,073      757,819      757,820      278,747
 17.04   WOW Logistics: Oshkosh-
         Badger                                                        336,352      349,013      422,039       85,687
 17.05   WOW Logistics: Oshkosh-
         Moser                                                         181,719      269,628      269,628       87,909
 18      Silverado & Grand Canyon      2,566,512  T - 12 2/28/2007   2,583,899    2,790,668    3,245,851      661,952
 18.01   Silverado Ranch Place
         (Buildings A & D)             1,602,337  T - 12 2/28/2007   1,609,741    1,721,894    2,047,478      437,737
 18.02   Grand Canyon Parkway
         (Buildings A & D)               964,175  T - 12 2/28/2007     974,158    1,068,774    1,198,373      224,215
 19      AFRT Bank Branch Portfolio
         (Pool D)                                                    2,550,818    2,629,710    2,629,710       78,891
 19.01   Sawgrass                                                      476,963      491,714      491,714       14,751
 19.02   Deerfield Beach                                               443,728      457,452      457,452       13,724
 19.03   Altamonte Crossing Office                                     233,178      240,389      240,389        7,212
 19.04   Stonehenge Office                                             194,310      200,320      200,320        6,010
 19.05   El Dorado Hills Branch                                        155,249      160,050      160,050        4,802
 19.06   Bradenton City                                                150,544      155,200      155,200        4,656
 19.07   47th Terrace                                                  145,732      150,240      150,240        4,507
 19.08   Centerville                                                   127,190      131,124      131,124        3,934
 19.09   Vero-West                                                      97,233      100,240      100,240        3,007
 19.10   Brandon                                                        94,090       97,000       97,000        2,910
 19.11   Lilburn Office                                                 92,182       95,033       95,033        2,851

                                                                           Underwritten
                                                 Underwritten Underwritten   Net Cash
Loan No. Property Name                             Reserves      TI/LC         Flow     Largest Tenant(19)    SF
-------- --------------------------------------- ------------ ------------ ------------ ------------------- -------
 9.26    1 Quality Lane                                           33,104       868,741    US Food Service   155,100
 9.27    2850 Selma Highway                                       64,909       671,879    US Food Service   304,112
 9.28    5445 Spellmire Drive                                     43,532       598,850    US Food Service   203,958
 9.29    1350/1400 North 10th Street                              33,295       571,401    US Food Service   155,994
 9.30    1044/1045 Garden Street                                  69,132       637,124    US Food Service   323,900
 9.31    4601 32nd Avenue South                                   25,446       597,294    US Food Service   119,220
 9.32    5353 Nathan Lane North                                   17,044       412,457    US Food Service    79,855
 9.33    125 Gardenville Parkway West                           $ 32,038   $   477,093    US Food Service   150,104
 9.34    6315 John J Pershing Drive                               22,838       407,492    US Food Service   107,000
 9.35    3500 Saratoga Avenue                                     14,044       322,007    US Food Service    65,800
 9.36    333-340 North Claremont Avenue                           10,181       290,289    US Food Service    47,700
 9.37    2575 Virginia Avenue                                     29,313       270,147    US Food Service   137,337
 9.38    345 Kino Drive                                            4,129       118,859    US Food Service    19,346
 10      135 East 57th Street                      $149,619      958,692     7,318,472  Links Holdings, LLC  86,975
         Congressional Rollup                        15,050       50,168     5,121,366
 11      Congressional Village                       15,050       50,168     3,457,674   REI Recreational    25,944
                                                                                             Equipment
 12      Jefferson at Congressional                                          1,663,692
 13      Georgian Towers                            222,500                 14,267,367
 14      Doubletree - Charleston                    581,000                  5,322,000
 15      Siemens Office Building                                             3,320,109  Siemens Real Estate 278,000
                                                                                                Inc
 16      Walgreens Portfolio III                     11,790                  2,657,341
 16.01   Walgreens (San Antonio)                      1,449                    587,551       Walgreens       14,490
 16.02   Walgreens (Lubbock)                          1,482                    323,249       Walgreens       14,820
 16.03   Walgreens (Houma)                            1,449                    317,951       Walgreens       14,490
 16.04   Walgreens (Whiteville)                       1,482                    311,018       Walgreens       14,820
 16.05   Walgreens (Salisbury)                        1,482                    298,518       Walgreens       14,820
 16.06   Walgreens (Delavan)                          1,482                    292,118       Walgreens       14,820
 16.07   Walgreens (Sulphur)                          1,482                    278,418       Walgreens       14,820
 16.08   Walgreens (Kokomo)                           1,482                    248,518       Walgreens       14,820
 17      WOW Portfolio                               57,140      131,661     2,882,676
 17.01   WOW Logistics: Jerome                        9,230       35,060     1,016,267     WOW Logistics    307,650
                                                                                              Company
 17.02   WOW Logistics: Menasha                      22,125       37,845       953,804   SCA Tissue Mills   442,500
 17.03   WOW Logistics: Appleton                     12,410       37,831       428,832   Hoffmaster / Solo  149,050
                                                                                                Cup
 17.04   WOW Logistics: Oshkosh-Badger                8,125       13,602       314,626     Menasha Corp      82,500
 17.05   WOW Logistics: Oshkosh-Moser                 5,250        7,322       169,147       TCFC, LLC       80,000
 18      Silverado & Grand Canyon                    27,728       83,589     2,472,582
 18.01   Silverado Ranch Place (Buildings A & D)     19,982       54,417     1,535,342   Key Realty School   13,774
 18.02   Grand Canyon Parkway (Buildings A & D)       7,746       29,172       937,240    Sonny's Tavern      4,620
 19      AFRT Bank Branch Portfolio (Pool D)          5,886                  2,544,933
 19.01   Sawgrass                                       377                    476,586     SunTrust Bank      3,770
 19.02   Deerfield Beach                                633                    443,095    Commerce Bank,      6,330
                                                                                               N.A.
 19.03   Altamonte Crossing Office                      321                    232,856  Branch Banking and    3,213
                                                                                           Trust Company
 19.04   Stonehenge Office                              333                    193,977  First Charter Bank    3,327
 19.05   El Dorado Hills Branch                         625                    154,624    Western Sierra      6,250
                                                                                           National Bank
 19.06   Bradenton City                                 387                    150,157  First Priority Bank   3,872
 19.07   47th Terrace                                   342                    145,390   Community Bank of    3,424
                                                                                            Cape Coral
 19.08   Centerville                                    176                    127,014     SunTrust Bank      1,756
 19.09   Vero-West                                      333                     96,899  First Peoples Bank    3,334
 19.10   Brandon                                        323                     93,767     Coast Bank of      3,227
                                                                                              Florida
 19.11   Lilburn Office                                 376                     91,806     Regions Bank       3,760

                                                   Lease     2nd Largest            Lease      3rd Largest
Loan No. Property Name                           Expiration    Tenant        SF   Expiration     Tenant
-------- --------------------------------------- ---------- -------------- ------ ---------- ----------------
 9.26    1 Quality Lane                          6/30/2027
 9.27    2850 Selma Highway                      6/30/2027
 9.28    5445 Spellmire Drive                    6/30/2027
 9.29    1350/1400 North 10th Street             6/30/2027
 9.30    1044/1045 Garden Street                 6/30/2027
 9.31    4601 32nd Avenue South                  6/30/2027
 9.32    5353 Nathan Lane North                  6/30/2027
 9.33    125 Gardenville Parkway West            6/30/2027
 9.34    6315 John J Pershing Drive              6/30/2027
 9.35    3500 Saratoga Avenue                    6/30/2027
 9.36    333-340 North Claremont Avenue          6/30/2027
 9.37    2575 Virginia Avenue                    6/30/2027
 9.38    345 Kino Drive                          6/30/2027
 10      135 East 57th Street                    3/31/2013     Daffy's     54,000 1/31/2011   Tradescape.com
                                                                                               dba E*Trade
         Congressional Rollup
 11      Congressional Village                   11/30/2019  Ramada Hotel  11,652 8/31/2016      Mattress
                                                            Meeting Center                     Discounters
 12      Jefferson at Congressional
 13      Georgian Towers
 14      Doubletree - Charleston
 15      Siemens Office Building                 12/31/2017
 16      Walgreens Portfolio III
 16.01   Walgreens (San Antonio)                 4/30/2081
 16.02   Walgreens (Lubbock)                     8/31/2081
 16.03   Walgreens (Houma)                       2/28/2082
 16.04   Walgreens (Whiteville)                  2/28/2082
 16.05   Walgreens (Salisbury)                   4/30/2081
 16.06   Walgreens (Delavan)                     5/31/2081
 16.07   Walgreens (Sulphur)                     1/31/2082
 16.08   Walgreens (Kokomo)                      1/31/2082
 17      WOW Portfolio
 17.01   WOW Logistics: Jerome                   4/30/2022
 17.02   WOW Logistics: Menasha                     MTM
 17.03   WOW Logistics: Appleton                 11/30/2007  Wausua Paper  84,150    MTM           PODS
 17.04   WOW Logistics: Oshkosh-Badger           9/30/2009  WOW Logistics  80,000 4/30/2022
                                                               Company
 17.05   WOW Logistics: Oshkosh-Moser               MTM     WOW Logistics  25,000 4/30/2022
                                                               Company
 18      Silverado & Grand Canyon
 18.01   Silverado Ranch Place (Buildings A & D) 2/28/2010     T. Vo's      9,400 9/30/2013  Hollywood Video
                                                              Furniture
 18.02   Grand Canyon Parkway (Buildings A & D)  5/31/2010   Sushi Avenue   3,600 1/31/2015  Bedtime Mattress
 19      AFRT Bank Branch Portfolio (Pool D)
 19.01   Sawgrass                                11/30/2025
 19.02   Deerfield Beach                         11/30/2025
 19.03   Altamonte Crossing Office               11/30/2020
 19.04   Stonehenge Office                       11/30/2025
 19.05   El Dorado Hills Branch                  5/31/2016
 19.06   Bradenton City                          11/30/2025
 19.07   47th Terrace                            11/30/2025
 19.08   Centerville                             11/30/2025
 19.09   Vero-West                               11/30/2015
 19.10   Brandon                                 11/30/2020
 19.11   Lilburn Office                          11/30/2020

                                                                                                Upfront        Monthly
                                                       Lease       Occupancy     Occupancy    Replacement    Replacement
Loan No. Property Name                          SF   Expiration Rate(11)(18)(19) As-of Date Reserves(14)(29) Reserves(14)
-------- ------------------------------------ ------ ---------- ---------------- ---------- ---------------- ------------
 9.26    1 Quality Lane                                              100.00%      8/1/2007
 9.27    2850 Selma Highway                                          100.00%      8/1/2007
 9.28    5445 Spellmire Drive                                        100.00%      8/1/2007
 9.29    1350/1400 North 10th Street                                 100.00%      8/1/2007
 9.30    1044/1045 Garden Street                                     100.00%      8/1/2007
 9.31    4601 32nd Avenue South                                      100.00%      8/1/2007
 9.32    5353 Nathan Lane North                                      100.00%      8/1/2007
 9.33    125 Gardenville Parkway West                                100.00%      8/1/2007
 9.34    6315 John J Pershing Drive                                  100.00%      8/1/2007
 9.35    3500 Saratoga Avenue                                        100.00%      8/1/2007
 9.36    333-340 North Claremont Avenue                              100.00%      8/1/2007
 9.37    2575 Virginia Avenue                                        100.00%      8/1/2007
 9.38    345 Kino Drive                                              100.00%      8/1/2007
 10      135 East 57th Street                 52,900 2/28/2011        71.37%     2/22/2007
         Congressional Rollup                                         99.23%      Various                       $1,255
 11      Congressional Village                11,000 1/31/2010        96.78%     6/27/2007                       1,255
 12      Jefferson at Congressional                                  100.00%      8/1/2007
 13      Georgian Towers                                              85.51%     4/30/2007    $34,265,000
 14      Doubletree - Charleston                                      79.79%     12/31/2006
 15      Siemens Office Building                                     100.00%      8/1/2007
 16      Walgreens Portfolio III                                     100.00%      8/1/2007
 16.01   Walgreens (San Antonio)                                     100.00%      8/1/2007
 16.02   Walgreens (Lubbock)                                         100.00%      8/1/2007
 16.03   Walgreens (Houma)                                           100.00%      8/1/2007
 16.04   Walgreens (Whiteville)                                      100.00%      8/1/2007
 16.05   Walgreens (Salisbury)                                       100.00%      8/1/2007
 16.06   Walgreens (Delavan)                                         100.00%      8/1/2007
 16.07   Walgreens (Sulphur)                                         100.00%      8/1/2007
 16.08   Walgreens (Kokomo)                                          100.00%      8/1/2007
 17      WOW Portfolio                                               100.00%      4/4/2007                       4,762
 17.01   WOW Logistics: Jerome                                       100.00%      4/4/2007
 17.02   WOW Logistics: Menasha                                      100.00%      4/4/2007
 17.03   WOW Logistics: Appleton              15,000 2/28/2008       100.00%      4/4/2007
 17.04   WOW Logistics: Oshkosh-Badger                               100.00%      4/4/2007
 17.05   WOW Logistics: Oshkosh-Moser                                100.00%      4/4/2007
 18      Silverado & Grand Canyon                                     66.07%      4/1/2007                       2,311
 18.01   Silverado Ranch Place (Buildings A &  6,500 5/31/2013        65.94%      4/1/2007
         D)
 18.02   Grand Canyon Parkway (Buildings A &   3,600 12/31/2009       66.43%      4/1/2007
         D)
 19      AFRT Bank Branch Portfolio (Pool D)                         100.00%      8/5/2007
 19.01   Sawgrass                                                    100.00%      8/5/2007
 19.02   Deerfield Beach                                             100.00%      8/5/2007
 19.03   Altamonte Crossing Office                                   100.00%      8/5/2007
 19.04   Stonehenge Office                                           100.00%      8/5/2007
 19.05   El Dorado Hills Branch                                      100.00%      8/5/2007
 19.06   Bradenton City                                              100.00%      8/5/2007
 19.07   47th Terrace                                                100.00%      8/5/2007
 19.08   Centerville                                                 100.00%      8/5/2007
 19.09   Vero-West                                                   100.00%      8/5/2007
 19.10   Brandon                                                     100.00%      8/5/2007
 19.11   Lilburn Office                                              100.00%      8/5/2007

                                                   Upfront      Monthly                   Monthly      Upfront
                                                    TI/LC        TI/LC     Upfront Tax      Tax       Insurance
Loan No. Property Name                           Reserves(14) Reserves(14) Reserves(14) Reserves(14) Reserves(14)
-------- --------------------------------------- ------------ ------------ ------------ ------------ ------------
 9.26    1 Quality Lane
 9.27    2850 Selma Highway
 9.28    5445 Spellmire Drive
 9.29    1350/1400 North 10th Street
 9.30    1044/1045 Garden Street
 9.31    4601 32nd Avenue South
 9.32    5353 Nathan Lane North
 9.33    125 Gardenville Parkway West
 9.34    6315 John J Pershing Drive
 9.35    3500 Saratoga Avenue
 9.36    333-340 North Claremont Avenue
 9.37    2575 Virginia Avenue
 9.38    345 Kino Drive
 10      135 East 57th Street                                               $1,718,475    $548,000     $ 36,519
         Congressional Rollup                                    $4,181        257,172      23,380       32,572
 11      Congressional Village                                    4,181        257,172      23,380       32,572
 12      Jefferson at Congressional
 13      Georgian Towers                                                       618,039     103,006      111,558
 14      Doubletree - Charleston
 15      Siemens Office Building
 16      Walgreens Portfolio III
 16.01   Walgreens (San Antonio)
 16.02   Walgreens (Lubbock)
 16.03   Walgreens (Houma)
 16.04   Walgreens (Whiteville)
 16.05   Walgreens (Salisbury)
 16.06   Walgreens (Delavan)
 16.07   Walgreens (Sulphur)
 16.08   Walgreens (Kokomo)
 17      WOW Portfolio                                                         105,008      49,835       14,128
 17.01   WOW Logistics: Jerome
 17.02   WOW Logistics: Menasha
 17.03   WOW Logistics: Appleton
 17.04   WOW Logistics: Oshkosh-Badger
 17.05   WOW Logistics: Oshkosh-Moser
 18      Silverado & Grand Canyon                                 6,966         33,980      16,990       31,326
 18.01   Silverado Ranch Place (Buildings A & D)
 18.02   Grand Canyon Parkway (Buildings A & D)
 19      AFRT Bank Branch Portfolio (Pool D)
 19.01   Sawgrass
 19.02   Deerfield Beach
 19.03   Altamonte Crossing Office
 19.04   Stonehenge Office
 19.05   El Dorado Hills Branch
 19.06   Bradenton City
 19.07   47th Terrace
 19.08   Centerville
 19.09   Vero-West
 19.10   Brandon
 19.11   Lilburn Office

                                                            Upfront
                                               Monthly    Engineering      Other
Loan No. Property Name                      Insurance(14) Reserve(14) Reserves(14)(15) Other Reserves Description(14)(15)
-------- ---------------------------------- ------------- ----------- ---------------- -----------------------------------
 9.26    1 Quality Lane
 9.27    2850 Selma Highway
 9.28    5445 Spellmire Drive
 9.29    1350/1400 North 10th Street
 9.30    1044/1045 Garden Street
 9.31    4601 32nd Avenue South
 9.32    5353 Nathan Lane North
 9.33    125 Gardenville Parkway West
 9.34    6315 John J Pershing Drive
 9.35    3500 Saratoga Avenue
 9.36    333-340 North Claremont Avenue
 9.37    2575 Virginia Avenue
 9.38    345 Kino Drive
 10      135 East 57th Street                  $36,519                  $    43,750    Monthly Ground Rent Reserve
         Congressional Rollup                    3,620
 11      Congressional Village                   3,620                    1,087,212    Ramada TI Reserve (919,518); Ramada
                                                                                       Rent Reserve (110,694); ADC Reserve
                                                                                       (57,000)
 12      Jefferson at Congressional                                          49,915    Debt Service Reserve
 13      Georgian Towers                        24,285                   14,650,000    Interest Reserve
 14      Doubletree - Charleston
 15      Siemens Office Building
 16      Walgreens Portfolio III
 16.01   Walgreens (San Antonio)
 16.02   Walgreens (Lubbock)
 16.03   Walgreens (Houma)
 16.04   Walgreens (Whiteville)
 16.05   Walgreens (Salisbury)
 16.06   Walgreens (Delavan)
 16.07   Walgreens (Sulphur)
 16.08   Walgreens (Kokomo)
 17      WOW Portfolio                           7,064
 17.01   WOW Logistics: Jerome
 17.02   WOW Logistics: Menasha
 17.03   WOW Logistics: Appleton
 17.04   WOW Logistics: Oshkosh-Badger
 17.05   WOW Logistics: Oshkosh-Moser
 18      Silverado & Grand Canyon                2,848                       53,580    Rent Reserve
 18.01   Silverado Ranch Place (Buildings A
         & D)
 18.02   Grand Canyon Parkway (Buildings A
         & D)
 19      AFRT Bank Branch Portfolio (Pool
         D)
 19.01   Sawgrass
 19.02   Deerfield Beach
 19.03   Altamonte Crossing Office
 19.04   Stonehenge Office
 19.05   El Dorado Hills Branch
 19.06   Bradenton City
 19.07   47th Terrace
 19.08   Centerville
 19.09   Vero-West
 19.10   Brandon
 19.11   Lilburn Office

                                                 Environmental Engineering
                                                    Report       Report
Loan No. Property Name                             Date(31)       Date            Sponsor
-------- --------------------------------------- ------------- ----------- ----------------------
 9.26    1 Quality Lane                            7/9/2007     6/15/2007
 9.27    2850 Selma Highway                        7/11/2007    6/15/2007
 9.28    5445 Spellmire Drive                      7/9/2007     6/15/2007
 9.29    1350/1400 North 10th Street               7/13/2007    6/15/2007
 9.30    1044/1045 Garden Street                   7/10/2007    6/15/2007
 9.31    4601 32nd Avenue South                    7/11/2007    6/15/2007
 9.32    5353 Nathan Lane North                    7/11/2007    6/15/2007
 9.33    125 Gardenville Parkway West              7/9/2007     6/15/2007
 9.34    6315 John J Pershing Drive                7/11/2007    6/15/2007
 9.35    3500 Saratoga Avenue                      7/13/2007    6/15/2007
 9.36    333-340 North Claremont Avenue            7/9/2007     6/15/2007
 9.37    2575 Virginia Avenue                      7/13/2007    6/15/2007
 9.38    345 Kino Drive                            7/10/2007    6/18/2007
 10      135 East 57th Street                      2/8/2007     2/20/2007   Charles Steven Cohen
         Congressional Rollup                      5/9/2007      Various      Ronald J. Cohen
 11      Congressional Village                     5/9/2007     5/9/2007      Ronald J. Cohen
 12      Jefferson at Congressional                5/9/2007        NAP        Ronald J. Cohen
 13      Georgian Towers                           2/14/2007    2/13/2007    Stellar Management
 14      Doubletree - Charleston                   2/27/2007    2/12/2007  Henry L. Holliday, III
 15      Siemens Office Building                   3/26/2007    3/28/2007     WRT Realty L.P.
 16      Walgreens Portfolio III                    Various      Various         Norbert A.
                                                                                 Zuckerman
 16.01   Walgreens (San Antonio)                   1/25/2007    1/25/2007
 16.02   Walgreens (Lubbock)                       1/5/2007     1/5/2007
 16.03   Walgreens (Houma)                         1/26/2007    1/26/2007
 16.04   Walgreens (Whiteville)                    1/30/2007    1/30/2007
 16.05   Walgreens (Salisbury)                     1/26/2007    1/26/2006
 16.06   Walgreens (Delavan)                       1/26/2007    1/26/2007
 16.07   Walgreens (Sulphur)                       1/23/2007    1/23/2007
 16.08   Walgreens (Kokomo)                        1/26/2007    1/26/2007
 17      WOW Portfolio                             5/17/2007    5/17/2007    Thomas J. Oswald;
                                                                            Don Utschig; Harold
                                                                                  Schiferl
 17.01   WOW Logistics: Jerome                     5/17/2007    5/17/2007
 17.02   WOW Logistics: Menasha                    5/17/2007    5/17/2007
 17.03   WOW Logistics: Appleton                   5/17/2007    5/17/2007
 17.04   WOW Logistics: Oshkosh-Badger             5/17/2007    5/17/2007
 17.05   WOW Logistics: Oshkosh-Moser              5/17/2007    5/17/2007
 18      Silverado & Grand Canyon                   Various      Various    Triple Five National
                                                                                Development
                                                                                Corporation
 18.01   Silverado Ranch Place (Buildings A & D)   4/4/2007     4/4/2007
 18.02   Grand Canyon Parkway (Buildings A & D)    3/30/2007    3/30/2007
 19      AFRT Bank Branch Portfolio (Pool D)        Various     3/30/2007    American Financial
                                                                                Realty Trust
 19.01   Sawgrass                                  3/30/2007    3/30/2007
 19.02   Deerfield Beach                           3/30/2007    3/30/2007
 19.03   Altamonte Crossing Office                 3/30/2007    3/30/2007
 19.04   Stonehenge Office                         3/30/2007    3/30/2007
 19.05   El Dorado Hills Branch                    3/30/2007    3/30/2007
 19.06   Bradenton City                            3/29/2007    3/30/2007
 19.07   47th Terrace                              3/30/2007    3/30/2007
 19.08   Centerville                               3/30/2007    3/30/2007
 19.09   Vero-West                                 3/30/2007    3/30/2007
 19.10   Brandon                                   3/30/2007    3/30/2007
 19.11   Lilburn Office                            3/30/2007    3/30/2007

                                               % of Initial  Loan  % of Applicable             Mortgage
                                                   Pool     Group    Loan Group       # of       Loan
Loan No. Property Name                           Balance    1 or 2     Balance     Properties Seller (1)
-------- ------------------------------------- ------------ ------ --------------- ---------- ----------
 19.12   Holly Hill Office                         0.03%                 0.04%         1        GACC
 19.13   Cordova Office                            0.03%                 0.03%         1        GACC
 19.14   Simpsonville Main Office                  0.03%                 0.03%         1        GACC
 19.15   Sutter Creek                              0.02%                 0.03%         1        GACC
 19.16   Banner Elk                                0.02%                 0.02%         1        GACC
 20      AFRT Bank Branch Portfolio (Pool B)       1.04%      1          1.15%         16       GACC
 20.01   New Citrus Park                           0.11%                 0.13%         1        GACC
 20.02   Cypress Lake Drive                        0.10%                 0.11%         1        GACC
 20.03   East Commercial Boulevard                 0.09%                 0.10%         1        GACC
 20.04   Lake Community Bank                       0.08%                 0.09%         1        GACC
 20.05   Roseville                                 0.08%                 0.09%         1        GACC
 20.06   Largo Office                              0.07%                 0.07%         1        GACC
 20.07   Harbison Office                           0.06%                 0.07%         1        GACC
 20.08   Providence Square                         0.06%                 0.07%         1        GACC
 20.09   Woodstock Crossing                        0.06%                 0.07%         1        GACC
 20.10   Virginia Beach Shore Drive                0.06%                 0.06%         1        GACC
 20.11   Ashley Village                            0.06%                 0.06%         1        GACC
 20.12   The Avenues                               0.05%                 0.06%         1        GACC
 20.13   Hamilton Square                           0.05%                 0.05%         1        GACC
 20.14   West Market Street                        0.04%                 0.05%         1        GACC
 20.15   New Smyrna Beach East                     0.04%                 0.04%         1        GACC
 20.16   Valley Springs                            0.03%                 0.03%         1        GACC
 21      Fountain Glen at Kentlands Apartments     0.97%      2         10.10%         1        GACC
 22      Strictly Pediatrics MOB                   0.96%      1          1.07%         1       KeyBank
 23      Grants Pass Shopping Center               0.86%      1          0.95%         1        GACC
 24      Barnes Marketplace                        0.83%      1          0.92%         1       KeyBank
 25      Hilton Garden Inn - Tysons Corner         0.81%      1          0.90%         1        GACC
 26      65 Sprague Street                         0.79%      1          0.88%         1        GACC
 27      Compass Bank Building                     0.77%      1          0.85%         1       Capmark
 28      Walgreens Pool V                          0.76%      1          0.84%         5       Capmark
 28.01   Walgreens (Virginia Beach)                0.18%                 0.20%         1       Capmark
 28.02   Walgreens (Snellville)                    0.17%                 0.19%         1       Capmark
 28.03   Walgreens (Rockport)                      0.14%                 0.15%         1       Capmark
 28.04   Walgreens (Concord)                       0.14%                 0.15%         1       Capmark
 28.05   Walgreens (Florence)                      0.13%                 0.15%         1       Capmark
 29      Spring Hill Suites                        0.74%      1          0.81%         1        GACC
 30      Hilton Garden Inn - JFK                   0.72%      1          0.80%         1        GACC
 31      Intercontinental Center                   0.71%      1          0.78%         1        GACC
 32      West Volusia                              0.70%      1          0.78%         1        GACC
 33      Best Western Ocean View Resort            0.69%      1          0.76%         1        GACC
 34      Southlake Medical II                      0.64%      1          0.71%         1        GACC
 35      The Springs Resort                        0.64%      1          0.70%         1        GACC
 36      Silver Lake Office                        0.62%      1          0.69%         1        GACC
 37      Crossroads Festival Shopping Center       0.62%      1          0.69%         1       KeyBank
 38      The Inn at Little Washington              0.60%      1          0.67%         1        GACC
 39      Sheraton Petaluma                         0.60%      1          0.66%         1        GACC
 40      Revere Golf Club                          0.60%      1          0.66%         1       Capmark
 41      Staybridge Suites - New Orleans           0.57%      1          0.63%         1        GACC
 42      Mission Mayfield Downs                    0.53%      2          5.50%         1        GACC
 43      Roosevelt Place                           0.52%      2          5.46%         1       Capmark

                                                                       Maturity /  General
                                                Original  Cut-off Date    ARD      Property     Detailed    Interest
Loan No. Property Name                          Balance     Balance     Balance      Type     Property Type   Rate
-------- ------------------------------------- ---------- ------------ ---------- ----------- ------------- --------
 19.12   Holly Hill Office                        988,000     988,000               Office      Suburban
 19.13   Cordova Office                           904,000     904,000               Office      Suburban
 19.14   Simpsonville Main Office                 896,000     896,000               Office      Suburban
 19.15   Sutter Creek                             672,000     672,000               Office      Suburban
 19.16   Banner Elk                               616,000     616,000               Office      Suburban
 20      AFRT Bank Branch Portfolio (Pool B)   30,009,000  30,009,000  27,014,030   Office      Suburban     5.8000%
 20.01   New Citrus Park                        3,326,000   3,326,000               Office      Suburban
 20.02   Cypress Lake Drive                     2,772,000   2,772,000               Office      Suburban
 20.03   East Commercial Boulevard              2,513,000   2,513,000               Office      Suburban
 20.04   Lake Community Bank                    2,453,000   2,453,000               Office      Suburban
 20.05   Roseville                              2,239,000   2,239,000               Office      Suburban
 20.06   Largo Office                           1,909,000   1,909,000               Office      Suburban
 20.07   Harbison Office                        1,796,000   1,796,000               Office      Suburban
 20.08   Providence Square                      1,793,000   1,793,000               Office      Suburban
 20.09   Woodstock Crossing                     1,781,000   1,781,000               Office      Suburban
 20.10   Virginia Beach Shore Drive             1,699,000   1,699,000               Office      Suburban
 20.11   Ashley Village                         1,630,000   1,630,000               Office      Suburban
 20.12   The Avenues                            1,477,000   1,477,000               Office      Suburban
 20.13   Hamilton Square                        1,352,000   1,352,000               Office      Suburban
 20.14   West Market Street                     1,268,000   1,268,000               Office      Suburban
 20.15   New Smyrna Beach East                  1,107,000   1,107,000               Office      Suburban
 20.16   Valley Springs                           894,000     894,000               Office      Suburban
 21      Fountain Glen at Kentlands Apartments 28,000,000  28,000,000  25,245,506 Multifamily Conventional   5.8800%
 22      Strictly Pediatrics MOB               28,000,000  27,942,960  23,401,567   Office      Medical      5.5100%
 23      Grants Pass Shopping Center           25,000,000  25,000,000  22,476,345   Retail      Anchored     5.7340%
 24      Barnes Marketplace                    24,100,000  24,070,076  18,757,244   Retail      Anchored     6.1400%
 25      Hilton Garden Inn - Tysons Corner     23,500,000  23,500,000  22,128,896    Hotel    Full Service   6.5000%
 26      65 Sprague Street                     23,000,000  23,000,000  23,000,000 Industrial   Warehouse/    5.5900%
                                                                                              Distribution
 27      Compass Bank Building                 22,400,000  22,400,000  22,400,000   Office        CBD        6.3300%
 28      Walgreens Pool V                      22,000,000  22,000,000  22,000,000   Retail      Anchored     5.6700%
 28.01   Walgreens (Virginia Beach)             5,179,747   5,179,747               Retail      Anchored
 28.02   Walgreens (Snellville)                 4,941,049   4,941,049               Retail      Anchored
 28.03   Walgreens (Rockport)                   4,057,866   4,057,866               Retail      Anchored
 28.04   Walgreens (Concord)                    3,978,300   3,978,300               Retail      Anchored
 28.05   Walgreens (Florence)                   3,843,038   3,843,038               Retail      Anchored
 29      Spring Hill Suites                    21,375,000  21,314,322  16,424,920    Hotel      Limited      5.7660%
                                                                                                Service
 30      Hilton Garden Inn - JFK               21,000,000  21,000,000  18,911,902    Hotel    Full Service   5.8200%
 31      Intercontinental Center               20,500,000  20,500,000  18,591,019   Office      Suburban     6.1800%
 32      West Volusia                          20,400,000  20,400,000  18,310,081   Retail      Anchored     5.6500%
 33      Best Western Ocean View Resort        20,000,000  20,000,000  17,926,534    Hotel    Full Service   6.5100%
 34      Southlake Medical II                  18,640,000  18,640,000  17,413,959   Office      Medical      5.9000%
 35      The Springs Resort                    18,455,000  18,455,000  16,822,232    Hotel    Full Service   6.4500%
 36      Silver Lake Office                    18,000,000  18,000,000  16,834,553   Office      Suburban     5.9800%
 37      Crossroads Festival Shopping Center   18,000,000  18,000,000  16,871,337   Retail      Anchored     6.1500%
 38      The Inn at Little Washington          17,500,000  17,500,000  15,827,604    Hotel    Full Service   6.0500%
 39      Sheraton Petaluma                     17,415,000  17,415,000  15,562,526    Hotel    Full Service   6.3700%
 40      Revere Golf Club                      17,250,000  17,250,000  15,578,454    Golf     Golf Course    5.9600%
                                                                                    Course
 41      Staybridge Suites - New Orleans       16,625,000  16,625,000  14,365,819    Hotel      Extended     5.8400%
                                                                                                  Stay
 42      Mission Mayfield Downs                15,250,000  15,250,000  14,170,838 Multifamily Conventional   5.5160%
 43      Roosevelt Place                       15,130,000  15,130,000  14,144,219 Multifamily Conventional   5.9500%

                                                                                   Stated
                                                                         Original Remaining
                                                                         Term to   Term to
                                                               Interest  Maturity Maturity    Original    Remaining
                                               Administrative  Accrual    or ARD   or ARD   Amortization Amortization
Loan No. Property Name                          Fee Rate (2)    Basis     (mos.)   (mos.)   Term (mos.)  Term (mos.)
-------- ------------------------------------- -------------- ---------- -------- --------- ------------ ------------
 19.12   Holly Hill Office
 19.13   Cordova Office
 19.14   Simpsonville Main Office
 19.15   Sutter Creek
 19.16   Banner Elk
 20      AFRT Bank Branch Portfolio (Pool B)      0.03061%    Actual/360   120       118        360          360
 20.01   New Citrus Park
 20.02   Cypress Lake Drive
 20.03   East Commercial Boulevard
 20.04   Lake Community Bank
 20.05   Roseville
 20.06   Largo Office
 20.07   Harbison Office
 20.08   Providence Square
 20.09   Woodstock Crossing
 20.10   Virginia Beach Shore Drive
 20.11   Ashley Village
 20.12   The Avenues
 20.13   Hamilton Square
 20.14   West Market Street
 20.15   New Smyrna Beach East
 20.16   Valley Springs
 21      Fountain Glen at Kentlands Apartments    0.03061%    Actual/360   120       118        360          360
 22      Strictly Pediatrics MOB                  0.05061%    Actual/360   120       118        360          358
 23      Grants Pass Shopping Center              0.03061%    Actual/360   120       119        360          360
 24      Barnes Marketplace                       0.05061%    Actual/360   120       119        300          299
 25      Hilton Garden Inn - Tysons Corner        0.02061%    Actual/360   120       113        360          360
 26      65 Sprague Street                        0.02061%    Actual/360   120       116         0            0
 27      Compass Bank Building                    0.10061%    Actual/360   120       120         0            0
 28      Walgreens Pool V                         0.05061%    Actual/360   120       119         0            0
 28.01   Walgreens (Virginia Beach)
 28.02   Walgreens (Snellville)
 28.03   Walgreens (Rockport)
 28.04   Walgreens (Concord)
 28.05   Walgreens (Florence)
 29      Spring Hill Suites                       0.03061%    Actual/360   120       118        300          298
 30      Hilton Garden Inn - JFK                  0.02061%    Actual/360   120       116        360          360
 31      Intercontinental Center                  0.03061%    Actual/360   120       118        360          360
 32      West Volusia                             0.02061%    Actual/360   120       115        360          360
 33      Best Western Ocean View Resort           0.03061%    Actual/360   120       119        360          360
 34      Southlake Medical II                     0.03061%    Actual/360   120       117        360          360
 35      The Springs Resort                       0.03061%    Actual/360   120       119        360          360
 36      Silver Lake Office                       0.02061%    Actual/360   84        79         360          360
 37      Crossroads Festival Shopping Center      0.05061%    Actual/360   120       118        360          360
 38      The Inn at Little Washington             0.02061%    Actual/360   120       114        360          360
 39      Sheraton Petaluma                        0.03061%    Actual/360   120       119        360          360
 40      Revere Golf Club                         0.02061%    Actual/360   120       117        360          360
 41      Staybridge Suites - New Orleans          0.02061%    Actual/360   120       114        360          360
 42      Mission Mayfield Downs                   0.03061%    Actual/360   120       118        360          360
 43      Roosevelt Place                          0.10061%    Actual/360   120       119        360          360

                                                First   Maturity   Annual      Monthly     Remaining
                                               Payment  Date or     Debt        Debt     Interest Only
Loan No. Property Name                          Date      ARD    Service (3) Service (3) Period (mos.) Lockbox (4)
-------- ------------------------------------- -------- -------- ----------- ----------- ------------- -----------
 19.12   Holly Hill Office
 19.13   Cordova Office
 19.14   Simpsonville Main Office
 19.15   Sutter Creek
 19.16   Banner Elk
 20      AFRT Bank Branch Portfolio (Pool B)   7/5/2007 6/5/2017  2,112,945    176,079        34          Hard
 20.01   New Citrus Park
 20.02   Cypress Lake Drive
 20.03   East Commercial Boulevard
 20.04   Lake Community Bank
 20.05   Roseville
 20.06   Largo Office
 20.07   Harbison Office
 20.08   Providence Square
 20.09   Woodstock Crossing
 20.10   Virginia Beach Shore Drive
 20.11   Ashley Village
 20.12   The Avenues
 20.13   Hamilton Square
 20.14   West Market Street
 20.15   New Smyrna Beach East
 20.16   Valley Springs
 21      Fountain Glen at Kentlands Apartments 7/1/2007 6/1/2017  1,988,641    165,720        34          None
 22      Strictly Pediatrics MOB               7/1/2007 6/1/2017  1,909,880    159,157                    None
 23      Grants Pass Shopping Center           8/1/2007 7/1/2017  1,747,670    145,639        35          None
 24      Barnes Marketplace                    8/1/2007 7/1/2017  1,888,147    157,346                    None
 25      Hilton Garden Inn - Tysons Corner     2/1/2007 1/1/2017  1,782,432    148,536        53          Soft
 26      65 Sprague Street                     5/1/2007 4/1/2017  1,303,557    108,630        116         None
 27      Compass Bank Building                 9/1/2007 8/1/2017  1,437,613    119,801        120         None
 28      Walgreens Pool V                      8/1/2007 7/1/2017  1,264,725    105,394        119         None
 28.01   Walgreens (Virginia Beach)
 28.02   Walgreens (Snellville)
 28.03   Walgreens (Rockport)
 28.04   Walgreens (Concord)
 28.05   Walgreens (Florence)
 29      Spring Hill Suites                    7/1/2007 6/1/2017  1,616,139    134,678                    None
 30      Hilton Garden Inn - JFK               5/1/2007 4/1/2017  1,481,829    123,486        32          Soft
 31      Intercontinental Center               7/1/2007 6/1/2017  1,503,483    125,290        34          Soft
 32      West Volusia                          4/1/2007 3/1/2017  1,413,073    117,756        31          None
 33      Best Western Ocean View Resort        8/1/2007 7/1/2017  1,518,542    126,545        23          None
 34      Southlake Medical II                  6/1/2007 5/1/2017  1,326,728    110,561        57        Springing
 35      The Springs Resort                    8/1/2007 7/1/2017  1,392,504    116,042        35          None
 36      Silver Lake Office                    4/1/2007 3/1/2014  1,292,253    107,688        19          None
 37      Crossroads Festival Shopping Center   7/1/2007 6/1/2017  1,315,933    109,661        58        Springing
 38      The Inn at Little Washington          3/1/2007 2/1/2017  1,265,815    105,485        30          Soft
 39      Sheraton Petaluma                     8/1/2007 7/1/2017  1,303,080    108,590        23          Soft
 40      Revere Golf Club                      6/1/2007 5/1/2017  1,235,751    102,979        33          Soft
 41      Staybridge Suites - New Orleans       3/1/2007 2/1/2017  1,175,659     97,972         6          None
 42      Mission Mayfield Downs                7/1/2007 6/1/2017  1,040,892     86,741        58        Springing
 43      Roosevelt Place                       8/1/2007 7/1/2017  1,082,714     90,226        59          None

                                                          Crossed
                                                 ARD       With     Related  DSCR(3)(5)(6) Grace  Payment   Appraised
Loan No. Property Name                         (Yes/No) Other Loans Borrower    (7)(8)     Period  Date   Value(10)(25)
-------- ------------------------------------- -------- ----------- -------- ------------- ------ ------- -------------
 19.12   Holly Hill Office                                          Yes - C                                 1,380,000
 19.13   Cordova Office                                             Yes - C                                 1,260,000
 19.14   Simpsonville Main Office                                   Yes - C                                 1,120,000
 19.15   Sutter Creek                                               Yes - C                                   870,000
 19.16   Banner Elk                                                 Yes - C                                   770,000
 20      AFRT Bank Branch Portfolio (Pool B)      No        No      Yes - C      1.15        1       5     41,240,000
 20.01   New Citrus Park                                            Yes - C                                 4,910,000
 20.02   Cypress Lake Drive                                         Yes - C                                 3,830,000
 20.03   East Commercial Boulevard                                  Yes - C                                 3,390,000
 20.04   Lake Community Bank                                        Yes - C                                 3,180,000
 20.05   Roseville                                                  Yes - C                                 2,900,000
 20.06   Largo Office                                               Yes - C                                 2,710,000
 20.07   Harbison Office                                            Yes - C                                 2,420,000
 20.08   Providence Square                                          Yes - C                                 2,400,000
 20.09   Woodstock Crossing                                         Yes - C                                 2,480,000
 20.10   Virginia Beach Shore Drive                                 Yes - C                                 2,500,000
 20.11   Ashley Village                                             Yes - C                                 2,190,000
 20.12   The Avenues                                                Yes - C                                 2,060,000
 20.13   Hamilton Square                                            Yes - C                                 1,690,000
 20.14   West Market Street                                         Yes - C                                 1,830,000
 20.15   New Smyrna Beach East                                      Yes - C                                 1,590,000
 20.16   Valley Springs                                             Yes - C                                 1,160,000
 21      Fountain Glen at Kentlands Apartments    No        No                   1.13        5       1     35,000,000
 22      Strictly Pediatrics MOB                  No        No                   1.34        5       1     41,400,000
 23      Grants Pass Shopping Center              No        No                   1.14        5       1     32,400,000
 24      Barnes Marketplace                       No        No                   1.20        5       1     34,000,000
 25      Hilton Garden Inn - Tysons Corner        No        No                   1.39        5       1     35,200,000
 26      65 Sprague Street                        No        No                   1.81        5       1     35,600,000
 27      Compass Bank Building                    No        No      Yes - F      1.37        5       1     28,000,000
 28      Walgreens Pool V                         No        No                   1.37        5       1     27,650,000
 28.01   Walgreens (Virginia Beach)                                                                         6,510,000
 28.02   Walgreens (Snellville)                                                                             6,210,000
 28.03   Walgreens (Rockport)                                                                               5,100,000
 28.04   Walgreens (Concord)                                                                                5,000,000
 28.05   Walgreens (Florence)                                                                               4,830,000
 29      Spring Hill Suites                       No        No                   1.35        5       1     28,500,000
 30      Hilton Garden Inn - JFK                  No        No                   1.63        5       1     33,500,000
 31      Intercontinental Center                  No        No      Yes - E      1.22        5       1     25,095,000
 32      West Volusia                             No        No                   1.19        5       1     25,500,000
 33      Best Western Ocean View Resort           No        No                   1.30        5       1     28,300,000
 34      Southlake Medical II                     No        No                   1.08        5       1     23,300,000
 35      The Springs Resort                       No        No                   1.35        5       1     32,000,000
 36      Silver Lake Office                       No        No      Yes - J      1.27        5       1     24,000,000
 37      Crossroads Festival Shopping Center      No        No                   1.20        5       1     25,500,000
 38      The Inn at Little Washington             No        No                   1.57        5       1     26,400,000
 39      Sheraton Petaluma                        No        No                   1.25        5       1     28,900,000
 40      Revere Golf Club                         No        No                   1.63        5       1     28,450,000
 41      Staybridge Suites - New Orleans          No        No                   1.77        5       1     27,500,000
 42      Mission Mayfield Downs                   No        No                   1.15        5       1     20,400,000
 43      Roosevelt Place                          No        No                   1.18        5       1     19,200,000

                                               Appraisal     Cut-Off
                                                 As-of       Date LTV       LTV Ratio at
Loan No. Property Name                         Date(10)   Ratio(6)(7)(8) Maturity/ARD(6)(8)         Address
-------- ------------------------------------- ---------- -------------- ------------------ -----------------------
 19.12   Holly Hill Office                     3/16/2007                                    555 Ridgewood Avenue
 19.13   Cordova Office                        3/16/2007                                    4710 Bayou Boulevard
 19.14   Simpsonville Main Office              3/18/2007                                    116 Northeast Main
                                                                                            Street
 19.15   Sutter Creek                           3/4/2007                                    11 Ridge Road
 19.16   Banner Elk                            3/18/2007                                    1667 NC Highway 184
 20      AFRT Bank Branch Portfolio (Pool B)    Various        72.8%            65.5%       Various
 20.01   New Citrus Park                       3/16/2007                                    7919 Gunn Highway
 20.02   Cypress Lake Drive                    3/15/2007                                    7750 Cypress Lake
                                                                                            Drive
 20.03   East Commercial Boulevard             3/16/2007                                    2660 East Commercial
                                                                                            Boulevard
 20.04   Lake Community Bank                   3/10/2007                                    805 11th Street
 20.05   Roseville                             3/10/2007                                    1801 Douglas
                                                                                            Boulevard
 20.06   Largo Office                          3/15/2007                                    13175 Walsingham
                                                                                            Road
 20.07   Harbison Office                       3/18/2007                                    149 Columbiana Drive
 20.08   Providence Square                     3/17/2007                                    4209 Roswell Road
                                                                                            Northeast
 20.09   Woodstock Crossing                    3/17/2007                                    2255 Towne Lake
                                                                                            Parkway
 20.10   Virginia Beach Shore Drive            3/11/2007                                    2993 Shore Drive
 20.11   Ashley Village                        3/18/2007                                    7210 Tryon Road
 20.12   The Avenues                           3/16/2007                                    10625 Philips Highway
 20.13   Hamilton Square                       3/11/2007                                    3659 Nottingham Way
 20.14   West Market Street                    3/18/2007                                    4636 West Market
                                                                                            Street
 20.15   New Smyrna Beach East                 3/16/2007                                    763 East 3rd Avenue
 20.16   Valley Springs                        3/11/2007                                    87 Highway 26
 21      Fountain Glen at Kentlands Apartments 4/11/2007       71.4%            63.6%       217-221 Booth Street
 22      Strictly Pediatrics MOB                5/1/2007       67.5%            56.5%       1301 Barbara Jordan
                                                                                            Boulevard
 23      Grants Pass Shopping Center           3/23/2007       61.7%            53.9%       1101 Northeast D Street
 24      Barnes Marketplace                    5/14/2007       60.4%            44.7%       5808-6084 Barnes
 25      Hilton Garden Inn - Tysons Corner     7/25/2006       66.8%            62.9%       8301 Boone Boulevard
 26      65 Sprague Street                     1/25/2007       64.6%            64.6%       63-101 Sprague Street
 27      Compass Bank Building                 4/27/2007       80.0%            80.0%       505 Marquette Avenue
                                                                                            Northwest
 28      Walgreens Pool V                       Various        79.6%            79.6%       Various
 28.01   Walgreens (Virginia Beach)             5/2/2007                                    5305 Indian River Road
 28.02   Walgreens (Snellville)                4/26/2007                                    3505 Centerville
                                                                                            Highway
 28.03   Walgreens (Rockport)                  5/23/2007                                    1309 State Highway 35
                                                                                            North
 28.04   Walgreens (Concord)                    5/2/2007                                    5230 Poplar Tent Road
 28.05   Walgreens (Florence)                  4/23/2007                                    2602 Florence
                                                                                            Boulevard
 29      Spring Hill Suites                     3/1/2007       74.8%            57.6%       22595 Shaw Road
 30      Hilton Garden Inn - JFK                1/1/2007       62.7%            56.5%       148-18 134th Street
 31      Intercontinental Center               4/10/2007       71.7%            64.1%       15600 John F. Kennedy
                                                                                            Boulevard
 32      West Volusia                          10/19/2006      80.0%            71.8%       2601 South Woodland
                                                                                            Boulevard
 33      Best Western Ocean View Resort         4/4/2007       70.7%            63.3%       414 North Prom
 34      Southlake Medical II                  12/1/2007       80.0%            74.7%       1545 East Southlake
                                                                                            Boulevard
 35      The Springs Resort                     3/5/2007       57.7%            52.6%       165 Hot Springs
                                                                                            Boulevard
 36      Silver Lake Office                    12/13/2006      75.0%            70.1%       800, 802, 820, 821, 841
                                                                                            & 861 Walker Road
 37      Crossroads Festival Shopping Center   4/16/2007       70.6%            66.2%       4811 East Grant Road
 38      The Inn at Little Washington          12/7/2006       66.3%            60.0%       309 Middle Street
 39      Sheraton Petaluma                      5/1/2007       60.3%            53.8%       745 Baywood Drive
 40      Revere Golf Club                      2/13/2007       60.6%            54.8%       2600 Hampton Road
 41      Staybridge Suites - New Orleans       9/19/2006       60.5%            52.2%       501 Tchoupitoulas
                                                                                            Street
 42      Mission Mayfield Downs                4/26/2007       74.8%            69.5%       2901 Mayfield Road
 43      Roosevelt Place                       4/20/2007       78.8%            73.7%       6242 Roosevelt
                                                                                            Boulevard; 1315
                                                                                            Howell Street; 1319
                                                                                            Cheltenham Avenue

                                                                                                          Net Rentable Area
                                                                                                           SF/rooms/units/
                                                                                Zip     Year     Year           holes/
Loan No. Property Name                       City         County        State   Code    Built  Renovated pads(11)(16)(17)(20)
-------- ----------------------------------- ------------ ------------ ------- ------- ------- --------- --------------------
 19.12   Holly Hill Office                   Holly Hill   Volusia        FL      32117    1961                   3,269
 19.13   Cordova Office                      Pensacola    Escambia       FL      32503    1986                   3,229
 19.14   Simpsonville Main Office            Simpsonville Greenville     SC      29681    1981                   5,400
 19.15   Sutter Creek                        Sutter Creek Amador         CA      95685    1984                   2,589
 19.16   Banner Elk                          Banner Elk   Avery          NC      28604    1986                   2,108
 20      AFRT Bank Branch Portfolio (Pool B) Various      Various      Various Various Various                  74,833
 20.01   New Citrus Park                     Tampa        Hillsborough   FL      33626    2001                   3,827
 20.02   Cypress Lake Drive                  Fort Myers   Lee            FL      33907    1998                   3,939
                                             Fort
 20.03   East Commercial Boulevard           Lauderdale   Broward        FL      33308    2003                   4,071
 20.04   Lake Community Bank                 Lakeport     Lake           CA      95453    1994                  15,060
 20.05   Roseville                           Roseville    Placer         CA      95661    1990                   6,200
 20.06   Largo Office                        Largo        Pinellas       FL      33774    1980                   6,756
 20.07   Harbison Office                     Irmo         Lexington      SC      29063    1993                   3,261
 20.08   Providence Square                   Marietta     Cobb           GA      30062    1981                   3,438
 20.09   Woodstock Crossing                  Woodstock    Cherokee       GA      30189    1997                   3,693
                                             Virginia     Virginia
 20.10   Virginia Beach Shore Drive          Beach        Beach City     VA      23451    1979                   3,850
 20.11   Ashley Village                      Cary         Wake           NC      27518    1996                   2,867
 20.12   The Avenues                         Jacksonville Duval          FL      32256    1999                   3,194
                                             Hamilton
 20.13   Hamilton Square                     Square       Mercer         NJ      08690    1940                   4,930
 20.14   West Market Street                  Greensboro   Guilford       NC      27407    1996                   2,320
                                             New Smyrna
 20.15   New Smyrna Beach East               Beach        Volusia        FL      32169    1983                   3,395
                                             Valley
 20.16   Valley Springs                      Springs      Calaveras      CA      95252    1992                   4,032
         Fountain Glen at Kentlands
 21      Apartments                          Gaithersburg Montgomery     MD      20878    1999                     206
 22      Strictly Pediatrics MOB             Austin       Travis         TX      78723    2007                 127,337
 23      Grants Pass Shopping Center         Grants Pass  Josephine      OR      97526    1964   2006          277,156
                                             Colorado
 24      Barnes Marketplace                  Springs      El Paso        CO      80922    2006                 203,852
 25      Hilton Garden Inn - Tysons Corner   Vienna       Fairfax        VA      22182    2006                     149
                                                                                         1906,
                                                                                         1915,
                                                                                         1920,
 26      65 Sprague Street                   Boston       Suffolk        MA      02136    1986   2000          639,567
 27      Compass Bank Building               Albuquerque  Bernalillo     NM      87102    1966   2007          229,899
 28      Walgreens Pool V                    Various      Various      Various Various Various                  73,840
                                             Virginia     Virginia
 28.01   Walgreens (Virginia Beach)          Beach        Beach City     VA      23464    2004                  14,820
 28.02   Walgreens (Snellville)              Snellville   Gwinnett       GA      30039    2007                  14,820
 28.03   Walgreens (Rockport)                Rockport     Aransas        TX      78382    2005                  14,820
 28.04   Walgreens (Concord)                 Concord      Cabarrus       NC      28027    2004                  14,560
 28.05   Walgreens (Florence)                Florence     Lauderdale     AL      35630    2006                  14,820
 29      Spring Hill Suites                  Sterling     Loudoun        VA      20166    2006                     158
 30      Hilton Garden Inn - JFK             Jamaica      Queens         NY      11430    2005                     188
 31      Intercontinental Center             Houston      Harris         TX      77032    1983   2001          196,895
 32      West Volusia                        Deland       Volusia        FL      32720    1986   2000          268,172
 33      Best Western Ocean View Resort      Seaside      Clatsop        OR      97138    1989   2007              107
 34      Southlake Medical II                Southlake    Tarrant        TX      76092    2004                  46,550
                                                                                         1957,
                                                                                         1962,
                                                                                         1965,
                                                                                         1983,
                                                                                         1997,
                                             Pagosa                                      2001,
 35      The Springs Resort                  Springs      Archuleta      CO      81147    2004   2004               50
 36      Silver Lake Office                  Dover        Kent           DE      19904    1982   2006          170,696
         Crossroads Festival Shopping
 37      Center                              Tucson       Pima           AZ      85712    1986                 125,423
                                                                                         1735-
 38      The Inn at Little Washington        Washington   Rappahannock   VA      22747    1988   2007               16
 39      Sheraton Petaluma                   Petaluma     Sonoma         CA      94954    2002                     183
 40      Revere Golf Club                    Henderson    Clark          NV      89052    1999                      36
 41      Staybridge Suites - New Orleans     New Orleans  Orleans        LA      70130    2004   2005              182
                                             Grand
 42      Mission Mayfield Downs              Prairie      Tarrant        TX      75052    2002                     258
 43      Roosevelt Place                     Philadelphia Philadelphia   PA      19149    1950                     248

                                                         Loan per
                                                           Net
                                                         Rentable
                                                         Area SF/
                                                          Rooms/
                                                          Units/
                                               Units of   Holes/   Prepayment Provisions (# of
Loan No. Property Name                         Measure  Pads(8)(9)      payments)(12)(13)      Loan No.    Property Name
-------- ------------------------------------- -------- ---------- --------------------------- -------- -------------------
 19.12   Holly Hill Office                     Sq. Ft.                                          19.12   Holly Hill Office
 19.13   Cordova Office                        Sq. Ft.                                          19.13   Cordova Office
                                                                                                        Simpsonville Main
 19.14   Simpsonville Main Office              Sq. Ft.                                          19.14   Office
 19.15   Sutter Creek                          Sq. Ft.                                          19.15   Sutter Creek
 19.16   Banner Elk                            Sq. Ft.                                          19.16   Banner Elk
                                                                                                        AFRT Bank Branch
 20      AFRT Bank Branch Portfolio (Pool B)   Sq. Ft.        401       L(26),D(90),O(4)        20      Portfolio (Pool B)
 20.01   New Citrus Park                       Sq. Ft.                                          20.01   New Citrus Park
 20.02   Cypress Lake Drive                    Sq. Ft.                                          20.02   Cypress Lake Drive
                                                                                                        East Commercial
 20.03   East Commercial Boulevard             Sq. Ft.                                          20.03   Boulevard
                                                                                                        Lake Community
 20.04   Lake Community Bank                   Sq. Ft.                                          20.04   Bank
 20.05   Roseville                             Sq. Ft.                                          20.05   Roseville
 20.06   Largo Office                          Sq. Ft.                                          20.06   Largo Office
 20.07   Harbison Office                       Sq. Ft.                                          20.07   Harbison Office
 20.08   Providence Square                     Sq. Ft.                                          20.08   Providence Square
                                                                                                        Woodstock
 20.09   Woodstock Crossing                    Sq. Ft.                                          20.09   Crossing
                                                                                                        Virginia Beach
 20.10   Virginia Beach Shore Drive            Sq. Ft.                                          20.10   Shore Drive
 20.11   Ashley Village                        Sq. Ft.                                          20.11   Ashley Village
 20.12   The Avenues                           Sq. Ft.                                          20.12   The Avenues
 20.13   Hamilton Square                       Sq. Ft.                                          20.13   Hamilton Square
 20.14   West Market Street                    Sq. Ft.                                          20.14   West Market Street
                                                                                                        New Smyrna Beach
 20.15   New Smyrna Beach East                 Sq. Ft.                                          20.15   East
 20.16   Valley Springs                        Sq. Ft.                                          20.16   Valley Springs
                                                                                                        Fountain Glen at
                                                                                                        Kentlands
 21      Fountain Glen at Kentlands Apartments  Units     135,922       L(26),D(90),O(4)        21      Apartments
                                                                                                        Strictly Pediatrics
 22      Strictly Pediatrics MOB               Sq. Ft.        219         YM1(116),O(4)         22      MOB
                                                                                                        Grants Pass
 23      Grants Pass Shopping Center           Sq. Ft.         90       L(25),D(91),O(4)        23      Shopping Center
 24      Barnes Marketplace                    Sq. Ft.        118       L(25),D(91),O(4)        24      Barnes Marketplace
                                                                                                        Hilton Garden Inn -
 25      Hilton Garden Inn - Tysons Corner      Rooms     157,718       L(31),D(87),O(2)        25      Tysons Corner
 26      65 Sprague Street                     Sq. Ft.         36       L(28),D(90),O(2)        26      65 Sprague Street
                                                                                                        Compass Bank
 27      Compass Bank Building                 Sq. Ft.         97       L(24),D(92),O(4)        27      Building
 28      Walgreens Pool V                      Sq. Ft.        298     L(25),DorYM1(91),O(4)     28      Walgreens Pool V
                                                                                                        Walgreens
 28.01   Walgreens (Virginia Beach)            Sq. Ft.                                          28.01   (Virginia Beach)
                                                                                                        Walgreens
 28.02   Walgreens (Snellville)                Sq. Ft.                                          28.02   (Snellville)
                                                                                                        Walgreens
 28.03   Walgreens (Rockport)                  Sq. Ft.                                          28.03   (Rockport)
                                                                                                        Walgreens
 28.04   Walgreens (Concord)                   Sq. Ft.                                          28.04   (Concord)
                                                                                                        Walgreens
 28.05   Walgreens (Florence)                  Sq. Ft.                                          28.05   (Florence)
 29      Spring Hill Suites                     Rooms     134,901       L(26),D(90),O(4)        29      Spring Hill Suites
                                                                                                        Hilton Garden Inn -
 30      Hilton Garden Inn - JFK                Rooms     111,702       L(28),D(88),O(4)        30      JFK
                                                                                                        Intercontinental
 31      Intercontinental Center               Sq. Ft.        104       L(26),D(90),O(4)        31      Center
 32      West Volusia                          Sq. Ft.         76       L(29),D(89),O(2)        32      West Volusia
                                                                                                        Best Western
 33      Best Western Ocean View Resort         Rooms     186,916       L(25),D(91),O(4)        33      Ocean View Resort
                                                                                                        Southlake Medical
 34      Southlake Medical II                  Sq. Ft.        400       L(27),D(89),O(4)        34      II
 35      The Springs Resort                     Rooms     369,100       L(25),D(91),O(4)        35      The Springs Resort
 36      Silver Lake Office                    Sq. Ft.        105      L(24),YM1(56),O(4)       36      Silver Lake Office
                                                                                                        Crossroads Festival
 37      Crossroads Festival Shopping Center   Sq. Ft.        144       L(26),D(90),O(4)        37      Shopping Center
                                                                                                        The Inn at Little
 38      The Inn at Little Washington           Rooms   1,093,750       L(30),D(86),O(4)        38      Washington
 39      Sheraton Petaluma                      Rooms      95,164       L(25),D(91),O(4)        39      Sheraton Petaluma
 40      Revere Golf Club                       Holes     479,167       L(27),D(89),O(4)        40      Revere Golf Club
                                                                                                        Staybridge Suites -
 41      Staybridge Suites - New Orleans        Rooms      91,346       L(30),D(86),O(4)        41      New Orleans
                                                                                                        Mission Mayfield
 42      Mission Mayfield Downs                 Units      59,109       L(26),D(90),O(4)        42      Downs
 43      Roosevelt Place                        Units      61,008       L(25),D(91),O(4)        43      Roosevelt Place

                                                Fourth                                      Second
                                                 Most    Fourth Most Third Most Third Most   Most    Second Most
                                                Recent   Recent NOI    Recent   Recent NOI  Recent   Recent NOI
Loan No. Property Name                           NOI        Date        NOI        Date      NOI        Date
-------- ------------------------------------- --------- ----------- ---------- ---------- --------- -----------
 19.12   Holly Hill Office                                                                    78,533 12/31/2006
 19.13   Cordova Office                                                                       71,867 12/31/2006
 19.14   Simpsonville Main Office                                                             69,311 12/31/2006
 19.15   Sutter Creek                                                                         53,139 12/31/2006
 19.16   Banner Elk                                                                           55,758 12/31/2006
 20      AFRT Bank Branch Portfolio (Pool B)                                               2,151,202 12/31/2006
 20.01   New Citrus Park                                                                     264,250 12/31/2006
 20.02   Cypress Lake Drive
 20.03   East Commercial Boulevard                                                           183,363 12/31/2006
 20.04   Lake Community Bank                                                                 199,272 12/31/2006
 20.05   Roseville                                                                           184,137 12/31/2006
 20.06   Largo Office                                                                        151,586 12/31/2006
 20.07   Harbison Office                                                                     119,706 12/31/2006
 20.08   Providence Square                                                                   112,259 12/31/2006
 20.09   Woodstock Crossing                                                                  254,628 12/31/2006
 20.10   Virginia Beach Shore Drive                                                          137,231 12/31/2006
 20.11   Ashley Village                                                                      121,033 12/31/2006
 20.12   The Avenues                                                                          66,120 12/31/2006
 20.13   Hamilton Square                                                                     108,070 12/31/2006
 20.14   West Market Street                                                                   98,570 12/31/2006
 20.15   New Smyrna Beach East                                                                80,904 12/31/2006
 20.16   Valley Springs                                                                       70,073 12/31/2006
 21      Fountain Glen at Kentlands Apartments                       1,700,311  12/31/2005 1,825,962 12/31/2006
 22      Strictly Pediatrics MOB
 23      Grants Pass Shopping Center           1,505,600 12/31/2004  1,359,494  12/31/2005 1,467,974 12/31/2006
 24      Barnes Marketplace
                                                                                                        T-8
 25      Hilton Garden Inn - Tysons Corner                                                   935,091 11/30/2006
                                                                                                        Ann.
 26      65 Sprague Street                                           1,996,941  12/31/2005 2,102,501 10/31/2006
 27      Compass Bank Building                                                             1,410,938 12/31/2006
 28      Walgreens Pool V
 28.01   Walgreens (Virginia Beach)
 28.02   Walgreens (Snellville)
 28.03   Walgreens (Rockport)
 28.04   Walgreens (Concord)
 28.05   Walgreens (Florence)
 29      Spring Hill Suites
 30      Hilton Garden Inn - JFK                                     1,871,818  12/31/2005 2,718,415 12/31/2006
 31      Intercontinental Center                                                            -111,047 12/31/2006
 32      West Volusia                          1,542,039 12/31/2004  1,773,119  12/31/2005
 33      Best Western Ocean View Resort                              1,940,154  12/31/2005 2,011,867 12/31/2006
                                                                                                        Ann.
 34      Southlake Medical II                                        1,059,376  12/31/2005 1,561,599 9/30/2006
 35      The Springs Resort                                          1,849,038  12/31/2005 2,140,170 12/31/2006
                                                                                                        Ann.
 36      Silver Lake Office                                          1,295,906  12/31/2005 1,213,966 11/30/2006
 37      Crossroads Festival Shopping Center   1,742,679 12/31/2004  1,632,616  12/31/2005 1,757,504 12/31/2006
                                                                                                        T-12
 38      The Inn at Little Washington          2,026,419 12/31/2004  1,791,044  12/31/2005 1,828,696 9/30/2006
 39      Sheraton Petaluma                                           1,611,230  12/31/2005 2,054,955 12/31/2006
 40      Revere Golf Club                      1,665,590 12/31/2004  1,950,427  12/31/2005 2,102,181 12/31/2006
                                                                                                        T-12
 41      Staybridge Suites - New Orleans                             1,570,005  12/31/2005 4,986,447 9/30/2006
 42      Mission Mayfield Downs                1,340,850 12/31/2004  1,308,315  12/31/2005 1,276,369 12/31/2006
 43      Roosevelt Place                                                                     929,838 12/31/2006

                                                 Most      Most
                                                Recent    Recent   Underwritten Underwritten Underwritten Underwritten
Loan No. Property Name                           NOI     NOI Date      NOI        Revenue        EGI        Expenses
-------- ------------------------------------- --------- --------- ------------ ------------ ------------ ------------
 19.12   Holly Hill Office                                             81,777       84,306        84,306       2,529
 19.13   Cordova Office                                                74,823       77,137        77,137       2,314
 19.14   Simpsonville Main Office                                      77,969       80,380        80,380       2,411
 19.15   Sutter Creek                                                  52,926       54,563        54,563       1,637
 19.16   Banner Elk                                                    52,926       54,563        54,563       1,637
 20      AFRT Bank Branch Portfolio (Pool B)                        2,447,716    2,523,419     2,523,419      75,703
 20.01   New Citrus Park                                              277,698      286,287       286,287       8,589
 20.02   Cypress Lake Drive                                           231,535      238,696       238,696       7,161
 20.03   East Commercial Boulevard                                    207,842      214,270       214,270       6,428
 20.04   Lake Community Bank                                          194,061      200,063       200,063       6,002
 20.05   Roseville                                                    176,419      181,875       181,875       5,456
 20.06   Largo Office                                                 150,544      155,200       155,200       4,656
 20.07   Harbison Office                                              148,605      153,201       153,201       4,596
 20.08   Providence Square                                            141,135      145,500       145,500       4,365
 20.09   Woodstock Crossing                                           147,375      151,933       151,933       4,558
 20.10   Virginia Beach Shore Drive                                   142,029      146,421       146,421       4,393
 20.11   Ashley Village                                               128,245      132,211       132,211       3,966
 20.12   The Avenues                                                  123,485      127,305       127,305       3,819
 20.13   Hamilton Square                                              110,462      113,878       113,878       3,416
 20.14   West Market Street                                           105,992      109,270       109,270       3,278
 20.15   New Smyrna Beach East                                         91,722       94,559        94,559       2,837
 20.16   Valley Springs                                                70,568       72,750        72,750       2,183
                                                           T-12
 21      Fountain Glen at Kentlands Apartments 1,827,234 3/31/2007  2,050,168    3,158,515     3,245,632   1,195,464
 22      Strictly Pediatrics MOB                                    2,770,724    2,752,776     4,287,534   1,516,810
                                                           T-12
 23      Grants Pass Shopping Center           1,644,918 4/30/2007  1,748,541    1,714,957     2,358,547     610,006
                                                           Ann.
 24      Barnes Marketplace                    2,537,515 5/1/2007   2,341,182    1,960,444     3,427,202   1,086,020
 25      Hilton Garden Inn - Tysons Corner                          2,779,000    6,853,000     7,477,000   4,698,000
 26      65 Sprague Street                                          2,697,078    2,969,778     4,465,281   1,768,203
                                                           T-12
 27      Compass Bank Building                 1,555,262 4/30/2007  2,253,240    3,205,403     3,562,124   1,308,884
 28      Walgreens Pool V                                           1,741,370    1,741,370     1,741,370
 28.01   Walgreens (Virginia Beach)                                   410,000      410,000       410,000
 28.02   Walgreens (Snellville)                                       391,500      391,500       391,500
 28.03   Walgreens (Rockport)                                         321,000      321,000       321,000
 28.04   Walgreens (Concord)                                          315,000      315,000       315,000
 28.05   Walgreens (Florence)                                         303,870      303,870       303,870
                                                           Ann.
 29      Spring Hill Suites                    1,353,880 4/30/2007  2,294,069    5,055,003     5,201,781   2,907,712
 30      Hilton Garden Inn - JFK                                    2,787,000    8,239,000     9,116,000   6,329,000
                                                           T-12
 31      Intercontinental Center                 213,310 3/31/2007  1,750,660    2,922,003     3,466,148   1,715,488
 32      West Volusia                                               1,865,768    2,190,294     2,712,003     846,235
                                                           T-12
 33      Best Western Ocean View Resort        2,044,503 3/31/2007  2,162,978    4,100,600     4,891,105   2,728,127
 34      Southlake Medical II                                       1,483,025    1,483,026     1,893,809     410,784
                                                           T-12
 35      The Springs Resort                    2,211,163 4/30/2007  2,013,879    2,234,679     4,682,572   2,668,693
 36      Silver Lake Office                                         1,820,492    2,956,763     2,956,762   1,136,270
                                                           Ann.
 37      Crossroads Festival Shopping Center   1,706,122 4/30/2007  1,712,113    1,668,523     2,407,358     695,245
 38      The Inn at Little Washington                               2,410,000    3,723,000    11,962,000   9,552,000
                                                           T-12
 39      Sheraton Petaluma                     1,886,067 5/31/2007  1,897,636    6,395,093     8,965,627   7,067,991
 40      Revere Golf Club                                           2,226,172    6,965,750    10,317,250   8,091,078
 41      Staybridge Suites - New Orleans                            2,329,000    6,070,000     6,146,000   3,817,000
                                                           T-12
 42      Mission Mayfield Downs                1,231,618 3/31/2007  1,260,517    2,094,427     2,251,795     991,278
 43      Roosevelt Place                                            1,332,229    1,928,457     2,014,207     681,978

                                                                         Underwritten
                                               Underwritten Underwritten   Net Cash
Loan No. Property Name                           Reserves      TI/LC         Flow     Largest Tenant(19)        SF
-------- ------------------------------------- ------------ ------------ ------------ ----------------------- ------
 19.12   Holly Hill Office                         327                     81,450     AmSouth Bank            3,269
 19.13   Cordova Office                            323                     74,500     AmSouth Bank            3,229
                                                                                      Provident Community
 19.14   Simpsonville Main Office                  540                     77,429     Bank                    5,400
                                                                                      Western Sierra
 19.15   Sutter Creek                              259                     52,667     National Bank           2,589
 19.16   Banner Elk                                211                     52,715     First Charter Bank      2,108
 20      AFRT Bank Branch Portfolio (Pool B)      7,483                   2,440,233
                                                                                      Branch Banking and
 20.01   New Citrus Park                           383                     277,315    Trust Company           3,827
                                                                                      Branch Banking and
 20.02   Cypress Lake Drive                        394                     231,141    Trust Company           3,939
 20.03   East Commercial Boulevard                 407                     207,435    Regions Bank            4,071
                                                                                      Lake Community
 20.04   Lake Community Bank                      1,506                    192,555    Bank                    15,060
                                                                                      Western Sierra
 20.05   Roseville                                 620                     175,799    National Bank           6,200
 20.06   Largo Office                              676                     149,868    Coast Bank of Florida   6,756
 20.07   Harbison Office                           326                     148,279    Regions Bank            3,261
 20.08   Providence Square                         344                     140,791    First Horizon Bank      3,438
 20.09   Woodstock Crossing                        369                     147,006    Regions Bank            3,693
                                                                                      Branch Banking and
 20.10   Virginia Beach Shore Drive                385                     141,644    Trust Company           3,850
 20.11   Ashley Village                            287                     127,958    First Charter Bank      2,867
                                                                                      Branch Banking and
 20.12   The Avenues                               319                     123,166    Trust Company           3,194
 20.13   Hamilton Square                           493                     109,969    1st Constitution Bank   4,930
 20.14   West Market Street                        232                     105,760    SunTrust Bank           2,320
 20.15   New Smyrna Beach East                     340                     91,383     AmSouth Bank            3,395
                                                                                      Western Sierra
 20.16   Valley Springs                            403                     70,164     National Bank           4,032
 21      Fountain Glen at Kentlands Apartments   41,200                   2,008,968
                                                                                      Specially for Children,
 22      Strictly Pediatrics MOB                 25,468       181,674     2,563,582   Children's Hospital     50,900
 23      Grants Pass Shopping Center             41,573       110,862     1,596,106   Gottschalks             44,557
 24      Barnes Marketplace                      27,027       46,792      2,267,363   Hobby Lobby             86,024
 25      Hilton Garden Inn - Tysons Corner       299,000                  2,480,000
 26      65 Sprague Street                       127,913      214,467     2,354,698   Sporto                  99,956
                                                                                      NM Public Defenders
 27      Compass Bank Building                   34,485       252,711     1,966,044   Department              57,962
 28      Walgreens Pool V                         7,530                   1,733,840
 28.01   Walgreens (Virginia Beach)               1,482                    408,518    Walgreens               14,820
 28.02   Walgreens (Snellville)                   1,482                    390,018    Walgreens               14,820
 28.03   Walgreens (Rockport)                     1,482                    319,518    Walgreens               14,820
 28.04   Walgreens (Concord)                      1,602                    313,398    Walgreens               14,560
 28.05   Walgreens (Florence)                     1,482                    302,388    Walgreens               14,820
 29      Spring Hill Suites                      208,071                  2,085,998
 30      Hilton Garden Inn - JFK                 365,000                  2,422,000
                                                                                      Intec Engineering
 31      Intercontinental Center                 39,455       98,447      1,612,758   Partnership, Ltd.       84,252
 32      West Volusia                            26,655       152,235     1,686,878   Winn Dixie              50,085
 33      Best Western Ocean View Resort          195,644                  1,967,334
                                                                                      Southlake Specialty
 34      Southlake Medical II                     6,983       46,550      1,429,492   Hospital, LLP           46,550
 35      The Springs Resort                      140,477                  1,873,402
                                                                                      State of DE Dept. of
 36      Silver Lake Office                      51,209       132,401     1,636,882   Insurance               26,141
 37      Crossroads Festival Shopping Center     21,949       105,037     1,585,127   Bed, Bath & Beyond      36,518
 38      The Inn at Little Washington            419,000                  1,991,000
 39      Sheraton Petaluma                       268,969                  1,628,667
 40      Revere Golf Club                        206,345                  2,019,827
 41      Staybridge Suites - New Orleans         246,000                  2,083,000
 42      Mission Mayfield Downs                  64,500                   1,196,017
 43      Roosevelt Place                         58,767                   1,273,463

                                             Lease                                         Lease
Loan No. Property Name                     Expiration 2nd Largest Tenant            SF   Expiration 3rd Largest Tenant
-------- --------------------------------- ---------- --------------------------- ------ ---------- -------------------
 19.12   Holly Hill Office                 11/30/2025
 19.13   Cordova Office                    11/30/2025
 19.14   Simpsonville Main Office          12/31/2020
 19.15   Sutter Creek                      5/31/2016
 19.16   Banner Elk                        8/31/2016
 20      AFRT Bank Branch Portfolio (Pool
         B)
 20.01   New Citrus Park                   11/30/2025
 20.02   Cypress Lake Drive                8/31/2026
 20.03   East Commercial Boulevard         11/30/2020
 20.04   Lake Community Bank               5/31/2016
 20.05   Roseville                         5/31/2016
 20.06   Largo Office                      11/30/2020
 20.07   Harbison Office                   11/30/2020
 20.08   Providence Square                 11/30/2025
 20.09   Woodstock Crossing                7/31/2021
 20.10   Virginia Beach Shore Drive        11/30/2025
 20.11   Ashley Village                    11/30/2025
 20.12   The Avenues                       8/31/2026
 20.13   Hamilton Square                   6/30/2014
 20.14   West Market Street                11/30/2025
 20.15   New Smyrna Beach East             11/30/2025
 20.16   Valley Springs                    5/31/2016
 21      Fountain Glen at Kentlands
         Apartments
 22      Strictly Pediatrics MOB            3/1/2017  Strictly Pediatrics Surgery 20,664  3/1/2017  Children's Urology
                                                      Center of Texas, LLP
 23      Grants Pass Shopping Center       1/31/2016  Rite Aid                    32,066 9/30/2008  Ross
 24      Barnes Marketplace                 6/8/2021  Bed Bath and Beyond         32,000 10/16/2016 Circuit City
 25      Hilton Garden Inn - Tysons Corner
 26      65 Sprague Street                 12/31/2007 John Hancock Life           88,000 7/31/2010  Goddess Bra
                                                      Insurance                                     Company
 27      Compass Bank Building             6/30/2017  Sento Corporation           45,162 12/31/2010 City of
                                                                                                    Albuquerque
 28      Walgreens Pool V
 28.01   Walgreens (Virginia Beach)        9/30/2080
 28.02   Walgreens (Snellville)            2/28/2082
 28.03   Walgreens (Rockport)              6/30/2080
 28.04   Walgreens (Concord)               10/31/2079
 28.05   Walgreens (Florence)              2/28/2082
 29      Spring Hill Suites
 30      Hilton Garden Inn - JFK
 31      Intercontinental Center           11/30/2013 Wood Group Power, Inc.      17,127 9/30/2017  Cosco Container
                                                                                                    Lines America, Inc.
 32      West Volusia                      2/28/2012  Belk, Inc.                  50,000 10/11/2007 T.J. Maxx
 33      Best Western Ocean View Resort
 34      Southlake Medical II              11/25/2024
 35      The Springs Resort
 36      Silver Lake Office                4/30/2013  State of Delaware Office    18,369 5/31/2016  Playtex
                                                      of Management & Budget
 37      Crossroads Festival Shopping      1/31/2009  Crossroads 6 Theaters       22,500 7/31/2011  Blockbuster Video,
         Center                                                                                     Inc.
 38      The Inn at Little Washington
 39      Sheraton Petaluma
 40      Revere Golf Club
 41      Staybridge Suites - New Orleans
 42      Mission Mayfield Downs
 43      Roosevelt Place

                                                                                                 Upfront        Monthly
                                                        Lease       Occupancy     Occupancy    Replacement    Replacement
Loan No. Property Name                           SF   Expiration Rate(11)(18)(19) As-of Date Reserves(14)(29) Reserves(14)
-------- ------------------------------------- ------ ---------- ---------------- ---------- ---------------- ------------
 19.12   Holly Hill Office                                            100.00%      8/5/2007
 19.13   Cordova Office                                               100.00%      8/5/2007
 19.14   Simpsonville Main Office                                     100.00%      8/5/2007
 19.15   Sutter Creek                                                 100.00%      8/5/2007
 19.16   Banner Elk                                                   100.00%      8/5/2007
 20      AFRT Bank Branch Portfolio (Pool B)                          100.00%      8/5/2007
 20.01   New Citrus Park                                              100.00%      8/5/2007
 20.02   Cypress Lake Drive                                           100.00%      8/5/2007
 20.03   East Commercial Boulevard                                    100.00%      8/5/2007
 20.04   Lake Community Bank                                          100.00%      8/5/2007
 20.05   Roseville                                                    100.00%      8/5/2007
 20.06   Largo Office                                                 100.00%      8/5/2007
 20.07   Harbison Office                                              100.00%      8/5/2007
 20.08   Providence Square                                            100.00%      8/5/2007
 20.09   Woodstock Crossing                                           100.00%      8/5/2007
 20.10   Virginia Beach Shore Drive                                   100.00%      8/5/2007
 20.11   Ashley Village                                               100.00%      8/5/2007
 20.12   The Avenues                                                  100.00%      8/5/2007
 20.13   Hamilton Square                                              100.00%      8/5/2007
 20.14   West Market Street                                           100.00%      8/5/2007
 20.15   New Smyrna Beach East                                        100.00%      8/5/2007
 20.16   Valley Springs                                               100.00%      8/5/2007
 21      Fountain Glen at Kentlands Apartments                         89.32%      6/1/2007                       3,434
 22      Strictly Pediatrics MOB               9,395   3/1/2017       100.00%      4/1/2007        2,122          2,122
 23      Grants Pass Shopping Center           29,120 2/10/2018        83.10%     3/20/2007                       3,465
 24      Barnes Marketplace                    30,438 6/14/2017        97.06%      6/4/2007
 25      Hilton Garden Inn - Tysons Corner                             50.52%     11/30/2006       1,000         22,250
 26      65 Sprague Street                     59,899 7/31/2010        89.61%     2/14/2007
 27      Compass Bank Building                 15,054 12/31/2010       91.82%      7/1/2007                       2,874
 28      Walgreens Pool V                                             100.00%      8/1/2007
 28.01   Walgreens (Virginia Beach)                                   100.00%      8/1/2007
 28.02   Walgreens (Snellville)                                       100.00%      8/1/2007
 28.03   Walgreens (Rockport)                                         100.00%      8/1/2007
 28.04   Walgreens (Concord)                                          100.00%      8/1/2007
 28.05   Walgreens (Florence)                                         100.00%      8/1/2007
 29      Spring Hill Suites                                            49.20%     4/30/2007                      17,340
 30      Hilton Garden Inn - JFK                                       92.04%     12/31/2006       1,000         30,387
 31      Intercontinental Center               15,164 7/15/2017        82.82%      5/1/2007                       3,288
 32      West Volusia                          30,000 1/31/2008        97.57%     12/5/2006                       2,221
 33      Best Western Ocean View Resort                                75.82%     3/31/2007                      16,180
 34      Southlake Medical II                                         100.00%      8/1/2007                         582
 35      The Springs Resort                                            91.56%     4/30/2007                      11,707
 36      Silver Lake Office                    17,802 12/31/2011      100.00%     12/7/2006       75,000
 37      Crossroads Festival Shopping Center   7,000  4/30/2009       100.00%     5/22/2007        1,044          1,044
 38      The Inn at Little Washington                                  78.30%     9/30/2006
 39      Sheraton Petaluma                                             70.63%     3/31/2007                      22,302
 40      Revere Golf Club                                                NAP       8/1/2007        1,000         17,195
 41      Staybridge Suites - New Orleans                               92.50%     11/30/2006       1,000         19,833
 42      Mission Mayfield Downs                                        89.92%     5/31/2007      516,000
 43      Roosevelt Place                                               96.37%     4/18/2007                       4,897

                                               Upfront TI/  Monthly TI/                 Monthly      Upfront
                                                    LC           LC      Upfront Tax      Tax       Insurance
Loan No. Property Name                         Reserves(14) Reserves(14) Reserves(14) Reserves(14) Reserves(14)
-------- ------------------------------------- ------------ ------------ ------------ ------------ ------------
 19.12   Holly Hill Office
 19.13   Cordova Office
 19.14   Simpsonville Main Office
 19.15   Sutter Creek
 19.16   Banner Elk
 20      AFRT Bank Branch Portfolio (Pool B)
 20.01   New Citrus Park
 20.02   Cypress Lake Drive
 20.03   East Commercial Boulevard
 20.04   Lake Community Bank
 20.05   Roseville
 20.06   Largo Office
 20.07   Harbison Office
 20.08   Providence Square
 20.09   Woodstock Crossing
 20.10   Virginia Beach Shore Drive
 20.11   Ashley Village
 20.12   The Avenues
 20.13   Hamilton Square
 20.14   West Market Street
 20.15   New Smyrna Beach East
 20.16   Valley Springs
 21      Fountain Glen at Kentlands Apartments                             266,811       26,682       17,086
 22      Strictly Pediatrics MOB                                           266,107       53,089       25,630
 23      Grants Pass Shopping Center                            9,239       46,289       15,430        6,746
 24      Barnes Marketplace                                                  6,610        6,610
 25      Hilton Garden Inn - Tysons Corner                                  52,848       26,424       36,840
 26      65 Sprague Street                                                               45,843       36,100
 27      Compass Bank Building                                 21,060       38,425        9,606        7,737
 28      Walgreens Pool V
 28.01   Walgreens (Virginia Beach)
 28.02   Walgreens (Snellville)
 28.03   Walgreens (Rockport)
 28.04   Walgreens (Concord)
 28.05   Walgreens (Florence)
 29      Spring Hill Suites
 30      Hilton Garden Inn - JFK
 31      Intercontinental Center                                8,204      177,069       29,512       73,290
 32      West Volusia                            $100,000      10,001      133,138       28,828       47,559
 33      Best Western Ocean View Resort                                     96,276       10,698       67,855
 34      Southlake Medical II                                   3,880       23,173       23,173       10,634
 35      The Springs Resort                                                  7,481        7,530       43,116
 36      Silver Lake Office                       425,000                   99,739       16,623       19,943
 37      Crossroads Festival Shopping Center                                47,288       23,644       13,541
 38      The Inn at Little Washington                                       20,250        6,750       95,980
 39      Sheraton Petaluma                                                  64,075       21,359
 40      Revere Golf Club                                                   31,308       15,654       13,812
 41      Staybridge Suites - New Orleans                                   198,120       25,202
 42      Mission Mayfield Downs                                            213,619       35,604        9,590
 43      Roosevelt Place                                                    62,115       12,423       36,692

                                                               Upfront
                                                  Monthly    Engineering      Other       Other Reserves
Loan No. Property Name                         Insurance(14) Reserve(14) Reserves(14)(15) Description(14)(15)
-------- ------------------------------------- ------------- ----------- ---------------- -----------------------------
 19.12   Holly Hill Office
 19.13   Cordova Office
 19.14   Simpsonville Main Office
 19.15   Sutter Creek
 19.16   Banner Elk
 20      AFRT Bank Branch Portfolio (Pool B)
 20.01   New Citrus Park
 20.02   Cypress Lake Drive
 20.03   East Commercial Boulevard
 20.04   Lake Community Bank
 20.05   Roseville
 20.06   Largo Office
 20.07   Harbison Office
 20.08   Providence Square
 20.09   Woodstock Crossing
 20.10   Virginia Beach Shore Drive
 20.11   Ashley Village
 20.12   The Avenues
 20.13   Hamilton Square
 20.14   West Market Street
 20.15   New Smyrna Beach East
 20.16   Valley Springs
 21      Fountain Glen at Kentlands Apartments     4,473                    3,000,000     Earnout Holdback [LC]
 22      Strictly Pediatrics MOB                   5,126                       25,000     Elevator Holdback
                                                                                          Earnout Holdback (5,000,000
                                                                                          [LC]); CAM Reserve
 23      Grants Pass Shopping Center               3,373      $ 33,438      5,041,543     (41,543)
 24      Barnes Marketplace                                                 3,549,299     Credit Enhancement Escrow
 25      Hilton Garden Inn - Tysons Corner         4,605                      740,452     Interest Reserve
                                                                                          Phase I Remediation
 26      65 Sprague Street                         6,017        86,850         50,000     (Environmental Reserve)
 27      Compass Bank Building                     2,579        15,000         35,857     Debt Service Reserve
 28      Walgreens Pool V
 28.01   Walgreens (Virginia Beach)
 28.02   Walgreens (Snellville)
 28.03   Walgreens (Rockport)
 28.04   Walgreens (Concord)
 28.05   Walgreens (Florence)
 29      Spring Hill Suites                                                 1,616,139     Debt Service Reserve
 30      Hilton Garden Inn - JFK
                                                                                          Earnout Holdback (2,500,000
                                                                                          [1,500,000 LC; 1,000,000
                                                                                          Cash]); COSCO Reserve
                                                                                          (405,266); Free Rent Reserve
                                                                                          (161,468); Woodgroup
                                                                                          Reserve (71,063); Intec
 31      Intercontinental Center                   9,162                    3,162,797     Reserve (25,000)
 32      West Volusia                             11,890       472,500
                                                                                          Seasonality Reserve
                                                                                          (294,500 Initial; 147,250
                                                                                          ongoing monthly collected
 33      Best Western Ocean View Resort            7,382        64,250        294,500     June through September)
                                                                                          Expansion TI Reserve
                                                                                          (3,000,000); Expansion
                                                                                          Occupancy Reserve
 34      Southlake Medical II                        818                    4,400,000     (1,400,000)
 35      The Springs Resort                        6,230
 36      Silver Lake Office                        3,324
 37      Crossroads Festival Shopping Center       2,708
                                                                                          Borrower has established a
                                                                                          Post Closing Reserve by
                                                                                          depositing $250,000 at
                                                                                          closing for payment of all
                                                                                          post-closing obligations. The
                                                                                          funds shall be released to
                                                                                          Borrower at such time as
                                                                                          each of the items listed on
                                                                                          Exhibit A of the Post Closing
                                                                                          Agreement is considered
                                                                                          fully satisfied. Borrower has
                                                                                          established a Renovation
                                                                                          Escrow by depositing
                                                                                          $628,000 at closing for
                                                                                          payment of the planned
                                                                                          renovations/additions.
                                                                                          Withdrawals from the
                                                                                          Renovation Escrow shall be
                                                                                          periodically made by
                                                                                          Borrower in accordance with
                                                                                          the terms and conditions of
                                                                                          the Blocked Account
 38      The Inn at Little Washington             13,711                      878,000     Agreement.
 39      Sheraton Petaluma
 40      Revere Golf Club
 41      Staybridge Suites - New Orleans           7,050
 42      Mission Mayfield Downs                    4,107        11,250
 43      Roosevelt Place                           5,450           625

                                               Environmental
                                                  Report     Engineering
Loan No. Property Name                           Date(31)    Report Date Sponsor
-------- ------------------------------------- ------------- ----------- --------------------------------------
 19.12   Holly Hill Office                      3/30/2007    3/30/2007
 19.13   Cordova Office                         3/30/2007    3/30/2007
 19.14   Simpsonville Main Office               3/30/2007    3/30/2007
 19.15   Sutter Creek                            4/2/2007    3/30/2007
 19.16   Banner Elk                             3/30/2007    3/30/2007
 20      AFRT Bank Branch Portfolio (Pool B)     Various     3/30/2007   American Financial Realty Trust
 20.01   New Citrus Park                        3/30/2007    3/30/2007
 20.02   Cypress Lake Drive                     3/30/2007    3/30/2007
 20.03   East Commercial Boulevard              3/30/2007    3/30/2007
 20.04   Lake Community Bank                    3/30/2007    3/30/2007
 20.05   Roseville                               4/2/2007    3/30/2007
 20.06   Largo Office                           3/30/2007    3/30/2007
 20.07   Harbison Office                        3/30/2007    3/30/2007
 20.08   Providence Square                      3/30/2007    3/30/2007
 20.09   Woodstock Crossing                     3/30/2007    3/30/2007
 20.10   Virginia Beach Shore Drive             3/30/2007    3/30/2007
 20.11   Ashley Village                         3/30/2007    3/30/2007
 20.12   The Avenues                            3/30/2007    3/30/2007
 20.13   Hamilton Square                        3/30/2007    3/30/2007
 20.14   West Market Street                     3/30/2007    3/30/2007
 20.15   New Smyrna Beach East                  3/30/2007    3/30/2007
 20.16   Valley Springs                          4/2/2007    3/30/2007
 21      Fountain Glen at Kentlands Apartments  4/23/2007    4/23/2007   Stephen A. Goldberg
                                                                         Phillip Berry; Jose Cartez; Jay
                                                                         Shapiro; Mark Smith; Jordan Scalo;
 22      Strictly Pediatrics MOB                3/16/2007    3/16/2007   Kathleen Sanders; Robert Schlechter
 23      Grants Pass Shopping Center            3/19/2007    3/20/2007   Rodney Freeman; Ernie Auerbach
 24      Barnes Marketplace                     5/29/2007     5/9/2007   Christopher S. Jenkins
                                                                         Federal Center Plaza Corporation;
 25      Hilton Garden Inn - Tysons Corner      11/22/2006   11/8/2006   Donohoe Hospitality Services LLC
                                                                         Jonathan Stott; Peter D. O'Connor;
 26      65 Sprague Street                      1/31/2007    1/31/2007   Peter F. Murphy
 27      Compass Bank Building                  6/14/2007     5/9/2007   Aaron Hazelrigg
 28      Walgreens Pool V                        Various      Various    Stanley A. Jacobson
 28.01   Walgreens (Virginia Beach)              3/7/2007     3/7/2007
 28.02   Walgreens (Snellville)                 2/27/2007    2/27/2007
 28.03   Walgreens (Rockport)                    1/3/2007     1/3/2007
 28.04   Walgreens (Concord)                     3/7/2007     3/7/2007
 28.05   Walgreens (Florence)                    3/1/2007     3/1/2007
 29      Spring Hill Suites                      3/7/2007     3/7/2007   B.F. Saul Real Estate Investment Trust
                                                                         Hersha Hospitality Limited
 30      Hilton Garden Inn - JFK                1/26/2007    1/23/2007   Partnership
 31      Intercontinental Center                4/23/2007    4/23/2007   Bresler & Reiner, Inc.
 32      West Volusia                           10/23/2006   10/23/2006  Victory Real Estate Investments, LLC
 33      Best Western Ocean View Resort          4/4/2007     4/3/2007   Terrance J. Bichsel; James J. Larkin
 34      Southlake Medical II                    4/4/2007    3/30/2007   Cambridge Holdings Incorporated
                                                                         Nerissa J. Whittington; Keely W.
 35      The Springs Resort                      3/5/2007     3/5/2007   Reyes
                                                                         Donald A. Berg; Craig Frater; Leo W.
 36      Silver Lake Office                     3/12/2007    3/12/2007   Raisis
 37      Crossroads Festival Shopping Center    4/24/2007    4/10/2007   George Larsen; Donald Baker
 38      The Inn at Little Washington           1/24/2007    1/26/2007   Patrick O'Connell
 39      Sheraton Petaluma                      4/27/2007    4/27/2007   Donald Green; John Webley
                                                                         CORE Realty Holdings, LLC; CORE
                                                                         Revere Holdings, LLC; John R.
 40      Revere Golf Club                       3/23/2007    2/26/2007   Saunders
 41      Staybridge Suites - New Orleans        10/9/2006    10/4/2006   Paul Flower
                                                                         Mission Residential, LLC; Finlay
                                                                         Partners LLC; Mission Mayfield
 42      Mission Mayfield Downs                  4/4/2007     4/4/2007   Downs Leaseco, LP
 43      Roosevelt Place                         6/6/2007    4/10/2007   Pinchos D. Shemano

                                                                           % of
                                                          % of          Applicable
                                                         Initial  Loan     Loan                Mortgage
                                                          Pool   Group    Group       # of       Loan
Loan No. Property Name                                   Balance 1 or 2  Balance   Properties Seller (1)
-------- ----------------------------------------------- ------- ------ ---------- ---------- ----------
 44      Pullman Portfolio                                0.52%    2       5.45%       11       GACC
 44.01   Coffeehouse                                      0.14%            1.48%       1        GACC
 44.02   Grandview Park                                   0.07%            0.71%       1        GACC
 44.03   Campus Ridge                                     0.06%            0.68%       1        GACC
 44.04   Greystone Church                                 0.06%            0.64%       1        GACC
 44.05   Cougar Place                                     0.05%            0.51%       1        GACC
 44.06   Cougar Tower                                     0.04%            0.42%       1        GACC
 44.07   915/917 & 920 NE C Street                        0.03%            0.34%       1        GACC
 44.08   510 Oak Street                                   0.02%            0.25%       1        GACC
 44.09   450 & 520 NE Oak Street, 820 NE Colorado Street  0.02%            0.25%       1        GACC
 44.10   925/927 Maple Street                             0.01%            0.08%       1        GACC
 44.11   945/965 Maple Street                             0.01%            0.08%       1        GACC
 45      The Village at Mayfield Apartments               0.51%    2       5.32%       1        GACC
 46      Brentmoor Apartments                             0.50%    2       5.23%       1        GACC
 47      Courtyard by Marriott - Worcester                0.50%    1       0.55%       1       Capmark
 48      510 Township Road                                0.48%    1       0.53%       1        GACC
 49      Davis Commons Apartments(22)                     0.48%    2       5.05%       1       Capmark
 50      Walgreens Pool IV                                0.48%    1       0.53%       3       Capmark
 50.01   Walgreens (Rochester Hills)                      0.19%            0.21%       1       Capmark
 50.02   CVS (Coon Rapids)                                0.15%            0.17%       1       Capmark
 50.03   Walgreens (Norton)                               0.13%            0.14%       1       Capmark
 51      380 Lafayette Street                             0.45%    1       0.50%       1        GACC
 52      Bob's Red Mill Industrial Building               0.45%    1       0.49%       1        GACC
 53      Regency North Whole Foods Center                 0.44%    1       0.49%       1        GACC
 54      Fishkill Holiday Inn                             0.43%    1       0.47%       1        GACC
 55      Hampton Inn at Bellingham Airport                0.42%    1       0.47%       1        GACC
 56      199 Lafayette Street                             0.40%    1       0.44%       1        GACC
 57      Highland Park Office Building                    0.40%    1       0.44%       1       KeyBank
 58      Vanowen Apartments                               0.38%    2       3.99%       1        GACC
 59      Marina Del Rey Shopping Center                   0.38%    1       0.42%       1        GACC
 60      99 Sutton Street                                 0.36%    2       3.75%       1        GACC
 61      1130 Rainier Avenue South                        0.35%    1       0.39%       1       KeyBank
 62      Rolando Plaza                                    0.35%    1       0.38%       1        GACC
 63      TownePlace Suites - Sterling(23)                 0.34%    1       0.38%       1       Capmark
 64      Boatyard Shopping Center                         0.33%    1       0.37%       1       KeyBank
 65      Silver Square Office Building(26)                0.31%    1       0.34%       1       Capmark
 66      Walgreens Portfolio III - Pool 2                 0.31%    1       0.34%       2        GACC
 66.01   Walgreens (Baton Rouge)                          0.16%            0.17%       1        GACC
 66.02   Walgreens (Richmond)                             0.15%            0.17%       1        GACC
 67      West Carmel Marketplace - Inline                 0.30%    1       0.33%       1       KeyBank
 68      Stonehedge Square(30)                            0.30%    1       0.33%       1       KeyBank
 69      Boardwalk Shopping Center                        0.29%    1       0.32%       1        GACC
 70      Hubbard Portfolio- Montlimar Apartments          0.28%    2       2.96%       1       Capmark
 71      25 Jay Street                                    0.28%    2       2.96%       1        GACC
 72      TownePlace Suites - Williston                    0.28%    1       0.31%       1       Capmark
 73      Price Chopper Center                             0.27%    1       0.30%       1       KeyBank
 74      Beverly Boulevard                                0.27%    1       0.30%       2        GACC
 74.01   8150 Beverly Boulevard                           0.19%            0.21%       1        GACC
 74.02   7407 Beverly Boulevard                           0.08%            0.08%       1        GACC
 75      Western Plaza(27)                                0.27%    1       0.30%       1       KeyBank

                                                                                  General
                                             Original   Cut-off Date Maturity /   Property     Detailed    Interest
Loan No. Property Name                       Balance      Balance    ARD Balance    Type     Property Type   Rate
-------- ---------------------------------- ----------- ------------ ----------- ----------- ------------- --------
 44      Pullman Portfolio                   15,100,000  15,100,000   13,746,234 Multifamily    Student     6.3800%
                                                                                                Housing
 44.01   Coffeehouse                          4,111,106   4,111,106              Multifamily    Student
                                                                                                Housing
 44.02   Grandview Park                     $ 1,968,473 $ 1,968,473              Multifamily    Student
                                                                                                Housing
 44.03   Campus Ridge                         1,879,362   1,879,362              Multifamily    Student
                                                                                                Housing
 44.04   Greystone Church                     1,761,902   1,761,902              Multifamily    Student
                                                                                                Housing
 44.05   Cougar Place                         1,409,522   1,409,522              Multifamily    Student
                                                                                                Housing
 44.06   Cougar Tower                         1,174,602   1,174,602              Multifamily    Student
                                                                                                Housing
 44.07   915/917 & 920 NE C Street              939,682     939,682              Multifamily    Student
                                                                                                Housing
 44.08   510 Oak Street                         704,761     704,761              Multifamily    Student
                                                                                                Housing
 44.09   450 & 520 NE Oak Street, 820 NE        704,761     704,761              Multifamily    Student
         Colorado Street                                                                        Housing
 44.10   925/927 Maple Street                   234,920     234,920              Multifamily    Student
                                                                                                Housing
 44.11   945/965 Maple Street                   210,908     210,908              Multifamily    Student
                                                                                                Housing
 45      The Village at Mayfield Apartments  14,750,000  14,750,000  $14,750,000 Multifamily Conventional   5.5400%
 46      Brentmoor Apartments                14,500,000  14,500,000   14,140,326 Multifamily Conventional   5.7200%
 47      Courtyard by Marriott - Worcester   14,500,000  14,500,000   13,717,651    Hotel       Limited     5.6100%
                                                                                                Service
 48      510 Township Road                   14,000,000  14,000,000   13,044,475   Office      Suburban     5.7060%
 49      Davis Commons Apartments(22)        14,000,000  14,000,000   14,000,000 Multifamily Conventional   5.8100%
 50      Walgreens Pool IV                   13,766,450  13,766,450   13,766,450   Retail      Anchored     5.6600%
 50.01   Walgreens (Rochester Hills)          5,589,980   5,589,980                Retail      Anchored
 50.02   CVS (Coon Rapids)                    4,426,470   4,426,470                Retail      Anchored
 50.03   Walgreens (Norton)                   3,750,000   3,750,000                Retail      Anchored
 51      380 Lafayette Street                13,000,000  13,000,000   12,214,302   Office         CBD       6.3340%
 52      Bob's Red Mill Industrial Building  12,900,000  12,900,000   11,386,086 Industrial      Flex       5.8200%
 53      Regency North Whole Foods Center    12,800,000  12,800,000   12,800,000   Retail      Anchored     5.4400%
 54      Fishkill Holiday Inn                12,500,000  12,433,120   11,328,662    Hotel    Full Service   6.1400%
 55      Hampton Inn at Bellingham Airport   12,200,000  12,191,174   10,499,617    Hotel       Limited     6.5000%
                                                                                                Service
 56      199 Lafayette Street                11,550,000  11,550,000   10,688,760   Retail     Unanchored    6.3520%
 57      Highland Park Office Building       11,500,000  11,500,000   11,500,000   Office      Suburban     6.4700%
 58      Vanowen Apartments                  11,070,000  11,070,000   11,070,000 Multifamily Conventional   5.7500%
 59      Marina Del Rey Shopping Center      11,000,000  11,000,000    9,796,849   Retail     Unanchored    6.2200%
 60      99 Sutton Street                    10,400,000  10,400,000   10,400,000 Multifamily Conventional   5.7700%
 61      1130 Rainier Avenue South           10,200,000  10,200,000    9,492,096   Office      Suburban     5.6200%
 62      Rolando Plaza                       10,000,000  10,000,000    8,646,043   Retail      Anchored     5.8600%
 63      TownePlace Suites - Sterling(23)    10,000,000   9,981,582    8,475,072    Hotel      Extended     5.9700%
                                                                                                 Stay
 64      Boatyard Shopping Center             9,700,000   9,700,000    9,030,581   Retail      Anchored     5.6500%
 65      Silver Square Office Building(26)    9,000,000   9,000,000    7,855,309   Office         CBD       6.2300%
 66      Walgreens Portfolio III - Pool 2     8,900,000   8,900,000    8,900,000   Retail      Anchored     5.6600%
 66.01   Walgreens (Baton Rouge)              4,493,666   4,493,666                Retail      Anchored
 66.02   Walgreens (Richmond)                 4,406,334   4,406,334                Retail      Anchored
 67      West Carmel Marketplace - Inline     8,750,000   8,750,000    8,009,994   Retail     Unanchored    5.6200%
 68      Stonehedge Square(30)                8,700,000   8,700,000    8,157,952   Retail      Anchored     6.1800%
 69      Boardwalk Shopping Center            8,500,000   8,500,000    7,749,408  Mixed Use  Office/Retail  6.4600%
 70      Hubbard Portfolio- Montlimar         8,220,000   8,204,589    6,949,965 Multifamily Conventional   5.8900%
         Apartments
 71      25 Jay Street                        8,200,000   8,200,000    8,200,000 Multifamily Multifamily/   5.7700%
                                                                                                Retail
 72      TownePlace Suites - Williston        8,000,000   8,000,000    7,570,859    Hotel      Extended     5.6400%
                                                                                                 Stay
 73      Price Chopper Center                 7,899,000   7,891,925    6,640,945   Retail      Anchored     5.7000%
 74      Beverly Boulevard                    7,755,000   7,755,000    6,936,091  Mixed Use     Various     6.4100%
 74.01   8150 Beverly Boulevard               5,544,145   5,544,145                Office         CBD
 74.02   7407 Beverly Boulevard               2,210,855   2,210,855               Mixed Use  Retail/Office
 75      Western Plaza(27)                    7,750,000   7,750,000    7,217,164   Retail      Anchored     5.6700%

                                                                                      Stated
                                                                            Original Remaining
                                                                            Term to   Term to
                                                                  Interest  Maturity Maturity    Original    Remaining
                                                  Administrative  Accrual    or ARD   or ARD   Amortization Amortization
Loan No. Property Name                             Fee Rate (2)    Basis     (mos.)   (mos.)   Term (mos.)  Term (mos.)
-------- ---------------------------------------- -------------- ---------- -------- --------- ------------ ------------
 44      Pullman Portfolio                           0.03061%    Actual/360   120       119        360          360
 44.01   Coffeehouse
 44.02   Grandview Park
 44.03   Campus Ridge
 44.04   Greystone Church
 44.05   Cougar Place
 44.06   Cougar Tower
 44.07   915/917 & 920 NE C Street
 44.08   510 Oak Street
 44.09   450 & 520 NE Oak Street, 820 NE Colorado
         Street
 44.10   925/927 Maple Street
 44.11   945/965 Maple Street
 45      The Village at Mayfield Apartments          0.02061%    Actual/360   120       116          0            0
 46      Brentmoor Apartments                        0.02061%    Actual/360    60        56        360          360
 47      Courtyard by Marriott - Worcester           0.02061%    Actual/360    84        82        360          360
 48      510 Township Road                           0.03061%    Actual/360   120       117        360          360
 49      Davis Commons Apartments(22)                0.05061%    Actual/360    60        58          0            0
 50      Walgreens Pool IV                           0.05061%    Actual/360   120       118          0            0
 50.01   Walgreens (Rochester Hills)
 50.02   CVS (Coon Rapids)
 50.03   Walgreens (Norton)
 51      380 Lafayette Street                        0.03061%    Actual/360   120       119        360          360
 52      Bob's Red Mill Industrial Building          0.02061%    Actual/360   120       116        360          360
 53      Regency North Whole Foods Center            0.02061%    Actual/360    84        80          0            0
 54      Fishkill Holiday Inn                        0.03061%    Actual/360    60        56        300          296
 55      Hampton Inn at Bellingham Airport           0.03061%    Actual/360   120       119        360          359
 56      199 Lafayette Street                        0.03061%    Actual/360   120       119        360          360
 57      Highland Park Office Building               0.05061%    Actual/360   120       119          0            0
 58      Vanowen Apartments                          0.02061%    Actual/360   120       115          0            0
 59      Marina Del Rey Shopping Center              0.03061%    Actual/360   120       120        360          360
 60      99 Sutton Street                            0.03061%    Actual/360    60        57          0            0
 61      1130 Rainier Avenue South                   0.05061%    Actual/360   120       118        360          360
 62      Rolando Plaza                               0.03061%    Actual/360   120       117        360          360
 63      TownePlace Suites - Sterling(23)            0.02061%    Actual/360   120       118        360          358
 64      Boatyard Shopping Center                    0.05061%    Actual/360   120       118        360          360
 65      Silver Square Office Building(26)           0.10061%    Actual/360   120       120        360          360
 66      Walgreens Portfolio III - Pool 2            0.02061%    Actual/360   120       116          0            0
 66.01   Walgreens (Baton Rouge)
 66.02   Walgreens (Richmond)
 67      West Carmel Marketplace - Inline            0.10061%    Actual/360   120       118        420          420
 68      Stonehedge Square(30)                       0.05061%    Actual/360   120       119        360          360
 69      Boardwalk Shopping Center                   0.03061%    Actual/360   120       119        360          360
 70      Hubbard Portfolio- Montlimar Apartments     0.02061%    Actual/360   120       118        360          358
 71      25 Jay Street                               0.03061%    Actual/360    60        57          0            0
 72      TownePlace Suites - Williston               0.02061%    Actual/360    84        82        360          360
 73      Price Chopper Center                        0.05061%    Actual/360   120       119        360          359
 74      Beverly Boulevard                           0.03061%    Actual/360   120       119        360          360
 74.01   8150 Beverly Boulevard
 74.02   7407 Beverly Boulevard
 75      Western Plaza(27)                           0.10061%    Actual/360   120       118        360          360

                                                                                          Remaining
                                                                                  Monthly Interest
                                                    First   Maturity               Debt     Only
                                                   Payment  Date or   Annual Debt Service  Period    Lockbox
Loan No. Property Name                              Date      ARD     Service (3)   (3)    (mos.)      (4)
-------- ---------------------------------------- --------- --------- ----------- ------- --------- ---------
 44      Pullman Portfolio                         8/1/2007  7/1/2017  1,131,045   94,254     35      None
 44.01   Coffeehouse
 44.02   Grandview Park
 44.03   Campus Ridge
 44.04   Greystone Church
 44.05   Cougar Place
 44.06   Cougar Tower
 44.07   915/917 & 920 NE C Street
 44.08   510 Oak Street
 44.09   450 & 520 NE Oak Street, 820 NE Colorado
         Street
 44.10   925/927 Maple Street
 44.11   945/965 Maple Street
 45      The Village at Mayfield Apartments        5/1/2007  4/1/2017 $  828,499  $69,042    116      None
 46      Brentmoor Apartments                      5/1/2007  4/1/2012  1,012,103   84,342     32      None
 47      Courtyard by Marriott - Worcester         7/1/2007  6/1/2014    999,995   83,333     34      None
 48      510 Township Road                         6/1/2007  5/1/2017    975,712   81,309     57      Soft
 49      Davis Commons Apartments(22)              7/1/2007  6/1/2012    824,697   68,725     58      None
 50      Walgreens Pool IV                         7/1/2007  6/1/2017    790,003   65,834    118      None
 50.01   Walgreens (Rochester Hills)
 50.02   CVS (Coon Rapids)
 50.03   Walgreens (Norton)
 51      380 Lafayette Street                      8/1/2007  7/1/2017    969,058   80,755     59      None
 52      Bob's Red Mill Industrial Building        5/1/2007  4/1/2017    910,266   75,856     20      None
 53      Regency North Whole Foods Center          5/1/2007  4/1/2014    705,991   58,833     80      None
 54      Fishkill Holiday Inn                      5/1/2007  4/1/2012    979,329   81,611             None
 55      Hampton Inn at Bellingham Airport         8/1/2007  7/1/2017    925,348   77,112             Soft
 56      199 Lafayette Street                      8/1/2007  7/1/2017    862,600   71,883     47      None
 57      Highland Park Office Building             8/1/2007  7/1/2017    754,384   62,865    119    Springing
 58      Vanowen Apartments                        4/1/2007  3/1/2017    645,366   53,780    115      None
 59      Marina Del Rey Shopping Center            9/1/2007  8/1/2017    810,173   67,514     24      None
 60      99 Sutton Street                          6/1/2007  5/1/2012    608,414   50,701     57      None
 61      1130 Rainier Avenue South                 7/1/2007  6/1/2017    704,217   58,685     58    Springing
 62      Rolando Plaza                             6/1/2007  5/1/2017    708,695   59,058      9      None
 63      TownePlace Suites - Sterling(23)          7/1/2007  6/1/2017    717,148   59,762             None
 64      Boatyard Shopping Center                  7/1/2007  6/1/2017    671,902   55,992     58    Springing
 65      Silver Square Office Building(26)         9/1/2007  8/1/2017    663,570   55,298     12      None
 66      Walgreens Portfolio III - Pool 2          5/1/2007  4/1/2017    510,736   42,561    116      None
 66.01   Walgreens (Baton Rouge)
 66.02   Walgreens (Richmond)
 67      West Carmel Marketplace - Inline          7/1/2007  6/1/2017    572,148   47,679     22      None
 68      Stonehedge Square(30)                     8/1/2007  7/1/2017    638,063   53,172     59    Springing
 69      Boardwalk Shopping Center                 8/1/2007  7/1/2017    642,028   53,502     35      None
 70      Hubbard Portfolio- Montlimar Apartments   7/1/2007  6/1/2017    584,439   48,703             None
 71      25 Jay Street                             6/1/2007  5/1/2012    479,711   39,976     57      None
 72      TownePlace Suites - Williston             7/1/2007  6/1/2014    553,540   46,128     34      None
 73      Price Chopper Center                      8/1/2007  7/1/2017    550,150   45,846             None
 74      Beverly Boulevard                         8/1/2007  7/1/2017    582,705   48,559     23      None
 74.01   8150 Beverly Boulevard
 74.02   7407 Beverly Boulevard
 75      Western Plaza(27)                        7/11/2007 6/11/2017    538,006   44,834     58    Springing

                                                        Crossed
                                                   ARD   With
                                                  (Yes/  Other  Related  DSCR(3)(5)(6) Grace  Payment   Appraised
Loan No. Property Name                             No)   Loans  Borrower    (7)(8)     Period  Date   Value(10)(25)
-------- ---------------------------------------- ----- ------- -------- ------------- ------ ------- -------------
 44      Pullman Portfolio                         No     No                 1.13        5       1     19,400,000
 44.01   Coffeehouse                                                                                    5,281,818
 44.02   Grandview Park                                                                                 2,529,032
 44.03   Campus Ridge                                                                                   2,414,545
 44.04   Greystone Church                                                                               2,263,636
 44.05   Cougar Place                                                                                   1,810,909
 44.06   Cougar Tower                                                                                   1,509,091
 44.07   915/917 & 920 NE C Street                                                                      1,207,273
 44.08   510 Oak Street                                                                                   905,455
 44.09   450 & 520 NE Oak Street, 820 NE Colorado                                                         905,455
         Street
 44.10   925/927 Maple Street                                                                             301,818
 44.11   945/965 Maple Street                                                                             270,968
 45      The Village at Mayfield Apartments        No     No                 1.54        5       1     19,000,000
 46      Brentmoor Apartments                      No     No                 1.15        5       1     18,500,000
 47      Courtyard by Marriott - Worcester         No     No    Yes - I      1.39        5       1     17,600,000
 48      510 Township Road                         No     No    Yes - E      1.11        5       1     17,500,000
 49      Davis Commons Apartments(22)              No     No                 1.36        5       1     17,500,000
 50      Walgreens Pool IV                         No     No                 1.38        5       1     17,280,000
 50.01   Walgreens (Rochester Hills)                                                                    7,000,000
 50.02   CVS (Coon Rapids)                                                                              5,580,000
 50.03   Walgreens (Norton)                                                                             4,700,000
 51      380 Lafayette Street                      No     No                 1.22        5       1     23,000,000
 52      Bob's Red Mill Industrial Building        No     No                 1.24        0       1     17,450,000
 53      Regency North Whole Foods Center          No     No                 1.32        5       1     16,000,000
 54      Fishkill Holiday Inn                      No     No                 1.29        5       1     17,000,000
 55      Hampton Inn at Bellingham Airport         No     No                 1.34        5       1     15,800,000
 56      199 Lafayette Street                      No     No                 1.02        5       1     16,900,000
 57      Highland Park Office Building             No     No                 1.51        5       1     20,400,000
 58      Vanowen Apartments                        No     No                 1.39        0       1     14,800,000
 59      Marina Del Rey Shopping Center            No     No                 1.16        5       1     15,900,000
 60      99 Sutton Street                          No     No    Yes - G      1.34        5       1     13,200,000
 61      1130 Rainier Avenue South                 Yes    No                 1.17        7       1     13,700,000
 62      Rolando Plaza                             No     No                 1.12        5       1     14,300,000
 63      TownePlace Suites - Sterling(23)          No     No                 1.42        5       1     13,500,000
 64      Boatyard Shopping Center                  No     No                 1.25        5       1     16,650,000
 65      Silver Square Office Building(26)         No     No    Yes - F      1.25        5       1     12,000,000
 66      Walgreens Portfolio III - Pool 2          No     No    Yes - D      1.38        5       1     11,210,000
 66.01   Walgreens (Baton Rouge)                                Yes - D                                 5,660,000
 66.02   Walgreens (Richmond)                                   Yes - D                                 5,550,000
 67      West Carmel Marketplace - Inline          No     No                 1.17        5       1     10,800,000
 68      Stonehedge Square(30)                     No     No                 1.26        5       1     14,000,000
 69      Boardwalk Shopping Center                 No     No                 1.17        5       1     10,610,000
 70      Hubbard Portfolio- Montlimar Apartments   No     No    Yes - H      1.35        5       1     10,700,000
 71      25 Jay Street                             No     No    Yes - G      1.37        5       1     11,300,000
 72      TownePlace Suites - Williston             No     No    Yes - I      1.47        5       1     10,250,000
 73      Price Chopper Center                      No     No                 1.15        5       1     10,150,000
 74      Beverly Boulevard                         No     No                 1.15        5       1     11,400,000
 74.01   8150 Beverly Boulevard                                                                         8,150,000
 74.02   7407 Beverly Boulevard                                                                         3,250,000
 75      Western Plaza(27)                         No     No    Yes - K      1.15        5      11      9,800,000

                                                                         LTV
                                            Appraisal   Cut-Off Date  Ratio at
                                              As-of         LTV       Maturity/
Loan No. Property Name                      Date(10)   Ratio(6)(7)(8) ARD(6)(8) Address
-------- ---------------------------------- ---------- -------------- --------- ---------------------------------
 44      Pullman Portfolio                   5/5/2007       73.7%       66.7%   Various
 44.01   Coffeehouse                         5/5/2007                           1000 SE Latah Street
 44.02   Grandview Park                      5/5/2007                           955 NE Maple Street
 44.03   Campus Ridge                        5/5/2007                           605 NE Ruby Street
 44.04   Greystone Church                    5/5/2007                           430 NE Maple Street
 44.05   Cougar Place                        5/5/2007                           850 NE C Street
 44.06   Cougar Tower                        5/5/2007                           818 NE C Street
 44.07   915/917 & 920 NE C Street           5/5/2007                           915/917 & 920 NE C Street
 44.08   510 Oak Street                      5/5/2007                           510 Oak Street
 44.09   450 & 520 NE Oak Street, 820 NE     5/5/2007                           450 & 520 NE Oak Street, 820 NE
         Colorado Street                                                        Colorado Street
 44.10   925/927 Maple Street                5/5/2007                           925/927 Maple Street
 44.11   945/965 Maple Street                5/5/2007                           945/965 Maple Street
 45      The Village at Mayfield Apartments 2/12/2007       77.6%       77.6%   919 Aintree Park Drive
 46      Brentmoor Apartments               2/13/2007       78.4%       76.4%   2080 Brentmoor Drive
 47      Courtyard by Marriott - Worcester   4/1/2007       82.4%       77.9%   72 Grove Street
 48      510 Township Road                  3/23/2007       80.0%       74.5%   510 East Township Line Road
 49      Davis Commons Apartments(22)       4/12/2007       80.0%       80.0%   8415 University Station Circle
 50      Walgreens Pool IV                   Various        79.7%       79.7%   Various
 50.01   Walgreens (Rochester Hills)        1/24/2007                           1490 North Rochester Road
 50.02   CVS (Coon Rapids)                  1/26/2007                           10930 University Avenue
 50.03   Walgreens (Norton)                 1/26/2007                           38 West Main Street
 51      380 Lafayette Street                6/6/2007       56.5%       53.1%   380 Lafayette Street
 52      Bob's Red Mill Industrial Building  9/1/2007       73.9%       65.2%   13521 SE Pheasant Court
 53      Regency North Whole Foods Center   2/26/2007       80.0%       80.0%   7401 West 91st Street
 54      Fishkill Holiday Inn               11/10/2006      73.1%       66.6%   542 Route 9
 55      Hampton Inn at Bellingham Airport  4/30/2007       77.2%       66.5%   3985 Bennett Drive
 56      199 Lafayette Street               3/21/2007       68.3%       63.2%   199 Lafayette Street
 57      Highland Park Office Building       4/4/2007       56.4%       56.4%   4416 East West Highway
 58      Vanowen Apartments                 1/12/2007       74.8%       74.8%   21021 Vanowen Street
 59      Marina Del Rey Shopping Center      3/1/2007       69.2%       61.6%   510 Washington Boulevard
 60      99 Sutton Street                    3/5/2007       78.8%       78.8%   99 Sutton Street
 61      1130 Rainier Avenue South           6/1/2007       74.5%       69.3%   1130 Rainier Avenue South
 62      Rolando Plaza                       3/9/2007       69.9%       60.5%   6411-6535 University Avenue
 63      TownePlace Suites - Sterling(23)    5/1/2007       73.9%       62.8%   21123 Whitfield Place
 64      Boatyard Shopping Center            5/5/2007       58.3%       54.2%   101 Boatyard Drive
 65      Silver Square Office Building(26)  4/27/2007       75.0%       65.5%   625 Silver Avenue Southwest
 66      Walgreens Portfolio III - Pool 2    Various        79.4%       79.4%   Various
 66.01   Walgreens (Baton Rouge)            1/10/2007                           5955 Airline Highway
 66.02   Walgreens (Richmond)               1/12/2007                           3700 National Road East
 67      West Carmel Marketplace - Inline    5/1/2007       81.0%       74.2%   10025 North Michigan Road
 68      Stonehedge Square(30)              4/30/2007       62.1%       58.3%   950 Walnut Bottom Road
 69      Boardwalk Shopping Center          4/12/2007       68.5%       61.5%   23535 West Interstate Highway 10
 70      Hubbard Portfolio- Montlimar        5/8/2007       76.7%       65.0%   1417 Azalea Road
         Apartments
 71      25 Jay Street                       3/5/2007       72.6%       72.6%   25 Jay Street
 72      TownePlace Suites - Williston       4/1/2007       78.0%       73.9%   66 Zephyr Road
 73      Price Chopper Center                5/1/2007       77.8%       65.4%   15970 South Mur-Len Road
 74      Beverly Boulevard                  3/30/2007       68.0%       60.8%   Various
 74.01   8150 Beverly Boulevard             3/30/2007                           8150 Beverly Boulevard, 139 North
                                                                                Kilkea Drive
 74.02   7407 Beverly Boulevard             3/30/2007                           7407 Beverly Boulevard
 75      Western Plaza(27)                  4/11/2007       79.1%       73.6%   2085 US Highway 17

                                                                                                    Net Rentable Area
                                                                                                     SF/rooms/units/
                                                                Zip                                       holes/
Loan No. Property Name            City       County     State   Code   Year Built  Year Renovated  pads(11)(16)(17)(20)
-------- -------------------- ------------ ----------- ------- ------- ---------- ---------------- --------------------
 44      Pullman Portfolio    Pullman      Whitman       WA      99163    Various          Various           141
 44.01   Coffeehouse          Pullman      Whitman       WA      99163       2002                             35
 44.02   Grandview Park       Pullman      Whitman       WA      99163       2003                             28
 44.03   Campus Ridge         Pullman      Whitman       WA      99163       1995                             16
 44.04   Greystone Church     Pullman      Whitman       WA      99163       1899             2005            15
 44.05   Cougar Place         Pullman      Whitman       WA      99163       2000                             12
 44.06   Cougar Tower         Pullman      Whitman       WA      99163       2001                             10
 44.07   915/917 & 920        Pullman      Whitman       WA      99163 1928, 1958                              8
         NE C Street
 44.08   510 Oak Street       Pullman      Whitman       WA      99163       1920             1988             6
 44.09   450 & 520 NE         Pullman      Whitman       WA      99163 1909, 1913 1988, 1989, 2002             6
         Oak Street, 820
         NE Colorado
         Street
 44.10   925/927 Maple        Pullman      Whitman       WA      99163       2004                              2
         Street
 44.11   945/965 Maple        Pullman      Whitman       WA      99163 1912, 1936       1989, 1992             3
         Street
 45      The Village at       Mayfield     Cuyahoga      OH      44143  1966-1969                            252
         Mayfield             Village
         Apartments
 46      Brentmoor            Raleigh      Wake          NC      27604       2004                            228
         Apartments
 47      Courtyard by         Worcester    Worcester     MA      01605       1999             2006           130
         Marriott -
         Worcester
 48      510 Township         Blue Bell    Montgomery    PA      19422       1963             1999        86,909
         Road
 49      Davis Commons        Charlotte    Mecklenburg   NC      28269       1996                            180
         Apartments(22)
 50      Walgreens Pool       Various      Various     Various Various    Various                         41,940
         IV
 50.01   Walgreens            Rochester    Oakland       MI      48307       2006                         14,490
         (Rochester Hills)    Hills
 50.02   CVS (Coon            Coon Rapids  Anoka         MN      55448       2006                         12,900
         Rapids)
 50.03   Walgreens            Norton       Bristol       MA      02766       2005                         14,550
         (Norton)
 51      380 Lafayette        New York     New York      NY      10003       1906             2006        35,030
         Street
 52      Bob's Red Mill       Milwaukie    Clackamas     OR      97222       1961                        310,000
         Industrial
         Building
 53      Regency North        Overland     Johnson       KS      66212       2003                         74,059
         Whole Foods          Park
         Center
 54      Fishkill Holiday     Fishkill     Dutchess      NY      12524       1965             2005           157
         Inn
 55      Hampton Inn at       Bellingham   Whatcom       WA      98225 1991, 2001             2005           132
         Bellingham
         Airport
 56      199 Lafayette        New York     New York      NY      10012       1900             2000        19,000
         Street
 57      Highland Park        Bethesda     Montgomery    MD      20814       2000                         46,805
         Office Building
 58      Vanowen              Canoga Park  Los Angeles   CA      91303       1988                             80
         Apartments
 59      Marina Del Rey       Marina Del   Los Angeles   CA      90292       1969             2006        23,919
         Shopping Center      Rey
 60      99 Sutton Street     Brooklyn     Kings         NY      11222       1930             2003            31
 61      1130 Rainier         Seattle      King          WA      98144       1914             2000        62,000
         Avenue South
 62      Rolando Plaza        San Diego    San Deigo     CA      92115       1955             1977        72,428
 63      TownePlace           Sterling     Loudoun       VA      20165       1997             2005            95
         Suites -
         Sterling(23)
 64      Boatyard             Fort Bragg   Mendocino     CA      95437       1985             2006       103,828
         Shopping Center
 65      Silver Square        Albuquerque  Bernalillo    NM      87102       1956             2006       116,634
         Office
         Building(26)
 66      Walgreens            Various      Various     Various Various    Various                         29,640
         Portfolio III - Pool
         2
 66.01   Walgreens (Baton     Baton        East Baton    LA      70805       2005                         14,820
         Rouge)               Rouge        Rouge
 66.02   Walgreens            Richmond     Wayne         IN      47374       2006                         14,820
         (Richmond)
 67      West Carmel          Carmel       Hamilton      IN      46032       2004                         31,541
         Marketplace -
         Inline
 68      Stonehedge           Carlisle     Cumberland    PA      17015       1989             2006        88,677
         Square(30)
 69      Boardwalk            San Antonio  Bexar         TX      78257       2004                         40,424
         Shopping Center
 70      Hubbard              Mobile       Mobile        AL      36693       1982                            256
         Portfolio-
         Montlimar
         Apartments
 71      25 Jay Street        Brooklyn     Kings         NY      11201       1920             2002            25
 72      TownePlace           Williston    Chittenden    VT      05495       1999             2006            95
         Suites - Williston
 73      Price Chopper        Olathe       Johnson       KS      66062       2006                         78,796
         Center
 74      Beverly              Los Angeles  Los Angeles   CA    Various    Various          Various        25,478
         Boulevard
 74.01   8150 Beverly         Los Angeles  Los Angeles   CA      90048       1961             1994        19,988
         Boulevard
 74.02   7407 Beverly         Los Angeles  Los Angeles   CA      90036       1937             2005         5,490
         Boulevard
 75      Western Plaza(27)    Jacksonville Onslow        NC      28546       1989                         68,386

                                                      Loan per
                                                        Net
                                                      Rentable
                                                      Area SF/
                                                       Rooms/
                                                       Units/
                                            Units of   Holes/   Prepayment Provisions (# of
Loan No. Property Name                      Measure  Pads(8)(9)      payments)(12)(13)      Loan No. Property Name
-------- ---------------------------------- -------- ---------- --------------------------- -------- -------------------------
 44      Pullman Portfolio                   Units    107,092        L(25),D(91),O(4)        44          Pullman Portfolio
 44.01   Coffeehouse                         Units                                           44.01          Coffeehouse
 44.02   Grandview Park                      Units                                           44.02        Grandview Park
 44.03   Campus Ridge                        Units                                           44.03         Campus Ridge
 44.04   Greystone Church                    Units                                           44.04       Greystone Church
 44.05   Cougar Place                        Units                                           44.05         Cougar Place
 44.06   Cougar Tower                        Units                                           44.06         Cougar Tower
 44.07   915/917 & 920 NE C Street           Units                                           44.07      915/917 & 920 NE C
                                                                                                              Street
 44.08   510 Oak Street                      Units                                           44.08        510 Oak Street
 44.09   450 & 520 NE Oak Street, 820 NE     Units                                           44.09   450 & 520 NE Oak Street,
         Colorado Street                                                                              820 NE Colorado Street
 44.10   925/927 Maple Street                Units                                           44.10     925/927 Maple Street
 44.11   945/965 Maple Street                Units                                           44.11     945/965 Maple Street
 45      The Village at Mayfield             Units     58,532        L(28),D(88),O(4)        45       The Village at Mayfield
         Apartments                                                                                         Apartments
 46      Brentmoor Apartments                Units     63,596        L(28),D(30),O(2)        46        Brentmoor Apartments
 47      Courtyard by Marriott - Worcester   Rooms    111,538        L(26),D(54),O(4)        47       Courtyard by Marriott -
                                                                                                             Worcester
 48      510 Township Road                  Sq. Ft.       161        L(27),D(89),O(4)        48          510 Township Road
 49      Davis Commons Apartments(22)        Units     77,778        L(26),D(30),O(4)        49            Davis Commons
                                                                                                          Apartments(22)
 50      Walgreens Pool IV                  Sq. Ft.       328      L(26),DorYM1(90),O(4)     50          Walgreens Pool IV
 50.01   Walgreens (Rochester Hills)        Sq. Ft.                                          50.01     Walgreens (Rochester
                                                                                                              Hills)
 50.02   CVS (Coon Rapids)                  Sq. Ft.                                          50.02       CVS (Coon Rapids)
 50.03   Walgreens (Norton)                 Sq. Ft.                                          50.03      Walgreens (Norton)
 51      380 Lafayette Street               Sq. Ft.       371        L(25),D(91),O(4)        51        380 Lafayette Street
 52      Bob's Red Mill Industrial Building Sq. Ft.        42        L(28),D(90),O(2)        52      Bob's Red Mill Industrial
                                                                                                             Building
 53      Regency North Whole Foods          Sq. Ft.       173        L(28),D(53),O(3)        53         Regency North Whole
         Center                                                                                            Foods Center
 54      Fishkill Holiday Inn                Rooms     79,192        L(28),D(28),O(4)        54        Fishkill Holiday Inn
 55      Hampton Inn at Bellingham           Rooms     92,357        L(25),D(91),O(4)        55           Hampton Inn at
         Airport                                                                                        Bellingham Airport
 56      199 Lafayette Street               Sq. Ft.       608        L(25),D(91),O(4)        56        199 Lafayette Street
 57      Highland Park Office Building      Sq. Ft.       246          YM1(59),O(61)         57        Highland Park Office
                                                                                                             Building
 58      Vanowen Apartments                  Units    138,375        L(29),D(89),O(2)        58         Vanowen Apartments
 59      Marina Del Rey Shopping Center     Sq. Ft.       460        L(24),D(92),O(4)        59       Marina Del Rey Shopping
                                                                                                              Center
 60      99 Sutton Street                    Units    335,484        L(27),D(29),O(4)        60          99 Sutton Street
 61      1130 Rainier Avenue South          Sq. Ft.       165        L(26),D(90),O(4)        61         1130 Rainier Avenue
                                                                                                               South
 62      Rolando Plaza                      Sq. Ft.       138        L(27),D(89),O(4)        62            Rolando Plaza
 63      TownePlace Suites - Sterling(23)    Rooms    105,069        L(26),D(90),O(4)        63         TownePlace Suites -
                                                                                                           Sterling(23)
 64      Boatyard Shopping Center           Sq. Ft.        93        L(26),D(90),O(4)        64      Boatyard Shopping Center
 65      Silver Square Office Building(26)  Sq. Ft.        77        L(24),D(92),O(4)        65        Silver Square Office
                                                                                                           Building(26)
 66      Walgreens Portfolio III - Pool 2   Sq. Ft.       300      L(28),DorYM1(88),O(4)     66      Walgreens Portfolio III -
                                                                                                              Pool 2
 66.01   Walgreens (Baton Rouge)            Sq. Ft.                                          66.01    Walgreens (Baton Rouge)
 66.02   Walgreens (Richmond)               Sq. Ft.                                          66.02     Walgreens (Richmond)
 67      West Carmel Marketplace - Inline   Sq. Ft.       277        L(26),D(90),O(4)        67       West Carmel Marketplace
                                                                                                             - Inline
 68      Stonehedge Square(30)              Sq. Ft.        98        L(25),D(90),O(5)        68        Stonehedge Square(30)
 69      Boardwalk Shopping Center          Sq. Ft.       210        L(25),D(91),O(4)        69         Boardwalk Shopping
                                                                                                              Center
 70      Hubbard Portfolio- Montlimar        Units     32,049        L(26),D(90),O(4)        70         Hubbard Portfolio-
         Apartments                                                                                    Montlimar Apartments
 71      25 Jay Street                       Units    328,000        L(27),D(29),O(4)        71            25 Jay Street
 72      TownePlace Suites - Williston       Rooms     84,211        L(26),D(54),O(4)        72         TownePlace Suites -
                                                                                                             Williston
 73      Price Chopper Center               Sq. Ft.       100        L(25),D(91),O(4)        73        Price Chopper Center
 74      Beverly Boulevard                  Sq. Ft.       304        L(25),D(89),O(6)        74          Beverly Boulevard
 74.01   8150 Beverly Boulevard             Sq. Ft.                                          74.01    8150 Beverly Boulevard
 74.02   7407 Beverly Boulevard             Sq. Ft.                                          74.02    7407 Beverly Boulevard
 75      Western Plaza(27)                  Sq. Ft.       113        L(26),D(90),O(4)        75          Western Plaza(27)

                                                        Fourth Most            Third Most             Second Most
                                            Fourth Most Recent NOI  Third Most Recent NOI Second Most Recent NOI
Loan No. Property Name                      Recent NOI     Date     Recent NOI    Date    Recent NOI     Date
-------- ---------------------------------- ----------- ----------- ---------- ---------- ----------- -----------
 44      Pullman Portfolio                   1,148,716  12/31/2004   1,225,456 12/31/2005  1,375,925  12/31/2006
 44.01   Coffeehouse                           248,208  12/31/2004     266,701 12/31/2005    262,954  12/31/2006
 44.02   Grandview Park                        283,489  12/31/2004     240,061 12/31/2005    224,390  12/31/2006
 44.03   Campus Ridge                          158,760  12/31/2004     187,628 12/31/2005    195,306  12/31/2006
 44.04   Greystone Church                                               69,369 12/31/2005    179,244  12/31/2006
 44.05   Cougar Place                          145,051  12/31/2004     156,962 12/31/2005    166,123  12/31/2006
 44.06   Cougar Tower                           86,383  12/31/2004      91,067 12/31/2005     97,954  12/31/2006
 44.07   915/917 & 920 NE C Street              72,979  12/31/2004      73,829 12/31/2005     72,492  12/31/2006
 44.08   510 Oak Street                         35,908  12/31/2004      35,966 12/31/2005     38,245  12/31/2006
 44.09   450 & 520 NE Oak Street, 820 NE        67,029  12/31/2004      60,787 12/31/2005     61,329  12/31/2006
         Colorado Street
 44.10   925/927 Maple Street                                                                 28,565  12/31/2006
 44.11   945/965 Maple Street               $   50,909  12/31/2004  $   43,086 12/31/2005 $   49,323  12/31/2006
 45      The Village at Mayfield Apartments  1,102,608  12/31/2004   1,158,299 12/31/2005  1,051,607        Ann.
                                                                                                      11/30/2006
 46      Brentmoor Apartments                 -216,202  12/31/2004     523,152 12/31/2005  1,027,614  12/31/2006
 47      Courtyard by Marriott - Worcester   1,840,355  12/31/2004   1,821,583 12/31/2005  1,788,408  12/31/2006
 48      510 Township Road                   1,838,413  12/31/2004   1,449,084 12/31/2005
 49      Davis Commons Apartments(22)
 50      Walgreens Pool IV
 50.01   Walgreens (Rochester Hills)
 50.02   CVS (Coon Rapids)
 50.03   Walgreens (Norton)
 51      380 Lafayette Street
 52      Bob's Red Mill Industrial Building
 53      Regency North Whole Foods Center    1,109,014  12/31/2004     803,339 12/31/2005    842,985  12/31/2006
 54      Fishkill Holiday Inn                                          800,940 12/31/2005  1,493,409  12/31/2006
 55      Hampton Inn at Bellingham Airport   1,106,806  12/31/2004   1,082,057 12/31/2005  1,442,417  12/31/2006
 56      199 Lafayette Street                                          209,083 12/31/2005    589,865  12/31/2006
 57      Highland Park Office Building       1,196,336  12/31/2004   1,314,646 12/31/2005  1,390,321  12/31/2006
 58      Vanowen Apartments                    758,873  12/31/2004     774,591 12/31/2005    900,414  12/31/2006
 59      Marina Del Rey Shopping Center                                568,628 12/31/2005    468,798  12/31/2006
 60      99 Sutton Street                      889,667  12/31/2004     899,882 12/31/2005    874,594  12/31/2006
 61      1130 Rainier Avenue South
 62      Rolando Plaza                                                 925,696 12/31/2005    912,570  12/31/2006
 63      TownePlace Suites - Sterling(23)    1,256,608  12/31/2004   1,268,445 12/31/2005  1,197,394  12/31/2006
 64      Boatyard Shopping Center
 65      Silver Square Office Building(26)
 66      Walgreens Portfolio III - Pool 2
 66.01   Walgreens (Baton Rouge)
 66.02   Walgreens (Richmond)
 67      West Carmel Marketplace - Inline
 68      Stonehedge Square(30)
 69      Boardwalk Shopping Center                                                           406,749  12/31/2006
 70      Hubbard Portfolio- Montlimar                                  978,333 12/31/2005    906,225  12/31/2006
         Apartments
 71      25 Jay Street                         546,755  12/31/2004     588,752 12/31/2005    679,906  12/31/2006
 72      TownePlace Suites - Williston         983,423  12/31/2004     812,093 12/31/2005    877,355  12/31/2006
 73      Price Chopper Center
 74      Beverly Boulevard                     373,108  12/31/2004     306,188 12/31/2005    811,717  12/31/2006
 74.01   8150 Beverly Boulevard                373,108  12/31/2004     306,188 12/31/2005    721,685  12/31/2006
 74.02   7407 Beverly Boulevard                                                               90,032  12/31/2006
 75      Western Plaza(27)                     619,669  12/31/2004     644,434 12/31/2005    712,478  12/31/2006

                                                          Most
                                            Most Recent  Recent   Underwritten Underwritten Underwritten Underwritten
Loan No. Property Name                          NOI     NOI Date      NOI        Revenue        EGI        Expenses
-------- ---------------------------------- ----------- --------- ------------ ------------ ------------ ------------
 44      Pullman Portfolio                                          1,246,294    1,670,117    1,820,927      574,633
 44.01   Coffeehouse                                                  245,458      323,149      357,367      111,909
 44.02   Grandview Park                                               211,027      290,271      317,645      106,617
 44.03   Campus Ridge                                                 177,700      231,238      246,881       69,181
 44.04   Greystone Church                                             158,722      219,890      234,555       75,833
 44.05   Cougar Place                                                 150,694      199,891      211,623       60,929
 44.06   Cougar Tower                                                  92,145      126,624      136,401       44,256
 44.07   915/917 & 920 NE C Street                                     51,210       75,023       82,844       31,633
 44.08   510 Oak Street                                                31,538       47,751       53,617       22,078
 44.09   450 & 520 NE Oak Street, 820 NE                               66,020       76,285       95,111       29,090
         Colorado Street
 44.10   925/927 Maple Street                                          27,919       35,099       37,054        9,136
 44.11   945/965 Maple Street                                      $   33,860   $   44,897   $   47,830   $   13,970
 45      The Village at Mayfield Apartments                         1,331,633    2,510,700    2,717,188    1,385,555
 46      Brentmoor Apartments                                       1,208,434    1,749,257    1,890,965      682,531
 47      Courtyard by Marriott - Worcester  $1,534,310   T - 12     1,602,000    3,931,000    4,262,000    2,660,000
                                                        3/23/2007
 48      510 Township Road                     592,469    Ann.      1,189,849    1,614,792    1,863,074      673,225
                                                        3/31/2007
 49      Davis Commons Apartments(22)          957,381   T - 12     1,162,758    1,704,385    1,885,279      722,521
                                                        4/30/2007
 50      Walgreens Pool IV                                          1,096,351    1,096,351    1,096,351
 50.01   Walgreens (Rochester Hills)                                  445,000      445,000      445,000
 50.02   CVS (Coon Rapids)                                            351,351      351,351      351,351
 50.03   Walgreens (Norton)                                           300,000      300,000      300,000
 51      380 Lafayette Street                1,188,713   T - 12     1,212,570    1,222,862    1,724,496      511,926
                                                        3/1/2007
 52      Bob's Red Mill Industrial Building                         1,235,258    1,235,258    1,235,258
 53      Regency North Whole Foods Center                             948,665      990,890    1,465,743      517,078
 54      Fishkill Holiday Inn                1,533,151   T - 12     1,402,821    3,345,456    3,526,132    2,123,311
                                                        1/31/2007
 55      Hampton Inn at Bellingham Airport   1,552,673   T - 12     1,393,510    3,464,056    3,751,212    2,357,702
                                                        3/31/2007
 56      199 Lafayette Street                                         888,455      987,483    1,020,109      131,654
 57      Highland Park Office Building       1,668,857    Ann.      1,260,985    1,498,082    1,772,478      511,493
                                                        3/31/2007
 58      Vanowen Apartments                                           929,557    1,144,637    1,190,293      260,736
 59      Marina Del Rey Shopping Center        696,411   T - 12       966,208    1,075,545    1,524,853      558,645
                                                        6/30/2007
 60      99 Sutton Street                                             820,819      980,695    1,097,969      277,150
 61      1130 Rainier Avenue South                                    892,752    1,301,535    1,301,535      408,783
 62      Rolando Plaza                                                840,892      897,293    1,277,511      436,619
 63      TownePlace Suites - Sterling(23)    1,207,058   T - 12     1,147,331    2,537,000    2,566,613    1,419,746
                                                        3/31/2007
 64      Boatyard Shopping Center              881,432    Ann.        934,586    1,018,828    1,376,702      442,116
                                                        3/31/2007
 65      Silver Square Office Building(26)     518,102   T - 12       956,992    1,497,866    1,531,849      574,857
                                                        4/30/2007
 66      Walgreens Portfolio III - Pool 2                             706,450      706,450      706,450
 66.01   Walgreens (Baton Rouge)                                      356,450      356,450      356,450
 66.02   Walgreens (Richmond)                                         350,000      350,000      350,000
 67      West Carmel Marketplace - Inline                             694,421      723,315      831,477      137,056
 68      Stonehedge Square(30)                 910,854    Ann.        866,128      813,021    1,173,192      307,065
                                                        3/31/2007
 69      Boardwalk Shopping Center                                    666,140      748,185      890,229      224,089
 70      Hubbard Portfolio- Montlimar        1,001,703   T - 12       851,550    1,478,100    1,551,334      699,784
         Apartments                                     4/30/2007
 71      25 Jay Street                                                674,904      616,416      857,824      182,920
 72      TownePlace Suites - Williston         895,971   T - 12       919,000    2,025,000    2,050,000    1,131,000
                                                        3/31/2007
 73      Price Chopper Center                                         662,610      706,538    1,198,041      535,431
 74      Beverly Boulevard                                            691,489      947,766      988,266      296,777
 74.01   8150 Beverly Boulevard                                       539,911      738,975      779,475      239,564
 74.02   7407 Beverly Boulevard                                       151,578      208,791      208,791       57,213
 75      Western Plaza(27)                     736,700    Ann.        666,040      651,419      830,866      164,826
                                                        3/31/2007

                                                                     Underwritten
                                           Underwritten Underwritten   Net Cash
Loan No. Property Name                       Reserves      TI/LC         Flow           Largest Tenant(19)         SF
-------- --------------------------------- ------------ ------------ ------------ ------------------------------ -------
 44      Pullman Portfolio                     38,775                  1,207,519
 44.01   Coffeehouse                            9,625                    235,833
 44.02   Grandview Park                         7,700                    203,327
 44.03   Campus Ridge                           4,400                    173,300
 44.04   Greystone Church                       4,125                    154,597
 44.05   Cougar Place                           3,300                    147,394
 44.06   Cougar Tower                           2,750                     89,395
 44.07   915/917 & 920 NE C Street              2,200                     49,010
 44.08   510 Oak Street                         1,650                     29,888
         450 & 520 NE Oak Street, 820
 44.09   NE Colorado Street                     1,650                     64,370
 44.10   925/927 Maple Street                     550                     27,369
 44.11   945/965 Maple Street                $    825                 $   33,035
         The Village at Mayfield
 45      Apartments                            56,700                  1,274,933
 46      Brentmoor Apartments                  45,600                  1,162,834
         Courtyard by Marriott -
 47      Worcester                            213,000                  1,389,000
 48      510 Township Road                     17,382     $ 86,909     1,085,558  J&B Software, Inc.              43,496
 49      Davis Commons Apartments(22)          38,160                  1,124,598
 50      Walgreens Pool IV                      2,502                  1,093,850
 50.01   Walgreens (Rochester Hills)              864                    444,136  Walgreens                       14,490
 50.02   CVS (Coon Rapids)                        769                    350,582  NWC Northdale CVS, L.L.C.       12,900
 50.03   Walgreens (Norton)                       868                    299,132  Walgreens                       14,550
 51      380 Lafayette Street                   7,006       28,024     1,177,540  Select Equity Group             35,030
         Bob's Red Mill Industrial
 52      Building                              55,198       52,815     1,127,245  Bob's Red Mill Natural Foods   310,000
         Regency North Whole Foods
 53      Center                                 6,006       12,880       929,779  Whole Foods Market              40,492
 54      Fishkill Holiday Inn                 141,045                  1,261,776
         Hampton Inn at Bellingham
 55      Airport                              150,048                  1,243,462
 56      199 Lafayette Street                   2,850        8,340       877,265  Martignetti Restaurant          10,500
 57      Highland Park Office Building          7,615      117,106     1,136,264  Fidelis Security Systems, Inc.  13,800
 58      Vanowen Apartments                    35,120                    894,437
 59      Marina Del Rey Shopping Center         6,219       23,919       936,070  Wells Fargo Bank                 5,980
 60      99 Sutton Street                       7,750                    813,069
 61      1130 Rainier Avenue South              9,300       60,053       823,399  Darigold, Inc.                  62,000
 62      Rolando Plaza                         10,864       36,214       793,815  Save A Lot, Ltd.                14,000
 63      TownePlace Suites - Sterling(23)     128,331                  1,019,000
 64      Boatyard Shopping Center              20,766       70,936       842,884  Harvest Market                  40,680
 65      Silver Square Office Building(26)     17,454      110,745       828,793  City of Albuquerque             31,554
 66      Walgreens Portfolio III - Pool 2       2,964                    703,486
 66.01   Walgreens (Baton Rouge)                1,482                    354,968  Walgreens                       14,820
 66.02   Walgreens (Richmond)                   1,482                    348,518  Walgreens                       14,820
 67      West Carmel Marketplace - Inline       4,731       21,309       668,381  Sweet Dreams                     4,682
 68      Stonehedge Square(30)                 23,065       41,510       801,553  Nell's Supermarket              51,687
 69      Boardwalk Shopping Center              6,062       18,750       641,328  REMAX                            5,093
         Hubbard Portfolio- Montlimar
 70      Apartments                            64,000                    787,550
 71      25 Jay Street                          7,886       11,025       655,993  Muses & Modern                   3,000
 72      TownePlace Suites - Williston        103,000                    816,000
 73      Price Chopper Center                  11,819       16,384       634,407  AWG/Four B Corp                 65,484
 74      Beverly Boulevard                      5,096       19,109       667,285
 74.01   8150 Beverly Boulevard                 3,998       14,991       520,922  MMC, Inc.                       19,988
 74.02   7407 Beverly Boulevard                 1,098        4,118       146,363  Dianne Merrick                   2,745
 75      Western Plaza(27)                     10,258       36,171       619,611  Office Max                      23,436

                                       Lease                                        Lease
Loan No. Property Name               Expiration     2nd Largest Tenant       SF   Expiration    3rd Largest Tenant
-------- --------------------------- ---------- -------------------------- ------ ---------- -------------------------
 44      Pullman Portfolio
 44.01   Coffeehouse
 44.02   Grandview Park
 44.03   Campus Ridge
 44.04   Greystone Church
 44.05   Cougar Place
 44.06   Cougar Tower
 44.07   915/917 & 920 NE C Street
 44.08   510 Oak Street
 44.09   450 & 520 NE Oak Street,
         820 NE Colorado Street
 44.10   925/927 Maple Street
 44.11   945/965 Maple Street
 45      The Village at Mayfield
         Apartments
 46      Brentmoor Apartments
 47      Courtyard by Marriott -
         Worcester
 48      510 Township Road           6/30/2011  Fox Chase Bank             21,180 6/30/2013  Salvo, Landau, Gruen &
                                                                                             Rogers, PC
 49      Davis Commons
         Apartments(22)
 50      Walgreens Pool IV
 50.01   Walgreens (Rochester Hills) 8/31/2081
 50.02   CVS (Coon Rapids)           1/31/2032
 50.03   Walgreens (Norton)          9/30/2081
 51      380 Lafayette Street        6/11/2027
 52      Bob's Red Mill Industrial   9/30/2022
         Building
 53      Regency North Whole Foods   1/31/2022  Cinzetti's of Kansas, Inc. 14,000 1/31/2023  JLFMDL #1, LLC
         Center                                 (Ground Lease)
 54      Fishkill Holiday Inn
 55      Hampton Inn at Bellingham
         Airport
 56      199 Lafayette Street        9/14/2015  Calypso St. Barth, Inc.     2,500 6/30/2015  Odin
 57      Highland Park Office        6/30/2014  Starpower                   9,695 12/31/2016 Selzer, Gurvitch, Rabin &
         Building                               Communications                               Obecny
 58      Vanowen Apartments
 59      Marina Del Rey Shopping     11/19/2021 First Coastal Bank, N.A.    3,200 8/31/2008  Cleaning Baron
         Center
 60      99 Sutton Street
 61      1130 Rainier Avenue South   5/31/2017
 62      Rolando Plaza               8/31/2012  The Salvation Army         12,040 8/31/2007  DV A Renal Healthcare,
                                                                                             Inc.
 63      TownePlace Suites -
         Sterling(23)
 64      Boatyard Shopping Center    8/14/2016  Rite Aid                   18,160  7/2/2009  CSK Kragens Auto
 65      Silver Square Office        6/30/2010  Aging and Long Term        16,059 1/14/2009  HUD
         Building(26)                           Services
 66      Walgreens Portfolio III -
         Pool 2
 66.01   Walgreens (Baton Rouge)     4/30/2081
 66.02   Walgreens (Richmond)        7/31/2081
 67      West Carmel Marketplace -   4/30/2012  Bajio Mexican Grill         2,421  3/6/2017  Rejuve/Aveda Salon
         Inline
 68      Stonehedge Square(30)       5/31/2026  Wine & Spirits              5,170 5/31/2011  Monroe Muffler (Pad Site)
 69      Boardwalk Shopping Center   5/14/2010  Changos                     4,687 5/31/2012  Post Oak Development
 70      Hubbard Portfolio-
         Montlimar Apartments
 71      25 Jay Street               1/31/2012  White Wave                  2,600 10/31/2010 Lee, Lauprete, Johnson
 72      TownePlace Suites -
         Williston
 73      Price Chopper Center        7/30/2026  Log Cabin BBQ               1,732 9/30/2009  The UPS Store
 74      Beverly Boulevard
 74.01   8150 Beverly Boulevard      5/22/2022
 74.02   7407 Beverly Boulevard      3/31/2011  Kama Beverages              2,745  8/8/2009
 75      Western Plaza(27)           10/31/2014 Rugged Warehouse           12,390 3/31/2010  Fashion Bug

                                                                                              Upfront        Monthly
                                                     Lease       Occupancy     Occupancy    Replacement    Replacement
Loan No. Property Name                        SF   Expiration Rate(11)(18)(19) As-of Date Reserves(14)(29) Reserves(14)
-------- ---------------------------------- ------ ---------- ---------------- ---------- ---------------- ------------
 44      Pullman Portfolio                                          97.16%      6/5/2007                       3,525
 44.01   Coffeehouse                                               100.00%      6/5/2007
 44.02   Grandview Park                                             89.29%      6/5/2007
 44.03   Campus Ridge                                              100.00%      6/5/2007
 44.04   Greystone Church                                          100.00%      6/5/2007
 44.05   Cougar Place                                              100.00%      6/5/2007
 44.06   Cougar Tower                                              100.00%      6/5/2007
 44.07   915/917 & 920 NE C Street                                  87.50%      6/5/2007
 44.08   510 Oak Street                                            100.00%      6/5/2007
 44.09   450 & 520 NE Oak Street, 820 NE                           100.00%      6/5/2007
         Colorado Street
 44.10   925/927 Maple Street                                      100.00%      6/5/2007
 44.11   945/965 Maple Street                                      100.00%      6/5/2007
 45      The Village at Mayfield Apartments                         94.84%     2/14/2007                     $ 5,250
 46      Brentmoor Apartments                                       93.86%     2/28/2007                       3,800
 47      Courtyard by Marriott - Worcester                          66.17%     3/23/2007
 48      510 Township Road                   6,740 4/30/2011        83.58%     4/27/2007                       1,449
 49      Davis Commons Apartments(22)                               94.44%      5/7/2007                       3,180
 50      Walgreens Pool IV                                         100.00%      8/1/2007
 50.01   Walgreens (Rochester Hills)                               100.00%      8/1/2007
 50.02   CVS (Coon Rapids)                                         100.00%      8/1/2007
 50.03   Walgreens (Norton)                                        100.00%      8/1/2007
 51      380 Lafayette Street                                      100.00%     6/12/2007                         591
 52      Bob's Red Mill Industrial Building                        100.00%      8/1/2007
 53      Regency North Whole Foods Center    7,000 4/30/2013        92.23%      3/6/2007
 54      Fishkill Holiday Inn                                       66.97%     12/31/2006                     11,754
 55      Hampton Inn at Bellingham Airport                          78.82%     3/31/2007                      12,504
 56      199 Lafayette Street                2,500  2/7/2016       100.00%     6/19/2007                         317
 57      Highland Park Office Building       8,965 11/30/2011      100.00%      7/1/2007
 58      Vanowen Apartments                                         98.75%      3/1/2007                       1,333
 59      Marina Del Rey Shopping Center      3,140 5/31/2011       100.00%      7/1/2007                         521
 60      99 Sutton Street                                          100.00%      4/4/2007      $ 15,504
 61      1130 Rainier Avenue South                                 100.00%      3/5/2007         1,000         1,000
 62      Rolando Plaza                       9,303  7/5/2012        87.41%     4/10/2007                         906
 63      TownePlace Suites - Sterling(23)                           58.80%     3/31/2007         1,000        10,600
 64      Boatyard Shopping Center            6,004 1/31/2010        96.68%     5/31/2007         1,000         1,000
 65      Silver Square Office Building(26)  14,200 12/17/2008       81.70%      7/1/2007                       1,455
 66      Walgreens Portfolio III - Pool 2                          100.00%      8/1/2007
 66.01   Walgreens (Baton Rouge)                                   100.00%      8/1/2007
 66.02   Walgreens (Richmond)                                      100.00%      8/1/2007
 67      West Carmel Marketplace - Inline    2,348 3/31/2012        52.39%     5/31/2007
 68      Stonehedge Square(30)               4,500 6/30/2010        93.88%     5/31/2007
 69      Boardwalk Shopping Center           4,460 5/31/2010        82.41%     5/31/2007                         506
 70      Hubbard Portfolio- Montlimar                               96.48%      5/1/2007
         Apartments
 71      25 Jay Street                       2,200 5/31/2008       100.00%     2/28/2007        15,792
 72      TownePlace Suites - Williston                              72.76%     3/31/2007       122,351         6,661
 73      Price Chopper Center                1,590 11/30/2011       97.98%      6/1/2007
 74      Beverly Boulevard                                         100.00%     5/17/2007                         425
 74.01   8150 Beverly Boulevard                                    100.00%     5/17/2007
 74.02   7407 Beverly Boulevard                                    100.00%     5/17/2007
 75      Western Plaza(27)                   9,200 1/31/2011       100.00%     5/15/2007

                                                                                                                 Upfront
                                                         Upfront TI/LC Monthly TI/LC Upfront Tax  Monthly Tax   Insurance
Loan No. Property Name                                   Reserves(14)  Reserves(14)  Reserves(14) Reserves(14) Reserves(14)
-------- ----------------------------------------------- ------------- ------------- ------------ ------------ ------------
 44      Pullman Portfolio                                                               49,261      12,316       12,324
 44.01   Coffeehouse
 44.02   Grandview Park
 44.03   Campus Ridge
 44.04   Greystone Church
 44.05   Cougar Place
 44.06   Cougar Tower
 44.07   915/917 & 920 NE C Street
 44.08   510 Oak Street
 44.09   450 & 520 NE Oak Street, 820 NE Colorado Street
 44.10   925/927 Maple Street
 44.11   945/965 Maple Street
 45      The Village at Mayfield Apartments                                            $114,565     $28,641      $38,447
 46      Brentmoor Apartments                                                            44,409      11,102        6,531
 47      Courtyard by Marriott - Worcester
 48      510 Township Road                                                $7,243        112,917      13,435       12,857
 49      Davis Commons Apartments(22)                                                    65,128      10,855        4,855
 50      Walgreens Pool IV
 50.01   Walgreens (Rochester Hills)
 50.02   CVS (Coon Rapids)
 50.03   Walgreens (Norton)
 51      380 Lafayette Street                                              3,071         32,954      16,477       11,491
 52      Bob's Red Mill Industrial Building                 500,000
 53      Regency North Whole Foods Center                                                83,517                    4,098
 54      Fishkill Holiday Inn                                                           204,832      26,777       31,731
 55      Hampton Inn at Bellingham Airport                                               21,219       5,305        6,988
 56      199 Lafayette Street                                              1,330         12,450       6,225        1,309
 57      Highland Park Office Building                                                   83,325       8,333
 58      Vanowen Apartments                                                                           6,013
 59      Marina Del Rey Shopping Center                                    1,994         24,548       6,137
 60      99 Sutton Street                                                                96,686      16,115        8,708
 61      1130 Rainier Avenue South                            4,167        4,167         19,215       9,608       11,834
 62      Rolando Plaza                                      200,000                      13,018      13,018       11,138
 63      TownePlace Suites - Sterling(23)                                                 6,685       6,685       20,907
 64      Boatyard Shopping Center                           100,000                      18,324       6,108        6,189
 65      Silver Square Office Building(26)                                 9,229         36,621       9,155        3,370
 66      Walgreens Portfolio III - Pool 2
 66.01   Walgreens (Baton Rouge)
 66.02   Walgreens (Richmond)
 67      West Carmel Marketplace - Inline                                                11,736       2,934        3,425
 68      Stonehedge Square(30)
 69      Boardwalk Shopping Center                                         1,563         53,841       7,692        2,572
 70      Hubbard Portfolio- Montlimar Apartments
 71      25 Jay Street                                                       919         63,318      10,553        8,289
 72      TownePlace Suites - Williston                                                                9,752
 73      Price Chopper Center                                                            26,399       8,800       13,414
 74      Beverly Boulevard                                                 1,593         27,102       9,034       17,661
 74.01   8150 Beverly Boulevard
 74.02   7407 Beverly Boulevard
 75      Western Plaza(27)                                    2,500        2,500         29,334       4,191        3,822

                                                                 Upfront
                                                    Monthly    Engineering      Other
Loan No. Property Name                           Insurance(14) Reserve(14) Reserves(14)(15) Other Reserves Description(14)(15)
-------- --------------------------------------- ------------- ----------- ---------------- ----------------------------------
 44      Pullman Portfolio                           4,026        49,625         940,000     Earnout Holdback (800,000); 425
                                                                                             Maple Reserve (140,000)
 44.01   Coffeehouse
 44.02   Grandview Park
 44.03   Campus Ridge
 44.04   Greystone Church
 44.05   Cougar Place
 44.06   Cougar Tower
 44.07   915/917 & 920 NE C Street
 44.08   510 Oak Street
 44.09   450 & 520 NE Oak Street, 820 NE
         Colorado Street
 44.10   925/927 Maple Street
 44.11   945/965 Maple Street
 45      The Village at Mayfield Apartments         $3,845      $  6,875
 46      Brentmoor Apartments                        3,266
 47      Courtyard by Marriott - Worcester
 48      510 Township Road                           1,608        24,944      $  165,753     Fox Chase Bank Reserve
                                                                                             (103,252.50); Parking Space
                                                                                             Reserve (62,500)
 49      Davis Commons Apartments(22)                4,855
 50      Walgreens Pool IV
 50.01   Walgreens (Rochester Hills)
 50.02   CVS (Coon Rapids)
 50.03   Walgreens (Norton)
 51      380 Lafayette Street                          821
 52      Bob's Red Mill Industrial Building                                      431,700     Debt Service Reserve
 53      Regency North Whole Foods Center                          9,063
 54      Fishkill Holiday Inn                        6,347        26,608         200,000     Initial Seasonality Reserve
 55      Hampton Inn at Bellingham Airport           3,494        16,250         400,000     PIP Plan Reserve
 56      199 Lafayette Street                          655
 57      Highland Park Office Building
 58      Vanowen Apartments                          2,216
 59      Marina Del Rey Shopping Center                                           76,200     Environmental Remediation
                                                                                             Reserve
 60      99 Sutton Street                            1,266
 61      1130 Rainier Avenue South                   1,315
 62      Rolando Plaza                               1,857       186,562         303,100     Occupancy Reserve (200,000);
                                                                                             Parking Compliance Reserve
                                                                                             (100,000); Tobacco Shoppe
                                                                                             Reserve (3,100)
 63      TownePlace Suites - Sterling(23)            2,613
 64      Boatyard Shopping Center                      774        26,250
 65      Silver Square Office Building(26)           1,123         5,000          77,570     Debt Service Reserve
 66      Walgreens Portfolio III - Pool 2
 66.01   Walgreens (Baton Rouge)
 66.02   Walgreens (Richmond)
 67      West Carmel Marketplace - Inline            1,142
 68      Stonehedge Square(30)
 69      Boardwalk Shopping Center                     858                     1,256,760     Earnout Holdback (1,230,000);
                                                                                             Post Oak Rent Reserve (26,760)
 70      Hubbard Portfolio- Montlimar Apartments
 71      25 Jay Street                               1,121
 72      TownePlace Suites - Williston               2,376
 73      Price Chopper Center                        2,236
 74      Beverly Boulevard                           2,000         3,125
 74.01   8150 Beverly Boulevard
 74.02   7407 Beverly Boulevard
 75      Western Plaza(27)                           1,911

                                                  Environmental
                                                     Report     Engineering
Loan No. Property Name                              Date(31)    Report Date                    Sponsor
-------- ---------------------------------------- ------------- ----------- ---------------------------------------------
 44      Pullman Portfolio                         4/24/2007    4/24/2007   Gregory L. Beckel; Michael Strand; Timothy
                                                                            Smith
 44.01   Coffeehouse                               4/24/2007    4/24/2007
 44.02   Grandview Park                            4/24/2007    4/24/2007
 44.03   Campus Ridge                              4/24/2007    4/24/2007
 44.04   Greystone Church                          4/24/2007    4/24/2007
 44.05   Cougar Place                              4/24/2007    4/24/2007
 44.06   Cougar Tower                              4/24/2007    4/24/2007
 44.07   915/917 & 920 NE C Street                 4/24/2007    4/24/2007
 44.08   510 Oak Street                            4/24/2007    4/24/2007
 44.09   450 & 520 NE Oak Street, 820 NE Colorado  4/24/2007    4/24/2007
         Street
 44.10   925/927 Maple Street                      4/24/2007    4/24/2007
 44.11   945/965 Maple Street                      4/24/2007    4/24/2007
 45      The Village at Mayfield Apartments        2/26/2007    2/23/2007   RCP General, Inc.
 46      Brentmoor Apartments                      2/23/2007    2/21/2007   Guy A. Savage; G. J. Willem Noltes
 47      Courtyard by Marriott - Worcester          5/9/2007     5/1/2007   Wendell Butcher; Colin G. Nadeau; Mark C.
                                                                            Schleicher; Mark R. Stebbins; Colwen
                                                                            Foxboro, LLC; Schleicher & Stebbins Hotels
                                                                            L.L.C.
 48      510 Township Road                         3/15/2007    3/15/2007   Bresler & Reiner, Inc.
 49      Davis Commons Apartments(22)               3/2/2006     3/3/2006   Robert A. Arbon; Beverly J. Arbon; Tamara
                                                                            L. Archer; Philip James Atkinson; Linda
                                                                            Marie Lewis-Atkinson; Robert J. Brenner;
                                                                            Catherine G. Brenner; Robert Comeau;
                                                                            Kristin Comeau; Daniel Martin Croke; Susan
                                                                            Lynne Croke; Donald G. Dahl; Sharon J.
                                                                            Dahl; Paul S. Fiedorek; Michael Harder;
                                                                            Ronald Hoffman; Carolyn Hoffman; Darryl
                                                                            Kalthof; Melva Kalthof; Lynn D. Klug;
                                                                            Francie C. Lorusso; Maurice L. McCullen;
                                                                            Meily McCullen; Roger M. Montgomery;
                                                                            Joyce Ann Orecchia; Paul M. Orecchia; Mary
                                                                            E. Orecchia; John Paul Page; Linette Guarano
                                                                            Page; Patricia Ann Reardon; Nathan W.
                                                                            Hanks; John W. Schoen; James Spillane;
                                                                            Steven S. Stielstra; Michelle R. Hills; David
                                                                            Maxfield; Michael Mak; Susan Tse; Larry
                                                                            Tse; Angela Tse; Glenn Auyoung; Emily
                                                                            Auyoung; Kirk Hansen; and Grant A.
                                                                            Manning.
 50      Walgreens Pool IV                          Various      Various    Paul Zlotoff
 50.01   Walgreens (Rochester Hills)                2/8/2007     2/8/2007
 50.02   CVS (Coon Rapids)                         1/25/2007    1/25/2007
 50.03   Walgreens (Norton)                        1/23/2007    1/25/2007
 51      380 Lafayette Street                       3/6/2007     3/6/2007   Select Equity Group, Inc
 52      Bob's Red Mill Industrial Building         2/1/2007    12/28/2006  Daniel D. Ederer; Stan Baty
 53      Regency North Whole Foods Center          3/20/2007    2/28/2007   Brian M. Cuje; Mark D. Campbell
 54      Fishkill Holiday Inn                      11/16/2006   3/15/2007   Asif Jaiviad
 55      Hampton Inn at Bellingham Airport         5/11/2007    5/10/2007   David S. Kim; Hee D. Kim
 56      199 Lafayette Street                      3/23/2007    3/23/2007   Edmond Li
 57      Highland Park Office Building             5/11/2007    4/26/2007   Ronald D. Paul
 58      Vanowen Apartments                        1/25/2007    3/16/2007   Naum Niel Shekhter; Naum Neil Shekter, as
                                                                            Trustee of The NMS Family Living Trust;
                                                                            Margarita V. Shekhter, Margarita V. Shekter
                                                                            as Trustee of The NMS Family Living Trust
 59      Marina Del Rey Shopping Center            3/30/2007    3/30/2007   Michael Pashaie; David Taban
 60      99 Sutton Street                           3/9/2007     3/9/2007   Joseph Torres
 61      1130 Rainier Avenue South                 4/13/2007    4/30/2007   Paul E. Krug; John O. Coffin
 62      Rolando Plaza                             3/16/2007    3/16/2007   Richard L. Cramer
 63      TownePlace Suites - Sterling(23)           6/5/2007    4/30/2007   Deanne L. Ayers-Howard
 64      Boatyard Shopping Center                   5/9/2007    4/30/2007   William E. Patton; Mary R. Swann
 65      Silver Square Office Building(26)         6/14/2007     5/9/2007   Aaron Hazelrigg
 66      Walgreens Portfolio III - Pool 2           Various      Various    Norbert A. Zuckerman
 66.01   Walgreens (Baton Rouge)                   1/26/2007    1/26/2007
 66.02   Walgreens (Richmond)                       1/5/2007     1/5/2007
 67      West Carmel Marketplace - Inline          5/23/2007    5/11/2007   Columbus Realty Investments, Ltd.
 68      Stonehedge Square(30)                     5/15/2007    4/25/2007   Cedar Shopping Centers Partnership, L.P.
 69      Boardwalk Shopping Center                 4/11/2007    4/11/2007   Morton Forshpan; Darryl A. Forshpan;
                                                                            Steven Haig Sahatjian
 70      Hubbard Portfolio- Montlimar Apartments    5/2/2007     5/2/2007   James L. Hubbard
 71      25 Jay Street                              3/9/2007     3/9/2007   Joseph Torres
 72      TownePlace Suites - Williston             4/24/2007    4/30/2007   James C. Canning; Mark C. Schleicher; Mark
                                                                            R. Stebbins; Schleicher & Stebbins Hotels
                                                                            L.L.C.
 73      Price Chopper Center                      5/14/2007     5/1/2007   Prieb Properties, L.L.C.
 74      Beverly Boulevard                          4/6/2007     4/9/2007   Mashi Rahmani
 74.01   8150 Beverly Boulevard                     4/6/2007     4/9/2007
 74.02   7407 Beverly Boulevard                     4/6/2007     4/9/2007
 75      Western Plaza(27)                         5/14/2007     4/2/2007   Andrew C. Hauck III

                                                                                 % of
                                                                % of          Applicable
                                                               Initial  Loan     Loan                Mortgage
                                                                Pool   Group    Group       # of       Loan
Loan No. Property Name                                         Balance 1 or 2  Balance   Properties Seller (1)
-------- ----------------------------------------------------- ------- ------ ---------- ---------- ----------
 76      Charles Passage                                        0.26%    2       2.71%       1       KeyBank
 77      599 3rd Street                                         0.25%    2       2.65%       1        GACC
 78      233 Norman Avenue                                      0.25%    1       0.27%       1        GACC
 79      Kedzie Plaza Shopping Center                           0.24%    1       0.27%       1        GACC
 80      Venture Plaza                                          0.23%    1       0.26%       1       Capmark
 81      Oakland Shopping Center                                0.22%    1       0.25%       1       KeyBank
 82      Hubbard Portfolio- Turtle Creek Apartments             0.22%    2       2.29%       1       Capmark
 83      First Pacific Corporation                              0.22%    1       0.24%       1       KeyBank
 84      Nacogdoches Marketplace II                             0.22%    1       0.24%       1       KeyBank
 85      Sure Lock Self Storage                                 0.20%    1       0.22%       1        GACC
 86      The Promenade Shopping Center                          0.20%    1       0.22%       1       KeyBank
 87      1165 Broadway & 2136 3rd Avenue                        0.19%    1       0.21%       2        GACC
 87.01   1165 Broadway                                          0.11%            0.12%       1        GACC
 87.02   2136 3rd Avenue                                        0.08%            0.08%       1        GACC
 88      Hubbard Portfolio- Hunter's Pointe Apartments          0.18%    2       1.93%       1       Capmark
 89      Gloversville Shopping Center                           0.18%    1       0.20%       1        GACC
 90      Crown Office Village                                   0.18%    1       0.20%       1        GACC
 91      Lincoln Plaza Center                                   0.17%    1       0.19%       1        GACC
 92      110 Shawmut Road                                       0.16%    1       0.18%       1       KeyBank
 93      Shaker Point Apartments                                0.16%    2       1.64%       1       KeyBank
 94      Pacific Boulevard Retail                               0.16%    2       1.62%       1        GACC
 95      Avalon MHP                                             0.15%    2       1.59%       1        GACC
 96      Walgreens Drug Store                                   0.15%    1       0.16%       1       KeyBank
 97      Satterfield Landing Shopping Center                    0.15%    1       0.16%       1        GACC
 98      Ashley Furniture Home Store                            0.14%    1       0.16%       1       KeyBank
 99      100 Enterprise Place                                   0.14%    1       0.15%       1        GACC
 100     Shawnee Medical Center                                 0.12%    1       0.14%       1       KeyBank
 101     Garden Ridge Apartments                                0.12%    2       1.26%       1        GACC
 102     Verona                                                 0.12%    2       1.23%       1        GACC
 103     Days Inn - SeaTac Airport                              0.12%    1       0.13%       1       KeyBank
 104     J. Crew Freeport                                       0.11%    1       0.12%       1       KeyBank
 105     Scottsdale Place                                       0.11%    1       0.12%       1       KeyBank
 106     Carl Junction Apartments                               0.10%    2       1.08%       1       KeyBank
 107     Portola Centre                                         0.10%    1       0.11%       1        GACC
 108     Hubbard Portfolio- Pineview Landing                    0.10%    2       1.04%       1       Capmark
 109     Hubbard Portfolio- Creekside Apartments                0.10%    2       1.00%       1       Capmark
 110     149 Spring Street                                      0.09%    1       0.10%       1       KeyBank
         135 East 57th Street - Subordinate Non-Pooled Portion                               1        GACC

                                                                         Maturity /
                                                  Original  Cut-off Date    ARD        General      Detailed     Interest
Loan No. Property Name                            Balance     Balance     Balance   Property Type Property Type    Rate
-------- --------------------------------------- ---------- ------------ ---------- ------------- -------------- --------
 76      Charles Passage                          7,500,000   7,500,000   7,500,000 Multifamily   Conventional    5.6600%
 77      599 3rd Street                           7,350,000   7,350,000   7,112,869 Multifamily   Conventional    6.5600%
 78      233 Norman Avenue                        7,100,000   7,100,000   7,100,000 Industrial    Flex            5.7700%
 79      Kedzie Plaza Shopping Center             7,000,000   6,976,520   6,221,191 Retail        Unanchored      5.6600%
 80      Venture Plaza                            6,700,000   6,700,000   5,949,089 Office        Suburban        6.0800%
 81      Oakland Shopping Center                  6,500,000   6,500,000   6,500,000 Retail        Unanchored      5.6800%
 82      Hubbard Portfolio- Turtle Creek          6,370,000   6,358,057   5,385,801 Multifamily   Conventional    5.8900%
         Apartments
 83      First Pacific Corporation                6,280,000   6,280,000   5,662,206 Office        Suburban        5.8800%
 84      Nacogdoches Marketplace II               6,280,000   6,280,000   6,280,000 Retail        Shadow          5.6700%
                                                                                                  Anchored
 85      Sure Lock Self Storage                   5,840,000   5,840,000   5,261,347 Self Storage  Self Storage    5.8500%
 86      The Promenade Shopping Center            5,750,000   5,734,558   4,873,685 Retail        Shadow          5.9700%
                                                                                                  Anchored
 87      1165 Broadway & 2136 3rd Avenue          5,375,000   5,375,000   4,760,459 Retail        Unanchored      5.9700%
 87.01   1165 Broadway                            3,195,946   3,195,946             Retail        Unanchored
 87.02   2136 3rd Avenue                          2,179,054   2,179,054             Retail        Unanchored
 88      Hubbard Portfolio- Hunter's Pointe       5,350,000   5,339,970   4,523,396 Multifamily   Conventional    5.8900%
         Apartments
 89      Gloversville Shopping Center             5,250,000   5,250,000   4,559,491 Retail        Anchored        6.0300%
 90      Crown Office Village                     5,200,000   5,200,000   4,664,165 Office        Medical         5.6200%
 91      Lincoln Plaza Center                     5,000,000   4,969,829   4,224,180 Mixed Use     Office/Retail   5.8750%
 92      110 Shawmut Road                         4,725,000   4,725,000   4,725,000 Industrial    Flex            5.7600%
 93      Shaker Point Apartments                  4,550,000   4,550,000   4,011,537 Multifamily   Conventional    5.7700%
 94      Pacific Boulevard Retail                 4,500,000   4,496,826   3,882,545 Retail        Retail/Office/  6.5900%
                                                                                                  Multifamily
 95      Avalon MHP                               4,400,000   4,400,000   4,400,000 Manufactured  Manufactured    6.1600%
                                                                                    Housing       Housing
 96      Walgreens Drug Store                     4,275,000   4,275,000   3,982,305 Retail        Anchored        5.6900%
 97      Satterfield Landing Shopping Center      4,250,000   4,235,885   3,652,248 Retail        Anchored        6.4500%
 98      Ashley Furniture Home Store              4,100,000   4,089,561   3,239,985 Retail        Anchored        5.9300%
 99      100 Enterprise Place                     4,000,000   4,000,000   3,743,010 Industrial    Flex            6.0200%
 100     Shawnee Medical Center                   3,600,000   3,600,000   3,165,804 Office        Medical         5.6600%
 101     Garden Ridge Apartments                  3,500,000   3,500,000   3,081,614 Multifamily   Conventional    5.7200%
 102     Verona                                   3,400,000   3,400,000   3,099,192 Multifamily   Student         6.4500%
                                                                                                  Housing
 103     Days Inn - SeaTac Airport                3,350,000   3,346,334   3,064,012 Hotel         Limited         6.7600%
                                                                                                  Service
 104     J. Crew Freeport                         3,200,000   3,200,000   2,353,760 Retail        Shadow          5.7000%
                                                                                                  Anchored
 105     Scottsdale Place                         3,200,000   3,200,000   2,974,984 Office        Suburban        5.5500%
 106     Carl Junction Apartments                 3,000,000   2,994,883   2,567,783 Multifamily   Conventional    6.3100%
 107     Portola Centre                           2,900,000   2,895,054   2,482,189 Mixed Use     Office/Retail   6.3100%
 108     Hubbard Portfolio- Pineview Landing      2,890,000   2,884,582   2,443,479 Multifamily   Conventional    5.8900%
 109     Hubbard Portfolio- Creekside             2,780,000   2,774,788   2,350,475 Multifamily   Conventional    5.8900%
         Apartments
 110     149 Spring Street                        2,500,000   2,500,000   2,500,000 Retail        Unanchored      6.1900%
         135 East 57th Street - Subordinate Non- 15,500,000  15,500,000  14,385,617 Office        CBD             5.4300%
         Pooled Portion

                                                                                           Stated
                                                                                 Original Remaining
                                                                                 Term to   Term to
                                                                       Interest  Maturity Maturity    Original    Remaining
                                                       Administrative  Accrual    or ARD   or ARD   Amortization Amortization
Loan No. Property Name                                  Fee Rate (2)    Basis     (mos.)   (mos.)   Term (mos.)  Term (mos.)
-------- --------------------------------------------- -------------- ---------- -------- --------- ------------ ------------
 76      Charles Passage                                  0.05061%    Actual/360   120       119         0            0
 77      599 3rd Street                                   0.03061%    Actual/360   60        59         360          360
 78      233 Norman Avenue                                0.03061%    Actual/360   60        57          0            0
 79      Kedzie Plaza Shopping Center                     0.02061%    Actual/360   120       115        420          415
 80      Venture Plaza                                    0.10061%    Actual/360   120       119        360          360
 81      Oakland Shopping Center                          0.05061%    Actual/360   60        58          0            0
 82      Hubbard Portfolio- Turtle Creek Apartments       0.02061%    Actual/360   120       118        360          358
 83      First Pacific Corporation                        0.05061%    Actual/360   120       118        360          360
 84      Nacogdoches Marketplace II                       0.10061%    Actual/360   120       118         0            0
 85      Sure Lock Self Storage                           0.02061%    Actual/360   120       114        360          360
 86      The Promenade Shopping Center                    0.05061%    Actual/360   120       117        360          357
 87      1165 Broadway & 2136 3rd Avenue                  0.03061%    Actual/360   120       118        360          360
 87.01   1165 Broadway
 87.02   2136 3rd Avenue
 88      Hubbard Portfolio- Hunter's Pointe Apartments    0.02061%    Actual/360   120       118        360          358
 89      Gloversville Shopping Center                     0.02061%    Actual/360   120       115        360          360
 90      Crown Office Village                             0.02061%    Actual/360   120       116        360          360
 91      Lincoln Plaza Center                             0.02061%    Actual/360   120       114        360          354
 92      110 Shawmut Road                                 0.10061%    Actual/360   60        57          0            0
 93      Shaker Point Apartments                          0.09061%    Actual/360   120       119        360          360
 94      Pacific Boulevard Retail                         0.03061%    Actual/360   120       119        360          359
 95      Avalon MHP                                       0.02061%    Actual/360   60        55          0            0
 96      Walgreens Drug Store                             0.05061%    Actual/360   120       119        360          360
 97      Satterfield Landing Shopping Center              0.02061%    Actual/360   120       116        360          356
 98      Ashley Furniture Home Store                      0.10061%    Actual/360   120       118        312          310
 99      100 Enterprise Place                             0.02061%    Actual/360   84        79         360          360
 100     Shawnee Medical Center                           0.10061%    Actual/360   120       119        360          360
 101     Garden Ridge Apartments                          0.02061%    Actual/360   120       111        360          360
 102     Verona                                           0.03061%    Actual/360   120       119        360          360
 103     Days Inn - SeaTac Airport                        0.05061%    Actual/360   60        59         300          299
 104     J. Crew Freeport                                 0.05061%    Actual/360   120       118        240          240
 105     Scottsdale Place                                 0.05061%    Actual/360   120       118        360          360
 106     Carl Junction Apartments                         0.05061%    Actual/360   120       118        360          358
 107     Portola Centre                                   0.03061%    Actual/360   120       118        360          358
 108     Hubbard Portfolio- Pineview Landing              0.02061%    Actual/360   120       118        360          358
 109     Hubbard Portfolio- Creekside Apartments          0.02061%    Actual/360   120       118        360          358
 110     149 Spring Street                                0.05061%    Actual/360   120       119         0            0
         135 East 57th Street - Subordinate Non-Pooled    0.03061%    Actual/360   120       116        360          360
         Portion

                                                                                       Monthly   Remaining
                                                         First   Maturity    Annual     Debt   Interest Only
                                                        Payment  Date or      Debt     Service    Period
Loan No. Property Name                                   Date      ARD     Service (3)   (3)      (mos.)     Lockbox (4)
-------- --------------------------------------------- --------- --------- ----------- ------- ------------- -----------
 76      Charles Passage                               8/1/2007  7/1/2017     430,396  35,866       119       None
 77      599 3rd Street                                8/1/2007  7/1/2012     560,969  46,747       23        None
 78      233 Norman Avenue                             6/1/2007  5/1/2012     415,360  34,613       57        None
 79      Kedzie Plaza Shopping Center                  4/1/2007  3/1/2017     459,936  38,328                 None
 80      Venture Plaza                                 8/1/2007  7/1/2017     486,182  40,515       23        None
 81      Oakland Shopping Center                       7/1/2007  6/1/2012     374,328  31,194       58        None
 82      Hubbard Portfolio- Turtle Creek Apartments    7/1/2007  6/1/2017     452,904  37,742                 None
 83      First Pacific Corporation                     7/1/2007  6/1/2017     446,024  37,169       34        Hard
 84      Nacogdoches Marketplace II                    7/11/2007 6/11/2017    361,022  30,085       118       Springing
 85      Sure Lock Self Storage                        3/1/2007  2/1/2017     413,431  34,453       30        None
 86      The Promenade Shopping Center                 6/1/2007  5/1/2017     412,360  34,363                 None
 87      1165 Broadway & 2136 3rd Avenue               7/1/2007  6/1/2017     385,467  32,122       22        None
 87.01   1165 Broadway
 87.02   2136 3rd Avenue
 88      Hubbard Portfolio- Hunter's Pointe Apartments 7/1/2007  6/1/2017     380,383  31,699                 None
 89      Gloversville Shopping Center                  4/1/2007  3/1/2017     378,933  31,578        7        None
 90      Crown Office Village                          5/1/2007  4/1/2017     359,013  29,918       32        None
 91      Lincoln Plaza Center                          3/1/2007  2/1/2017     354,923  29,577                 Soft
 92      110 Shawmut Road                              6/1/2007  5/1/2012     275,940  22,995       57        None
 93      Shaker Point Apartments                       8/1/2007  7/1/2017     319,325  26,610       23        None
 94      Pacific Boulevard Retail                      8/1/2007  7/1/2017     344,519  28,710                 None
 95      Avalon MHP                                    4/1/2007  3/1/2012     274,804  22,900       55        None
 96      Walgreens Drug Store                          8/1/2007  7/1/2017     297,420  24,785       59        Springing
 97      Satterfield Landing Shopping Center           5/1/2007  4/1/2017     320,679  26,723                 Soft
 98      Ashley Furniture Home Store                   7/1/2007  6/1/2017     309,645  25,804                 Springing
 99      100 Enterprise Place                          4/1/2007  3/1/2014     288,402  24,033       19        None
 100     Shawnee Medical Center                        8/1/2007  7/1/2017     249,639  20,803       23        None
 101     Garden Ridge Apartments                       12/1/2006 11/1/2016    244,301  20,358       15        None
 102     Verona                                        8/1/2007  7/1/2017     256,544  21,379       35        None
 103     Days Inn - SeaTac Airport                     8/1/2007  7/1/2012     278,000  23,167                 None
 104     J. Crew Freeport                              7/1/2007  6/1/2017     268,505  22,375       22        Hard
 105     Scottsdale Place                              7/1/2007  6/1/2017     219,237  18,270       58        None
 106     Carl Junction Apartments                      7/1/2007  6/1/2017     223,065  18,589                 None
 107     Portola Centre                                7/1/2007  6/1/2017     215,629  17,969                 None
 108     Hubbard Portfolio- Pineview Landing           7/1/2007  6/1/2017     205,478  17,123                 None
 109     Hubbard Portfolio- Creekside Apartments       7/1/2007  6/1/2017     197,657  16,471                 None
 110     149 Spring Street                             8/1/2007  7/1/2017     156,899  13,075       119       None
         135 East 57th Street - Subordinate Non-Pooled 5/1/2007  4/1/2017   1,047,933  87,328       56        Hard
         Portion

                                                           Crossed
                                                   ARD    With Other Related  DSCR(3)(5)(6) Grace  Payment   Appraised
Loan No. Property Name                           (Yes/No)   Loans    Borrower    (7)(8)     Period  Date   Value(10)(25)
-------- --------------------------------------- -------- ---------- -------- ------------- ------ ------- -------------
 76      Charles Passage                           No         No                  1.38        5      1       11,600,000
 77      599 3rd Street                            No         No                  1.10        5      1       14,900,000
 78      233 Norman Avenue                         No         No     Yes - G      1.23        5      1        9,100,000
 79      Kedzie Plaza Shopping Center              No         No                  1.30        5      1        9,300,000
 80      Venture Plaza                             No         No     Yes - L      1.43        5      1        8,500,000
 81      Oakland Shopping Center                   No         No                  1.79        5      1       14,100,000
 82      Hubbard Portfolio- Turtle Creek           No         No     Yes - H      1.19        5      1        8,020,000
         Apartments
 83      First Pacific Corporation                 Yes        No                  1.22        5      1        9,350,000
 84      Nacogdoches Marketplace II                No         No     Yes - K      1.42        5      11       7,850,000
 85      Sure Lock Self Storage                    No         No                  1.14        0      1        7,300,000
 86      The Promenade Shopping Center             No         No                  1.28        5      1        8,700,000
 87      1165 Broadway & 2136 3rd Avenue           No         No                  1.17        5      1        7,400,000
 87.01   1165 Broadway                                                                                        4,400,000
 87.02   2136 3rd Avenue                                                                                      3,000,000
 88      Hubbard Portfolio- Hunter's Pointe        No         No     Yes - H      1.23        5      1        7,028,000
         Apartments
 89      Gloversville Shopping Center              No         No                  1.38        5      1        7,400,000
 90      Crown Office Village                      No         No     Yes - L      1.33        0      1        6,550,000
 91      Lincoln Plaza Center                      No         No                  1.31        5      1        6,800,000
 92      110 Shawmut Road                          No         No                  1.50        5      1        7,300,000
 93      Shaker Point Apartments                   No         No                  1.20        5      1        5,700,000
 94      Pacific Boulevard Retail                  No         No                  1.23        5      1        5,850,000
 95      Avalon MHP                                No         No                  1.35        0      1        5,830,000
 96      Walgreens Drug Store                      Yes        No                  1.15        5      1        5,350,000
 97      Satterfield Landing Shopping Center       No         No                  1.22        5      1        5,450,000
 98      Ashley Furniture Home Store               Yes        No     Yes - M      1.20        10     1        5,350,000
 99      100 Enterprise Place                      No         No     Yes - J      1.68        5      1        6,100,000
 100     Shawnee Medical Center                    No         No     Yes - M      1.28        10     1        4,600,000
 101     Garden Ridge Apartments                   No         No                  1.52        5      1        5,000,000
 102     Verona                                    No         No                  1.15        5      1        5,400,000
 103     Days Inn - SeaTac Airport                 No         No                  1.36        5      1        6,500,000
 104     J. Crew Freeport                          Yes        No                  1.49        5      1        4,710,000
 105     Scottsdale Place                          No         No                  1.17        5      1        4,000,000
 106     Carl Junction Apartments                  No         No                  1.34        5      1        4,000,000
 107     Portola Centre                            No         No                  1.38        5      1        5,180,000
 108     Hubbard Portfolio- Pineview Landing       No         No     Yes - H      1.42        5      1        4,000,000
 109     Hubbard Portfolio- Creekside Apartments   No         No     Yes - H      1.30        5      1        3,600,000
 110     149 Spring Street                         No         No                  3.45        5      1       10,300,000
         135 East 57th Street - Subordinate Non-   No         No                  1.27        5      1      290,000,000
         Pooled Portion

                                                                              LTV
                                                 Appraisal   Cut-Off Date  Ratio at
                                                   As-of         LTV       Maturity/
Loan No. Property Name                           Date(10)   Ratio(6)(7)(8) ARD(6)(8) Address
-------- --------------------------------------- ---------- -------------- --------- -----------------------------------
 76      Charles Passage                          3/29/2007      64.7%       64.7%   110 Second Street
 77      599 3rd Street                           4/18/2007      49.3%       47.7%   599 3rd Street
 78      233 Norman Avenue                         3/5/2007      78.0%       78.0%   233 Norman Avenue
 79      Kedzie Plaza Shopping Center             1/27/2007      75.0%       66.9%   4812 South Kedzie Avenue
 80      Venture Plaza                            4/24/2007      78.8%       70.0%   3150 Livernois Road
 81      Oakland Shopping Center                  4/13/2007      46.1%       46.1%   4101-4397 North State Road 7
         Hubbard Portfolio- Turtle Creek
 82      Apartments                                5/8/2007      79.3%       67.2%   3400 Lloyd's Lane
 83      First Pacific Corporation                4/27/2007      67.2%       60.6%   5121 Skyline Village Loop S
 84      Nacogdoches Marketplace II               4/19/2007      80.0%       80.0%   4604-4610 North Street
 85      Sure Lock Self Storage                   12/1/2006      80.0%       72.1%   8335 Highway 74
 86      The Promenade Shopping Center           11/16/2006      65.9%       56.0%   2380 Cobb Parkway
 87      1165 Broadway & 2136 3rd Avenue            Various      72.6%       64.3%   Various
 87.01   1165 Broadway                            3/20/2007                          1165 Broadway
 87.02   2136 3rd Avenue                          3/28/2007                          2136 3rd Avenue
         Hubbard Portfolio- Hunter's Pointe
 88      Apartments                                5/8/2007      76.0%       64.4%   3205 Lloyd's Lane
                                                                                     Southwest Corner NYS Route 30A &
 89      Gloversville Shopping Center             11/9/2006      70.9%       61.6%   Fifth Avenue Extension
 90      Crown Office Village                     2/12/2007      79.4%       71.2%   1403-1479 East 12 Mile Road
 91      Lincoln Plaza Center                     12/1/2006      73.1%       62.1%   145 East 1300 South
 92      110 Shawmut Road                          6/1/2007      64.7%       64.7%   110 Shawmut Road
 93      Shaker Point Apartments                   4/1/2007      79.8%       70.4%   1095 Shaker Point Way
                                                                                     6217-6223 Pacific Boulevard & 2569-
 94      Pacific Boulevard Retail                 4/18/2007      76.9%       66.4%   2575 Clarendon Avenue
 95      Avalon MHP                              12/15/2006      75.5%       75.5%   3319 Avalon Street
 96      Walgreens Drug Store                     4/23/2007      79.9%       74.4%   16423 Larch Way
 97      Satterfield Landing Shopping Center       2/3/2007      77.7%       67.0%   2210 S. Croatan Highway
 98      Ashley Furniture Home Store               5/1/2007      76.4%       60.6%   2401 Interstate Drive
 99      100 Enterprise Place                    12/13/2006      65.6%       61.4%   100 Enterprise Place
 100     Shawnee Medical Center                   4/30/2007      78.3%       68.8%   3700 North Kickapoo Street
 101     Garden Ridge Apartments                   9/6/2006      70.0%       61.6%   6517 Melody Lane
 102     Verona                                   8/15/2007      63.0%       57.4%   3029 Shrine Place
 103     Days Inn - SeaTac Airport                3/23/2007      51.5%       47.1%   19015 International Bloulevard
 104     J. Crew Freeport                          4/2/2007      67.9%       50.0%   10 Bow Street
 105     Scottsdale Place                          5/3/2007      80.0%       74.4%   5635 North Scottsdale Road
 106     Carl Junction Apartments                 3/22/2007      74.9%       64.2%   201 Fir Road
                                                                                     74040 Highway 111 & 74050
 107     Portola Centre                          12/12/2006      55.9%       47.9%   Alessandro Drive
 108     Hubbard Portfolio- Pineview Landing       5/8/2007      72.1%       61.1%   160 Broadway Avenue
         Hubbard Portfolio- Creekside
 109     Apartments                                5/8/2007      77.1%       65.3%   6655 Zeigler Boulevard
 110     149 Spring Street                         4/5/2007      24.3%       24.3%   149 Spring Street
         135 East 57th Street - Subordinate Non-
         Pooled Portion                            3/1/2007      29.3%       27.2%   135 East 57th Street

                                                                                                     Net Rentable Area
                                                                                                      SF/rooms/units/
                                                                           Zip     Year     Year           holes/
Loan No. Property Name                       City         County    State  Code    Built  Renovated pads(11)(16)(17)(20)
-------- ------------------------------- ------------- ------------ ----- ------- ------- --------- --------------------
 76      Charles Passage                 Cambridge      Middlesex    MA     02141    2006                      29
                                         San               San
 77      599 3rd Street                  Francisco      Francisco    CA     94107    2001                      24
 78      233 Norman Avenue               Brooklyn         Kings      NY     11222    1930   2006           48,316
 79      Kedzie Plaza Shopping Center    Chicago           Cook      IL     60632    1987                  53,637
 80      Venture Plaza                   Troy            Oakland     MI     48083    1986   2004           62,390
                                         Lauderdale
 81      Oakland Shopping Center         Lakes           Broward     FL     33319    1976   2006           96,951
         Hubbard Portfolio- Turtle Creek
 82      Apartments                      Mobile           Mobile     AL     36693    1981                     200
 83      First Pacific Corporation       Salem            Marion     OR     97306    2002                  45,574
 84      Nacogdoches Marketplace II      Nacogdoches   Nacogdoches   TX     75965    1999                  57,413
 85      Sure Lock Self Storage          Fairburn         Fulton     GA     30213    2003                  71,150
         The Promenade Shopping
 86      Center                          Smyrna            Cobb      GA     30080    1979   1996           55,439
         1165 Broadway & 2136 3rd
 87      Avenue                          Various         Various     NY   Various Various                  22,739
 87.01   1165 Broadway                   Brooklyn         Kings      NY     11221    2005                  15,739
 87.02   2136 3rd Avenue                 New York        New York    NY     10035    1910                   7,000
         Hubbard Portfolio- Hunter's
 88      Pointe Apartments               Mobile           Mobile     AL     36693    1981                     200
 89      Gloversville Shopping Center    Gloversville     Fulton     NY     12078    1962   2006          131,575
                                         Madison                                    1962,
 90      Crown Office Village            Heights         Oakland     MI     48071    2000   1999           52,313
                                         Salt Lake
 91      Lincoln Plaza Center            City           Salt Lake    UT     84115    1990                  60,312
 92      110 Shawmut Road                Canton          Norfolk     MA     02021    1987   2000           70,350
 93      Shaker Point Apartments         Harrison        Hamilton    OH     45030    2006                      72
                                         Huntington                                 1924-
 94      Pacific Boulevard Retail        Park          Los Angeles   CA     90255    1927   2002           28,000
 95      Avalon MHP                      Riverside      Riverside    CA     92509    1965                     110
 96      Walgreens Drug Store            Lynwood        Snohomish    WA     98037    2001                  15,120
         Satterfield Landing Shopping
 97      Center                          Nags Head         Dare      NC     27959    1984   2006           46,550
 98      Ashley Furniture Home Store     Opelika           Lee       AL     36801    2007                  35,000
 99      100 Enterprise Place            Dover             Kent      DE     19904    1987                  55,050
 100     Shawnee Medical Center          Shawnee       Pottawatomie  OK     74804    2000                  26,673
 101     Garden Ridge Apartments         Dallas           Dallas     TX     75231    1970   1998              170
 102     Verona                          Los Angeles   Los Angeles   CA     90007    1989   2007               11
 103     Days Inn - SeaTac Airport       SeaTac            King      WA     98188    1992                      85
 104     J. Crew Freeport                Freeport       Cumberland   ME     04032    2006                  12,522
 105     Scottsdale Place                Scottsdale      Maricopa    AZ     85250    1986   2007           18,751
 106     Carl Junction Apartments        Carl Junction    Jasper     MO     64834    2003                      34
 107     Portola Centre                  Palm Desert    Riverside    CA     92260    1991                  27,600
         Hubbard Portfolio- Pineview                                                1975,
 108     Landing                         Talladega      Talladega    AL     35160    1979                     128
         Hubbard Portfolio- Creekside
 109     Apartments                      Mobile           Mobile     AL     36608    1981                     104
 110     149 Spring Street               New York        New York    NY     10012    1900   2006            2,200
         135 East 57th Street -
         Subordinate Non-Pooled Portion  New York        New York    NY     10022    1988                 427,483

                                                   Loan per
                                                     Net
                                                   Rentable
                                                   Area SF/
                                                    Rooms/
                                                    Units/
                                         Units of   Holes/    Prepayment Provisions
Loan No. Property Name                   Measure  Pads(8)(9) (# of payments)(12)(13) Loan No.          Property Name
-------- ------------------------------- -------- ---------- ----------------------- -------- -------------------------------
 76      Charles Passage                  Units    258,621       YM1(107),O(13)       76      Charles Passage
 77      599 3rd Street                   Units    306,250      L(25),D(31),O(4)      77      599 3rd Street
 78      233 Norman Avenue               Sq. Ft.       147      L(27),D(29),O(4)      78      233 Norman Avenue
 79      Kedzie Plaza Shopping Center    Sq. Ft.       130      L(29),D(87),O(4)      79      Kedzie Plaza Shopping Center
 80      Venture Plaza                   Sq. Ft.       107     L(24),YM1(94),O(2)     80      Venture Plaza
 81      Oakland Shopping Center         Sq. Ft.        67       YM1(23),O(37)        81      Oakland Shopping Center
         Hubbard Portfolio- Turtle Creek                                                      Hubbard Portfolio- Turtle Creek
 82      Apartments                       Units     31,790      L(26),D(90),O(4)      82      Apartments
 83      First Pacific Corporation       Sq. Ft.       138       YM1(116),O(4)        83      First Pacific Corporation
 84      Nacogdoches Marketplace II      Sq. Ft.       109      L(26),D(90),O(4)      84      Nacogdoches Marketplace II
 85      Sure Lock Self Storage          Sq. Ft.        82      L(30),D(88),O(2)      85      Sure Lock Self Storage
 86      The Promenade Shopping Center   Sq. Ft.       103      L(27),D(89),O(4)      86      The Promenade Shopping Center
         1165 Broadway & 2136 3rd                                                             1165 Broadway & 2136 3rd
 87      Avenue                          Sq. Ft.       236      L(26),D(90),O(4)      87      Avenue
 87.01   1165 Broadway                   Sq. Ft.                                      87.01   1165 Broadway
 87.02   2136 3rd Avenue                 Sq. Ft.                                      87.02   2136 3rd Avenue
         Hubbard Portfolio- Hunter's                                                          Hubbard Portfolio- Hunter's
 88      Pointe Apartments                Units     26,700      L(26),D(90),O(4)      88      Pointe Apartments
 89      Gloversville Shopping Center    Sq. Ft.        40      L(29),D(89),O(2)      89      Gloversville Shopping Center
 90      Crown Office Village            Sq. Ft.        99      L(28),D(89),O(3)      90      Crown Office Village
 91      Lincoln Plaza Center            Sq. Ft.        82      L(30),D(88),O(2)      91      Lincoln Plaza Center
 92      110 Shawmut Road                Sq. Ft.        67      L(27),D(8),O(25)      92      110 Shawmut Road
 93      Shaker Point Apartments          Units     63,194      L(25),D(91),O(4)      93      Shaker Point Apartments
 94      Pacific Boulevard Retail        Sq. Ft.       161      L(25),D(91),O(4)      94      Pacific Boulevard Retail
 95      Avalon MHP                       Pads      40,000      L(29),D(29),O(2)      95      Avalon MHP
 96      Walgreens Drug Store            Sq. Ft.       283      L(25),D(91),O(4)      96      Walgreens Drug Store
         Satterfield Landing Shopping                                                         Satterfield Landing Shopping
 97      Center                          Sq. Ft.        91      L(28),D(85),O(7)      97      Center
 98      Ashley Furniture Home Store     Sq. Ft.       117      L(26),D(90),O(4)      98      Ashley Furniture Home Store
 99      100 Enterprise Place            Sq. Ft.        73     L(24),YM1(56),O(4)     99      100 Enterprise Place
 100     Shawnee Medical Center          Sq. Ft.       135      L(25),D(91),O(4)      100     Shawnee Medical Center
 101     Garden Ridge Apartments          Units     20,588      L(33),D(83),O(4)      101     Garden Ridge Apartments
 102     Verona                           Units    309,091      L(25),D(91),O(4)      102     Verona
 103     Days Inn - SeaTac Airport        Rooms     39,369      L(25),D(31),O(4)      103     Days Inn - SeaTac Airport
 104     J. Crew Freeport                Sq. Ft.       256      L(26),D(90),O(4)      104     J. Crew Freeport
 105     Scottsdale Place                Sq. Ft.       171      L(26),D(90),O(4)      105     Scottsdale Place
 106     Carl Junction Apartments         Units     88,085       YM1(83),O(37)        106     Carl Junction Apartments
 107     Portola Centre                  Sq. Ft.       105      L(26),D(90),O(4)      107     Portola Centre
         Hubbard Portfolio- Pineview                                                          Hubbard Portfolio- Pineview
 108     Landing                          Units     22,536      L(26),D(90),O(4)      108     Landing
         Hubbard Portfolio- Creekside                                                         Hubbard Portfolio- Creekside
 109     Apartments                       Units     26,681      L(26),D(90),O(4)      109     Apartments
 110     149 Spring Street               Sq. Ft.     1,136      L(25),D(91),O(4)      110     149 Spring Street
         135 East 57th Street -
         Subordinate Non-Pooled Portion  Sq. Ft.       199      L(28),D(88),O(4)      10      135 East 57th Street

                                                                                            Second
                                                         Fourth Most Third Most Third Most   Most
                                             Fourth Most Recent NOI    Recent   Recent NOI  Recent   Second Most Recent
Loan No. Property Name                       Recent NOI     Date        NOI        Date      NOI          NOI Date
-------- ----------------------------------- ----------- ----------- ---------- ---------- --------- ------------------
 76      Charles Passage
 77      599 3rd Street                         533,588  12/31/2004    563,229  12/31/2005   654,841  12/31/2006
 78      233 Norman Avenue                                                                   519,266  12/31/2006
 79      Kedzie Plaza Shopping Center           649,823  12/31/2004    586,440  12/31/2005   590,467  T-12 11/30/2006
 80      Venture Plaza                          803,469  12/31/2004    858,583  12/31/2005   861,947  12/31/2006
 81      Oakland Shopping Center                748,342  12/31/2004    874,826  12/31/2005   849,439  12/31/2006
 82      Hubbard Portfolio- Turtle Creek                               582,283  12/31/2005   555,630  12/31/2006
         Apartments
 83      First Pacific Corporation
 84      Nacogdoches Marketplace II                                    582,448  12/31/2005   558,348  12/31/2006
 85      Sure Lock Self Storage                                        356,262  12/31/2005   478,840  T-12 10/31/2006
 86      The Promenade Shopping Center          542,150  12/31/2004    535,891  12/31/2005   608,032  12/31/2006
 87      1165 Broadway & 2136 3rd Avenue
 87.01   1165 Broadway
 87.02   2136 3rd Avenue
 88      Hubbard Portfolio- Hunter's Pointe                            572,656  12/31/2005   553,698  12/31/2006
         Apartments
 89      Gloversville Shopping Center
 90      Crown Office Village                   606,323  12/31/2004    636,954  12/31/2005   571,516  12/31/2006
 91      Lincoln Plaza Center                   568,726  12/31/2004    472,876  12/31/2005   539,738  T-12 11/30/2006
 92      110 Shawmut Road
 93      Shaker Point Apartments
 94      Pacific Boulevard Retail               333,502  12/31/2004    394,816  12/31/2005   429,795  12/31/2006
 95      Avalon MHP                                                    355,859  12/31/2005   346,151  (6 months Ann.)
                                                                                                      12/31/2006
 96      Walgreens Drug Store                                          350,004  12/31/2005   350,004  12/31/2006
 97      Satterfield Landing Shopping Center                           213,587  12/31/2005   142,404  12/31/2006
 98      Ashley Furniture Home Store
 99      100 Enterprise Place                                          162,252  12/31/2005   307,341  (11 Months Ann.)
                                                                                                      11/30/2006
 100     Shawnee Medical Center
 101     Garden Ridge Apartments                341,363  12/31/2004    427,785  12/31/2005   445,246  T-12 6/30/2006
 102     Verona
 103     Days Inn - SeaTac Airport                                                           500,235  12/31/2006
 104     J. Crew Freeport                       501,730  12/31/2004    445,253  12/31/2005   410,204  12/31/2006
 105     Scottsdale Place
 106     Carl Junction Apartments
 107     Portola Centre                         183,936  12/31/2004    284,060  12/31/2005   359,681  12/31/2006
 108     Hubbard Portfolio- Pineview                                   362,595  12/31/2005   349,903  12/31/2006
         Landing
 109     Hubbard Portfolio- Creekside                                  340,113  12/31/2005   285,422  12/31/2006
         Apartments
 110     149 Spring Street
         135 East 57th Street - Subordinate  16,495,321  12/31/2004  6,450,696  12/31/2005 8,627,289  12/31/2006
         Non-Pooled Portion

                                              Most
                                             Recent  Most Recent NOI  Underwritten Underwritten Underwritten Underwritten
Loan No. Property Name                        NOI         Date            NOI        Revenue        EGI        Expenses
-------- ----------------------------------- ------- ---------------- ------------ ------------ ------------ ------------
 76      Charles Passage                     616,668  Ann. 3/19/2007     599,957      754,266       775,955      175,998
 77      599 3rd Street                      673,639 T - 12 5/31/2007    622,168      812,820       818,280      196,112
 78      233 Norman Avenue                                               546,781      625,805       625,805       79,024
 79      Kedzie Plaza Shopping Center                                    639,691      724,441     1,075,958      436,267
 80      Venture Plaza                                                   785,667    1,212,388     1,317,262      531,595
 81      Oakland Shopping Center             824,037  Ann. 4/30/2007     777,224      788,126     1,728,622      951,398
 82      Hubbard Portfolio- Turtle Creek     598,919 T - 12 4/30/2007    590,970    1,098,349     1,175,542      584,572
         Apartments
 83      First Pacific Corporation                                       598,807      577,046       911,586      312,779
 84      Nacogdoches Marketplace II          585,868  Ann. 3/31/2007     540,320      554,902       710,729      170,409
 85      Sure Lock Self Storage                                          479,352      655,841       696,215      216,863
 86      The Promenade Shopping Center       522,437  Ann. 4/30/2007     590,826      696,917     1,031,331      440,505
 87      1165 Broadway & 2136 3rd Avenue     496,500 T - 12 4/1/2007     465,127      496,611       530,037       64,909
 87.01   1165 Broadway                       303,000 T - 12 4/1/2007     288,163      307,694       309,945       21,782
 87.02   2136 3rd Avenue                     193,500 T - 12 4/1/2007     176,964      188,916       220,091       43,127
 88      Hubbard Portfolio- Hunter's Pointe  578,205 T - 12 4/30/2007    517,273    1,022,148     1,078,676      561,404
         Apartments
 89      Gloversville Shopping Center                                    588,230      688,274       987,877      399,646
 90      Crown Office Village                                            531,575      709,272       780,677      249,102
 91      Lincoln Plaza Center                                            519,527      729,483       814,521      294,994
 92      110 Shawmut Road                                                462,258      483,155       696,551      234,293
 93      Shaker Point Apartments             571,729  Ann. 5/31/2007     398,060      579,995       606,707      208,647
 94      Pacific Boulevard Retail            370,845  Ann. 5/31/2007     454,790      528,892       543,988       89,198
 95      Avalon MHP                                                      374,345      521,726       667,026      292,681
 96      Walgreens Drug Store                350,000  Ann. 5/31/2007     344,750      350,000       350,000        5,250
 97      Satterfield Landing Shopping Center                             418,453      484,825       531,325      112,872
 98      Ashley Furniture Home Store                                     387,564      387,564       483,293       95,729
 99      100 Enterprise Place                                            515,664      588,920       643,921      128,257
 100     Shawnee Medical Center                                          356,310      373,605       432,363       76,053
 101     Garden Ridge Apartments                                         415,008    1,060,039     1,093,577      678,569
 102     Verona                                                          297,527      396,097       401,377      103,850
 103     Days Inn - SeaTac Airport           457,750 T - 12 4/30/2007    452,287    1,469,250     1,494,250    1,041,963
 104     J. Crew Freeport                    458,604  Ann. 3/31/2007     412,018      414,798       493,172       81,154
 105     Scottsdale Place                    288,185  Ann. 4/30/2007     273,633      447,912       463,240      189,607
 106     Carl Junction Apartments            319,029  Ann. 4/30/2007     306,735      482,455       486,438      179,703
 107     Portola Centre                                                  325,574      547,390       643,436      317,862
 108     Hubbard Portfolio- Pineview         415,863 T - 12 4/30/2007    323,901      559,511       648,104      324,202
         Landing
 109     Hubbard Portfolio- Creekside        338,595 T - 12 4/30/2007    283,599      532,552       569,611      286,012
         Apartments
 110     149 Spring Street                                               557,820      342,150       755,638      197,818
         135 East 57th Street - Subordinate                            8,426,783    7,513,812    20,571,239   12,144,456
         Non-Pooled Portion

                                                                      Underwritten
                                            Underwritten Underwritten   Net Cash
Loan No. Property Name                        Reserves      TI/LC         Flow            Largest Tenant(19)          SF
-------- ---------------------------------- ------------ ------------ ------------ -------------------------------- ------
 76      Charles Passage                        5,800                    594,157
 77      599 3rd Street                         4,800                    617,368
 78      233 Norman Avenue                      9,727       25,124       511,930      Double Point Import/Export     6,500
 79      Kedzie Plaza Shopping Center           8,046       32,616       599,029             Fashion Bug             9,000
 80      Venture Plaza                          9,359       82,145       694,163          Lease Corporation         17,412
 81      Oakland Shopping Center               19,685       89,073       668,466            New Beginnings           7,250
 82      Hubbard Portfolio- Turtle Creek       51,600                    539,370
         Apartments
 83      First Pacific Corporation              6,836       48,967       543,004         First Pacific Corp.        41,100
 84      Nacogdoches Marketplace II             8,612       20,094       511,614               Goody's              25,000
 85      Sure Lock Self Storage                 7,087                    472,266
 86      The Promenade Shopping Center          8,316       53,920       528,590              Party City            14,200
 87      1165 Broadway & 2136 3rd               4,398       11,157       449,573
         Avenue
 87.01   1165 Broadway                          3,148       11,157       273,858            Family Dollar            7,489
 87.02   2136 3rd Avenue                        1,250                    175,714             Pretty Girl             7,000
 88      Hubbard Portfolio- Hunter's           50,000                    467,273
         Pointe Apartments
 89      Gloversville Shopping Center          21,052       44,003       523,175        Tractor Supply Company      30,468
 90      Crown Office Village                   7,847       45,134       478,594          JSP International          9,747
 91      Lincoln Plaza Center                   9,047       46,248       464,233   Salt Lake City Criminal Justice  40,679
 92      110 Shawmut Road                      10,553       37,150       414,555        ThyssenKrupp Material       25,200
 93      Shaker Point Apartments               14,400                    383,660
 94      Pacific Boulevard Retail               7,840       24,100       422,850          Edik Ghezlashowry          2,200
 95      Avalon MHP                             4,400                    369,945
 96      Walgreens Drug Store                   1,907                    342,843      Walgreen Drug Store #6302     15,120
 97      Satterfield Landing Shopping           6,727       20,339       391,387              Food Lion             29,100
         Center
 98      Ashley Furniture Home Store            5,250       10,031       372,283   Turner Furniture of Opelika, LLC 35,000
 99      100 Enterprise Place                  15,965       14,699       485,001    Division of Support Operations  17,332
 100     Shawnee Medical Center                 4,001       32,136       320,173      Family Medical Specialists     9,400
 101     Garden Ridge Apartments               42,500                    372,508
 102     Verona                                 2,750                    294,777
 103     Days Inn - SeaTac Airport             74,713                    377,574
 104     J. Crew Freeport                       1,878        8,820       401,320               J. Crew               8,642
 105     Scottsdale Place                       2,813       15,228       255,592   Diversified Partners/CTW Retail   6,603
 106     Carl Junction Apartments               8,500                    298,235
 107     Portola Centre                         7,452       20,700       297,422           Executive Suites         11,391
 108     Hubbard Portfolio- Pineview           32,000                    291,901
         Landing
 109     Hubbard Portfolio- Creekside          26,000                    257,599
         Apartments
 110     149 Spring Street                      3,800       12,485       541,534            LF Sportswear            2,200
         135 East 57th Street - Subordinate   149,619      958,692     7,318,472         Links Holdings, LLC        86,975
         Non-Pooled Portion

                                                         Lease      2nd Largest            Lease      3rd Largest
Loan No. Property Name                                 Expiration     Tenant        SF   Expiration     Tenant
-------- --------------------------------------------- ---------- --------------- ------ ---------- ----------------
 76      Charles Passage
 77      599 3rd Street
 78      233 Norman Avenue                             11/30/2011 Western Marble   4,000  8/31/2011 Yiwu Fashion
                                                                                                    Import/Export
 79      Kedzie Plaza Shopping Center                  3/31/2012  City of Chicago  8,000 10/31/2008 Sears Roebuck
 80      Venture Plaza                                 10/31/2008 Humana           9,841 12/31/2008 Qualis
                                                                                                    Automotive
 81      Oakland Shopping Center                          MTM     Oriental Food    5,260  2/28/2011 Guns N Knives
                                                                  Market
 82      Hubbard Portfolio- Turtle Creek Apartments
 83      First Pacific Corporation                      6/1/2022  Amadeus Cafe     2,974  8/31/2012
 84      Nacogdoches Marketplace II                    3/31/2014  Staples         24,013  9/30/2014 King Buffet
 85      Sure Lock Self Storage
 86      The Promenade Shopping Center                 8/31/2008  West Marine      9,485  5/31/2011 Scalini's
 87      1165 Broadway & 2136 3rd Avenue
 87.01   1165 Broadway                                 10/31/2012 Ladies Wear      4,500  1/31/2017 Sasi Discount
                                                                                                    Inc
 87.02   2136 3rd Avenue                               3/31/2017
 88      Hubbard Portfolio- Hunter's Pointe Apartments
 89      Gloversville Shopping Center                  12/31/2016 Grossman's      30,000 10/31/2016 Save-A-Lot,
                                                                  Bargain Outlet                    Ltd
 90      Crown Office Village                          2/28/2011  Leukemia         7,854  7/31/2012 St John IT
                                                                  Society
 91      Lincoln Plaza Center                          10/31/2011 EZ Loan          2,800  4/30/2009 Blimpie of Utah
 92      110 Shawmut Road                               6/9/2013  Tractel, Inc.   20,160  4/14/2009 Design
                                                                                                    Knowhow
 93      Shaker Point Apartments
 94      Pacific Boulevard Retail                      12/1/2008  Jaqueline        2,200  6/24/2009 Ruellas
                                                                  Castaneda
 95      Avalon MHP
 96      Walgreens Drug Store                          6/30/2061
 97      Satterfield Landing Shopping Center           5/12/2011  Staples         17,450  2/28/2017
 98      Ashley Furniture Home Store                   5/31/2023
 99      100 Enterprise Place                          5/31/2021  Kent Co. Dept   14,304  4/30/2015 Easter Seals
                                                                  of Elections
 100     Shawnee Medical Center                        8/22/2020  Heartland        5,566  8/31/2010 Valir Health
 101     Garden Ridge Apartments
 102     Verona
 103     Days Inn - SeaTac Airport
 104     J. Crew Freeport                              1/31/2018  Mexicali Blues   3,000  8/12/2012
 105     Scottsdale Place                              5/31/2020  Great            4,079 12/31/2011 Liberty Point
                                                                  Expectations                      Corporation
 106     Carl Junction Apartments
 107     Portola Centre                                4/30/2022  Chop House       6,860  8/14/2012 Wedbush
                                                                  Restaurant                        Morgan
                                                                                                    Securities, Inc.
 108     Hubbard Portfolio- Pineview Landing
 109     Hubbard Portfolio- Creekside Apartments
 110     149 Spring Street                             12/31/2013
         135 East 57th Street - Subordinate Non-Pooled 3/31/2013  Daffy's         54,000  1/31/2011 Tradescape.com
         Portion                                                                                    dba E*Trade

                                                                                                   Upfront        Monthly
                                                          Lease       Occupancy     Occupancy    Replacement    Replacement
Loan No. Property Name                             SF   Expiration Rate(11)(18)(19) As-of Date Reserves(14)(29) Reserves(14)
-------- --------------------------------------- ------ ---------- ---------------- ---------- ---------------- ------------
 76      Charles Passage                                                 96.55%      6/1/2007
 77      599 3rd Street                                                 100.00%     3/31/2007                        400
 78      233 Norman Avenue                        4,000 4/30/2008        97.52%     2/28/2007       19,464
 79      Kedzie Plaza Shopping Center             7,605 5/31/2010        89.37%     12/13/2006     184,653           670
 80      Venture Plaza                            4,228 10/30/2009       95.73%      4/1/2007                        780
 81      Oakland Shopping Center                  4,640 7/31/2010        91.61%      5/1/2007
 82      Hubbard Portfolio- Turtle Creek                                 96.00%     4/24/2007
         Apartments
 83      First Pacific Corporation                                       96.71%      6/1/2007
 84      Nacogdoches Marketplace II               4,200 7/31/2011       100.00%     5/15/2007
 85      Sure Lock Self Storage                                          95.43%     6/12/2007
 86      The Promenade Shopping Center            7,712 7/31/2010       100.00%     3/31/2007          693           693
 87      1165 Broadway & 2136 3rd Avenue                                100.00%     4/30/2007                        370
 87.01   1165 Broadway                            3,000 1/31/2017       100.00%     4/30/2007
 87.02   2136 3rd Avenue                                                100.00%     4/30/2007
 88      Hubbard Portfolio- Hunter's Pointe                              89.00%     4/24/2007
         Apartments
 89      Gloversville Shopping Center            15,000 1/31/2012       100.00%      2/6/2007                      1,754
 90      Crown Office Village                     7,677 12/31/2011      100.00%      2/1/2007                        654
 91      Lincoln Plaza Center                     2,750 11/30/2011      100.00%     11/1/2006                        754
 92      110 Shawmut Road                         9,870 1/31/2013        85.67%     3/15/2007          879           879
 93      Shaker Point Apartments                                         95.83%      6/1/2007        1,200         1,200
 94      Pacific Boulevard Retail                 2,200  8/1/2009        89.11%     4/19/2007                        803
 95      Avalon MHP                                                      98.18%      1/1/2007                        367
 96      Walgreens Drug Store                                           100.00%     5/31/2007
 97      Satterfield Landing Shopping Center                            100.00%      3/1/2007       18,954           561
 98      Ashley Furniture Home Store                                    100.00%     5/22/2007
 99      100 Enterprise Place                    13,355 5/31/2011       100.00%     12/7/2006       30,000
 100     Shawnee Medical Center                   3,442 9/30/2008       100.00%     5/24/2007          333           333
 101     Garden Ridge Apartments                                         97.65%     8/26/2006
 102     Verona                                                         100.00%     8/15/2007        2,750
 103     Days Inn - SeaTac Airport                                       71.80%     3/31/2007       50,000
 104     J. Crew Freeport                                                92.97%     4/13/2007
 105     Scottsdale Place                         3,195 11/30/2009       96.78%     5/15/2007          235           235
 106     Carl Junction Apartments                                       100.00%      5/1/2007          709           709
 107     Portola Centre                           4,000 6/30/2012        96.07%     5/18/2007                        621
 108     Hubbard Portfolio- Pineview Landing                             99.22%      5/3/2007
 109     Hubbard Portfolio- Creekside                                   100.00%      5/2/2007
         Apartments
 110     149 Spring Street                                              100.00%      6/1/2007
         135 East 57th Street - Subordinate Non- 52,900 2/28/2011        71.37%     2/22/2007
         Pooled Portion

                                                                 Upfront      Monthly                   Monthly      Upfront
                                                                  TI/LC        TI/LC     Upfront Tax      Tax       Insurance
Loan No. Property Name                                         Reserves(14) Reserves(14) Reserves(14) Reserves(14) Reserves(14)
-------- ----------------------------------------------------- ------------ ------------ ------------ ------------ ------------
 76      Charles Passage                                                                      3,474       1,737
 77      599 3rd Street                                                                      24,166       8,056        9,042
 78      233 Norman Avenue                                       200,000       2,094         38,759       6,742        9,747
 79      Kedzie Plaza Shopping Center                             71,478       2,721         20,493      20,493       11,789
 80      Venture Plaza                                                                       76,502      15,300        4,851
 81      Oakland Shopping Center                                                             91,357      13,051
 82      Hubbard Portfolio- Turtle Creek Apartments
 83      First Pacific Corporation                                 2,917       2,917         71,700       8,962       13,458
 84      Nacogdoches Marketplace II                                  833         833         33,387       6,677        2,124
 85      Sure Lock Self Storage                                                              18,720       3,744        2,192
 86      The Promenade Shopping Center                            32,600       1,000         53,259       7,581        1,517
 87      1165 Broadway & 2136 3rd Avenue                                       1,295         22,769       3,557        2,706
 87.01   1165 Broadway
 87.02   2136 3rd Avenue
 88      Hubbard Portfolio- Hunter's Pointe Apartments
 89      Gloversville Shopping Center                                          3,667         30,334      10,111        1,631
 90      Crown Office Village                                                                65,749      10,958          840
 91      Lincoln Plaza Center                                     55,000                     23,878       7,959        2,326
 92      110 Shawmut Road                                          2,589       2,589          9,716       9,716        3,755
 93      Shaker Point Apartments                                                              6,554       6,554        1,766
 94      Pacific Boulevard Retail                                              2,009          5,837       1,946        8,717
 95      Avalon MHP                                                                                       4,879        3,443
 96      Walgreens Drug Store
 97      Satterfield Landing Shopping Center                                   1,692          5,149       1,287       25,641
 98      Ashley Furniture Home Store
 99      100 Enterprise Place                                    120,000                     18,699       3,117        5,169
 100     Shawnee Medical Center                                    3,583       3,583         13,883       2,314          853
 101     Garden Ridge Apartments                                                             71,165       7,117        4,291
 102     Verona
 103     Days Inn - SeaTac Airport                                                           10,116       3,372        3,038
 104     J. Crew Freeport                                            800         800          5,856       2,928        5,363
 105     Scottsdale Place                                          1,250       1,250         20,989       5,247          593
 106     Carl Junction Apartments                                                             7,904       1,317        2,115
 107     Portola Centre                                                        1,725          9,250       4,625        2,319
 108     Hubbard Portfolio- Pineview Landing
 109     Hubbard Portfolio- Creekside Apartments
 110     149 Spring Street
         135 East 57th Street - Subordinate Non-Pooled Portion                            1,718,475     548,000       36,519

                                                                 Upfront
                                                    Monthly    Engineering      Other
Loan No. Property Name                           Insurance(14) Reserve(14) Reserves(14)(15) Other Reserves Description(14)(15)
-------- --------------------------------------- ------------- ----------- ---------------- ----------------------------------
 76      Charles Passage                                                       209,000         Stabilization Escrow
                                                                                               (159,000); Environmental
                                                                                               Escrow (50,000)
 77      599 3rd Street                              1,292
 78      233 Norman Avenue                           1,296                     500,000         ICIP Exemption Reserve
 79      Kedzie Plaza Shopping Center                1,072
 80      Venture Plaza                                 970
 81      Oakland Shopping Center                                                10,000         Insurance Deductible Escrow
 82      Hubbard Portfolio- Turtle
         Creek Apartments
 83      First Pacific Corporation                   1,495
 84      Nacogdoches Marketplace II                  1,062
 85      Sure Lock Self Storage                        731
 86      The Promenade Shopping Center               1,517
 87      1165 Broadway & 2136 3rd Avenue             1,353                     255,000         Sasi Tenant Reserve
                                                                                               (155,000); Pretty Girl
                                                                                               Termination Reserve
                                                                                               (100,000)
 87.01   1165 Broadway
 87.02   2136 3rd Avenue
 88      Hubbard Portfolio- Hunter's Pointe
         Apartments
 89      Gloversville Shopping Center                  816       32,130
 90      Crown Office Village                          840
 91      Lincoln Plaza Center                        1,163
 92      110 Shawmut Road                            1,877
 93      Shaker Point Apartments                       883
 94      Pacific Boulevard Retail                    1,402       12,750
 95      Avalon MHP                                    383
 96      Walgreens Drug Store
 97      Satterfield Landing Shopping Center         2,564        5,000        175,000         Bo Taylor Tenant Termination
                                                                                               Holdback
 98      Ashley Furniture Home Store                                            67,812         Lease-Up Escrow
                                                                                               (26,250.00); Tax Rent Escrow
                                                                                               (41,652.00)
 99      100 Enterprise Place                          861
 100     Shawnee Medical Center                        427
 101     Garden Ridge Apartments                     4,291       93,750
 102     Verona
 103     Days Inn - SeaTac Airport                   1,519
 104     J. Crew Freeport                              670
 105     Scottsdale Place                              593
 106     Carl Junction Apartments                    1,058
 107     Portola Centre                                773
 108     Hubbard Portfolio- Pineview Landing
 109     Hubbard Portfolio- Creekside Apartments
 110     149 Spring Street
         135 East 57th Street - Subordinate         36,519                      43,750         Monthly Ground Rent
         Non-Pooled Portion                                                                    Reserve

                                                               Environmental
                                                                  Report     Engineering
Loan No. Property Name                                           Date(31)    Report Date        Sponsor
-------- ----------------------------------------------------- ------------- ----------- ---------------------
 76      Charles Passage                                        4/20/2007     5/4/2007   Harold Brown
 77      599 3rd Street                                         4/23/2007    4/23/2007   Paul Chow; Ming Lam
 78      233 Norman Avenue                                       3/9/2007     3/9/2007   Joseph Torres
 79      Kedzie Plaza Shopping Center                           1/31/2007     1/8/2007   David Israel
 80      Venture Plaza                                           5/4/2007     6/8/2007   Richard A. Shapack
 81      Oakland Shopping Center                                4/25/2007    5/24/2007   Stephen H. Corn;
                                                                                         Leslie Gordon-Corn
 82      Hubbard Portfolio- Turtle Creek Apartments             4/30/2007    4/30/2007   James L. Hubbard
 83      First Pacific Corporation                              5/10/2007     5/7/2007   Jon H. Scott; Pamela
                                                                                         Scott
 84      Nacogdoches Marketplace II                             5/14/2007     4/2/2007   Andrew C. Hauck III
 85      Sure Lock Self Storage                                  1/4/2007    12/18/2006  Robert Kleinschmidt
 86      The Promenade Shopping Center                          12/4/2006    1/15/2007   Charles A. Lotz
 87      1165 Broadway & 2136 3rd Avenue                        4/10/2007    4/10/2007   Joseph Chakkalo;
                                                                                         Raymond Chakkalo
 87.01   1165 Broadway                                          4/10/2007    4/10/2007
 87.02   2136 3rd Avenue                                        4/10/2007    4/10/2007
 88      Hubbard Portfolio- Hunter's Pointe Apartments           5/3/2007     5/4/2007   James L. Hubbard
 89      Gloversville Shopping Center                           2/15/2007    11/20/2006  Kenneth B. Segel;
                                                                                         Barry B. Larner
 90      Crown Office Village                                   2/27/2007    2/26/2007   Richard A. Shapack
 91      Lincoln Plaza Center                                   12/4/2006    12/1/2006   Jong Ho Kim
 92      110 Shawmut Road                                       3/30/2007     4/6/2007   APCA Fund Advisors,
                                                                                         LLC
 93      Shaker Point Apartments                                 2/7/2007     5/2/2007   Patrick Michael
                                                                                         Perleberg
 94      Pacific Boulevard Retail                               4/24/2007    4/24/2007   Shadi Aslemand
 95      Avalon MHP                                              1/5/2007     1/5/2007   Kenneth G.
                                                                                         Waterhouse; Ronald
                                                                                         A. Ubaldi; Ubaldi
                                                                                         Living Trust dated
                                                                                         July 19, 1993
 96      Walgreens Drug Store                                    6/5/2007    5/11/2007   Harley D. O'Neil, Jr.
 97      Satterfield Landing Shopping Center                    2/28/2007    2/16/2007   Robert W. Hargett;
                                                                                         Kevin McFadden
 98      Ashley Furniture Home Store                            5/14/2007     5/7/2007   Kenneth R. McGee, II;
                                                                                         T. Gaylord Jones
 99      100 Enterprise Place                                   3/12/2007    3/12/2007   Donald A. Berg; Craig
                                                                                         Frater
 100     Shawnee Medical Center                                 5/14/2007    4/26/2007   T. Gaylord Jones;
                                                                                         Kenneth R. McGee, II
 101     Garden Ridge Apartments                                10/17/2006   9/14/2006   Jerry L. Harris
 102     Verona                                                 5/21/2007    5/23/2007   Alan Smolinsky;
                                                                                         Brian Chien-Chih
                                                                                         Chen
 103     Days Inn - SeaTac Airport                              2/20/2007    2/15/2007   Amin Jiwa
 104     J. Crew Freeport                                        5/8/2007    4/30/2007   David R. Miley; Ann
                                                                                         M. Leighton
 105     Scottsdale Place                                        5/9/2007    4/26/2007   Walter L. Brown, Jr.
                                                                                         as Indivdual and as
                                                                                         Trustee of the Walter
                                                                                         L. Brown, Jr.
                                                                                         Revocable Trust
                                                                                         Dated July 29, 2005;
                                                                                         Tim J. Dollander as
                                                                                         Individual and as
                                                                                         Trustee of the TJD
                                                                                         Separate Property
                                                                                         Trust Dated
                                                                                         September 1,2005;
                                                                                         Christopher P.
                                                                                         Hinkson as Individual
                                                                                         and as Trustee of the
                                                                                         Christopher P.
                                                                                         Hinkson Revocable
                                                                                         Living Trust Dated
                                                                                         October 5,2005
 106     Carl Junction Apartments                               4/11/2007     4/3/2007   James J. Giardina
 107     Portola Centre                                         12/20/2006   12/18/2006  Andrew Breech;
                                                                                         Joseph Caso, Jr.;
                                                                                         James Landes; Daniel
                                                                                         Rowe
 108     Hubbard Portfolio- Pineview Landing                     5/9/2007     5/9/2007   James L. Hubbard
 109     Hubbard Portfolio- Creekside Apartments                 5/1/2007    4/30/2007   James L. Hubbard
 110     149 Spring Street                                       5/9/2007    4/24/2007   None
         135 East 57th Street - Subordinate Non-Pooled Portion   2/8/2007    2/20/2007   Charles Steven Cohen

ANNEX A-1

Certain Characteristics of the Mortgage Loans

A-1-1

FOOTNOTES TO ANNEX A-1

(1)	GACC—German American Capital Corporation; Capmark—Capmark Finance Inc.; KeyBank—KeyBank National Association

(2)	The Administrative Fee Rate includes the primary servicing fee, master servicing fee, correspondent fee, sub-servicing fee and trustee/certificate administrator fees applicable to each mortgage loan.

(3)	Annual Debt Service, Monthly Debt Service and DSCR for loans with partial interest-only periods are shown after the expiration of the interest only period.

(4)	With respect to the Lockbox, “Hard” means each tenant is required to transfer its rent directly to the lockbox account; “Soft” means that the borrower or property manager collects rents from the tenants and then the borrower or property manager is required to deposit these rents into the lockbox account; “None at Closing, Springing Hard” or “Soft at Closing, Springing Hard” means that no lockbox or a soft lockbox, as applicable, exists at closing, but upon the occurrence of a trigger event, as defined in the related loan documents, each tenant will be instructed to transfer its rent directly to the lockbox account; “None at Closing, Springing Soft” means that no lockbox exists at closing, but upon occurrence of a trigger event, as defined in the related loan documents, a “Soft” lockbox (as described above) will take effect. With respect to the Mortgage Loan identified as Ritz-Carlton Key Biscayne on Annex A-1 to this prospectus supplement , “Hard” means that the unaffiliated property manager collects rents and receipts and deposits amounts collected (after reserving for FF&E and management fees) in the lender controlled account.

(5)	With respect to the Mortgage Loan identified as Silverado & Grand Canyon on Annex A-1 to this prospectus supplement, the Mortgage Loan is recourse to the sponsor (up to $15,750,000) until such time that the Mortgaged Property is 90% occupied and the related Mortgaged Property achieves a DSCR of at least 1.20x. The DSCR for the related Mortgage Loan is shown throughout this prospectus supplement at 1.20x, reflecting the threshold at which the recourse guaranty will be released. The current actual underwritten DSCR is 1.10x. With respect to the Mortgage Loan identified as identified as Spring Hill Suites on Annex A-1 to this prospectus supplement, the Mortgage Loan is recourse to the sponsor (up to $10,687,500) until such time that the Mortgaged Property achieves a DSCR of at least 1.35x. The DSCR for the related Mortgage Loan is shown throughout this prospectus supplement at 1.35x, reflecting the threshold at which the recourse guaranty will be released. The current actual underwritten DSCR is 1.29x.

(6)	With respect to the Mortgage Loans listed in the chart below, the applicable DSCR and/or LTV ratio was calculated after netting out the holdback reserve amounts or amounts available under letters of credit shown below and as described under “Description of the Mortgage Pool—Additional Loan Information—Definitions” in the prospectus supplement.

A-1-2

Loan No.	Mortgage Loan	Holdback Amount	Adjusted U/W DSCR as shown(a)	As-Is U/W DSCR(b)	Adjusted U/W Cut-off Date LTV as shown(c)	Actual Cut-off Date LTV(d)	Conditions to Release(e)
21	Fountain Glen at Kentlands Apartments	$3,000,000	1.13x	1.01x	71.4%	80.0%	Released if (i) DSCR >= 1.20x and (ii) economic occupancy >=90%.
23	Grants Pass Shopping Center	$5,000,000	1.14x	0.91x	61.7%	77.2%	Released if (i) DSCR >= 1.20x, (ii) economic occupancy >=90%, (iii) Tenant Ross is open for business and paying rent.
24	Barnes Marketplace	$3,549,299	1.20x	1.20x	60.4%	70.8%	Credit Enhancement Escrow.
31	Intercontinental Center	$2,500,000	1.22x	1.07x	71.7%	81.7%	Released if (i) DSCR >= 1.20x, (ii) economic occupancy >=93%, (iii) Grantor has spent >= $1,000,000 on capital improvements.
44	Pullman Portfolio	$800,000	1.13x	1.07x	73.7%	77.8%	Released if DSCR >= 1.20x (amortizing).
69	Boardwalk Shopping Center	$1,230,000	1.17x	1.00x	68.5%	80.1%	Released if DSCR >= 1.20x (amortizing).

(a)	“Adjusted U/W DSCR as shown” reflects the deduction of the holdback amount from the original principal balance for purposes of the DSCR computation.
(b)	“As-Is U/W DSCR” reflects a DSCR computation based on the original principal balance without a deduction of the holdback amount.
(c)	“Adjusted U/W Cut-off Date LTV as shown” reflects the deduction of the holdback amount from the current principal balance for purposes of the LTV computation.
(d)	“Actual Cut-off Date LTV” reflects an LTV computation based on the current principal balance without a deduction of the holdback amount.
(e)	Subject to specific conditions in related loan documents, in most cases, only some of which are stated here. In addition, in certain cases, the related loan documents may provide for release of a portion of the holdback amount and/or give the related borrower the multiple opportunities for determination of eligibility.

(7)	The following chart describes certain characteristics of the Mortgage Loans with related B Loans:(a)

Mortgage Loan	Cut-off Date Mortgage Loan Balance	Original B Loan Balance		Cut-off Date LTV Ratio for Mortgage Loan Only	Cut-off Date LTV Ratio Including B Loan	DSCR for Mortgage Loan Only	DSCR Including B Loan
Ritz-Carlton Key Biscayne	$160,000,000	$38,000,000		63.3%	78.4%	1.59x	1.15x
Georgian Towers	$67,000,000	$60,000,000	(b)	55.1%	81.6%	1.83x	1.24x
Mission Mayfield Downs	$15,250,000	$985,000		74.8%	79.6%	1.15x	1.02x
Western Plaza	$7,750,000	$305,000		79.1%	82.2%	1.15x	1.07x

(a)	The Mortgage Loan identified as 137 East 57th Street on Annex A-1 to this prospectus supplement secures a pooled component and a subordinate non-pooled component.
(b)	The Georgian Towers Loan Combination also consists of a Pari Passu Companion Loan with an original balance of $58,000,000.

(8)	Pari Passu Loan Calculations: For purposes of calculating Loan per Net Rentable Area SF/rooms/units/holes/pads, DSCR, Cut-off Date LTV Ratio and LTV Ratio at Maturity, the loan amount used for the Mortgage Loans identified as 60 Wall Street, DDR Portfolio, 85 Tenth Avenue, USFS Industrial Distribution Portfolio and Georgian Towers on Annex A-1 to this prospectus supplement is the principal balance of the Mortgage Loan included in the trust and the aggregate principal balance of the related companion loans that are pari passu in right of payments to the related Mortgage Loan included in the trust.

(9)	With respect to Mortgage Loans that are secured by a portfolio of properties, Cut-off Date LTV Ratio, LTV Ratio at Maturity, Loan per Net Rentable Area SF/rooms/units/holes/pads and DSCR for each of the properties within such portfolio were calculated on an aggregate basis including all such properties.

A-1-3

(10)	“As Stabilized” Appraised Values: With respect to each of the following Mortgage Loans, the “Appraised Value” used for purposes of calculating debt service coverage and loan-to-value ratios throughout this prospectus supplement is an “as stabilized” value (and the corresponding “Appraisal As-of Date” is also based on stabilization). Listed below are the “as is” values for the related mortgaged properties determined in connection with the origination of such Mortgage Loans.

Loan No.	Mortgage Loan	“As Is” Value	“As Is” LTV	Stabilization Date
3	Waterview	$369,000,000	56.9%	2/1/2008
34	Southlake Medical II	$17,800,000	104.7%	12/1/2007
52	Bob’s Red Mill Industrial Building	$16,820,000	76.7%	9/1/2007
102	Verona	$4,900,000	69.4%	8/15/2007

“As Stabilized” Underwritten Net Cash Flows: With respect to each of the following Mortgage Loans, the “Underwritten Net Cash Flows” used for purposes of calculating debt service coverage ratios through this prospectus supplement is an “as stabilized” value projected as of the date set forth below. Listed below are the “as is” values for the related Underwritten Net Cash Flows determined in connection with the origination of such Mortgage Loans.

Loan No.	Loan Name	“As Is” UW NCF	“As Is” DSCR	Stabilization Date
13	Georgian Towers	$5,764,470	0.74x	March 2010

(11)	With respect to the following Mortgage Loans, the square footage listed on Annex A-1 includes space that has not yet been built. This space is treated as vacant in the calculation of Occupancy Rate.

Loan No.	Loan Name	SF Not Yet Built	Total SF
23	Grants Pass	38,794	277,156
69	Boardwalk Shopping Center	7,110	40,424

With respect to the Mortgage Loan identified as Waterview on Annex A-1 to this prospectus supplement, the total related Mortgaged Property is currently under construction, and the underwritten square footage assumes completion.

(12)	Prepayment lockout is shown from the respective Mortgage Loan origination date.

(13)	With respect to the Mortgage Loan identified as DDR Portfolio on Annex A-1 to this prospectus supplement, voluntary prepayment is permitted without any requirement to pay a Prepayment Premium or Yield Maintenance Charge for the first 10% of the original whole loan principal balance.

(14)	Reserve Balances are as of the related Mortgage Loan closing date, not as of the Cut-off Date.

(15)	With respect to each of the Mortgage Loans listed below, a holdback reserve has been escrowed or a letter of credit has been delivered to the lender, which will be released to the related borrower upon satisfaction of certain conditions, including achieving specified debt service coverage ratios, loan-to-value ratios or, in some cases, satisfaction by the borrower of leasing-related or other conditions.

A-1-4

If such performance triggers are not met with respect to each of the Mortgage Loans listed below, the lender will be permitted under the Pooling and Servicing Agreement to either hold the holdback reserve or letter of credit as additional collateral or apply the holdback reserve or letter of credit to the Mortgage Loan as a partial prepayment (in which event the amortization schedule of the related Mortgage Loan will be recast):

•	Fountain Glen at Kentlands Apartments

•	Grants Pass Shopping Center

•	Barnes Marketplace

•	Intercontinental Center

•	Pullman Portfolio

•	Boardwalk Shopping Center

(16)	Loan No. 34 (identified as Southlake Medical II): The borrower intends to expand the square footage at the Mortgaged Property by 8,500 SF. The square footage listed on Annex A-1 (46,560 SF) includes this expansion space. The cash flow calculations include rent to be paid by the single tenant on the expansion space.

(17)	Loan No. 71 (identified as 25 Jay Street): The Mortgaged Property has 4 retail units totaling 9,400 SF in addition to the 25 multifamily units indicated in Annex A-1. The total building SF (including these retail units) is 47,000.

(18)	Loan No. 102 (identified as Verona): The Mortgaged Property is currently undergoing a complete renovation. Occupancy Rate for this Mortgage Loan is shown as 100% on Annex A-1 with an “as of” date of August 15, 2007, the date on which tenants are anticipated to move into the space.

(19)	Loan No. 51 (identified as 380 Lafayette Street): The Mortgaged Property is 100% master leased to Select Equity Group (a hedge fund that is the sponsor of the borrower). The affiliated tenant currently occupies a portion of the space at the Mortgaged Property and plans to occupy all of the additional space at the Mortgaged Property when the third party tenants that still remain at the Mortgaged Property vacate the premises. This Mortgage Loan was underwritten as a 100% owner occupied single tenant loan.

(20)	Loan No 4 (identified as Ritz-Carlton Key Biscayne): The related Mortgaged Property consists of 302 hotel rooms and 188 residential condominium units owned by third parties. The appraiser has determined that, on average, 100 of the 188 condominium units are available hotel room inventory on a nightly basis. Consequently, for the purpose of cash flow calculations, it is assumed that 402 keys contribute to the cash flow for the Ritz-Carlton Key Biscayne Loan.

(21)	Loan No. 49 (Davis Commons Apartments) - Assumption fee is not required in connection with a transfer of an individual Borrower’s undivided interest in the property to any entity which is a Tenant in Common.

(22)	Loan No. 63 (TownePlace Suites - Sterling) - Assumption Fee: The loan can be transferred a maximum of 2 times.

(23)	Loan No. 8 (Fashion Outlet of Las Vegas) - Senior Mezzanine loan has not been drawn on. $2,000,000 of $10,000,000 Junior Mezzanine loan has not been drawn on.

(24)	Loan No. 7 (Market Street at The Woodlands) - The Appraised Value is calculated based on “As-Is” appraised value of the property of $148,520,000 plus the appraised value of certain TIF revenues of $14,700,000 with respect to certain public financial assistance revenue relating to the property.

(25)	Loan No. 65 (Silver Square Office Building) - The lease for the City of Albuquerque was anticipated to begin on 7/1/07. They are expected to take occupancy by the end of August.

A-1-5

(26)	Loan No. 75 (Western Plaza) - With respect to the Mortgage Loan Western Plaza, the related B Note must concurrently be defeased along with the A Note of the property when the borrower has elected to defease the A Note.

(27)	Loan No. 6 (HCPI Medical Office Building Portfolio) - With respect to the Mortgage Loan HCPI Office Building Portfolio, borrower has option to release any of the individual properties from the cross-collateralized portfolio, subject to yield maintenance considerations and in an amount equal to the greater of 1) 100% of the allocated loan amount per property or 2) that amount necessary to bring the remaining pool of assets back into compliance with the minimum DSCR requirement of 1.30x. The debt service coverage test will include underwritten TI and LC’s as reasonably determined by Lender for the remainder of the portfolio.

(28)	Loan No. 103 (Days Inn — SeaTac Airport) - With respect to mortgage loan Days Inn—SeaTac Airport, per the Replacement Reserve Escrow and Security Agreement monthly payments will commence July 1, 2008. Borrower shall pay the Lender the sum of $4,255 per month until the reserve amount of $150,000 is met or exceeded.

(29)	Loan No. 68 (Stonehedge Square) - With respect to mortgage loan Stonehedge Square, per the loan documents, the Grace Days are defined as Business Days.

(30)	Loan No. 9 (identified as USFS Industrial Distribution Portfolio): A Phase II environmental assessment with respect to the related Mortgaged Property was recommended. However, such Phase II environmental assessment has not yet been completed.

A-1-6

ANNEX A-2

Certain Pool Characteristics of the Mortgage Loans and Mortgaged Properties

Range of Cut-Off Date Balances—All Mortgages

				Weighted Averages
Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Loan Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
2,500,000-9,999,999	48	$279,154,943	9.63%	5.932%	107	1.32x	71.4%	64.8%
10,000,000-19,999,999	29	411,925,744	14.21	5.967%	106	1.30x	71.8%	67.1%
20,000,000-34,999,999	19	481,700,802	16.62	5.906%	114	1.29x	71.2%	65.0%
35,000,000-49,999,999	2	84,670,093	2.92	6.379%	119	1.08x	76.9%	69.8%
50,000,000-99,999,999	4	276,254,335	9.53	5.952%	103	1.69x	56.1%	55.7%
100,000,000-149,999,999	3	338,000,000	11.66	5.632%	98	1.42x	71.8%	69.4%
150,000,000-199,999,999	2	310,000,000	10.70	5.862%	118	1.44x	62.0%	62.0%
200,000,000-285,000,000	3	716,250,000	24.72	5.715%	119	1.45x	63.0%	63.0%

Total/Weighted Average	110	$2,897,955,917	100.00%	5.851%	111	1.40x	67.1%	64.2%

Range of Cut-Off Date Balances—Loan Group 1

				Weighted Averages
Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Loan Group 1 Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
2,500,000-9,999,999	34	$207,201,247	7.91%	5.905%	109	1.33x	71.5%	64.9%
10,000,000-19,999,999	21	301,725,744	11.51	6.025%	109	1.32x	69.8%	64.5%
20,000,000-34,999,999	18	453,700,802	17.31	5.907%	113	1.30x	71.2%	65.1%
35,000,000-49,999,999	2	84,670,093	3.23	6.379%	119	1.08x	76.9%	69.8%
50,000,000-99,999,999	3	209,254,335	7.98	5.891%	118	1.65x	56.4%	55.8%
100,000,000-149,999,999	3	338,000,000	12.90	5.632%	98	1.42x	71.8%	69.4%
150,000,000-199,999,999	2	310,000,000	11.83	5.862%	118	1.44x	62.0%	62.0%
200,000,000-285,000,000	3	716,250,000	27.33	5.715%	119	1.45x	63.0%	63.0%

Total/Weighted Average	86	$2,620,802,222	100.00%	5.841%	113	1.40x	66.8%	64.0%

Range of Cut-Off Date Balances—Loan Group 2

				Weighted Averages
Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Loan Group 2 Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
2,774,788-2,999,999	3	$8,654,253	3.12%	6.035%	118	1.35x	74.7%	63.5%
3,000,000-3,999,999	2	6,900,000	2.49	6.080%	115	1.34x	66.6%	59.5%
4,000,000-6,999,999	5	25,144,854	9.07	6.041%	107	1.24x	77.6%	68.5%
7,000,000-9,999,999	4	31,254,589	11.28	5.961%	88	1.30x	66.3%	62.9%
10,000,000-14,999,999	5	64,720,000	23.35	5.712%	80	1.36x	78.0%	77.6%
15,000,000-29,999,999	4	73,480,000	26.51	5.922%	118	1.14x	74.1%	67.5%
30,000,000-67,000,000	1	67,000,000	24.17	6.140%	55	1.83x	55.1%	55.1%

Total/Weighted Average	24	$277,153,695	100.00%	5.948%	90	1.40x	69.7%	66.1%

A-2-1

Type of Mortgaged Properties—All Mortgages

						Weighted Averages
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Loan Pool Balance	Number of Units or SF	Cut-off Date Balance per # of Unit/SF	Mortgage Rate	Stated Remaining Term (Mos.)	Occupancy	DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
Office	68	$1,135,108,998	39.17%	5,943,789	191	5.763%	117	96.11%	1.38x	63.6%	61.8%
Retail	101	826,291,802	28.51	10,574,255	78	5.766%	107	94.42%	1.33x	69.7%	66.3%
Anchored	92	769,143,455	26.54	10,296,268	75	5.746%	107	94.78%	1.33x	69.8%	66.6%
Unanchored	9	57,148,347	1.97	277,987	206	6.029%	112	89.60%	1.33x	67.9%	61.7%
Hotel	16	426,261,533	14.71	2,341	182,085	6.059%	113	NAP	1.54x	66.4%	62.6%
Full Service	9	340,303,120	11.74	1,464	232,447	6.097%	115	75.19%	1.56x	64.7%	62.5%
Limited Service	4	51,351,830	1.77	505	101,687	5.961%	104	62.50%	1.36x	76.0%	64.8%
Extended Stay	3	34,606,582	1.19	372	93,028	5.831%	108	78.22%	1.60x	68.4%	60.3%
Multifamily	32	268,256,869	9.26	3,767	71,212	5.934%	90	92.78%	1.40x	69.5%	65.9%
Industrial	47	172,470,978	5.95	11,368,842	15	6.073%	113	98.12%	1.52x	74.0%	71.7%
Land	1	23,500,000	0.81	317,180	74	6.360%	119	NAP	1.06x	77.2%	73.5%
Mixed Use	4	18,575,737	0.64	133,826	139	6.274%	118	91.34%	1.24x	67.7%	59.5%
Golf Course	1	17,250,000	0.60	36	479,167	5.960%	117	NAP	1.63x	60.6%	54.8%
Self Storage	1	5,840,000	0.20	71,150	82	5.850%	114	95.43%	1.14x	80.0%	72.1%
Manufactured Housing	1	4,400,000	0.15	110	40,000	6.160%	55	98.18%	1.35x	75.5%	75.5%

Total/Weighted Average	272	$2,897,955,917	100.00%			5.851%	111	95.28%	1.40x	67.1%	64.2%

Type of Mortgaged Properties—Loan Group 1

						Weighted Averages
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Loan Group 1 Balance	Number of Units or SF	Cut-off Date Balance per # of Unit/SF	Mortgage Rate	Stated Remaining Term (Mos.)	Occupancy	DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
Office	68	$1,135,108,998	43.31%	5,943,789	191	5.763%	117	96.11%	1.38x	63.6%	61.8%
Retail	100	821,794,975	31.36	10,546,255	78	5.761%	107	94.45%	1.33x	69.6%	66.3%
Anchored	92	769,143,455	29.35	10,296,268	75	5.746%	107	94.78%	1.33x	69.8%	66.6%
Unanchored	8	52,651,520	2.01	249,987	211	5.981%	111	89.64%	1.34x	67.1%	61.3%
Hotel	16	426,261,533	16.26	2,341	182,085	6.059%	113	NAP	1.54x	66.4%	62.6%
Full Service	9	340,303,120	12.98	1,464	232,447	6.097%	115	75.19%	1.56x	64.7%	62.5%
Limited Service	4	51,351,830	1.96	505	101,687	5.961%	104	62.50%	1.36x	76.0%	64.8%
Extended Stay	3	34,606,582	1.32	372	93,028	5.831%	108	78.22%	1.60x	68.4%	60.3%
Industrial	47	172,470,978	6.58	11,368,842	15	6.073%	113	98.12%	1.52x	74.0%	71.7%
Land	1	23,500,000	0.90	317,180	74	6.360%	119	NAP	1.06x	77.2%	73.5%
Mixed Use	4	18,575,737	0.71	133,826	139	6.274%	118	91.34%	1.24x	67.7%	59.5%
Golf Course	1	17,250,000	0.66	36	479,167	5.960%	117	NAP	1.63x	60.6%	54.8%
Self Storage	1	5,840,000	0.22	71,150	82	5.850%	114	95.43%	1.14x	80.0%	72.1%

Total/Weighted Average	238	$2,620,802,222	100.00%			5.841%	113	95.59%	1.40x	66.8%	64.0%

Type of Mortgaged Properties—Loan Group 2

						Weighted Averages
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Loan Group 2 Balance	Number of Units or SF	Cut-off Date Balance per # of Unit/SF	Mortgage Rate	Stated Remaining Term (Mos.)	Occupancy	DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
Multifamily	32	$268,256,869	96.79%	3,767	$71,212	5.934%	90	92.78%	1.40x	69.5%	65.9%
Retail	1	4,496,826	1.62	28,000	$161	6.590%	119	89.11%	1.23x	76.9%	66.4%
Manufactured Housing	1	4,400,000	1.59	110	$40,000	6.160%	55	98.18%	1.35x	75.5%	75.5%

Total/Weighted Average	34	$277,153,695	100.00%			5.948%	90	92.81%	1.40x	69.7%	66.1%

A-2-2

Mortgaged Properties by State and/or Location—All Mortgages

				Weighted Averages
State/Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Loan Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
New York	16	$603,744,870	20.83%	5.734%	114	1.34x	63.9%	63.0%
Florida	53	409,516,843	14.13	5.907%	117	1.46x	66.7%	64.6%
Virginia	12	309,807,901	10.69	5.840%	117	1.55x	54.9%	52.7%
Texas	17	279,303,047	9.64	5.662%	118	1.33x	71.3%	65.8%
Maryland	9	199,728,000	6.89	6.142%	97	1.41x	66.5%	64.1%
Nevada	5	156,167,500	5.39	5.879%	64	1.37x	71.4%	70.4%
California	20	119,950,380	4.14	6.115%	112	1.28x	66.7%	62.1%
Southern	10	63,638,130	2.20	6.165%	114	1.28x	71.0%	65.9%
Northern	10	56,312,250	1.94	6.058%	111	1.28x	61.9%	57.9%
North Carolina	19	90,035,686	3.11	5.785%	99	1.34x	74.0%	72.3%
Oregon	4	64,180,000	2.21	6.007%	118	1.22x	67.5%	59.8%
Massachusetts	6	61,557,500	2.12	5.622%	104	1.57x	69.6%	68.5%
South Carolina	4	57,964,500	2.00	5.724%	116	1.80x	69.0%	68.7%
Georgia	14	47,925,107	1.65	5.702%	118	1.38x	68.3%	65.4%
Washington	15	45,112,508	1.56	6.203%	114	1.21x	73.8%	66.5%
Colorado	3	44,961,826	1.55	6.280%	119	1.28x	60.1%	49.6%
Pennsylvania	4	38,864,550	1.34	5.925%	118	1.18x	75.4%	70.6%
Alabama	8	34,804,160	1.20	5.889%	118	1.30x	76.9%	66.5%
Tennessee	2	15,623,000	0.54	5.530%	117	1.58x	70.3%	70.3%
Indiana	5	27,063,274	0.93	5.691%	118	1.36x	74.6%	72.4%
New Mexico	2	31,400,000	1.08	6.301%	120	1.34x	78.6%	75.8%
Ohio	6	30,499,650	1.05	5.666%	118	1.48x	73.7%	72.3%
Louisiana	4	28,694,656	0.99	5.764%	115	1.60x	68.4%	63.6%
Arizona	5	26,845,850	0.93	6.127%	118	1.28x	72.6%	69.0%
Wisconsin	6	26,135,707	0.90	5.817%	117	1.30x	79.0%	72.8%
Illinois	5	23,752,770	0.82	5.636%	117	1.50x	72.1%	69.7%
Delaware	2	22,000,000	0.76	5.987%	79	1.34x	73.3%	68.5%
Kansas	2	20,691,925	0.71	5.539%	95	1.26x	79.2%	74.4%
Michigan	4	20,054,980	0.69	5.882%	118	1.41x	78.7%	73.7%
Idaho	1	12,055,734	0.42	5.790%	117	1.26x	79.3%	71.4%
Vermont	1	8,000,000	0.28	5.640%	82	1.47x	78.0%	73.9%
Minnesota	3	7,358,407	0.25	5.948%	119	1.47x	77.8%	77.8%
Oklahoma	2	7,319,250	0.25	6.027%	120	1.44x	76.6%	72.0%
New Jersey	2	5,114,500	0.18	5.653%	119	1.40x	65.9%	64.0%
Utah	1	4,969,829	0.17	5.875%	114	1.31x	73.1%	62.1%
Arkansas	2	4,679,000	0.16	5.530%	117	1.58x	70.3%	70.3%
Maine	1	3,200,000	0.11	5.700%	118	1.49x	67.9%	50.0%
Missouri	1	2,994,883	0.10	6.310%	118	1.34x	74.9%	64.2%
Connecticut	1	2,137,500	0.07	6.383%	120	1.60x	75.0%	75.0%
North Dakota	2	1,556,812	0.05	6.383%	120	1.60x	75.0%	75.0%
Kentucky	1	1,058,062	0.04	6.383%	120	1.60x	75.0%	75.0%
Nebraska	1	612,750	0.02	6.383%	120	1.60x	75.0%	75.0%
West Virginia	1	513,000	0.02	6.383%	120	1.60x	75.0%	75.0%

Total/Weighted Average	272	$2,897,955,917	100.00%	5.851%	111	1.40x	67.1%	64.2%

A-2-3

Mortgaged Properties by State and/or Location—Loan Group 1

				Weighted Averages
State/Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Loan Group 1 Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
New York	14	$585,144,870	22.33%	5.733%	116	1.34x	63.5%	62.6%
Florida	53	409,516,843	15.63	5.907%	117	1.46x	66.7%	64.6%
Virginia	12	309,807,901	11.82	5.840%	117	1.55x	54.9%	52.7%
Texas	15	260,553,047	9.94	5.670%	118	1.33x	71.1%	65.6%
Nevada	5	156,167,500	5.96	5.879%	64	1.37x	71.4%	70.4%
Maryland	7	104,728,000	4.00	6.213%	119	1.22x	72.4%	70.0%
California	15	89,233,553	3.40	6.085%	119	1.29x	66.3%	61.1%
Southern	6	40,271,303	1.54	6.209%	119	1.26x	69.4%	63.1%
Northern	9	48,962,250	1.87	5.983%	119	1.31x	63.8%	59.4%
Oregon	4	64,180,000	2.45	6.007%	118	1.22x	67.5%	59.8%
North Carolina	17	61,535,686	2.35	5.794%	118	1.39x	71.7%	69.5%
South Carolina	4	57,964,500	2.21	5.724%	116	1.80x	69.0%	68.7%
Massachusetts	5	54,057,500	2.06	5.617%	102	1.59x	70.3%	69.0%
Georgia	14	47,925,107	1.83	5.702%	118	1.38x	68.3%	65.4%
Colorado	3	44,961,826	1.72	6.280%	119	1.28x	60.1%	49.6%
New Mexico	2	31,400,000	1.20	6.301%	120	1.34x	78.6%	75.8%
Washington	4	30,012,508	1.15	6.115%	112	1.26x	73.8%	66.4%
Louisiana	4	28,694,656	1.09	5.764%	115	1.60x	68.4%	63.6%
Indiana	5	27,063,274	1.03	5.691%	118	1.36x	74.6%	72.4%
Arizona	5	26,845,850	1.02	6.127%	118	1.28x	72.6%	69.0%
Wisconsin	6	26,135,707	1.00	5.817%	117	1.30x	79.0%	72.8%
Illinois	5	23,752,770	0.91	5.636%	117	1.50x	72.1%	69.7%
Pennsylvania	3	23,734,550	0.91	5.909%	118	1.19x	73.2%	68.6%
Delaware	2	22,000,000	0.84	5.987%	79	1.34x	73.3%	68.5%
Kansas	2	20,691,925	0.79	5.539%	95	1.26x	79.2%	74.4%
Michigan	4	20,054,980	0.77	5.882%	118	1.41x	78.7%	73.7%
Tennessee	2	15,623,000	0.60	5.530%	117	1.58x	70.3%	70.3%
Idaho	1	12,055,734	0.46	5.790%	117	1.26x	79.3%	71.4%
Ohio	4	11,199,650	0.43	5.789%	119	1.52x	66.2%	66.2%
Alabama	3	9,242,174	0.35	5.886%	119	1.33x	77.5%	70.5%
Vermont	1	8,000,000	0.31	5.640%	82	1.47x	78.0%	73.9%
Minnesota	3	7,358,407	0.28	5.948%	119	1.47x	77.8%	77.8%
Oklahoma	2	7,319,250	0.28	6.027%	120	1.44x	76.6%	72.0%
New Jersey	2	5,114,500	0.20	5.653%	119	1.40x	65.9%	64.0%
Utah	1	4,969,829	0.19	5.875%	114	1.31x	73.1%	62.1%
Arkansas	2	4,679,000	0.18	5.530%	117	1.58x	70.3%	70.3%
Maine	1	3,200,000	0.12	5.700%	118	1.49x	67.9%	50.0%
Connecticut	1	2,137,500	0.08	6.383%	120	1.60x	75.0%	75.0%
North Dakota	2	1,556,812	0.06	6.383%	120	1.60x	75.0%	75.0%
Kentucky	1	1,058,062	0.04	6.383%	120	1.60x	75.0%	75.0%
Nebraska	1	612,750	0.02	6.383%	120	1.60x	75.0%	75.0%
West Virginia	1	513,000	0.02	6.383%	120	1.60x	75.0%	75.0%

Total/Weighted Average	238	$2,620,802,222	100.00%	5.841%	113	1.40x	66.8%	64.0%

A-2-4

Mortgaged Properties by State and/or Location—Loan Group 2

				Weighted Averages
State/Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Loan Group 2 Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
Maryland	2	$95,000,000	34.28%	6.063%	74	1.62x	59.9%	57.6%
California	5	30,716,826	11.08	6.203%	94	1.26x	67.8%	65.3%
Southern	4	23,366,826	8.43	6.091%	105	1.32x	73.6%	70.8%
Northern	1	7,350,000	2.65	6.560%	59	1.10x	49.3%	47.7%
North Carolina	2	28,500,000	10.28	5.764%	57	1.25x	79.2%	78.2%
Alabama	5	25,561,986	9.22	5.890%	118	1.29x	76.7%	65.0%
Ohio	2	19,300,000	6.96	5.594%	117	1.46x	78.1%	75.9%
Texas	2	18,750,000	6.77	5.554%	117	1.22x	73.9%	68.0%
New York	2	18,600,000	6.71	5.770%	57	1.35x	76.1%	76.1%
Pennsylvania	1	15,130,000	5.46	5.950%	119	1.18x	78.8%	73.7%
Washington	11	15,100,000	5.45	6.380%	119	1.13x	73.7%	66.7%
Massachusetts	1	7,500,000	2.71	5.660%	119	1.38x	64.7%	64.7%
Missouri	1	2,994,883	1.08	6.310%	118	1.34x	74.9%	64.2%

Total/Weighted Average	34	$277,153,695	100.00%	5.948%	90	1.40x	69.7%	66.1%

A-2-5

Range of Debt Service Coverage Ratios as of the Cut-Off Date—All Mortgage Loans

				Weighted Averages
Range of Debt Service Coverage Ratios	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Loan Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
1.02x-1.09x	4	$98,190,000	3.39%	6.272%	119	1.06x	76.7%	72.5%
1.10x-1.19x	26	356,479,076	12.30	5.925%	114	1.15x	73.4%	66.1%
1.20x-1.29x	24	536,084,439	18.50	5.814%	111	1.26x	66.7%	61.7%
1.30x-1.39x	30	737,801,903	25.46	5.852%	105	1.34x	74.4%	72.3%
1.40x-1.49x	7	258,296,164	8.91	5.634%	118	1.48x	65.2%	64.1%
1.50x-1.74x	13	745,479,335	25.72	5.859%	117	1.59x	58.0%	57.3%
1.75x-2.49x	5	163,125,000	5.63	5.863%	88	1.83x	60.6%	59.8%
2.50x-3.45x	1	2,500,000	0.09	6.190%	119	3.45x	24.3%	24.3%

Total/Weighted Average	110	$2,897,955,917	100.00%	5.851%	111	1.40x	67.1%	64.2%

Range of Debt Service Coverage Ratios as of the Cut-Off Date—Loan Group 1

				Weighted Averages
Range of Debt Service Coverage Ratios	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Loan Group 1 Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
1.02x-1.09x	4	$98,190,000	3.75%	6.272%	119	1.06x	76.7%	72.5%
1.10x-1.19x	18	251,391,018	9.59	5.913%	118	1.15x	73.6%	65.7%
1.20x-1.29x	21	521,697,643	19.91	5.807%	111	1.26x	66.4%	61.5%
1.30x-1.39x	21	668,257,643	25.50	5.854%	107	1.34x	74.3%	72.2%
1.40x-1.49x	6	255,411,582	9.75	5.631%	118	1.48x	65.1%	64.1%
1.50x-1.74x	11	727,229,335	27.75	5.866%	117	1.59x	57.5%	56.9%
1.75x-2.49x	4	96,125,000	3.67	5.671%	112	1.83x	64.5%	63.1%
2.50x-3.45x	1	2,500,000	0.10	6.190%	119	3.45x	24.3%	24.3%

Total/Weighted Average	86	$2,620,802,222	100.00%	5.841%	113	1.40x	66.8%	64.0%

Range of Debt Service Coverage Ratios as of the Cut-Off Date—Loan Group 2

				Weighted Averages
Range of Debt Service Coverage Ratios	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Loan Group 2 Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
1.10x-1.19x	8	$105,088,057	37.92%	5.954%	106	1.15x	72.9%	67.0%
1.20x-1.29x	3	14,386,796	5.19	6.071%	119	1.22x	77.5%	66.9%
1.30x-1.49x	10	72,428,842	26.13	5.832%	87	1.36x	75.3%	72.7%
1.50x-1.83x	3	85,250,000	30.76	6.019%	68	1.77x	59.6%	59.3%

Total/Weighted Average	24	$277,153,695	100.00%	5.948%	90	1.40x	69.7%	66.1%

A-2-6

Range of LTV Ratios as of the Cut-Off Date—All Mortgage Loans

				Weighted Averages
Range of LTV Ratios as of the Cut-off Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Loan Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
24.0%-50.0%	5	$295,850,000	10.21%	5.704%	115	1.60x	41.9%	41.4%
50.1%-60.0%	7	125,896,388	4.34	6.218%	83	1.60x	55.9%	54.2%
60.1%-70.0%	30	1,034,897,594	35.71	5.799%	116	1.43x	64.1%	61.2%
70.1%-75.0%	26	816,438,173	28.17	5.873%	116	1.35x	73.1%	70.2%
75.1%-80.0%	40	601,623,762	20.76	5.918%	101	1.26x	78.2%	74.2%
80.1%-82.4%	2	23,250,000	0.80	5.614%	96	1.31x	81.9%	76.5%

Total/Weighted Average	110	$2,897,955,917	100.00%	5.851%	111	1.40x	67.1%	64.2%

Range of LTV Ratios as of the Cut-Off Date—Loan Group 1

				Weighted Averages
Range of LTV Ratios as of the Cut-off Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Loan Group 1 Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
24.0%-50.0%	4	$288,500,000	11.01%	5.682%	116	1.61x	41.7%	41.2%
50.1%-60.0%	6	58,896,388	2.25	6.307%	115	1.34x	56.8%	53.2%
60.1%-70.0%	27	1,020,497,594	38.94	5.798%	116	1.43x	64.1%	61.2%
70.1%-75.0%	19	732,938,709	27.97	5.870%	116	1.37x	73.1%	70.5%
75.1%-80.0%	28	496,719,531	18.95	5.935%	102	1.26x	78.2%	74.3%
80.1%-82.4%	2	23,250,000	0.89	5.614%	96	1.31x	81.9%	76.5%

Total/Weighted Average	86	$2,620,802,222	100.00%	5.841%	113	1.40x	66.8%	64.0%

Range of LTV Ratios as of the Cut-Off Date—Loan Group 2

				Weighted Averages
Range of LTV Ratios as of the Cut-off Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Loan Group 2 Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
49.3%-60.0%	2	$74,350,000	26.83%	6.182%	55	1.76x	54.5%	54.4%
60.1%-70.0%	3	14,400,000	5.20	5.861%	117	1.36x	65.6%	62.2%
70.1%-75.0%	7	83,499,465	30.13	5.892%	112	1.21x	73.2%	67.5%
75.1%-77.5%	5	25,216,173	9.10	6.062%	107	1.30x	76.4%	67.0%
77.6%-80.0%	7	79,688,057	28.75	5.769%	88	1.30x	78.8%	76.0%

Total/Weighted Average	24	$277,153,695	100.00%	5.948%	90	1.40x	69.7%	66.1%

A-2-7

Range of LTV Ratios as of Maturity Dates—All Mortgage Loans

				Weighted Averages
Range of LTV Ratios as of the Maturity Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Loan Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
22.2%-40.0%	2	$72,000,000	2.48%	5.456%	116	1.63x	24.0%	22.3%
40.1%-50.0%	7	257,361,464	8.88	5.835%	114	1.55x	49.2%	47.3%
50.1%-60.0%	17	333,036,840	11.49	5.995%	99	1.47x	61.1%	55.7%
60.1%-70.0%	48	1,182,712,385	40.81	5.852%	117	1.37x	67.4%	63.7%
70.1%-75.0%	21	750,198,778	25.89	5.860%	116	1.34x	74.9%	73.2%
75.1%-80.0%	15	302,646,450	10.44	5.778%	83	1.36x	78.4%	78.1%

Total/Weighted Average	110	$2,897,955,917	100.00%	5.851%	111	1.40x	67.1%	64.2%

Range of LTV Ratios as of Maturity Dates—Loan Group 1

				Weighted Averages
Range of LTV Ratios as of the Maturity Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Loan Group 1 Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
22.2%-40.0%	2	$72,000,000	2.75%	5.456%	116	1.63x	24.0%	22.3%
40.1%-50.0%	6	250,011,464	9.54	5.813%	116	1.56x	49.2%	47.3%
50.1%-60.0%	15	262,636,840	10.02	5.952%	110	1.38x	62.6%	55.9%
60.1%-70.0%	36	1,080,308,690	41.22	5.845%	117	1.39x	66.9%	63.5%
70.1%-75.0%	17	711,248,778	27.14	5.862%	117	1.35x	74.8%	73.2%
75.1%-80.0%	10	244,596,450	9.33	5.787%	85	1.37x	78.4%	78.1%

Total/Weighted Average	86	$2,620,802,222	100.00%	5.841%	113	1.40x	66.8%	64.0%

Range of LTV Ratios as of Maturity Dates—Loan Group 2

				Weighted Averages
Range of LTV Ratios as of the Maturity Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Loan Group 2 Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
47.7%-50.0%	1	$7,350,000	2.65%	6.560%	59	1.10x	49.3%	47.7%
50.1%-60.0%	2	70,400,000	25.40	6.155%	58	1.80x	55.5%	55.2%
60.1%-70.0%	12	102,403,695	36.95	5.924%	118	1.21x	73.4%	65.4%
70.1%-80.0%	9	97,000,000	35.00	5.777%	85	1.32x	77.6%	76.1%

Total/Weighted Average	24	$277,153,695	100.00%	5.948%	90	1.40x	69.7%	66.1%

A-2-8

Range of Mortgage Rates as of the Cut-Off Date—All Mortgage Loans

				Weighted Averages
Range of Mortgage Rates as of the Cut-off Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Loan Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
5.430%-5.499%	2	$82,300,000	2.84%	5.432%	110	1.52x	32.7%	31.2%
5.500%-5.749%	34	1,006,632,856	34.74	5.604%	116	1.41x	68.5%	66.2%
5.750%-5.999%	36	1,029,960,281	35.54	5.809%	106	1.37x	68.1%	65.2%
6.000%-6.249%	15	371,053,197	12.80	6.120%	103	1.53x	63.6%	60.6%
6.250%-6.760%	23	408,009,584	14.08	6.408%	117	1.30x	71.3%	66.9%

Total/Weighted Average	110	$2,897,955,917	100.00%	5.851%	111	1.40x	67.1%	64.2%

Range of Mortgage Rates as of the Cut-Off Date—Loan Group 1

				Weighted Averages
Range of Mortgage Rates as of the Cut-off Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Loan Group 1 Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
5.430%-5.499%	2	$82,300,000	3.14%	5.432%	110	1.52x	32.7%	31.2%
5.500%-5.749%	29	951,132,856	36.29	5.604%	117	1.42x	68.1%	65.8%
5.750%-5.999%	24	913,048,295	34.84	5.804%	107	1.38x	67.1%	64.6%
6.000%-6.249%	13	299,653,197	11.43	6.115%	115	1.47x	65.4%	61.6%
6.250%-6.760%	18	374,667,874	14.30	6.404%	118	1.31x	71.6%	67.4%

Total/Weighted Average	86	$2,620,802,222	100.00%	5.841%	113	1.40x	66.8%	64.0%

Range of Mortgage Rates as of the Cut-Off Date—Loan Group 2

				Weighted Averages
Range of Mortgage Rates as of the Cut-off Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Loan Group 2 Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
5.516%-5.749%	5	$55,500,000	20.02%	5.608%	101	1.31x	74.8%	72.3%
5.750%-5.999%	12	116,911,986	42.18	5.849%	101	1.26x	75.9%	70.5%
6.000%-6.249%	2	71,400,000	25.76	6.141%	55	1.80x	56.4%	56.4%
6.250%-6.590%	5	33,341,709	12.03	6.449%	106	1.16x	67.8%	61.3%

Total/Weighted Average	24	$277,153,695	100.00%	5.948%	90	1.40x	69.7%	66.1%

A-2-9

Range of Remaining Terms to Maturity/ARD in Months—All Mortgage Loans

				Weighted Averages
Range of Remaining Terms to Maturity/ARD	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Loan Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
54-60	14	$294,454,454	10.16%	5.941%	56	1.44x	68.2%	67.5%
61-84	5	57,300,000	1.98	5.721%	80	1.37x	77.8%	74.2%
85-120	91	2,546,201,463	87.86	5.844%	118	1.39x	66.7%	63.6%

Total/Weighted Average	110	$2,897,955,917	100.00%	5.851%	111	1.40x	67.1%	64.2%

Range of Remaining Terms to Maturity/ARD in Months—Loan Group 1

				Weighted Averages
Range of Remaining Terms to Maturity/ARD	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Loan Group 1 Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
54-60	7	$168,604,454	6.43%	5.878%	55	1.35x	71.2%	70.4%
61-84	5	57,300,000	2.19	5.721%	80	1.37x	77.8%	74.2%
85-120	74	2,394,897,767	91.38	5.842%	118	1.40x	66.2%	63.3%

Total/Weighted Average	86	$2,620,802,222	100.00%	5.841%	113	1.40x	66.8%	64.0%

Range of Remaining Terms to Maturity/ARD in Months—Loan Group 2

				Weighted Averages
Range of Remaining Terms to Maturity/ARD	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Loan Group 2 Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
55-115	9	$140,420,000	50.67%	5.996%	62	1.55x	65.0%	64.5%
116-119	15	136,733,695	49.33	5.899%	118	1.24x	74.5%	67.7%

Total/Weighted Average	24	$277,153,695	100.00%	5.948%	90	1.40x	69.7%	66.1%

A-2-10

FOOTNOTES TO ANNEX A-2

1.	GACC—German American Capital Corporation; Capmark—Capmark Finance Inc.; KeyBank—KeyBank National Association

A-2-11

COMM 2007-C9

ANNEX A-3 - CERTAIN CHARACTERISTICS OF THE MULTIFAMILY AND MANUFACTURED HOUSING
LOANS

                                                                % of                Mortgage    Cut-off     General
                                                      Loan  Initial Pool    # of      Loan       Date       Property
ID    Property Name                                   Group   Balance    Properties Seller(1)   Balance       Type
--    ----------------------------------------------- ----- ------------ ---------- --------- ----------- ------------
13    Georgian Towers                                   2       2.31%         1      GACC     $67,000,000 Multifamily
21    Fountain Glen at Kentlands Apartments             2       0.97%         1      GACC     $28,000,000 Multifamily
42    Mission Mayfield Downs                            2       0.53%         1      GACC     $15,250,000 Multifamily
43    Roosevelt Place                                   2       0.52%         1      Capmark  $15,130,000 Multifamily
44    Pullman Portfolio                                 2       0.52%        11      GACC     $15,100,000 Multifamily
44.01 Coffeehouse                                       2       0.14%         1      GACC     $ 4,111,106 Multifamily
44.02 Grandview Park                                    2       0.07%         1      GACC     $ 1,968,473 Multifamily
44.03 Campus Ridge                                      2       0.06%         1      GACC     $ 1,879,362 Multifamily
44.04 Greystone Church                                  2       0.06%         1      GACC     $ 1,761,902 Multifamily
44.05 Cougar Place                                      2       0.05%         1      GACC     $ 1,409,522 Multifamily
44.06 Cougar Tower                                      2       0.04%         1      GACC     $ 1,174,602 Multifamily
44.07 915/917 & 920 NE C Street                         2       0.03%         1      GACC     $   939,682 Multifamily
44.09 510 Oak Street                                    2       0.02%         1      GACC     $   704,761 Multifamily
44.08 450 & 520 NE Oak Street, 820 NE Colorado Street   2       0.02%         1      GACC     $   704,761 Multifamily
44.10 925/927 Maple Street                              2       0.01%         1      GACC     $   234,920 Multifamily
44.11 945/965 Maple Street                              2       0.01%         1      GACC     $   210,908 Multifamily
45    The Village at Mayfield Apartments                2       0.51%         1      GACC     $14,750,000 Multifamily
46    Brentmoor Apartments                              2       0.50%         1      GACC     $14,500,000 Multifamily
49    Davis Commons Apartments                          2       0.48%         1      Capmark  $14,000,000 Multifamily
58    Vanowen Apartments                                2       0.38%         1      GACC     $11,070,000 Multifamily
60    99 Sutton Street                                  2       0.36%         1      GACC     $10,400,000 Multifamily
70    Hubbard Portfolio- Montlimar Apartments           2       0.28%         1      Capmark  $ 8,204,589 Multifamily
71    25 Jay Street                                     2       0.28%         1      GACC     $ 8,200,000 Multifamily
76    Charles Passage                                   2       0.26%         1      KeyBank  $ 7,500,000 Multifamily
77    599 3rd Street                                    2       0.25%         1      GACC     $ 7,350,000 Multifamily
82    Hubbard Portfolio- Turtle Creek Apartments        2       0.22%         1      Capmark  $ 6,358,057 Multifamily
88    Hubbard Portfolio- Hunter's Pointe Apartments     2       0.18%         1      Capmark  $ 5,339,970 Multifamily
93    Shaker Point Apartments                           2       0.16%         1      KeyBank  $ 4,550,000 Multifamily
94    Pacific Boulevard Retail                          2       0.16%         1      GACC     $ 4,496,826 Retail
95    Avalon MHP                                        2       0.15%         1      GACC     $ 4,400,000 Manufactured
                                                                                                          Housing
101   Garden Ridge Apartments                           2       0.12%         1      GACC     $ 3,500,000 Multifamily
102   Verona                                            2       0.12%         1      GACC     $ 3,400,000 Multifamily
106   Carl Junction Apartments                          2       0.10%         1      KeyBank  $ 2,994,883 Multifamily
108   Hubbard Portfolio- Pineview Landing               2       0.10%         1      Capmark  $ 2,884,582 Multifamily
109   Hubbard Portfolio- Creekside Apartments           2       0.10%         1      Capmark  $ 2,774,788 Multifamily

                                     Detailed
                                     Property
ID    Property Name                    Type                Address               City        County    State Zip Code
--    --------------------------- -------------- --------------------------- ------------ ------------ ----- --------
13    Georgian Towers             Conventional   8750 Georgia Avenue         Silver       Montgomery    MD    20910
                                                                             Spring
21    Fountain Glen at Kentlands  Conventional   217-221 Booth Street        Gaithersburg Montgomery    MD    20878
      Apartments
42    Mission Mayfield Downs      Conventional   2901 Mayfield Road          Grand        Tarrant       TX    75052
                                                                             Prairie
43    Roosevelt Place             Conventional   6242 Roosevelt Boulevard;   Philadelphia Philadelphia  PA    19149
                                                 1315 Howell Street; 1319
                                                 Cheltenham Avenue
44    Pullman Portfolio           Student        Various                     Pullman      Whitman       WA    99163
                                  Housing
44.01 Coffeehouse                 Student        1000 SE Latah Street        Pullman      Whitman       WA    99163
                                  Housing
44.02 Grandview Park              Student        955 NE Maple Street         Pullman      Whitman       WA    99163
                                  Housing
44.03 Campus Ridge                Student        605 NE Ruby Street          Pullman      Whitman       WA    99163
                                  Housing
44.04 Greystone Church            Student        430 NE Maple Street         Pullman      Whitman       WA    99163
                                  Housing
44.05 Cougar Place                Student        850 NE C Street             Pullman      Whitman       WA    99163
                                  Housing
44.06 Cougar Tower                Student        818 NE C Street             Pullman      Whitman       WA    99163
                                  Housing
44.07 915/917 & 920 NE C Street   Student        915/917 & 920 NE C Street   Pullman      Whitman       WA    99163
                                  Housing
44.09 510 Oak Street              Student        510 Oak Street              Pullman      Whitman       WA    99163
                                  Housing
44.08 450 & 520 NE Oak Street,    Student        450 & 520 NE Oak Street,    Pullman      Whitman       WA    99163
      820 NE Colorado Street      Housing        820 NE Colorado Street
44.10 925/927 Maple Street        Student        925/927 Maple Street        Pullman      Whitman       WA    99163
                                  Housing
44.11 945/965 Maple Street        Student        945/965 Maple Street        Pullman      Whitman       WA    99163
                                  Housing
45    The Village at Mayfield     Conventional   919 Aintree Park Drive      Mayfield     Cuyahoga      OH    44143
      Apartments                                                             Village
46    Brentmoor Apartments        Conventional   2080 Brentmoor Drive        Raleigh      Wake          NC    27604
49    Davis Commons Apartments    Conventional   8415 University Station     Charlotte    Mecklenburg   NC    28269
                                                 Circle
58    Vanowen Apartments          Conventional   21021 Vanowen Street        Canoga Park  Los Angeles   CA    91303
60    99 Sutton Street            Conventional   99 Sutton Street            Brooklyn     Kings         NY    11222
70    Hubbard Portfolio-          Conventional   1417 Azalea Road            Mobile       Mobile        AL    36693
      Montlimar Apartments
71    25 Jay Street               Multifamily/   25 Jay Street               Brooklyn     Kings         NY    11201
                                  Retail
76    Charles Passage             Conventional   110 Second Street           Cambridge    Middlesex     MA    02141
77    599 3rd Street              Conventional   599 3rd Street              San          San           CA    94107
                                                                             Francisco    Francisco
82    Hubbard Portfolio- Turtle   Conventional   3400 Lloyd's Lane           Mobile       Mobile        AL    36693
      Creek Apartments
88    Hubbard Portfolio- Hunter's Conventional   3205 Lloyd's Lane           Mobile       Mobile        AL    36693
      Pointe Apartments
93    Shaker Point Apartments     Conventional   1095 Shaker Point Way       Harrison     Hamilton      OH    45030
94    Pacific Boulevard Retail    Retail/Office/ 6217-6223 Pacific Boulevard Huntington   Los Angeles   CA    90255
                                  Multifamily    & 2569-2575 Clarendon       Park
                                                 Avenue
95    Avalon MHP                  Manufactured   3319 Avalon Street          Riverside    Riverside     CA    92509
                                  Housing
101   Garden Ridge Apartments     Conventional   6517 Melody Lane            Dallas       Dallas        TX    75231
102   Verona                      Student        3029 Shrine Place           Los Angeles  Los Angeles   CA    90007
                                  Housing
106   Carl Junction Apartments    Conventional   201 Fir Road                Carl         Jasper        MO    64834
                                                                             Junction
108   Hubbard Portfolio- Pineview Conventional   160 Broadway Avenue         Talladega    Talladega     AL    35160
      Landing
109   Hubbard Portfolio-          Conventional   6655 Zeigler Boulevard      Mobile       Mobile        AL    36608
      Creekside Apartments

                                                       Net     Loan per Net
                                                     Rentable  Rentable Area Occupancy Occupancy  Elevator(s)   Utilities
ID    Property Name                                 Units/Pads  Units/Pads     Rate    As-of Date  (Yes/No)   Paid by Tenant
--    --------------------------------------------- ---------- ------------- --------- ---------- ----------- --------------
13    Georgian Towers                                    890      140,449      85.51%  4/30/2007      Yes     None
21    Fountain Glen at Kentlands Apartments              206      135,922      89.32%   6/1/2007      Yes     Electric
42    Mission Mayfield Downs                             258       59,109      89.92%  5/31/2007       No     Electric,
                                                                                                              Water
43    Roosevelt Place                                    248       61,008      96.37%  4/18/2007       No     Electric,
                                                                                                              Gas, Sewer,
                                                                                                              Water
44    Pullman Portfolio                                  141      107,092      97.16%   6/5/2007       No     Electric
44.01 Coffeehouse                                         35                  100.00%   6/5/2007       No     Electric
44.02 Grandview Park                                      28                   89.29%   6/5/2007       No     Electric
44.03 Campus Ridge                                        16                  100.00%   6/5/2007       No     Electric
44.04 Greystone Church                                    15                  100.00%   6/5/2007       No     Electric
44.05 Cougar Place                                        12                  100.00%   6/5/2007       No     Electric
44.06 Cougar Tower                                        10                  100.00%   6/5/2007       No     Electric
44.07 915/917 & 920 NE C Street                            8                   87.50%   6/5/2007       No     Electric
44.09 510 Oak Street                                       6                  100.00%   6/5/2007       No     Electric
44.08 450 & 520 NE Oak Street, 820 NE Colorado             6                  100.00%   6/5/2007       No     Electric
      Street
44.10 925/927 Maple Street                                 2                  100.00%   6/5/2007       No     Electric
44.11 945/965 Maple Street                                 3                  100.00%   6/5/2007       No     Electric
45    The Village at Mayfield Apartments                 252       58,532      94.84%  2/14/2007       No     Electric,
                                                                                                              Gas, Sewer,
                                                                                                              Water
46    Brentmoor Apartments                               228       63,596      93.86%  2/28/2007       No     Electric,
                                                                                                              Sewer,
                                                                                                              Water
49    Davis Commons Apartments                           180       77,778      94.44%   5/7/2007       No     Electric,
                                                                                                              Sewer,
                                                                                                              Water
58    Vanowen Apartments                                  80      138,375      98.75%   3/1/2007       No     Electric, Gas
60    99 Sutton Street                                    31      335,484     100.00%   4/4/2007      Yes     Electric, Gas
70    Hubbard Portfolio- Montlimar Apartments            256       32,049      96.48%   5/1/2007       No     None
71    25 Jay Street                                       25      328,000     100.00%  2/28/2007       No     Electric, Gas
76    Charles Passage                                     29      258,621      96.55%   6/1/2007      Yes     Electric,
                                                                                                              Water
77    599 3rd Street                                      24      306,250     100.00%  3/31/2007      Yes     Electric
82    Hubbard Portfolio- Turtle Creek Apartments         200       31,790      96.00%  4/24/2007       No     Sewer,
                                                                                                              Water
88    Hubbard Portfolio- Hunter's Pointe Apartments      200       26,700      89.00%  4/24/2007       No     None
93    Shaker Point Apartments                             72       63,194      95.83%   6/1/2007       No     Electric,
                                                                                                              Gas, Water
94    Pacific Boulevard Retail                        28,000          161      89.11%  4/19/2007       No     Electric, Gas
95    Avalon MHP                                         110       40,000      98.18%   1/1/2007       No     Electric,
                                                                                                              Gas, Sewer,
                                                                                                              Water
101   Garden Ridge Apartments                            170       20,588      97.65%  8/26/2006       No     None
102   Verona                                              11      309,091     100.00%  8/15/2007       No     Electric, Gas
106   Carl Junction Apartments                            34       88,085     100.00%   5/1/2007       No     None
108   Hubbard Portfolio- Pineview Landing                128       22,536      99.22%   5/3/2007       No     Sewer,
                                                                                                              Water
109   Hubbard Portfolio- Creekside Apartments            104       26,681     100.00%   5/2/2007       No     None

                                                                Studios                    1 Bedroom
                                                      --------------------------- ---------------------------
                                                        #   Avg Rent per   Max      #   Avg Rent per   Max
ID    Property Name                                   Units   mo. ($)    Rent ($) Units   mo. ($)    Rent ($)
--    ----------------------------------------------- ----- ------------ -------- ----- ------------ --------
13    Georgian Towers                                  220     1,040      1,325    500     1,244      1,540
21    Fountain Glen at Kentlands Apartments                                        124     1,165      1,450
42    Mission Mayfield Downs                                                       156       728        750
43    Roosevelt Place                                                              228       671      1,650
44    Pullman Portfolio                                                             28
44.01 Coffeehouse                                                                   19       560        616
44.02 Grandview Park                                                                 4       570        570
44.03 Campus Ridge
44.04 Greystone Church
44.05 Cougar Place
44.06 Cougar Tower
44.07 915/917 & 920 NE C Street                                                      2       375        390
44.09 510 Oak Street
44.08 450 & 520 NE Oak Street, 820 NE Colorado Street                                3       365        390
44.10 925/927 Maple Street
44.11 945/965 Maple Street
45    The Village at Mayfield Apartments                                            32       865        939
46    Brentmoor Apartments                                                         118       681        789
49    Davis Commons Apartments                                                      20       848        855
58    Vanowen Apartments                                                            26       953        975
60    99 Sutton Street
70    Hubbard Portfolio- Montlimar Apartments                                       64       453        489
71    25 Jay Street                                     16     1,903      2,800      8     2,386      3,200
76    Charles Passage
77    599 3rd Street                                                                 4     1,888      2,300
82    Hubbard Portfolio- Turtle Creek Apartments                                    80       438        480
88    Hubbard Portfolio- Hunter's Pointe Apartments                                 80       433        469
93    Shaker Point Apartments
94    Pacific Boulevard Retail                                                       6       596        650
95    Avalon MHP
101   Garden Ridge Apartments                           16       423        429     78       536        569
102   Verona
106   Carl Junction Apartments
108   Hubbard Portfolio- Pineview Landing                                           24       343        400
109   Hubbard Portfolio- Creekside Apartments                                       40       403        439

                                                               2 Bedroom                   3 Bedroom
                                                      --------------------------- ---------------------------
                                                        #   Avg Rent per   Max      #   Avg Rent per   Max
ID    Property Name                                   Units   mo. ($)    Rent ($) Units   mo. ($)    Rent ($)
--    ----------------------------------------------- ----- ------------ -------- ----- ------------ --------
13    Georgian Towers                                  168     1,613      1,925     2      1,959      2,042
21    Fountain Glen at Kentlands Apartments             82     1,827      2,290
42    Mission Mayfield Downs                            84       913        945    18      1,135      1,135
43    Roosevelt Place                                   20       829      2,250
44    Pullman Portfolio                                 24                         50
44.01 Coffeehouse                                                                  16      1,108      1,252
44.02 Grandview Park                                     9       788        808    15      1,074      1,083
44.03 Campus Ridge                                       1       760        760     3      1,055      1,062
44.04 Greystone Church                                   5       814        830     3      1,200      1,221
44.05 Cougar Place                                                                  4      1,193      1,212
44.06 Cougar Tower                                       3       861        866     7      1,218      1,221
44.07 915/917 & 920 NE C Street                          1       710        710     1        834        834
44.09 510 Oak Street                                     5       550        560
44.08 450 & 520 NE Oak Street, 820 NE Colorado Street                               1      1,830      1,830
44.10 925/927 Maple Street
44.11 945/965 Maple Street
45    The Village at Mayfield Apartments               205       986      1,185    15      1,330      1,375
46    Brentmoor Apartments                              98       812      1,346    12        960        979
49    Davis Commons Apartments                          54       925      1,030    90      1,047      1,060
58    Vanowen Apartments                                41     1,368      1,395    13      1,512      1,545
60    99 Sutton Street                                   7     2,401      2,600    24      2,896      4,052
70    Hubbard Portfolio- Montlimar Apartments          144       518        559    48        600        619
71    25 Jay Street                                      1     1,836      1,836
76    Charles Passage                                   27     2,269      2,600     2      2,500      2,500
77    599 3rd Street                                    13     2,608      3,700     7      4,264      5,500
82    Hubbard Portfolio- Turtle Creek Apartments       120       514        564
88    Hubbard Portfolio- Hunter's Pointe Apartments    120       512        564
93    Shaker Point Apartments                           72       716        775
94    Pacific Boulevard Retail
95    Avalon MHP
101   Garden Ridge Apartments                           76       658        699
102   Verona                                            11     3,178      3,260
106   Carl Junction Apartments                          34     1,271      1,400
108   Hubbard Portfolio- Pineview Landing               72       393        440    32        453        495
109   Hubbard Portfolio- Creekside Apartments           64       486        504

                                                               4 Bedroom
                                                      ---------------------------
                                                        #   Avg Rent per   Max
ID    Property Name                                   Units   mo. ($)    Rent ($)
--    ----------------------------------------------- ----- ------------ --------
13    Georgian Towers
21    Fountain Glen at Kentlands Apartments
42    Mission Mayfield Downs
43    Roosevelt Place
44    Pullman Portfolio                                39
44.01 Coffeehouse
44.02 Grandview Park
44.03 Campus Ridge                                     12      1,364      1,384
44.04 Greystone Church                                  7      1,661      2,225
44.05 Cougar Place                                      8      1,596      1,596
44.06 Cougar Tower
44.07 915/917 & 920 NE C Street                         4      1,137      1,188
44.09 510 Oak Street                                    1      1,440      1,440
44.08 450 & 520 NE Oak Street, 820 NE Colorado Street   2      1,885      2,070
44.10 925/927 Maple Street                              2      1,540      1,540
44.11 945/965 Maple Street                              3      1,313      1,500
45    The Village at Mayfield Apartments
46    Brentmoor Apartments
49    Davis Commons Apartments                         16      1,101      1,110
58    Vanowen Apartments
60    99 Sutton Street
70    Hubbard Portfolio- Montlimar Apartments
71    25 Jay Street
76    Charles Passage
77    599 3rd Street
82    Hubbard Portfolio- Turtle Creek Apartments
88    Hubbard Portfolio- Hunter's Pointe Apartments
93    Shaker Point Apartments
94    Pacific Boulevard Retail
95    Avalon MHP
101   Garden Ridge Apartments
102   Verona
106   Carl Junction Apartments
108   Hubbard Portfolio- Pineview Landing
109   Hubbard Portfolio- Creekside Apartments

ANNEX A-3

Certain Characteristics of the Multifamily and Manufactured Housing Mortgage Loans

A-3-1

FOOTNOTES TO ANNEX A-3

1.	GACC—German American Capital Corporation; Capmark—Capmark Finance Inc.; KeyBank—KeyBank National Association

A-3-2

ANNEX A-4

Class A-AB Planned Principal Balance

A-4-1

ANNEX B

TERM SHEET (INCLUDING DESCRIPTION OF TOP TEN MORTGAGE LOANS)

$2,555,252,000 (Approximate)

COMM 2007-C9

60 Wall Street New York, NY 10005	COLLATERAL TERM SHEET 60 Wall Street	TMA Balance:	$285,000,000
		TMA DSCR:	1.31x
		TMA LTV:	74.0%

$2,555,252,000 (Approximate)

COMM 2007-C9

60 Wall Street New York, NY 10005	COLLATERAL TERM SHEET 60 Wall Street	TMA Balance:	$285,000,000
		TMA DSCR:	1.31x
		TMA LTV:	74.0%

Mortgage Loan Information
Loan Seller:	GACC

Loan Purpose:	Acquisition

Original TMA Balance:	$285,000,000

Cut-off Date TMA Balance(1):	$285,000,000

% by Initial UPB:	9.83%

Interest Rate:	5.7710%

Payment Date:	1st of each month

First Payment Date:	August 1, 2007

Maturity Date:	July 1, 2017

Amortization:	Interest Only

Call Protection:	Lockout for 24 months from the securitization closing date for the last pari passu note securitized, then defeasance is permitted. On and after April 1, 2017, prepayment is permitted without penalty.

Sponsor:	Paramount Group, Inc. Morgan Stanley Real Estate Special Situations Fund III, L.P.

Borrower:	PGREF II 60 Wall Street, LP

Pari Passu Debt(1):	Yes

Additional Financing(2):	Future Mezzanine Debt Permitted

Lockbox/Cash Management:	Hard / Springing

Initial Reserves:	None

Monthly Reserves(3) :	Tax: Springing

Insurance: Springing

(1)	The original Trust Mortgage Asset (“TMA”) amount of $285,000,000 represents a portion of a $925,000,000 whole loan evidenced by four pari passu notes. Only the TMA is included in the Trust. It is anticipated that the pari passu notes will be contributed to one or more future fixed rate securitizations. See “The Loan” section herein for additional information.
(2)	See “Future Mezzanine or Subordinate Indebtedness” section herein for additional information.
(3)	See “Reserves” section herein for additional information.

Financial Information(1)
Cut-off Date Loan Balance / Sq. Ft.:	$569

Balloon Balance / Sq. Ft.:	$569

Cut-off Date LTV:	74.0%

Balloon LTV:	74.0%

Underwritten DSCR(2):	1.31x

(1)	Financial information is based on the aggregate original balance of the whole first mortgage loan amount of $925.0 million.
(2)	Based on average rent over the initial 15-year lease term.

Property Information
Single Asset / Portfolio:	Single Asset

Property Type:	Class “A” Office

Collateral:	Fee Simple

Location:	New York, NY

Year Built/Renovated:	1988/NA

Collateral Sq. Ft.:	1,625,483

Property Management:	Paramount Group, Inc. (a borrower affiliate)

Occupancy (8/1/2007):	100.0%

Underwritten Net Operating
Income:	$71,737,983

Underwritten Net Cash Flow(1):	$71,169,064

Appraised Value:	$1,250,000,000

Appraisal Date:	June 1, 2007

(1)	Based on average rent over the initial 15-year lease term.

Tenant Information
Tenant	Ratings (S/F/M)(1)	Net Rentable Sq. Ft.	% of Net Rentable Sq. Ft.	% GPR	Base Rent Per Sq. Ft.(2)	Lease Expiration	Extension Options
Deutsche Bank AG New York Branch	AA-/AA-/Aa1	1,625,483	100.0%	100.0%	$44.13	6/5/2022	5, 5-year options

(1)	Credit ratings (except for the Moody’s rating, which applies to both) are of the parent company (Deutsche Bank AG) even though the parent company does not guarantee the lease. Deutsche Bank AG New York Branch is rated Aa1 by Moody’s.
(2)	Represents the rent average for the 15 year lease term, as described herein under “The Lease” section.

$2,555,252,000 (Approximate)

COMM 2007-C9

60 Wall Street New York, NY 10005	COLLATERAL TERM SHEET 60 Wall Street	TMA Balance:	$285,000,000
		TMA DSCR:	1.31x
		TMA LTV:	74.0%

60 Wall Street Loan

The Loan.  The 60 Wall Street Loan (the “60 Wall Street Loan”) is a $285.0 million 10-year, interest only, fixed rate loan secured by a first priority mortgage on the borrower’s fee simple interest in 60 Wall Street, a 1,625,483 sq. ft. Class “A” office building located in New York City’s Financial District (the “60 Wall Street Property”). The 60 Wall Street Property serves as the Deutsche Bank AG North American headquarters. The 60 Wall Street Whole Loan was used by the borrower to acquire the 60 Wall Street Property for a total purchase price of $1.207 billion including closing costs. The borrower has approximately $285.8 million of hard equity in the 60 Wall Street Property.

The 60 Wall Street Loan is part of a $925.0 million whole loan (the “60 Wall Street Whole Loan”) that consists of the 60 Wall Street Loan and $640.0 million of pari passu indebtedness, which is currently owned by GACC. It is anticipated that the notes evidencing the pari passu indebtedness will be contributed to one or more future fixed rate securitizations. The respective rights of the holders of the 60 Wall Street Whole Loan will be governed by a co-lender agreement described under “Split Loan Structures” in the accompanying prospectus supplement.

The Borrower.  The borrower, PGREF II 60 Wall Street, LP is a single purpose, bankruptcy-remote entity that has two independent directors. The 60 Wall Street Loan is sponsored by the Paramount Group, Inc. (“Paramount”) (62.3%) and Morgan Stanley Real Estate Special Situations Fund III, L.P. (37.7%).

The borrower is sponsored by Paramount, a privately owned real estate, acquisition, redevelopment and management firm with a portfolio that is primarily focused on Class ‘‘A’’ office space. Paramount’s portfolio includes in excess of 8 million sq. ft. of office space in Manhattan’s Midtown and Downtown Financial Districts. Paramount’s significant Manhattan holdings include 1177 Avenue of the Americas, 745 Fifth Avenue, 1325 Avenue of the Americas, 1633 Broadway, 900 Third Avenue, 712 Fifth Avenue and 220 W. 42nd Street.

Paramount, was established in 1968 and is part of a multi-billion-dollar international group of companies founded by German entrepreneur Werner Otto. Paramount’s member companies include real estate, retail and mail order businesses such as: Crate & Barrel; Otto Versand; ECE Projektmanagement GmbH (‘‘ECE’’); and Park Property Management, Inc. Dr. Michael Otto, the son of the founder and Chairman and Chief Executive Officer, of Otto Group, was a member of the Supervisory Board of Deutsche Bank AG from 1989 to 2004. Paramount is a repeat sponsor of a Deutsche Bank borrower and the sponsor of a trust fund loan known as Waterview, with a cut-off date balance of $210.0 million.

Morgan Stanley Real Estate Special Situations Fund III, L.P. is a global diversified fund with over $2.24 billion of equity managed by Morgan Stanley Real Estate. Morgan Stanley Real Estate Special Situations Fund III, L.P. makes non-controlling, minority investments in public and private real estate companies. Morgan Stanley Real Estate is comprised of three major global businesses: Investing, Banking, and Lending. Since 1991, Morgan Stanley has acquired $87.7 billion of real estate assets worldwide and currently manages approximately $51 billion in real estate assets on behalf of its clients.

The Property.  The 60 Wall Street Property is a 47-story Class “A” office property comprising approximately 1,625,483 sq. ft. of net rentable area (“NRA”) situated on a 53,632 sq. ft. land parcel located in Manhattan’s Financial District. The 60 Wall Street Property was built to suit in 1988 for J.P. Morgan Bank, which utilized the building as its headquarters until its merger with Chase Manhattan Bank in 2001. The building was sold in September 2001 to Deutsche Bank AG New York Branch (“DB”), which has utilized the 60 Wall Street Property as its North American headquarters since shortly after the purchase. The base of the 60 Wall Street Property contains trading floors on the 2nd through 4th floors with 168,682 sq. ft. of NRA and seating capacity for over 1,500 employees.

The 60 Wall Street Property is located on the north side of Wall Street through-block to Pine Street between William and Pearl Streets in Downtown Manhattan and offers convenient access to many forms of public transportation including the 2, 3, 4, 5, A, C, J, Z subway lines, numerous bus lines, the Staten Island Ferry, PATH train, the New York Waterway Ferry and the Brooklyn Water Taxi. The 60 Wall Street Property offers amenities such as in-building access to the 2 & 3 subway lines, an atrium with 3,990 sq. ft. of retail space that is accessible to the public and cafeteria space totaling 54,669 sq. ft. of NRA.

The Lease.  In connection with the sale of the 60 Wall Street Property to the borrower, DB executed a net lease for 100% of the NRA at the 60 Wall Street Property. The lease is structured with a 15 year term with five, five-year renewal options. The lease provides for rent of $40.00 per sq. ft. with increases of 10% on the fifth and tenth year lease anniversaries. Any renewal must be for at least 50.0% of the 60 Wall Street Property’s NRA at a

$2,555,252,000 (Approximate)

COMM 2007-C9

60 Wall Street New York, NY 10005	COLLATERAL TERM SHEET 60 Wall Street	TMA Balance:	$285,000,000
		TMA DSCR:	1.31x
		TMA LTV:	74.0%

fair market rent with a minimum 24-month extension notice period. The lease does not provide for a free rent period or a tenant improvement allowance. DB is responsible for payments for all real estate taxes, insurance premiums, operating expenses and capital expenditures. The landlord is required to maintain the core and shell of the 60 Wall Street Property and DB is required to maintain the improvements. The borrower may terminate the lease if DB is in default of its contractual lease obligations and DB may terminate the lease if, in the event of casualty or condemnation, the borrower decides not to rebuild the 60 Wall Street Property. Additionally, in both the 6th and 11th years of the lease term, DB has the option to require the landlord to sublease up to 150,000 sq. ft. of office space above the seventh floor at the 60 Wall Street Property, provided that in such case, Paramount will be required to lease such surrendered space under a master lease subject to the same lease terms contained in the current DB lease. DB is permitted to sublease all or part of the 60 Wall Street Property so long as DB remains fully liable for all obligations of the lease.

Base Lease Term Schedule of Rents
Period	Rentable Sq. ft.	Rent Per Sq. ft.	Annual Rental Income
Years 1-5	1,625,483	$40.00	$65,019,320
Years 6-10	1,625,483	$44.00	$71,521,252
Years 11-15	1,625,483	$48.40	$78,673,377
Annual Average:		$44.13	$71,737,983

The Tenant.  Deutsche Bank AG New York Branch (rated Aa1 by Moody’s), an affiliate of GACC, is a subsidiary of Deutsche Bank AG (rated AA-/AA-/Aa1 by S/F/M), which is a leading global provider of financial services with approximately 13 million customers and 73,114 employees in 76 countries. According to its 2006 Annual Report, Deutsche Bank AG has approximately €1.13 trillion in total assets on its balance sheet and revenues of approximately €28.3 billion, an increase of approximately 10.5% over the 2005 reported annual revenues of approximately €25.6 billion. Deutsche Bank AG is comprised of two Group Divisions: Corporate and Investment Banking (“CIB”) and Private Clients and Asset Management (“PCAM”). CIB is comprised of Global Markets, Corporate Finance, Cash Management, Clearing, Trust & Securities Services and Trade Finance. PCAM is comprised of Private & Business Clients, Private Wealth Management, Deutsche Asset Management, DWS Scudder, DWS Investments and RREEF.

Deutsche Bank AG is one of the largest foreign-based employers in New York City and the only investment bank physically located on Wall Street. Deutsche Bank AG began its operations in the United States in 1978 and currently maintains a strong presence in North America with over 13,000 employees or approximately 17.8% of all Deutsche Bank AG employees. In addition, the North American region accounts for approximately 26.0% of Deutsche Bank AG’s total revenues.

The Market.  The Downtown Manhattan office market contains two submarkets, the west of Broadway (“Financial West”) submarket which is anchored by the World Financial Center and the existing and planned buildings of the World Trade Center, and the east of Broadway (“Financial East”) submarket which is home to the New York Stock Exchange, Wall Street and a variety of newer and historic office buildings located between Broadway and the East River. Rebounding from the aftermath of September 11, 2001, the first building to be constructed at the World Trade Center site, Seven World Trade, contains 1,674,695 sq. ft. and is currently 64.2% leased with asking rents reported by the appraiser ranging between $65.00 and $75.00 per sq. ft. Additionally, J.P. Morgan recently purchased the right to build at 130 Liberty Street from the Port Authority for $300 million ($231 per buildable sq. ft.). The Financial East submarket has seen recent leasing activity evidenced by a 10-year lease signed in May 2007 at Financial Square located at 32 Old Slip for 32,515 sq. ft. encompassing the entire 7th floor at an initial gross rent of $68.00 per sq. ft. (after adjusting for concessions).

The 60 Wall Street Property is located in the Financial East submarket of Downtown Manhattan. According to REIS, as of the first quarter of 2007, the Downtown Class “A” office market had an inventory of approximately 39.3 million sq. ft., a vacancy rate of 7.8%, and an average gross asking rental rate of $44.83 per sq. ft. During the same time period, the Financial East submarket had approximately 23.6 million sq. ft. of Class “A” office space (the highest concentration of Class “A” office space in the Downtown market) and exhibited a vacancy rate of 3.5% and an average gross rental rate of $39.60 per sq. ft. Buildings competitive with the 60 Wall Street Property (35.7 million sq. ft.) exhibited a vacancy rate of 2.9% and an average net rental rate of $44.52 per sq. ft. as reported by the appraiser. Over the past five years several high-end retailers have opened new locations in the area. Recent or under development retail additions to the Wall Street area include Tiffany & Co., Hermes, BMW and Hickey Freeman. Since 2001 the population in Lower Manhattan increased by 66.2% from approximately 26,900 to 44,700 residents. The loss of office rental space

$2,555,252,000 (Approximate)

COMM 2007-C9

60 Wall Street New York, NY 10005	COLLATERAL TERM SHEET 60 Wall Street	TMA Balance:	$285,000,000
		TMA DSCR:	1.31x
		TMA LTV:	74.0%

from the residential conversions will continue to exert further pressure on declining vacancy rates and increase rental rates. Since 2002, 59 office buildings in the Downtown Manhattan market have been converted to residential usage, including the old J.P Morgan headquarter building encompassing 15 Broad and 23 Wall Street.

Property Management.  The property is managed by Paramount Group, Inc., a borrower affiliate.

Lockbox / Cash Management.  The 60 Wall Street Loan is structured with a hard lockbox and springing cash management. Cash management becomes effective upon the occurrence and continuation of an Event of Default (as defined in the 60 Wall Street Loan documents) or upon a “Reserve Event.” A Reserve Event occurs if, at any time after termination of the lease, the debt service coverage ratio is less than 1.10x for the immediately preceding 12 month period.

Reserves.  The 60 Wall Street Loan is structured with springing reserves for taxes and insurance upon a “Reserve Event.” During a Reserve Event, the borrower is required to deposit a monthly amount equal to one-twelfth of the annual impositions and other charges that the lender reasonably estimates.

Current Mezzanine or Subordinate Indebtedness.  None.

Future Mezzanine or Subordinate Indebtedness.  The limited partners of the limited partner of the borrower (other than Paramount or any affiliate of Paramount) are permitted to transfer up to 49% of their equity interest without lender consent and may encumber such indirect interest in borrower with mezzanine debt.

$2,555,252,000 (Approximate)

COMM 2007-C9

60 Wall Street New York, NY 10005	COLLATERAL TERM SHEET 60 Wall Street	TMA Balance:	$285,000,000
		TMA DSCR:	1.31x
		TMA LTV:	74.0%

60 Wall Street
New York, NY 10005
CIVIC CENTER
INSURANCE DISTRICT
FINANCIAL DISTRICT
BATTERY PARK CITY
WORLD TRADE CENTER DEVELOPMENT SITE
CITY HALL
CITY HALL PARK
TRINITY CHURCH
NEW YORK STOCK EXCHANGE
BOWLING GREEN
BATTERY PARK
ROBERT F. WAGNER JR. PARK
VIETNAM VETERANS PLAZA
DOWNTOWN MANHATTAN HELIPORT
STATUE OF LIBERTY FERRY
STATEN ISLAND FERRY
GOVERNORS ISLAND FERRY
BATTERY PARK
WEST STREET
BROADWAY
WALL STREET
UPPER WEST SIDE
CENTRAL PARK
UPPER EAST SIDE
WEST SIDE
GARMENT DISTRICT
EAST SIDE
MURRAY HILL
GRAMERCY
WEST VILLAGE
GREENWICH VILLAGE
STUYVESANT TOWN
EAST VILLAGE
SOHO
LITTLE ITALY
LOWER EAST SIDE
TRIBECA
CHINATOWN
FINANCIAL DISTRICT
HUDSON RIVER
EAST RIVER
NEW JERSEY
NEW YORK
MAP © 2007 CARTIFACT, LOS ANGELES
© 2007 EARTHDATA

$2,555,252,000 (Approximate)

COMM 2007-C9

52 Anchored Retail Properties, Located in 10 states	COLLATERAL TERM SHEET DDR Portfolio	TMA Balance:	$221,250,000
		TMA DSCR:	1.49x
		TMA LTV:	63.4%

Publix

Shoppes of Lithia
Valrico, FL 33596

Kroger
FOOD & PHARMACY

Clearwater Crossing
Flowery Branch, GA 30542

Kroger

Cofer Crossing
Tucker, GA 30084

publix
FOOD

Aberdeen Square
Boynton Beach, FL 33436

$2,555,252,000 (Approximate)

COMM 2007-C9

52 Anchored Retail Properties, Located in 10 states	COLLATERAL TERM SHEET DDR Portfolio	TMA Balance:	$221,250,000
		TMA DSCR:	1.49x
		TMA LTV:	63.4%

$2,555,252,000 (Approximate)

COMM 2007-C9

52 Anchored Retail Properties, Located in 10 States	COLLATERAL TERM SHEET DDR Portfolio	TMA Balance:	$221,250,000
		TMA DSCR:	1.49x
		TMA LTV:	63.4%

Mortgage Loan Information
Loan Seller:	GACC

Loan Purpose:	Acquisition

Original Balance:	$ 221,250,000

Cut-off Date Balance(1):	$ 221,250,000

% by Initial UPB:	7.63%

Interest Rate:	5.6000%

Payment Date:	5th of each month

First Payment Date:	August 5, 2007

Maturity Date:	July 5, 2017

Amortization:	Interest Only

Call Protection:	None, with respect to up to 10%
in the aggregate of the original
principal balance of the Loan; for the
remaining balance, Lockout until
June 5, 2009, then prepayment with
yield maintenance or 1.0% is
permitted. On and after January 5,
2017, prepayment is permitted
without penalty.

Sponsor:	Developers Diversified Realty Corporation

Borrowers(2):	52 borrowing entities

Pari Passu Debt(1):	Yes

Additional Financing(3):	Future Mezzanine Debt Permitted

Lockbox/Cash Management:	None

Initial Reserves:	None

Monthly Reserves (4):	Tax:	Springing

	Insurance:	Springing

	Replacement:	Springing

(1)	The original Trust Mortgage Asset (“TMA”) amount of $221,250,000 (evidenced by a pari passu A-3 note) represents a portion of an $885,000,000 whole loan evidenced by three pari passu notes. Only the TMA is included in the Trust. LaSalle Bank N.A. currently owns the $442,500,000 pari passu A-1 Note and it is anticipated this note will be deposited in the CGCMT 2007-C6 Securitization. The $221,250,000 pari passu A-2 Note was owned by Wachovia and was transferred to the depositor for the WBCMT 2007-C32 securitization. See “The Loan” section herein for additional information.
(2)	A complete list of borrower names is included as an appendix to the Free-Writing Prospectus.
(3)	See “Future Mezzanine or Subordinate Indebtedness” section herein for additional information.
(4)	See “Reserves” herein for additional information.

Financial Information(1)
Cut-off Loan Balance / Sq. Ft.:	$122
Balloon Balance / Sq. Ft.:	$122
Cut-off Date LTV:	63.4%
Balloon LTV:	63.4%
Underwritten DSCR:	1.49x
(1)	Financial information is based on the aggregate original balance of the DDR Portfolio Whole Loan.

Property Information
Single Asset / Portfolio:	Portfolio

Property Type:	Retail – Anchored

Collateral:	Fee Simple

Location:	Various

Year Built/Renovated:	Various/Various

Total Sq. Ft.:	7,239,096

Property Management:	Developers Diversified Realty Corporation (a borrower affiliate)

Occupancy (5/31/2007):	96.4%

Underwritten Net Operating Income:	$80,378,581

Underwritten Net Cash Flow:	$74,964,789

Appraised Value:	$1,395,900,000

Appraisal Dates:	Various(1)

(1)	Ranging from March 11, 2007 through June 1, 2007.

$2,555,252,000 (Approximate)

COMM 2007-C9

52 Anchored Retail Properties, Located in 10 states	COLLATERAL TERM SHEET DDR Portfolio	TMA Balance:	$221,250,000
		TMA DSCR:	1.49x
		TMA LTV:	63.4%

Tenant Summary
Tenant	Ratings(1) (S/M/F)	Net Rentable Area Sq. Ft.	% of Net Rentable Area	Base Rent Per Sq. Ft.	Annual Base Rent	% of Total Annual Base Rent	Lease Expiration
Major Tenants
Publix	NR/NR/NR	1,250,475	17.3%	$8.37	10,464,888	12.2%	27 Leases	(2)
Kohl’s	A-/A3/A	354,613	4.9	8.19	2,903,149	3.4	4 Leases	(3)
Beall’s	NR/NR/NR	201,945	2.8	7.77	1,569,426	1.8	8 Leases	(4)
Ross Dress for Less	BBB/NR/NR	189,234	2.6	8.85	1,674,471	2.0	7 Leases	(5)
Kroger	BBB-/Baa2/BBB	173,210	2.4	6.30	1,091,648	1.3	3 Leases	(6)
Harris Teeter	NR/Ba3/NR	127,676	1.8	12.86	1,641,798	1.9	3 Leases	(7)
Circuit City	NR/NR/NR	99,993	1.4	12.90	1,289,684	1.5	3 Leases	(8)
K-Mart	BB+/Ba1/BB	95,810	1.3	2.83	271,142	0.3	7/1/2009
Office Max	B+/Ba2/NR	93,995	1.3	11.64	1,094,496	1.3	4 Leases	(9)
Michael’s	B-/B2/NR	92,642	1.3	10.07	932,916	1.1	4 Leases	(10)
Total Major Tenants		2,679,593	37.0%	$8.56	$22,933,619	26.8%
Non-Major Tenants		4,299,711	59.4%	$14.60	$62,793,551	73.2%
Occupied Total		6,979,304	96.4%	$12.28	$85,727,171	100.0%
Vacant		259,792	3.6%
Property Total		7,239,096	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	Under the terms of multiple leases, approximately 42,112 sq. ft. expire in April 2008, approximately 39,795 sq. ft. expire in November 2008, approximately 42,968 sq. ft. expire in February 2009, approximately 48,890 sq. ft. expire in August 2010, approximately 48,555 sq. ft. expire in October 2010, approximately 42,112 sq. ft. expire in April 2011, approximately 65,537 sq. ft. expire in July 2011, approximately 109,181 sq. ft. expire in November 2011, approximately 47,813 sq. ft. expire in February 2014, approximately 47,814 sq. ft. expire in April 2014, approximately 37,912 sq. ft. expire in March 2017, approximately 51,420 sq. ft. expire in February 2018, approximately 37,888 sq. ft. expire in October 2019, approximately 27,887 sq. ft. expire in December 2019, approximately 44,271 sq. ft. expire in June 2021, approximately 44,271 sq. ft. expire in September 2021, approximately 44,271 sq. ft. expire in October 2021, approximately 44,271 sq. ft. expire in March 2022, approximately 98,650 sq. ft. expire in October 2022, approximately 44,271 sq. ft. expire in December 2022, approximately 61,166 sq. ft. expire in May 2023, approximately 54,379 sq. ft. expire in July 2023, approximately 44,271 sq. ft. expire in August 2023 and approximately 44,840 sq. ft. expire in September 2023.
(3)	Under the terms of multiple leases, approximately 98,037 sq. ft. expire in January 2016, approximately 84,000 sq. ft. expire in January 2018, approximately 86,584 sq. ft. expire in February 2019 and approximately 85,992 sq. ft. expire in January 2024.
(4)	Under the terms of multiple leases, approximately 12,000 sq. ft. expire in April 2008, approximately 24,000 sq. ft. expire in April 2010, approximately 13,845 sq. ft. expire in October 2011, approximately 15,724 sq. ft. expire in April 2012, approximately 30,000 sq. ft. expire in April 2014, approximately 66,700 sq. ft. expire in April 2016 and approximately 55,400 sq. ft. expire in April 2017.
(5)	Under the terms of multiple leases, approximately 29,997 sq. ft. expire in January 2010, approximately 126,395 sq. ft. expire in January 2013 and approximately 32,842 sq. ft. expire in January 2014.
(6)	Under the terms of multiple leases, approximately 64,905 sq. ft. expire in March 2019, approximately 54,139 sq. ft. expire in October 2021 and approximately 54,166 sq. ft. expire in September 2023.
(7)	Under the terms of multiple leases, approximately 46,750 sq. ft. expire in August 2020, approximately 36,000 sq. ft. expire in August 2021 and approximately 44,926 sq. ft. expire in April 2022.
(8)	Under the terms of multiple leases, approximately 33,000 sq. ft. expire in October 2008, approximately 28,010 sq. ft. expire in January 2016 and approximately 38,983 sq. ft. expire in January 2017.
(9)	Under the terms of multiple leases, approximately 22,956 sq. ft. expire in November 2011, approximately 24,239 sq. ft. expire in January 2012, approximately 23,350 sq. ft. expire in April 2012 and approximately 23,450 sq. ft. expire in June 2014.
(10)	Under the terms of multiple leases, approximately 47,572 sq. ft. expire in February 2009, approximately 23,764 sq. ft. expire in February 2010 and approximately 21,306 sq. ft. expire in February 2012.

Lease Rollover Schedule(1)
Year of Expiration	Number of Leases Expiring	Expiring Sq. Ft.	% of Total Sq. Ft.	Cumulative % of Total Sq. Ft.	Annual Rent/Sq. Ft	% of Base Actual Rent Rolling	Cumulative % of Base Actual Rent Rolling
MTM	36	106,835	1.5%	1.5%	$13.66	1.7%	1.7%
2007	60	141,997	2.0	3.4	16.85	2.8	4.5
2008	233	688,678	9.5	13.0	15.18	12.2	16.7
2009	196	755,652	10.4	23.4	11.71	10.3	27.0
2010	178	774,955	10.7	34.1	13.56	12.3	39.3
2011	172	866,742	12.0	46.1	13.41	13.6	52.8
2012	119	385,339	5.3	51.4	17.72	8.0	60.8
2013	37	291,128	4.0	55.4	11.99	4.1	64.9
2014	23	332,985	4.6	60.0	10.51	4.1	68.9
2015	12	156,727	2.2	62.2	8.73	1.6	70.5
2016	18	470,575	6.5	68.7	10.26	5.6	76.2
2017	13	341,371	4.7	73.4	10.27	4.1	80.3
Thereafter	41	1,666,320	23.0	96.4	10.15	19.7	100.0%
Vacant	114	259,792	3.6	100.0%	—	—	—
Total/Weighted Average:	1,252	7,239,096	100.0%	—	$12.28	100.0%	—

$2,555,252,000 (Approximate)

COMM 2007-C9

52 Anchored Retail Properties, Located in 10 states	COLLATERAL TERM SHEET DDR Portfolio	TMA Balance:	$221,250,000
		TMA DSCR:	1.49x
		TMA LTV:	63.4%

DDR Portfolio Summary
Property name	Location	Allocated Cut-Off Date Whole Loan Balance	% of Cut-Off Date Balance	Year Built / Renovated	Net Rentable Area	Allocated Cut-Off Date Balance Per Sq. Ft.	Occupancy	Underwritten Net Cash Flow	Appraised Value	Appraised Value PSF
Hilltop Plaza	Richmond, CA	$ 38,110,000	4.31%	1997-2002/NA	245,774	$155	97.7%	$3,254,060	$60,800,000	$247
Largo Town Center	Largo, MD	36,270,000	4.10%	1991/NA	260,797	139	96.6%	2,983,929	57,100,000	219
Midway Plaza	Tamarac, FL	34,610,000	3.91%	1985/2006	227,209	152	97.7%	2,605,612	52,900,000	233
Riverstone Plaza	Canton, GA	33,980,000	3.84%	1998/NA	302,131	112	94.1%	2,849,279	52,500,000	174
Highland Grove	Highland, IN	33,530,000	3.79%	1996/NA	312,546	107	98.8%	3,080,037	53,100,000	170
Riverdale Shops	West Springfield, MA	32,330,000	3.65%	1985/2003	273,307	118	90.7%	2,603,536	50,900,000	186
Skyview Plaza	Orlando, FL	29,530,000	3.34%	1994/1998	281,244	105	98.9%	2,360,522	48,000,000	171
Apple Blossom Corners	Winchester, VA	29,220,000	3.30%	1990/2004	240,560	121	100.0%	2,241,994	46,000,000	191
Fayetteville Pavilion	Fayetteville, NC	28,000,000	3.16%	1998/NA	272,385	103	100.0%	2,745,418	41,000,000	151
Creekwood Crossing	Bradenton, FL	26,670,000	3.01%	2001/NA	180,746	148	100.0%	2,046,232	43,600,000	241
Flamingo Falls	Pembroke Pines, FL	25,090,000	2.84%	2001/NA	108,565	231	98.6%	2,162,759	39,500,000	364
Harundale Plaza	Glen Burnie, MD	24,710,000	2.79%	1958, 1999/NA	217,619	114	100.0%	2,284,905	38,900,000	179
Meadowmont Village Center	Chapel Hill, NC	24,530,000	2.77%	2002/NA	132,745	185	92.9%	2,388,834	39,000,000	294
Springfield Commons	Holland, OH	24,070,000	2.72%	1999/2000	271,729	89	99.3%	2,410,317	37,900,000	139
Northlake Commons	Palm Beach Gardens, FL	21,100,000	2.38%	1987/2003	149,658	141	72.7%	1,663,964	39,200,000	262
Village Square at Golf	Boynton Beach, FL	19,750,000	2.23%	1983/2005	126,486	156	93.9%	1,486,528	29,800,000	236
Oviedo Park Crossing	Oviedo, FL	19,690,000	2.22%	1999-2001/2004	186,212	106	100.0%	1,647,126	30,000,000	161
Shoppes of Golden Acres	New Port Richey, FL	19,150,000	2.16%	2002/2006	130,609	147	85.3%	1,503,785	32,100,000	246
Bardmoor Shopping Center	Largo, FL	19,050,000	2.15%	1981/1991	152,667	125	98.5%	1,597,906	29,300,000	192
Rosedale Shopping Center	Huntersville, NC	17,530,000	1.98%	2000/NA	119,197	147	98.3%	1,720,379	27,900,000	234
Casselberry Commons	Casselberry, FL	17,300,000	1.95%	1973/1998	243,176	71	92.9%	1,144,650	31,300,000	129
Shoppes at New Tampa	Wesley Chapel, FL	16,800,000	1.90%	2002/NA	158,222	106	96.9%	1,433,139	26,900,000	170
Crossroads Plaza	Lumberton, NJ	15,050,000	1.70%	2003/NA	89,627	168	100.0%	1,467,579	21,600,000	241
Plaza Del Paraiso	Miami, FL	13,440,000	1.52%	2003/NA	82,441	163	100.0%	1,023,505	19,200,000	233
North Pointe Plaza	Tampa, FL	13,340,000	1.51%	1990/2004	104,460	128	96.2%	1,005,755	21,300,000	204
Melbourne Shopping Center	Melbourne, FL	13,340,000	1.51%	1959/2005	204,217	65	98.5%	965,315	21,000,000	103
Market Square	Douglasville, GA	12,700,000	1.44%	1974/2003	121,766	104	89.3%	1,265,312	19,900,000	163
Shoppes of Lithia	Valrico, FL	12,600,000	1.42%	2003/NA	71,430	176	100.0%	1,100,600	19,000,000	266
West Oaks Towne Center	Ocoee, FL	12,380,000	1.40%	2000/2004	66,539	186	95.2%	1,024,460	20,500,000	308
Sharon Greens	Cumming, GA	12,070,000	1.36%	2001/NA	98,317	123	96.3%	1,097,206	19,100,000	194
Lakewood Ranch	Bradenton, FL	12,000,000	1.36%	2001/NA	69,471	173	96.7%	922,830	20,800,000	299
Cofer Crossing	Tucker, GA	11,940,000	1.35%	1999/2003	130,832	91	100.0%	1,050,440	18,600,000	142
Clayton Corners	Clayton, NC	11,750,000	1.33%	1999/NA	125,653	94	92.3%	1,147,357	19,000,000	151
Clearwater Crossing	Flowery Branch, GA	11,500,000	1.30%	2003/NA	90,566	127	96.9%	1,019,035	18,050,000	199
Shoppes at Paradise Pointe	Fort Walton Beach, FL	11,060,000	1.25%	1987/2000	83,929	132	96.8%	954,997	15,800,000	188
Killearn Shopping Center	Tallahassee, FL	11,050,000	1.25%	1980/NA	95,229	116	97.8%	819,070	17,300,000	182
Conway Plaza	Orlando, FL	10,800,000	1.22%	1985/1999	117,723	92	100.0%	915,616	17,500,000	149
River Run Shopping Center	Miramar, FL	10,610,000	1.20%	1989/NA	93,643	113	97.9%	954,616	16,700,000	178
Aberdeen Square	Boynton Beach, FL	10,160,000	1.15%	1990/NA	70,555	144	97.3%	739,001	15,700,000	223
Derby Square	Grove City, OH	9,910,000	1.12%	1989, 1991/2006	128,210	77	92.0%	895,015	15,600,000	122
Chickasaw Trails Shopping Center	Orlando, FL	9,910,000	1.12%	1994/NA	75,492	131	93.3%	736,594	15,700,000	208
Shoppes at Lake Dow	McDonough, GA	9,370,000	1.06%	2002/NA	73,271	128	88.8%	742,226	14,100,000	192
Shoppes of Ellenwood	Ellenwood, GA	8,920,000	1.01%	2003/NA	67,721	132	94.3%	812,970	14,050,000	207
Shops at Oliver’s Crossing	Winston-Salem, NC	8,570,000	0.97%	2003/NA	76,512	112	100.0%	842,681	13,100,000	171
Southwood Village Shopping Center	Tallahassee, FL	8,510,000	0.96%	2003/NA	62,840	135	98.1%	766,910	13,300,000	212
Paraiso Plaza	Hialeah, FL	8,470,000	0.96%	1997/NA	60,712	140	100.0%	741,632	12,100,000	199
Sheridan Square	Dania, FL	8,250,000	0.93%	1991/NA	67,475	122	96.2%	497,589	13,700,000	203
Countryside Shopping Center	Naples, FL	7,620,000	0.86%	1997/NA	73,986	103	100.0%	721,809	12,000,000	162
Shoppes of Citrus Hills	Hernando, FL	7,620,000	0.86%	1994/2002	68,927	111	100.0%	603,748	11,500,000	167
Crystal Springs Shopping Center	Crystal River, FL	7,490,000	0.85%	1994/2002	66,986	112	100.0%	651,098	11,800,000	176
Sexton Commons	Fuquay Varina, NC	7,140,000	0.81%	2002/NA	49,097	145	100.0%	715,655	10,200,000	208
Hairston Crossing	Decatur, GA	6,410,000	0.72%	2002/NA	57,884	111	98.0%	549,260	10,000,000	173
Total/Weighted Average		$885,000,000	100.00%		7,239,096	$122	96.4%	$74,964,789	$1,395,900,000	$193

$2,555,252,000 (Approximate)

COMM 2007-C9

52 Anchored Retail Properties, Located in 10 states	COLLATERAL TERM SHEET DDR Portfolio	TMA Balance:	$221,250,000
		TMA DSCR:	1.49x
		TMA LTV:	63.4%

The Loan.    The DDR Portfolio Loan (the “DDR Portfolio Loan”) is a $221,250,000 10-year, interest only, fixed rate loan secured by a first priority mortgage on the borrower’s fee simple interest in 52 anchored retail properties located in 10 states, primarily in the southeastern portion of the United States (the “DDR Portfolio Properties”). The DDR Portfolio Properties are sourced principally from DDR’s $6.2 billion acquisition in February 2007 of Inland Retail Real Estate Trust, Inc. (“IRREIT”), an unlisted REIT. The DDR Portfolio Loan was used by the borrower to acquire the DDR Portfolio Properties for a total purchase price of approximately $1.28 billion including approximately $537.6 million of hard equity.

The DDR Portfolio Loan, represented by the A-3 Note, is part of an $885,000,000 whole loan (the “DDR Portfolio Whole Loan”) that consists of the DDR Portfolio Loan, a $442,500,000 pari passu A-1 Note and a $221,250,000 pari passu A-2 note. The A-1 Note is currently owned by LaSalle Bank N.A. and it is anticipated this note will be transferred by LaSalle Bank N.A. to the depositor for CGCMT 2007-C6. The A-2 Note was owned by Wachovia Bank, N.A. and it was transferred by Wachovia Bank, N.A. to the depositor for WBCMT 2007-C32. The respective rights of the holders of the A-1 Note, the A-2 Note and the DDR Portfolio Loan will be governed by a co-lender agreement described under “Split Loan Structures” in the accompanying prospectus supplement.

The Borrowers.    The 52 borrowers, each of which owns an individual mortgaged property, are single purpose, bankruptcy remote limited liability companies with two independent directors. Each borrower is a 100% owned subsidiary of a joint venture between Developers Diversified Realty Corporation (“DDR”) (20%), as managing member, and a syndicate of institutional investors (80%), of which The State Teachers Retirement System of Ohio is the largest investor.

DDR is a publicly traded REIT (NYSE: DDR) engaged in acquiring, developing, owning, leasing and managing shopping centers. DDR owns and manages approximately 800 retail centers across the United States totaling approximately 162 million sq. ft. As of July 18, 2007, DDR was rated “Baa3” by Moody’s and “BBB” by Fitch and S&P, and had a market capitalization of approximately $6.68 billion.

The State Teachers Retirement System of Ohio (“STRS Ohio”), founded by the state legislature in 1919, manages retirement, disability, and health plans, as well as other benefits for nearly 440,000 current and former public educators and employees of public colleges and universities. About 1,000 employers contribute to the system, which supports about 110,000 retired teachers and survivors of teachers. STRS Ohio has approximately $67.4 billion in assets under management of which over $7.0 billion is invested in real estate assets.

The Properties.    The DDR Portfolio Properties consist of 52 anchored retail centers comprising 7,239,096 sq. ft. of net rentable area (“NRA”). The DDR Portfolio Properties are comprised of anchored neighborhood/community retail centers with grocery anchored retail centers representing 75.0% of the DDR Portfolio Loan balance. The DDR Portfolio Properties are well diversified with no one property accounting for more than 4.3% of the DDR Portfolio Whole Loan balance.

The largest tenant is Publix Super Markets, Inc. (“Publix”) with 27 leases, which occupies 1,250,475 sq. ft., or approximately 17.3% of NRA. Publix and its wholly owned subsidiaries are primarily engaged in the retail food industry, operating supermarkets, in Florida, Georgia, South Carolina, Alabama and Tennessee. As of December 30, 2006, Publix operated five convenience stores, 39 Crispers’ restaurants, all located in Florida, 23 liquor stores in Florida, 645 supermarkets located in Florida, 167 in Georgia, 38 in South Carolina, 28 in Alabama and 14 in Tennessee. Publix currently employs over 143,000 people. Publix stock is not publicly traded. Recently, Publix received the following awards: The J.D. Power & Associates 2007 Retail Pharmacy Satisfaction Study rated Publix highest in Pharmacy satisfaction within the supermarket category (2007); Ranked No. 19 on BusinessWeek magazine’s list of the top 25 Customer Service Champs. (2006); One of the top 10 companies in Forbes list of the largest private companies (2005-2006); Highest rank among supermarkets in RealPeopleRatings.com, conducted by Corporate Research International (2007); and Named Finest in Retailing by Retailing Today (2006).

The second largest tenant is Kohl’s Corporation (“Kohl’s”) with four leases, which occupies 354,613 sq. ft., or approximately 4.9% of the NRA. Kohl’s is listed on the NYSE (KSS) and is rated “A3”, “A –” and “A” by Moody’s, S&P and Fitch, respectively. Kohl’s operates specialty department stores in the United States which sell national brand apparel, footwear, accessories, soft home products and housewares. Kohl’s currently operates 834 stores in 46 states. As of July 20, 2007, Kohl’s had a market capitalization of $21.07 billion.

$2,555,252,000 (Approximate)

COMM 2007-C9

52 Anchored Retail Properties, Located in 10 states	COLLATERAL TERM SHEET DDR Portfolio	TMA Balance:	$221,250,000
		TMA DSCR:	1.49x
		TMA LTV:	63.4%

The third largest tenant is Beall’s, Inc. (“Beall’s”) with eight leases, which occupies 201,945 sq. ft., or approximately 2.8% of the NRA. Beall’s is a subsidiary of Stage Stores, Inc. which is listed on the NYSE (SSI) and operates as a specialty department store retailer in the United States. Stage Stores, Inc. offers various brand name and private label apparel, accessories, cosmetics, and footwear. It operates under the Stage, Beall’s, and Palais Royal names in the south central states, and under the Peebles name in the mid-Atlantic, southeastern, mid-western, and New England states. As of February 3, 2007, Stage Stores, Inc. operated 655 stores. Stage Stores, Inc. was founded in 1988 and is headquartered in Houston, Texas. As of July 18, 2007, Stage Stores, Inc. had a market capitalization of $888 million.

Anchor Tenant Sales Summary
Property Name	Location	Anchor Tenant	Tenant Net Rentable Area	Lease Expiration	2004 Sales Per Sq. Ft.		2005 Sales Per Sq. Ft.		2006 Sales Per Sq. Ft.	Occupancy Cost(3)
Aberdeen Square	Boynton Beach, FL	Publix	48,555	10/17/2010	$609		$634		$627	1.1%
Apple Blossom Corners	Winchester, VA	Kohl’s	84,000	1/31/2018	—		—		N/A	N/A
Bardmoor Shopping Center	Largo, FL	Publix	65,537	7/27/2011	504		512		524	1.5
Casselberry Commons	Casselberry, FL	Ross Dress for Less	42,862	1/31/2013	592		614		618	0.8
Chickasaw Trails Shopping Center	Orlando , FL	Publix	47,813	2/2/2014	476		458		408	1.9
Clayton Corners	Clayton, NC	Lowe’s Foods	45,374	9/21/2019	358		366		N/A	2.3
Clearwater Crossing	Flowery Branch, GA	Kroger	54,166	9/30/2023	268	(1)	331		408	2.3
Cofer Crossing	Tucker, GA	Kroger	64,905	3/31/2019	—		—		N/A	N/A
Conway Plaza	Orlando, FL	Publix	37,888	10/31/2019	581		627		629	1.2
Countryside	Naples, FL	Winn Dixie	51,261	4/30/2017	195	(1)	183		N/A	4.4
Creekwood Crossing	Bradenton, FL	Beall’s	66,700	4/30/2016	213		238		242	3.5
Crossroads Plaza	Lumberton, NJ	Shoprite	60,795	6/30/2024	—		—		N/A	N/A
Crystal Springs Shopping Center	Crystal River, FL	Publix	44,271	10/31/2021	495		551		585	1.5
Derby Square	Grove City, OH	Giant Eagle	70,000	6/30/2016	—		—		N/A	N/A
Fayetteville Pavilion	Fayetteville, NC	Food Lion Creative Basket Express	45,000	3/15/2020	—		—		218	N/A
Flamingo Falls	Pembroke Pines, FL	Fresh Market	18,400	2/28/2022	487		—		N/A	2.4
Hairston Crossing	Decatur, GA	Publix	44,271	12/31/2022	238		249		258	3.2
Harundale Plaza	Glen Burnie, MD	Value City	81,713	3/31/2015	181		179		180	2.3
Highland Grove	Highland, IN	Kohl’s	98,037	1/31/2016	—		—		N/A	N/A
Hilltop Plaza	Richmond, CA	Century Theater	51,840	9/30/2016	—		—		N/A	N/A
Killearn Shopping Center	Tallahasse, FL	Publix	53,096	11/30/2011	557		568		578	1.0
Lakewood Ranch	Bradenton, FL	Publix	44,271	9/30/2021	470		548		619	1.4
Largo Town Center	Upper Marlboro, MD	Regency Furniture	71,042	5/31/2017	—		—		N/A	N/A
Market Square	Doulasville, GA	Office Depot	24,920	12/31/2013	—		—		N/A	N/A
Meadowmont Village Center	Chapel Hill, NC	Harris Teeter	44,926	4/30/2022	381		408		N/A	3.3
Melbourne Shopping Center	Melbourne, FL	Big Lots	37,500	1/31/2009	590		583		570	1.5
Midway Plaza	Tamarac, FL	Publix	56,085	11/3/2011	506		507		500	1.3
North Pointe Plaza	Tampa, FL	Publix	48,890	8/21/2010	490		524		536	1.4
Northlake Commons	Palm Beach Garden, FL	Ross Dress for Less	30,000	1/31/2014	—		183		N/A	6.1
Oviedo Park Crossing	Oviedo, FL	Linens ‘N Things	30,000	1/31/2011	183		192		N/A	4.7
Paraiso Plaza	Hialeah, FL	Publix	37,912	3/13/2017	469		495		536	2.0
Plaza Del Paraiso	Miami, FL	Publix	61,166	5/31/2023	633		739		753	1.3
River Run	Miramar, FL	Publix	42,968	2/15/2009	433		467		455	1.3
Riverdale Shops	Springfield, MA	Kohl’s	85,992	1/31/2024	—		—		N/A	N/A
Riverstone Plaza	Canton, GA	Belk	60,103	10/9/2018	316		348		389	2.2
Rosedale Shopping Center	Huntersville, NC	Harris Teeter	46,750	8/31/2020	401		433		454	2.4
Sexton Commons	Fuquay Varina, NC	Harris Teeter	36,000	8/22/2021	350		362		358	4.1
Sharon Greens	Cumming, GA	Kroger	54,139	10/31/2021	350		292	(2)	405	2.0
Sheridan Square	Dania, FL	Publix	42,112	4/17/2011	827		850		850	0.8
Shoppes at Lake Dow	McDonough, GA	Publix	44,271	3/31/2022	453		548		609	1.6
Shoppes at New Tampa	Tampa, FL	Bealls	55,400	4/30/2017	141		171		N/A	5.0
Shoppes of Citrus Hills	Hernando	Publix	47,814	4/3/2014	520		558		573	1.4
Shoppes of Ellenwood	Ellenwood, GA	Publix	44,271	8/31/2023	146		173		196	5.2
Shoppes of Golden Acres	New Port Richey, FL	Publix	44,271	10/31/2022	321		372		394	2.5
Shoppes of Lithia	Valrico, FL	Publix	54,379	7/31/2023	449		568		580	2.4
Shops at Oliver’s Crossing	Winston-Salem, NC	Lowe’s Foods	42,362	4/15/2023	262	(1)	289		N/A	4.0
Shops at Paradise Pointe	Fort Walton Beach, FL	Publix	44,814	6/30/2021	344		388		410	2.7
Skyview Plaza	Orlando , FL	K-Mart	95,810	7/31/2009	137		143		N/A	2.0
Southwood Plantation	Tallahasse, FL	Publix	44,840	9/30/2023	332		427		463	2.1
Springfield Commons	Toledo, OH	Kohl’s	86,584	2/2/2019	—		—		N/A	N/A
Village Square at Golf	Boynton Beach, FL	Publix	39,795	11/30/2008	455		483		488	0.9
West Oaks Towne Center	Ocoee, FL	Michaels	23,764	2/28/2010	$217		$223		N/A	5.4
Total/Weighted Average:			2,699,635		$387		$416		$473	2.4%

(1)	Certain 2004 sales figures based on annualized partial year data.

(2)	Certain 2005 sales figures based on annualized partial year data.

(3)	Based on most recent sales data available.

$2,555,252,000 (Approximate)

COMM 2007-C9

52 Anchored Retail Properties, Located in 10 states	COLLATERAL TERM SHEET DDR Portfolio	TMA Balance:	$221,250,000
		TMA DSCR:	1.49x
		TMA LTV:	63.4%

Rental Rate Summary and Demographic Data
					3 Mile Radius		5 Mile Radius
Property Name	Location	In-Place Base Rent Per Sq. Ft.	Market Rent Per Sq. Ft.	% Above (Below) Market	Population	Average Household Income	Population	Average Household Income
Aberdeen Square	Boynton Beach, FL	$10.41	$13.75	(24.3%)	58,402	$65,191	168,162	$66,425
Apple Blossom Corners	Winchester, VA	10.20	18.43	(44.7%)	39,052	58,038	57,951	61,495
Bardmoor Shopping Center	Largo, FL	11.72	14.44	(18.8%)	95,321	53,800	266,308	54,312
Casselberry Commons	Casselberry, FL	8.82	12.23	(51.8%)	94,479	70,995	224,242	68,439
Chickasaw Trails Shopping Center	Orlando, FL	11.65	13.48	(13.6%)	100,839	50,668	214,124	54,556
Citrus Hills	Hernando, FL	10.47	12.14	(13.8%)	19,706	49,370	31,226	51,213
Clayton Corners	Clayton, NC	11.24	12.94	(12.3%)	18,928	60,322	33,614	64,580
Clearwater Crossing	Flowery Branch, GA	12.76	12.47	2.3%	15,866	87,677	50,411	87,640
Cofer Crossing	Tucker, GA	8.93	12.38	(27.9%)	77,965	72,135	235,458	67,171
Conway Plaza	Orlando, FL	9.83	10.53	(6.6%)	124,906	55,811	273,025	57,052
Countryside	Naples, FL	11.43	14.47	(21.0%)	58,466	63,812	117,524	68,901
Creekwood Crossing	Bradenton, FL	10.88	12.18	(10.7%)	27,128	89,303	77,080	83,266
Crossroads Plaza	Lumberton, NJ	17.45	19.30	(9.6%)	12,615(1)	74,073	53,203	79,479
Crystal Springs Shopping Center	Crystal River, FL	11.09	11.94	(7.1%)	13,498	54,919	28,470	55,368
Derby Square	Grove City, OH	9.14	10.38	(11.9%)	42,873	71,566	NAV	NAV
Fayetteville Pavilion	Fayetteville, NC	11.34	12.08	(6.1%)	71,458	57,409	150,209	55,886
Flamingo Falls	Pembroke Pines, FL	21.92	23.75	(7.7%)	117,553	73,423	263,517	79,167
Hairston Crossing	Decatur, GA	11.51	11.90	(3.3%)	81,968	64,786	231,485	64,229
Harundale Plaza	Glen Burnie, MD	11.85	NAV	NAV	79,937	62,068	166,657	68,199
Highland Grove	Highland, IN	11.72	12.59	(38.3%)	68,226	80,014	178,489	69,586
Hilltop Plaza	Richmond, CA	15.82	17.34	(8.8%)	113,965	70,746	222,995	70,302
Killearn Shopping Center	Tallahassee, FL	11.01	13.75	(19.9%)	43,896	88,160	113,706	69,793
Lakewood Ranch	Bradenton, FL	12.02	14.18	(15.2%)	10,220	89,658	42,906	84,804
Largo Town Center	Upper Marlboro, MD	12.00	NAV	NAV	90,691	79,619	233,475	73,670
Market Square	Douglasville, GA	12.74	12.88	(1.1%)	36,189	70,596	72,786	68,834
Meadowmont Village Center	Chapel Hill, NC	20.66	20.09	2.8%	45,046	75,364	105,661	79,485
Melbourne Shopping Center	Melbourne, FL	6.73	9.73	(30.8%)	42,463	48,074	122,931	53,864
Midway Plaza	Tamarac, FL	13.21	16.50	(19.9%)	182,105	50,006	428,752	55,479
North Pointe Plaza	Tampa, FL	12.85	15.63	(17.8%)	79,316	75,304	211,936	63,663
Northlake Commons	Palm Beach Garden, FL	17.48	17.27	1.2%	83,220	74,452	156,633	78,971
Oviedo Park Crossing	Oviedo, FL	10.86	14.89	(27.1%)	63,408	92,685	149,367	80,930
Paraiso Plaza	Hialeah, FL	14.22	17.01	(16.4%)	131,230	55,105	284,502	55,432
Plaza Del Paraiso	Miami, FL	13.78	17.81	(22.6%)	152,684	73,873	405,681	72,031
River Run	Miramar, FL	12.62	16.42	(23.1%)	172,247	55,891	426,622	59,241
Riverdale Shops	Springfield, MA	12.54	13.57	(7.6%)	84,999	44,542	212,746	46,851
Riverstone Plaza	Canton, GA	11.56	11.82	(2.2%)	16,853	60,045	31,828	64,980
Rosedale Shopping Center	Huntersville, NC	16.31	17.07	(4.5%)	33,684	95,251	61,973	99,424
Sexton Commons	Fuquay Varina, NC	15.61	14.89	4.8%	19,159	71,595	41,484	74,988
Sharon Greens	Cumming, GA	12.49	12.71	(1.7%)	28,185	127,097	81,374	128,075
Sheridan Square	Dania, FL	10.41	14.95	(30.4%)	96,659	56,767	222,923	59,689
Shoppes at Lake Dow	McDonough, GA	12.62	12.72	(0.8%)	24,447	69,843	51,322	75,089
Shoppes at New Tampa	Westley Chapel, FL	12.51	14.04	(10.9%)	24,847	90,215	69,166	87,259
Shoppes at Paradise Pointe	Fort Walton Beach, FL	13.16	15.84	(16.9%)	31,983	55,491	69,207	58,232
Shoppes of Ellenwood	Ellenwood, GA	13.50	13.24	2.0%	31,812	73,191	110,205	65,950
Shoppes of Golden Acres	New Port Richey, FL	13.97	15.89	(12.1%)	61,970	41,236	123,757	43,688
Shoppes of Lithia	Valrico, FL	15.87	17.01	(6.7%)	63,995	92,367	139,618	77,814
Shops at Oliver’s Crossing	Winston-Salem, NC	12.50	13.72	(8.9%)	19,932	62,727	58,637	56,938
Skyview Plaza	Orlando , FL	9.69	9.71	(0.2%)	61,222	44,419	165,273	52,911
Southwood Plantation	Tallahassee, FL	12.60	12.58	0.2%	42,919	41,361	111,388	42,850
Springfield Commons	Toledo, OH	10.49	11.14	(22.7%)	60,836	60,066	140,288	65,989
Village Square at Golf	Boynton Beach, FL	13.93	15.83	(37.0%)	93,774	70,771	234,426	67,272
West Oaks Towne Center	Ocoee, FL	18.24	19.04	(4.2%)	75,223	73,972	198,816	66,138
Total/Weighted Average:		$12.18	$14.30	(15.4%)	63,380	$67,218	150,081	$65,369
(1)	Population within 2-mile radius.

$2,555,252,000 (Approximate)

COMM 2007-C9

52 Anchored Retail Properties, Located in 10 states	COLLATERAL TERM SHEET DDR Portfolio	TMA Balance:	$221,250,000
		TMA DSCR:	1.49x
		TMA LTV:	63.4%

Lockbox/Cash Management.    None.

Property Management.    Developers Diversified Realty Corporation is the property manager for the DDR Portfolio Properties.

Reserves.    The DDR Portfolio Loan is structured with springing replacement, tax and insurance reserves upon the occurrence and continuation of an Event of Default (as such term is defined in the DDR Portfolio Loan documents).

Release.    The DDR Portfolio Loan documents permit the release of an individual property subject to satisfaction of certain tests and conditions as set forth in the DDR Portfolio Loan documents including, but not limited to (i) no event of default, (ii) payment of a release price of (a) for releases of up to and including 35% of the initial principal loan balance, 100% of the allocated loan amount of the property, (b) for releases between 36% and 50% of the initial principal loan balance, 105% of the allocated loan amount of the property and (c) for releases greater than 50% of the initial principal loan balance, 110% of the allocated loan amount of the property, (iii) a minimum DSCR of (a) for releases of up to and including 50% of the aggregate initial principal loan balance, 1.20x and (b) for releases greater than 50% of the aggregate initial principal loan balance, the greater of (x) the DSCR of the DDR Portfolio Properties immediately prior to the release, (but not in excess of 1.35x) and (y) 1.20x, and (iv) a maximum LTV ratio of (a) for releases of up to and including 50% of the aggregate initial principal loan balance, 64% and (b) for releases greater than 50% of the aggregate initial principal loan balance, the lesser of (x) the LTV ratio of the DDR Portfolio Properties immediately prior to the release, (but not less than 60%) and (y) 64%. However, if the tenant at the Skyview Plaza property exercises its right of first refusal, the borrower may obtain a release of this property without satisfying (i), (iii) or (iv) above.

Substitution.    The borrowers may substitute properties of like kind and quality subject to satisfaction of certain tests and conditions as set forth in the related loan documents including, but not limited to (i) no event of default exists under the DDR Portfolio Loan documents, (ii) the aggregate value of all properties released (through one or more substitutions) during the term of the loan shall not exceed 50% of the value of the entire pool of properties, (iii) the borrowers deliver certain legal opinions from counsel concluding that the substitution will not adversely affect or impair the ability of the lender to enforce its remedies under all loan documents, (iv) the lender receives and approves all necessary property level due diligence with respect to the new property (including, but not limited to, appraisals, building conditions reports, environmental site assessments, seismic reports and title insurance policies), (v) a minimum DSCR of 1.20x for the remaining properties and (vi) the LTV ratio of the substitute property (based on the allocated loan amount for such substitute property) is less than or equal to the LTV ratio for the substituted property (based on the loan amount for such substituted property). No more than 35 DDR Portfolio Properties may be substituted during the term of the DDR Portfolio Loan.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness.    The DDR Portfolio Loan documents permit future mezzanine indebtedness subject to conditions, including: (i) the combined LTV ratio does not exceed 75.0%, (ii) the DSCR (based on combined balances) does not fall below 1.10x, (iii) the mezzanine lender meets a pre-determined definition of “qualified lender”, (iv) the borrower delivers a no-downgrade confirmation from the rating agencies and (v) the mezzanine lender enters into an acceptable intercreditor agreement.

$2,555,252,000 (Approximate)

COMM 2007-C9

52 Anchored Retail Properties, Located in 10 states	COLLATERAL TERM SHEET DDR Portfolio	TMA Balance:	$221,250,000
		TMA DSCR:	1.49x
		TMA LTV:	63.4%

CALIFORNIA
Roseville
Davis
Placerville
Sacramento
Santa Rosa
Vacaville
Napa
Fairfield
Petaluma
Lodi
San Rafael
Concord
Stockton
San Francisco
Oakland
Daly City
Alameda
Livermore
Modesto
South San Francisco
San Mateo
Turlock
Redwood City
Milpitas
Santa Clara
San Jose
PACIFIC OCEAN
Santa Cruz
Salinas

CANADA
Toronto
Milwaukee
Hamilton
Rochester
Buffalo
Albany
Springfield
Boston
Providence
Hartford
Lansing
Flint
Detroit
Madison
Rockford
Chicago
Gary
Toledo
Cleveland
Erie
Stamford
Newark
New Haven
New York
Fort Wayne
Akron
Harrisburg
Allentown
Trenton
Philadelphia
Pittsburgh
Peoria
Columbus
Baltimore
Dover
Springfield
Indianapolis
Dayton
Washington D.C.
Annapolis
Cincinnati
Charleston
Saint Louis
Louisville
Frankfort
Lexington
Richmond
Evansville
Norfolk
Virginia Beach
Winston-Salem
Greensboro
Nashville
Knoxville
Raleigh
Charlotte
Memphis
Chattanooga
Huntsville
Columbia
Atlanta
Augusta
Birmingham
Macon
Montgomery
Columbus
Savannah
Jackson
Jacksonville
Baton Rouge
Mobile
Tallahassee
New Orleans
Orlando
Tampa
Clearwater
Saint Petersburg
Coral Springs
Fort Lauderdale
Hialeah
Miami
Nassau
BAHAMA ISLANDS
ATLANTIC OCEAN
GULF OF MEXICO

DDR PORTFOLIO

#	Property	City	State	ZIP
1	Hilltop Plaza	Richmond	CA	94806
2	Largo Town Center	Largo	MD	20774
3	Highland Grove	Highland	IN	46322
4	Midway Plaza	Tamarac	FL	33321
5	Riverstone Plaza	Canton	GA	30114
6	Riverdale Shops	West Springfield	MA	01089
7	Skyview Plaza	Orlando	FL	32809
8	Apple Blossom Corners	Winchester	VA	22601
9	Creekwood Crossing	Bradenton	FL	34203
10	Fayetteville Pavilion	Fayetteville	NC	28314
11	Flamingo Falls	Pembroke Pines	FL	33028
12	Northlake Commons	Palm Beach Gardens	FL	33403
13	Meadowmont Village Center	Chapel Hill	NC	27517
14	Harundale Plaza	Glen Burnie	MD	21061
15	Springfield Commons	Holland	OH	43528
16	Shoppes of Golden Acres	New Port Richey	FL	34654
17	Casselberry Commons	Casselberry	FL	32707
18	Oviedo Park Crossing	Oviedo	FL	32765
19	Village Square at Golf	Boynton Beach	FL	33436
20	Bardmoor Shopping Center	Largo	FL	33777
21	Rosedale Shopping Center	Huntersville	NC	28078
22	Shoppes of Lithia	Valrico	FL	33596
23	Crossroads Plaza	Lumberton	NJ	08048
24	North Pointe Plaza	Tampa	FL	33618
25	Melbourne Shopping Center	Melbourne	FL	32901
26	Lakewood Ranch	Bradenton	FL	34211
27	West Oaks Towne Center	Ocoee	FL	34761
28	Market Square	Douglasville	GA	30135
29	Plaza Del Paraiso	Miami	FL	33186
30	Sharon Greens	Cumming	GA	30041
31	Shoppes at New Tampa	Wesley Chapel	FL	33544
32	Clayton Corners	Clayton	NC	27520
33	Cofer Crossing	Tucker	GA	30084
34	Clearwater Crossing	Flowery Branch	GA	30542
35	Chickasaw Trails Shopping Center	Orlando	FL	32825
36	Killearn Shopping Center	Tallahassee	FL	32309
37	River Run Shopping Center	Miramar	FL	33025
38	Conway Plaza	Orlando	FL	32812
39	Shoppes at Paradise Pointe	Fort Walton Beach	FL	32548
40	Aberdeen Square	Boynton Beach	FL	33436
41	Derby Square	Grove City	OH	43123
42	Shoppes at Lake Dow	McDonough	GA	30252
43	Shoppes of Ellenwood	Ellenwood	GA	30294
44	Sheridan Square	Dania	FL	33004
45	Shops at Oliver's Crossing	Winston-Salem	NC	27127
46	Southwood Village Shopping Center	Tallahassee	FL	32301
47	Paraiso Plaza	Hialeah	FL	33018
48	Countryside Shopping Center	Naples	FL	34104
49	Crystal Springs Shopping Center	Crystal River	FL	34429
50	Shoppes of Citrus Hills	Hernando	FL	34442
51	Sexton Commons	Fuquay Varina	NC	27526
52	Hairston Crossing	Decatur	GA	30035

$2,555,252,000 (Approximate)

COMM 2007-C9

52 Anchored Retail Properties, Located in 10 states	COLLATERAL TERM SHEET DDR Portfolio	TMA Balance:	$221,250,000
		TMA DSCR:	1.49x
		TMA LTV:	63.4%

Northam Street
La Mirada, CA
PACIFIC OCEAN

Charlotte
Gastonia
NORTH CAROLINA
Fayetteville
Columbia
Longs Pond Road
Lexington, SC
SOUTH CAROLINA
Augusta
Charleston
GEORGIA
ATLANTIC OCEAN
Savannah

East Hanna Avenue
Tampa, FL
Orlando
Tampa
Lakeland
Clearwater
St. Petersburg
Bradenton
Sarasota
FLORIDA

West Cheyenne Avenue
North Las Vegas, NV
North Las Vegas
Las Vegas
Spring Valley
Sunrise Manor
Winchester
Paradise
Henderson

Winston-Salem
Greensboro
High Point
Statesville Road
Charlotte, NC
Kannapolis
Concord
Charlotte

$2,555,252,000 (Approximate)

COMM 2007-C9

52 Anchored Retail Properties, Located in 10 states	COLLATERAL TERM SHEET DDR Portfolio	TMA Balance:	$221,250,000
		TMA DSCR:	1.49x
		TMA LTV:	63.4%

Hilltop Plaza

HIGHWAY I - 80
RICHMOND PARKWAY
Party City
BARNES&NOBLE
ROSS
DRESS FOR LESS
PETSMART
JO-ANN
BLUME DRIVE
KLOSE WAY
IHOP
CENTURY
THEATRES
PARCEL 4

Note: This exhibit is provided for illustration purposes only.
The actual building area is not necessarily drawn to scale.

Highland Grove Shopping Center

NEW YORK CENTRAL RAILROAD R.O.W.
FASHION BUG
Marshalls.
KOHL'S
TARGET
U2 JEWEL
OfficeMax
NORTHERN INDIANA PUBLIC SERVICE CO. R.O.W.
MAIN STREET
U.S. ROUTE NO. 41
BORDERS.
Lake Federal Bank
BURGER KING
BENNIGAN'S
Country Buffet

Note: This exhibit is provided for illustration purposes only.
The actual building area is not necessarily drawn to scale.

$2,555,252,000 (Approximate)

COMM 2007-C9

52 Anchored Retail Properties, Located in 10 states	COLLATERAL TERM SHEET DDR Portfolio	TMA Balance:	$221,250,000
		TMA DSCR:	1.49x
		TMA LTV:	63.4%

LargoTown Center

LARGO CENTER DRIVE
Cafe Villa
Largo Liquors
DOLLAR TREE
Shopper's Food Warehouse
Bojangles'
CHEVY CHASE BANK
LENSCRAFTERS
Golden Bowl
Largo Cleaners
Video Warehouse
WORLD GYM
Salon Plaza
AAA Driving School
GNC
Beauty Max
Parcel Plus
dressbarn
Payless ShoeSource
Radio Shack
Landover Dental
Marshalls
Advance Auto
Stone Gallery
Magic Nails
Uplift Salon
Largo One Barbershop
SUBWAY
C-1
Kung-Fu
Regency Furniture
McDonald's
Mobil
SUNTRUST
TACO BELL
Applebee's
ARENA DRIVE
MARYLAND ROUTE 202

Note: This exhibit is provided for illustration purposes only.
The actual building area is not necessarily drawn to scale.

Midway Plaza Tamarac

N.W. 79TH AVENUE
Publix
ROSS
DRESS FOR LESS
UNIVERSITY DRIVE
N.W. 57TH STREET

Note: This exhibit is provided for illustration purposes only.
The actual building area is not necessarily drawn to scale.

[THIS PAGE INTENTIONALLY LEFT BLANK]

$2,555,252,000 (Approximate)

COMM 2007-C9

1919 North Lynn Street Rosslyn, VA 22209	COLLATERAL TERM SHEET Waterview	Balance:	$210,000,000
		DSCR:	1.60x
		LTV:	47.6%

$2,555,252,000 (Approximate)

COMM 2007-C9

1919 North Lynn Street Rosslyn, VA 22209	COLLATERAL TERM SHEET Waterview	Balance:	$210,000,000
		DSCR:	1.60x
		LTV:	47.6%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Acquisition
Original Balance:	$210,000,000
Cut-off Date Balance:	$210,000,000
% by Initial UPB:	7.25%
Interest Rate:	5.7600%
First Payment Date:	July 1, 2007
Maturity Date:	June 1, 2017
Amortization:	Interest Only
Call Protection:	Lockout for 24 months from the securitization closing date then defeasance is permitted. On and after March 1, 2017, prepayment is permitted without penalty.
Sponsor:	Paramount Group, Inc.
Borrower:	MRI Waterview, LLC
Additional Financing(1):	Future Mezzanine Debt Permitted

Lockbox /Cash Management:	Hard / Springing
Initial Reserves(2):	Tenant Allowance:	$34,835,288
	Completion:	$22,026,954
	Debt Service:	$14,688,657
	Rent / Income
	Support:	$7,732,896
	Community Benefit
	Payments:	$1,790,625
Monthly Reserves(2):	Tax:	Springing
	Insurance:	Springing
	Replacement:	Springing
	TI/LC:	Springing
(1)	See “Future Mezzanine or Subordinate Indebtedness” section herein for additional information.
(2)	At closing, the borrower deposited (i) $22,026,954 into the Completion Reserve to complete all remaining construction obligations and pay all estimated operating costs in connection with the Waterview Property and (ii) $14,688,657 into the Debt Service Reserve for the purpose of (a) paying debt service from the Waterview Loan closing through September 2007 and (b) paying debt service and monthly operating expenses after September 2007. If 100% of the office space has not been delivered to CEB by September 1, 2007, the borrower is required to deposit $1,165,000 into the Debt Service Reserve each month until 100% of the office space has been delivered for each such month.
Additionally, in connection with the sale of the Waterview Property to the borrower, the seller escrowed with the escrow agent for the benefit of the borrower (and as part of the purchase price) (i) $34,835,288 into the CEB Tenant Allowance Escrow to fund the borrower’s portion of CEB’s tenant improvements (ii) $7,732,896 into the Rent/Income Support Escrow, representing the borrower’s estimate of the monthly rent due under the CEB lease beginning on February 1, 2008 up to, and including January 31, 2009; and (iii) $1,790,625 into the Community Benefit Payments Escrow to fund certain payments required by the County of Arlington and other municipal authorities. See “Reserves” section herein for additional information.

Financial Information
Cut-off Date Loan Balance / Sq. Ft.(1):	$331

Balloon Balance / Sq. Ft.(1):	$331

Cut-off Date LTV(2):	47.6%

Balloon LTV(2):	47.6%

Underwritten DSCR(3):	1.60x
(1)	Based on the anticipated final square footage total of 633,908.
(2)	The LTV is based on the stabilized appraised value as of February 1, 2008. The LTV based on the “as-is” appraised value is 56.9%.
(3)	The DSCR is based on the Underwritten Net Cash Flow, which is based on Corporate Executive Board (“CEB”) occupying 100% of the office space at the Waterview Property and paying full contractual rent per CEB’s contractual lease obligation. See “The Lease” and “Reserves” sections herein for additional information.

Property Information
Single Asset / Portfolio:	Single Asset

Property Type:	Class “A” Office

Collateral:	Fee Simple

Location:	Rosslyn, VA

Year Built / Renovated(1):	2007/ NA

Collateral Sq. Ft.(2):	633,908

Property Management:	Paramount Group, Inc. (a borrower affiliate)

Occupancy 8/1/2007(3):	98.6%

Underwritten Net Operating Income(4):	$19,775,366

Underwritten Net Cash Flow(4):	$19,616,889

Appraised Value:	$441,000,000

Appraisal Date:	February 1, 2008

(1)	The Waterview Property is currently under construction. As of June 19, 2007 the Waterview Property was 90.8% complete as reported by IVI.
(2)	Anticipated square footage subject to construction completion.
(3)	See the “Lease” section herein for additional information.
(4)	The Underwritten Net Operating Income and Underwritten Net Cash Flow are based on Corporate Executive Board (“CEB”) occupying 100% of the office space at the Waterview Property and paying full contractual rent per CEB’s contractual lease obligations. See “The Lease” and “Reserves” sections herein for additional information.

Tenant Information
Tenant	Net Rentable Sq. Ft.	% of Net Rentable Sq. Ft.	%GPR	Base Rent Per Sq. Ft.	Lease Expiration	Extension Options
Corporate Executive Board	625,062	98.6%	98.6%	$42.08(1)	1/31/2028(2)	2, 5-year extensions
(1)	Based on the blended rate of $41.00 per sq. ft. for 444,736 sq. ft. and $44.76 per sq. ft. for 180,326 sq. ft. See the “Additional Lease Structure” section herein for additional information.
(2)	The lease expiration date is 20 years after the February 1, 2008 anticipated rent commencement date. See the “Lease” section herein for additional information.

$2,555,252,000 (Approximate)

COMM 2007-C9

1919 North Lynn Street Rosslyn, VA 22209	COLLATERAL TERM SHEET Waterview	Balance:	$210,000,000
		DSCR:	1.60x
		LTV:	47.6%

The Waterview Loan

The Loan.    The Waterview Loan (the ‘‘Waterview Loan’’) is a $210.0 million 10-year, interest only, fixed rate loan secured by a first priority mortgage on the borrower’s fee simple interest in Waterview, a 633,908 sq. ft. Class ‘‘A’’ office building, located in Rosslyn, Virginia (the ‘‘Waterview Property’’). The Waterview Loan was used by the borrower to acquire the Waterview Property for $435.0 million. The borrower has approximately $225.0 million of hard equity in the Waterview Property.

Initial Reserves	Amount ($)	% of Cut-Off Date Balance
CEB Tenant Allowance(1):	34,835,288	16.6%
Completion:	22,026,954	10.5%
Debt Service:	14,688,657	7.0%
Rent / Income Support(1):	7,732,896	3.7%
Community Benefit Payments(1):	1,790,625	0.9%
Total Reserves Escrowed at Closing:	$81,074,420	38.6%
(1)	These escrow accounts have been assigned by the borrower to the lender. See “Reserves” below.

The Borrower.    The borrower, MRI Waterview, LLC, is a single purpose, bankruptcy-remote entity with two independent directors.

The borrower is sponsored by the Paramount Group, Inc. (‘‘Paramount’’), a privately owned real estate, acquisition, redevelopment and management firm with a portfolio that is primarily focused on Class ‘‘A’’ office space. Paramount’s portfolio includes in excess of 8 million sq. ft. of office space in Manhattan’s Midtown and Downtown Financial Districts. Paramount’s significant Manhattan holdings include 1177 Avenue of the Americas, 745 Fifth Avenue, 1325 Avenue of the Americas, 1633 Broadway, 900 Third Avenue, 712 Fifth Avenue and 220 W. 42nd. Street.

Paramount, was established in 1968 and is part of a multi-billion-dollar international group of companies founded by German entrepreneur Werner Otto. Paramount’s member companies include real estate, retail and mail order businesses such as: Crate & Barrel; Otto Versand; ECE Projektmanagement GmbH (‘‘ECE’’); and Park Property Management, Inc. Dr. Michael Otto, the son of the founder and Chairman and Chief Executive Officer, of Otto Group, was a member of the Supervisory Board of Deutsche Bank AG from 1989 to 2004. Paramount is a repeat sponsor of a Deutsche Bank borrower and the sponsor of the trust fund loan known as 60 Wall Street, with a cut-off date balance of $285.0 million.

The Property.    The Waterview Property is a 24-story, 633,908 sq. ft. Class ‘‘A’’ office building located in Rosslyn, Virginia. The Waterview Property is one of two towers that comprise the newly developed Waterview complex. The Waterview Property stands at 300 feet tall (approximately twice the height permitted in Washington D.C) and offers unobstructed views of Georgetown and downtown Washington D.C. The other building will be a 29-story hotel/residential tower with a 154-room boutique hotel and 136 condo units. The hotel will be managed by the Kimpton Group as the Hotel Palomar. The hotel/residential portion of the development is not part of the collateral for the Waterview Loan.

The Waterview Property collateral includes a 337,288 sq. ft. 901 space, six level parking facility located on three underground levels and three above ground levels. Corporate Executive Board, the sole office tenant at the Waterview Property, has exclusive use of 625 parking spaces with the remaining 276 parking spaces allocated for use by the Hotel Palomar guests and residential condominium unit owners, subject to a reciprocal easement agreement. The above ground parking is masked with a glass facade to integrate with the exterior of the Waterview Property. The Waterview Property also includes 8,846 sq. ft. of retail and restaurant space located on the ground floor (1.4% of NRA) that is not yet leased.

The Waterview Property is considered part of the Rosslyn-Ballston Corridor (‘‘RBC’’) within the Washington-Arlington-Alexandria Metropolitan Statistical Area (‘‘MSA’’). The RBC is an ideal location for corporate offices because of its proximity to Washington, D.C. (directly across the Potomac River via the Key Bridge), and access to major interstates and airports. The Key Bridge offers access to downtown via Constitution Avenue provided by the Theodore Roosevelt Memorial Bridge and to the Georgetown area. Primary access to the neighborhood is provided by Interstate 66, U.S. Route 29 and U.S. Route 50. Additionally, the Rosslyn Metrorail subway station, which is located in the center of the neighborhood, links the Orange and Blue Lines. Interstate 395, connects to Interstate 95, and is located two miles south of Rosslyn. The Pentagon, Ronald Reagan Washington National Airport, Arlington National Cemetery and Fort Myer are also located with a 5.5 mile radius of the Waterview Property.

$2,555,252,000 (Approximate)

COMM 2007-C9

1919 North Lynn Street Rosslyn, VA 22209	COLLATERAL TERM SHEET Waterview	Balance:	$210,000,000
		DSCR:	1.60x
		LTV:	47.6%

Tenant.    Corporate Executive Board (“CEB”) (NASDAQ: EXBD), the sole office tenant at the Waterview Property, plans to use the Waterview Property as its global headquarters and to consolidate all of its office space in the Washington, D.C. area into the Waterview Property. CEB took a one-time charge of approximately $5.4 million in 2006 in connection with the termination of its other office leases. CEB provides research and analysis on an annual subscription basis to a membership of the world’s largest and prestigious organizations. For a fixed annual fee, members of each subscription program have access to an integrated set of services, including the following:

■	Best practices research studies

■	Decision-support tools

■	Executive education seminars

■	Customized research briefs

■	Web-based access to program content database

CEB has operated for over 20 years and currently has 3,700 annual corporate members around the world, including 80% of Fortune 500 companies. Its client renewal rate is approximately 92%. CEB addresses issues related to corporate strategy, operations, and general management, identifying management initiatives, processes, tools, and frameworks that will allow its members to better address corporate problems they share in common with their peers. CEB currently serves its members with approximately 2,150 staff worldwide and 1,929 employees in its Washington, D.C. offices. CEB has a market capitalization of approximately $2.5 billion and gross profit of approximately $296.0 million, total hard assets of $330.1 million and no debt.

The Lease.    CEB executed a 20-year lease with two 5-year extension options for 100.0% of the office space (625,062 sq. ft. or 98.6% total NRA) at the Waterview Property. Following an expected six-month free rent period, CEB’s rent (assuming CEB is occupying 100% of the office space) will be $42.08 per sq. ft. (modified gross), 15% below the prevailing market rent of $49.35 per sq. ft. for class “A” office space in Washington D.C. as reported by REIS as of the 1st Quarter of 2007. CEB’s rent payments are expected to commence on February 1, 2008. For additional information regarding rent, see “Additional Lease Structure” below.

During any free-rent period the sponsor will master lease the space from Paramount. The master lease provides for a monthly base rental rate of $1,835,000, an amount equal to the CEB lease payments due at the Waterview Property. The master lease expires one day prior to the Rent Commencement Date (as defined below under “Additional Lease Structure”). The master lease rent may be reduced pro rata when an acceptable third party commences rent payment for any portion of the Waterview Property.

Floors 4-20 (90.8% of the office space) have been delivered to CEB in turnover condition (as required under the lease “Turnover Condition”) and the borrower has anticipated that it will deliver the remaining floors of office space (floors 21-24) in Turnover Condition to CEB on or around August 1, 2007. For a description of lease provisions in the event the remaining floors have not been delivered in Turnover Condition by August 1, 2007, see “Additional Lease Structure” below. At the Waterview Loan closing, $22,026,954 was escrowed by the borrower to complete all remaining construction obligations in connection with the Waterview Property. In addition, Clark Construction and the borrowers executed guaranties for the completion of all construction and landlord work at the Waterview Property. See “Completion Guaranty” and “Sponsor Guaranty” sections below.

CEB has already commenced its build-out on floors 4-20 of the Waterview Property. The build-out is currently anticipated to cost approximately $100.0 million to be split between CEB (approximately $65.0 million) and Paramount (approximately $35.0 million). Paramount’s contribution to the build out was part of the purchase price of the Waterview Property and was placed in escrow at the closing of the Waterview Property acquisition.

As additional collateral for the lease, CEB collaterally assigned $50,000,000 of treasury securities (the “Security Deposit”) to the borrower, who subsequently assigned its interest in the treasury securities to the lender as additional collateral for the Waterview Loan. The lease provides for a reduction in this additional collateral over the term of the Waterview Loan.

$2,555,252,000 (Approximate)

COMM 2007-C9

1919 North Lynn Street Rosslyn, VA 22209	COLLATERAL TERM SHEET Waterview	Balance:	$210,000,000
		DSCR:	1.60x
		LTV:	47.6%

Additional Lease Structure.

The 20-year term of the lease will commence on the “Rent Commencement Date,” which date, expected to be February 1, 2008, will be the date that is the later of

(i)	180 days following the delivery of 100% of the office space to CEB in Turnover Condition and

(ii)	the date on which the borrower’s required work under the lease (the “Borrower’s Work”) is substantially complete.

The borrower has anticipated completion of the Borrower’s Work shortly after August 1, 2007.

In the event floors 21-24 have not been delivered in Turnover Condition to CEB by August 1, 2007, the borrower will be required to deposit $1.165 million into a debt service escrow account each month beginning on September 1, 2007, until such time that 100% of the office space is delivered to CEB. (See ‘‘Reserves’’ section herein for additional information). In the event 100% of the Borrower’s Work is not completed by August 1, 2008, the tenant has an option to terminate the lease.

CEB is required to commence rent payments under the lease on the Rent Commencement Date either (i) at a rent of $42.08 per sq. ft. (modified gross) (in the event CEB is utilizing 100% of its leased space on such date) or (ii) at a rent of $41.00 per sq. foot (modified gross) on 71.2% of the CEB leased space (in the event CEB is not utilizing 100% of its leased space on the Rent Commencement Date). However, CEB is required to commence payment on the remaining 28.8% of the office space (the ‘‘Remaining Space’’) either (i) prior to the first anniversary of the Rent Commencement Date, at a base rental rate (on the Remaining Space only) of $44.76 per sq. ft. or (ii) between 12 and 18 months following the Rent Commencement Date, at a base rental rate (on the Remaining Space only) of $46.79 per sq. ft. Upon the 18th month anniversary of the Rent Commencement Date, CEB is required to commence rental payments of $46.79 per sq. ft. for the Remaining Space per its contractual lease obligation.

The Market.    The Waterview Property is located in Rosslyn, Virginia, which is part of the Washington-Arlington-Alexandria MSA, which has a population of over 5.2 million. The Washington-Arlington-Alexandria MSA has a strong economy that is closely tied to the Government, Services, Information and Professional Business Services, Manufacturing and Transportation employment sectors. The Washington-Arlington-Alexandria MSA’s strong economic performance is a result of its skilled and expanding labor force, low economic volatility, growing employment and continuous population growth. The median household income within the Washington-Arlington-Alexandria MSA is more than 37.0% higher than the Top 100 cities in the nation and 51.0% greater than the U.S. median.

The Washington, D.C. office market is comprised of three office markets, the District of Columbia, Suburban Maryland and Northern Virginia. Collectively, these three areas contain office market inventory of 268.4 million sq. ft. The Northern Virginia office market consists of four jurisdictions with 15 distinct submarkets. As of year end 2006, the Northern Virginia market contained an office space inventory of approximately 119.0 million sq. ft. of space within 869 buildings. During the same time period the Northern Virginia office market exhibited an 11.0% vacancy. As of year end 2006, the Rosslyn sub-market contained an office inventory of approximately 7.6 million sq. ft. of office space. In 2006, the Rosslyn office market exhibited a vacancy rate of 7.8% and a 6.0% vacancy rate for Class ‘‘A’’ space.

Lockbox / Cash Management.    The Waterview Loan is structured with a hard lockbox and springing cash management, upon the occurrence of a Cash Management Trigger Event. A ‘‘Cash Management Trigger Event’’ means (i) any uncured Event of Default (as such term is defined in the Waterview Loan documents), (ii) a monetary default by CEB under the terms of its lease, (iii) an uncured, material, non-monetary default by CEB under its lease, or (iv) if the DSCR falls below 1.20x after CEB has taken occupancy of at least 85.0% of the office space at the Waterview Property and is making rental payments based on CEB contractual lease obligations.

Property Management.    The Waterview Property is managed by Paramount Group, Inc., an affiliate of the borrower.

Completion Guaranty.    Clark Construction, the general contractor, guarantees to the borrower and lender the completion of the construction at the Waterview Property, payment of all amounts to subcontractors and the performance of all other covenants, agreements, liabilities and obligations related to construction completion under the construction contract. Clark Construction also guaranties the lien-free completion of the construction project in accordance with the plans and specifications on or before the date for completion set forth in the construction contract, including the payment of all related costs, expenses and liabilities.

$2,555,252,000 (Approximate)

COMM 2007-C9

1919 North Lynn Street Rosslyn, VA 22209	COLLATERAL TERM SHEET Waterview	Balance:	$210,000,000
		DSCR:	1.60x
		LTV:	47.6%

Clark Construction, founded in 1906, employs over 1,200 full-time professionals and reports having completed 26 projects totaling over 15 million sq. ft. of office space. Clark Construction was the first builder to receive the LEEDTM Platinum Certification for the Philip Merrill Environmental Center in Annapolis, Maryland. Currently, Clark Construction has over $1.5 billion of LEEDTM projects in progress.

Sponsor Guaranty. Paramount has guaranteed the lien-free substantial completion of the borrower’s work prior to the date required under the CEB Lease, including the payment of all costs and expenses in connection therewith.

Reserves. At closing, the following reserves and escrows were established in connection with the remaining construction and tenant build-out costs at the Waterview Property:

(i)	$22,026,954 was deposited into the CEB Completion Reserve to complete all remaining construction obligations and pay all estimated operating costs in connection with the Waterview Property.

(ii)	$34,835,288 was deposited into the CEB Tenant Allowance escrow to fund the borrower’s portion of CEB’s tenant improvements. With respect to the CEB Tenant Allowance escrow, the borrower is required to advise the lender of any draw requests submitted by CEB for such tenant improvement work.

(iii)	$1,790,625 was deposited into the Community Benefit Payments escrow to fund certain payments required by the County of Arlington and other municipal authorities.

The escrows identified in (ii) and (iii) above are held by an escrow agent under an agreement that may not be amended without lender consent. The borrower assigned its interest in the escrow account to lender.

At closing the following reserves and escrows were established to fund debt service and/or operating expenses during the time that CEB is not in full occupancy at the Waterview Property:

(i)	$14,688,657 was deposited into the Debt Service Reserve for the purpose of paying debt service and certain operating expenses.

(ii)	$7,732,896 was deposited into the Rent/Income Support escrow, representing the borrower’s estimate of the monthly rent due under the CEB lease beginning on February 1, 2008 up to, and including January 31, 2009 for any portion of the office space not utilized by CEB.

The escrow identified in (ii) above is held by an escrow agent under an agreement that may not be amended without lender consent. The borrower assigned its interest in the escrow account to lender.

Upon the occurrence and during the continuance of a Cash Management Trigger Event, the borrower is required to deposit reserves on a monthly basis for (i) real estate taxes and insurance in the amount of 1/12th of the annual required amount; (ii) replacement reserves in the amount of $18,489 to pay the costs of replacements and repairs required to be made by the borrower; and (iii) rollover reserves in the amount equal to (a) one dollar per sq. ft. per year for any space at the Waterview Property not leased for at least two or more years beyond the Waterview Loan maturity date at the time the Cash Management Trigger Event occurs divided by (b) the number of months remaining until the Waterview Loan maturity date.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness.    The Waterview Loan documents permit mezzanine financing upon the satisfaction of certain terms and conditions, including, among other things: (a) no Event of Default (as such term is defined in the Waterview Loan documents) has occurred and is continuing; (b) the mezzanine lender is a ‘‘Qualified Mezzanine Lender” (as such term is defined in the Waterview Loan documents), (c) the LTV ratio based on the combined loan balances is no greater than 65%; (d) lender approval and ‘‘no downgrade’’ confirmation from the applicable rating agencies; (e) collateral for the mezzanine loan consists of only pledges of the equity interests in the borrower; (f) the mezzanine loan is subordinate in all respects to the Waterview Loan; (g) the mezzanine loan is not cross-defaulted or cross-collateralized with any other properties or loans; (h) the mezzanine lender will have executed an intercreditor agreement in form and substance reasonably acceptable to the lender and the rating agencies; and (i) the mezzanine loan is coterminous with the Waterview Loan.

The Waterview Loan documents permit the borrower to obtain unsecured subordinate loans from certain affiliates provided the aggregate principal amount of such loans does not exceed $20,000,000 and the borrower delivers a subordination and stand-still agreement acceptable to the lender.

$2,555,252,000 (Approximate)

COMM 2007-C9

1919 North Lynn Street Rosslyn, VA 22209	COLLATERAL TERM SHEET Waterview	Balance:	$210,000,000
		DSCR:	1.60x
		LTV:	47.6%

MAP © 2007 CARTIFACT, LOS ANGELES
© 2007 TAMA
Waterview
1919 North Lynn Street
Rosslyn, VA 22209
GEORGETOWN
Georgetown Univ
Central Business District
WASHINGTON, D.C.
George Washington University
World Bank
White House
The Ellipse
Washington Monument
Constitution Ave NW
Reflecting Pool
Lincoln National Memorial
Tidal Basin
Jefferson Memorial
Franklin D Roosevelt Mem Park
Roosevelt Island
Little Island
JFK Center
THEODORE ROOSEVELT MEM BRG
GEORGE WASHINGTON MEMORIAL
Arlington Memorial Brg
Lady Bird Johnson Park
POTOMAC RIVER
Arlington
Iwo Jima Memorial
The Pentagon
Bethesda
Silver Spring
College Park
Hyattsville
McLean
Washington DC
Arlington
VIRGINIA
MARYLAND
Suitland
Alexandria
Camp Springs

]

$2,555,252,000 (Approximate)

COMM 2007-C9

1919 North Lynn Street Rosslyn, VA 22209	COLLATERAL TERM SHEET Waterview	Balance:	$210,000,000
		DSCR:	1.60x
		LTV:	47.6%

Waterview

To G.W. Parkway
Key Bridge
To Georgetown
Lee Highway
Gateway Park
George Washington PKWY
Interstate 66
Potomac River
Office
90.8%
Complete
Roof
Plaza
Hotel
Parking Entrance
Future Metro Station
metro
North 19th Street
To Reagan National Airport
I-10 to National Airport
Roosevelt Bridge
Rosslyn Plaza
North Lynn Street
North Fort Myer St.

Note: This exhibit is provided for illustration purposes only.
The actual building area is not necessarily drawn to scale.

$2,555,252,000 (Approximate)

COMM 2007-C9

1919 North Lynn Street Rosslyn, VA 22209	COLLATERAL TERM SHEET Waterview	Balance:	$210,000,000
		DSCR:	1.60x
		LTV:	47.6%

Delivered
To be Leased
24 Corporate Executive Board | 1/31/28 | 25,906 sf
23 Corporate Executive Board | 1/31/28 | 25,906 sf
22 Corporate Executive Board | 1/31/28 | 25,906 sf
21 Corporate Executive Board | 1/31/28 | 29,075 sf
20 Corporate Executive Board | 1/31/28 | 29,075 sf
19 Corporate Executive Board | 1/31/28 | 29,075 sf
18 Corporate Executive Board | 1/31/28 | 29,075 sf
17 Corporate Executive Board | 1/31/28 | 32,013 sf
16 Corporate Executive Board | 1/31/28 | 32,013 sf
15 Corporate Executive Board | 1/31/28 | 32,013 sf
14 Corporate Executive Board | 1/31/28 | 32, 013 sf
13 Corporate Executive Board | 1/31/28 | 31,766 sf
12 Corporate Executive Board | 1/31/28 | 31,562 sf
11 Corporate Executive Board | 1/31 /28 | 31,301 sf
10 Corporate Executive Board | 1/31/28 | 31,281 sf
9 Corporate Executive Board | 1/31/28 | 31,281 sf
8 Corporate Executive Board | 1/31/28 | 31,281 sf
7 Corporate Executive Board | 1/31/28 | 31,281 sf
6 Corporate Executive Board | 1/31/28 | 31,281 sf
5 Corporate Executive Board | 1/31/28 | 30,315 sf
4 Corporate Executive Board | 1/31/28 | 21,643 sf
Plaza /Terrace Level
90.8% Complete
3 Parking | 34,413 sf
2 Parking | 35,034 sf
1 Parking | 27,664 sf
Retail #1 5,535 sf
Retail #2 2,549 sf
Retail #3 (2) 762 sf
Street Level
B1 Parking | 66,462 sf
B2 Parking | 82,983 sf
B3 Parking | 90,732 sf

[THIS PAGE INTENTIONALLY LEFT BLANK]

$2,555,252,000 (Approximate)

COMM 2007-C9

455 Grand Bay Drive Key Biscayne, FL 33149	COLLATERAL TERM SHEET Ritz-Carlton Key Biscayne	TMA Balance:	$160,000,000
		TMA DSCR:	1.59x
		TMA LTV:	63.3%

$2,555,252,000 (Approximate)

COMM 2007-C9

455 Grand Bay Drive Key Biscayne, FL 33149	COLLATERAL TERM SHEET Ritz-Carlton Key Biscayne	TMA Balance:	$160,000,000
		TMA DSCR:	1.59x
		TMA LTV:	63.3%

$2,555,252,000 (Approximate)

COMM 2007-C9

455 Grand Bay Drive Key Biscayne, FL 33149	COLLATERAL TERM SHEET Ritz-Carlton Key Biscayne	TMA Balance:	$160,000,000
		TMA DSCR:	1.59x
		TMA LTV:	63.3%

Mortgage Loan Information
Loan Seller:	GACC

Loan Purpose:	Refinance

Original Balance(1):	$160,000,000

Cut-off Balance(1):	$160,000,000

% by Initial UPB:	5.52%

Interest Rate:	6.0932%

Payment Date:	1st of each month

First Payment Date:	June 1, 2007

Maturity Date:	June 1, 2017

Amortization:	Interest Only

Call Protection:	Lockout for 24 months from the securitization closing date, then defeasance is permitted. On and after December 1, 2016 prepayment permitted without penalty.

Sponsors:	The Gencom Group and TCC Companies

Borrower:	GB/JT Hotel Partners, L.P.

Additional Financing(2):	$38.0 million B-Note

Lockbox/Cash Management:	Hard / In-place

Initial Reserves:	Tax:	$451,133

Monthly Reserves(3):	Tax:	$70,176

	Insurance:	Springing

	Management Fee:	Springing

	FF&E:	Springing

	Low Coverage:	Springing

(1)	The original Trust Mortgage Asset (“TMA”) amount of $160,000,000 represents a portion of a $198,000,000 whole loan evidenced by the TMA and the subordinate B-note. Only the TMA is included in the Trust. See “The Loan” section herein for additional information.
(2)	See “Current Mezzanine or Subordinate Indebtedness” section herein for additional detail.
(3)	See “Reserves” section herein for additional detail.

Financial Information[1]
	TMA(1)	Whole Loan
Cut-off Balance / Key(2):	$398,010	$492,537

Balloon Balance / Key(2):	$398,010	$492,537

Cut-off Date LTV:	63.3%	78.4%

Balloon LTV:	63.3%	78.4%
Underwritten DSCR:	1.59x	1.15x

(1)	Financial information is based on the TMA only unless otherwise specified.
(2)	The Ritz-Carlton Key Biscayne Property consists of 302 hotel rooms and 188 residential condominium units owned by third parties. The appraiser has determined that, on average, 100 of the 188 condominium units are available hotel room inventory on a nightly basis. Consequently, for the purpose of cash flow calculations, it is assumed that 402 keys contribute to the cash flow for the Ritz-Carlton Key Biscayne Loan.

Property Information
Single Asset / Portfolio:	Single Asset

Property Type:	Hotel (Full Service)

Collateral:	Fee Simple

Location:	Key Biscayne, FL

Year Built / Renovated:	2001/2007

No. of Keys(1):	402

Property Management:	The Ritz-Carlton Hotel Company, L.L.C. (subsidiary of Marriott International)

Occupancy (6/30/07):	74.0%

Underwritten Net Operating Income:	$18,855,436

Underwritten Net Cash Flow:	$15,692,545

Appraised Value:	$252,600,000

Appraisal Date:	May 21, 2007

(1)	The Ritz-Carlton Key Biscayne Property consists of 302 hotel rooms and 188 residential condominium units owned by third parties. The appraiser has determined that, on average, 100 of the 188 condominium units are available hotel room inventory on a nightly basis. Consequently, for the purpose of cash flow calculations, it is assumed that 402 keys contribute to the cash flow for the Ritz-Carlton Key Biscayne Loan.

Property Performance Summary
	2004	2005	2006	TTM (6/30/07)	UW
Occ %	67.8%	73.5%	73.0%	74.0%	73.5%
ADR	$319.69	$329.92	$360.11	$389.97	$396.12
RevPAR	$216.72	$242.37	$262.98	$288.69	$291.15
Total Revenues	$60,528,445	$66,972,958	$72,461,670	$78,959,090	$79,072,276
Expenses	$47,339,026	$54,126,350	$57,666,999	$60,379,171	$60,216,839
NOI	$11,373,566	$12,846,608	$14,794,671	$18,579,919	$18,855,436
NCF	$9,320,272	$10,167,669	$11,896,204	$15,421,555	$15,692,545
NCF Margin	15.4%	16.7%	16.4%	19.5%	19.8%

$2,555,252,000 (Approximate)

COMM 2007-C9

455 Grand Bay Drive Key Biscayne, FL 33149	COLLATERAL TERM SHEET Ritz-Carlton Key Biscayne	TMA Balance:	$160,000,000
		TMA DSCR:	1.59x
		TMA LTV:	63.3%

The Ritz-Carlton Key Biscayne Loan

The Loan.    The Ritz-Carlton Key Biscayne Loan (the “Ritz-Carlton Key Biscayne Loan”) is a 10-year interest-only loan secured by a first priority mortgage on the borrower’s fee simple interest in a full service hotel featuring 302 hotel rooms and the income from 188 managed hotel/condominium units, located in Key Biscayne, Florida (the “Ritz-Carlton Key Biscayne Property”). The Ritz-Carlton Key Biscayne Loan proceeds were used to refinance existing debt, fund closing costs and buy-out a previous equity partner.

The $160.0 million Ritz-Carlton Key Biscayne Loan is part of a $198.0 million whole loan (the “Ritz-Carlton Key Biscayne Whole Loan”), which consists of the $160.0 million A-Note and a $38.0 million subordinate B-Note. The respective rights of the holders of the Ritz-Carlton Key Biscayne Whole Loan will be governed by a co-lender agreement described under “Split Loan Structures” in the accompanying free writing prospectus.

The Borrower.    The borrower, GB/JT Hotel Partners, L.P., a Delaware limited partnership, is a single purpose bankruptcy remote entity with two independent directors. Equity ownership is held by a partnership consisting of affiliates of The Gencom Group (53.5%) and The TCC Companies (45.5%).

The Gencom Group (“Gencom”) is a private Miami-based hospitality investment firm owned by Karim Jamal Alibhai. Gencom focuses on the acquisition, ownership, development, leasing and management of hotel properties throughout the United States, Canada and Mexico. Gencom has invested in more than 100 hotel transactions over the past 20 years. Gencom currently has equity interests in five Ritz-Carlton properties in the United States.

The TCC Companies (“TCC”) is a Miami-based hotel and gaming development and management company, which has developed and operated properties throughout the United States, the Bahamas, the Caribbean, Mexico, and South America. TCC was founded in 1970 by Sherwood M. Weiser and Donald E. Lefton and currently owns and operates 82 hotels and casinos in 35 states and seven countries with over 17,000 rooms under management, approximately 17,000 employees and more than $2 billion in total assets.

The Property.    The Ritz-Carlton Key Biscayne Property is a full service resort hotel consisting of 302 hotel rooms and 188 condominium units situated on a 17.65-acre land parcel, located in Key Biscayne, Florida. Approximately 81% of the condominium units are included in one of two voluntary rental programs (See “Condominium Units”) section below), enabling these units to be included in the available hotel room inventory. The condominium units account for approximately 9.1% of total revenue and the appraiser has determined that, on average, 100 of the 188 third-party owned residential condominium units are contributed to the available room inventory of the hotel on a nightly basis. The Ritz-Carlton Key Biscayne Property room mix includes 235 standard rooms, 29 standard club level rooms, 31 one-bedroom suites, six one-bedroom club level suites and one “Ritz-Carlton” suite.

Demand Segmentation
Group/Meeting	48.0%
Leisure/Transient	25.0%
Discount	20.0%
Corporate	6.6%

The Ritz-Carlton Key Biscayne Property was built in 2001 and offers amenities such as: a 20,000 square foot spa which received the Conde Nast designation of Best Spa in Miami (#15 in North America); 11 tennis courts (the largest tennis complex of any Ritz-Carlton); two restaurants overlooking the ocean including Cioppino, ranked as one of the top 20 new restaurants in North America by Esquire Magazine; 22,500 square feet of meeting and function space; and 1,200 feet of direct beach frontage. The Ritz-Carlton Key Biscayne Property is also located five minutes away from the Crandon Park Golf Course. The Ritz-Carlton Key Biscayne Property exhibits the highest ADR within its competitive set and is one of three AAA ♦♦♦ ♦♦ rated hotel resorts in Southern Florida (the only such property in Key Biscayne).

The Ritz-Carlton Key Biscayne Property has received various awards and recognitions, including:

•	AAA ♦♦ ♦♦♦ rated 2006 and 2007

•	Ranked “Top Resort in the World” by Institutional Investor Magazine

$2,555,252,000 (Approximate)

COMM 2007-C9

455 Grand Bay Drive Key Biscayne, FL 33149	COLLATERAL TERM SHEET Ritz-Carlton Key Biscayne	TMA Balance:	$160,000,000
		TMA DSCR:	1.59x
		TMA LTV:	63.3%

•	Travel + Leisure “World’s Best” list

•	Condé Nast Traveler “Gold” list

•	Robb Report “Top 100 Best Places to Stay” 2006

•	Mobile Travel Guide “Four Star Spa Rating” 2006

•	Travel + Leisure, “World’s Best,” best in Miami; 2002 and 2003

•	Travel + Leisure, “500 Greatest Hotels in the World,” 2002, 2003, 2004 and 2005

•	Food & Wine, Aria restaurant one of “America’s 50 Best Hotel Restaurants,” 2003

•	Institutional Investor, “World’s Best Hotels,” #2 in United States, #4 Worldwide, 2003

•	Condé Nast Traveler, “Gold List,” 2005

•	Condé Nast Traveler, “2004 Spa Poll” The Ritz-Carlton Spa, Key Biscayne best in Miami, #15 in North America, #4 in treatments

•	Condé Nast Traveler, “Top 100 Golf Resorts,” 2004, 2006, 2007

•	Zagat “One of the top resorts in the United States,” 2004

The Ritz-Carlton Key Biscayne Property is currently undergoing an approximately $11.95 million room renovation program that is expected to be completed by May 9, 2009 pursuant to the Ritz-Carlton Key Biscayne Loan documents. Renovation expenditures are comprised of $6.47 million ($21,432 per key) for the 302 hotel rooms and $5.48 million ($29,145 per unit) for the 188 condominium units. All renovations to the condominium units are paid by the individual condominium unit owners. If the room renovation cannot with diligence be completed by May 9, 2009, the borrower will have an additional 90 days to complete the room renovation.

The Market.    The Ritz-Carlton Key Biscayne Property is located in Miami-Dade County, which is part of the Miami-Fort Lauderdale Metropolitan Statistical Area (“MSA”). Strong tourism and business travel benefit the area’s hotel industry with high utilization rates in the form of occupancy and room rate growth. Miami’s tourism industry saw 11.6 million overnight visitors in 2006 representing a 2.5% increase over 2005. The Greater Miami Convention & Visitors Bureau reported that in 2006 overnight visitors spent $16.3 billion in direct expenditures evidenced by an increased average daily expenditure rate of $245.41 and an average length of stay of 5.74 days. The Miami-Fort Lauderdale MSA is served by the Miami International Airport which accommodated 32.5 million passengers from over 80 different airlines in 2006.

According to Smith Travel Research (“STR”), the Miami-Fort Lauderdale MSA currently has 18 hospitality properties under construction which will result in 2,652 new rooms (6.2% of market). According to appraiser, CB Richard Ellis (“CBRE”), the only hotel project that is under development in Key Biscayne is the 380 room Sonesta, scheduled to open in 2008. The Sonesta competes at a lower price point than the Ritz-Carlton Key Biscayne Property. Despite the scheduled increase in supply, CBRE projects that the market occupancy will continue to improve from 73.4% in 2006 to 77.5% in 2010 supported by area economic indicators and historical demand growth.

The hotels summarized below are considered most competitive with the Ritz Carlton Key Biscayne Property as identified by CBRE. The competitive set represents Group/Meeting and Leisure/Transient oriented properties located within a reasonable traveling distance of the Ritz-Carlton Key Biscayne Property. These hotels indicate a relatively tight range of average daily rates per the March 2007 STR reports as reported by the appraiser.

Competitive Set Summary
Property	City	State	Built	Keys	Meeting Space (Sq. Ft.)	TTM Occ(1)	TTM ADR(1)	RevPAR(1)	Rev Par Penetration(1)
Ritz-Carlton Key Biscayne	Key Biscayne	FL	2001	402	225,000	74.0%	$390	$289	126.4%
Boca Raton Resort	Boca Raton	FL	1926	963	146,000	73.0%	$276	$201	87.9%
The Breakers	Palm Beach	FL	1963	560	40,000	73.0%	$388	$283	123.7%
Fairmont Turnberry Isle Resort	Aventura	FL	1972	392	40,000	65.0%	$366	$238	104.1%
Biltmore Hotel	Coral Gables	FL	1926	279	75,000	66.0%	$266	$176	77.0%
Loews Miami Beach Hotel	Miami Beach	FL	1998	790	65,000	68.5%	$304	$208	90.9%
The Mandarin Oriental Miami	Miami	FL	2000	326	15,000	63.0%	$361	$227	99.3%

(1)	The comparable property data was compiled by the appraiser per the March 2007 STR reports. The Ritz-Carlton Key Biscayne Property data is based on TTM June 30, 2007.

$2,555,252,000 (Approximate)

COMM 2007-C9

455 Grand Bay Drive Key Biscayne, FL 33149	COLLATERAL TERM SHEET Ritz-Carlton Key Biscayne	TMA Balance:	$160,000,000
		TMA DSCR:	1.59x
		TMA LTV:	63.3%

Market Penetration Analysis
	2004	2005	2006	TTM 4/2007
Property Average Occupancy	67.8%	73.5%	73.0%	72.3%
Property ADR	$319.69	$329.92	$360.11	$391.87
Property RevPAR	$216.72	$242.37	$262.98	$283.26
Comp Set Average Occupancy	70.6%	71.3%	71.5%	69.6%
Comp Set ADR	$264.36	$278.92	$304.98	$320.62
Comp Set RevPAR	$186.68	$199.0	$218.08	$223.18
Property Occupancy Penetration	96.0%	103.1%	102.1%	103.8%
Property ADR Penetration	120.9%	118.3%	118.1%	122.2%
Property RevPAR Penetration	116.1%	121.8%	120.6%	126.9%

Source: Smith Travel Research April 2007

Condominium Units.    The 188 condominium units, which account for 9.1% of total revenue, are comprised of 113 studios, 68 one-bedroom units and seven two-bedroom units. Each condominium unit incorporates the Ritz-Carlton Key Biscayne design so as to ease transition from inclusion in the hotel room inventory to individual ownership. For example, the two bedroom condominium units consist of a standard one bedroom plus a lockout studio unit, which allows for inclusion either in the two-bedroom or the one-bedroom hotel room inventories. Additionally, all condominium units were sold fully furnished so as to conform to the standards of the Ritz-Carlton brand. The condominium units at the Ritz-Carlton Key Biscayne Property receive the same quality of service and maintenance as provided to the Ritz Carlton Key Biscayne hotel. The condominium units subject to the voluntary rental programs described below are individually owned but are managed by the Ritz-Carlton Key Biscayne Property Manager (as defined below).

Approximately 81% of the condominium units are included in one of two voluntary rental programs, enabling these units to be included in the available hotel room inventory. Under the “guaranteed program”, the Ritz-Carlton Key Biscayne hotel enters into a lease agreement with the condominium unit owner whereby the Ritz-Carlton Key Biscayne hotel has the right to include such condominium unit in the available hotel room inventory for all but eight-weeks per year. The lease provides a fixed fee, ranging from $50 to $125 per night, for the use of the condominium units with all excess proceeds accruing to the benefit of the Ritz-Carlton Key Biscayne hotel. During the eight-weeks of use by the condominium unit owner, the Ritz-Carlton Key Biscayne hotel receives a service charge. Under the “flexible program”, owners are able to offer their condominium units for inclusion in the available hotel room inventory with limited advance notice. In such case, the gross proceeds of any rental, net of a 10% service fee payable to the Ritz-Carlton Key Biscayne Property Manager, will be divided equally between the condominium unit owner and the Ritz-Carlton Key Biscayne hotel.

Property Management.    The Ritz-Carlton Key Biscayne Property is managed by The Ritz-Carlton Hotel Company, L.L.C. (the “Ritz-Carlton Key Biscayne Property Manager”), a subsidiary of Marriott International.

Lockbox/Cash Management.    The Ritz-Carlton Key Biscayne Loan is structured with a hard lockbox and in-place cash management. In the event that the Ritz-Carlton Key Biscayne Property Manager does not reserve for taxes, insurance, FF&E and property management fees, amounts required to fund such reserves will be swept through the cash management account and any excess cash will be returned to the borrower unless a Low NCF Period (as defined below) exists. During a Low NCF Period, only 10% of the excess cash will be returned to the borrower and 90% of the excess cash will be deposited into the lender controlled Low NCF Reserve account, to be held as additional collateral for the Ritz-Carlton Key Biscayne Loan. “Low NCF Period” means that period (for which testing may not begin until June 1, 2009) (i) commencing on the payment date following the conclusion of any two consecutive fiscal quarters in which the net cash flow (“NCF”) for the Ritz-Carlton Key Biscayne Loan is less than $11,500,000 and (ii) ending on the day immediately preceding the payment date following the conclusion of any two consecutive fiscal quarters in which the NCF for the Ritz-Carlton Key Biscayne Loan equals or exceeds $11,500,000, at which time any amounts in the Low NCF Reserve account will be returned to the borrower.

$2,555,252,000 (Approximate)

COMM 2007-C9

455 Grand Bay Drive Key Biscayne, FL 33149	COLLATERAL TERM SHEET Ritz-Carlton Key Biscayne	TMA Balance:	$160,000,000
		TMA DSCR:	1.59x
		TMA LTV:	63.3%

Reserves.    The Ritz-Carlton Key Biscayne Loan documents require monthly reserves for FF&E, management fees, and real estate taxes. Reserves for casualty insurance and liability insurance are required only upon the occurrence of a Casualty Insurance Reserve Trigger or a Liability Insurance Reserve Trigger, respectively. A “Casualty Insurance Reserve Trigger” will occur if the coverage under the Marriott International blanket insurance policy is not maintained in accordance with the Ritz-Carlton Key Biscayne Loan documents. A “Liability Insurance Reserve Trigger” means the occurrence of any of the following: (i) the Ritz-Carlton Property Manager no longer maintains the Marriott blanket insurance policy, (ii) the Ritz-Carlton Key Biscayne Property Manager no longer manages the Ritz-Carlton Key Biscayne Property or (iii) the Ritz-Carlton Property Manager fails to make any required insurance payments.

Insurance.    The borrower is required to maintain property insurance coverage in an amount at least equal to 100% of replacement cost and business interruption coverage of at least 18 months. The Ritz-Carlton Key Biscayne property insurance coverage is provided by Marriott International, Inc. under a blanket insurance policy that provides $200 million of flood insurance, $400 million of earthquake insurance and $500 million of “Named Windstorm” insurance. According to the Phase II Hurricane Risk Assessment performed at the Ritz-Carlton Key Biscayne Property, the total replacement value of $187.5 million consists of the following: (i) $124 million for buildings, (ii) $45.5 million for contents and (iii) $18 million for business interruption.

Current Mezzanine or Subordinate Indebtedness.    The Ritz-Carlton Key Biscayne Property also secures a subordinate B-Note with an original principal balance of $38.0 million that is currently owned by GACC and will not be an asset of the 2007 COMM-C9 Mortgage Trust.

Future Mezzanine or Subordinate Indebtedness.    Not permitted.

$2,555,252,000 (Approximate)

COMM 2007-C9

455 Grand Bay Drive Key Biscayne, FL 33149	COLLATERAL TERM SHEET Ritz-Carlton Key Biscayne	TMA Balance:	$160,000,000
		TMA DSCR:	1.59x
		TMA LTV:	63.3%

Ritz Carlton Key Biscayne
455 Grand Bay Drive
Key Biscayne, FL 33149
Fort Lauderdale
FT LAUDERDALE INT'L
Plantation
Hollywood
Miramar
Hialeah
MIAMI INT'L
Miami
Miami Beach
Key Biscayne
ATLANTIC OCEAN
Biscayne Park
Indian Creek
Surfside
Miami Shores
El Portal
North Bay Village
INTERCOSTAL WATERWAY
Miami Beach
Miami
Coral Gables
Fisher Island
BISCAYNE BAY
DOLPHIN EXPY
AIRPORT EXPY
MACARTHUR CSWY
Key Biscayne
MAP © 2007 CARTIFACT, LOS ANGELES
© 2007 TANA

$2,555,252,000 (Approximate)

COMM 2007-C9

85 Tenth Avenue New York, NY 10011	COLLATERAL TERM SHEET 85 Tenth Avenue	TMA Balance:	$150,000,000
		TMA DSCR:	1.28x
		TMA LTV:	60.7%

$2,555,252,000 (Approximate)

COMM 2007-C9

85 Tenth Avenue New York, NY 10011	COLLATERAL TERM SHEET 85 Tenth Avenue	TMA Balance:	$150,000,000
		TMA DSCR:	1.28x
		TMA LTV:	60.7%

Floor:
11
GSA
56,000
1/17/15 $43.58
10
GSA
56,000
6/05/15 $43.61
9
GSA
56,000
6/05/15 $43.61
8
GSA
56,000
11/11/13 $43.16
Assumed Market Rent PSF
$65
7
Lehman Brothers
56,000
2/18/17 $50.50
6
Level 3
56,000
12/31/17 $34.00
5
Level 3
56,000
12/31/17 $34.00
4
State of New York
56,000
3/31/14 $38.97
$50
3
NCSN
56,000
3/31/14 $31.62
2
Moet
56,000
3/31/21 $31.62
$45
GRD
Craft
7,950
2/09/21 $63.00
Del Posto Espansion
1,440
2/27/30 $173.61
Del Posto
8,498
1/31/30 $24.12
GSA Lobby Entrance
1,000
5/01/17 $50.00
Vacant
6,194
$150
BM
State of New York
1,458
12/31/07 –
Lehman Brothers
1,168
2/28/17 $25.25
Craft
3,138
2/09/21
Del Posto
11,302
1/31/30
$40

Sq. Ft; Lease Expiration Date; $ PSF Rent
Sub-Tenant (Company)
1- Craft also leases 1sq.ft of Mezzanine space, expiring 01/09/21, paying annual rent of $7,200 PSF

Vacant:
MTM:
2007:
2010:
2013:
2014:
2015:
2016:
2017:
2018+:

$2,555,252,000 (Approximate)

COMM 2007-C9

85 Tenth Avenue New York, NY 10011	COLLATERAL TERM SHEET 85 Tenth Avenue	TMA Balance:	$150,000,000
		TMA DSCR:	1.28x
		TMA LTV:	60.7%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Acquisition
Original TMA Balance(1):	$ 150,000,000
Cut-off Date TMA Balance(1):	$ 150,000,000
% by Initial UPB:	5.18%
Interest Rate:	5.6155%
Payment Date:	1st of each month
First Payment Date:	July 1, 2007
Maturity Date:	June 1, 2017
Amortization:	Interest Only
Call Protection:	Lockout for 24 months from the securitization closing date for the last pari passu note securitized, then defeasance is permitted. On and after March 1, 2017 prepayment permitted without penalty.
Sponsor:	Stephen M. Ross Jeff T. Blau Jorge M. Perez
Borrower:	85 Tenth Avenue Associates, L.L.C.
Pari Passu Debt(1):	Yes
Additional Financing(2):	$75.0 million Senior Mezzanine Loan;
	$35.0 million Junior 1 Mezzanine Loan;
	$35.0 million Junior 2 Mezzanine Loan
Lockbox/Cash Management:	Hard / In-place
Initial Reserves:	Tax:	$1,529,430
	Insurance:	$173,080
	TI and Leasing:	$500,000
	Cash Flow Deficit(3):	$6,500,000
Monthly Reserves(4):	Tax:	$254,905
	Insurance:	$28,847
	CapEx:	$12,532
(1)	The original Trust Mortgage Asset (“TMA”) amount of $150,000,000 represents a portion of a $270,000,000 whole loan evidenced by two pari passu notes. Only the TMA is included in the Trust. It is anticipated that the pari passu notes will be included in one or more future fixed rate securitizations. See “The Loan” section herein for additional information.
(2)	See “Current Mezzanine or Subordinate Indebtedness” section herein.
(3)	At closing the borrower deposited $6,500,000 into a Cash Flow Deficit Reserve. The funds in the Cash Flow Deficit Reserve may be used to cover any debt service shortfalls under the 85 Tenth Avenue Whole Loan and the senior mezzanine loan. See “Initial Reserves” section herein for additional information.
(4)	See “Monthly Reserves” section herein for additional information.

Financial Information(1)
Cut-off Balance / Sq. Ft.:	$449
Balloon Balance / Sq. Ft.:	$449
Cut-off Date LTV:	60.7%
Balloon LTV:	60.7%
Underwritten DSCR(2):	1.28x
(1)	Financial information is based on the aggregate original principal balance of the 85 Tenth Avenue whole loan.
(2)	Includes rent under two master leases with the Sponsor, as described below under “Master Leases.”

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Class “A” Office
Collateral:	Fee Simple
Location:	New York, NY
Year Built / Renovated:	1913 / 2002
Collateral Sq. Ft.:	601,548
Property Management:	Related Management Company, L.P. (a borrower affiliate)
Occupancy (May 10, 2007):	99.0%
Underwritten Net Operating Income:	$19,627,738
Underwritten Net Cash Flow(1):	$19,627,738
Appraised Value:	$445,000,000
Appraisal Date:	April 1, 2007
(1)	Includes rent under two master leases with the Sponsor, as described below under “Master Leases.”

$2,555,252,000 (Approximate)

COMM 2007-C9

85 Tenth Avenue New York, NY 10011	COLLATERAL TERM SHEET 85 Tenth Avenue	TMA Balance:	$150,000,000
		TMA DSCR:	1.28x
		TMA LTV:	60.7%

Tenants
Tenants	Type	Rating (S/M/F)(3)	Total Sq. Ft.	% of Total Sq. Ft.	Lease Exp. Date	Rent Per Sq. Ft.	% of Base Rent	Market Rent Per Sq. Ft.(7)	% Below Market
General Services Administration (GSA)	Office	AAA/Aaa/AAA	224,000	37.2%	11/30/2013(4)	$43.49	41.5%	$65.00	33.1%
Level 3	Office/Telecom	B-/Caa2/CCC-	112,000	18.6	12/31/2017	34.00	16.2	50.00	32.0
State of New York	Office	NR/Aa3/AA-	57,858	9.6	3/31/2014(5)	38.10	9.4	50.00	23.8
Lehman Brothers	Office/Telecom	A+/A1/A+	57,168	9.5	2/28/2017	50.45	12.3	49.90	N/A
Moet(1) (LVMH)	Office	A-/NR/BBB+	56,000	9.3	3/31/2021	31.62	7.6	45.00	29.7
NCSN(2)	Office	BBB/Baa3/BBB	56,000	9.3	8/31/2015	31.62	7.6	45.00	29.7
Del Posto	Retail/Restaurant	NR/NR/NR	21,240	3.5	1/31/2030(6)	45.78	1.9	150.00	69.5	(8)
Craft (TC Enterprises)	Retail/Restaurant	NR/NR/NR	11,088	1.8	2/9/2021	63.00	2.2	150.00	58.0	(9)
Subtotal/Wtd.Avg.			595,354	99.0%		$39.83	100.0%	$57.89	29.0%
(1)	Subsidiary of LVMH Moet Hennessy Louis Vuitton which is the lease guarantor through the 89th month of the lease term, limited to $868,002, which amount is required to be reduced on the first day of the 90th month to $434,001. The space serves as Moet Hennessy’s North American headquarters.
(2)	Subsidiary of CBS Corporation. National College Sports Network is the lease guarantor.
(3)	Credit Ratings are of the parent company whether or not the parent company guarantees the lease.
(4)	56,000 sq. ft. expiring on 11/30/2013, 56,000 sq. ft. expiring on 1/17/2015 and 112,000 sq. ft. expiring on 6/5/2015.
(5)	The State of New York leases 1,858 sq. ft. on a month-to-month basis.
(6)	Del Posto is subject to two leases with 1,440 sq. ft. expiring on 1/31/2030 and 19,800 sq. ft. expiring on 1/31/2030.
(7)	Based on appraisal from Cushman & Wakefield. Market rental rates for office space on Floors 2-3, 4-7 and 8-11 are $45.00, $50.00, and $65.00, respectively. Market rental rates for retail space on the ground floor and in the basement are $150.00 and $45.00, respectively. Market rental rate for storage space is $30.00.
(8)	Weighted average rental rate based on retail space only. Del Posto occupies 11,302 sq. ft. of basement space through 1/31/2030 with no rental charge. Market rent is for ground floor only.
(9)	Weighted average rental rate based on retail space only. Craftsteak New York occupies 3,138 sq. ft. of basement space through 2/09/2021 at a rental rate of $2.22 per sq. ft. Market rent is for ground floor only.

Rollover Scheule(1)
Year	Number of Leases	Expiring Sq. Ft.	% of Total	Cumulative Sq. Ft.	Cumulative Sq. Ft. %	Annual Rent/ Sq. Ft.	% Base Actual Rent Rolling	Cumulative % of Base Actual Rent
MTM(2)	2	1,858	0.3%	1,858	0.3%	$15.23	0.1%	0.1%
2007	0	—	—	1,858	0.3	—	—	0.1
2008	0	—	—	1,858	0.3	—	—	0.1
2009	0	—	—	1,858	0.3	—	—	0.1
2010	0	—	—	1,858	0.3	—	—	0.1
2011	0	—	—	1,858	0.3	—	—	0.1
2012	0	—	—	1,858	0.3	—	—	0.1
2013	1	56,000	9.3	57,858	9.6	43.16	10.3	10.4
2014	1	56,000	9.3	113,858	18.9	38.97	9.3	19.7
2015	3	224,000	37.2	337,858	56.2	40.61	38.8	58.5
2016	0	—	—	337,858	56.2	—	—	58.5
2017	5	169,168	28.1	507,026	84.3	41.33	29.8	88.3
Thereafter	3	88,328	14.7	595,354	99.0	31.03	11.7	100.0
Vacant	—	6,194	100.0	601,548	100.0%	—	—	—
Total/Wtd. Avg.	15	601,548	100.0%			$38.99	100.0%	100.0%
(1)	Assumes no tenant exercises an early termination option.
(2)	The State of New York and City Central Services have month-to-month leases.

$2,555,252,000 (Approximate)

COMM 2007-C9

85 Tenth Avenue New York, NY 10011	COLLATERAL TERM SHEET 85 Tenth Avenue	TMA Balance:	$150,000,000
		TMA DSCR:	1.28x
		TMA LTV:	60.7%

The 85 Tenth Avenue Loan

The Loan.    The 85 Tenth Avenue Loan (the “85 Tenth Avenue Loan”) is a $150.0 million, 10-year interest-only, fixed rate loan secured by a first priority mortgage on the borrower’s fee simple interest in a 601,548 sq. ft. class A office building located on the corner of West 15th Street and Tenth Avenue in Manhattan, New York (the “85 Tenth Avenue Property”). The 85 Tenth Avenue Loan proceeds were used towards the acquisition of the 85 Tenth Avenue Property from Somerset Partners, LLC on February 26, 2007 for $450 million. The borrower has $35 million of hard cash equity in the 85 Tenth Avenue Property.

The 85 Tenth Avenue Loan is part of a $270.0 whole loan (the “85 Tenth Avenue Whole Loan”) which consists of the 85 Tenth Avenue Loan and an additional $120.0 million of pari passu indebtedness, currently owned by GACC. It is anticipated the note or notes evidencing the pari passu indebtedness will be contributed to one or more future fixed rate securitizations. The respective rights of the holders of the 85 Tenth Avenue Whole Loan will be governed by a co-lender agreement described under “Split Loan Structures” in the accompanying prospectus supplement.

The Borrower.    The borrower, 85 Tenth Avenue Associates, L.L.C., is a Delaware limited liability company, single-purpose, bankruptcy-remote entity with an independent director. The borrower is sponsored by The Related Companies, L.P. and The Related Group of Florida (collectively, the “Sponsor”). The Sponsor is owned by Stephen M. Ross, Jeff T. Blau and Jorge M. Perez.

Founded in 1972, The Related Companies, L.P. has affiliated companies and developments in Miami, Los Angeles and Chicago with a team of more than 2,000 professionals. Currently, the Related Companies, L.P. owns and/or manages real estate assets worth over $15 billion with another $9 billion currently in development. Since 1986, The Related Companies, L.P. has developed 33 properties in Manhattan, including over 6,200 apartment units and 3 million sq. ft. of commercial space. In 2004, the Related Companies completed the development of the Time Warner Center in New York City. The Related Companies, L.P. is a repeat sponsor of a Deutsche Bank borrower.

The Related Group of Florida, Inc., founded in 1979 by Chairman and CEO Jorge M. Pérez, has built and managed more than 55,000 condominium and apartment residences in major markets throughout Florida. The Related Group of Florida, Inc. has a current development portfolio that includes projects valued in excess of $10 billion.

The Property.    The 85 Tenth Avenue Property is an 11-story class “A” office/retail building situated on a 1.05-acre land parcel located in the Chelsea district of Manhattan, New York. The 85 Tenth Avenue Property contains 601,548 sq. ft. of net rentable area (“NRA”) that is allocated between office and retail space as follows: (i) 560,000 sq. ft. of office space (93.1% NRA); (ii) 24,378 sq. ft. of retail space (4.1% NRA); and (iii) 10,976 sq. ft. of storage space (1.8% NRA). The 85 Tenth Avenue Property offers 56,000 sq. ft. floor plates, as well as 14 foot ceilings and oversized windows. The 85 Tenth Avenue Property also offers views of the Hudson River, including views of the harbor and New Jersey’s Hudson Waterfront, as well as the Statue of Liberty.

The 85 Tenth Avenue Property is currently 99.0% occupied primarily by six office tenants and two retail tenants. The weighted average rental rate is $39.83 per sq. ft., which, according to the appraiser, is approximately 29.0% below the weighted average market rental rate of $57.89 per sq. ft. for these tenants. Investment grade tenants occupy approximately 56% of the NRA.

Largest Office Tenants:

GSA (224,000 sq. ft., 37.2% of NRA, $43.49 per sq. ft., rated Aaa/AAA/AAA by M/S/F). The tenant is subject to four 10-year gross leases expiring between 11/1/2013 and 06/05/2015 at a weighted average base rental rate of $43.49 per sq. ft. These leases do not provide for renewal options or any termination options, including options related to appropriations of Congress. The GSA space is occupied by the FBI-New York Police Department Joint Terrorism Task Force as a backup headquarters for the main task force facility. The GSA has invested approximately $3.7 million into its space since taking occupancy at the 85 Tenth Avenue Property.

Level 3 Communications Inc. (NASDAQ: LVLT) (112,000 sq. ft., 18.6% of NRA, $34.00 per sq. ft., rated Caa2/B–/CCC– by M/S/F). The tenant is subject to two 15-year gross leases expiring on 12/31/2017 at a rental rate of $34.00 per sq. ft. The leases are structured with contractual rent increases of $4.00 per sq. ft. on 12/31/2009 and 12/31/2013 and one 5-year renewal option at the greater of (i) fair market rent or (ii) fixed rent payable as of the

$2,555,252,000 (Approximate)

COMM 2007-C9

85 Tenth Avenue New York, NY 10011	COLLATERAL TERM SHEET 85 Tenth Avenue	TMA Balance:	$150,000,000
		TMA DSCR:	1.28x
		TMA LTV:	60.7%

expiration date. Level 3 provides telephone, internet protocol (VoIP) and telecommunication services in Europe and North America. Since taking occupancy on 12/31/2002, Level 3 has invested approximately $150 million into its space to meet the exacting technological requirements of its mission critical data and telecom facility.

State of New York, Division of State Police    (57,858 sq. ft., 9.6% of NRA, $38.10 per sq. ft., rated Aa3/AA– by M/F). The tenant is subject to a 10-year gross lease expiring on 3/31/2014 at a rental rate of $38.10 per sq. ft. The lease does not provide for renewal options. The tenant has the right to terminate this lease only if the State of New York terminates its lease at nearby Chelsea Market (40,592 sq. ft.) as a result of a decrease in federal drug enforcement funding.

Lehman Brothers (NYSE: LEH)    (57,168 sq. ft., 9.5% of NRA, $50.45 per sq. ft., rated A1/A+/A+ by M/S/F). Lehman Brothers utilizes its space as a data center that is an integral part of its data infrastructure. The tenant is subject to a 10-year gross leases expiring on 2/28/2017 at a weighted average rental rate of $50.45 per sq. ft. The lease is structured with contractual rent increases occurring on 3/1/2013 of $5.00 per sq. ft. for 56,000 sq. ft. and $2.50 per sq. ft. for 1,168 sq. ft. The lease provides for two, 5-year renewal options at fair market rent.

Moet Hennessy    (56,000 sq. ft., 9.3% of NRA, $31.62 per sq. ft., parent company LVMH Moet Hennessy Louis Vuitton rated A–/BBB by S/F). Moet Hennessy is one of the leading importers of luxury wines and spirits in the United States, and is headquartered at the 85 Tenth Avenue Property. Once the Highline is complete, the Moet Hennessy space will directly connect to the park. The tenant is subject to a 20-year gross lease expiring on 3/31/2021 at a rental rate of $31.62 per sq. ft. The lease is structured with yearly contractual rent increases resulting in a rental rate of $47.74 per sq. ft. at the initial lease termination date. The lease provides for one, 5-year renewal options at fair market rent.

National College Sports Network (CBS)     (56,000 sq. ft., 9.3% of NRA, $31.62 per sq. ft., parent company CBS Corporation is rated Baa3/BBB/BBB by M/S/F) is headquartered at the 85 Tenth Avenue Property and is comprised of two primary business units; College Sports TV, an independent cable network and CSTV.com, an online destination for sports news and scores. The tenant is subject to a 10-year gross lease expiring on 8/31/2015 at a rental rate of $31.62 per sq. ft. The lease is structured with yearly contractual rent increases resulting in a rental rate of $41.38 per sq. ft. at the initial lease termination date. The lease provides for one, 5-year renewal option at the greater of (i) fixed rent with a 2% increase for each year of the renewal term and (ii) 95% of the fair market rent with a 2% increase for each year of the renewal term.

Restaurant Tenants:

Del Posto    (21,240 sq. ft., 3.5% of NRA, $45.78 per sq. ft.). The tenant is subject to two 25-year gross leases expiring on 1/31/2030 at a weighted average rental rate of $45.78 per sq. ft., excluding 11,302 sq. ft. of basement space which is leased rent free. The lease is structured with contractual rent increases of $4.69 per sq. ft. every five years. Del Posto’s owner, an award winning chef, Mario Batali has invested over $8,000,000 ($403 per sq. ft.) in the build out of the space. In addition to the restaurant, the space also acts as a catering facility, which can host private functions for up to 250 people on the lower level. As of June 10, 2007, the tenant signed an additional lease for expansion space on the ground floor level and basement expiring on 1/31/2030. The expansion lease is structured at a minimum fixed rent of $250,000 per annum ending on April 30, 2008 with contractual rent increases of 3.0% thereafter. The expansion lease provides for percentage rent in the amount of 7.0% of the excess gross sales as further described in the lease. The landlord is required to contribute to the tenant’s construction allowance amounts up to $350,000 for direct hard costs and $25,000 for soft costs.

Craftsteak New York    (11,088 sq. ft., 1.8% of NRA, $63.00 per sq. ft.). The tenant is subject to a 15-year modified gross lease expiring on 2/9/2021 at a weighted average rental rate of $63.00 per sq. ft. which excludes 3,138 sq. ft. of basement space which is leased at $2.22 per sq. ft. The lease is structured with contractual rent increases of 8.7% every three years. The owner of the restaurant, Tom Colicchio, was selected for his management of the Mondrian restaurant by Food & Wine Magazine as one of the top ten “Best New Chefs” in the United States.

The Market.    The 85 Tenth Avenue Property is situated in the West Chelsea/Meatpacking District, which continues to experience significant enhancement and development. The neighborhood includes the Chelsea Market, the Gansevoort Hotel, the Soho House Hotel, the Maritime Hotel, Chelsea Piers, the new Frank Gehry designed IAC/InterActiveCorp office building, high-end retail boutiques and art galleries, and several well known restaurants and bars. Additionally, the High Line, a 75-year-old elevated railway that hovers over the Meatpacking District, is being redeveloped into a 1.45-mile long elevated public park which is expected to open in 2008. A portion of the Highline will connect directly into the 85 Tenth Avenue Property. Additional development in the area that is currently underway includes a Standard Hotel being developed by André Balazs, which will straddle the High Line and the Caledonia, a high-end condo development being completed by The Related Companies which is sold out.

$2,555,252,000 (Approximate)

COMM 2007-C9

85 Tenth Avenue New York, NY 10011	COLLATERAL TERM SHEET 85 Tenth Avenue	TMA Balance:	$150,000,000
		TMA DSCR:	1.28x
		TMA LTV:	60.7%

The 85 Tenth Avenue Property occupies the entire block bounded by Tenth Avenue, Eleventh Avenue, West 15th and West 16th Streets in the Chelsea submarket of the Midtown South office market in Manhattan. The Midtown South office market has an office inventory of approximately 64.0 million sq. ft. segmented into five major submarkets: SoHo, Greenwich Village/NoHo, Madison/Union Square, Hudson Square/West Village, and Chelsea. The Chelsea office submarket is defined by the area north of 14th Street, south of West 34th Street and west of Avenue of the Americas (to the Hudson River). The Chelsea office submarket is the second largest of the Midtown South submarkets with approximately 14.2 million sq. ft. of inventory, as reported by Cushman & Wakefield. As of 2006, the Chelsea submarket exhibited a vacancy rate of 2.7%, which is below the overall Midtown South vacancy rate of 5.6%. The Midtown South office market contains 2.8 million sq. ft. of Class A office space with a vacancy rate of 3.9% as of the first quarter of 2007. This represents an improvement from the 2006 vacancy rate of 5.2%.

The 85 Tenth Avenue Property competes with the greater Midtown South office market rather than the Chelsea office market due to its large floor plates, infrastructure, amenity base, and lack of Class A office inventory in the Chelsea office submarket. Class A office space in the Midtown South office market commanded an average gross rent of $56.53 per sq. ft. in 2006, up 14.5% from 2005, as reported by REIS. The first quarter 2007 showed a continued trend in increasing rents evidenced by an average gross rent of $59.70 per sq. ft., a 5.6% increase over 2006. Furthermore, REIS reports that gross rents in the overall Manhattan office market will increase from $51.45 per sq. ft. in 2006 to $72.78 per sq. ft. in 2011. The appraiser reports market gross rental rates per sq. ft. for the 85 Tenth Avenue Property of $45.00, $50.00, and $65.00 for floors 2-3, 4-7, and 8-11, respectively. The appraiser assigned a weighted average market rent for the 85 Tenth Avenue Property of $56.62 per sq. ft. The appraiser determined that the market rental rate for the retail space at the 85 Tenth Avenue Property is $150.00 per sq. ft., which is 65.6% above the in-place retail rent at the 85 Tenth Avenue Property of $51.67 per sq. ft.

Within the Chelsea submarket, Cushman & Wakefield identified five buildings to be directly competitive with the 85 Tenth Avenue Property in terms of building classification, asking rents, rentable office area and current occupancy. The chart below summarizes the relevant statistics for the five competitive buildings:

Directly Competitive Office Buildings
	Office Area (Sq. Ft.)	Vacancy (Sq. Ft.)	% Occupied (Total)	Direct Asking Rent
Property				Low	High
111 Eighth Avenue	2,300,000	8,251	99.02%	54.00	65.00
75 Ninth Avenue	1,200,000	22,638	98.11	50.00	50.00
450 West 33rd Street	1,500,000	—	96.14	N/A	N/A
345 Hudson Street	550,000	112,000	94.99	44.00	44.00
75 Varick Street	1,003,920	167,669	85.48	45.00	65.00
Total/Wtd. Avg.	6,553,920	310,558	95.26%	$44.00	$65.00

Source: Cushman & Wakefield

The appraiser, Cushman & Wakefield, determined that the competitive set exhibits a rental rate range from $44.00 to $65.00 per sq. ft. and an average occupancy of 95.26%. By comparison, the 85 Tenth Avenue Property is 99.0% occupied and has a weighted average rental rate of $40.06 per sq. ft., 32.3% below the market rate of $57.89 per sq. ft., as determined by the appraiser.

Property Management.    The 85 Tenth Avenue Property is managed by Related Management Company, L.P., an affiliate of the borrower.

Cash Management.    The 85 Tenth Avenue Loan is structured with a hard lockbox and in-place cash management. The tenants of the 85 Tenth Avenue Property have been instructed to send rent payments directly to a lender controlled account and each month, amounts in this account will be applied in the following order of priority:

(i)	monthly escrows for taxes and insurance;

(ii)	monthly scheduled debt service payments on the 85 Tenth Avenue Loan;

(iii)	monthly budgeted operating expenses (including a management fee not to exceed 2% of operating income);

(iv)	from and after July 1, 2012, funds will be deposited into a monthly reserve for capital expenditures (“Monthly Cap Ex Reserve”) in the amount of $0.25 per annum per rentable sq. ft.;

$2,555,252,000 (Approximate)

COMM 2007-C9

85 Tenth Avenue New York, NY 10011	COLLATERAL TERM SHEET 85 Tenth Avenue	TMA Balance:	$150,000,000
		TMA DSCR:	1.28x
		TMA LTV:	60.7%

(v)	Provided no event of default has occurred, funds in the amount equal to the debt service of the senior mezzanine loan; and

(vi)	all remaining funds will be deposited into a reserve for tenant improvements and leasing commissions (the “TI and Leasing Reserve”).

Initial Reserves.    At closing, the borrower deposited (ii) $1,529,430 into a tax reserve, (ii) $173,080 into an insurance reserve account, (iii) $500,000 into the TI and Leasing Reserve and (4) $6,500,000 in the Cash Flow Deficit reserve. The Cash Flow Deficit Reserve may be used to cover debt service shortfalls on the 85 Tenth Avenue Loan and the $75 million senior mezzanine loan (described below under “Current Mezzanine or Subordinate Indebtedness”).

Monthly Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) $254,905 into a monthly tax reserve account, (ii) $28,847 into a monthly insurance reserve account and (iii) commencing July 1, 2012, and ending at the 85 Tenth Avenue Loan maturity, 1/12 the product of $0.25 and the square footage of the 85 Tenth Avenue Property into the Monthly CapEx Reserve account. The Sponsor provided a $754,480 guaranty to cover the Monthly CapEx Reserve amounts due before July 1, 2012 (the “CapEx Guaranty”).

Master Leases.    The Sponsor has executed two master leases, each with an annual rent of $150,000 to cover rental income related to signage contracts. The master leases are structured with annual contractual rent increases of 3.0% per annum and expire on May 31, 2017. The Sponsor has the right to terminate the master leases only if the building is damaged by fire or other casualty and the estimated time to substantially complete the repair of such damage exceeds nine months from the date of the estimate.

Guaranty.    The Sponsor provided a $10.0 million joint and several guaranty for tenant improvements and leasing commissions (“TI/LC”). The guaranty will be reduced (a) on a dollar-for-dollar basis by the amount collected from excess cash flow and deposited into the TI and Leasing Reserve that exceeds $1.5 million, and (b) by 75% of every dollar expended by borrower on TI/LC at the 85 Tenth Avenue Property. In addition to the TI/LC Guaranty, the Sponsor has also provided a $754,480 CapEx Guaranty as described under “Monthly Reserves” above.

Current Mezzanine or Subordinate Indebtedness.    Contemporaneously with the closing of the 85 Tenth Avenue Loan, GACC (and its affiliates) and Vornado Realty Trust provided $145.0 million of mezzanine financing secured by 100% of the Sponsors’ equity interest in the borrower. The mezzanine financing is split into three portions as follows: (i) a $75.0 million senior mezzanine loan provided by GACC; (ii) a $35.0 million junior 1 mezzanine loan provided by affiliates of GACC and Vornado Realty Trust; and (iii) a $35.0 million junior 2 mezzanine loan provided by Vornado Realty Trust. The mezzanine loans are governed by an intercreditor agreement that provides, among other things, (i) that the mezzanine loans are subject and subordinate to, and co-terminous with, the 85 Tenth Avenue Whole Loan, (ii) the mezzanine borrowers have an ability to cure defaults under the 85 Tenth Avenue Whole Loan and (iii) the mezzanine borrowers have the right to purchase the 85 Tenth Avenue Whole Loan at par together with all accrued interest and other amounts due thereon after (a) acceleration, (b) the commencement of any enforcement action or (c) if the mortgage loan becomes a “specially serviced mortgage loan” as a result of a monetary event of default that the special servicer determines may result in an impairment of the 85 Tenth Avenue Whole Loan. The mezzanine loans are not assets of the trust fund. The interest due on the junior 1 mezzanine loan and the junior 2 mezzanine loan may be deferred until maturity. Interest on the senior mezzanine loan may not be deferred.

Future Mezzanine or Subordinate Indebtedness.    Not permitted.

$2,555,252,000 (Approximate)

COMM 2007-C9

85 Tenth Avenue New York, NY 10011	COLLATERAL TERM SHEET 85 Tenth Avenue	TMA Balance:	$150,000,000
		TMA DSCR:	1.28x
		TMA LTV:	60.7%

85 Tenth Avenue
New York, NY 10011
CHELSEA
MEAT PACKING DISTRICT
WEST VILLAGE
CHELSEA PIERS SPORTS COMPLEX
9A
W 23RD STREET
W 14TH STREET
TENTH AVENUE
NINTH AVENUE
EIGHTH AVENUE
HUDSON STREET
WEST STREET
LONDON TERRACE APARTMENTS
GENERAL THEOLOGICAL SEMINARY
CHURCH OF THE GUARDIAN ANGELS
IAC/ INTERACTIVECORP
99 TENTH
75 NINTH CHELSEA MARKET
111 EIGHTH
THE LEONARDO
PIER 57
PIER 54
PIER 53
PIER 51
DEPARTMENT OF SANITATION
JACKSON SQUARE
ABINGTON SQUARE
UPPER WEST SIDE
UPPER EAST SIDE
CENTRAL PARK
WEST SIDE
EAST SIDE
GARMENT DISTRICT
MURRAY HILL
GRAMERCY
WEST VILLAGE
STUYVESANT TOWN
EAST VILLAGE
GREENWICH VILLAGE
SOHO
LITTLE ITALY
LOWER EAST SIDE
TRIBECA
CHINATOWN
FINANCIAL DISTRICT
HUDSON RIVER
EAST RIVER
NEW JERSEY
NEW YORK
MAP © 2007 CARTIFACT, LOS ANGELES
© 2007 EARTHDATA

$2,555,252,000 (Approximate)

COMM 2007-C9

85 Tenth Avenue New York, NY 10011	COLLATERAL TERM SHEET 85 Tenth Avenue	TMA Balance:	$150,000,000
		TMA DSCR:	1.28x
		TMA LTV:	60.7%

$2,555,252,000 (Approximate)

COMM 2007-C9

14 Medical Office Properties, Located in 7 states	COLLATERAL TERM SHEET HCPI Medical Office Building Portfolio	Balance:	$122,000,000
		DSCR:	1.58x
		LTV:	70.3%

$2,555,252,000 (Approximate)

COMM 2007-C9

14 Medical Office Properties, Located in 7 states	COLLATERAL TERM SHEET HCPI Medical Office Building Portfolio	Balance:	$122,000,000
		DSCR:	1.58x
		LTV:	70.3%

Mortgage Loan Information
Loan Seller:	KeyBank

Loan Purpose:	Refinance

Original Balance:	$ 122,000,000

Cut-off Balance:	$ 122,000,000

% by Initial UPB:	4.21%

Interest Rate:	5.5300%

Payment Date:	1st of each month

First Payment Date:	June 1, 2007

Maturity Date:	May 1, 2017

Amortization:	Interest Only

Call Protection:	The greater of Yield Maintenance or 1% premium. On and after February 1, 2017, prepayment permitted without penalty.

Sponsor:	HCP Ventures IV, LLC

Borrower:	HCP SWG Birthplace Investors, LLC

HCP MOP Chesapeake VA, LLC

HCP MOP Rockville MD SUB, LLC

HCP MOP Plano TX, LLC

HCP MOP Houston TX, LLC

HCP MOP Corpus Christi TX, LLC

HCP MOP Largo FL, LLC

HCP MOP Clearwater FL, LLC

HCP Chattanooga Surgery Center
Owners, LLC

HCP Chattanooga Plaza Owners,
LLC

HCP DAS Oakbrook IL, LLC

HCP DAS South University Little
Rock AR, LLC

HCP DAS Rodney Parham Little
Rock AR, LLC

Additional Financing:	None

Lockbox/Cash Management:	None

Initial Reserves:	None

Monthly Reserves(1):	TI/LC:	Springing

	Replacement:	Springing

	Tax:	Springing

	Insurance:	Springing

(1)	See “Reserves” section herein for additional information.

Financial Information
Cut-off Balance / Sq. Ft.:	$146

Balloon Balance / Sq. Ft.:	$146

LTV:	70.3%

Balloon LTV:	70.3%

DSCR:	1.58x

Property Information
Single Asset / Portfolio:	Portfolio

Property Type:	Medical Office

Collateral:	Fee Simple and Leasehold(1)

Location:	Various

Year Built / Renovated:	Various

Collateral Sq. Ft.:	836,844

Property Management:	The DASCO Companies, LLC, Cambridge Healthcare Management, Inc., MNC Property Management LP

Occupancy (as of 4/30/2007):	90.9%

Underwritten Net Operating Income:	$12,259,805

Underwritten Net Cash Flow:	$10,780,188

Appraised Value:	$173,470,000

Appraisal Dates:	March 21, 2007 through July 1, 2007

(1)	The borrower has a fee interest in 11 properties and a leasehold interest in 3 properties.

$2,555,252,000 (Approximate)

COMM 2007-C9

14 Medical Office Properties, Located in 7 states	COLLATERAL TERM SHEET HCPI Medical Office Building Portfolio	Balance:	$122,000,000
		DSCR:	1.58x
		LTV:	70.3%

HCPI Medical Office Building Portfolio Properties
Property	Location	Medical Office Sub-type	Year Built/ Renovated	Sq. Ft.	% of Portfolio Sq. Ft.	Occupancy(1)	Underwritten NCF	Cut-off Date Allocated Balance	Appraised Value
The Diagnostic Clinic	Largo, FL	On-campus office	1970/1994	114,756	13.7%	100.0%	$2,127,358	$20,008,000	$28,300,000
Medical Place I	Houston, TX	On-campus office	1984/NA	149,465	17.9	81.2	972,326	15,978,000	22,600,000
Southwest General Birth Place	San Antonio, TX	On-campus birthing center	1994/2007	42,177	5.0	100.0	1,269,750	14,635,000	21,600,000
Plano Medical Pavilion	Plano, TX	On-campus office	1984/2001	86,878	10.4	93.0	1,257,923	12,513,000	17,700,000
Mission Surgery Center	Chattanooga, TN	On-campus surgery center	2003/NA	44,979	5.4	85.7	820,869	9,685,000	13,700,000
Oakbrook Terrace Medical Center I	Oakbrook Terrace, IL	General	1986/NA	49,507	5.9	84.3	873,494	8,342,000	11,800,000
BayCare Health Headquarters	Clearwater, FL	General	1988/NA	75,000	9.0	100.0	632,409	7,706,000	10,900,000
Chesapeake Medical Center	Chesapeake, VA	On-campus office	1988/NA	56,947	6.8	82.9	568,945	6,716,000	9,500,000
Oakbrook Terrace Medical Center II	Oakbrook Terrace, IL	General	1989/NA	34,634	4.1	100.0	576,580	6,539,000	9,250,000
Randolph Medical Center	Rockville, MD	General	1972/NA	40,859	4.9	80.8	441,931	6,221,000	8,800,000
Memorial Plaza	Chattanooga, TN	On-campus office	1995/NA	64,778	7.7	93.1	473,794	5,938,000	8,400,000
St. Vincent Clinic-South University	Little Rock, AR	Walk-in Clinic	1985/1994	35,501	4.2	100.0	318,993	3,888,000	5,500,000
Northwest Regional Medical Center	Corpus Christi, TX	On-campus office	2000/NA	34,083	4.1	82.1	378,192	3,040,000	4,300,000
St. Vincent Clinic-Rodney Parham	Little Rock, AR	Walk-in Clinic	1976/NA	7,280	1.0	100.0	67,628	791,000	1,120,000
Total/Weighted Average:				836,844	100.0%	90.9%	$10,780,188	$122,000,000	$173,470,000
(1)	Based on the borrower’s rent rolls dated April 30, 2007.

Major Tenants
Tenant	Total Sq. Ft.	% of Total Sq. Ft.	% of Base Rent	Weighted Avg. Rent Per Sq. Ft.	Lease Expiration		Ratings(1) (S&P/Moody’s)
Diagnostic Clinic Medical Group	114,756	13.7%	16.2%	$26.87	4/30/2010		Not rated
BayCare Health Systems, Inc.	75,000	9.0	4.1	10.33	11/30/2013		Not rated/Aa3
Loyola University Health System	49,583	5.9	7.7	31.05	4/30/2011	(2)	Not rated/Baa2
Total:	239,339	28.6%	28.0%
(1)	Certain ratings are of the parent company whether or not the parent company guarantees the lease.
(2)	Loyola University leases 3 spaces at 2 properties. Two of the leases, which comprise 40,082 sq. ft. expire on 4/30/2011 and the lease on the 9,501 sq. ft. space expires 8/31/2010.

$2,555,252,000 (Approximate)

COMM 2007-C9

14 Medical Office Properties, Located in 7 states	COLLATERAL TERM SHEET HCPI Medical Office Building Portfolio	Balance:	$122,000,000
		DSCR:	1.58x
		LTV:	70.3%

Rental Rate summary and Demographic Data
Property Name	Location	In-Place Rent Per Sq. Ft.	Market Rent Per Sq. Ft.(1)	Number of Tenants	Proximity to Hospital	5 Mile radius Population	5 Mile Radius Median Household Income
BayCare Health Headquarters	Clearwater, FL	$10.33	$11.00	1	4 miles	168,226	$41,390
Chesapeake Medical Center	Chesapeake, VA	$23.43	$21.00	18	On campus	157,729	60,025
The Diagnostic Clinic	Largo, FL	$26.87	$17.50	1	On campus	211,818	43,074
Medical Place I	Houston, TX	$23.96	$25.00	55	On campus	399,520	40,851
Memorial Plaza	Chattanooga, TN	$18.84	$19.50	8	On Campus	124,333	32,218
Mission Surgery Center	Chattanooga, TN	$25.96	$22.50	5	On campus	124,333	32,218
Northwest-Regional Medical Center	Corpus Christi, TX	$23.76	$16.50	8	On campus	35,522	48,744
Oakbrook Terrace Medical Center I	Oak Brook Terrace, IL	$31.16	$30.40	12	4 miles	265,353	70,724
Oakbrook Terrace Medical Center II	Oak Brook Terrace, IL	$27.84	$26.00	1	4 miles	265,414	70,770
Plano Medical Pavilion	Plano, TX	$22.19	$17.45	17	On Campus	318,380	71,537
Randolph Medical Center	Rockville, MD	$25.73	$28.00	25	4 miles	340,962	84,203
Southwest General Birth Place	San Antonio, TX	$36.05	$36.00	1	On Campus	223,693	29,646
St. Vincent Clinic-Rodney Parham	Little Rock, AR	$10.87	$12.00	1	3.9 miles	124,332	50,325
St. Vincent Clinic-South University	Little Rock, AR	$10.87	$11.00	1	2.5 miles	141,694	38,883
Total/Weighted Average:		$23.23	$20.87	154

Lease Rollover
Year of Expiration	Number of Leases Expiring	Expiring Sq. Ft.	% of Total Sq. Ft.	Cumulative Total Sq. Ft.	Cumulative % of Total Sq. Ft.	Annual Rent / Sq. Ft.	% of Base Actual Rent Rolling	Cumulative % of Base Actual Rent Rolling
MTM	32	69,134	8.3%	69,134	8.3%	$24.22	9.5%	9.5%
2007	14	27,772	3.3	96,906	11.6	23.84	3.8	13.3
2008	35	74,461	8.9	171,367	20.5	23.48	10.0	23.3
2009	20	45,256	5.4	216,623	25.9	23.93	6.2	29.4
2010	24	214,032	25.6	430,655	51.5	25.79	31.4	60.8
2011	21	90,278	10.8	520,933	62.2	24.87	12.8	73.6
2012	3	7,163	0.9	528,096	63.1	23.53	1.0	74.6
2013	3	80,967	9.7	609,063	72.8	11.09	5.1	79.7
2014	3	4,598	0.5	613,661	73.3	24.49	0.6	80.3
2015	2	12,553	1.5	626,214	74.8	21.40	1.5	81.9
2016	2	17,442	2.1	643,656	76.9	17.37	1.7	83.6
2017	1	8,639	1.0	652,295	77.9	18.00	0.9	84.5
2018	1	1,462	0.2	653,757	78.1	23.32	0.2	84.7
2019	0	0	0.0	653,757	78.1	0.00	0.0	84.7
Thereafter	6	106,564	12.7	760,321	90.9	25.27	15.3	100.0
Vacant	–	76,523	9.1	836,844	100.0%	–	–	100.0%
Total/Weighted Average:	167	836,844	100.0%			$23.10	100.0%

(1)	Information based on the average market rent stated in the individual properties’ appraisals.

The Loan.    The HCPI Medical Office Building Portfolio loan (the “HCPI Medical Office Building Portfolio Loan”) is secured by the borrowers’ fee simple interests in 11 medical office building properties and leasehold interests in 3 medical office building properties located in 7 states, primarily in the southeastern portion of the United States. The HCPI Medical Office Building Portfolio Loan was originated on April 27, 2007, and has a principal balance as of the cut-off date of $122.0 million. The HCPI Medical Office Building Portfolio Loan has a 10-year term, accrues interest at a fixed rate equal to 5.53%, and requires interest only payments throughout the ten year loan term. The loan proceeds were used to refinance the mortgaged properties, which were purchased at various times for a total amount of $176.6 million, resulting in the borrower having cash equity of $54.6 million.

$2,555,252,000 (Approximate)

COMM 2007-C9

14 Medical Office Properties, Located in 7 states	COLLATERAL TERM SHEET HCPI Medical Office Building Portfolio	Balance:	$122,000,000
		DSCR:	1.58x
		LTV:	70.3%

The Borrowers.    HCP SWG Birthplace Investors, LLC, HCP MOP Chesapeake VA, LLC, HCP MOP Rockville MD SUB, LLC, HCP MOP Plano TX, LLC, HCP MOP Houston TX, LLC, HCP MOP Corpus Christi TX, LLC, HCP MOP Largo FL, LLC, HCP MOP Clearwater FL, LLC, HCP Chattanooga Surgery Center Owners, LLC, HCP Chattanooga Plaza Owners, LLC, HCP DAS Oakbrook IL, LLC, HCP DAS South University Little Rock AR, LLC, HCP DAS Rodney Parham Little Rock AR, LLC individually, collectively, jointly, and severally, are the borrowers for the HCPI Medical Office Building Portfolio Loan. The borrowers are each a single-purpose entity with a springing member, and for which a non-consolidation opinion was obtained at closing. Each co-borrower owns one of the medical office buildings within this portfolio with the exception of HCP DAS Oakbrook IL, LLC, which owns both properties located in Illinois, and HCP MOP Rockville MD SUB, LLC, which does not own a property, but is wholly owned by HCP MOP Rockville MD, LLC, which is the owner of the Maryland property and which entity executed a payment guaranty, secured by the Maryland property, pursuant to a Maryland indemnity deed of trust loan structure. With the exception of HCP MOP Rockville MD SUB, LLC which, as described in the preceding sentence is owned by HCP MOP Rockville MD, LLC, each of the co-borrowers, as well as HCP MOP Rockville MD, LLC, are owned by HCP Ventures IV REOC, LLC, which is wholly owned by HCP Ventures IV, LLC, which is owned by GE/HCPII, LLC (80% member) and HCP Ventures IV Member, LLC (20% member).

HCP Ventures IV Member, the managing member, is owned and controlled by Health Care Property Investors, Inc. (“HCPI”), which is a publicly traded real estate investment trust (NYSE:HCP). HCPI, organized in 1985, is headquartered in Long Beach, CA. HCPI invests in, develops, and manages healthcare facilities, as well as provides mortgage financing on health care properties. Its portfolio includes interests in 730 properties which total approximately 23 million sq. ft., of which 264 are medical office buildings with an average occupancy of 90%. HCPI’s portfolio includes long-term care facilities, assisted living facilities, medical office buildings, physician group practice clinics, hospitals, retirement communities, skilled nursing facilities, and health care laboratories. As of 12/31/06, HCPI had a net equity of $3.29 billion and liquid assets of $60.69 million. HCPI is rated BBB by S&P and Fitch, Baa3 by Moody’s, and has a market capitalization of $6.04 billion.

The Properties.    The HCPI Medical Office Building Portfolio consists of 14 properties totaling 836,844 sq. ft. that were constructed between 1970 and 2003. The portfolio properties are located in Florida, Virginia, Texas, Tennessee, Maryland, Illinois, and Arkansas. 10.4% of the net rentable area of the portfolio is comprised of surgery space, 5.1% is comprised of clinic space, and the remaining 84.47% is comprised of general medical office space. As of April 30, 2007, the occupancy for the portfolio was 90.9% and the weighted average rent was $23.10 per sq. ft.. Eight properties containing 594,061 sq. ft., which comprise 71.0% of the net rentable area (“NRA”) are located on hospital campuses, and the remaining six properties are located within five miles of a hospital. Eight of the properties are either wholly or partially occupied by credit rated tenants. These credit rated tenants occupy 28.9% of the Global NRA in the portfolio.

Major Tenants.    Diagnostic Clinic Medical Group    (114,756 sq. ft., 13.7% of Global NRA, not rated) contributes 16.2% of the gross potential rent (“GPR”) of the portfolio via two leases which expire 4/30/2010. The 1551 West Bay Building lease is for 104,756 sq. ft. on an 11.6 year term with a current rental rate of $27.12/ sq. ft., with 3% escalations until the end of the lease term. The lease has five - 6 year renewal options. The 1601 West Bay Building lease is for 10,000 sq. ft. on an 11.6 year term with a current rental rate of $15.17 per sq. ft., with 3% escalations until the end of the lease term. The lease has five - 6 year renewal options. Diagnostic Clinic is a privately held, physician owned multi-specialty medical group practice which has served the healthcare needs in the Pinellas submarket for 35 years.

BayCare Health Systems, Inc.    (75,000 sq. ft., 9.0% of Global NRA, rated Aa3 by Moody’s) is the second largest tenant and contributes 4.1% of the GPR of the portfolio. The lease is for a term of 10 years which expires 11/30/2013, with no renewal or termination options. Rent is currently $10.33 per sq. ft., with 3% annual rent escalations. BayCare Health System is a community healthcare system that consists of partnerships between nine non-profit hospitals in the Greater Tampa area. BayCare was formed in 1997 and has been located at the property since 2003.

Loyola University Health System    (49,583 sq. ft., 5.9% of Global NRA, rated Baa2 by Moody’s) is the third largest tenant and contributes 7.7% of the GPR of the portfolio. The first lease is with HealthSouth Corporation and Loyola Ambulatory Surgery Center (affiliates of Loyola University Health System), for 9,501 sq. ft. on the 2nd floor. The lease term is 10 years and expires 8/31/2010. Rent is currently $37.11/sq. ft., with 2.5% annual rent escalations. The second lease is with Loyola University Medical Center, for 5,448 sq. ft. on the 1st floor. The lease term is 8 years and expires on 4/30/2011. Rent is currently $27.26/sq. ft., with 2.5% annual rent escalations. Loyola University Health System (“LUHS”) is a health care institution, which includes an exclusive network of specialty and primary care centers in Chicago’s western and southwestern suburbs. LUHS opened in 1969 and has grown to become one of the nation’s premier medical centers for research, education and patient care. Currently, LUHS is comprised of

$2,555,252,000 (Approximate)

COMM 2007-C9

14 Medical Office Properties, Located in 7 states	COLLATERAL TERM SHEET HCPI Medical Office Building Portfolio	Balance:	$122,000,000
		DSCR:	1.58x
		LTV:	70.3%

Loyola University Medical Center (“LUMC”), the Loyola Ambulatory Surgery Center at Oakbrook, and the Loyola Oakbrook Terrace Imaging Center. LUHS also serves as co-owneroperator of RML Specialty Hospital, a long-term-care facility for ventilator-dependent patients in Hinsdale, IL. Loyola University Health System is currently rated Baa2 by Moody’s.

Additional Credit Rated Tenants:    Memorial Health Care System    (32,609 sq. ft., 3.9% of Global NRA) contributes 3.1% of the GPR of the portfolio. Memorial Health Care System occupies 16,142 sq. ft. of office space at a rental rate of $16.80/sq. ft. on a 10 year lease which expires on 2/29/2016. 8,009 sq. ft. of office space is under a 5-year lease at a rental rate of $19.82/sq. ft which expires on 6/30/2010, and 8,458 sq. ft. of office space is under a 5-year lease at a rental rate of $16.69/sq. ft. which expires 6/30/2010. Memorial Hospital is a 405-bed acute care hospital founded in 1952 and owned by Catholic Health Initiatives. Memorial Hospital provides a broad range of medical, surgical, diagnostic and therapeutic services but specializes in cardiac, surgical, and oncology services. Catholic Health Initiatives (“CHI”) is a not-for-profit healthcare organization formed in 1996 when three existing Catholic-affiliated healthcare organizations combined. CHI now consists of 70 acute care hospitals and 43 long-term care facilities located in 19 states. CHI is the second largest Catholic Health System in the United States. CHI is currently rated AA by S&P, and Aa2 by Moody’s.

Southwest General Hospital, LP    (42,177 sq. ft., 5.0% of Global NRA) contributes 8.0% of the GPR of the portfolio at a weighted average rental amount of $37.23/sq. ft. via three leases for the operation of a birthing center, which expire 12/31/2022. Southwest General Hospital (“SGH”) is an acute-care facility with 319 licensed beds, was founded in 1979 and offers all major services including Medical, Surgical, Telemetry, Intensive Care, Emergency, Skilled Nursing, Rehabilitation, Prenatal/ Women’s, Psychiatric Services, Diabetic Education, a Diabetes Wound Care Center, a Hyperbaric Medicine Center, and a Continuing Medical Education for the medical staff. There are a total of 450 physicians on staff, 185 of which are active. SGH became a part of IASIS Healthcare Corporation (“IASIS”) in 1999. IASIS, based in Franklin TN, is a privately held owner and operator of acute care hospitals that develops and operates networks of medium-sized hospitals in high-growth urban and suburban markets. IASIS began principal operations in October of 1999 and owns or leases 15 hospitals with a total of 2,451 beds in service. These hospitals are located in five states: Arizona, Florida, Louisiana, Nevada, Texas and Utah. IASIS also operates five ambulatory surgery centers and a Medicaid health plan that currently serves over 114,700 members in Arizona. IASIS is rated B by S&P.

St. Vincent’s Infirmary Medical Center    (42,781 sq. ft., 5.1% of Global NRA) contributes 2.4% of the GPR of the portfolio. The rental rate is $10.71/sq. ft. via two leases at two properties on 15-year lease terms, which expire on 6/30/2020 with annual base rent adjustments of 1.5%. St. Vincent Health System operates walk-in clinics at these properties. St. Vincent’s Infirmary Medical Center is the flagship hospital of the St. Vincent Health System, a 588-bed hospital voted as the #1 orthopedic hospital in Arkansas. The St. Vincent Health System consists of several hospitals, including a rehab hospital, and eight area clinics. St. Vincent Health System operates a total of 934 full-service beds and an additional 60 rehabilitation beds. St. Vincent’s Health System is also owned by CHI, which is currently rated AA by S&P, and Aa2 by Moody’s.

The Markets.

Largo/Clearwater/Tampa/St. Petersburg:    There are 2 properties, which account for 22.7% of the Global NRA of the portfolio and 25.6% of the NCF of the portfolio, located in this market. CoStar reports total office space, for all classes, in the Tampa/St. Petersburg market consists of 116,967,771 sq. ft. in 7,697 properties as of the end of the 1Q07. There were 456,131 sq. ft. delivered 1Q 2007, with net absorptions of 638,404 sq. ft. Overall occupancy for the Tampa market at the end of the 1Q07 was 91.8%. Per the CoStar 1Q07 report for the Pinellas submarket, total Class A, B, and C combined office space, consists of 31,482,126 sq. ft. in 1,860 properties. There were 15,500 sq. ft. delivered in 1Q07, with negative absorption of 161,646 sq. ft. The submarket occupancy as of 1Q07 was 90.5%. The appraiser surveyed properties comparable to the Baycare property, which indicated rental rates ranging from $8.95-13.50/sq. ft. and concluded market rent at the Baycare property of $11/sq. ft. Current in-place rents at the Baycare property are $10.33/sq. ft., which is 6.5% below market. The appraiser surveyed properties comparable to the Diagnostic Clinic property, which indicated rental rates ranging from $15-16/sq. ft. for office space and $21.25-32.48/sq. ft. for surgery centers. The appraiser concluded market rent at the subject to be $20 per sq. ft. for the 1551 West Bay building and $15 per sq. ft. for the 1601 West Bay building, with an average rate of $22.04 per sq. ft. Average current in-place rent at the subject property is $26.87/sq. ft.

San Antonio:    The property located in this market accounts for 5.0% of the Global NRA of the portfolio and 11.8% of the NCF of the portfolio. The appraiser surveyed like properties within the regional area due to lack of competing buildings in the market, which indicated rental rates ranging from

$2,555,252,000 (Approximate)

COMM 2007-C9

14 Medical Office Properties, Located in 7 states	COLLATERAL TERM SHEET HCPI Medical Office Building Portfolio	Balance:	$122,000,000
		DSCR:	1.58x
		LTV:	70.3%

$28.50-48 per sq. ft. The appraiser concluded market rent at the subject property of $36 per sq. ft. Current in-place rents at the subject property average $36.07 per sq. ft.

Plano:    The property located in this market accounts for 10.4% of the Global NRA of the portfolio and 11.7% of the NCF of the portfolio. The appraiser surveyed properties comparable to the subject property, which indicated rents for medical office space ranging from $10-15/sq. ft. and $29.20-36.53/sq. ft. for medically intensive/surgery space. The appraiser concluded market rent at the subject property at $14/sq. ft. for medical office space and $20 per sq. ft. for the medically intensive space. Current average in-place rent at the subject property is $22.86 per sq. ft.

Property Management:    Nine of the properties, which comprise 54.0% of the Global NRA and 56.1% of the net cash flow (“NCF”) of the portfolio, are managed and leased by The DASCO Companies, LLC (“DASCO”). Since 1987, DASCO has developed more than 3.5 million square feet of medical facilities worth over $750 million and acquired almost 1.1 million square feet of medical office buildings and out-patient facilities valued at more than $250 million. The company is headquarted in Palm Beach Gardens, FL and maintains management offices in Chicago, Dallas, Denver, Houston, Los Angeles, Orlando, Scottsdale, and Washington, DC.

Cambridge Healthcare Management, Inc. (“Cambridge”) manages the Diagnostic Clinic, Northwest Regional, and Plano properties, which account for 28.2% of the Global NRA and 34.9% of the NCF of the portfolio. Cambridge was formed over 20 years ago by principals, who have a combined total of over 100 years of experience in the operation synergies between hospitals, physician practices and other medical facilities. The company specializes in healthcare facility development, acquisition, ownership and management and is based in Dallas, TX.

MNC Property Management, LP (“MNC”) manages Medical Place I, which accounts for 17.9% of the Global NRA and 9.0% of the NCF of the portfolio. MNC currently manages 15 office properties in the Houston area which comprise over 7,000,000 square feet. The current portfolio managed is over 90% occupied. Velma Marin, the property manager, has been with MNC for over 10 years and has managed the Medical Place I property since 2000.

Reserves.    Following an event of default, Lender may require borrower to establish a tax and insurance reserve to be funded monthly.

Each time the debt service coverage ratio falls below 1.10x, a rollover reserve shall be funded with monthly payments in an amount equal to 1/12 of the amount calculated by multiplying 1.25 by the rentable square footage of all the mortgaged real properties, subject to a cap of $2,500,000. If the debt service coverage exceeds 1.10x for two consecutive fiscal quarters, the rollover release shall be suspended and funds in the reserve account shall be returned to borrower.

Upon the occurrence of an event of default, Lender may require borrower to establish a capital expenditure reserve to be funded with monthly payments in an amount equal to 1/12 of the amount calculated by multiplying 0.25 by the rentable square footage of all of the mortgaged real properties.

Release Provisions.    In connection with a permitted partial prepayment of the HCPI Medical Office Building Portfolio Loan, the borrower has the right to request the release of individual mortgaged real properties from time to time upon satisfaction of certain conditions specified in the loan documents, including prepayment of the greater of: (i) 100% of the allocated loan amount with respect to the respective mortgaged real property to be released; or (ii) the amount that, after giving effect to the partial release, would result in a minimum debt service coverage ratio of 1.30x.

Substitution Provisions.    The borrower has the right to substitute any of the mortgaged real properties from time to time with different real properties of like kind and quality upon satisfaction of certain conditions specified in the loan documents, including: (i) the then-current market value of any proposed substitute property shall equal or exceed the greater of (a) the initial appraised value of the mortgaged real property to be replaced and (b) the then-current market value of the mortgaged real property to be replaced (provided the ratio of the outstanding principal balance to such market value of the proposed substitute property shall be less than 100%); (ii) after giving effect to the proposed substitution, the debt service coverage ratio for the aggregate of all the mortgaged real properties shall be no less than 1.30x; (iii) no mortgaged real property may be replaced with more than one substitute property; (iv) after giving effect to the proposed substitution, the aggregate amount of rent payable under the leases at all the mortgaged real properties for traditional medical office use (as opposed to surgical) shall be not less than 50% of all rents payable under all leases at all mortgaged real properties; and (v) lender shall have received confirmation from the rating agencies that the proposed substitution will not result in any qualification, withdrawal or downgrading of the applicable ratings.

$2,555,252,000 (Approximate)

COMM 2007-C9

14 Medical Office Properties, Located in 7 states	COLLATERAL TERM SHEET HCPI Medical Office Building Portfolio	Balance:	$122,000,000
		DSCR:	1.58x
		LTV:	70.3%

Ground leases.    The Medical Place I property is encumbered by a 50-year ground lease with SJ Medical Center, LLC as the Lessor, which expires in June 2053. The lease has five 10-year extension options. Rental payments are currently $115,300 per year for the first 5 years. Beginning in June 2008 and every 5 years thereafter, base rent increases by the CPI, but shall never be greater than 10% for any 5-year period. The Memorial Plaza property is encumbered by a 50-year ground lease with Memorial Health Care System, Inc. as the Lessor, which expires June, 2055 and contains two 10-year renewal options. Rental payments are currently $6,300 per year with 10% increases every five years. The Mission Surgery property is encumbered by a 50-year ground lease with Memorial Health Care System, Inc. as the Lessor which expires in June 2055, and contains 2 10-year renewal options. Annual rental payments are $6,600 with 10% increases every five years. The terms of all the ground leases include standard lender protections.

Payment and Completion Guaranty:    In connection with an ongoing renovation and expansion project at one of the mortgaged real properties, Southwest General Birth Place located in San Antonio, Texas (“San Antonio Property”), HCPI guaranteed $2,500,000 of the indebtedness under the HCPI Medical Office Building Portfolio Loan. Such guaranty shall be null and void upon delivery to lender of: (i) a fully executed lease with the tenant operating its business at the San Antonio Property; (ii) a final certificate of occupancy with respect to the expansion area under construction at the San Antonio Property; (iii) a certification from the borrower that the construction at the San Antonio Property is complete and that the costs of such construction have been fully paid; and (iv) an acceptable estoppel certificate from the tenant operating its business at the San Antonio Property.

Lockbox/Cash Management:    None.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness.    Not permitted.

$2,555,252,000 (Approximate)

COMM 2007-C9

14 Medical Office Properties, Located in 7 states	COLLATERAL TERM SHEET HCPI Medical Office Building Portfolio	Balance:	$122,000,000
		DSCR:	1.58x
		LTV:	70.3%

HCPI Medical Office Building Portfolio

#	Property	Location	#	Property	Location
1	Southwest General Birth Place	San Antonio, TX	8	BayCare Health Headquarters	Clearwater, FL
2	Chesapeake Medical Center	Chesapeake, VA	9	Mission Surgery Center	Chattanooga, TN
3	Randolph Medical Center	Rockville, MD	10	Memorial Plaza	Chattanooga, TN
4	Plano Medical Pavilion	Plano, TX	11	Oakbrook Terrace Medical Center I	Oakbrook Terrace, IL
5	Medical Place I	Houston, TX	12	Oakbrook Terrace Medical Center II	Oakbrook Terrace, IL
6	Northwest Regional Medical Center	Corpus Christi, TX	13	St. Vincent Clinic - South University	Little Rock, AR
7	The Diagnostic Clinic	Largo, FL	14	St. Vincent Clinic - Rodney Parham	Little Rock, AR

ME
Augusta
VT
NH
Montpelier
Concord
NY
Albany
Boston
MA
Hartford
CT
RI
SD
Pierre
Saint Paul
Lake Michigan
Lake Huron
Lake Ontario
Lake Erie
WI
MI
Madison
Milwaukee
Lansing
Detroit
PA
Chicago
New York
NJ
NE
Des Moines
IA
Harrisburg
Trenton
Philadelphia
Lincoln
OH
IN
Columbus
Baltimore
MD
Dover
DE
Springfield
Indianapolis
Washington D.C.
Annapolis
MO
IL
Topeka
Charleston
WV
Frankfort
Richmond
KS
Jefferson City
VA
KY
Nashville
NC
Raleigh
Oklahoma City
TN
Charlotte
AR
Memphis
OK
Little Rock
Columbia
SC
Atlanta
Atlantic Ocean
MS
Montgomery
Dallas
AL
GA
TX
LA
Jackson
Jacksonville
Tallahassee
Baton Rouge
FL
Austin
Houston
San Antonio
Gulf of Mexico
Nassau
MAP © 2007 CARTIFACT, LOS ANGELES
© 2007 TANA

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$2,555,252,000 (Approximate)

COMM 2007-C9

9595 Six Pines Drive The Woodlands, TX 77380	COLLATERAL TERM SHEET Market Street at The Woodlands	Balance:	$113,000,000
		DSCR:	1.29x
		LTV:	69.2%

$2,555,252,000 (Approximate)

COMM 2007-C9

9595 Six Pines Drive The Woodlands, TX 77380	COLLATERAL TERM SHEET Market Street at The Woodlands	Balance:	$113,000,000
		DSCR:	1.29x
		LTV:	69.2%

$2,555,252,000 (Approximate)

COMM 2007-C9

9595 Six Pines Drive The Woodlands, TX 77380	COLLATERAL TERM SHEET Market Street at The Woodlands	Balance:	$113,000,000
		DSCR:	1.29x
		LTV:	69.2%

Mortgage Loan Information
Loan Seller:	Capmark
Loan Purpose:	Refinance
Original Balance:	$113,000,000
Cut-off Balance:	$113,000,000
% by Initial UPB:	3.90%
Interest Rate:	5.5530%
Payment Date:	1st of each month
First Payment Date:	August 1, 2007
Maturity Date:	July 1, 2017
Amortization:	Interest only for first 36 months of the term and a 30-year amortization schedule thereafter
Call Protection:	Lockout for 24 months from the securitization date, with defeasance permitted thereafter. On and after April 1, 2017 prepayment permitted without penalty.
Sponsor:	Kimco Realty Corporation
Borrower:	Kimco Market Street, LLC
Additional Financing(1):	Future mezzanine debt permitted
Lockbox/Cash Management:	Springing Hard
Initial Reserves(2):	None
Monthly Reserves(3):	Tax:	Springing
	Insurance:	Springing
	Replacement:	Springing
	TI/LC:	Springing
(1)	See “Future Mezzanine or Subordinate Indebtedness” herein for additional information.
(2)	Certain initial reserves funded at origination were released to the borrower upon delivery of a guaranty by Kimco Developers, Inc. See “Reserves” herein for additional information.
(3)	See “Reserves” herein for additional information.

Financial Information
Cut-off Balance / Sq. Ft.:	$241
Balloon Balance / Sq. Ft.:	$216
Cut-off Date LTV(1):	69.2%
Balloon LTV(1):	62.0%
Underwritten DSCR:	1.29x
(1)	Calculated based on “As-Is” appraised value of the property of $148,520,000 plus the appraised value of certain TIF Revenues of $14,700,000. See “The Property” herein for additional information. If the cut-off date LTV and balloon LTV were calculated based upon the “As-Is” appraised value of $148,520,000, such values would be 76.1% and 68.2%, respectively.

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Anchored Retail
Collateral:	Fee Simple
Location:	The Woodlands, TX
Year Built / Renovated:	2004 / NA
Collateral Sq. Ft.:	469,121
Property Management:	Trademark Management, Ltd.
Occupancy (as of June 6, 2007)(1):	91.1%
Underwritten Net Operating Income(2):	$10,378,090
Underwritten Net Cash Flow(2):	$10,021,702
Appraised Value(3):	$163,220,000
Appraisal Date:	May 12, 2007
(1)	Includes tenants not yet in occupancy.
(2)	Includes certain TIF Revenues. See “The Property” herein for additional information.
(3)	Calculated based on “As-Is” appraised value of the property of $148,520,000 plus the appraised value of certain TIF Revenues of $14,700,000. See “The Property” herein for additional information.

$2,555,252,000 (Approximate)

COMM 2007-C9

9595 Six Pines Drive The Woodlands, TX 77380	COLLATERAL TERM SHEET Market Street at The Woodlands	Balance:	$113,000,000
		DSCR:	1.29x
		LTV:	69.2%

Top-10 Tenants
Tenant	Sq. Ft.	% of Total Sq. Ft.	Lease Expiration(1)	Base Rent /Sq. Ft.		2006 Sales	Ratings (S/M/F)(4)	2006 Sales / Sq. Ft.
HEB	81,300	17.3%	7/31/2024	$14.39		$38,981,820	NR	$479
Borders	25,853	5.5	1/31/2025	15.16		N/A	NR	N/A
Regus	23,495	5.0	2/28/2017	26.50	(2)	N/A	NR	N/A
Cinemark	20,664	4.4	5/31/2020	22.00		$2,096,850	B/NR/NR	$419,370(5)
Tommy Bahama	11,986	2.6	4/1/2014	36.00		$8,391,431	NR	$700
Merrill Lynch	11,969	2.6	2/10/2016	23.00		N/A	AA-/Aa3-/AA-	N/A
Hearthstone	11,153	2.4	6/30/2010	25.00		N/A	NR	N/A
Jasper’s	10,041	2.1	10/31/2015	26.96		$5,523,416	NR	$550
Z Gallerie	10,000	2.1	11/30/2014	36.00		$2,732,789	NR	$273
Orvis	9,518	2.0	4/1/2016	0.00	(3)	N/A	NR	N/A
Total/Weighted Average:	215,979	46.0%		$20.61	(6)
(1)	The information in this schedule is based on the assumption that no tenant exercises an early termination option.
(2)	The terms of the lease provide that the tenant’s monthly rent will vary (in some cases, materially) throughout the lease term.
(3)	Tenant only pays percentage rent at 9% of gross sales between $0–$3,000,000 and 8% in excess of $3,000,000
(4)	Certain ratings are those of the parent whether or not the parent guarantees the lease
(5)	Sales per screen. Cinemark has 5 screens at the Market Street at The Woodlands property
(6)	Excludes the Orvis space

Rollover Schedule(1)
Year of Expiration	Number of Leases Expiring	Expiring Sq. Ft.	% of Total Sq. Ft.	Cumulative Total Sq. Ft.	Cumulative % of Total Sq. Ft.	Annual Base Actual Rent/Sq. Ft.(3)	% of Base Actual Rent Rolling	Cumulative % of Base Actual Rent Rolling
2007	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2008	0	0	0.0	0	0.0	$0.00	0.0	0.0
2009	6	13,009	2.8	13,009	2.8	$27.90	3.6	3.6
2010	11	36,179	7.7	49,188	10.5	$27.02	9.7	13.3
2011	14	32,425	6.9	81,613	17.4	$28.79	9.3	22.6
2012	2	8,583	1.8	90,196	19.2	$26.71	2.3	24.9
2013	0	0	0.0	90,196	19.2	$0.00	0.0	24.9
2014	14	71,334	15.2	161,530	34.4	$30.17	21.4	46.3
2015	14	60,832	13.0	222,362	47.4	$25.29	15.3	61.7
2016	5	33,336	7.1	255,698	54.5	$24.61	5.8	67.5
2017	4	39,740	8.5	295,438	63.0	$27.18	10.7	78.2
Thereafter(2)	4	131,871	28.1	427,309	91.1	$16.58	21.8%	100.0%
Vacant		41,812	8.9	469,121	100.0%
Total:	74	469,121	100.0%
(1)	The information in this schedule is based on the assumption that no tenant exercises an early termination option.
(2)	All current leases expiring in 2018 through 2025.
(3)	Excludes percentage rent tenants.

$2,555,252,000 (Approximate)

COMM 2007-C9

9595 Six Pines Drive The Woodlands, TX 77380	COLLATERAL TERM SHEET Market Street at The Woodlands	Balance:	$113,000,000
		DSCR:	1.29x
		LTV:	69.2%

Market Street at The Woodlands

The Loan.    The Market Street at The Woodlands Loan (the “Market Street at The Woodlands Loan”) is a $113,000,000, 10-year loan secured by a first mortgage on the borrower’s fee simple interest in a 469,121 square foot anchored retail/office property located in The Woodlands, Montgomery County, Texas. The Market Street at The Woodlands Loan is interest only for the first 36 months of the loan term and amortizes based on a 30-year amortization schedule thereafter. The Market Street at The Woodlands Loan matures on July 1, 2017 and accrues interest at an annual rate of 5.5530%.

The Borrower.     The Market Street at The Woodlands borrower, Kimco Market Street, LLC, is a Delaware limited liability company, single-purpose, bankruptcy-remote entity for which a non-consolidation opinion was delivered at closing. The borrower is sponsored by Kimco Realty Corporation (“Kimco”). Kimco Realty Corporation (NYSE: KIM), operating as a real estate investment trust (REIT), is one of the largest publicly traded owner and operator of neighborhood and community shopping centers in North America. As of January 31, 2007, Kimco’s real estate portfolio includes more than 1,348 properties totaling approximately 175 million square feet of leasable space in Puerto Rico, Canada, Mexico, and 45 states in the United States.

The Property.    The Market Street at The Woodlands Loan is secured by the borrower’s fee simple interest in a 469,121 square foot retail/office center located in The Woodlands, Montgomery County, Texas. The Market Street at The Woodlands property is a Class “A” retail/office center built in 2004 and is situated on a 34.510 acre site. It is comprised of several buildings and is located in the heart of The Woodlands which is a master planned development community that makes up most of the subject neighborhood. The Woodlands is comprised of 27,000-acres that includes residential villages, commercial developments, schools, churches and recreational amenities.

370,611 square feet of the property (approximately 79.0% of the total square feet) is dedicated for retail use and 98,510 square feet (approximately 21.0% of the total square feet) is dedicated for office use. As of June 6, 2007, the property is 91.1% occupied (includes certain tenants not yet in occupancy) by 57 retail tenants and 17 office tenants. The in-place weighted average rent at the property is $24.05 per sq. ft. excluding one tenant that pays percentage rent in lieu of base rent.

Pursuant to a development and operating agreement (the “Development Agreement”) between Kimco Woodlands, LP (“Kimco LP”), the sole member of the borrower, and the City of The Woodlands’ Town Center Economic Development Zone No. 2 (“Zone”), in connection with costs of developing certain improvements with respect to the property, the Zone has agreed to reimburse Kimco LP for such costs based on the receipts of certain sales and use tax revenue (“TIF Revenue”) over a 30 year period or until such costs are fully reimbursed, whichever is sooner. Based on the appraisal, the TIF Revenue is valued at $14,700,000. An approximation of the TIF Revenues were included in the calculation of Net Cash Flow. However, there can be no assurance that the actual TIF Revenue received will equal either the amount underwritten or the amount of such valuation given in the appraisal.

Significant Tenants.

The three largest tenants are:

HEB    (81,300 sq. ft., 17.3% of NRA, not rated) has a lease expiring on July 31, 2024. The base rental rate is $14.39 per sq. ft. There are four five-year extension options to renew the lease with the rental rate per sq. ft. increasing 10% for each option during the renewal periods. HEB owns more than 300 supermarkets, including a growing number of large gourmet Central Markets in major metropolitan areas and more than 80 smaller Pantry Food stores, often in more rural areas. The company was founded in 1905.

Borders    (25,853 sq. ft., 5.5% of NRA, not rated) has a lease expiring on January 31, 2025. The rental rate is $15.16 per sq. ft. There are four five-year extension options to renew the lease with the rental rate per sq. ft. increasing to $15.68, $17.24, $18.97, and $20.86 during the renewal periods. Borders is a subsidiary of Borders Group, which is the second largest bookstore operator in the United States. Borders Group has stores in 50 states, as well as in the UK, Australia, New Zealand, Puerto Rico, and Singapore and offers its customers books, music, movies, and other entertainment items. Its more than 1,240 retail stores include 525 Borders superstores, about 675 mall-based Waldenbooks stores, and almost 35 UK-based Books etc. shops.

$2,555,252,000 (Approximate)

COMM 2007-C9

9595 Six Pines Drive The Woodlands, TX 77380	COLLATERAL TERM SHEET Market Street at The Woodlands	Balance:	$113,000,000
		DSCR:	1.29x
		LTV:	69.2%

Regus    (23,495 sq. ft., 5.0% of NRA, not rated) has a lease expiring on February 28, 2017. The base rental rate is $26.50 per sq. ft. The terms of the lease provide that the tenant’s monthly rent will vary (in some cases, vary materially) throughout the lease term. Regus Group rents office and meeting space and offers a variety of related services (secretarial, telecommunications systems, video conferencing, conference rooms, and concierge service) to its clients.

The Market.    The Market Street at The Woodlands property is located in The Woodlands, Montgomery County, Texas. The Woodlands is approximately 30 miles north of the Houston Central Business District. The subject property has a good location in The Woodlands with easy access to other portions of the city of Houston as well as reasonable proximity to both employment centers and major roadways including Interstate Highway 45, Woodlands Parkway, and the Hardy Tollroad. The Market Street at The Woodlands property is situated at the corner of the two most heavily traveled roadways in the neighborhood and enjoys excellent visibility. The subject is also located adjacent to the Woodlands Mall, a regional mall in the Houston area. According to the appraisal by CB Richard Ellis dated May 12, 2007 (the “Appraisal”), the neighborhood has experienced an 8.18% annual population growth from 2000 through 2007 within a 1-mile radius. The Appraisal further noted that the 2007 estimated average household income is approximately $98,0000 within a 1-mile radius of the Market Street at The Woodlands property.

Property Management:    The Market Street at The Woodlands property is managed by Trademark Management, Ltd., an affiliate of the borrower.

Lockbox/Cash Management:    The Market Street at The Woodlands Loan has been structured with a springing hard lockbox. The hard lockbox and cash management shall be effective upon the occurrence and continuation of an Event of Default (as defined in the Market Street at The Woodlands Loan documents).

Reserves:    The borrower is required to make monthly deposits of $23,835 into a reserve account for tenant improvements and leasing commissions and $5,864 into a reserve account for replacements, provided the borrower is not required to make such monthly deposits if no Event of Default (as defined in the Market Street at The Woodlands Loan documents) exists and the occupancy rate for the property is at least 85%. In addition, in the event the borrower fails to pay taxes or maintain insurance with respect to the property as required by the loan documents and has not cured such failure, the borrower is required to make immediate deposits into a tax reserve account and insurance reserve account, as applicable, for the payment of taxes and insurance premiums due and monthly deposits into such reserve accounts for the payment of estimated taxes and insurance premiums, as applicable, during the ensuing twelve months.

At origination, the borrower funded certain initial reserves related to certain tenant improvements and leasing commissions and free rent in connection with certain specified tenant leases (the “Specified TI/LC and Rent Reserves”). Funds deposited in such reserves were subsequently released to the borrower upon Kimco Developers, Inc. delivering to the lender a guaranty whereby Kimco Developers, Inc. guaranteed the obligations of the borrower with respect to the Specified TI/LC and Rent Reserves.

Future Mezzanine or Subordinate Indebtedness.    The owners of the borrower are permitted to incur mezzanine indebtedness secured by pledges of the ownership interests in the borrower upon the mortgage loan holder’s consent and subject to, among other things, the following conditions: (i) the combined loan-to-value ratio of the mortgage loan and mezzanine loan does not exceed 80%, (ii) the combined debt service coverage ratio of the mortgage loan and mezzanine loan is not less than 1.20x, and (iii) the borrower shall have delivered written confirmation from the Rating Agencies that the making of the mezzanine loan will not result in a qualification, downgrade or withdrawal of the current ratings assigned to the Certificates.

$2,555,252,000 (Approximate)

COMM 2007-C9

9595 Six Pines Drive The Woodlands, TX 77380	COLLATERAL TERM SHEET Market Street at The Woodlands	Balance:	$113,000,000
		DSCR:	1.29x
		LTV:	69.2%

MAP © 2007 CARTIFACT, LOS ANGELES
© 2007 TANA
Market Street at The Woodlands
9595 Six Pines Drive
The Woodlands, TX 77380
Shenandoah
The Woodlands
Woodloch
Oak Ridge North
Spring
W G Jones State Forest
FM 1488 Rd
College Park Dr
Northam Rd
242
45
Research Forest Dr
Lake Woodlands Dr
Woodlands Pkwy
Grogans Mill Rd
The Woodlands Mall
Sawdust Rd
Rayford Rd
HARDY TOLL RD
Spring Stuebner Rd
Woodbranch
Tomball
Humble
Crosby
Houston
Pasadena
Sugar Land
Missouri City
Richmond
59
290
90
10
610
6

[THIS PAGE INTENTIONALLY LEFT BLANK]

$2,555,252,000 (Approximate)

COMM 2007-C9

32100 Las Vegas Boulevard Primm, NV 89019	COLLATERAL TERM SHEET Fashion Outlet of Las Vegas	Balance:	$103,000,000
		DSCR:	1.37x
		LTV:	76.3%

$2,555,252,000 (Approximate)

COMM 2007-C9

32100 Las Vegas Boulevard Primm, NV 89019	COLLATERAL TERM SHEET Fashion Outlet of Las Vegas	Balance:	$103,000,000
		DSCR:	1.37x
		LTV:	76.3%

$2,555,252,000 (Approximate)

COMM 2007-C9

32100 Las Vegas Boulevard Primm, NV 89019	COLLATERAL TERM SHEET Fashion Outlet of Las Vegas	Balance:	$103,000,000
		DSCR:	1.37x
		LTV:	76.3%

Mortgage Loan Information
Loan Seller:	Capmark

Loan Purpose:	Refinance

Original Balance:	$ 103,000,000

Cut-off Balance:	$ 103,000,000

% by Initial UPB:	3.55%

Interest Rate:	5.8400%

Payment Date:	1st of each month

First Payment Date:	March 1, 2007

Maturity Date:	February 1, 2012

Amortization:	Interest Only

Call Protection:	Prepayment permitted with yield maintenance or 1.0%. On and after August 1, 2011, prepayment permitted without yield maintenance or penalty.

Sponsor:	Jakob Brodt, James Schlesinger and Ghini Zaidman

Borrower:	Fashion Outlet of Las Vegas LLC

Additional Financing:	Senior Mezzanine Loan $30,000,000 (not yet drawn) Junior Mezzanine Loan $10,000,000 ($2,000,000 not yet drawn).

Lockbox/Cash Management:	Soft, Springing Hard

Initial Reserves(1):	Tax:	$138,415

	Insurance:	$104,423

	TI/LC:	$3,488,212

Monthly Reserves(1):	Tax:	$46,138

	Insurance:	$11,603

	Replacement:	$4,641

	TI/LC:	Springing

	Ground Lease:	Springing

(1)	See “Reserves” section herein for additional information.

Financial Information(1)
Cut-off Balance / Sq. Ft. (Net of Reserves):	$277

Balloon Balance / Sq. Ft.(1):	$277

Cut-off Date LTV:	76.3%

Balloon LTV:	76.3%

Underwritten DSCR:	1.37x

Property Information
Single Asset / Portfolio:	Single Asset

Property Type:	Anchored/Retail

Collateral:	Leasehold

Location:	Primm, NV

Year Built / Renovated:	1998 / NA

Collateral Sq. Ft.:	371,358

Property Management:	FOLV Management, LLC

Occupancy (as of April 21, 2007):	99.08%

Underwritten Net Operating Income:	$8,754,008

Underwritten Net Cash Flow:	$8,352,710

Appraised Value:	$135,000,000

Appraisal Date:	November 29, 2006

$2,555,252,000 (Approximate)

COMM 2007-C9

32100 Las Vegas Boulevard Primm, NV 89019	COLLATERAL TERM SHEET Fashion Outlet of Las Vegas	Balance:	$103,000,000
		DSCR:	1.37x
		LTV:	76.3%

The Top 10 Tenants
Tenant	Sq. Ft.	% of Total Sq. Ft.	Lease Expiration(1)	UW Base Rent Per / Sq. Ft.		2006 Sales	Ratings (S/M/F)(2)	2006 Sales / Sq. Ft.
Neiman Marcus Last Call	25,007	6.7%	1/31/2009	$11.00		$8,046,743	NR/B2/B-	$322
Vanity Fair	16,929	4.6	3/31/2008	12.00		Not Reported	Not Rated	Not Reported
Old Navy	15,085	4.1	7/31/2012	10.00		$6,508,219	BB+/Ba1/BB+	$431
Williams Sonoma	15,000	4.0	1/31/2009	14.00		$3,312,839	Not Rated	$221
Nike Factory Store	13,779	3.7	1/31/2012	26.00		Not Reported	Not Rated	Not Reported
Polo Ralph Lauren Factory	12,579	3.4	7/31/2008	0.00	(3)	$7,710,274	BBB+/Baa1/NR	$613
Tommy Bahama	10,328	2.8	11/30/2011	29.12		$4,148,315	Not Rated	$402
Banana Republic	10,004	2.7	7/31/2012	24.00		$6,104,786	BB+/Ba1/BB+	$610
Gap	10,002	2.7	7/31/2012	11.75		$5,488,366	BB+/Ba1/BB+	$549
Ann Taylor Factory Store	8,345	2.2	1/31/2016	12.00		$1,581,009	Not Rated	$187
Total/Weighted Average:	137,058	36.9%		$15.71	(4)
(1)	The information in this schedule is based on the assumption that no tenant exercises an early termination option.
(2)	Certain ratings may be those of the parent whether or not the parent guarantees the lease.
(3)	Tenant pays percentage rent only.
(4)	Excludes Polo Ralph Lauren Factory lease

Rollover Schedule(1)
Year of Expiration	Number of Leases Expiring	Expiring Sq. Ft.	% of Total Sq. Ft.	Cumulative Total Sq. Ft.	Cumulative % of Total Sq. Ft.	Annual Base Actual Rent / Sq. Ft.(3)	% of Base Actual Rent Rolling	Cumulative % of Base Actual Rent Rolling
MTM	5	15,751	4.2%	15,751	4.2%	$21.88	3.5%	3.5%
2007	5	14,060	3.8	29,811	8.0	$22.35	3.0	6.6
2008	21	71,800	19.3	101,611	27.4	$28.28	19.7	26.3
2009	12	68,755	18.5	170,366	45.9	$18.01	13.7	39.9
2010	5	4,869	1.3	175,235	47.2	$51.31	2.9	42.8
2011	6	27,632	7.4	202,867	54.6	$27.41	8.0	50.8
2012	16	85,173	22.9	288,040	77.6	$25.28	25.3	76.1
2013	2	6,248	1.7	294,288	79.3	$30.89	2.3	78.4
2014	3	9,723	2.6	304,011	81.9	$20.13	2.3	80.7
2015	2	6,608	1.8	310,619	83.6	$24.38	1.9	82.6
2016	6	31,071	8.4	341,690	92.1	$22.75	8.3	90.9
2017	7	15,659	4.2	357,349	96.2	$32.04	5.9	96.8
Thereafter(2)	2	10,608	2.9	367,957	99.1	$25.38	3.2%	100.0%
Vacant		3,401	0.9	371,358	100.0%
Total:	92	371,358	100.0%
(1)	The information in this schedule is based on the assumption that no tenant exercises an early termination option.
(2)	All current leases expiring in 2018 through 2020.
(3)	Excludes tenants who pay percentage rent in lieu of base rent.

$2,555,252,000 (Approximate)

COMM 2007-C9

32100 Las Vegas Boulevard Primm, NV 89019	COLLATERAL TERM SHEET Fashion Outlet of Las Vegas	Balance:	$103,000,000
		DSCR:	1.37x
		LTV:	76.3%

The Fashion Outlet Loan

The Loan.    The Fashion Outlet of Las Vegas Loan (the “Fashion Outlet Loan”) is secured by a first mortgage on the borrower’s leasehold interest in a 371,358 sq. ft. one-story, enclosed regional outlet center located in Primm, Nevada which is approximately 40 miles south of the Las Vegas Strip. The Fashion Outlet Loan matures on February 1, 2012 and accrues interest at an annual rate of 5.84%.

The Borrower.    The Fashion Outlet borrower, Fashion Outlet of Las Vegas LLC, is a Delaware limited liability company, single-purpose, bankruptcy-remote entity for which a non-consolidation opinion was delivered at closing. The borrower is sponsored by James Schlesinger, Jakob Brodt and Ghini Zaidman, who are guarantors and environmental indemnitors. James Schlesinger has twenty years of experience as principal owning and re-positioning significant sized retail centers. Approximately thirteen years ago, he formed the Talisman Companies. Talisman Companies’ portfolio currently stands over 2 million sq. ft., inclusive of the subject property.

The Property.    The Fashion Outlet property consists of a leasehold interest in an outlet mall constructed in 1998. The improvements consist of a one-story enclosed regional outlet center containing approximately 371,358 sq. ft. The Fashion Outlet property is developed on a 36.1 acre parcel. The property is located along the east side of Interstate 15, adjacent to the south of Primm Valley Resort and Casino, in the City of Primm, Clark County, Nevada.

As of April 21, 2007, the Fashion Outlet property is 99.08% leased to 92 tenants. The in-place weighted average rent at the property is $24.74 per sq. ft, excluding five tenants which pay percentage rent in lieu of base rent.

Significant Tenants.

The three largest tenants are:

Neiman Marcus Last Call (25,007 sq. ft., 6.7% of NRA, rated B2/B- by M/F) has a lease expiring on January 31, 2009. The rental rate is $11.00 per sq. ft. There are two five-year extension options to renew the lease with the rental rate per sq. ft. increasing to $12.50 and $14.00 during the renewal periods. The company operates nineteen Last Call clearance stores that sell marked-down items.

Vanity Fair (16,929 sq. ft., 4.6% of NRA, not rated) has a lease expiring on March 31, 2008. The rental rate is $12.00 per sq. ft. There are two five-year extension options to renew the lease with the rental rate per sq. ft. increasing to $13.50 and $15.00 during the renewal periods. Vanity Fair is a retailer of intimate apparel.

Old Navy (15,085 sq. ft., 4.1% of NRA, rated BB+/Ba1/BB+ by S/M/F) has a lease expiring on July 31, 2012. The rental rate is $10.00 per sq. ft. There are two five-year extension options to renew the lease with the rental rate per sq. ft. increasing to $11.00 and $12.00 during the renewal periods. Old Navy is a clothing retailer owned by The Gap, Inc. The Gap Inc. operates retail and outlet stores that sell casual apparel, accessories, and personal care products for men, women, and children under the Gap, Old Navy, Banana Republic, Piperlime, and Forth & Towne brand names. The Gap, Inc. was founded in 1969 and is headquartered in San Francisco, California.

The Market.    The Fashion Outlet property is located in Primm, Clark County, Nevada. Primm is located on the Nevada side of the California/Nevada state line and is approximately 40 miles from central Las Vegas. Primm generally consists of three casino resorts along Interstate 15, the subject enclosed outlet center, and a 36-hole golf club. Interstate 15 is the major access route from the entire southern California region into Las Vegas. Over 14 million vehicles, carrying more than 34 million passengers travel I-15 annually. The subject markets itself to tourists in Las Vegas as well as those traveling Interstate 15, to and from Las Vegas.

Property Management:    The Fashion Outlet property is managed by FOLV Management, LLC an arm of Talisman Companies. Talisman Companies’ portfolio currently stands over 2 million sq. ft. inclusive of the subject property. Talisman Companies LLC and its predecessor, Schlesinger Companies, led by James Schlesinger have been engaged in the business of adding value to under performing retail centers since 1980.

$2,555,252,000 (Approximate)

COMM 2007-C9

32100 Las Vegas Boulevard Primm, NV 89019	COLLATERAL TERM SHEET Fashion Outlet of Las Vegas	Balance:	$103,000,000
		DSCR:	1.37x
		LTV:	76.3%

Lockbox/Cash Management:    The Fashion Outlet Loan has been structured with a soft lockbox at closing that springs to a hard lockbox upon the occurrence of a Lockbox Trigger Event. A “Lockbox Trigger Event” means the occurrence of any of the following: (1) an Event of Default (as defined in the Fashion Outlet Loan documents) or (2) the initial advance of the senior mezzanine loan (as provided for in the senior mezzanine loan agreement).

Reserves:    At origination, the borrower deposited (i) $138,414.61 into a tax reserve, (ii) $104,422.88 into an insurance reserve and (iii) $3,488,212 into a tenant improvements and leasing commissions reserve to pay specific tenant improvements and leasing commissions identified in the related loan documents. The borrower is required to make monthly escrow payments as follows: (i) taxes, in an amount equal to 1/12 of the annual amount of taxes due, (ii) insurance, in an amount equal to 1/12 of the annual amount of insurance premiums due and, (iii) replacement reserves, in an amount equal to $4,641. The borrower is required to make a monthly deposit to a general tenant improvements and leasing commissions reserve in amount determined by the lender in order to pay the anticipated cost of tenant improvements and leasing commissions that may arise during the term of the Fashion Outlet Loan, provided, however, that the borrower will not be required to make monthly payments to this reserve so long as no Event of Default (as defined in the Fashion Outlet Loan documents) then exists, the DSCR equals or exceeds 1.15x for the prior three months and the occupancy rate at the Fashion Outlet property is at least 90%. During a “Ground Lease Trigger Event”, which is defined as (i) the occurrence and continuation of an Event of Default (as defined in the Fashion Outlet Loan documents) or (ii) the borrower’s failure to deliver on two (2) or more occasions evidence that the ground rent has been paid when due, the borrower is required to make monthly deposits into the ground rent reserve in an amount sufficient to pay the ground lease rent and all other charges due under the ground lease on the ground lease rent payment date occurring on or immediately succeeding the payment date.

Current Mezzanine or Subordinate Indebtedness.    $30,000,000 senior mezzanine loan exists, but has not yet been drawn on by the senior mezzanine borrower. $10,000,000 junior mezzanine loan exists but the related mezzanine borrower has not yet drawn $2,000,000 of the junior mezzanine loan from the related junior mezzanine lender. The junior mezzanine loan provides for the deferral of a portion of the interest payments for a portion of the loan term and once deferral is no longer allowed, such deferred amounts must be repaid over the remaining term of such loan.

Ground Lease.    The borrower has a leasehold interest in the Fashion Outlet property pursuant to a fifty year ground lease agreement with Primm 650 Limited Partnership. The ground lease expires December 31, 2048 and includes one option to extend for a period of twenty-five (25) years. The ground rent due is based on a percentage of net receipts. Every three years the minimum ground rent is recalculated based upon 80% of the average rent paid over the previous three years. The borrower is permitted to expand the ground lease collateral (the “Ground Lease Expansion”) by adding an adjacent parcel (the “Additional Ground Lease Parcel”) pursuant to a separate ground lease so long as it satisfies the conditions set forth in the loan documents. The Additional Ground Lease Parcel will then become part of the collateral securing the Fashion Outlet Loan. It is anticipated that if the Additional Ground Lease Parcel is obtained by the borrower, the borrower will construct improvements on such Additional Ground Lease Parcel.

Partial Release.    So long as no Event of Default (as defined in the Fashion Outlet Loan documents) then exists, at any time after the Ground Lease Expansion occurs, the borrower can obtain a release of the Additional Ground Lease Parcel if the borrower is unable to obtain building permits to commence construction of the improvements and such Additional Ground Lease Parcel is vacant and not subject to any leases, subject to satisfaction of certain conditions set forth in the loan documents. In addition, if the construction of the improvements has not commenced on or prior to the second anniversary of the closing of the senior mezzanine loan, the borrower is required to convey the Additional Ground Lease Parcel to a third party as well as comply with the release provisions set forth in the loan documents.

$2,555,252,000 (Approximate)

COMM 2007-C9

32100 Las Vegas Boulevard Primm, NV 89019	COLLATERAL TERM SHEET Fashion Outlet of Las Vegas	Balance:	$103,000,000
		DSCR:	1.37x
		LTV:	76.3%

SCALE IN MILES
North Las Vegas
Sunrise Manor
Las Vegas
Winchester
Spring Valley
Paradise
East Las Vegas
Henderson
Enterprise
Sloan
Boulder City
Lake Mead
Goodsprings
Jean
CLARK COUNTY
NEVADA
CALIFORNIA
Lake Mead NRA
ARIZONA
Nelson
Fashion Outlet of Las Vegas
32100 Las Vegas Boulevard
Primm, NV 89019
Roach
Primm
Nipton
Searchlight
Mojave NP
Lake Mohave
Laughlin
Bullhead City
Fort Mojave Indian Res.
Salt Lake City
Denver
Sacramento
San Fran
San Jose
Las Vegas
Bakersfield
Los Angeles
Phoenix
San Diego
Santa Fe
Albuquerque
El Paso
Tucson
Flagstaff
Colorado Springs
Fort Collins
UTAH
COLORADO
CALIFORNIA
ARIZONA
NEW MEXICO
TEXAS
MEXICO
Pacific Ocean

[THIS PAGE INTENTIONALLY LEFT BLANK]

$2,555,252,000 (Approximate)

COMM 2007-C9

37 Warehouse/Distribution Centers, 1 Office, Located in 25 States	COLLATERAL TERM SHEET USFS Industrial Distribution Portfolio	TMA Balance:	$89,754,335
		TMA DSCR:	1.60x
		TMA LTV:	75.0%

15155 Northam Street
La Mirada, CA

11955 E Peakview Avenue
Centennial, CO

13000 Livingston Road
Manassas, VA

300 Lawrence Drive
Livermore, CA

22

7598 NW 6th Avenue
Boca Raton, FL

N
P
P
R

7801 Statesville
Charlotte, NC

$2,555,252,000 (Approximate)

COMM 2007-C9

37 Warehouse/Distribution Centers, 1 Office Located in 25 States	COLLATERAL TERM SHEET USFS Industrial Distribution Portfolio	TMA Balance:	$89,754,335
		TMA DSCR:	1.60x
		TMA LTV:	75.0%

Mortgage Loan Information
Loan Seller:	GACC

Loan Purpose:	Acquisition

Original TMA Balance(1):	$89,754,335

Cut-off Date TMA Balance(1):	$89,754,335

% by Initial UPB:	3.10%

Interest Rate:	6.3830%

Payment Date:	1st of each month

First Payment Date:	September 1, 2007

Maturity Date:	August 1, 2017

Amortization:	Interest Only

Call Protection:	Lockout until the earlier of (i) the date
on which the entire principal amount of
the whole loan is securitized or (ii)
August 1, 2008, then yield maintenance
or 3.0% is permitted until the date that is
two years after the securitization of the
last pari passu note from which date
only defeasance is permitted. On and
after February 1, 2017, prepayment is
	permitted without penalty.

Sponsor:	Kohlberg Kravis Roberts and Clayton, Dubilier & Rice

Borrower:	USF Propco I, LLC

Pari Passu Debt(2):	$382,636,915

Additional Financing:	None

Lockbox/Cash Management:	Hard/In-Place

Initial Reserves:	Base Rent:	$4,382,088

	Environmental Testing(3):	$2,556,875

(1)	The original Trust Mortgage Asset (“TMA”) amount of $89,754,335 (evidenced by a pari passu A-1 note) represents a portion of a $472,391,250 whole loan evidenced by six pari passu notes. Only the TMA is included in the Trust. Citigroup Global Markets Realty Corp. currently owns the $89,754,338 pari passu A-2 Note; Goldman Sachs Mortgage Company owns the $67,709,413 pari passu A-3 Note; JPMorgan Chase Bank, N.A. owns the $67,709,413 pari passu A-4 Note; Morgan Stanley Mortgage Capital Holdings LLC, owns the $89,754,338 pari passu A-5 Note and GACC currently owns the $67,709,413 pari passu A-6 note. It is anticipated that each pari passu note will be contributed to one or more future securitizations. See “The Loan” section herein for additional information.
(2)	See “The Loan” section herein for additional information.
(3)	See “Reserves” herein for additional information.

Financial Information(1)
Cut-off TMA Loan Balance /Sq. Ft.:	$52

Balloon Balance / Sq. Ft.:	$52

Cut-off Date LTV:	75.0%

Balloon Balance LTV:	75.0%

Underwritten DSCR:	1.60x

(1)	Financial information is based on the $472,391,250 aggregate original balance of the USFS Industrial Distribution Portfolio Whole Loan.

Property Information
Single Asset / Portfolio:	Portfolio (38 properties)

Property Type:	Various

Collateral:	Fee Simple

Location:	Various (25 states)

Year Built / Renovated:	Various / Various

Collateral Sq. Ft.:	9,042,097

Property Management:	U.S. Foodservice, Inc.

Occupancy (8/01/2007):	100.0%

NNN Master Lease Rent:	$52,585,051

Underwritten Net Operating Income:	$50,960,217

Underwritten Net Cash Flow:	$49,030,304

Appraised Value:	$629,855,000

Appraisal Date(1):	Various

(1)	Ranging from May 21, 2007 through May 30, 2007.

$2,555,252,000 (Approximate)

COMM 2007-C9

37 Warehouse/Distribution Centers, 1 Office, Located in 25 States	COLLATERAL TERM SHEET USFS Industrial Distribution Portfolio	TMA Balance:	$89,754,335
		TMA DSCR:	1.60x
		TMA LTV:	75.0%

USFS Industrial Distribution Portfolio Summary
Property name	Location	MSA	Allocated Cut-Off Date Whole Loan Balance per Sq. Ft.	Allocated Cut-Off Date Whole Loan Balance	% of Allocated Cut-Off Date Whole Loan Balance	Year Built / Renovated	Net Rentable Area (Sq. Ft.)	Occupancy	Appraised Value	Appraised Value per Sq. Ft.
15155 Northam Street	La Mirada, CA	Los Angeles	$104	$45,375,000	9.61%	1995/2000, 2005	436,739	100.0%	$60,500,000	$139
120 Longs Pond Road	Lexington, SC	Columbia	55	27,750,000	5.87%	1988/1992, 2004	504,627	100.0%	37,000,000	73
7004 E. Hanna Avenue	Tampa, FL	Tampa	70	23,700,000	5.02%	1989/2006	336,634	100.0%	31,600,000	94
1685 W. Cheyenne Avenue	North Las Vegas, NV	Las Vegas	76	23,250,000	4.92%	1997	307,790	100.0%	31,000,000	101
7801 Statesville Road	Charlotte, NC	Charlotte	53	22,672,500	4.80%	1992/1997	427,894	100.0%	30,230,000	71
300 Lawrence Dr.	Livermore, CA	San Francisco	65	21,525,000	4.56%	1992/2002	330,250	100.0%	28,700,000	87
4550 W. Buckeye Road	Phoenix, AZ	Phoenix-Mesa	66	20,865,000	4.42%	1989/1998	313,900	100.0%	27,820,000	89
8024 Telegraph Road	Severn, MD	Baltimore	57	19,800,000	4.19%	1989/1998	346,271	100.0%	26,400,000	76
10211 North IH 35	Oklahoma City, OK	Oklahoma City	61	19,575,000	4.14%	1999/2007	321,769	100.0%	26,100,000	81
7598 NW 6th Avenue	Boca Raton, FL	Fort Lauderdale	109	18,750,000	3.97%	1993	172,200	100.0%	25,000,000	145
11994 Livingston Road	Manassas, VA	Washington, DC	62	17,925,000	3.79%	1985/various	287,080	100.0%	23,900,000	83
1500 NC Hwy 39	Zebulon, NC	Atlanta	43	16,762,500	3.55%	1996/2007	394,065	100.0%	22,350,000	57
28001 Napier Road	Wixom, MI	Detroit	47	13,500,000	2.86%	1999	286,800	100.0%	18,000,000	63
11955 E. Peakview Ave.	Centennial, CO	Denver	34	12,825,000	2.71%	1987/1998	381,032	100.0%	17,100,000	45
12301 Cumberland Road	Fishers, IN	Indianapolis	54	12,375,000	2.62%	1998	229,062	100.0%	16,500,000	72
1899 N U.S. Hwy 1	Ormand Beach, FL	Daytona Beach	58	11,625,000	2.46%	1986/1998	202,143	100.0%	15,500,000	77
222 Otrobando Ave. P.O. Box 103	Yantic (Norwich), CT	Hartford	47	11,250,000	2.38%	1950, 1995/1999	240,609	100.0%	15,000,000	62
9605 54th Avenue North	Plymouth, MN	Minneapolis/ St. Paul	51	11,250,000	2.38%	1986	219,530	100.0%	15,000,000	68
W137 N9245 Highway 45	Menomonee Falls, WI	Milwaukee	62	10,650,000	2.25%	1982/1988	172,826	100.0%	14,200,000	82
950 South Shiloh Road	Garland, TX	Dallas	28	10,125,000	2.14%	1989/2007	357,370	100.0%	13,500,000	38
111 Alliant Drive	Houston, TX	Houston	59	9,900,000	2.10%	2001	167,939	100.0%	13,200,000	79
755 Pierce Road	Clifton Park, NY	Schenectady	59	8,850,000	1.87%	1986/1996	150,000	100.0%	11,800,000	79
40 Fort Lewis Boulevard	Salem, VA	Roanoke	25	8,850,000	1.87%	1972/2002	356,178	100.0%	11,800,000	33
8000 Bavaria Road	Twinsburg, OH	Cleveland	49	8,287,500	1.75%	1991/2005	167,575	100.0%	11,050,000	66
10410 S. 50th Place	Phoenix, AZ	Phoenix-Mesa	122	7,620,000	1.61%	1985	62,388	100.0%	10,160,000	163
1 Quality Lane	Streator, IL	Chicago	47	7,275,000	1.54%	1978/1995	155,100	100.0%	9,700,000	63
2850 Selma Highway	Montgomery, AL	Montgomery	23	6,892,500	1.46%	1965/1999	304,112	100.0%	9,190,000	30
5445 Spellmire Drive	Cincinnati, OH	Cincinnati	29	5,947,500	1.26%	1988	203,958	100.0%	7,930,000	39
1350/1400 N. 10th Street	Paducah, KY	Paducah- McCraken	36	5,568,750	1.18%	1976/1998	155,994	100.0%	7,425,000	48
1044/1045 Garden Street	Greensburg, PA	Pittsburgh	17	5,445,000	1.15%	1956/2006	323,900	100.0%	7,260,000	22
4601 32nd Ave S	Grand Forks, ND	Grand Forks	45	5,306,250	1.12%	1994/2004	119,220	100.0%	7,075,000	59
5353 Nathan Lane North	Plymouth, MN	Minneapolis	52	4,181,250	0.89%	1990/2007	79,855	100.0%	5,575,000	70
125 Gardenville Parkway West	Cheektowaga, NY	Buffalo	26	3,975,000	0.84%	1970/1988, 1999	150,104	100.0%	5,300,000	35
6315 John J Pershing Drive	Omaha, NE	Omaha	30	3,225,000	0.68%	1990/2003	107,000	100.0%	4,300,000	40
3500 Saratoga Ave	Bismarck, ND	Bismarck	44	2,887,500	0.61%	1996/2005, 2006	65,800	100.0%	3,850,000	59
333-340 Cleremont Avenue	Chicago, IL	Chicago	57	2,700,000	0.57%	1960	47,700	100.0%	3,600,000	75
2575 Virginia Avenue	Hurricane, WV	Charleston	20	2,700,000	0.57%	1969/various	137,337	100.0%	3,600,000	26
345 Kino Drive	Tucson, AZ	Tuscon	64	1,230,000	0.26%	1960/2001	19,346	100.0%	1,640,000	85
Total/Average			$52	$472,391,250	100.00%		9,042,097	100.0%	$629,855,000	$71

$2,555,252,000 (Approximate)

COMM 2007-C9

37 Warehouse/Distribution Centers, 1 Office, Located in 25 States	COLLATERAL TERM SHEET USFS Industrial Distribution Portfolio	TMA Balance:	$89,754,335
		TMA DSCR:	1.60x
		TMA LTV:	75.0%

USFS Industrial Distribution Portfolio Summary
Property Name	% of Portfolio Base Rent	% of Portfolio EBITDAR(1)	2006 Sales per Sq. Ft.	Total Sq. Ft.	Dry Storage % of Sq. Ft.(2)	Cooler % of Sq. Ft.	Freezer % of Sq. Ft.	Ceiling Height (feet)(3)	Bay Doors
15155 Northam Street	8.47%	5.93%	$1,179.93	436,739	57%	15%	27%	40	57
120 Longs Pond Road	5.76%	11.41%	1,204.24	504,627	50%	16%	35%	40	56
7004 E. Hanna Avenue	4.64%	3.69%	891.30	336,634	53%	23%	23%	35	34
1685 W. Cheyenne Avenue	3.53%	4.43%	1,255.98	307,790	65%	16%	19%	30	46
7801 Statesville Road	4.88%	3.30%	1,107.86	427,894	55%	21%	24%	40	67
300 Lawrence Dr.	3.87%	5.39%	1,500.47	330,250	62%	16%	22%	30	36
4550 W. Buckeye Road	3.94%	4.77%	1,286.98	313,900	58%	14%	28%	32	40
8024 Telegraph Road	4.44%	2.66%	1,109.30	346,271	59%	18%	23%	35	43
10211 North IH 35	5.51%	3.02%	871.60	321,769	63%	13%	24%	36	41
7598 NW 6th Avenue	3.27%	0.80%	861.43	172,200	59%	20%	21%	32	30
11994 Livingston Road	3.82%	3.37%	870.44	287,080	59%	21%	20%	43	42
1500 NC Hwy 39	4.12%	6.82%	1,082.52	394,065	64%	13%	23%	40	47
28001 Napier Road	3.14%	1.96%	1,192.35	286,800	59%	21%	20%	35	7
11955 E. Peakview Ave.	2.90%	2.32%	982.36	381,032	70%	20%	10%	35	39
12301 Cumberland Road	2.85%	2.90%	931.11	229,062	65%	14%	22%	28	36
1899 N U.S. Hwy 1	2.31%	2.65%	1,116.21	202,143	51%	17%	32%	27	46
222 Otrobando Ave. P.O. Box 103	2.52%	0.88%	741.90	240,609	81%	6%	13%	44	39
9605 54th Avenue North	2.36%	3.10%	1,318.02	219,530	70%	6%	24%	30	25
W137 N9245 Highway 45	2.14%	0.38%	591.92	172,826	57%	19%	24%	30	22
950 South Shiloh Road	3.12%	3.25%	891.75	357,370	59%	15%	26%	27	28
111 Alliant Drive	2.08%	0.93%	854.43	167,939	54%	27%	19%	34	29
755 Pierce Road	2.14%	3.14%	1,631.52	150,000	47%	23%	31%	33	33
40 Fort Lewis Boulevard	1.86%	4.67%	958.93	356,178	60%	13%	27%	32	56
8000 Bavaria Road	1.75%	1.24%	1,048.76	167,575	46%	30%	24%	28	29
10410 S. 50th Place	1.54%	-4.32%	N/A	62,388	100%	0%	0%	n/a	n/a
1 Quality Lane	1.77%	0.86%	1,622.31	155,100	46%	29%	26%	27	26
2850 Selma Highway	1.45%	5.75%	1,440.65	304,112	62%	10%	27%	38	55
5445 Spellmire Drive	1.26%	2.81%	1,018.23	203,958	58%	15%	27%	35	30
1350/1400 N. 10th Street	1.19%	1.40%	1,077.68	155,994	63%	18%	19%	36	22
1044/1045 Garden Street	1.39%	3.65%	696.31	323,900	81%	6%	12%	30	30
4601 32nd Ave S	1.22%	2.18%	1,207.46	119,220	22%	23%	22%	31	11
5353 Nathan Lane North	0.84%	0.00%	n/a	79,855	100%	0%	0%	24	6
125 Gardenville Parkway West	1.00%	0.95%	979.20	150,104	67%	8%	25%	32	25
6315 John J Pershing Drive	0.84%	0.76%	1,240.96	107,000	63%	15%	22%	24	18
3500 Saratoga Ave	0.66%	0.00%	n/a	65,800	64%	22%	14%	31	12
333-340 Cleremont Avenue	0.59%	1.09%	2,217.80	47,700	40%	47%	13%	14	4
2575 Virginia Avenue	0.59%	1.62%	855.78	137,337	70%	9%	20%	32	17
345 Kino Drive	0.24%	0.24%	410.09	19,346	54%	41%	5%	16	2
Total Wtd./Avg.:	100.00%	100.00%	$1,058.18	9,042,097	62%	17%	21%	30	32
(1)	EBITDAR is defined as earnings from operations (after deducting compensation payable directly or indirectly to employees in the nature of regular salaries, wages and bonuses), plus, to the extent deducted in determining such earnings: interest expense, income taxes, depreciation and amortization, any rental expense on real property, corporate-level overhead expense, royalty charges from affiliates, pre-opening expenses and restructuring expenses, provisions for impairments, closings and disposals, and any non-cash charges.
(2)	Dry Storage allocation includes dry storage, dock space and office space.
(3)	Ceiling height only applies to distribution space height.

$2,555,252,000 (Approximate)

COMM 2007-C9

37 Warehouse/Distribution Centers, 1 Office, Located in 25 States	COLLATERAL TERM SHEET USFS Industrial Distribution Portfolio	TMA Balance:	$89,754,335
		TMA DSCR:	1.60x
		TMA LTV:	75.0%

The USFS Industrial Distribution Portfolio Loan

The Loan.    The USFS Industrial Distribution Portfolio Loan (the “USFS Industrial Distribution Portfolio Loan”) is a $89,754,335 10-year, interest-only, fixed rate loan secured by a first priority mortgage on the borrower’s fee simple interest in 37 distribution centers and 1 office building located in 25 states throughout the continental United States (the “USFS Industrial Distribution Portfolio Properties”).

On July 3, 2007, Kohlberg Kravis Roberts and Clayton, Dubilier & Rice (the “Sponsors”) acquired 100% of the outstanding shares of capital stock of U.S. Foodservice, Inc. (the “Acquisition”), a wholly-owned subsidiary of Koninklijke Ahold N.V. (“Ahold”). The total purchase price was approximately $7.3 billion, which was financed with a $4.979 billion debt financing and $2.25 billion of sponsor equity. The total debt commitment is split into $4.349 billion of non-CMBS financing comprised of asset-based lending cash, and various unsecured credit facilities. The remaining $630 million of debt is comprised of the USFS Industrial Distribution Portfolio Whole Loan and $169 million of floating rate CMBS debt net of closing costs. The USFS Industrial Distribution Portfolio Whole Loan was used by the borrower to acquire the 38 properties which comprise the USFS Industrial Distribution Portfolio Properties. The USFS Industrial Distribution Portfolio Properties were all simultaneously leased back by the borrower, as landlord, to U.S. Foodservice, Inc. (“U.S. Foodservice”), as tenant, under an absolute triple-net 20-year unitary master lease. The borrower has $157.4 million of cash equity in the USFS Industrial Distribution Portfolio Properties.

The USFS Industrial Distribution Portfolio Loan, evidenced by the A-1 Note, is part of a $472,391,250 whole loan (the “USFS Industrial Distribution Portfolio Whole Loan”) that consists of the USFS Industrial Distribution Portfolio Loan and $382,636,915 of pari-passu debt. The USFS Industrial Distribution Portfolio Whole Loan is split into six pari-passu A-Notes as follows: (i) the $89,754,335 USFS Industrial Distribution Portfolio Loan (19.0%) and the $67,709,413 A-6 Note (14.3%) are currently owned by GACC, (ii) the $89,754,338 A-2 Note (19.0%) is currently owned by Citigroup Global Markets Realty Corp., (iii) the $67,709,413 A-3 Note (14.3%) is currently owned by Goldman Sachs Mortgage Company, (iv) the $67,709,413 A-4 Note (14.3%) is currently owned by JP Morgan Chase Bank, N.A., and (v) the $89,754,338 A-5 Note (19.0%) is currently owned by Morgan Stanley Mortgage Capital Holdings LLC. The respective rights of the holders of the pari-passu A-Notes and the USFS Industrial Distribution Portfolio Loan will be governed by a co-lender agreement described under “Split Loan Structures” in the accompanying free writing prospectus. It is anticipated that the other pari-passu A-notes will be contributed to other future fixed rate securitizations.

The Borrower. The borrower, USF Propco I, LLC, a Delaware limited liability company, is a single-purpose, bankruptcy-remote entity with two independent directors. The borrower is sponsored by Kohlberg Kravis Roberts (50%) and Clayton, Dubilier & Rice (50%).

Kohlberg Kravis Roberts (“KKR”) is a private equity firm that was founded in 1976 and specializes in management buyouts. KKR has offices in New York, Menlo Park, London, Paris, Hong Kong and Tokyo, and implements an investment approach that is focused on acquiring business franchises and implementing value-creating strategies. Since its founding, KKR has completed more than 150 transactions with an aggregate value of over $279 billion.

Clayton, Dubilier & Rice (“CD&R”) is a private equity firm that was founded in 1978, and has acquired approximately 40 businesses primarily consisting of subsidiaries or divisions of large multi-business corporations. CD&R’s acquisitions represent a broad range of industries with an aggregate transaction value in excess of $50 billion. CD&R has substantial direct experience in the foodservice distribution industry having managed funds that owned Alliant Foodservice, Inc., a $7 billion foodservice distributor and Brakes, Europe’s largest broadline foodservice distributor.

The Properties.    The USFS Industrial Distribution Portfolio Properties consist of 37 warehouse distribution centers and 1 office building comprising approximately 9.0 million sq. ft. located in 25 states throughout the continental United States. The USFS Industrial Distribution Portfolio Properties were built between 1950 and 2001 and are used to service approximately 250,000 customers ranging from independent establishments to large multi-national companies. The USFS Industrial Distribution Portfolio Properties are 100% leased to U.S. Foodservice, the second largest food distributor in the United States under a 20-year absolute triple net lease at an initial in-place rental rate of $5.82 per sq. ft. The USFS Industrial Distribution Portfolio Properties accounted for approximately 60% of U.S. Foodservice’s 2006 EBITDAR.

The USFS Industrial Distribution Portfolio Properties range in size from 19,346 sq. ft. to 504,627 sq. ft. with an average of approximately 237,950 sq. ft. A majority of the USFS Industrial Distribution Portfolio Properties are large multi-use warehouse distribution facilities with over 78.2% of the USFS

$2,555,252,000 (Approximate)

COMM 2007-C9

37 Warehouse/Distribution Centers, 1 Office, Located in 25 States	COLLATERAL TERM SHEET USFS Industrial Distribution Portfolio	TMA Balance:	$89,754,335
		TMA DSCR:	1.60x
		TMA LTV:	75.0%

Industrial Distribution Portfolio Properties over 200,000 sq. ft. On average, approximately 62% of the net rentable area (“NRA”) of each of the USFS Industrial Distribution Portfolio Properties is utilized for dry storage (includes office and dock space) while the remaining NRA is utilized for warehouse cooler storage (17% of NRA) and warehouse freezer storage (21% of NRA). The USFS Industrial Distribution Portfolio Properties offer ceiling heights ranging from 14 feet to 40 feet, with an average of 30 feet, and have 2 to 67 dock doors with an average of 32 dock doors per property.

The USFS Industrial Distribution Portfolio Properties are located within close proximity to major metropolitan areas, and have easy access to major roadways. The USFS Industrial Distribution Portfolio Properties average 21.4 miles from each of their respective metropolitan statistical areas (“MSA”), enabling widespread regional service. Approximately 63.2% of the USFS Industrial Distribution Portfolio Properties are located within the top 50 MSAs in the United States.

Tenant.    U.S. Foodservice is the second largest foodservice distributor in the United States with $19.2 billion of net sales in 2006, and one of only two national broadline foodservice distributors. U.S. Foodservice serves geographical areas that represent over 90% of the country’s population. U.S. Foodservice operates more than 70 facilities with 27,000 employees and distributes food and related products to over 250,000 customers, including restaurants, hospitals, hotels, schools, the government and other establishments where food is prepared. Customers are served by a sales force of approximately 4,800 people with a separate sales force dedicated to the needs of national account customers. U.S. Foodservice offers an array of fresh, frozen, dry and non-food products with over 300,000 stock-keeping units (“SKU”) and a private label product portfolio encompassing 4,000 SKUs. U.S. Foodservice has approximately 6,000 suppliers and a private refrigerated transport fleet with more than 6,000 tractor trailers traveling over 250 million miles annually. Broadline is U.S. Foodservice’s primary segment and accounted for 85% of net sales for the fiscal year ending December 30, 2006. Broadline customers are primarily independently owned restaurants as well as a diverse group of other independent customers such as country clubs, caterers, independent nursing homes and community centers. The North Star business segment accounted for 15% of net sales for the fiscal year ending December 30, 2006. North Star primarily serves “National Chain Restaurant” customers, which are generally large multi-unit customers with a national presence in the casual dining and quick service restaurant categories.

U.S. Foodservice has been in operation for over 150 years and through acquisition and growth, three companies (U.S. Foodservice, PYA/Monarch and Alliant Foodservice) emerged and became U.S. Foodservice. In 2000, Ahold entered the United States foodservice distribution industry through the acquisition of U.S. Foodservice and PYA/Monarch. In November 2001, Ahold acquired Alliant Foodservice and established U.S. Foodservice as the second largest broadline foodservice distribution company in the United States. In November of 2006, Ahold cited limited near-term synergies between U.S. Foodservice and its retail operations, and decided to focus their resources and expertise wholly on the future growth of their retail businesses.

The commercial foodservice market has experienced uninterrupted annual growth every year since 1975, increasing at an annual growth rate of over 6% for the past 30 years. The percentage of consumer spending in the foodservice market has increased steadily during this period and the shift is expected to continue as a result of rising disposable income, an increase in the number of restaurants, and favorable demographic trends such as an aging population base that spends more per capita at foodservice establishments.

Lease.    U.S. Foodservice is subject to a 20-year absolute triple-net unitary master lease (the “U.S. Foodservice Lease”) expiring on July 31, 2027 at an initial rental rate of $5.82 per sq. ft. and an average rental rate during the USFS Industrial Distribution Portfolio Loan term of $6.11 per sq. ft. The lease is structured with contractual rent increases of 10% on the fifth, tenth, and fifteenth anniversary dates of the lease commencement date in July 2007. The contractual rental rate for the USFS Industrial Distribution Portfolio was determined in accordance with the alternate use market rent for each USFS Industrial Distribution Portfolio Property as concluded by the appraisers. The lease does not contain any extension options or termination options. U.S. Foodservice is responsible for payments for all real estate taxes, insurance premiums, operating expenses and capital expenditures.

$2,555,252,000 (Approximate)

COMM 2007-C9

37 Warehouse/Distribution Centers, 1 Office, Located in 25 States	COLLATERAL TERM SHEET USFS Industrial Distribution Portfolio	TMA Balance:	$89,754,335
		TMA DSCR:	1.60x
		TMA LTV:	75.0%

Base Lease Term Schedule of Rents
Period	Sq. Ft.	Rent Per Sq. Ft.	Total NNN Base Rent
Years 1-5	9,042,097	$5.82	$52,585,051
Years 6-10	9,042,097	$6.40	$57,843,556
Years 11-15	9,042,097	$7.04	$63,627,911
Years 15-20	9,042,097	$7.74	$69,990,703

Lockbox/Cash Management.    The USFS Industrial Distribution Portfolio Loan is structured with a hard lockbox and in-place cash management. All rental payments under the U.S. Foodservice Lease are required to be deposited into a lender-controlled lockbox account. Funds in the cash management account will be applied in the following order of priority:

(i)	fees and expenses due and owing under the USFS Industrial Distribution Portfolio Loan documents;

(ii)	monthly interest payments under the USFS Industrial Distribution Portfolio Loan;

(iii)	after an event of default, monthly deposits for tax and insurance reserves;

(iv)	after an event of default, monthly deposits into a monthly ground rent reserve account; and

(v)	excess cash receipts to the borrower unless there is a payment event of default in existence and continuing under the U.S. Foodservice Loan.

Property Management.    The property manager is U.S. Foodservice, Inc.

Reserves.    At closing, the borrower deposited $2,556,875 to cover environmental testing and possible remediation recommended by the environmental engineer with respect to various properties. The reserve amount represents 125% of the environmental consultant’s conservative estimate of related costs. There is no evidence of environmental contamination of the USFS Industrial Distribution Portfolio Properties. The environmental escrow amount may be disbursed from time to time, provided that in no event shall any allocated environmental testing amount (as identified on a property by-property basis) be reduced to less than 20% of such allocated environmental testing amount prior to the final installment. The borrower has agreed to complete all recommended environmental testing within three months of the USFS Industrial Distribution Portfolio Loan closing. On or before the first payment date, the borrower is required to deposit reserves equal to one month of base rent under the U.S. Foodservice master lease to be held as additional collateral for the USFS Industrial Distribution Portfolio Loan. From and after the occurrence of an Event of Default (as such term is defined in the USFS Industrial Distribution Portfolio Loan documents) the borrower is required to deposit funds into tax, insurance and ground rent reserve accounts.

Release.    The borrower is permitted to obtain the release of individual properties under the USFS Industrial Distribution Portfolio Loan in connection with a sale of such property to a third party for fair market value, provided that there is a partial defeasance or prepayment of the principal by an amount equal to the greater of (i) 90% of the net proceeds from such sale and (ii) 110% of the allocated loan balance, provided no event of default is continuing. After giving effect to such release, the DSCR of the remaining USFS Industrial Distribution Portfolio Properties may not be less than the greater of (i) 80% of the DSCR immediately prior to such release and (ii) the DSCR at closing. The LTV ratio of the USFS Industrial Distribution Portfolio Properties may not be greater than the LTV ratio at closing.

Substitution.    The borrower may substitute one or more similar fee owned or ground leased property for any of the USFS Industrial Distribution Portfolio Properties so long as: (i) such substitution satisfies REMIC eligibility; (ii) after giving effect to such substitution, the DSCR is not less than the greater of (a) 80% of the DSCR immediately prior to such substitution and (b) the DSCR at closing; (iii) after giving effect to such substitution, the LTV is not greater than the lesser of (a) the LTV ratio immediately prior to such substitution and (b) the LTV ratio at closing, (iv) the lender has received written confirmation from each rating agency that such substitution will not result in a downgrade withdrawal or qualification of the then-current ratings assigned by such rating agency to any class of certificates and (v) the borrower has submitted customary due diligence materials

$2,555,252,000 (Approximate)

COMM 2007-C9

37 Warehouse/Distribution Centers, 1 Office, Located in 25 States	COLLATERAL TERM SHEET USFS Industrial Distribution Portfolio	TMA Balance:	$89,754,335
		TMA DSCR:	1.60x
		TMA LTV:	75.0%

satisfying the criteria described in the USFS Industrial Distribution Portfolio Loan documents. The substitute property will also be subject to a geographic diversity test, so that USFS Industrial Distribution Portfolio Properties located in a single state do not cause the aggregate release amounts with respect to individual properties located in any single state to exceed 30% of the principal amount. The substitute property shall be made subject to the U.S. Foodservice Lease and shall not have a value that is less than the property being replaced. The borrower will not be permitted to substitute properties with an aggregate release amount equal to more than 30% of the principal amount, subject to REMIC eligibility tests.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness.    Not Permitted.

$2,555,252,000 (Approximate)

COMM 2007-C9

37 Warehouse/Distribution Centers, 1 Office, Located in 25 States	COLLATERAL TERM SHEET USFS Industrial Distribution Portfolio	TMA Balance:	$89,754,335
		TMA DSCR:	1.60x
		TMA LTV:	75.0%

CANADA
MEXICO
CUBA
Pacific Ocean
Atlantic Ocean
Gulf of Mexico
BC
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SK
MB
ON
QC
NB
WA
OR
CA
NV
ID
MT
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UT
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NM
CO
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SD
NE
KS
OK
TX
MN
IA
MO
AR
LA
WI
IL
MI
IN
OH
KY
TN
MS
AL
GA
FL
SC
NC
VA
WV
PA
NY
ME
Vancouver
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Regina
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Seattle
Olympia
Portland
Sacramento
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Los Angeles
San Diego
Las Vegas
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Denver
El Paso
Oklahoma City
Dallas
San Antonio
Houston
Kansas City
St. Louis
Minneapolis
Milwaukee
Chicago
Detroit
Cleveland
Pittsburgh
Cincinnati
Memphis
New Orleans
Atlanta
Charlotte
Jacksonville
Tampa
Miami
Toronto
Ottawa
Montreal
Quebec
Buffalo
Newark
New York
Boston
Philadelphia
Baltimore
Washington D.C.
Norfolk
Havana
Chihuahua
Monterrey
Mazatlan
Tampico
Guadalajara
Merida
MAP © 2007 CARTIFACT, LOS ANGELES

USFS INDUSTRIAL DISTRIBUTION PORTFOLIO

1	15155 Northam Street	La Mirada	CA	90638	20	W137 N9245 Highway 45	Menomonee Falls	WI	53051
2	120 Longs Pond Road	Lexington	SC	29072	21	8000 Bavaria Road	Twinsburg	OH	44087
3	10211 North IH 35	Oklahoma City	OK	73131	22	40 Fort Lewis Boulevard	Salem	VA	24153
4	7004 East Hanna Avenue	Tampa	FL	33610	23	755 Pierce Road	Clifton Park	NY	12065
5	1685 West Cheyenne Avenue	North Las Vegas	NV	89032	24	10410 South 50th Place	Phoenix	AZ	85044
6	7801 Statesville Road	Charlotte	NC	28269	25	1 Quality Lane	Streator	IL	61364
7	4550 West Buckeye Road	Phoenix	AZ	85043	26	2850 Selma Highway	Montgomery	AL	36108
8	8024 Telegraph Road	Severn	MD	21144	27	125 Gardenville Parkway West	Cheektowaga	NY	14224
9	300 Lawrence Drive	Livermore	CA	94551	28	1044/1045 Garden Street	Greensburg	PA	15601
10	1500 NC Hwy 39	Zebulon	NC	27597	29	1350/1400 North 10th Street	Paducah	KY	42001
11	11994 Livingston Road	Manassas	VA	20109	30	4601 32nd Avenue South	Grand Forks	ND	58201
12	7598 NW 6th Avenue	Boca Raton	FL	33487	31	5445 Spellmire Drive	Cincinnati	OH	45246
13	950 South Shiloh Road & 1992 Forest Lane	Garland	TX	75042	32	11955 East Peakview Avenue	Centennial	CO	80111
14	28001 Napier Road	Wixom	MI	48393	33	5353 Nathan Lane North	Plymouth	MN	55442
15	12301 Cumberland Road	Fishers	IN	46038	34	6315 John J Pershing Drive	Omaha	NE	68110
16	1899 N US Hwy 1	Ormond Beach	FL	32174	35	3500 Saratoga Avenue	Bismarck	ND	58503
17	222 Otrobando Avenue P.O. Box 103	Yantic	CT	06389	36	333-340 Claremont Avenue	Chicago	IL	60612
18	111 Alliant Drive	Houston	TX	77032	37	2575 Virginia Avenue	Hurricane	WV	25526
19	9605 54th Avenue North	Plymouth	MN	55442	38	345 Kino Drive	Tucson	AZ	85719

[THIS PAGE INTENTIONALLY LEFT BLANK]

$2,555,252,000 (Approximate)

COMM 2007-C9

135 East 57th Street New York, NY 10022	COLLATERAL TERM SHEET 135 East 57th Street	Senior Pooled Balance:	$69,500,000
		Senior Pooled DSCR:	1.56x
		Senior Pooled LTV:	24.0%

$2,555,252,000 (Approximate)

COMM 2007-C9

135 East 57th Street New York, NY 10022	COLLATERAL TERM SHEET 135 East 57th Street	Senior Pooled Balance:	$69,500,000
		Senior Pooled DSCR:	1.56x
		Senior Pooled LTV:	24.0%

Floor:
32 Ampex Corporation 6,750 4/03/08 $54.00
31 Tradescape/E*Trade 6,850 2/28/11 $85.00
30 Vacant 6,750
29 First Atlantic Capital, LTD 10,385 10/31/09 $54.00
28 First Atlantic Capital, LTD (The Invus Group, LLC) 3,315 10/31/09 $59.85
27 Balyasny Asset Management, LLC 20,250; 4/30/16 $72.00
26 Balyasny Asset Management, LLC 4,926; 4/30/16 $86.92
25 Vacant 12,800
24 Vacant 12,800
23 Vacant 12,800
22 Vacant 12,800
21 Cohen Brothers & Co., 12,800 12/31/16 $70.00
20 Ampex Coporation (Calpyso Capital Mgmt) 12,625 04/30/08 $54.52
19 Links Holdings LLC 6,975 10/31/11 $73.00 | Vacant 5,825
18
17 Tradescape/E*Trade 25,600 2/28/11 $53.00
16 The Sansio Trading Co., LTD. 2,133 11/30/10 $60.00 | Vacant 725 | Vacant 9,500
15 Links Holdings LLC 12,800 03/31/13 $70.00
14 Tradescape/E*Trade 20,450 20/28/11 $55.00
12 Liability Solutions, Inc. 1,500 M-T-M $53.00 | Metropolitan New York 3,250 06/30/11 $62.00
11 Links Holdings LLC 12,800 02/28/13 $59.00
10 Global Trading 12,800 5/31/11 $64.00
9 Links Holdings LLC 12,800 09/06/10 $64.00
8 Links Holdings LLC 12,800 09/30/10 $64.00
7 Links Holdings LLC 12,800 03/31/13 $59.00
6 Links Holdings LLC 16,000 03/31/13 $65.00
5 Vacant 16,125
4 Vacant 16,125
3 Vacant 16,125
1 Daffy's 18,000 1/31/11 $31.48
IKEA U.S., Inc. 6,891 9/30/10 $89.63 | Starbucks 708 7/31/09 $286.02 | Brown Group Retail, Inc. 4,000 6/30/14 $81.25
Daffy's 18,000 1/31/11 $31.48 | Alice Kwartler Antiques, Ltd. 2,500 11/30/08 $91.13 | 57th Street Day Spa LLC 6,400 09/30/10 $84.38
Ground
Daffy's 18,000 1/31/11 $31.48
Basement
Assumed Market Rent PSF | Wtd. Avg. Rent PSF | % Below Market
$90 | $66.54 | 26.07%
$85 | $61.21 | 27.99%
$80 | $62.60 | 21.75%
$75
Vacant:
MTM
2008:
2009:
2010:
2011:
2012:
2013:
2014+:

Sq.Ft.; Lease Expiration Date; $ PSF
Sub-Tenant: Company

$2,555,252,000 (Approximate)

COMM 2007-C9

135 East 57th Street New York, NY 10022	COLLATERAL TERM SHEET 135 East 57th Street	Senior Pooled Balance:	$69,500,000
		Senior Pooled DSCR:	1.56x
		Senior Pooled LTV:	24.0%

Mortgage Loan Information
Loan Seller:	GACC

Loan Purpose:	Refinance

Shadow Rating (S/M):	AAA/Baa3

Original Pooled Balance(1):	$69,500,000

Cut-Off Pooled Balance(1):	$69,500,000

% by Initial UPB:	2.40%

Interest Rate:	5.4300%

Payment Date:	1st of each month

First Payment Date:	May 1, 2007

Maturity Date:	April 1, 2017

Amortization:	Interest only for the initial 60 months of the loan term, thereafter amortizes on a 30-year schedule.

Call Protection:	Lockout for 24 months from the securitization closing date, then defeasance is permitted. On and after January 1, 2017, prepayment is permitted without penalty.

Sponsor:	Charles Steven Cohen

Borrower:	135 East 57th Street LLC

Existing Debt(1):	Yes

Additional Financing(2):	Future Mezzanine Debt Permitted

Lockbox/Cash Management(3):	Hard / In-place

Initial Reserves:	Tax:	$1,718,475

	Insurance:	$36,519

	Ground Lease:	$43,750

Monthly Reserves:	Tax:	$548,000

	Insurance:	$36,519

	Ground Lease:	$43,750

	Replacement(4):	$12,468

	Rollover(4):	$108,840
(1)	The 135 East 57th Street Property secures a mortgage loan (the ‘‘First Mortgage’’ or the ‘‘135 East 57th Street Loan’’) with an aggregate original balance of $85.0 million, comprised of a $69.5 million senior pooled portion (the ‘‘135 East 57th Street Senior Pooled Portion’’) and a $15.5 million subordinate non pooled portion (the ‘‘135 East 57th Street Subordinate Non-Pooled Portion’’) each of which are included in the trust. See ‘‘The Loan Section’’ herein for additional information
(2)	See ‘‘Future Mezzanine or Subordinate Indebtedness’’ section herein for additional information.
(3)	See ‘‘Lockbox/Cash Management’’ section herein for additional information.
(4)	See ‘‘Reserves’’ section herein for additional information.

Financial Information(1)
	Senior Pooled Portion	First Mortgage Loan

Loan Balance / Sq. Ft.:	$163	$199

Balloon Balance / Sq. Ft.:	$151	$185

Cut-off Date LTV:	24.0%	29.3%

Balloon LTV:	22.2%	27.2%

Underwritten DSCR(2):	1.56x	1.27x
(1)	Financial information is based on the Senior Pooled Portion only unless otherwise specified.
(2)	DSCR is based on a 30-year amortization schedule. The DSCR on an interest only basis for the senior pooled portion and for the first mortgage loan are 1.91x and 1.56x, respectively.

Property Information
Single Asset / Portfolio:	Single Asset

Property Type:	Class A Office

Collateral:	Leasehold

Location:	New York, NY

Year Built/Renovated:	1988 / NA

Total Sq. Ft.:	427,483

Property Management:	Cohen Brothers Realty Corporation (a borrower affiliate)

Occupancy (2/22/2007):	71.4%

Underwritten Net Operating Income:	$8,426,783

Underwritten Net Cash Flow:	$7,318,472

Appraised Value:	$290,000,000

Appraisal Date:	March 1, 2007

$2,555,252,000 (Approximate)

COMM 2007-C9

135 East 57th Street New York, NY 10022	COLLATERAL TERM SHEET 135 East 57th Street	Senior Pooled Balance:	$69,500,000
		Senior Pooled DSCR:	1.56x
		Senior Pooled LTV:	24.0%

Major Office Tenants
Tenant	Ratings (S/M/F)(1)	Sq. Ft.	% of NRSF	% of GPR	Weighted Avg. Rent / Sq. Ft.(2)	% Below Mkt Rent(3)	Lease Expiration
Links Holdings, LLC(4)	NR/NR/NR	86,975	20.3%	42.1%	$64.32	20.7%	3/31/2013(5)
Daffy’s	NR/NR/NR	54,000	12.6	12.8	31.48	35.6	1/31/2011
Tradescape.com/E*Trade	BB-/Ba2/NR	52,900	12.4	23.0	57.92	32.4	2/28/2011
Balyasny Asset Management, L.P.	BB-/Ba2/BB	25,176	5.9	14.2	74.92	15.8	4/30/2016
Ampex Corporation(6)	NR/NR/NR	19,375	4.5	7.9	54.34	37.4	4/30/2008
Total/Wtd. Avg.		238,426	55.7%	73.5%	$55.77	27.5%
(1)	Current ratings are of the parent company whether or not the parent company guarantees the lease.
(2)	Rental rates do not include scheduled rent steps.
(3)	The market rents are based on the appraiser’s determination of market rents for each floor.
(4)	An affiliate of Guggenheim Partners.
(5)	Links Holdings LLC is subject to six leases with: 54,400 sq. ft. expiring 3/31/2013, 6,975 sq. ft. expiring 10/31/2011, and 25,600 sq. ft. expiring 9/30/2010.
(6)	Ampex Corporation currently subleases 12,625 sq. ft. to Calypso Capital Management at a rental rate of $54.52 per sq. ft.

Lease Rollover(1)
Year	Number of Leases Expiring	Expiring Sq. Ft.	% of Total Sq. Ft.	Cumulative Total Sq. Ft.	Cumulative % of Total Sq. Ft.	Annual Rent / Sq. Ft.	% Base Actual Rent Rolling	Cumulative % of Base Actual Rent
MTM	1	1,500	0.4%	1,500	0.4%	$53.00	0.4%	0.4%
2008	3	21,875	5.1	23,375	5.5	58.54	7.1	7.5
2009	3	14,408	3.4	37,783	8.8	66.75	5.3	12.8
2010	5	41,024	9.6	78,807	18.4	71.28	16.2	29.0
2011	7	129,925	30.4	208,732	48.8	48.44	34.8	63.8
2012	—	—	0.0	208,732	48.8	—	—	63.8
2013	4	54,400	12.7	263,132	61.6	63.35	19.0	82.8
2014	1	4,000	0.9	267,132	62.5	81.25	1.8	84.6
2015	—	—	0.0	267,132	62.5	—	—	84.6
2016	3	37,976	8.9	305,108	71.4	73.26	15.4	100.0
Vacant	—	122,375	28.6	427,483	100.0	—	—	100.0
Total/Wtd. Avg.	27	427,483	100.0%			$59.30

(1)  Assumes no tenant exercises any early termination option.

$2,555,252,000 (Approximate)

COMM 2007-C9

135 East 57th Street New York, NY 10022	COLLATERAL TERM SHEET 135 East 57th Street	Senior Pooled Balance:	$69,500,000
		Senior Pooled DSCR:	1.56x
		Senior Pooled LTV:	24.0%

The 135 East 57th Street Loan

The Loan.    The 135 East 57th Street Loan (the “135 East 57th Street Loan”) is an $85.0 million, 10-year fixed rate loan secured by a first priority mortgage on the borrower’s leasehold interest in a 427,483 sq. ft. Class A office building located at 135 East 57th Street in Manhattan, New York (the “135 East 57th Street Property”). The 135 East 57th Street Loan is interest-only for the first five years of the loan term and then amortizes based on a 30-year schedule. The 135 East 57th Street Loan proceeds were used to refinance existing debt, make deposits in the reserve accounts, fund any working capital requirements of the 135 East 57th Street Property and fund closing costs.

The 135 East 57th Street Loan is split into a senior pooled portion with an original principal balance of $69.5 million (the “135 East 57th Street Senior Pooled Portion”) and a subordinate non-pooled portion with an original principal balance of $15.5 million (the “135 East 57th Street Non-Pooled Portion”). The 135 East 57th Street Non-Pooled Portion will be included in the trust and will back a loan-specific pass-through certificate. The 135 East 57th Street Non-Pooled Portion is subordinate in right of payment to the 135 East 57th Street Senior Pooled Portion.

The Borrower.    The borrower, 135 East 57th Street LLC, a New York limited liability company, is a special-purpose, bankruptcy remote entity with an independent director. The borrower is sponsored by Charles Steven Cohen.

Cohen Brothers Realty Corporation (“CBRC”) is a private real estate development and management firm with more than 50 years experience in New York. CBRC holdings include more than 12 million sq. ft. of real estate throughout the United States, including Class “A” office buildings and to-the trade design centers in the New York area, Southern California, Southern Florida, and Texas. Major CBRC New York City properties consist of 623 Fifth Avenue, 750 Lexington Avenue, 805 Third Avenue, 622 Third Avenue, 3 Park Avenue, 475 Park Avenue South, and 3 East 54th Street. As President and Chief Executive, Mr. Cohen leads a team of more than 400 dedicated employees at CBRC. Mr. Cohen is a repeat sponsor a Deutsche Bank borrower.

The Property.    The 135 East 57th Street Property is a 32-story Class A office and retail building containing 427,483 sq. ft. of net rentable area (“NRA”), which is comprised of 352,984 sq. ft. of office space (82.6% of NRA) and 74,499 sq. ft. is retail space (17.4% of NRA). The 135 East 57th Street Property was constructed in 1988 at an all in cost of approximately $181.7 million or $425 per sq. ft. As of February 22, 2007, the 135 East 57th Street Property was 71.4% occupied by 16 tenants consisting of 10 office tenants and six retail tenants with a weighted average rental rate of $59.30 per sq. ft. which is approximately 37% below the prevailing market rent as determined by the appraiser. The top five tenants at the 135 East 57th Street Property occupy 55.7% of the net rentable area while representing approximately 73.4% of the current base rent. Collectively, the weighted average rental rate for the top five tenants is approximately 27.5% below the prevailing market rent as determined by the appraiser.

Largest Office Tenants.

Links Holdings, LLC (86,975 sq. ft., 20.3% of NRA, $64.32 per sq. ft.). The tenant is subject to a gross lease with 54,400 sq. ft. expiring in 3/31/2013, 6,975 sq. ft. expiring in 10/31/2011 and 25,600 sq. ft. expiring in 9/30/2010. The in-place weighted average rental rate is $64.32 per sq. ft, which is 20.7% below the prevailing market rent. The lease is structured with two, 5-year extension options at a rental rate that is 95% of fair market value. The lease has contractual rent increases of $5.00 per sq. ft. on 3/1/2008, 4/1/2008 and 11/1/2009 for the 11th floor, 7th floor and 6th/15th floors, respectively. The 15th floor has a contractual rent increase of $3.00 per sq. ft. on 11/1/09. Links Holdings LLC, an affiliate of Guggenheim Partners, LLC, is a money management firm located on the 6th through 9th, 11th, 15th and part of the 19th floors at the 135 East 57th Street Property. Guggenheim Partners, LLC is a diversified financial services firm with over 525 employees and over $125 billion of assets under management.

Tradescape.com / E*Trade (52,900 sq. ft., 12.4% of NRA, $57.92 per sq. ft., parent rated BB-/Ba2 by S/M). The tenant is subject to an 11-year gross lease that expires on 2/28/2011 at a weighted average contractual rental rate of $57.92 per sq. ft., which is 32.4% below the prevailing market rent. The lease has contractual rent increases for floors 17 and 18 to $55.00 per sq. ft. on 5/1/2008. E*Trade offers trading, investing, banking and lending services and has retail assets of approximately $14.5 million and institutional assets of approximately $45.6 million. E*Trade acquired Tradescape Corporation in 2002, a next-generation brokerage and technology firm for professional investors that processed over 10% of NASDAQ’s daily trading volume and is one of the largest electronic brokerage firms in the United States (by trading volume) in 2002.

Balyasny Asset Management, L.P.    (25,176 sq. ft., 5.9% of NRA, $74.92 per sq. ft.). The tenant is subject to a 10-year lease that expires on 4/30/2016 at a weighted average rental rate of $74.92 per sq. ft. The lease has a contractual additional rent premium for 4,926 sq. ft. on the 26th floor of $428,175 per annum ($86.92 per sq. ft.) which began on 2/12/2007. Balyasny Asset Management, L.P. is an international multi-strategy asset management firm founded in December 2001 with offices in New York City, Chicago, Connecticut and London. Balyasny Asset Management employs approximately 60 professionals.

$2,555,252,000 (Approximate)

COMM 2007-C9

135 East 57th Street New York, NY 10022	COLLATERAL TERM SHEET 135 East 57th Street	Senior Pooled Balance:	$69,500,000
		Senior Pooled DSCR:	1.56x
		Senior Pooled LTV:	24.0%

Largest Retail Tenant.

Daffy’s (54,000 sq. ft., 12.6% of NRA, $31.48 per sq. ft.). The tenant, occupying a portion of the ground floor and 2nd floor, is subject to a 15.4-year gross lease expiring on 1/31/2011 at a weighted average rental rate of $31.48 per sq. ft., which is 35.6% below the prevailing market rent. The lease has a contractual rent increase to $37.04 per sq. ft. beginning 9/1/2010. There are two, 5-year renewal options at a fixed rate equal to $2 million per annum ($37.04 per sq. ft.) for the first renewal term and the greater of (i) 90% of fair market value or (ii) $2.3 million per annum ($42.59 per sq. ft.) for the second renewal term. Daffy’s is a discount retail chain selling housewares and sportswear for men, women and children. Daffy’s was established in 1961 and currently operates 17 stores in four states.

The Market.    The 135 East 57th Street Property is located in Midtown Manhattan’s Plaza District on the northwest corner of East 57th Street and Lexington Avenue overlooking the 57th street commercial and retail corridor. The subway station at 59th Street and Lexington Avenue serves the N, R, 4, 5, and 6 subway lines. Additionally, local bus routes run south and northbound along Lexington and Third Avenues, respectively and westbound buses travel along 57th Street. The 135 East 57th Street Property is located in the Midtown Manhattan office market. In 2006, REIS reported that the average asking rent in Midtown Manhattan increased 16.0% to $51.45 per sq. ft., while Class A asking rents averaged approximately $66.92 per sq. ft. in the first quarter of 2007. In 2006 net absorption totaled approximately 5 million sq. ft., with 3.7 million sq. ft. absorbed in the second half and 1.6 million sq. ft. in the fourth quarter. REIS predicts that 2.6 million sq. ft. will be absorbed in 2007, with an average net absorption of 2.0 million sq. ft. per year expected beginning in 2008 through 2011. With the exception of One Bryant Park and the New York Times Headquarters, which are already 100% pre-leased, the next newly constructed building in the Midtown Manhattan office market is not scheduled to be delivered until 2009.

The 135 East 57th Street Property is situated in the 55.3-million-square-foot Plaza District submarket defined by the area between 47th Street to the south and 65th Street to the north and from Avenue of the Americas to the East River. The Plaza District exhibited a Class A office vacancy rate of 5.0% with an average rental rate of $80.96 per sq. ft. as of the first quarter 2007. In 2006 the average Class A asking rent increased 21.7% year over year, the highest such increase exhibited by the submarket and New York City. REIS reports no new space is expected to be developed in the Plaza District submarket through 2011. According to REIS, average rents in the Plaza District have grown by 8.0% over the last three-years combined.

According to Cushman & Wakefield, at the end of 2006 there were only 12 blocks of space 100,000 sq. ft. and larger that were available for immediate possession, totaling approximately 2.0 million sq. ft. with over 30 companies seeking contiguous blocks of space greater than 100,000 sq. ft. The 135 East 57th Street Property is currently offering 122,375 sq. ft. for lease on 10 floors. Recent leases signed in Midtown Manhattan over the last 12 months have ranged from 5,272 sq. ft. to 522,000 sq. ft. at rental rates ranging from $82 per sq. ft. to $155 per sq. ft., with terms of 5 years to 17 years.

Recent Midtown Leasing Deals
Address	Tenant	Type	Date	Sq. Ft.	Rent per Sq. Ft.	Term
9 West 57th Street	Highland Capital	New Lease	3Q 06	12,100	$155	10 years
767 Fifth Avenue	Citibank	New Lease	4Q 05	10,080	$128-$ 138	10 years
390 Park Avenue	GLG Partners	New Lease	3Q 06	10,400	$125-$ 130	10 years
375 Park Avenue	Quadrangle	New Lease	3Q 06	17,325	$125	6 years
712 Fifth Avenue	Broadband Capital	New Lease	3Q 06	6,300	$125-$ 135	10 years
667 Madison Avenue	SPG Partners	New Lease	4Q 05	8,500	$120-$ 125	10 years
590 Madison Avenue	CEMEX	New Lease	4Q 05	13,000	$120	15 years
153 East 53rd Street	Amber Fund	New Lease	3Q 06	30,518	$108-$ 118	10 years
153 East 53rd Street	Magnitude Capital	New Lease	3Q 06	5,272	$101-$ 106	10 years
9 West 57th Street	Ingress	New Lease	4Q 05	11,000	$100-$ 105	10 years
10 East 50th Street	Merrill Lynch & Co.	New Lease	1Q 06	36,000	$100	10 years
9 West 57th Street	Och-Ziff Capital Mgmt	New Lease	4Q 05	32,000	$97.50	10 years
375 Park Avenue	Wachovia Bank	New Lease	4Q 05	75,072	$95-$101	15 years
399 Park Avenue	Northstar Realty	New Lease	3Q 06	23,021	$95- $ 101	11 years
153 East 53rd Street	Ivory Capital	New Lease	3Q 06	5,942	$95- $ 105	5 years
153 East 53rd Street	Citadel	New Lease	2Q 06	60,412	$90- $ 100	10 years
280 Park Avenue	Promontory Financial Group	New Lease	3Q 06	19,495	$90- $ 95	10 years
520 Madison Avenue	Jefferies	New Lease	3Q 06	134,400	$82- $ 92	15 years

Source: Eastdil Secured

$2,555,252,000 (Approximate)

COMM 2007-C9

135 East 57th Street New York, NY 10022	COLLATERAL TERM SHEET 135 East 57th Street	Senior Pooled Balance:	$69,500,000
		Senior Pooled DSCR:	1.56x
		Senior Pooled LTV:	24.0%

The appraiser estimated that the property office and retail market rents are as follows in the chart below:

Market Rental Rate
Type Space	Rent/SF

Floors 3-4	$75.00/Sq.Ft.

Floors 5-11	$80.00/Sq.Ft.

Floors 12-26	$85.00/Sq.Ft.

Floors 27-32	$90.00/Sq.Ft.

Source: Cushman & Wakefield

Retail Market Rental Rate
Type Space	Rent/SF

Lexington Avenue	$350.00/Sq.Ft.

East 57th Street	$150.00/Sq.Ft.

Second Floor	$75.00/Sq.Ft.

Basement	$40.00/Sq.Ft.

Ground Lease.    The 135 East 57th Street Property is subject to a 131 year net ground lease that expires December 31, 2103. The current annual ground rent is $525,000, subject to scheduled readjustments on January 1, 2008, 2020, 2045, 2070 and 2095. The January 1, 2008 readjustment occurs during the term of the 135 East 57th Street Loan and will result in an estimated $10.8 million annual ground rent payment.

Property Management.    The 135 East 57th Street Property is managed by Cohen Brothers Realty Corporation, an affiliate of the borrower.

Lockbox/Cash Management.    The 135 East 57th Street Loan is structured with a hard lockbox and in-place cash management. The tenants at the 135 East 57th Street Property have been instructed to send rent directly to a lender controlled account and each month, amounts in the lender controlled account will be applied in the following order of priority:

(i)	monthly escrows for taxes and insurance;

(ii)	monthly amount required for the Ground Rent Reserve;

(iii)	monthly debt service payments;

(iv)	funds required to pay servicing agent fees, default interest and late fees, if applicable; and

(v)	all remaining amounts will be disbursed back to the borrower.

During a Trigger Period (as defined below), before remaining amounts are disbursed to the borrower (as provided in clause (v) above), amounts will be disbursed to the Replacement and Rollover reserve accounts, as described below, under “Reserves”.

A “Trigger Period” means that period commencing at the conclusion of any calendar quarter in which the Trigger Debt Service Coverage Ratio for the 135 East 57th Street Loan is less than 1.15x and ending only when the Trigger Debt Service Coverage Ratio exceeds 1.15x for two consecutive calendar quarters. The “Trigger Debt Service Coverage Ratio” means that at the end of each calendar quarter, the ratio of the net operating income for the twelve calendar month period immediately preceding the date of calculation to the projected debt service payments that would be due for the twelve calendar month period immediately following such calculation.

Reserves.    The borrower will be required to make monthly deposits into reserve accounts for (i) taxes and insurance and (ii) ground lease payments. Additionally, during a Trigger Period, the borrower is required to contribute $12,468 to the Replacement reserve account (which amount is equal to one twelfth of the product of the square footage of the gross leasable square footage of the 135 East 57th Street Property multiplied by $0.34 per sq. ft.) and $108,840 to the Rollover reserve account.

Current Mezzanine or Subordinate Indebtedness.    The 135 East 57th Street Non-Pooled Portion is subordinate in right of payment to the 135 East 57th Street Senior Pooled Portion.

Future Mezzanine or Subordinate Indebtedness.    The 135 East 57th Street Loan permits future mezzanine debt, subject to, among other conditions, (i) delivery of an acceptable intercreditor agreement by the mezzanine lender; (ii) a DSCR (based on combined balances) of not less than 1.10x, assuming a mezzanine debt interest rate equal to the actual capped interest rate constant (if the mezzanine debt is a floating rate loan) or an annual loan constant of 8% (if the permitted mezzanine debt is a fixed rate loan); (iii) an aggregate loan-to-value ratio not exceeding 75.0% (based on an appraisal approved by lender); and (iv) the additional mezzanine loan having a maturity date at least one year beyond the maturity date of the 135 East 57th Street Loan.

$2,555,252,000 (Approximate)

COMM 2007-C9

135 East 57th Street New York, NY 10022	COLLATERAL TERM SHEET 135 East 57th Street	Senior Pooled Balance:	$69,500,000
		Senior Pooled DSCR:	1.56x
		Senior Pooled LTV:	24.0%

135 East 57th Street
New York , NY 10022
CENTRAL PARK
UPPER EAST SIDE
SUTTON PLACE
TURTLE BAY
MIDTOWN NORTH
MURRAY HILL
MIDTOWN SOUTH
TUDOR CITY
EAST RIVER
QUEENSBORO BRIDGE
CENTRAL PARK SOUTH
W 57TH STREET
E 57TH STREET
W 42ND STREET
E 42ND STREET
W 34TH STREET
E 34TH STREET
FIFTH AVENUE
MADISON AVENUE
PARK AVENUE
LEXINGTON AVENUE
THIRD AVENUE
SECOND AVENUE
FIRST AVENUE
SIXTH AVENUE (AVENUE OF THE AMERICAS)
BLOOMINGDALE'S
BLOOMBERG TOWER
FOUR SEASONS
RITZ TOWER
THE PLAZA HOTEL
GENERAL MOTORS BLDG. FAO SCHWARTZ
SOLOW BLDG.
IBM BLDG.
TRUMP TOWER
SONY BLDG.
MUSEUM OF MODERN ART
CITIGROUP CENTER
LIPSTICK BLDG
SEAGRAM BLDG.
345 PARK
WALDORF ASTORIA HOTEL
ST. PATRICK'S CATHEDRAL
SAKS FIFTH AVENUE
GENERAL ELECTRIC BLDG.
ROCKEFELLER PLAZA
MET LIFE BUILDING
GRAND CENTRAL TERMINAL
CHRYSLER BLDG
GRAYBAR BLDG.
HELMSLEY BUILDING
UNITED NATIONS PLAZA
UN GENERAL ASSEMBLY
BRYANT PARK
NEW YORK PUBLIC LIBRARY
EMPIRE STATE BUILDING
HERALD SQUARE
MORGAN LIBRARY
SAINT VARTAN PARK
THE CORINTHIAN
HUDSON RIVER
NEW JERSEY
NEW YORK
UPPER WEST SIDE
UPPER EAST SIDE
WEST SIDE
EAST SIDE
GARMENT DISTRICT
MURRAY HILL
GRAMERCY
WEST VILLAGE
GREENWICH VILLAGE
STUYVESANT TOWN
EAST VILLAGE
SOHO
LITTLE ITALY
LOWER EAST SIDE
TRIBECA
CHINATOWN
FINANCIAL DISTRICT

ANNEX C

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Except in limited circumstances, the globally offered COMM 2007-C9, Commercial Mortgage Pass-Through Certificates, Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class AM-FX, Class A-J, Class B, Class C, Class D, Class E and Class F Certificates will be available only in book-entry form.

The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days’ settlement.

Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between member organizations of Clearstream or Euroclear and Participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as Participants.

As described under “U.S. Federal Income Tax Documentation Requirements” below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

Initial Settlement

All Certificates of each Class of Offered Certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect Participants. As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as Participants.

Investors’ securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their book-entry certificates through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no “lock up” or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between Participants. Secondary market trading between Participants will be settled in same-day funds.

Trading between Clearstream and/or Euroclear Participants. Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

Trading between DTC Seller and Clearstream or Euroclear Purchaser. When book-entry certificates are to be transferred from the account of a Participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the interest accrual period coinciding with or commencing in, as applicable, the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including the first day of the initial interest accrual period) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. Payment will then be made by the respective depositary to the Participant’s account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or Euroclear, as the case may be. The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts. However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or Euroclear.

Since the settlement is taking place during New York business hours, Participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the Participant a cross-market transaction will settle no differently than a trade between two Participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, member organizations of Clearstream or Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a Participant. The seller will send instructions to Clearstream or Euroclear through a member organization of Clearstream or Euroclear at least one business day prior to settlement. In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the Participant’s account against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the interest accrual period coinciding with or commencing in, as applicable, the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including the first day of the initial interest accrual period) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from Participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

•

borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system’s customary procedures;

•

borrowing the book-entry certificates in the United States from a Participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

•

staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the Participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

Certain U.S. Federal Income Tax Documentation Requirements

A holder that is not a “United States person” (a “U.S. person”) within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a “non-U.S. holder”) holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder’s book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a “U.S. withholding agent”) establishing an exemption from withholding. A non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

1. from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

2. from a non-U.S. holder that is eligible for an exemption on the basis that the holder’s income from the Certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

3. from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

3

4. from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Certificate):

(a) if the intermediary is a “qualified intermediary” within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a “qualified intermediary”), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form—

(i) stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

(ii) certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

(A) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

(B) providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations; or

(b) if the intermediary is not a qualified intermediary (a “nonqualified intermediary”), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

(i) stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

(ii) certifying that the nonqualified intermediary is not acting for its own account,

(iii) certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary’s beneficial owners, and

(iv) providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

5. from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the Certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder—

•	provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

•	provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

•	can be treated as an “exempt recipient” within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a corporation or a financial institution such as a bank).

This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

ANNEX D

135 EAST 57TH STREET LOAN AMORTIZATION SCHEDULE

135 East 57th Street Loan Pooled Component						135 East 57th Street Loan Non-Pooled Component
Period	Date	Balance ($)	Interest ($)	Principal ($)	Total Payment ($)	Period	Date	Balance ($)	Interest ($)	Principal ($)	Total Payment ($)
0	8/1/2007	69,500,000.00				0	8/1/2007	15,500,000.00
1	9/1/2007	69,500,000.00	323,138.49	—	323,138.49	1	9/1/2007	15,500,000.00	72,066.86	—	72,066.86
2	10/1/2007	69,500,000.00	312,714.67	—	312,714.67	2	10/1/2007	15,500,000.00	69,742.12	—	69,742.12
3	11/1/2007	69,500,000.00	323,138.49	—	323,138.49	3	11/1/2007	15,500,000.00	72,066.86	—	72,066.86
4	12/1/2007	69,500,000.00	312,714.67	—	312,714.67	4	12/1/2007	15,500,000.00	69,742.12	—	69,742.12
5	1/1/2008	69,500,000.00	323,138.49	—	323,138.49	5	1/1/2008	15,500,000.00	72,066.86	—	72,066.86
6	2/1/2008	69,500,000.00	323,138.49	—	323,138.49	6	2/1/2008	15,500,000.00	72,066.86	—	72,066.86
7	3/1/2008	69,500,000.00	302,290.85	—	302,290.85	7	3/1/2008	15,500,000.00	67,417.38	—	67,417.38
8	4/1/2008	69,500,000.00	323,138.49	—	323,138.49	8	4/1/2008	15,500,000.00	72,066.86	—	72,066.86
9	5/1/2008	69,500,000.00	312,714.67	—	312,714.67	9	5/1/2008	15,500,000.00	69,742.12	—	69,742.12
10	6/1/2008	69,500,000.00	323,138.49	—	323,138.49	10	6/1/2008	15,500,000.00	72,066.86	—	72,066.86
11	7/1/2008	69,500,000.00	312,714.67	—	312,714.67	11	7/1/2008	15,500,000.00	69,742.12	—	69,742.12
12	8/1/2008	69,500,000.00	323,138.49	—	323,138.49	12	8/1/2008	15,500,000.00	72,066.86	—	72,066.86
13	9/1/2008	69,500,000.00	323,138.49	—	323,138.49	13	9/1/2008	15,500,000.00	72,066.86	—	72,066.86
14	10/1/2008	69,500,000.00	312,714.67	—	312,714.67	14	10/1/2008	15,500,000.00	69,742.12	—	69,742.12
15	11/1/2008	69,500,000.00	323,138.49	—	323,138.49	15	11/1/2008	15,500,000.00	72,066.86	—	72,066.86
16	12/1/2008	69,500,000.00	312,714.67	—	312,714.67	16	12/1/2008	15,500,000.00	69,742.12	—	69,742.12
17	1/1/2009	69,500,000.00	323,138.49	—	323,138.49	17	1/1/2009	15,500,000.00	72,066.86	—	72,066.86
18	2/1/2009	69,500,000.00	323,138.49	—	323,138.49	18	2/1/2009	15,500,000.00	72,066.86	—	72,066.86
19	3/1/2009	69,500,000.00	291,867.03	—	291,867.03	19	3/1/2009	15,500,000.00	65,092.65	—	65,092.65
20	4/1/2009	69,500,000.00	323,138.49	—	323,138.49	20	4/1/2009	15,500,000.00	72,066.86	—	72,066.86
21	5/1/2009	69,500,000.00	312,714.67	—	312,714.67	21	5/1/2009	15,500,000.00	69,742.12	—	69,742.12
22	6/1/2009	69,500,000.00	323,138.49	—	323,138.49	22	6/1/2009	15,500,000.00	72,066.86	—	72,066.86
23	7/1/2009	69,500,000.00	312,714.67	—	312,714.67	23	7/1/2009	15,500,000.00	69,742.12	—	69,742.12
24	8/1/2009	69,500,000.00	323,138.49	—	323,138.49	24	8/1/2009	15,500,000.00	72,066.86	—	72,066.86
25	9/1/2009	69,500,000.00	323,138.49	—	323,138.49	25	9/1/2009	15,500,000.00	72,066.86	—	72,066.86
26	10/1/2009	69,500,000.00	312,714.67	—	312,714.67	26	10/1/2009	15,500,000.00	69,742.12	—	69,742.12
27	11/1/2009	69,500,000.00	323,138.49	—	323,138.49	27	11/1/2009	15,500,000.00	72,066.86	—	72,066.86
28	12/1/2009	69,500,000.00	312,714.67	—	312,714.67	28	12/1/2009	15,500,000.00	69,742.12	—	69,742.12
29	1/1/2010	69,500,000.00	323,138.49	—	323,138.49	29	1/1/2010	15,500,000.00	72,066.86	—	72,066.86
30	2/1/2010	69,500,000.00	323,138.49	—	323,138.49	30	2/1/2010	15,500,000.00	72,066.86	—	72,066.86

135 East 57th Street Loan Pooled Component						135 East 57th Street Loan Non-Pooled Component
Period	Date	Balance ($)	Interest ($)	Principal ($)	Total Payment ($)	Period	Date	Balance ($)	Interest ($)	Principal ($)	Total Payment ($)
31	3/1/2010	69,500,000.00	291,867.03	—	291,867.03	31	3/1/2010	15,500,000.00	65,092.65	—	65,092.65
32	4/1/2010	69,500,000.00	323,138.49	—	323,138.49	32	4/1/2010	15,500,000.00	72,066.86	—	72,066.86
33	5/1/2010	69,500,000.00	312,714.67	—	312,714.67	33	5/1/2010	15,500,000.00	69,742.12	—	69,742.12
34	6/1/2010	69,500,000.00	323,138.49	—	323,138.49	34	6/1/2010	15,500,000.00	72,066.86	—	72,066.86
35	7/1/2010	69,500,000.00	312,714.67	—	312,714.67	35	7/1/2010	15,500,000.00	69,742.12	—	69,742.12
36	8/1/2010	69,500,000.00	323,138.49	—	323,138.49	36	8/1/2010	15,500,000.00	72,066.86	—	72,066.86
37	9/1/2010	69,500,000.00	323,138.49	—	323,138.49	37	9/1/2010	15,500,000.00	72,066.86	—	72,066.86
38	10/1/2010	69,500,000.00	312,714.67	—	312,714.67	38	10/1/2010	15,500,000.00	69,742.12	—	69,742.12
39	11/1/2010	69,500,000.00	323,138.49	—	323,138.49	39	11/1/2010	15,500,000.00	72,066.86	—	72,066.86
40	12/1/2010	69,500,000.00	312,714.67	—	312,714.67	40	12/1/2010	15,500,000.00	69,742.12	—	69,742.12
41	1/1/2011	69,500,000.00	323,138.49	—	323,138.49	41	1/1/2011	15,500,000.00	72,066.86	—	72,066.86
42	2/1/2011	69,500,000.00	323,138.49	—	323,138.49	42	2/1/2011	15,500,000.00	72,066.86	—	72,066.86
43	3/1/2011	69,500,000.00	291,867.03	—	291,867.03	43	3/1/2011	15,500,000.00	65,092.65	—	65,092.65
44	4/1/2011	69,500,000.00	323,138.49	—	323,138.49	44	4/1/2011	15,500,000.00	72,066.86	—	72,066.86
45	5/1/2011	69,500,000.00	312,714.67	—	312,714.67	45	5/1/2011	15,500,000.00	69,742.12	—	69,742.12
46	6/1/2011	69,500,000.00	323,138.49	—	323,138.49	46	6/1/2011	15,500,000.00	72,066.86	—	72,066.86
47	7/1/2011	69,500,000.00	312,714.67	—	312,714.67	47	7/1/2011	15,500,000.00	69,742.12	—	69,742.12
48	8/1/2011	69,500,000.00	323,138.49	—	323,138.49	48	8/1/2011	15,500,000.00	72,066.86	—	72,066.86
49	9/1/2011	69,500,000.00	323,138.49	—	323,138.49	49	9/1/2011	15,500,000.00	72,066.86	—	72,066.86
50	10/1/2011	69,500,000.00	312,714.67	—	312,714.67	50	10/1/2011	15,500,000.00	69,742.12	—	69,742.12
51	11/1/2011	69,500,000.00	323,138.49	—	323,138.49	51	11/1/2011	15,500,000.00	72,066.86	—	72,066.86
52	12/1/2011	69,500,000.00	312,714.67	—	312,714.67	52	12/1/2011	15,500,000.00	69,742.12	—	69,742.12
53	1/1/2012	69,500,000.00	323,138.49	—	323,138.49	53	1/1/2012	15,500,000.00	72,066.86	—	72,066.86
54	2/1/2012	69,500,000.00	323,138.49	—	323,138.49	54	2/1/2012	15,500,000.00	72,066.86	—	72,066.86
55	3/1/2012	69,500,000.00	302,290.85	—	302,290.85	55	3/1/2012	15,500,000.00	67,417.38	—	67,417.38
56	4/1/2012	69,500,000.00	323,138.49	—	323,138.49	56	4/1/2012	15,500,000.00	72,066.86	—	72,066.86
57	5/1/2012	69,422,921.09	312,714.67	77,078.91	389,793.58	57	5/1/2012	15,482,809.74	69,742.12	17,190.26	86,932.38
58	6/1/2012	69,355,964.69	322,780.12	66,956.40	389,736.52	58	6/1/2012	15,467,877.02	71,986.93	14,932.72	86,919.66
59	7/1/2012	69,278,234.02	312,066.59	77,730.67	389,797.25	59	7/1/2012	15,450,541.40	69,597.58	17,335.62	86,933.20
60	8/1/2012	69,210,601.08	322,107.40	67,632.93	389,740.33	60	8/1/2012	15,435,457.80	71,836.90	15,083.60	86,920.51
61	9/1/2012	69,142,651.91	321,792.94	67,949.17	389,742.11	61	9/1/2012	15,420,303.66	71,766.77	15,154.13	86,920.90
62	10/1/2012	69,063,956.00	311,106.79	78,695.91	389,802.70	62	10/1/2012	15,402,752.78	69,383.53	17,550.89	86,934.41
63	11/1/2012	68,995,321.14	321,111.12	68,634.86	389,745.98	63	11/1/2012	15,387,445.72	71,614.71	15,307.06	86,921.77

135 East 57th Street Loan Pooled Component						135 East 57th Street Loan Non-Pooled Component
Period	Date	Balance ($)	Interest ($)	Principal ($)	Total Payment ($)	Period	Date	Balance ($)	Interest ($)	Principal ($)	Total Payment ($)
64	12/1/2012	68,915,958.56	310,443.87	79,362.58	389,806.45	64	12/1/2012	15,369,746.15	69,235.68	17,699.57	86,935.25
65	1/1/2013	68,846,631.68	320,423.01	69,326.87	389,749.88	65	1/1/2013	15,354,284.76	71,461.25	15,461.39	86,922.64
66	2/1/2013	68,776,980.65	320,100.67	69,651.03	389,751.71	66	2/1/2013	15,338,751.08	71,389.36	15,533.68	86,923.04
67	3/1/2013	68,675,882.35	288,830.69	101,098.30	389,928.98	67	3/1/2013	15,316,203.98	64,415.48	22,547.10	86,962.58
68	4/1/2013	68,605,432.92	319,306.78	70,449.43	389,756.21	68	4/1/2013	15,300,492.23	71,212.30	15,711.74	86,924.05
69	5/1/2013	68,524,306.10	308,689.57	81,126.83	389,816.40	69	5/1/2013	15,282,399.20	68,844.44	18,093.03	86,937.47
70	6/1/2013	68,453,147.92	318,602.03	71,158.18	389,760.20	70	6/1/2013	15,266,529.39	71,055.13	15,869.81	86,924.94
71	7/1/2013	68,371,332.01	308,004.37	81,815.92	389,820.28	71	7/1/2013	15,248,282.68	68,691.62	18,246.72	86,938.34
72	8/1/2013	68,299,458.55	317,890.78	71,873.46	389,764.24	72	8/1/2013	15,232,253.35	70,896.50	16,029.33	86,925.84
73	9/1/2013	68,227,249.02	317,556.61	72,209.53	389,766.13	73	9/1/2013	15,216,149.06	70,821.98	16,104.28	86,926.26
74	10/1/2013	68,144,410.92	306,987.94	82,838.11	389,826.05	74	10/1/2013	15,197,674.38	68,464.94	18,474.69	86,939.62
75	11/1/2013	68,071,476.41	316,835.72	72,934.50	389,770.22	75	11/1/2013	15,181,408.41	70,661.20	16,265.97	86,927.17
76	12/1/2013	67,987,933.43	306,287.04	83,542.98	389,830.02	76	12/1/2013	15,162,776.52	68,308.62	18,631.89	86,940.51
77	1/1/2014	67,914,267.27	316,108.18	73,666.16	389,774.34	77	1/1/2014	15,146,347.38	70,498.95	16,429.14	86,928.09
78	2/1/2014	67,840,256.65	315,765.67	74,010.62	389,776.28	78	2/1/2014	15,129,841.41	70,422.56	16,505.96	86,928.52
79	3/1/2014	67,735,202.26	284,896.89	105,054.39	389,951.28	79	3/1/2014	15,106,412.02	63,538.16	23,429.40	86,967.55
80	4/1/2014	67,660,354.37	314,933.11	74,847.89	389,781.00	80	4/1/2014	15,089,719.32	70,236.88	16,692.70	86,929.58
81	5/1/2014	67,574,951.06	304,437.20	85,403.31	389,840.51	81	5/1/2014	15,070,672.54	67,896.07	19,046.78	86,942.85
82	6/1/2014	67,499,353.86	314,188.03	75,597.20	389,785.23	82	6/1/2014	15,053,812.73	70,070.71	16,859.81	86,930.52
83	7/1/2014	67,413,222.03	303,712.78	86,131.83	389,844.61	83	7/1/2014	15,034,603.47	67,734.50	19,209.26	86,943.76
84	8/1/2014	67,336,868.61	313,436.07	76,353.42	389,789.49	84	8/1/2014	15,017,575.01	69,903.01	17,028.46	86,931.47
85	9/1/2014	67,260,158.17	313,081.07	76,710.44	389,791.50	85	9/1/2014	15,000,466.93	69,823.84	17,108.08	86,931.92
86	10/1/2014	67,172,943.98	302,636.52	87,214.19	389,850.72	86	10/1/2014	14,981,016.28	67,494.48	19,450.65	86,945.12
87	11/1/2014	67,095,467.06	312,318.91	77,476.92	389,795.82	87	11/1/2014	14,963,737.26	69,653.86	17,279.03	86,932.88
88	12/1/2014	67,007,507.64	301,895.49	87,959.42	389,854.92	88	12/1/2014	14,944,120.41	67,329.21	19,616.85	86,946.06
89	1/1/2015	66,929,257.16	311,549.71	78,250.47	389,800.19	89	1/1/2015	14,926,668.86	69,482.31	17,451.54	86,933.85
90	2/1/2015	66,850,640.81	311,185.89	78,616.36	389,802.25	90	2/1/2015	14,909,135.72	69,401.17	17,533.14	86,934.31
91	3/1/2015	66,741,406.94	280,740.97	109,233.87	389,974.84	91	3/1/2015	14,884,774.21	62,611.30	24,361.51	86,972.81
92	4/1/2015	66,661,912.22	310,312.48	79,494.71	389,807.20	92	4/1/2015	14,867,045.17	69,206.38	17,729.04	86,935.42
93	5/1/2015	66,571,990.96	299,944.72	89,921.26	389,865.98	93	5/1/2015	14,846,990.79	66,894.15	20,054.38	86,948.53
94	6/1/2015	66,491,704.09	309,524.79	80,286.88	389,811.66	94	6/1/2015	14,829,085.08	69,030.71	17,905.71	86,936.41
95	7/1/2015	66,401,012.64	299,178.87	90,691.45	389,870.32	95	7/1/2015	14,808,858.93	66,723.34	20,226.15	86,949.50
96	8/1/2015	66,319,926.30	308,729.83	81,086.34	389,816.17	96	8/1/2015	14,790,774.93	68,853.42	18,084.00	86,937.42

135 East 57th Street Loan Pooled Component						135 East 57th Street Loan Non-Pooled Component
Period	Date	Balance ($)	Interest ($)	Principal ($)	Total Payment ($)	Period	Date	Balance ($)	Interest ($)	Principal ($)	Total Payment ($)
97	9/1/2015	66,238,460.81	308,352.82	81,465.49	389,818.31	97	9/1/2015	14,772,606.37	68,769.33	18,168.56	86,937.90
98	10/1/2015	66,146,623.43	298,039.40	91,837.37	389,876.78	98	10/1/2015	14,752,124.65	66,469.22	20,481.72	86,950.94
99	11/1/2015	66,064,347.61	307,547.05	82,275.82	389,822.88	99	11/1/2015	14,733,775.37	68,589.63	18,349.28	86,938.91
100	12/1/2015	65,971,722.37	297,255.98	92,625.24	389,881.22	100	12/1/2015	14,713,117.94	66,294.50	20,657.43	86,951.93
101	1/1/2016	65,888,628.74	306,733.86	83,093.63	389,827.49	101	1/1/2016	14,694,586.27	68,408.27	18,531.67	86,939.94
102	2/1/2016	65,805,146.58	306,347.51	83,482.16	389,829.68	102	2/1/2016	14,675,967.94	68,322.11	18,618.32	86,940.43
103	3/1/2016	65,701,422.85	286,220.05	103,723.73	389,943.78	103	3/1/2016	14,652,835.31	63,833.25	23,132.63	86,965.88
104	4/1/2016	65,617,065.34	305,477.10	84,357.51	389,834.61	104	4/1/2016	14,634,021.77	68,127.99	18,813.54	86,941.53
105	5/1/2016	65,522,416.15	295,243.44	94,649.19	389,892.63	105	5/1/2016	14,612,912.95	65,845.66	21,108.81	86,954.47
106	6/1/2016	65,437,221.64	304,644.82	85,194.51	389,839.33	106	6/1/2016	14,593,912.74	67,942.37	19,000.22	86,942.58
107	7/1/2016	65,341,758.66	294,434.23	95,462.98	389,897.22	107	7/1/2016	14,572,622.43	65,665.19	21,290.31	86,955.49
108	8/1/2016	65,255,719.42	303,804.86	86,039.24	389,844.09	108	8/1/2016	14,553,433.83	67,755.04	19,188.61	86,943.65
109	9/1/2016	65,169,277.88	303,404.82	86,441.54	389,846.36	109	9/1/2016	14,534,155.50	67,665.82	19,278.33	86,944.15
110	10/1/2016	65,072,602.45	293,228.62	96,675.43	389,904.05	110	10/1/2016	14,512,594.79	65,396.31	21,560.71	86,957.02
111	11/1/2016	64,985,304.68	302,553.42	87,297.77	389,851.19	111	11/1/2016	14,493,125.51	67,475.94	19,469.29	86,945.23
112	12/1/2016	64,887,796.78	292,400.84	97,507.91	389,908.74	112	12/1/2016	14,471,379.14	65,211.70	21,746.37	86,958.07
113	1/1/2017	64,799,634.89	301,694.17	88,161.89	389,856.06	113	1/1/2017	14,451,717.13	67,284.31	19,662.00	86,946.32
114	2/1/2017	64,711,060.77	301,284.26	88,574.12	389,858.38	114	2/1/2017	14,431,963.19	67,192.89	19,753.94	86,946.83
115	3/1/2017	64,592,790.74	271,755.75	118,270.03	390,025.78	115	3/1/2017	14,405,586.42	60,607.40	26,376.77	86,984.17
116	4/1/2017	—	300,322.55	64,592,790.74	64,893,113.29	116	4/1/2017	—	66,978.41	14,405,586.42	14,472,564.83

ANNEX E

DECREMENT TABLES

Percentages of the Initial Certificate Balance

of the Class A-1 Certificates at the Specified CPRs

0% CPR During Lock-Out, Defeasance, Yield Maintenance

and Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
August 2008	90%	69%	48%	28%	7%
August 2009	77%	39%	11%	0%	0%
August 2010	56%	0%	0%	0%	0%
August 2011	18%	0%	0%	0%	0%
August 2012	0%	0%	0%	0%	0%
August 2013	0%	0%	0%	0%	0%
August 2014	0%	0%	0%	0%	0%
August 2015	0%	0%	0%	0%	0%
August 2016	0%	0%	0%	0%	0%
August 2017 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	2.93	1.63	1.07	0.72	0.20

Percentages of the Initial Certificate Balance

of the Class A-2 Certificates at the Specified CPRs

0% CPR During Lock-Out, Defeasance, Yield Maintenance

and Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
August 2008	100%	100%	100%	100%	100%
August 2009	100%	100%	100%	99%	95%
August 2010	100%	100%	95%	92%	89%
August 2011	100%	90%	83%	78%	24%
August 2012	0%	0%	0%	0%	0%
August 2013	0%	0%	0%	0%	0%
August 2014	0%	0%	0%	0%	0%
August 2015	0%	0%	0%	0%	0%
August 2016	0%	0%	0%	0%	0%
August 2017 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	4.60	4.44	4.30	4.18	3.90

Percentages of the Initial Certificate Balance

of the Class A-3 Certificates at the Specified CPRS

0% CPR During Lock-Out, Defeasance, Yield Maintenance

and Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
August 2008	100%	100%	100%	100%	100%
August 2009	100%	100%	100%	100%	100%
August 2010	100%	100%	100%	100%	100%
August 2011	100%	100%	100%	100%	100%
August 2012	100%	69%	59%	56%	40%
August 2013	100%	61%	49%	44%	40%
August 2014	0%	0%	0%	0%	0%
August 2015	0%	0%	0%	0%	0%
August 2016	0%	0%	0%	0%	0%
August 2017 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	6.69	5.96	5.74	5.64	5.36

Percentages of the Initial Certificate Balance

of the Class A-AB Certificates at the Specified CPRS

0% CPR During Lock-Out, Defeasance, Yield Maintenance

and Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
August 2008	100%	100%	100%	100%	100%
August 2009	100%	100%	100%	100%	100%
August 2010	100%	100%	100%	100%	100%
August 2011	100%	100%	100%	100%	100%
August 2012	98%	98%	98%	98%	98%
August 2013	77%	77%	77%	77%	77%
August 2014	56%	17%	7%	4%	3%
August 2015	33%	0%	0%	0%	0%
August 2016	8%	0%	0%	0%	0%
August 2017 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	7.24	6.54	6.45	6.42	6.32

Percentages of the Initial Certificate Balance

of the Class A-4 Certificates at the Specified CPRS

0% CPR During Lock-Out, Defeasance, Yield Maintenance

and Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
August 2008	100%	100%	100%	100%	100%
August 2009	100%	100%	100%	100%	100%
August 2010	100%	100%	100%	100%	100%
August 2011	100%	100%	100%	100%	100%
August 2012	100%	100%	100%	100%	100%
August 2013	100%	100%	100%	100%	100%
August 2014	100%	100%	100%	100%	100%
August 2015	100%	100%	99%	99%	99%
August 2016	100%	98%	98%	98%	98%
August 2017 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.77	9.72	9.68	9.64	9.44

Percentages of the Initial Certificate Balance

of the Class A-1A Certificates at the Specified CPRs

0% CPR During Lock-Out, Defeasance, Yield Maintenance

and Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
August 2008	100%	100%	100%	100%	100%
August 2009	100%	100%	100%	100%	100%
August 2010	99%	99%	99%	99%	99%
August 2011	99%	99%	99%	99%	99%
August 2012	53%	53%	53%	53%	53%
August 2013	53%	53%	53%	53%	53%
August 2014	52%	52%	52%	52%	51%
August 2015	51%	51%	51%	51%	50%
August 2016	51%	50%	50%	49%	46%
August 2017 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	7.30	7.28	7.24	7.22	7.02

Percentages of the Initial Certificate Balance

of the Class AM-FX Certificates at the Specified CPRs

0% CPR During Lock-Out, Defeasance, Yield Maintenance

and Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
August 2008	100%	100%	100%	100%	100%
August 2009	100%	100%	100%	100%	100%
August 2010	100%	100%	100%	100%	100%
August 2011	100%	100%	100%	100%	100%
August 2012	100%	100%	100%	100%	100%
August 2013	100%	100%	100%	100%	100%
August 2014	100%	100%	100%	100%	100%
August 2015	100%	100%	100%	100%	100%
August 2016	100%	100%	100%	100%	100%
August 2017 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.91	9.91	9.90	9.85	9.63

Percentages of the Initial Certificate Balance

of the Class A-J Certificates at the Specified CPRs

0% CPR During Lock-Out, Defeasance, Yield Maintenance

and Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
August 2008	100%	100%	100%	100%	100%
August 2009	100%	100%	100%	100%	100%
August 2010	100%	100%	100%	100%	100%
August 2011	100%	100%	100%	100%	100%
August 2012	100%	100%	100%	100%	100%
August 2013	100%	100%	100%	100%	100%
August 2014	100%	100%	100%	100%	100%
August 2015	100%	100%	100%	100%	100%
August 2016	100%	100%	100%	100%	100%
August 2017 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.91	9.91	9.91	9.91	9.66

Percentages of the Initial Certificate Balance

of the Class B Certificates at the Specified CPRs

0% CPR During Lock-Out, Defeasance, Yield Maintenance

and Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
August 2008	100%	100%	100%	100%	100%
August 2009	100%	100%	100%	100%	100%
August 2010	100%	100%	100%	100%	100%
August 2011	100%	100%	100%	100%	100%
August 2012	100%	100%	100%	100%	100%
August 2013	100%	100%	100%	100%	100%
August 2014	100%	100%	100%	100%	100%
August 2015	100%	100%	100%	100%	100%
August 2016	100%	100%	100%	100%	100%
August 2017 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.91	9.91	9.91	9.91	9.66

Percentages of the Initial Certificate Balance

of the Class C Certificates at the Specified CPRs

0% CPR During Lock-Out, Defeasance, Yield Maintenance

and Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
August 2008	100%	100%	100%	100%	100%
August 2009	100%	100%	100%	100%	100%
August 2010	100%	100%	100%	100%	100%
August 2011	100%	100%	100%	100%	100%
August 2012	100%	100%	100%	100%	100%
August 2013	100%	100%	100%	100%	100%
August 2014	100%	100%	100%	100%	100%
August 2015	100%	100%	100%	100%	100%
August 2016	100%	100%	100%	100%	100%
August 2017 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.91	9.91	9.91	9.91	9.66

Percentages of the Initial Certificate Balance

of the Class D Certificates at the Specified CPRs

0% CPR During Lock-Out, Defeasance, Yield Maintenance

and Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
August 2008	100%	100%	100%	100%	100%
August 2009	100%	100%	100%	100%	100%
August 2010	100%	100%	100%	100%	100%
August 2011	100%	100%	100%	100%	100%
August 2012	100%	100%	100%	100%	100%
August 2013	100%	100%	100%	100%	100%
August 2014	100%	100%	100%	100%	100%
August 2015	100%	100%	100%	100%	100%
August 2016	100%	100%	100%	100%	100%
August 2017 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.91	9.91	9.91	9.91	9.66

Percentages of the Initial Certificate Balance

of the Class E Certificates at the Specified CPRs

0% CPR During Lock-Out, Defeasance, Yield Maintenance

and Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
August 2008	100%	100%	100%	100%	100%
August 2009	100%	100%	100%	100%	100%
August 2010	100%	100%	100%	100%	100%
August 2011	100%	100%	100%	100%	100%
August 2012	100%	100%	100%	100%	100%
August 2013	100%	100%	100%	100%	100%
August 2014	100%	100%	100%	100%	100%
August 2015	100%	100%	100%	100%	100%
August 2016	100%	100%	100%	100%	100%
August 2017 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.91	9.91	9.91	9.91	9.66

Percentages of the Initial Certificate Balance

of the Class F Certificates at the Specified CPRs

0% CPR During Lock-Out, Defeasance, Yield Maintenance

and Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
August 2008	100%	100%	100%	100%	100%
August 2009	100%	100%	100%	100%	100%
August 2010	100%	100%	100%	100%	100%
August 2011	100%	100%	100%	100%	100%
August 2012	100%	100%	100%	100%	100%
August 2013	100%	100%	100%	100%	100%
August 2014	100%	100%	100%	100%	100%
August 2015	100%	100%	100%	100%	100%
August 2016	100%	100%	100%	100%	100%
August 2017 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.91	9.91	9.91	9.91	9.66

ANNEX F

PRICE/YIELD TABLES

Pre-Tax Yield to Maturity (CBE), Weighted Average Life, First Principal Payment Date and

Last Principal Payment Date for the Class A-1 Certificates at the Specified CPRs

0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment

Premium—Otherwise at Indicated CPR

Assumed Price (in %)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Weighted Average Life (yrs)

Pre-Tax Yield to Maturity (CBE), Weighted Average Life, First Principal Payment Date

and Last Principal Payment Date for the Class A-2 Certificates at the Specified CPRs

0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment

Premium—Otherwise at Indicated CPR

Assumed Price (in %)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Weighted Average Life (yrs)

Pre-Tax Yield to Maturity (CBE), Weighted Average Life, First Principal Payment Date and

Last Principal Payment Date for the Class A-3 Certificates at the Specified CPRs

0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment

Premium—Otherwise at Indicated CPR

Assumed Price (in %)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Weighted Average Life (yrs)

Pre-Tax Yield to Maturity (CBE), Weighted Average Life, First Principal Payment Date and

Last Principal Payment Date for the Class A-AB Certificates at the Specified CPRs

0% CPR During Lock-Out, Defeasance, Yield Maintenance and

Prepayment Premium—Otherwise at Indicated CPR

Assumed Price (in %)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Weighted Average Life (yrs)

Pre-Tax Yield to Maturity (CBE), Weighted Average Life, First Principal Payment Date and

Last Principal Payment Date for the Class A-4 Certificates at the Specified CPRs

0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment

Premium—Otherwise at Indicated CPR

Assumed Price (in %)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Weighted Average Life (yrs)

Pre-Tax Yield to Maturity (CBE), Weighted Average Life, First Principal Payment Date and

Last Principal Payment Date for the Class A-1A Certificates at the Specified CPRs

0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment

Premium—Otherwise at Indicated CPR

Assumed Price (in %)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Weighted Average Life (yrs)

Pre-Tax Yield to Maturity (CBE), Weighted Average Life, First Principal Payment Date and

Last Principal Payment Date for the Class AM-FX Certificates at the Specified CPRs

0% CPR During Lock-Out, Defeasance, Yield Maintenance and

Prepayment Premium—Otherwise at Indicated CPR

Assumed Price (in %)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Weighted Average Life (yrs)

Pre-Tax Yield to Maturity (CBE), Weighted Average Life, First Principal Payment Date and

Last Principal Payment Date for the Class A-J Certificates at the Specified CPRs

0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment

Premium—Otherwise at Indicated CPR

Assumed Price (in %)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Weighted Average Life (yrs)

Pre-Tax Yield to Maturity (CBE), Weighted Average Life, First Principal Payment Date and

Last Principal Payment Date for the Class B Certificates at the Specified CPRs

0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment

Premium—Otherwise at Indicated CPR

Assumed Price (in %)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Weighted Average Life (yrs)

Pre-Tax Yield to Maturity (CBE), Weighted Average Life, First Principal Payment Date and

Last Principal Payment Date for the Class C Certificates at the Specified CPRs

0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment

Premium—Otherwise at Indicated CPR

Assumed Price (in %)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Weighted Average Life (yrs)

Pre-Tax Yield to Maturity (CBE), Weighted Average Life, First Principal Payment Date and

Last Principal Payment Date for the Class D Certificates at the Specified CPRs

0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment

Premium—Otherwise at Indicated CPR

Assumed Price (in %)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Weighted Average Life (yrs)

Pre-Tax Yield to Maturity (CBE), Weighted Average Life, First Principal Payment Date and

Last Principal Payment Date for the Class E Certificates at the Specified CPRs

0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment

Premium—Otherwise at Indicated CPR

Assumed Price (in %)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Weighted Average Life (yrs)

Pre-Tax Yield to Maturity (CBE), Weighted Average Life, First Principal Payment Date and

Last Principal Payment Date for the Class F Certificates at the Specified CPRs

0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment

Premium—Otherwise at Indicated CPR

Assumed Price (in %)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Weighted Average Life (yrs)

Deutsche Mortgage & Asset Receiving Corporation,

Depositor

Commercial Mortgage Pass-Through Certificates,

(Issuable in Series By Separate Issuing Entities)

Deutsche Mortgage & Asset Receiving Corporation will periodically offer commercial mortgage pass-through certificates in separate series. We will offer the certificates through this prospectus and a separate prospectus supplement for each series. Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund that we will form. The primary assets of each trust fund will consist of:

•	various types of multifamily or commercial mortgage loans,

•	mortgage participations, pass-through certificates or other mortgaged-backed securities that evidence interests in one or more of various types of multifamily or commercial mortgage loans, or

•	a combination of the assets described above.

The offered certificates will not represent an interest in or an obligation of us, any of our affiliates, Deutsche Bank AG or any of its affiliates. If so specified in the related prospectus supplement, the offered certificates or the assets of the related trust fund may be insured or guaranteed by an entity specified therein. Otherwise, neither the offered certificates nor the assets of the related trust fund will be guaranteed or insured by us or any of our affiliates or by any governmental agency of instrumentality, or any other person.

If specified in the related prospectus supplement, the trust fund for a series of certificates may include credit support effected through subordination of one or more classes of certificates to other classes, cross-support provisions, letters of credit, loan insurance policies, certificate insurance policies, guarantees, surety bonds, reserve funds, credit derivatives or a combination of the foregoing, and may also include guaranteed investment contracts, interest rate exchange agreements, interest rate cap or floor agreements or currency exchange agreements as described in this prospectus.

The certificates of a series will evidence beneficial ownership interests in the trust fund. We may divide the certificates of a series into two or more classes which may have different interest rates and which may receive principal payments in differing proportions and at different times. Structural credit enhancement will generally be provided for the respective classes of offered certificates through the subordination of more junior classes of offered and/or non-offered certificates. Accordingly, your rights as holders of certain classes may be subordinate to the rights of holders of other classes to receive principal and interest.

Neither the Securities and Exchange Commission nor any state securities regulators have approved or disapproved of the offered certificates or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should review the information appearing on page 12 in this prospectus under the caption “Risk Factors” and under the caption “risk factors” in the related prospectus supplement before purchasing any offered certificate.

We may offer the offered certificates of any series through one or more different methods, including offerings through underwriters, as described under “Method of Distribution” in this prospectus and in the related prospectus supplement. There will be no secondary market for the offered certificates of any series prior to the offering thereof. We cannot assure you that a secondary market for any offered certificates will develop or, if it does develop, that it will continue. Unless the related prospectus supplement provides otherwise, the certificates will not be listed on any securities exchange.

The date of this prospectus is July 23, 2007

Important Notice About Information In This Prospectus And

The Accompanying Prospectus Supplement

Information about the certificates being offered to you is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to the series of certificates offered to you; and (b) the accompanying prospectus supplement, which describes the specific terms of the series of certificates offered to you. Investors reviewing this prospectus should also carefully review the information in the related prospectus supplement in order to determine the specific terms of each offering.

Further, you should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

Incorporation of Certain Information By Reference and Available Information

With respect to any series of certificates by this prospectus, there are incorporated herein by reference all documents and reports (other than Annual Reports on Form 10-K) filed by or on behalf of Deutsche Mortgage & Asset Corporation with respect to the related trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, that relate specifically to such series of certificates. Deutsche Mortgage & Asset Receiving Corporation will provide without charge to any beneficial owner to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of such person, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such offered certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for this information should be directed in writing to the Deutsche Mortgage & Asset Receiving Corporation at 60 Wall Street, New York, New York 10005, Attention: Secretary, or by telephone at (212) 250-2500.

Deutsche Mortgage & Asset Receiving Corporation has filed with the Securities and Exchange Commission a registration statement (of which this prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus and the prospectus supplement relating to each series of offered certificates contain summaries of the material terms of the documents referred to in this prospectus and such prospectus supplement, but do not contain all of the information set forth in the registration statement pursuant to the rules and regulations of the Securities and Exchange Commission. In addition, Deutsche Mortgage & Asset Receiving Corporation will file or cause to be filed with the Securities and Exchange Commission such periodic reports with respect to each trust fund as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

You can read and copy any document filed by Deutsche Mortgage Asset & Receiving Corporation at prescribed rates at the Securities and Exchange Commission’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You can obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. Copies of such material can also be obtained electronically through the Securities and Exchange Commission’s Electronic Data Gathering, Analysis and Retrieval system at the Securities and Exchange Commission’s Web site (http://www.sec.gov).

SUMMARY OF PROSPECTUS	1
RISK FACTORS	12
The Lack of Liquidity May Make it Difficult for You to Resell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates	12
The Trust Fund’s Assets May Be Insufficient To Allow For Payment In Full On Your Certificates	12
Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses	13
Prepayments May Reduce The Average Life of Your Certificates	13
Prepayments May Reduce the Yield on Your Certificates	15
Ratings Do Not Guaranty Payment	15
The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in Each Trust Should Be Evaluated Separately from the Performance of the Mortgage Loans in any of our Other Trusts	15
Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates	16
Some Certificates May Not Be Appropriate for ERISA Plans	21
Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences	21
Certain Federal Tax Considerations Regarding Original Issue Discount	22
Bankruptcy Proceedings Entail Certain Risks	22
Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment	22
Inclusion of Delinquent Mortgage Loans in a Mortgage Asset Pool	23
Termination of the Trust Fund Could Affect the Yield on Your Offered Certificates	23
THE SPONSOR	23
General	23
GACC’s Securitization Program	24
GACC’s Underwriting Standards	25
Servicing	27
OTHER SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS	27
THE DEPOSITOR	27
DESCRIPTION OF THE TRUST FUNDS	27
General	27
Mortgage Loans	28
MBS	33
Certificate Accounts	35
Credit Support	35
Cash Flow Agreements	35
YIELD AND MATURITY CONSIDERATIONS	37
General	37
Pass-Through Rate	37
Payment Delays	37
Certain Shortfalls in Collections of Interest	37
Yield and Prepayment Considerations	38
Weighted Average Life and Maturity	39
Other Factors Affecting Yield, Weighted Average Life and Maturity	40

v

SUMMARY OF PROSPECTUS

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of an offering of certificates, read this entire document and the accompanying prospectus supplement carefully.

Securities Offered	Mortgage pass-through certificates, issuable in series. Each series of certificates will represent beneficial ownership in a trust fund. Each trust fund will own a segregated pool of certain mortgage assets, described below under “— The Mortgage Assets.”

Relevant Parties

Who We Are	Deutsche Mortgage & Asset Receiving Corporation, a Delaware corporation. See “The Depositor.” Our principal offices are located at 60 Wall Street, New York, New York 10005. Our telephone number is (212) 250-2500.

Issuing Entity	The issuing entity with respect to each series will be a New York common law trust formed by the depositor and containing the assets described in this prospectus and specified in the related prospectus supplement.

Trustee	The trustee for each series of certificates will be named in the related prospectus supplement. See “Description of the Pooling Agreements — The Trustee.”

Master Servicer	If a trust fund includes mortgage loans, then each master servicer, for the corresponding series of certificates will be named in the related prospectus supplement. Certain of the duties of the master servicer may be performed by one or more primary servicers or sub-servicers. See “Description of the Pooling Agreements — Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor.”

Special Servicer	If a trust fund includes mortgage loans, then each special servicer for the corresponding series of certificates will be named, or the circumstances under which a special servicer may be appointed will be described, in the related prospectus supplement. See “Description of the Pooling Agreements — Collection and Other Servicing Procedures.”

MBS Administrator	If a trust fund includes mortgage-backed securities, then the entity responsible for administering such mortgage-backed securities will be named in the related prospectus supplement.

REMIC Administrator	The person responsible for the various tax-related administration duties for a series of certificates as to which one or more REMIC elections have been made, will be named in the related prospectus supplement. See “Description of the Pooling Agreements — Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor.”

Other Parties	If so specified in the prospectus supplement for a series, there may be one or more additional parties to the related pooling and servicing agreement, including but not limited to (i) a paying agent, which will make payments and perform other specified duties with respect to the certificates, (ii) a certificate registrar, which will maintain the register of certificates and perform certain duties with respect to certificate transfer, (iii) an authenticating agent, which will countersign the certificates on behalf of the trustee and/or (iv) a fiscal agent, which will be required to make advances if the trustee fails to do so when required.

Sponsors	The sponsor or sponsors for each series of certificates will be named in the related prospectus supplement. The sponsor or sponsors will initiate the issuance of a series of certificates and will sell mortgage loans to the depositor. If specified in the related prospectus supplement, the sponsor or co-sponsor may be German American Capital Corporation, an affiliate of the depositor.

Sellers	The seller or sellers of the mortgage loans or other assets will be named in the related prospectus supplement. A seller may be an affiliate of Deutsch Mortgage & Asset Receiving Corporation, the depositor. The depositor will purchase the mortgage loans or other assets from the seller or sellers, on or before the issuance of the related series of certificates.

Originators	If the mortgage loans or other assets have been originated by an entity other than the related sponsor or loan seller, the prospectus supplement will identify the related originator and set forth certain information with respect thereto.

Information About The Mortgage Pool

The Mortgage Assets

The mortgage assets will be the primary assets of any trust fund. The mortgage assets with respect to each series of certificates will, in general, consist:

•        various types of multifamily or commercial mortgage loans,

• mortgage participations, pass-through certificates or other mortgaged-backed securities that evidence interests in one or more of various types of multifamily or commercial mortgage loans, or

• a combination of the assets described above.

The mortgage loans will not be guaranteed or insured by us or any of our affiliates or, unless the related prospectus supplement specifies otherwise, by any governmental agency or instrumentality or by any other person. If the related prospectus supplement so provides, some mortgage loans may be delinquent as of the date the related trust fund is formed.

If the related prospectus supplement so provides, a mortgage loan:

•        may provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term, that adjusts from time to time, or that may be converted at the borrower’s election from an adjustable to a fixed interest rate, or from a fixed to an adjustable rate,

•        may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization,

•        may be fully amortizing or may be partially amortizing or nonamortizing, with a balloon payment due on its stated maturity date,

•        may prohibit over its term or for a certain period prepayments and/or require payment of a premium or a yield maintenance payment in connection with certain prepayments, and

•        may provide for payments of principal, interest or both, on regular due dates or at such other interval as is specified in the related prospectus supplement.

Each mortgage loan will have had an original term to maturity of not more than 40 years. We will not originate any mortgage loans. See “Description of the Trust Funds — Mortgage Loans.”

If any mortgage loan, or group of related mortgage loans, constitutes a concentration of credit risk, financial statements or other financial information with respect to the related mortgaged property or mortgaged properties will be included in the related Prospectus Supplement. See “Description of the Trust Funds — Mortgage Loans —Mortgage Loan Information in Prospectus Supplements.”

If the related prospectus supplement so specifies, the mortgage assets with respect to a series of certificates may also include, or consist of, mortgage participations, mortgage pass-through certificates and/or other mortgage-backed securities, that evidence an interest in, or are secured by a pledge of, one or more mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus and which may or may not be issued, insured or guaranteed by the United States or an agency or instrumentality thereof. See “Description of the Trust Funds — MBS.”

Information About The Certificates

The Certificates

Each series of certificates will be issued in one or more classes pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement and will represent in the aggregate the entire beneficial ownership interest in the related trust fund.

The certificates of each series may consist of one or more classes of certificates that, among other things:

•        are senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates;

•        are entitled to distributions of principal with disproportionate, nominal or no distributions of interest;

•        are entitled to distributions of interest, with disproportionate nominal or no distributions of principals;

•        provide for distributions of interest or principal that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series;

•        provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

•        provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology;

•        provide for distributions based solely or primarily on specified mortgage assets or a specified group of mortgage assets; or

• provide for distribution based on collections on the mortgage assets in the related trust fund attributable to prepayment premiums, yield maintenance payments or equity participations.

If so specified in the related prospectus supplement, a series of certificates may include one or more “controlled amortization classes,” which will entitle the holders thereof to receive principal distributions according to a specified principal payment schedule. See “Risk Factors — Prepayments May Reduce the Average Life of Your Certificates” and “— Prepayments May Reduce the Yield on Your Certificates.”

If the related prospectus supplement so provides, a class of certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct classes.

The certificates will not be guaranteed or insured by us or any of our affiliates, by any governmental agency or instrumentality or by any other person or entity, unless the related prospectus supplement specifies otherwise. See “Risk Factors — Limited Assets.”

Distributions of Interest on the Certificates	Each class of certificates, other than certain classes of principal-only certificates and certain classes of residual certificates, will accrue interest on its certificate balance or, in the case of certain classes of interest-only certificates, on a notional amount, based on a fixed, variable or adjustable interest rate. The related prospectus supplement will specify the certificate balance, notional amount and/or pass-through rate (or, in the case of a variable or adjustable pass-through rate, the method for determining such rate), as applicable, for each class of offered certificates.

Distributions of interest with respect to one or more classes of certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates, and interest accrued with respect to a class of such certificates prior to the occurrence of such an event will either be added to the certificate balance thereof or otherwise deferred as described in the related prospectus supplement. Distributions of interest with respect to one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and in the related prospectus supplement. See “Risk Factors — Prepayments May Reduce the Average Life of Your Certificates” and “— Prepayments May Reduce the Yield on Your

Certificates,” “Yield and Maturity Considerations —Certain Shortfalls in Collections of Interest” and “Description of the Certificates — Distributions of Interest on the Certificates.”

Distributions of Principal of the Certificates	Each class of certificates of each series (other than certain classes of interest-only certificates and certain classes of residual certificates) will have a certificate balance. The certificate balance of a class of certificates outstanding from time to time will represent the maximum amount that you are then entitled to receive in respect of principal from future cash flow on the assets in the related trust fund. As described in each prospectus supplement, distributions of principal with respect to the related series of certificates will be made on each distribution date to the holders of the class or classes of certificates of such series until the certificate balances of such certificates have been reduced to zero.

As described in each prospectus supplement, distributions of principal with respect to one or more classes of certificates:

•        may be made at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

•        may not commence until the occurrence of certain events, such as the retirement of one or more other classes or certificates of the same series; or

•        may be made, subject to certain limitations, based on a specified principal payment schedule.

Unless the related prospectus supplement provides otherwise, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of such class. See “Description of the Certificates — Distributions of Principal of the Certificates.”

Credit Support and Cash Flow Agreements	Partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of the related series in the form of subordination of one or more other classes of certificates of such series or by one or more other types of credit support, which may include:

•        a letter of credit,

•        a loan insurance policy,

•        a certificate insurance policy

•        a guarantee,

•        cross-support provisions,

•        a surety bond,

•        a reserve fund,

•        a credit derivative, or

•        a combination of the items described above.

In addition, a trust fund may include:

•        guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate; or

•        interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the mortgage assets or on one or more classes of certificates or to alter the payment characteristics of the cash flows from a trust fund.

The related prospectus supplement for a series of offered certificates will provide certain relevant information regarding any applicable credit support or cash flow agreement. See “Risk Factors — Any Credit Support For Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses,” “Description of the Trust Funds — Credit Support” and “— Cash Flow Agreements” and “Description of Credit Support.”

Advances	If the related prospectus supplement so provides, the master servicer, the special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to make, or have the option of making, certain advances with respect to delinquent scheduled payments of principal and/or interest on mortgage loans included in the related trust fund or for property protection expenses. Any such advances made with respect to a particular mortgage loan will be reimbursable from subsequent recoveries in respect of such mortgage loan and otherwise to the extent described in this prospectus and in the related prospectus supplement. See “Description of the Certificates —Advances.” Any entity making advances may be entitled to receive interest on such advances, which will be payable from amounts in the related trust fund. See “Description of the Certificates — Advances.”

If a trust fund includes mortgage participations, pass-through certificates or mortgage-backed securities, the related prospectus supplement will describe any comparable advancing obligation of a party to the related pooling and servicing agreement, or of a party to the related indenture or similar agreement.

Optional Termination	If the related prospectus supplement so provides, a series of certificates may be subject to optional early termination through the purchase of the mortgage assets in the related trust fund by the party or parties specified in the related prospectus supplement, under the circumstances and in the manner set forth in the related prospectus supplement. If the related prospectus supplement so provides, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount or upon a specified date, a party specified in such prospectus supplement may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of such mortgage assets to retire such class or classes, under the circumstances and in the manner set forth in the prospectus supplement. If any class of certificates has an optional termination feature that may be exercised when 25% or more of the original principal balance of the mortgage assets in the related trust fund is still outstanding, the title of such class of certificates will include the word “callable.” See “Description of the Certificates — Termination” in this prospectus.

Repurchases and Substitutions of Mortgage Assets; Acquisition of Additional Mortgage Assets	If and to the extent described in the related prospectus supplement, Deutsch Mortgage & Asset Receiving Corporation, a mortgage asset seller or another specified person or entity may make or assign to or for the benefit of one of our trusts various representations and warranties, or may be obligated to deliver to one of our trusts various documents, in either case relating to some or all of the mortgage assets transferred to that trust. A material breach of one of those representations and warranties or a failure to deliver a material document may, under the circumstances described in the related prospectus supplement, give rise to an obligation to repurchase the affected mortgage asset(s) out of the subject trust or to replace the affected mortgage asset(s) with other mortgage asset(s) that satisfy the criteria specified in the related prospectus supplement or to reimburse the related trust fund for any related losses. See “Description of the Pooling Agreements — Assignment of Mortgage Loans — Repurchases” and “— Representations and Warranties — Repurchases” herein.

In addition, if so specified in the related prospectus supplement, if a mortgage loan backing a series of certificates defaults, it may be subject to a fair value purchase option or other purchase option under the related pooling and servicing agreement or another agreement, or may be subject to a purchase option on the part of another lender whose loan is secured by the related real estate collateral or by a security interest in the equity in the related borrower. Further, if so specified in the related prospectus supplement, a special servicer or other specified party for a trust fund may be obligated to sell a mortgage asset that is in default. See “Description of the Pooling Agreements — Realization Upon Defaulted Mortgage Loans” herein.

In general, the initial total principal balance of the mortgage assets in a trust will equal or exceed the initial total principal balance of the related certificates. If the initial total principal balance of the related mortgage assets is less than the initial total principal balance of any series, we may arrange an interim deposit of cash or liquid investments with the trustee to cover the shortfall. For the period specified in the related prospectus supplement, following the initial issuance of that series, we will be entitled to obtain a release of the deposited cash or investments in exchange for the deposit of a corresponding amount of mortgage assets. If we fail to deliver mortgage assets sufficient to make up the entire shortfall within that specified period, any of the cash or investments remaining on deposit with the related trustee will be used to pay down the principal balance of the related certificates, as described in the related prospectus supplement.

If so specified in the related prospectus supplement, the related trustee may be authorized or required to apply collections on the mortgage assets underlying a series of offered certificates to acquire new mortgage assets that conform to the description of mortgage assets in this prospectus, and satisfy the criteria set forth in the related prospectus supplement.

If the subject securitization transaction involves a prefunding or revolving period, then we will indicate in the related prospectus supplement, among other things, (i) the term or duration of the prefunding or revolving period and for prefunding periods, the amount of proceeds to be deposited in the prefunding account and the percentage of the mortgage asset pool represented by those proceeds, (ii) for revolving periods, the maximum amount of additional assets that may be acquired during the revolving period, if applicable, and the percentage of the mortgage asset pool represented by those assets and (iii) any limitation on the ability to add pool assets.

One or More Trust Assets May Also Back Additional Certificates	One or more trust assets backing any series of certificates may also back another series of certificates or may also back subsequently issued classes of certificates of the same series. If so, we will provide information regarding the additional securities that is material to an understanding of their effect on the subject offered certificates.

Registration of Book-Entry Certificates	If the related prospectus supplement so provides, one or more classes of the offered certificates will be offered in book-entry form through the facilities of the Depository Trust Company. Each class of book-entry certificates will be initially represented by one or more global certificates registered in the name of a nominee of the Depository Trust Company. No person acquiring an interest in a class of book-entry certificates will be entitled to receive definitive certificates of that class in fully registered form, except under the limited circumstances described in this prospectus. See “Risk Factors — Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment” and “Description of the Certificates — Book-Entry Registration and Definitive Certificates.”

Certain Federal Income Tax Consequences

The Certificates of each series will constitute or evidence ownership of either:

•        “regular interests” and “residual interests” in a trust fund, or a designated portion thereof, treated as “real estate mortgage investment conduit” under Sections 860A through 860G of the Internal Revenue Code of 1986, or

•        interests in a trust fund treated as a grantor trust under applicable provisions of the Internal Revenue Code of 1986.

You should consult your tax advisor concerning the specific tax consequences to you of the purchase, ownership and disposition of the offered certificates and you should review “Certain Federal Income Tax Consequences” in this prospectus and in the related prospectus supplement.

ERISA Considerations	If you are a fiduciary of any employee benefit plan or certain other retirement plans and arrangements,

including individual retirement accounts, annuities, Keogh plans, and collective investment funds and separate accounts in which such plans, accounts, annuities or arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, you should review with your legal advisor whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible under the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986. See “Certain ERISA Considerations” in this prospectus and “ERISA Considerations” in the related prospectus supplement.

Legal Investment	Your offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, only if the related prospectus supplement so provides. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you may be subject to restrictions on investment in the Offered Certificates and should consult your legal advisor to determine the suitability and consequences of the purchase, ownership, and sale of the offered certificates. See “Legal Investment” in this prospectus and in the related prospectus supplement.

Rating	At their respective dates of issuance, each class of offered certificates will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies. See “Rating” in this prospectus and in the related prospectus supplement.

RISK FACTORS

In considering an investment in the offered certificates of any series, you should consider, among other things, the following risk factors and any other risk factors set forth under the heading “Risk Factors” in the related prospectus supplement. In general, to the extent that the factors discussed below pertain to or are influenced by the characteristics or behavior of mortgage loans included in a particular trust fund, they would similarly pertain to and be influenced by the characteristics or behavior of the mortgage loans underlying any mortgage-backed securities included in such trust fund.

The Lack of Liquidity May Make it Difficult for You to Resell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates

Your offered certificates may have limited or no liquidity. Accordingly, you may be forced to bear the risk of your investment in your offered certificates for an indefinite period of time. Lack of liquidity could result in a substantial decrease in the market value of your offered certificates. Furthermore, except to the extent described in this prospectus and in the related prospectus supplement, you will have no redemption rights, and your offered certificates are subject to early retirement only under certain specified circumstances described in this prospectus and in the related prospectus supplement. See “Description of the Certificates — Termination.”

The Lack of a Secondary Market May Make it Difficult for You to Resell Your Offered Certificates. We cannot assure you that a secondary market for your offered certificates will develop. Even if a secondary market does develop, it may not provide you with liquidity of investment and it may not continue for as long as your certificates remain outstanding. The prospectus supplement may indicate that an underwriter intends to establish a secondary market in your offered certificates. However, no underwriter will be obligated to do so. Unless the related prospectus supplement provides otherwise, the certificates will not be listed on any securities exchange.

The Limited Nature of Ongoing Information May Make it Difficult for You to Resell Your Offered Certificates. The primary source of ongoing information regarding your offered certificates, including information regarding the status of the related assets of the trust fund, will be the periodic reports delivered to you as described in this prospectus under the heading “Description of the Certificates — Reports to Certificateholders.” We cannot assure you that any additional ongoing information regarding your offered certificates will be available through any other source. The limited nature of this information may adversely affect the liquidity of your offered certificates.

The Market Value of Your Offered Certificates May Be Adversely Affected by Fluctuations in Prevailing Interest Rates. Even if a secondary market does develop for your offered certificates, the market value of your certificates will be affected by several factors, including:

•

the perceived liquidity of your offered certificates, anticipated cash flow of your offered certificates (which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans) and

•	prevailing interest rates.

The price payable at any given time in respect of your offered certificates may be extremely sensitive to small fluctuations in prevailing interest rates. Accordingly, if you decide to sell your offered certificates in any secondary market that may develop, you may have to sell them at a discount from the price you paid. We are not aware of any source through which price information about your offered certificates will be generally available on an ongoing basis.

The Trust Fund’s Assets May Be Insufficient To Allow For Payment In Full On Your Certificates

Unless the related prospectus supplement specifies otherwise, neither your offered certificates nor the mortgage assets will be guaranteed or insured by us or any of our affiliates, by any governmental agency or instrumentality or by any other person or entity. In addition, your offered certificate will not represent a claim against or security interest in the trust fund for any other series. Accordingly, if the related trust fund has insufficient assets to make payments on your offered certificates, no other assets will be available for payment of the deficiency, and you will be required to bear the consequent loss. Furthermore, certain amounts on deposit from time to time in certain funds or accounts constituting part of a trust fund, including the certificate account and any accounts maintained as credit support, may be withdrawn under certain conditions for purposes other than the payment of principal of or interest on your certificates. If the related series of certificates includes one or more classes of subordinate certificates, on any distribution date in respect of which losses or shortfalls in collections on the mortgage assets have been incurred, all or a portion of the amount of such losses or shortfalls will be borne first by one or more classes of the subordinate certificates, and, thereafter, by the remaining classes of certificates in the priority and manner and subject to the limitations specified in such prospectus supplement.

Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses

Credit Support May Not Cover All Types of Losses. Use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement. Moreover, such credit support may not cover all potential losses or risks. For example, credit support may or may not cover loss by reason of fraud or negligence by a mortgage loan originator or other parties. Any losses not covered by credit support may, at least in part, be allocated to one or more classes of your offered certificates.

Disproportionate Benefits May Be Given to Certain Classes and Series. A series of certificates may include one or more classes of senior and subordinate certificates. Although subordination is intended to reduce the likelihood of temporary shortfalls and ultimate losses to holders of senior certificates, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of offered certificates of a series are made in a specified order of priority, any related credit support may be exhausted before the principal of the later-paid classes of offered certificates of such series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon such later-paid classes of subordinate certificates. Moreover, if a form of credit support covers the offered certificates of more than one series and losses on the related mortgage assets exceed the amount of such credit support, it is possible that the holders of offered certificates of one (or more) such series will be disproportionately benefited by such credit support to the detriment of the holders of offered certificates of one (or more) other such series.

The Amount of Credit Support Will Be Limited. The amount of any applicable credit support supporting one or more classes of offered certificates, including the subordination of one or more other classes of certificates, will be determined on the basis of criteria established by each rating agency rating such classes of certificates based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we can not assure you that the loss experienced on the related mortgage assets will not exceed such assumed levels. See “Description of the Certificates — Allocation of Losses and Shortfalls” and “Description of Credit Support.” If the losses on the related mortgage assets do exceed such assumed levels, you may be required to bear such additional losses.

Prepayments May Reduce The Average Life of Your Certificates

As a result of prepayments on the mortgage loans, the amount and timing of distributions of principal and/or interest on your offered certificates may be highly unpredictable. Prepayments on the mortgage loans will result in a faster rate of principal payments on one or more classes of certificates than if payments on such mortgage loans were made as scheduled. Thus, the prepayment experience on the mortgage loans may affect the average life of one or more classes of your offered certificates. The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. For example, if prevailing interest rates fall significantly below the interest rates borne by the mortgage loans, then principal prepayments on such mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates borne by those mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage rates borne by the mortgage loans, then principal prepayments on such mortgage loans are likely to be lower than if prevailing interest rates remain at or below the mortgage rates borne by those mortgage loans. We cannot assure you as to the actual rate of prepayment on the mortgage loans or that such rate of prepayment will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans, the retirement of any class of your certificates could occur significantly earlier or later, and the average life thereof could be significantly shorter or longer, than expected.

The extent to which prepayments on the mortgage loans ultimately affect the average life of any class of your offered certificates will depend on the terms and provisions of your offered certificates. Your offered certificates may provide that your offered certificates are entitled:

•	to a pro rata share of the prepayments on the mortgage loans that are distributable on such date,

•	to a disproportionately large share of such prepayments, or

•	to a disproportionately small share of such prepayments.

If your certificates entitle you to a disproportionately large share of the prepayments on the mortgage loans, then there is an increased likelihood that your certificates will be retired at an earlier date. If your certificates entitle you to a disproportionately small share of the prepayments on the mortgage loans, then there is an increased likelihood that the average life of your certificates will be extended. As described in the related prospectus supplement, your entitlement to receive payments (and, in particular, prepayments) of principal of the mortgage loans may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of certificates of such series) or may be subject to certain contingencies (e.g., prepayment and default rates with respect to such mortgage loans).

A series of certificates may include one or more controlled amortization classes, which will entitle the holders thereof to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for such certificates. Prepayment risk with respect to a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more specifically described in the related prospectus supplement, a companion class may entitle the holders thereof to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and/or may entitle the holders thereof to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. As and to the extent described in the related prospectus supplement, a companion class absorbs some (but not all) of the risk of early retirement and/or the risk of extension that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

Prepayments May Reduce the Yield on Your Certificates

Your offered certificates may be offered at a premium or discount. Yields on such classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans and, where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, a holder might fail to recover its original investment. If you purchase your offered certificate at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than your anticipated yield. See “Yield and Maturity Considerations.”

Ratings Do Not Guaranty Payment

Any rating assigned by a rating agency to a class of your offered certificates will reflect only its assessment of the likelihood that you will receive payments to which you are entitled. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related mortgage loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the related trust fund.

The amount, type and nature of credit support, if any, provided with respect to your certificates will be determined on the basis of criteria established by each rating agency rating your certificates. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans.

In other cases, such criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans. However, we cannot assure you that those values will not decline in the future. As a result, the credit support required in respect of your offered certificates may be insufficient to fully protect you from losses on the related mortgage asset pool. See “Description of Credit Support” and “Rating.”

The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in Each Trust Should Be Evaluated Separately from the Performance of the Mortgage Loans in any of our Other Trusts

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan. Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor’s trusts requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of offered certificates.

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsor of assets of the type to be securitized (known as “static pool data”). Because of the highly heterogeneous nature of the assets in commercial mortgage backed securities transactions, static pool data for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the loans may be materially different. In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor. Therefore, investors should evaluate this offering on the basis of the information set forth in the related prospectus supplement with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates

Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance of the Related Mortgaged Property, of Which We Make No Assurance. Mortgage loans made on the security of multifamily or commercial property may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss in the event thereof, than loans made on the security of an owner-occupied single-family property. See “Description of the Trust Funds — Mortgage Loans — Default and Loss Considerations with Respect to the Mortgage Loans” Commercial and multifamily lending typically involved larger loans to single borrowers or groups of related borrowers than single-family loans. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower’s ability to repay the loan may be impaired.

Commercial and multifamily real estate can be affected significantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender that impact the cash flow of the property. For example, some laws, such as the Americans with Disabilities Act, may require modifications to properties, and rent control laws may limit rent collections in the case of multifamily properties.

A number of the mortgage loans may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from such mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including:

•	changes in general or local economic conditions and/or specific industry segments;

•	declines in real estate values;

•	declines in rental or occupancy rates;

•	increases in interest rates, real estate tax rates and other operating expenses;

•	changes in governmental rules, regulations and fiscal policies, including environmental legislation;

•	natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions, riots or other acts of God; and

•	other circumstances, conditions or events beyond the control of a master servicer or a special servicer.

Additional considerations may be presented by the type and use of a particular mortgaged property. For instance,

•	Mortgaged properties that operate as hospitals and nursing homes are subject to significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions.

•

Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator, and the transferability of a hotel’s operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements.

•

The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may depend on the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

Mortgages on mortgaged properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association.

Mortgaged properties which are multifamily properties of cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of those properties.

Other multifamily properties, hotels, retail properties, office buildings, manufactured housing properties, nursing homes and self-storage facilities located in the areas of the mortgaged properties compete with the mortgaged properties to attract residents and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located. Those lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgage loan may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, that renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments. Moreover, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use.

In addition, the concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust fund will generally be greater than for pools of single-family loans because the mortgage loans in a trust fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

The Mortgage Loans May Be Nonrecourse Loans Or Loans With Limited Recourse. Some or all of the mortgage loans will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to any such mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we cannot assure you that enforcement of such recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. See “Certain Legal Aspects of Mortgage Loans — Foreclosure — Anti-Deficiency Legislation.”

Cross-Collateralization Arrangements May Be Challenged as Unenforceable. The mortgage asset pool may include groups of mortgage loans which are cross-collateralized and cross-defaulted. These arrangements are designed primarily to ensure that all of the collateral pledged to secure the respective mortgage loans in a cross-collateralized group, and the cash flows generated by such mortgage loans, are available to support debt service on, and ultimate repayment of, the aggregate indebtedness evidenced by such mortgage loans. These arrangements thus seek to reduce the risk that the inability of one or more of the mortgaged properties securing any such group of mortgage loans to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses.

There may not be complete identity of ownership of the mortgaged properties securing a group of cross-collateralized mortgage loans. In such an instance, creditors of one or more of the related borrowers could challenge the cross-collateralization arrangement as a fraudulent conveyance. Generally, under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and

•	was insolvent or was rendered insolvent by such obligation or transfer,

•	was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person was an unreasonably small capital or

•	intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured.

Accordingly, a lien granted by a borrower to secure repayment of another borrower’s mortgage loan could be avoided if a court were to determine that

•

such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, or was left with inadequate capital, or was not able to pay its debts as they matured and

•

the borrower did not, when it allowed its mortgaged property to be encumbered by a lien securing the entire indebtedness represented by the other mortgage loan, receive fair consideration or reasonably equivalent value for pledging such mortgaged property for the equal benefit of the other borrower.

If the lien is avoided, the lender would lose the benefits afforded by such lien.

The cross-collateralized mortgage loans constituting any group thereof may be secured by mortgage liens on mortgaged properties located in different states. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court, and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under any such mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the related mortgages is not impaired or released.

Mortgage Loan With Balloon Payments Have a Greater Risk of Default. Certain of the mortgage loans may be non-amortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal (that is, balloon payments) at their stated maturity. Mortgage loans of this type involve a greater likelihood of default than self-amortizing loans because the ability of a borrower to make a balloon payment depends upon the borrower’s ability to refinance the loan or sell the mortgaged property. The ability of the borrower to refinance the loan or sell the property will be affected by a number of factors, including:

•	the fair market value and condition of the related mortgaged property;

•	the level of interest rates;

•	the borrower’s equity in the related mortgaged property;

•	the borrower’s financial condition;

•	the operating history of the related mortgaged property;

•	changes in zoning, tax and (and with respect to residential properties) rent control laws;

•	changes in competition in the relevant area;

•	changes in rental rates in the relevant area;

•	changes in governmental regulation and fiscal policy;

•	prevailing general and regional economic conditions;

•	the state of the fixed income and mortgage markets; and

•	the availability of credit for multifamily rental or commercial properties.

Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans that are in default or as to which a payment default is imminent in order to maximize recoveries on such mortgage loans. See “Description of the Pooling Agreements — Realization Upon Defaulted Mortgage Loans.” The related master servicer or special servicer is only required to determine that any such extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing such mortgage loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

The Master Servicer or the Special Servicer May Experience Difficulty in Collecting Rents Upon the Default and/or Bankruptcy of a Borrower. Some or all of the mortgage loans may be secured by an assignment of leases and rents pursuant to which the related borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from such leases as further security for the related mortgage loan while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. See “Certain Legal Aspects of Mortgage Loans — Leases and Rents.”

Due-on-Sale and Debt-Acceleration Clauses May Be Challenged as Unenforceable. Some or all of the mortgage loans may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the related mortgaged loan if the borrower sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property.

Mortgages also may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default by the related borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust, or other security instrument or to permit the acceleration of the indebtedness if —

•	the exercise of those remedies would be inequitable or unjust; or

•	the circumstances would render the acceleration unconscionable.

Environmental Issues at the Mortgaged Properties May Adversely Affect Payments on Your Certificates. Under federal law and the laws of certain states, contamination of real property may give rise to a lien on the property to assure or reimburse the costs of cleanup. In several states, that lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in or beneath the property. This liability may be imposed without regard to whether the owner knew of, or was responsible for, the presence of those hazardous or toxic substances. The costs of any required remediation and the owner or operator’s liability for them as to any property are generally not limited under these laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at “offsite” locations, the owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where that person’s hazardous substances were disposed.

The trust may attempt to reduce its potential exposure to cleanup costs by —

•	establishing reserves for cleanup costs when they can be anticipated and estimated; or

•	designating the trust as the named insured in specialized environmental insurance that is designed for secured lenders.

However, we cannot assure you that reserves or environmental insurance will in fact be applicable or adequate to cover all costs and any other liabilities that may eventually be incurred.

Under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, as well as other federal and state laws, a secured lender (such as the trust) may be liable as an “owner” or “operator” for the costs of dealing with hazardous substances affecting a borrower’s property, if agents or employees of the lender have participated in the management or operations of the borrower’s property. This liability could exist even if a previous owner caused the environmental damage. The trust’s potential exposure to liability for cleanup costs may increase if the trust actually takes possession of a borrower’s property, or control of its day-to-day operations, as for example through the appointment of a receiver.

See “Certain Legal Aspects of Mortgage Loans — Environmental Considerations.”

Lack of Insurance Coverage Exposes You to the Risk of Certain Special Hazard Losses. Unless the related prospectus supplement otherwise provides, the master servicer and special servicer for the related trust fund will be required to cause the borrower on each mortgage loan to maintain such insurance coverage in respect of the related mortgaged property as is required under the related mortgage (unless each of the master servicer and the special servicer maintain a blanket policy). In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Most policies typically do not cover any physical damage resulting from, among other things —

•	war;

•	revolution;

•	terrorism;

•	nuclear, biological or chemical materials;

•	governmental actions;

•	floods and other water-related causes;

•	earth movement, including earthquakes, landslides and mudflows;

•	wet or dry rot;

•	vermin; and

•	domestic animals.

Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from such causes, then, the resulting losses may be borne by you as a holder of offered certificates. See “Description of the Pooling Agreements — Hazard Insurance Policies.”

Geographic Concentration Within a Trust Fund Exposes Investors to Greater Risk of Default and Loss. Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region’s economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The mortgage loans securing certain series of certificates may be concentrated in these regions, and such concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration.

Some Certificates May Not Be Appropriate for ERISA Plans

Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. Due to the complexity of regulations that govern those plans, if you are subject to ERISA you should consult your own counsel regarding consequences under ERISA of acquisition, ownership and disposition of your offered certificates. See “Certain ERISA Considerations.”

Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences

If you hold certain classes of certificates that constitute a residual interest in a “real estate mortgage investment conduit,” for federal income tax purposes, you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, as described in “Certain Federal Income Tax Consequences — Federal Income Tax Consequences for REMIC Certificates.” Accordingly, under certain circumstances, if you hold residual certificates you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the cash received during that period. The requirement to report your pro rata share of the taxable income and net loss of the REMIC may continue until the principal balances of all classes of certificates of the related series have been reduced to zero, even though you have received full payment of your stated interest and principal, if any. A portion or, in certain circumstances, all, of your share of the REMIC taxable income may be treated as “excess inclusion” income to you, which generally, will not be subject to offset by losses from other activities, if you are a tax-exempt holder, will be treated as unrelated business taxable income, and if you are a foreign holder, will not qualify for exemption from withholding tax.

If you are an individual and you hold a class of residual certificates, you may be limited in your ability to deduct servicing fees and other expenses of the REMIC. In addition, classes of residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of classes of residual certificates, the taxable income arising in a given year on a class of residual certificates will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. As a result, the after-tax yield on the classes of residual certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics or may be negative.

Certain Federal Tax Considerations Regarding Original Issue Discount

Certain classes of certificates of a series may be issued with “original issue discount” for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to that income. See “Certain Federal Income Tax Consequences — Taxation of Regular Certificates.”

Bankruptcy Proceedings Entail Certain Risks

Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the related mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

In addition, even if a court determines that the value of a mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on such mortgaged property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of such mortgaged property. This action would make the lender a general unsecured creditor for the difference between the then-current value of the property and the amount of its outstanding mortgage indebtedness.

A bankruptcy court may also —

•	grant a debtor a reasonable time to cure a payment default on a mortgage loan;

•	reduce monthly payments due under a mortgage loan;

•	change the rate of interest due on a mortgage loan; or

•	otherwise alter a mortgage loan’s repayment schedule.

Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower’s assignment of rents and leases. The federal bankruptcy code also may interfere with the trustee’s ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

As a result of the foregoing, the trustee’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment

If the related prospectus supplement so provides, one or more classes of your offered certificates will be issued as book-entry certificates. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee for The Depository Trust Company, or DTC. Transactions in book-entry certificates of any series generally can be effected only through The Depository Trust Company and its participating organizations. You are therefore subject to the following risks:

•

The liquidity of book-entry certificates in any secondary trading market that may develop may be limited because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

•

Your ability to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates.

•

Your access to information regarding the certificates may be limited since conveyance of notices and other communications by The Depository Trust Company to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time.

•

You may experience some delay in receiving distributions of interest and principal on your certificates because distributions will be made by the trustee to DTC and DTC will then be required to credit those distributions to the accounts of its participating organizations and only then will they be credited to your account either directly or indirectly through DTC’s participating organizations.

See “Description of the Certificates — Book-Entry Registration and Definitive Certificates.”

Inclusion of Delinquent Mortgage Loans in a Mortgage Asset Pool

The trust fund may include mortgage loans that are past due. However, mortgage loans which are seriously delinquent loans (that is, loans more than 60 days delinquent or as to which foreclosure has been commenced) will not constitute a material concentration of the mortgage loans, based on principal balance at the time the trust fund is formed. The related prospectus supplement may provide that the servicing of such mortgage loans will be performed by the special servicer. However, the same entity may act as both master servicer and special servicer. Credit support provided with respect to your certificates may not cover all losses related to such delinquent mortgage loans, and you should consider the risk that their inclusion in a mortgage pool may result in a greater rate of defaults and prepayments and, consequently, reduce yield on your certificates. See “Description of the Trust Funds — Mortgage Loans — General.”

Termination of the Trust Fund Could Affect the Yield on Your Offered Certificates

The related prospectus supplement may provide that, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount or upon a specified date, a party designated therein may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of such mortgage assets to retire such class or classes. The solicitation of bids will be conducted in a commercially reasonable manner and, generally, assets will be sold at their fair market value. In addition, the related prospectus supplement may provide that, upon the reduction of the aggregate principal balance of some or all of the mortgage assets by a specified percentage, a party or parties designated in the prospectus supplement may be authorized to purchase such mortgage assets, generally at a price equal to, in the case of any mortgage asset, the unpaid principal balance of such mortgage asset plus accrued interest (or, in some cases, at fair market value). However, circumstances may arise in which such fair market value may be less than the unpaid balance of the related mortgage assets sold together with interest thereon, and you may therefore receive an amount less than the certificate balance of, and accrued unpaid interest on, your offered certificates. See “Description of the Certificates — Termination” in this prospectus. See “Description of the Certificates — Termination.”

THE SPONSOR

General

The prospectus supplement for each series of securities will identify the sponsor or sponsors for the related series. It is anticipated that German American Capital Corporation (“GACC”), a Maryland corporation formed in 1971, will be a sponsor or co-sponsor for each series. Any other co-sponsor will be set forth in the related prospectus supplement.

GACC is a wholly-owned subsidiary of Deutsche Bank Americas Holding Corp., which in turn is a wholly-owned subsidiary of Deutsche Bank AG, a German corporation. GACC is an affiliate of Deutsche Bank Securities Inc., one of the Underwriters and an affiliate of the Depositor. The principal offices of GACC are located at 60 Wall Street, New York, New York 10005.

GACC is engaged in the origination of commercial mortgage loans with the primary intent to sell the loans within a short period of time subsequent to origination into a commercial mortgage backed securities primary issuance securitization or through a sale of whole loan interests to third party investors. GACC originates loans primarily for securitization; however GACC also originates subordinate mortgage loans or subordinate participation interests in mortgage loans, and mezzanine loans (loans secured by equity interests in entities that own commercial real estate), for sale to third party investors.

GACC originates large loans (both fixed rate and floating rate loans in amounts greater than $50 million), on a direct origination basis. Conduit loans, primarily fixed rate loans in amounts less than $50 million, are originated by GACC’s wholly-owned subsidiary, Deutsche Bank Mortgage Capital, LLC (“DBMC”). Just subsequent to origination conduit loans are sold by DBMC to GACC which aggregates and warehouses the loans pending sale via a commercial mortgage-backed securities (“CMBS”) securitization.

GACC, through another wholly owned subsidiary, Deutsche Bank Berkshire Mortgage, Inc. (“DBBM”) is one of the leading originators and seller-servicers of agency (Fannie Mae, Federal Home Loan Mortgage Corporation, Federal Housing Administration) commercial mortgage loans. DBBM is one of the largest originators and servicers in Fannie Mae’s DUS (Delegated Underwriting and Servicing) program. DBBM sells its loan originations in the form of certificates directly to third party investors at the time of loan origination.

GACC’s Securitization Program

GACC has been engaged as an originator and seller/contributor of loans into CMBS securitizations for just under ten years.

GACC has been a seller of loans both into securitizations in the (i) “COMM” program, in which its affiliate Deutsche Mortgage and Asset Receiving Corporation (“DMARC”) is the depositor, (ii) into the “CD” program in which DMARC is the depositor on a rotating basis with Citigroup Commercial Mortgage Securities Inc., and (iii) into programs where third party entities, including affiliates of General Electric Capital Corporation, Capmark Finance Inc. (formerly GMAC Commercial Mortgage Corporation) and others, have acted as depositors.

Under the COMM name, GACC has two primary securitization programs, the COMM FL program, into which large floating rate commercial mortgage loans are securitized, and the COMM Conduit/Fusion program, into which both fixed rate conduit loans and large loans are securitized.

GACC originates both fixed rate and floating rate commercial mortgage loans backed by a range of commercial real estate properties including office buildings, apartments, shopping malls, hotels, and industrial/warehouse properties.

Total loans securitized on an annual basis for each of the past four years by GACC and its subsidiary, DBMC, have been as follows:

Year	Total Securitizations (Amts in $ billions)
2006	11.3
2005	9.7
2004	5.4
2003	5.5

The securitizations in the table above include both fixed and floating rate loan securitizations, and both public and private securitizations.

During the past five years, loans sold by GACC to DMARC into the COMM FL securitizations have represented between 85% to 100% of loans sold into such securitizations with third party originators/sellers representing a small percentage of the loans sold into such securitizations.

Under the COMM Conduit/Fusion securitizations, GACC and DBMC originated loans have represented a range of between of approximately 40% to 60% of the total loans included in the transactions, with the remaining loans having been supplied by third party originator/sellers including, without limitation, Capmark Finance Inc. (formerly GMAC Commercial Mortgage Corporation), PNC Bank, LaSalle Bank National Association, and other third party loan originators/ sellers.

Loans sold by GACC to securitizations of third party depositors have represented between 25% to 40% of the total amount of loans sold in such securitizations on average during the 5 years ending December 31, 2006.

Generally, GACC has not purchased significant amounts of mortgage loans for securitization; however it has purchased loans for securitization in the past and it may elect to purchase loans for securitization in the future. In the event GACC purchases loans for securitization, GACC will either re-underwrite the mortgage loans it purchases, or perform other procedures to ascertain the quality of such loans, which procedures will be subject to approval by credit risk management officers.

In coordination with Deutsche Bank Securities Inc. and other underwriters, GACC works with rating agencies, other loan sellers, servicers and investors in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

GACC’s Underwriting Standards

General. GACC, and its affiliate DBMC, originate loans located in the United States that are secured by retail, multifamily, office, hotel, industrial/warehouse and self-storage properties. All of the mortgage loans originated by GACC or DBMC, generally are originated in accordance with the underwriting criteria described below. However, each lending situation is unique, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate, the sponsorship of the borrower and the tenancy of the property, will impact the extent to which the general guidelines below are applied to a specific loan. This underwriting criteria is general, and there is no assurance that every mortgage loan will conform in all respects with the guidelines. References to GACC in this section also include DBMC.

Loan Analysis. In connection with the origination of mortgage loans, GACC conducts an extensive review of the related mortgaged property, including an analysis of the appraisal, environmental report, property operating statements, financial data, rent rolls and related information or statements of occupancy rates provided by the borrower and, with respect to the mortgage loans secured by retail and office properties, certain major tenant leases and the tenant’s credit. Generally, borrowers are required to be single purpose entities which do not have a credit history; therefore, the financial strength and character of certain of the borrower’s key principals is examined prior to approval of the mortgage loan through a review of available financial statements and public records searches. A member of the GACC underwriting or due diligence team, or a consultant or other designee, visits the mortgaged property for a site inspection to confirm the occupancy rates of the mortgaged property, and analyzes the mortgaged property’s market and the utility of the mortgaged property within the market. Unless otherwise specified in a prospectus supplement, all financial, occupancy and other information contained in such prospectus supplement is based on such information and there can be no assurance that such financial, occupancy and other information remains accurate.

Loan Approval. Prior to loan origination and closing, all mortgage loans must be approved by credit risk management officers (the number of which varies by loan size) in accordance with its credit policies. The credit risk management officers may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. GACC’s underwriting standards as applied to first mortgage liens generally require, as stabilized operating performance the following minimum debt service coverage ratios and maximum LTV Ratios for each of the indicated property types:

Property Type	DSCR Guideline	LTV Ratio Guideline
Office	1.25x	75%
Retail	1.25x	75%
Multifamily	1.20x	80%
Manufactured Housing	1.20x	80%
Industrial/Warehouse	1.25x	75%
Self-Storage	1.25x	75%
Hotel	1.50x	70%

The debt service coverage ratio guidelines listed above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each Mortgage Loan as reported in the prospectus supplement may differ from the amount calculated at the time of origination and may be based on, for example, a net funded amount where a holdback reserve is held by the lender pending some future event. In addition, with respect to certain mortgage loans originated by GACC there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher LTV Ratio, if such subordinate or mezzanine debt is taken into account. In addition, GACC’s underwriting guidelines generally permit a maximum amortization period of 30 years. However, the mortgage loans originated by GACC may provide for interest only payments until maturity, or for a specified period. With respect to interest only loans, such loans are generally underwritten to a minimum debt service coverage ratio of 1.20x and a maximum LTV Ratio of 80% on all property types. Moreover, in certain circumstances the actual debt service coverage ratios and loan-to-value ratios for the mortgage loans originated or purchased by GACC and its affiliates may vary from the guidelines above, based on asset quality, sponsor equity, loan structure and other factors. See “Description of the Mortgage Pool” in the prospectus supplement and Annex A-1 to the prospectus supplement.

Escrow Requirements. GACC generally requires a borrower to fund various escrows for taxes and insurance, replacement reserves, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In some cases, the borrower is permitted to post a letter of credit or guaranty in lieu of funding a given reserve or escrow. Generally, the required escrows for mortgage loans originated by GACC are as follows:

Taxes and Insurance — Typically, an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) and annual insurance premiums are required in order to provide GACC with sufficient funds to satisfy all taxes and insurance bills prior to their respective due dates.

Replacement Reserves — Monthly deposits generally based on the greater of the amount recommended pursuant to a building condition report prepared for GACC or the following minimum amounts:

Office	$0.20 per square foot
Retail	$0.15 per square foot of in-line space
Multifamily	$250 per unit
Manufactured housing	$50 per pad
Industrial/Warehouse	$0.10 per square foot
Self storage	$0.15 per square foot
Hotel	4% of gross revenue

Re-tenanting — Certain major tenants and a significant number of smaller tenants may have lease expirations within the loan term. To mitigate this risk, reserves may be established to be funded either at closing and/or during the loan term to cover certain anticipated leasing commissions and/or tenant improvement costs which may be associated with re-leasing the space occupied by these tenants.

Deferred Maintenance/Environmental Remediation — Generally, an initial deposit is required upon funding of the mortgage loan, in an amount equal to at least 125% of the estimated costs of the recommended substantial repairs or replacements pursuant to the building condition report completed by a licensed third-party engineer and the estimated costs of environmental remediation expenses as recommended by an independent environmental assessment. In some cases, borrowers are permitted to substitute environmental insurance policies, guarantees or other credit support in lieu of reserves for environmental remediation.

Third Party Reports. In connection with underwriting commercial mortgage loans, GACC generally will perform the procedures and obtain the third party reports or other documents described in the related Prospectus Supplement under “Description of the Mortgage Pool — Certain Underwriting Matters.”

Servicing

For the most part, GACC relies on independent rated third parties to service loans held pending sale or securitization. It maintains interim servicing agreements with large, institutional commercial mortgage loan servicers who are highly rated by the rating agencies. Periodic financial review and analysis, including monitoring of ratings, of each of the servicers with which GACC has servicing arrangements is conducted under the purview of loan underwriting personnel.

OTHER SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS

Any additional sponsors, loan sellers and originators for a given series will be identified in the related prospectus supplement, which will provide additional information regarding such additional sponsors, loan sellers and originators, including with respect to any entity that originated 20% or more of the principal balance of the mortgage loans in the related trust fund, information regarding such entity’s origination program and underwriting or credit-granting criteria.

THE DEPOSITOR

The depositor is a special purpose corporation incorporated in the State of Delaware on March 22, 1996, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage assets in trust in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates. The principal executive offices of the depositor are located at 60 Wall Street, New York, New York 10005. The telephone number is (212) 250-2500. The depositor’s capitalization is nominal. All of the shares of capital stock of the depositor are held by DB U.S. Financial Markets Holding Corporation. See “The Depositor” in the prospectus supplement.

None of the depositor or any of its respective affiliates will insure or guarantee distributions on the certificates of any series.

DESCRIPTION OF THE TRUST FUNDS

General

The primary assets of each trust fund will consist of:

•	various types of multifamily or commercial mortgage loans,

•	mortgage participations, pass-through certificates or other mortgage-backed securities (“MBS”) that evidence interests in one or more of various types of multifamily or commercial mortgage loans or

•	a combination of mortgage loans and MBS.

Each trust fund will be established by the depositor. Each mortgage asset will be selected by the depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a mortgage asset seller, which mortgage asset seller may or may not be the originator of such mortgage loan or the issuer of such MBS. If so specified in the related prospectus supplement, the mortgage assets may be insured or guaranteed by an entity specified therein. Otherwise, the mortgage assets will not be guaranteed or insured by the depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person. The discussion below under the heading “ — Mortgage Loans,” unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

Generally, the initial total principal balance of the mortgage assets in a trust will equal or exceed the initial total principal balance of the related certificates. If the initial total principal balance of the related mortgage assets is less than the initial total principal balance of any series, we may arrange an interim deposit of cash or liquid investments with the trustee to cover the shortfall. For the period specified in the related prospectus supplement, following the initial issuance of that series, we will be entitled to obtain a release of the deposited cash or investments in exchange for the deposit of a corresponding amount of mortgage assets. If we fail to deliver mortgage assets sufficient to make up the entire shortfall within that specified period, any of the cash or investments remaining on deposit with the related trustee will be used to pay down the principal balance of the related certificates, as described in the related prospectus supplement.

If so specified in the related prospectus supplement, the related trustee may be authorized or required to apply collections on the mortgage assets underlying a series of offered certificates to acquire new mortgage assets that conform to the description of mortgage assets in this prospectus, and satisfy the criteria set forth in the related prospectus supplement.

If the subject securitization transaction involves a prefunding or revolving period, then we will indicate in the related prospectus supplement, among other things, (i) the term or duration of the prefunding or revolving period and for prefunding periods, the amount of proceeds to be deposited in the prefunding account and the percentage of the mortgage asset pool represented by those proceeds, (ii) for revolving periods, the maximum amount of additional assets that may be acquired during the revolving period, if applicable, and the percentage of the mortgage asset pool represented by those assets and (iii) any limitation on the ability to add pool assets.

One or more trust assets backing any series of certificates may also back another series of certificates or may also back subsequently issued classes of certificates of the same series. If so, we will provide information regarding the additional securities that is material to an understanding of their effect on the subject offered certificates.

Mortgage Loans

General. The mortgage loans will be evidenced by promissory notes secured by mortgages, deeds of trust or similar security instruments that create first or junior liens on fee or leasehold estates in properties consisting of one or more of the following types of real property:

•

residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, and mobile home parks; and

•

commercial properties consisting of office buildings, retail shopping facilities, such as shopping centers, malls and individual stores, hotels or motels, health care-related facilities (such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and senior housing), recreational vehicle parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, parking lots, restaurants, mixed use properties (that is, any combination of the foregoing), and unimproved land.

The multifamily properties may include mixed commercial and residential structures and apartment buildings owned by private cooperative housing corporations. Each mortgage will create a first priority mortgage lien on a fee estate or leasehold estate in a mortgaged property; provided that if the related prospectus supplement so specifies, the mortgage may create a junior lien. If a mortgage creates a lien on a borrower’s leasehold estate in a property, then the term of any such leasehold will exceed the term of the mortgage note by at least ten years or such other period as may be specified in the related prospectus supplement. The mortgaged properties will be located in any one of the fifty states of the United States or the District of Columbia, or in any territories or possessions of the United States, including Puerto Rico or Guam; provided, that if so specified in the related prospectus supplement, the mortgaged properties may be located in other locations or countries, provided that not more than 10% of the aggregate principal balance of the related mortgage loans will be secured by mortgaged properties located in such other locations or countries. Each mortgage loan will have been originated by a person other than the depositor. In some cases, that originator or assignee will be an affiliate of the depositor.

If so provided in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans secured by junior liens, and the loans secured by the related senior liens may not be included in the mortgage pool. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens. The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the related mortgage property, if such proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. If the master servicer were to foreclose on any mortgage loan, it would do so subject to any related senior liens. In order for the debt related to such mortgage loan to be paid in full at such sale, a bidder at the foreclosure sale of such mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and any senior liens or purchase the mortgaged property subject to such senior liens. In the event that such proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, (and, accordingly, holders of one or more classes of the certificates of the related series) bear

•	the risk of delay in distributions while a deficiency judgment against the borrower is obtained, and

•

the risk of loss if the deficiency judgment is not obtained and satisfied. Moreover, deficiency judgments may not be available in certain jurisdictions, or the particular mortgage loan may be a nonrecourse loan, which means that, absent special facts, recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure repayment of the mortgage loan.

If so specified in the related prospectus supplement, the mortgage assets for a particular series of certificates may include mortgage loans that are delinquent as of the date such certificates are issued; provided, however that delinquent mortgage loans will constitute less than 20% by dollar volume of the related mortgage pool as of the date of issuance of the related series. In that case, the related prospectus supplement will set forth, as to each such mortgage loan, available information as to the period of such delinquency, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt. However, mortgage loans which are seriously delinquent loans (that is, loans more than 60 days delinquent or as to which foreclosure has been commenced) will not constitute a material concentration of the mortgage loans in any trust fund, based on principal balance at the time such trust fund is formed.

Default and Loss Considerations with Respect to the Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, as noted above, some or all of the mortgage loans included in a particular trust fund may be nonrecourse loans.

Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the likelihood of default on such a loan. Unless otherwise defined in the related prospectus supplement, the “Debt Service Coverage Ratio” of a mortgage loan at any given time is the ratio of

•	the Net Operating Income derived from the related mortgaged property for a twelvemonth period to

•	the annualized scheduled payments of principal and/or interest on the mortgage loan and any other loans senior thereto that are secured by the related mortgaged property.

Unless otherwise defined in the related prospectus supplement, “Net Operating Income” means, for any given period, the total operating revenues derived from a mortgaged property during such period, minus the total operating expenses incurred in respect of such mortgaged property during such period other than

•	non-cash items such as depreciation and amortization,

•	capital expenditures, and

•	debt service on the related mortgage loan or on any other loans that are secured by such mortgaged property.

The Net Operating Income of a mortgaged property will generally fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a cooperative apartment building, maintenance payments from tenant-stockholders of a cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial facilities. Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of such a mortgaged property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on such properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the likelihood of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses (“Net Leases”). However, the existence of such “net of expense” provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property must be liquidated following a default. Unless otherwise defined in the related prospectus supplement, the “Loan-to-Value Ratio” of a mortgage loan at any given time is the ratio (expressed as a percentage) of

•	the then outstanding principal balance of the mortgage loan and any other loans senior thereto that are secured by the related mortgaged property to

•	the Value of the related mortgaged property.

The “Value” of a mortgaged property will be either (i) its fair market value as determined by an appraisal of such property conducted by or on behalf of the originator in connection with the origination of such loan or (ii) determined by another method specified in the related prospectus supplement. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower’s equity in a mortgaged property, and thus

•	the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect such equity) and

•	the greater the cushion provided to the lender against loss on liquidation following a default.

Loan-to-Value Ratios will not necessarily constitute an accurate measure of the likelihood of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon certain factors including changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on

•	the market comparison method (recent resale value of comparable properties at the date of the appraisal),

•	the cost replacement method (the cost of replacing the property at such date),

•	the income capitalization method (a projection of value based upon the property’s projected net cash flow), or

•	upon a selection from or interpolation of the values derived from such methods.

Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

Although there may be multiple methods for determining the value of a mortgaged property, value will in all cases be affected by property performance. As a result, if a mortgage loan defaults because the income generated by the related mortgaged property is insufficient to cover operating costs and expenses and pay debt service, then the value of the mortgaged property will reflect such and a liquidation loss may occur.

While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, we cannot assure you that all of such factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See “Risk Factors — Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates — Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance of the Related Mortgaged Property, of Which We Make No Assurance” and “— Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates — Mortgage Loans With Balloon Payments Have a Greater Risk of Default.”

Payment Provisions of the Mortgage Loans. All of the mortgage loans will

•	have had original terms to maturity of not more than 40 years and

•	provide for scheduled payments of principal, interest or both, to be made on due dates that occur monthly, quarterly, semiannually or annually.

A mortgage loan

•

may provide for no accrual of interest or for accrual of interest thereon at an interest rate, that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower’s election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate,

•

may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization,

•	may be fully amortizing or may be partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and

•

may prohibit over its term or for a certain period prepayments (the period of such prohibition, a “Lock-out Period” and its date of expiration, a “Lock-out Date”) and/or require payment of a premium or a yield maintenance payment (a “Prepayment Premium”) in connection with certain prepayments, or permit defeasance, in each case as described in the related prospectus supplement.

A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related mortgaged property, or profits realized from the operation or disposition of such mortgaged property or the benefit, if any, resulting from the refinancing of the mortgage loan (any such provision, an “Equity Participation”), as described in the related prospectus supplement.

Loan Combinations. Certain of the mortgage loans included in one of our trust funds may be part of a loan combination. A loan combination will generally consist of the particular mortgage loan or loans that we will include in the subject trust fund and one or more other mortgage loans that we will not include in the trust fund. Each mortgage loan comprising a particular loan combination is evidenced by a separate promissory note. The aggregate debt represented by the entire loan combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged property or properties. The mortgage loans constituting a particular loan combination are obligations of the same borrower and are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a loan combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender agreement or other intercreditor arrangement to which the respective holders of the subject promissory notes are parties and/or may be reflected in the subject promissory notes and/or a common loan agreement. Such co-lender agreement or other intercreditor arrangement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a loan combination. Further, each such co-lender agreement or other intercreditor arrangement may impose restrictions of the transferability of the ownership of any mortgage loan that is part of a loan combination.

Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain certain information pertaining to the mortgage loans, which, to the extent then applicable, will generally include the following:

•	the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans,

•	the type or types of property that provide security for repayment of the mortgage loans,

•	the earliest and latest origination date and maturity date of the mortgage loans,

•	the original and remaining terms to maturity of the mortgage loans, or the respective ranges thereof, and the weighted average original and remaining terms to maturity of the mortgage loans,

•	the Loan-to-Value Ratios of the mortgage loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Loan-to-Value Ratios,

•	the interest rates borne by the mortgage loans, or the range thereof, and the weighted average interest rate borne by the mortgage loans,

•

with respect to mortgage loans with adjustable interest rates (“ARM Loans”), the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on interest rate adjustments at the time of any adjustment and over the life of the ARM Loan. The interest rate of any mortgage loan that bears interest at an adjustable interest rate will be based on an index (which may be increased or decreased by a specified margin, and/or subject to a cap or floor), which may be the London interbank offered rate for one month, three month, six month, or one-year, U.S. dollar deposits or may be another index, which in each case will be specified in the related prospectus supplement and will be an index reflecting interest paid on a debt, and will not be a commodities or securities index.

•	information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums,

•	the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Debt Service Coverage Ratios, and

•	the geographic distribution of the mortgaged properties on a state-by-state (or other jurisdiction) basis.

In appropriate cases, the related prospectus supplement will also contain certain information available to the depositor that pertains to the provisions of leases and the nature of tenants of the mortgaged properties.

If any mortgage loan, or group of related mortgage loans, constitutes a concentration of credit risk, financial statements or other financial information with respect to the related mortgaged property or mortgaged properties will be included in the related prospectus supplement.

If and to the extent available and relevant to an investment decision in the offered certificates of the related series, information regarding the prepayment experience of a master servicer’s multifamily and/or commercial mortgage loan servicing portfolio will be included in the related prospectus supplement. However, many servicers do not maintain records regarding such matters or, at least, not in a format that can be readily aggregated. In addition, the relevant characteristics of a master servicer’s servicing portfolio may be so materially different from those of the related mortgage asset pool that such prepayment experience would not be meaningful to an investor. For example, differences in geographic dispersion, property type and/or loan terms (e.g., mortgage rates, terms to maturity and/or prepayment restrictions) between the two pools of loans could render the master servicer’s prepayment experience irrelevant. Because of the nature of the assets to be serviced and administered by a special servicer, no comparable prepayment information will be presented with respect to the special servicer’s multifamily and/or commercial mortgage loan servicing portfolio.

MBS

MBS may include

•

private-label (that is, not issued, insured or guaranteed by the United States or any agency or instrumentality thereof) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or

•

certificates issued and/or insured or guaranteed by the Federal Home Loan Mortgage Corporation (“FHLMC”), the Federal National Mortgage Association (“FNMA”), the Governmental National Mortgage Association (“GNMA”) or the Federal Agricultural Mortgage Corporation (“FAMC”),

provided that each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained herein or have such other characteristics specified in the related prospectus supplement.

Each MBS included in a mortgage asset pool either will have been previously registered under the Securities Act of 1933, as amended, or each of the following will have been satisfied with respect to the MBS: (1) neither the issuer of the MBS nor any of its affiliates has a direct or indirect agreement, arrangement, relationship or understanding relating to the MBS and the related series of securities to be issued; (2) neither the issuer of the MBS nor any of its affiliates is an affiliate of the sponsor, depositor, issuing entity or underwriter of the related series of securities to be issued and (3) the depositor would be free to publicly resell the MBS without registration under the Securities Act of 1933, as amended.

Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an “MBS Agreement”). The issuer of the MBS (the “MBS Issuer”) and/or the servicer of the underlying mortgage loans (the “MBS Servicer”) will be parties to the MBS Agreement, generally together with a trustee (the “MBS Trustee”) or, in the alternative, with the original purchaser or purchasers of the MBS.

The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described herein. Distributions in respect of the MBS will be made by the MBS Issuer, the MBS Servicer or the MBS Trustee on the dates specified in the related prospectus supplement. The MBS Issuer or the MBS Servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

Reserve funds, subordination or other credit support similar to that described for the certificates under “Description of Credit Support” may have been provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

The prospectus supplement for a series of certificates that evidence interests in MBS will specify:

•	the aggregate approximate initial and outstanding principal amount(s) and type of the MBS to be included in the trust fund,

•	the original and remaining term(s) to stated maturity of the MBS, if applicable,

•	the pass-through or bond rate(s) of the MBS or the formula for determining such rate(s),

•	the payment characteristics of the MBS,

•	the MBS Issuer, MBS Servicer and MBS Trustee, as applicable, of each of the MBS,

•	a description of the related credit support, if any,

•	the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity,

•	the terms on which mortgage loans may be substituted for those originally underlying the MBS,

•	if the MBS Issuer is required to file reports under the Securities Exchange Act of 1934, as amended, how to locate such reports of the MBS Issuer;

•	the market price of the MBS and the basis on which the market price was determined;

•

the type of mortgage loans underlying the MBS and, to the extent appropriate under the circumstances, such other information in respect of the underlying mortgage loans described under “ — Mortgage Loans — Mortgage Loan Information in Prospectus Supplements,” and

•	the characteristics of any cash flow agreements that relate to the MBS.

If specified in the prospectus supplement for a series of certificates, a trust fund may contain one or more MBS issued by the depositor that each represent an interest in one or more mortgage loans. The prospectus supplement for a series will contain the disclosure concerning the MBS described in the preceding paragraph and, in particular, will disclose such mortgage loans appropriately in light of the percentage of the aggregate principal balance of all assets represented by the principal balance of the MBS.

The depositor will provide the same information regarding the MBS in any trust fund in its reports filed under the Securities Exchange Act of 1934 with respect to such trust fund as was provided by the related MBS Issuer in its own such reports if such MBS was publicly offered or the reports the related MBS Issuer provides the related MBS Trustee if such MBS was privately issued.

Certificate Accounts

Each trust fund will include one or more accounts (collectively, the “Certificate Account”) established and maintained on behalf of the certificateholders into which all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund will be deposited to the extent described herein and in the related prospectus supplement. See “Description of the Pooling Agreements — Certificate Account.”

Credit Support

If so provided in the prospectus supplement for a series of certificates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of such series in the form of subordination of one or more other classes of certificates of such series or by one or more other types of credit support, which may include

•	a letter of credit,

•	a loan insurance policy,

•	a certificate insurance policy,

•	a guarantee,

•	a surety bond,

•	cross-support provisions,

•	a reserve fund,

•	credit derivatives,

•	or any combination thereof (any such coverage with respect to the certificate of any series, “Credit Support”).

The amount and types of such credit support, the identity of the entity providing it (if applicable) and related information with respect to each type of Credit Support, if any, will be set forth in the prospectus supplement for a series of certificates. See “Risk Factors — Any Credit Support For Your Offered Certificates May Be Insufficient” and “Description of Credit Support.”
Cash Flow Agreements

If so provided in the prospectus supplement for a series of certificates, the related trust fund may include

•	guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such series will be invested at a specified rate,

•	interest rate exchange agreements,

•	interest rate cap or floor agreements, or

•

other agreements designed to reduce the effects of interest rate fluctuations on the mortgage assets on one or more classes of certificates or alter the payment characteristics of the cash flows from the trust fund (any such agreement, a “Cash Flow Agreement”).

The principal terms of any such Cash Flow Agreement, including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the related prospectus supplement. The related prospectus supplement will also identify the obligor under the Cash Flow Agreement.

YIELD AND MATURITY CONSIDERATIONS

General

The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the certificate. See “Risk Factors — Prepayments May Reduce the Average Life of Your Certificates.” The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect, if any, that the payment characteristics of the MBS may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

Pass-Through Rate

The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certificates will specify

•

the pass-through rate for each class of offered certificates of such series or, in the case of a class of offered certificates with a variable or adjustable pass-through rate, the method of determining the pass-through rate,

•	the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates,

•	and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

Payment Delays

With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related Trust Fund are due and the distribution date on which such payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such mortgage loans were distributed to certificateholders on the date they were due.

Certain Shortfalls in Collections of Interest

When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of such prepayment only through the date of such prepayment, instead of through the due date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable thereon on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective due dates during the related Due Period. A “Due Period” will be a specified time period (generally corresponding in length to the period between distribution dates) and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date (the “Determination Date”) or otherwise advanced by the related master servicer, special servicer or other specified person, be distributed to the holders of the certificates of such series on the next succeeding distribution date. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but such prepayment is not accompanied by interest thereon to the due date for such mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (such shortfall, a “Prepayment Interest Shortfall”) than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If and to the extent that any such shortfall is allocated to a class of offered certificates, the yield thereon will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which any such shortfalls will be allocated among the classes of such certificates. The related prospectus supplement will also describe any amounts available to offset such shortfalls.

Yield and Prepayment Considerations

A certificate’s yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation thereof to reduce the principal balance (or notional amount, if applicable) of such certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules thereof (which, in the case of ARM Loans, may change periodically to accommodate adjustments to the interest rates with respect to such mortgage loans), the dates on which any balloon payments are due, and the rate of principal prepayments thereon (including for this purpose, voluntary prepayments by borrowers and also prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the related mortgaged properties, or purchases of mortgage loans out of the related trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described below), we cannot assure you as to such rate.

The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on such certificates (or, in the case of a class of interest-only certificates, result in the reduction of the Notional Amount thereof). If you purchase any offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to you that is lower than the yield you anticipated. If you purchase any offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on such mortgage loans could result in an actual yield to you that is lower than the yield you anticipated. In addition, if you purchase an offered certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of your offered certificates at a rate slower (or faster) than the rate anticipated by you during any particular period, any consequent adverse effects on your yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

In general, the Notional Amount of a class of interest-only certificates will either (i) be based on the principal balances of some or all of the mortgage assets or (ii) equal the Certificate Balances of one or more of the other classes of certificates of the same series. Accordingly, the yield on such interest-only certificates will be inversely related to the rate at which payments and other collections of principal are received on such mortgage assets or distributions are made in reduction of the Certificate Balances of such classes of certificates, as the case may be.

Consistent with the foregoing, if a class of certificates of any series consists of interest-only certificates or principal-only certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in principal-only certificates, and a higher than anticipated rate of principal prepayments on such mortgage loans will negatively affect the yield to investors in interest-only certificates. If the offered certificates of a series include any such certificates, the related prospectus supplement will include a table showing the effect of various constant assumed levels of prepayment on yields on such certificates. Such tables will be intended to illustrate the sensitivity of yields to various constant assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

The extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation,

•	the availability of mortgage credit,

•	the relative economic vitality of the area in which the mortgaged properties are located,

•	the quality of management of the mortgaged properties,

•	the servicing of the mortgage loans,

•	possible changes in tax laws and other opportunities for investment.

In general, those factors which increase the attractiveness of selling a mortgaged property or refinancing a mortgage loan or which enhance a borrower’s ability to do so, as well as those factors which increase the likelihood of default under a mortgage loan, would be expected to cause the rate of prepayment in respect of any mortgage asset pool to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment of any mortgage asset pool to slow.

The rate of principal payments on the mortgage loans in any trust fund may also be affected by the existence of Lock-out Periods and requirements that principal prepayments be accompanied by Prepayment Premiums, and by the extent to which such provisions may be practicably enforced. To the extent enforceable, such provisions could constitute either an absolute prohibition (in the case of a Lock-out Period) or a disincentive (in the case of a Prepayment Premium) to a borrower’s voluntarily prepaying its Mortgage Loan, thereby slowing the rate of prepayments.

The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the interest rates on such ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either

•	converting to a fixed rate loan and thereby “locking in” such rate or

•	taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

Therefore, as prevailing market interest rates decline, prepayment speeds would be expected to accelerate.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. The depositor makes no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of such factors, as to the percentage of the principal balance of such mortgage loans that will be paid as of any date or as to the overall rate of prepayment on such mortgage loans.

Weighted Average Life and Maturity

The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of such series. Weighted average life generally refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of such instrument is repaid to the investor. The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term “prepayment” includes voluntary prepayments by borrowers and also prepayments resulting from liquidations of mortgage loans due to default, casualties or condemnations affecting the related mortgaged properties and purchases of mortgage loans out of the related trust fund), is paid to such class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate (“CPR”) prepayment model or the Standard Prepayment Assumption (“SPA”) prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of such series with a Certificate Balance, and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates, based on the assumptions stated in such prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in such prospectus supplement. Such tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

Other Factors Affecting Yield, Weighted Average Life and Maturity

Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a possibility that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or the special servicer, to the extent and under the circumstances set forth herein and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of such certificates and, if such certificates were purchased at a discount, reduce the yield thereon.

Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur (that is, mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues thereon, with the unpaid portion of such interest being added to the related principal balance). Negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the offered certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable thereon, which deferred interest may be added to the Certificate Balance thereof. In addition, an ARM Loan that permits negative amortization would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. Such slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, the weighted average lives of mortgage loans that permit negative amortization (and that of the classes of certificates to which any such negative amortization would be allocated or that would bear the effects of a slower rate of amortization on such mortgage loans) may increase as a result of such feature.

Negative amortization may occur in respect of an ARM Loan that

•	limits the amount by which its scheduled payment may adjust in response to a change in its interest rate,

•	provides that its scheduled payment will adjust less frequently than its interest rate or

•	provides for constant scheduled payments notwithstanding adjustments to its interest rate.

Accordingly, during a period of declining interest rates, the scheduled payment on such a mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable interest rate, thereby resulting in the accelerated amortization of such mortgage loan. Any such acceleration in amortization of its principal balance will shorten the weighted average life of such mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on such mortgage loan.

The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon

•	whether such offered certificate was purchased at a premium or a discount and

•

the extent to which the payment characteristics of such mortgage loans delay or accelerate the distributions of principal on such certificate (or, in the case of a interest-only certificate, delay or accelerate the reduction of the notional amount thereof). See “— Yield and Prepayment Considerations” above.

Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

Losses and Shortfalls on the Mortgage Assets. The yield to holders of the offered certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects thereof.

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, such allocations may be effected by

•	a reduction in the entitlements to interest and/or the Certificate Balances of one or more such classes of certificates and/or

•	establishing a priority of payments among such classes of certificates.

The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

Additional Certificate Amortization. One or more classes of certificates of any series may provide for distributions of principal thereof from

•	amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates,

•	Excess Funds, or

•	any other amounts described in the related prospectus supplement.

Unless otherwise defined in the related prospectus supplement, “Excess Funds” will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent

•	interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates of such series, or

•	prepayment premiums, payments from Equity Participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest thereon or principal thereof.

The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of such certificates and, if such certificates were purchased at a premium, reduce the yield thereon. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of such sources is likely to have any material effect on the rate at which such certificates are amortized and the consequent yield with respect thereto.

DESCRIPTION OF THE CERTIFICATES

General

Each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Pooling Agreement.

If the related prospectus supplement so provides, a class of certificates may have two or more component parts, each having characteristics that are otherwise described herein as being attributable to separate and distinct classes. For example, a class of certificates may have a Certificate Balance on which it accrues interest at a fixed, floating, variable or adjustable rate. Such class of Certificates may also have certain characteristics attributable to interest-only certificates insofar as it may also entitle the holders thereof to distributions of interest accrued on a Notional Amount at a different fixed, floating, variable or adjustable rate. In addition, a class of certificates may accrue interest on one portion of its Certificate Balance at one fixed, floating, variable or adjustable rate and on another portion of its Certificate Balance at a different fixed, floating, variable or adjustable rate.

Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of interest-only certificates or Residual Certificates, notional amounts or percentage interests, specified in the related prospectus supplement. If the related prospectus supplement so provides, one or more classes of offered certificates may be issued in fully registered, definitive form (such Certificates, “Definitive Certificates”) or may be offered in book-entry format (such Certificates, “Book-Entry Certificates”) through the facilities of DTC. The offered certificates of each series (if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. If so specified in the related prospectus supplement, arrangements may be made for clearance and settlement through Clearstream Banking, société anonyme or the Euroclear System, if they are participants in DTC.

Distributions

Distributions on the certificates of each series will be made on each distribution date from the Available Distribution Amount for such series and such Distribution Date. The “Available Distribution Amount” for any series of certificates and any distribution date generally will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of such series on such date. The particular components of the Available Distribution Amount for any series or class and distribution date will be more specifically described in the related prospectus supplement. If so specified in the related prospectus supplement, distributions for one or more classes of certificates may be based solely or primarily on specified mortgage assets or a specified group of mortgage assets in the trust fund.

Distributions on the certificates of each series (other than the final distribution in retirement of any such certificate) will be made to the persons in whose names such certificates are registered (which in the case of a series of Book-Entry Certificates may be the related depository) at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs (or such other record date as may be specified in the related prospectus supplement) (the “Record Date”), and the amount of each distribution will be determined as of the close of business on the date (the “Determination Date”) specified in the related prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in such class in proportion to the respective Percentage Interests evidenced thereby or in such other distribution priority as may be specified in the related prospectus supplement. Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor, if such certificateholder has provided the person required to make such payments with wiring instructions no later than the related Record Date or such other date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, such certificateholder holds certificates in the requisite amount or denomination specified therein), or by check mailed to the address of such certificateholder as it appears on the Certificate Register; provided, however, that the final distribution in retirement of any class of certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of such certificates at the location specified in the notice to Certificateholders of such final distribution. The undivided percentage interest (the “Percentage Interest”) represented by an offered certificate of a particular class will be equal to the percentage obtained by dividing the initial principal balance or notional amount of such certificate by the initial Certificate Balance or Notional Amount of such class.

Distributions of Interest on the Certificates

Each class of certificates of each series (other than certain classes of principal-only certificates and certain classes of Residual Certificates that have no pass-through rate) may have a different pass-through rate, which in each case may be fixed, floating, variable or adjustable. The related prospectus supplement will specify the pass-through rate or, in the case of a floating, variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class of offered certificates. Such interest rates may include, without limitation, a rate based on a specified portion of the interest on some or all of the related mortgage assets, a rate based on the weighted average of the interest rates for some or all of the related mortgage assets or a rate based on a differential between the rates on some or all of the related mortgage assets and the rates of some or all of the other certificates of the related series, or a rate based on a percentage or combination of any one or more of the foregoing rates. Any such rate may be subject to a maximum rate, including without limitation a maximum rate based on the weighted average interest rate of the mortgage assets or a portion thereof or a maximum rate based on funds available for payment, or may be subject to a minimum rate.

If so specified in the related prospectus supplement, an interest rate exchange agreement or other derivative instrument may be used to permit issuance of a series or class of certificates that accrues interest on a different basis than the underlying assets; for example, one or more classes of floating rate certificates may be issued from a trust fund that contains fixed rate assets, or one or more classes of fixed rate certificates may be issued from a trust fund that contains floating rate assets, by using an interest rate exchange agreement or other derivative instrument to alter the payment characteristics of such assets.

The related prospectus supplement will specify whether interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months, on an actual/360 basis or on another basis.

Distributions of interest with respect to one or more classes of certificates (collectively, “Accrual Certificates”) may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates, and interest accrued with respect to a class of Accrual Certificates prior to the occurrence of such an event will either be added to the Certificate Balance thereof or otherwise deferred as described in the related prospectus supplement.

Distributions of interest in respect of any class of certificates (other than a class of Accrual Certificates, and other than any class of principal-only certificates or Residual Certificates that is not entitled to any distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for such class and such distribution date, subject to the sufficiency of that portion, if any, of the Available Distribution Amount allocable to such class on such distribution date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance thereof on each distribution date or otherwise deferred as described in the related prospectus supplement.

With respect to each class of certificates (other than certain classes of interest-only certificates and certain classes of Residual Certificates), the “Accrued Certificate Interest” for each distribution date will be equal to interest at the applicable pass-through rate accrued for a specified period (generally the most recently ended calendar month) on the outstanding Certificate Balance of such class of certificates immediately prior to such distribution date.

The Accrued Certificate Interest for each distribution date on a class of interest-only certificates generally will be similarly calculated except that it will accrue on a Notional Amount that is either

•	based on the principal balances of some or all of the mortgage assets (or portions thereof) in the related trust fund or

•

equal to the Certificate Balances (or one or more portions thereof) of one or more other classes of certificates of the same series. Reference to a Notional Amount with respect to a class of interest-only certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal or

•	such other formula as may be specified in the related prospectus supplement.

If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) one or more classes of the certificates of a series may be reduced to the extent that any Prepayment Interest Shortfalls, as described under “Yield and Maturity Considerations — Certain Shortfalls in Collections of Interest,” exceed the amount of any sums that are applied to offset the amount of such shortfalls, or may be applied to cover interest shortfalls on other Classes of Certificates. The particular manner in which such shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement.

The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. If so specified in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the Certificate Balance of such class. See “Risk Factors — Prepayments May Reduce the Average Life of Your Certificates” and “— Prepayments May Reduce the Yield on Your Certificates” and “Yield and Maturity Considerations — Certain Shortfalls in Collections of Interest.”

Distributions of Principal of the Certificates

Each class of certificates of each series (other than certain classes of interest-only certificates and certain classes of Residual Certificates) will have an initial stated principal amount (a “Certificate Balance”), which, at any time, will equal the then maximum amount that the holders of certificates of such class will be entitled to receive as principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding Certificate Balance of a class of certificates will be reduced by distributions of principal made thereon from time to time and, if and to the extent so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time. In turn, the outstanding Certificate Balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated thereto from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the distribution date on which distributions of interest thereon are required to commence, by the amount of any Accrued Certificate Interest in respect thereof (reduced as described above). The initial aggregate Certificate Balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of a specified date (the “Cut-off Date”), after application of scheduled payments due on or before such date, whether or not received. The initial Certificate Balance of each class of a series of certificates will be specified in the related prospectus supplement. As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of such series entitled thereto until the Certificate Balances of such certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. In addition, distributions of principal on one or more classes of Certificates may be made solely or primarily from distributions of principal on specified mortgage assets or a specified group of mortgage assets in the trust fund

Distributions of principal with respect to one or more classes of certificates (each such class, a “Controlled Amortization Class”) may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more other classes of certificates (each such class, a “Companion Class”) may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of such class, or in such other distribution priority as may be specified in the related prospectus supplement.

Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of Equity Participations

If so provided in the related prospectus supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in such prospectus supplement. Alternatively, such items may be retained by the depositor or any of its affiliates or by any other specified person and/or may be excluded as trust assets.

Allocation of Losses and Shortfalls

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, such allocations may be effected by

•	a reduction in the entitlements to interest and/or the Certificate Balances of one or more such classes of certificates and/or

•	establishing a priority of payments among such classes of certificates. See “Description of Credit Support.”

Advances

If and to the extent provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, the special servicer, the trustee, any provider of Credit Support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, from its or their own funds or from excess funds held in the related Certificate Account that are not part of the Available Distribution Amount for the related series of certificates for such distribution date, an amount up to the aggregate of any payments of principal (other than the principal portion of any balloon payments) and interest that were due on or in respect of such mortgage loans during the related Due Period and were delinquent on the related determination date.

In addition, if so specified in the related prospectus supplement, advances may also be made to cover property protection expenses, such as, for example, taxes, insurance payments and ground rent, and other servicing expenses, such as, for example, the costs of realizing on a defaulted mortgage loan, or any other items specified in the related prospectus supplement.

Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity’s own funds will be reimbursable out of related recoveries on the mortgage loans (including amounts drawn under any fund or instrument constituting Credit Support) respecting which such advances were made (as to any mortgage loan, “Related Proceeds”) and such other specific sources as may be identified in the related prospectus supplement, including, in the case of a series that includes one or more classes of subordinate certificates, if so identified, collections on other mortgage assets in the related trust fund that would otherwise be distributable to the holders of one or more classes of such subordinate certificates. No advance will be required to be made by a master servicer, special servicer or trustee if, in the judgment of the master servicer, special servicer or trustee, as the case may be, such advance would not be recoverable from Related Proceeds or another specifically identified source (any such advance, a “Nonrecoverable Advance”); and, if previously made by a master servicer, special servicer or trustee, a Nonrecoverable Advance will be reimbursable thereto from any amounts in the related Certificate Account prior to any distributions being made to the related series of certificateholders.

If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a Certificate Account, such master servicer, special servicer, trustee or other entity, as the case may be, will be required to replace such funds in such Certificate Account on or prior to any future distribution date to the extent that funds in such Certificate Account on such distribution date are less than payments required to be made to the related series of certificateholders on such date. If so specified in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related prospectus supplement.

If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on certain or all of such advances for a specified period during which such advances are outstanding at the rate specified in such prospectus supplement, and such entity will be entitled to payment of such interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as otherwise provided in the related Pooling Agreement and described in such prospectus supplement. The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation of a party to the related Pooling Agreement or of a party to the related MBS Agreement.

Reports to Certificateholders

On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer, Manager or Trustee, as provided in the related prospectus supplement, will forward to each such holder, a statement (a “Distribution Date Statement”) that, generally, will set forth, among other things, in each case to the extent applicable:

(i) the amount of such distribution to holders of such class of offered certificates that was applied to reduce the Certificate Balance thereof;

(ii) the amount of such distribution to holders of such class of offered certificates that was applied to pay Accrued Certificate Interest;

(iii) the amount, if any, of such distribution to holders of such class of offered certificates that was allocable to (A) Prepayment Premiums and (B) payments on account of Equity Participations;

(iv) the amount, if any, by which such distribution is less than the amounts to which holders of such class of offered certificates are entitled;

(v) if the related trust fund includes mortgage loans, the aggregate amount of advances included in such distribution;

(vi) if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and, if the related trust fund includes MBS, the amount of administrative compensation received by the MBS Administrator;

(vii) information regarding the aggregate principal balance of the related mortgage assets on or about such distribution date;

(viii) if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of such mortgage loans that are delinquent;

(ix) if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to such mortgage loans during the related Due Period;

(x) the Certificate Balance or Notional Amount, as the case may be, of such class of certificates at the close of business on such distribution date, separately identifying any reduction in such Certificate Balance or Notional Amount due to the allocation of any losses in respect of the related mortgage assets, any increase in such Certificate Balance or Notional Amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the Certificate Balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate Interest has been added to such balance;

(xi) if such class of offered certificates has a floating, variable or adjustable pass-through rate, the pass-through rate applicable thereto for such distribution date and, if determinable, for the next succeeding distribution date;

(xii) the amount deposited in or withdrawn from any reserve fund on such distribution date, and the amount remaining on deposit in such reserve fund as of the close of business on such distribution date;

(xiii) if the related trust fund includes one or more instruments of Credit Support, the amount of coverage under each such instrument as of the close of business on such distribution date; and

(xiv) the amount of Credit Support being afforded by any classes of subordinate certificates.

In the case of information furnished pursuant to subclauses (i)-(iii) above, the amounts will be expressed as a dollar amount per specified denomination of the relevant class of offered certificates or as a percentage. The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of such series.

Within a reasonable period of time after the end of each calendar year, the master servicer, MBS Administrator or trustee for a series of certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate of such series a statement containing the information set forth in subclauses (i)-(iii) above, aggregated for such calendar year or the applicable portion thereof during which such person was a certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force. See, however, “ — Book-Entry Registration and Definitive Certificates” below.

If the trust fund for a series of certificates includes MBS, the ability of the related master servicer, MBS Administrator or trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying such MBS will depend on the reports received with respect to such MBS. In such cases, the related prospectus supplement will describe the loan-specific information to be included in the Distribution Date Statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them. The depositor will provide the same information with respect to any MBS in its own reports that were publicly offered and the reports the related MBS Issuer provides to the Trustee if privately issued.

Voting Rights

The voting rights evidenced by each series of certificates (as to such series, the “Voting Rights”) will be allocated among the respective classes of such series in the manner described in the related prospectus supplement.

Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the related Pooling Agreement and as otherwise specified in the related prospectus supplement. See “Description of the Pooling Agreements — Amendment.” The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute an Event of Default on the part of the related master servicer, special servicer or REMIC Administrator. See “Description of the Pooling Agreements — Events of Default,” “— Rights Upon Event of Default” and “— Resignation and Removal of the Trustee.”

Termination

The obligations created by the Pooling Agreement for each series of certificates will terminate following

•	the final payment or other liquidation of the last mortgage asset subject thereto or the disposition of all property acquired upon foreclosure of any mortgage loan subject thereto and

•	the payment (or provision for payment) to the certificateholders of that series of all amounts required to be paid to them pursuant to such Pooling Agreement.

Written notice of termination of a Pooling Agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of such series at the location to be specified in the notice of termination.

If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the purchase of the mortgage assets in the related trust fund by the party or parties specified therein, under the circumstances and in the manner set forth therein, including without limitation by acquisition of the mortgage loans for cash or in exchange for the certificates.

In addition, if so provided in the related prospectus supplement upon the reduction of the Certificate Balance of a specified class or classes of certificates by a specified percentage or amount or upon a specified date, a party designated therein may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of such mortgage assets to retire such class or classes, under the circumstances and in the manner set forth therein. The solicitation of bids will be conducted in a commercially reasonable manner and, generally, assets will be sold at their fair market value. Circumstances may arise in which such fair market value may be less than the unpaid balance of the mortgage loans sold and therefore, as a result of such a sale, the Certificateholders of one or more classes of certificates may receive an amount less than the Certificate Balance of, and accrued unpaid interest on, their certificates.

If any class of certificates has an optional termination feature that may be exercised when 25% or more of the original principal balance of the mortgage assets in the related trust fund is still outstanding, the title of such class of certificates will include the word “callable.”

Book-Entry Registration and Definitive Certificates

If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of such series will be offered in book-entry format through the facilities of DTC, and each such class will be represented by one or more global certificates registered in the name of The Depository Trust Company (“DTC”) or its nominee. If so provided in the prospectus supplement, arrangements may be made for clearance and settlement through the Euroclear System or Clearstream Banking, société anonyme, if they are participants in DTC.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking corporation” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (“DTC Participants”) and facilitate the clearance and settlement of securities transactions between DTC Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. DTC Participants that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of DTC Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with a DTC Participant that maintains as account with DTC. The rules applicable to DTC and DTC Participants are on file with the Commission.

Purchases of Book-Entry Certificates under the DTC system must be made by or through, and will be recorded on the records of, the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the beneficial owner’s account for such purpose. In turn, the Financial Intermediary’s ownership of such certificates will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s Financial Intermediary is not a DTC Participant). Therefore, the beneficial owner must rely on the foregoing procedures to evidence its beneficial ownership of such certificates. The beneficial ownership interest of the owner of a Book-Entry Certificate (a “Certificate Owner”) may only be transferred by compliance with the rules, regulations and procedures of such Financial Intermediaries and DTC Participants.

DTC has no knowledge of the actual Certificate Owners; DTC’s records reflect only the identity of the DTC Participants to whose accounts such certificates are credited, which may or may not be the Certificate Owners. The DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to DTC Participants and by DTC Participants to Financial Intermediaries and Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Distributions on the Book-Entry Certificates will be made to DTC. DTC’s practice is to credit DTC Participants’ accounts on the related distribution date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by DTC Participants to Financial Intermediaries and Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of each such DTC Participant (and not of DTC, the depositor or any trustee, master servicer, special servicer or MBS Administrator), subject to any statutory or regulatory requirements as may be in effect from time to time. Accordingly, under a book-entry system, Certificate Owners may receive payments after the related Distribution Date.

The only “certificateholder” (as such term is used in the related Pooling Agreement) of Book-Entry Certificates will be the nominee of DTC (or another depository specified in the related prospectus supplement), and the Certificate Owners will not be recognized as certificateholders under the Pooling Agreement. Certificate Owners will be permitted to exercise the rights of certificateholders under the related Pooling Agreement only indirectly through the DTC Participants who in turn will exercise their rights through DTC. The depositor has been informed that DTC will take action permitted to be taken by a certificateholder under a Pooling Agreement only at the direction of one or more DTC Participants to whose account with DTC interests in the Book-Entry Certificates are credited. DTC may take conflicting actions with respect to the Book-Entry Certificates to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such certificates.

Because DTC can act only on behalf of DTC Participants, who in turn act on behalf of Financial Intermediaries and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.

Generally, Certificates initially issued in book-entry form will be issued as Definitive Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if

•

the depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such certificates and the depositor is unable to locate a qualified successor or

•

the depositor, at its option, elects to terminate the book-entry system through DTC with respect to such certificates. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all DTC Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in such instructions the Definitive Certificates to which they are entitled, and thereafter the holders of such Definitive Certificates will be recognized as “Certificateholders” under and within the meaning of the related Pooling Agreement.

DESCRIPTION OF THE POOLING AGREEMENTS

General

The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement (in any case, a “Pooling Agreement”). In general, the parties to a Pooling Agreement will include the depositor, the trustee, the master servicer, the special servicer and, if one or more REMIC elections have been made with respect to the trust fund, a REMIC administrator. However, a Pooling Agreement that relates to a trust fund that includes MBS may include an MBS Administrator as a party, but may not include a master servicer, special servicer or other servicer as a party. All parties to each Pooling Agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, the mortgage asset seller or an affiliate thereof may perform the functions of master servicer, special servicer, MBS Administrator or REMIC administrator. If so specified in the related prospectus supplement, the master servicer may also perform the duties of special servicer, and the master servicer, the special servicer or the trustee may also perform the duties of REMIC administrator. Any party to a Pooling Agreement or any affiliate thereof may own certificates issued thereunder; however, except in limited circumstances (including with respect to required consents to certain amendments to a Pooling Agreement), certificates issued thereunder that are held by the master servicer or special servicer for the related series will not be allocated Voting Rights.

A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a Pooling Agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related Pooling Agreement that materially differs from the description thereof contained in this prospectus and, if the related trust fund includes MBS, will summarize all of the material provisions of the related Pooling Agreement. The summaries herein do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of certificates and the description of such provisions in the related prospectus supplement. The depositor will provide a copy of the Pooling Agreement (without exhibits) that relates to any series of certificates without charge upon written request of a holder of a certificate of such series addressed to it at its principal executive offices specified herein under “The Depositor.”

Assignment of Mortgage Loans; Repurchases

At the time of issuance of any series of certificates, the Depositor will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund, together with, except to the extent otherwise described in the related prospectus supplement, all principal and interest to be received on or with respect to such mortgage loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. The trustee will, concurrently with such assignment, deliver the certificates to or at the direction of the depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for such series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related Pooling Agreement. Such schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include

•	the address of the related mortgaged property and type of such property;

•	the mortgage rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information;

•	the original and remaining term to maturity;

•	the amortization term; and

•	the original and outstanding principal balance.

In addition, except as may be otherwise specified in the related prospectus supplement (which may provide for other arrangements, including electronic registration of transfer of such documents), the depositor will, as to each mortgage loan to be included in a trust fund, deliver, or cause to be delivered, to the related trustee (or to a custodian appointed by the trustee as described below)

•	the mortgage note endorsed, without recourse, either in blank or to the order of such trustee (or its nominee),

•	the mortgage with evidence of recording indicated thereon (except for any mortgage not returned from the public recording office),

•

an assignment of the mortgage in blank or to the trustee (or its nominee) in recordable form, together with any intervening assignments of the mortgage with evidence of recording thereon (except for any such assignment not returned from the public recording office), and,

•	if applicable, any riders or modifications to such mortgage note and mortgage, together with certain other documents at such times as set forth in the related Pooling Agreement.

Such assignments may be blanket assignments covering mortgages on mortgaged properties located in the same county, if permitted by law. Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if the depositor delivers, or causes to be delivered, to the related trustee (or such custodian) a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. In addition, if the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling Agreement because of a delay caused by the public recording office, the depositor will deliver, or cause to be delivered, to the related trustee (or such custodian) a true and correct photocopy of such mortgage or assignment as submitted for recording. The depositor will deliver, or cause to be delivered, to the related trustee (or such custodian) such mortgage or assignment with evidence of recording indicated thereon after receipt thereof from the public recording office. If the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling Agreement because such mortgage or assignment has been lost, the depositor will deliver, or cause to be delivered, to the related trustee (or such custodian) a true and correct photocopy of such mortgage or assignment with evidence of recording thereon. Except as may be otherwise specified in the related prospectus supplement (which may provide for other arrangements, including electronic registration of transfer of such documents), assignments of mortgage to the trustee (or its nominee) will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the trustee, such recording is not required to protect the trustee’s interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of such mortgage loan.

The trustee (or a custodian appointed by the trustee) for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt thereof, and the trustee (or such custodian) will hold such documents in trust for the benefit of the certificateholders of such series. Unless otherwise specified in the related prospectus supplement, if any such document is found to be missing or defective, and such omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee (or such custodian) will be required to notify the master servicer, the special servicer and the depositor, and one of such persons will be required to notify the relevant mortgage asset seller. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then, except as otherwise specified below or in the related prospectus supplement, the mortgage asset seller will be obligated to repurchase the related mortgage loan from the trustee at a price generally equal to the unpaid principal balance thereof, together with accrued but unpaid interest through a date on or about the date of purchase, or at such other price as will be specified in the related prospectus supplement (in any event, the “Purchase Price”). If so provided in the prospectus supplement for a series of certificates, a mortgage asset seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement, to pay an amount equal to the loss in value of the mortgage loan, or to provide another remedy specified in the related prospectus supplement. This repurchase or substitution obligation or other specified remedy will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective mortgage loan documentation, and neither the depositor nor, unless it is the mortgage asset seller, the master servicer or the special servicer will be obligated to purchase or replace a mortgage loan if a mortgage asset seller defaults on its obligation to do so.

The trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the mortgage loans in any trust fund and to maintain possession of and, if applicable, to review the documents relating to such mortgage loans, in any case as the agent of the trustee. The identity of any such custodian to be appointed on the date of initial issuance of the certificates will be set forth in the related prospectus supplement.

Representations and Warranties; Repurchases

Generally, the depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making such representations and warranties, the “Warranting Party”) covering, by way of example:

•	the accuracy of the information set forth for such mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related Pooling Agreement;

•	the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage;

•	the Warranting Party’s title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

•	the payment status of the mortgage loan.

It is expected that in most cases the Warranting Party will be the mortgage asset seller. However, the Warranting Party may also be an affiliate of the mortgage asset seller, the depositor or an affiliate of the depositor, the master servicer, the special servicer or another person acceptable to the depositor. The Warranting Party, if other than the mortgage asset seller, will be identified in the related prospectus supplement.

Generally the Pooling Agreements will provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders of the related series. If such Warranting Party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase such mortgage loan from the trustee at the applicable Purchase Price. If so provided in the prospectus supplement for a series of certificates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement, to pay an amount equal to the loss in value of the mortgage loan, or to provide another remedy specified in the related prospectus supplement. This repurchase or substitution obligation or other specified remedy will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a Warranting Party, and neither the Depositor nor the master servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a mortgage loan if a Warranting Party defaults on its obligation to do so.

In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, the depositor will not include any mortgage loan in the trust fund for any series of certificates if anything has come to the depositor’s attention that would cause it to believe that the representations and warranties made in respect of such mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

Collection and Other Servicing Procedures

The master servicer and the special servicer for any mortgage pool, directly or through sub-servicers, will each be obligated under the related pooling agreement to service and administer the mortgage loans in such mortgage pool for the benefit of the related certificateholders, in accordance with applicable law and further in accordance with the terms of such pooling agreement, such mortgage loans and any instrument of Credit Support included in the related trust fund and in accordance with such other requirements as may be specified in the related prospectus supplement. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with such servicing and administration that it may deem necessary and desirable.

As part of its servicing duties, each of the master servicer and the special servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the mortgage loans that it services and will be obligated to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such mortgage loans and held for its own account, provided (i) such procedures are consistent with the terms of the related pooling agreement and (ii) do not impair recovery under any instrument of Credit Support included in the related trust fund. Consistent with the foregoing, generally the master servicer and the special servicer will each be permitted, in its discretion, to waive any prepayment premium, late payment charge or other charge in connection with any mortgage loan; provided that, if so specified in the related prospectus supplement such right may be given to another party, including a class of certificateholders.

The master servicer and the special servicer for any trust fund, either separately or jointly, directly or through sub-servicers, will also be required to perform as to the mortgage loans in such trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) mortgaged properties acquired on behalf of such trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an “REO Property”); and maintaining servicing records relating to such mortgage loans. The related prospectus supplement will specify when and the extent to which servicing of a mortgage loan is to be transferred from the master servicer to the special servicer. In general, and subject to the discussion in the related prospectus supplement, a special servicer will be responsible for the servicing and administration of:

•	mortgage loans that are delinquent in respect of a specified number of scheduled payments;

•

mortgage loans as to which the related borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or the related borrower has become the subject of a decree or order for such a proceeding which shall have remained in force undischarged or unstayed for a specified number of days; and

•	REO Properties.

If so specified in the related prospectus supplement, a pooling agreement also may provide that if a default on a mortgage loan has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing thereof, in whole or in part, to the related special servicer. Generally when the circumstances (as set forth in the related prospectus supplement) no longer warrant a special servicer’s continuing to service a particular mortgage loan (e.g., the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and such borrower), the master servicer will resume the servicing duties with respect thereto. If and to the extent provided in the related Pooling Agreement and described in the related prospectus supplement, a special servicer may perform certain limited duties in respect of mortgage loans for which the master servicer is primarily responsible (including, if so specified, performing property inspections and evaluating financial statements); and a master servicer may perform certain limited duties in respect of any mortgage loan for which the special servicer is primarily responsible (including, if so specified, continuing to receive payments on such mortgage loan (including amounts collected by the special servicer), making certain calculations with respect to such mortgage loan and making remittances and preparing certain reports to the trustee and/or certificateholders with respect to such mortgage loan. Generally the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of Credit Support. See “Description of Credit Support.”

A mortgagor’s failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related mortgaged property. In general, the related special servicer will be required to

•	monitor any mortgage loan that is in default,

•	evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property,

•	initiate corrective action in cooperation with the Mortgagor if cure is likely,

•	inspect the related mortgaged property and

•	take such other actions as it deems necessary and appropriate.

A significant period of time may elapse before the special servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the certificateholders of the related series may vary considerably depending on the particular mortgage loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a mortgagor files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the mortgage loan or to foreclose on the related mortgaged property for a considerable period of time. See “Certain Legal Aspects of Mortgage Loans — Bankruptcy Laws.”

Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. In general, the master servicer may approve such a request if it has determined, exercising its business judgment in accordance with the applicable servicing standard, that such approval will not adversely affect the security for, or the timely and full collectability of, the related mortgage loan. Any fee collected by the master servicer for processing such request will be retained by the master servicer as additional servicing compensation.

Primary Servicers and Sub-Servicers

A master servicer or special servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers; provided that, generally such master servicer or special servicer will remain obligated under the related Pooling Agreement. Generally each primary servicing agreement or sub-servicing agreement between a master servicer and a primary servicer or sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Pooling Agreement. The master servicer and special servicer in respect of any mortgage asset pool will each be required to monitor the performance of primary servicers or sub-servicers retained by it and will have the right to remove a primary servicer or sub-servicer retained by it upon specified events of default consistent with those of the master servicer or special servicer under the related Pooling Agreement. Generally, a master servicer or special servicer will be solely liable for all fees owed by it to any primary servicer or sub-servicer, irrespective of whether the master servicer’s or special servicer’s compensation pursuant to the related Pooling Agreement is sufficient to pay such fees; however, if so provided in the related prospectus supplement such fees may be payable directly from the trust fund. Each primary servicer and sub-servicer will be reimbursed by the master servicer or special servicer, as the case may be, that retained it for certain expenditures which it makes, generally to the same extent such master servicer or special servicer would be reimbursed under a Pooling Agreement. See “— Certificate Account” and “— Servicing Compensation and Payment of Expenses.”

Certificate Account

General. The master servicer, the trustee and/or the special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained the corresponding Certificate Account, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A Certificate Account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held therein may be invested pending each succeeding distribution date in United States government securities and other investment grade obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series (“Permitted Investments”). Such Permitted Investments include

•	federal funds,

•	uncertificated certificates of deposit,

•	time deposits,

•	bankers’ acceptances and repurchase agreements,

•	certain United States dollar-denominated commercial paper,

•	units of money market funds that maintain a constant net asset value and any other obligations or security acceptable to each rating agency.

Any interest or other income earned on funds in a Certificate Account will be paid to the related master servicer, Trustee or special servicer as additional compensation or to such other party specified in the prospectus supplement for the related trust. A Certificate Account may be maintained with the related master servicer, special servicer, trustee or mortgage asset seller or with a depository institution that is an affiliate of any of the foregoing or of the depositor, provided that it complies with applicable rating agency standards. If permitted by the applicable rating agency or agencies, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or special servicer or serviced by either on behalf of others.

Deposits. Generally, the following payments and collections received or made by the master servicer, the trustee or the special servicer subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date) are to be deposited in the Certificate Account (or such sub-account thereof or other account as may be specified in the related prospectus supplement) for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling Agreement:

(1) all payments on account of principal, including principal prepayments, on the mortgage loans;

(2) all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion thereof retained by the master servicer or the special servicer as its servicing compensation or as compensation to the trustee;

(3) all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan or in connection with the full or partial condemnation of a mortgaged property (other than proceeds applied to the restoration of the property or released to the related borrower) (“Insurance Proceeds” and “Condemnation Proceeds,” respectively) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect thereof, by foreclosure or otherwise (such amounts, together with those amounts listed in clause (7) below, “Liquidation Proceeds”), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

(4) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of certificates;

(5) any advances made with respect to delinquent scheduled payments of principal and interest on the mortgage loans;

(6) any amounts paid under any Cash Flow Agreement;

(7) all proceeds of the purchase of any mortgage loan, or property acquired in respect thereof, by the Depositor, any mortgage asset seller or any other specified person as described under “— Assignment of mortgage loans; Repurchases” and “— Representations and Warranties; Repurchases,” all proceeds of the purchase of any defaulted mortgage loan as described under “— Realization Upon Defaulted Mortgage Loans,” and all proceeds of any mortgage asset purchased as described under “Description of the Certificates — Termination; Retirement of Certificates”;

(8) to the extent that any such item does not constitute additional servicing compensation to the master servicer or the special servicer and is not otherwise retained by the depositor or another specified person, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or Equity Participations with respect to the mortgage loans;

(9) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy as described under “— Hazard Insurance Policies”;

(10) any amount required to be deposited by the master servicer, the special servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer, the special servicer or the trustee, as the case may be, of funds held in the Certificate Account; and

(11) any other amounts received on or in respect of the mortgage loans required to be deposited in the Certificate Account as provided in the related Pooling Agreement and described in the related prospectus supplement.

Withdrawals. A master servicer, trustee or special servicer generally may make withdrawals from the Certificate Account for each trust fund that includes mortgage loans for any of the following purposes:

(1) to make distributions to the certificateholders on each distribution date;

(2) to pay the master servicer or the special servicer any servicing fees not previously retained thereby, such payment to be made out of payments and other collections of interest on the particular mortgage loans as to which such fees were earned;

(3) to reimburse the master servicer, the special servicer or any other specified person for unreimbursed advances of delinquent scheduled payments of principal and interest made by it, and certain unreimbursed servicing expenses incurred by it, with respect to mortgage loans in the trust fund and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent late payments collected on the particular mortgage loans, Liquidation Proceeds, Insurance Proceeds and Condemnation Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which such advances were made or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such mortgage loans and properties, or if in the judgment of the master servicer, the special servicer or such other person, as applicable, such advances and/or expenses will not be recoverable from such amounts, such reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if and to the extent so provided by the related Pooling Agreement and described in the related prospectus supplement, only from that portion of amounts collected on such other mortgage loans that is otherwise distributable on one or more classes of subordinate certificates of the related series;

(4) if and to the extent described in the related prospectus supplement, to pay the master servicer, the special servicer or any other specified person interest accrued on the advances and servicing expenses described in clause (3) above incurred by it while such remain outstanding and unreimbursed;

(5) to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such mortgaged properties, as described under “— Realization Upon Defaulted Mortgage Loans”;

(6) to reimburse the master servicer, the special servicer, the REMIC administrator, the depositor, the trustee, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under “— Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor” and “— Certain Matters Regarding the Trustee”;

(7) if and to the extent described in the related prospectus supplement, to pay the fees of the trustee, the REMIC administrator and any provider of Credit Support;

(8) if and to the extent described in the related prospectus supplement, to reimburse prior draws on any form of Credit Support;

(9) to pay the master servicer, the special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the Certificate Account as additional compensation;

(10) to pay any servicing expenses not otherwise required to be advanced by the master servicer, the special servicer or any other specified person;

(11) if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under “Certain Federal Income Tax Consequences — REMICs — Prohibited Transactions Tax and Other Taxes”;

(12) to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of certificateholders;

(13) to make any other withdrawals permitted by the related Pooling Agreement and described in the related prospectus supplement; and

(14) to clear and terminate the Certificate Account upon the termination of the trust fund.

Modifications, Waivers and Amendments of Mortgage Loans

The master servicer and the special servicer may each agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable servicing standard; provided that, unless otherwise set forth in the related prospectus supplement, the modification, waiver or amendment

•	will not affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan,

•

will not, in the judgment of the master servicer or the special servicer, as the case may be, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon, and

•	will not adversely affect the coverage under any applicable instrument of Credit Support.

Except to the extent another standard is specified in the prospectus supplement, the special servicer also may agree to any other modification, waiver or amendment if, in its judgment,

•	a material default on the mortgage loan has occurred or a payment default is imminent,

•	such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan, taking into account the time value of money, than would liquidation and

•	such modification, waiver or amendment will not adversely affect the coverage under any applicable instrument of Credit Support.

Realization upon Defaulted Mortgage Loans

If a default on a mortgage loan has occurred or, in the special servicer’s judgment, a payment default is imminent, the special servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise. Generally, the special servicer may not, however, acquire title to any mortgaged property, have a receiver of rents appointed with respect to any mortgaged property or take any other action with respect to any mortgaged property that would cause the trustee, for the benefit of the related series of certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such mortgaged property within the meaning of certain federal environmental laws, unless the special servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund) and either:

(i) such report indicates that (a) the mortgaged property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

(ii) the special servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the mortgaged property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (i)(b) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking such actions. See “Certain Legal Aspects of Mortgage Loans — Environmental Considerations.”

A Pooling Agreement may grant to the master servicer, the special servicer, a provider of Credit Support and/or the holder or holders of certain classes of the related series of certificates an option to purchase from the trust fund, at fair market value (which, if less than the Purchase Price, will be specified in the related prospectus supplement), any mortgage loan as to which a specified number of scheduled payments are delinquent or the balloon payment is delinquent, or if so specified in the related prospectus supplement, as to which certain other defaults exist. In addition, a mortgage loan that is in default may be subject to a purchase option on the part of another lender whose loan is secured by the related real estate collateral or by a security interest in the equity in the related borrower. Further, if so specified in the related prospectus supplement, a special servicer or other specified party for a trust fund may be obligated to sell a mortgage asset that is in default. Any such option granted to the holder of an offered certificate will be described in the related prospectus supplement. Any such option may be assignable to any person or entity. If so specified in the related prospectus supplement, additional or alternative procedures may be used to sell a defaulted mortgage loan.

If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (i) the Internal Revenue Service (the “IRS”) grants an extension of time to sell such property or (ii) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund beyond such period will not result in the imposition of a tax on the trust fund or cause the trust fund (or any designated portion thereof) to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding or (iii) another period is permitted pursuant to applicable law. Subject to the foregoing and any other tax-related limitations, the special servicer will generally be required to attempt to sell any mortgaged property so acquired on the same terms and conditions it would if it were the owner. Generally, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer will also be required to ensure that the mortgaged property is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by the trust fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B), and that the trust fund does not derive any “net income from foreclosure property” within the meaning of Code Section 860G(c)(2), with respect to such property; provided that the related prospectus supplement may specify circumstances in which these requirements may be waived. If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage such mortgaged property as required under the related Pooling Agreement.

If Liquidation Proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the special servicer and/or the master servicer in connection with such mortgage loan, then, to the extent that such shortfall is not covered by any instrument or fund constituting Credit Support, the trust fund will realize a loss in the amount of such shortfall. The special servicer and/or the master servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of such Liquidation Proceeds to certificateholders, any and all amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. In addition, if and to the extent set forth in the related prospectus supplement, amounts otherwise distributable on the certificates may be further reduced by interest payable to the master servicer and/or special servicer on such servicing expenses and advances.

If any mortgaged property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, neither the special servicer nor the master servicer will be required to expend its own funds to effect such restoration unless (and to the extent not otherwise provided in the related prospectus supplement) it determines

•

that such restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the special servicer or the master servicer, as the case may be, for its expenses and

•	that such expenses will be recoverable by it from related Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and/or amounts drawn on any instrument or fund constituting Credit Support.

Hazard Insurance Policies

Except to the extent specified in the related prospectus supplement, each Pooling Agreement will require the master servicer (or the special servicer with respect to mortgage loans serviced thereby) to use reasonable efforts to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related mortgage or, if the mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, such coverage as is consistent with the master servicer’s (or special servicer’s) normal servicing procedures. Such coverage generally will be required to be in an amount equal to the lesser of the principal balance owing on such mortgage loan and the replacement cost of the related mortgaged property. The ability of a master servicer (or special servicer) to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer (or special servicer) under any such policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer’s (or special servicer’s) normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note) will be deposited in the related Certificate Account. The Pooling Agreement may provide that the master servicer (or special servicer) may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on the mortgage loans in a trust fund. If such blanket policy contains a deductible clause, the master servicer (or special servicer) will be required, in the event of a casualty covered by such blanket policy, to deposit in the related Certificate Account all additional sums that would have been deposited therein under an individual policy but were not because of such deductible clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, terrorism, nuclear, biological or chemical materials, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin and domestic animals. Accordingly, a mortgaged property may not be insured for losses arising from any such cause unless the related mortgage specifically requires, or permits the holder thereof to require, such coverage.

The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, such clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of

•	the replacement cost of the improvements less physical depreciation and

•	such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender’s consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. The master servicer (or special servicer) will generally determine whether to exercise any right the trustee may have under any such provision in a manner consistent with the master servicer’s (or special servicer’s) normal servicing procedures, subject to any additional procedures that may be set forth in the related prospectus supplement, which may include obtaining the consent of one or more classes of subordinate certificates thereto. Generally, the master servicer or special servicer, as applicable, will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See “Certain Legal Aspects of mortgage loans — Due-on-Sale and Due-on-Encumbrance.”

Servicing Compensation and Payment of Expenses

A portion of the master servicer’s primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund, including mortgage loans serviced by the related special servicer. A master servicer’s compensation may also come from investment income on certain accounts maintained by it on behalf of the trust fund or from certain fees paid by the borrowers. If and to the extent described in the related prospectus supplement, a special servicer’s primary compensation with respect to a series of certificates may consist of any or all of the following components:

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a specified portion of the interest payments on each mortgage loan serviced by it, or if so specified in the related prospectus supplement, on each mortgage loan in the related trust fund, whether or not serviced by it;

•	an additional specified portion of the interest payments on each mortgage loan then currently serviced by it; and

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subject to any specified limitations, a fixed percentage of some or all of the collections and proceeds received with respect to each mortgage loan which was at any time serviced by it, including mortgage loans for which servicing was returned to the master servicer.

Insofar as any portion of the master servicer’s or special servicer’s compensation consists of a specified portion of the interest payments on a mortgage loan, such compensation will generally be based on a percentage of the principal balance of such mortgage loan outstanding from time to time and, accordingly, will decrease with the amortization of the mortgage loan. As additional compensation, a master servicer or special servicer may be entitled to retain all or a portion of late payment charges, prepayment premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the related Certificate Account. A more detailed description of each master servicer’s and special servicer’s compensation will be provided in the related prospectus supplement. Any sub-servicer will receive as its sub-servicing compensation a portion of the servicing compensation to be paid to the master servicer or special servicer that retained such sub-servicer. In addition to amounts payable to any sub-servicer, a master servicer or special servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants, payment of fees and disbursements of the trustee and any custodians appointed thereby and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on such expenses at the rate specified therein, may be required to be borne by the trust fund.

Evidence as to Compliance

The related prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date specified in the applicable pooling and servicing agreement, an officer’s certificate stating that (i) a review of that party’s servicing activities during the preceding calendar year and of performance under the pooling and servicing agreement has been made under the officer’s supervision, and (ii) to the best of the officer’s knowledge, based on the review, such party has fulfilled all its obligations under the pooling and servicing agreement throughout the year, or, if there has been a failure to fulfill any obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure.

In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an “Assessment of Compliance”) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) that contains the following:

•	a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

•	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

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the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the party; and

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a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an “Attestation Report”) of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor

Generally, the related Pooling Agreement will permit the master servicer, the special servicer and any REMIC administrator to resign from its obligations thereunder only upon

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the appointment of, and the acceptance of such appointment by, a successor thereto and receipt by the trustee of written confirmation from each applicable rating agency that such resignation and appointment will not have an adverse effect on the rating assigned by such rating agency to any class of certificates of such series or

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a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. No such resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or REMIC administrator, as the case may be, under the Pooling Agreement.

The master servicer and special servicer for each trust fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related Pooling Agreement.

Generally, the Pooling Agreements will further provide that none of the master servicer, the special servicer, the REMIC administrator, the depositor or any director, officer, employee or agent of any of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment. However, that none of the master servicer, the special servicer, the REMIC administrator, the depositor or any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of such obligations and duties. Generally, the Pooling Agreements will further provide that the master servicer, the special servicer, the REMIC administrator, the depositor and any director, officer, employee or agent of any of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to such Pooling Agreement or the related series of certificates.

However, such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under such Pooling Agreement, or by reason of reckless disregard of such obligations or duties. In addition, each Pooling Agreement will provide that none of the master servicer, the special servicer, the REMIC administrator or the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling Agreement and that in its opinion may involve it in any expense or liability. However, each of the master servicer, the special servicer, the REMIC administrator and the depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling Agreement and the interests of the related series of certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the related series of certificateholders, and the master servicer, the special servicer, the REMIC administrator or the depositor, as the case may be, will be entitled to charge the related Certificate Account therefor.

Any person into which the master servicer, the special servicer, the REMIC administrator or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the REMIC administrator or the depositor is a party, or any person succeeding to the business of the master servicer, the special servicer, the REMIC administrator or the depositor, will be the successor of the master servicer, the special servicer, the REMIC administrator or the depositor, as the case may be, under the related Pooling Agreement.

Generally, the Pooling Agreements will provide that a REMIC administrator will be entitled to perform any of its duties under the related Pooling Agreement either directly or by or through agents or attorneys, and the REMIC administrator will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

Events of Default

“Events of Default” under the related Pooling Agreement generally will include, without limitation,

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any failure by the master servicer to distribute or cause to be distributed to the certificateholders of such series, or to remit to the trustee for distribution to such certificateholders, any amount required to be so distributed or remitted, which failure continues unremedied for five days after written notice thereof has been given to the master servicer by any other party to the related Pooling Agreement, or to the master servicer, with a copy to each other party to the related Pooling Agreement, by certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series;

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any failure by the special servicer to remit to the master servicer or the trustee, as applicable, any amount required to be so remitted, which failure continues unremedied for five days after written notice thereof has been given to the special servicer by any other party to the related Pooling Agreement, or to the special servicer, with a copy to each other party to the related Pooling Agreement, by the certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights of such series;

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any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related Pooling Agreement, which failure continues unremedied for sixty days after written notice thereof has been given to the master servicer or the special servicer, as the case may be, by any other party to the related Pooling Agreement, or to the master servicer or the special servicer, as the case may be, with a copy to each other party to the related Pooling Agreement, by certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series;

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any failure by a REMIC administrator (if other than the trustee) duly to observe or perform in any material respect any of its covenants or obligations under the related Pooling Agreement, which failure continues unremedied for sixty days after written notice thereof has been given to the REMIC administrator by any other party to the related Pooling Agreement, or to the REMIC administrator, with a copy to each other party to the related Pooling Agreement, by certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series; and

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certain events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or relating to the master servicer, the special servicer or the REMIC administrator (if other than the trustee), and certain actions by or on behalf of the master servicer, the special servicer or the REMIC administrator (if other than the trustee) indicating its insolvency or inability to pay its obligations. Material variations to the foregoing Events of Default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the related prospectus supplement. When a single entity acts as master servicer, special servicer and REMIC administrator, or in any two of the foregoing capacities, for any trust fund, an Event of Default in one capacity generally will constitute an Event of Default in each capacity; however, the related prospectus supplement may provide that an Event of Default will only constitute an Event of Default of such entity in the capacity in which the related default occurred.

Rights upon Event of Default

If an Event of Default occurs with respect to the master servicer, the special servicer or a REMIC administrator under a Pooling Agreement, then, in each and every such case, so long as the Event of Default remains unremedied, the depositor or the trustee will be authorized, and at the direction of certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series, the trustee will be required, to terminate all of the rights and obligations of the defaulting party as master servicer, special servicer or REMIC administrator, as applicable, under the Pooling Agreement, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer, special servicer or REMIC administrator, as applicable, under the Pooling Agreement (except that if the defaulting party is required to make advances thereunder regarding delinquent mortgage loans, but the trustee is prohibited by law from obligating itself to make such advances, or if the related prospectus supplement so specifies, the trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Generally, if the trustee is unwilling or unable so to act, it may (or, at the written request of certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that is acceptable to each applicable Rating Agency to act as successor to the master servicer, special servicer or REMIC administrator, as the case may be, under the Pooling Agreement (or meets such other standards as may be specified in the related prospectus supplement). Pending such appointment, the trustee will be obligated to act in such capacity. Generally the Pooling Agreements will require the terminated master servicer or special servicer to pay the costs of transferring the mortgage files and appointing a successor.

If the same entity is acting as both trustee and REMIC administrator, it may be removed in both such capacities as described under “— Resignation and Removal of the Trustee” below.

No certificateholder will have any right under a Pooling Agreement to institute any proceeding with respect to such Pooling Agreement unless such holder previously has given to the trustee written notice of default and the continuance thereof and unless the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting such class have made written request upon the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity and the trustee for sixty days after receipt of such request and indemnity has neglected or refused to institute any such proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certificates covered by such Pooling Agreement, unless such certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

Generally, each pooling agreement may be amended by the parties thereto, without the consent of any of the holders of certificates covered by such pooling agreement,

•	to cure any ambiguity,

•	to correct or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error,

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to change the timing and/or nature of deposits in the Certificate Account, provided that (A) such change would not adversely affect in any material respect the interests of any certificateholder, as evidenced by an opinion of counsel, and (B) such change would not adversely affect the then-current rating of any rated classes of certificates, as evidenced by a letter from each applicable rating agency,

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if a REMIC election has been made with respect to the related trust fund, to modify, eliminate or add to any of its provisions (A) to such extent as shall be necessary to maintain the qualification of the trust fund (or any designated portion thereof) as a REMIC or to avoid or minimize the risk of imposition of any tax on the related trust fund, provided that the trustee has received an opinion of counsel to the effect that (1) such action is necessary or desirable to maintain such qualification or to avoid or minimize such risk, and (2) such action will not adversely affect in any material respect the interests of any holder of certificates covered by the pooling agreement, or (B) to restrict the transfer of the Residual certificates, provided that the depositor has determined that the then-current ratings of the classes of the certificates that have been rated will not be adversely affected, as evidenced by a letter from each applicable rating agency, and that any such amendment will not give rise to any tax with respect to the transfer of the Residual certificates to a non-permitted transferee (See “Certain Federal Income Tax Consequences — REMICs — Tax and Restrictions on Transfers of Residual certificates to Certain Organizations” herein),

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to make any other provisions with respect to matters or questions arising under such pooling agreement or any other change, provided that such action will not adversely affect in any material respect the interests of any certificateholder,

•	to amend specified provisions that are not material to holders of any class of certificates offered hereunder,

•	for such other purposes as may be specified in the related prospectus supplement.

The pooling agreement may also be amended by the parties thereto with the consent of the holders of certificates of each class affected thereby evidencing, in each case, not less than 66 2/3% (or such other percentage specified in the related prospectus supplement) of the aggregate Percentage Interests constituting such class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such pooling agreement or of modifying in any manner the rights of the holders of certificates covered by such pooling agreement, except that no such amendment may

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reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on a certificate of any class without the consent of the holder of such certificate or

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reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to any such amendment without the consent of the holders of all certificates of such class covered by such pooling agreement then outstanding.

Notwithstanding the foregoing, if a REMIC election has been made with respect to the related trust fund, the trustee will not be required to consent to any amendment to a pooling agreement without having first received an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Master Servicer, the special servicer, the Depositor, the trustee or any other specified person in accordance with such amendment will not result in the imposition of a tax on the related trust fund or cause such trust fund (or any designated portion thereof) to fail to qualify as a REMIC.

List of Certificateholders

Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Pooling Agreement, the trustee or other specified person will afford such certificateholders access during normal business hours to the most recent list of certificateholders of that series held by such person. If such list is as of a date more than 90 days prior to the date of receipt of such certificateholders’ request, then such person, if not the registrar for such series of certificates, will be required to request from such registrar a current list and to afford such requesting certificateholders access thereto promptly upon receipt.

The Trustee

The trustee under each Pooling Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the depositor and its affiliates and with any master servicer, special servicer or REMIC administrator and its affiliates.

Duties of the Trustee

The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement (other than as to its being a valid obligation of such trustee), such certificates or any underlying mortgage asset or related document and will not be accountable for the use or application by or on behalf of any master servicer or special servicer of any funds paid to the master servicer or special servicer in respect of the certificates or the underlying mortgage assets. If no Event of Default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related Pooling Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a trustee will be required to examine such documents and to determine whether they conform to the requirements of such agreement.

Certain Matters Regarding the Trustee

As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

Generally, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the Certificate Account for such series, for any loss, liability or expense incurred by the trustee in connection with the trustee’s acceptance or administration of its trusts under the related Pooling Agreement; provided, however, that such indemnification will not extend to any loss liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties.

Generally, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of this duties thereunder either directly or by or through agents or attorneys, and the trustee will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

Resignation and Removal of the Trustee

The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as such under the Pooling Agreement or if the trustee becomes insolvent. Upon becoming aware of such circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of certificates of the applicable series evidencing not less than 51% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. Notwithstanding anything herein to the contrary, if any entity is acting as both trustee and REMIC administrator, then any resignation or removal of such entity as the trustee will also constitute the resignation or removal of such entity as REMIC administrator, and the successor trustee will serve as successor to the REMIC administrator as well.

Additional Parties to the Agreements

If so specified in the prospectus supplement for a series, there may be one or more additional parties to the related pooling and servicing agreement, including but not limited to (i) a paying agent, which will make payments and perform other specified duties with respect to the certificates, (ii) a certificate registrar, which will maintain the register of certificates and perform certain duties with respect to certificate transfer, (iii) an authenticating agent, which will countersign the certificates on behalf of the trustee and/or (iv) a fiscal agent, which will be required to make advances if the trustee fails to do so when required.

DESCRIPTION OF CREDIT SUPPORT

General

Credit Support may be provided with respect to one or more classes of the certificates of any series or with respect to the related mortgage assets. Credit Support may be in the form of

•	the subordination of one or more classes of certificates,

•	cross-support provisions,

•	a letter of credit,

•	a loan insurance policy,

•	a certificate insurance policy,

•	a guarantee,

•	a surety bond,

•	a reserve fund,

•	credit derivatives,

•	or any combination thereof (any such coverage with respect to the certificate of any series, “Credit Support”).

If and to the extent so provided in the related prospectus supplement, any of the foregoing forms of Credit Support may provide credit enhancement for more than one series of certificates.

The Credit Support may not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the related Credit Support or that are of a type not covered by such Credit Support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers the offered certificates of more than one series and losses on the related mortgage assets exceed the amount of such Credit Support, it is possible that the holders of offered certificates of one (or more) such series will be disproportionately benefited by such Credit Support to the detriment of the holders of offered certificates of one (or more) other such series.

If Credit Support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of

•	the nature and amount of coverage under such Credit Support,

•	any conditions to payment thereunder not otherwise described herein,

•	the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and

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the material provisions relating to such Credit Support. Additionally, the related prospectus supplement will set forth certain information with respect to the obligor, if any, under any instrument of Credit Support. See “Risk Factors — Credit Support Limitations.”

Subordinate Certificates

If so specified in the related prospectus supplement, one or more classes of certificates of a series may be subordinate certificates. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate certificates to receive distributions from the Certificate Account on any distribution date will be subordinated to the corresponding rights of the holders of senior certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which such subordination will be available.

Cross-Support Provisions

If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, Credit Support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage assets prior to distributions on subordinate certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

Letter of Credit

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or other financial institution specified in such prospectus supplement (the “Letter of Credit Bank”). Under a letter of credit, the Letter of Credit Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of some or all of the related mortgage assets on the related Cut-off Date or of the initial aggregate certificate balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the Letter of Credit Bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund.

Insurance or Guarantees with Respect to Mortgage Loans

If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. The related prospectus supplement will describe the nature of such default risks and the extent of such coverage.

Certificate Insurance and Surety Bonds

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest or distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under any such instrument.

Reserve Funds

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts specified in such prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of certain collections received on the related mortgage assets.

Amounts on deposit in any reserve fund for a series will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement if so specified in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in Permitted Investments. Generally, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related master servicer or another service provider as additional compensation for its services.

Credit Support with Respect to MBS

If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of Credit Support described herein. The related prospectus supplement will specify, as to each such form of Credit Support, the information indicated above with respect thereto, to the extent such information is material and available.

Credit Derivatives

If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of certificates or select classes of those certificates will be covered by credit derivatives, such as credit default swaps and total return swaps. A credit derivative is a financial instrument designed to offset losses and shortfalls derived from the credit risk of an underlying or reference asset or the credit risk of an underlying or reference credit. The related prospectus supplement will describe when and how payments are made under the particular instrument and the specific credit risk that is being covered.

CASH FLOW AND DERIVATIVES AGREEMENTS

If so specified in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such series will be invested at a specified rate. If so specified in the prospectus supplement for a series of certificates, the related trust fund may include interest rate exchange agreements or interest rate cap or floor agreements. These types of agreements may be used to limit the exposure of the trust fund or investors in the certificates to fluctuations in interest rates and to situations where interest rates become higher or lower than specified thresholds, and may also be used to alter the payment characteristics of the cash flows from a trust fund. Generally, an interest rate exchange agreement is a contract between two parties to pay and receive, with a set frequency, interest payments determined by applying the differential between two interest rates to an agreed-upon notional principal. Generally, an interest rate cap agreement is a contract pursuant to which one party agrees to reimburse another party for a floating rate interest payment obligation, to the extent that the rate payable at any time exceeds a specified cap. Generally, an interest rate floor agreement is a contract pursuant to which one party agrees to reimburse another party in the event that amounts owing to the latter party under a floating rate interest payment obligation are payable at a rate which is less than a specified floor. The specific provisions of these types of agreements will be described in the related prospectus supplement. The Depositor will not include in any trust fund any cash flow or derivative agreement that could be used to create a security whose payment is not based primarily by reference to the performance of the mortgage assets in the trust fund.

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the Mortgage Loans (or mortgage loans underlying any MBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those jurisdictions. See “Description of the Trust Funds — Mortgage Loans.” If a significant percentage of mortgage loans (or mortgage loans underlying MBS), by balance, are secured by properties in a particular jurisdiction, relevant local laws, to the extent they vary materially from this discussion, will be discussed in the prospectus supplement.

General

Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as “mortgages.” A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”); in cases where hotels or motels constitute loan security, the rates are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotels or motels may be included in a trust fund even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. Even if the lender’s security interest in room rates is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room rates, but those room rates constitute “cash collateral” and therefore cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room rates is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the debtor proposes to use, or other similar relief). See “— Bankruptcy Laws.”

Personalty

In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection. In certain cases, mortgage loans secured in part by personal property may be included in a trust fund even if the security interest in such personal property was not perfected or the requisite UCC filings were allowed to lapse.

Foreclosure

General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary From State to State. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate mortgage loans after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. (The mortgage loans, however, may be nonrecourse. See “Risk Factors — Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates — The Mortgage Loans May Be Nonrecourse Loans or Loans With Limited Recourse.”) Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption.” The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.

A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations. Mortgage Loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares. Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the federal bankruptcy code, as amended from time to time (11 U.S.C.) (the “Bankruptcy Code”) and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. In many jurisdictions, the outstanding amount of the loan may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor, through its rehabilitative plan, to de-accelerate a secured loan and to reinstate the loan even if the lender accelerated the mortgage loan and final judgment of foreclosure has been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the full amount due under the original loan is never repaid.

The Bankruptcy Code has been amended to provide that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case.” Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personality necessary for a security interest to attach to hotel revenues.

The Bankruptcy Code provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called “ipso facto clauses” could limit the ability of the trustee to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a trustee’s exercise of those remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code.

For example, a mortgagee would be stayed from enforcing an assignment of the lease by a borrower related to a mortgaged property if the related borrower was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. Rents and other proceeds of a mortgage loan may also escape an assignment if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding.

In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with ‘‘adequate assurance’’ of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

On the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume (continue) or reject (terminate) the ground lease. Pursuant to Section 365(h) of the Bankruptcy Code, as it is presently in effect, a ground lessee whose ground lease is rejected by a debtor ground lessor has the right to remain in possession of its leased premises under the rent reserved in the lease for the term (including renewals) of the ground lease, but is not entitled to enforce the obligation of the ground lessor to provide any services required under the ground lease. In the event a ground lessee/borrower in bankruptcy rejects any/or all of its ground leases, the leasehold mortgagee would have the right to succeed to the ground lessee/borrower’s position under the lease only if the ground lessor had specifically granted the mortgagee such right. In the event of concurrent bankruptcy proceedings involving the ground lessor and the ground lessee/borrower, the trustee may be unable to enforce the ground lessee/borrower’s obligation to refuse to treat a ground lease rejected by a bankrupt ground lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained herein or in the mortgage. A lender could lose its security unless the borrower holds a fee mortgage or the bankruptcy court, as a court of equity, allows the lender to assume the ground lessee’s obligations under the ground lease and succeed to the position of a leasehold mortgagor. Although consistent with the Bankruptcy Code, such position may not be adopted by a bankruptcy court.

In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund.

Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the notes in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the trustee’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

Environmental Considerations

General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial,

manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a ‘‘superlien.’’

CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (‘‘CERCLA’’), imposes strict liability on present and past ‘‘owners’’ and ‘‘operators’’ of contaminated real property for the costs of clean-up. A secured lender may be liable as an ‘‘owner’’ or ‘‘operator’’ of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of ‘‘owner’’ or ‘‘operator, ‘‘ however, is a person ‘‘who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest.’’ This is the so called ‘‘secured creditor exemption.’’

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the ‘‘Act’’) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Act provides that ‘‘merely having the capacity to influence, or unexercised right to control’’ operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Federal, state and local environmental laws and regulatory requirements change often. It is possible that compliance with a new requirement could impose significant compliance costs on a borrower. Such costs may jeopardize the borrower’s ability to meet its loan obligations or decrease the re-sale value of the collateral.

Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the trust fund and occasion a loss to the certificateholders.

To reduce the likelihood of such a loss, except to the extent otherwise specified in the related prospectus supplement, the Pooling Agreement will provide that neither the master servicer nor the special servicer, acting on behalf of the trustee, may acquire title to a mortgaged property or take over its operation unless the special servicer, based solely (as to environmental matters) on a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so, as described under “Description of the Pooling Agreements — Realization Upon Defaulted Mortgage Loans.”

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

Environmental Site Assessments. In most cases, an environmental site assessment of each mortgaged property will have been performed in connection with the origination of the related mortgage loan or at some time prior to the issuance of the related certificates. Environmental site assessments, however, vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and the regulations promulgated thereunder. Accordingly, a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the master servicer’s ability to demonstrate that a sale threatens its legitimate security interest.

Junior Liens; Rights of Holders of Senior Liens

If so provided in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans secured by junior liens, and the loans secured by the related senior liens may not be included in the mortgage pool. See “Description of the Trust Funds — Mortgage Loans — General.”

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such mortgage loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower’s counsel has rendered an opinion that such choice of law provision would be given effect.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Certain Laws and Regulations

The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property (i.e., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan.

The lender may be subject to additional risk depending upon the type and use of the mortgaged property in question. See “Risk Factors — Commercial and Multifamily Mortgage Loans are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates.”

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable.” In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act (formerly the Soldiers’ and Sailors’ Civil Relief Act of 1940), as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or any form of Credit Support provided in connection with such certificates. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer or special servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three month period thereafter.

Forfeitures in Drug and RICO Proceedings

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture.” However, there is no assurance that such a defense will be successful.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of Treasury (the “Treasury”). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

For purposes of this discussion:

•	references to the mortgage loans include references to the mortgage loans underlying any MBS included in the mortgage assets; and

•

where the applicable prospectus supplement provides for a fixed retained yield with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the portion, if any, of the payments on the mortgage loan that is retained by the related mortgage asset seller. References to a “holder” or “certificateholder” in this discussion generally mean the beneficial owner of a certificate.

FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

General

With respect to a particular series of certificates, one or more elections may be made to treat the trust fund or one or more segregated pools of assets therein as one or more real estate mortgage investment conduits (each, a “REMIC”) within the meaning of Code Section 860D. A trust fund or a portion thereof as to which a REMIC election will be made will be referred to as a “REMIC Pool.” For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as “REMIC Certificates” and will consist of one or more classes of “Regular Certificates” and one class of “Residual Certificates” in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates, Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP, counsel to the depositor, has advised the depositor that in the firm’s opinion, assuming:

•	the making of proper elections;

•	compliance with the Pooling Agreement and other related documents and no amendments thereof;

•	the accuracy of all representations made with respect to the mortgage loans; and

•	compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, each REMIC Pool will qualify as a REMIC.

In such case, the Regular Certificates will be considered to be “regular interests” in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be “residual interests” in the REMIC Pool. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections with respect to the related trust fund will be made, in which event references to “REMIC” or “REMIC Pool” herein shall be deemed to refer to each such REMIC Pool. If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See “— Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made.”

Status of REMIC Certificates

REMIC Certificates held by a domestic building and loan association will be treated as an asset described in Code Section 7701(a)(19)(C)(xi), but only in the same proportion that the assets of the REMIC Pool would be treated as “loans . . . secured by an interest in real property which is . . . residential real property” (such as single family or multifamily properties, but not commercial properties) within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), and otherwise will not qualify for such treatment. REMIC Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest on the Regular Certificates and income with respect to Residual Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certificates qualify for such treatment. Where two or more REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Mortgage loans that have been defeased with U.S. Treasury obligations or other government securities will not qualify for the foregoing treatments. Except as provided in the related prospectus supplement, Regular Certificates will be “qualified mortgages” for another REMIC for purposes of Code Section 860G(a)(3).

Qualification as a REMIC

In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the “Startup Day” (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments.” The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool’s assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling Agreement for each Series will contain a provision designed to meet this requirement. See “Taxation of Residual Certificates — Tax-Related Restrictions on Transfer of Residual Certificates — Disqualified Organizations.”

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is either purchased by the REMIC Pool within a three-month period thereafter or represents an increase in the loan advanced to the obligor under its original terms, in either case pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans, such as the mortgage loans, certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain of the MBS, regular interests in another REMIC, such as MBS in a trust as to which a REMIC election has been made, loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general:

•

the fair market value of the real property security (including buildings and structural components thereof) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the MBS either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security); or

•

substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in the first bullet point of the preceding sentence as of the date of the last such modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either:

•	in exchange for any qualified mortgage within a three-month period thereafter; or

•	in exchange for a “defective obligation” within a two-year period thereafter.

A “defective obligation” includes:

•	a mortgage in default or as to which default is reasonably foreseeable;

•	a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached;

•	a mortgage that was fraudulently procured by the mortgagor; and

•	a mortgage that was not in fact principally secured by real property (but only if such mortgage is disposed of within 90 days of discovery).

A mortgage loan that is “defective” as described in the fourth bullet point above that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after such 90-day period.

Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. In addition, a reserve fund (limited to not more than 50% of the REMIC Pool’s initial assets) may be used to provide a source of funds for the purchase of increases in the balances of qualified mortgages pursuant to their terms. The reserve fund will be disqualified if more than 30% of the gross income from the assets in such fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced “promptly and appropriately” to the extent no longer required. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally not held beyond the close of the third calendar year following the acquisition of the property by the REMIC Pool, with an extension that may be granted by the Internal Revenue Service (the “Service”).

In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following:

•	one or more classes of regular interests; or

•	a single class of residual interests on which distributions, if any, are made pro rata.

A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. Such a specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates with respect to that series will constitute a single class of residual interests on which distributions are made pro rata.

If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests therein. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool’s income for the period of time in which the requirements for REMIC status are not satisfied.

Taxation of Regular Certificates

General

In general, interest, original issue discount and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the “Regular Certificateholder”) as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder’s basis in the Regular Certificate allocable thereto. Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by such Regular Certificateholders.

Original Issue Discount

Accrual Certificates, interest only certificates and principal-only certificates will be, and other Classes of Regular Certificates may be, issued with “original issue discount” within the meaning of Code Section 1273(a). Holders of any class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent such issues are not addressed in such regulations, the depositor intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion herein and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

Each Regular Certificate will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder’s income. The total amount of original issue discount on a Regular Certificate is the excess of the “stated redemption price at maturity” of the Regular Certificate over its “issue price.” The issue price of a class of Regular Certificates offered pursuant to this Prospectus generally is the first price at which a substantial amount of Regular Certificates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the depositor intends to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by the depositor as the fair market value of that class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude such amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if such interest distributions constitute “qualified stated interest.” Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below), provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, the depositor intends to treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on an Accrual Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of such Regular Certificates includes all distributions of interest as well as principal thereon. Likewise, the depositor intends to treat an “interest only” class, or a class on which interest is substantially disproportionate to its principal amount (a so-called “super-premium” class) as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a Regular Certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the “Prepayment Assumption”) relating to the Regular

Certificates. The Prepayment Assumption with respect to a series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See “Election to Treat All Interest Under the Constant Yield Method.”

A Regular Certificateholder generally must include in gross income for any taxable year the sum of the “daily portions,” as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. The depositor will treat the monthly period ending on the day before each distribution date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related distribution date on the Regular Certificate. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. The original issue discount accruing in a full accrual period would be the excess, if any, of:

•

the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular Certificate’s stated redemption price at maturity and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate’s stated redemption price at maturity; over

•	the adjusted issue price of the Regular Certificate at the beginning of the accrual period.

The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

•	the yield to maturity of the Regular Certificate at the issue date;

•	events (including actual prepayments) that have occurred prior to the end of the accrual period; and

•	the Prepayment Assumption.

For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate’s stated redemption price at maturity that were made on the Regular Certificate in such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans with respect to a series of Regular Certificates can result in both a change in the priority of principal payments with respect to certain classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to such Regular Certificates.

The IRS proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on Regular Certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the right of Regular Certificateholders to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, Regular Certificateholders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to Regular Certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any Regular Certificate issued after the date the final regulations are published in the Federal Register.

Acquisition Premium

A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a subsequent purchaser may elect to treat all such acquisition premium under the constant yield method, as described below under the heading “Election to Treat All Interest Under the Constant Yield Method.”

Variable Rate Regular Certificates

Regular Certificates may provide for interest based on a variable rate permitted under the REMIC Regulations.

Unless otherwise indicated in the applicable prospectus supplement, the depositor intends to treat Regular Certificates that provide for variable rates in the same manner as obligations bearing a variable rate for original issue discount reporting purposes. The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under “Original Issue Discount” with the yield to maturity and future payments on such Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. Unless otherwise specified in the applicable prospectus supplement, the depositor intends to treat such variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, the depositor intends to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or MBS having fixed or adjustable rates, as having qualified stated interest, except to the extent that initial “teaser” rates cause sufficiently “back-loaded” interest to create more than de minimis original issue discount. The yield on such Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial “teaser rates” followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual Pass-Through Rate on the Regular Certificates.

Deferred Interest

Under the OID Regulations, all interest on a Regular Certificate as to which there may be deferred interest is includible in the stated redemption price at maturity thereof. Accordingly, any deferred interest that accrues with respect to a class of Regular Certificates may constitute income to the holders of such Regular Certificates prior to the time distributions of cash with respect to such Deferred Interest are made.

Market Discount

A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Certificate:

•	is exceeded by the then-current principal amount of the Regular Certificate; or

•	in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of such Regular Certificate at the time of purchase.

Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Certificate as distributions includible in the stated redemption price at maturity thereof are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue either:

•	on the basis of a constant interest rate; or

•

in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount as of the end of such period.

Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable thereon. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See “Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Certificate will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under “Original Issue Discount”) remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See “Original Issue Discount” above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certificateholder holds such Regular Certificate as a “capital asset” within the meaning of Code Section 1221, the Regular Certificateholder may elect under Code Section 171 to amortize such premium under the constant yield method. Treasury Regulations issued under Code Section 171 do not, by their terms, apply to Regular Certificates, which are prepayable based on prepayments on the underlying mortgage loans. However, the Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under “Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See “Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

Election to Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election:

•

“interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium; and

•	the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition.

It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors should consult their own tax advisors regarding the advisability of making such an election.

Sale or Exchange of Regular Certificates

If a Regular Certificateholder sells or exchanges a Regular Certificate, the Regular Certificateholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the long-term capital gain holding period (currently more than one year). Such gain will be treated as ordinary income:

•

if a Regular Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of such transaction;

•	in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates; or

•

to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on such Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such holder with respect to the Regular Certificate.

In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Treatment of Losses

Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of Regular Certificates, except to the extent it can be established that such losses are uncollectible. Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. To the extent the rules of Code Section 166 regarding bad debts are applicable, it appears that holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained during the taxable year on account of any such Regular Certificates becoming wholly or partially worthless, and that, in general, holders of Regular Certificates that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of such Regular Certificates becoming wholly worthless. Holders of Regular Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

Taxation of Residual Certificates

Taxation of REMIC Income

Generally, the “daily portions” of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates (“Residual Certificateholders”), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool’s taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Certificateholders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on such day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

•	the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

•	all bad loans will be deductible as business bad debts; and

•	the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

The REMIC Pool’s gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool’s deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding.

The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of such mortgage loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because:

•	the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates; and

•

the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon such distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates.

When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that such classes are not issued with substantial discount. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of such a series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas to the extent that the REMIC Pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the discussion of “excess inclusions” below under “Limitations on Offset or Exemption of REMIC Income” The timing of such mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual Certificateholder’s after-tax rate of return.

Basis and Losses

The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Certificateholder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for such Residual Certificate. Such adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom such loss was disallowed and may be used by such Residual Certificateholder only to offset any income generated by the same REMIC Pool.

A Residual Certificateholder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool’s basis in its assets.

A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of such a residual interest as zero rather than such negative amount for purposes of determining the REMIC Pool’s basis in its assets. Regulations have been issued addressing the federal income tax treatment of “inducement fees” received by transferees of non-economic residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees may be included in income:

•

in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income; or

•

ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption.

If the holder of a non-economic residual interest sells or otherwise disposes of the non-economic residual interest, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. Prospective purchasers of the Residual Certificates should consult with their tax advisors regarding the effect of these regulations.

Further, to the extent that the initial adjusted basis of a Residual Certificateholder (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the

REMIC Pool’s basis in the mortgage loans, the Residual Certificateholder will not recover a portion of such basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by such holder. The REMIC Regulations currently in effect do not so provide. See “Treatment of Certain Items of REMIC Income and Expense — Market Discount” below regarding the basis of mortgage loans to the REMIC Pool and “Sale or Exchange of a Residual Certificate” below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

Treatment of Certain Items of REMIC Income and Expense

Although the depositor intends to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The depositor makes no representation as to the specific method that it will use for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to Residual Certificateholders or differences in capital gain versus ordinary income.

Original Issue Discount and Premium. Generally, the REMIC Pool’s deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on Regular Certificates as described above under “Taxation of Regular Certificates — Original Issue Discount” and “— Variable Rate Regular Certificates,” without regard to the de minimis rule described therein, and “— Premium.”

Deferred Interest. Any deferred interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the deferred interest that accrues with respect to Regular Certificates as described above under “Taxation of Regular Certificates — Deferred Interest.”

Market Discount. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC Pool allocable to such mortgage loans is exceeded by their unpaid principal balances. The REMIC Pool’s basis in such mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer thereof to the REMIC Pool. The REMIC Regulations provide that such basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or the fair market value thereof at the Startup Day, in the case of a retained class). Market discount income generally should accrue in the manner described above under “Taxation of Regular Certificates — Market Discount.”

Premium. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances thereof, the REMIC Pool will be considered to have acquired such mortgage loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool’s basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the discussion above under “Taxation of Regular Certificates — Premium,” a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans (including underlying mortgage loans) originated on or prior to September 27, 1985. Premium with respect to such mortgage loans may be deductible in accordance with a reasonable method regularly employed by the holder thereof. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.

Limitations on Offset or Exemption of REMIC Income

A portion or all of the REMIC taxable income includible in determining the federal income tax liability of a Residual Certificateholder will be subject to special treatment. That portion, referred to as the “excess inclusion,” is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for such quarterly period of:

•	120% of the long-term applicable Federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by;

•	the adjusted issue price of such Residual Certificate at the beginning of such quarterly period.

For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of such daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to such Residual Certificate prior to the beginning of such quarterly period. Accordingly, the portion of the REMIC Pool’s taxable income that will be treated as excess inclusions will be a larger portion of such income as the adjusted issue price of the Residual Certificates diminishes.

The portion of a Residual Certificateholder’s REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on such Residual Certificateholder’s return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Certificateholder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Certificateholder’s excess inclusions will be treated as unrelated business taxable income of such Residual Certificateholder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as defined below under “Tax-Related Restrictions on Transfer of Residual Certificates — Foreign Investors”), and the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See “Taxation of Certain Foreign Investors — Residual Certificates” below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

The Code provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Certificateholder. First, alternative minimum taxable income for a Residual Certificateholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Certificateholder’s alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

Tax-Related Restrictions on Transfer of Residual Certificates

Disqualified Organizations. If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization, a tax would be imposed in an amount equal to the product of:

•	the present value of the total anticipated excess inclusions with respect to such Residual Certificate for periods after the transfer; and

•	the highest marginal federal income tax rate applicable to corporations.

The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the

Prepayment Assumption. The present value rate equals the applicable federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. Such a tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false.

In addition, if a Pass-Through Entity has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of:

•	the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization; and

•	the highest marginal federal corporate income tax rate.

Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization or stating such holder’s taxpayer identification number and, during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

If an “electing large partnership” holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

For these purposes:

•

“Disqualified Organization” means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers’ cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511;

•

“Pass-Through Entity” means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis (except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity); and

•

an “electing large partnership” means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.

The Pooling Agreement with respect to a series of certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless:

•

the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that such transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing such Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman thereof); and

•	the transferor provides a statement in writing to the depositor and the trustee that it has no actual knowledge that such affidavit is false.

Moreover, the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to such restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related Pooling Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the depositor or the trustee may charge a fee for computing and providing such information.

Noneconomic Residual Interests. The REMIC Regulations disregard certain transfers of Residual Certificates, in which case the transferor continues to be treated as the owner of the Residual Certificates and thus continues to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a “noneconomic residual interest” (as defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a U.S. Person, as defined below under “— Foreign Investors”) is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a “noneconomic residual interest” unless, at the time of the transfer:

•

the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs; and

•

the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under “— Disqualified Organizations.” The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if:

•

the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future;

•

the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due; and

•

transferee represents that it will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. Person.

The transferor must have no actual knowledge or reason to know that those statements are false. The Pooling Agreement with respect to each series of certificates will require the transferee of a Residual Certificate to certify to the matters in the bullet points set forth above as part of the affidavit described above under the heading “Disqualified Organizations.” The transferor must have no actual knowledge or reason to know that such statements are false.

In addition to the three conditions set forth above for the transferor of a noneconomic residual interest to be presumed not to have knowledge that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC, recently issued Treasury regulations require a fourth condition for the transferor to be presumed to lack such knowledge. The condition must be satisfied in one of the two alternative ways for the transferor to have a “safe harbor” against ignoring the transfer: Either

(a) the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest must not exceed the sum of:

(i)	the present value of any consideration given to the transferee to acquire the interest;

(ii)	the present value of the expected future distributions on the interest; and

(iii)	the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of the computations under this “minimum transfer price” alternative, the transferee is assumed to pay tax at the highest rate of tax specified in Section 11(b)(1) of the Code (currently 35%) or, in certain circumstances the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of such transfer and the compounding period used by the transferee; or

(b) (i) the transferee must be a domestic “C” corporation (other than a corporation exempt from taxation of a regulated investment company or real estate investment trust) that meets certain gross and net assets tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

(ii)	the transferee must agree in writing that it will transfer the Residual Certificate only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer; and

(iii)	the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the Residual Certificate will not be paid by the transferee.

Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has “tax avoidance potential” to a “foreign person” will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a “U.S. Person” (as defined below), unless such transferee’s income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

Unless otherwise stated in the prospectus supplement relating to a series of certificates, a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or to a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) any interest in which is owned (or, may be owned pursuant to the applicable partnership agreement) directly or indirectly (other than through a U.S. corporation) by any person that is not a “U.S. Person”. The term “U.S. Person” means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia, an estate that is subject to United States federal income tax regardless of the source of its income or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons if such election has been made).

In addition, under temporary and final Treasury regulations, effective August 1, 2006, a U.S. partnership having a partner who is not a U.S. Person will be required to pay withholding tax in respect of excess inclusion income allocable to such non-U.S. partner, even if no cash distributions are made to such partner. Accordingly, the Pooling Agreement will prohibit transfer of a Residual Certificate to a U.S. Person treated as a partnership for federal income tax purposes, any beneficial owner of which (other than through a U.S. corporation) is (or is permitted to be under the related partnership agreement) not a U.S. Person.

Sale or Exchange of a Residual Certificate

Upon the sale or exchange of a Residual Certificate, the Residual Certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under “Taxation of Residual Certificates — Basis and Losses”) of such Residual Certificateholder in such Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Certificateholder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Certificateholder’s Residual Certificate, in which case, if the Residual Certificateholder has an adjusted basis in such Residual Certificateholder’s Residual Certificate remaining when its interest in the REMIC Pool terminates, and if such Residual Certificateholder holds such Residual Certificate as a capital asset under Code Section 1221, then such Residual Certificateholder will recognize a capital loss at that time in the amount of such remaining adjusted basis.

Any gain on the sale of a Residual Certificate will be treated as ordinary income (i) if a Residual Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a “taxable mortgage pool” (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

Mark to Market Regulations

The Service has issued regulations under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. These regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market.

Taxes that May be Imposed on the REMIC Pool

Prohibited Transactions

Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include:

•

the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool or (d) a qualified (complete) liquidation;

•	the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold;

•	the receipt of compensation for services; or

•	the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

Notwithstanding the first or fourth bullet points set forth above, it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding). The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

Contributions to the REMIC Pool After the Startup Day

In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool:

•	during the three months following the Startup Day;

•	made to a qualified reserve fund by a Residual Certificateholder;

•	in the nature of a guarantee;

•	made to facilitate a qualified liquidation or clean-up call; and

•	as otherwise permitted in Treasury regulations yet to be issued.

Net Income from Foreclosure Property

The REMIC Pool will be subject to federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as “foreclosure property” for a period ending with the third calendar year following the year of acquisition of such property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan.

Liquidation of the REMIC Pool

If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool’s final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.

Administrative Matters

The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for such income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign the REMIC Pool’s returns. Treasury regulations provide that, except where there is a single Residual Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as “tax matters person,” as defined in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual Certificateholder will be deemed, by acceptance of such Residual Certificates, to have agreed:

•	to the appointment of the tax matters person as provided in the preceding sentence; and

•	to the irrevocable designation of the master servicer as agent for performing the functions of the tax matters person.

Limitations on Deduction of Certain Expenses

An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that such itemized deductions, in the aggregate, do not exceed 2% of the investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of:

•	3% of the excess, if any, of adjusted gross income over a threshold amount; or

•	80% of the amount of itemized deductions otherwise allowable for such year.

Under current law, the applicable limitation is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009 the overall limitation on itemized deductions is repealed. In the case of a REMIC Pool, such deductions may include deductions under Code

Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Such investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to such limitation on deductions. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, such additional gross income and limitation on deductions will apply to the allocable portion of such expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where such Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, such allocable portion will be determined based on the ratio that a REMIC Certificateholder’s income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. Unless otherwise indicated in the applicable prospectus supplement, all such expenses will be allocable to the Residual Certificates.

Taxation of Certain Foreign Investors

Regular Certificates

Interest, including original issue discount, distributable to Regular Certificateholders who are nonresident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), will be considered “portfolio interest” and, therefore, generally will not be subject to 30% United States withholding tax, provided that such Non-U.S. Person:

•

is not a “10-percent shareholder” within the meaning of Code Section 871(h)(3)(B) or, or a controlled foreign corporation described in Code Section 881(c)(3)(C) related to, the REMIC (or possibly one or more mortgagors); and

•

provides the trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person.

The appropriate documentation includes Form W-8BEN, if the Non-U.S. Person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Certificate being effectively connected to a United States trade or business; Form W-8BEN or Form W-8IMY if the non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. An intermediary (other than a partnership) must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A non-”qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Certificate. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply. If the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Prepayment Premiums distributable to Regular Certificateholders who are Non-U.S. Persons may be subject to 30% United States withholding tax. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term “Non-U.S. Person” means any person who is not a U.S. Person.

Residual Certificates

The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certificateholders may qualify as “portfolio interest,” subject to the conditions described in “Regular Certificates” above, but only to the extent that:

•	the mortgage loans (including mortgage loans underlying MBS) were issued after July 18, 1984; and

•

the trust fund or segregated pool of assets therein (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in “registered form” within the meaning of Code Section 163(f)(1).

Generally, whole mortgage loans will not be, but MBS and regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an “excess inclusion.” See “Taxation of Residual Certificates — Limitations on Offset or Exemption of REMIC Income.” If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, such amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See “Tax-Related Restrictions on Transfer of Residual Certificates — Foreign Investors” above concerning the disregard of certain transfers having “tax avoidance potential”, and the withholding tax obligations of U.S. partnerships having Non-U.S. Persons as partners. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

Backup Withholding

Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 of 28% (which rate is scheduled to increase to 31% after 2010) on “reportable payments” (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the trustee, its agent or the broker who effected the sale of the Regular Certificate, or such certificateholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder’s federal income tax liability. Investors are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Reporting Requirements

Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular Certificates will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in Service Publication 938 with respect to a particular series of Regular Certificates. Holders through nominees must request such information from the nominee.

The Service’s Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the IRS concerning Code Section 67 expenses (see “Limitations on Deduction of Certain Expenses” above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the IRS concerning the percentage of the REMIC Pool’s assets meeting the qualified asset tests described above under “Status of REMIC Certificates.”

FEDERAL INCOME TAX CONSEQUENCES

FOR CERTIFICATES AS TO WHICH NO

REMIC ELECTION IS MADE

Standard Certificates

General

In the event that no election is made to treat a trust fund (or a segregated pool of assets therein) with respect to a series of certificates that are not designated as “Stripped Certificates,” as described below, as a REMIC (Certificates of such a series hereinafter referred to as “Standard Certificates”), in the opinion of Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP, counsel to the depositor, the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a “taxable mortgage pool” within the meaning of Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the Standard Certificates, the holder of each such Standard Certificate (a “Standard Certificateholder”) in such series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under “Recharacterization of Servicing Fees.” Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard Certificate, including interest at the coupon rate on such mortgage loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the master servicer, in accordance with such Standard Certificateholder’s method of accounting. A Standard Certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that such amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the servicing fee and all such administrative and other expenses of the trust fund, to the extent that such deductions, in the aggregate, do not exceed two percent of an investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. These limitations will be phased out over the period 2006 — 2010. As a result, such investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on such Standard Certificates with respect to interest at the pass-through rate on such Standard Certificates. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of Standard Certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the “stripped bond” and “stripped coupon” rules of the Code, as described below under “Stripped Certificates” and “Recharacterization of Servicing Fees,” respectively.

Tax Status

Standard Certificates will have the following status for federal income tax purposes:

1. A Standard Certificate owned by a “domestic building and loan association” within the meaning of Code Section 7701(a)(19) will be considered to represent “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Certificate is of the type described in such section of the Code.

2. A Standard Certificate owned by a real estate investment trust will be considered to represent “real estate assets” within the meaning of Code Section 856(c)(5)(B) to the extent that the assets of the related trust fund consist of qualified assets, and interest income on such assets will be considered “interest on obligations secured by mortgages on real property” to such extent within the meaning of Code Section 856(c)(3)(B).

3. A Standard Certificate owned by a REMIC will be considered to represent an “obligation . . . which is principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of “qualified mortgages” within the meaning of Code Section 860G(a)(3).

Premium and Discount

Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

Premium. The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described above under “Certain Federal Income Tax Consequences for REMIC Certificates — Taxation of Residual Certificates — Treatment of Certain Items of REMIC Income and Expense — Premium.”

Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder’s interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of “teaser rates” on the mortgage loans.

Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to such income. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of such accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such mortgage loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of such mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of such mortgage loans (i.e., points) will be includible by such holder.

Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described above under “Certain Federal Income Tax Consequences for REMIC Certificates — Taxation of Regular Certificates — Market Discount,” except that the ratable accrual methods described therein will not apply and it is unclear whether a Prepayment Assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of such accrual.

Recharacterization of Servicing Fees

If the servicing fee paid to the master servicer were deemed to exceed reasonable servicing compensation, the amount of such excess would represent neither income nor a deduction to certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. Service guidance indicates that a servicing fee in excess of reasonable compensation (“excess servicing”) will cause the mortgage loans to be treated under the “stripped bond” rules. Such guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of such amounts is not greater than the value of the services provided.

Accordingly, if the IRS’ approach is upheld, a servicer who receives a servicing fee in excess of such amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of such mortgage loans as “stripped coupons” and “stripped bonds.” Subject to the de minimis rule discussed below under “ — Stripped Certificates,” each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to the holder thereof. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of such trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the master servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, such a recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See “Stripped Certificates” below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

Sale or Exchange of Standard Certificates

Upon sale or exchange of a Standard Certificate, a Standard Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder’s cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any such gain or loss would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income:

•	if a Standard Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard

Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction; or

•	in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

Capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Stripped Certificates

General

Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as “Stripped Certificates.” Stripped Certificates include interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal and principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest as to which no REMIC election is made.

The certificates will be subject to those rules if:

•

the depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans;

•

the master servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see “Standard Certificates — Recharacterization of Servicing Fees” above); and

•	certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

In general, a holder of a Stripped Certificate will be considered to own “stripped bonds” with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or “stripped coupons” with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate’s allocable share of the servicing fees paid to the master servicer, to the extent that such fees represent reasonable compensation for services rendered. See discussion above under “Standard Certificates — Recharacterization of Servicing Fees.” Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class (or subclass) of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under “Standard Certificates — General,” subject to the limitation described therein. Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that such stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where such Stripped Certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans:

•

the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a “taxable mortgage pool” within the meaning of Code Section 7701(i); and

•

unless otherwise specified in the related prospectus supplement, each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition.

This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described below under “Taxation of Stripped Certificates — Possible Alternative Characterizations,” the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The Pooling Agreement requires that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

Furthermore, Treasury regulations issued December 28, 1992 provide for the treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of such a Stripped Certificate would be treated as qualified stated interest under the OID Regulations. Further, these final regulations provide that the purchaser of such a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either:

•	the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule; or

•	no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans.

Any such market discount would be reportable as described under “Certain Federal Income Tax Consequences for REMIC Certificates — Taxation of Regular Certificates — Market Discount,” without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in such computation.

Status of Stripped Certificates

No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, Stripped Certificates owned by applicable holders should be considered to represent “real estate assets” within the meaning of Code Section 856(c)(5)(B), “obligation[s] principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A), and “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent “interest on obligations secured by mortgages on real property” within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on such mortgage loans qualify for such treatment.

Taxation of Stripped Certificates

Original Issue Discount. Except as described above under “General,” each Stripped Certificate may be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to such income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a “Stripped Certificateholder”) in any taxable year likely will be computed generally as described above under “Federal Income Tax Consequences for REMIC Certificates — Taxation of Regular Certificates — Original Issue Discount” and “— Variable Rate Regular Certificates.” However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation, as described above under “General,” the issue price of a Stripped Certificate will be the purchase price paid by each holder thereof, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the Stripped Certificate to such Stripped Certificateholder, presumably under the Prepayment Assumption.

If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder’s recognition of original issue discount will be either accelerated or decelerated and the amount of such original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by such Stripped Certificateholder’s Stripped Certificate. It is unclear under what circumstances, if any, the prepayment of mortgage loans or MBS will give rise to a loss to the holder of a Stripped Certificate. If the certificate is treated as a single instrument rather than an interest in discrete mortgage loans and the effect of prepayments is taken into account in computing yield with respect to the grantor trust certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate sufficiently faster than the assumed prepayment rate so that the certificateholder will not recover its investment. However, if the certificate is treated as an interest in discrete mortgage loans or MBS, or if no prepayment assumption is used, then when a mortgage loan or MBS is prepaid, the holder of the certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the certificate that is allocable to the mortgage loan or MBS. Holders of Stripped Certificates are urged to consult with their own tax advisors regarding the proper treatment of these certificates for federal income tax purposes.

As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that such interest payments are “contingent” within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

In light of the application of Section 1286 of the Code, a beneficial owner of a Stripped Certificate generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own Prepayment Assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these Stripped Certificates, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a Stripped Certificate generally will be different than that reported to holders and the IRS. You should consult your own tax advisor regarding your obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences for failure to do so.

Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder’s adjusted basis in such Stripped Certificate, as described above under “Certain Federal Income Tax Consequences for REMIC Certificates — Taxation of Regular Certificates — Sale or Exchange of Regular Certificates.” It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificate-holder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

Purchase of More Than One Class of Stripped Certificates. Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes such classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

Possible Alternative Characterizations. The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of:

•

one installment obligation consisting of such Stripped Certificate’s pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of such Stripped Certificate’s pro rata share of the payments attributable to interest on each mortgage loan;

•	as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan; or

•

a separate installment obligation for each mortgage loan, representing the Stripped Certificate’s pro rata share of payments of principal and/or interest to be made with respect thereto. Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that such Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on each such mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued on December 28, 1992 regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

Reporting Requirements and Backup Withholding

The trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder at any time during such year, such information (prepared on the basis described above) as the trustee deems to be necessary or desirable to enable such certificateholders to prepare their federal income tax returns. Such information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, unless provided otherwise in the applicable prospectus supplement, such reporting will be based upon a representative initial offering price of each class of Stripped Certificates. The trustee will also file such original issue discount information with the IRS. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, 28% (which rate is scheduled to increase to 31% after 2010) backup withholding may be required in respect of any reportable payments, as described above under “Certain Federal Income Tax Consequences for REMIC Certificates — Backup Withholding.”

The IRS has published final regulations which establish a reporting framework for interests in “widely held fixed investment trusts” and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as a “trust” under Treasury regulation section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person’s account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name. The trustee, or its designated agent, will be required to calculate and provide information to requesting persons with respect to the trust fund in accordance with these new regulations beginning with respect to the 2007 calendar year. The trustee (or its designated agent), or the applicable middleman (in the case of interests held through a middleman), will be required to file information returns with the IRS and provide tax information statements to Certificateholders in accordance with these new regulations after December 31, 2007.

Taxation of Certain Foreign Investors

To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped Certificateholder on the sale or exchange of such a certificate also will be subject to federal income tax at the same rate.

Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be “portfolio interest” and will be treated in the manner, and such persons will be subject to the same certification requirements, described above under “Certain Federal Income Tax Consequences for REMIC Certificates — Taxation of Certain Foreign Investors — Regular Certificates.”

STATE, LOCAL AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in “Certain Federal Income Tax Consequences,” potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State and local tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

CERTAIN ERISA CONSIDERATIONS

General

Sections 404 and 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), impose certain fiduciary requirements and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA (“ERISA Plans”) and on certain other arrangements, including bank collective investment funds and insurance company general and separate accounts in which such ERISA Plans are invested. Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on tax-qualified retirement plans described in Section 401(a) of the Code and on Individual Retirement Accounts described in Section 408 of the Code (collectively, “Tax Favored Plans”).

Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) (collectively with ERISA Plans and Tax-Favored plans, “Plans”) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in offered certificates without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law (“Similar Law”). Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

ERISA generally imposes on fiduciaries of ERISA Plans certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that an ERISA Plan’s investments be made in accordance with the documents governing the ERISA Plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Tax Favored Plan and persons (“Parties in Interest” within the meaning of ERISA and “disqualified persons” within the meaning of the Code; collectively, “Parties in Interest”) who have certain specified relationships to the Tax Favored Plan, unless a statutory, regulatory or administrative exemption is available with respect to any such transaction. Pursuant to Section 4975 of the Code, certain Parties in Interest to a prohibited transaction may be subject to a nondeductible 15% per annum excise tax on the amount involved in such transaction, which excise tax increases to 100% if the Party in Interest involved in the transaction does not correct such transaction during the taxable period. In addition, such Party in Interest may be subject to a penalty imposed pursuant to Section 502(i) of ERISA. The United States Department of Labor (“DOL”) and participants, beneficiaries and fiduciaries of ERISA Plans may generally enforce violations of ERISA, including the prohibited transaction provisions. If the prohibited transaction amounts to a breach of fiduciary responsibility under ERISA, a 20% civil penalty may be imposed on the fiduciary or other person participating in the breach.

Plan Asset Regulations

Certain transactions involving the trust fund, including a Plan’s investment in offered certificates, might be deemed to constitute prohibited transactions under ERISA, the Code or Similar Law if the underlying Mortgage Assets and other assets included in a related trust fund are deemed to be assets of such Plan. Section 2510.3-101 of the DOL regulations (the “Plan Asset Regulations”) defines the term “Plan Assets” for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. Under the Plan Asset Regulations, generally, when a Tax Favored Plan acquires an equity interest in an entity, the Tax Favored Plan’s assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by “benefit plan investors” (i.e., Tax Favored Plans and entities which are deemed to hold plan assets by virtue of a Tax Favored Plan’s investment in such entities) is not “significant,” both as defined therein. For this purpose, in general, equity participation by benefit plan investors will be “significant” on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. Equity participation in a trust fund will be significant on any date if immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

The prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code may apply to a trust fund and cause the depositor, the master servicer, any special servicer, any sub-servicer, any manager, the trustee, the obligor under any credit enhancement mechanism or certain affiliates thereof to be considered or become Parties in Interest with respect to an investing Plan (or of a Plan holding an interest in an investing entity). If so, the acquisition or holding of certificates by or on behalf of the investing Plan could also give rise to a prohibited transaction under ERISA, the Code or Similar Law, unless some statutory, regulatory or administrative exemption is available. Certificates acquired by a Plan may be assets of that Plan. Under the Plan Asset Regulations, the trust fund, including the mortgage assets and the other assets held in the trust fund, may also be deemed to be Plan Assets of each Plan that acquires certificates. Special caution should be exercised before Plan Assets are used to acquire a certificate in such circumstances, especially if, with respect to such assets, the depositor, the master servicer, any special servicer, any sub-servicer, any manager, the trustee, the obligor under any credit enhancement mechanism or an affiliate thereof either:

•	has investment discretion with respect to the investment of Plan Assets; or

•

has authority or responsibility to give (or regularly gives) investment advice with respect to Plan Assets for a fee pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan Assets.

Any person who has discretionary authority or control respecting the management or disposition of Plan Assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the mortgage assets and other assets included in a trust fund constitute Plan Assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, any special servicer, any sub-servicer, the trustee, the obligor under any credit enhancement mechanism, or certain affiliates thereof may be deemed to be a Plan “fiduciary” and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the mortgage assets and other assets included in a trust fund constitute Plan Assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA or the Code.

The Plan Asset Regulations provide that where a Plan acquires a “guaranteed governmental mortgage pool certificate,” the Plan’s assets include such certificate but do not solely by reason of the Plan’s holdings of such certificate include any of the mortgages underlying such certificate. The Plan Asset Regulations include in the definition of a “guaranteed governmental mortgage pool certificate” FHLMC Certificates, GNMA Certificates, FNMA Certificates and FAMC Certificates. Accordingly, even if such MBS included in a trust fund were deemed to be assets of Plan investors, the mortgages underlying such MBS would not be treated as assets of such Plans. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not “guaranteed governmental mortgage pool certificates” within the meaning of the Plan Asset Regulations. Potential Plan investors should consult their counsel and review the ERISA discussion in the related prospectus supplement before purchasing any such certificates.

Prohibited Transaction Exemptions

The DOL granted an individual exemption, DOL Final Authorization Number 97-03E, as amended by Prohibited Transaction Exemption 2007-5 (the “Exemption”), to Deutsche Bank Securities, Inc. (“DBSI”) which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the initial purchase, holding and subsequent resale of mortgage pass-through certificates underwritten by an Underwriter (as hereinafter defined), provided that certain conditions set forth in the Exemption are satisfied. For purposes of this Section “Certain ERISA Considerations,” the term “Underwriter” shall include (a) DBNY and DBSI, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with DBNY and DBSI and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to a class of certificates.

The Exemption sets forth five general conditions which must be satisfied for the Exemption to apply. The conditions are as follows:

first, the acquisition of certificates by a Plan or with Plan Assets must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

second, the certificates at the time of acquisition by a Plan or with Plan Assets must be rated in one of the four highest generic rating categories by Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc., Fitch, Inc., DBRS Limited or DBRS, Inc. (collectively, the “Exemption Rating Agencies”);

third, the trustee cannot be an affiliate of any member of the Restricted Group, other than an Underwriter; the “Restricted Group” consists of any Underwriter, the depositor, the trustee, the master servicer, any sub-servicer, any party that is considered a “sponsor” within the meaning of the Exemption and any obligor with respect to assets included in the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust fund as of the date of initial issuance of the certificates;

fourth, the sum of all payments made to and retained by the Underwriter(s) must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the related trust fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the master servicer and any sub-servicer must represent not more than reasonable compensation for such person’s services under the related Pooling Agreement and reimbursement of such person’s reasonable expenses in connection therewith; and

fifth, the Exemption states that the investing Plan or Plan Asset investor must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended.

The Exemption also requires that the trust fund meet the following requirements:

•	the trust fund must consist solely of assets of the type that have been included in other investment pools;

•

certificates evidencing interests in such other investment pools must have been rated in one of the four highest categories of one of the Exemption Rating Agencies for at least one year prior to the acquisition of certificates by or on behalf of a Plan or with Plan Assets; and

•

certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any acquisition of certificates by or on behalf of a Plan or with Plan Assets.

A fiduciary of a Plan or any person investing Plan Assets intending to purchase a certificate must make its own determination that the conditions set forth above will be satisfied with respect to such certificate.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of certificates by a Plan or with Plan Assets. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of the certificates, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with:

•

the direct or indirect sale, exchange or transfer of certificates in the initial issuance of certificates between the depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan Assets in the certificates is (a) a mortgagor with respect to 5% or less of the fair market value of the trust fund or (b) an affiliate of such a person;

•	the direct or indirect acquisition or disposition in the secondary market of certificates by a Plan; and

•	the holding of certificates by a Plan or with Plan Assets.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407 of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the trust fund. The depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the Certificates so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the trust fund, provided that the general conditions of the Exemption are satisfied.

The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan’s ownership of certificates.

Because the exemptive relief afforded by the Exemption (or any similar exemption that might be available) will not apply to the purchase, sale or holding of certain certificates, such as Residual Certificates or any certificates (“ERISA Restricted Certificates”) which are not rated in one of the four highest generic rating categories by at least one of the Exemption Rating Agencies, transfers of such certificates to a Plan, to a trustee or other person acting on behalf of any Plan, or to any other person investing Plan Assets to effect such acquisition will not be registered by the trustee unless the transferee provides the depositor, the trustee and the master servicer with an opinion of counsel satisfactory to the depositor, the trustee and the master servicer, which opinion will not be at the expense of the depositor, the trustee or the master servicer, that the purchase of such certificates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in any nonexempt prohibited transaction under ERISA or Section 4975 of the Code or Similar Law and will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the Agreement.

In lieu of such opinion of counsel with respect to ERISA Restricted Certificates, the transferee may provide a certification substantially to the effect that the purchase of ERISA Restricted Certificates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in any nonexempt prohibited transaction under ERISA or Section 4975 of the Code, will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the Pooling Agreement and the following conditions are satisfied:

•

the transferee is an insurance company and the source of funds used to purchase such ERISA Restricted Certificates is an “insurance company general account” (as such term is defined in PTCE 95-60); and

•	the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied; and

•

there is no Plan with respect to which the amount of such general account’s reserves and for contracts held by or on behalf of such Plan and all other Plans maintained by the same employer (or any “affiliate” thereof, as defined in PTCE 95-60) or by the same employee organization exceed 10% of the total of all reserves and liabilities of such general account (as determined under PTCE 95-60) as of the date of the acquisition of such ERISA Restricted Certificates.

The purchaser or any transferee of any interest in an ERISA Restricted Certificate or Residual Certificate that is not a definitive certificate, by the act of purchasing such certificate, shall be deemed to represent that it is not a Plan or directly or indirectly purchasing such certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan. The ERISA Restricted Certificates and Residual Certificates will contain a legend describing such restrictions on transfer and the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void.

There can be no assurance that any DOL exemption will apply with respect to any particular Plan that acquires the certificates or, even if all the conditions specified therein were satisfied, that any such exemption would apply to all transactions involving the trust fund. Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA, the Code and Similar Law and the potential consequences to their specific circumstances prior to making an investment in the certificates. Neither the depositor, the trustee, the master servicer nor any of their respective affiliates will make any representation to the effect that the certificates satisfy all legal requirements with respect to the investment therein by Plans generally or any particular Plan or to the effect that the certificates are an appropriate investment for Plans generally or any particular Plan.

Before purchasing a certificate (other than an ERISA Restricted Certificate or Residual Certificate, a fiduciary of a Plan should itself confirm that (a) all the specific and general conditions set forth in the Exemption would be satisfied and (b) the certificate constitutes a “certificate” for purposes of the Exemption. In addition, a Plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase a certificate on behalf of a Plan. Finally, a Plan fiduciary should consider the fact that the DOL, in granting the Exemption, may not have had under its consideration interests in pools of the exact nature of some of the certificates described herein.

Tax Exempt Investors

A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code (a “Tax Exempt Investor”) nonetheless will be subject to federal income taxation to the extent that its income is “unrelated business taxable income” (“UBTI”) within the meaning of Section 512 of the Code. All “excess inclusions” of a REMIC allocated to a Residual Certificate held by a Tax-Exempt Investor will be considered UBTI and thus will be subject to federal income tax. See “Certain Federal Income Tax Consequences — Federal Income Tax Consequences for REMIC Certificates — Taxation of Residual Certificates — Limitations on Offset or Exemption of REMIC Income.”

LEGAL INVESTMENT

If so specified in the related prospectus supplement, certain classes of certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of certificates that qualify as “mortgage related securities” will be those that:

•	are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and

•	are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

The appropriate characterization of those certificates not qualifying as “mortgage related securities” for purposes of SMMEA (“Non-SMMEA Certificates”) under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

Those classes of certificates qualifying as “mortgage related securities,” will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees, and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cutoff for those enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in “mortgage related securities” secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of “mortgage related security” to include, in relevant part, certificates satisfying the rating and qualified originator requirements for “mortgage related securities, “ but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in certificates qualifying as “mortgage related securities” only to the extent provided in such legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell, or otherwise deal in “mortgage related securities” without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the “OCC”) has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank’s capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5 concerning “safety and soundness” and retention of credit information), certain “Type IV securities, “ defined in 12 C.F.R. Section 1.2(m) to include certain “residential mortgage-related securities” and “commercial mortgage-related securities.” As so defined, “residential mortgage-related security” and “commercial mortgage-related security” mean, in relevant part, “mortgage related security” within the meaning of SMMEA, provided that, in the case of a “commercial mortgage-related security,” it “represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors.” In the absence of any rule or administrative interpretation by the OCC defining the term “numerous obligors,” no representation is made as to whether any class of offered certificates will qualify as “commercial mortgage-related securities, “ and thus as “Type IV securities,” for investment by national banks. The National Credit Union Administration (the “NCUA”) has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in “mortgage related securities,” other than stripped mortgage related securities, (unless the credit union complies with the requirements of 12 C.F.R. Section 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA’s “investment pilot program” under 12 C.F.R. Section 703.19 may be able to invest in those prohibited forms of securities, while “RegFlex credit unions” may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2). The Office of Thrift Supervision (the “OTS”) has issued Thrift Bulletin 13a (December 1, 1998), “Management of Interest Rate Risk, Investment Securities, and Derivatives Activities,” and Thrift Bulletin 73a (December 18, 2001), “Investing in Complex Securities,” which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the certificates.

All depository institutions considering an investment in the certificates should review the “Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities” (the “1998 Policy Statement”) of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any certificates, as certain series or classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, “prudent investor” provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not “interest-bearing” or “income-paying,” and, with regard to any certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

Except as to the status of certain classes of offered certificates as “mortgage related securities,” no representations are made as to the proper characterization of the certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the certificates) may adversely affect the liquidity of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the certificates constitute legal investments or are subject to investment, capital, or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

USE OF PROCEEDS

The net proceeds to be received from the sale of the certificates of any series will be applied by the depositor to the purchase of the assets of the trust fund or will be used by the depositor to cover expenses related thereto. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

METHOD OF DISTRIBUTION

The certificates offered hereby and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the depositor from such sale.

The depositor intends that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. Such methods are as follows:

1. By negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

2. By placements by the depositor with institutional investors through dealers; and

3. By direct placements by the depositor with institutional investors.

In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the related mortgage assets that would comprise the trust fund for such certificates.

If underwriters are used in a sale of any offered certificates (other than in connection with an underwriting on a best efforts basis), such certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be set forth on the cover of the prospectus supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such prospectus supplement.

In connection with the sale of offered certificates, underwriters may receive compensation from the depositor or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with such certificates, and any discounts or commissions received by them from the depositor and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made in respect thereof.

The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the depositor and purchasers of offered certificates of such series.

The depositor anticipates that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

All or part of any class of offered certificates may be acquired by the depositor or by an affiliate of the depositor in a secondary market transaction or from an affiliate. Such offered certificates may then be included in a trust fund, the beneficial ownership of which will be evidenced by one or more classes of mortgage-backed certificates, including subsequent series of certificates offered pursuant to this prospectus and a prospectus supplement.

As to any series of certificates, only those classes rated in an investment grade rating category by any nationally recognized rating agency will be offered hereby. Any unrated class may be initially retained by the depositor, and may be sold by the depositor at any time to one or institutional investors.

If and to the extent required by applicable law or regulation, this prospectus will be used by the Underwriter in connection with offers and sales related to market-making transactions in the offered certificates with respect to which the Underwriter acts as principal. The Underwriter may also act as agent in such transactions. Sales may be made at negotiated prices determined at the time of sales.

LEGAL MATTERS

Certain legal matters in connection with the certificates of each series, including certain federal income tax consequences, will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP or such other firm as may be specified in the related prospectus supplement.

FINANCIAL INFORMATION

A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this Prospectus or in the related prospectus supplement. The depositor has determined that its financial statements will not be material to the offering of any offered certificates.

RATING

It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one nationally recognized rating agency.

Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of interest-only might, in extreme cases fail to recoup their initial investments. Furthermore, ratings on mortgage pass-through certificates do not address the price of such certificates or the suitability of such certificates to the investor.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

INDEX OF DEFINED TERMS

Page
1986 Act	90
1998 Policy Statement	124
Accrual Certificates	44
Accrued Certificate Interest	44
Act	82
ADA	85
affiliate	122
ARM Loans	33
Available Distribution Amount	43
Bankruptcy Code	79
Book-Entry Certificates	43
Cash Flow Agreement	36
Certificate Account	35
Certificate Balance	45
Certificate Owner	50
CMBS	24
Code	87
Companion Class	46
Controlled Amortization Class	46
CPR	40
Credit Support	35
Cut-off Date	45
DBBM	24
DBMC	24
DBSI	119
Debt Service Coverage Ratio	30
Definitive Certificates	43
Determination Date	37, 43
Disqualified Organization	101
Distribution Date Statement	47
DMARC	24
DOL	118
DTC	50
DTC Participants	50
Due Period	37
due-on-sale	77
electing large partnership	101
Equity Participation	32
ERISA	117
ERISA Plans	118
ERISA Restricted Certificates	121
Events of Default	66
Excess Funds	42
excess servicing	112
Exemption	119
Exemption Rating Agencies	120
FAMC	34
FHLMC	34
Financial Intermediary	50
FNMA	34
GACC	23
Garn Act	84
GNMA	34
Insurance Proceeds	58
IRS	61
Letter of Credit Bank	72
Liquidation Proceeds	58
Loan-to-Value Ratio	30
Lock-out Date	32
Lock-out Period	32
MBS	28
MBS Agreement	34
MBS Issuer	34
MBS Servicer	34
MBS Trustee	34
NCUA	124
Net Leases	30
Net Operating Income	30
Nonrecoverable Advance	47
Non-SMMEA Certificates	123
Non-U.S. Person	108
OCC	123
OID Regulations	90
OTS	124
Parties in Interest	118
Pass-Through Entity	101
Percentage Interest	43
Permitted Investments	57
Plan Asset Regulations	118
Plan Assets	118
Plans	118
Pooling Agreement	52
Prepayment Assumption	91
Prepayment Interest Shortfall	38
Prepayment Premium	32
Purchase Price	54
Record Date	43
Regular Certificateholder	90
Regular Certificates	87
Related Proceeds	47
Relief Act	85
REMIC	87
REMIC Certificates	87
REMIC Pool	87
REMIC Regulations	87
REO Property	55

Page
Residual Certificateholders	97
Service	89
Similar Law	118
SMMEA	122
SPA	40
Standard Certificateholder	110
Standard Certificates	110
Stripped Certificateholder	115
Stripped Certificates	110
Tax Exempt Investor	122
Tax Favored Plans	118
Title V	84
Treasury	87
UBTI	122
UCC	75
Underwriter	119
U.S. Person	104
Value	31
Voting Rights	49
Warranting Party	54

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this free writing prospectus. You must not rely on any unauthorized information or representations. This free writing prospectus and the accompanying prospectus is an offer to sell only the offered certificates, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this free writing prospectus is current only as of its date.

Free Writing Prospectus

EXECUTIVE SUMMARY	S-3
SUMMARY OF THE PROSPECTUS SUPPLEMENT	S-8
RISK FACTORS	S-41
TRANSACTION PARTIES	S-83
DESCRIPTION OF THE MORTGAGE POOL	S-108
DESCRIPTION OF THE OFFERED CERTIFICATES	S-159
YIELD AND MATURITY CONSIDERATIONS	S-188
THE POOLING AND SERVICING AGREEMENT	S-193
CERTAIN FEDERAL INCOME TAX CONSEQUENCES	S-242
ERISA CONSIDERATIONS	S-244
LEGAL INVESTMENT	S-246
LEGAL MATTERS	S-247
RATINGS	S-247
LEGAL ASPECTS OF MORTGAGE LOANS	S-248
INDEX OF DEFINED TERMS	S-250

Until the date that is ninety days from the date of the prospectus supplement, all dealers that buy, sell or trade the Offered Certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers’ obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

$2,555,252,000 (Approximate)

Deutsche Bank Securities

Capmark Securities Inc.

KeyBanc Capital Markets

Citigroup

Morgan Stanley

COMM 2007-C9

Commercial Mortgage Pass-Through Certificates

FREE WRITING

PROSPECTUS

July 23, 2007